FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION STATEMENT NO.:333-132746

PROSPECTUS SUPPLEMENT
(To prospectus dated March 5, 2007)

CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.
Depositor

CD 2007-CD4 COMMERCIAL MORTGAGE TRUST
Issuing Entity

Commercial Mortgage Pass-Through Certificates, Series CD 2007-CD4
Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-SB, Class A-4, Class A-1A,
Class A-MFX, Class A-J, Class B, Class C, Class D, Class E, Class F and Class XP

Approximate Total Principal Balance at Initial Issuance: $6,081,077,000

We are Citigroup Commercial Mortgage Securities Inc., the depositor with respect to the securitization transaction that is the subject of this prospectus supplement. This prospectus supplement specifically relates to, and is accompanied by, our base prospectus dated March 5, 2007. This prospectus supplement and the accompanying base prospectus are intended to offer and relate only to the classes of commercial mortgage pass-through certificates identified above, and not to the other classes of certificates that will be issued by the CD 2007-CD4 Commercial Mortgage Trust, which is the issuing entity. The offered certificates are not listed on any national securities exchange or any automated quotation system of any registered securities associations, such as NASDAQ.

The sponsors of the series CD 2007-CD4 securitization transaction are Citigroup Global Markets Realty Corp., German American Capital Corporation, LaSalle Bank National Association, PNC Bank, National Association and Royal Bank of Canada.

The offered certificates represent the obligations of the issuing entity only and do not represent the obligations of or interests in any sponsor, the depositor or any of their affiliates. The assets of the issuing entity will include a pool of multifamily, commercial and manufactured housing community mortgage loans having the characteristics described in this prospectus supplement. No governmental agency or instrumentality or private insurer has insured or guaranteed payment on the offered certificates or any of the mortgage loans that back them. The assets of the issuing entity will also include an interest rate swap agreement that relates to a class of series CD 2007-CD4 certificates that are not offered by this prospectus supplement.

The holders of each class of offered certificates will be entitled to receive, to the extent of available funds, monthly distributions of interest, principal or both, commencing on the distribution date in April 2007. The table on page S-8 of this prospectus supplement contains a list of the respective classes of offered certificates and states the original principal balance or notional amount, initial interest rate, interest rate description and other select characteristics of each of those classes. Credit enhancement is being provided through the subordination of various other classes, including multiple non-offered classes, of the series CD 2007-CD4 certificates. That same table on page S-8 of this prospectus supplement also contains a list of the non-offered classes of the series CD 2007-CD4 certificates.

You should fully consider the risk factors beginning on page S-56 in this prospectus supplement and on page 19 in the accompanying base prospectus prior to investing in the offered certificates.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying base prospectus. Any representation to the contrary is a criminal offense.

Citigroup Global Markets Inc., Deutsche Bank Securities Inc., LaSalle Financial Services, Inc., PNC Capital Markets LLC and RBC Capital Markets Corporation are the underwriters with respect to the offered certificates. They will purchase their respective allocations, in each case if any, of the offered certificates from us, subject to the satisfaction of specified conditions. Our proceeds from the sale of the offered certificates, before deducting expenses payable by us, will equal approximately 101.7750% of the total principal balance of the offered certificates, plus accrued interest on the offered certificates from March 1, 2007. Each underwriter currently intends to sell its allocation of offered certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. However, not every underwriter will have an obligation to purchase offered certificates from us. See ‘‘Method of Distribution’’ in this prospectus supplement.

With respect to this offering, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. are co-lead managers and are acting as joint book running managers in the following manner: Citigroup Global Markets Inc. is acting as sole book running manager with respect to 50.4% of each class of offered certificates and Deutsche Bank Securities Inc. is acting as sole book running manager with respect to 49.6% of each class of offered certificates. LaSalle Financial Services, Inc. is acting as a co-lead manager. PNC Capital Markets LLC and RBC Capital Markets Corporation are acting as co-managers.

Citigroup		Deutsche Bank Securities
LaSalle Financial Services, Inc.
PNC Capital Markets LLC		RBC Capital Markets

The date of this prospectus supplement is March 14, 2007.

                      CD 2007-CD4 COMMERCIAL MORTGAGE TRUST
        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES CD 2007-CD4

                                  [MAP OMITTED]

WASHINGTON

11 properties
$70,926,349
1.1% of total

OREGON

7 properties
$72,992,245
1.1% of total

NEVADA

8 properties
$156,534,175
2.4% of total

NORTHERN CALIFORNIA

11 properties
$167,351,287
2.5% of total

SOUTHERN CALIFORNIA

39 properties
$527,659,790
8.0% of total

HAWAII

6 properties
$665,800,000
10.1% of total

UTAH

5 properties
$31,432,292
0.5% of total

ARIZONA

9 properties
$58,594,115
0.9% of total

NEW MEXICO

1 property
$1,800,687
0.03% of total

COLORADO

10 properties
$203,997,998
3.1% of total

KANSAS

4 properties
$17,110,813
0.3% of total

OKLAHOMA

6 properties
$27,077,563
0.4% of total

TEXAS

47 properties
$465,261,091
7.0% of total

ARKANSAS

6 properties
$167,843,943
2.5% of total

LOUISIANA

5 properties
$75,674,279
1.1% of total

MISSISSIPPI

3 properties
$12,647,715
0.2% of total

TENNESSEE

14 properties
$57,411,029
0.9% of total

ALABAMA

7 properties
$39,939,443
0.6% of total

KENTUCKY

2 properties
$14,960,438
0.2% of total

FLORIDA

24 properties
$235,206,875
3.6% of total

GEORGIA

14 properties
$167,708,366
2.5% of total

SOUTH CAROLINA

10 properties
$52,317,157
0.8% of total

NORTH CAROLINA

21 properties
$235,044,444
3.6% of total

WEST VIRGINIA

6 properties
$23,765,250
0.4% of total

VIRGINIA

15 properties
$134,233,227
2.0% of total

DISTRICT OF COLUMBIA

1 property
$149,700,000
2.3% of total

MARYLAND

10 properties
$181,228,703
2.7% of total

DELAWARE

5 properties
$35,799,266
0.5% of total

NEW JERSEY

24 properties
$179,789,057
2.7% of total

CONNECTICUT

2 properties
$8,865,000
0.1% of total

MASSACHUSETTS

7 properties
$43,922,857
0.7% of total

MAINE

1 property
$3,300,000
0.1% of total

NEW HAMPSHIRE

1 property
$8,660,000
0.1% of total

NEW YORK

54 properties
$1,225,925,378
18.6% of total

PENNSYLVANIA

15 properties
$266,747,422
4.0% of total

OHIO

12 properties
$67,758,105
1.0% of total

MICHIGAN

11 properties
$42,723,204
0.6% of total

INDIANA

7 properties
$33,085,104
0.5% of total

WISCONSIN

9 properties
$84,832,631
1.3% of total

MINNESOTA

4 properties
$316,728,453
4.8% of total

ILLINOIS

11 properties
$224,669,219
3.4% of total

IOWA

1 property
$3,394,286
0.1% of total

SOUTH DAKOTA

1 property
$1,318,469
0.02% of total

MISSOURI

3 properties
$10,725,771
0.2% of total

NEBRASKA

3 properties
$20,778,187
0.3% of total

IDAHO

1 property
$6,573,600
0.1% of total

% OF INITIAL MORTGAGE POOL BALANCE

                               [PIE CHART OMITTED]

Self Storage            2.4%
Mixed Use               2.7%
Unanchored Retail       3.2%
Industrial             10.3%
Hospitality            11.3%
Multifamily            13.6%
Anchored Retail        23.1%
Office                 32.5%
Land                    0.1%
Other                   0.2%
Manufactured Housing    0.8%

> $150 MM of Initial Mortgage Pool Balance

$100 - $150 MM of Initial Mortgage Pool Balance

$50 - $100 MM of Initial Mortgage Pool Balance

$0 - $50 MM of Initial Mortgage Pool Balance

                                TABLE OF CONTENTS

                                                                            Page
                                                                           -----

IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS PROSPECTUS

   The Class A-MFX, A-J, B, C, D, E and F Certificates Are Subordinate
      to, and Are Therefore Riskier than, the Class A-1, A-2A, A-2B,
      A-3, A-SB, A-4 and A-1A Certificates .............................    S-56

   The Offered Certificates Have Uncertain Yields to Maturity ..........    S-56

   The Investment Performance of Your Offered Certificates May Vary
      Materially and Adversely from Your Expectations Because the Rate of Prepayments and Other Unscheduled Collections of Principal on
      the Underlying Mortgage Loans Is Faster or Slower than You
      Anticipated ......................................................    S-57

   The Interests of the Series CD 2007-CD4 Controlling Class
      Certificateholders May Be in Conflict with the Interests of the
      Offered Certificateholders .......................................    S-58

   The Interests of the Holders of the Class WFC-1, WFC-2 and WFC-3
      Certificates May Be in Conflict with the Interests of the Offered
      Certificateholders ...............................................    S-59

   Repayment of the Underlying Mortgage Loans Depends on the Operation
      of the Mortgaged Real Properties .................................    S-60

   The Mortgaged Real Property Will Be the Sole Asset Available to
      Satisfy the Amounts Owing Under an Underlying Mortgage Loan in the
      Event of Default .................................................    S-60

   In Some Cases, Payments on an Underlying Mortgage Loan Are Dependent
      on a Single Tenant or on One or a Few Major Tenants at the Related
      Mortgaged Real Property ..........................................    S-61

   Mortgaged Properties Leased to Borrowers or Borrower-Affiliated
      Entities Have Unique Risks .......................................    S-61

   Ten Percent or More of the Initial Mortgage Pool Balance Will Be
      Secured by Mortgage Liens on the Respective Borrower's Interests
      in Each of the Following Property Types--Office, Retail,
      Multifamily, Hospitality and Industrial ..........................    S-62

   Risks Associated with Condominium Ownership .........................    S-63

   Ten Percent or More of the Initial Mortgage Pool Balance Will Be
      Secured by Mortgage Liens on Real Properties Located in the State
      of New York, California and Hawaii and Five Percent or More of the
      Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on
      Real Properties Located in the State of Texas ....................    S-64

   The Mortgage Pool Will Include Material Concentrations of Balloon
      Loans and Loans with Anticipated Repayment Dates .................    S-64

   The Mortgage Pool Will Include Some Disproportionately Large Mortgage
      Loans ............................................................    S-65

   The Mortgage Pool Will Include Leasehold Mortgage Loans and Lending
      on a Leasehold Interest in Real Property is Riskier Than Lending
      on the Fee Interest in That Property .............................    S-65

   Some of the Mortgaged Real Properties Are Legal Nonconforming Uses
      or Legal Nonconforming Structures ................................    S-66

   Some of the Mortgaged Real Properties May Not Comply with All
      Applicable Zoning Laws and/or Local Building Codes or with the
      Americans with Disabilities Act of 1990 ..........................    S-66

   Some Mortgaged Properties May Not Be Readily Convertible to
      Alternative Uses .................................................    S-66

                                       S-3

   Multiple Mortgaged Real Properties Are Owned by the Same Borrower,
      Affiliated Borrowers or Borrowers with Related Principals or Are
      Occupied, in Whole or in Part, by the Same Tenant or Affiliated
      Tenants, Which Presents a Greater Risk to Investors in the Event
      of the Bankruptcy or Insolvency of Any Such Borrower or
      Tenant ...........................................................    S-67

   Some of the Mortgaged Real Properties Are or May Be Encumbered by
      Additional Debt and the Ownership Interests in Some Borrowers Have
      Been or May Be Pledged to Secure Debt Which, in Either Case, May
      Reduce the Cash Flow Available to the Subject Mortgaged Real
      Property .........................................................    S-67

   The JQH Hotel Portfolio B-Note Underlying Mortgage Loan is Part of
      a Loan Combination Comprised of Two (2) Mortgage Loans in Which
      the Subject Underlying Mortgage Loan is Generally Subordinate to
      the Corresponding Senior Non-Trust Loan For Purposes of Allocating
      Payment of Both Principal and Interest Between Them ..............    S-69

   Conflicting Rights of Tenants May Adversely Affect a Mortgaged
      Real Property ....................................................    S-69

   Certain Borrower Covenants May Affect That Borrower's Available
      Cash Flow ........................................................    S-69

   Some Borrowers Under the Underlying Mortgage Loans Will Not Be
      Special Purpose Entities .........................................    S-70

   Tenancies in Common May Hinder Recovery .............................    S-70

   Changes in Mortgage Pool Composition Can Change the Nature of Your
      Investment .......................................................    S-71

   Risks Related to Redevelopment and Renovation at the Mortgaged
      Properties .......................................................    S-71

   Decisions Made by the Trustee, the Master Servicers or the Special
      Servicer May Negatively Affect Your Interests ....................    S-71

   Obligated Parties May Not Be Able to Make a Required Repurchase or
      Substitution of a Defective Mortgage Loan ........................    S-71

   The Mortgage Loans Have Not Been Reunderwritten by Us ...............    S-72

   Mortgage Loans Secured by Mortgaged Real Properties Subject to
      Assistance and Affordable Housing Programs are Subject to the Risk
      That Those Programs May Terminate or Be Altered ..................    S-72

   Lending on Income-Producing Real Properties Entails Environmental
      Risks ............................................................    S-72

   Lending on Income-Producing Properties Entails Risks Related to
      Property Condition ...............................................    S-73

   Appraisals Performed on Mortgaged Real Properties May Not Accurately
      Reflect the Respective Values of Those Mortgaged Real
      Properties .......................................................    S-74

   Terrorism Insurance Coverage on the Mortgaged Properties May Be
      Expensive and/or Difficult to Obtain .............................    S-75

   The Absence or Inadequacy of Insurance Coverage on the Mortgaged
      Properties May Adversely Affect Payments on the Offered
      Certificates .....................................................    S-76

   There May be Restrictions on the Ability of a Borrower, a Lender
      or Any Transferee Thereof to Terminate or Renegotiate Property
      Management Agreements That are in Existence With Respect to Some
      of the Mortgaged Real Properties .................................    S-78

   The Mortgaged Real Properties that Secure Some Mortgage Loans in the Series CD 2007-CD4 Securitization Transaction Also Secure One
      or More Related Mortgage Loans That Will Not Be Transferred to the
      Issuing Entity; The Interests of the Holders of Those Related
      Mortgage Loans May Conflict with Your Interests ..................    S-78

   Conflicts of Interest May Exist in Connection with Certain
      Previous or Existing Relationships of a Sponsor for the Series CD
      2007-CD4 Securitization Transaction or an Affiliate Thereof to
      Certain of the Underlying Mortgage Loans, Related Borrowers or
      Related Mortgaged Real Properties ................................    S-80

   Limitations on Enforceability of Cross-Collateralization May

   The Underwritten Net Cash Flow Debt Service Coverage Ratios and/or
   Loan-to-Value Ratios for Certain of the Underlying Mortgage Loans
   Have Been Adjusted in Consideration of Certain Financial
   Performance Assumptions or a Cash Holdback or a

                                       S-4

   Cross-Collateralized Mortgage Loans and Multiple Property Mortgage

   The Series CD 2007-CD4 Controlling Class Representative, the Class
   WFC Representative and the Serviced Non-Trust Loan Noteholders ......   S-208

   Replacement of the Special Servicer .................................   S-213

   Beneficial Owners of the Controlling Class of Series CD 2007-CD4

   Reductions of Certificate Principal Balances in Connection with

                                       S-5

ANNEX A-1--Characteristics of the Underlying Mortgage Loans and
   the Mortgaged Real Properties .......................................   A-1-1

ANNEX A-2--Summary Characteristics of the Underlying Mortgage
   Loans and the Mortgaged Real Properties .............................   A-2-1

ANNEX A-3--Summary Characteristics of the Underlying Mortgage Loans
   in Loan Group No. 1 and the related Mortgaged Real Properties .......   A-3-1

ANNEX A-4--Summary Characteristics of the Underlying Mortgage Loans
   in Loan Group No. 2 and the related Mortgaged Real Properties .......   A-4-1

ANNEX A-5--Characteristics of the Multifamily, Manufactured Housing
   Community and Mixed Use Mortgaged Real Properties ...................   A-5-1

ANNEX B--Description of Fifteen Largest Mortgage Loans and/or Groups

ANNEX H--Global Clearance, Settlement and Tax Documentation
   Procedures ..........................................................     H-1

ANNEX I--JQH Hotel Portfolio B-Note Mortgage Loan Amortization
   Schedule ............................................................     I-I

                                       S-6

            IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS
           PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING BASE PROSPECTUS

     Information about the offered certificates is contained in two separate documents:

     o    this prospectus supplement, which describes the specific terms of the offered certificates; and

     o    the accompanying base prospectus, which provides general information, some of which may not apply to the offered certificates.

     You should read both this prospectus supplement and the accompanying base prospectus in full to obtain material information concerning the offered certificates. We have not authorized any person to give any other information or to make any representation that is different from the information contained in this prospectus supplement and the accompanying base prospectus.

     The annexes attached to this prospectus supplement are hereby incorporated into and made a part of this prospectus supplement.

     This prospectus supplement and the accompanying base prospectus do not constitute an offer to sell or a solicitation of an offer to buy any security other than the offered certificates, nor does it constitute an offer to sell or a solicitation of an offer to buy any of the offered certificates to any person in any jurisdiction in which it is unlawful to make such an offer or solicitation to such person.

     In this prospectus supplement, the terms "depositor," "we," "us" and "our"
refer to Citigroup Commercial Mortgage Securities Inc.

                          NOTICE TO NON-U.S. INVESTORS

     The distribution of this prospectus supplement and the accompanying base prospectus and the offer or sale of the offered certificates may be restricted by law in certain jurisdictions. Persons into whose possession this prospectus supplement and the accompanying base prospectus or any of the offered certificates come must inform themselves about, and observe, any such restrictions. Each prospective purchaser of the offered certificates must comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers or sells the offered certificates or possesses or distributes this prospectus supplement and the accompanying base prospectus and must obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the offered certificates under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such purchases, offers or sales, and neither we nor any of the underwriters have any responsibility therefor.

                             EUROPEAN ECONOMIC AREA

     Each underwriter has agreed with us that it will abide by certain selling restrictions with respect to offers of series CD 2007-CD4 certificates to the public in the European Economic Area. See "Method of Distribution" in this prospectus supplement.

                                       S-7

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                        SUMMARY OF PROSPECTUS SUPPLEMENT

     This summary contains selected information regarding the offering being made by this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, you should carefully read this prospectus supplement and the accompanying base prospectus in full.

                         INTRODUCTION TO THE TRANSACTION

     The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the series CD 2007-CD4 commercial mortgage pass-through certificates and consisting of multiple classes. The table below identifies the respective classes of that series, specifies various characteristics of each of those classes and indicates which of those classes are offered by this prospectus supplement and which are not offered by this prospectus supplement. "NAP" means not applicable.

        SERIES CD 2007-CD4 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

          APPROX. TOTAL
             PRINCIPAL                     APPROX. %
              BALANCE       APPROX. % OF     TOTAL
            OR NOTIONAL        INITIAL       CREDIT                                   WEIGHTED
             AMOUNT AT        MORTGAGE     SUPPORT AT   PASS-THROUGH     INITIAL       AVERAGE                     RATINGS(16)
              INITIAL           POOL        INITIAL         RATE      PASS-THROUGH  LIFE (YEARS)     PRINCIPAL    FITCH/MOODY'S/
  CLASS      ISSUANCE        BALANCE(6)   ISSUANCE(7)    DESCRIPTION      RATE        (13)(14)    WINDOW(14)(15)        S&P
--------------------------------------------------------------------------------------------------------------------------------

Offered Certificates
A-1       $   91,109,000        1.380%     30.000%(8)      Fixed       4.9770%          3.12        04/07-09/11     AAA/Aaa/AAA
A-2A      $  100,000,000        1.515%     30.000%(8)      Fixed       5.2370%          4.45        09/11-09/11     AAA/Aaa/AAA
A-2B      $1,066,703,000       16.163%     30.000%(8)      Fixed       5.2050%          4.73        09/11-03/12     AAA/Aaa/AAA
A-3       $  464,222,000        7.034%     30.000%(8)      Fixed       5.2930%          6.78        01/14-02/14     AAA/Aaa/AAA
A-SB      $  161,959,000        2.454%     30.000%(8)      Fixed       5.2780%          6.99        03/12-01/16     AAA/Aaa/AAA
A-4       $1,737,121,000       26.321%     30.000%(8)      Fixed       5.3220%          9.59        01/16-01/17     AAA/Aaa/AAA
A-1A      $  998,756,000       15.133%     30.000%(8)     WAC Cap      5.2890%          7.97        04/07-01/17     AAA/Aaa/AAA
A-MFX     $  594,982,000        9.015%     20.000%        WAC Cap      5.3660%          9.79        01/17-02/17     AAA/Aaa/AAA
A-J       $  585,733,000        8.875%     11.125%        WAC Cap      5.3980%          9.87        02/17-02/17     AAA/Aaa/AAA
B         $   41,249,000        0.625%     10.500%        WAC Cap      5.4470%          9.87        02/17-02/17     AA+/Aa1/AA+
C         $   90,748,000        1.375%      9.125%        WAC Cap      5.4760%          9.87        02/17-02/17      AA/Aa2/AA
D         $   57,748,000        0.875%      8.250%        WAC Cap      5.5060%          9.87        02/17-02/17     AA-/Aa3/AA-
E         $   41,249,000        0.625%      7.625%        WAC Cap      5.5260%          9.87        02/17-02/17     A+/A1/A+
F         $   49,498,000        0.750%      6.875%        WAC Cap      5.5550%          9.87        02/17-02/17      A/A2/A
XP        $4,082,548,050(3)       NAP         NAP       Variable IO    0.5266%(11)       NAP            NAP         AAA/Aaa/AAA

Non-Offered Certificates(1)
XC        $4,157,883,626(4)       NAP         NAP       Variable IO    0.0442%(11)       NAP            NAP         AAA/Aaa/AAA
XW        $2,441,931,653(5)       NAP         NAP       Variable IO    0.5613%(11)       NAP            NAP         AAA/Aaa/AAA
                                                                      LIBOR +
A-MFL     $   65,000,000        0.985%     20.000%      Floating(10)   0.2050%(12)       NAP            NAP         AAA/Aaa/AAA
G         $   65,999,000        1.000%      5.875%        WAC Cap      5.6550%           NAP            NAP          A-/A3/A-
H         $   74,248,000        1.125%      4.750%          WAC        5.8817%(11)       NAP            NAP       BBB+/Baa1/BBB+
J         $   65,998,000        1.000%      3.750%          WAC        5.8817%(11)       NAP            NAP        BBB/Baa2/BBB
K         $   74,248,000        1.125%      2.625%          WAC        5.8817%(11)       NAP            NAP       BBB-/Baa3/BBB-
L         $   24,749,000        0.375%      2.250%        WAC Cap      5.0140%           NAP            NAP         BB+/Ba1/NR
M         $   16,499,000        0.250%      2.000%        WAC Cap      5.0140%           NAP            NAP          BB/Ba2/NR
N         $   16,500,000        0.250%      1.750%        WAC Cap      5.0140%           NAP            NAP         BB-/Ba3/NR
O         $   16,500,000        0.250%      1.500%        WAC Cap      5.0140%           NAP            NAP          NR/B1/NR
P         $    8,249,000        0.125%      1.375%        WAC Cap      5.0140%           NAP            NAP          NR/B2/NR
Q         $   16,500,000        0.250%      1.125%        WAC Cap      5.0140%           NAP            NAP          NR/B3/NR
S         $   74,248,279        1.125%        NAP         WAC Cap      5.0140%           NAP            NAP          NR/NR/NR
                                                       Loan-Specific
WFC-X(2)  $   40,500,000          NAP         NAP           IO         0.8971%(11)       NAP            NAP         BBB+/NR/NR
WFC-1(2)  $    7,700,000          NAP         NAP      Loan-Specific   5.8830%(11)       NAP            NAP         BBB+/NR/NR
WFC-2(2)  $    8,700,000          NAP         NAP      Loan-Specific   5.8830%(11)       NAP            NAP          BBB/NR/NR
WFC-3(2)  $   24,100,000          NAP         NAP      Loan-Specific   5.8830%(11)       NAP            NAP         BBB-/NR/NR

----------
(1)  The non-offered classes of the series CD 2007-CD4 certificates will also include the class Y and R certificates. Those classes of series CD 2007-CD4 certificates will not have principal balances, notional amounts or pass-through rates.

--------------------------------------------------------------------------------

                                       S-8

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(2)  The class WFC-X, WFC-1, WFC-2 and WFC-3 certificates will represent interests solely in a designated portion of the underlying mortgage loan that is secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as One World Financial Center. For purposes of determining calculations on the series CD 2007-CD4 certificates, the One
     World Financial Center underlying mortgage loan will be deemed to be divided into a senior component with a current unpaid principal balance of
     $257,000,000 and a subordinate component with a current unpaid principal balance of $40,500,000. The deemed senior component of the One World
     Financial Center underlying mortgage loan--which we also refer to as the pooled portion of that mortgage loan--will be pooled with the other underlying mortgage loans to back the respective classes of the series CD
     2007-CD4 certificates, exclusive of the class WFC-X, WFC-1, WFC-2 and WFC-3 certificates. The deemed subordinate component of the One World Financial
     Center underlying mortgage loan--which we also refer to as the non-pooled portion of that mortgage loan--will support the class WFC-X, WFC-1, WFC-2 and WFC-3 certificates.

(3)  Notional amount. The total notional amount of the class XP certificates from time to time will equal the sum of the components thereof set forth on
     Annex G to this prospectus supplement. Each of those components of the total notional amount of the class XP certificates will relate to a particular class of series CD 2007-CD4 certificates with principal balances and, at any time during any of the periods specified on Annex G to this prospectus supplement, will equal the lesser of (a) the specific amount identified in the table on Annex G to this prospectus supplement with respect to the related class of series CD 2007-CD4 certificates for that period and (b) 63% of the then total principal balance of the related class of series CD 2007-CD4 certificates. Notwithstanding anything to the contrary in this prospectus supplement, the total notional amount of the class XP certificates will be $0 following the distribution date in March
     2014. The class XP certificates do not have principal balances and do not entitle holders to distributions of principal.

(4)  Notional amount. The total notional amount of the class XC certificates will equal 63% of the total principal balance of the class A-1, A-2A, A-2B,
     A-3, A-SB, A-4, A-1A, A-MFX, A-MFL, A-J, B, C, D, E, F, G, H, J, K, L, M,
     N, O, P, Q and S certificates outstanding from time to time. In general,
     63% of the total principal balance of each such class of series CD 2007-CD4 certificates will constitute a separate component of the total notional amount of the class XC certificates. However, if less than 63% of the total principal balance of any particular such class of series CD 2007-CD4 certificates is identified on Annex G to this prospectus supplement as being part of the total notional amount of the class XP certificates at any time prior to the distribution date in March 2014, then that identified portion of such total principal balance will represent one separate component of the then total notional amount of the class XC certificates, and 63% of such total principal balance, net of such identified portion thereof, will represent another separate component of the then total notional amount of the class XC certificates. The class XC certificates do not have principal balances and do not entitle holders to distributions of principal.

(5)  Notional amount. The total notional amount of the class XW certificates will equal 37% of the total principal balance of the class A-1, A-2A, A-2B,
     A-3, A-SB, A-4, A-1A, A-MFX, A-MFL, A-J, B, C, D, E, F, G, H, J, K, L, M,
     N, O, P, Q and S certificates outstanding from time to time. In general,
     37% of the total principal balance of each such class of series CD 2007-CD4 certificates will constitute a separate component of the total notional amount of the class XW certificates. The class XW certificates do not have principal balances and do not entitle holders to distributions of principal.

(6)  The initial mortgage pool balance will equal $6,599,815,279, subject to a variance of plus or minus 5%. The initial mortgage pool balance is exclusive of the principal balance of the non-pooled portion of the One
     World Financial Center underlying mortgage loan.

(7)  Structural credit enhancement is provided for the offered certificates through the subordination of more junior classes of series CD 2007-CD4 certificates. The approximate percentage of total credit support at initial issuance shown in the foregoing table with respect to each class of offered certificates represents the total initial principal balance, expressed as a percentage of the initial mortgage pool balance, of all more subordinate classes of the series CD 2007-CD4 certificates, exclusive of the class
     WFC-X, WFC-1, WFC-2 and WFC-3 certificates.

(8)  Presented on an aggregate basis for the class A-1, A-2A, A-2B, A-3, A-SB,
     A-4 and A-1A certificates.

(9)  In the case of any particular class of series CD 2007-CD4 certificates shown in the foregoing table:

     (a)  "Fixed" refers to a pass-through rate that remains fixed at the initial pass-through rate for the subject class;

     (b)  "WAC" refers to a variable pass-through rate equal to the weighted average from time to time of certain net interest rates on the underlying mortgage loans (exclusive of the non-pooled portion of the
          One World Financial Center underlying mortgage loan);

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                                      S-9

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     (c)  "WAC Cap" refers to a variable pass-through rate equal to the lesser of (i) the initial pass-through rate for the subject class and (ii)
          the weighted average from time to time of certain net interest rates on the underlying mortgage loans (exclusive of the non-pooled portion of the One World Financial Center underlying mortgage loan);

     (d)  "WAC-x%" refers to a variable pass-through rate equal to (i) the weighted average from time to time of certain net interest rates on the underlying mortgage loans (exclusive of the non-pooled portion of the One World Financial Center underlying mortgage loan), minus (ii)
          x%;

     (e)  "Variable IO" refers to a variable pass-through rate equal to the weighted average from time to time of certain strip rates at which interest accrues on the respective components of the total notional amount of a class of interest-only certificates;

     (f)  "Floating" refers to an adjustable pass-through rate that is subject to adjustment monthly based on an independent interest rate index;

     (g)  "Loan Specific IO" refers to a loan-specific interest-only class with a pass-through rate equal to an annual rate that is the product of (i)
          a fixed rate of approximately 0.86818%, multiplied by (ii) a fraction, the numerator of which is the actual number of calendar days in the applicable interest accrual period, and the denominator of which is
          30; and

     (h)  "Loan Specific" refers to a loan-specific class with a pass-through rate equal to an annual rate that is the product of (i) a fixed rate of approximately 5.6932%, multiplied by (ii) a fraction, the numerator of which is the actual number of calendar days in the applicable interest accrual period, and the denominator of which is 30.

     See "Description of the Offered Certificates--General" and
     "--Payments--Calculation of Pass-Through Rates" in this prospectus supplement.

(10) The assets of the trust will include an interest rate swap agreement that relates to the class A-MFL certificates. The class A-MFL certificates will represent undivided interests in, among other things, a real estate mortgage investment conduit regular interest, designated as the class A-MFL
     REMIC regular interest, and the rights and obligations under the swap agreement. For so long as it is in effect, the swap agreement will provide, among other things, that fixed amounts payable by the issuing entity as interest with respect to the class A-MFL REMIC regular interest will be exchanged for floating amounts payable as interest by the swap provider under the swap agreement, with regularly scheduled payments to be made between the issuing entity and the swap counterparty on a net basis. The swap agreement will provide for the calculation of interest accruing at a
     LIBOR-based rate on a notional amount equal to the total principal balance of the class A-MFL certificates outstanding from time to time. The total principal balance of the class A-MFL certificates at any time will equal the total principal balance of the class A-MFL REMIC regular interest. The class A-MFL REMIC regular interest will accrue interest at the respective pass-through rate described under "Description of the Offered
     Certificates--Payments--Calculation of Pass-Through Rates" in this prospectus supplement. If interest distributions with respect to the class
     A-MFL REMIC regular interest are less than the applicable fixed amount payable to the swap counterparty for any distribution date, then there will be a dollar-for-dollar reduction in the amounts payable by the swap counterparty under the swap agreement and, accordingly, in the amount of interest payable on the class A-MFL certificates, thereby resulting in an effective pass-through rate for the class A-MFL certificates below the applicable LIBOR-based rate.

(11) Approximate.

(12) The initial value of LIBOR will be calculated on March 27, 2007.

(13) The weighted average life of any class of offered certificates refers to the average amount of time that will elapse from the date of their issuance until each dollar to be applied in reduction of the total principal balance of those certificates is paid to the investors.

(14) Calculated based on: (a) the assumptions that the related borrower timely makes all payments on each underlying mortgage loan, that each underlying mortgage loan with an anticipated repayment date (see "--The Underlying
     Mortgage Loans and the Mortgaged Real Properties--Payment and Other Terms"
     below) is paid in full on that date and that no underlying mortgage loan is otherwise prepaid prior to maturity; and (b) the other maturity assumptions referred to under "Yield and Maturity Considerations" in, and set forth in the glossary to, this prospectus supplement.

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                                      S-10

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(15) The principal window for any class of offered certificates (other than the class XP certificates) is the period during which the holders of those certificates will receive payments of principal. The distribution date in the last month of the principal window for any class of offered certificates (other than the class XP certificates) would be the final principal distribution date for that class.

(16) The ratings shown in the foregoing table for the offered certificates are those of Fitch, Inc., Moody's Investors Service, Inc. and Standard & Poor's
     Ratings Services, a division of The McGraw-Hill Companies, Inc., respectively. It is a condition to their issuance that the respective classes of the offered certificates receive credit ratings no lower than those shown in the foregoing table. See "Ratings" in this prospectus supplement for a discussion of those ratings and the limitations thereof.

     The governing document for purposes of issuing the series CD 2007-CD4 certificates and forming the issuing entity will be a pooling and servicing agreement to be dated as of March 1, 2007. Except as described under
"--Transaction Participants--Ala Moana Portfolio Mortgagee of Record, Master
Servicer and Special Servicer," "--Transaction Participants--Mall of America
Mortgagee of Record, Master Servicer and Special Servicer," "--Transaction
Participants--DB AmeriCold Portfolio Mortgagee of Record, Master Servicer and
Special Servicer" and "--Transaction Participants--JQH Hotel Portfolio B-Note
Mortgagee of Record, Master Servicer and Special Servicer" in this prospectus supplement below, the series CD 2007-CD4 pooling and servicing agreement will also govern the servicing and administration of the mortgage loans and other assets that back the series CD 2007-CD4 certificates. The parties to the series
CD 2007-CD4 pooling and servicing agreement will include us, a trustee, a certificate administrator, three master servicers and a special servicer. See
"The Series CD 2007-CD4 Pooling and Servicing Agreement" in this prospectus supplement. A copy of the series CD 2007-CD4 pooling and servicing agreement, including the exhibits thereto, will be filed with the SEC as an exhibit to a current report on Form 8-K under the Securities Exchange Act of 1934, as amended, following the initial issuance of the offered certificates. In addition, if and to the extent that any material terms of the series CD 2007-CD4 pooling and servicing agreement or the exhibits thereto have not been disclosed in this prospectus supplement, then the series CD 2007-CD4 pooling and servicing agreement, together with such exhibits, will be filed with the SEC as an exhibit to a current report on Form 8-K on the date of initial issuance of the offered certificates. The SEC will make those current reports on Form 8-K and its exhibits available to the public for inspection. See "Available Information" in the accompanying base prospectus.

                            TRANSACTION PARTICIPANTS

ISSUING ENTITY................   The CD 2007-CD4 Commercial Mortgage Trust will
                                 be the issuing entity for the series CD
                                 2007-CD4 securitization transaction. See
                                 "Transaction Participants--The Issuing Entity"
                                 in each of this prospectus supplement and the
                                 accompanying base prospectus.

DEPOSITOR.....................   We are Citigroup Commercial Mortgage Securities
                                 Inc., the depositor for the series CD 2007-CD4
                                 securitization transaction. We are a Delaware
                                 corporation. Our address is 388 Greenwich
                                 Street, New York, New York 10013 and our
                                 telephone number is (212) 816-6000. We are a
                                 wholly-owned subsidiary of Citigroup Financial
                                 Products Inc. and an affiliate of (a) Citigroup
                                 Global Markets Inc., one of the underwriters,
                                 and (b) Citigroup Global Markets Realty Corp.,
                                 one of the sponsors. See "Transaction
                                 Participants--The Depositor" in each of this
                                 prospectus supplement and the accompanying base
                                 prospectus.

SPONSORS......................   Citigroup Global Markets Realty Corp., German
                                 American Capital Corporation, LaSalle Bank
                                 National Association, PNC Bank, National
                                 Association and Royal Bank of Canada will be

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                                      S-11

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                                 the sponsors for the series CD 2007-CD4
                                 securitization transaction. Citigroup Global
                                 Markets Realty Corp. is our affiliate and an
                                 affiliate of Citigroup Global Markets Inc., one
                                 of the underwriters. German American Capital
                                 Corporation is an affiliate of Deutsche Bank
                                 Securities Inc., one of the underwriters.
                                 LaSalle Bank National Association, which is
                                 also the certificate administrator, is an
                                 affiliate of LaSalle Financial Services, Inc.,
                                 one of the underwriters. PNC Bank, National
                                 Association is an affiliate of (a) PNC Capital
                                 Markets LLC, one of the underwriters, and (b)
                                 Midland Loan Services, Inc., one of the master
                                 servicers. Royal Bank of Canada is an affiliate
                                 of RBC Capital Markets Corporation, one of the
                                 underwriters. See "Transaction
                                 Participants--The Sponsors" in this prospectus
                                 supplement and "Transaction Participants--The
                                 Sponsor" in the accompanying base prospectus.

                                 Each of the underlying mortgage loans was
                                 originated, acquired or co-originated by one of
                                 the Sponsors or an affiliate of a Sponsor. We
                                 will acquire the underlying mortgage loans from
                                 the sponsors. Accordingly, they are from time
                                 to time referred to in this prospectus
                                 supplement as mortgage loan sellers.

INITIAL TRUSTEE...............   Wells Fargo Bank, N.A., a national banking
                                 association, will act as the initial trustee on
                                 behalf of the series CD 2007-CD4
                                 certificateholders. See "Transaction
                                 Participants--The Trustee" in this prospectus
                                 supplement. Following the transfer of the
                                 underlying mortgage loans to the issuing
                                 entity, the trustee, on behalf of the series CD
                                 2007-CD4 certificateholders, will become the
                                 mortgagee of record under each underlying
                                 mortgage loan, subject to the discussion under
                                 "--Transaction Participants--Ala Moana
                                 Portfolio Mortgagee of Record, Master Servicer
                                 and Special Servicer," "--Transaction
                                 Participants--Mall of America Mortgagee of
                                 Record, Master Servicer and Special Servicer,"
                                 "--Transaction Participants--DB AmeriCold
                                 Portfolio Mortgagee of Record, Master Servicer
                                 and Special Servicer" and "--Transaction
                                 Participants--JQH Hotel Portfolio B-Note
                                 Mortgagee of Record, Master Servicer and
                                 Special Servicer" below.

INITIAL CERTIFICATE
ADMINISTRATOR.................   LaSalle Bank National Association, a national
                                 banking association with corporate trust
                                 offices located in Chicago, Illinois, will act
                                 as the initial certificate administrator on
                                 behalf of the series CD 2007-CD4
                                 certificateholders. See "Transaction
                                 Participants--The Certificate Administrator" in
                                 this prospectus supplement. The certificate
                                 administrator will be responsible for
                                 calculating the amount of principal and
                                 interest to be paid to, and making
                                 distributions to, the series CD 2007-CD4
                                 certificateholders, as described under
                                 "Description of the Offered Certificates" in
                                 this prospectus supplement. The certificate
                                 administrator will also have, or be responsible
                                 for appointing an agent to perform, additional
                                 duties with respect to tax administration.

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                                      S-12

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INITIAL MASTER SERVICERS......   Midland Loan Services, Inc., a Delaware
                                 corporation, will act as the initial master
                                 servicer with respect to the underlying
                                 mortgage loans being sold to us by Citigroup
                                 Global Markets Realty Corp. and PNC Bank,
                                 National Association for inclusion in the
                                 series CD 2007-CD4 securitization transaction.
                                 Midland Loan Services, Inc. is an affiliate of
                                 PNC Bank, National Association, one of the
                                 sponsors, and PNC Capital Markets LLC, one of
                                 the underwriters. See "Transaction
                                 Participants--The Servicers--Midland Loan
                                 Services, Inc." in this prospectus supplement.

                                 Wachovia Bank, National Association, a national
                                 banking association, will act as the initial
                                 master servicer with respect to the underlying
                                 mortgage loans being sold to us by German
                                 American Capital Corporation for inclusion in
                                 the series CD 2007-CD4 securitization
                                 transaction, other than each of the Mall of
                                 America underlying mortgage loan, the DB
                                 AmeriCold Portfolio underlying mortgage loan
                                 and the JQH Hotel Portfolio B-Note underlying
                                 mortgage loan (which are being serviced
                                 pursuant to pooling and servicing agreements
                                 for separate securitization transactions). See
                                 "Transaction Participants--The
                                 Servicers--Wachovia Bank, National Association"
                                 in this prospectus supplement.

                                 Capmark Finance Inc., a Delaware corporation,
                                 will act as the initial master servicer with
                                 respect to the underlying mortgage loans being
                                 sold to us by LaSalle Bank National Association
                                 and Royal Bank of Canada for inclusion in the
                                 series CD 2007-CD4 securitization transaction,
                                 other than the Ala Moana Portfolio underlying
                                 mortgage loan (which is being serviced pursuant
                                 to the pooling and servicing agreement for a
                                 separate securitization transaction). See
                                 "Transaction Participants--The
                                 Servicers--Capmark Finance Inc." in this
                                 prospectus supplement.

                                 As indicated below under "--Transaction
                                 Participants--Ala Moana Portfolio Mortgagee of
                                 Record, Master Servicer and Special Servicer,"
                                 "--Transaction Participants--Mall of America
                                 Mortgagee of Record, Master Servicer and
                                 Special Servicer," "--Transaction
                                 Participants--DB AmeriCold Portfolio Mortgagee
                                 of Record, Master Servicer and Special
                                 Servicer" and "--Transaction Participants--JQH
                                 Hotel Portfolio B-Note Mortgagee of Record,
                                 Master Servicer and Special Servicer": (a)
                                 Wachovia Bank, National Association is the
                                 master servicer for the Ala Moana Portfolio
                                 underlying mortgage loan pursuant to the
                                 pooling and servicing agreement for the series
                                 CD 2006-CD3 commercial mortgage securitization
                                 transaction; (b) Midland Loan Services, Inc. is
                                 the master servicer for the Mall of America
                                 underlying mortgage loan pursuant to the
                                 pooling and servicing agreement for the series
                                 COMM 2006-C8 commercial mortgage securitization
                                 transaction; (c) Midland Loan Services, Inc. is
                                 the primary servicer for the DB AmeriCold
                                 Portfolio underlying mortgage

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                                      S-13

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                                 loan pursuant to the pooling and servicing
                                 agreement for the series CD 2006-CD3 commercial
                                 mortgage securitization transaction; (b)
                                 Midland Loan Services, Inc. is the master
                                 servicer for the Mall of America underlying
                                 mortgage loan pursuant to the pooling and
                                 servicing agreement for the series COMM 2006-C8
                                 commercial mortgage securitization transaction;
                                 (c) Midland Loan Services, Inc. is the primary
                                 servicer for the DB AmeriCold Portfolio
                                 underlying mortgage loan pursuant to the
                                 pooling and servicing agreement for the series
                                 JPMCC 2007-CIBC18 commercial mortgage
                                 securitization transaction; and (d) Capmark
                                 Finance Inc. is the master servicer for the JQH
                                 Hotel Portfolio B-Note underlying mortgage loan
                                 pursuant to the pooling and servicing agreement
                                 for the series JPMCC 2006-LDP7 commercial
                                 mortgage securitization transaction.

                                 Wachovia Bank, National Association will also
                                 have certain limited master servicing
                                 obligations with respect to the Ala Moana
                                 Portfolio underlying mortgage loan, the Mall of
                                 America underlying mortgage loan, the DB
                                 AmeriCold Portfolio underlying mortgage loan
                                 and the JQH Hotel Portfolio B-Note underlying
                                 mortgage loan under the series CD 2007-CD4
                                 pooling and servicing agreement.

INITIAL SPECIAL SERVICER .....   LNR Partners, Inc., a Florida corporation, will
                                 act as the initial special servicer with
                                 respect to the underlying mortgage loans,
                                 subject to or, except as otherwise disclosed
                                 under "--Transaction Participants--Ala Moana
                                 Portfolio Mortgagee of Record, Master Servicer
                                 and Special Servicer," --Transaction
                                 Participants--Mall of America Portfolio
                                 Mortgagee of Record, Master Servicer and
                                 Special Servicer," "--Transaction
                                 Participants--DB AmeriCold Portfolio Mortgagee
                                 of Record, Master Servicer and Special
                                 Servicer" and "--Transaction Participants--JQH
                                 Hotel Portfolio B-Note Mortgagee of Record,
                                 Master Servicer and Special Servicer" below.
                                 See "Transaction Participants--The
                                 Servicers--LNR Partners, Inc." in this
                                 prospectus supplement.

ALA MOANA PORTFOLIO MORTGAGEE
OF RECORD, MASTER SERVICER AND
SPECIAL SERVICER .............   The assets of the issuing entity will include a
                                 mortgage loan that is secured by the mortgaged
                                 real properties identified on Annex A-1 to this
                                 prospectus supplement as the Ala Moana
                                 Portfolio. The Ala Moana Portfolio underlying
                                 mortgage loan will be serviced and administered
                                 pursuant to the pooling and servicing agreement
                                 relating to the series CD 2006-CD3 Commercial
                                 Mortgage Pass-Through Certificates, which
                                 provides that:

                                 o    LaSalle Bank National Association, a
                                      national banking association, which is the
                                      initial trustee under the series CD
                                      2006-CD3 pooling and servicing agreement,
                                      will, in that capacity, be the mortgagee
                                      of record for the Ala Moana Portfolio
                                      underlying mortgage loan;

                                 o    Wachovia Bank, National Association, a
                                      national banking association, which is one
                                      of the initial master servicers under the
                                      series CD 2006-CD3 pooling and servicing
                                      agreement, will, in that capacity, be the
                                      initial master servicer for the Ala Moana
                                      Portfolio underlying mortgage loan; and

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                                      S-14

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                                 o    J.E. Robert Company, Inc., a Virginia
                                      corporation, which is the initial special
                                      servicer under the series CD 2006-CD3
                                      pooling and servicing agreement, will, in
                                      that capacity, be the initial special
                                      servicer for the Ala Moana Portfolio
                                      underlying mortgage loan.

                                 Notwithstanding the foregoing, references in
                                 this prospectus supplement to the trustee, the
                                 certificate administrator, a master servicer
                                 and the special servicer will mean the trustee,
                                 the certificate administrator, the applicable
                                 master servicer and the special servicer under
                                 the series CD 2007-CD4 pooling and servicing
                                 agreement unless the context clearly indicates
                                 otherwise.

MALL OF AMERICA MORTGAGEE OF
RECORD, MASTER SERVICER AND
SPECIAL SERVICER .............   The assets of the issuing entity will include a
                                 mortgage loan that is secured by the mortgaged
                                 real property identified on Annex A-1 to this
                                 prospectus supplement as Mall of America. The
                                 Mall of America underlying mortgage loan will
                                 be serviced and administered pursuant to the
                                 pooling and servicing agreement relating to the
                                 series COMM 2006-C8 Commercial Mortgage
                                 Pass-Through Certificates, which provides that:

                                 o    LaSalle Bank National Association, a
                                      national banking association, which is the
                                      initial trustee under the series COMM
                                      2006-C8 pooling and servicing agreement,
                                      will, in that capacity, be the mortgagee
                                      of record for the Mall of America
                                      underlying mortgage loan;

                                 o    Midland Loan Services, Inc., a Delaware
                                      corporation, which is the initial master
                                      servicer under the series COMM 2006-C8
                                      pooling and servicing agreement, will, in
                                      that capacity, be the initial master
                                      servicer for the Mall of America
                                      underlying mortgage loan; and

                                 o    LNR Partners, Inc., a Florida corporation,
                                      which is the initial special servicer
                                      under the series COMM 2006-C8 pooling and
                                      servicing agreement, will, in that
                                      capacity, be the initial special servicer
                                      for the Mall of America underlying
                                      mortgage loan.

                                 Notwithstanding the foregoing, references in
                                 this prospectus supplement to the trustee, the
                                 certificate administrator, a master servicer
                                 and the special servicer will mean the trustee,
                                 the certificate administrator, the applicable
                                 master servicer and the special servicer under
                                 the series CD 2007-CD4 pooling and servicing
                                 agreement unless the context clearly indicates
                                 otherwise.

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                                      S-15

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DB AMERICOLD PORTFOLIO
MORTGAGEE OF RECORD, MASTER
SERVICER AND SPECIAL
SERVICER .....................   The assets of the issuing entity will include a
                                 mortgage loan that is secured by the mortgaged
                                 real properties identified on Annex A-1 to this
                                 prospectus supplement as the DB AmeriCold
                                 Portfolio. The DB AmeriCold Portfolio
                                 underlying mortgage loan will be serviced and
                                 administered pursuant to the pooling and
                                 servicing agreement relating to the series
                                 JPMCC 2007-CIBC18 Commercial Mortgage
                                 Pass-Through Certificates, which provides that:

                                 o    Wells Fargo Bank, N.A., a national banking
                                      association, which is the initial trustee
                                      under the series JPMCC 2007-CIBC18 pooling
                                      and servicing agreement, will, in that
                                      capacity, be the mortgagee of record for
                                      the DB AmeriCold Portfolio underlying
                                      mortgage loan;

                                 o    Midland Loan Services, Inc., a Delaware
                                      corporation, which is the initial primary
                                      servicer of the DB AmeriCold Portfolio
                                      underlying mortgage loan under the series
                                      JPMCC 2007-CIBC18 pooling and servicing
                                      agreement, will, in that capacity, be the
                                      initial primary servicer for the DB
                                      AmeriCold Portfolio underlying mortgage
                                      loan; and

                                 o    LNR Partners, Inc., a Florida corporation,
                                      which is one of the initial special
                                      servicers under the series JPMCC
                                      2007-CIBC18 pooling and servicing
                                      agreement, will, in that capacity, be the
                                      initial special servicer for the DB
                                      AmeriCold Portfolio underlying mortgage
                                      loan.

                                 Pursuant to the series JPMCC 2007-CIBC18
                                 pooling and servicing agreement, the master
                                 servicer thereunder assigned to Midland Loan
                                 Services, Inc. all of its master servicing
                                 obligations (including the making of servicing
                                 advances but excluding the making of P&I
                                 advances) with respect to the DB AmeriCold
                                 Portfolio loan combination.

                                 Notwithstanding the foregoing, references in
                                 this prospectus supplement to the trustee, the
                                 certificate administrator, a master servicer
                                 and the special servicer will mean the trustee,
                                 the certificate administrator, the applicable
                                 master servicer and the special servicer under
                                 the series CD 2007-CD4 pooling and servicing
                                 agreement unless the context clearly indicates
                                 otherwise.

JQH HOTEL PORTFOLIO B-NOTE
MORTGAGEE OF RECORD, MASTER
SERVICER AND SPECIAL
SERVICER .....................   The assets of the issuing entity will include a
                                 mortgage loan that is secured by the mortgaged
                                 real properties identified on Annex A-1 to this
                                 prospectus supplement as the JQH Hotel
                                 Portfolio B-Note. The JQH Hotel Portfolio
                                 B-Note underlying mortgage

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                                      S-16

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                                 loan will be serviced and administered pursuant
                                 to the pooling and servicing agreement relating
                                 to the series JPMCC 2006-LDP7 Commercial
                                 Mortgage Pass-Through Certificates, which
                                 provides that:

                                 o    Wells Fargo Bank, N.A., a national banking
                                      association, which is the initial trustee
                                      under the series JPMCC 2006-LDP7 pooling
                                      and servicing agreement, will, in that
                                      capacity, be the mortgagee of record for
                                      the JQH Hotel Portfolio B-Note underlying
                                      mortgage loan;

                                 o    Capmark Finance Inc., a California
                                      corporation, which is one of the initial
                                      master servicers under the series JPMCC
                                      2006-LDP7 pooling and servicing agreement,
                                      will, in that capacity, be the initial
                                      master servicer for the JQH Hotel
                                      Portfolio B-Note underlying mortgage loan;
                                      and

                                 o    LNR Partners, Inc., a Florida corporation,
                                      which is the initial special servicer
                                      under the series JPMCC 2006-LDP7 pooling
                                      and servicing agreement, will, in that
                                      capacity, be the initial special servicer
                                      for the JQH Hotel Portfolio B-Note
                                      underlying mortgage loan.

                                 Notwithstanding the foregoing, references in
                                 this prospectus supplement to the trustee, the
                                 certificate administrator, a master servicer
                                 and the special servicer will mean the trustee,
                                 the certificate administrator, the applicable
                                 master servicer and the special servicer under
                                 the series CD 2007-CD4 pooling and servicing
                                 agreement unless the context clearly indicates
                                 otherwise.

                           RELEVANT DATES AND PERIODS

CUT-OFF DATE .................   References in this prospectus supplement to the
                                 "cut-off date" mean, individually and
                                 collectively, as the context may require: (a)
                                 with respect to each of the underlying mortgage
                                 loans having their first due dates in or prior
                                 to March 2007, the related due date of the
                                 subject underlying mortgage loan in March 2007;
                                 and (b) with respect to each of the underlying
                                 mortgage loans having their first due dates in
                                 April 2007, the later of the related date of
                                 origination of the subject underlying mortgage
                                 loan and March 1, 2007.

                                 All payments and collections received on each
                                 underlying mortgage loan after the cut-off
                                 date, excluding any payments or collections
                                 that represent amounts due on or before that
                                 date, will belong to the issuing entity.

                                 In the case of eight (8) underlying mortgage
                                 loans, representing 3.8% of the initial
                                 mortgage pool balance and 4.5% of the initial

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                                      S-17

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                                 loan group no. 1 balance, at the time of
                                 initial issuance of the series CD 2007-CD4
                                 certificates, the related mortgage loan seller
                                 will make a supplemental interest payment to
                                 the issuing entity to cover one month's
                                 interest on each of those underlying mortgage
                                 loans for the interest accrual period beginning
                                 in March 2007. For purposes of calculating
                                 distributions on the series CD 2007-CD4
                                 certificates, those supplemental interest
                                 payments will be treated as if they were made
                                 by the respective borrowers.

                                 In addition, five (5) underlying mortgage
                                 loans, representing 0.7% of the initial
                                 mortgage pool balance and 0.8% of the initial
                                 loan group no. 1 balance, each has a due date
                                 in April 2007 (and each month thereafter) that
                                 is subsequent to the determination date in such
                                 month. In the case of three (3) such underlying
                                 mortgage loans, representing 0.3% of the
                                 initial mortgage pool balance and 0.3% of the
                                 initial loan group no. 1 balance, the related
                                 mortgage loan seller will make a supplemental
                                 interest payment to the issuing entity to cover
                                 one month's interest on each of those
                                 underlying mortgage loans for the interest
                                 accrual period beginning in March 2007.
                                 Thereafter, the monthly payment due on each of
                                 those three (3) underlying mortgage loans
                                 during any particular calendar month will, in
                                 the absence of default, be passed through to
                                 the series CD 2007-CD4 certificateholders in
                                 the following month. For purposes of
                                 calculating distributions on the series CD
                                 2007-CD4 certificates, those supplemental
                                 interest payments will be treated as if they
                                 were made by the respective borrowers. In the
                                 case of two (2) other such mortgage loans,
                                 representing 0.4% of the initial mortgage pool
                                 balance and 0.5% of the initial loan group no.
                                 1 balance, the applicable master servicer has
                                 agreed, to the extent necessary, to advance the
                                 amount of the monthly payment due each month
                                 and not to receive interest thereon except to
                                 the extent that the delinquency extends beyond
                                 the actual due date. The maturity date for each
                                 of those two (2) underlying mortgage loans
                                 occurs before the determination date in the
                                 applicable calendar month, and the applicable
                                 master servicer has agreed to make up, without
                                 reimbursement, any interest shortfall resulting
                                 from such maturity date being less than a full
                                 month after the prior due date. For purposes of
                                 calculating distributions on the series CD
                                 2007-CD4 certificates, any such "make-up
                                 payments" will be treated as if they were made
                                 by the respective borrowers.

ISSUE DATE ...................   The date of initial issuance of the offered
                                 certificates will be on or about March 29,
                                 2007.

DISTRIBUTION FREQUENCY/
DISTRIBUTION DATE ............   Payments on the offered certificates are
                                 scheduled to occur monthly, commencing in April
                                 2007. During any given month, the distribution
                                 date will be the fourth business day following
                                 the related determination date.

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                                      S-18

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DETERMINATION DATE ...........   The seventh day of each month or, if such
                                 seventh day is not a business day, the next
                                 succeeding business day, commencing in April
                                 2007, although a limited number of underlying
                                 mortgage loans may have a different
                                 determination date.

                                 With respect to any calendar month, references
                                 in this prospectus supplement to "determination
                                 date" mean, as to each mortgage loan, the
                                 applicable determination date occurring in such
                                 month.

RECORD DATE ..................   The record date for each monthly payment on an
                                 offered certificate will be the last business
                                 day of the prior calendar month. The registered
                                 holders of the offered certificates at the
                                 close of business on each record date will be
                                 entitled to receive, on the following
                                 distribution date, any payments on those
                                 certificates, except that the last payment on
                                 any offered certificate will be made only upon
                                 presentation and surrender of the certificate.

COLLECTION PERIOD ............   Amounts available for payment on the series CD
                                 2007-CD4 certificates on any distribution date
                                 will depend on the payments and other
                                 collections received, and any advances of
                                 payments due, on or with respect to the
                                 underlying mortgage loans during the related
                                 collection period. Each collection period:

                                 o    will relate to a particular distribution
                                      date;

                                 o    will be approximately one month long;

                                 o    will begin when the prior collection
                                      period ends or, in the case of the first
                                      collection period, will begin on the day
                                      following the cut-off date; and

                                 o    will end at the close of business on the
                                      determination date immediately preceding
                                      the related distribution date.

                                 However, the collection period for any
                                 distribution date for certain mortgage loans
                                 may differ from the collection period with
                                 respect to the rest of the mortgage pool for
                                 that distribution date because the
                                 determination dates for those mortgage loans
                                 may not be the same as the determination date
                                 for the rest of the mortgage pool. Accordingly,
                                 there may be more than one collection period
                                 with respect to some distribution dates.

                                 With respect to any distribution date,
                                 references in this prospectus supplement to
                                 "collection period" mean, as to each mortgage
                                 loan, the applicable collection period ending
                                 in the month in which that distribution date
                                 occurs.

INTEREST ACCRUAL PERIOD ......   The amount of interest payable with respect to
                                 the offered certificates on any distribution
                                 date will be a function of the interest accrued
                                 during the related interest accrual period. The
                                 interest accrual period for the offered
                                 certificates for any

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                                      S-19

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                                 distribution date will be the calendar month
                                 immediately preceding the month in which that
                                 distribution date occurs.

RATED FINAL DISTRIBUTION
DATE .........................   The rated final distribution date with respect
                                 to the offered certificates will be the
                                 distribution date in December 2049.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

REGISTRATION AND
DENOMINATIONS ................   We intend to deliver the offered certificates
                                 in book-entry form in original denominations of
                                 $10,000 initial principal balance and in any
                                 whole dollar denomination in excess
                                 thereof--or, solely in the case of the class XP
                                 certificates, $10,000 initial notional
                                 amount--and in any greater whole dollar
                                 denominations.

                                 You will initially hold your offered
                                 certificates, directly or indirectly, through
                                 The Depository Trust Company, and they will be
                                 registered in the name of Cede & Co. as nominee
                                 for The Depository Trust Company. As a result,
                                 you will not receive a fully registered
                                 physical certificate representing your interest
                                 in any offered certificate, except under the
                                 limited circumstances described under
                                 "Description of the Offered
                                 Certificates--Registration and Denominations"
                                 in this prospectus supplement and under
                                 "Description of the Certificates--Book-Entry
                                 Registration" in the accompanying base
                                 prospectus.

PAYMENTS

A. GENERAL ...................   The certificate administrator will make
                                 payments of interest and, except in the case of
                                 the class XC, XP and XW certificates, principal
                                 with respect to the following classes of series
                                 CD 2007-CD4 certificates (or, in the case of
                                 the reference to "A-MFL" below, the class A-MFL
                                 REMIC regular interest), sequentially as
                                 follows:

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                                      S-20

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                                    1st...............    A-1, A-2A, A-2B, A-3,
                                                         A-SB, A-4, A-1A, XC, XP
                                                                  and XW
                                    2nd...............         A-MFX, A-MFL
                                    3rd...............              A-J
                                    4th...............               B
                                    5th...............               C
                                    6th...............               D
                                    7th...............               E
                                    8th...............               F
                                    9th...............               G
                                    10th..............               H
                                    11th..............               J
                                    12th..............               K
                                    13th..............               L
                                    14th..............               M
                                    15th..............               N
                                    16th..............               O
                                    17th..............               P
                                    18th..............               Q
                                    19th..............               S

                                 For purposes of allocating payments on the
                                 class A-1, A-2A, A-2B, A-3, A-SB, A-4, A-1A,
                                 XC, XP and XW certificates, the mortgage pool
                                 will be divided into:

                                 o  a loan group no. 1 consisting of 311
                                    underlying mortgage loans (exclusive of the
                                    non-pooled portion of the One World
                                    Financial Center underlying mortgage loan)
                                    that represent 84.9% of the initial mortgage
                                    pool balance and are secured by a variety of
                                    property types; and

                                 o  a loan group no. 2 consisting of 67
                                    underlying mortgage loans that represent
                                    15.1% of the initial mortgage pool balance
                                    and are secured by multifamily properties,
                                    manufactured housing community properties
                                    and mixed use properties with a multifamily
                                    component.

                                 Interest payments with respect to the class
                                 A-1, A-2A, A-2B, A-3, A-SB, A-4, A-1A, XC, XP
                                 and XW certificates are to be made
                                 concurrently:

                                 o  in the case of the class A-1, A-2A, A-2B,
                                    A-3, A-SB and A-4 certificates, on a pro
                                    rata basis in accordance with the respective
                                    interest entitlements evidenced by those
                                    classes of series CD 2007-CD4 certificates,
                                    from funds attributable to loan group no. 1;

                                 o  in the case of the class A-1A certificates,
                                    from funds attributable to loan group no. 2;
                                    and

                                 o  in the case of the class XC, XP and XW
                                    certificates, on a pro rata basis in
                                    accordance with the respective interest

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                                      S-21

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                                    entitlements evidenced by those classes of
                                    series CD 2007-CD4 certificates, from funds
                                    attributable to loan group no. 1 and/or loan
                                    group no. 2;

                                 provided that, if the foregoing would result in
                                 a shortfall in the interest payments on any of
                                 the class A-1, A-2A, A-2B, A-3, A-SB, A-4,
                                 A-1A, XC, XP and/or XW certificates, then
                                 payments of interest will be made on those
                                 classes of series CD 2007-CD4 certificates, on
                                 a pro rata basis in accordance with the
                                 respective interest entitlements evidenced
                                 thereby, from available funds attributable to
                                 the entire mortgage pool; and provided,
                                 further, that the "available funds" referred to
                                 above in this sentence do not include amounts
                                 attributable to the non-pooled portion of the
                                 One World Financial Center mortgage loan or to
                                 any mortgage loan not held by the issuing
                                 entity.

                                 The class Y and R certificates do not bear
                                 interest and do not entitle their respective
                                 holders to payments of interest.

                                 Payments with respect to the class A-MFL REMIC
                                 regular interest will be deposited in the
                                 certificate administrator's floating rate
                                 account, from which payments will be made to
                                 the holders of the class A-MFL certificates
                                 and/or the swap counterparty. Payments under
                                 the related interest rate swap agreement will
                                 also be deposited in the certificate
                                 administrator's floating rate account.

                                 Allocation of principal payments among the A-1,
                                 A-2A, A-2B, A-3, A-SB, A-4 and A-1A classes
                                 also takes into account loan groups and is
                                 described under "--Payments--Payments of
                                 Principal" below. The class XC, XP, XW, Y and R
                                 certificates do not have principal balances and
                                 do not entitle their respective holders to
                                 payments of principal.

                                 As described under "Description of the Offered
                                 Certificates--Payments--Payments on the Class
                                 WFC Certificates" in this prospectus
                                 supplement, the class WFC-X, WFC-1, WFC-2 and
                                 WFC-3 certificates will represent a right to
                                 receive, out of payments (or advances in lieu
                                 of payments) and other collections on the
                                 non-pooled portion of the One World Financial
                                 Center underlying mortgage loan, monthly
                                 payments of interest at the respective
                                 pass-through rates for those classes and,
                                 except in the case of the class WFC-X
                                 certificates, any and all scheduled payments of
                                 principal (or advances in lieu of payments) on,
                                 and other collections of previously unadvanced
                                 principal of, the non-pooled portion of the One
                                 World Financial Center underlying mortgage
                                 loan. Except under certain default scenarios, a
                                 pro rata share (based on balance) of any and
                                 all payments and other collections of principal
                                 on the One World Financial Center underlying
                                 mortgage loan will be allocable to the
                                 non-pooled portion of that mortgage loan. See
                                 "Description of the Mortgage Pool--The One
                                 World Financial Center Pooled and Non-Pooled

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                                      S-22

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                                 Portions" and "Description of the Offered
                                 Certificates--Payments--Payments on the Class
                                 WFC Offered Certificates" in this prospectus
                                 supplement.

                                 See "Description of the Offered
                                 Certificates--Payments--Priority of Payments"
                                 in this prospectus supplement.

B.  PAYMENTS OF INTEREST......   Each class of series CD 2007-CD4 certificates
                                 (other than the class Y and R certificates) and
                                 the class A-MFL REMIC regular interest will
                                 bear interest. In each case, that interest will
                                 accrue during each applicable interest accrual
                                 period based upon--

                                 o  the pass-through rate applicable for the
                                    particular class of series CD 2007-CD4
                                    certificates or the class A-MFL REMIC
                                    regular interest, as the case may be, for
                                    that interest accrual period,

                                 o  the total principal balance or notional
                                    amount, as the case may be, of the
                                    particular class of series CD 2007-CD4
                                    certificates or the class A-MFL REMIC
                                    regular interest, as the case may be,
                                    outstanding immediately prior to the related
                                    distribution date, and

                                 o  the assumption that each year consists of
                                    twelve 30-day months (or, in the case of the
                                    class A-MFL certificates, for so long as the
                                    related interest rate swap agreement is in
                                    effect and there is no continuing payment
                                    default thereunder on the part of the swap
                                    counterparty, based on the actual number of
                                    days in the applicable interest accrual
                                    period and the assumption that each year
                                    consists of 360 days).

                                 Interest payments with respect to the class
                                 A-MFL REMIC regular interest will be applied to
                                 make payments due to the swap counterparty
                                 and/or, together with any payments received by
                                 the issuing entity under the related interest
                                 rate swap agreement, to make payments on the
                                 class A-MFL certificates.

                                 On each distribution date, subject to (i)
                                 available funds from collections and advances
                                 on the underlying mortgage loans (exclusive of
                                 the non-pooled portion of the One World
                                 Financial Center underlying mortgage loan) and
                                 (ii) the payment priorities described under
                                 "--Payments--General" above, the holders of
                                 each class of offered certificates will
                                 generally be entitled to receive:

                                 o  all interest accrued with respect to that
                                    class of offered certificates during the
                                    related interest accrual period, as
                                    described above in this
                                    "--Payments--Payments of Interest"
                                    subsection; plus

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                                      S-23

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                                 o    any interest that the holders of such
                                      class of offered certificates were
                                      entitled to receive on all prior
                                      distribution dates, to the extent not
                                      previously received; minus

                                 o    such class' allocable share of any
                                      shortfalls in interest collections due to
                                      prepayments on the underlying mortgage
                                      loans, to the extent that such interest
                                      shortfalls are not offset by certain
                                      payments made by the master servicers;
                                      minus

                                 o    except in the case of the class XP
                                      certificates, such class' allocable share
                                      of any reduction in interest paid on any
                                      underlying mortgage loan as a result of a
                                      modification that allows the reduction in
                                      accrued but unpaid interest to be added to
                                      the principal balance of the subject
                                      mortgage loan.

                                 See "Description of the Offered
                                 Certificates--Payments--Payments of Interest"
                                 in this prospectus supplement.

C. PAYMENTS OF PRINCIPAL......   Subject to (i) available funds from collections
                                 and advances on the underlying mortgage loans
                                 (exclusive of the non-pooled portion of the One
                                 World Financial Center underlying mortgage
                                 loan) and (ii) the payment priorities described
                                 under "-- Payments--General" above, the holders
                                 of each class of offered certificates will be
                                 entitled to receive a total amount of principal
                                 over time equal to the total principal balance
                                 of that particular class.

                                 The total payments of principal to be made with
                                 respect to the class A-1, A-2A, A-2B, A-3,
                                 A-SB, A-4, A-1A, A-MFX, A-MFL, A-J, B, C, D, E,
                                 F, G, H, J, K, L, M, N, O, P, Q and S
                                 certificates on any distribution date will, in
                                 general, be a function of--

                                 o    the amount of scheduled payments of
                                      principal due or, in some cases, deemed
                                      due on the underlying mortgage loans (or,
                                      in the case of the One World Financial
                                      Center underlying mortgage loan, on the
                                      pooled portion thereof only) during the
                                      related collection period, which payments
                                      are either received as of the end of that
                                      collection period or advanced by the
                                      master servicers and/or the trustee; and

                                 o    the amount of any prepayments and other
                                      unscheduled collections of previously
                                      unadvanced principal with respect to the
                                      underlying mortgage loans (or, in the case
                                      of the One World Financial Center
                                      underlying mortgage loan, with respect to
                                      the pooled portion thereof only) that are
                                      received during the related collection
                                      period.

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                                      S-24

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                                 In the case of the class A-MFL certificates,
                                 however, any payments of principal will first
                                 be made with respect to the class A-MFL REMIC
                                 regular interest, after which any corresponding
                                 payments of principal will be made to the class
                                 A-MFL certificateholders.

                                 If a master servicer, the special servicer or
                                 the trustee reimburses itself out of general
                                 collections on the mortgage pool for any
                                 advance that it has determined is not
                                 recoverable out of collections on the related
                                 underlying mortgage loan, then that advance
                                 (together with accrued interest thereon) will
                                 be deemed, to the fullest extent permitted, to
                                 be reimbursed first out of payments and other
                                 collections of principal otherwise
                                 distributable on the class A-1, A-2A, A-2B,
                                 A-3, A-SB, A-4, A-1A, A-MFX, A-J, B, C, D, E,
                                 F, G, H, J, K, L, M, N, O, P, Q and S
                                 certificates and the class A-MFL REMIC regular
                                 interest, prior to being deemed reimbursed out
                                 of payments and other collections of interest
                                 otherwise distributable on the class A-1, A-2A,
                                 A-2B, A-3, A-SB, A-4, A-1A, A-MFX, A-J, B, C,
                                 D, E, F, G, H, J, K, L, M, N, O, P, Q, S, XP,
                                 XC and XW certificates and the class A-MFL
                                 REMIC regular interest. In addition, if
                                 payments and other collections of principal on
                                 the mortgage pool are applied to reimburse, or
                                 pay interest on, any advance that is determined
                                 to be nonrecoverable from collections on the
                                 related underlying mortgage loan, as described
                                 in the prior sentence, then that advance will
                                 be reimbursed, and/or interest thereon will be
                                 paid, first out of payments or other
                                 collections of principal on the loan group
                                 (i.e., loan group no. 1 or loan group no. 2, as
                                 applicable) that includes the subject
                                 underlying mortgage loan as to which the
                                 advance was made, and prior to using payments
                                 or other collections of principal on the other
                                 loan group. No payments or other collections
                                 received on or otherwise allocable to the
                                 non-pooled portion of the One World Financial
                                 Center underlying mortgage loan will be
                                 available to reimburse advances on any other
                                 underlying mortgage loan or pay interest on
                                 those advances.

                                 The certificate administrator is required to
                                 make payments of principal to the holders of
                                 the various classes of the series CD 2007-CD4
                                 certificates with principal balances in a
                                 specified sequential order, taking account of
                                 whether the payments (or advances in lieu
                                 thereof) and other collections of principal
                                 that are to be distributed were received and/or
                                 made with respect to underlying mortgage loans
                                 in loan group no. 1 or underlying mortgage
                                 loans in loan group no. 2, and also taking into
                                 account whether those payments (or advances in
                                 lieu thereof) and other collections of
                                 principal are allocable to the non-pooled
                                 portion of the One World Financial Center
                                 underlying mortgage loan.

                                 On any distribution date, subject to the
                                 discussion under "--Payments--Amortization,
                                 Liquidation and Payment Triggers" below,
                                 amounts allocable to distributable principal of
                                 loan group

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                                      S-25

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                                 no. 1 will be applied to make distributions of
                                 principal, first, with respect to the class
                                 A-SB certificates, until the total principal
                                 balance of that class is paid down to the
                                 applicable scheduled principal balance thereof
                                 set forth on Annex E to this prospectus
                                 supplement, and thereafter with respect to the
                                 following classes of series CD 2007-CD4
                                 certificates in the following order (in each
                                 case until the related total principal balance
                                 is reduced to zero):

                                 1.   class A-1,

                                 2.   class A-2A,

                                 3.   class A-2B,

                                 4.   class A-3,

                                 5.   class A-SB,

                                 6.   class A-4,

                                 7.   class A-1A,

                                 8.   class A-MFX and class A-MFL(1), pro rata,

                                 9.   class A-J,

                                 10.  class B,

                                 11.  class C,

                                 12.  class D,

                                 13.  class E,

                                 14.  class F, and

                                 15.  classes G, H, J, K, L, M, N, O, P, Q and
                                      S, in that order.

                                 ----------
                                 (1)  Refers to class A-MFL REMIC regular
                                      interest.

                                 On any distribution date, subject to the
                                 discussion under "--Payments--Amortization,
                                 Liquidation and Payment Triggers" below,
                                 amounts allocable to distributable principal of
                                 loan group no. 2 will be applied to make
                                 distributions of principal, first, with respect
                                 to the class A-1A certificates, until the total
                                 principal balance of that class is reduced to
                                 zero, second, with respect to the class A-SB
                                 certificates, until the total principal balance
                                 of that class is paid down to the applicable
                                 scheduled principal balance thereof set forth
                                 on Annex E to this prospectus supplement, and
                                 thereafter with respect to the following
                                 classes of series CD 2007-CD4 certificates in
                                 the following order (in each case until the
                                 related total principal balance is reduced to
                                 zero):

                                 1.   class A-1,

                                 2.   class A-2A,

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                                      S-26

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                                 3.   class A-2B,

                                 4.   class A-3,

                                 5.   class A-SB,

                                 6.   class A-4,

                                 7.   class A-MFX and
                                      class A-MFL(1),
                                      pro rata,

                                 8.   class A-J,

                                 9.   class B,

                                 10.  class C,

                                 11.  class D,

                                 12.  class E,

                                 13.  class F, and

                                 14.  classes G, H, J, K, L, M, N, O, P, Q and
                                      S, in that order.

                                 ----------
                                 (1)  Refers to class A-MFL REMIC regular
                                      interest.

                                 Notwithstanding the foregoing, amounts
                                 allocable to principal of the non-pooled
                                 portion of the One World Financial Center
                                 underlying mortgage loan will not be available
                                 for distributions of principal on the class
                                 A-1, A-2A, A-2B, A-3, A-SB, A-4, A-1A, A-MFX,
                                 A-J, B, C, D, E, F, G, H, J, K, L, M, N, O, P,
                                 Q and/or S certificates and/or the class A-MFL
                                 REMIC regular interest. Instead, they will be
                                 applied to make distributions of principal with
                                 respect to the class WFC-1, WFC-2 and WFC-3
                                 certificates. Except under certain default
                                 scenarios, a pro rata share (based on balance)
                                 of any and all payments and other collections
                                 of principal on the One World Financial Center
                                 underlying mortgage loan will be allocable to
                                 the non-pooled portion of that mortgage loan.
                                 See "Description of the Mortgage Pool--The One
                                 World Financial Center Pooled and Non-Pooled
                                 Portions" and "Description of the Offered
                                 Certificates--Payments--Payments on the Class
                                 WFC Certificates" in this prospectus
                                 supplement.

                                 The class XC, XP, XW, WFC-X, Y and R
                                 certificates do not have principal balances and
                                 do not entitle their holders to payments of
                                 principal.

                                 See "Description of the Offered
                                 Certificates--Payments--Payments of Principal"
                                 in this prospectus supplement.

D.   AMORTIZATION, LIQUIDATION
     AND PAYMENT TRIGGERS.....   Because of losses on the underlying mortgage
                                 loans and/or default-related or other
                                 unanticipated expenses of the issuing entity,
                                 the total principal balance of the class A-MFX,
                                 A-J, B, C, D, E, F, G, H, J, K, L, M, N, O, P,
                                 Q and S certificates and the

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                                      S-27

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                                 class A-MFL REMIC regular interest could be
                                 reduced to zero at a time when the class A-1,
                                 A-2A, A-2B, A-3, A-SB, A-4 and A-1A
                                 certificates, or any two or more classes of
                                 those certificates, remain outstanding. Under
                                 those circumstances, any payments of principal
                                 on the outstanding class A-1, A-2A, A-2B, A-3,
                                 A-SB, A-4 and A-1A certificates will be made
                                 among those classes of certificates on a pro
                                 rata basis, rather than sequentially, in
                                 accordance with their respective total
                                 principal balances.

                                 Also, specified parties may terminate the
                                 issuing entity and cause the retirement of the
                                 series CD 2007-CD4 certificates, as and when
                                 described under "--Description of the Offered
                                 Certificates--Optional Termination" below.

E.   PAYMENTS OF PREPAYMENT
     PREMIUMS AND YIELD
     MAINTENANCE CHARGES......   If any prepayment premium or yield maintenance
                                 charge is collected on any of the underlying
                                 mortgage loans (or, in the case of the One
                                 World Financial Center underlying mortgage
                                 loan, collected on the pooled portion thereof
                                 only), then the certificate administrator will
                                 pay that amount, net of any liquidation,
                                 workout or other fee payable in connection with
                                 the receipt thereof, in the proportions
                                 described under "Description of the Offered
                                 Certificates--Payments--Payments of Prepayment
                                 Premiums and Yield Maintenance Charges" in this
                                 prospectus supplement, to--

                                 o    the holders of the class XC and XW
                                      certificates; and/or

                                 o    the holders of any of the class A-1, A-2A,
                                      A-2B, A-3, A-SB, A-4, A-1A, A-MFX, A-MFL,
                                      A-J, B, C, D, E, F, G, H, J and/or K
                                      certificates that are then entitled to
                                      receive any principal payments with
                                      respect to the loan group that includes
                                      the prepaid mortgage loan (in the case of
                                      the holders of class A-MFL certificates,
                                      if applicable, through the class A-MFL
                                      REMIC regular interest);

                                 provided that, for so long as the class A-MFL
                                 swap agreement is in effect and no payment
                                 default has occurred thereunder, prepayment
                                 premiums and/or yield maintenance charges
                                 otherwise payable to the class A-MFL
                                 certificateholders will instead be paid to the
                                 swap counterparty.

                                 If any prepayment premium or yield maintenance
                                 charge is collected on the non-pooled portion
                                 of the One World Financial Center underlying
                                 mortgage loan, then the certificate
                                 administrator will pay that amount, net of any
                                 liquidation, workout or other fee payable in
                                 connection with the receipt thereof, as
                                 described under "Description of the Offered
                                 Certificates--Payments--Payments of Prepayment
                                 Premiums and Yield Maintenance Charges" in this
                                 prospectus supplement, to the holders of the
                                 class WFC-X, WFC-1, WFC-2 and/or WFC-3
                                 certificates.

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                                      S-28

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F.   FEES AND EXPENSES........   The amounts available for distribution on the
                                 series CD 2007-CD4 certificates on any
                                 distribution date will generally be net of the
                                 following fees and expenses:

      TYPE / RECIPIENT                                AMOUNT/SOURCE                         FREQUENCY
----------------------------   ----------------------------------------------------------   ---------

FEES

Master Servicing Fee /         Payable with respect to each and every mortgage loan held     Monthly
Master Servicers               by the issuing entity, including the Ala Moana Portfolio
                               underlying mortgage loan, the DB AmeriCold Portfolio
                               underlying mortgage loan and the JQH Hotel Portfolio
                               B-Note underlying mortgage loan, each specially serviced
                               mortgage loan, if any, and each mortgage loan, if any, as
                               to which the corresponding mortgaged real property has
                               been acquired as foreclosure property (in whole or in
                               part) on behalf of the issuing entity, but excluding the
                               Mall of America underlying mortgage loan. With respect to
                               each such mortgage loan, the master servicing fee will:
                               (a) generally be calculated on the same interest accrual
                               basis as is applicable to the accrual of interest with
                               respect to that mortgage loan; (b) accrue on the same
                               principal amount as interest accrues or is deemed to
                               accrue on that mortgage loan; (c) accrue at an annual rate that ranges, on a loan-by-loan basis, from 0.02000% to
                               0.14500% per annum; and (d) be payable (i) monthly from
                               amounts allocable as interest with respect to that
                               mortgage loan and/or (ii) if the subject mortgage loan and any related foreclosure property has been liquidated on
                               behalf of the issuing entity, out of general collections
                               on the mortgage pool. Master servicing fees with respect
                               to any underlying mortgage loan will include the primary
                               servicing fees payable by the applicable master servicer
                               to any sub-servicer with respect to that mortgage loan.

Primary Servicing Fee on the   The applicable master servicer under the series CD
Ala Moana Portfolio            2006-CD3 pooling and servicing agreement will be entitled
underlying mortgage loan /CD   to receive a primary servicing fee calculated at the rate
2006-CD3 Master Servicer       of 0.01% per annum for primary servicing the Ala Moana
                               Portfolio underlying mortgage loan, which will be payable
                               in a manner similar to that described in clause (d) above.

Primary Servicing Fee on the   The applicable master servicer under the series COMM
Mall of America underlying     2006-C8 pooling and servicing agreement will be entitled
mortgage loan/COMM 2006-C8     to receive a primary servicing fee calculated at the rate
Master Servicer                of 0.02% per annum for primary servicing the Mall of
                               America underlying mortgage loan, which will be payable in a manner similar to that described in clause (d) above.

Primary Servicing Fee on the   The applicable primary servicer under the series JPMCC
DB AmeriCold Portfolio         2007-CIBC18 pooling and servicing agreement will be
underlying mortgage            entitled to receive a primary servicing fee calculated at
loan/JPMCC 2007-CIBC18         the rate of 0.01% per annum for primary servicing the DB
Master Servicer                AmeriCold Portfolio underlying mortgage loan, which will
                               be payable in a manner similar to that described in clause
                               (d) above.

Primary Servicing Fee on the   The applicable master servicer under the series JPMCC
JQH Hotel Portfolio B-Note     2006-LDP7 pooling and servicing agreement will be entitled
underlying mortgage            to receive a primary servicing fee calculated at the rate
loan/JPMCC 2006-LDP7 Master    of 0.01% per annum for primary servicing the JQH Hotel
Servicer                       Portfolio B-Note underlying mortgage loan, which will be
                               payable in a manner similar to that described in clause (d)
                               above.

Special Servicing Fee /        Payable with respect to each mortgage loan (other than the    Monthly
Special Servicer               Ala Moana Portfolio underlying mortgage loan, the Mall of
                               America underlying mortgage loan, the DB AmeriCold
                               Portfolio underlying mortgage loan and the JQH Hotel
                               Portfolio B-Note underlying mortgage loan) held by the
                               issuing entity that is being specially serviced or as to
                               which the

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                                      S-29

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      TYPE / RECIPIENT                                AMOUNT/SOURCE                         FREQUENCY
----------------------------   ----------------------------------------------------------   ---------

                               corresponding mortgaged real property has been acquired as foreclosure property (in whole or in part) on behalf of
                               the issuing entity. With respect to each such mortgage
                               loan, the special servicing fee will: (a) generally be
                               calculated on the same interest accrual basis as is
                               applicable to the accrual of interest with respect to that mortgage loan; (b) accrue on the same principal amount as
                               interest accrues or is deemed to accrue from time to time
                               on that mortgage loan; (c) accrue at a special servicing
                               fee rate of 0.25% per annum; and (d) be payable monthly
                               from general collections on the mortgage pool.

Workout Fee / Special          Payable with respect to each specially serviced mortgage      Time to
Servicer                       loan (other than the Ala Moana Portfolio underlying            time
                               mortgage loan, the Mall of America underlying mortgage
                               loan, the DB AmeriCold Portfolio underlying mortgage loan
                               and the JQH Hotel Portfolio B-Note underlying mortgage
                               loan) held by the issuing entity that the special servicer successfully works out. The workout fee will be payable
                               out of, and will be calculated by application of a workout fee rate of 1.0% to, each collection of principal and
                               interest, other than default interest and post-ARD
                               additional interest, received on the subject mortgage loan for so long as it is not returned to special servicing by
                               reason of an actual or reasonably foreseeable default.

Liquidation Fee / Special      Subject to the exceptions (including as regards the Ala       Time to
Servicer                       Moana Portfolio underlying mortgage loan, the Mall of          time
                               America underlying mortgage loan, the DB AmeriCold
                               Portfolio underlying mortgage loan and the JQH Hotel
                               Portfolio B-Note underlying mortgage loan) described under
                               "The Series CD 2007-CD4 Pooling and Servicing
                               Agreement--Servicing and Other Compensation and Payment of
                               Expenses--Principal Special Servicing Compensation--The
                               Liquidation Fee" in this prospectus supplement, payable
                               with respect to: (a) each specially serviced mortgage
                               loan--or any replacement mortgage loan substituted for
                               it--as to which the special servicer obtains a full or
                               discounted payoff from the related borrower; and (b) any
                               specially serviced mortgage loan or foreclosure property
                               as to which the special servicer receives any liquidation
                               proceeds, sale proceeds, insurance proceeds or
                               condemnation proceeds. As to each such specially serviced
                               mortgage loan or foreclosure property, the liquidation fee will be payable from, and will be calculated by
                               application of a liquidation fee rate of 1.0% to, the
                               related payment or proceeds.

Special Servicing Fee,         Comparable to the corresponding fees under the series CD     From time
Workout Fee and Liquidation    2007-CD4 pooling and servicing agreement and, to the          to time
Fee on the Ala Moana           extent earned with respect to the Ala Moana Portfolio
Portfolio underlying           loan combination, payable out of collections thereon,
mortgage loan/CD 2006-CD3      except that, in the case of the Ala Moana Portfolio loan
Special Servicer               combination, the special servicing fee will accrue at
                               0.25% per annum and the workout fee and liquidation fee
                               will be calculated at 1.0%.(1)

Special Servicing Fee,         Comparable to the corresponding fees under the series CD     From time
Workout Fee and Liquidation    2007-CD4 pooling and servicing agreement and, to the          to time
Fee on the Mall of America     extent earned with respect to the Mall of America loan
underlying mortgage            combination, payable out of collections thereon, except
loan/COMM 2006-C8 Special      that, in the case of the Mall of America loan
Servicer                       combination, the special servicing fee will accrue at
                               0.35% per annum (subject to a $4,000 monthly minimum) and
                               the workout fee and liquidation fee will be calculated at
                               1.0%.(1)

Special Servicing Fee,         Comparable to the corresponding fees under the series CD     From time
Workout Fee and Liquidation    2007-CD4  pooling and servicing agreement and, to the         to time
Fee on the DB AmeriCold        extent earned with respect to the DB AmeriCold Portfolio
Portfolio underlying           loan combination, payable out of collections thereon,
mortgage loan/2007-            except that, in the case of the DB AmeriCold Portfolio
                               loan combination, the special servicing fee will accrue
                               at

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                                      S-30

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      TYPE / RECIPIENT                                AMOUNT/SOURCE                         FREQUENCY
----------------------------   ----------------------------------------------------------   ---------

CIBC18 Special Servicer        0.25% per annum and the workout fee and liquidation fee
                               will be calculated at 1.0%.(1)

Special Servicing Fee,         Comparable to the corresponding fees under the series CD     From time
Workout Fee and Liquidation    2007-CD4  pooling and servicing agreement and, to the         to time
Fee on the JQH Hotel           extent earned with respect to the JQH Hotel Portfolio
Portfolio B-Note underlying    B-Note, payable out of collections thereon, except that,
mortgage loan/2006-LDP7        in the case of the JQH Hotel Portfolio B-Note, the
Special Servicer               special servicing fee will accrue at 0.35% per annum
                               (subject to a $4,000 monthly minimum) and the workout fee
                               and liquidation fee will be calculated at 1.0%.(1)(2)

Trustee and Certificate        Payable out of general collections on the mortgage pool       Monthly
Administrator Fee / Trustee    and, for any distribution date, will equal one month's
and Certificate                interest at 0.00035% per annum with respect to each and
Administrator                  every mortgage loan held by the issuing entity, including
                               the Ala Moana Portfolio underlying mortgage loan, the
                               Mall of America underlying mortgage loan, the DB
                               AmeriCold Portfolio underlying mortgage loan and the JQH
                               Hotel Portfolio B-Note underlying mortgage loan, each
                               specially serviced mortgage loan, if any, and each
                               mortgage loan, if any, as to which the corresponding
                               mortgaged real property has been acquired as foreclosure
                               property on behalf of the issuing entity.
EXPENSES

Servicing Advances /           To the extent of funds available, the amount of any           Time to
Trustee, Master Servicers      servicing advances.(3)(5)                                      time
or Special Servicer

Interest on Servicing          At a rate per annum equal to a published prime rate,          Time to
Advances / Master              accrued on the amount of each outstanding servicing            time
Servicers, Special Servicer    advance.(4)(5)
or Trustee

P&I Advances / Master          To the extent of funds available, the amount of any P&I       Time to
Servicers and Trustee          advances.(1)                                                   Time

Interest on P&I Advances /     At a rate per annum equal to a published prime rate,          Time to
Master Servicers and Trustee   accrued on the amount of each outstanding P&I                  Time
                               advance.(4)(5)

Indemnification Expenses /     Amount to which such party is entitled to indemnification     Time to
Depositor, Trustee,            under the series CD 2007-CD4 pooling and servicing             time
Certificate Administrator,     agreement.(6)
Master Servicers or Special
Servicer and any affiliate,
director, officer, employee
or agent of the Depositor,
Trustee, Certificate
Administrator, Master
Servicers or Special
Servicer

Servicing Advances,            Comparable to corresponding expenses under the series CD     From time
Interest on Servicing          2007-CD4 pooling and servicing agreement and, to the          to time.
Advances and                   extent related to the Ala Moana Portfolio underlying
Indemnification                mortgage loan, payable out of collections thereon.(1)
Expenses/Parties to CD
2006-CD3 Pooling and
Servicing Agreement and
Related Persons

Servicing Advances,            Comparable to corresponding expenses under the series CD     From time
Interest on Servicing          2007-CD4 pooling and servicing agreement and, to the          to time.
Advances and                   extent related to the Mall of America underlying mortgage
Indemnification                loan, payable out of collections thereon.(1)
Expenses/Parties to COMM
2006-C8 Pooling and
Servicing Agreement and
Related

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                                      S-31

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      TYPE / RECIPIENT                                AMOUNT/SOURCE                         FREQUENCY
----------------------------   ----------------------------------------------------------   ---------

Persons

Servicing Advances,            Comparable to corresponding expenses under the series CD     From time
Interest on Servicing          2007-CD4 pooling and servicing agreement and, to the          to time.
Advances and                   extent related to the DB AmeriCold Portfolio underlying
Indemnification                mortgage loan, payable out of collections thereon.(1)
Expenses/Parties to
2007-CIBC18 Pooling and
Servicing Agreement and
Related Persons

Servicing Advances,            Comparable to corresponding expenses under the series CD     From time
Interest on Servicing          2007-CD4 pooling and servicing agreement and, to the          to time.
Advances, Interest on          extent related to the JQH Hotel Portfolio B-Note
Delinquency Advances on        underlying mortgage loan or the related non-trust
Related Non-Trust Loan and     mortgage loan, payable out of collections thereon.(1)(7)
Indemnification
Expenses/Parties to
2006-LDP7 Pooling and
Servicing Agreement and
Related Persons

                               ----------
                               (1)  See "Description of the Mortgage Pool--The Loan Combinations--The
                                    Ala Moana Portfolio Loan Combination," "--The Mall of America
                                    Loan Combination," --The DB AmeriCold Portfolio Loan
                                    Combination," "Servicing of the Ala Moana Portfolio Mortgage
                                    Loan," "Servicing of the Mall of America Mortgage Loan,"
                                    "Servicing of the DB AmeriCold Portfolio America Mortgage Loan"
                                    and "Servicing of the JQH Hotel Portfolio B-Note Mortgage Loan"
                                    in this prospectus supplement.

                               (2)  Amounts otherwise payable to the issuing entity with respect to the JQH Hotel Portfolio B-Note underlying mortgage loan will be applied to cover special servicing fees, workout fees and
                                    liquidation fees earned with respect to the non-trust mortgage loan in the related loan combination before amounts on those non-trust loans are so applied.

                               (3)  Reimbursable out of collections on the related mortgage loan, except that advances that are determined not to be recoverable out of related collections will be reimbursable first out of general collections of principal on the mortgage pool and then out of other general collections on the mortgage pool.

                               (4)  Payable out of late payment charges and/or default interest on the related mortgage loan or, in connection with or after
                                    reimbursement of the related advance, out of general collections on the mortgage pool, although in some cases interest on advances may be payable first out of general collections of principal on the mortgage pool.

                               (5)  If any underlying mortgage loan is part of a loan combination that includes a subordinate non-trust mortgage loan (see "--The
                                    Underlying Mortgage Loans and the Mortgaged Real Properties--Loan
                                    Combinations" below), then collections on that subordinate non-trust mortgage loan will be available to make the subject payment/reimbursement.

                               (6)  Payable out of general collections on the mortgage pool. In general, none of the above specified persons are entitled to indemnification for (1) any liability specifically required to be borne by the related person pursuant to the terms of the series
                                    CD 2007-CD4 pooling and servicing agreement, or (2) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of, or the negligent disregard of, such party's obligations and duties under the series CD 2007-CD4 pooling and servicing agreement, or as may arise from a breach of any representation or warranty of such party made in the series CD 2007-CD4 pooling and servicing agreement.

                               (7)  In the case of the JQH Hotel Portfolio B-Note, payable out of collections on the subject loan combination.

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                                      S-32

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                                 The foregoing fees and expenses will generally
                                 be payable prior to distribution on the offered
                                 certificates. If any of the foregoing fees and
                                 expenses are identified as being payable out of
                                 a particular source of funds, then the subject
                                 fee or expense, as the case may be, will be
                                 payable out of that particular source of funds
                                 prior to any application of those funds to make
                                 payments with respect to the offered
                                 certificates. In addition, if any of the
                                 foregoing fees and expenses are identified as
                                 being payable out of general collections with
                                 respect to the mortgage pool, then the subject
                                 fee or expense, as the case may be, will be
                                 payable out of those general collections prior
                                 to any application of those general collections
                                 to make payments with respect to the offered
                                 certificates. Further information with respect
                                 to the foregoing fees and expenses, as well as
                                 information regarding other fees and expenses,
                                 is set forth under "Description of the Offered
                                 Certificates--Fees and Expenses" in this
                                 prospectus supplement.

REDUCTIONS OF CERTIFICATE
PRINCIPAL BALANCES IN
CONNECTION WITH LOSSES ON THE
UNDERLYING MORTGAGE LOANS AND
DEFAULT-RELATED AND OTHER
UNANTICIPATED EXPENSES........   As and to the extent described under
                                 "Description of the Offered
                                 Certificates--Reductions of Certificate
                                 Principal Balances in Connection with Realized
                                 Losses and Additional Trust Fund Expenses" in
                                 this prospectus supplement, losses on the
                                 underlying mortgage loans and default-related
                                 and/or otherwise unanticipated expenses of the
                                 issuing entity will generally be allocated to
                                 reduce the respective total principal balances
                                 of the following classes of series CD 2007-CD4
                                 principal balance certificates (or, in the case
                                 of the reference to "A-MFL" below, the class
                                 A-MFL REMIC regular interest), sequentially in
                                 the following order:

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                                      S-33

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                                     REDUCTION
                                       ORDER                    CLASS
                                 -----------------   ---------------------------
                                 1st..............                S
                                 2nd..............                Q
                                 3rd..............                P
                                 4th..............                O
                                 5th..............                N
                                 6th..............                M
                                 7th..............                L
                                 8th..............                K
                                 9th..............                J
                                 10th.............                H
                                 11th.............                G
                                 12th.............                F
                                 13th.............                E
                                 14th.............                D
                                 15th.............                C
                                 16th.............                B
                                 17th.............               A-J
                                 18th.............    A-MFX and A-MFL, pro rata
                                 19th.............   A-1, A-2A, A-2B, A-3, A-SB,
                                                       A-4 and A-1A, pro rata
                                                     by total principal balance

                                 Notwithstanding the foregoing, as and to the
                                 extent described under "Description of the
                                 Offered Certificates--Reductions of Certificate
                                 Principal Balances in Connection with Realized
                                 Losses and Additional Trust Fund Expenses" in
                                 this prospectus supplement, losses on the
                                 non-pooled portion of the One World Financial
                                 Center underlying mortgage loan and
                                 default-related and/or otherwise unanticipated
                                 expenses of the issuing entity relating to the
                                 One World Financial Center underlying mortgage
                                 loan will generally be allocated to reduce the
                                 respective total principal balances of the
                                 class WFC-3, WFC-2 and WFC-1 certificates, in
                                 that order, prior to being allocated to the
                                 other series CD 2007-CD4 principal balance
                                 certificates.

                                 Although losses on the underlying mortgage
                                 loans, extraordinary expenses and available
                                 funds shortfalls will not be directly allocated
                                 to the class A-MFL certificates, such losses,
                                 expenses and shortfalls may be allocated to the
                                 class A-MFL REMIC regular interest in reduction
                                 of the total principal balance of the class
                                 A-MFL REMIC regular interest and the amount of
                                 its interest entitlement, respectively. Any
                                 decrease in the total principal balance of the
                                 class A-MFL REMIC regular interest will result
                                 in a corresponding decrease in the total
                                 principal balance of the class A-MFL
                                 certificates, and any interest shortfalls
                                 suffered by the class A-MFL REMIC regular
                                 interest (for whatever reason) will reduce the
                                 amount of interest distributed on the class
                                 A-MFL certificates to the extent described in
                                 this prospectus supplement.

                                 See "Description of the Offered
                                 Certificates--Reductions of Certificate
                                 Principal Balances in Connection with Realized

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                                      S-34

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                                 Losses and Additional Trust Fund Expenses" in
                                 this prospectus supplement.

ADVANCES OF DELINQUENT
MONTHLY DEBT SERVICE
PAYMENTS......................   As and to the extent, and subject to the
                                 exceptions and limitations, described under
                                 "The Series CD 2007-CD4 Pooling and Servicing
                                 Agreement--Advances--Advances of Delinquent
                                 Monthly Debt Service Payments" in this
                                 prospectus supplement, each master servicer
                                 will be required to make (with respect to each
                                 mortgage loan serviced by that master servicer
                                 and, in the case of Wachovia Bank, National
                                 Association, the Ala Moana Portfolio underlying
                                 mortgage loan, the Mall of America underlying
                                 mortgage loan, the DB AmeriCold Portfolio
                                 underlying mortgage loan and the JQH Hotel
                                 Portfolio B-Note underlying mortgage loan), for
                                 each distribution date, a total amount of
                                 advances of principal and/or interest generally
                                 equal to all monthly debt service payments --
                                 other than balloon payments -- and assumed
                                 monthly debt service payments, in each case net
                                 of related master servicing fees (and, in the
                                 case of each of the Ala Moana Portfolio
                                 underlying mortgage loan, the Mall of America
                                 underlying mortgage loan, the DB AmeriCold
                                 Portfolio underlying mortgage loan and the JQH
                                 Hotel Portfolio B-Note underlying mortgage
                                 loan, further net of any related servicing fee
                                 under the related pooling and servicing
                                 agreement for the separate securitization
                                 pursuant to which it is being serviced), that:

                                 o    were due or deemed due, as the case may
                                      be, with respect to the underlying
                                      mortgage loans (including the non-pooled
                                      portion of the One World Financial Center
                                      underlying mortgage loan) during the
                                      related collection period; and

                                 o    were not paid by or on behalf of the
                                      respective borrowers or otherwise
                                      collected as of the close of business on
                                      the last day of the related collection
                                      period.

                                 In addition, the trustee must make any of those
                                 advances that a master servicer is required,
                                 but fails, to make. As described under "The
                                 Series CD 2007-CD4 Pooling and Servicing
                                 Agreement--Advances--Advances of Delinquent
                                 Monthly Debt Service Payments" in this
                                 prospectus supplement, any party that makes an
                                 advance will be entitled to be reimbursed for
                                 the advance, together with interest at a
                                 published prime rate.

                                 Notwithstanding the foregoing, none of the
                                 master servicers nor the trustee will be
                                 required to make any advance that it
                                 determines, or that the special servicer
                                 determines, will not be recoverable from
                                 proceeds of the related underlying mortgage
                                 loan.

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                                      S-35

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                                 See "The Series CD 2007-CD4 Pooling and
                                 Servicing Agreement--Advances" in this
                                 prospectus supplement and "Description of the
                                 Governing Documents--Advances" in the
                                 accompanying base prospectus.

REPORTS TO
CERTIFICATEHOLDERS............   On each distribution date, the certificate
                                 administrator will provide or make available to
                                 the registered holders of the series CD
                                 2007-CD4 certificates a monthly report
                                 substantially in the form of Annex D to this
                                 prospectus supplement. The certificate
                                 administrator's report will detail, among other
                                 things, the payments made to the series CD
                                 2007-CD4 certificateholders on that
                                 distribution date and the performance of the
                                 underlying mortgage loans and the mortgaged
                                 real properties.

                                 Upon reasonable prior notice, you may also
                                 review at the office of the certificate
                                 administrator, the trustee, the custodian, the
                                 master servicers and/or the special servicer
                                 during normal business hours a variety of
                                 information and documents that pertain to the
                                 underlying mortgage loans and the mortgaged
                                 real properties for those loans.

                                 See "Description of the Offered
                                 Certificates--Reports to Certificateholders;
                                 Available Information" in this prospectus
                                 supplement.

OPTIONAL TERMINATION..........   Specified parties to the transaction may
                                 terminate the issuing entity by purchasing all
                                 of the mortgage loans and any foreclosure
                                 properties held by the issuing entity, but only
                                 when the outstanding total principal balance of
                                 the series CD 2007-CD4 certificates with
                                 principal balances is less than 1.0% of the
                                 initial total principal balance of the series
                                 CD 2007-CD4 certificates with principal
                                 balances.

                                 In addition, following the date on which the
                                 total principal balance of the class A-1, A-2A,
                                 A-2B, A-3, A-SB, A-4, A-1A, A-MFX, A-MFL, A-J,
                                 B, C, D, E, F, G, H, J and K certificates are
                                 reduced to zero, the issuing entity may also be
                                 terminated, with the consent of 100% of the
                                 remaining series CD 2007-CD4 certificateholders
                                 (other than the class R certificateholders) and
                                 subject to such additional conditions as may be
                                 set forth in the series CD 2007-CD4 pooling and
                                 servicing agreement, in connection with the
                                 exchange of all the remaining series CD
                                 2007-CD4 certificates for all the mortgage
                                 loans and foreclosure properties held by the
                                 issuing entity at the time of the exchange.

                                 See "Description of the Offered
                                 Certificates--Termination" in this prospectus
                                 supplement.

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                                      S-36

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         THE UNDERLYING MORTGAGE LOANS AND THE MORTGAGED REAL PROPERTIES

GENERAL.......................   In this section, "--The Underlying Mortgage
                                 Loans and the Mortgaged Real Properties," we
                                 provide summary information with respect to the
                                 mortgage loans that we intend to transfer to
                                 the issuing entity. For more detailed
                                 information regarding those mortgage loans, you
                                 should review the following sections in this
                                 prospectus supplement:

                                 o    "Risk Factors;"

                                 o    "Description of the Mortgage Pool;"

                                 o    Annex A-1--Characteristics of the
                                      Underlying Mortgage Loans and the
                                      Mortgaged Real Properties;

                                 o    Annex A-2--Summary Characteristics of the
                                      Underlying Mortgage Loans and the
                                      Mortgaged Real Properties;

                                 o    Annex A-3--Summary Characteristics of the
                                      Underlying Mortgage Loans in Loan Group
                                      No. 1 and the related Mortgaged Real
                                      Properties;

                                 o    Annex A-4--Summary Characteristics of the
                                      Underlying Mortgage Loans in Loan Group
                                      No. 2 and the related Mortgaged Real
                                      Properties;

                                 o    Annex A-5--Characteristics of the
                                      Multifamily and Manufactured Housing
                                      Community Mortgaged Real Properties; and

                                 o    Annex B--Description of Fifteen Largest
                                      Mortgage Loans and/or Groups of
                                      Cross-Collateralized Mortgage Loans.

                                 For purposes of calculating distributions on
                                 the most senior classes of the series CD
                                 2007-CD4 certificates, the pool of mortgage
                                 loans backing the series CD 2007-CD4
                                 certificates (exclusive of the non-pooled
                                 portion of the One World Financial Center
                                 underlying mortgage loan) will be divided into
                                 a loan group no. 1 and a loan group no. 2.

                                 Loan group no. 1 will consist of 311 mortgage
                                 loans (exclusive of the non-pooled portion of
                                 the One World Financial Center underlying
                                 mortgage loan), with an initial loan group no.
                                 1 balance of $5,601,058,625 and representing
                                 approximately 84.9% of the initial mortgage
                                 pool balance, that are secured by the various
                                 property types that constitute collateral for
                                 those mortgage loans.

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                                      S-37

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                                 Loan group no. 2 will consist of 67 mortgage
                                 loans, with an initial loan group no. 2 balance
                                 of $998,756,654 and representing approximately
                                 15.1% of the initial mortgage pool balance,
                                 that are secured by multifamily properties,
                                 manufactured housing community properties and
                                 mixed use properties with a multifamily
                                 component.

                                 When reviewing the information that we have
                                 included in this prospectus supplement,
                                 including the Annexes hereto, with respect to
                                 the mortgage loans that are to back the offered
                                 certificates, please note that--

                                 o    All numerical information provided with
                                      respect to the underlying mortgage loans
                                      is provided on an approximate basis.

                                 o    References to initial mortgage pool
                                      balance mean the aggregate cut-off date
                                      principal balance of all the underlying
                                      mortgage loans; references to the initial
                                      loan group no. 1 balance mean the
                                      aggregate cut-off date principal balance
                                      of the underlying mortgage loans in loan
                                      group no. 1; and references to the initial
                                      loan group no. 2 balance mean the
                                      aggregate cut-off date principal balance
                                      of the underlying mortgage loans in loan
                                      group no. 2; provided that none of the
                                      initial mortgage pool balance, the initial
                                      loan group no. 1 balance or the initial
                                      loan group no. 2 balance reflects the
                                      cut-off date principal balance of the
                                      non-pooled portion of the One World
                                      Financial Center underlying mortgage loan.
                                      We will transfer each of the underlying
                                      mortgage loans, at its respective cut-off
                                      date principal balance, to the issuing
                                      entity. We show the cut-off date principal
                                      balance for each of the underlying
                                      mortgage loans (or, in the case of the One
                                      World Financial Center underlying mortgage
                                      loan, for the pooled portion thereof) on
                                      Annex A-1 to this prospectus supplement.

                                 o    All weighted average information provided
                                      with respect to the underlying mortgage
                                      loans reflects a weighting based on their
                                      respective cut-off date principal balances
                                      (or, in the case of the One World
                                      Financial Center underlying mortgage loan,
                                      unless the context clearly indicates
                                      otherwise, based on the cut-off date
                                      principal balance of the pooled portion
                                      thereof only).

                                 o    When information with respect to mortgaged
                                      real properties is expressed as a
                                      percentage of the initial mortgage pool
                                      balance, the initial loan group no. 1
                                      balance or the initial loan group no. 2
                                      balance, the percentages are based on the
                                      cut-off date principal balances of the
                                      related underlying mortgage loans or
                                      allocated portions of those balances (or,
                                      in the case of

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                                      S-38

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                                      the One World Financial Center underlying
                                      mortgage loan, unless the context clearly
                                      indicates otherwise, based on the cut-off
                                      date principal balance of the pooled
                                      portion thereof only).

                                 o    Unless specifically indicated otherwise
                                      (for example, with respect to
                                      loan-to-value and debt service coverage
                                      ratios and cut-off date balances per
                                      square foot of mortgaged real property, in
                                      which cases, each related pari passu
                                      and/or senior non-trust loan, if any, is
                                      taken into account), statistical
                                      information presented in this prospectus
                                      supplement with respect to each underlying
                                      mortgage loan that is part of a loan
                                      combination (see "--The Underlying
                                      Mortgage Loans and the Mortgaged Real
                                      Properties" below) excludes the related
                                      non-trust mortgage loan(s). Unless
                                      specifically indicated otherwise,
                                      statistical information presented in this
                                      prospectus supplement with respect to the
                                      One World Financial Center underlying
                                      mortgage loan excludes the non-pooled
                                      portion of that mortgage loan.

                                 o    If any of the underlying mortgage loans is
                                      secured by multiple mortgaged real
                                      properties, a portion of that mortgage
                                      loan has been allocated to each of those
                                      properties for purposes of providing
                                      various statistical information in this
                                      prospectus supplement as set forth on
                                      Annex A-1 to this prospectus supplement.

                                 o    The general characteristics of the entire
                                      mortgage pool backing the offered
                                      certificates are not necessarily
                                      representative of the general
                                      characteristics of either loan group no. 1
                                      or loan group no. 2. The yield and risk of
                                      loss on any class of offered certificates
                                      may depend on, among other things, the
                                      composition of each of loan group no. 1
                                      and loan group no. 2. The general
                                      characteristics of each such loan group
                                      should also be analyzed when making an
                                      investment decision.

                                 o    Whenever we refer to a particular
                                      underlying mortgage loan or mortgaged real
                                      property by name, we mean the underlying
                                      mortgage loan or mortgaged real property,
                                      as the case may be, identified by that
                                      name on Annex A-1 to this prospectus
                                      supplement. Whenever we identify a
                                      particular underlying mortgage loan by
                                      loan number, we are referring to the
                                      underlying mortgage loan identified by
                                      that loan number on Annex A-1 to this
                                      prospectus supplement.

                                 o    Statistical information regarding the
                                      underlying mortgage loans may change prior
                                      to the date of initial issuance of the
                                      offered certificates due to changes in the
                                      composition of the mortgage pool prior to
                                      that date, and

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                                      S-39

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                                      the initial mortgage pool balance may be
                                      as much as 5% larger or smaller than
                                      indicated.

LOAN COMBINATIONS.............   Ten (10) underlying mortgage loans are, in each
                                 case, part of a loan combination comprised of
                                 two (2) or more cross-defaulted mortgage loans
                                 that are all: (a) obligations of the same
                                 borrower(s); and (b) secured by the same
                                 mortgage instrument(s) encumbering the same
                                 mortgaged real property or properties. One or
                                 more (but not all) of the mortgage loans in
                                 each such loan combination will be transferred
                                 to the issuing entity. The other mortgage
                                 loan(s) in each such loan combination will not
                                 be transferred to the issuing entity, and each
                                 is sometimes referred to in this prospectus
                                 supplement as a non-trust mortgage loan.

                                 The following underlying mortgage loans are
                                 each part of a loan combination:

                                                                           ORIGINAL
                                                                           PRINCIPAL      ORIGINAL
                                                                % OF        BALANCE       PRINCIPAL
                                                    % OF      INITIAL     OF RELATED       BALANCE
    MORTGAGED PROPERTY NAME                        INITIAL      LOAN      PARI PASSU     OF RELATED
  (AS IDENTIFIED ON ANNEX A-1    CUT-OFF DATE     MORTGAGE   GROUP NO.      /SENIOR      SUBORDINATE
      TO THIS PROSPECTUS          PRINCIPAL         POOL        1/2        NON-TRUST      NON-TRUST
          SUPPLEMENT)              BALANCE         BALANCE    BALANCE      LOANS(1)       LOANS(2)
------------------------------   ------------     --------   ---------   ------------   ------------

1.  Ala Moana Portfolio          $404,000,000      6.1%        7.2%      $796,000,000   $300,000,000
2.  Mall of America              $306,000,000      4.6%        5.5%      $449,000,000        NAP
3.  One World Financial Center   $257,000,000(3)   3.9%(3)     4.6%(3)        NAP       $ 12,500,000
4.  Four Seasons Resort Maui     $250,000,000      3.8%        4.5%      $175,000,000        NAP
5.  CGM AmeriCold Portfolio      $180,000,000      2.7%        3.2%      $145,000,000        NAP
6.  DB AmeriCold Portfolio       $180,000,000      2.7%        3.2%      $170,000,000        NAP
7.  JQH Hotel Portfolio B-Note   $  9,888,519      0.1%        0.2%      $152,000,000        NAP
8.  Bi-Lo Stores                 $  7,560,000      0.1%        0.1%           NAP       $    495,000
9.  Crown Ridge Apartments       $  6,983,004      0.1%        0.7%           NAP       $    437,500
10. Chestnut Hill IV             $  2,300,000      0.03%      0.04%           NAP       $    150,000

----------
(1)  Except in the case of the JQH Hotel Portfolio B-Note, reflects pari passu non-trust mortgage loans that are, in each case, entitled to payments of interest and principal on a pro rata and pari passu basis with the underlying mortgage loan that is part of the subject loan combination. In the case of the JQH Hotel Portfolio B-Note underlying mortgage loan, reflects senior non-trust mortgage loan that is entitled to payments of interest and principal on a senior basis relative to the JQH Hotel
     Portfolio B-Note underlying mortgage loan.

(2)  Reflects subordinate non-trust mortgage loans that are, in each case: (i)
     prior to the occurrence of certain material uncured events of default, entitled to monthly payments of principal and interest on a pro rata (but subordinate) basis with the related underlying mortgage loan in the subject loan combination; and (ii) following and during the continuance of certain material uncured events of default with respect to the subject loan combination, entitled to payments of principal and interest, only following payment of all accrued interest (other than default interest) and the total outstanding principal balance of the related underlying mortgage loan in the subject loan combination.

(3)  The One World Financial Center underlying mortgage loan consists of a senior pooled portion and a junior non-pooled portion. The principal balance and calculations reflected in the table are based on the senior pooled portion only, and do not reflect the junior non-pooled portion with a principal balance of $40,500,000 as of the cut-off date.

                                 See "Description of the Mortgage Pool--The Loan
                                 Combinations" in this prospectus supplement for
                                 a description of the related co-lender
                                 arrangement and the priority of payments

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                                 among the mortgage loans comprising each of the
                                 above-discussed loan combinations, and see "The
                                 Series CD 2007-CD4 Pooling and Servicing
                                 Agreement--The Series CD 2007-CD4 Controlling
                                 Class Representative, the Class WFC
                                 Representative and the Serviced Non-Trust Loan
                                 Noteholders" and "Description of the Mortgage
                                 Pool--The Loan Combinations" in this prospectus
                                 supplement for a description of certain rights
                                 of the holders of the respective mortgage loans
                                 in those loan combinations that will not be
                                 included in the series CD 2007-CD4
                                 securitization transaction. See also the
                                 description of the Ala Moana Portfolio
                                 underlying mortgage loan, the Mall of America
                                 underlying mortgage loan, the One World
                                 Financial Center underlying mortgage loan, the
                                 CGM AmeriCold Portfolio underlying mortgage
                                 loan, the DB AmeriCold Portfolio underlying
                                 mortgage loan, the One World Financial Center
                                 underlying mortgage loan and the Four Seasons
                                 Resort Maui underlying mortgage loan on Annex B
                                 to this prospectus supplement and "Risk
                                 Factors--The Mortgaged Real Properties that
                                 Secure Some Mortgage Loans in the Series CD
                                 2007-CD4 Securitization Transaction Also Secure
                                 One or More Related Mortgage Loans That Will
                                 Not Be Transferred to the Issuing Entity; The
                                 Interests of the Holders of Those Related
                                 Mortgage Loans May Conflict with Your
                                 Interests" in this prospectus supplement.

ACQUISITION OF MORTGAGE
LOANS.........................   On or prior to the date of initial issuance of
                                 the offered certificates, we will acquire the
                                 underlying mortgage loans from the sponsors and
                                 will transfer those mortgage loans to the
                                 issuing entity.

                                 Following the date of initial issuance of the
                                 series CD 2007-CD4 certificates, no party will
                                 have the ability to add mortgage loans to the
                                 assets of the issuing entity. However,
                                 substitutions of underlying mortgage loans as
                                 to which there exists a material uncured breach
                                 of certain representations and warranties or a
                                 material uncured document defect or omission
                                 may occur under the circumstances described
                                 under "Description of the Mortgage
                                 Pool--Representations and Warranties;
                                 Repurchases and Substitutions," "--Assignment
                                 of the Mortgage Loans; Repurchases and
                                 Substitutions" and "--Repurchase or
                                 Substitution of Cross-Collateralized Mortgage
                                 Loans" in this prospectus supplement.

PAYMENT AND OTHER TERMS

A. General....................   Each of the mortgage loans that we intend to
                                 transfer to the issuing entity is the
                                 obligation of a borrower to repay a specified
                                 sum with interest.

                                 Repayment of each of the mortgage loans that we
                                 intend to transfer to the issuing entity is
                                 secured by a mortgage lien on the fee simple
                                 and/or leasehold interest of the related
                                 borrower or

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                                      S-41

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                                 another party in one or more commercial,
                                 multifamily or manufactured housing community
                                 real properties. That mortgage lien will
                                 generally be a first priority lien, except for
                                 limited permitted encumbrances, which we
                                 identify in the glossary to this prospectus
                                 supplement. However, six (6) of the underlying
                                 mortgage loans that are part of a loan
                                 combination, representing 20.2% of the initial
                                 mortgage pool balance and 23.7% of the initial
                                 loan group no. 1 balance, respectively, are
                                 pari passu (or, in one such case, subordinate)
                                 in right of payment to one or more other
                                 mortgage loans that are not assets of the
                                 issuing entity.

                                 All of the mortgage loans that we intend to
                                 transfer to the issuing entity are or should be
                                 considered nonrecourse. None of those mortgage
                                 loans is insured or guaranteed by any
                                 governmental agency or instrumentality or by
                                 any private mortgage insurer.

B. Mortgage Rates.............   Each of the mortgage loans that we intend to
                                 transfer to the issuing entity currently
                                 accrues interest at the annual rate specified
                                 with respect to that loan on Annex A-1 to this
                                 prospectus supplement. Except as otherwise
                                 described below with respect to those mortgage
                                 loans that have anticipated repayment dates,
                                 the mortgage rate for each mortgage loan that
                                 we intend to transfer to the issuing entity is,
                                 in the absence of default, fixed for the entire
                                 term of the loan.

C. Balloon Loans..............   Three-hundred sixty-three (363) of the mortgage
                                 loans that we intend to transfer to the issuing
                                 entity, representing 97.9% of the initial
                                 mortgage pool balance, of which 297 mortgage
                                 loans are in loan group no. 1, representing
                                 97.6% of the initial loan group no. 1 balance,
                                 and 66 mortgage loans are in loan group no. 2,
                                 representing 99.3% of the initial loan group
                                 no. 2 balance, each provide for:

                                 o    an amortization schedule that is
                                      significantly longer than its remaining
                                      term to stated maturity or for no
                                      amortization prior to stated maturity; and

                                 o    a substantial balloon payment of principal
                                      on its maturity date.

                                 Fifty-seven (57) of the 363 balloon mortgage
                                 loans that we intend to transfer to the issuing
                                 entity, representing 59.3% of the initial
                                 mortgage pool balance, of which 42 mortgage
                                 loans are in loan group no. 1, representing
                                 60.2% of the initial loan group no. 1 balance,
                                 and 15 mortgage loans are in loan group no. 2,
                                 representing 54.2% of the initial loan group
                                 no. 2 balance, provide for payments of interest
                                 only until maturity. One-hundred sixty-two
                                 (162) other balloon mortgage loans that we
                                 intend to transfer to the issuing entity,
                                 representing 28.1% of the initial mortgage pool
                                 balance, of which 132 mortgage loans are in
                                 loan group no. 1, representing 26.8 of the
                                 initial loan group

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                                 no. 1 balance, and 30 mortgage loans are in
                                 loan group no. 2, representing 35.6% of the
                                 initial loan group no. 2 balance, provide for
                                 payments of interest only for periods ending
                                 prior to maturity that range from the first 12
                                 to the first 61 payments following origination.

D. ARD Loans..................   Eleven (11) of the mortgage loans that we
                                 intend to transfer to the issuing entity,
                                 representing 1.9% of the initial mortgage pool
                                 balance, of which 10 mortgage loans are in loan
                                 group no. 1, representing 2.1% of the initial
                                 loan group no. 1 balance, and one (1) mortgage
                                 loan is in loan group no. 2, representing 0.7%
                                 of the initial loan group no. 2 balance, each
                                 provides incentives to the related borrower to
                                 pay the subject mortgage loan in full by a
                                 specified date prior to maturity. We consider
                                 that date to be the anticipated repayment date
                                 for each of those mortgage loans. There can be
                                 no assurance, however, that these incentives
                                 will result in any of those mortgage loans
                                 being paid in full on or before its anticipated
                                 repayment date. The incentives, which in each
                                 case will become effective as of the related
                                 anticipated repayment date, may (but need not)
                                 include:

                                 o    the calculation of interest at an annual
                                      rate in excess of the initial mortgage
                                      rate, which additional interest will be
                                      deferred, may be compounded, will be
                                      payable only after the outstanding
                                      principal balance of the mortgage loan is
                                      paid in full and, if collected, will be
                                      distributed with respect to the class Y
                                      certificates; and

                                 o    the application of all or a portion of
                                      excess cash flow from the mortgaged real
                                      property, after debt service payments and
                                      any specified reserves or expenses have
                                      been funded or paid, to pay the principal
                                      amount of the mortgage loan, which payment
                                      of principal will be in addition to the
                                      principal portion of the normal monthly
                                      debt service payment.

                                 Nine (9) of the 11 mortgage loans with
                                 anticipated repayment dates that we intend to
                                 transfer to the issuing entity, representing
                                 1.5% of the initial mortgage pool balance, of
                                 which eight (8) mortgage loans are in loan
                                 group no. 1, representing 1.7% of the initial
                                 loan group no. 1 balance, and one (1) mortgage
                                 loan is in loan group no. 2, representing 0.7%
                                 of the initial loan group no. 2 balance,
                                 provide for payments of interest only up to the
                                 related anticipated repayment date. Two (2) of
                                 the mortgage loans with anticipated repayment
                                 dates that we intend to transfer to the issuing
                                 entity, representing 0.4% of the initial
                                 mortgage pool balance and 0.4% of the initial
                                 loan group no. 1 balance, provide for payments
                                 of interest only for periods ending prior to
                                 the anticipated repayment date that range from
                                 the first 24 to 60 payments following
                                 origination.

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E. Fully Amortizing Loans.....   Four (4) mortgage loans that we intend to
                                 transfer to the issuing entity, representing
                                 0.2% of the initial mortgage pool balance and
                                 0.3% of the initial loan group no. 1 balance,
                                 have payment schedules that provide for the
                                 payment of the subject mortgage loans in full
                                 or substantially in full by their respective
                                 maturity dates. These mortgage loans do not
                                 provide for any of the repayment incentives
                                 associated with a mortgage loan that has an
                                 anticipated repayment date.

DELINQUENCY STATUS/LOSS
   INFORMATION................   None of the mortgage loans that we intend to
                                 transfer to the issuing entity was more than 30
                                 days delinquent with respect to any monthly
                                 debt service payment at any time since
                                 origination of the subject underlying mortgage
                                 loan. Further, none of the mortgage loans that
                                 we intend to transfer to the issuing entity
                                 have experienced any losses of principal or
                                 interest (through forgiveness of debt or
                                 restructuring) since origination.

PREPAYMENT RESTRICTIONS.......   As indicated on Annex A-1 to this prospectus
                                 supplement, except for 10 mortgage loans (loan
                                 numbers 18, 93, 145, 197, 202, 235, 265, 294,
                                 296 and 325) that are no longer in prepayment
                                 lockout periods or did not have a prepayment
                                 lockout period, the mortgage loans that we
                                 intend to transfer to the issuing entity
                                 currently (as of the cut-off date) provide for
                                 a prepayment lock-out period, during which the
                                 principal balance of the mortgage loan may not
                                 be voluntarily prepaid in whole or in part, and
                                 which lock-out period will be followed by one
                                 or both of:

                                 o    a defeasance period, during which
                                      voluntary prepayments are still
                                      prohibited, but the related borrower may
                                      obtain a full or partial release of the
                                      related mortgaged real property through
                                      defeasance; or

                                 o    a prepayment consideration period, during
                                      which voluntary prepayments are permitted,
                                      subject to the payment of a yield
                                      maintenance premium or other additional
                                      consideration for the prepayment.

                                 Four (4) of the 10 mortgage loans (loan numbers
                                 197, 202, 235 and 325) referred to in the
                                 preceding paragraph are currently in defeasance
                                 periods. A fifth mortgage loan (loan number
                                 121) will be in a defeasance period prior to
                                 the second anniversary of the date of initial
                                 issuance of the series CD 2007-CD4
                                 certificates. However, if the related borrower
                                 under any of these five (5) mortgage loans
                                 elects to defease its mortgage loan prior to
                                 the second anniversary of the date of initial
                                 issuance of the series CD 2007-CD4
                                 certificates, the related mortgage loan seller
                                 or other prior holder, as applicable, will be
                                 required to purchase the subject mortgage loan
                                 from the issuing entity along with the payment
                                 of a yield maintenance charge. See "Description
                                 of the Mortgage Pool--Repurchase for Early
                                 Defeasance" in this prospectus supplement.

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                                 Six (6) of the 10 mortgage loans (loan numbers
                                 18, 93, 145, 265, 294 and 296) referred to in
                                 the preceding paragraph are currently in
                                 prepayment consideration periods.

                                 Notwithstanding the foregoing prepayment
                                 restrictions, prepayments may occur in
                                 connection with loan defaults, casualties and
                                 condemnations in respect of the mortgaged real
                                 properties and, in certain cases, out of cash
                                 holdbacks where certain conditions relating to
                                 the holdback have not been satisfied.
                                 Furthermore, prepayment premiums and/or yield
                                 maintenance charges may not be payable in
                                 connection with prepayments of this type.

                                 The prepayment terms of each of the mortgage
                                 loans that we intend to transfer to the issuing
                                 entity are set forth in Annex A-1 to this
                                 prospectus supplement. See also "Description of
                                 the Mortgage Pool--Terms and Conditions of the
                                 Underlying Mortgage Loans--Prepayment
                                 Provisions" in this prospectus supplement.

DEFEASANCE....................   Three-hundred one (301) of the mortgage loans
                                 that we intend to transfer to the issuing
                                 entity, representing 85.4% of the initial
                                 mortgage pool balance, of which 253 mortgage
                                 loans are in loan group no. 1, representing
                                 92.1% of the initial loan group no. 1 balance,
                                 and 48 mortgage loans are in loan group no. 2,
                                 representing 48.2% of the initial loan group
                                 no. 2 balance, permit the related borrower to
                                 defease the mortgage loan and obtain a release
                                 of the mortgaged real property from the related
                                 mortgage lien by delivering U.S. Treasury
                                 obligations or other government securities as
                                 substitute collateral, but prohibit voluntary
                                 prepayments during the defeasance period. All
                                 but five (5) of those 301 mortgage loans (loan
                                 numbers 121, 197, 202, 235 and 325) prohibit
                                 defeasance prior to the second anniversary of
                                 the date of initial issuance of the series CD
                                 2007-CD4 certificates. As indicated under
                                 "--Prepayment Restrictions" above, four (4) of
                                 these five (5) mortgage loans may be defeased
                                 at any time and the fifth such mortgage loan
                                 will commence a defeasance period prior to the
                                 second anniversary of the date of initial
                                 issuance of the series CD 2007-CD4
                                 certificates. If the related borrower defeases
                                 any of these five (5) mortgage loans on a date
                                 that is earlier than the second anniversary of
                                 the date of initial issuance of the series CD
                                 2007-CD4 certificates, then the related
                                 mortgage loan seller or other prior holder, as
                                 applicable, will be obligated to repurchase the
                                 subject mortgage loan from the issuing entity
                                 along with the payment of a yield maintenance
                                 charge.

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ADDITIONAL STATISTICAL
INFORMATION...................   Set forth below is selected statistical
                                 information regarding the mortgage pool, loan
                                 group no. 1 and loan group no. 2, respectively.

A. GENERAL CHARACTERISTICS....   The mortgage pool, loan group no. 1 and loan
                                 group no. 2, respectively, will have the
                                 following general characteristics as of the
                                 cut-off date:

                                    MORTGAGE        LOAN GROUP      LOAN GROUP
                                      POOL             NO. 1           NO. 2
                                 --------------   --------------   ------------
Initial mortgage pool/loan
   group balance .............   $6,599,815,279   $5,601,058,625   $998,756,654
Number of mortgage loans .....              378              311             67
Number of mortgaged real
   properties ................              474              404             70
Highest cut-off date principal
   balance ...................   $  404,000,000   $  404,000,000   $225,000,000
Lowest cut-off date principal
   balance ...................   $    1,097,691   $    1,097,691   $  1,200,000
Average cut-off date principal
   balance ...................   $   17,459,829   $   18,009,835   $ 14,906,816
Highest mortgage rate ........           9.0000%          9.0000%        6.5100%
Lowest mortgage rate .........           5.0600%          5.1740%        5.0600%
Weighted average mortgage
   rate ......................           5.7194%          5.7070%        5.7885%
Longest original loan term to
   maturity or anticipated
   repayment date ............       301 months       301 months     180 months
Shortest original loan term to
   maturity or anticipated
   repayment date ............        60 months        60 months      60 months
Weighted average original loan
   term to maturity or
   anticipated repayment
   date ......................       104 months       104 months     101 months
Longest remaining loan term to
   maturity or anticipated
   repayment date ............       240 months       240 months     180 months
Shortest remaining loan term
   to maturity or anticipated
   repayment date ............        49 months        49 months      58 months
Weighted average remaining
   loan term to maturity or
   anticipated repayment
   date ......................       101 months       102 months      98 months
Highest underwritten net cash
   flow debt service coverage
   ratio .....................             4.33x            4.33x          2.63x
Lowest underwritten net cash
   flow debt service coverage
   ratio .....................             1.00x            1.00x          1.00x
Weighted average underwritten
   net cash flow debt service
   coverage ratio ............             1.55x            1.58x          1.34x
Highest cut-off date
   loan-to-value ratio .......            82.00%           82.00%         80.58%
Lowest cut-off date
   loan-to-value ratio .......            17.86%           17.86%         36.64%
Weighted average cut-off date
   loan-to-value ratio .......            66.76%           65.90%         71.63%
Highest maturity date/ARD
   loan-to-value ratio(1) ....            80.97%           80.97%         80.15%
Lowest maturity date/ARD
   loan-to-value ratio(1) ....            14.45%           14.45%         31.01%
Weighted average maturity
   date/ARD loan-to-value
   ratio(1) ..................            63.76%           62.92%         68.41%

----------
(1)  Excludes fully amortizing loans.

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                                      S-46

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                                 When reviewing the foregoing table, please note
                                 the following:

                                 o    The initial mortgage pool balance is
                                      subject to a permitted variance of plus or
                                      minus 5%. The initial loan group no. 1
                                      balance and the initial loan group no. 2
                                      balance may each also vary.

                                 o    In the case of two (2) of the mortgage
                                      loans that we intend to transfer to the
                                      issuing entity (loan numbers 7 and 8),
                                      representing 7.2% of the initial mortgage
                                      pool balance, of which one (1) mortgage
                                      loan is in loan group no. 1, representing
                                      4.5% of the initial loan group no. 1
                                      balance, and one (1) mortgage loan is in
                                      loan group no. 2, representing 22.5% of
                                      the initial loan group no. 2 balance,
                                      respectively, the calculation of
                                      underwritten net cash flow for the related
                                      mortgaged real property or properties --
                                      which is, in turn, used in the calculation
                                      of underwritten net cash flow debt service
                                      coverage ratios -- was based on various
                                      assumptions regarding projected rental
                                      income and/or occupancy. Furthermore, in
                                      the case of 13 mortgage loans that we
                                      intend to transfer to the issuing entity
                                      (loan numbers 31, 35, 38, 68, 70, 98, 128,
                                      129, 143, 160, 163, 227 and 269),
                                      representing 2.9% of the initial mortgage
                                      pool balance, of which eight (8) mortgage
                                      loans are in loan group no. 1,
                                      representing 1.8% of the initial loan
                                      group no. 1 balance, and five (5) mortgage
                                      loans are in loan group no. 2,
                                      representing 9.0% of the initial loan
                                      group no. 2 balance, respectively, the
                                      debt service coverage information, and in
                                      the case of six (6) mortgage loans (loan
                                      numbers 70, 98, 129, 143, 160 and 227),
                                      representing 0.9% of the initial mortgage
                                      pool balance, of which four (4) mortgage
                                      loans are in loan group no. 1,
                                      representing 0.7% of the initial loan
                                      group no. 1 balance and two (2) mortgage
                                      loans are in loan group no. 2,
                                      representing 1.8% of the initial loan
                                      group no. 2 balance, respectively, the
                                      cut-off date loan-to-value ratio and
                                      maturity date/ARD loan-to-value ratio
                                      information, presented in the foregoing
                                      table (a) takes into account various
                                      assumptions regarding the financial
                                      performance of the related mortgaged real
                                      property that are consistent with the
                                      respective performance related criteria
                                      required to obtain the release of a cash
                                      holdback or, in the case of five (5) of
                                      these mortgage loans, a guaranty that
                                      serves as additional collateral or
                                      otherwise covers losses to a limited
                                      extent and/or (b) reflects an application
                                      of that cash holdback or guaranty to pay
                                      down the subject mortgage loan, with (if
                                      applicable) a corresponding reamortization
                                      of the monthly debt service payment. In
                                      addition, in the case of 11 mortgage loans
                                      (loan numbers 8, 16, 25, 31, 78, 99, 163,
                                      206, 210, 232 and 275), representing 6.7%
                                      of the initial mortgage pool balance, of
                                      which eight (8) mortgage loans are in loan
                                      group no.

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                                      S-47

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                                      1, representing 3.1% of the initial loan
                                      group no. 1 balance, and three (3)
                                      mortgage loans are in loan group no. 2,
                                      representing 27.3% of the initial loan
                                      group no. 2 balance, respectively, the
                                      "as-stabilized" appraised value was used
                                      to calculate the loan-to-value ratios.

                                 o    In the case of each mortgage loan that is
                                      part of a loan combination, the
                                      loan-to-value and debt service coverage
                                      information presented in the foregoing
                                      table takes into account each non-trust
                                      mortgage loan that is part of the related
                                      loan combination and that is senior to, or
                                      pari passu in right of payment with, the
                                      related underlying mortgage loan, but does
                                      not take into account any related
                                      subordinate non-trust mortgage loans in a
                                      loan combination. In the case of the One
                                      World Financial Center underlying mortgage
                                      loan, the loan-to-value and debt service
                                      coverage information presented in the
                                      forgoing tables does not take into account
                                      the subordinate non-pooled portion of the
                                      One World Financial Center underlying
                                      mortgage loan.

B. GEOGRAPHIC CONCENTRATION...   The table below shows the number of, and the
                                 respective percentages of the initial mortgage
                                 pool balance, the initial loan group no. 1
                                 balance and the initial loan group no. 2
                                 balance secured by, mortgaged real properties
                                 located in the indicated states or regions:

                                                                    % OF INITIAL
                            NUMBER OF  % OF INITIAL  % OF INITIAL    LOAN GROUP
                            MORTGAGED    MORTGAGE      LOAN GROUP       NO. 2
       STATE/REGION        PROPERTIES  POOL BALANCE  NO. 1 BALANCE     BALANCE
-------------------------  ----------  ------------  -------------  ------------
New York.................       54         18.6%         17.2%          26.1%
California...............       50         10.5%         10.0%          13.4%
   Southern California...       39          8.0%          8.4%           5.5%
   Northern California...       11          2.5%          1.6%           7.9%
Hawaii...................        6         10.1%         11.9%            --
Texas....................       47          7.0%          7.2%           6.1%
Minnesota................        4          4.8%          5.6%           0.4%
Pennsylvania.............       15          4.0%          4.0%           4.2%
Florida..................       24          3.6%          2.6%           8.9%
North Carolina...........       21          3.6%          4.0%           1.1%
Illinois.................       11          3.4%          2.7%           7.2%
Colorado.................       10          3.1%          3.6%            --
Other....................      232         31.3%         31.1%          32.5%

                                 The reference to "Other" in the foregoing
                                 table, insofar as it relates to the entire
                                 mortgage pool, includes 34 other states and the
                                 District of Columbia. No more than 2.8% of the
                                 initial mortgage pool balance is secured by
                                 mortgaged real properties located in any of
                                 those other jurisdictions. Northern California
                                 includes areas with zip codes of 93720 and
                                 above, and Southern California includes areas
                                 with zip codes of 92870 and below.

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                                      S-48

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C. PROPERTY TYPES.............   The table below shows the number of, and the
                                 respective percentages of the initial mortgage
                                 pool balance, the initial loan group no. 1
                                 balance and the initial loan group no. 2
                                 balance secured by, mortgaged real properties
                                 predominantly operated for each indicated
                                 purpose:

                                              % OF        % OF
                                             INITIAL    INITIAL
                                 NUMBER OF  MORTGAGE     LOAN       % OF INITIAL
                                 MORTGAGED    POOL    GROUP NO. 1    LOAN GROUP
        PROPERTY TYPES          PROPERTIES   BALANCE    BALANCE    NO. 2 BALANCE
------------------------------  ----------  --------  -----------  -------------
Office........................      102       32.5%      38.3%           --
   CBD........................       14       18.0%      21.2%           --
   Suburban...................       74       12.7%      15.0%           --
   Medical Office.............       14        1.8%       2.1%           --
Retail........................      111       26.3%      31.0%           --
   Regional Mall..............        6       14.9%      17.5%           --
   Anchored...................       29        6.5%       7.7%           --
   Unanchored.................       44        3.2%       3.7%           --
   Anchored, Single Tenant....       21        1.0%       1.2%           --
   Shadow Anchored............        9        0.7%       0.8%           --
   Unanchored, Single Tenant..        2        0.1%       0.1%           --
Multifamily...................       59       13.6%        --          89.8%
   Conventional...............       45        9.0%        --          59.3%
   High-Rise..................        1        3.4%        --          22.5%
   Student Housing............        9        0.7%        --           4.5%
   Senior Housing.............        4        0.5%        --           3.4%
Hospitality...................       35       11.3%      13.3%           --
   Full Service...............       13        8.7%      10.3%           --
   Limited Service............       19        2.1%       2.4%           --
   Extended Stay..............        3        0.5%       0.6%           --
Industrial....................       93       10.3%      12.1%           --
Mixed Use.....................       14        2.7%       1.8%          7.4%
Self Storage..................       46        2.4%       2.8%           --
Manufactured Housing
   Community..................       10        0.8%       0.5%          2.8%
Other.........................        2        0.2%       0.2%           --
Land..........................        2        0.1%       0.1%           --

                                 With respect to each of the nine (9) mortgaged
                                 real properties identified in the foregoing
                                 table as "Shadow Anchored," none of the
                                 relevant anchor tenants is on any portion of
                                 the particular property that is subject to the
                                 lien of the related mortgage instrument.

D. ENCUMBERED INTERESTS.......   The table below shows the number of, and the
                                 respective percentages of the initial mortgage
                                 pool balance, the initial loan group no. 1
                                 balance and the initial loan group no. 2
                                 balance secured by, mortgaged real properties
                                 for which the whole or predominant encumbered
                                 interest is as indicated:

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                                      S-49

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                                              % OF       % OF
                                             INITIAL    INITIAL
                                 NUMBER OF  MORTGAGE     LOAN       % OF INITIAL
                                 MORTGAGED    POOL    GROUP NO. 1    LOAN GROUP
      ENCUMBERED INTERESTS      PROPERTIES   BALANCE    BALANCE    NO. 2 BALANCE
------------------------------  ----------  --------  -----------  -------------
Fee Simple....................    449 (1)     84.9%      82.3%         99.3%
Leasehold.....................     19 (2)     12.0%      14.0%          0.7%
Fee Simple in part and
   Leasehold in part..........      6 (3)      3.1%       3.6%           --

----------
(1)  Three-hundred eighty (380) of these mortgaged real properties secure mortgage loans in loan group no. 1 and 69 of these mortgaged real properties secure mortgage loans in loan group no. 2.

(2)  Eighteen (18) of these mortgaged real properties secure mortgage loans in loan group no. 1 and one (1) of these mortgaged real properties secures a mortgage loan in loan group no. 2.

(3)  All of these mortgaged real properties secure mortgage loans in loan group
     no. 1.

                                 It should be noted that each mortgage loan
                                 secured by overlapping fee and leasehold
                                 interests is presented as being secured by a
                                 fee simple interest in this prospectus
                                 supplement and is therefore included within the
                                 category referred to as "Fee Simple" in the
                                 chart above.

REMOVAL OF UNDERLYING MORTGAGE
   LOANS

A.   REPURCHASE OR
     SUBSTITUTION DUE TO
     BREACH OF REPRESENTATION
     OR WARRANTY, A DOCUMENT
     DEFICIENCY OR EARLY
     DEFEASANCE...............   As of the date of initial issuance of the
                                 offered certificates, and subject to certain
                                 exceptions, each sponsor will make with respect
                                 to each underlying mortgage loan contributed by
                                 it--or, as described in the next paragraph,
                                 another prior holder of that mortgage loan will
                                 make with respect thereto--the representations
                                 and warranties generally described under
                                 "Description of the Mortgage
                                 Pool--Representations and Warranties;
                                 Repurchases and Substitutions" in this
                                 prospectus supplement. If there exists a
                                 material uncured breach of any of those
                                 representations and warranties, or if any
                                 borrower permitted to do so elects to defease
                                 its underlying mortgage loan prior to the
                                 second anniversary of the date of initial
                                 issuance of the series CD 2007-CD4 certificates
                                 (as discussed under "Description of the
                                 Mortgage Pool--Terms and Conditions of the
                                 Underlying Mortgage Loans--Defeasance Loans" in
                                 this prospectus supplement), or if there exists
                                 a material uncured document defect or omission
                                 with respect to any underlying mortgage loan
                                 (as discussed under "Description of the
                                 Mortgage Pool--Assignment of the Mortgage
                                 Loans; Repurchases and Substitutions" in this
                                 prospectus supplement), then the sponsor that
                                 contributed the affected mortgage loan--or,
                                 under the circumstances described in the next
                                 paragraph, another prior holder thereof--will
                                 be required, under certain circumstances, to
                                 (1) repurchase the affected mortgage loan at a
                                 price generally equal to the sum of (a) the
                                 unpaid principal balance of that mortgage loan
                                 at the time of purchase, (b) all unpaid
                                 interest,

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                                      S-50

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                                 other than post-ARD additional interest and
                                 default interest, due with respect to that
                                 mortgage loan through the due date in the
                                 collection period of purchase, (c) all
                                 unreimbursed servicing advances with respect to
                                 that mortgage loan, (d) all unpaid interest
                                 accrued on advances made with respect to that
                                 mortgage loan, and (e) certain other amounts
                                 payable under the series CD 2007-CD4 pooling
                                 and servicing agreement (including, solely in
                                 the case of a defeasance prior to the second
                                 anniversary of the date of initial issuance of
                                 the series CD 2007-CD4 certificates, a yield
                                 maintenance charge), or (2) except in the case
                                 of a defeasance prior to the second anniversary
                                 of the date of initial issuance of the series
                                 CD 2007-CD4 certificates, substitute a
                                 qualified substitute mortgage loan and pay the
                                 shortfall amount equal to the difference
                                 between the amounts set forth in clause (1)
                                 above and the stated principal balance of such
                                 qualified substitute mortgage loan as of the
                                 date of substitution. See "Description of the
                                 Mortgage Pool--Terms and Conditions of the
                                 Underlying Mortgage Loans--Defeasance Loans,"
                                 "--Representations and Warranties; Repurchases
                                 and Substitutions," "--Assignment of the
                                 Mortgage Loans; Repurchases and Substitutions"
                                 and "--Repurchase or Substitution of
                                 Cross-Collateralized Mortgage Loans" in this
                                 prospectus supplement.

                                 Eleven (11) of the underlying mortgage loans
                                 being contributed to the series CD 2007-CD4
                                 commercial mortgage securitization by German
                                 American Capital Corporation, representing 0.7%
                                 of the initial mortgage pool balance, nine (9)
                                 of which are in loan group no. 1, representing
                                 0.7% of the initial loan group no. 1 balance,
                                 and two (2) of which are in loan group no. 2,
                                 representing 0.6% of the initial loan group no.
                                 2 balance, respectively, will first be acquired
                                 by German American Capital Corporation from
                                 American Capital Strategies, Ltd. American
                                 Capital Strategies, Ltd., and not German
                                 American Capital Corporation, will be
                                 responsible for making all representations and
                                 warranties and effecting all
                                 repurchases/substitutions contemplated by the
                                 prior paragraph with respect to those 11
                                 mortgage loans.

B. FAIR VALUE OPTION..........   The largest single holder or beneficial owner,
                                 as applicable, of certificates of the series CD
                                 2007-CD4 controlling class (which is described
                                 under "The Series CD 2007-CD4 Pooling and
                                 Servicing Agreement--The Series CD 2007-CD4
                                 Controlling Class Representative, the Class WFC
                                 Representative and the Serviced Non-Trust Loan
                                 Noteholders--Series CD 2007-CD4 Controlling
                                 Class" in this prospectus supplement) and the
                                 special servicer will each have an assignable
                                 option to purchase any mortgage loan held by
                                 the issuing entity that meets the requisite
                                 default criteria, at a price generally equal to
                                 either: (1) the sum of (a) the outstanding
                                 principal balance of that mortgage loan, (b)
                                 all accrued and unpaid interest on that
                                 mortgage loan, other than default interest, (c)
                                 all unreimbursed servicing advances with
                                 respect to that mortgage loan, (d) all unpaid
                                 interest accrued

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                                      S-51

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                                 on advances made by the applicable master
                                 servicer, the special servicer and/or the
                                 trustee with respect to that mortgage loan, and
                                 (e) any other amounts payable under the series
                                 CD 2007-CD4 pooling and servicing agreement; or
                                 (2) following the determination thereof, the
                                 fair value of that mortgage loan. However,
                                 until a change of control event has occurred
                                 with respect to each class of the class WFC-1,
                                 WFC-2 and WFC-3 certificates, the majority
                                 holders or beneficial owners, as applicable, of
                                 each of those classes (rather than the largest
                                 single holder or beneficial owner, as
                                 applicable, of certificates of the series CD
                                 2007-CD4 controlling class) will be entitled to
                                 exercise the purchase option described in the
                                 prior sentence with respect to the One World
                                 Financial Center underlying mortgage loan if
                                 such loan meets the requisite default criteria.
                                 In addition, each holder of a CGM AmeriCold
                                 Portfolio mortgage loan that is not transferred
                                 to the issuing entity will have a fair value
                                 purchase option solely as to the CGM AmeriCold
                                 Portfolio underlying mortgage loan. See "The
                                 Series CD 2007-CD4 Pooling and Servicing
                                 Agreement--Fair Value Purchase Option" in this
                                 prospectus supplement.

C. OTHER PURCHASE OPTIONS.....   The following third parties or their designees
                                 will have the option to purchase one or more
                                 underlying mortgage loans from the issuing
                                 entity, at no less than the outstanding
                                 principal balance thereof plus accrued
                                 interest, generally after such mortgage loan
                                 has become a specially serviced mortgage loan
                                 or otherwise under various default scenarios:

                                 o    the majority holders of each class of the
                                      class WFC-1, WFC-2 and WFC-3 certificates
                                      will be entitled, under certain
                                      circumstances, including the occurrence of
                                      a monetary event of default and the
                                      transfer to special servicing of the One
                                      World Financial Center underlying mortgage
                                      loan, to purchase the One World Financial
                                      Center underlying mortgage loan from the
                                      issuing entity, as described under
                                      "Description of the Series CD 2007-CD4
                                      Pooling and Servicing Agreement--The
                                      Series CD 2007-CD4 Controlling Class
                                      Representative, the Class WFC
                                      Representative and the Serviced Non-Trust
                                      Loan Noteholders" in this prospectus
                                      supplement; and

                                 o    in the case of each underlying mortgage
                                      loan that is part of a loan combination,
                                      pursuant to a related co-lender,
                                      intercreditor or similar agreement, the
                                      holder of any (or a designated) pari passu
                                      or subordinate non-trust mortgage loan
                                      included in that loan combination may be
                                      granted the right to purchase the subject
                                      underlying mortgage loan from the issuing
                                      entity to the extent and under various
                                      default scenarios as described under
                                      "Description of the Mortgage Pool--The
                                      Loan Combinations" in this prospectus
                                      supplement; and

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                                      S-52

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                                 o    a mezzanine lender with respect to the
                                      borrower under an underlying mortgage loan
                                      may be entitled to purchase a defaulted
                                      mortgage loan from the issuing entity upon
                                      the occurrence of a default thereunder or
                                      upon the transfer to special servicing,
                                      pursuant to a purchase right as set forth
                                      in the related intercreditor agreement
                                      (see "Description of the Mortgage
                                      Pool--Additional Loan and Property
                                      Information--Additional and Other
                                      Financing" in this prospectus supplement).

                       LEGAL AND INVESTMENT CONSIDERATIONS

FEDERAL INCOME TAX               The certificate administrator or its agent will
   CONSEQUENCES...............   make elections to treat designated portions of
                                 the assets of the issuing entity as one or more
                                 real estate mortgage investment conduits, or
                                 REMICs, under sections 860A through 860G of the
                                 Internal Revenue Code of 1986, as amended. Any
                                 assets not included in a REMIC will constitute
                                 one or more grantor trusts for U.S. federal
                                 income tax purposes.

                                 Except as discussed in the next paragraph, the
                                 offered certificates will be treated as regular
                                 interests in a REMIC. This means that they will
                                 be treated as newly issued debt instruments for
                                 federal income tax purposes. You will have to
                                 report income on your offered certificates in
                                 accordance with the accrual method of
                                 accounting even if you are otherwise a cash
                                 method taxpayer. Except as discussed in the
                                 next paragraph, the offered certificates will
                                 not represent any interest in the grantor trust
                                 referred to above.

                                 The class A-1, A-2A, XC and XW certificates
                                 will also represent undivided interests in a
                                 grantor trust, the assets of which will consist
                                 of any yield maintenance payment made in
                                 connection with the purchase of an underlying
                                 mortgage loan that is defeased by the related
                                 borrower prior to the second anniversary of the
                                 date of initial issuance of the series CD
                                 2007-CD4 certificates.

                                 The class XP certificates will, and the other
                                 classes of the offered certificates will not,
                                 be issued with more than a de minimis amount of
                                 original issue discount. If you own an offered
                                 certificate issued with original issue
                                 discount, you may have to report original issue
                                 discount income and be subject to a tax on this
                                 income before you receive a corresponding cash
                                 payment. Some of the offered certificates may
                                 be treated as having been issued at a premium.

                                 When determining the rate of accrual of
                                 original issue discount, market discount and
                                 premium, if any, with respect to the series CD
                                 2007-CD4 certificates for federal income tax
                                 purposes, the

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                                      S-53

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                                 prepayment assumption used will be that
                                 following any date of determination:

                                 o    any underlying mortgage loan with an
                                      anticipated repayment date will be paid in
                                      full on that date,

                                 o    no underlying mortgage loan will otherwise
                                      be prepaid prior to maturity, and

                                 o    there will be no extension of maturity for
                                      any mortgage loan held by the issuing
                                      entity.

                                 For a more detailed discussion of the federal
                                 income tax aspects of investing in the offered
                                 certificates, see "Federal Income Tax
                                 Consequences" in each of this prospectus
                                 supplement and the accompanying base
                                 prospectus.

ERISA.........................   We anticipate that, subject to satisfaction of
                                 the conditions referred to under "ERISA
                                 Considerations" in this prospectus supplement,
                                 retirement plans and other employee benefit
                                 plans and arrangements subject to--

                                 o    Title I of the Employee Retirement Income
                                      Security Act of 1974, as amended, or

                                 o    section 4975 of the Internal Revenue Code
                                      of 1986, as amended,

                                 will be able to invest in the offered
                                 certificates without giving rise to a
                                 prohibited transaction. This is based upon an
                                 individual prohibited transaction exemption
                                 granted to a predecessor to Citigroup Global
                                 Markets Inc. by the U.S. Department of Labor.

                                 If you are a fiduciary of any retirement plan
                                 or other employee benefit plan or arrangement
                                 subject to Title I of ERISA or section 4975 of
                                 the Internal Revenue Code of 1986, as amended,
                                 you are encouraged to review carefully with
                                 your legal advisors whether the purchase or
                                 holding of the offered certificates could give
                                 rise to a transaction that is prohibited under
                                 ERISA or section 4975 of the Internal Revenue
                                 Code of 1986, as amended.

LEGAL INVESTMENT..............   The offered certificates will not be mortgage
                                 related securities within the meaning of the
                                 Secondary Mortgage Market Enhancement Act of
                                 1984, as amended. All institutions whose
                                 investment activities are subject to legal
                                 investment laws and regulations, regulatory
                                 capital requirements or review by regulatory
                                 authorities are encouraged to consult with
                                 their own legal advisors in determining whether
                                 and to what extent the offered certificates
                                 will be legal investments for them. See "Legal
                                 Investment" in this prospectus supplement and
                                 in the accompanying base prospectus.

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                                      S-54

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INVESTMENT CONSIDERATIONS.....   The rate and timing of payments and other
                                 collections of principal on or with respect to
                                 the underlying mortgage loans may affect the
                                 yield to maturity on your offered certificates.
                                 In the case of any offered certificate
                                 purchased at a discount from its principal
                                 balance, a slower than anticipated rate of
                                 payments and other collections of principal on
                                 the underlying mortgage loans could result in a
                                 lower than anticipated yield. In the case of
                                 any offered certificate purchased at a premium
                                 from its principal balance, a faster than
                                 anticipated rate of payments and other
                                 collections of principal on the underlying
                                 mortgage loans could result in a lower than
                                 anticipated yield.

                                 In addition, if you are contemplating the
                                 purchase of class XP certificates, you should
                                 be aware that--

                                 o    the yield to maturity on the class XP
                                      certificate will be highly sensitive to
                                      the rate and timing of any principal
                                      prepayments and/or other early
                                      liquidations of the underlying mortgage
                                      loans;

                                 o    a faster than anticipated rate of payments
                                      and other collections of principal on the
                                      underlying mortgage loans could result in
                                      a lower anticipated yield with respect to
                                      the class XP certificates; and

                                 o    an extremely rapid rate of prepayments
                                      and/or other liquidations of the
                                      underlying mortgage loans could result in
                                      a complete or partial loss of your initial
                                      investment with respect to the class XP
                                      certificates.

                                 The yield on the other offered certificates
                                 with variable or capped pass-through rates
                                 could also be adversely affected if the
                                 underlying mortgage loans with relatively
                                 higher net mortgage interest rates pay
                                 principal faster than the underlying mortgage
                                 loans with relatively lower net mortgage
                                 interest rates.

                                 In addition, the pass-through rate for, and
                                 yield on, the class XP certificates will vary
                                 with changes in the relative sizes of the
                                 respective components that make up the related
                                 total notional amount of that class.

                                 See "Yield and Maturity Considerations" in this
                                 prospectus supplement and in the accompanying
                                 base prospectus.

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                                      S-55

                                  RISK FACTORS

     The offered certificates are not suitable investments for all investors.
You should not purchase any offered certificates unless you understand and are able to bear the risks associated with those certificates.

     The offered certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying base prospectus in the context of your financial situation.

     You should consider the following factors, as well as those set forth under
"Risk Factors" in the accompanying base prospectus, in deciding whether to purchase any offered certificates. The "Risk Factors" section in the accompanying base prospectus includes a number of general risks associated with making an investment in the offered certificates.

THE CLASS A-MFX, A-J, B, C, D, E AND F CERTIFICATES ARE SUBORDINATE TO, AND ARE
THEREFORE RISKIER THAN, THE CLASS A-1, A-2A, A-2B, A-3, A-SB, A-4 AND A-1A
CERTIFICATES

     If you purchase class A-MFX, A-J, B, C, D, E and F certificates, then your offered certificates will provide credit support to other classes of series CD
2007-CD4 certificates, including the A-1, A-2A, A-2B, A-3, A-SB, A-4, A-1A, XP,
XC and XW classes and, except in the case of the class A-MFX certificates, will provide credit support to the class A-MFL REMIC regular interest. As a result, you will receive payments after, and must bear the effects of losses on the underlying mortgage loans before, the holders of those other classes of series
CD 2007-CD4 certificates.

     When making an investment decision, you should consider, among other things--

     o    the payment priorities of the respective classes of the series CD
          2007-CD4 certificates,

     o    the order in which the principal balances of the respective classes of the series CD 2007-CD4 certificates with balances will be reduced in connection with losses and default-related shortfalls, and

     o    the characteristics and quality of the mortgage loans backing the offered certificates.

     See "Description of the Mortgage Pool" and "Description of the Offered
Certificates--Payments" and "--Reductions of Certificate Principal Balances in
Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement. See also "Risk Factors--The Investment Performance of
Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the
Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly
Unpredictable," "--Any Credit Support for Your Offered Certificates May Be
Insufficient to Protect You Against All Potential Losses" and "--Payments on the
Offered Certificates Will Be Made Solely from the Limited Assets of the Related
Trust, and Those Assets May Be Insufficient to Make All Required Payments on
Those Certificates" in the accompanying base prospectus.

THE OFFERED CERTIFICATES HAVE UNCERTAIN YIELDS TO MATURITY

     The yields on your offered certificates will depend on--

     o    the price you paid for your offered certificates, and

     o    the rate, timing and amount of payments on your offered certificates.

                                      S-56

     The rate, timing and amount of payments on your offered certificates will depend on:

     (a)  the pass-through rate for, and other payment terms of, your offered certificates;

     (b)  the rate and timing of payments and other collections of principal on the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans;

     (c)  the rate and timing of defaults, and the severity of losses, if any, on the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans;

     (d)  the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for payment on your offered certificates;

     (e)  the collection and payment of prepayment premiums and yield maintenance charges with respect to the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans; and

     (f)  servicing decisions with respect to the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans.

     In general, the factors described in clauses (a) through (f) of the preceding paragraph cannot be predicted with any certainty. Accordingly, you may find it difficult to determine the effect that these factors might have on the yield to maturity of your offered certificates. In the absence of significant losses on the mortgage pool, holders of the class A-1, A-2A, A-2B, A-3, A-SB and
A-4 certificates should be concerned with the factors described in clauses (b)
through (f) of the preceding paragraph primarily insofar as they relate to the underlying mortgage loans in loan group no. 1. Until the class A-1, A-2A, A-2B,
A-3, A-SB and A-4 certificates are retired, holders of the class A-1A certificates should, in the absence of significant losses on the mortgage pool, be concerned with the factors described in clauses (b) through (f) of the preceding paragraph primarily insofar are they relate to the underlying mortgage loans in loan group no. 2.

     See "Description of the Mortgage Pool," "The Series CD 2007-CD4 Pooling and
Servicing Agreement," "Servicing of the Ala Moana Portfolio Mortgage Loan,"
"Servicing of the Mall of America Mortgage Loan," "Servicing of the DB AmeriCold
Portfolio Mortgage Loan," and "Servicing of the JQH Hotel Portfolio B-Note
Mortgage Loan," "Description of the Offered Certificates--Payments" and
"--Reductions of Certificate Principal Balances in Connection with Realized
Losses and Additional Trust Fund Expenses" and "Yield and Maturity
Considerations" in this prospectus supplement. See also "Risk Factors--The
Investment Performance of Your Offered Certificates Will Depend Upon Payments,
Defaults and Losses on the Underlying Mortgage Loans; and Those Payments,
Defaults and Losses May Be Highly Unpredictable" and "Yield and Maturity
Considerations" in the accompanying base prospectus.

THE INVESTMENT PERFORMANCE OF YOUR OFFERED CERTIFICATES MAY VARY MATERIALLY AND
ADVERSELY FROM YOUR EXPECTATIONS BECAUSE THE RATE OF PREPAYMENTS AND OTHER
UNSCHEDULED COLLECTIONS OF PRINCIPAL ON THE UNDERLYING MORTGAGE LOANS IS FASTER
OR SLOWER THAN YOU ANTICIPATED

     If you purchase any offered certificate at a premium from its principal balance, and if payments and other collections of principal on the underlying mortgage loans occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase any offered certificate at a discount from its principal balance, and if payments and other collections of principal on the underlying mortgage loans occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase.

                                      S-57

     Holders of the class A-1, A-2A, A-2B, A-3, A-SB and A-4 certificates will be very affected by the rate of payments and other collections of principal on the underlying mortgage loans in loan group no. 1 and, in the absence of significant losses on the mortgage pool, should be largely unaffected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group no. 2. Conversely, holders of the class A-1A certificates will be very affected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group no. 2 and, only after the retirement of the class A-1, A-2A, A-2B, A-3, A-SB and A-4 certificates or in connection with significant losses on the mortgage pool, will be affected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group no. 1.

     If you purchase a class XP certificate, your yield to maturity will be particularly sensitive to the rate and timing of principal payments on the underlying mortgage loans. Depending on the timing thereof, a payment of principal in reduction of the total principal balance of the class A-1, A-2A,
A-2B, A-3, A-SB, A-4, A-1A, A-MFX, A-MFL, A-J, B, C, D, E, F, G, H, J, K, L, M
or N certificates may result in a reduction in the total notional amount of the class XP certificates. Accordingly, if principal payments on the underlying mortgage loans occur at a rate faster than that assumed at the time of purchase, then your actual yield to maturity with respect to the class XP certificates may be lower than that assumed at the time of purchase. Your yield to maturity could also be adversely affected by--

     o    the repurchase of any underlying mortgage loan in connection with a material breach of representation and warranty or a material document omission, all as described under "Description of the Mortgage
          Pool--Representations and Warranties; Repurchases and Substitutions"
          and "--Assignment of the Mortgage Loans; Repurchases and
          Substitutions" in this prospectus supplement; and

     o    the sale of defaulted underlying mortgage loans from the issuing entity in accordance with a fair value or other purchase option.

     Prior to investing in the class XP certificates, you should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other early liquidation of the underlying mortgage loans could result in your failure to fully recover your initial investment. The ratings on the class XP certificates do not address whether a purchaser of those certificates would be able to recover its initial investment in them.

     You should consider that prepayment premiums and yield maintenance charges may not be collected in all circumstances. Furthermore, even if a prepayment premium or yield maintenance charge is collected and payable on your offered certificates, it may not be sufficient to offset fully any loss in yield on your offered certificates resulting from the corresponding prepayment.

     The yield on offered certificates with a variable or capped pass-through rate could also be adversely affected if the underlying mortgage loans with relatively higher net mortgage interest rates pay principal faster than the mortgage loans with relatively lower net mortgage interest rates. In addition, the pass-through rate for, and yield on, the class XP certificates will vary with changes in the relative sizes of the respective components that make up the related total notional amount of that class.

THE INTERESTS OF THE SERIES CD 2007-CD4 CONTROLLING CLASS CERTIFICATEHOLDERS MAY
BE IN CONFLICT WITH THE INTERESTS OF THE OFFERED CERTIFICATEHOLDERS

     The holders or beneficial owners of series CD 2007-CD4 certificates representing a majority interest in the controlling class of series CD 2007-CD4 certificates will be entitled to: (a) appoint a representative having the rights and powers described and/or referred to under "The Series CD 2007-CD4 Pooling and Servicing Agreement--The Series CD 2007-CD4 Controlling Class
Representative, the Class WFC Representative and the Serviced Non-Trust Loan
Noteholders" in this prospectus supplement; and (b) replace the special servicer under

                                      S-58

the series CD 2007-CD4 pooling and servicing agreement, subject to any limitations, and satisfaction of the conditions, described under "The Series CD
2007-CD4 Pooling and Servicing Agreement--Replacement of the Special Servicer"
in this prospectus supplement. Among other things, the series CD 2007-CD4 controlling class representative may direct the special servicer under the series CD 2007-CD4 pooling and servicing agreement to take, or to refrain from taking, certain actions with respect to the servicing and/or administration of any specially serviced mortgage loans and foreclosure properties held by the issuing entity (exclusive of the underlying mortgage loans or any related foreclosure property serviced and/or administered under other pooling and servicing agreements) that the series CD 2007-CD4 controlling class representative may consider advisable, subject (in the case of a loan combination serviced under the series CD 2007-CD4 pooling and servicing agreement) to any rights in that regard of the holder(s) of a related non-trust mortgage loan or group of non-trust mortgage loan(s) and further subject (in the case of the One World Financial Center underlying mortgage loan) to any rights in that regard of the Class WFC Representative.

     In the absence of significant losses on the underlying mortgage loans, the series CD 2007-CD4 controlling class will be a non-offered class of series CD
2007-CD4 certificates. The series CD 2007-CD4 controlling class certificateholders are therefore likely to have interests that conflict with those of the holders of the offered certificates. You should expect that the series CD 2007-CD4 controlling class representative will exercise its rights and powers on behalf of the series CD 2007-CD4 controlling class certificateholders, and it will not be liable to any other class of series CD 2007-CD4 certificateholders for so doing.

     American Capital Strategies, Ltd. which will be the initial series CD
2007-CD4 controlling class representative, may be required to cure breaches of representations and warranties or document defects made with respect to, or, failing such cure, repurchase, the mortgage loans it sold to one of the mortgage loan sellers. The existence of a cure or repurchase obligation on the part of
American Capital Strategies, Ltd. while it is still the controlling class representative may represent a conflict of interests. As indicated above,
American Capital Strategies, Ltd., in its capacity as series CD 2007-CD4 controlling class representative, will not be liable to any other class of series CD 2007-CD4 certificateholders as a result of such conflict of interests.

THE INTERESTS OF THE HOLDERS OF THE CLASS WFC-1, WFC-2 AND WFC-3 CERTIFICATES
MAY BE IN CONFLICT WITH THE INTERESTS OF THE OFFERED CERTIFICATEHOLDERS

     The holders or beneficial owners of certificates representing a majority of the total principal balance of each class (or, in some cases, a particular designated class) of the class WFC-1, WFC-2 and WFC-3 certificates will be entitled to exercise, directly or through a representative, certain rights and powers with respect to the One World Financial Center loan combination, provided that (a) a change of control event has occurred with respect to the One World
Financial Center subordinate non-trust mortgage loan and (b) a change of control event has not occurred with respect to each class of the class WFC-1, WFC-2 and
WFC-3 certificates. Those rights and powers are described under "The Series CD
2007-CD4 Pooling and Servicing Agreement--The Series CD 2007-CD4 Controlling
Class Representative, the Class WFC Representative and the Serviced Non-Trust
Loan Noteholders" and "Description of the Mortgage Pool--The Loan
Combinations--The One World Financial Center Loan Combination" in this prospectus supplement, and those rights include, without limitation, the right to exercise certain cure and purchase options, the right to select a representative that may advise and direct the special servicer and the right to replace the special servicer, in each case solely with respect to the One World
Financial Center loan combination.

     None of the class WFC-1, WFC-2 and WFC-3 certificates are offered by this prospectus supplement. The holders of those certificates are likely to have interests that conflict with those of the holders of the offered certificates.
You should expect that the holders of those certificates or any representative thereof will exercise the applicable rights and powers on behalf of the class
WFC-1, WFC-2 and/or WFC-3 certificateholders, and the holders of those certificates or any representative thereof will not be liable to any other class of series CD 2007-CD4 certificateholders for so doing.

                                      S-59

REPAYMENT OF THE UNDERLYING MORTGAGE LOANS DEPENDS ON THE OPERATION OF THE
MORTGAGED REAL PROPERTIES

     The underlying mortgage loans are secured by mortgage liens on fee and/or leasehold interests in the following types of real property:

     o    office;

     o    retail;

     o    multifamily;

     o    hospitality;

     o    industrial;

     o    mixed use;

     o    self storage;

     o    manufactured housing communities;

     o    parking garage;

     o    health club; and

     o    land.

     The risks associated with lending on these types of real properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, repayment of each of the underlying mortgage loans is dependent on--

     o    the successful operation and value of the related mortgaged real property, and

     o    the related borrower's ability to refinance the mortgage loan or sell the related mortgaged real property.

     See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan
Depends Upon the Performance and Value of the Underlying Real Property, Which
May Decline Over Time, and the Related Borrower's Ability to Refinance the
Property, of Which There Is No Assurance" and "--The Various Types of
Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks" in the accompanying base prospectus.

THE MORTGAGED REAL PROPERTY WILL BE THE SOLE ASSET AVAILABLE TO SATISFY THE
AMOUNTS OWING UNDER AN UNDERLYING MORTGAGE LOAN IN THE EVENT OF DEFAULT

     All of the mortgage loans that we intend to transfer to the issuing entity are or should be considered nonrecourse loans. You should anticipate that, if the related borrower defaults on any of the underlying mortgage loans, only the mortgaged real property and any additional collateral for the relevant loan, such as escrows or letters of credit, but none of the other assets of the borrower, is available to satisfy the debt. Even if the related loan documents permit recourse to the borrower or a guarantor, the special servicer may not be able to ultimately collect the amount due under a defaulted mortgage loan or under a guaranty. None of the mortgage loans are insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer. See

                                      S-60

"Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends
Upon the Performance and Value of the Underlying Real Property, Which May
Decline Over Time, and the Related Borrower's Ability to Refinance the Property,
of Which There Is No Assurance--Most of the Mortgage Loans Underlying Your
Offered Certificates Will Be Nonrecourse" in the accompanying base prospectus.

IN SOME CASES, PAYMENTS ON AN UNDERLYING MORTGAGE LOAN ARE DEPENDENT ON A SINGLE
TENANT OR ON ONE OR A FEW MAJOR TENANTS AT THE RELATED MORTGAGED REAL PROPERTY

     In the case of 214 mortgaged real properties, securing 39.3% of the initial mortgage pool balance, of which 213 mortgage loans are in loan group no. 1, representing 46.3% of the initial loan group no. 1 balance, and one (1) mortgage loan is loan group no. 2, representing 0.5% of the initial loan group no. 2 balance, respectively, the related borrower has leased the property to at least one tenant that occupies 25% or more of the particular property. In the case of
72 of those properties, securing 4.8% of the initial mortgage pool balance and
5.6% of the initial loan group no. 1 balance, the related borrower has leased the particular property to a single tenant that occupies 100% of the property.
Accordingly, the full and timely payment of each of the related underlying mortgage loans is highly dependent on the continued operation of one or more major tenants, which, in some cases, is the sole tenant at the mortgaged real property. See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage
Loan Depends Upon the Performance and Value of the Underlying Real Property,
Which May Decline Over Time, and the Related Borrower's Ability to Refinance the
Property, of Which There Is No Assurance--The Successful Operation of a
Multifamily or Commercial Property Depends on Tenants," "--Repayment of a
Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value
of the Underlying Real Property, Which May Decline Over Time, and the Related
Borrower's Ability to Refinance the Property, of Which There Is No
Assurance--Dependence on a Single Tenant or a Small Number of Tenants Makes a
Property Riskier Collateral" and "--Repayment of a Commercial or Multifamily
Mortgage Loan Depends Upon the Performance and Value of the Underlying Real
Property, Which May Decline Over Time and the Related Borrower's Ability to
Refinance the Property, of Which There Is No Assurance--Tenant Bankruptcy
Adversely Affects Property Performance" in the accompanying base prospectus.

MORTGAGED PROPERTIES LEASED TO BORROWERS OR BORROWER-AFFILIATED ENTITIES HAVE
UNIQUE RISKS

     If a mortgaged real property is leased in whole or substantial part to the borrower under the underlying mortgage loan or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower's ability to perform under the underlying mortgage loan as it can directly interrupt the cash flow from the mortgaged real property if the borrower's or its affiliate's financial condition worsens.

     Certain mortgaged real properties or portions thereof are master leased to affiliates of the borrower under arrangements whereby the affiliate tenant operates and/or leases the mortgaged real property or the master leased premises. Such master lease arrangements present additional risks, such as potential limitations on the ability of a lender upon default to obtain a receiver to obtain control of, and collect the underlying revenues from, the mortgaged real property unless and until the master lease is terminated and the affiliate tenant evicted from the mortgaged real property or master leased premises (which may not be possible if the master lease is not in default or may be limited by an affiliate tenant bankruptcy or by requirements of local laws pertaining to the dispossession of defaulted tenants under the leases) and the risk that a master lease termination may result in a termination or interruption of rent payments under the underlying subleases between the subtenants and the affiliated master tenant. These risks may be mitigated when mortgaged properties are leased to unrelated third parties.

                                      S-61

TEN PERCENT OR MORE OF THE INITIAL MORTGAGE POOL BALANCE WILL BE SECURED BY
MORTGAGE LIENS ON THE RESPECTIVE BORROWER'S INTERESTS IN EACH OF THE FOLLOWING
PROPERTY TYPES--OFFICE, RETAIL, MULTIFAMILY, HOSPITALITY AND INDUSTRIAL

     One-hundred two (102) of the mortgaged real properties, securing 32.5% of the initial mortgage pool balance and 38.3% of the initial loan group no. 1 balance, respectively, are primarily used for office purposes. Some of those office properties are heavily dependent on one or a few major tenants that lease a substantial portion of the related mortgaged real property. A number of factors may adversely affect the value and successful operation of an office property as discussed under "Risk Factors--The Various Types of Multifamily and
Commercial Properties that May Secure Mortgage Loans Underlying a Series of
Offered Certificates May Present Special Risks--Office Properties" in the
accompanying base prospectus.

     One-hundred eleven (111) of the mortgaged real properties, securing 26.3%
of the initial mortgage pool balance and 31.0% of the initial loan group no. 1 balance, are primarily used for retail purposes. We consider 65 of the subject retail properties (which include regional malls), securing 23.1% of the initial mortgage pool balance and 27.2% of the initial loan group no. 1 balance, respectively, to be anchored, including shadow anchored; and 46 of the subject retail properties, securing 3.2% of the initial mortgage pool balance and 3.8%
of the initial loan group no. 1 balance, respectively, to be unanchored. A number of factors may adversely affect the value and successful operation of a retail property as discussed under "Risk Factors--The Various Types of
Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks--Retail Properties"
in the accompanying base prospectus.

     Fifty-nine (59) of the mortgaged real properties, securing 13.6% of the initial mortgage pool balance and 89.8% of the initial loan group no. 2 balance, respectively, are primarily used for multifamily rental purposes. A number of factors may adversely affect the value and successful operation of a multifamily rental property as discussed under "Risk Factors--The Various Types of
Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks --Multifamily Rental
Properties" in the accompanying base prospectus.

     Thirty-five (35) of the mortgaged real properties, collectively securing
11.3% of the initial mortgage pool balance and 13.3% of the initial loan group
no. 1 balance, respectively, are primarily used for hospitality purposes, such as hotels and motels. Hospitality properties may be operated under franchise agreements. A number of factors may adversely affect the value and successful operation of a hospitality property as discussed under "Risk Factors--The
Various Types of Multifamily and Commercial Properties that May Secure Mortgage
Loans Underlying a Series of Offered Certificates May Present Special Risks
--Hospitality Properties" in the accompanying base prospectus.

     Ninety-three (93) of the mortgaged real properties, securing 10.3% of the initial mortgage pool balance and 12.1% of the initial loan group no. 1 balance, respectively, are primarily used for industrial purposes. A number of factors may adversely affect the value and successful operation of an industrial property as discussed under "Risk Factors--The Various Types of Multifamily and
Commercial Properties that May Secure Mortgage Loans Underlying a Series of
Offered Certificates May Present Special Risks--Industrial Properties" in the
accompanying base prospectus.

     Two (2) of the underlying mortgage loans that we intend to transfer to the issuing entity, representing 5.5% of the initial mortgage pool balance and 6.4%
of the initial loan group no. 1 balance, respectively, are secured by mortgaged real properties identified on Annex A-1 to this prospectus supplement as the CGM
AmeriCold Portfolio and the DB AmeriCold Portfolio, which mortgaged real properties consist of industrial properties utilized as refrigerated distribution/warehouse facilities, which we refer to below as "cold storage facilities." Significant factors determining the value of such cold storage facilities are the quality and mix of tenants, building design and the location of the property. Since tenants frequently incur transportation costs which are significantly greater than warehousing costs, location is a major factor. A cold storage facility requires

                                      S-62

the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels. In certain locations, tenants depend upon shipping products in pooled shipments with products of other tenants going to the same markets. In these cases, the mix of tenants in a cold storage facility can significantly influence the cost of delivering products to markets.

     Cold storage facilities are often located near or adjacent to tenants'
processing facilities and in such cases, a majority of and, in some cases, the entire property is devoted to the use of a single tenant or a small number of major tenants' commodities. An interruption or reduction in the business received by such properties from such tenants or a reduction in demand for such commodities could result in a decrease in the sales and overall profitability at cold storage facilities. Cold storage facilities may be adversely affected by reduced demand for cold storage space occasioned by a decline in a particular industry segment, and a particular facility that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

     Aspects of building site design and adaptability affect the value of a cold storage facility. Site characteristics which are valuable to such a property include high clear heights, wide column spacing, a large number of bays and large bay depths, divisibility, large minimum truck turning radii and overall functionality and accessibility.

     Warehousing sales can be seasonal, depending on the timing and availability of crops grown for frozen food production and the seasonal build-up of certain products for holiday consumption, and this seasonality can be expected to cause periodic fluctuations in a cold storage facility's revenues and operating expenses.

     In general, if the issuing entity holds a significant concentration of mortgage loans that are secured by mortgage liens on a particular type of income-producing property, then the overall performance of the mortgage pool will be materially more dependent on the factors that affect the operations at and value of that property type. See "Risk Factors--The Various Types of
Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks" in the accompanying base prospectus.

RISKS ASSOCIATED WITH CONDOMINIUM OWNERSHIP

     Ten (10) mortgage loans that we intend to transfer to the issuing entity
(loan numbers 11, 80, 129, 157, 160, 164, 166, 178, 295 and 330), representing
2.3%, 0.2%, 0.1%, 0.1%, 0.1%, 0.1%, 0.1%, 0.1%, 0.05% and 0.03%, respectively, of the initial mortgage pool balance, are each secured in whole or in part by the related borrower's interest in a commercial or residential condominium project. In the case of the mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Santa Palmia
Apartments, the related borrower is permitted under the loan documents to convert the property into a condominium in the future. See "Risk
Factors--Lending on Condominium Units Creates Risks for Lenders That Are Not
Present When Lending on Non-Condominiums" in the accompanying base prospectus, for risks related to lending on a mortgage loan secured by an interest in one or more condominium unit(s).

                                      S-63

TEN PERCENT OR MORE OF THE INITIAL MORTGAGE POOL BALANCE WILL BE SECURED BY
MORTGAGE LIENS ON REAL PROPERTIES LOCATED IN THE STATE OF NEW YORK, CALIFORNIA
AND HAWAII AND FIVE PERCENT OR MORE OF THE INITIAL MORTGAGE POOL BALANCE WILL BE
SECURED BY MORTGAGE LIENS ON REAL PROPERTIES LOCATED IN THE STATE OF TEXAS

     The mortgaged real properties located in each of the following states secure mortgage loans or allocated portions of mortgage loans that represent
5.0% or more of the initial mortgage pool balance:

                                            % OF INITIAL     % OF INITIAL       % OF INITIAL
                                NUMBER OF     MORTGAGE     LOAN GROUP NO. 1   LOAN GROUP NO. 2
            STATE              PROPERTIES   POOL BALANCE       BALANCE             BALANCE
----------------------------   ----------   ------------   ----------------   ----------------

New York....................       54           18.6%            17.2%               26.1%
California..................       50           10.5%            10.0%               13.4%
    Southern California(1)..       39            8.0%             8.4%                5.5%
    Northern California(1)..       11            2.5%             1.6%                7.9%
Hawaii......................        6           10.1%            11.9%                 --
Texas.......................       47            7.0%             7.2%                6.1%

(1)  Northern California includes areas with zip codes of 93720 and above, and
     Southern California includes areas with zip codes of 92870 and below.

     If the issuing entity holds a significant concentration of mortgage loans that are secured by mortgage liens on real properties located in a particular state or jurisdiction, then the overall performance of the mortgage pool will be materially more dependent on economic and other conditions or events in that jurisdiction. See "Risk Factors--Geographic Concentration Within a Trust Exposes
Investors to Greater Risk of Default and Loss" in the accompanying base prospectus. The mortgaged real properties located in any given state or jurisdiction may be concentrated in one or more areas within that state. Annex
A-1 to this prospectus supplement contains the address for each mortgaged real property.

THE MORTGAGE POOL WILL INCLUDE MATERIAL CONCENTRATIONS OF BALLOON LOANS AND
LOANS WITH ANTICIPATED REPAYMENT DATES

     Three-hundred sixty-three (363) of the mortgage loans that we intend to transfer to the issuing entity, representing 97.9% of the initial mortgage pool balance, of which 297 mortgage loans are in loan group no. 1, representing 97.6%
of the initial loan group no. 1 balance, and 66 mortgage loans are in loan group
no. 2, representing 99.3% of the initial loan group no. 2 balance, respectively, are balloon loans. In addition, 11 mortgage loans that we intend to transfer to the issuing entity, representing 1.9% of the initial mortgage pool balance, of which 10 mortgage loans are in loan group no. 1, representing 2.1% of the initial loan group no. 1 balance, and one (1) mortgage loan is in loan group no.
2, representing 0.7% of the initial loan group no. 2 balance, respectively, each provides material incentives for the related borrower to repay the loan by an anticipated repayment date prior to maturity. Fifty-seven (57) of those 363 balloon loans, representing 59.3% of the initial mortgage pool balance, of which
42 mortgage loans are in loan group no. 1, representing 60.2% of the initial loan group no. 1 balance, and 15 mortgage loans are in loan group no. 2, representing 54.2% of the initial loan group no. 2 balance, respectively, provide for payments of interest-only through maturity; and 162 of those 363 balloon loans, representing 28.1% of the initial mortgage pool balance, of which
132 mortgage loans are in loan group no. 1, representing 26.8% of the initial loan group no. 1 balance, and 30 mortgage loans are in loan group no. 2, representing 35.6% of the initial loan group no. 2 balance, respectively, provides for payments of interest only for periods ending prior to maturity that range from the first 12 to the first 61 payments following origination. Nine (9)
of the 11 mortgage loans with anticipated repayment dates that we intend to transfer to the issuing entity, representing 1.5% of the initial mortgage pool balance, of which eight (8) mortgage loans are in loan group no. 1, representing
1.7% of the initial loan group no. 1 balance, and one (1) mortgage loan is in loan group no. 2, representing 0.7% of the initial loan group no. 2 balance, respectively, provide for payments of

                                      S-64

interest only up to the related anticipated repayment date; and two (2) of the
11 mortgage loans with anticipated repayment dates, representing 0.4% of the initial mortgage pool balance, 0.4% of the initial loan group no. 1 balance, provides for interest only payments for the period of 24 to 60 payments following origination (which ends prior to the related anticipated repayment date). The ability of a borrower to make the required balloon payment on a balloon loan, or payment of the entire principal balance of an interest-only balloon loan, at maturity, and the ability of a borrower to repay a mortgage loan, on or before any related anticipated repayment date, in each case depends upon the borrower's ability either to refinance the loan or to sell the mortgaged real property. Although a mortgage loan may provide the related borrower with incentives to repay the loan by an anticipated repayment date prior to maturity, the failure of that borrower to do so will not be a default under that loan. See "Description of the Mortgage Pool--Terms and Conditions of
the Underlying Mortgage Loans" in this prospectus supplement and "Risk
Factors--The Investment Performance of Your Offered Certificates Will Depend
Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those
Payments, Defaults and Losses May Be Highly Unpredictable--There Is an Increased
Risk of Default Associated with Balloon Payments" in the accompanying base prospectus.

THE MORTGAGE POOL WILL INCLUDE SOME DISPROPORTIONATELY LARGE MORTGAGE LOANS

     The inclusion in the mortgage pool of one or more loans that have outstanding principal balances that are substantially larger than the other mortgage loans in that pool can result in losses that are more severe, relative to the size of the mortgage pool, than would be the case if the total balance of the mortgage pool were distributed more evenly. The 10 largest mortgage loans and/or groups of cross-collateralized mortgage loans that will be transferred to the issuing entity represent 39.6% of the initial mortgage pool balance, the 10 largest mortgage loans and/or groups of cross-collateralized mortgage loans to be included in loan group no. 1 represent 45.3% of the initial loan group no. 1 balance, and the 10 largest mortgage loans and/or groups of cross-collateralized mortgage loans to be included in loan group no. 2 represent 60.2% of the initial loan group no. 2 balance. See "Description of the Mortgage Pool--General" and
"--Cross-Collateralized Mortgage Loans and Multiple Property Mortgage Loans" in,
and Annex B to, this prospectus supplement and "Risk Factors--Loan Concentration
Within a Trust Exposes Investors to Greater Risk of Default and Loss" in the
accompanying base prospectus.

THE MORTGAGE POOL WILL INCLUDE LEASEHOLD MORTGAGE LOANS AND LENDING ON A
LEASEHOLD INTEREST IN REAL PROPERTY IS RISKIER THAN LENDING ON THE FEE INTEREST
IN THAT PROPERTY

     Thirteen (13) mortgage loans, representing 11.9% of the initial mortgage pool balance, and 13.9% of the loan group no. 1 balance and 0.7% of the loan group no. 2 balance, are secured by a mortgage lien on the related borrower's leasehold interest (but not by the underlying fee interest) in all or a material portion of the related mortgaged real property. In addition, eight (8) mortgage loans, representing 9.4% of the initial mortgage pool balance, all of which are in loan group no. 1, representing 11.1% of the initial loan group no. 1 balance, are each secured by a mortgage lien on the related borrower's leasehold interest on a portion of the mortgaged real property and the fee simple interest in the other portion of that property (or, in the case of three (3) of these eight (8)
mortgage loans, involving portfolios of multiple properties, on the related borrower's leasehold interest in some of the subject mortgaged real properties and the borrower's fee simple interest in the remaining subject mortgaged real properties).

     Because of possible termination of the related ground lease, lending on a leasehold interest in a real property is riskier than lending on an actual ownership interest in that property notwithstanding the fact that a lender, such as the trustee on behalf of the issuing entity, generally will have the right to cure defaults under the related ground lease. In addition, the terms of certain ground leases may require that insurance proceeds or condemnation awards be applied to restore the property or be paid, in whole or in part, to the ground lessor rather than be applied against the outstanding principal balance of the related mortgage loan. Finally, there can be no assurance that any of the ground leases securing an underlying mortgage loan contain all of the provisions that a lender may consider necessary or desirable to protect its interest as a lender with respect to a leasehold mortgage

                                      S-65

loan. See "Description of the Mortgage Pool--Additional Loan and Property
Information--Ground Leases" in this prospectus supplement and "Risk
Factors--Lending on Ground Leases Creates Risks for Lenders That Are Not Present
When Lending on an Actual Ownership Interest in a Real Property" and "Legal
Aspects of Mortgage Loans--Foreclosure--Leasehold Considerations" in the
accompanying base prospectus.

SOME OF THE MORTGAGED REAL PROPERTIES ARE LEGAL NONCONFORMING USES OR LEGAL
NONCONFORMING STRUCTURES

     Many of the mortgage loans are secured by a mortgage lien on a real property that is a legal nonconforming use or a legal nonconforming structure.
This may impair the ability of the related borrower to restore the improvements on a mortgaged real property to its current form or use following a major casualty. See "Description of the Mortgage Pool--Additional Loan and Property
Information--Zoning and Building Code Compliance" in this prospectus supplement and "Risk Factors--Changes in Zoning Laws May Adversely Affect the Use or Value
of a Real Property" in the accompanying base prospectus.

SOME OF THE MORTGAGED REAL PROPERTIES MAY NOT COMPLY WITH ALL APPLICABLE ZONING
LAWS AND/OR LOCAL BUILDING CODES OR WITH THE AMERICANS WITH DISABILITIES ACT OF
1990

     Some of the mortgaged real properties securing mortgage loans that we intend to transfer to the issuing entity may not comply with all applicable zoning or land-use laws and ordinances, with all applicable local building codes or with the Americans with Disabilities Act of 1990. Compliance, if required, can be expensive. Failure to comply could result in penalties and/or restrictions on the use of the subject mortgaged real property, in whole or in part. There can be no assurance that any of the mortgage loans that we intend to transfer to the issuing entity do not have outstanding building code violations.
See "Description of the Mortgage Pool--Additional Loan and Property
Information--Zoning and Building Code Compliance" in this prospectus supplement and "Risk Factors--Compliance with the Americans with Disabilities Act of 1990
May Be Expensive" and "Legal Aspects of Mortgage Loans--Americans with
Disabilities Act" in the accompanying base prospectus.

     Further, some of the mortgaged real properties securing mortgage loans that we intend to transfer to the issuing entity may comply currently with applicable zoning or land-use ordinances by virtue of certain contractual arrangements or agreements. However, if those contractual arrangements or agreements are breached or otherwise terminated or expire by their terms, then the related mortgaged real property or properties may no longer be in compliance.

SOME MORTGAGED PROPERTIES MAY NOT BE READILY CONVERTIBLE TO ALTERNATIVE USES

     Some of the mortgaged properties may not be readily convertible to alternatives uses if those properties were to become unprofitable for any reason. Converting commercial properties to alternate uses generally requires substantial capital expenditures. In addition, zoning restrictions, condominium documents for mortgage loans secured by condominium units, covenants or agreements to which the related mortgaged properties or the owners thereof are subject or other restrictions also may prevent alternative uses. The liquidation value of any such mortgaged real property consequently may be substantially less than would be the case if the property were readily adaptable to other uses.

     Some of the mortgaged properties have been designated as historic or landmark buildings or are located in areas designated as historic or landmark.
Such properties may have restrictions related to renovations, construction or other restrictions may not be permitted to be converted to alternative uses because of such restrictions.

                                      S-66

MULTIPLE MORTGAGED REAL PROPERTIES ARE OWNED BY THE SAME BORROWER, AFFILIATED
BORROWERS OR BORROWERS WITH RELATED PRINCIPALS OR ARE OCCUPIED, IN WHOLE OR IN
PART, BY THE SAME TENANT OR AFFILIATED TENANTS, WHICH PRESENTS A GREATER RISK TO
INVESTORS IN THE EVENT OF THE BANKRUPTCY OR INSOLVENCY OF ANY SUCH BORROWER OR
TENANT

     Thirty-six (36) separate groups of mortgage loans that we intend to transfer to the issuing entity have borrowers that, in the case of each of those groups, are the same or under common control. The three (3) largest of these separate groups represent 5.5%, 4.0%, and 2.2%, respectively, of the initial mortgage pool balance. See "Description of the Mortgage
Pool--Cross-Collateralized Mortgage Loans and Multiple Property Mortgage Loans"
and "--Mortgage Loans with Affiliated Borrowers" in this prospectus supplement.

     In addition, there are tenants who lease space at more than one mortgaged real property securing mortgage loans that we intend to transfer to the issuing entity. Furthermore, there may be tenants that are related to or affiliated with a borrower and, like other contracts with affiliates, leases with tenants who are affiliates of the landlord may not have been negotiated on an arm's-length basis and may contain terms more favorable to the affiliate tenant than might be available to tenants unrelated to the borrower. See Annex A-1 to this prospectus supplement for a list of the three most significant tenants at each of the mortgaged real properties used for retail, office and/or industrial/warehouse purposes.

     The bankruptcy or insolvency of, or other financial problems with respect to, any borrower or tenant that is, directly or through affiliation, associated with two or more of the mortgaged real properties securing the underlying mortgage loans could have an adverse effect on all of those properties and on the ability of those properties to produce sufficient cash flow to make required payments on the subject mortgage loans. See "Risk Factors--Repayment of a
Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value
of the Underlying Real Property, Which May Decline Over Time, and the Related
Borrower's Ability to Refinance the Property, of Which There Is No
Assurance--Tenant Bankruptcy Adversely Affects Property Performance,"
"--Borrower Concentration Within a Trust Exposes Investors to Greater Risk of
Default and Loss" and "--Borrower Bankruptcy Proceedings Can Delay and Impair
Recovery on a Mortgage Loan Underlying Your Offered Certificates" in the
accompanying base prospectus.

SOME OF THE MORTGAGED REAL PROPERTIES ARE OR MAY BE ENCUMBERED BY ADDITIONAL
DEBT AND THE OWNERSHIP INTERESTS IN SOME BORROWERS HAVE BEEN OR MAY BE PLEDGED
TO SECURE DEBT WHICH, IN EITHER CASE, MAY REDUCE THE CASH FLOW AVAILABLE TO THE
SUBJECT MORTGAGED REAL PROPERTY

     As discussed under "Description of the Mortgage Pool--The Loan
Combinations" in this prospectus supplement, ten (10) underlying mortgage loans, representing 24.3% of the initial mortgage pool balance, of which nine (9)
mortgage loans are in loan group no. 1, representing 28.5% of the initial loan group no. 1 balance, and one (1) mortgage loan is in loan group no. 2, representing 0.7% of the initial loan group no. 2 balance, are each part of a loan combination that also includes one or more other mortgage loans that will not be transferred to the issuing entity, but which are obligations of the same borrower(s) as, secured by the same mortgage instrument(s) encumbering the same mortgaged real property or group of mortgaged real properties as, and cross-defaulted with, the subject underlying mortgage loan.

     In the case of six (6) mortgage loans, identified on Annex A-1 to this prospectus supplement as 121 Airport Centre I & II, Walnut Ridge MHC, Centennial
Farms MHC, Edmond Mansions, Storage One - Anthem and Blackhawk RV Resort,
representing 0.8% of the initial mortgage pool balance, of which three (3)
mortgage loans are in loan group no. 1, representing 0.7% of the initial loan group no. 1 balance, and three (3) mortgage loans are in loan group no. 2, representing 1.3% of the initial loan group no. 2 balance, respectively, the related borrower has a right to obtain subordinate financing which is secured by a junior mortgage on the related mortgaged real property subject to certain debt service coverage ratio and loan-to-value ratio requirements.

                                      S-67

     The existence of additional secured indebtedness may adversely affect the borrower's financial viability and/or the issuing entity's security interest in the mortgaged real property. Any or all of the following may result from the existence of additional secured indebtedness on a mortgaged real property:

     1.   refinancing the related underlying mortgage loan at maturity for the purpose of making any balloon payments may be more difficult;

     2.   reduced cash flow could result in deferred maintenance at the particular real property;

     3.   if the holder of the additional secured debt files for bankruptcy or is placed in involuntary receivership, foreclosing on the particular real property could be delayed; and

     4.   if the mortgaged real property depreciates for whatever reason, the related borrower's equity is more likely to be extinguished, thereby eliminating the related borrower's incentive to continue making payments on its mortgage loan held by the issuing entity.

     In addition, with respect to each of nine (9) mortgage loans that we intend to transfer to the issuing entity, identified on Annex A-1 to this prospectus supplement as Citadel Mall, Northwest Arkansas Mall, Riverton Apartments, Santa
Palmia Apartments, Heritage Industrial Portfolio, Piedmont 14, 121 Airport
Centre I & II, Greenbrier Apartments and Lakewood Center North, which mortgage loans collectively represent 11.3% of the initial mortgage pool balance, of which six (6) mortgage loans are in loan group no. 1, representing 7.5% of the initial loan group no. 1 balance, and three (3) mortgage loans are in loan group
no. 2, representing 33.0% of the initial loan group no. 2 balance, respectively, the direct or indirect equity interests in the related borrower have been pledged to secure a related mezzanine loan, in each case as described under
"Description of the Mortgage Pool--Additional Loan and Property
Information--Additional and Other Financing" in this prospectus supplement.

     Further, with respect to each of 36 mortgage loans that we intend to transfer to the issuing entity, which mortgage loans collectively represent
22.2% of the initial mortgage pool balance, of which 30 mortgage loans are in loan group no. 1, representing 24.8% of the initial loan group no. 1 balance, and six (6) mortgage loans are in loan group no. 2, representing 7.5% of the initial loan group no. 2 balance, the equity holders of the borrower have a right to obtain mezzanine financing, secured by a pledge of the direct or indirect ownership interests in the borrower, provided that the requirements set forth in the related loan documents are satisfied, as described under
"Description of the Mortgage Pool--Additional Loan and Property
Information--Additional and Other Financing" in this prospectus supplement.

     It is also possible that, in the case of some of the other mortgage loans that we intend to transfer to the issuing entity, one or more of the principals of the related borrower may have incurred without our knowledge or may in the future also incur mezzanine debt.

     Mezzanine debt is secured by the principal's direct or indirect ownership interest in the related borrower. While a mezzanine debt lender has no security interest in or rights to the related mortgaged real property, a default under the subject mezzanine loan could cause a change in control of the related borrower. Mezzanine financing reduces the subject principal's indirect equity in the subject mortgaged real property, and therefore may reduce its incentive to support such mortgaged real property.

     Under certain of the mortgage loans, the borrower has incurred or is permitted to incur additional financing that is not secured by the mortgaged real property. In addition, borrowers that have not agreed to certain special purpose covenants in the related loan documents are not generally prohibited from incurring additional debt. Such additional debt may be secured by other property owned by those borrowers.

     See "Description of the Mortgage Pool--Additional Loan and Property
Information--Additional and Other Financing" in this prospectus supplement and
"Risk Factors--Additional Secured Debt Increases the

                                      S-68

Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your
Offered Certificates; Co-Lender, Intercreditor and Similar Agreements May Limit
a Mortgage Lender's Rights" in the accompanying base prospectus.

THE JQH HOTEL PORTFOLIO B-NOTE UNDERLYING MORTGAGE LOAN IS PART OF A LOAN
COMBINATION COMPRISED OF TWO (2) MORTGAGE LOANS IN WHICH THE SUBJECT UNDERLYING
MORTGAGE LOAN IS GENERALLY SUBORDINATE TO THE CORRESPONDING SENIOR NON-TRUST
LOAN FOR PURPOSES OF ALLOCATING PAYMENT OF BOTH PRINCIPAL AND INTEREST BETWEEN
THEM

     The JQH Hotel Portfolio B-Note underlying mortgage loan, which has an unpaid principal balance of $9,888,519 and represents 0.1% of the initial mortgage pool balance, is subordinate to the corresponding senior non-trust mortgage loan for purposes of allocating payments of principal between them. The
JQH Hotel Portfolio senior non-trust mortgage loan has an aggregate unpaid principal balance of $150,305,493. During the continuance of certain events of default, no payments or principal or interest are allocated to the JQH Hotel
Portfolio B-Note underlying mortgage loan until the corresponding senior non-trust mortgage loan has been paid in full. Further, any expenses, losses and shortfalls relating to any note in the JQH Hotel Portfolio loan combination or the underlying mortgaged real property, including special servicing compensation in the form of special servicing fees, liquidation fees and workout fees and, if and to the extent not offset by related default interest and late payment charges, interest on advances, will be allocated first, to the holder of the JQH
Hotel Portfolio B-Note underlying mortgage loan and then to the holder of the
JQH Hotel Portfolio senior non-trust mortgage loan.

CONFLICTING RIGHTS OF TENANTS MAY ADVERSELY AFFECT A MORTGAGED REAL PROPERTY

     With respect to some of the mortgaged real properties operated for office, retail or other commercial use, different tenants may have rights of first offer, rights of first refusal or expansion rights with respect to the same space in the related improvements. There is a risk that a tenant who loses any such right in the event of a simultaneous exercise of another tenant's right for the same space may have remedies under its lease due to such tenant's inability to exercise such right. In addition, a mortgaged real property may be subject to several leases, each of which may benefit from a currently operative exclusive use right. Several other leases of space at the related mortgaged real property contain exclusive use provisions which may become operative upon the granting of a currently operative exclusive use right to another tenant, and such exclusive use provisions may allow tenants benefiting therefrom to terminate their lease or take other remedial action in the event that another tenant's operation violates such tenant's exclusive use provision. Furthermore, certain leases of space at a related mortgaged real property contain co-tenancy provisions (which may permit a tenant to terminate its lease and/or to pay reduced rent) which could be triggered if certain tenants exercised their right to terminate their lease for breach of the exclusive use provisions. There are likely other underlying mortgage loans as to which tenants at the subject mortgaged real property have the foregoing rights.

CERTAIN BORROWER COVENANTS MAY AFFECT THAT BORROWER'S AVAILABLE CASH FLOW

     Borrower covenants with respect to payments for landlord improvements, tenant improvements and leasing commissions, required repairs, taxes and other matters may adversely affect a borrower's available cash flow and the failure to satisfy those obligations may result in a default under the subject lease.

                                      S-69

SOME BORROWERS UNDER THE UNDERLYING MORTGAGE LOANS WILL NOT BE SPECIAL PURPOSE
ENTITIES

     The business activities of the borrowers under the underlying mortgage loans with cut-off date principal balances below $5,000,000 are in many cases not limited to owning their respective mortgaged real properties. In addition, the business activities of borrowers under underlying mortgage loans with cut-off date principal balances above $5,000,000 may, in some cases, not be limited to owning their respective mortgaged real properties.

     In general, as a result of a borrower not being a special purpose entity or not being limited to owning the related mortgaged real property, the borrower may be engaged in activities unrelated to the subject mortgaged real property and may incur indebtedness or suffer liabilities with respect to those activities. Borrowers that are not special purpose entities and thus are not structured to limit the possibility of becoming insolvent or bankrupt, may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding. In addition, certain borrowers, although currently special purpose entities, may not have met the criteria of a special purpose entity in the past or may have engaged in activities unrelated to the subject mortgaged real property in the past. This could negatively impact the borrower's financial conditions and thus its ability to pay amounts due and owing under the subject underlying mortgage loan.

     In addition, if an underlying mortgage loan is secured by a mortgage on both the related borrower's leasehold interest in the related mortgaged real property and the underlying fee interest in such property (in which case we reflect that the mortgage loan is secured by a mortgage on the related fee interest), the related borrower may be a special purpose entity, but the owner and pledgor of the related fee interest may not be a special purpose entity.

     See "Risk Factors--The Borrower's Form of Entity May Cause Special Risks
and/or Hinder Recovery" in the accompanying base prospectus.

TENANCIES IN COMMON MAY HINDER RECOVERY

     Certain of the mortgage loans that we intend to transfer to the issuing entity have borrowers that own the related mortgaged real properties as tenants-in-common. Under certain circumstances, a tenant-in-common can be forced to sell its property, including by a bankruptcy trustee, by one or more tenants-in-common seeking to partition the property and/or by a governmental lienholder in the event of unpaid taxes. Such a forced sale or action for partition of a mortgaged real property may occur during a market downturn and could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers and/or a substantial decrease in the amount recoverable upon the related mortgage loan. Additionally, mortgaged real properties owned by tenant-in-common borrowers may be characterized by inefficient property management, inability to raise capital, possible serial bankruptcy filings and the need to deal with multiple borrowers in the event of a default on the loan. Forty-two (42) mortgage loans that we intend to transfer to the issuing entity (loan numbers 17, 19, 30, 33, 34, 42,
46, 51, 52, 58, 69, 70, 71, 74, 75, 84, 90, 95, 102, 113, 114, 118, 131, 145,
155, 158, 169, 179, 187, 189, 201, 205, 210, 215, 239, 264, 302, 308, 310, 317,
338 and 378), representing 9.7% of the initial mortgage pool balance, of which
36 mortgage loans are in loan group no. 1, representing 9.0% of the initial loan group no. 1 balance, and six (6) mortgage loans are in loan group no. 2, representing 13.7% of the initial loan group no. 2 balance, are owned by tenant-in-common borrowers. In addition, some of the underlying mortgage loans
(for example, the mortgage loans identified on Annex A-1 to this prospectus supplement as Southpointe Medical Office and Crawfordsville Medical Center),
collectively representing 0.2% of the initial mortgage pool balance and 0.2% of the initial loan group no. 1 balance) permit the related borrower to convert into a tenant-in-common structure in the future. Not all tenant-in-common borrowers for these mortgage loans are special purpose entities and some of those tenants-in-common are individuals. See "Risk Factors--The Borrower's Form of Entity May Cause Special Risks and/or Hinder Recovery" in the accompanying base prospectus.

                                      S-70

CHANGES IN MORTGAGE POOL COMPOSITION CAN CHANGE THE NATURE OF YOUR INVESTMENT

     In general, if you purchase any offered certificates that have a relatively longer weighted average life, or if you purchase class XP certificates, then you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics than are persons that own offered certificates with relatively shorter weighted average lives. See "Risk
Factors--Changes in Pool Composition Will Change the Nature of Your Investment"
in the accompanying base prospectus.

RISKS RELATED TO REDEVELOPMENT AND RENOVATION AT THE MORTGAGED PROPERTIES

     Certain of the mortgaged properties are properties which are currently undergoing or are expected to undergo in the future redevelopment or renovation.
For example, in the case of the Ala Moana Portfolio underlying mortgage loan, which represents 6.1% of the initial mortgage pool balance and 7.2% of the initial loan group no. 1 balance, the expansion space intended to be occupied by
Nordstrom is currently under construction. In the case of the Four Seasons
Resort Maui underlying mortgage loan, which represents 3.8% of the initial mortgage pool balance and 4.5% of the initial loan group no. 1 balance, the underlying property is undergoing a renovation that includes guestroom refurbishment and the addition of a pool in the common courtyard. In the case of the Riverton Apartments underlying mortgage loan, which represents 3.4% of the initial mortgage pool balance and 22.5% of the initial loan group no. 2 balance, the underlying property is undergoing a renovation that includes interior unit refurbishment and common area upgrades.

     See "Risk Factors--Redevelopment and Renovation of the Mortgaged Properties
May Have Uncertain and Adverse Results" in the accompanying base prospectus.

DECISIONS MADE BY THE TRUSTEE, THE MASTER SERVICERS OR THE SPECIAL SERVICER MAY
NEGATIVELY AFFECT YOUR INTERESTS

     You and other holders of the offered certificates generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity. Those decisions are generally made, subject to the express terms of the series CD 2007-CD4 pooling and servicing agreement, by the master servicers, the trustee or the special servicer, as applicable. Any decision made by one of those parties in respect of the issuing party and/or its assets, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other holders of the offered certificates would have made and may negatively affect your interests.

OBLIGATED PARTIES MAY NOT BE ABLE TO MAKE A REQUIRED REPURCHASE OR SUBSTITUTION
OF A DEFECTIVE MORTGAGE LOAN

     Citigroup Global Markets Realty Corp., German American Capital Corporation
(subject to the following sentence), LaSalle Bank National Association, PNC
Bank, National Association and Royal Bank of Canada will each be required to deliver or cause the delivery of various loan documents and make various representations and warranties in connection with its sale of mortgage loans to us, as generally described in "Description of the Mortgage Pool--Assignment of
the Mortgage Loans; Repurchases and Substitutions" and "--Representations and
Warranties; Repurchases and Substitutions," respectively. However, with respect to certain underlying mortgage loans that will be sold to us by German American
Capital Corporation, American Capital Strategies, Ltd. will be obligated
(instead of German American Capital Corporation) to deliver or cause the delivery of loan documents and make the required representations and warranties.
A breach by a sponsor (or, with respect to certain mortgage loans to be sold to us by German American Capital Corporation, American Capital Strategies, Ltd.)
with respect to its document delivery obligations or its representations and warranties that materially and adversely affects the value of any underlying mortgage loan or the interests of the series CD 2007-CD4 certificateholders therein, may result in an obligation on the part of that entity to repurchase or replace that underlying mortgage loan that is the subject of such breach.
Neither we nor any of our affiliates (except for Citigroup Global Markets Realty
Corp. in

                                      S-71

its capacity as a mortgage loan seller, but only with respect to the underlying mortgage loans transferred by it to us) are obligated to repurchase or replace any underlying mortgage loan in connection with either a material breach of any sponsor's representations and warranties or any material document defects, if such sponsor defaults on its obligation to do so. We cannot assure you that any sponsor or American Capital Strategies, Ltd. will have the financial ability to effect such repurchases or substitutions. Any mortgage loan that is not repurchased or substituted and that is not a "qualified mortgage" for a REMIC may cause the issuing entity to fail to qualify as one or more REMICs or cause the issuing entity to incur a tax. See "Description of the Mortgage
Pool--Assignment of the Mortgage Loans; Repurchases and Substitutions" and
"--Representations and Warranties; Repurchases and Substitutions" in this prospectus supplement and "Description of the Governing
Documents--Representations and Warranties with Respect to Mortgage Assets" in the accompanying base prospectus.

THE MORTGAGE LOANS HAVE NOT BEEN REUNDERWRITTEN BY US

     We have not reunderwritten the underlying mortgage loans. Instead, we have relied on the representations and warranties made by the sponsors, and the sponsors' respective obligations to repurchase, cure or substitute an underlying mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the subject underlying mortgage loan or the interests of the certificateholders. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the underlying mortgage loans. If we had reunderwritten the underlying mortgage loans, it is possible that the reunderwriting process may have revealed problems with one or more of the underlying mortgage loans not covered by representations or warranties given by the mortgage loan sellers.

MORTGAGE LOANS SECURED BY MORTGAGED REAL PROPERTIES SUBJECT TO ASSISTANCE AND
AFFORDABLE HOUSING PROGRAMS ARE SUBJECT TO THE RISK THAT THOSE PROGRAMS MAY
TERMINATE OR BE ALTERED

     Certain of the underlying mortgage loans may be secured by mortgaged real properties that are eligible for and have received low income housing tax credits pursuant to Section 42 of the Internal Revenue Code of 1986 in respect of various units within the related mortgaged real property or have a material concentration of tenants that rely on rent subsidies under various government funded programs, including the Section 8 Tenant Based Assistance Rental
Certificate Program of the United States Department of Housing and Urban
Development. With respect to certain of the underlying mortgage loans, the related borrowers may receive subsidies or other assistance from government programs. Generally, in the case of mortgaged real properties that are subject to assistance programs of the kind described above, the subject mortgaged real property must satisfy certain requirements, the borrower must observe certain leasing practices and/or the tenant(s) must regularly meet certain income requirements. No assurance can be given that any government or other assistance programs will be continued in their present form during the terms of the related mortgage loans, that the borrower will continue to comply with the requirements of the programs to enable the borrower to receive the subsidies or assistance in the future, or that the owners of a borrower will continue to receive tax credits or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans even though the related mortgage loan seller may have underwritten the related mortgage loan on the assumption that any applicable assistance program would remain in place. Loss of any applicable assistance could have an adverse effect on the ability of a borrower whose property is subject to an assistance program to make debt service payments. Additionally, the restrictions described above relating to the use of the related mortgaged real property could reduce the market value of that property.

LENDING ON INCOME-PRODUCING REAL PROPERTIES ENTAILS ENVIRONMENTAL RISKS

     The issuing entity could become liable for a material adverse environmental condition at one or more of the mortgaged real properties securing the mortgage loans in the series CD 2007-CD4 securitization transaction. Any potential environmental liability could reduce or delay payments on the offered certificates.

                                      S-72

     A third-party environmental consultant conducted a Phase I environmental study for all but one (1) of the mortgaged real properties securing the mortgage loans that we intend to transfer to the issuing entity. The resulting environmental reports were prepared:

     o    in the case of 459 mortgaged real properties, securing 96.9% of the initial mortgage pool balance (of which 393 mortgaged real properties secure mortgage loans in loan group no. 1, representing 97.1% of the initial loan group no. 1 balance, and 66 mortgaged real properties secure mortgage loans in loan group no. 2, representing 95.6% of the initial loan group no. 2 balance), during the 12-month period preceding the cut-off date, and

     o    in the case of 14 mortgaged real properties, securing 3.1% of the initial mortgage pool balance (of which 10 mortgaged real properties secure mortgage loans in loan group no. 1, representing 2.9% of the initial loan group no. 1 balance, and four (4) mortgaged real properties secure mortgage loans in loan group no. 2, representing
          4.4% of the initial loan group no. 2 balance), prior to the 12-month period preceding the cut-off date.

     In the case of the mortgaged real property identified on Annex A-1 to this prospectus supplement as Plaza Dental Building, securing 0.03% of the initial mortgage pool balance and 0.03% of the initial loan group no. 1 balance, a secured lender's environmental insurance policy was obtained in lieu of a Phase
I environmental study.

     The environmental assessment conducted at any particular mortgaged real property did not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water was conducted in most instances only at multifamily rental properties and only when the originator of the related mortgage loan or the environmental consultant involved believed that such an analysis was warranted under the circumstances.

     The above-described environmental assessments may have identified various adverse or potentially adverse environmental conditions at the respective mortgaged real properties. If the particular condition is significant, it could result in a claim for damages by any party injured by that condition.

     For a further discussion regarding the above-referenced environmental assessments and the responses to the findings of those reports, as well as a discussion of certain environmental matters with respect to certain of the mortgaged real properties, see "Description of the Mortgage Pool--Additional
Loan and Property Information--Environmental Reports" in this prospectus supplement.

     The information provided by us in this prospectus supplement regarding environmental conditions at the respective mortgaged real properties is based on the results of the environmental assessments referred to in this "--Lending on
Income-Producing Real Properties Entails Environmental Risks" subsection and has not been independently verified by us, the underwriters or any of our or their respective affiliates.

     There can be no assurance that the environmental assessments referred to above identified all environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged real properties securing the underlying mortgage loans.

     See "Risk Factors--Environmental Liabilities Will Adversely Affect the
Value and Operation of the Contaminated Property and May Deter a Lender from
Foreclosing" and "Legal Aspects of Mortgage Loans--Environmental Considerations"
in the accompanying base prospectus.

LENDING ON INCOME-PRODUCING PROPERTIES ENTAILS RISKS RELATED TO PROPERTY
CONDITION

     Professional engineers or architects inspected all but four (4) of the mortgaged real properties for the underlying mortgage loans. Four-hundred fifty-nine (459) of the mortgaged real properties, securing 99.0% of the

                                      S-73

initial mortgage pool balance, of which 393 mortgaged real properties secure mortgage loans in loan group no. 1, representing 99.6% of the initial loan group
no. 1 balance, and 66 mortgaged real properties secure mortgage loans in loan group no. 2, representing 95.6% of the initial loan group no. 2 balance, were inspected during the 12-month period preceding the cut-off date, and eleven (11)
of the mortgaged real properties, securing 0.8% of the initial mortgage pool balance, of which seven (7) mortgaged real properties secure mortgage loans in loan group no. 1, representing 0.2% of the initial loan group no. 1 balance, and four (4) mortgaged real properties secure mortgage loans in loan group no. 2, representing 4.4% of the initial loan group no. 2 balance, were inspected prior to the 12-month period preceding the cut-off date. One (1) mortgaged real property, securing 0.03% of the initial mortgage pool balance and 0.04% of the initial loan group no. 1 balance, is secured by land and therefore required no property condition assessment. In the case of the other three (3) mortgaged real properties referred to above as an exception, securing mortgage loans representing 0.2% of the initial mortgage pool balance and 0.2% of the initial loan group no. 1 balance, a property condition assessment has not been conducted. The scope of those inspections included an assessment of:

     o    the general condition of the exterior walls, roofing, interior construction, mechanical and electrical systems; and

     o    the general condition of the site, buildings and other improvements located at each mortgaged real property.

     There can be no assurance that the above-referenced inspections identified all risks related to property condition at the mortgaged real properties securing the underlying mortgage loans or that adverse property conditions, including deferred maintenance and waste, have not developed at any of the mortgaged real properties since that inspection.

     In some cases, the inspections identified, at origination of the related mortgage loan, conditions requiring escrows to be established for repairs or replacements or other work to be performed at the related mortgaged real property, in each case estimated to cost in excess of $100,000. In those cases, the originator generally required the related borrower or a sponsor of the borrower to fund reserves, or deliver letters of credit, guaranties or other instruments, to cover or partially cover these costs. There can be no assurance that, in any such case, the reserves established by the related borrower to cover the costs of required repairs, replacements or installations will be sufficient for their intended purpose or that the related borrowers will complete such repairs, replacements or installations which, in some cases, are necessary to maintain compliance with state or municipal regulations.

APPRAISALS PERFORMED ON MORTGAGED REAL PROPERTIES MAY NOT ACCURATELY REFLECT THE
RESPECTIVE VALUES OF THOSE MORTGAGED REAL PROPERTIES

     Any appraisal performed with respect to a mortgaged real property represents only the analysis and opinion of a qualified expert and is not a guarantee of present or future value. Different appraisers may reach different conclusions regarding the value of a mortgaged real property. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged real property under a distress or liquidation sale. We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged real properties securing the underlying mortgage loans.

     As indicated under "--The Underwritten Net Cash Flow Debt Service Coverage
Ratios and/or Loan-to-Value Ratios for Certain of the Underlying Mortgage Loans
Have Been Adjusted in Consideration of Certain Financial Performance Assumptions
or a Cash Holdback or a Guaranty or Based on a Stabilized Appraised Value" below and under "Description of the Mortgage Pool--Additional Loan and Property
Information--Appraisals and Market Studies," in some cases, an appraisal contained an "as is" value, with an "as of" date

                                      S-74

consistent with the date that the appraisal was prepared, and a "stabilized"
value, with a specified future "as of" date. There can be no assurance that the relied-upon assumptions related to a "stabilized" value are valid or will occur.

TERRORISM INSURANCE COVERAGE ON THE MORTGAGED PROPERTIES MAY BE EXPENSIVE AND/OR
DIFFICULT TO OBTAIN

     After the terrorist attacks of September 11, 2001, the cost of insurance coverage for acts of terrorism increased and the availability of such insurance decreased. In response to this situation, Congress enacted the Terrorism Risk
Insurance Act of 2002, which was amended and extended by the Terrorism Risk
Insurance Extension Act of 2005, signed into law by President Bush on December
22, 2005. The Terrorism Risk Insurance Extension Act of 2005 requires that qualifying insurers offer terrorism insurance coverage in all property and casualty insurance policies on terms not materially different than terms applicable to other losses. The federal government currently covers 85% of the losses from covered certified acts of terrorism on commercial risks in the
United States only, in excess of a specified deductible amount calculated as a percentage of an affiliated insurance group's prior year premiums on commercial lines policies covering risks in the United States. This specified deductible amount is 20% of such premiums for losses occurring in 2007. Further, to trigger coverage under the Terrorism Risk Insurance Extension Act of 2005, the aggregate industry property and casualty insurance losses resulting from an act of terrorism must exceed $100 million for acts of terrorism occurring in 2007. The
Terrorism Risk Insurance Extension Act of 2005 now excludes coverage for commercial auto, burglary and theft, surety, professional liability and farm owners' multiperil. The Terrorism Risk Insurance Extension Act of 2005 will expire on December 31, 2007.

     The Terrorism Risk Insurance Extension Act of 2005 applies only to losses resulting from attacks that have been committed by individuals on behalf of a foreign person or foreign interest, and does not cover acts of purely domestic terrorism. Further, any such attack must be certified as an "act of terrorism"
by the federal government, which decision is not subject to judicial review. As a result, insurers may continue to try to exclude from coverage under their policies losses resulting from terrorist acts not covered by the Terrorism Risk
Insurance Extension Act of 2005. Moreover, the deductible and co-payment provisions under the Terrorism Risk Insurance Extension Act of 2005 still leave insurers with high potential exposure for terrorism-related claims. Because nothing in the act prevents an insurer from raising premium rates on policyholders to cover potential losses, or from obtaining reinsurance coverage to offset its increased liability, the cost of premiums for such terrorism insurance coverage is still expected to be high.

     With respect to each of the mortgaged real properties securing the mortgage loan that we intend to transfer to the issuing entity, the related borrower is required under the related mortgage loan documents to maintain comprehensive fire and extended perils casualty insurance, which may be provided under a blanket insurance policy. Generally, but not in all cases, the mortgage loans specifically require terrorism insurance, but in the case of some mortgage loans, such insurance may be required only to the extent it can be obtained for premiums less than or equal to a "cap" amount specified in the related loan documents, only if it can be purchased at commercially reasonable rates and/or only with a deductible at a certain threshold.

     In the case of the underlying mortgage loan identified on Annex A-1 to this prospectus supplement as 9 West 57th Street, the mortgage loan documents require that the borrower provide a stand alone terrorism insurance policy to the extent the general all-risk insurance policy excludes terrorism acts from coverage. If insurance coverage of terrorism acts is not otherwise available or supported by the state or federal government and is not commercially available for buildings similar in size and location to the building at the mortgaged real property, the borrower will not be required to obtain terrorism insurance in an amount in excess of 175% of the total premium paid for the borrower's all-risk insurance policies (excluding any terrorism insurance previously provided).

     In the case of the underlying mortgage loans identified on Annex A-1 to this prospectus supplement as Mall of America, One World Financial Center, Four
Seasons Resort Maui, CGM AmeriCold Portfolio and DB

                                      S-75

AmeriCold Portfolio, representing 4.6%, 3.9%, 3.8%, 2.7% and 2.7%, respectively, of the initial mortgage pool balance and 5.5%, 4.6%, 4.5%, 3.2% and 3.2%, respectively, of the initial loan group no. 1 balance, terrorism insurance is only required up to such amount that can be purchased for premium not in excess of $3,162,500, $558,000, $400,000, $250,000 and $250,000, respectively.

     In the case of the underlying mortgage loan identified on Annex A-1 to this prospectus supplement as the Ala Moana Portfolio, representing 6.1% of the initial mortgage pool balance and 7.2% of the initial loan group no. 1 balance, the borrower is only required to obtain terrorism insurance provided it is commercially available and can be obtained at a commercially reasonable cost.

     In the case of each of the underlying mortgage loans identified on Annex
A-1 to this prospectus supplement as Northwest Arkansas Mall and Citadel Mall, representing in the aggregate 4.0% of the initial mortgage pool balance and 4.7%
of the initial loan group no. 1 balance, the borrower is only required to obtain terrorism insurance up to an amount equal to 100% of the amount of the premiums for all insurance required to be maintained by the borrower other than terrorism insurance.

     With respect to those mortgage loans included in the series CD 2007-CD4 securitization transaction that do not specifically require coverage for acts of terrorism, the related mortgage loan documents may permit the lender to require such insurance as is reasonable. However, the related borrower may challenge whether maintaining insurance against acts of terrorism is reasonable in light of all the circumstances, including the cost.

     In the case of some of the mortgaged real properties securing mortgage loans that we intend to transfer to the issuing entity, the insurance covering any of such mortgaged real properties for acts of terrorism may be provided through a blanket policy that also covers properties unrelated to the series CD
2007-CD4 securitization transaction. Acts of terrorism at those other properties could exhaust coverage under the blanket policy. No representation is made as to the adequacy of any such insurance coverage provided under a blanket policy, in light of the fact that multiple properties are covered by that policy.

     In the case of certain mortgage loans that we intend to transfer to the issuing entity, the requirement that terrorism insurance be obtained was waived.
In the case of certain other mortgage loans that we intend to transfer to the issuing entity, the borrower was not required to maintain terrorism insurance for the related mortgaged real property.

     If a borrower is required to maintain insurance for terrorist or similar acts that was not previously maintained, the borrower may incur higher costs for insurance premiums in obtaining such coverage which would have an adverse effect on the net cash flow of the related mortgaged real property. Further, if the federal insurance back-stop program referred to above is not extended or renewed, premiums for terrorism insurance coverage will likely increase and/or the terms of such insurance may be materially amended to enlarge stated
exclusions or to otherwise effectively decrease the scope of coverage available.
In addition, in the event that any mortgaged real property securing an underlying mortgage loan sustains damage as a result of an uninsured terrorist or similar act, such damaged mortgaged real property may not generate adequate cash flow to pay, and/or provide adequate collateral to satisfy, all amounts owing under such mortgage loan, which could result in a default on that mortgage loan and, potentially, losses on some classes of the series CD 2007-CD4 certificates.

THE ABSENCE OR INADEQUACY OF INSURANCE COVERAGE ON THE MORTGAGED PROPERTIES MAY
ADVERSELY AFFECT PAYMENTS ON THE OFFERED CERTIFICATES

     The borrowers under the mortgage loans that we intend to transfer to the issuing entity are, with limited exception, required to maintain the insurance coverage described under "Description of the Mortgage Pool--Additional Loan and
Property Information--Hazard, Liability and Other Insurance" in this prospectus supplement. Some types of losses, however, may be either uninsurable or not economically insurable, such as losses due to riots or acts of war or terrorism or earthquakes. Furthermore, there is a possibility of casualty losses

                                      S-76

on a mortgaged real property for which insurance proceeds may not be adequate.
Consequently, there can be no assurance that each casualty loss incurred with respect to a mortgaged real property securing one of the underlying mortgage loans will be fully covered by insurance.

     Seventy-eight (78) mortgaged real properties, securing 16.5% of the initial mortgage pool balance, are located in seismic zones 3 and 4, which are areas that are considered to have a high earthquake risk. Seventy (70) of those 78 mortgaged real properties secure mortgage loans in loan group no. 1, representing 16.6% of the initial loan group no. 1 balance, and eight (8) of those 78 mortgaged real properties secure mortgage loans in loan group no. 2, representing 15.9% of the initial loan group no. 2 balance. However, earthquake insurance is not necessarily required to be maintained by a borrower, even in the case of mortgaged real properties located in areas that are considered to have a high earthquake risk. Earthquake insurance is generally required only if the seismic report has concluded that probable maximum loss for the subject property is greater than 20% of the replacement cost of the improvements on the property and no retrofitting will be done to reduce that percentage below 20%.
With the exception of one (1) of those mortgaged real properties, securing a mortgage loan representing 0.02% of the initial mortgage pool balance and 0.02%
of the initial loan group no. 1 balance, earthquake insurance was obtained for all of the mortgaged properties for which the seismic report has concluded a PML of greater than 20%.

     In addition, the southern and eastern coasts of the continental United
States have historically been at greater risk, than other areas, of experiencing losses due to windstorms, such as tropical storms or hurricanes. For purposes of this prospectus supplement, we consider all areas within 20 miles of the coast from the southern tip of Texas to the northern border of North Carolina to have such a high windstorm risk. Sixty-six (66) mortgaged real properties, securing
8.4% of the initial mortgage pool balance, are located in high windstorm risk areas. Fifty-five (55) of those 66 mortgaged real properties secure mortgage loans in loan group no. 1, representing 7.3% of the initial loan group no. 1 balance, and 11 of those 66 mortgaged real properties secure mortgage loans in loan group no. 2, representing 14.8% of the initial loan group no. 2 balance.

     In the case of the underlying mortgage loan identified on Annex A-1 to this prospectus supplement as Four Seasons Resort Maui, which has an unpaid principal balance as of the cut-off date of $250,000,000 and represents 3.8% of the initial mortgage pool balance and 4.5% of the initial loan group no. 1 balance, the borrower is required to maintain (i) if under a blanket policy, windstorm coverage in an amount equal to at least $100,000,000, and (ii) if under a stand alone policy, windstorm coverage in an amount equal to the greater of (1)
50,000,000 and (2) ten times the product of (A) the probable maximum loss (as determined pursuant to a windstorm study forecasting the expected damage from windstorms over a forecast period), and (B) 100% of the replacement cost value of the improvements and building equipment (but in no event more than
$75,000,000 of coverage).

     In the case of the underlying mortgage loan identified on Annex A-1 to this prospectus supplement as the Ala Moana Portfolio, representing 6.1% of the initial mortgage pool balance and 7.2% of the initial loan group no. 1 balance, the borrower is allowed to have a sub-limit for windstorm coverage equal to not less than the product of (A) the probable maximum loss (as set forth in a windstorm probable maximum loss report), and (B) the replacement costs of the improvements.

     The standard fire and extended perils casualty insurance policies that borrowers under the mortgage loans are required to maintain typically do not cover flood or mold damage. Although certain mortgage loans may require borrowers to maintain additional flood insurance, there can be no assurance that such additional insurance will be sufficient to cover damage to a mortgaged real property in a heavily flooded area, such as was experienced in New Orleans,
Louisiana in 2005 as a result of Hurricane Katrina.

                                      S-77

THERE MAY BE RESTRICTIONS ON THE ABILITY OF A BORROWER, A LENDER OR ANY
TRANSFEREE THEREOF TO TERMINATE OR RENEGOTIATE PROPERTY MANAGEMENT AGREEMENTS
THAT ARE IN EXISTENCE WITH RESPECT TO SOME OF THE MORTGAGED REAL PROPERTIES

     In the case of some of the mortgage loans that we intend to transfer to the issuing entity, the property manager and/or the property management agreement in existence with respect to the related mortgaged real property cannot be terminated by the borrower or the lender, other than under the very limited circumstances set forth in that management agreement, and the terms of the property management agreement are not subject to negotiation. The terms of those property management agreements may provide for the granting of broad powers and discretion to the property manager with respect to the management and operation of the subject property including the right to set pricing or rates, hire and fire employees and manage revenues, operating accounts and reserves. In addition, the fees payable to a property manager pursuant to any property management agreement related to an underlying mortgage loan may be in excess of property management fees paid with respect to similar real properties for similar management responsibilities and may consist of a base fee plus an incentive fee (after expenses and a specified return to the property owner).
Further, those property management agreements (including with respect to the identity of the property manager) may be binding on transferees of the mortgaged real property, including a lender as transferee that succeeds to the rights of the borrower through foreclosure or acceptance of a deed in lieu of foreclosure, and any transferee of such lender. In addition, certain property management agreements contain provisions restricting the owner of the related mortgaged real property from mortgaging, or refinancing mortgage debt on, its interest in such property and/or from selling the subject mortgaged real property to specified entities that might provide business competition to or taint the reputation of the subject business enterprise or the property manager and/or its affiliates, and may require any transferees of the subject mortgaged real property to execute a recognition or nondisturbance agreement binding such entity to the foregoing terms. These restrictions may restrict the liquidity of the related mortgaged real property.

THE MORTGAGED REAL PROPERTIES THAT SECURE SOME MORTGAGE LOANS IN THE SERIES CD
2007-CD4 SECURITIZATION TRANSACTION ALSO SECURE ONE OR MORE RELATED MORTGAGE
LOANS THAT WILL NOT BE TRANSFERRED TO THE ISSUING ENTITY; THE INTERESTS OF THE
HOLDERS OF THOSE RELATED MORTGAGE LOANS MAY CONFLICT WITH YOUR INTERESTS

     Ten (10) mortgage loans that we intend to transfer to the issuing entity, which mortgage loans (a) are described under "Description of the Mortgage
Pool--The Loan Combinations" in and/or on Annex B to this prospectus supplement and (b) collectively represent 24.3% of the initial mortgage pool balance (with nine (9) of those mortgage loans in loan group no. 1, representing 28.5% of the loan group no. 1 balance and one (1) of those mortgage loans in loan group no.
2, representing 0.7% of the initial loan group no. 2 balance), are each part of a loan combination that includes one or more additional mortgage loans (not included among the assets of the issuing entity) that are secured by the same mortgage instrument(s) encumbering the same mortgaged real property or properties, as applicable, as is the subject underlying mortgage loan. Pursuant to one or more co-lender or similar agreements, a holder of a particular non-trust mortgage loan in a subject loan combination, or a group of holders of non-trust mortgage loans in a subject loan combination (acting together), may be granted various rights and powers that affect the underlying mortgage loan in that loan combination, including (a) cure rights with respect to the underlying mortgage loan in that loan combination, (b) a purchase option with respect to the underlying mortgage loan in that loan combination, (c) the right to advise, direct and/or consult with the applicable servicer regarding various servicing matters, including foreclosures and workouts, affecting that loan combination, and/or (d) the right to replace the applicable special servicer (without cause).
In some cases, those rights and powers may be assignable or may be exercised through a representative or designee. In connection with exercising any of the foregoing rights afforded to it, the holder of any of the non-trust mortgage loans in any of the above-described loan combinations (or, if applicable, any representative, designee or assignee thereof with respect to the particular right) will likely not be an interested party with respect to the series CD
2007-CD4 securitization, will have no obligation to consider the interests of, or the impact of exercising such rights on, the series CD 2007-CD4 certificateholders and may have interests that conflict with your interests. If any such non-trust mortgage loan is included in a separate securitization, then the representative, designee or assignee

                                      S-78

exercising any of the rights of the holder of that non-trust mortgage loan may be a securityholder, an operating advisor, a controlling class representative, or other comparable party or a servicer from that separate securitization. You should expect that the holder or beneficial owner of a non-trust mortgage loan will exercise its rights and powers to protect its own economic interests, and will not be liable to the series CD 2007-CD4 certificateholders for so doing.
See "Description of the Mortgage Pool--The Loan Combinations" in this prospectus supplement for a more detailed description, with respect to each loan combination, of the related co-lender arrangement and the priority of payments among the mortgage loans comprising that loan combination. Also, see "The Series
CD 2007-CD4 Pooling and Servicing Agreement--The Series CD 2007-CD4 Controlling
Class Representative, the Class WFC Representative and the Serviced Non-Trust
Loan Noteholders" and "--Replacement of the Special Servicer" and "Description
of the Mortgage Pool--The Loan Combinations" in this prospectus supplement for a more detailed description of certain of the foregoing rights of the respective non-trust mortgage loan noteholders.

     Some provisions contained in the co-lender, intercreditor or similar agreement for a loan combination restricting another lender's actions may not be enforceable by the trustee on behalf of the issuing entity. If, in the event of the related borrower's bankruptcy, a court refuses to enforce certain restrictions against another lender, such as provisions whereby such other lender has agreed not to take direct actions with respect to the related debt, including any actions relating to the bankruptcy of the related borrower, or not to vote a mortgagee's claim with respect to a bankruptcy proceeding, there could be resulting delays in the trustee's ability to recover with respect to the related borrower. See "Risk Factors--Certain Aspects of Co-Lender, Intercreditor
and Similar Agreements Executed in Connection with Mortgage Loans Underlying
Your Offered Certificates May be Unenforceable" in the accompanying base prospectus.

     In addition, (i) the Ala Moana Portfolio underlying mortgage loan, which represents 6.1% of the initial mortgage pool balance and 7.2% of the initial loan group no. 1 balance, is being serviced pursuant to the pooling and servicing agreement relating to the series CD 2006-CD3 Mortgage Trust, CD
2006-CD3 Commercial Mortgage Pass-Through Certificates, which is the governing document for the securitization of an Ala Moana Portfolio non-trust mortgage loan, (ii) the Mall of America underlying mortgage loan, which represents 4.6%
of the initial mortgage pool balance and 5.5% of the initial loan group no. 1 balance, is being serviced pursuant to the pooling and servicing agreement relating to the series COMM 2006-C8 Mortgage Trust, COMM 2006-C8 Commercial
Mortgage Pass-Through Certificates, which is the governing document for the securitization of a Mall of America non-trust mortgage loan, (iii) the DB
AmeriCold Portfolio underlying mortgage loan, which represents 2.7% of the initial mortgage pool balance and 3.2% of the initial loan group no. 1 balance, is being serviced pursuant to the pooling and servicing agreement relating to the series JPMCC 2007-CIBC18 Mortgage Trust, 2007-CIBC18 Commercial Mortgage
Pass-Through Certificates, which is the governing document for the securitization of a DB AmeriCold Portfolio non-trust mortgage loan and (iv) the
JQH Hotel Portfolio B-Note underlying mortgage loan, which represents 0.1% of the initial mortgage pool balance and 0.2% of the initial loan group no. 1 balance, is being serviced pursuant to the pooling and servicing agreement relating to the series JPMCC 2006-LDP7 Mortgage Trust, 2006-LDP7 Commercial
Mortgage Pass-Through Certificates, which is the governing document for the securitization of a JQH Hotel Portfolio B-Note non-trust mortgage loan. See
"Servicing of the Ala Moana Portfolio Loan Combination," "Servicing of the Mall
of America Mortgage Loan," "Servicing of the DB AmeriCold Portfolio Mortgage
Loan" and "Servicing of the JQH Hotel Portfolio B-Note Mortgage Loan" in this prospectus supplement for certain information regarding the servicing of the Ala
Moana Portfolio underlying mortgage loan, the Mall of America underlying mortgage loan, the DB AmeriCold Portfolio underlying mortgage loan and the JQH
Hotel Portfolio underlying mortgage loan, respectively. As a result, the holders of the offered certificates will have limited ability to control the servicing of that underlying mortgage loan and the parties with control over the servicing of that underlying mortgage loan may have interests that conflict with your interests.

                                      S-79

CONFLICTS OF INTEREST MAY EXIST IN CONNECTION WITH CERTAIN PREVIOUS OR EXISTING
RELATIONSHIPS OF A SPONSOR FOR THE SERIES CD 2007-CD4 SECURITIZATION TRANSACTION
OR AN AFFILIATE THEREOF TO CERTAIN OF THE UNDERLYING MORTGAGE LOANS, RELATED
BORROWERS OR RELATED MORTGAGED REAL PROPERTIES

     Certain of the underlying mortgage loans may have been refinancings of debt previously held by a sponsor for the series CD 2007-CD4 securitization transaction or an affiliate thereof, or a sponsor or its respective affiliates may have or have had equity investments in the borrowers or mortgaged real properties relating to certain of the mortgage loans that we intend to transfer to the issuing entity. In addition, a sponsor and its affiliates may have made and/or may make loans to, or equity investments in, or may otherwise have or have had business relationships with, affiliates of the borrowers under the mortgage loans in the series CD 2007-CD4 securitization transaction. Further, a sponsor and/or its affiliates may have had or may have (currently or at a future time) a managing or non-managing ownership interest in certain of the borrowers under the mortgage loans in the series CD 2007-CD4 securitization transaction.

     In the foregoing cases, the relationship of a sponsor or an affiliate to, or the ownership interest of the mortgage loan seller or an affiliate in, the borrower under any mortgage loan to be included in the series CD 2007-CD4 securitization transaction or a borrower affiliate may have presented a conflict of interest in connection with the underwriting and origination of that underlying mortgage loan. There can be no assurance that there are not other underlying mortgage loans that involve the related sponsor or its affiliates in a manner similar to those described above.

LIMITATIONS ON ENFORCEABILITY OF CROSS-COLLATERALIZATION MAY REDUCE ITS BENEFITS

     The mortgage pool will include mortgage loans that are secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties. These mortgage loans are identified in the tables contained in
Annex A-1 to this prospectus supplement. The purpose of securing any particular mortgage loan or group of cross-collateralized mortgage loans with multiple real properties is to reduce the risk of default or ultimate loss as a result of an inability of any particular property to generate sufficient net operating income to pay debt service. However, some of these mortgage loans may permit--

     o    the release of one or more of the related mortgaged real properties from the related mortgage lien, and/or

     o    a full or partial termination of the applicable
          cross-collateralization,

in each case, upon the satisfaction of the conditions described under
"Description of the Mortgage Pool--Terms and Conditions of the Underlying
Mortgage Loans" and "--Substitution and Release of Real Property Collateral" in
this prospectus supplement.

     If the borrower under any mortgage loan that is cross-collateralized with the mortgage loans of other borrowers were to become a debtor in a bankruptcy case, the creditors of that borrower or the representative of that borrower's bankruptcy estate could challenge that borrower's pledging of the underlying mortgaged real property as a fraudulent conveyance. See "Risk Factors--Some
Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be
Challenged as Being Unenforceable--Cross-Collateralization Arrangements" in the
accompanying base prospectus.

     In addition, when multiple real properties secure an individual mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of that individual mortgage loan or group of cross-collateralized mortgage loans, generally to avoid recording tax. This mortgage amount may equal the appraised value or allocated loan amount for the mortgaged real property and will limit the extent to which proceeds from the property will be available to

                                      S-80

offset declines in value of the other properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

BANKRUPTCY PROCEEDINGS MAY ADVERSELY AFFECT PROPERTY PERFORMANCE

     We are not aware of any mortgage loans that we intend to transfer to the issuing entity where the related borrower, a controlling principal in the related borrower or a guarantor has been a party to prior bankruptcy proceedings within the last 10 years. However, there can be no assurances that any borrower, controlling principal, guarantor or tenant will not in the future be a party to a bankruptcy proceeding.

LITIGATION MAY ADVERSELY AFFECT PROPERTY PERFORMANCE

     There may be pending or threatened legal proceedings against the borrowers and/or guarantors under the underlying mortgage loans, the managers of the related mortgaged real properties and their respective affiliates, arising out of the ordinary business of those borrowers, managers and affiliates. We cannot assure you that litigation will not have a material adverse effect on your investment. See "Risk Factors--Litigation and Other Legal Proceedings May
Adversely Affect a Borrower's Ability to Repay Its Mortgage Loan" in the
accompanying base prospectus.

     With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Wiener -
Joralemon Street, representing 0.3% of the initial mortgage pool balance and
1.9% of the initial loan group no. 2 balance, an inquiry was initiated by the
Attorney General of the State of New York and the New York State Division of
Housing and Community Renewal ("NYSDHCR") to determine whether the sponsor-affiliated management company, Pinnacle Group NY LLC ("Pinnacle"), had engaged in wrongful practices related to the computation of rent increases for certain rent-stabilized apartments owned or managed by Pinnacle. On or about
August 29, 2006, the New York Attorney General and the NYSDHCR served a subpoena on Pinnacle seeking certain documents in connection with the inquiry. On
December 18, 2006, the New York Attorney General, NYSDHCR and Pinnacle entered into an agreement pursuant to which: (a) an accounting firm has been engaged to audit all rents set by Pinnacle between December 2002 and December 2006 for each rent-stabilized apartment owned or managed by Pinnacle and vacated within such period; (b) Pinnacle will revise any rents determined to have been increased above permitted levels and will make restitution to applicable tenants; and (c)
for a period of one year from the date of the agreement, the auditor will monitor Pinnacle's ongoing compliance with approved procedures for tracking the costs of renovating apartments and for setting rents on newly vacated apartments. Subject to compliance with its terms, the agreement concludes the inquiry brought by the New York Attorney General and the NYSDHCR. A similar inquiry was initiated by the Manhattan District Attorney; and Pinnacle has
provided the requested documentation but to date no further action has been taken. There can be no assurance that these inquiries will not uncover any wrongdoing or that these inquiries will not have a material adverse impact on the mortgaged real properties or the mortgage loan.

     A principal of the borrower under the underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Lake Center V, Department of Children and Families, Southpointe
Medical Office and Crawfordsville Medical Center and which in the aggregate represent 0.6% of the initial mortgage pool balance and 0.7% of the initial loan group no. 1 balance, is Triple Net Properties, LLC. Triple Net Properties LLC's
affiliate, Triple Net Properties Realty, Inc., is the property manager for the related mortgaged properties. Triple Net Properties, LLC has advised the related mortgage loan seller that the SEC has opened an investigation regarding certain of its activities (and the activities of certain of its affiliates). In its filing with the SEC, T REIT, Inc. an affiliate of Triple Net Properties LLC, indicated that the SEC has requested information relating to disclosure in securities offerings and exemptions from the registration requirements of the
Securities Act of 1933, as amended, for the private offerings in which Triple
Net Properties LLC and its affiliated entities were involved and exemptions from the registration requirements of the Securities Exchange Act of 1934,

                                      S-81

as amended, for several entities. In addition, the SEC has requested financial information regarding real estate investment trusts and other companies advised by Triple Net Properties LLC.

     In recent filings with the SEC, T REIT, Inc. indicated that the information disclosed in connection with these securities offerings relating to the prior performance of all public and non-public investment programs sponsored by Triple
Net Properties, LLC contained certain errors. T REIT, Inc. reported that these errors included the following: (i) the prior performance tables included in the offering documents were stated to be presented on a GAAP basis but generally were not; (ii) a number of prior performance data figures were themselves erroneous, even as presented on a tax or cash basis; and (iii) with respect to certain programs sponsored by Triple Net Properties, LLC, where Triple Net
Properties, LLC invested either alongside or in other programs sponsored by
Triple Net Properties, LLC, the nature and results of these investments were not fully and accurately disclosed in the tables resulting in an overstatement of
Triple Net Properties, LLC's program and aggregate portfolio operating results.
As discussed in T REIT, Inc.'s most recent Form 10-Q quarterly filing with the
SEC, Triple Net Properties, LLC is engaged in preliminary settlement negotiations with the SEC staff regarding this matter. We cannot assure you that
T REIT, Inc. or Triple Net Properties, LLC will be able to settle with the SEC with respect to these disclosure issues or that these investigations will not result in fines, penalties or administrative remedies or otherwise have an adverse effect on the performance, operations or financial condition of T REIT,
Inc. or Triple Net Properties, LLC. In addition, we cannot assure you that if litigation were to commence or securityholders were to assert claims related to the foregoing, it would not have a material adverse effect on your investment.

     With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as The Atlantic
Building, which mortgage loan represents 2.3% of the initial mortgage pool balance and 2.7% of the initial loan group no. 1 balance, Douglas Jemal, the principal owner of the borrower, and a leasing director for Douglas Development
Corporation, which master leases a portion of and manages certain retail leasing activities with respect to the mortgaged real property and is owned by Douglas
Jemal, were convicted of wire fraud in October 2006 in connection with the prosecution and guilty plea of a former Washington, D.C. official on bribery charges. Jemal and his employee were found innocent on related bribery charges.
Said leasing director and another official of Douglas Development Corporation were found or plead guilty to certain felony personal tax evasion counts in connection with the bribery prosecution. There can be no assurance that the foregoing will not have a negative effect on the mortgaged real property or the mortgage loan.

     With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as 9 West 57th
Street, which mortgage loan represents 6.1% of the initial mortgage pool balance and 7.1% of the initial loan group no. 1 balance, the largest tenant is Banc of
America Securities LLC occupying 642,915 square feet, or approximately 40.0% of the net rentable area. Since 2004, Solow Building Company II, L.L.C. (the borrower) and Banc of America Securities LLC have been in litigation with respect to several disputes relating to the Banc of America Securities LLC lease. The borrower is claiming alleged breaches of the lease relating to, among other things, alleged failure to comply with the tenant alteration provisions of the lease, alleged outstanding plan review, electrical and other charges in substantial amounts, and the right to terminate the lease. Banc of America
Securities LLC is seeking various forms of relief from the borrower, including a declaration from the borrower that Banc of America Securities LLC was not in violation of the lease, and damages in connection with alleged borrower breaches of the tenant alteration and electricity provisions of the lease. The borrower brought counterclaims against Banc of America Securities LLC for various alleged breaches of the lease, including an alleged failure to comply with tenant alteration provisions under the lease, payment of costs incurred with respect to addressing Banc of America Securities LLC's alteration requests and landlord's right to terminate the lease. At the time of closing, an appeals court had ruled against permitting the eviction of Banc of America Securities LLC from the premises, and the remaining matters had been referred to a special referee for a report and recommendations to the court. Other details, including the current status of the litigation, are not known.

                                      S-82

THE UNDERWRITTEN NET CASH FLOW DEBT SERVICE COVERAGE RATIOS AND/OR LOAN-TO-VALUE
RATIOS FOR CERTAIN OF THE UNDERLYING MORTGAGE LOANS HAVE BEEN ADJUSTED IN
CONSIDERATION OF CERTAIN FINANCIAL PERFORMANCE ASSUMPTIONS OR A CASH HOLDBACK OR
A GUARANTY OR BASED ON A STABILIZED APPRAISED VALUE

     With respect to two (2) of the mortgage loans that we intend to transfer to the issuing entity secured by the real mortgaged properties identified on Annex
A-1 to this prospectus supplement as Four Seasons Resort Maui and Riverton
Apartments, representing 7.2% of the initial mortgage pool balance, of which one
(1) mortgage loan is in loan group no. 1, representing 4.5% of the initial loan group no. 1 balance, and one (1) mortgage loan is in loan group no. 2, representing 22.5% of the initial loan group no. 2 balance, the calculation of underwritten net cash flow for the related mortgaged real property - which is, in turn, used in the calculation of underwritten net cash flow debt service coverage ratios - was based on various assumptions regarding projected increased rental income and room revenue from property renovation. The unadjusted underwritten net cash flow debt service coverage ratios for these two mortgage loans are set forth on Annex A-1 to this prospectus supplement. With respect to
13 mortgage loans that we intend to transfer to the issuing entity (loan numbers
31, 35, 38, 68, 70, 98, 128, 129, 143, 160, 163, 227 and 269), representing 2.9%
of the initial mortgage pool balance, of which eight (8) mortgage loans are in loan group no. 1, representing 1.8% of the initial loan group no. 1 balance, and five (5) mortgage loans are in loan group no. 2, representing 9.0% of the initial loan group no. 2 balance, the underwritten net cash flow debt service coverage ratios have, and with respect to six (6) of those 13 mortgage loans
(loan numbers 70, 98, 129, 143, 160 and 227), representing 0.9% of the initial mortgage pool balance, of which four (4) mortgage loans are in loan group no. 1, representing 0.7% of the initial loan group no. 1 balance, and two (2) mortgage loans are in loan group no. 2, representing 1.8% of the initial loan group no. 2 balance, respectively, the cut-off date loan-to-value ratio and maturity date/ARD loan-to-value ratio have been calculated and/or presented on an adjusted basis that (a) takes into account various assumptions regarding the financial performance of the related mortgaged real property that are consistent with the respective performance related criteria required to obtain the release of a cash holdback or guaranty which serves as additional collateral or otherwise covers losses to a limited extent and/or (b) reflects an application of that cash holdback or guaranty to pay down the subject mortgage loan, with
(if applicable) a corresponding reamortization of the monthly debt service payment. The unadjusted underwritten net cash flow debt service coverage ratios, cut-off date loan-to-value ratios and maturity date/ARD loan-to-value ratios for these 13 mortgage loans are set forth on Annex A-1 to this prospectus supplement. With respect to 11 mortgage loans that we intend to transfer to the issuing entity (loan numbers 8, 16, 25, 31, 78, 99, 163, 206, 210, 232 and 275), representing 6.7% of the initial mortgage pool balance, of which eight (8)
mortgage loans are in loan group no. 1, representing 3.1% of the initial loan group no. 1 balance, and three (3) mortgage loans are in loan group no. 2, representing 27.3% of the initial loan group no. 2 balance, respectively, the cut-off date loan-to-value ratio and the maturity date/ARD loan-to-value ratio have been calculated using the "as-stabilized" appraised value rather than the
"as-is" appraised value. The "as-is" loan-to-value ratios for these 11 mortgage loans are set forth on Annex A-1 to this prospectus supplement. IF THE RELATED
CASH HOLDBACKS, GUARANTY, FINANCIAL PERFORMANCE ASSUMPTIONS OR STABILIZED
APPRAISED VALUES WERE NOT TAKEN INTO ACCOUNT IN CALCULATING DEBT SERVICE
COVERAGE RATIOS AND/OR LOAN-TO-VALUE RATIOS FOR ANY OF THE 23 UNDERLYING
MORTGAGE LOANS REFERRED TO ABOVE IN THIS PARAGRAPH THEN: (A) THE UNDERWRITTEN
NET CASH FLOW DEBT SERVICE COVERAGE RATIOS FOR THE MORTGAGE POOL WOULD RANGE
FROM 0.39X TO 4.33X, WITH A WEIGHTED AVERAGE OF 1.48X; (B) THE CUT-OFF DATE
LOAN-TO-VALUE RATIOS OF THE MORTGAGE POOL WOULD RANGE FROM 17.86% TO 104.85%,
WITH A WEIGHTED AVERAGE OF 68.09%; (C) THE MATURITY DATE/ARD LOAN-TO-VALUE
RATIOS OF THE MORTGAGE POOL WOULD RANGE FROM 14.45% TO 94.35%, WITH A WEIGHTED
AVERAGE OF 65.03%; (D) THE UNDERWRITTEN NET CASH FLOW DEBT SERVICE COVERAGE
RATIOS FOR LOAN GROUP NO. 1 WOULD RANGE FROM 0.99X TO 4.33X, WITH A WEIGHTED
AVERAGE OF 1.56X AND THE UNDERWRITTEN NET CASH FLOW DEBT SERVICE COVERAGE RATIOS
FOR LOAN GROUP NO. 2 WOULD RANGE FROM 0.39X TO 2.63X, WITH A WEIGHTED AVERAGE OF
1.02X; (E) THE CUT-OFF DATE LOAN-TO-VALUE RATIOS OF LOAN GROUP NO. 1 WOULD RANGE
FROM 17.86% TO 104.85%, WITH A WEIGHTED AVERAGE OF 66.57% AND THE CUT-OFF DATE
LOAN-TO-VALUE RATIOS OF LOAN GROUP NO. 2 WOULD RANGE FROM 36.64% TO 96.55%, WITH
A WEIGHTED AVERAGE OF 76.61%; AND (F) THE MATURITY DATE/ARD LOAN-TO-VALUE RATIOS
OF LOAN GROUP NO. 1 WOULD RANGE FROM 14.45% TO 94.35%, WITH A WEIGHTED AVERAGE
OF 63.54% AND THE MATURITY DATE/ARD LOAN-TO-VALUE RATIOS OF LOAN GROUP NO. 2
WOULD RANGE FROM 31.01% TO 87.01%, WITH A WEIGHTED AVERAGE OF 73.38%. WEIGHTED
AVERAGE UNDERWRITTEN NET CASH FLOW DEBT SERVICE COVERAGE RATIO, CUT-OFF DATE
LOAN-TO-

                                      S-83

VALUE RATIO AND MATURITY DATE/ARD LOAN-TO-VALUE RATIO INFORMATION FOR THE
MORTGAGE POOL (OR PORTIONS THEREOF THAT CONTAIN ANY OF THOSE 23 UNDERLYING
MORTGAGE LOANS) SET FORTH IN THIS PROSPECTUS SUPPLEMENT REFLECT THE RESPECTIVE
ADJUSTMENTS REFERENCED ABOVE.

              CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

     From time to time we use capitalized terms in this prospectus supplement, including in Annexes A-1, A-2, A-3, A-4, A-5, A-6 and B to this prospectus supplement. In cases where a particular capitalized term is frequently used, it will have the meaning assigned to it in the glossary attached to this prospectus supplement.

                           FORWARD-LOOKING STATEMENTS

     This prospectus supplement and the accompanying base prospectus include the words "expects," "intends," "anticipates," "estimates" and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering.
The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     The assets of the issuing entity, which we collectively refer to as the
"trust fund" in this prospectus supplement, will primarily consist of a pool of multifamily, commercial and manufactured housing community mortgage loans. Upon initial issuance of the series CD 2007-CD4 certificates, we intend to include the 378 mortgage loans identified on Annex A-1 to this prospectus supplement in the trust fund. The mortgage pool consisting of those mortgage loans will have an Initial Mortgage Pool Balance of $6,599,815,279. However, the actual Initial
Mortgage Pool Balance may be as much as 5% smaller or larger than that amount if any of those mortgage loans are removed from the mortgage pool or any other mortgage loans are added to the mortgage pool. See "--Changes in Mortgage Pool
Characteristics" below.

     For purposes of calculating distributions on certain classes of the offered certificates, the pool of mortgage loans backing the series CD 2007-CD4 certificates (exclusive of the subordinate non-pooled portion of the One World
Financial Center Mortgage Loan) will be divided into a loan group no. 1 and a loan group no. 2.

     Loan group no. 1 will consist of 311 mortgage loans (exclusive of the subordinate non-pooled portion of the One World Financial Center Mortgage Loan), with an Initial Loan Group No. 1 Balance of $5,601,058,625 and representing approximately 84.9% of the Initial Mortgage Pool Balance, that are secured by the various property types that constitute collateral for those mortgage loans.

     Loan group no. 2 will consist of 67 mortgage loans, with an Initial Loan
Group No. 2 Balance of $998,756,654 and representing approximately 15.1% of the
Initial Mortgage Pool Balance, that are secured by

                                      S-84

multifamily properties, manufactured housing community properties and mixed-use properties with a multifamily component.

     The "Initial Mortgage Pool Balance" will equal the total cut-off date principal balance of the underlying mortgage loans; the "Initial Loan Group No.
1 Balance" will equal the total cut-off date principal balance of the underlying mortgage loans in loan group no. 1; and the "Initial Loan Group No. 2 Balance"
will equal the total cut-off date principal balance of the underlying mortgage loans in loan group no. 2; provided that none of the Initial Mortgage Pool
Balance, the Initial Loan Group No. 1 Balance and the Initial Loan Group No. 2
Balance will reflect the principal balance of the subordinate non-pooled portion of the One World Financial Center Mortgage Loan. The cut-off date principal balance of any underlying mortgage loan is equal to its unpaid principal balance as of the cut-off date, after application of all monthly debt service payments due with respect to that mortgage loan on or before that date, whether or not those payments were received. We will transfer each of the underlying mortgage loans, at its respective cut-off date principal balance, to the issuing entity.
The cut-off date principal balance of each mortgage loan that we intend to transfer to the issuing entity (or, in the case of the One World Financial
Center Mortgage Loan, the cut-off date principal balance of the pooled portion thereof) is shown on Annex A-1 to this prospectus supplement. Those cut-off date principal balances range from $1,097,691 to $404,000,000, and the average of those cut-off date principal balances is $17,459,829.

     Each of the mortgage loans that we intend to transfer to the issuing entity is an obligation of the related borrower to repay a specified sum with interest.
Each of those mortgage loans is evidenced by a promissory note and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the fee simple and/or leasehold interest of the related borrower or another party in one or more commercial, multifamily or manufactured housing community real properties. That mortgage lien will, in all cases, be a first priority lien, subject only to Permitted Encumbrances. However, six (6) of the underlying mortgage loans that are part of a Loan Combination, representing
20.2% of the Initial Mortgage Pool Balance, are pari passu (or, in one such case, subordinate) in right of payment with or to one or more related Non-Trust
Loans.

     You should consider each of the underlying mortgage loans to be a nonrecourse obligation of the related borrower. In the event of a payment default by the related borrower, recourse will be, or you should expect recourse to be, limited to the corresponding mortgaged real property or properties (and any reserves, letters of credit or other additional collateral for the mortgage loan) for satisfaction of that borrower's obligations. In those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the underlying mortgage loans will be insured or guaranteed by any governmental agency or instrumentality.

     We provide in this prospectus supplement a variety of information regarding the mortgage loans that we intend to include in the trust fund. When reviewing this information, please note that:

     o    All numerical information provided with respect to the underlying mortgage loans is provided on an approximate basis.

     o    Except as described in the next sentence, all weighted average information provided with respect to the underlying mortgage loans or any sub-group thereof reflects a weighting based on their respective cut-off date principal balances. For the purposes of calculating weighted averages, unless the context clearly indicates otherwise, the
          One World Financial Center Mortgage Loan is considered to exclude the subordinate non-pooled portion thereof.

     o    When information with respect to mortgaged real properties is expressed as a percentage of the Initial Mortgage Pool Balance, the
          Initial Loan Group No. 1 Balance or the Initial Loan Group No. 2
          Balance, the percentages are based upon the cut-off date principal balances of the related underlying mortgage loans or allocated portions of those balances (or, in the case of the One

                                      S-85

          World Financial Center Mortgage Loan, unless clearly indicated
          otherwise, based only upon the cut-off date principal balance of the pooled portion thereof).

     o    Unless specifically indicated otherwise (for example, with respect to loan-to-value and debt service coverage ratios and cut-off date balances per square foot of mortgaged real property, in which cases, each Pari Passu Non-Trust Loan and Senior Non-Trust Loan is taken into account), statistical information presented in this prospectus supplement with respect to each underlying mortgage loan in a Loan
          Combination excludes the related Non-Trust Loan(s). Unless specifically indicated otherwise, statistical information presented in this prospectus supplement with respect to the One World Financial
          Center Trust Mortgage Loan excludes the non-pooled portion thereof.

     o    If any of the underlying mortgage loans is secured by multiple mortgaged real properties, a portion of that mortgage loan has been allocated to each of those properties for purposes of providing various statistical information in this prospectus supplement as set forth on Annex A-1 to this prospectus supplement.

     o    The general characteristics of the entire mortgage pool backing the offered certificates are not necessarily representative of the general characteristics of either loan group no. 1 or loan group no. 2. The yield and risk of loss on any class of offered certificates may depend on, among other things, the composition of each of loan group no. 1 and loan group no. 2. The general characteristics of each such loan group should also be analyzed when making an investment decision.

     o    Whenever loan-level information, such as loan-to-value ratios or debt service coverage ratios, is presented in the context of the mortgaged real properties, the loan level statistic attributed to a mortgaged real property is the same as the statistic for the related underlying mortgage loan.

     o    Whenever we refer to a particular underlying mortgage loan or mortgaged real property by name, we mean the underlying mortgage loan or mortgaged real property, as the case may be, identified by that name on Annex A-1 to this prospectus supplement. Whenever we refer to a particular underlying mortgage loan by loan number, we are referring to the underlying mortgage loan identified by that loan number on
          Annex A-1 to this prospectus supplement.

     o    Statistical information regarding the underlying mortgage loans may change prior to the Issue Date due to changes in the composition of the mortgage pool prior to that date, and the Initial Mortgage Pool
          Balance may be as much as 5% larger or smaller than indicated.

ONE WORLD FINANCIAL CENTER POOLED AND NON-POOLED PORTIONS

     For purposes of calculating distributions on the series CD 2007-CD4 certificates, the One World Financial Center Mortgage Loan is deemed to consist of two separate components:

     o    a senior component which has an unpaid principal balance as of the cut-off date of $257,000,000 and, in the absence of default, bears interest at a fixed interest rate of 5.713576% per annum; and

     o    a subordinate component which has an unpaid principal balance as of the cut-off date of $40,500,000 and, in the absence of default, bears interest at a fixed interest rate of 6.58175970370376% per annum.

     The deemed senior component of the One World Financial Center Mortgage Loan
-- which we refer to herein as the pooled portion of that mortgage loan -- will be pooled with the other underlying mortgage loans to back the series CD
2007-CD4 certificates, exclusive of the class WFC-X, WFC-1, WFC-2 and WFC-3

                                      S-86

certificates. The deemed subordinate component of the One World Financial Center
Mortgage Loan -- which we refer to herein as the non-pooled portion of that mortgage loan -- will support the class WFC-X, WFC-1, WFC-2 and WFC-3 certificates.

     The One World Financial Center Mortgage Loan provides for payments of interest only prior to maturity.

     Allocation of Payments to the Pooled and Non-Pooled Portions of the One
World Financial Center Mortgage Loan. On or prior to each distribution date, amounts received during the related collection period with respect to the One
World Financial Center Mortgage Loan, together with any amounts advanced with respect to the One World Financial Center Mortgage Loan, subject to adjustment for interest reserve amounts with respect to the pooled portion of the One World
Financial Center Mortgage Loan, and exclusive of amounts payable and/or reimbursable to the applicable master servicer, the special servicer and/or the trustee with respect to the One World Financial Center Mortgage Loan under the series CD 2007-CD4 pooling and servicing agreement (the foregoing constituting the "One World Financial Center Available Funds"), will generally be applied as follows:

     o    if no monetary event of default or other material non-monetary event of default that results in a transfer of the One World Financial
          Center Mortgage Loan to special servicing has occurred and is continuing (or, if a monetary event of default has occurred and is continuing, one or more holders of Class WFC Certificates have cured that monetary event of default or, in the case of a material non-monetary event of default, have either cured that event of default or are diligently pursuing the cure thereof, in accordance with the terms of the series CD 2007-CD4 pooling and servicing agreement), the
          One World Financial Center Available Funds will be applied, first, to scheduled interest (other than Default Interest), calculated in accordance with the terms of the series CD 2007-CD4 pooling and servicing agreement, with respect to the pooled portion of the One
          World Financial Center Mortgage Loan, second, to the pooled portion of the One World Financial Center Mortgage Loan in respect of its pro rata share (based on the unpaid principal balance of each of the pooled portion of the One World Financial Center Mortgage Loan and the
          non-pooled portion of the One World Financial Center Mortgage Loan) of any voluntary or involuntary payments of principal with respect to the
          One World Financial Center Mortgage Loan, third, to scheduled interest
          (other than Default Interest), calculated in accordance with the terms of the series CD 2007-CD4 pooling and servicing agreement, with respect to the non-pooled portion of the One World Financial Center
          Mortgage Loan, and fourth, to the non-pooled portion of the One World
          Financial Center Mortgage Loan in respect of its pro rata share (based on the unpaid principal balance of each of the pooled portion of the
          One World Financial Center Mortgage Loan and the non-pooled portion of the One World Financial Center Mortgage Loan) of voluntary or involuntary payments of principal with respect to the One World
          Financial Center Mortgage Loan; and

     o    if a monetary event of default or other material non-monetary event of default that results in a transfer of the One World Financial Center
          Mortgage Loan to special servicing has occurred and is continuing (and that event of default has not been cured by any holder(s) of Class WFC
          Certificates and, in the case of a material non-monetary event of default, no holder or group of holders of Class WFC Certificates is diligently pursuing the cure thereof, in accordance with the terms of the series CD 2007-CD4 pooling and servicing agreement), the One World
          Financial Center-Available Funds will be applied, first, to accrued and unpaid interest (other than Default Interest), calculated in accordance with the terms of the series CD 2007-CD4 pooling and servicing agreement, with respect to the pooled portion of the One
          World Financial Center Mortgage Loan, second, to any collections of principal with respect to the One World Financial Center Mortgage Loan
          (to the extent actually collected, after allocating collections on the
          One World Financial Center Mortgage Loan to interest on the One World
          Financial Center Mortgage Loan), until the principal balance thereof is reduced to zero, third, to accrued and unpaid interest (other than
          Default Interest), calculated in accordance with the terms of the series CD 2007-CD4

                                      S-87

          pooling and servicing agreement, with respect to the non-pooled portion of the One World Financial Center Mortgage Loan, fourth, to any remaining collections of principal with respect to the One World
          Financial Center Mortgage Loan (after allocation to the pooled portion as provided in clause second), to principal of the non-pooled portion of the One World Financial Center Mortgage Loan, until the unpaid principal balance thereof is reduced to zero; and fifth, to such other items as may be specified in the series CD 2007-CD4 pooling and servicing agreement.

     Amounts allocated to the pooled portion of the One World Financial Center
Mortgage Loan as described above will be part of the Standard Available P&I
Funds and amounts allocated to the non-pooled portion of the One World Financial
Center Mortgage Loan as described above will constitute, and are referred to in this prospectus supplement as, the "Class WFC Available P&I Funds."

CROSS-COLLATERALIZED MORTGAGE LOANS AND MULTIPLE PROPERTY MORTGAGE LOANS

     The mortgage pool will include eight (8) mortgage loans, representing 4.7%
of the Initial Mortgage Pool Balance and 5.5% of the Initial Loan Group No. 1
Balance, that are, in each case, cross-collateralized and cross-defaulted with one or more other underlying mortgage loans.

     The mortgage pool will also include 18 mortgage loans, representing 15.1%
of the Initial Mortgage Pool Balance, of which 17 mortgage loans are in loan group no. 1, representing 17.7% of the Initial Loan Group No. 1 Balance, and one
(1) mortgage loan is in loan group no. 2, representing 1.1% of the Initial Loan
Group No. 2 Balance, that are, in each case, without regard to any cross-collateralization with any other underlying mortgage loan, secured by two or more mortgaged real properties.

     The amount of the mortgage lien encumbering any particular one of the related mortgaged real properties may be less than the full amount of the subject Multiple Property Mortgage Loan or Crossed Group, as the case may be, generally to minimize mortgage recording tax. The mortgage amount may be an amount based on the appraised value or allocated loan amount for the particular mortgaged real property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other mortgaged real properties securing the same Multiple Property Mortgage Loan or Crossed
Group, as the case may be.

     The following table identifies the various individual Multiple Property
Mortgage Loans and Crossed Groups that we will include in the trust fund.

 CROSS-COLLATERALIZED MORTGAGE LOAN GROUPS AND MULTIPLE PROPERTY MORTGAGE LOANS

                                                                                           % OF        % OF
                                                                                          INITIAL     INITIAL
                                         MULTIPLE PROPERTY                               MORTGAGE   LOAN GROUP
                                           MORTGAGE LOAN/    LOAN       CUT-OFF DATE       POOL       NO. 1/2
           LOAN/PORTFOLIO NAME(S)          CROSSED GROUP     GROUP   PRINCIPAL BALANCE    BALANCE     BALANCE
--------------------------------------   -----------------   -----   -----------------   --------   ----------

1  Ala Moana Portfolio                   Multiple Property     1        $404,000,000        6.1%        7.2%
2  Citadel Mall                            Crossed Group       1        $136,000,000        2.1%        2.4%
   Northwest Arkansas Mall                 Crossed Group       1        $125,600,000        1.9%        2.2%
3  CGM AmeriCold Portfolio               Multiple Property     1        $180,000,000        2.7%        3.2%
4  DB AmeriCold Portfolio                Multiple Property     1        $180,000,000        2.7%        3.2%
5  Heritage Industrial Portfolio         Multiple Property     1        $ 75,000,000        1.1%        1.3%
6  Lakewood Industrial Portfolio         Multiple Property     1        $ 36,000,000        0.5%        0.6%
7  Backlick South                          Crossed Group       1        $ 19,300,000        0.3%        0.3%
   Springfield 8                           Crossed Group       1        $  6,700,000        0.1%        0.1%
8  Texas Hotel Portfolio                 Multiple Property     1        $ 19,950,000        0.3%        0.4%
9  Moody Florida One                     Multiple Property     1        $ 15,801,000        0.2%        0.3%
10 REVA -Portfolio                       Multiple Property     1        $ 13,800,000        0.2%        0.2%
11 StorQuest Slauson Self Storage          Crossed Group       1        $  7,770,000        0.1%        0.1%
   StorQuest Sunland Self Storage          Crossed Group       1        $  5,230,000        0.1%        0.1%

                                      S-88

12 Christa Portfolio                     Multiple Property     1        $ 12,971,202        0.2%        0.2%
13 Morgantown Multifamily Portfolio      Multiple Property     2        $ 10,565,250        0.2%        1.1%
14 Pine Hills Village (1)                  Crossed Group       1        $  7,000,000        0.1%        0.1%
    Rosemont Village Retail Center (1)     Crossed Group       1        $  3,000,000       0.05%        0.1%
15 JQH Hotel Portfolio B-Note            Multiple Property     1        $  9,888,519        0.1%        0.2%
16 Hart Properties Portfolio             Multiple Property     1        $  9,241,530        0.1%        0.2%
17 Another Closet Portfolio              Multiple Property     1        $  7,964,303        0.1%        0.1%
18 Bi-Lo Stores                          Multiple Property     1        $  7,560,000        0.1%        0.1%
19 Sentinel Self-Storage Portfolio       Multiple Property     1        $  7,217,749        0.1%        0.1%
20 AAAA Self Storage Portfolio           Multiple Property     1        $  4,988,960        0.1%        0.1%
21 CVS Portfolio                         Multiple Property     1        $  3,488,969        0.1%        0.1%
22 The Storage Malls                     Multiple Property     1        $  1,248,402       0.02%       0.02%

----------
(1)  Loans are cross-collateralized and cross-defaulted for a period of 18 months only.

     For a discussion regarding the possible release and/or substitution of any mortgaged real property securing a Multiple Property Mortgage Loan or a Crossed
Group, see "--Substitution and Release of Real Property Collateral" below.

SUBSTITUTION AND RELEASE OF REAL PROPERTY COLLATERAL

     Certain of the underlying mortgage loans, Multiple Property Mortgage Loans and Crossed Groups that we intend to include in the trust fund entitle the related borrowers to obtain a release of one or more of the corresponding mortgaged real properties or a portion of the mortgaged real property from the related lien and/or a corresponding termination of the related cross-collateralization arrangement, subject, in each case, to the fulfillment of one or more of the following conditions, among others:

     o    the pay down or defeasance of the mortgage loan(s) in an amount equal to a specified percentage, which is usually 100% to 125%, of the portion of the total loan amount allocated to the property or properties to be released;

     o    the satisfaction of debt service coverage and/or, in certain cases, loan-to-value tests for the property or properties that will remain as collateral for the subject mortgage loan(s); and/or

     o    in certain cases, receipt by the lender of confirmation from each applicable rating agency that the action will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the offered certificates.

     The underlying mortgage loans referred to above that provide for partial prepayment of the subject underlying mortgage loan in connection with a partial release of the related mortgaged real property are identified on Annex A-1 to this prospectus supplement as StorQuest Slauson Self Storage, StorQuest Sunland
Self Storage and Chemway Industrial Portfolio.

     The loan documents for the underlying mortgage loans comprising two (2)
Crossed Groups (the first comprised of Northwest Arkansas Mall and Citadel Mall and the second comprised of Pine Hills Village and Rosemont Village Retail
Center) provide that in connection with a defeasance of either underlying mortgage loan in the related Crossed Group, the cross-collateralization provisions will remain in effect with respect to the remaining mortgaged real property and the government securities that constitute the replacement collateral for the released mortgaged real property.

     In the case of the Ala Moana Portfolio Mortgage Loan, which represents 6.1%
of the Initial Mortgage Pool Balance and 7.2% of the Initial Loan Group No. 1
Balance, the related loan documents permit the borrower to obtain the release of one or more portions of the related mortgaged real property from the lien of the mortgage by simultaneously substituting another property for the released property, subject to the satisfaction of certain

                                      S-89

conditions, including, among other things, that: (i) no event of default has occurred and is continuing; (ii) simultaneously with the substitution, the borrower will acquire fee simple or leasehold interest to a parcel of real property reasonably equivalent in use, value and condition to the parcel being released as established by a letter of value; and (iii) the parcel to be released is vacant, non-income-producing and unimproved or improved only by landscaping, utility facilities that are readily relocatable or surface parking areas. In addition, the related loan documents provide for the release of one or more portions or one or more acquired portions of the related mortgaged real property from the lien of the mortgage, subject to the satisfaction of certain conditions in the loan documents, including, among other things, that: (i) the borrower delivers to the lender evidence which would be satisfactory to a prudent lender acting reasonably that the portion of the related mortgaged real property being released is not necessary for the borrower's operation or use of the related mortgaged real property for its then current use and may be readily separated from the related mortgaged real property without a material diminution in the value of the related mortgaged real property, provided, however, that this condition will not apply to the release of an acquired portion; (ii) no event of default has occurred and is continuing; and (iii) the borrower delivers to the lender evidence that the portion being released has been legally subdivided from the remainder of the related mortgaged real property, after giving effect to such transfer, each of the portion being released and the remaining related mortgaged real property conforms to and is in compliance in all material respects with applicable legal requirements, and the portion being released is not necessary for the remaining related mortgaged real property to comply with any zoning, building, land use or parking requirements.

     In the case of the CGM AmeriCold Portfolio Mortgage Loan, which represents
2.7% of the Initial Mortgage Pool Balance and 3.2% of the Initial Loan Group No.
1 Balance, prior to the permitted prepayment date, the related loan documents permit the borrower to obtain the release of one or more portions of the related mortgaged real property from the lien of the mortgage by simultaneously substituting another property for the released property, subject to the satisfaction of certain conditions, including, among other things, that: (i) the allocated loan amount of the substituted property, when taken together with all the allocated loan amounts of all other substituted properties, does not exceed
30% of the original mortgage loan balance; (ii) no event of default shall exist after giving effect to the substitution; (iii) after giving effect to the substitution, the debt service coverage ratio determined at the time of substitution shall not be less than the greater of the debt service coverage ratio at closing and the debt service coverage ratio for the 12 calendar months prior to the substitution; provided that the borrower may defease a portion of the loan in order to satisfy such debt service coverage ratio, (iv) (A) the loan-to-value ratio of the substitute property is not greater than the lesser of the loan-to-value ratio of the substituted property (1) as of the closing date and (2) immediately prior to the substitution, or (B) after giving effect to such substitution, the loan-to-value ratio for the property (excluding the substituted property and including the substitute property) is not greater than the lesser of (1) the loan-to-value ratio as of the closing date and (2) the loan-to-value ratio as of the date immediately preceding such substitution; (v)
the borrower has obtained written confirmation from each rating agency that such action will not result in the downgrade, withdrawal or qualification of the ratings assigned by such rating agency to the series CD 2007-CD4 certificates;
(vi) the borrower shall execute and deliver all appropriate loan documents with respect to the substitute property; and (vii) the borrower shall have delivered title insurance in an amount equal to 125% of the substitute property's allocated loan amount with applicable endorsements.

     In the case of the CGM AmeriCold Portfolio Mortgage Loan, which represents
2.7% of the Initial Mortgage Pool Balance and 3.2% of the Initial Loan Group No.
1 Balance, during the period when defeasance is prohibited, the loan documents permit the release of certain individual properties securing the mortgage loan in connection with payment of a specified release amount and yield maintenance payment in the case in which an event of default exists and can not be cured except if the applicable individual property were released. Such release is subject to the following conditions, among others: (i) no event of default shall exist after the release; and (ii) the management agreement shall be amended to drop the released property from the list of properties being managed thereunder.
In addition, the loan documents provide for the release of unimproved areas of any individual property constituting the mortgaged real property which, among other things, generate no rents, are not necessary for the operation of the remainder of such individual property, and would not materially and adversely affect the value of, or cash flow from, the remainder of such individual property. Such release must satisfy certain

                                      S-90

conditions including, without limitation, the following: (i) certification that the proposed use of the release parcel shall not be incompatible with the remaining property and shall not have a material adverse impact on the income and expense of the remaining property; (ii) the delivery of an endorsement to the lender's title insurance policy insuring that the lender will continue to have a first lien against the remaining property; and (iii) receipt by the lender of an appraisal of the remaining property showing that the value of such property before and after any construction of improvements on the released property shall be equal to the greater of 100% of the value of the property prior to release or 100% of the allocated loan amount of the property on the date of release.

     In the case of the DB AmeriCold Portfolio Mortgage Loan, which represents
2.7% of the Initial Mortgage Pool Balance and 3.2% of the Initial Loan Group No.
1 Balance, the borrower is permitted to obtain a release of an individual property securing the mortgage loan by substituting another property of like kind and quality provided that the following conditions are satisfied: (A) the allocated loan amount of the substitute properties collectively do not exceed
20% of the original principal balance of the loan; (B) the borrower has obtained written confirmation from each rating agency that such action will not result in the downgrade, withdrawal or qualification of the ratings assigned by such rating agency to the series CD 2007-CD4 certificates, (C) after giving effect to the substitution, the debt service coverage ratio for the loan (excluding the released property and including the substitute properties) is not less than the greater of (i) the debt service coverage ratio as of the closing date and (ii)
the debt service coverage ratio for the trailing 12 full calendar months as of the date immediately preceding the substitution; provided, that in order to satisfy such debt service coverage ratio, the borrower may defease a portion of the loan in excess of the release amounts of the affected individual properties;
and (D) (x) the loan-to-value ratio of a substitute property is not greater than the lesser of the loan-to-value ratio of a released property (i) as of the closing date and (ii) immediately prior to the substitution or (y) if the borrower is unable to satisfy the foregoing loan-to-value ratio test set forth in (D) above, after giving effect to the substitution, such test may be satisfied if the loan-to-value ratio for all of the individual properties
(excluding the released properties and including the substitute properties) is not greater than the lesser of (i) the loan-to-value ratio as of the closing date and (ii) the loan-to-value ratio immediately prior to the substitution. In addition to partial defeasance, the loan documents permit, during the period that defeasance is prohibited, the borrower to prepay up to 15% of the mortgage loan amount with a yield maintenance charge, solely to cure a default that cannot be cured despite the borrower's commercially reasonable efforts to do so.

     In the case of the Heritage Industrial Portfolio Mortgage Loan, which represents 1.1% of the Initial Mortgage Pool Balance and 1.3% of the Initial
Loan Group No. 1 Balance, the related loan documents permit the borrower during the period commencing one year from origination, to obtain the release of up to three properties in any one year but not more than seven properties during the term of the Heritage Industrial Portfolio Mortgage Loan from the lien of the mortgage by simultaneously substituting another industrial property acquired by the borrower for the released property(ies), subject to the satisfaction of certain conditions, including, among other things, that: (i) no event of default has occurred and is continuing; (ii) borrower pays lender a fee equal to one percent of the allocated loan amount for the released property; (iii) after giving effect to the substitution, the debt service coverage ratio for all of the properties in the aggregate (including the replacement property but excluding the released property) is not less than the greater of (a) the debt service coverage ratio on the date immediately preceding the substitution for all of the properties in the aggregate or (b) the debt service coverage ratio on the date immediately preceding the substitution for all of the properties in the aggregate; (iv) the borrower has obtained written confirmation from each rating agency that such action will not result in the downgrade, withdrawal or qualification of the ratings assigned by such rating agency to the series CD
2007-CD4 certificates; (v) after giving effect to the substitution, the loan-to-value ratio of all of the properties shall not be greater than the lesser of (a) the loan-to-value ratio as of origination or (b) the loan-to-value ratio immediately prior to the substitution; and (vi) the underwritable cash flow for each replacement property does not show a downward trend over three consecutive years prior to the date of substitution.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Texas Hotel
Portfolio, which mortgage loan represents 0.3% of the Initial Mortgage Pool
Balance and 0.4% of the Initial Loan Group No. 1 Balance, the mortgaged real property consists

                                      S-91

of two properties, one of which is a hotel consisting of 38 two-story buildings, a portion of which consists of buildings containing 143 rooms which the loan documents permit to be released from the lien of the mortgage. The sponsor contemplates, but is not required to as a condition of the release, demolishing the buildings on the release parcel and constructing another hotel. The release is subject to the following conditions, among others: (i) no event of default shall exist; (ii) the delivery of an endorsement to the lender's title insurance policy insuring that lender will continue to have a first lien against the remaining property; (iii) appropriate easements and common use agreements shall be granted and/or entered into, which will provide, among other things, that any construction activities on the release parcel shall be in compliance with all applicable laws and actively pursued to completion; (iv) the release shall not result in any non compliance with applicable laws; and (v) the release parcel shall not be owned by the borrower.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Great Wolf -
Poconos, PA, which mortgage loan represents 1.5% of the Initial Mortgage Pool
Balance and 1.7% of the Initial Loan Group No. 1 Balance, the loan documents permit the release of several specified outparcels and a parcel of the mortgaged real property that contained at closing a water treatment facility. The release of the outparcels is subject to the following conditions, among others: (i) no event of default shall exist; (ii) the delivery of an endorsement to the lender's title insurance policy insuring that lender will continue to have a first lien against the remaining parcel; (iii) appropriate easements and common use agreements shall be granted and/or entered into; (iv) the release shall not result in any non compliance with applicable laws; (v) the lender shall have approval rights over any agreements governing the released outparcels to the extent they relate to the remaining property; and (vi) evidence satisfactory to the lender that, in the event of a foreclosure of the mortgaged real property, the mortgaged real property can be operated independently from the improvements located on the outparcels. The release of the parcel containing the water treatment facility is subject to the following conditions, among others: (i) no event of default shall exist; and (ii) lender shall have received satisfactory evidence that adequate water treatment services shall be provided in order to operate the mortgaged real property and the waterpark facilities located on the mortgaged real property.

     In addition to the releases described above, some of the mortgage loans that we intend to include in the trust fund may permit the release of one or more undeveloped or non-income producing parcels or outparcels that, in each such case, do not represent a significant portion of the appraised value of the related mortgaged real property, or have been excluded from the appraised value of the related mortgaged real property.

MORTGAGE LOANS WITH AFFILIATED BORROWERS

     Thirty-six (36) separate groups of mortgage loans that we intend to include in the trust fund, consisting of a total of 106 mortgage loans, and representing a total of 27.3% of the Initial Mortgage Pool Balance, of which 92 mortgage loans are in loan group no. 1, representing 27.4% of the Initial Loan Group No.
1 Balance, and 14 mortgage loans are in loan group no. 2, representing 26.4% of the Initial Loan Group No. 2 Balance, have borrowers that, in the case of the mortgage loans contained within a particular group, are related such that they have at least one controlling project sponsor or principal in common.

     The table below shows each group of mortgaged real properties that: (a) are owned by the same or affiliated borrowers; and (b) secure in total two or more mortgage loans that may or may not be cross-collateralized and that represent in the aggregate at least 1.0% of the Initial Mortgage Pool Balance. See Annex A-1
to this prospectus supplement for identification of additional affiliated borrower groupings.

                    MORTGAGE LOANS WITH AFFILIATED BORROWERS

                                               CUT-OFF DATE                % OF INITIAL    % OF INITIAL
                                                 PRINCIPAL                   MORTGAGE     LOAN GROUP NO.
           LOAN/PORTFOLIO NAME(S)                 BALANCE     LOAN GROUP   POOL BALANCE     1/2 BALANCE
--------------------------------------------   ------------   ----------   ------------   --------------

1.   CGM AmeriCold Portfolio                   $180,000,000        1            2.7%            3.2%
     DB AmeriCold Portfolio                    $180,000,000        1            2.7%            3.2%

                                      S-92

2.   Citadel Mall                              $136,000,000        1            2.1%            2.4%
     Northwest Arkansas Mall                   $125,600,000        1            1.9%            2.2%

3.   Eastgate Plaza                            $ 20,500,000        1            0.3%            0.4%
     Residence Inn - Wayne                     $ 16,313,423        1            0.2%            0.3%
     Hilton Garden Inn - Buffalo Airport       $ 15,964,206        1            0.2%            0.3%
     Maple Crossing                            $ 10,964,013        1            0.2%            0.2%
     Homewood Suites - Amherst                 $  9,528,636        1            0.1%            0.2%
     Springhill Suites - Solon                 $  9,350,036        1            0.1%            0.2%
     Berkshire Plaza                           $  8,452,826        1            0.1%            0.2%
     Gateway Plaza - Leesburg                  $  8,165,692        1            0.1%            0.1%
     Hannaford Plaza                           $  8,069,029        1            0.1%            0.1%
     McKinley Commons                          $  6,036,466        1            0.1%            0.1%
     Eckerd - Gates Plaza                      $  4,594,698        1            0.1%            0.1%
     Har Ken Plaza                             $  4,234,243        1            0.1%            0.1%
     Eckerd - NY Mills                         $  4,190,604        1            0.1%            0.1%
     K-Mart Store - Oceanside                  $  3,604,931        1            0.1%            0.1%
     K-Mart Store - Waukegan                   $  3,591,946        1            0.1%            0.1%
     Rite Aid - Depew                          $  2,993,289        1           0.05%            0.1%
     Ellicott Creek Plaza                      $  2,321,843        1           0.04%           0.04%
     Rite Aid - Buffalo                        $  2,195,070        1           0.03%           0.04%
     Riverside Plaza - Johnson City            $  1,995,526        1           0.03%           0.04%

4.   Victoria Place Apartments                 $ 46,000,000        2            0.7%            4.6%
     Westbury at Lake Brandon Apartments       $ 36,000,000        2            0.5%            3.6%
     Sudley North Business Center              $ 18,500,000        1            0.3%            0.3%
     Fort Hill Centre                          $ 10,400,000        1            0.2%            0.2%
     Sudley North Business Center Building D   $ 10,400,000        1            0.2%            0.2%
     Griffin Building                          $  8,200,000        1            0.1%            0.1%
     Ashford II                                $  4,300,000        1            0.1%            0.1%

5.   Grand Plaza                               $ 86,500,000        1            1.3%            1.5%
     Grand Flamingo                            $ 14,250,000        1            0.2%            0.3%

6.   116 West 32nd Street                      $ 40,000,000        1            0.6%            0.7%
     Millenium Tower                           $ 24,900,000        1            0.4%            0.4%
     Whitney Bank Building                     $  9,000,000        1            0.1%            0.2%
     118 Madison Avenue                        $  6,500,000        2            0.1%            0.7%
     Market Square Garage                      $  4,650,000        1            0.1%            0.1%
     10000 Richmond Avenue                     $  4,550,000        1            0.1%            0.1%
     3100 South Gessner                        $  4,000,000        1            0.1%            0.1%

7.   Foxfire Apartments                        $ 42,000,000        2            0.6%            4.2%
     Top of the Hill                           $ 26,500,000        2            0.4%            2.7%

SIGNIFICANT UNDERLYING MORTGAGE LOANS

     Set forth on Annex B to this prospectus supplement are summary descriptions
(including a presentation of selected loan and property information) of the 15 largest mortgage loans and/or groups of cross-collateralized mortgage loans that we intend to include in the trust fund and a presentation of selected loan and property information with respect to the next five largest mortgage loans and/or groups of cross-collateralized mortgage loans that we intend to include in the trust fund.

     The following table shows certain characteristics of the 15 largest mortgage loans and/or groups of cross-collateralized mortgage loans that we intend to include in the trust fund, by cut-off date principal balance.

                                      S-93

                                                                                     CUT-OFF
                       MORTGAGE                                                        DATE
                         LOAN      LOAN     PROPERTY                                PRINCIPAL
 MORTGAGE LOAN NAME     SELLER    GROUP       TYPE          CITY      LOCATION       BALANCE
--------------------   --------   -----   -----------   -----------   --------   --------------

1.   Ala Moana
     Portfolio(1)       LaSalle     1       Various       Honolulu       HI      $  404,000,000
2.   9 West 57th
     Street               CGM       1        Office       New York       NY         400,000,000
3.   Mall of
     America(1)          GACC       1        Retail     Bloomington      MN         306,000,000
4.   Citadel Mall
     and Northwest
     Arkansas Mall      LaSalle     1        Retail       Various      Various      261,600,000
5.   One World
     Financial
     Center(2)           GACC       1        Office       New York       NY         257,000,000
6.   Four Seasons
     Resort Maui(1)      GACC       1     Hospitality      Wailea        HI         250,000,000
7.   Riverton
     Apartments          GACC       2     Multifamily     New York       NY         225,000,000
8.   CGM AmeriCold
     Portfolio(1)         CGM       1     Industrial      Various      Various      180,000,000
9.   DB AmeriCold
     Portfolio(1)        GACC       1     Industrial      Various      Various      180,000,000
10.  Bank of America
     Plaza                CGM       1        Office      Charlotte       NC         150,000,000
11.  The Atlantic                                        Washington
     Building             PNC       1        Office          DC          DC         149,700,000
12.  Loews Lake Las
     Vegas               GACC       1     Hospitality    Henderson       NV         117,000,000
13.  200 West Adams       RBC       1        Office       Chicago        IL         100,000,000
14.  Great Wolf -
     Poconos, PA          CGM       1     Hospitality     Scotrun        PA          97,000,000
15.  Grand Plaza          PNC       1        Retail      San Marcos      CA          86,500,000
                                                                                 --------------
     TOTAL/WTD. AVG.                                                             $3,163,800,000

                         CUT-OFF                 % OF
                          DATE        % OF     INITIAL          CUT-OFF
                        PRINCIPAL    INITIAL     LOAN             DATE
                         BALANCE    MORTGAGE    GROUP     U/W   LOAN-TO
                         PER SF/      POOL     NO. 1/2    NCF    VALUE
 MORTGAGE LOAN NAME     UNIT/ROOM    BALANCE   BALANCE   DSCR    RATIO
--------------------   ----------   --------   -------   ----   -------

1.   Ala Moana
     Portfolio(1)      $      603      6.1%      7.2%    1.81x   51.51%
2.   9 West 57th
     Street            $      249      6.1       7.1%    3.23    17.86
3.   Mall of
     America(1)        $      273      4.6       5.5%    1.43    75.50
4.   Citadel Mall
     and Northwest
     Arkansas Mall     $      251      4.0       4.7%    1.25    80.00
5.   One World
     Financial
     Center(2)         $      164      3.9       4.6%    1.44    49.42
6.   Four Seasons
     Resort Maui(1)    $1,118,421      3.8       4.5%    1.47    70.83
7.   Riverton
     Apartments        $  183,225      3.4      22.5%    1.73    66.18
8.   CGM AmeriCold
     Portfolio(1)      $       77      2.7       3.2%    1.83    77.92
9.   DB AmeriCold
     Portfolio(1)      $       64      2.7       3.2%    2.09    75.86
10.  Bank of America
     Plaza             $      169      2.3       2.7%    1.47    75.95
11.  The Atlantic
     Building          $      527      2.3       2.7%    1.45    71.29
12.  Loews Lake Las
     Vegas             $  237,323      1.8       2.1%    1.48    64.39
13.  200 West Adams    $      148      1.5       1.8%    1.22    80.97
14.  Great Wolf -
     Poconos, PA       $  241,895      1.5       1.7%    2.03    57.91
15.  Grand Plaza       $      245      1.3       1.5%    1.27    67.95
                                      ----               ----    -----
     TOTAL/WTD. AVG.                  47.9%              1.79x   61.37%

----------
(1)  In the case of each of the Ala Moana Portfolio Mortgage Loan, the Mall of
     America Mortgage Loan, the Four Seasons Resort Maui Mortgage Loan, the CGM
     AmeriCold Portfolio Mortgage Loan and the DB AmeriCold Portfolio Mortgage
     Loan, the Cut-off Date Principal Balance Per SF/Unit, U/W NCF DSCR and
     Cut-off Date Loan-to-Value Ratio were calculated based on the balance of the subject underlying mortgage loan and the mortgage loan(s) in the related loan combination with which that mortgage loan is pari passu in right of payment but not with respect to any mortgage loan that is subordinate to the subject underlying mortgage loan.

(2)  In the case of the One World Financial Center Mortgage Loan, the Cut-off
     Date Principal Balance Per SF/Unit, U/W NCF DSCR and Cut-off Date
     Loan-to-Value Ratio were calculated based on the cut-off date balance of the pooled portion of the One World Financial Center Mortgage Loan and do
     not reflect the subordinate non-pooled portion or the related Subordinate
     Non-Trust Loan.

TERMS AND CONDITIONS OF THE UNDERLYING MORTGAGE LOANS

     Due Dates. Subject, in some cases, to a next business day convention:

     o    Three-hundred ten (310) of the mortgage loans that we intend to include in the trust fund, representing 83.6% of the Initial Mortgage
          Pool Balance, of which 252 mortgage loans are in loan group no. 1, representing 82.4% of the Initial Loan Group No. 1 Balance, and 58
          mortgage loans are in loan group no. 2, representing 90.1% of the
          Initial Loan Group No. 2 Balance, provide for scheduled payments of principal and/or interest to be due on the first day of each month;

     o    Sixty-three (63) of the mortgage loans that we intend to include in the trust fund, representing 15.7% of the Initial Mortgage Pool
          Balance, of which 54 mortgage loans are in loan group no. 1, representing 16.7% of the Initial Loan Group No. 1 Balance, and nine
          (9) mortgage loans are in loan group no. 2, representing 9.9% of the
          Initial Loan Group No. 2 Balance, provide for scheduled payments of principal and/or interest to be due on the sixth day of each month;
          and

                                      S-94

     o    Three (3) of the mortgage loans that we intend to include in the trust fund, representing 0.6% of the Initial Mortgage Pool Balance and 0.7%
          of the Initial Loan Group No. 1 Balance, provide for scheduled payments of principal and/or interest to be due on the eleventh day of each month.

     o    One (1) of the mortgage loans that we intend to include in the trust fund, representing 0.1% of the Initial Mortgage Pool Balance and 0.1%
          of the Initial Loan Group No. 1 Balance, provides for scheduled payments of principal and/or interest to be due on the tenth day of each month.

     o    One (1) of the mortgage loans that we intend to include in the trust fund, representing 0.1% of the Initial Mortgage Pool Balance and 0.1%
          of the Initial Loan Group No. 1 Balance, provides for scheduled payments of principal and/or interest to be due on the fifteenth day of each month.

     In the case of eight (8) underlying mortgage loans, representing 3.8% of the initial mortgage pool balance and 4.5% of the initial loan group no. 1 balance, at the time of initial issuance of the series CD 2007-CD4 certificates, the related mortgage loan seller will make a supplemental interest payment to the issuing entity to cover one month's interest on each of those underlying mortgage loans for the interest accrual period beginning in March 2007. For purposes of calculating distributions on the series CD 2007-CD4 certificates, those supplemental interest payments will be treated as if they were made by the respective borrowers.

     In addition, five (5) underlying mortgage loans, representing 0.7% of the initial mortgage pool balance and 0.8% of the initial loan group no. 1 balance, each has a due date in April 2007 (and each month thereafter) that is subsequent to the determination date in such month. In the case of three (3) such underlying mortgage loans, representing 0.3% of the initial mortgage pool balance and 0.3% of the initial loan group no. 1 balance, the related mortgage loan seller will make a supplemental interest payment to the issuing entity to cover one month's interest on each of those underlying mortgage loans for the interest accrual period beginning in March 2007. Thereafter, the monthly payment due on each of those three (3) underlying mortgage loans during any particular calendar month will, in the absence of default, be passed through to the series
CD 2007-CD4 certificateholders in the following month. For purposes of calculating distributions on the series CD 2007-CD4 certificates, those supplemental interest payments will be treated as if they were made by the respective borrowers. In the case of two (2) other such mortgage loans, representing 0.4% of the initial mortgage pool balance and 0.5% of the initial loan group no. 1 balance, the applicable master servicer has agreed, to the extent necessary, to advance the amount of the monthly payment due each month and not to receive interest thereon except to the extent that the delinquency extends beyond the actual due date. The maturity date for each of those two (2)
underlying mortgage loans occurs before the determination date in the applicable calendar month, and the applicable master servicer has agreed to make up, without reimbursement, any interest shortfall resulting from such maturity date being less than a full month after the prior due date. For purposes of calculating distributions on the series CD 2007-CD4 certificates, any such
"make-up payments" will be treated as if they were made by the respective borrowers.

     Mortgage Rates; Calculations of Interest. In general, each of the mortgage loans that we intend to include in the trust fund bears interest at a mortgage rate that, in the absence of default, is fixed until maturity. However, as described under "--ARD Loans" below, each ARD Loan will accrue interest after its anticipated repayment date at a rate that is in excess of its mortgage rate prior to that date.

     The current mortgage rate for each of the mortgage loans that we intend to include in the trust fund is shown on Annex A-1 to this prospectus supplement.
As of the cut-off date, those mortgage rates ranged from 5.0600% per annum to
9.0000% per annum, and the weighted average of those mortgage rates was 5.7194%
per annum. As of the cut-off date the mortgage rates for the mortgage loans in loan group no. 1 ranged from 5.1740% per annum to 9.0000% per annum, and the weighted average of those mortgage rates was 5.7070% per annum. As of the cut-off date the mortgage rates for the mortgage loans in loan group no. 2 ranged from 5.0600% per annum to 6.5100% per annum, and the weighted average of those mortgage rates was 5.7885% per annum.

                                      S-95

     Except if an ARD Loan remains outstanding past its anticipated repayment date, none of the mortgage loans that we intend to include in the trust fund provides for negative amortization or for the deferral of interest.

     Three-hundred seventy-three (373) of the underlying mortgage loans, representing 99.7% of the Initial Mortgage Pool Balance, of which 306 mortgage loans are in loan group no. 1, representing 99.7% of the Initial Loan Group No.
1 Balance and 67 mortgage loans are in loan group no. 2, representing 100.0% of the Initial Loan Group No. 2 Balance, will accrue interest on an Actual/360
Basis. Five (5) of the underlying mortgage loans, representing 0.3% of the
Initial Mortgage Pool Balance and 0.3% of the Initial Loan Group No. 1 Balance,
will accrue interest on a 30/360 Basis.

     An amortization schedule for the JQH Portfolio B-Note Mortgage Loan is set forth on Annex I to this prospectus supplement.

     Balloon Loans. Three-hundred sixty-three (363) of the mortgage loans that we intend to include in the trust fund, representing 97.9% of the Initial
Mortgage Pool Balance, of which 297 mortgage loans are in loan group no. 1, representing 97.6% of the Initial Loan Group No. 1 Balance and 66 mortgage loans are in loan group no. 2, representing 99.3% of the Initial Loan Group No. 2
Balance, are in each case characterized by:

     o    an amortization schedule that is significantly longer than the actual term of the mortgage loan or for no amortization prior to stated
          maturity; and

     o    a substantial payment, or balloon payment, being due with respect to the mortgage loan on its stated maturity date.

     Fifty-seven (57) of the balloon mortgage loans that we intend to include in the trust fund, representing 59.3% of the Initial Mortgage Pool Balance, of which 42 mortgage loans are in loan group no. 1, representing 60.2% of the
Initial Loan Group No. 1 Balance, and 15 mortgage loans are in loan group no. 2, representing 54.2% of the Initial Loan Group No. 2 Balance, provide for payments of interest only until maturity. Another 162 of the balloon mortgage loans that we intend to include in the trust fund, representing 28.1% of the Initial
Mortgage Pool Balance, of which 132 mortgage loans are in loan group no. 1, representing 26.8% of the Initial Loan Group No. 1 Balance and 30 mortgage loans are in loan group no. 2, representing 35.6% of the Initial Loan Group No. 2
Balance, provide for payments of interest only for periods ending prior to maturity and ranging from the first 12 to the first 61 payments following origination and prior to amortization.

     ARD Loans. Eleven (11) mortgage loans that we intend to include in the trust fund, representing 1.9% of the Initial Mortgage Pool Balance, of which 10 mortgage loans are in loan group no. 1, representing 2.1% of the Initial Loan
Group No. 1 Balance and one (1) mortgage loan is in loan group no. 2, representing 0.7% of the Initial Loan Group No. 2 Balance are each characterized by the following features:

     o    A maturity date that is generally 30 years following origination.

     o    The designation of an anticipated repayment date that is generally seven to ten years following origination. The anticipated repayment date for each ARD Loan is listed on Annex A-1 to this prospectus supplement.

     o    The ability of the related borrower to prepay the mortgage loan, without restriction, including without any obligation to pay a prepayment premium or a yield maintenance charge, at any time on or after a date that is no earlier than six (6) months prior to the related anticipated repayment date.

     o    Until its anticipated repayment date, the calculation of interest at its initial mortgage rate.

                                      S-96

     o    From and after its anticipated repayment date, the accrual of interest at a revised annual rate that will be at least two percentage points in excess of its initial mortgage rate.

     o    The deferral of any additional interest accrued with respect to the mortgage loan from and after the related anticipated repayment date at the difference between its revised mortgage rate and its initial mortgage rate. This Post-ARD Additional Interest may, in some cases, to the extent permitted by applicable law, compound at the new revised mortgage rate. Any Post-ARD Additional Interest accrued with respect to the mortgage loan following its anticipated repayment date will not be payable until the entire principal balance of the mortgage loan has been paid in full.

     o    From and after its anticipated repayment date, the accelerated amortization of the mortgage loan out of any and all monthly cash flow from the corresponding mortgaged real property that remains after payment of the applicable monthly debt service payments and permitted operating expenses and capital expenditures and the funding of any required reserves. These accelerated amortization payments and the
          Post-ARD Additional Interest are considered separate from the monthly debt service payments due with respect to the mortgage loan.

     Two (2) of the ARD Loans that we intend to include in the trust fund, representing 0.4% of the Initial Mortgage Pool Balance, both of which mortgage loans are in loan group no. 1, representing 0.4% of the Initial Loan Group No. 1
Balance, provide for payments of interest only for the first 24 to 60 payments following origination. Nine (9) of the ARD Loans that we intend to include in the trust fund, representing 1.5% of the Initial Mortgage Pool Balance, of which eight (8) mortgage loans are in loan group no. 1, representing 1.7% of the
Initial Loan Group No. 1 Balance, and one (1) mortgage loan is in loan group no.
2, representing 0.7% of the Initial Loan Group No. 2 Balance, provide for payments of interest only until the related anticipated repayment date.

     In the case of each of the ARD Loans that we intend to include in the trust fund, the related borrower has either entered into a cash management agreement or has agreed to enter into a cash management agreement on or prior to the anticipated repayment date if it has not previously done so. The related borrower or the manager of the corresponding mortgaged real property will be required under the terms of that cash management agreement to deposit or cause the deposit of all revenue from that property received after the anticipated repayment date into a lockbox account designated by the lender under the loan documents for the related ARD Loan.

     Fully Amortizing Loans. Four (4) mortgage loans that we intend to transfer to the issuing entity, representing 0.2% of the Initial Mortgage Pool Balance and 0.3% of the Initial Loan Group No. 1 Balance, have payment schedules that provide for their payment in full or substantially in full by their respective maturity dates. These mortgage loans do not provide for any of the repayment incentives associated with a mortgage loan that has an anticipated repayment date.

Prepayment Provisions.

     General. As indicated on Annex A-1 to this prospectus supplement, except for 10 mortgage loans (loan numbers 18, 93, 145, 197, 202, 235, 265, 294, 296 and 325) that are no longer in prepayment lockout periods or did not have a prepayment lockout period, all of the mortgage loans that we intend to transfer to the issuing entity currently (as of the cut-off date) provide for a prepayment lock-out period, during which the principal balance of the mortgage loan may not be voluntarily prepaid in whole or in part, and which lock-out period will be followed by one or both of:

     o    a defeasance period, during which voluntary prepayments are still prohibited, but the related borrower may obtain a full or partial release of the related mortgaged real property through defeasance; or

                                      S-97

     o    a prepayment consideration period, during which voluntary prepayments are permitted, subject to the payment of a yield maintenance premium or other additional consideration for the prepayment.

     Four (4) of the 10 mortgage loans, identified on Annex A-1 to this prospectus supplement as 24 Hour Fitness, Oak Hill West Office Complex, Commerce
Executive Park I and 1635 Commons Parkway, referred to in the preceding paragraph are currently in defeasance periods. A fifth underlying mortgage loan, identified on Annex A-1 to this prospectus supplement as JQH Hotel Portfolio
B-Note, will be in a defeasance period prior to the second anniversary of the date of initial issuance of the series CD 2007-CD4 certificates. However, if the related borrower under any of these five (5) mortgage loans elects to defease its mortgage loan prior to the second anniversary of the date of initial issuance of the certificates, the related mortgage loan seller or other prior holder, as applicable, will be required to purchase the subject mortgage loan from the issuing entity along with a payment of a yield maintenance charge. See
"Description of the Mortgage Pool--Repurchase for Early Defeasance" in this prospectus supplement.

     Six (6) of the 10 mortgage loans referred to in the second preceding paragraph (identified on Annex A-1 to this prospectus supplement as Manhattan
Towers, Aventura Industrial Center, Arborstone Apartments, Big Kmart-Clemmons,
OliverMcMillan Eagles Hall, Big Kmart-Jacksonville) are currently in prepayment consideration periods.

     The prepayment terms of each of the mortgage loans that we intend to include in the trust fund are set forth in Annex A-1 to this prospectus supplement.

     Generally, the prepayment restrictions relating to each of the underlying mortgage loans do not apply to prepayments arising out of a casualty or condemnation of the corresponding mortgaged real property. Prepayments of this type are generally not required to be accompanied by any prepayment consideration. In addition, several of the mortgage loans that we intend to include in the trust fund also permit the related borrower to prepay the entire principal balance of the mortgage loan remaining, without prepayment consideration, after application of insurance proceeds or a condemnation award to a partial prepayment of the mortgage loan, provided that such prepayment of the entire principal balance is made within a specified time period following the date of such application. In the case of certain mortgage loans, if the entire principal balance is not prepaid, the monthly principal and interest payment is reduced to reflect the smaller principal balance.

     Also notwithstanding the foregoing prepayment restrictions, prepayments may occur in connection with loan defaults and, in certain cases, out of cash holdbacks where certain conditions relating to the holdback have not been satisfied. Prepayment premiums and/or yield maintenance charges may not be collectable in connection with prepayments of this type.

     The aggregate characteristics of the prepayment provisions of the underlying mortgage loans will vary over time as:

     o    lock-out periods expire and mortgage loans enter periods during which prepayment consideration may be required in connection with principal prepayments and, thereafter, enter open prepayment periods; and

     o    mortgage loans are prepaid, repurchased, replaced or liquidated following a default or as a result of a delinquency.

     Prepayment Lock-Out or Prepayment Lock-Out/Defeasance Periods. As of the
cut-off date, an initial prepayment lock-out or prepayment lockout/defeasance period is currently in effect for 372 of the mortgage loans that we intend to include in the trust fund, collectively representing 98.4% of the Initial
Mortgage Pool Balance, of which 306 mortgage loans are in loan group no. 1, representing 98.3% of the Initial Loan Group No. 1 Balance,

                                      S-98

and 66 mortgage loans are in loan group no. 2, representing 99.2% of the Initial
Loan Group No. 2 Balance. With respect to 298 of the 372 underlying mortgage loans for which a prepayment lock-out or prepayment lockout/defeasance period is currently in effect, collectively representing 81.0% of the Initial Mortgage
Pool Balance, of which 250 mortgage loans are in loan group no. 1, representing
86.8% of the Initial Loan Group No. 1 Balance, and 48 mortgage loans are in loan group no. 2, representing 48.2% of the Initial Loan Group No. 2 Balance, the
initial prepayment lock-out period is followed by a defeasance period during which principal prepayments are still prohibited. See "--Terms and Conditions of the Underlying Mortgage Loans--Defeasance Loans" below.

     Set forth below is information regarding the remaining terms of the prepayment lock-out and prepayment lock-out/defeasance periods, as applicable, for the 372 underlying mortgage loans for which a prepayment lock-out period is currently in effect:

     o    the maximum remaining prepayment lock-out or prepayment
          lock-out/defeasance period as of the cut-off date is 239 months with respect to the entire mortgage pool, 239 months with respect to loan group no. 1 and 117 months with respect to loan group no. 2,

     o    the minimum remaining prepayment lock-out or prepayment
          lock-out/defeasance period as of the cut-off date is 8 months with respect to the entire mortgage pool, 8 months with respect to loan group no. 1 and 8 months with respect to loan group no. 2, and

     o    the weighted average remaining prepayment lock-out or prepayment lock-out/defeasance period as of the cut-off date is 85 months with respect to the entire mortgage pool, 88 months with respect to loan group no. 1 and 63 months with respect to loan group no. 2.

     The 372 underlying mortgage loans referred to above include four (4)
mortgage loans currently in their defeasance periods (and a fifth underlying mortgage loan that will be in its defeasance period prior to the second anniversary of the date of initial issuance of the series CD 2007-CD4 certificates) that are required to be repurchased by the related mortgage loan seller or another party, as applicable, along with the payment of a yield maintenance charge, if the related borrowers exercise their right to defease prior to the second anniversary of the date of initial issuance of the series CD
2007-CD4 certificates.

     Three (3) underlying mortgage loans, collectively representing 4.4% of the
Initial Mortgage Pool Balance and 5.2% of the Initial Loan Group No. 1 Balance,
that each provides for a period following the initial prepayment lock-out period during the which the related borrower may either prepay the subject mortgage loan with prepayment consideration or defease the subject mortgage loan, are not included in the 298 underlying mortgage loans referred to above that have defeasance periods after their initial prepayment lock-out periods.

     Prepayment Consideration. Eighty (80) of the mortgage loans that we intend to include in the trust fund, representing 19.0% of the Initial Mortgage Pool
Balance, of which 61 mortgage loans are in loan group no. 1, representing 13.2%
of the Initial Loan Group No. 1 Balance, and 19 mortgage loans are in loan group
no. 2, representing 51.8% of the Initial Loan Group No. 2 Balance, each provide for the payment of prepayment consideration in connection with a voluntary prepayment during part of the loan term, commencing at origination or at the expiration of an initial prepayment lock-out period. That prepayment consideration is calculated on the basis of a yield maintenance formula or a yield maintenance formula plus an additional specified percentage of the principal amount prepaid, that is, in some cases, subject to a minimum amount equal to a specified percentage of the principal amount prepaid.

     In the case of three (3) of the 80 mortgage loans referred to above, representing 4.4% of the Initial Mortgage Pool Balance and 5.2% of the Initial
Loan Group No. 1 Balance, the related loan documents provide that during all or part of their respective prepayment consideration periods, the related borrower may elect to defease the mortgage loan.

                                      S-99

     Prepayment consideration received on the underlying mortgage loans, whether in connection with voluntary or involuntary prepayments, will be allocated and paid to the series CD 2007-CD4 certificateholders, in the amounts and in accordance with the priorities, described under "Description of the Offered
Certificates--Payments--Payments of Prepayment Premiums and Yield Maintenance
Charges" in this prospectus supplement. Certain limitations exist under applicable state law on the enforceability of the provisions of the underlying mortgage loans that require payment of prepayment premiums or yield maintenance charges. Neither we nor any of the underwriters and/or mortgage loan sellers makes any representation or warranty as to the collectability of any prepayment premium or yield maintenance charge with respect to any of those mortgage loans.
See "Legal Aspects of Mortgage Loans--Default Interest and Limitations on
Prepayments" in the accompanying base prospectus.

     Proceeds received in connection with the liquidation of any defaulted mortgage loan in the trust fund may be insufficient to pay any prepayment premium or yield maintenance charge due in connection with such involuntary prepayment.

     Open Prepayment Periods. All of the mortgage loans that we intend to include in the trust fund, provide for an open prepayment period, during which voluntary principal prepayments may be made without any prepayment consideration. Those open prepayment periods range between 1 and 48 payments up to and including the related stated maturity date or, in the case of an ARD
Loan, up to and including the related anticipated repayment date.

     Defeasance Loans. Two-hundred ninety-eight (298) of the mortgage loans that we intend to include in the trust fund, representing 81.0% of the Initial
Mortgage Pool Balance, of which 250 mortgage loans are in loan group no. 1, representing 86.8% of the Initial Loan Group No. 1 Balance, and 48 mortgage loans are in loan group no. 2, representing 48.2% of the Initial Loan Group No.
2 Balance, each permit the related borrower to deliver U.S. Treasury obligations or other government-related securities as substitute collateral for all or a portion of the related mortgaged real property, but prohibit voluntary prepayments during the defeasance period.

     Each of these mortgage loans permits the related borrower, during specified periods and subject to specified conditions, to pledge to the holder of the mortgage loan the requisite amount of U.S. Treasury obligations or other government securities and obtain a full or partial release of the mortgaged real property or properties. In general, the U.S. Treasury obligations or other government securities that are to be delivered in connection with the defeasance of any mortgage loan must provide for a series of payments that:

     o    will be made on or prior, but as closely as possible, to all successive due dates through and including the maturity date (or, in some cases, through and including the beginning of the subject mortgage loan's open prepayment period); and

     o    will, in the case of each due date, be in a total amount equal to or greater than the monthly debt service payment, including any applicable balloon payment, scheduled to be due on that date, with any excess to be returned to the related borrower.

     For purposes of determining the defeasance collateral for an ARD Loan, that mortgage loan will be treated as if a balloon payment is due on its anticipated repayment date.

     Generally, in connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the issuing entity a first priority security interest in the collateral.

     Except as specified in the next sentence, no borrower will be permitted to defease the related mortgage loan prior to the second anniversary of the date of initial issuance of the offered certificates. Five (5) of the mortgage loans that we intend to include in the trust fund, representing 0.4% of the Initial
Mortgage Pool Balance and 0.5% of the Initial Loan Group No. 1 Balance, permit defeasance prior to the second anniversary of the Issue

                                      S-100

Date. Each of these mortgage loans will be included in an individual separate loan REMIC. If the related borrower defeases any such mortgage loan on a date that is earlier than the second anniversary of the date of initial issuance of the series CD 2007-CD4 certificates, then the related mortgage loan seller (or, in the case of an ACS Mortgage Loan, ACS) will be obligated to repurchase such mortgage loan from the issuing entity at the applicable Purchase Price, together with a yield maintenance charge.

     Due-on-Sale and Due-on-Encumbrance Provisions. All of the mortgage loans that we intend to include in the trust fund contain both a due-on-sale clause and a due-on-encumbrance clause. In general, except for the permitted transfers discussed below, these clauses either:

     o    permit the holder of the related mortgage to accelerate the maturity of the mortgage loan if the borrower sells or otherwise transfers or encumbers the corresponding mortgaged real property; or

     o    prohibit the borrower from doing so without the consent of the holder of the mortgage.

     See "Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance
Provisions" in the accompanying base prospectus.

     All of the mortgage loans that we intend to include in the trust fund permit one or more of the following types of transfers:

     o    transfers of the corresponding mortgaged real property or of ownership interests in the related borrower if specified conditions are satisfied;

     o    a transfer of the corresponding mortgaged real property or of ownership interests in the related borrower to a person that is affiliated with or otherwise related to the borrower;

     o    transfers of the corresponding mortgaged real property or of ownership interests in the related borrower to specified entities or types of entities;

     o    transfers of ownership interests in the related borrower for estate-planning purposes;

     o    transfers of non-controlling ownership interests in the related borrower;

     o    involuntary transfers caused by the death of any owner, general partner or manager of the related borrower;

     o    changes of ownership among existing partners or members of the related borrower;

     o    issuance by a related borrower of new partnership or membership interests; or

     o    other transfers similar to the foregoing.

ADDITIONAL LOAN AND PROPERTY INFORMATION

     Escrows and Reserves. Information regarding escrows and reserves with respect to the underlying mortgage loans is presented on Annex A-1 to this prospectus supplement.

     Delinquency and Loss Information. None of the mortgage loans that we intend to include in the trust fund are 30 days or more delinquent with respect to any monthly debt service payment as of the cut-off date. Further, none of the mortgage loans that we intend to include in the trust fund were 30 days or more delinquent with respect to any monthly debt service payment at any time since origination of the subject underlying mortgage

                                      S-101

loan. None of the mortgage loans that we intend to include in the trust have experienced any losses of principal or interest (through forgiveness of debt or restructuring) since origination.

     Tenant Matters. Described and listed below are certain special considerations regarding tenants at the mortgaged real properties securing the mortgage loans that we intend to include in the trust fund:

     o    Two-hundred fourteen (214) of the mortgaged real properties, securing
          39.3% of the Initial Mortgage Pool Balance, of which 213 mortgaged real properties secure mortgage loans in loan group no. 1, representing 46.3% of the Initial Loan Group No. 1 Balance, and one
          (1) mortgaged real property secures a mortgage loan in loan group no.
          2, representing 0.5% of the Initial Loan Group No. 2 Balance, respectively, are each a commercial property that is leased, in whole or in part, to one or more tenants that, in each case, occupies 25% or more of the net rentable area of the particular property.

     o    Seventy-two (72) of those mortgaged real properties, securing 4.8% of the Initial Mortgage Pool Balance and 5.6% of the Initial Loan Group
          No. 1 Balance, are each a commercial property that is leased, in whole or in part, to a tenant that occupies 100% of the net rentable area of the particular property.

     o    There are several cases in which a particular entity is a tenant at more than one of the mortgaged real properties, and although it may not be a major tenant at any of those properties, it is significant to the success of the properties.

     o    Nine (9) mortgaged real properties, securing 0.7% of the Initial
          Mortgage Pool Balance and 4.5% of the Initial Loan Group No. 2
          Balance, are multifamily rental properties that have material concentrations of student tenants or that constitute a student housing facility.

     o    Certain of the multifamily rental properties receive rent subsidies from the United States Department of Housing and Urban Development
          under its Section 8 program or otherwise. Certain of the mortgaged real properties are subject to state private housing finance laws which grant the related state authority broad powers including, without limitation, to consent to changes to the loan documents and prohibit the sale of the property without the consent of the state authority.

     o    Certain of the multifamily rental properties (for example, Riverton
          Apartments, which represents 3.4% of the Initial Mortgage Pool Balance and 22.5% of the Initial Loan Group No. 2 Balance) are subject to rent stabilization laws limiting the amount of rent that may be charged by the related borrower.

     o    With respect to certain of the mortgage loans, the related borrower has given to certain tenants, or third parties, or the project developer has retained, an option to purchase, a right of first refusal or a right of first offer to purchase all or a portion of the related mortgaged real property in the event a sale is contemplated or in connection with a prohibited use or other specified event. This may impede the lender's ability to sell the related mortgaged real property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged real property.

     o    With respect to certain of the underlying mortgage loans, one or more tenants (which may include significant tenants) have lease expiration dates or early termination options, that occur prior to the maturity date of the related underlying mortgage loan. Additionally, underlying mortgage loans may have concentrations of leases expiring at varying rates in varying percentages prior to the related maturity date and in some situations, all of the leases, at a mortgaged real property may expire prior to the related maturity date. Even if vacated space is successfully relet, the costs

                                      S-102

          associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged real properties.

     o    Certain of the mortgaged real properties may be leased in whole or in part by government-sponsored tenants who may have certain rights to cancel their leases or reduce the rent payable with respect to such lease at any time for, among other reasons, a lack of appropriations or upon notice.

     o    With respect to certain of the mortgage loans, one or more of the tenants at the related mortgaged real property have yet to take possession of their leased premises or may have taken possession of their leased premises but have yet to open their respective businesses to the general public and, in some cases, may not have commenced paying rent under their leases. For example, with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Pomona Ranch
          Plaza, securing a mortgage loan representing 0.04% of the initial mortgage pool balance and 0.05% of the initial loan group no. 1 balance, the largest tenant, The Grand Buffet, which leases approximately 70% of the mortgaged real property, is not open for business and is expected to open in the spring of 2007. There can be no assurances that a prolonged delay in the opening of business to the general public will not negatively impact tenant's ability to fulfill its obligations under its respective lease.

Ground Leases. Thirteen (13) of the mortgage loans that we intend to include in the trust fund, collectively representing 11.9% of the Initial Mortgage Pool
Balance, of which 12 mortgage loans are in loan group no. 1, representing 13.9%
of the Initial Loan Group No. 1 Balance, and one (1) mortgage loan is in loan group no. 2, representing 0.7% of the Initial Loan Group No. 2 Balance, are each secured by a mortgage lien on the borrower's leasehold interest in the corresponding mortgaged real property, but not on the fee simple interest in that property. Eight (8) of the mortgage loans that we intend to include in the trust fund, collectively representing 9.4% of the Initial Mortgage Pool Balance, all of which mortgage loans are in loan group no. 1, representing 11.1% of the
Initial Loan Group No. 1 Balance, are each secured by a mortgage lien on the borrower's leasehold interest in certain portions of the corresponding mortgaged real property and on the borrower's fee simple interest in the remainder of the mortgaged real property (or, in the case of three (3) of these eight (8)
mortgage loans, involving portfolios of multiple properties, on the related borrower's leasehold interest in some of the subject mortgaged real properties and borrower's fee simple interest in the remaining subject mortgaged real properties). With respect to all of these mortgage loans, the term of the related ground lease, after giving effect to all extension options exercisable by the lender, expires more than 10 years after the stated maturity date of the related mortgage loan, except in the case of the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Bank of America Plaza where the related ground leases that cover a portion of the related mortgaged real property improved by a parking lot expire either 5 or 7 years after the stated maturity date, and the related ground lessor has agreed to give, or the related ground lease provides that the ground lessor must give, the holder of each leasehold mortgage loan we intend to include in the trust fund notice of, and the right to cure, any default or breach by the ground lessee. If the term of the Bank of America Plaza ground lease is not extended or suitable replacement parking not obtained within the proximity required by the zoning ordinance, the related mortgaged real property may no longer be in compliance with the applicable zoning ordinance.
See "Risk Factors - Some of the Mortgaged Real Properties May Not Comply with
All Applicable Zoning Laws and/or Local Building Codes or with the Americans with Disabilities Act of 1990" in this prospectus supplement and "Annex B -
Description of Fifteen Largest Mortgage Loans and/or Groups of
Cross-Collateralized Mortgage Loans-Bank of America Plaza" to this prospectus supplement.

     Additional and Other Financing.

     Additional Secured Debt. In the case of each of the underlying mortgage loans described under "--The Loan Combinations" below, the related mortgaged real property or properties also secure one or more related

                                      S-103

mortgage loans that are not included in the trust fund. See "--The Loan
Combinations" below for a more detailed description of the related co-lender arrangement and the priority of payments among the mortgage loans comprising each such loan combination.

     As indicated under "Risk Factors--Some of the Mortgaged Real Properties Are
or May Be Encumbered by Additional Debt and the Ownership Interests in some
Borrowers Have Been or May Be Pledged to Secure Debt Which, in Either Case, May
Reduce the Cash Flow Available to the Subject Mortgaged Real Property" in this prospectus supplement, in the case of six (6) mortgage loans, representing 0.8%
of the Initial Mortgage Pool Balance, of which three (3) mortgage loans are in loan group no. 1, representing 0.7% of the Initial Loan Group No. 1 Balance, and
three (3) mortgage loans are in loan group no. 2, representing 1.3% of the
Initial Loan Group No. 2 Balance, the related borrowers are permitted to incur subordinated indebtedness secured by their related mortgaged real properties as identified in the table below.

                            MORTGAGE LOAN        MAXIMUM         MINIMUM
                            CUT-OFF DATE      COMBINED LTV    COMBINED DSCR
 MORTGAGED PROPERTY NAME      BALANCE       RATIO PERMITTED    PERMITTED
-------------------------   -------------   ---------------   -------------
121 Airport Centre I & II    $26,900,000        80.00%(1)        1.25x(1)
Edmond Mansions              $ 5,750,000        80.00%           1.50x
Storage One - Anthem(2)      $ 5,350,000        75.00%           1.30x
Blackhawk RV Resort          $ 5,000,000        80.00%           1.25x
Centennial Farms MHC         $ 3,791,443        75.00%           1.20x
Walnut Ridge MHC             $ 2,993,245        75.00%           1.30x

----------
(1)  Not including existing mezzanine debt in the outstanding principal balance of $6,500,000.

(2)  At borrower's option, either future secured debt or future mezzanine debt is permitted, subject to satisfaction of certain conditions.

     Mezzanine Debt. As indicated under "Risk Factors--Some of the Mortgaged
Real Properties Are or May Be Encumbered by Additional Debt and the Ownership
Interests in Some Borrowers Have Been or May Be Pledged to Secure Debt Which, in
Either Case, May Reduce the Cash Flow Available to the Subject Mortgaged Real
Property" in this prospectus supplement, in the case of nine (9) mortgage loans that we intend to include in the trust fund, representing 11.3% of the Initial
Mortgage Pool Balance, of which six (6) mortgage loans are in loan group no. 1, representing 7.5% of the Initial Loan Group No. 1 Balance, and three (3)
mortgage loans are in loan group no. 2, representing 33.0% of the Initial Loan
Group No. 2 Balance, one or more of the principals of the related borrower have incurred mezzanine debt as indicated below.

                                      S-104

                                                           ORIGINAL                      MATURITY DATE   INTEREST RATE
                                   MORTGAGE LOAN          MEZZANINE        AGGREGATE     OF MEZZANINE    ON MEZZANINE
   MORTGAGED PROPERTY NAME      CUT-OFF DATE BALANCE     DEBT BALANCE     DEBT BALANCE       LOAN            LOAN
-----------------------------   ---------------------   -------------    -------------   -------------   -------------

Riverton Apartments                 $225,000,000         $25,000,000     $250,000,000       1/1/12          8.813%
Citadel Mall                        $136,000,000         $13,350,000     $149,350,000       1/17/17         7.553%
Northwest Arkansas Mall             $125,600,000         $15,050,000     $140,650,000       1/17/17         7.277%
Santa Palmia Apartments(1)          $ 78,910,000         $19,000,000     $ 97,910,000       1/31/17         2.814%(2)
Heritage Industrial Portfolio       $ 75,000,000         $ 4,000,000     $ 79,000,000       3/1/17         10.710%
Piedmont 14                         $ 46,000,000         $10,000,000     $ 56,000,000       1/11/17         7.910%
121 Airport Centre I & II           $ 26,900,000         $ 6,500,000     $ 33,400,000       3/28/07(3)     13.000%
Greenbrier Apartments               $ 25,612,000         $ 5,000,000     $ 30,612,000       5/16/07        13.000%
Lakewood Center North(4)            $  8,500,000         $20,000,000(4)  $ 28,500,000(4)    12/7/07      LIBOR +2.30%

----------
(1)  The mezzanine loans made by a sponsor of the Santa Palmia Apartments loan to other sponsors of that loan are also secured by the other sponsors'
     interest in properties that secure loans that will not be included in the trust fund.

(2)  The interest rate is based on the weighted average of two mezzanine loans
     ((a) the first with a balance of $7,600,000 (of which $2,554,914 accrues interest at 6.00% and $5,045,086 accrues interest at 0.00%) and (b) the second having an unpaid principal balance of $11,400,000 (of which
     $6,354,914 accrues interest at 6.00% and $5,045,086 accrues interest at
     0.00%)).

(3)  The earliest of (i) March 28, 2007 (subject to extension to September 28,
     2007) and (ii) the date on which certain tenant-in-common interests have been sold.

(4)  The mezzanine loan obtained by the borrower's sponsor is also secured by the sponsor's interests in five other properties that secure loans that will not be in the series CD 2007-CD4 trust.

     Certain of the above-referenced mezzanine loans are held by the related mortgage loan seller as mezzanine lender. In the case of each of the above-
referenced underlying mortgage loans as to which equity owners of the related borrowers have incurred mezzanine debt, the mezzanine loan is subject to an intercreditor agreement entered into between the holder of the mortgage loan and the mezzanine lender, under which, generally, the mezzanine lender--

     o    has agreed, among other things, not to enforce its rights to realize upon the collateral securing its related mezzanine loan without written confirmation from the rating agencies that an enforcement action would not cause the downgrade, withdrawal or qualification of the then-current ratings of the offered certificates, unless certain conditions are met relating to the identity and status of the transferee of the collateral and the replacement property manager and, in certain cases, the delivery of an acceptable non-consolidation opinion letter by counsel;

     o    has subordinated and made junior its related mezzanine loan to the related mortgage loan (other than as to its interest in the pledged collateral);

     o    has the option to purchase the related mortgage loan if that mortgage loan becomes a defaulted mortgage loan or to cure the default; and

     o    may have certain consent and/or approval rights with respect to actions to be taken by the holder of the related underlying mortgage loan.

     The table below identifies, by mortgage loan name set forth on Annex A-1 to this prospectus supplement, those 36 mortgage loans, collectively representing
22.2% of the Initial Mortgage Pool Balance, of which 30 mortgage loans are in loan group no. 1, representing 24.8% of the Initial Loan Group No. 1 Balance and
six (6) mortgage loans are in loan group no. 2, representing 7.5% of the Initial
Loan Group No. 2 Balance, respectively, for which the owners of the related borrowers are permitted to pledge their ownership interests in the borrower as collateral for mezzanine debt. The incurrence of this mezzanine indebtedness is generally subject to certain conditions, that may include any one or more of the following:

                                      S-105

     o    consent of the mortgage lender;

     o    satisfaction of loan-to-value tests, which provide that the aggregate principal balance of the related underlying mortgage loan and the subject mezzanine debt may not exceed a specified percentage and debt service coverage tests, which provide that the combined debt service coverage ratio of the related underlying mortgage loan and the subject mezzanine loan may not be less than a specified amount;

     o    subordination of the mezzanine debt pursuant to a subordination and intercreditor agreement; and/or

     o    confirmation from each rating agency that the mezzanine financing will not result in a downgrade, qualification or withdrawal of the then current ratings of the offered certificates.

                                                                          MAXIMUM           MINIMUM
                                                   MORTGAGE LOAN        COMBINED LTV       COMBINED
             MORTGAGE LOAN NAME                CUT-OFF DATE BALANCE   RATIO PERMITTED   DSCR PERMITTED
--------------------------------------------   --------------------   ---------------   --------------

Ala Moana Portfolio                                $404,000,000            64.50%           1.45x
Four Seasons Resort Maui(1)                        $250,000,000            75.00%           1.25x
Bank of America Plaza                              $150,000,000            80.00%           1.20x
Great Wolf - Poconos, PA                           $ 97,000,000            70.00%           2.00x
Manhattan Towers                                   $ 75,000,000            80.00%           1.10x
Heritage Industrial Portfolio                      $ 75,000,000            85.00%           1.10x
Piedmont 14                                        $ 46,000,000            90.00%           1.15x
Waterfront Clematis                                $ 42,250,000            85.00%           1.10x
Locust on the Park                                 $ 32,600,000            80.00%           1.20x
Red Lion Hanalei Hotel                             $ 32,000,000            75.00%           1.20x
120 South Spalding Drive                           $ 30,000,000            85.00%           1.10x
Sunset Mall                                        $ 30,000,000              NAP            1.07x
Holiday Inn of Toms River                          $ 19,887,466              NAP              NAP
One Garret Mountain Plaza                          $ 19,500,000            80.00%           1.20x
Westport Shopping Center                           $ 18,000,000            85.00%           1.15x
29 West 30th Street                                $ 16,500,000            80.00%           1.15x
Fabyan Crossing                                    $ 11,534,284            85.00%           1.07x
Chemway Industrial Portfolio                       $ 11,100,000            85.00%           1.20x
Park Wilshire Apartment Homes                      $ 11,000,000            90.00%           1.15x
Great Neck Promenade                               $  9,220,000            85.00%           1.20x
Barclay Village Apartments                         $  8,426,077            90.00%           1.10x
Villa Tree                                         $  8,400,000            85.00%           1.10x
Oaks of Westchase Apartments                       $  7,700,000            80.00%           1.20x
Country Club Medical Building                      $  7,685,000            85.00%           1.10x
Auburn Commons                                     $  6,900,000            85.00%           1.20x
Storage Outlet - Gardena                           $  6,000,000            80.00%           1.20x
Storage One - Anthem(2)                            $  5,350,000            75.00%           1.30x
Holiday Inn Express & Suites - Ft. Wayne(3)        $  5,088,459            85.00%               (4)
Suburban Extended Stay Hotel Tampa Airport W       $  4,971,380              NAP              NAP
Riverbend Shopping Center                          $  4,820,000            85.00%           1.07x
2435 Commerce Avenue                               $  4,260,000            65.00%           1.35x
313 Fifth Avenue                                   $  4,100,000            85.00%           1.07x
Central Self Storage New Bedford                   $  3,150,000              NAP              NAP
Central Self Storage - Milford                     $  2,800,000              NAP              NAP
Wachovia Bank - Upper Marlboro, MD                 $  2,150,000            90.00%           1.10x
1300 Smith Road                                    $  1,460,000            80.00%           1.10x

                                      S-106

----------
(1)  If the borrower's parent has incurred or intends to incur other debt from affiliates or obtained third-party preferred equity, the required maximum combined LTV ratio is 68% and the minimum required combined DSCR is 1.30x.

(2)  At borrower's option, either future secured subordinate debt or future mezzanine debt is permitted, subject to satisfaction of certain conditions.

(3)  Either mezzanine debt or additional unsecured debt is permitted.

(4)  1.10x in the first year and 1.15x in the second year.

     While a mezzanine lender has no security interest in or rights to the related mortgaged real properties, a default under the mezzanine loan could cause a change in control in the mortgage borrower as a result of the realization on the pledged ownership interests by the mezzanine lender.

     Furthermore, in connection with most of the underlying mortgage loans for which mezzanine financing is permitted as referenced above in this section, if the mezzanine financing bears interest at a floating rate, the lender may determine the debt service coverage ratio on the basis of a market-based constant reasonably determined by the lender.

     A mezzanine lender is often entitled to purchase the related underlying mortgage loan under certain actual or reasonably foreseeable default scenarios and/or to cure defaults thereunder.

     In addition, in the case of some of the other mortgage loans that we intend to include in the trust fund, one or more of the principals of the related borrower may have incurred or may in the future also incur mezzanine debt.

     Additional Unsecured Debt. The borrowers with respect to 39 mortgage loans that we intend to include in the trust fund, representing 12.4% of the Initial
Mortgage Pool Balance, of which 36 mortgage loans are in loan group no. 1, representing 14.2% of the Initial Loan Group No. 1 Balance and three (3)
mortgage loans are in loan group no. 2, representing 2.2% of the Initial Loan
Group No. 2 Balance, have incurred or are permitted to incur additional unsecured debt. The 39 mortgage loans referred to above are set forth in the table below.

                                      MORTGAGE LOAN      AMOUNT OF        MAXIMUM          MINIMUM       MAXIMUM AMOUNT
                                       CUT-OFF DATE   UNSECURED DEBT     COMBINED          COMBINED       OF UNSECURED
         MORTGAGE LOAN NAME              BALANCE         INCURRED      LTV PERMITTED    DSCR PERMITTED   DEBT PERMITTED
-----------------------------------   -------------   --------------   -------------   ---------------   --------------

Ala Moana Portfolio                    $404,000,000         NAP             NAP              NAP          $112,500,000
200 West Adams                         $100,000,000         NAP             NAP              NAP          $ 2,000,000
One American Place                     $ 34,500,000      $300,000           NAP              NAP          $ 1,000,000(4)
                                                                                         1.10x before
                                                                                       1/1/10 and 1.15x
3601 CCI Drive                         $ 25,000,000         NAP             NAP          after 1/1/10          (1)
Eastgate Plaza                         $ 20,500,000         NAP             NAP              NAP               (1)
Crofton Centre                         $ 17,000,000         NAP             80%              NAP               NAP
Residence Inn - Wayne                  $ 16,313,423         NAP             NAP              NAP               (1)
Hilton Garden Inn - Buffalo Airport    $ 15,964,206         NAP             NAP              NAP               (1)
Hampton Inn & Suites - Fresno          $ 11,056,668         NAP             NAP              NAP          $  300,000
Maple Crossing                         $ 10,964,013         NAP             NAP              NAP               (1)
Door Creek Apartments                  $ 10,500,000         NAP             NAP              NAP            5% of UPB
Standley Lake Marketplace              $ 10,080,000         NAP             NAP              NAP          $  500,000
West Creek Center                      $ 10,000,000         NAP             NAP              NAP          $  500,000
8751 Freestate Drive                   $ 10,000,000         NAP             NAP              NAP           10% of UPB
Homewood Suites - Amherst              $  9,528,636         NAP             NAP              NAP               (1)
Springhill Suites - Solon              $  9,350,036         NAP             NAP              NAP               (1)
Lakewood Center North                  $  8,500,000         NAP             80%              NAP          $ 1,000,000
Berkshire Plaza                        $  8,452,826         NAP             NAP              NAP               (1)
Kingshill Court Apartments             $  8,350,000         NAP             NAP              NAP          $165,000(2)
Gateway Plaza - Leesburg               $  8,165,692         NAP             NAP              NAP               (1)

                                      S-107

                                      MORTGAGE LOAN      AMOUNT OF        MAXIMUM          MINIMUM       MAXIMUM AMOUNT
                                       CUT-OFF DATE   UNSECURED DEBT     COMBINED          COMBINED       OF UNSECURED
         MORTGAGE LOAN NAME              BALANCE         INCURRED      LTV PERMITTED    DSCR PERMITTED   DEBT PERMITTED
-----------------------------------   -------------   --------------   -------------   ---------------   --------------

Hannaford Plaza                        $  8,069,029         NAP             NAP              NAP               (1)
McKinley Commons                       $  6,036,466         NAP             NAP              NAP               (1)
10 Courthouse Plaza                    $  5,981,061     $750,000(5)         NAP              NAP               (1)
Holiday Inn Express & Suites                                                            1.10x 1st yr,
   - Ft. Wayne(3)                      $  5,088,459         NAP             85%          1.15x 2nd yr          (1)
Eckerd - Gates Plaza                   $  4,594,698         NAP             NAP              NAP               (1)
Har Ken Plaza                          $  4,234,243         NAP             NAP              NAP               (1)
Eckerd - NY Mills                      $  4,190,604         NAP             NAP              NAP               (1)
LSAC Memphis Office                    $  3,951,000         NAP             NAP              NAP               (8)
K-Mart Store - Oceanside               $  3,604,931         NAP             NAP              NAP               (1)
K-Mart Store - Waukegan                $  3,591,946         NAP             NAP              NAP               (1)
Sedgefeld Downs(9)                     $  3,500,000         NAP             NAP              NAP               NAP
Rite Aid - Depew                       $  2,993,289         NAP             NAP              NAP               (1)
Maryland Manor                         $  2,635,000         (6)             NAP              NAP               NAP
Ellicott Creek Plaza                   $  2,321,843         NAP             NAP              NAP               (1)
Rite Aid - Buffalo                     $  2,195,070         NAP             NAP              NAP               (1)
Battleground Crossing                  $  2,000,000         NAP             NAP              NAP          $ 100,000
Riverside Plaza - Johnson City         $  1,995,526         NAP             NAP              NAP               (1)
Rite Aid - Spring Lake, MI             $  1,884,079         NAP             NAP              NAP               (7)
Rite Aid - Coloma, MI                  $  1,789,377         NAP             NAP              NAP               (7)

----------
(1)  5% of original principal balance.

(2)  May only be from a general or limited partner for operating expenses.

(3)  Either additional unsecured debt or mezzanine debt is permitted.

(4)  Includes the existing unsecured debt of $300,000.

(5)  Unsecured debt is in the form of a line of credit.

(6)  One of the borrowers owns a separate parcel of property which is encumbered by a mortgage loan and such borrower is permitted to incur debt in connection with that property.

(7)  4% of original principal balance.

(8)  The subordinate debt cannot when added to the unamortized original principal amount of the mortgage loan exceed an amount equal to 90% of the fair market value of the mortgaged real property.

(9)  Unsecured, subordinate debt from a member of the borrower permitted.

     Substantially all the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related mortgaged real property.

     Additionally, in the case of those underlying mortgage loans that require or allow letters of credit to be posted by the related borrower as additional security for the subject mortgage loan, in lieu of reserves or otherwise, the related borrower may be obligated to pay fees and expenses associated with the letter of credit and/or to reimburse the letter of credit issuer or others in the event of a draw upon the letter of credit by the lender.

     Except as disclosed under this "--Additional and Other Financing"
subsection and "Risk Factors--Some of the Mortgaged Real Properties Are or May
Be Encumbered by Additional Debt and the Ownership Interests in Some Borrowers
Have Been or May Be Pledged to Secure Debt Which, in Either Case, May Reduce the
Cash Flow Available to the Subject Mortgaged Real Property" in this prospectus supplement, we have not been able to confirm whether the respective borrowers under the mortgage loans that we intend to include in the trust fund have any other debt outstanding or whether the principals of those borrowers have any mezzanine debt outstanding. Such debt may be outstanding despite our inability to confirm its existence.

                                      S-108

     Environmental Reports. A third-party environmental consultant conducted a
Phase I environmental study for all but one (1) of the mortgaged real properties securing the mortgage loans that we intend to include in the trust fund. The resulting Environmental Reports were prepared:

     o    in the case of 459 mortgaged real properties, securing 96.9% of the
          Initial Mortgage Pool Balance (of which 393 mortgaged real properties secure mortgage loans in loan group no. 1, representing 97.1% of the
          Initial Loan Group No. 1 Balance, and 66 mortgaged real properties secure mortgage loans in loan group no. 2, representing 95.6% of the
          Initial Loan Group No. 2 Balance), during the 12-month period preceding the cut-off date; and

     o    in the case of 14 mortgaged real properties, securing 3.1% of the
          Initial Mortgage Pool Balance (of which 10 mortgaged real properties secure mortgage loans in loan group no. 1, representing 2.9% of the
          Initial Loan Group No. 1 Balance and four (4) mortgaged real properties secure mortgage loans in loan group no. 2, representing
          4.4% of the Initial Loan Group No. 2 Balance), respectively, prior to the 12-month period preceding the cut-off date.

     In the case of the mortgaged real properties referred to above as exceptions, representing 0.03% of the Initial Mortgage Pool Balance (of which one (1) mortgaged real property secures a mortgage loan in loan group no. 1, representing 0.03% of the Initial Loan Group No. 1 Balance), respectively, a secured lender's environmental insurance policy was obtained in lieu of an environmental assessment. See "--Environmental Insurance" below.

     The environmental investigation at any particular mortgaged real property did not necessarily cover all potential environmental issues. For example, tests for radon, mold, lead-based paint, and lead in drinking water were generally performed only at multifamily rental properties and only when the environmental consultant or originator of the related mortgage loan believed this testing was warranted under the circumstances.

     The above-described environmental investigations identified various adverse or potentially adverse environmental conditions at some of the mortgaged real properties. If the particular condition is significant, it could result in a claim for damages by any party injured by that condition. In many cases, the identified condition related to the suspected or confirmed presence of asbestos-containing materials, mold, lead-based paint and/or radon. Where these substances were suspected or present, and depending upon the condition of the substances, the environmental consultant generally recommended, and the lender required, the implementation of the recommendations prior to closing, or the escrowing of funds sufficient to effect such recommendations, including:

     o    that the substances not be disturbed and that additional testing be performed prior to any renovation or demolition activities; or

     o    the establishment of an operation and maintenance plan to address the issue; or

     o    an abatement or removal program and, where appropriate, a notification program.

     In other cases, where the environmental consultant recommended specific remediation of a material adverse environmental condition, the related originator of the mortgage loan generally required the related borrower:

     1.   to carry out the specific remedial measures prior to closing; or

     2.   to carry out the specific remedial measures post-closing and deposit with the lender a cash reserve or letter of credit in an amount equal to at least 100% of the estimated cost to complete the remedial measures; or

                                      S-109

     3.   to obtain from a party with financial resources reasonably estimated to be adequate to cure the subject violation in all material respects a guaranty or indemnity to cover the costs of any necessary remedial measures; or

     4.   to obtain environmental insurance (in the form of a lender's environmental insurance property policy or other form of environmental insurance); or

     5.   to establish and implement an operations and maintenance plan or other monitoring program to address the condition as recommended by the environmental consultant; or

     6.   to furnish a "no further action" letter or other evidence that the applicable governmental authorities have no intention of taking any action or requiring any further remedial action in respect of such environmental condition; or

     7.   to have such environmental condition investigated further, and based upon such additional investigation, a qualified environmental consultant recommended no further investigation or remediation; or

     8.   to take no further remedial action or investigation because the environmental consultant's estimate of the cost of cleanup, remedial action or other response under environmental laws was less than 5% of the original principal amount of the mortgage loan.

     However, some borrowers under the mortgage loans have not yet satisfied all post-closing obligations required by the related loan documents with respect to environmental matters. In addition, there can be no assurance that these obligations or the recommended operations and maintenance plans have been or will continue to be implemented, or that the cost of implementing them will not exceed the estimated cost. If any adverse environmental conditions are not properly addressed or monitored over time by the related borrower, it could result in a significant loss or environmental liability for the issuing entity.

     In some cases, residual contamination does or will remain at a mortgaged real property after remedial action is performed. While the presence of this residual contamination may be acceptable today, there can be no assurance that future legal requirements, prospective purchasers or future owners will not require additional investigation or cleanup.

     In some cases, the environmental consultant did not recommend that any action be taken with respect to a potential adverse environmental condition at a mortgaged real property because:

     o    an environmental consultant investigated those conditions and recommended no further investigations or remediation; or

     o    the responsible party or parties with respect to that condition had already been identified; or

     o    the responsible party or parties currently monitor actual or potential adverse environmental conditions at that property; or

     o    the levels of hazardous substances at that property were found to be below or very close to applicable thresholds for reporting, abatement or remediation; or

     o    the property had been accepted into a state-funded remediation program; or

     o    a letter was obtained from the applicable regulatory authority stating that no further action was required, or the issue has received proper closure with the applicable regulatory authority.

                                      S-110

     However, there can be no assurance that the responsible party or parties, in each case, are financially able to correct or will actually correct the problem. In some of these cases, the responsible party or parties have installed monitoring wells on the mortgaged real property and/or need access to the mortgaged real property for monitoring or to perform remedial action.

     In some cases, the environmental report for a mortgaged real property identified potential environmental problems at nearby properties, including but not limited to spills of hazardous materials and leaking underground storage tanks. In those cases, the environmental reports indicated that:

     o    the subject mortgaged real property had not been affected;

     o    the potential for the problem to affect the subject mortgaged real property was limited;

     o    the party or parties responsible for remediating the potential environmental problems had been identified; or

     o    there was no evidence to suggest that there has been an adverse environmental impact to the subject mortgaged real property.

     In those cases where the party or parties responsible for remediation had been identified, there can be no assurance that such party or parties, in each case, are financially able to correct or will actually correct the problem.

     See "Risk Factors--Lending on Income-Producing Real Properties Entails
Environmental Risks" in this prospectus supplement for a discussion of certain environmental conditions identified at specific mortgaged real properties securing mortgage loans that we intend to include in the trust fund.

     The information contained in this prospectus supplement regarding environmental conditions at the mortgaged real properties is based on the environmental site assessments referred to in this "--Environmental Reports"
subsection and has not been independently verified by:

     o    us;

     o    any of the sponsors;

     o    any of the underwriters;

     o    the master servicers;

     o    the special servicer;

     o    the certificate administrator;

     o    the trustee; or

     o    the affiliates of any of these parties.

     There can be no assurance that the environmental assessments or studies, as applicable, identified all adverse environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged real properties or will not result in a claim for damages by a party injured by the condition.

                                      S-111

     Certain industrial facilities located in New Jersey, including the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Lakewood Industrial Portfolio, which secure an underlying mortgage loan that represents 0.5% of the initial mortgage pool balance and 0.6% of the initial loan group no. 1 balance, are regulated by the Industrial Site Recovery Act. The
Industrial Site Recovery Act requires, among other things, that within five days after an agreement to transfer a regulated property is signed, the property owner notify the New Jersey Department of Environmental Protection in writing and obtain a no further action letter or approval of a remedial plan as a precondition for the transfer of ownership of the property. As such, the
Industrial Site Recovery Act will affect the timing of any foreclosure of the mortgaged properties securing the Lakewood Industrial Portfolio underlying mortgage loan. In addition, the borrower under the Lakewood Industrial Portfolio underlying mortgage loan had not obtained Industrial Site Recovery Act compliance prior to the purchase of the related mortgaged properties. However, the seller of the property escrowed $800,000 (the financial assurance required by the New Jersey DEP) in connection with the sale of the property to the borrower, which amount is required to be delivered to the New Jersey DEP. In addition, at loan closing, the borrower escrowed with the lender (i) an additional $800,000, which amount is to be returned to the borrower upon receipt of evidence that the New Jersey DEP is in receipt of the required remediation funding sources with respect to the mortgaged properties plus (ii) $390,000, of which $150,000 is equal to 200% of the amount estimated by the consultant to close an underground storage tank at one of the mortgaged properties and
$240,000 is equal to 200% of the projected actual Industrial Site Recovery Act compliance costs.

     The series CD 2007-CD4 pooling and servicing agreement requires that the special servicer obtain an environmental site assessment of a mortgaged real property prior to acquiring title to the property or assuming its operation.
This requirement precludes enforcement of the security for the related mortgage loan until a satisfactory environmental site assessment is obtained or until any required remedial action is taken. In addition, there can be no assurance that the requirements of the series CD 2007-CD4 pooling and servicing agreement will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any mortgaged real property.

     Environmental Insurance. In the case of one (1) mortgage loan (identified on Annex A-1 to this prospectus supplement as Plaza Dental Building) that we intend to include in the trust fund, representing 0.03% of the Initial Mortgage
Pool Balance and 0.03% of the Initial Loan Group No. 1 Balance, the related mortgaged real property is covered by an individual lender's environmental insurance policy, which was obtained in lieu of a Phase I environmental study.
In the case of one (1) mortgage loan (identified on Annex A-1 to this prospectus supplement as Backlick South) that we intend to include in the trust fund, representing 0.3% of the Initial Mortgage Pool Balance and 0.3% of the Initial
Loan Group No. 1 Balance, the related mortgaged real property is covered by an individual lender's environmental insurance policy, which was obtained in lieu of a Phase II environmental study. In general, the policies insure the issuing entity against losses resulting from certain known and unknown environmental conditions in violation of applicable environmental standards at the subject mortgaged real property during the applicable policy periods, which periods
(except with respect to the policy relating to the mortgage loan identified on
Annex A-1 to this prospectus supplement as Backlick South) continue at least five years beyond the maturity date of the mortgage loans to which they relate.
Subject to certain conditions and exclusions, each insurance policy, by its terms, generally provides coverage against (i) losses, up to the lesser of (a)
the estimated cleanup costs and (b) the outstanding loan balance, resulting from default under the mortgage loan to which it relates if on-site environmental conditions in violation of applicable environmental standards are discovered at the mortgaged real property during the policy periods and no foreclosures of the mortgaged real properties have taken place, (ii) losses from third-party claims against the issuing entity during the policy periods for bodily injury, property damage or clean-up costs resulting from environmental conditions at or emanating from the mortgaged real property, and (iii) after foreclosure, costs of clean-up of environmental conditions in violation of applicable environmental standards discovered during the policy periods to the extent required by applicable law, including any court order or other governmental directive.

     Property Condition Assessments. All except for four (4) of the mortgaged real properties securing mortgage loans that we intend to include in the trust fund were inspected by professional engineers or architects.

                                      S-112

Four-hundred fifty-nine (459) of those mortgaged real properties, securing 99.0%
of the Initial Mortgage Pool Balance, of which 393 mortgaged real properties secure mortgage loans in loan group no. 1, representing 99.6% of the Initial
Loan Group No. 1 Balance and 66 mortgaged real properties secure mortgage loans in loan group no. 2, representing 95.6% of the Initial Loan Group No. 2 Balance, were inspected during the 12-month period preceding the cut-off date, and 11 of those mortgaged real properties securing mortgage loans representing 0.8% of the
Initial Mortgage Pool Balance, of which seven (7) mortgaged real properties secure mortgage loans in loan group no. 1, representing 0.2% of the Initial Loan
Group No. 1 Balance and four (4) mortgaged real properties secure mortgage loans in loan group no. 2, representing 4.4% of the Initial Loan Group No. 2 Balance, were inspected prior to the 12 month period preceding the cut-off date. In the case of one (1) mortgaged real property referred to above as an exception, securing a mortgage loan representing 0.03% of the Initial Mortgage Pool Balance and 0.04% of the Initial Loan Group No. 1 Balance, is secured by land and therefore required no property condition assessment. In the case of the other three (3) mortgaged real properties, securing mortgage loans representing 0.2%
of the Initial Mortgage Pool Balance and 0.2% of the Initial Loan Group No. 1
Balance, a property condition assessment has not been conducted. These inspections included an assessment of the general condition of the mortgaged real properties' exterior walls, roofing, interior construction, mechanical and electrical systems and the general condition of the site, buildings and other improvements located at each of the mortgaged real properties.

     The inspections identified various deferred maintenance items and necessary capital improvements at some of the mortgaged real properties. The resulting inspection reports generally included an estimate of cost for any recommended repairs or replacements at a mortgaged real property. When repairs or replacements were recommended, the related borrower was generally required to:

     o    carry out necessary repairs or replacements; or

     o    establish reserves, generally in the amount ranging from 100% to 125%
          of the estimated cost of the repairs or replacements necessary to cure the deferred maintenance items identified in the inspection report that, at the time of origination, remained outstanding, with that estimated cost being based upon the estimates given in the inspection report, or, in certain cases, upon an actual contractor's estimate.

     There can be no assurance that another inspector would not have discovered additional maintenance problems or risks, or arrived at different, and perhaps significantly different, judgments regarding the problems and risks disclosed by the respective inspection reports and the cost of corrective action.

     Appraisals and Market Studies. An independent appraiser that is state-certified and/or a member of the Appraisal Institute prepared an appraisal of each of the mortgaged real properties securing the mortgage loans that we intend to include in the trust fund, in order to establish the approximate value of the property. Those appraisals are the basis for the appraised values for the respective mortgaged real properties set forth on Annex A-1 to this prospectus supplement. For 457 mortgaged real properties, securing 98.8% of the Initial
Mortgage Pool Balance, of which 391 mortgaged real properties secure mortgage loans in loan group no. 1, representing 99.4% of the Initial Loan Group No. 1
Balance, and 66 mortgaged real properties secure mortgage loans in loan group
no. 2, representing 95.3% of the Initial Loan Group No. 2 Balance, the appraised value is as of a date within 12 months of the cut-off date. For 17 mortgaged real properties, securing 1.2% of the Initial Mortgage Pool Balance, of which 13 mortgaged real properties secure mortgage loans in loan group no. 1, representing 0.6% of the Initial Loan Group No. 1 Balance and four (4) mortgaged real properties secure mortgage loans in loan group no. 2, representing 4.7% of the Initial Loan Group No. 2 Balance, the appraised value is as of a date prior to the 12-month period preceding the cut-off date.

     In some cases, an appraisal contained an "as is" value, with an "as of"
date consistent with the date that the appraisal was prepared, and a
"stabilized" value, with a specified future "as of" date. For mortgaged real properties where the specified conditions for the stabilized value were met, the stabilized value "as of" date was

                                      S-113

used in the analysis of the related appraiser, with certain exceptions, where stabilized values were used even when specified conditions have not been met.

     Each of the appraisals referred to above represents the analysis and opinions of the appraiser at or before the origination of the related underlying mortgage loan. The appraisals are not guarantees of, and may not be indicative of, the present or future value of the subject mortgaged real property. There can be no assurance that another appraiser would not have arrived at a different valuation of any particular mortgaged real property, even if the appraiser used the same general approach to, and the same method of, appraising that property.
Neither we nor any of the underwriters has confirmed the values of the respective mortgaged real properties in the appraisals referred to above.

     In general, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. However, this amount could be significantly higher than the amount obtained from the sale of a property under a distress or liquidation sale.

     The appraisal upon which the appraised value for each mortgaged real property is based contains, or is accompanied by a separate letter that contains, a statement by the respective appraiser, to the effect that the appraisal guidelines set forth in Title XI of the Financial Institutions Reform,
Recovery and Enforcement Act of 1989 were followed in preparing that appraisal.
However, neither we nor any of the underwriters, the related mortgage loan seller or the related originator has independently verified the accuracy of this statement.

     Zoning and Building Code Compliance. Each sponsor has, with respect to the mortgage loans that it is selling to us for inclusion in the trust fund, examined whether the use and operation of the related mortgaged real properties were in material compliance with all zoning and land-use ordinance, rules, regulations and orders applicable to those real properties at the time of origination. The sponsors may have considered--

     o    legal opinions or zoning consultants' reports,

     o    certifications from, and/or discussions with, government officials,

     o    information contained in appraisals, surveys and site plan,

     o    title insurance endorsements,

     o    representations by the related borrower contained in the related mortgage loan documents, or

     o    property condition assessments undertaken by independent licensed engineers, n determining whether the mortgaged real properties were in compliance.

     In some cases, the use, operation or structure of a mortgaged real property constitutes a permitted nonconforming use or structure. Generally, the improvements on that mortgaged real property may not be rebuilt to their current state in the event that those improvements are materially damaged or destroyed.
Generally, where a mortgaged real property constitutes a permitted nonconforming use or structure and the improvements on the particular property may not be rebuilt to their current specifications in the event of a major casualty, the related sponsor conducted an analysis as to:

     o    whether the extent of the nonconformity is material;

     o    whether sufficient insurance proceeds would be available to restore the mortgaged real property in accordance with then-applicable requirements, and whether the mortgaged real property, if permitted to be repaired or restored in conformity with current law, would be adequate security for the related mortgage loan;

                                      S-114

     o    the extent of the risk that the mortgaged real property would suffer a material casualty of a magnitude that applicable ordinances would require conformity with current requirements, is remote; and/or

     o    whether the insurance proceeds, together with the value of the remaining property, would be sufficient to pay the loan.

     There is no assurance, however, that any such analysis was correct, or that the above determinations were made in each and every case.

     Hazard, Liability and Other Insurance. Although exceptions exist, the loan documents for each of the mortgage loans we intend to include in the trust fund generally require the related borrower to maintain with respect to the corresponding mortgaged real property the following insurance coverage:

     o    except in the case of manufactured housing, hazard insurance in an amount, subject to a customary deductible, that is at least equal to the lesser of--

          1.   the outstanding principal balance of the mortgage loan, and

          2.   replacement cost or the full insurable replacement cost of the improvements located on the insured property;

     o    if any portion of the improvements at the property are in an area identified in the federal register by the Flood Emergency Management
          Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines in an amount that is equal to the least of--

          1.   the outstanding principal balance of the related mortgage loan,

          2.   the full insurable value of the insured property, and

          3.   the maximum amount of insurance available under the National
               Flood Insurance Act of 1968;

     o    comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the insured property, in an amount at least equal to $1,000,000 per occurrence;

     o    business interruption or rent loss insurance either in an amount ranging from 100% to 125% of the projected rental income or revenue from the insured property for at least 12 months or, alternatively, in an amount as may be required by the lender; and

     o    if the mortgaged real property is in an area identified as having a high risk of loss due to windstorms, windstorm insurance.

     In general, the mortgaged real properties for the mortgage loans that we intend to include in the trust fund are not insured against earthquake risks.
Seventy-eight (78) mortgaged real properties, securing 16.5% of the Initial
Mortgage Pool Balance, of which 70 of those mortgaged real properties secure mortgage loans in loan group no. 1, representing 16.6% of the Initial Loan Group
No. 1 Balance, and eight (8) of those mortgaged real properties secure mortgage loans in loan group no. 2, representing 15.9% of the Initial Loan Group No. 2
Balance, are located in seismic zones 3 and 4, which are areas that are considered to have a high earthquake risk. In most of these cases, a third-party consultant conducted seismic studies to assess the probable maximum loss ("PML")
for the property. In general, those studies were performed in accordance with generally accepted industry

                                      S-115

standard assumptions and methodologies. With the exception of one (1) mortgaged real property, securing a mortgage loan representing 0.02% of the Initial
Mortgage Pool Balance and 0.02% of the Initial Loan Group No. 1 Balance,
earthquake insurance was obtained for all of the mortgaged properties for which the seismic study showed a PML of greater than 20%.

     In the case of some of the mortgaged real properties securing mortgage loans that we intend to include in the trust fund, the insurance covering any of such mortgaged real properties for acts of terrorism may be provided through a blanket policy that also covers properties unrelated to the trust fund. Acts of terrorism at those other properties could exhaust coverage under the blanket policy. No representation is made as to the adequacy of any such insurance coverage provided under a blanket policy, in light of the fact that multiple properties are covered by that policy.

THE LOAN COMBINATIONS

     General. The mortgage pool will include ten (10) mortgage loans that are each part of a separate Loan Combination. Each of those Loan Combinations consists of an aggregate debt evidenced by two (2) or more promissory notes, one or more of which we intend to include in the trust fund and one or more of which we will not include in the trust fund. In the case of any Loan Combination, the related promissory note(s) that we include in the trust fund will be treated as evidencing a single mortgage loan, and each related promissory note that is not included in the trust fund will be treated as evidencing a separate mortgage loan. The aggregate debt constituting any Loan Combination is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged real property or properties. The promissory notes evidencing a particular Loan Combination are obligations of the same borrower(s) and are cross-defaulted.

     The allocation of payments to the respective mortgage loans comprising a
Loan Combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is either effected through a co-lender agreement or other intercreditor arrangement to which the respective holders of the subject promissory notes are parties and/or may be reflected by virtue of relevant provisions contained in the subject promissory notes and/or a common loan agreement. Such co-lender agreement or other intercreditor arrangement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a Loan
Combination.

                                      S-116

     The table below identifies each underlying mortgage loan that is part of a
Loan Combination.

                                                                                         RELATED PARI
                                                                                         PASSU/SENIOR  SUBORDINATE
                                                                                           NON-TRUST    NON-TRUST
                                                                       % OF       % OF       LOANS        LOANS
                                                                     INITIAL    INITIAL    AGGREGATE    AGGREGATE     APPLICABLE
                                       CUT-OFF DATE    % OF INITIAL    LOAN       LOAN     ORIGINAL     ORIGINAL       POOLING &
                                 LOAN    PRINCIPAL       MORTGAGE     GROUP      GROUP     PRINCIPAL    PRINCIPAL      SERVICING
          LOAN NAME             GROUP    BALANCE       POOL BALANCE   NO. 1      NO. 2      BALANCE      BALANCE      AGREEMENT
------------------------------  -----  ------------    ------------  -------    -------  ------------  ------------  ------------

1.  Ala Moana Portfolio           1    $404,000,000        6.1%         7.2%       --    $796,000,000  $300,000,000  CD 2006-CD3
2.  Mall of America               1    $306,000,000        4.6%         5.5%       --    $449,000,000       NAP      COMM 2006-C8
3.  One World Financial Center    1    $257,000,000(1)     3.9%(1)      4.6%(1)    --        NAP       $12,500,000   CD 2007-CD4
4.  Four Seasons Resort Maui      1    $250,000,000        3.8%         4.5%       --    $175,000,000       NAP      CD 2007-CD4
5.  CGM AmeriCold Portfolio       1    $180,000,000        2.7%         3.2%       --    $145,000,000       NAP      CD 2007-CD4
6.  DB AmeriCold Portfolio        1    $180,000,000        2.7%         3.2%       --    $170,000,000       NAP      2007-CIBC18
7.  JQH Hotel Portfolio B-Note    1    $  9,888,519        0.1%         0.2%       --    $152,000,000       NAP      2006-LDP7
8.  Bi-Lo Stores                  1    $  7,560,000        0.1%         0.1%       --        NAP       $   495,000   CD 2007-CD4
9.  Crown Ridge Apartments        2    $  6,983,004        0.1%          --       0.7%       NAP       $   437,500   CD 2007-CD4
10. Chestnut Hill IV              1    $  2,300,000       0.03%        0.04%       --        NAP       $   150,000   CD 2007-CD4

(1)  The One World Financial Center underlying mortgage loan consists of a senior pooled portion and a junior non-pooled portion. The principal balance and calculations reflected in the table are based on the senior pooled portion only, and do not reflect the junior non-pooled portion with a principal balance of $40,500,000 as of the cut-off date.

                                      S-117

     The Ala Moana Portfolio Loan Combination.

     General. The Ala Moana Portfolio Mortgage Loan, representing 6.1% of the
Initial Mortgage Pool Balance and 7.2% of the Initial Loan Group No. 1 Balance,
has a cut-off date principal balance of $404,000,000. The Ala Moana Portfolio
Mortgaged Properties also secure multiple Non-Trust Loans (the "Ala Moana
Portfolio Non-Trust Loans"), including: (i) six (6) Non-Trust Loans (the "Ala
Moana Portfolio Pari Passu Non-Trust Loans") that are pari passu in right of payment of principal and interest with the Ala Moana Portfolio Mortgage Loan and senior in right of payment of principal and interest relative to the other Ala
Moana Portfolio Non-Trust Loans; and (ii) 14 subordinate Non-Trust Loans (the
"Ala Moana Portfolio Subordinate Non-Trust Loans" and, together with the Ala
Moana Portfolio Mortgage Loan and the Ala Moana Portfolio Pari Passu Non-Trust
Loans, the "Ala Moana Portfolio Loan Combination"). The Ala Moana Portfolio
Subordinate Non-Trust Loans are subordinate to both the Ala Moana Portfolio
Mortgage Loan and the Ala Moana Portfolio Pari Passu Non-Trust Loans. The Ala
Moana Portfolio Non-Trust Loans have aggregate principal balances as of the
Cut-off Date and current holders as listed in the table below:

                                    AGGREGATE
        NON-TRUST LOAN          PRINCIPAL BALANCE       CURRENT HOLDER(S)
-----------------------------   -----------------   ------------------------
             A-3                   $300,000,000            CD 2006-CD3
             A-1                    $96,000,000           CGCMT 2006-C5
B-1A, B-2A, B-1B, B-2B, B-1C,
             B-2C                  $115,000,000           CGCMT 2006-C5
             A-5                   $200,000,000          COBALT 2006-C1
             E-1                    $25,000,000          COBALT 2006-C1
           A-6, A-7                $404,000,000            CD 2007-CD4
        A-2, A-4, A-8              $200,000,000     Citigroup and/or LaSalle
   C-1, C-2, D-1, D-2, E-2,
           F-1, F-2                $160,000,000         Multiple holders

     Each of the loans in the Ala Moana Portfolio Loan Combination has the same maturity date. Each of the Ala Moana Portfolio Pari Passu Non-Trust Loans has
the same interest rate as the Ala Moana Portfolio Mortgage Loan. Each Ala Moana
Portfolio Subordinate Non-Trust Loan has the same interest rate of 5.5215% per annum.

     For the purpose of the information presented in this prospectus supplement with respect to the Ala Moana Portfolio Loan Combination, unless otherwise indicated, the debt service coverage ratio and loan-to-value ratio reflect the indebtedness evidenced by the Ala Moana Portfolio Mortgage Loan and the Ala
Moana Portfolio Pari Passu Non-Trust Loans (collectively, the "Ala Moana
Portfolio Note A Loans"), but excludes the Ala Moana Portfolio Subordinate
Non-Trust Loans.

     Servicing. The Ala Moana Portfolio Loan Combination will be serviced pursuant to the terms of the series CD 2006-CD3 Mortgage Trust, CD 2006-CD3 pooling and servicing agreement and the Ala Moana Portfolio Co-Lender Agreement
(and all decisions, consents, waivers, approvals and other actions on the part of any holder of the Ala Moana Portfolio Loan Combination will be effected in accordance with the series CD 2006-CD3 pooling and servicing agreement and the
Ala Moana Portfolio Co-Lender Agreement). The master servicer or the trustee, as applicable, under the series CD 2006-CD3 pooling and servicing agreement will be obligated to make any required property protection advances with respect to the
Ala Moana Portfolio Loan Combination unless the master servicer, the special servicer or the trustee, as applicable, under the series CD 2006-CD3 pooling and servicing agreement determines that such an advance would not be recoverable from collections on the Ala Moana Portfolio Loan Combination. The CD 2006-CD3
pooling and servicing agreement governs the securitization of one of the Ala
Moana Portfolio Pari Passu Non-Trust Loans.

                                     S-118

     Distributions. If no monetary event of default or non-monetary event of default which causes the Ala Moana Portfolio Loan Combination to become a specially serviced mortgage loan has occurred and is continuing (or if it is being cured by the holder of a portion of the Ala Moana Portfolio Loan
Combination), all amounts tendered by the borrower or otherwise available for payment of the Ala Moana Portfolio Loan Combination, whether received in the form of monthly debt service payments, balloon payments, liquidation proceeds, proceeds under title, hazard or other insurance policies or awards or settlements in respect of condemnation proceedings or similar domain (other than any amounts for required reserves or escrows required by the loan documents and proceeds, awards or settlements to be applied to the restoration or repair of the mortgaged real property or released to the borrower) will be applied in the following order of priority:

     (i)       to any servicer or the trustee (if any), as applicable, and any holder of an Ala Moana Portfolio Pari Passu Non-Trust Loan or the
               Ala Moana Portfolio Mortgage Loan up to the amount of any
               unreimbursed costs paid or advanced by such person, with respect to the property or the Ala Moana Portfolio Loan Combination pursuant to the Ala Moana Portfolio Co-Lender Agreement or the
               series CD 2006-CD3 pooling and servicing agreement;

     (ii)      to the master servicer, the applicable accrued and unpaid
               servicing fee, and then to the special servicer, any special servicing fees, workout fees and liquidation fees earned by it with respect to the Ala Moana Portfolio Loan Combination under the Ala Moana Portfolio Co-Lender Agreement or the series CD
               2006-CD3 pooling and servicing agreement;

     (iii)     pro rata (based on their respective interest rates and principal balances) and pari passu, to each of Note A-1, Note A-2, Note
               A-3, Note A-4, Note A-5, Note A-6, Note A-7 and Note A-8, in an
               amount equal to the accrued and unpaid interest thereon at the related net interest rate;

     (iv)      pro rata and pari passu, to each of Note A-1, Note A-2, Note A-3,
               Note A-4, Note A-5, Note A-6, Note A-7 and Note A-8 an amount equal to their pro rata portion of any payments received on account of principal with respect to the Ala Moana Portfolio Loan
               Combination in accordance with their respective percentage interests;

     (v)       pro rata and pari passu, to each of Note A-1, Note A-2, Note A-3,
               Note A-4, Note A-5, Note A-6, Note A-7 and Note A-8, in an amount equal to any realized loss allocated to those notes, together with any interest thereon at the related interest rate from the date such realized loss was allocated until reimbursed;

     (vi)      in connection with the exercise of their cure rights pursuant to the Ala Moana Portfolio Co-Lender Agreement up to the amount of any cure payments made by the holder of such Note (a) pro rata to
               Note B-1A and Note B-2A then (b) pro rata to Note B-1B and Note
               B-2B and then (c) pro rata to Note B-1C and Note B-2C;

     (vii)     (a) pro rata (based on their respective interest rates and principal balances) and pari passu, to each of Note B-1A and Note
               B-2A, in an amount equal to the accrued and unpaid interest thereon at the related net interest rate, then (b) pro rata
               (based on their respective interest rates and principal balances)
               and pari passu, to each of Note B-1B and Note B-2B, in an amount equal to the accrued and unpaid interest thereon at the related net interest rate, and then (c) pro rata (based on their
               respective interest rates and principal balances) and pari passu, to each of Note B-1C and Note B-2C, in an amount equal to the accrued and unpaid interest thereon at the related net interest rate;

     (viii)    (a) pro rata and pari passu, to each of Note B-1A and Note B-2A, in an amount equal to their pro rata portion of any payments received on account of principal with respect to the Ala Moana
               Portfolio Loan Combination in accordance with their respective percentage interests, then (b) pro rata and pari passu, to each of Note B-1B and Note B-2B, in an amount equal to their pro rata

                                      S-119

               portion of any payments received on account of principal with respect to the Ala Moana Portfolio Loan Combination in accordance with their respective percentage interests, and then (c) pro rata and pari passu, to each of Note B-1C and Note B-2C, in an amount equal to their pro rata portion of any payments received on account of principal with respect to the Ala Moana Portfolio Loan
               Combination in accordance with their respective percentage interests;

     (ix)      (a) pro rata and pari passu, to each of Note B-1A and Note B-2A, in an amount equal to any realized loss allocated to those notes, together with any interest thereon at the related interest rate from the date such realized loss was allocated until reimbursed, then (b) pro rata and pari passu, to each of Note B-1B and Note
               B-2B, in an amount equal to any realized loss allocated to those notes, together with any interest thereon at the related interest rate from the date such realized loss was allocated until
               reimbursed, and then (c) pro rata and pari passu, to each of Note
               B-1C and Note B-2C, in an amount equal to any realized loss allocated to those notes, together with any interest thereon at the related interest rate from the date such realized loss was allocated until reimbursed;

     (x)       in connection with the exercise of their cure rights pursuant to the Ala Moana Portfolio Co-Lender Agreement up to the amount of any cure payments made by the holder of such note, pro rata and pari passu to Note C-1 and Note C-2;

     (xi)      pro rata (based on their respective principal balances) and pari passu, to each of Note C-1 and Note C-2, in an amount equal to the accrued and unpaid interest thereon at the related net interest rate;

     (xii)     pro rata and pari passu, to each of Note C-1 and Note C-2 an amount equal to their pro rata portion of any payments received on account of principal with respect to the Ala Moana Portfolio
               Loan Combination in accordance with their respective percentage interests;

     (xiii)    pro rata and pari passu, to each of Note C-1 and Note C-2, in an amount equal to any realized loss allocated to those notes, together with any interest thereon at the related interest rate from the date such realized loss was allocated until reimbursed;

     (xiv)     in connection with the exercise of their cure rights pursuant to the Ala Moana Portfolio Co-Lender Agreement up to the amount of any cure payments made by the holder of such note, pro rata and pari passu to Note D-1 and Note D-2;

     (xv)      pro rata (based on their respective principal balances) and pari passu, to each of Note D-1 and Note D-2, in an amount equal to the accrued and unpaid interest thereon at the related net interest rate;

     (xvi)     pro rata and pari passu, to each of Note D-1 and Note D-2 an amount equal to their pro rata portion of any payments received on account of principal with respect to the Ala Moana Portfolio
               Loan Combination in accordance with their respective percentage interests;

     (xvii)    pro rata and pari passu, to each of Note D-1 and Note D-2, in an amount equal to any realized loss allocated to those notes, together with any interest thereon at the related interest rate from the date such realized loss was allocated until reimbursed;

     (xviii)   in connection with the exercise of its cure rights pursuant to the Ala Moana Portfolio Co-Lender Agreement up to the amount of any cure payments made by the holder of such note, to Note E-1;

     (xix)     to Note E-1, in an amount equal to the accrued and unpaid
               interest thereon at the related net interest rate;

                                     S-120

     (xx)      to Note E-1, in an amount equal to its pro rata portion of any payments received on account of principal with respect to the Ala
               Moana Portfolio Loan Combination in accordance with its
               percentage interest;

     (xxi)     to Note E-1, in an amount equal to any realized loss allocated to
               Note E-1, together with any interest thereon at the related interest rate from the date such realized loss was allocated until reimbursed;

     (xxii)    in connection with the exercise of their cure rights pursuant to the Ala Moana Portfolio Co-Lender Agreement up to the amount of any cure payments made by the holder of such note, pro rata and pari passu to Note E-2 and Note F-1;

     (xxiii)   pro rata (based on their respective principal balances) and pari passu, to each of Note E-2 and Note F-1, in an amount equal to the accrued and unpaid interest thereon at the related net interest rate;

     (xxiv)    pro rata and pari passu, to each of Note E-2 and Note F-1 an amount equal to their pro rata portion of any payments received on account of principal with respect to the Ala Moana Portfolio
               Loan Combination in accordance with their respective percentage interests;

     (xxv)     pro rata and pari passu, to each of Note E-2 and Note F-1, in an amount equal to any realized loss allocated to those notes, together with any interest thereon at the related interest rate from the date such realized loss was allocated until reimbursed;

     (xxvi)    in connection with the exercise of its cure rights pursuant to the Ala Moana Portfolio Co-Lender Agreement up to the amount of any cure payments made by the holder of such note, to Note F-2;

     (xxvii)   to Note F-2, in an amount equal to the accrued and unpaid
               interest thereon at the related net interest rate;

     (xxviii)  to Note F-2, in an amount equal to its pro rata portion of any payments received on account of principal with respect to the Ala
               Moana Portfolio Loan Combination in accordance with its
               percentage interest;

     (xxix)    to Note F-2, in an amount equal to any realized losses allocated to Note F-2, together with any interest thereon at the related interest rate from the date such realized loss was allocated until reimbursed;

     (xxx)     any interest accrued at the default rate on the mortgage loan principal balance, in each case up to an amount calculated based on their respective principal balances (a) pro rata and pari passu to Note A-1, Note A-2, Note A-3, Note A-4, Note A-5, Note
               A-6, Note A-7 and Note A-8, then (b) pro rata and pari passu to
               Note B-1A and Note B-2A, then (c) pro rata and pari passu to Note
               B-1B and Note B-2B, then (d) pro rata and pari passu to Note B-1C and Note B-2C, then (e) pro rata and pari passu to Note C-1 and
               Note C-2, then (f) pro rata and pari passu to Note D-1 and Note
               D-2, then (g) to Note E-1, then (h) pro rata and pari passu to
               Note E-2 and Note F-1 and then (i) to Note F-2;

     (xxxi)    to each note, their respective percentage interests of any penalty charges to the extent actually paid by the borrower and not payable to any servicer or the trustee (if any) pursuant to the Ala Moana Portfolio Co-Lender Agreement or the series CD
               2006-CD3 pooling and servicing agreement, (a) pro rata and pari passu to Note A-1, Note A-2, Note A-3, Note A-4, Note A-5, Note
               A-6, Note A-7 and Note A-8, then (b) pro rata and pari passu to
               Note B-1A and Note B-2A, then (c) pro rata and pari passu to Note
               B-1B and Note B-2B, then (d) pro rata and pari passu to

                                     S-121

               Note B-1C and Note B-2C, then (e) pro rata and pari passu to Note
               C-1 and Note C-2, then (f) pro rata and pari passu to Note D-1 and Note D-2, then (g) to Note E-1, then (h) pro rata and pari passu to Note E-2 and Note F-1 and then (h) to Note F-2; and

     (xxxii)   any remaining amounts, in each case in accordance with their respective percentage interests (a) pro rata and pari passu to
               Note A-1, Note A-2, Note A-3, Note A-4, Note A-5, Note A-6, Note
               A-7 and Note A-8, then (b) pro rata and pari passu to Note B-1A and Note B-2A, then (c) pro rata and pari passu to Note B-1B and
               Note B-2B, then (d) pro rata and pari passu to Note B-1C and Note
               B-2C, then (e) pro rata and pari passu to Note C-1 and Note C-2, then (f) pro rata and pari passu to Note D-1 and Note D-2, then
               (g) to Note E-1, then (h) pro rata and pari passu to Note E-2 and
               Note F-1 and then (h) to Note F-2.

     If a monetary event of default or non-monetary event of default which causes the Ala Moana Portfolio Loan Combination to become a specially serviced mortgage loan has occurred and is continuing, all amounts tendered by the borrower or otherwise available for payment of the Ala Moana Portfolio Loan
Combination, whether received in the form of monthly debt service payments, balloon payments, liquidation proceeds, proceeds under title, hazard or other insurance policies or awards or settlements in respect of condemnation proceedings or similar domain (other than any amounts for required reserves or escrows required by the loan documents and proceeds, awards or settlements to be applied to the restoration or repair of the mortgaged real property or released to the borrower) will be applied in the following order of priority:

     (i)       to any servicer or the trustee (if any), as applicable, and any holder of an Ala Moana Portfolio Pari Passu Non-Trust Loan or the
               Ala Moana Portfolio Mortgage Loan up to the amount of any
               unreimbursed costs paid or advanced by such person, with respect to the property or the Ala Moana Portfolio Loan Combination pursuant to the Ala Moana Portfolio Co-Lender Agreement or the
               series CD 2006-CD3 pooling and servicing agreement;

     (ii)      to the master servicer, the applicable accrued and unpaid
               servicing fee, and then to the special servicer, any special servicing fees, workout fees and liquidation fees earned by it with respect to the Ala Moana Portfolio Loan Combination under the Ala Moana Portfolio Co-Lender Agreement or the series CD
               2006-CD3 pooling and servicing agreement;

     (iii)     pro rata (based on their respective interest rates and principal balances) and pari passu, to each of Note A-1, Note A-2, Note
               A-3, Note A-4, Note A-5, Note A-6, Note A-7 and Note A-8 in an
               amount equal to the accrued and unpaid interest thereon at the related net interest rate;

     (iv)      pro rata and pari passu, to each of Note A-1, Note A-2, Note A-3,
               Note A-4, Note A-5, Note A-6, Note A-7 and Note A-8, in an amount equal to all payments received on account of principal with respect to the Ala Moana Portfolio Loan Combination until their principal balances are reduced to zero;

     (v)       pro rata and pari passu, to each of Note A-1, Note A-2, Note A-3,
               Note A-4, Note A-5, Note A-6, Note A-7 and Note A-8, in an amount equal to any realized loss allocated to those Notes, together with any interest thereon at the related interest rate from the date such realized loss was allocated until reimbursed;

     (vi)      in connection with the exercise of their cure rights pursuant to the Ala Moana Portfolio Co-Lender Agreement up to the amount of any cure payments made by the holder of such Note (a) pro rata to
               Note B-1A and Note B-2A then (b) pro rata to Note B-1B and Note
               B-2B and then (c) pro rata to Note B-1C and Note B-2C;

                                     S-122

     (vii)     (a) pro rata (based on their respective interest rates and principal balances) and pari passu, to each of Note B-1A and B-2A in an amount equal to the accrued and unpaid interest thereon at the related net interest rate, then (b) pro rata (based on their respective interest rates and principal balances) and pari passu, to each of Note B-1B and B-2B in an amount equal to the accrued and unpaid interest thereon at the related net interest rate, and then (c) pro rata (based on their respective interest rates and principal balances) and pari passu, to each of Note B-1C and B-2C in an amount equal to the accrued and unpaid interest thereon at the related net interest rate;

     (viii)    (a) pro rata and pari passu, to each of Note B-1A and Note B-2A, in an amount equal to all payments received on account of
               principal with respect to the Ala Moana Portfolio Loan
               Combination until their principal balances are reduced to zero, then (b) pro rata and pari passu, to each of Note B-1B and Note
               B-2B, in an amount equal to all payments received on account of principal with respect to the Ala Moana Portfolio Loan
               Combination until their principal balances are reduced to zero, and then (c) pro rata and pari passu, to each of Note B-1C and
               Note B-2C, in an amount equal to all payments received on account of principal with respect to the Ala Moana Portfolio Loan
               Combination until their principal balances are reduced to zero;

     (ix)      (a) pro rata and pari passu, to each of Note B-1A and B-2A, in an amount equal to any realized loss allocated to those Notes, together with any interest thereon at the related interest rate from the date such realized loss was allocated until reimbursed, then (b) pro rata and pari passu, to each of Note B-1B and B-2B, in an amount equal to any realized loss allocated to those Notes, together with any interest thereon at the related interest rate from the date such realized loss was allocated until reimbursed, and then (c) pro rata and pari passu, to each of Note B-1C and
               B-2C, in an amount equal to any realized loss allocated to those
               Notes, together with any interest thereon at the related interest rate from the date such realized loss was allocated until
               reimbursed;

     (x)       in connection with the exercise of their cure rights pursuant to the Ala Moana Portfolio Co-Lender Agreement up to the amount of any cure payments made by the holder of such Note, pro rata and pari passu to Note C-1 and Note C-2;

     (xi)      pro rata (based on their respective principal balances) and pari passu, to each of Note C-1 and C-2 in an amount equal to the accrued and unpaid interest thereon at the related net interest rate;

     (xii)     pro rata and pari passu, to each of Note C-1 and Note C-2, in an amount equal to all payments received on account of principal with respect to the Ala Moana Portfolio Loan Combination until their principal balances are reduced to zero;

     (xiii)    pro rata and pari passu, to each of Note C-1 and Note C-2, in an amount equal to any realized loss allocated to those Notes, together with any interest thereon at the related interest rate from the date such realized loss was allocated until reimbursed;

     (xiv)     in connection with the exercise of their cure rights pursuant to the Ala Moana Portfolio Co-Lender Agreement up to the amount of any cure payments made by the holder of such Note, pro rata and pari passu to Note D-1 and Note D-2;

     (xv)      pro rata (based on their respective principal balances) and pari passu, to each of Note D-1 and Note D-2 in an amount equal to the accrued and unpaid interest thereon at the related net interest rate;

     (xvi)     pro rata and pari passu, to each of Note D-1 and Note D-2, in an amount equal to all payments received on account of principal with respect to the Ala Moana Portfolio Loan Combination until their principal balances are reduced to zero;

                                     S-123

     (xvii)    pro rata and pari passu, to each of Note D-1 and Note D-2, in an amount equal to any realized loss allocated to those Notes, together with any interest thereon at the related interest rate from the date such realized loss was allocated until reimbursed;

     (xviii)   in connection with the exercise of its cure rights pursuant to the Ala Moana Portfolio Co-Lender Agreement up to the amount of any cure payments made by the holder of such Note, to Note E-1;

     (xix)     to Note E-1 in an amount equal to the accrued and unpaid interest thereon at the related net interest rate;

     (xx)      to Note E-1 in an amount equal to all payments received on account of principal with respect to the Ala Moana Portfolio Loan
               Combination until its principal balance is reduced to zero;

     (xxi)     to Note E-1, in an amount equal to any realized loss allocated to
               Note E-1, together with any interest thereon at the related interest rate from the date such realized loss was allocated until reimbursed;

     (xxii)    in connection with the exercise of their cure rights pursuant to the Ala Moana Portfolio Co-Lender Agreement up to the amount of any cure payments made by the holder of such Note, pro rata and pari passu to Note E-2 and F-1;

     (xxiii)   pro rata (based on their respective principal balances) and pari passu, to each of Note E-2 and F-1 in an amount equal to the accrued and unpaid interest thereon at the related net interest rate;

     (xxiv)    pro rata and pari passu, to each of Note E-2 and Note F-1, in an amount equal to all payments received on account of principal with respect to the Ala Moana Portfolio Loan Combination until their principal balances are reduced to zero;

     (xxv)     pro rata and pari passu, to each of Note E-2 and Note F-1, in an amount equal to any realized loss allocated to those Notes, together with any interest thereon at the related interest rate from the date such realized loss was allocated until reimbursed;

     (xxvi)    in connection with the exercise of its cure rights pursuant to the Ala Moana Portfolio Co-Lender Agreement up to the amount of any cure payments made by the holder of such note, to Note F-2;

     (xxvii)   to Note F-2, in an amount equal to the accrued and unpaid
               interest thereon at the related net interest rate;

     (xxviii)  to Note F-2, in an amount equal to all payments received on account of principal with respect to the Ala Moana Portfolio Loan
               Combination until its principal balance is reduced to zero;

     (xxix)    to Note F-2, in an amount equal to any realized losses allocated to Note F-2, together with any interest thereon at the related interest rate from the date such realized loss was allocated until reimbursed;

     (xxx)     any interest accrued at the default rate on the mortgage loan principal balance, in each case up to an amount calculated based on their respective principal balances (a) pro rata and pari passu to Note A-1, Note A-2, Note A-3, Note A-4, Note A-5, Note
               A-6, Note A-7 and Note A-8, then (b) pro rata and pari passu to
               Note B-1A and Note B-2A then (c) pro rata and pari passu to Note
               B-1B and Note B-2B, then (d) pro rata and pari passu to Note B-1C and Note B-2C, then (e) pro rata and pari passu to Note C-1 and
               Note C-2, then (f) pro rata and pari passu to Note D-1 and Note
               D-2, then (g) to Note E-1, then (h) pro rata and pari passu to
               Note E-2 and Note F-1, and then (h) to Note F-2;

                                     S-124

     (xxxi)    to each Note, their respective percentage interests of any penalty charges to the extent actually paid by the borrower and not payable to any servicer or the trustee (if any) pursuant to the Ala Moana Portfolio Co-Lender Agreement or the series
               CD-2006-CD3 pooling and servicing agreement, (a) pro rata and pari passu to Note A-1, Note A-2, Note A-3, Note A-4, Note A-5,
               Note A-6, Note A-7 and Note A-8 then (b) pro rata and pari passu to Note B-1A and Note B-2A, then (c) pro rata and pari passu to
               Note B-1B and Note B-2B, then (d) pro rata and pari passu to Note
               B-1C and Note B-2C, then (e) pro rata and pari passu to Note C-1 and Note C-2, then (f) pro rata and pari passu to Note D-1 and
               Note D-2, then (g) to Note E-1, then (h) pro rata and pari passu to Note E-2 and Note F-1, and then (i) to Note F-2; and

     (xxxii)   any remaining amounts, in each case in accordance with their respective percentage interests (a) pro rata and pari passu to
               Note A-1, Note A-2, Note A-3, Note A-4, Note A-5, Note A-6, Note
               A-7 and Note A-8, then (b) pro rata and pari passu to Note B-1A and Note B-2A, then (c) pro rata and pari passu to Note B-1B and
               Note B-2B, then (d) pro rata and pari passu to Note B-1C and Note
               B-2C, then (e) pro rata and pari passu to Note C-1 and Note C-2, then (f) pro rata and pari passu to Note D-1 and Note D-2, then
               (g) to Note E-1, then (h) pro rata and pari passu to Note E-2 and
               Note F-1, and then (i) to Note F-2.

     Ala Moana Portfolio Controlling Holder. The term "Ala Moana Portfolio
Controlling Holder" will mean, as of any date of determination, (i) the holder(s) of the most subordinate Ala Moana Portfolio Subordinate Loan(s)
(initially Note F-2, then Note E-2 and F-1 (taken as a whole), then Note E-1, then Note D-1 and D-2 (taken as a whole), then Note C-1 and C-2 (taken as a whole), then Note B-1C, B-2C, B-1B, B-2B, B-1A and B-2A (taken as a whole)) as to which no control appraisal event, as described below, exists, or (ii) if a control appraisal event, as described below, has occurred and is continuing with respect to each Ala Moana Portfolio Subordinate Loan, Note A-1, A-2, A-3, A-4,
A-5, A-6, A-7 and A-8 (taken as a whole). If the Ala Moana Portfolio Controlling
Holder is the holder of Note B-1C, B-2C, B-1B, B-2B, B-1A and B-2A (taken as a whole) or the consent of any holder thereof is required under the Ala Moana
Portfolio Co-Lender Agreement, then unless a control appraisal event has occurred with respect to Note B-1C, B-2C, B-1B, B-2B, B-1A and B-2A (taken as a whole), the Note B Controlling Holder will be entitled to exercise all rights of the Ala Moana Portfolio Controlling Holder.

     If the borrower or an affiliate thereof owns more than 50% of the principal balance of any class (Note B-1A and B-2A (taken as a whole), Note B-1B and B-2B
(taken as a whole), Note B-1C and B-2C (taken as a whole), Note C-1 and C-2
(taken as a whole), Note D-1 and D-2 (taken as a whole), Note E-1, Note E-2 and
F-1 (taken as a whole) or Note F-2) (as to which a control appraisal event has not occurred and is not continuing), then (i) such class will not qualify as the
Ala Moana Portfolio Controlling Holder and (ii)(a) if such class is Note B-1A and B-2A, then Note A-1, A-2, A-3, A-4, A-5, A-6 A-7 and A-8 (taken as a whole)
will become the Ala Moana Portfolio Controlling Holder and (b) if such class is any other class of subordinate notes, then the next most junior class as to which (x) a control appraisal event has not occurred and is not continuing and
(y) more than 50% of the related principal balance is not owned by the borrower or an affiliate thereof will become the Ala Moana Portfolio Controlling Holder.

     The term "Note B Controlling Holder" will mean, as of any date of determination, the holder(s) of the most subordinate of Note B-1C, B-2C, B-1B,
B-2B, B-1A or B-2A (initially Note B-1C and B-2C (taken as a whole), then Note
B-1B and B-2B (taken as a whole) and then Note B-1A and B-2A (taken as a whole))
as to which no control appraisal event, as described below, exists and at least
50% of the principal balance of that Ala Moana Portfolio Subordinate Non-Trust
Loan and each Ala Moana Portfolio Subordinate Non-Trust Loan subordinate to that
Note is not held by the related borrower or an affiliate thereof.

     For purposes of the foregoing, a control appraisal event will be deemed to have occurred with respect to an Ala Moana Portfolio Subordinate Non-Trust Loan if and so long as (a)(1) the initial principal balance of the Ala Moana
Portfolio Subordinate Non-Trust Loan minus (2) the sum of (x) any payments of principal allocated

                                     S-125

to, and received on, the subject Ala Moana Portfolio Subordinate Non-Trust
Loan, (y) any Appraisal Reduction Amount allocated to the subject Ala Moana
Portfolio Subordinate Non-Trust Loan and (z) any losses realized with respect to the subject Ala Moana Portfolio Subordinate Non-Trust Loan, is less than (b) 25%
of (1) the initial principal balance of the subject Ala Moana Portfolio
Subordinate Non-Trust Loan, minus (2) any payments of principal allocated to, and received on, the subject Ala Moana Portfolio Subordinate Non-Trust Loan;
provided that the holder of an Ala Moana Portfolio Subordinate Non-Trust Loan can avoid such a control appraisal event by posting cash collateral or a standby letter of credit satisfying the requirements, including with respect to the amount thereof and the ratings of any letter of credit provider, set forth in the Ala Moana Portfolio Co-Lender Agreement. For purposes of determining a control appraisal event, each note with the same priority will be considered one
Ala Moana Portfolio Subordinate Non-Trust Loan.

     The Ala Moana Portfolio Co-Lender Agreement permits the Ala Moana Portfolio
Controlling Holder to act through a representative.

     Rights of the Ala Moana Portfolio Controlling Holder.

     Consultation and Consent. The applicable master servicer or special servicer, as the case may be, under the series CD 2006-CD3 pooling and servicing agreement will be required to notify the Ala Moana Portfolio Controlling Holder in writing and receive the written approval of the Ala Moana Portfolio
Controlling Holder prior to taking any of the following actions (collectively,
"Ala Moana Portfolio Major Decisions"):

     1.   reinstating the Ala Moana Portfolio Loan Combination, or waiving any default or event of default under the Ala Moana Portfolio Loan
          Combination prior to or after acceleration of the indebtedness;

     2.   consenting to (a) any sale or transfer of the related mortgaged real property, the related borrower, or any interest in any of them or (b)
          any modification of the provisions of the related mortgage loan documents with regard to any matter restricted pursuant to the foregoing clause (a);

     3.   entering into any material amendment, modification, renewal, replacement, consolidation or supplement to the related loan documents or material waiver of the terms thereof, including, without limitation, amending or modifying any provisions of the related loan documents relating to financial terms, transfers, cash management, the timing, matter or method of payments or the application thereof, waiving or extending fees and costs of collection;

     4.   converting or exchanging the Ala Moana Portfolio Loan Combination into or for any other indebtedness;

     5.   accelerating the maturity of the Ala Moana Portfolio Loan Combination or commencing the pursuit of remedies, including any foreclosure upon or comparable conversion of the ownership of the related mortgaged real property;

     6.   consenting to any release of the related borrower, any guarantor or other obligor from liability with respect to the Ala Moana Portfolio
          Loan Combination or any change of the borrower or sponsor thereof;

     7.   making any determination not to enforce a "due-on-sale" or
          "due-on-encumbrance" clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the borrower);

     8.   consenting to the adoption or approval of a plan in a bankruptcy or reorganization of the Ala Moana Portfolio Loan Combination;

                                     S-126

     9.   consenting to any material change in the standards contained in the related loan documents for alterations, construction of improvements, leasing and budget approvals, if any, at the related mortgaged real property;

     10.  consenting to any change in the property manager for any portion of the related mortgaged real property or any material amendment or modification or termination of any property management agreement;

     11.  consenting to any replacement of the then existing insurance policies or any waiver, modification or amendment of any material insurance requirements under the related loan documents;

     12.  consenting to the waiver of any of the special purpose entity covenants of the related borrower;

     13.  appointing a property manager after foreclosure, or receipt of an assignment-in-lieu of foreclosure, or authorizing the sale of the related mortgaged real property following foreclosure;

     14.  consenting to the modification of any reciprocal easement agreement;

     15.  consenting to any material modification to any existing membership program or similar program at the related mortgaged real property, or consenting to any new membership or similar program at the related mortgaged real property;

     16.  consenting to any zoning reclassification of any portion of the related mortgaged real property;

     17.  approving any (i) material lease, (ii) modification to any material lease, or (iii) termination of any material lease, if lender's approval is required under the related loan documents;

     18.  making any decisions with respect to any casualty and condemnation affecting all or any portion of the related mortgaged real property, including, without limitation, release, application, settlement disposition of insurance and condemnation proceeds or reconstruction or restoration of the related mortgaged real property;

     19.  making any decisions with respect to the operation, maintenance or disposition of the related mortgaged real property following the acquisition of the related mortgaged real property by foreclosure, deed-in-lieu or otherwise (e.g. any transfer of all or any portion of the related mortgaged real property, incurring financing, engaging any property manager or leasing agent, decisions with respect to operating and capital expenses, etc.);

     20.  consenting to the related borrower or any beneficial owner of the related borrower incurring any additional indebtedness except as expressly permitted under the related loan documents;

     21.  approving any asset status report delivered by the special servicer under the series CD 2006-CD3 pooling and servicing agreement;

     22.  entering into, or materially modifying, any intercreditor agreement with a mezzanine lender; or

     23.  replacing the special servicer under the series CD 2006-CD3 pooling and servicing agreement in accordance with the Ala Moana Portfolio
          Co-Lender Agreement.

     The applicable master servicer or special servicer, as the case may be, under the series CD 2006-CD3 pooling and servicing agreement must provide written notice and request for approval of any Ala Moana Portfolio Major
Decision and the Ala Moana Portfolio Controlling Holder will have five (5)
business days after receipt of such notice within which to approve or reject such Ala Moana Portfolio Major Decision. If the Ala Moana

                                     S-127

Portfolio Controlling Holder has been provided with all reasonably requested information and fails to respond within five (5) business days after receipt of such first notice, the applicable master servicer or the special servicer, as the case may be, under the series CD 2006-CD3 pooling and servicing agreement may deliver a second notice and request for approval of such Ala Moana Portfolio
Major Decision to the Ala Moana Portfolio Controlling Holder. If the Ala Moana
Portfolio Controlling Holder fails to approve or reject such Ala Moana Portfolio
Major Decision within five (5) business days after receipt of such second notice, such Ala Moana Portfolio Major Decision will be deemed to have been approved by the Ala Moana Portfolio Controlling Holder.

     Notwithstanding the foregoing, the applicable master servicer or the special servicer, as the case may be, under the series CD 2006-CD3 pooling and servicing agreement may not comply with any advice, direction or objection of the Ala Moana Portfolio Controlling Holder if such master servicer or special servicer, as the case may be, has determined that such advice, direction or objection would require or cause such master servicer or the special servicer, as the case may be, to violate any law of any applicable jurisdiction, any provision of the Ala Moana Portfolio Co-Lender Agreement, the related loan documents, the series CD 2006-CD3 pooling and servicing agreement (including the
REMIC provisions), or such master servicer's or special servicer's, as the case may be, obligation to act in accordance with the applicable servicing standard.
In addition, the special servicer under the series CD 2006-CD3 pooling and servicing agreement will not be obligated to seek approval from the Ala Moana
Portfolio Controlling Holder for any actions to be taken by such special servicer if such special servicer has notified the Ala Moana Portfolio
Controlling Holder in writing of various actions that such special servicer proposes to take with respect to the workout or liquidation of the Ala Moana
Portfolio Loan Combination and for 60 days following the first such notice, the
Ala Moana Portfolio Controlling Holder has objected to all of those proposed actions and has failed to suggest any alternative actions that such special servicer considers to be consistent with the applicable servicing standard. In such event, the special servicer under the series CD 2006-CD3 pooling and servicing agreement may proceed with the proposed action without the consent of the Ala Moana Portfolio Controlling Holder provided that such action is in accordance with the applicable servicing standard.

     Removal and Replacement of the Special Servicer. The Ala Moana Portfolio
Controlling Holder, at its expense, may remove the special servicer under the series CD 2006-CD3 pooling and servicing agreement with respect to the Ala Moana
Portfolio Loan Combination at any time for any reason whatsoever or no reason, upon prior notice to such special servicer and the other noteholders of the Ala
Moana Portfolio Loan Combination. Upon any such termination, the Ala Moana
Portfolio Controlling Holder shall be required to appoint a successor special servicer in accordance with the terms, conditions and procedures set forth in the series CD 2006-CD3 pooling and servicing agreement.

     Cure Rights. In the event that the borrower under the Ala Moana Portfolio
Loan Combination commits a monetary default by failing to make any payment of principal or interest on the Ala Moana Portfolio Loan Combination by the end of
the applicable grace period or a non-monetary default beyond the applicable notice and grace periods, the applicable master servicer or the special servicer, as the case may be, under the series CD 2006-CD3 pooling and servicing agreement must provide notice of such default to the holder of each Ala Moana
Portfolio Subordinate Loan. The holder of each Ala Moana Portfolio Subordinate
Non-Trust Loan will have the right, but not the obligation, to cure such monetary default within five (5) business days after receiving the monetary default notice or within 30 days after receiving the non-monetary default notice. The holder of each Ala Moana Portfolio Subordinate Non-Trust Loan will have no right to exercise its cure rights with respect to the Ala Moana
Portfolio Loan Combination unless such holder is also simultaneously exercising its cure rights with respect to each Ala Moana Portfolio Subordinate Non-Trust
Loan with a higher priority. At the time a cure payment is made, the holder of the Ala Moana Portfolio Subordinate Non-Trust Loan effecting the cure must pay or reimburse the holders of the Ala Moana Portfolio Note A Loans, all securitization master servicers, special servicers and trustees, as applicable, for all costs, expenses, losses, liabilities, obligations, damages, penalties, and disbursements imposed on, incurred by or asserted against the holders of the
Ala Moana Portfolio Note A Loans (including, without limitation, any interest on advances but excluding default interest and late payment charges) during the period of time from the expiration of such grace period until the cure payment is made or a cure is

                                     S-128

otherwise effected. So long as a monetary default exists for which a permitted cure payment is made or non-monetary default exists for which the holder(s) of an Ala Moana Portfolio Subordinate Non-Trust Loan are pursuing a cure in accordance with the time limit and terms described above, such default will not be treated as an event of default under the Ala Moana Portfolio Loan Combination
(including for purposes of treating the Ala Moana Portfolio Loan Combination as a specially serviced mortgage loan), provided, that, such limitation will not prevent the holders of the Ala Moana Portfolio Note A Loans from sending notices of the default to, or making any demands on, the borrower or any related guarantor or from collecting default interest, late charges or any other similar or applicable amounts from the borrower or guarantor.

     In the event that more than one holder of an Ala Moana Portfolio
Subordinate Non-Trust Loan desires to cure the default specified in the cure option notice, the holder of an Ala Moana Portfolio Subordinate Non-Trust Loan with the lowest payment priority with respect to the other holders of any Ala
Moana Portfolio Subordinate Loans (i.e. first, the Note F-1 and Note F-2 holders, second, the Note E-1 and Note E-2 holders, third, the Note D-1 and Note
D-2 holders, fourth, the Note C-1 and Note C-2 holders, fifth, the Note B-1C and
Note B-2C holders, sixth, the Note B-1B and Note B-2B holders, and seventh, the
Note B-1A and Note B-2A holders) will have the exclusive right to cure the default specified in the cure option notice with respect to the Ala Moana
Portfolio Loan Combination.

     Notwithstanding the foregoing, the right of the holders of the Ala Moana
Portfolio Subordinate Loans collectively to cure a monetary default or non-monetary default will be limited as follows: (A) there may not be more than nine (9) cure events during the term of the Ala Moana Portfolio Loan
Combination, (B) no single cure event may exceed three (3) consecutive months and (C) there may not be more than six (6) cure events, whether or not consecutive, in any 12-month period. For purposes of the foregoing, an individual "cure event" shall mean the exercise by the holder of an Ala Moana
Portfolio Subordinate Non-Trust Loan of its cure rights, whether for one month or consecutive months in the aggregate.

     Purchase Option. Upon the occurrence of (i) a monetary event of default or
(ii) a non-monetary event of default under the Ala Moana Portfolio Loan
Combination which causes the Ala Moana Portfolio Loan Combination to become a specially serviced mortgage loan, the special servicer under the series CD
2006-CD3 pooling and servicing agreement is required to deliver notice thereof to the holders of the Ala Moana Portfolio Subordinate Loans and the holders will have the right, by written notice to such special servicer and the holders of the Ala Moana Note A Loans, delivered within ninety (90) business days after receipt of notice from such special servicer to purchase the Ala Moana Portfolio
Note A Loans in whole but not in part at the Ala Moana Portfolio Defaulted
Mortgage Loan Purchase Price. Upon the delivery of the purchase notice to the holders of the Ala Moana Portfolio Note A Loans, the holders of the Ala Moana
Note A Loans (and, where applicable, the applicable holders of the Ala Moana
Portfolio Subordinate Loans) must sell, and the holder(s) of the Ala Moana
Portfolio Subordinate Loan(s) that exercised such purchase option must purchase, the Ala Moana Portfolio Note A Loans (including, without limitation, any participations therein) (and, where applicable, the applicable Ala Moana
Portfolio Subordinate Loans) at the Ala Moana Portfolio Defaulted Mortgage Loan
Purchase Price (and, where applicable, the purchase price for the Ala Moana
Portfolio Subordinate Loans, as discussed below), on a date not more than sixty
(60) business days after the date of the purchase notice. The right of the holders of the Ala Moana Portfolio Subordinate Loans to purchase the Ala Moana
Portfolio Note A Loans will automatically terminate (a) upon a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the Ala Moana Portfolio Mortgaged Properties, (b) upon the cure of the applicable event of default or (c) the modification of the Ala Moana Portfolio
Loan Combination.

     In the event that more than one holder of an Ala Moana Portfolio
Subordinate Non-Trust Loan elects to purchase the Ala Moana Portfolio Note A
Loans, the holder of an Ala Moana Portfolio Subordinate Non-Trust Loan with the lowest payment priority with respect to the other holders of any Ala Moana
Portfolio Subordinate Loans (i.e. first, the Note F-1 and Note F-2 holders, second, the Note E-1 and Note E-2 holders, third, the Note D-1 and Note D-2 holders, fourth, the Note C-1 and Note C-2 holders, fifth, the Note B-1C and
Note B-2C holders, sixth, the Note B-1B and Note B-2B holders, and seventh, the
Note B-1A and Note B-2A holders) will have the

                                     S-129

exclusive right to purchase the Ala Moana Portfolio Note A Loans, provided that such holder must also concurrently purchase each Ala Moana Portfolio Subordinate
Non-Trust Loan with a higher priority at a price generally equal to the principal balance of such Ala Moana Portfolio Subordinate Non-Trust Loan plus accrued interest. A holder of an Ala Moana Portfolio Subordinate Non-Trust Loan may not purchase the Ala Moana Portfolio Note A Loans without concurrently purchasing the Ala Moana Portfolio Subordinate Loans with a higher priority.

     The "Ala Moana Portfolio Defaulted Mortgage Loan Purchase Price" shall mean the sum, without duplication, of: (a) the outstanding principal balance of each loan in the Ala Moana Portfolio Loan Combination being purchased (the "Ala Moana
Portfolio Defaulted Loans") as of the date of purchase; (b) accrued and unpaid interest on such Ala Moana Portfolio Defaulted Loans at the applicable interest rate, up to the end of the accrual period relating to the monthly payment date immediately following the date of purchase; (c) any unreimbursed advances and interest thereon and any interest on any advances for principal and interest;
(d) any unreimbursed servicing advances and any expenses incurred in enforcing the related loan documents, including, without limitation, fees and expenses payable or reimbursable to the applicable master servicer, the special servicer and/or the trustee under the series CD 2006-CD3 pooling and servicing agreement, including, without limitation, earned and unpaid special servicing fees, and any liquidation fees and workout fees (unless such purchase is consummated within 90 days after notice) required to be paid pursuant to the series CD 2006-CD3 pooling and servicing agreement; and (e) any unreimbursed costs allocable to the
Ala Moana Portfolio Defaulted Loans.

     The Mall of America Loan Combination.

     General. With respect to the Mortgage Loan known as the "Mall of America"
loan (the "Mall of America Mortgage Loan"), representing approximately 4.6% of the Initial Outstanding Pool Balance and 5.5% of the Initial Loan Group No. 1
Balance and with a Cut-off Date Balance of $306,000,000, the related Mortgaged
Property also secures one other mortgage loan (the "Mall of America Pari Passu
Non-Trust Loan" and, together with the Mall of America Mortgage Loan, the "Mall of America Loan Combination"). The Mall of America Pari Passu Non-Trust Loan is
pari passu in right of payment with the Mall of America Mortgage Loan and has a
Cut-off Date Balance of $449,000,000. The Mall of America Mortgage Loan and the
Mall of America Pari Passu Non-Trust Loan have the same interest rate, maturity date and amortization term. Only the Mall of America Mortgage Loan is included in the Trust. The Mall of America Pari Passu Non-Trust Loan is not an asset of the Trust.

     The Mall of America Pari Passu Non-Trust Loan is an asset in COMM 2006-C8.

     For the purpose of the information presented in this prospectus supplement with respect to the Mall of America Mortgage Loan, the loan per net rentable area ratio, the debt service coverage ratio and loan-to-value ratio reflect the aggregate indebtedness evidenced by the Mall of America Loan Combination.

     General. The Mall of America Loan Combination will be serviced pursuant to the terms of the COMM 2006-C8 pooling and servicing agreement (and all decisions, consents, waivers, approvals and other actions on the part of any holder of the Mall of America Loan Combination will be effected in accordance with the COMM 2006-C8 pooling and servicing agreement). The master servicer or the trustee, as applicable, under the COMM 2006-C8 pooling and servicing agreement will be obligated to make any required property protection advances on the Mall of America Mortgage Loan unless the master servicer, the special servicer or the trustee, as applicable, under the COMM 2006-C8 pooling and servicing agreement determines that such an advance would not be recoverable from collections on the Mall of America Mortgage Loan.

     Distributions. The holders of the Mall of America Mortgage Loan and the
Mall of America Pari Passu Non-Trust Loan have entered into an intercreditor agreement that sets forth the respective rights of each of the holders of the
Mall of America Loan Combination and provides, in general, that:

                                     S-130

     o    the Mall of America Mortgage Loan and the Mall of America Pari Passu
          Non-Trust Loan are of equal priority with each other and no portion of either of them will have priority or preference over the other; and

     o    all payments, proceeds and other recoveries on or in respect of the
          Mall of America Mortgage Loan and the Mall of America Pari Passu
          Non-Trust Loan will be applied to the Mall of America Mortgage Loan and the Mall of America Pari Passu Non-Trust Loan on a pari passu basis according to their respective outstanding principal balances
          (subject, in each case, to the payment and reimbursement rights of the
          Master Servicer, the Special Servicer and the Trustee) in accordance with the terms of the Pooling and Servicing Agreement.

     Consultation and Consent. Any decision to be made with respect to the Mall of America Loan Combination that requires the approval of a "directing holder"
or otherwise requires approval under the related intercreditor agreement
(including the termination of the Special Servicer and the appointment of a successor special servicer) will require the approval of the directing holder under the COMM 2006-C8 pooling and servicing agreement. In the event a decision is to be made with respect to any of the actions listed below or any other decisions that require approval of the directing holder under the COMM 2006-C8 pooling and servicing agreement or under the related intercreditor agreement, the master servicer or the special servicer, as applicable, under the COMM
2006-C8 pooling and servicing agreement is required to provide the holder of the
Mall of America Mortgage Loan prompt notice that such a determination is to be made. The holders of the Mall of America Mortgage Loan or their representatives have the non-binding right to consult with the master servicer or the special servicer, as applicable, under the COMM 2006-C8 pooling and servicing agreement with respect to any such action. Pursuant to the related intercreditor agreement, each holder of the Mall of America Mortgage Loan and the Mall of
America Pari Passu Non-Trust Loan may consult separately with the master servicer or the special servicer, as applicable, under the COMM 2006-C8 pooling and servicing agreement about a particular course of action. Approval from the directing holder under the COMM 2006-C8 pooling and servicing agreement is required with respect to the following:

     o    any modification or amendment of, or waiver with respect to, the Mall of America Loan Combination or the Mortgage Loan Documents that would result in the extension of the applicable maturity date, a reduction in the applicable mortgage rate borne thereby or the monthly payment, or any prepayment premium, exit fee or yield maintenance charge payable thereon or a deferral or forgiveness of interest on or principal of the Mall of America Loan Combination, modification or waiver of any other monetary term of the Mall of America Loan
          Combination relating to the timing or amount of any payment of principal and interest (other than default interest) or a modification or waiver of any provision of the Mall of America Loan Combination which restricts the borrower from incurring additional indebtedness or from transferring the related Mortgaged Property or any transfer of direct or indirect equity interests in the borrower;

     o    any modification or amendment of, or waiver with respect to the related Mortgage Loan Documents that would result in a discounted pay off;

     o    any foreclosure upon or comparable conversion (which may include acquisitions of an REO property) of the ownership of the related
          Mortgaged Property securing such specially serviced mortgage loan or any acquisition of the related Mortgaged Property by deed in lieu of foreclosure;

     o    any proposed or actual sale of the related Mortgaged Property, the related REO property or mortgage loan (other than in connection with the exercise of the fair value purchase option, the termination of the
          Trust or the purchase by a Mortgage Loan Seller of a Mortgage Loan in connection with a breach of a representation or a warranty or a document defect);

                                     S-131

     o    any release of the related borrower, any guarantor or other obligor from liability;

     o    any determination not to enforce a "due on sale" or "due on encumbrance" clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the related borrower);

     o    any action to bring the related Mortgaged Property or related REO property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the Mortgaged
          Property or REO property;

     o    any substitution or release of collateral or acceptance of additional collateral for such mortgage loan including the release of additional collateral for such Loan Combination unless required by the underlying
          Mortgage Loan Documents (other than any release made in connection with the grant of a non material easement or right of way or other non material release such as a "curb cut");

     o    any adoption or approval of a plan in a bankruptcy of the related borrower;

     o    consenting to any "new lease" or "lease modification" at any Mortgaged
          Property securing the Mall of America Loan Combination, to the extent the lender's approval is required under the related Mortgage Loan
          Documents;

     o    any renewal or replacement of the then existing insurance policies (to the extent the lender's approval is required under the related
          Mortgage Loan Documents) or any waiver, modification or amendment of any insurance requirements under the related Mortgage Loan Documents;
          and

     o    any consent, waiver or approval with respect to any change in the property manager at the Mortgaged Property securing the Mall of
          America Loan Combination.

     Notwithstanding any direction to, or approval or disapproval of, or right to give direction to or to approve or disapprove an action of, the special servicer or the master servicer under the COMM 2006-C8 pooling and servicing agreement by the directing holder under the COMM 2006-C8 pooling and servicing agreement or its designee, in no event will such special servicer or such master servicer be required to take any action or refrain from taking any action which would violate any law of any applicable jurisdiction, be inconsistent with the
Servicing Standard, violate the REMIC provisions of the Code or violate any other provisions of the Pooling and Servicing Agreement or the related Mortgage
Loan Documents.

     Sale of Defaulted Mortgage Loan. Under the COMM 2006-C8 pooling and servicing agreement, if the Mall of America Mortgage Loan is subject to a fair value purchase option, the special servicer under the COMM 2006-C8 pooling and servicing agreement will be required to determine the purchase price for the
Mall of America Mortgage Loan. The holder of the Mall of America Mortgage Loan
(or its designee) will have an option to purchase the Mall of America Pari Passu
Non-Trust Loan, at the purchase price determined by the special servicer under the COMM 2006-C8 pooling and servicing agreement.

     Termination of Special Servicer. The directing holder under the COMM
2006-C8 pooling and servicing agreement (or its designee) will be entitled to terminate the special servicer under the COMM 2006-C8 pooling and servicing agreement with respect to the special servicing of the Mall of America Loan
Combination at any time, with cause, and to appoint a replacement special servicer, subject to satisfaction of the conditions contained in the COMM
2006-C8 pooling and servicing agreement, and will provide prompt notice to the holder of the Mall of America Mortgage Loan that it intends to remove the special servicer for the Mortgage Loan. Any successor special servicer will be required to have the rating specified in the related intercreditor agreement and such appointment will be subject to receipt of a "no downgrade" letter from the rating agencies under the COMM 2006-C8 pooling and servicing agreement.

                                     S-132

     The One World Financial Center Loan Combination.

     General. With respect to the One World Financial Center Mortgage Loan, representing approximately 3.9% of the Initial Mortgage Pool Balance and 4.6% of
the Initial Loan Group No. 1 Balance and with a Cut-off Date Balance of
$257,000,000 (not including the junior non-pooled portion with a principal balance of $40,500,000), the related mortgaged real property also secures two
(2) other mortgage loans that are pari passu in right of payment with one another (collectively, the "One World Financial Center Subordinate Non-Trust
Loan" and, together with the One World Financial Center Mortgage Loan, the "One
World Financial Center Loan Combination"). The One World Financial Center
Mortgage Loan is senior in right of payment to the One World Financial Center
Subordinate Non-Trust Loan, which has, as of the Cut-off Date, an aggregate unpaid principal balance of $12,500,000. The One World Financial Center Mortgage
Loan and the One World Financial Center Subordinate Non-Trust Loan have the same maturity date and amortization term. The One World Financial Center Subordinate
Non-Trust Loan has the interest rate of 5.713576% per annum. Only the One World
Financial Center Mortgage Loan is included in the Trust. The One World Financial
Center Subordinate Non-Trust Loan is not an asset of the Trust. The One World
Financial Center Subordinate Non-Trust Loan is currently held by GACC, one of the Mortgage Loan Sellers, and may be sold at any time to unaffiliated third parties.

     Servicing. The One World Financial Center Loan Combination will be serviced pursuant to the terms of the series CD 2007-CD4 pooling and servicing agreement and the One World Financial Center Co-Lender Agreement (and all decisions, consents, waivers, approvals and other actions on the part of any holder of the
One World Financial Center Loan Combination will be effected in accordance with the series CD 2007-CD4 pooling and servicing agreement and the One World
Financial Center Co-Lender Agreement). The master servicer or the trustee, as applicable, will be obligated to make (i) any required P&I Advances on the One
World Financial Center Mortgage Loan unless the master servicer, the special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the One World Financial Center Mortgage
Loan and (ii) any required servicing advances with respect to the One World
Financial Center Loan Combination unless the master servicer, the special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the One World Financial Center Loan
Combination.

     Distributions. If no monetary event of default or non-monetary event of default which causes the One World Financial Center Loan Combination to become a specially serviced mortgage loan has occurred and is continuing, all amounts tendered by the borrower or otherwise available for payment of the One World
Financial Center Loan Combination, whether received in the form of monthly debt service payments, cure payments, penalty charges, balloon payments, liquidation proceeds, proceeds under title, hazard or other insurance policies or awards or settlements in respect of condemnation proceedings or similar domain (other than any amounts for required reserves or escrows required by the loan documents and proceeds, awards or settlements to be applied to the restoration or repair of the mortgaged real property or released to the borrower) will be applied in the following order of priority:

          (i) first, to the holder of the One World Financial Center Mortgage
     Loan (or the master servicer, the special servicer or the trustee, if applicable) up to the amount of any unreimbursed costs paid or advanced by such person (including interest on advances), with respect to the mortgaged real property or the One World Financial Center Mortgage Loan pursuant to the One World Financial Center Co-Lender Agreement or the series CD
     2007-CD4 pooling and servicing agreement;

          (ii) second, to the master servicer, the applicable accrued and unpaid servicing fee, and then to the special servicer, any special servicing fees, workout fees and liquidation fees earned by it with respect to the
     One World Financial Center Loan Combination under the One World Financial
     Center Co-Lender Agreement or the series CD 2007-CD4 pooling and servicing agreement;

          (iii) third, to the holder of the One World Financial Center Mortgage
     Loan, in an amount equal to the accrued and unpaid interest thereon at the related net interest rate;

                                     S-133

          (iv) fourth, to the holder of the One World Financial Center Mortgage
     Loan, in an amount equal to its pro rata portion of any payments received on account of principal with respect to the One World Financial Center Loan
     Combination in accordance with its percentage interest in the One World
     Financial Center Loan Combination;

          (v) fifth, to the holder of the One World Financial Center Subordinate
     Non-Trust Loan, up to the amount of any unreimbursed advances (including cure payments) made by the holder of the One World Financial Center
     Subordinate Non-Trust Loan and costs paid by the holder of the One World
     Financial Center Subordinate Non-Trust Loan with respect to the One World
     Financial Center Subordinate Non-Trust Loan or the mortgaged real property pursuant to the One World Financial Center Co-Lender Agreement or the
     series CD 2007-CD4 pooling and servicing agreement;

          (vi) sixth, to the holder of the One World Financial Center
     Subordinate Non-Trust Loan, in an amount equal to interest accrued at the
     "prime rate" (as specified in the One World Financial Center Co-Lender
     Agreement) on the portion of any advances (including cure payments) made by the holder of the One World Financial Center Subordinate Non-Trust Loan;

          (vii) seventh, to the holder of the One World Financial Center
     Subordinate Non-Trust Loan, in an amount equal to the accrued and unpaid interest thereon at the related net interest rate;

          (viii) eighth, to the holder of the One World Financial Center
     Subordinate Non-Trust Loan, in an amount equal to its pro rata portion of any payments received on account of principal with respect to the One World
     Financial Center Loan Combination in accordance with its respective percentage interest;

          (ix) ninth, pro rata, (a) to the holder of the One World Financial
     Center Mortgage Loan, its pro rata portion of any penalty charges and any interest accrued at the default rate and (b) to the holder of the One World
     Financial Center Subordinate Non-Trust Loan, its pro rata portion of any penalty charges and any interest accrued at the default rate (in each case, net of any interest on advances payable to the holder of the One World
     Financial Center Mortgage Loan (or any servicer or trustee)); and

          (x) tenth, any remaining amounts, to the holder of the One World
     Financial Center Mortgage Loan and the holder of the One World Financial
     Center Subordinate Non-Trust Loan in accordance with their respective percentage interests.

     If a monetary event of default or non-monetary event of default which causes the One World Financial Center Loan Combination to become a specially serviced mortgage loan has occurred and is continuing, all amounts tendered by the borrower or otherwise available for payment of the One World Financial
Center Loan Combination, whether received in the form of monthly debt service payments, cure payments, penalty charges, balloon payments, liquidation proceeds, proceeds under title, hazard or other insurance policies or awards or settlements in respect of condemnation proceedings or similar domain (other than any amounts for required reserves or escrows required by the loan documents and proceeds, awards or settlements to be applied to the restoration or repair of the mortgaged property or released to the borrower) will be applied in the following order of priority:

          (i) first, to the holder of the One World Financial Center Mortgage
     Loan (or the master servicer, the special servicer or the trustee, if applicable) up to the amount of any unreimbursed costs paid or advanced by such person (including interest on advances), with respect to the mortgaged real property or the One World Financial Center Mortgage Loan pursuant to the One World Financial Center Co-Lender Agreement or the series CD
     2007-CD4 pooling and servicing agreement;

          (ii) second, to the master servicer, the applicable accrued and unpaid servicing fee, and then to the special servicer, any special servicing fees, workout fees and liquidation fees earned by it with

                                     S-134

     respect to the One World Financial Center Loan Combination under the One
     World Financial Center Co-Lender Agreement or the series CD 2007-CD4 pooling and servicing agreement;

          (iii) third, to the holder of the One World Financial Center Mortgage
     Loan, in an amount equal to the accrued and unpaid interest thereon at the related net interest rate;

          (iv) fourth, to the holder of the One World Financial Center Mortgage
     Loan, in an amount equal to the outstanding principal balance of the One
     World Financial Center Mortgage Loan, until such principal balance has been paid in full (after allocating collections on the One World Financial
     Center Loan Combination to interest on the One World Financial Center Loan
     Combination);

          (v) fifth, to the holder of the One World Financial Center Subordinate
     Non-Trust Loan, up to the amount of any unreimbursed cure payments made by the holder of the One World Financial Center Subordinate Non-Trust Loan
     pursuant to the One World Financial Center Co-Lender Agreement or the
     series CD 2007-CD4 pooling and servicing agreement;

          (vi) sixth, to the holder of the One World Financial Center
     Subordinate Non-Trust Loan, in an amount equal to the accrued and unpaid interest thereon at the related net interest rate;

          (vii) seventh, to the holder of the One World Financial Center
     Subordinate Non-Trust Loan, in an amount equal to the outstanding principal balance of the One World Financial Center Subordinate Non-Trust Loan, until such principal balance has been paid in full;

          (viii) eighth, pro rata, (a) to the holder of the One World Financial
     Center Mortgage Loan, its pro rata portion of any penalty charges and any interest accrued at the default rate and (b) to the holder of the One World
     Financial Center Subordinate Non-Trust Loan, its pro rata portion of any penalty charges and any interest accrued at the default rate (in each case, net of any interest on advances payable to the holder of the One World
     Financial Center Mortgage Loan (or the master servicer, the special servicer or the trustee)); and

          (ix) ninth, any remaining amounts, to the holder of the One World
     Financial Center Mortgage Loan and the holder of the One World Financial
     Center Subordinate Non-Trust Loan in accordance with their respective initial percentage interests.

     One World Financial Center Controlling Holder. The term "One World
Financial Center Controlling Holder" will mean, as of any date of determination,
(i) the holder of the One World Financial Center Subordinate Non-Trust Loan
unless (x) the holder of the One World Financial Center Subordinate Non-Trust
Loan is the related borrower or an affiliate of the borrower or (y) a control appraisal event as described below has occurred and is continuing, or (ii) if the holder of the One World Financial Center Subordinate Non-Trust Loan is the
related borrower or an affiliate of the borrower or a control appraisal event, as described below, has occurred and is continuing with respect to the One World
Financial Center Subordinate Non-Trust Loan, the holder of the One World
Financial Center Mortgage Loan. In the event the holder of the One World
Financial Center Mortgage Loan is the One World Financial Center Controlling
Holder, such rights will be exercised by the applicable Loan-Specific
Controlling Party, which will be the class WFC representative or the series CD
2007-CD4 controlling class representative as described under "The Series CD
2007-CD4 Pooling and Servicing Agreement--The Series CD 2007-CD4 Controlling
Class Representative, the Class WFC Representative and the Serviced Non-Trust
Loan Noteholders."

     For purposes of the foregoing, a "control appraisal event" will be deemed to have occurred with respect to the One World Financial Center Subordinate
Non-Trust Loan if and so long as (a)(1) the initial principal balance of the One
World Financial Center Subordinate Non-Trust Loan minus (2) the sum of (x) any payments of principal allocated to, and received on, the One World Financial
Center Subordinate Non-Trust Loan, (y) any

                                     S-135

Appraisal Reduction Amount allocated to the One World Financial Center
Subordinate Non-Trust Loan and (z) any losses realized with respect to the One
World Financial Center Subordinate Non-Trust Loan, is less than (b) 25% of (1)
the initial principal balance of the One World Financial Center Subordinate
Non-Trust Loan, minus (2) any payments of principal allocated to, and received on, the One World Financial Center Subordinate Non-Trust Loan.

     Rights of the One World Financial Center Controlling Holder.

     Consultation and Consent. The master servicer or special servicer, as the case may be, will be required to notify the One World Financial Center
Controlling Holder and receive the written approval of the One World Financial
Center Controlling Holder prior to taking any of the following actions
(collectively, "One World Financial Center Major Decisions"):

     o    any foreclosure upon or comparable conversion, including the acquisition of an REO Property, of the ownership of the related mortgaged real property upon the One World Financial Center Loan
          Combination becoming a specially serviced mortgage loan;

     o    any modification of a monetary term (other than late payment charge and Default Interest provisions) of the One World Financial Center
          Loan Combination, but excluding a modification consisting of the extension of the maturity date of the One World Financial Center Loan
          Combination for one year or less;

     o    any proposed sale of an REO Property (other than in connection with the termination of the issuing entity) for less than the related
          Purchase Price;

     o    any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at such REO Property;

     o    any release of collateral, or acceptance of substitute or additional collateral, for the One World Financial Center Loan Combination unless required by the related mortgage loan documents and/or applicable law;

     o    any waiver of a "due-on-sale" clause or "due-on-encumbrance" clause;

     o    any acceptance of an assumption agreement releasing the related borrower from liability under the One World Financial Center Loan
          Combination (other than in connection with a defeasance permitted under the terms of the applicable mortgage loan documents); and

     o    any change in the property manager.

     The One World Financial Center Controlling Holder will have ten (10)
business days after receipt of notice within which to approve or reject a One
World Financial Center Major Decision, provided that if the master servicer or the special servicer, as applicable, determines in accordance with the Servicing
Standard that immediate action is necessary to protect the interests of the holders of the One World Financial Center Loan Combination (as a collective whole), the special servicer is permitted to take the proposed action without waiting for the response of the One World Financial Center Controlling Holder.

     Notwithstanding the foregoing, the master servicer or the special servicer, as the case may be, may not comply with any advice, direction or objection of the One World Financial Center Controlling Holder if the master servicer or the special servicer, as the case may be, has determined that such advice, direction or objection would require or cause the master servicer or the special servicer, as the case may be, to violate any law of any applicable jurisdiction, any provision of the One World Financial Center Co-Lender Agreement, the related loan documents, the series CD 2007-CD4 pooling and servicing agreement
(including the REMIC provisions), or such

                                     S-136

master servicer's or special servicer's, as the case may be, obligation to act in accordance with the Servicing Standard.

     Removal and Replacement of the Special Servicer. The One World Financial
Center Controlling Holder, at its expense, may remove the special servicer under the series CD 2007-CD4 pooling and servicing agreement with respect to the One
World Financial Center Loan Combination at any time with or without cause. Upon any such termination, the One World Financial Center Controlling Holder will be required to appoint a successor special servicer in accordance with the terms, conditions and procedures set forth in the series CD 2007-CD4 pooling and servicing agreement.

     Cure Rights. In the event that the borrower under the One World Financial
Center Loan Combination commits a monetary default by failing to make any payment of principal or interest on the One World Financial Center Loan
Combination by the end of the applicable notice and grace period or a non-monetary default beyond the applicable notice and grace periods, the holder of the One World Financial Center Subordinate Non-Trust Loan will have the right, but not the obligation, to cure such default, (1) in the case of a monetary default, within five (5) business days of receipt of notice, and (2) in the case of a non-monetary default, within thirty (30) days of receipt of notice. At the time a cure payment is made, the holder of the One World
Financial Center Subordinate Non-Trust Loan must pay or reimburse the holder of the One World Financial Center Mortgage Loan for all costs, expenses, losses, obligations, damages, penalties, and disbursements imposed on, incurred by holder of the holder of the One World Financial Center Mortgage Loan (including, without limitation, any advances, interest on advances, default interest, penalty charges and any unpaid servicing fees) during the period of time from the expiration of such grace period until the cure payment is made or a cure is otherwise effected. So long as a monetary default exists that is being cured by the holder of the One World Financial Center Subordinate Non-Trust Loan and the
cure period has not expired and the holder of the One World Financial Center
Subordinate Non-Trust Loan is permitted to cure in accordance with the time limit and terms described above, such default will not be treated as an event of default under the One World Financial Center Loan Combination (including for purposes of treating the One World Financial Center Loan Combination as a
specially serviced mortgage loan), provided, that, such limitation will not prevent the holder of the One World Financial Center Mortgage Loan (or the
applicable servicer) from sending notices of the default to, or making any demands on, the borrower or any related guarantor or from collecting default interest, late charges or any other similar or applicable amounts from the borrower or guarantor.

     Notwithstanding the foregoing, the right of the holder of the One World
Financial Center Subordinate Non-Trust Loan to cure will be limited to no more than (1) three (3) consecutive cure events, (2) three (3) cure events during any
12-month period and (3) six (6) cure events over the life of the One World
Financial Center Loan Combination. For purposes of the foregoing, an individual
"cure event" means the one-month period for which the holder of the One World
Financial Center Subordinate Non-Trust Loan has exercised its cure rights under the One World Financial Center Co-Lender Agreement.

     Purchase Option. Upon the occurrence of an event of default under the One
World Financial Center Loan Combination which causes the One World Financial
Center Loan Combination to become a specially serviced mortgage loan, the holder of the One World Financial Center Subordinate Non-Trust Loan, so long as it is the One World Financial Center Controlling Holder, will have the right to purchase the One World Financial Center Mortgage Loan for the One World
Financial Center Defaulted Mortgage Loan Purchase Price, with prior notice given at any time prior to the earliest to occur of (a) the cure of the triggering event of default, and (b) the consummation of a foreclosure sale (or similar proceedings) or acceptance of a deed in lieu of foreclosure.

     The "One World Financial Center Defaulted Mortgage Loan Purchase Price"
means the sum, without duplication, of: (a) the outstanding principal balance of the One World Financial Center Mortgage Loan; (b) accrued and unpaid interest on the One World Financial Center Mortgage Loan, up to the end of the accrual period relating to the monthly payment date immediately following the date of purchase; (c) any unreimbursed advances and interest thereon; (d) any servicing fees and special servicing fees payable to the master servicer or

                                     S-137

the special servicer under the series CD 2007-CD4 pooling and servicing agreement; (e) any unreimbursed costs allocable to the One World Financial
Center Mortgage Loan; and (f) if the purchase option is exercised more than ninety (90) days after the triggering event of default, a liquidation fee.

     The Four Seasons Resort Maui Loan Combination.

     With respect to the Mortgage Loan known as the "Four Seasons Resort Maui"
loan (the "Four Seasons Resort Maui Mortgage Loan"), representing approximately
3.8% of the Initial Outstanding Pool Balance and 4.5% of the Initial Loan Group
No. 1 Balance and with a Cut-off Date Balance of $250,000,000, the related
Mortgaged Property also secures one other mortgage loan (the "Four Seasons
Resort Maui Pari Passu Non-Trust Loan" and, together with the Four Seasons
Resort Maui Mortgage Loan, the "Four Seasons Resort Maui Loan Combination"). The
Four Seasons Resort Maui Pari Passu Non-Trust Loan is pari passu in right of payment with the Four Seasons Resort Maui Mortgage Loan and has a Cut-off Date
Balance of $175,000,000. The Four Seasons Resort Maui Mortgage Loan and the Four
Seasons Resort Maui Pari Passu Non-Trust Loan have the same interest rate, maturity date and amortization term. Only the Four Seasons Resort Maui Mortgage
Loan is included in the Trust. The Four Seasons Resort Maui Pari Passu Non-Trust
Loan is not an asset of the Trust.

     The Four Seasons Resort Maui Pari Passu Non-Trust Loan is owned by GACC, one of the Mortgage Loan Sellers. The related intercreditor agreement permits
GACC or an affiliate thereof, so long as it is the holder of the Four Seasons
Resort Maui Pari Passu Non-Trust Loan, to sell such loan at any time or to divide such retained mortgage loan into one or more "component" pari passu notes in the aggregate principal amount equal to the then outstanding mortgage loan being allocated, provided that the aggregate principal balance of the new pari passu mortgage loans following such amendments is no greater than the aggregate principal balance of the Four Seasons Resort Maui Pari Passu Non-Trust Loan
prior to such amendments.

     For the purpose of the information presented in this prospectus supplement with respect to the Four Seasons Resort Maui Mortgage Loan, the loan per net rentable area ratio, the debt service coverage ratio and loan-to-value ratio reflect the aggregate indebtedness evidenced by the Four Seasons Resort Maui
Loan Combination.

     General. The Four Seasons Resort Maui Loan Combination will be serviced pursuant to the terms of the Pooling and Servicing Agreement (and all decisions, consents, waivers, approvals and other actions on the part of any holder of the
Four Seasons Resort Maui Loan Combination will be effected in accordance with the Pooling and Servicing Agreement). The Master Servicer or the Trustee, as
applicable, will be obligated to make (i) any required P&I Advances on the Four
Seasons Resort Maui Mortgage Loan unless the Master Servicer, the Special
Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the Four Seasons Resort Maui Mortgage
Loan and (ii) Property Advances with respect to Four Seasons Resort Maui Loan
Combination unless the Master Servicer, the Special Servicer or the Trustee, as
applicable, determines that such an advance would not be recoverable from collections on the Four Seasons Resort Maui Loan Combination.

     Distributions. The holders of the Four Seasons Resort Maui Mortgage Loan and the Four Seasons Resort Maui Pari Passu Non-Trust Loan have entered into an intercreditor agreement that sets forth the respective rights of each of the holders of the Four Seasons Resort Maui Loan Combination and provides, in general, that:

     o    the Four Seasons Resort Maui Mortgage Loan and the Four Seasons Resort
          Maui Pari Passu Non-Trust Loan are of equal priority with each other and no portion of either of them will have priority or preference over the other; and

     o    all payments, proceeds and other recoveries on or in respect of the
          Four Seasons Resort Maui Mortgage Loan and the Four Seasons Resort
          Maui Pari Passu Non-Trust Loan will be applied to the Four Seasons
          Resort Maui Mortgage Loan and the Four Seasons Resort Maui Pari Passu
          Non-Trust Loan on a pari passu basis according to their respective outstanding principal balances

                                     S-138

     (subject, in each case, to the payment and reimbursement rights of the
     Master Servicer, the Special Servicer and the Trustee) in accordance with the terms of the Pooling and Servicing Agreement.

     Consultation and Consent. Any decision to be made with respect to the Four
Seasons Resort Maui Loan Combination that requires the approval of the series CD
2007-CD4 controlling class representative or otherwise requires approval under the related intercreditor agreement (including the termination of the Special
Servicer and the appointment of a successor special servicer) will require the approval of the series CD 2007-CD4 controlling class representative. In the event a decision is to be made with respect to any of the actions listed below or any other decisions that require approval of the series CD 2007-CD4 controlling class representative under the Pooling and Servicing Agreement or under the related intercreditor agreement, the Master Servicer or the Special
Servicer, as applicable, is required to provide the holder of the Four Seasons
Resort Maui Pari Passu Non-Trust Loan prompt notice that such a determination is to be made. The holder of the Four Seasons Resort Maui Pari Passu Non-Trust Loan
or their representatives have the non-binding right to consult with the Master
Servicer or the Special Servicer, as applicable, with respect to any such action. Pursuant to the related intercreditor agreement, each holder of the Four
Seasons Resort Maui Mortgage Loan and the Four Seasons Resort Maui Pari Passu
Non-Trust Loan may consult separately with the Master Servicer or the Special
Servicer, as applicable, about a particular course of action. Approval from the series CD 2007-CD4 controlling class representative is required with respect to the following:

     o    any modification or amendment of, or waiver with respect to, the Four
          Seasons Resort Maui Loan Combination or the Mortgage Loan Documents
          that would result in the extension of the applicable maturity date, a reduction in the applicable mortgage rate borne thereby or the monthly payment, or any prepayment premium, exit fee or yield maintenance charge payable thereon or a deferral or forgiveness of interest on or principal of the Four Seasons Resort Maui Loan Combination, modification or waiver of any other monetary term of the Four Seasons
          Resort Maui Loan Combination relating to the timing or amount of any payment of principal and interest (other than default interest) or a modification or waiver of any provision of the Four Seasons Resort
          Maui Loan Combination which restricts the borrower from incurring additional indebtedness or from transferring the related Mortgaged
          Property or any transfer of direct or indirect equity interests in the borrower;

     o    any modification or amendment of, or waiver with respect to the related Mortgage Loan Documents that would result in a discounted pay off;

     o    any foreclosure upon or comparable conversion (which may include acquisitions of an REO property) of the ownership of the related
          Mortgaged Property securing such specially serviced mortgage loan or any acquisition of the related Mortgaged Property by deed in lieu of foreclosure;

     o    any proposed or actual sale of the related Mortgaged Property, the related REO property or mortgage loan (other than in connection with the exercise of the fair value purchase option, the termination of the
          Trust or the purchase by a Mortgage Loan Seller of a Mortgage Loan in connection with a breach of a representation or a warranty or a document defect);

     o    any release of the related borrower, any guarantor or other obligor from liability;

     o    any determination not to enforce a "due on sale" or "due on encumbrance" clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the related borrower);

                                     S-139

     o    any action to bring the related Mortgaged Property or related REO property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the Mortgaged
          Property or REO property;

     o    any substitution or release of collateral or acceptance of additional collateral for such mortgage loan including the release of additional collateral for such Loan Combination unless required by the underlying
          Mortgage Loan Documents (other than any release made in connection with the grant of a non material easement or right of way or other non material release such as a "curb cut");

     o    consenting to any new lease or any amendment, modification, waiver or termination of any lease, in each case to the extent lender's approval is required under the related loan documents;

     o    any adoption or approval of a plan in a bankruptcy of the related borrower;

     o    any renewal or replacement of the then existing insurance policies (to the extent the lender's approval is required under the related
          Mortgage Loan Documents) or any waiver, modification or amendment of any insurance requirements under the related Mortgage Loan Documents;
          and

     o    any consent, waiver or approval with respect to any change in the property manager at the Mortgaged Property securing the Four Seasons
          Resort Maui Loan Combination.

     Notwithstanding any direction to, or approval or disapproval of, or right to give direction to or to approve or disapprove an action of, the Special
Servicer or the Master Servicer by the series CD 2007-CD4 controlling class representative or its designee, in no event will the Special Servicer or the
Master Servicer be required to take any action or refrain from taking any action which would violate any law of any applicable jurisdiction, be inconsistent with the Servicing Standard, violate the REMIC provisions of the Code or violate any other provisions of the Pooling and Servicing Agreement or the related Mortgage
Loan Documents.

     Termination of Special Servicer. The series CD 2007-CD4 controlling class representative (or its designee) will be entitled to terminate the special servicer with respect to the special servicing of the Four Seasons Resort Maui
Loan Combination at any time and to appoint a replacement special servicer with or without cause, subject to satisfaction of the conditions contained in the series CD 2007-CD4 pooling and servicing agreement, and will provide prompt notice to the holders of the Four Seasons Resort Maui Pari Passu Non-Trust Loan
that it intends to remove the special servicer for the Four Seasons Resort Maui
Mortgage Loan. Any successor special servicer will be required to have the rating specified in the related intercreditor agreement and such appointment will be subject to receipt of a "no downgrade" letter from the Rating Agencies.

     The CGM AmeriCold Portfolio Loan Combination.

     General. The CGM AmeriCold Portfolio Mortgage Loan, representing 2.7% of the Initial Mortgage Pool Balance and 3.2% of the Initial Loan Group No. 1
Balance, has a cut-off date principal balance of $180,000,000. The CGM AmeriCold
Portfolio Mortgage Loan is evidenced by a promissory note currently held by
Citigroup Global Markets Realty Corp. The CGM AmeriCold Portfolio Mortgage Loan
is one of four mortgage loans, together referred to as the CGM AmeriCold
Portfolio Loan Combination, that are all: (a) obligations of the same borrowers;
(b) secured by the same mortgage instrument(s) encumbering the CGM AmeriCold
Portfolio Mortgaged Properties; (c) cross-defaulted with each other; and (d)
entitled to payments of interest and principal on a pro rata and pari passu basis.

     Each CGM AmeriCold Portfolio Pari Passu Non-Trust Loan (a) is evidenced by a separate promissory note held by Citigroup Global Markets Realty Corp. and (b)
has the same interest rate and maturity date as the CGM AmeriCold Portfolio
Mortgage Loan. The three CGM AmeriCold Portfolio Pari Passu Non-Trust Loans have unpaid principal balances as of the cut-off date of $50,000,000, $50,000,000 and
$45,000,000, respectively,

                                     S-140

and the entire CGM AmeriCold Portfolio Loan Combination has an unpaid principal balance as of the cut-off date of $325,000,000.

     None of the CGM AmeriCold Portfolio Pari Passu Non-Trust Loans will be transferred to the issuing entity. It is expected that the CGM AmeriCold
Portfolio Pari Passu Non-Trust Loans will be transferred to third-party institutional investors or included in separate commercial mortgage securitization transactions or disposed of through a combination of these exit strategies. However, the CGM AmeriCold Portfolio Pari Passu Non-Trust Loans will be serviced, along with the CGM AmeriCold Portfolio Mortgage Loan, under the series CD 2007-CD4 pooling and servicing agreement by the master servicer and the special servicer and in accordance with the CGM AmeriCold Portfolio
Co-Lender Agreement, generally as if each CGM AmeriCold Portfolio Pari Passu
Non-Trust Loan was a mortgage loan in the trust fund.

     Payments. Pursuant to the CGM AmeriCold Portfolio Co-Lender Agreement,
following the allocation of payments to each mortgage loan in the CGM AmeriCold
Portfolio Loan Combination in accordance with the related loan documents, collections on the CGM AmeriCold Portfolio Loan Combination will be allocated
(after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) generally in the following manner:

     o    first, to the CGM AmeriCold Portfolio Mortgage Loan and the CGM
          AmeriCold Portfolio Pari Passu Non-Trust Loans, on a pro rata and pari passu basis, in an amount up to all accrued and unpaid interest (other than Default Interest) on the respective principal balances of such mortgage loans (net of related master servicing fees), until all such interest is paid in full;

     o    second, to the CGM AmeriCold Portfolio Mortgage Loan and the CGM
          AmeriCold Portfolio Pari Passu Non-Trust Loans, on a pari passu basis, their respective pro rata portions (based on balance) of any payments and other collections of principal with respect to the CGM AmeriCold
          Portfolio Loan Combination;

     o    third, to the CGM AmeriCold Portfolio Mortgage Loan and the CGM
          AmeriCold Portfolio Pari Passu Non-Trust Loans, on a pari passu basis, their respective pro rata portions (based on balance) of any prepayment consideration on the CGM AmeriCold Portfolio Loan
          Combination, to the extent actually paid by the borrower;

     o    fourth, to the CGM AmeriCold Portfolio Mortgage Loan and the CGM
          AmeriCold Portfolio Pari Passu Non-Trust Loans, their respective pro rata portions (based on balance) of any late payment charges and
          Default Interest (after application as provided in the series CD
          2007-CD4 pooling and servicing agreement), to the extent actually paid by the borrower, based on their respective principal balances;

     o    fifth, following a payment application trigger event with respect to the CGM AmeriCold Portfolio Loan Combination, on a pari passu basis, their respective pro rata portions of any unpaid excess interest accrued with respect to any replacement notes representing the CGM
          AmeriCold Portfolio Pari Passu Non-Trust Loans; and

     o    sixth, if any excess amount is paid by the borrower and is not required to be returned to the borrower or to any other party under the loan documents, pro rata (by balance) to the CGM AmeriCold
          Portfolio Mortgage Loan and the CGM AmeriCold Portfolio Pari Passu
          Non-Trust Loans.

     CGM AmeriCold Portfolio Co-Lender Agreement. The respective rights of the
CGM AmeriCold Portfolio Pari Passu Non-Trust Loan Noteholders and the issuing entity, as holder of the promissory note for the

                                     S-141

CGM AmeriCold Portfolio Mortgage Loan, will be governed by a co-lender agreement
(the "CGM AmeriCold Portfolio Co-Lender Agreement").

     Rights of the CGM AmeriCold Portfolio Controlling Party. With respect to the CGM AmeriCold Portfolio Loan Combination, the special servicer will, in general, not be permitted to take, or consent to the master servicer's taking, any of the following actions, among others, under the series CD 2007-CD4 pooling and servicing agreement with respect to the CGM AmeriCold Portfolio Loan
Combination, as to which the CGM AmeriCold Portfolio Controlling Party has objected within 15 business days of having been notified thereof in writing and receiving the information reasonably necessary to make an informed decision with respect thereto:

     o    any foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of the related mortgaged real properties following a default,

     o    any modification, extension, amendment or waiver of a monetary term
          (including the timing of payments, but excluding the waiver of default charges) or any material non monetary term (including any material term relating to insurance) of a specially serviced mortgage loan in the CGM AmeriCold Portfolio Loan Combination,

     o    any proposed sale of an REO Property for less than the outstanding principal balance of, together with accrued interest on, the CGM
          AmeriCold Portfolio Loan Combination,

     o    any acceptance of a discounted payoff with respect to a specially serviced mortgage loan in the CGM AmeriCold Portfolio Loan
          Combination,

     o    any determination to bring a CGM AmeriCold Portfolio Mortgaged
          Property securing a specially serviced mortgage loan in the CGM
          AmeriCold Portfolio Loan Combination or a related REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at a CGM AmeriCold Portfolio Mortgaged
          Property securing a specially serviced mortgage loan in the CGM
          AmeriCold Portfolio Loan Combination or a related REO Property,

     o    any release of collateral for a mortgage loan in the CGM AmeriCold
          Portfolio Loan Combination, other than in accordance with the terms of, or upon satisfaction of, such mortgage loan,

     o    any acceptance of substitute or additional collateral for the mortgage loans in the CGM AmeriCold Portfolio Loan Combination, other than in accordance with the terms of such mortgage loan,

     o    any waiver of a "due on sale" or "due on encumbrance" clause with respect to any mortgage loan in the CGM AmeriCold Portfolio Loan
          Combination,

     o    any acceptance of an assumption agreement releasing a borrower from liability under any mortgage loan in the CGM AmeriCold Portfolio Loan
          Combination,

     o    any adoption or approval of a plan in bankruptcy of a related borrower,

     o    any replacement of the property manager or, if applicable, the franchise in respect of a CGM AmeriCold Portfolio Mortgaged Property, if lender approval is required by the loan documents,

     o    any release, waiver or reduction of the amounts of escrows or reserves held in conjunction with the mortgage loans in the CGM AmeriCold
          Portfolio Loan Combination not expressly required by the terms of the loan documents or under applicable law,

                                     S-142

     o    any renewal or replacement of the then existing insurance policies to the extent that the renewal or replacement policy does not comply with the terms of the loan documents or any material waiver, modification or amendment of any material insurance requirements under the loan documents, in each case if lender's approval is required by the loan documents, and

     o    any approval of a material capital expenditure, if lender's approval is required by the loan documents;

provided that, if the special servicer determines that immediate action is necessary to protect the interests of the series CD 2007-CD4 certificateholders and the CGM AmeriCold Portfolio Pari Passu Non-Trust Loan Noteholders, as a
collective whole, then the special servicer may take any such action without waiting for the response of the CGM AmeriCold Portfolio Controlling Party.

     The CGM AmeriCold Controlling Party is required to consult on a non-binding basis with the holders of the CGM AmeriCold Portfolio Pari Passu Non-Trust
Loans, with respect to the actions covered by the immediately preceding paragraph, but in the event that the CGM AmeriCold Portfolio Controlling Party and the holders of the CGM AmeriCold Portfolio Pari Passu Non-Trust Loans
disagree, the CGM AmeriCold Portfolio Co-Lender Agreement provides that the CGM
AmeriCold Controlling Party's decision will be binding upon the holders of the
CGM AmeriCold Portfolio Pari Passu Non-Trust Loans.

     Purchase Option. If and for so long as the CGM AmeriCold Portfolio Loan
Combination remains a specially serviced mortgage loan and upon the date when any monthly payment becomes at least 60 days delinquent, then the issuing entity, as holder of the promissory note for the CGM AmeriCold Portfolio
Mortgage Loan, and the CGM AmeriCold Portfolio Pari Passu Non-Trust Loan
Noteholders will each have the option to purchase the entire remaining portion of the CGM AmeriCold Portfolio Loan Combination (with preference to be given to the first such party to exercise such option) at a price at least equal to the sum of (i) the unpaid principal balance of the CGM AmeriCold Portfolio promissory notes to be purchased, together with all accrued unpaid interest on those notes (other than Default Interest) to but not including the date of such purchase, (ii) all other sums (in addition to principal and interest) then due and owing under the terms of such CGM AmeriCold Portfolio promissory notes
(excluding, however, default interest and prepayment premiums), (iii) all expenses (including amounts incurred by and owing to the related holders of the
CGM AmeriCold Portfolio promissory notes, the master servicer and the special servicer, if any) associated with the subject purchase, and (iv) to the extent related or allocable to such CGM AmeriCold Portfolio promissory notes, any amount in respect of servicing compensation, debt service advances (without duplication of amounts payable under clause (i) above), servicing advances
(including the amount of any servicing advance that has been previously reimbursed as a nonrecoverable advance out of general collections of principal on the mortgage pool for a securitization trust holding a CGM AmeriCold
Portfolio promissory note (but only to the extent such amounts have not been reimbursed to such trust)), and advance interest on all such advances, which are, at the time of purchase, payable or reimbursable to the holders of the CGM
AmeriCold Portfolio promissory notes, the master servicer or the special servicer or any other person under (x) any servicing agreement, (y) the CGM
AmeriCold Portfolio Co-Lender Agreement and/or (z) with respect to any such amount in respect of advance interest on debt service advances, any securitization agreement governing a securitization trust holding a CGM
AmeriCold Portfolio promissory note; provided that no liquidation fee to any servicer or special servicer will be due and payable if such CGM AmeriCold
Portfolio promissory notes are purchased within 60 days of the transfer of such
CGM AmeriCold Portfolio promissory notes to the special servicer). In any event, however, that price will not include any default interest, late payment charges or prepayment consideration. Any holder of a promissory note evidencing a mortgage loan that is part of the CGM AmeriCold Portfolio Loan Combination will be entitled to appoint a representative to exercise the purchase option described in this paragraph, which representative will, in the case of the issuing entity, be the CD 2007-CD4 controlling class representative pursuant to the series CD 2007-CD4 pooling and servicing agreement.

                                     S-143

     In addition, if the CGM AmeriCold Portfolio Mortgage Loan becomes a
Defaulted Mortgage Loan, then for 30 days following the 15-day period during which the special servicer may exercise the Purchase Option with respect to the
CGM AmeriCold Portfolio Mortgage Loan, but prior to the Majority Controlling
Class Certificateholder again being able to exercise that Purchase Option, any
CGM AmeriCold Portfolio Pari Passu Non-Trust Loan Noteholder will be entitled to exercise the Purchase Option as to the CGM AmeriCold Portfolio Mortgage Loan.

     Furthermore, the CGM AmeriCold Portfolio Pari Passu Non-Trust Loan
Noteholders will have a fair value purchase option with respect to the CGM
AmeriCold Portfolio Mortgage Loan as described under "The Series CD 2007-CD4
Pooling and Servicing Agreement--Fair Value Purchase Option."

     Termination of Special Servicer. The CGM AmeriCold Portfolio Controlling
Party may terminate an existing special servicer with respect to, but solely with respect to, the CGM AmeriCold Portfolio Loan Combination, with or without cause, and appoint a successor to any special servicer with respect to, but solely with respect to, the CGM AmeriCold Portfolio Loan Combination that has resigned or been terminated, subject to receipt by the trustee of the items described in clauses 1. and 2. of the first paragraph under the heading "The
Series CD 2007-CD4 Pooling and Servicing Agreement--Replacement of the Special
Servicer."

     The DB AmeriCold Portfolio Loan Combination.

     General. The DB AmeriCold Portfolio Loan, representing approximately 2.7%
of the Initial Mortgage Pool Balance and approximately 3.2% of the Initial Loan
Group No. 1 Balance, is one of five mortgage loans that are part of a split loan structure, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Properties (the "DB AmeriCold Portfolio Mortgaged
Properties"). The DB AmeriCold Portfolio Loan, evidenced by promissory note
A-1A, has a cut-off date principal balance of $180,000,000. The mortgage loans evidenced by promissory notes A-1B, A-2A, A-2B and A-2C are collectively referred to in this free writing prospectus as the "DB AmeriCold Portfolio Pari
Passu Companion Loans." The mortgage loans evidenced by promissory notes A-2A,
A-2B and A-2C are also referred to in this free writing prospectus as the "DB
AmeriCold Portfolio A2 Pari Passu Companion Loans." The DB AmeriCold Portfolio
Pari Passu Companion Loans are not included in the trust. The DB AmeriCold Note
A-2A is an asset in J.P. Morgan Chase Commercial Mortgage Securities Trust
2007-CIBC18 ("JPMCC 2007-CIBC18").

     Distributions. The holders of the DB AmeriCold Portfolio Loan Combination
(the "DB AmeriCold Portfolio Noteholders") have entered into an intercreditor agreement that sets forth the respective rights of each holder of the DB
AmeriCold Portfolio Loan Combination (the "DB AmeriCold Portfolio Intercreditor
Agreement") and provides, in general, that:

     o    the DB AmeriCold Portfolio Loan and the DB AmeriCold Portfolio Pari
          Passu Companion Loans are of equal priority with each other and no portion of either of them will have priority or preference over the other; and

     o    all payments, proceeds and other recoveries on or in respect of the DB
          AmeriCold Portfolio Loan and the DB AmeriCold Portfolio Pari Passu
          Companion Loans will be applied to the DB AmeriCold Portfolio Loan and the DB AmeriCold Portfolio Pari Passu Companion Loans on a pari passu basis according to their respective outstanding principal balances
          (subject, in each case, to the payment and reimbursement rights of the
          Master Servicer, the Special Servicer, and the Trustee) in accordance with the terms of the series JPMCC 2007-CIBC18 pooling and servicing agreement.

     Consultation and Consent. Under the terms of the DB AmeriCold Portfolio
Intercreditor Agreement, the servicer and the special servicer under the series
JPMCC 2007-CIBC18 pooling and servicing agreement are required, prior to taking or not taking any action that is defined as a major decision, to notify the DB
AmeriCold

                                     S-144

Portfolio Controlling Holder of any proposal to take (or not take) any such action and to receive the written approval of the DB AmeriCold Portfolio
Controlling Holder; provided that if the DB AmeriCold Portfolio Controlling
Holder does not approve or disapprove the proposed action within ten business days (or such shorter period if so provided for consent under the related mortgage loan documents), consent shall be deemed to have been approved by the
DB AmeriCold Portfolio Controlling Holder. The DB AmeriCold Portfolio
Intercreditor Agreement provides that the Directing Holder's decision will be binding upon the holders of the DB AmeriCold Portfolio Pari Passu Companion
Loans):

          (1) any modification of, or waiver with respect to, the DB AmeriCold
     Portfolio Loan Combination that would result in the extension of the maturity date, a reduction in the interest rate or the monthly debt service payment or a deferral or a forgiveness of interest on or principal of the
     DB AmeriCold Portfolio Loan Combination or a modification or waiver of any other monetary term of the DB AmeriCold Portfolio Loan Combination relating to the amount of any payment of principal or interest or any other sums due and payable under the DB AmeriCold Portfolio Loan Combination documents or a modification or waiver of any material non-monetary provision of the DB
     AmeriCold Portfolio Loan Combination, including, but not limited to, provisions that restrict the related borrower or its equity owners from incurring additional indebtedness or transferring interests in the DB
     AmeriCold Portfolio Mortgaged Properties or the related borrower;

          (2) any modification of, or waiver with respect to, the DB AmeriCold
     Portfolio Loan Combination that would result in a discounted pay-off of the
     DB AmeriCold Portfolio Loan Combination;

          (3) any foreclosure upon or comparable conversion (which may include acquisition of an REO property) of the ownership of the DB AmeriCold
     Portfolio Mortgaged Property or any acquisition of the DB AmeriCold
     Portfolio Mortgaged Property by deed-in-lieu of foreclosure or any other exercise of remedies following an event of default;

          (4) any sale of all or any portion of the DB AmeriCold Portfolio
     Mortgaged Property or REO property;

          (5) any action to bring the DB AmeriCold Portfolio Mortgaged Property or REO property into compliance with any laws relating to hazardous materials;

          (6) the sale of the DB AmeriCold Portfolio Loan Combination for less than the outstanding principal balance of the DB AmeriCold Portfolio Loan
     Combination plus all accrued and unpaid interest thereon;

          (7) any substitution or release of collateral for the DB AmeriCold
     Portfolio Loan Combination;

          (8) any release of the related borrower or guarantor from liability with respect to the DB AmeriCold Portfolio Loan Combination including, without limitation, by acceptance of an assumption of the DB AmeriCold
     Portfolio Loan Combination by a successor borrower or replacement guarantor;

          (9) any determination not to enforce a "due-on-sale" or
     "due-on-encumbrance" clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the related borrower);

          (10) any transfer of the DB AmeriCold Portfolio Mortgaged Property or any portion thereof, or any transfer of any direct or indirect ownership interest in the related borrower by a person entitled to exercise voting rights, directly or indirectly, in the related borrower, except in each case as expressly permitted by the DB AmeriCold Portfolio Loan Combination documents;

                                     S-145

          (11) any incurring of additional debt by the related borrower, including the terms of any document evidencing or securing any such additional debt and of any intercreditor or subordination agreement executed and any waiver of or amendment or modification to the terms of any such document or agreement or incurring of mezzanine financing by any beneficial owner of the related borrower, including the terms of any document evidencing or securing any such mezzanine debt and of any intercreditor or subordination agreement executed and any waiver of or amendment or modification to the terms of any such document or agreement;

          (12) any approval of a replacement special servicer for the DB
     AmeriCold Portfolio Loan Combination (other than in connection with the
     Trustee's becoming the successor special servicer upon the occurrence of an event of default under the series JPMCC 2007-CIBC18 pooling and servicing agreement with respect to the applicable Special Servicer);

          (13) consenting to any modification or waiver of any provision of any
     DB AmeriCold Portfolio Loan Combination documents governing the types, nature or amounts of insurance coverage required to be obtained and maintained by the related borrower;

          (14) approval of any renewal or replacement of the then existing insurance policies (to the extent the lender's approval is required by the
     DB AmeriCold Portfolio Loan Combination documents);

          (15) the execution, renewal or material modification of any major lease, to the extent lender approval is required by the DB AmeriCold
     Portfolio Loan Combination documents;

          (16) approval of the termination or replacement of a manager or of the execution, termination, renewal or material modification of any management agreement, to the extent lender approval is required by the DB AmeriCold
     Portfolio Loan Combination documents;

          (17) any waiver of amounts required to be deposited into escrow reserve accounts under the DB AmeriCold Portfolio Loan Combination documents, or any amendment to any of the DB AmeriCold Portfolio Loan
     Combination documents that would modify the amount required to be deposited into reserve accounts established under the DB AmeriCold Portfolio Loan
     Combination documents (other than changes in the ordinary course of business of the amounts required to be deposited into escrow accounts for real estate taxes, insurance premiums or ground rents, if any);

          (18) the settlement of any insurance claim or condemnation proceeding for a cash payment that will be applied to the principal amount of the DB
     AmeriCold Portfolio Loan Combination, if such settlement would result in a shortfall of amounts due and payable to the DB AmeriCold Portfolio
     Noteholders;

          (19) the approval or adoption of any annual budget for, or material alteration at, the DB AmeriCold Portfolio Mortgaged Property (if lender approval is required by the DB AmeriCold Portfolio Loan Combination documents);

          (20) (A) the release to the related borrower of any escrow to which the related borrower is not entitled under the DB AmeriCold Portfolio Loan
     Combination documents or under applicable law; and (B) the approval of significant repair or renovation projects (other than in connection with casualty or condemnation events) that are intended to be funded through the disbursement of any funds from any reserve accounts established in accordance with the DB AmeriCold Portfolio Loan Combination documents (to the extent the lender's consent is required by the DB AmeriCold Portfolio
     Loan Combination documents);

          (21) the waiver or modification of any documentation relating to the guarantor's obligations under the guaranty; or

                                      S-146

          (22) any other action which the DB AmeriCold Portfolio Controlling
     Holder has given the right to approve under the series JPMCC 2007-CIBC18 pooling and servicing agreement.

     Servicing. Under the terms of the DB AmeriCold Portfolio Intercreditor
Agreement, the DB AmeriCold Portfolio Loan Combination will be serviced and administered pursuant to the series JPMCC 2007-CIBC18 pooling and servicing agreement by the master servicer and the applicable special servicer for the series JPMCC 2007-CIBC18 pooling and servicing agreement, according to the servicing standards under the series JPMCC 2007-CIBC18 pooling and servicing agreement.

     Sale of Defaulted Mortgage Loan. If the DB AmeriCold Portfolio Mortgage
Loan becomes a Defaulted Mortgage Loan, the DB AmeriCold Portfolio Controlling
Holder has the option to purchase the DB AmeriCold Portfolio Mortgage Loan, subject to a fair value purchase option, pursuant to the series JPMCC
2007-CIBC18 pooling and servicing agreement.

     Termination of Special Servicer. The DB AmeriCold Portfolio Controlling
Holder will be entitled to terminate the special servicer under the series JPMCC
2007-CIBC18 pooling and servicing agreement and appoint a replacement special servicer, at any time with or without cause, in accordance with the conditions contained in the series JPMCC 2007-CIBC18 pooling and servicing agreement.

     The JQH Hotel Portfolio Loan Combination.

     General. With respect to the mortgage loan known as the "JQH Hotel
Portfolio B-Note" loan (the "JQH Hotel Portfolio B-Note Mortgage Loan), representing approximately 0.1% of the Initial Mortgage Pool Balance and 0.2% of
the Initial Loan Group No. 1 Balance and with a Cut-off Date Balance of
$9,888,519, the related mortgaged real property also secures one (1) other mortgage loan (the "JQH Hotel Portfolio Senior Non-Trust Loan" and, together with the JQH Hotel Portfolio B-Note Mortgage Loan, the "JQH Hotel Portfolio Loan
Combination"). The JQH Hotel Portfolio Senior Non-Trust Loan is senior in right of payment to the JQH Hotel Portfolio B-Note Mortgage Loan and has a Cut-off
Date Balance of $150,305,493. The JQH Hotel Portfolio B-Note Mortgage Loan and
the JQH Hotel Portfolio Senior Non-Trust Loan have the same maturity date and amortization term. The JQH Hotel Portfolio Senior Non-Trust Loan has the interest rate of 5.61% per annum. Only the JQH Hotel Portfolio B-Note Mortgage
Loan is included in the Trust. The JQH Hotel Portfolio Senior Non-Trust Loan is
not an asset of the Trust.

     The JQH Hotel Portfolio Senior Non-Trust Loan is an asset in J.P. Morgan
Chase Commercial Mortgage Securities Trust 2006-LDP7 ("JPMCC 2006-LDP7").

     For the purpose of the information presented in this prospectus supplement with respect to the JQH Hotel Portfolio B-Note Mortgage Loan, the loan per net rentable area ratio, the debt service coverage ratio and loan-to-value ratio reflect the aggregate indebtedness evidenced by the JQH Hotel Portfolio Loan
Combination.

     Servicing. The JQH Hotel Portfolio Loan Combination will be serviced pursuant to the terms of the J.P. Morgan Chase Commercial Mortgage Securities
Trust 2006-LDP7, Series JPMCC 2006-LDP7 pooling and servicing agreement and the
JQH Hotel Portfolio Co-Lender Agreement (and all decisions, consents, waivers, approvals and other actions on the part of any holder of the JQH Hotel Portfolio
Loan Combination will be effected in accordance with the JPMCC 2006-LDP7 pooling and servicing agreement and the JQH Hotel Portfolio Co-Lender Agreement). The
master servicer or the trustee, as applicable, under the JPMCC 2006-LDP7 pooling and servicing agreement will be obligated to make any required property protection advances with respect to the JQH Hotel Portfolio Loan Combination unless the master servicer, the special servicer or the trustee, as applicable, under the JPMCC 2006-LDP7 pooling and servicing agreement determines that such an advance would not be recoverable from collections on the JQH Hotel Portfolio
Loan Combination.

                                     S-147

     Distributions. If no monetary event of default or non-monetary event of default which causes the JQH Hotel Portfolio Loan Combination to become a specially serviced mortgage loan has occurred and is continuing, all amounts tendered by the borrower or otherwise available for payment of the JQH Hotel
Portfolio Loan Combination, whether received in the form of monthly debt service payments, cure payments, penalty charges, balloon payments, liquidation proceeds, proceeds under title, hazard or other insurance policies or awards or settlements in respect of condemnation proceedings or similar domain (other than any amounts for required reserves or escrows required by the loan documents and proceeds, awards or settlements to be applied to the restoration or repair of the mortgaged real property or released to the borrower) will be applied in the following order of priority:

          (i) first, to the holder of the JQH Hotel Portfolio Senior Non-Trust
     Loan (or any servicer or trustee, if applicable) up to the amount of any unreimbursed costs paid or advanced by such person (including interest on advances), with respect to the mortgaged real property or the JQH Hotel
     Portfolio Senior Non-Trust Loan pursuant to the JQH Hotel Portfolio
     Co-Lender Agreement or the JPMCC 2006-LDP7 pooling and servicing agreement;

          (ii) second, to the master servicer, the applicable accrued and unpaid servicing fee, and then to the special servicer, any special servicing fees, workout fees and liquidation fees earned by it with respect to the
     JQH Hotel Portfolio Loan Combination under the JQH Hotel Portfolio
     Co-Lender Agreement or the JPMCC 2006-LDP7 pooling and servicing agreement;

          (iii) third, to the holder of the JQH Hotel Portfolio Senior Non-Trust
     Loan, in an amount equal to the accrued and unpaid interest thereon at the related net interest rate;

          (iv) fourth, to the holder of the JQH Hotel Portfolio Senior Non-Trust
     Loan, in an amount equal to its pro rata portion of any payments received on account of principal with respect to the JQH Hotel Portfolio Loan
     Combination in accordance with its percentage interest in the JQH Hotel
     Portfolio Loan Combination;

          (v) fifth, to the holder of the JQH Hotel Portfolio B-Note Mortgage
     Loan, up to the amount of any unreimbursed advances (including cure payments) made by the holder of the JQH Hotel Portfolio B-Note Mortgage
     Loan and costs paid by the holder of the JQH Hotel Portfolio B-Note
     Mortgage Loan with respect to the JQH Hotel Portfolio B-Note Mortgage Loan or the mortgaged real property pursuant to the JQH Hotel Portfolio
     Co-Lender Agreement or the JPMCC 2006-LDP7 pooling and servicing agreement;

          (vi) sixth, to the holder of the JQH Hotel Portfolio B-Note Mortgage
     Loan, in an amount equal to interest accrued at the "prime rate" (as specified in the JQH Hotel Portfolio Co-Lender Agreement) on the portion of any advances (including cure payments) made by the holder of the JQH Hotel
     Portfolio B-Note Mortgage Loan;

          (vii) seventh, to the holder of the JQH Hotel Portfolio B-Note
     Mortgage Loan, in an amount equal to the accrued and unpaid interest thereon at the related net interest rate;

          (viii) eighth, to the holder of the JQH Hotel Portfolio B-Note
     Mortgage Loan, in an amount equal to its pro rata portion of any payments received on account of principal with respect to the JQH Hotel Portfolio
     Loan Combination in accordance with its respective percentage interest;

          (ix) ninth, pro rata, (a) to the holder of the JQH Hotel Portfolio
     Senior Non-Trust Loan, its pro rata portion of any penalty charges and any interest accrued at the default rate and (b) to the holder of the JQH Hotel
     Portfolio B-Note Mortgage Loan, its pro rata portion of any penalty charges and any interest accrued at the default rate (in each case, net of any interest on advances payable to the holder of

                                     S-148

     the JQH Hotel Portfolio Senior Non-Trust Loan (or any servicer or trustee)
     or the holder of the JQH Hotel Portfolio B-Note Mortgage Loan; and

          (x) tenth, any remaining amounts, to the holder of the JQH Hotel
     Portfolio Senior Non-Trust Loan and the holder of the JQH Hotel Portfolio
     B-Note Mortgage Loan in accordance with their respective percentage interests.

     If a monetary event of default or non-monetary event of default which causes the JQH Hotel Portfolio Loan Combination to become a specially serviced mortgage loan has occurred and is continuing, all amounts tendered by the borrower or otherwise available for payment of the JQH Hotel Portfolio Loan
Combination, whether received in the form of monthly debt service payments, cure payments, penalty charges, balloon payments, liquidation proceeds, proceeds under title, hazard or other insurance policies or awards or settlements in respect of condemnation proceedings or similar domain (other than any amounts for required reserves or escrows required by the loan documents and proceeds, awards or settlements to be applied to the restoration or repair of the mortgaged real property or released to the borrower) will be applied in the following order of priority:

          (i) first, to the holder of the JQH Hotel Portfolio Senior Non-Trust
     Loan (or any servicer or trustee, if applicable) up to the amount of any unreimbursed costs paid or advanced by such person (including interest on advances), with respect to the mortgaged real property or the JQH Hotel
     Portfolio Senior Non-Trust Loan pursuant to the JQH Hotel Portfolio
     Co-Lender Agreement or the JPMCC 2006-LDP7 pooling and servicing agreement;

          (ii) second, to the master servicer, the applicable accrued and unpaid servicing fee, and then to the special servicer, any special servicing fees, workout fees and liquidation fees earned by it with respect to the
     JQH Hotel Portfolio Loan Combination under the JQH Hotel Portfolio
     Co-Lender Agreement or the JPMCC 2006-LDP7 pooling and servicing agreement;

          (iii) third, to the holder of the JQH Hotel Portfolio Senior Non-Trust
     Loan, in an amount equal to the accrued and unpaid interest thereon at the related net interest rate;

          (iv) fourth, to the holder of the JQH Hotel Portfolio Senior Non-Trust
     Loan, in an amount equal to the outstanding principal balance of the JQH
     Hotel Portfolio Senior Non-Trust Loan, until such principal balance has been paid in full;

          (v) fifth, to the holder of the JQH Hotel Portfolio B-Note Mortgage
     Loan, up to the amount of any unreimbursed advances (including cure payments) made by the holder of the JQH Hotel Portfolio B-Note Mortgage
     Loan and costs paid by the holder of the JQH Hotel Portfolio B-Note
     Mortgage Loan with respect to the JQH Hotel Portfolio B-Note Mortgage Loan or the mortgaged real property pursuant to the JQH Hotel Portfolio
     Co-Lender Agreement or the JPMCC 2006-LDP7 pooling and servicing agreement;

          (vi) sixth, to the holder of the JQH Hotel Portfolio B-Note Mortgage
     Loan, in an amount equal to interest accrued at the "prime rate" (as specified in the JQH Hotel Portfolio Co-Lender Agreement) on the portion of any advances (including cure payments) made by the holder of the JQH Hotel
     Portfolio B-Note Mortgage Loan;

          (vii) seventh, to the holder of the JQH Hotel Portfolio B-Note
     Mortgage Loan, in an amount equal to the accrued and unpaid interest thereon at the related net interest rate;

          (viii) eighth, to the holder of the JQH Hotel Portfolio B-Note
     Mortgage Loan, in an amount equal to the outstanding principal balance of the JQH Hotel Portfolio B-Note Mortgage Loan, until such principal balance has been paid in full;

                                     S-149

          (viii) ninth, pro rata, (a) to the holder of the JQH Hotel Portfolio
     Senior Non-Trust Loan, its pro rata portion of any penalty charges and any interest accrued at the default rate and (b) to the holder of the JQH Hotel
     Portfolio B-Note Mortgage Loan, its pro rata portion of any penalty charges and any interest accrued at the default rate (in each case, net of any interest on advances payable to the holder of the JQH Hotel Portfolio
     Senior Non-Trust Loan (or any servicer or trustee) or the holder of the JQH
     Hotel Portfolio B-Note Mortgage Loan; and

          (x) tenth, any remaining amounts, to the holder of the JQH Hotel
     Portfolio Senior Non-Trust Loan and the holder of the JQH Hotel Portfolio
     B-Note Mortgage Loan in accordance with their respective percentage interests.

     JQH Hotel Portfolio Controlling Holder. The term "JQH Hotel Portfolio
Controlling Holder" will mean, as of any date of determination, (i) the holder of the JQH Hotel Portfolio B-Note Mortgage Loan unless (x) the holder of the JQH
Hotel Portfolio B-Note Mortgage Loan is the related borrower or an affiliate of the borrower or (y) a control appraisal event as described below has occurred and is continuing, or (ii) if the holder of the JQH Hotel Portfolio B-Note
Mortgage Loan is the related borrower or an affiliate of the borrower or a control appraisal event, as described below, has occurred and is continuing with respect to the JQH Hotel Portfolio B-Note Mortgage Loan, the holder of the JQH
Hotel Portfolio Senior Non-Trust Loan. For purposes of the foregoing, a "control appraisal event" will be deemed to have occurred with respect to the JQH Hotel
Portfolio B-Note Mortgage Loan if and so long as (a)(1) the initial principal balance of the JQH Hotel Portfolio B-Note Mortgage Loan minus (2) the sum of (x)
any payments of principal allocated to, and received on, the JQH Hotel Portfolio
B-Note Mortgage Loan, (y) any Appraisal Reduction Amount allocated to the JQH
Hotel Portfolio B-Note Mortgage Loan and (z) any losses realized with respect to the JQH Hotel Portfolio B-Note Mortgage Loan, is less than (b) 25% of (1) the initial principal balance of the JQH Hotel Portfolio B-Note Mortgage Loan, minus
(2) any payments of principal allocated to, and received on, the JQH Hotel
Portfolio B-Note Mortgage Loan; provided that the holder of the JQH Hotel
Portfolio B-Note Mortgage Loan can avoid such a control appraisal event by posting cash collateral or a standby letter of credit satisfying the requirements, including with respect to the amount thereof and the ratings of any letter of credit provider, set forth in the JQH Hotel Portfolio Co-Lender
Agreement.

     The JQH Hotel Portfolio Co-Lender Agreement permits the JQH Hotel Portfolio
Controlling Holder to act through a representative. Any rights the holder of the
JQH Hotel Portfolio B-Note Mortgage Loan may have as the JQH Hotel Portfolio
Controlling Holder will be exercised by the series CD 2007-CD4 controlling class representative.

     Rights of the JQH Hotel Portfolio Controlling Holder.

     Consultation and Consent. The applicable master servicer or special servicer, as the case may be, under the JPMCC 2006-LDP7 pooling and servicing agreement will be required to notify the JQH Hotel Portfolio Controlling Holder and receive the written approval of the JQH Hotel Portfolio Controlling Holder prior to taking any of the following actions (collectively, "JQH Hotel Portfolio
Major Decisions"):

     o    any modification or waiver of a monetary term of the JQH Hotel
          Portfolio Loan Combination and any modification of, or waiver that would result in the extension of the maturity date, a reduction in the interest rate on the JQH Hotel Portfolio B-Note Mortgage Loan B or the
          monthly debt service payment payable on the JQH Hotel Portfolio B-Note
          Mortgage Loan or a deferral or forgiveness of interest on or principal of the JQH Hotel Portfolio B-Note Mortgage Loan B or a modification or waiver of any other monetary term of the JQH Hotel Portfolio B-Note
          Mortgage Loan relating to the timing or amount of any payment of principal and interest (other than default interest);

                                     S-150

     o    any modification of, or waiver with respect to, the JQH Hotel
          Portfolio Loan Combination that would result in a discounted pay-off of the JQH Hotel Portfolio B-Note Mortgage Loan;

     o    any foreclosure upon or comparable conversion (which may include any acquisition of an REO property) of the ownership of the mortgaged real property or any acquisition of the mortgaged real property by deed-in-lieu of foreclosure;

     o    any sale of the JQH Hotel Portfolio Loan Combination, the mortgaged real property or REO property;

     o    any release of the related borrower or any guarantor from liability with respect to the JQH Hotel Portfolio Loan Combination;

     o    any waiver of or determination not to enforce a "due-on-sale" or
          "due-on-encumbrance" clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the related borrower);

     o    any action to bring the mortgaged real property or an REO property into compliance with environmental laws;

     o    any substitution or release of collateral for the JQH Hotel Portfolio
          B-Note Mortgage Loan, except as permitted by the related loan documents;

     o    any transfer of the mortgaged real property or any portion thereof, or any transfer of any direct or indirect ownership interest in the related borrower by a person entitled to exercise voting rights, directly or indirectly, in the related borrower, except in each case as permitted by the related loan documents;

     o    any incurrence of additional debt by the related borrower or any mezzanine financing by any beneficial owner of the related borrower;

     o    the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of the related borrower;

     o    any proposed modification or waiver of any provision of the related loan documents governing the types, nature or amount of insurance coverage required to be obtained and maintained by the related borrower;

     o    any renewal or replacement of the then existing insurance policies (to the extent the lender's approval is required under the applicable loan documents);

     o    the termination or replacement of a property manager or execution, termination, renewal or material modification of any property management agreement, to the extent lender's approval is provided for under the related loan documents;

     o    any releases of reserve funds or related letters of credit or adjustment to the amounts of reserve funds required under the related loan agreement with respect to the mortgaged real property;

     o    any approval of an annual budget of the related borrower, to the extent lender's approval is provided for under the related loan documents;

     o    the execution, termination, renewal or material modification of any material lease, to the extent lender's approval is provided for under the related loan documents; and

                                     S-151

     o    any alterations or improvements to the mortgaged real property, to the extent lender's approval is provided for under the related loan documents.

     The JQH Hotel Portfolio Controlling Holder will have ten (10) business days after receipt of notice within which to approve or reject a JQH Hotel Portfolio
Major Decision, provided that if the special servicer under the JPMorgan
2006-LDP7 pooling and servicing agreement determines in accordance with the applicable servicing standard that immediate action is necessary to protect the interests of the holders of the JQH Hotel Portfolio Loan Combination (as a collective whole), the special servicer is permitted to take the proposed action without waiting for the response of the JQH Hotel Portfolio Controlling Holder.
If the JQH Hotel Portfolio Controlling Holder fails to approve or reject such
JQH Hotel Portfolio Major Decision within ten (10) business days after receipt of notice, such JQH Hotel Portfolio Major Decision will be deemed to have been approved by the JQH Hotel Portfolio Controlling Holder. If the JQH Hotel
Portfolio Controlling Holder objects to the recommended course of action within ten (10) business days, the JPMorgan 2006-LDP7 special servicer will be required to continue to revise the report containing the recommended course of action until the JQH Hotel Portfolio Controlling Holder fails to object, provided that, if the JPMorgan 2006-LDP7 special servicer has not taken the recommended actions within 90 days of the initial report, the JPMorgan 2006-LDP7 special servicer will take the recommended actions described in the most recent report approved or deemed to have been approved by the JQH Hotel Portfolio Controlling Holder.
Notwithstanding, if the JPMorgan 2006-LDP7 special servicer makes a determination in accordance with the applicable servicing standard that such failure to take any action recommended in a report or the taking of any alternate action recommended by the JQH Hotel Portfolio Controlling Holder, is
not in the best interest of the holders of the JQH Hotel Portfolio Loan
Combination as a collective whole, then the JPMorgan 2006-LDP7 special servicer will be required to take the action recommended by the then-current report.

     Notwithstanding the foregoing, the applicable master servicer or the special servicer, as the case may be, under the JPMorgan 2006-LDP7 pooling and servicing agreement may not comply with any advice, direction or objection of the JQH Hotel Portfolio Controlling Holder if such master servicer or special servicer, as the case may be, has determined that such advice, direction or objection would require or cause such master servicer or the special servicer, as the case may be, to violate any law of any applicable jurisdiction, any provision of the JQH Hotel Portfolio Co-Lender Agreement, the related loan documents, the JPMorgan 2006-LDP7 pooling and servicing agreement (including the
REMIC provisions), or such master servicer's or special servicer's, as the case may be, obligation to act in accordance with the applicable servicing standard.

     Removal and Replacement of the Special Servicer. The JQH Hotel Portfolio
Controlling Holder, at its expense, may remove the special servicer under the series JPMCC 2006-LDP7 pooling and servicing agreement with respect to the JQH
Hotel Portfolio Loan Combination at any time with or without cause. Upon any such termination, the JQH Hotel Portfolio Controlling Holder will be required to appoint a successor special servicer in accordance with the terms, conditions and procedures set forth in the series JPMCC 2006-LDP7 pooling and servicing agreement.

     Cure Rights. In the event that the borrower under the JQH Hotel Portfolio
Loan Combination commits a monetary default by failing to make any payment of principal or interest on the JQH Hotel Portfolio Loan Combination by the end of
the applicable notice and grace period or a non-monetary default beyond the applicable notice and grace periods, the holder of the JQH Hotel Portfolio
B-Note Mortgage Loan will have the right, but not the obligation, to cure such default, (1) in the case of a monetary default, within five (5) business days of receipt of notice, and (2) in the case of a non-monetary default, within thirty
(30) days of receipt of notice. At the time a cure payment is made, the holder of the JQH Hotel Portfolio B-Note Mortgage Loan must pay or reimburse the holder of the JQH Hotel Portfolio Senior Non-Trust Loan for all costs, expenses, losses, obligations, damages, penalties, and disbursements imposed on, incurred by holder of the holder of the JQH Hotel Portfolio Senior Non-Trust Loan
(including, without limitation, any advances, interest on advances, default interest, penalty charges and any unpaid servicing fees) during the period of time from the expiration of such grace period until the cure payment is made or a cure is otherwise effected. So long as a monetary default exists that is being cured by the holder of the JQH Hotel Portfolio B-Note Mortgage Loan and the cure period has not

                                     S-152

expired and the holder of the JQH Hotel Portfolio B-Note Mortgage Loan is permitted to cure in accordance with the time limit and terms described above, such default will not be treated as an event of default under the JQH Hotel
Portfolio Loan Combination (including for purposes of treating the JQH Hotel
Portfolio Loan Combination as a specially serviced mortgage loan), provided, that, such limitation will not prevent the holder of the JQH Hotel Portfolio
Senior Non-Trust Loan (or the applicable servicer) from sending notices of the default to, or making any demands on, the borrower or any related guarantor or from collecting default interest, late charges or any other similar or applicable amounts from the borrower or guarantor.

     Notwithstanding the foregoing, the right of the holder of the JQH Hotel
Portfolio B-Note Mortgage Loan to cure will be limited to (1) in the case of a monetary default, to five (5) cure events over the life of the JQH Hotel
Portfolio Loan Combination and (2) in the case of a non-monetary default, to four (4) cure events over the life of the JQH Hotel Portfolio Loan Combination.
In addition, there may be no more than three (3) consecutive cure events and no more than four (4) cure events, whether or not consecutive, in any 12-month period. For purposes of the foregoing, an individual "cure event" means the one-month period for which the holder of the JQH Hotel Portfolio B-Note Mortgage
Loan has exercised its cure rights under the JQH Hotel Portfolio Co-Lender
Agreement.

     The cure right of the holder of the JQH Hotel Portfolio B-Note Mortgage
Loan will be exercised by the series CD 2007-CD4 controlling class representative.

     Purchase Option. Upon the occurrence of (i) a monetary event of default or
(ii) a non-monetary event of default under the JQH Hotel Portfolio Loan
Combination which causes the JQH Hotel Portfolio Loan Combination to become a specially serviced mortgage loan, the holder of the JQH Hotel Portfolio B-Note
Mortgage Loan will have the right to purchase the JQH Hotel Portfolio Senior
Non-Trust Loan for the JQH Hotel Portfolio Defaulted Mortgage Loan Purchase
Price, with prior notice given at any time prior to the earliest to occur of (a)
the cure of the triggering event of default, (b) the consummation of a foreclosure sale (or similar proceedings) and (c) the modification of the related loan documents effected in accordance with the terms of the series JPMCC
2006-LDP7 pooling and servicing agreement.

     The purchase option of the holder of the JQH Hotel Portfolio B-Note
Mortgage Loan will be exercised by the series CD 2007-CD4 controlling class representative.

     The "JQH Hotel Portfolio Defaulted Mortgage Loan Purchase Price" means the sum, without duplication, of: (a) the outstanding principal balance of the JQH
Hotel Portfolio Senior Non-Trust Loan; (b) accrued and unpaid interest on the
JQH Hotel Portfolio Senior Non-Trust Loan, up to the end of the accrual period relating to the monthly payment date immediately following the date of purchase;
(c) any unreimbursed advances and interest thereon; (d) any servicing fees and special servicing fees payable to the master servicer or the special servicer under the series JPMCC 2006-LDP7 pooling and servicing agreement; (e) any unreimbursed costs allocable to the JQH Hotel Portfolio Senior Non-Trust Loan;
and (f) if the purchase option is exercised more than sixty (60) days after the triggering event of default, a liquidation fee.

     The MezzCap Loan Combinations.

     General. There are three (3) underlying mortgage loans, which represent
0.1%, 0.1% and 0.03% of the Initial Mortgage Pool Balance and 0.1%, 0.7% and
0.04% of the Initial Loan Group No. 1/2 Balance, respectively, that are secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Bi-Lo Stores, Crown Ridge Apartments and Chestnut Hill IV,
respectively. In each case, the related borrower has encumbered the subject mortgaged real property with junior debt, which constitutes the related
Subordinate Non-Trust Loan. In each case, the aggregate debt consisting of the underlying mortgage loan and the related Subordinate Non-Trust Loan, which two mortgage loans constitute a Loan Combination, is secured by a single mortgage or deed of trust on the subject mortgaged real property. We intend to include each of the underlying mortgage loans in the trust fund. Each of those Subordinate
Non-Trust Loans was sold

                                     S-153

immediately after origination to CBA-Mezzanine Capital Finance, LLC, and will not be included in the trust fund. We refer to each subject Loan Combination as a "MezzCap Loan Combination."

     In the case of each MezzCap Loan Combination, the underlying mortgage loan and related Subordinate Non-Trust Loan are cross-defaulted. Each such
Subordinate Non-Trust Loan has the same maturity date and prepayment structure as the related underlying mortgage loan. For purposes of the information presented in this prospectus supplement with respect to each underlying mortgage loan that is part of a MezzCap Loan Combination, unless the context clearly indicates otherwise, the loan-to-value ratio and debt service coverage ratio information reflects only that underlying mortgage loan and does not take into account the related Subordinate Non-Trust Loan.

     In the case of each MezzCap Loan Combination, The trust, as the holder of the underlying mortgage loans, and the respective holders of the Subordinate
Non-Trust Loans are parties to separate intercreditor agreements, each of which we refer to as a related Co-Lender Agreement. The servicing and administration of each underlying mortgage loan (and, to the extent described below, the related Subordinate Non-Trust Loan) that is part of a MezzCap Loan Combination will be performed by the applicable master servicer on behalf of the issuing entity (and, in the case of the related Subordinate Non-Trust Loan, on behalf of the holder of that loan). The applicable master servicer will be required to collect payments with respect to any Subordinate Non-Trust Loan following the occurrence of certain events of default with respect to the related MezzCap Loan
Combination set forth in the related Co-Lender Agreement. The following describes certain provisions of the Co-Lender Agreements for the MezzCap Loan
Combinations.

     Priority of Payments. The rights of the holder of each Subordinate
Non-Trust Loan that is part of a MezzCap Loan Combination to receive payments of interest, principal and other amounts are subordinated to the rights of the holder of the related underlying mortgage loan to receive such amounts. So long as an A/B Material Default has not occurred or, if an A/B Material Default has occurred but is no longer continuing with respect to a Loan Combination, the borrower under the subject MezzCap Loan Combination will be required to make separate payments of principal and interest to the holder of the related underlying mortgage loan and Subordinate Non-Trust Loan. Escrow and reserve payments will be made to the applicable master servicer on behalf of the trust as the holder of the underlying mortgage loans. Any voluntary principal prepayments will be applied as provided in the related loan documents; provided that any prepayment resulting from the payment of insurance proceeds or condemnation awards or accepted during the continuance of an event of default will be applied as though there were an existing A/B Material Default. If an A/B
Material Default occurs and is continuing with respect to a MezzCap Loan
Combination, then all amounts tendered by the borrower on the related
Subordinate Non-Trust Loan will be subordinated to all payments due with respect to the subject underlying mortgage loan and the amounts with respect to the applicable MezzCap Loan Combination will be paid in the following manner:

     o    first, to the applicable master servicer, the special servicer, the trustee or the certificate administrator, up to the amount of any unreimbursed costs and expenses paid by such entity, including unreimbursed advances and interest thereon;

     o    second, to the applicable master servicer and the special servicer, in an amount equal to the accrued and unpaid servicing fees and/or other compensation earned by them;

     o    third, to the issuing entity, in an amount equal to interest (other than default interest) due with respect to the subject underlying mortgage loan;

     o    fourth, to the issuing entity, in an amount equal to the principal balance of the subject underlying mortgage loan until paid in full;

     o    fifth, to the issuing entity, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the subject underlying mortgage loan;

                                     S-154

     o    sixth, to the holder of the related Subordinate Non-Trust Loan up to the amount of any unreimbursed costs and expenses paid by the holder of the related Subordinate Non-Trust Loan;

     o    seventh, to the holder of the related Subordinate Non-Trust Loan, in an amount equal to interest (other than default interest) due with respect to the related Subordinate Non-Trust Loan;

     o    eighth, to the holder of the related Subordinate Non-Trust Loan, in an amount equal to the principal balance of the related Subordinate
          Non-Trust Loan until paid in full;

     o    ninth, to the holder of the related Subordinate Non-Trust Loan, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the related Subordinate Non-Trust Loan;

     o    tenth, to the issuing entity and the holder of the related Subordinate
          Non-Trust Loan, in that order, in an amount equal to any unpaid default interest accrued on the subject underlying mortgage loan and the related Subordinate Non-Trust Loan, respectively;

     o    eleventh, to the issuing entity and the holder of the related
          Subordinate Non-Trust Loan, pro rata, based upon the initial principal balances, any amounts actually collected that represent late payment charges, other than a prepayment premium or default interest, that are not payable to the applicable master servicer, the special servicer, the trustee or the certificate administrator; and

     o    twelfth, any excess, to the issuing entity and the holder of the related Subordinate Non-Trust Loan, pro rata, based upon the initial principal balances.

     Notwithstanding the foregoing, amounts payable with respect to a
Subordinate Non-Trust Loan that is part of a MezzCap Loan Combination will not be available to cover all costs and expenses associated with the related underlying mortgage loan. Unless an A/B Material Default exists with respect to a MezzCap Loan Combination, payments of principal and interest with respect to the related Subordinate Non-Trust Loan will be made directly by the borrower to the holder of the related Subordinate Non-Trust Loan and, accordingly, will not be available to cover certain expenses that, upon payment out of the trust fund, will constitute Additional Trust Fund Expenses. For example, a Servicing
Transfer Event could occur with respect to a MezzCap Loan Combination, giving rise to special servicing fees, at a time when no A/B Material Default exists.
In addition, following the resolution of all Servicing Transfer Events (and presumably all A/B Material Defaults) with respect to a MezzCap Loan
Combination, workout fees would be payable. The special servicer has agreed that special servicing fees, workout fees and principal recovery fees earned with respect to any Subordinate Non-Trust Loan that is part of a MezzCap Loan
Combination will be payable solely out of funds allocable thereto. However, special servicing compensation earned with respect to an underlying mortgage loan that is part of a MezzCap Loan Combination, as well as interest on related advances and various other servicing expenses, will be payable out of collections allocable to that underlying mortgage loan and/or general collections on the mortgage pool if collections allocable to the related
Subordinate Non-Trust Loan are unavailable or insufficient to cover such items.

     If, after the expiration of the right of the holder of any Subordinate
Non-Trust Loan that is part of a MezzCap Loan Combination to purchase the related underlying mortgage loan (as described below), the related underlying mortgage loan or the subject Subordinate Non-Trust Loan is modified in connection with a workout so that, with respect to either the related underlying mortgage loan or the subject Subordinate Non-Trust Loan, (a) the outstanding principal balance is decreased, (b) payments of interest or principal are waived, reduced or deferred or (c) any other adjustment is made to any of the terms of that MezzCap Loan Combination, then all payments to the trust, as the holder of the related underlying mortgage loan, will be made as if the workout did not occur and the payment terms of the related underlying mortgage loan will remain the same. In that case, the holder of the subject Subordinate Non-Trust
Loan will be required to bear the full economic effect of all waivers,

                                     S-155

reductions or deferrals of amounts due on either the related underlying mortgage loan or the subject Subordinate Non-Trust Loan attributable to the workout (up to the outstanding principal balance, together with accrued interest, of the subject Subordinate Non-Trust Loan).

     So long as an A/B Material Default has not occurred with respect to a
MezzCap Loan Combination, the applicable master servicer will have no obligation to collect payments with respect to the related Subordinate Non-Trust Loan. A separate servicer of that Subordinate Non-Trust Loan will be responsible for collecting amounts payable in respect of that Subordinate Non-Trust Loan. That servicer will have no servicing duties or obligations with respect to the related underlying mortgage loan or the related mortgaged real property. If an
A/B Material Default occurs with respect to a MezzCap Loan Combination, the applicable master servicer or the special servicer, as applicable, will (during the continuance of that A/B Material Default) collect and distribute payments for both the related underlying mortgage loan and the related Subordinate
Non-Trust Loan according to the sequential order of priority provided for in the related Co-Lender Agreement.

     Consent Rights. Subject to certain limitations with respect to modifications and certain rights of the holder of a Subordinate Non-Trust Loan that is part of a MezzCap Loan Combination to purchase the related underlying mortgage loan (as discussed in the next paragraph and under "--Purchase Option"
below), the holder of that Subordinate Non-Trust Loan has no voting, consent or other rights with respect to the applicable master servicer's or special servicer's administration of, or the exercise of its rights and remedies with respect to, the related MezzCap Loan Combination.

     In the case of each MezzCap Loan Combination, the ability of the applicable master servicer or the special servicer, as applicable, to enter into any assumption, amendment, deferral, extension, increase or waiver of any term or provision of the related Subordinate Non-Trust Loan, the related underlying mortgage loan or the related loan documents, is limited by the rights of the holder of the related Subordinate Non-Trust Loan to approve modifications and other actions as contained in the related Co-Lender Agreement; provided that the consent of the holder of a Subordinate Non-Trust Loan will not be required in connection with any modification or other action with respect to the related
MezzCap Loan Combination after the expiration of the right of the holder of the
Subordinate Non-Trust Loan to purchase the related underlying mortgage loan; and
provided, further, that no consent or failure to provide consent of the holder of a Subordinate Non-Trust Loan may cause the applicable master servicer or special servicer to violate applicable law or any term of the series CD 2007-CD4 pooling and servicing agreement, including the Servicing Standard. The holder of a Subordinate Non-Trust Loan that is part of the MezzCap Combination may not enter into any assumption, amendment, deferral, extension, increase or waiver of the subject Subordinate Non-Trust Loan or the related loan documents without the prior written consent of the trustee, as holder of the related underlying mortgage loan, acting through the applicable master servicer and/or the special servicer as specified in the series CD 2007-CD4 pooling and servicing agreement.

     Purchase Option. In the case of each MezzCap Loan Combination, upon the occurrence of any one of certain defaults that are set forth in the related
Co-Lender Agreement, the holder of a Subordinate Non-Trust Loan will have the right to purchase the related underlying mortgage loan at a purchase price determined under the related Co-Lender Agreement and generally equal to the sum of (a) the outstanding principal balance of the related underlying mortgage loan, (b) accrued and unpaid interest on the outstanding principal balance of the related underlying mortgage loan (excluding any default interest or other late payment charges), (c) any unreimbursed servicing advances made by the applicable master servicer, the special servicer or the trustee with respect to the related mortgaged real property, together with any advance interest thereon,
(d) reasonable out-of-pocket legal fees and costs incurred in connection with enforcement of the subject MezzCap Loan Combination by the applicable master servicer or the special servicer in accordance with its duties and related to an event of default, (e) any interest on any unreimbursed P&I advances made by the applicable master servicer or the trustee with respect to the related underlying mortgage loan, (f) any related master servicing fees, primary servicing fees, special servicing fees, certificate administrator's fees and trustee's fees payable under the series CD 2007-CD4 pooling and servicing agreement, and (g)
out-of-pocket expenses incurred by the trustee, the certificate

                                     S-156

administrator, the special servicer or the applicable master servicer with respect to the subject MezzCap Loan Combination together with advance interest thereon.

     Cure Rights. The holder of a Subordinate Non-Trust Loan does not have any rights to cure any defaults with respect to the related MezzCap Loan
Combination.

ASSIGNMENT OF THE MORTGAGE LOANS; REPURCHASES AND SUBSTITUTIONS

     With respect to 11 of the mortgage loans acquired from GACC (the "ACS
Mortgage Loans"), GACC purchased such mortgage loans from ACS pursuant to a purchase agreement (the "ACS Purchase Agreement") substantially similar to the mortgage loan purchase agreements. GACC will assign to us, and we will assign to the issuing entity, GACC's rights under the ACS Purchase Agreement. With respect to the ACS Mortgage Loans, references to the mortgage loan seller or mortgage loan purchase agreement in this "--Assignment of the Mortgage Loans; Repurchases and Substitutions" section refer to ACS or the ACS Purchase Agreement, as applicable, and not to GACC or the mortgage loan purchase agreement between us and GACC.

     On or before the Issue Date, we will acquire the subject mortgage loans pursuant to one or more mortgage loan purchase agreements. On the Issue Date, we will transfer the subject mortgage loans, without recourse, to the trustee for the benefit of the series CD 2007-CD4 certificateholders. In connection with such transfer, the applicable mortgage loan seller is required to deliver or cause to be delivered to the trustee or to a document custodian appointed by the trustee, among other things, the following documents with respect to each mortgage loan that we intend to include in the trust fund (as to each such mortgage loan, the "Mortgage File"):

     (a)  the original mortgage note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the trustee or in blank (or, if the original mortgage note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the mortgage note);

     (b)  the original or a copy of the mortgage instrument, together with an original or a copy of any intervening assignments of the mortgage instrument, in each case (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder's office;

     (c)  the original or a copy of any related assignment of leases and of any intervening assignments thereof (if such assignment of leases is a document separate from the related mortgage instrument), in each case
          (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder's office;

     (d)  an original assignment of the mortgage instrument in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if delivered in blank, completion of the name of the trustee) in recordable form;

     (e)  an original assignment of any related assignment of leases (if such assignment of leases is a document separate from the related mortgage instrument) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if delivered in blank, completion of the name of the trustee) in recordable form;

     (f)  originals or copies of all modification, consolidation, assumption and substitution agreements in those instances in which the terms or provisions of the mortgage instrument or mortgage note have been consolidated or modified or the mortgage loan has been assumed or consolidated;

     (g)  the original or a copy of the policy or certificate of lender's title insurance, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a pro forma or

                                     S-157

          specimen version of, or a marked commitment for, the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

     (h)  any filed copies (bearing evidence of filing) or other evidence of filing reasonably satisfactory to us of any prior UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller (unless not yet returned by the applicable filing office);

     (i)  an original assignment in favor of the trustee or in blank of any financing statement executed and filed in favor of the applicable mortgage loan seller in the relevant jurisdiction;

     (j)  any intercreditor, co-lender or similar agreement relating to permitted debt of the related borrower;

     (k)  copies of any loan agreement, escrow agreement, security agreement or letter of credit relating to such mortgage loan;

     (l)  the original or a copy of any ground lease and ground lessor estoppel;
          and

     (m)  environmental insurance policy or guaranty relating to such mortgage loan;

provided that, except in the case of the items described in clauses (a), (b),
(g) and (l) of this sentence, which are to be delivered on the Issue Date, each mortgage loan seller is permitted up to 30 days following the Issue Date to deliver the Mortgage File for each of the underlying mortgage loans that it is contributing to the series CD 2007-CD4 securitization transaction; and provided, further, that, in the case of each Outside Serviced Mortgage Loan, the applicable mortgage loan seller will only be required to deliver, and the related Mortgage File will only consist of, the original promissory note evidencing that mortgage loan, a copy of the related co-lender agreement and a copy of the agreement governing servicing of that mortgage loan.

     The trustee, either directly or through a custodian, is required to hold all of the documents delivered to it with respect to the underlying mortgage loans, in trust for the benefit of the series CD 2007-CD4 certificateholders and, in the case of a Serviced Loan Combination, also for the benefit of the related Serviced Non-Trust Loan Noteholder(s). Within a specified period of time following that delivery, the trustee, directly or through a custodian, will be further required to conduct a review of those documents. The scope of the trustee's review of those documents will, in general, be limited solely to confirming that they have been received. None of the trustee, the certificate administrator, the applicable master servicer, the special servicer or any custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the underlying mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

     The above loan documents, among others, with respect to each Outside
Serviced Mortgage Loan (with the exception of the related original promissory note) have been delivered to the trustee for a commercial mortgage securitization that includes a related Pari Passu Non-Trust Loan.

     The trustee may appoint at the trustee's expense one or more custodians to hold all or a portion of the Mortgage Files as agent for the trustee. Neither the applicable master servicer nor the special servicer has any duty to verify that any such custodian is qualified to act as such in accordance with the series CD 2007-CD4 pooling and servicing agreement. The trustee may enter into agreements to appoint a custodian which is not the trustee, provided that such agreement: (i) is consistent with the series CD 2007-CD4 pooling and servicing agreement in all material respects and requires the custodian to comply with all of the applicable conditions of the series CD 2007-CD4 pooling and servicing agreement; (ii) provides that if the trustee no longer acts in the

                                     S-158

capacity of trustee under the series CD 2007-CD4 pooling and servicing agreement, the successor trustee or its designee, as applicable, may thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the custodian under such agreement or, alternatively, may terminate such agreement without cause and without payment of any penalty or termination fee; and (iii) may provide that the related custodian will be entitled to be indemnified out of the assets of the trust fund in connection with losses arising from the performance by such custodian of its duties in accordance with the provisions of the related custodial agreement if and to the extent such indemnification would be permitted to the trustee under the series CD 2007-CD4 pooling and servicing agreement. The appointment of one or more custodians does not relieve the trustee from any of its obligations under the series CD 2007-CD4 pooling and servicing agreement, and the trustee is responsible for all acts and omissions of any custodian. The series CD 2007-CD4 pooling and servicing agreement requires that any custodian engaged by the trustee must maintain a fidelity bond and errors and omissions policy in amounts customary for custodians performing duties similar to those set forth therein.
See "Transaction Participants--The Trustee" in this prospectus supplement.

     As discussed above, the trustee or a custodian on its behalf is required to review each Mortgage File within a specified period following its receipt thereof. If any of the documents required to be part of the Mortgage File for any underlying mortgage loan is found during the course of such review to be missing or defective, and in either case such omission or defect materially and adversely affects the value of the applicable mortgage loan or the interests of the series CD 2007-CD4 certificateholders therein, then the applicable mortgage loan seller, if it does not deliver the document or cure the defect (other than omissions solely due to a document not having been returned by the related recording office) within a period of 90 days following such mortgage loan seller's receipt of notice thereof, will be obligated pursuant to the applicable mortgage loan purchase agreement (the relevant rights under which will be assigned by us to the trustee) to: (1) repurchase the affected mortgage loan within such 90-day period at a price (the "Purchase Price") generally equal to the sum of (a) the unpaid principal balance of such mortgage loan, (b) the unpaid accrued interest on such mortgage loan (other than any Default Interest and/or Post-ARD Additional Interest) to but not including the due date in the collection period in which the purchase is to occur plus any accrued and unpaid interest on monthly debt service advances, (c) all related and unreimbursed servicing advances plus any accrued and unpaid interest thereon, (d) any reasonable costs and expenses, including, but not limited to, the cost of any enforcement action, incurred by the applicable master servicer, the special servicer, the trustee, the certificate administrator or the trust fund in connection with any purchase by a mortgage loan seller (to the extent not included in clause (c) above or clause (e) below), and (e) any other Additional
Trust Fund Expenses in respect of such underlying mortgage loan (including any
Additional Trust Fund Expenses previously reimbursed or paid by the trust fund but not so reimbursed by the related borrower or other party or from insurance proceeds or condemnation proceeds or any other collections in respect of the underlying mortgage loan or the related mortgaged real property from a source other than the trust fund, and including, if the subject underlying mortgage loan is repurchased after the end of the required cure period (as it may be extended as described below), any liquidation fee payable to the special servicer in respect of such underlying mortgage loan, as described under "The
Series CD 2007-CD4 Pooling and Servicing Agreement--Servicing and Other
Compensation and Payment of Expenses--Principal Special Servicing
Compensation--The Liquidation Fee"); or (2) substitute a Qualified Substitute
Mortgage Loan for such mortgage loan and pay a shortfall amount equal to the difference between the Purchase Price of the deleted mortgage loan calculated as of the date of substitution and the Stated Principal Balance of such Qualified
Substitute Mortgage Loan as of the date of substitution (the "Substitution
Shortfall Amount"); provided that, unless the document omission or defect would cause the subject mortgage loan not to be a qualified mortgage within the meaning of Section 860G(a)(3) of the Internal Revenue Code, the applicable mortgage loan seller will generally have an additional 90-day period to deliver the missing document or cure the defect, as the case may be, if it is diligently proceeding to effect such delivery or cure. The foregoing repurchase or substitution obligation constitutes the sole remedy available to the series CD
2007-CD4 certificateholders and the trustee for any uncured failure to deliver, or any uncured defect in, a constituent mortgage loan document. Each mortgage loan seller is solely responsible for its repurchase or substitution obligation, and those obligations will not be our responsibility. Any substitution of a
Qualified Substitute Mortgage Loan for a defective mortgage loan in the trust fund must occur no later than the second

                                     S-159

anniversary of the Issue Date and a Qualified Substitute Mortgage Loan may not
be substituted for the One World Financial Center Mortgage Loan.

     The series CD 2007-CD4 pooling and servicing agreement and/or the applicable mortgage loan purchase agreement will require the trustee or the related mortgage loan seller to cause each of the assignments described in clauses (d), (e) and (i) of the first paragraph of this "--Assignment of the
Mortgage Loans; Repurchases and Substitutions" section to be submitted for recording or filing, as applicable, in the appropriate public records within a specified time period.

REPRESENTATIONS AND WARRANTIES; REPURCHASES AND SUBSTITUTIONS

     With respect to 11 of the mortgage loans acquired from GACC (the "ACS
Mortgage Loans"), GACC purchased such mortgage loans from ACS pursuant to a purchase agreement (the "ACS Purchase Agreement") substantially similar to the mortgage loan purchase agreements. GACC will assign to us, and we will assign to the issuing entity, GACC's rights under the ACS Purchase Agreement. With respect to the ACS Mortgage Loans, references to the mortgage loan seller or mortgage loan purchase agreement in this "-Representations and Warranties; Repurchases and Substitutions" section refer to ACS or the ACS Purchase Agreement, as applicable, and not to GACC or the mortgage loan purchase agreement between us and GACC.

     In the related mortgage loan purchase agreement, the applicable mortgage loan seller will represent and warrant with respect to each mortgage loan that we intend to include in the trust fund (subject to certain exceptions specified in the related mortgage loan purchase agreement), as of the Issue Date, or as of such other date specifically provided in the representation and warranty, among other things, generally that:

     (i)    the information with respect to the subject mortgage loan set forth in the schedule of mortgage loans attached to the applicable mortgage loan purchase agreement (which contains certain of the information set forth in Annex A-1 to this prospectus supplement)
            was true and correct in all material respects as of the cut-off date;

     (ii)   as of the date of its origination, the subject mortgage loan and the interest (exclusive of any default interest, late charges or prepayment premiums) contracted for thereunder complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such mortgage loan, including those pertaining to usury;

     (iii)  immediately prior to the sale, transfer and assignment to us, the applicable mortgage loan seller had good title to, and was the sole owner of, each mortgage loan, and is transferring the mortgage loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering the subject mortgage loan, with the exception of agreements regarding servicing of the mortgage loans as provided in the series CD 2007-CD4 pooling and servicing agreement, subservicing agreements permitted thereunder and a servicing rights purchase agreement between the applicable master servicer and the applicable mortgage loan seller;

     (iv)   the proceeds of the subject mortgage loan have been fully disbursed
            (except to the extent that a portion of such proceeds are being held in escrow or reserve accounts) and there is no requirement for future advances thereunder by the lender;

     (v)    each related mortgage note, mortgage instrument, assignment of leases, if any, and other agreement executed by the mortgagor in connection with the subject mortgage loan is a legal, valid and binding obligation of the related borrower (subject to any nonrecourse provisions therein and any state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except (a) that certain provisions contained in such mortgage loan documents are or may be
            unenforceable in whole or in part under applicable state or federal laws,

                                     S-160

            but neither the application of any such laws to any such provision nor the inclusion of any such provision renders any of the mortgage loan documents invalid as a whole and such mortgage loan documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the principal rights and benefits afforded thereby, and (b) as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

     (vi)   as of the date of its origination, there was no valid offset, defense, counterclaim, abatement or right to rescission with respect to any of the related mortgage note, mortgage instrument or other agreements executed in connection therewith, and, as of the cut-off date, there was no valid offset, defense, counterclaim or right to rescission with respect to such mortgage note, mortgage instrument or other agreements, except in each case with respect to the enforceability of any provisions requiring the payment of Default
            Interest, late fees, Post-ARD Additional Interest, prepayment premiums or yield maintenance charges;

     (vii)  each related assignment of the related mortgage instrument and assignment of any related assignment of leases from the applicable mortgage loan seller to the trustee constitutes the legal, valid and binding assignment from such mortgage loan seller (subject to the customary exceptions and limitations set forth in clause (v) above);

     (viii) the related mortgage instrument is a valid and enforceable first lien on the related mortgaged real property subject to the exceptions and limitations set forth in clause (v) above and subject to (a) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet delinquent and accruing interest or penalties, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the related mortgaged real property or the security intended to be provided by such mortgage instrument or with the borrower's ability to pay its obligations under the subject mortgage loan when they become due or materially and adversely affects the value of the related mortgaged real property, (c) the exceptions (general and specific) and exclusions set forth in the related title insurance policy or appearing of record, none of which, individually or in the aggregate, materially interferes with the current use of the related mortgaged real property or the security intended to be provided by such mortgage instrument or with the borrower's ability to pay its obligations under the subject mortgage loan when they become due or materially and adversely affects the value of the related mortgaged real property, (d) other matters to which like properties are commonly subject, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the mortgaged real property or the security intended to be provided by such mortgage instrument or with the borrower's ability to pay its obligations under the subject mortgage loan when they become due or materially and adversely affects the value of the mortgaged real property, (e)
            the right of tenants (whether under ground leases, space leases or operating leases) at the related mortgaged real property to remain following a foreclosure or similar proceeding (provided that such tenants are performing under such leases) and (f) if the subject mortgage loan is cross-collateralized with any other mortgage loan, the lien of such mortgage instrument for such other mortgage loan;

     (ix)   all real estate taxes and governmental assessments or installments thereof, which would be a lien on the related mortgaged real property and that prior to the cut-off date have become delinquent in respect of the related mortgaged real property, have been paid, or an escrow of funds in an amount sufficient (together with, in the case of taxes or assessments not presently due, future escrow payments required under the related mortgage instrument) to cover such payments has

                                     S-161

            been established; provided that for purposes of this representation and warranty, real estate taxes and governmental assessments and installments thereof will not be considered delinquent until the earlier of (x) the date on which interest and/or penalties would first be payable thereon and (y) the date on which enforcement action is entitled to be taken by the related taxing authority;

     (x)    to the applicable mortgage loan seller's actual knowledge as of the cut-off date, and to the applicable mortgage loan seller's actual knowledge based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans by the applicable mortgage loan seller, each related mortgaged real property was free and clear of any material damage (other than deferred maintenance for which escrows were established at origination) that would materially and adversely affect the value of such mortgaged real property as security for the subject mortgage loan, and to the applicable mortgage loan seller's actual knowledge as of the cut-off date there was no proceeding pending for the total or partial condemnation of such mortgaged real property;

     (xi)   as of the date of its origination, all insurance coverage required under each related mortgage instrument was in full force and effect with respect to the related mortgaged real property, which insurance covered such risks as were customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related mortgaged real property in the jurisdiction in which such mortgaged real property is located, and with respect to a fire and extended perils insurance policy, was in an amount (subject to a customary deductible) at least equal to the lesser of (a) the replacement cost of
            improvements located on such mortgaged real property, or (b) the initial principal balance of the subject mortgage loan, and in any event, the amount necessary to prevent operation of any co-insurance provisions, and was in full force and effect with respect to each related mortgaged real property;

     (xii)  as of the Issue Date, the subject mortgage loan is not, and in the prior 12 months (or since the date of origination if the subject mortgage loan has been originated within the past 12 months), has not been, 30 days or more past due in respect of any scheduled payment; and

     (xiii) one or more environmental site assessments, updates or transaction screens thereof were performed by an environmental consulting firm independent of the applicable mortgage loan seller and the applicable mortgage loan seller's affiliates with respect to each related mortgaged real property during the 12-month period preceding the origination of the subject mortgage loan, and the applicable mortgage loan seller, having made no independent inquiry other than to review the report(s) prepared in connection with the
            assessment(s), updates or transaction screens referenced herein, has no actual knowledge and has received no notice of any material and adverse environmental condition or circumstance affecting such mortgaged real property that was not disclosed in such report(s).

     In addition to the above-described representations and warranties, each mortgage loan seller will also make other representations and warranties regarding the mortgage loans being sold by it to us for inclusion in the series
CD 2007-CD4 securitization transaction, any of which representations and warranties may be made to such mortgage loan seller's knowledge, may cover facts as of a date prior to the Issue Date (such as the date of origination of the subject mortgage loan) and/or be subject to certain identified exceptions. Those other representations and warranties will cover a variety of topics, including:
(a) the existence of title insurance; (b) the filing of uniform commercial code financing statements; (c) the existence of, and exceptions to, due-on-sale and due-on-encumbrance provisions in the underlying mortgage loans; (d) the absence of any state or federal bankruptcy proceeding involving the borrower under any underlying mortgage loan; (e) the type of permitted real property collateral releases; (f) compliance with zoning ordinances, building codes and land laws;
(g) in the case of a leasehold mortgage loan, the presence of lender protections in the ground lease and/or ground lessor estoppel; and (h) REMIC eligibility of the subject underlying mortgage loan.

                                     S-162

     In the case of a breach of any of the loan-level representations and warranties in any mortgage loan purchase agreement that materially and adversely affects the value of any of the underlying mortgage loans or the interests of the series CD 2007-CD4 certificateholders therein, the applicable mortgage loan seller, if it does not cure such breach within a period of 90 days following its receipt of notice thereof, is obligated pursuant to the applicable mortgage loan purchase agreement (the relevant rights under which have been assigned by us to the trustee) to either substitute a Qualified Substitute Mortgage Loan and pay any Substitution Shortfall Amount or to repurchase the affected mortgage loan within such 90-day period at the applicable Purchase Price; provided that, unless the breach would cause the mortgage loan not to be a qualified mortgage within the meaning of Section 860G(a)(3) of the Internal Revenue Code, the
applicable mortgage loan seller generally has an additional 90-day period to cure such breach if it is diligently proceeding with such cure. Each mortgage loan seller is solely responsible for its repurchase or substitution obligation, and such obligations will not be our responsibility. Any substitution of a
Qualified Substitute Mortgage Loan for a defective mortgage loan in the trust fund must occur no later than the second anniversary of the Issue Date and a
Qualified Substitute Mortgage Loan may not be substituted for the Ala Moana
Portfolio Mortgage Loan.

     The foregoing substitution or repurchase obligation constitutes the sole remedy available to the series CD 2007-CD4 certificateholders and the trustee for any uncured material breach of any mortgage loan seller's representations and warranties regarding its mortgage loans. There can be no assurance that the applicable mortgage loan seller will have the financial resources to repurchase any mortgage loan at any particular time. Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold by that mortgage loan seller to us, and no other person or entity will be obligated to substitute or repurchase any such affected mortgage loan in connection with a material breach of a mortgage loan seller's representations and warranties if such mortgage loan seller defaults on its obligation to do so.

REPURCHASE FOR EARLY DEFEASANCE

     If the borrower with respect to any of the underlying mortgage loans identified on Annex A-1 to this prospectus supplement as JQH Hotel Portfolio
B-Note, 24 Hour Fitness, Oak Hill West Office Complex, Commerce Executive Park I
and 1635 Commons Parkway, which mortgage loans permit defeasance prior to the second anniversary of the Issue Date, notifies the applicable master servicer that it intends to defease its related underlying mortgage loan on or before the second anniversary of the startup date of the applicable loan REMIC, which will generally be the Issue Date, then the related mortgage loan seller (or, in the case of an ACS Mortgage Loan, ACS) will be required, prior to the defeasance, to repurchase that mortgage loan at the applicable Purchase Price, together with a yield maintenance payment, or if the defeasance has already occurred, the related mortgage loan seller (or, in the case of an ACS Mortgage Loan, ACS) will be required to purchase that mortgage loan at the applicable Purchase Price, together with a yield maintenance payment, as soon as reasonably practicable after that mortgage loan seller (or, if applicable, ACS) has been made aware of the defeasance. There can be no assurance that the related mortgage loan seller or ACS, as applicable, will have the financial resources to repurchase any such mortgage loan at any particular time. Any such defeased mortgage loan that is not repurchased may cause the issuing entity to fail to qualify as one or more
REMICs or cause the issuing entity to incur a tax.

REPURCHASE OR SUBSTITUTION OF CROSS-COLLATERALIZED MORTGAGE LOANS

     With respect to 11 of the mortgage loans acquired from GACC (the "ACS
Mortgage Loans"), GACC purchased such mortgage loans from ACS pursuant to a purchase agreement (the "ACS Purchase Agreement") substantially similar to the mortgage loan purchase agreements. GACC will assign to us, and we will assign to the issuing entity, GACC's rights under the ACS Purchase Agreement. With respect to the ACS Mortgage Loans, references to the mortgage loan seller or mortgage loan purchase agreement in this "-Repurchase or Substitution of
Cross-Collateralized Mortgage Loans" section refer to ACS or the ACS Purchase
Agreement, as applicable, and not to GACC or the mortgage loan purchase agreement between us and GACC.

                                     S-163

     If (a) any underlying mortgage loan is required to be repurchased or substituted for in the manner described above in "--Assignment of the Mortgage
Loans; Repurchases and Substitutions" or "--Representations and Warranties;
Repurchases and Substitutions," (b) that mortgage loan is cross-collateralized and cross-defaulted with one or more other mortgage loans in the trust fund and
(c) the applicable document omission or defect or breach of a representation and warranty giving rise to the repurchase/substitution obligation does not otherwise relate to any other Crossed Loan in the subject Crossed Group (without regard to this paragraph), then the applicable document omission or defect or the applicable breach, as the case may be, will be deemed to relate to the other
Crossed Loans in the subject Crossed Group for purposes of this paragraph, and the related mortgage loan seller will be required to repurchase or substitute for such other Crossed Loan(s) in the subject Crossed Group as provided above in
"--Assignment of the Mortgage Loans; Repurchases and Substitutions" or
"--Representations and Warranties; Repurchases and Substitutions" unless: (i)
the debt service coverage ratio for all of the remaining Crossed Loans for the four calendar quarters immediately preceding the repurchase or substitution is not less than the debt service coverage ratio for all such related Crossed
Loans, including the actually affected Crossed Loan, for the four calendar quarters immediately preceding the repurchase or substitution, (ii) the loan-to-value ratio for any of the remaining related Crossed Loans, determined at the time of repurchase or substitution based upon an appraisal obtained by the special servicer at the expense of the related mortgage loan seller is not greater than the loan-to-value ratio for all such related Crossed Loans, including the actually affected Crossed Loan, determined at the time of repurchase or substitution based upon an appraisal obtained by the special servicer at the expense of the related mortgage loan seller, and (iii) the trustee and certificate administrator receive an opinion of counsel to the effect that such repurchase or substitution will not adversely affect the tax status of any REMIC created under the series CD 2007-CD4 pooling and servicing agreement. If the conditions set forth in clauses (i), (ii) and (iii) of the prior sentence are satisfied, then the applicable mortgage loan seller may elect either to repurchase or substitute for only the actually affected Crossed Loan as to which the related breach or the related document omission or defect, as the case may be, exists or to repurchase or substitute for all of the Crossed
Loans in the related Crossed Group.

     To the extent that the related mortgage loan seller repurchases or substitutes for an affected Crossed Loan as described in the immediately preceding paragraph while the trustee continues to hold any related Crossed
Loans, we and the related mortgage loan seller have agreed in the related mortgage loan purchase agreement to forbear from enforcing any remedies against the other's Primary Collateral, but each is permitted to exercise remedies against the Primary Collateral securing its respective affected Crossed Loans, including, with respect to the trustee, the Primary Collateral securing mortgage loans still held by the trustee, so long as such exercise does not materially impair the ability of the other party to exercise its remedies against its
Primary Collateral. If the exercise of remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Crossed Loans held by such party, then both parties must forbear from exercising such remedies until the loan documents evidencing and securing the relevant mortgage loans can be modified in a manner that complies with the related mortgage loan purchase agreement to remove the threat of material impairment as a result of the exercise of remedies.

     Notwithstanding the foregoing discussion, if any mortgage loan is otherwise required to be repurchased or substituted for in the manner described above, as a result of a document defect or breach with respect to one or more mortgaged real properties that secure a mortgage loan that is secured by multiple properties, the related mortgage loan seller will not be required to effect a repurchase or substitution of the subject mortgage loan if--

     o    the affected mortgaged real property(ies) may be released pursuant to the terms of any partial release provisions in the related loan documents and such mortgaged real property(ies) are, in fact, released, and to the extent not covered by the applicable release price required under the related loan documents, the related mortgage loan seller pays (or causes to be paid) any additional amounts necessary to cover all reasonable out-of-pocket expenses reasonably incurred by the applicable master servicer, the special servicer, the trustee, the certificate administrator or the issuing entity in connection with such release,

                                     S-164

     o    the remaining mortgaged real property(ies) satisfy the requirements, if any, set forth in the loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release would not cause any REMIC created under the series CD 2007-CD4 pooling and servicing agreement to fail to qualify as a REMIC under the Internal Revenue Code or result in the imposition of any tax on prohibited transactions or contributions after the startup day of any such REMIC under the Internal Revenue Code, and

     o    the related mortgage loan seller obtains written confirmation from each applicable rating agency that the release will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the offered certificates.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this prospectus supplement of the underlying mortgage loans and the related mortgaged real properties is based upon the mortgage pool as it is expected to be constituted at the time the offered certificates are issued assuming that (i) all scheduled principal and interest payments due on or before the cut-off date will be made, and (ii) there will be no principal prepayments on or before the cut-off date. Prior to the issuance of the offered certificates, mortgage loans may be removed from the series CD 2007-CD4 securitization transaction as a result of prepayments, delinquencies, incomplete documentation or otherwise, if we or the applicable mortgage loan seller deems that removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the series CD 2007-CD4 securitization transaction prior to the issuance of the offered certificates, unless including those mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. We believe that the information set forth in this prospectus supplement will be representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued, although the range of mortgage rates and maturities, as well as other characteristics, of the subject mortgage loans described in this prospectus supplement may vary.

     A copy of the series CD 2007-CD4 pooling and servicing agreement, including the exhibits thereto, will be filed with the SEC as an exhibit to a current report on Form 8-K under the Exchange Act, following the Issue Date. If mortgage loans are removed from or added to the mortgage pool and investors were not otherwise informed, then that removal or addition will be noted in that current report on Form 8-K. In addition, if and to the extent that any material terms of the series CD 2007-CD4 pooling and servicing agreement or the exhibits thereto have not been disclosed in this prospectus supplement, then the series CD
2007-CD4 pooling and servicing agreement, together with such exhibits, will be filed with the SEC as an exhibit to a current report on Form 8-K on the Issue
Date. The SEC will make those current reports on Form 8-K and its exhibits available to the public for inspection. See "Available Information" in the accompanying base prospectus.

                            TRANSACTION PARTICIPANTS

THE ISSUING ENTITY

     The issuing entity with respect to the series CD 2007-CD4 certificates will be the CD 2007-CD4 Commercial Mortgage Trust, a common law trust created under the laws of the State of New York pursuant to the series CD 2007-CD4 pooling and servicing agreement. The CD 2007-CD4 Commercial Mortgage Trust is sometimes referred to in this prospectus supplement as the "trust" and its assets are sometimes collectively referred to in this prospectus supplement as the "trust fund." We will transfer the underlying mortgage loans to the issuing entity in exchange for the series CD 2007-CD4 certificates being issued to us or at our direction.

     The issuing entity's activities will be limited to the transactions and activities entered into in connection with the securitization described in this prospectus supplement, and except for those activities, the issuing entity is not authorized and has no power to borrow money or issue debt, merge with another entity, reorganize, liquidate

                                     S-165

or sell assets or engage in any business or activities. Consequently, the issuing entity is not permitted to hold any assets, or incur any liabilities, other than those described in this prospectus supplement. Because the issuing entity will be created pursuant to the series CD 2007-CD4 pooling and servicing agreement, the issuing entity and its permissible activities can only be amended or modified by amending the series CD 2007-CD4 pooling and servicing agreement.
See "Description of the Governing Documents--Amendment" in the accompanying base prospectus. The fiscal year end of the issuing entity is December 31.

     The issuing entity will not have any directors, officers or employees. The trustee, the certificate administrator, the master servicers and the special servicer will be responsible for administration of the trust fund, in each case to the extent of its duties expressly set forth in the series CD 2007-CD4 pooling and servicing agreement. Those parties may perform their respective duties directly or through sub-servicers and/or agents.

     Because the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a "business trust" for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a "business trust."

THE DEPOSITOR

     We are Citigroup Commercial Mortgage Securities Inc., the depositor with respect to the series CD 2007-CD4 securitization transaction. We are a Delaware corporation and an indirect, wholly-owned subsidiary of Citigroup Global Markets
Holdings Inc. In addition, we are an affiliate of Citigroup Global Markets
Realty Corp., one of the sponsors, and Citigroup Global Markets Inc., one of the underwriters. Our principal executive offices are located at 388 Greenwich
Street, New York, New York 10013. We are only engaged in the securitization of commercial and multifamily mortgage loans and have been since we were organized in 2003. See "Transaction Participants--The Depositor" in the accompanying base prospectus.

THE SPONSORS

     General. Citigroup Global Markets Realty Corp. ("CGMRC"), German American
Capital Corporation ("GACC"), LaSalle Bank National Association ("LaSalle
Bank"), PNC Bank, National Association ("PNC Bank") and Royal Bank of Canada
("RBC") will act as co-sponsors with respect to the series CD 2007-CD4 securitization transaction.

     We will acquire the mortgage loans that we intend to include in the trust fund directly from the sponsors. Set forth below is information regarding the total number and cut-off date principal balance of the mortgage loans that we will acquire from each sponsor:

                                                         % OF INITIAL    % OF INITIAL    % OF INITIAL
               NUMBER OF MORTGAGE   TOTAL CUT-OFF DATE     MORTGAGE       LOAN GROUP      LOAN GROUP
   SPONSOR            LOANS          PRINCIPAL BALANCE   POOL BALANCE   NO. 1 BALANCE   NO. 2 BALANCE
------------   ------------------   ------------------   ------------   -------------   -------------

GACC                    54            $2,115,270,058         32.1%           26.4%           63.8%
CGMRC                   68             1,741,407,241         26.4            29.3             9.9
LaSalle Bank           161             1,583,350,863         24.0            25.4            16.1
PNC Bank                66               820,868,219         12.4            13.5             6.2
RBC                     29               338,918,899          5.1             5.3             4.0
                       ---            --------------        -----           -----           -----
TOTAL                  378            $6,599,815,279        100.0%          100.0%          100.0%

     Except as described below, each mortgage loan that we intend to include in the trust fund was originated by one of the following parties: (a) the sponsor that is selling that mortgage loan to us; (b) an affiliate of that

                                     S-166

sponsor; or (c) a correspondent in that sponsor's conduit lending program that originated the subject mortgage loan under the supervision of, and specifically for sale to, that sponsor. One (1) of the GACC mortgage loans was co-originated by GACC and J.P. Morgan Chase Bank, N.A. Eleven (11) of the GACC mortgage loans, representing 0.7% of the Initial Mortgage Pool Balance, 0.7% of the Loan Group 1
Balance and 0.6% of the Loan Group 2 Balance, were originated by ACS and will be purchased by GACC and transferred to us by GACC on or before the Closing Date.

     One (1) of the underlying mortgage loans that is being sold to the depositor by LaSalle Bank was originated by Suburban Capital Markets, Inc. and re-underwritten by LaSalle Bank in connection with the purchase of that underlying mortgage loan.

     Another of the underlying mortgage loans that is being sold to the depositor by LaSalle Bank was originated by Greystone Servicing Corporation,
Inc. and re-underwritten by LaSalle Bank in connection with the purchase of that underlying mortgage loan.

     Citigroup Global Markets Realty Corp. CGMRC, a New York corporation, is our affiliate and an affiliate of Citigroup Global Markets Inc., one of the underwriters. CGMRC was organized in 1979 and its executive offices are located at 388 Greenwich Street, New York, New York 10013.

     CGMRC, directly or through correspondents or affiliates, originates multifamily and commercial mortgage loans throughout the United States and abroad. CGMRC has been engaged in the origination of multifamily and commercial mortgage loans for securitization since 1996 and has been involved in the securitization of residential mortgage loans since 1987. The multifamily and commercial mortgage loans originated by CGMRC include both fixed-rate loans and floating-rate loans. Most of the multifamily and commercial mortgage loans included in commercial mortgage securitizations sponsored by CGMRC have been originated, directly or through correspondents, by CGMRC or an affiliate. CGMRC securitized approximately $822 million, $1.23 billion, $1.91 billion, $3.24 billion and $5.76 billion of commercial mortgage loans in public offerings during the fiscal years 2002, 2003, 2004, 2005 and 2006, respectively.

     For further information about CGMRC and its affiliates, the general character if its business, its securitization program and a general discussion of CGMRC's procedures for originating or acquiring and securitizing commercial and multifamily mortgage loans, see "Transaction Participants--The Sponsor" in the accompanying base prospectus.

     German American Capital Corporation. German American Capital Corporation
("GACC") is a sponsor of this securitization transaction and originated or acquired 54 of the mortgage loans that will be included in the trust. Except with respect to 11 mortgage loans purchased from American Capital Strategies,
Ltd. ("ACS"), GACC or an affiliate of GACC originated or co-originated all of the GACC Loans and, other than with respect to the mortgage loans purchased from
ACS, underwrote all of the GACC Loans in this transaction. With respect to the mortgage loans GACC purchased from ACS, GACC performed appropriate due diligence. GACC is a wholly-owned subsidiary of Deutsche Bank Americas Holding
Corp., which in turn is a wholly-owned subsidiary of Deutsche Bank AG, a German corporation. GACC is an affiliate of Deutsche Bank Securities Inc., one of the underwriters. The principal offices of GACC are located at 60 Wall Street, New
York, New York 10005.

     GACC is engaged in the origination of commercial mortgage loans with the primary intent to sell the loans within a short period of time subsequent to origination into a commercial mortgage backed securities primary issuance securitization or through a sale of whole loan interests to third party investors. GACC originates loans primarily for securitization; however GACC also originates subordinate mortgage loans or subordinate participation interests in mortgage loans, and mezzanine loans (loans secured by equity interests in entities that own commercial real estate), for sale to third party investors.

                                     S-167

     GACC originates large loans (both fixed rate and floating rate loans in amounts greater than $50 million), on a direct origination basis. Conduit loans, primarily fixed rate loans in amounts less than $50 million, are originated by
GACC's wholly-owned subsidiary, Deutsche Bank Mortgage Capital, LLC ("DBMC").
Just subsequent to origination conduit loans are sold by DBMC to GACC which aggregates and warehouses the loans pending sale via a commercial mortgage-backed securities ("CMBS") securitization.

     GACC, through another wholly owned subsidiary, Deutsche Bank Berkshire
Mortgage, Inc. ("DBBM") is one of the leading originators and seller-servicers of agency (Fannie Mae, Federal Home Loan Mortgage Corporation, Federal Housing
Administration) commercial mortgage loans. DBBM is one of the largest originators and servicers in Fannie Mae's DUS (Delegated Underwriting and
Servicing) program. DBBM sells its loan originations in the form of certificates directly to third party investors at the time of loan origination.

     GACC's Securitization Program.

     GACC has been engaged as an originator and seller/contributor of loans into
CMBS securitizations for just under ten years.

     GACC has been a seller of loans into securitizations (i) in the "COMM"
program, in which its affiliate, Deutsche Mortgage and Asset Receiving
Corporation ("DMARC") is the depositor, (ii) into the "CD" program, in which
DMARC is the depositor on a rotating basis with Citigroup Commercial Mortgage
Securities Inc. and (iii) into other programs where third party entities, including affiliates of General Electric Capital Corporation, Capmark Finance
Inc. (formerly GMAC Commercial Mortgage Corporation) and others have acted as depositors.

     Under the COMM name, GACC has two primary securitization programs, the COMM
FL program, into which large floating rate commercial mortgage loans are securitized, and the COMM Conduit/Fusion program, into which both fixed rate conduit loans and large loans are securitized.

     GACC originates both fixed rate and floating rate commercial mortgage loans backed by a range of commercial real estate properties including office buildings, apartments, shopping malls, hotels, and industrial/warehouse properties.

     Total loans securitized on an annual basis for each of the past four years by GACC and DBMC have been as follows:

                                 TOTAL SECURITIZATION
                         YEAR   (AMOUNTS IN $ BILLIONS)
                         ----   -----------------------
                         2006             11.2
                         2005              9.7
                         2004              5.4
                         2003              5.5

     The securitizations in the table above include both fixed and floating rate loan securitizations, and both public and private securitizations.

     During the past five years, loans sold by GACC to DMARC into the COMM FL securitizations have represented between 85% to 100% of loans sold into such securitizations with third party originators/sellers representing a small percentage of the loans sold into such securitizations.

     Under the COMM Conduit/Fusion securitizations, GACC and DBMC originated loans have represented a range of between of approximately 40% to 60% of the total loans included in the transactions, with the remaining loans having been supplied by third party originator/sellers including, without limitation,
Capmark Finance Inc. (formerly GMAC Commercial Mortgage Corporation), LaSalle
Bank National Association, PNC Bank and other third party loan originators/sellers.

                                     S-168

     Loans sold by GACC to securitizations of third party depositors have represented between 25% to 40% of the total amount of loans sold in such securitizations on average during the five years ending December 31, 2006.

     Generally, GACC has not purchased significant amounts of mortgage loans for securitization; however it has purchased loans for securitization in the past and may elect to purchase loans for securitization in the future. In the event
GACC purchases loans for securitization, GACC will either re-underwrite the mortgage loans it purchases, or perform other procedures to ascertain the quality of such loans, which procedures will be subject to approval by credit risk management officers.

     In coordination with Deutsche Bank Securities Inc. and other underwriters,
GACC works with rating agencies, other loan sellers, servicers and investors in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

     GACC's Underwriting Standards.

     A. General. GACC, and its affiliate DBMC, originate loans secured by properties located in the United States that are secured by retail, multifamily, office, hotel, industrial/warehouse and self-storage properties. All of the mortgage loans originated by GACC or DBMC, generally are originated in accordance with the underwriting criteria described below. However, each lending situation is unique, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate, the sponsorship of the borrower and the tenancy of the property, will impact the extent to which the general guidelines below are applied to a specific loan. This underwriting criteria is general, and there is no assurance that every mortgage loan will conform in all respects with the guidelines. References to GACC in this section also include DBMC.

     B. Loan Analysis. In connection with the origination of mortgage loans,
GACC conducts an extensive review of the related mortgaged property, including an analysis of the appraisal, environmental report, property operating statements, financial data, rent rolls and related information or statements of occupancy rates provided by the borrower and, with respect to the mortgage loans secured by retail and office properties, certain major tenant leases and the tenant's credit. Generally, borrowers are required to be single purpose entities which do not have a credit history; therefore, the financial strength and character of certain of the borrower's key principals is examined, prior to approval of the mortgage loan, through a review of available financial statements and public records searches. A member of the GACC underwriting or due diligence team, or a consultant or other designee, visits the mortgaged real property for a site inspection to confirm the occupancy rates of the mortgaged real property, and analyzes the mortgaged real property's market and the utility of the mortgaged real property within the market. Unless otherwise specified in a prospectus supplement, all financial, occupancy and other information contained in such prospectus supplement is based on such information and there can be no assurance that such financial, occupancy and other information remains accurate.

     C. Loan Approval. Prior to loan origination and closing, all mortgage loans must be approved by credit risk management officers (the number of which varies by loan size) in accordance with its credit policies. The credit risk management officers may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

     D. Debt Service Coverage Ratio and LTV Ratio. GACC's underwriting standards as applied to first mortgage liens generally require, as stabilized operating performance, the following minimum debt service coverage ratios and maximum LTV
Ratios for each of the indicated property types:

                                     S-169

                                       DSCR
                 PROPERTY TYPE      GUIDELINE   LTV RATIO GUIDELINE
             --------------------   ---------   -------------------
             Office                   1.25x             75%
             Retail                   1.25x             75%
             Multifamily              1.20x             80%
             Manufactured Housing     1.20x             80%
             Industrial/Warehouse     1.25x             75%
             Self-Storage             1.25x             75%
             Hotel                    1.50x             70%

     The debt service coverage ratio guidelines listed above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each Mortgage Loan as reported in the prospectus supplement may differ from the amount calculated at the time of origination and may be based on, for example, a net funded amount where a holdback reserve is held by the lender pending some future event. In addition, with respect to certain mortgage loans originated by GACC there may exist subordinate debt secured by the related mortgaged real property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher LTV Ratio, if such subordinate or mezzanine debt is taken into account. In addition, GACC's underwriting guidelines generally permit a maximum amortization period of 30 years. However, the mortgage loans originated by GACC may provide for interest only payments until maturity, or for a specified period. With respect to interest only loans, such loans are generally underwritten to a minimum debt service coverage ratio of 1.20x and a maximum loan-to-value ratio of 80% on all property types.
Moreover, in certain circumstances the actual debt service coverage ratios and loan-to-value ratios for the mortgage loans originated or purchased by GACC and its affiliates may vary from the guidelines above, based on asset quality, sponsor equity, loan structure and other factors. See "Description of the
Mortgage Pool" in this prospectus supplement and Annex A-1 to this prospectus supplement.

     E. Escrow Requirements. GACC generally requires a borrower to fund various escrows for taxes and insurance, replacement reserves, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In some cases, the borrower is permitted to post a letter of credit or guaranty in lieu of funding a given reserve or escrow. Generally, the required escrows for mortgage loans originated by GACC are as follows:

     o    Taxes and Insurance -- Typically, an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) and annual insurance premiums are required in order to provide GACC with sufficient funds to satisfy all taxes and insurance bills prior to their respective due dates.

     o    Replacement Reserves -- Monthly deposits generally based on the greater of the amount recommended pursuant to a building condition report prepared for GACC or the following minimum amounts:

              Office                 $0.20 per square foot
              Retail                 $0.15 per square foot of in-line space
              Multifamily            $250 per unit
              Manufactured housing   $50 per pad
              Industrial/Warehouse   $0.10 per square foot
              Self storage           $0.15 per square foot
              Hotel                  4% of gross revenue

     o    Re-tenanting -- Certain major tenants and a significant number of smaller tenants may have lease expirations within the loan term. To mitigate this risk, reserves may be established to be funded either at closing and/or during the loan term to cover certain anticipated leasing commissions

                                     S-170

          and/or tenant improvement costs which may be associated with re-leasing the space occupied by these tenants.

     o    Deferred Maintenance/Environmental Remediation -- Generally, an
          initial deposit is required upon funding of the mortgage loan, in an amount equal to at least 125% of the estimated costs of the recommended substantial repairs or replacements pursuant to the building condition report completed by a licensed third-party engineer and the estimated costs of environmental remediation expenses as recommended by an independent environmental assessment. In some cases, borrowers are permitted to substitute environmental insurance policies, guarantees or other credit support in lieu of reserves for environmental remediation.

     E. Third Party Reports. In connection with underwriting commercial mortgage loans, GACC generally will perform the procedures and obtain the third party reports or other documents described in this prospectus supplement under
"Description of the Mortgage Pool--Assessments of Property Condition."

     F. Servicing. For the most part, GACC relies on independent rated third parties to service loans held pending sale or securitization. It maintains interim servicing agreements with large, institutional commercial mortgage loan servicers who are highly rated by the rating agencies. Periodic financial review and analysis, including monitoring of ratings, of each of the servicers with which GACC has servicing arrangements is conducted under the purview of loan underwriting personnel.

     LaSalle Bank National Association. LaSalle Bank National Association
("LaSalle Bank"), is a sponsor of this transaction and is one of the mortgage loan sellers. LaSalle originated substantially all of the mortgage loans it is selling to us for inclusion in the series CD 2007-CD4 securitization, which represent 24.0% of the Initial Mortgage Pool Balance.

     One of the underlying mortgage loans that is being sold to the depositor by
LaSalle Bank was originated by Suburban Capital Markets, Inc. and re-underwritten by LaSalle Bank in connection with the purchase of that underlying mortgage loan.

     One of the underlying mortgage loans that is being sold to the depositor by
LaSalle Bank was originated by Greystone Servicing Corporation and re-underwritten by LaSalle Bank in connection with the purchase of that underlying mortgage loan.

     LaSalle Bank is a national banking association. The principal offices of its commercial mortgage loan division are located at 135 South LaSalle Street,
Suite 3400, Chicago, Illinois 60603, and its telephone number is (312) 904-2000.
LaSalle Bank offers a variety of banking services to customers including commercial and retail banking, trust services and asset management. LaSalle
Bank's business is subject to examination and regulation by federal banking authorities and its primary federal bank regulatory authority is the office of the Comptroller of the Currency. LaSalle Bank is a subsidiary of LaSalle Bank
Corporation, which is a subsidiary of ABN AMRO North America Holding Company, which is a subsidiary of ABN AMRO Bank N. V., a bank organized under the laws of the Netherlands. As of September 30, 2006, LaSalle had total assets of approximately $71.4 billion. LaSalle is also acting as certificate administrator, certificate registrar and authenticating agent for this transaction and will have, or be responsible for appointing an agent to perform, additional duties with respect to tax administration of the issuing entity.
LaSalle Financial Services, Inc., an underwriter for this transaction, is a subsidiary of LaSalle Bank.

     LaSalle Bank's Commercial Mortgage Securitization Program. LaSalle Bank has
been active as a participant in securitizations of commercial mortgage loans since 2000. LaSalle Bank originates commercial mortgage loans and, together with other mortgage loan sellers and sponsors, acts as a mortgage loan seller and sponsor in the securitization of such commercial mortgage loans by transferring them to an unaffiliated securitization depositor and participating in decisions concerning various terms of the related offering. Multiple

                                     S-171

mortgage loan seller transactions in which LaSalle Bank has participated include the "LDP" program in which J.P. Morgan Commercial Mortgage Securities Corp.
acted as depositor and the "HQ" and "IQ" programs in which Morgan Stanley
Capital I Inc. acted as depositor.

     Between the inception of its commercial mortgage securitization program in
1998 and December 31, 2006, LaSalle Bank originated commercial mortgage loans with an aggregate original principal balance of approximately $15.6 billion that were included in approximately 37 securitization transactions. The properties securing these loans include multifamily, office, retail, industrial, hospitality, manufactured housing community and self-storage properties. LaSalle
Bank also originates other commercial mortgage loans that are not securitized and participates in sales of pools of whole loans in private transactions. In the year ended December 31, 2006, LaSalle Bank originated commercial mortgage loans for securitization with an aggregate original principal balance of approximately $7.9 billion. LaSalle Bank selected from its existing portfolio the mortgage loans it is selling to the Depositor.

     In addition, LaSalle Bank has been active as an originator of small, multifamily, manufactured housing community and mixed-use residential and commercial mortgage loans having principal balances of up to approximately $5 million, and beginning in 2005 has securitized approximately $1.8 million in aggregate principal balance of such loans in private transactions. No such loans are included in this offering.

     Servicing. LaSalle Bank services the mortgage loans that it originates directly or through sub-servicers until they are sold in securitizations or through other means.

     Underwriting Standards. LaSalle Bank generally underwrites commercial mortgage loans originated for securitization in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality, location and tenancy of the mortgaged real property and the sponsorship of the borrower, will impact the extent to which the underwriting criteria are applied to that mortgage loan. The underwriting criteria are general guidelines, and in many cases exceptions to one or more of the criteria may be approved.
Accordingly, no representation is made that each mortgage loan originated by
LaSalle Bank will comply in all respects with the underwriting criteria.

     Underwriting Procedures. An underwriting team comprised of real estate professionals conducts a review of the mortgaged real property related to each loan, generally including an analysis of historical property operating statements, if available, rent rolls, current and historical real estate taxes, and tenant leases. The borrower and certain key principals of the borrower are reviewed for financial strength and other credit factors, generally including financial statements (which are generally unaudited), third-party credit reports, and judgment, lien, bankruptcy and pending litigation searches.
Depending on the type of the mortgaged real property and other factors, the credit of key tenants may also be reviewed. Each mortgaged real property is generally inspected to ascertain its overall quality, competitiveness, physical attributes, neighborhood, market, accessibility, visibility and demand generators. As part of its underwriting procedures, LaSalle Bank also generally performs the procedures and obtains the third-party reports or other documents described below:

     o    Appraisals. In connection with the origination or securitization of each of the mortgage loans, LaSalle Bank obtains an appraisal by an independent appraiser that, generally, is a Member of the Appraisal
          Institute. Each appraisal complies, or the appraiser certifies that it complies, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions
          Reform, Recovery, and Enforcement Act of 1989, as amended. In general, the appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. The appraisals for certain of the mortgaged properties state a "stabilized value" as well as an
          "as-is" value for these properties based on the assumption that certain events will occur with respect to the re-tenanting, renovation or other repositioning of the properties.

                                     S-172

     o    Environmental Assessments. For each mortgaged real property, LaSalle
          Bank obtains an environmental site assessment except for mortgaged properties securing mortgage loans that are the subject of a secured creditor impaired property policy. LaSalle Bank generally requires the environmental site assessments within the twelve-month period preceding the origination or securitization of the related mortgage loan. In all cases, a "Phase I" environmental site assessment is performed in accordance with industry practice and in some cases, a
          "Phase II" environmental site assessment is also performed. In certain cases where the assessment discloses the existence of or potential for adverse environmental conditions, LaSalle Bank requires the related borrowers to establish operations and maintenance plans, monitor the mortgaged real property, abate or remediate the condition and/or provide additional security such as letter of credit, reserves or stand-alone secured creditor impaired property policies.

     o    Property Condition Assessments. For each mortgaged real property,
          LaSalle Bank requires a licensed engineer, architect or consultant to inspect the related mortgaged real property to assess the condition of the structure, exterior walls, roofing, interior structures and mechanical and electrical systems. LaSalle Bank generally requires engineering reports by licensed engineers, architects or consultants to be prepared, except for newly constructed properties, for the mortgaged properties in connection with the origination or securitization of the related mortgage loan. In certain case where material deficiencies are noted in such reports, the related borrower is required to establish reserves for replacement or repair or to remediate the deficiency.

     o    Seismic Review Process. LaSalle Bank generally requires prospective borrowers seeking loans secured by properties located in California and areas of other states where seismic risk is deemed material to obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of probable maximum loss ("PML"), in an earthquake scenario. Generally, any of the mortgage loans as to which the property is estimated to have PML in excess of 20% of the estimated replacement cost will either be subject to a lower loan-to-value limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance or be declined.

     o    Zoning and Building Code Compliance. LaSalle Bank generally takes steps to establish that the use and operation of the mortgaged properties that represent security for its mortgage loans, at their respective dates of origination, are in compliance in all material respects with, or are legally existing non-conforming uses or structures under, applicable zoning, land-use and similar laws and ordinances. Evidence of such compliance may be in the form of legal opinions, confirmations from government officials, title insurance endorsements, survey endorsements, appraisals, zoning consultants'
          reports and/or representations by the related borrower contained in the related mortgage loan documents.

     A loan committee of senior real estate professionals reviews each proposed mortgage loan before a commitment is made. The loan committee may approve or reject a proposed loan, or may approve it subject to modifications or satisfaction of additional due diligence.

     Debt Service Coverage Ratio and LTV Ratio. LaSalle Bank's underwriting criteria generally require a minimum debt service coverage ratio of 1.20x and a maximum loan-to-value ratio of 80%. However, as noted above, these criteria are general guidelines, and exceptions to them may be approved based on the characteristics of a particular mortgage loan. For example, LaSalle Bank may originate a mortgage loan with a lower debt service coverage ratio or a higher loan-to-value ratio based on relevant factors such as sponsorship, the types of tenants and leases, opinion of improved property performance in the future or additional credit support such as reserves, letters of credit or guarantees. In addition, with respect to certain mortgage loans originated by or on behalf of
LaSalle Bank there may exist subordinate debt secured by the related mortgaged real property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt

                                     S-173

service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

     For purposes of the underwriting criteria, LaSalle Bank calculates the debt service coverage ratio for each mortgage loan on the basis of underwritten net cash flow at loan origination. Therefore, the debt service coverage ratio for each mortgage loan as reported in this prospectus supplement and the annexes hereto may differ from the ratio for such loan calculated at the time of origination. In addition, LaSalle Bank's underwriting criteria generally permit a maximum amortization period of 30 years. However, certain mortgage loans may provide for interest-only payments until maturity, or for an interest-only period during a portion of the term of the mortgage loan. See "Description of the Mortgage Pool" in this prospectus supplement.

     Escrow Requirements. LaSalle Bank reviews the need for a particular escrow or reserve on a loan-by-loan basis and does not require escrows or reserves for every mortgage loan. LaSalle Bank may require a borrower to fund escrows or reserves for taxes, insurance, deferred maintenance, replacement reserves, tenant improvements and leasing commissions. In some cases, escrows or reserves may be required only after the occurrence of a triggering event such as an event of default or when certain debt service coverage ratio tests are not satisfied under the related mortgage loan. In some cases, in lieu of funding an escrow or reserve, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

     PNC Bank, National Association. PNC Bank, National Association ("PNC
Bank"), a national banking association, is a sponsor and one of the mortgage loan sellers. PNC Bank is an affiliate of Midland Loan Services, Inc., one of the master servicers, and of PNC Capital Markets LLC, one of the underwriters.

     PNC Bank is a wholly owned indirect subsidiary of The PNC Financial
Services Group, Inc., a Pennsylvania corporation ("PNC Financial") and is PNC
Financial's principal bank subsidiary. As of December 31, 2006, PNC Bank had total consolidated assets representing 88% of PNC Financial's consolidated assets. PNC Bank's business is subject to examination and regulation by United
States federal banking authorities. Its primary federal bank regulatory authority is the Office of the Comptroller of the Currency. PNC Financial and
its subsidiaries offer a wide range of commercial banking, retail banking and trust and asset management services to its customers. The principal office of
PNC Bank is located in Pittsburgh, Pennsylvania.

     PNC Bank originates and purchases commercial and multifamily mortgage loans for securitization or resale. PNC Bank originated all of the mortgage loans it is selling to the Depositor.

     PNC Bank's Commercial Real Estate Securitization Program. PNC Bank and a
predecessor entity have been active as participants in the securitization of commercial mortgage loans since 1996. In April 1998, PNC Bank formed Midland
Loan Services, Inc., which acquired the businesses and operations of Midland
Loan Services, L.P. ("Midland LP"). The acquisition of Midland LP led to the combination of the separate origination and securitization operations of PNC
Bank and Midland LP. The predecessor Midland LP operation began originating mortgage loans for securitization in 1994 and participated in its first securitization in 1995, while the predecessor PNC Bank operation began originating mortgage loans for securitization in 1996 and participated in its first securitization in 1996.

     PNC Bank originates or acquires mortgage loans and, together with other sponsors or loan sellers, participates in the securitization of those loans by transferring them to a depositor, which in turn transfers them to the issuing entity for the securitization. In coordination with its affiliate, PNC Capital
Markets LLC, and with other underwriters, PNC Bank works with rating agencies, investors, loan sellers and servicers in structuring the securitization transaction. In a typical securitization that includes PNC Bank loans, its affiliate Midland Loan Services, Inc. generally is the primary servicer of the
PNC Bank loans and in addition, Midland Loan Services, Inc. is often appointed master servicer and/or the special servicer of a portion or all of the pooled loans. PNC Bank currently acts as sponsor and mortgage loan seller in transactions in which other entities act as sponsors,

                                     S-174

loan sellers and/or depositors. Prior to April 2001, PNC Bank was a mortgage loan seller in multiple-seller transactions in which entities affiliated with
PNC Bank acted as the depositors.

     As of December 31, 2006, the total amount of commercial and multifamily mortgage loans originated by PNC Bank for securitization since the acquisition of the Midland LP securitization program in April 1998 was approximately $12.9 billion (all amounts set forth in this paragraph are aggregate original principal balances), of which PNC Bank included approximately $12.4 billion in approximately 43 securitizations as to which PNC Bank acted as sponsor or loan seller, and approximately $2.2 billion of such loans were included in securitizations in which we acted as the depositor. In its fiscal year ended
December 31, 2006, PNC Bank originated over $3.1 billion in commercial and multifamily mortgage loans for securitization, of which approximately $2.8 billion was included in securitizations in which unaffiliated entities acted as depositors. By comparison, in fiscal year 1999, the year after the acquisition of Midland LP, PNC Bank originated approximately $743 million in such loans for securitization.

     The commercial mortgage loans originated for securitization by PNC Bank have, to date, consisted entirely of fixed-rate loans secured primarily by multifamily, office, retail, industrial, hotel, manufactured housing and self-storage properties. PNC Bank does not have distinct small- or large-loan programs, but rather originates and securitizes under a single program (which is the program under which PNC Bank originated the mortgage loans that will be deposited into the transaction described in this prospectus supplement).

     Since the acquisition of Midland LP in 1998, PNC Bank has contracted with its wholly-owned subsidiary Midland Loan Services, Inc. for servicing the mortgage loans it originates prior to their securitization. Midland Loan
Services, Inc. will act as one of the master servicers in this transaction. See
"Transaction Participants--The Servicers" in this prospectus supplement for more information.

     PNC Bank's Underwriting Standards. Conduit mortgage loans originated for securitization by PNC Bank will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific mortgage loan. The underwriting criteria below are general, and in many cases exceptions may be approved to one or more of these guidelines. Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

     1. LOAN ANALYSIS. The PNC Bank credit underwriting team for each mortgage loan is comprised of real estate professionals of PNC Bank. The underwriting team for each mortgage loan is required to conduct a review of the related mortgaged real property, generally including an analysis of the historical property operating statements, if available, rent rolls, current and historical real estate taxes, and a review of tenant leases. The review includes a market analysis which includes a review of supply and demand trends, rental rates and occupancy rates. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the loan. This analysis generally includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the PNC Bank underwriting team (or someone on its behalf) visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility and visibility and demand generators. As part of its underwriting procedures, PNC Bank also generally performs the procedures and obtains the third-party reports or other documents described below:

     (a)  Property Analysis. PNC Bank generally performs or causes to be performed a site inspection to evaluate the location and quality of the related mortgaged properties. Such inspection generally

                                     S-175

          includes an evaluation of functionality, design, attractiveness, visibility and accessibility, as well as location to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. PNC Bank assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, PNC
          Bank evaluates the property's age, physical condition, operating history, lease and tenant mix, and management.

     (b)  Cash Flow Analysis. PNC Bank reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio, including taking into account the benefits of any governmental assistance programs.

     (c)  Appraisal and LTV Ratio. For each mortgaged real property, PNC Bank obtains a current full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform, Recovery, and
          Enforcement Act of 1989 ("FIRREA"). The appraisal is generally based on the highest and best use of the mortgaged real property and must include an estimate of the then current market value of the property in its then current condition, although in certain cases, PNC Bank may also obtain a value on an "as stabilized" basis. PNC Bank then determines the LTV Ratio of the mortgage loan at the date of origination or, if applicable, in connection with its acquisition, in each case based upon the value set forth in the appraisal.

     (d)  Evaluation of Borrower. PNC Bank evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower's financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities relating to fraud, intentional misrepresentation, misappropriation of funds and breach of environmental or hazardous waste requirements. PNC Bank evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

     (e)  Environmental Site Assessment. Prior to origination, PNC Bank either
          (i) obtains or updates an environmental site assessment ("ESA") for a mortgaged real property prepared by a qualified environmental firm or
          (ii) obtains an environmental insurance policy for a mortgaged real property. If an ESA is obtained or updated, PNC Bank reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous waste or other material adverse environmental condition or circumstance. In cases in which the ESA identifies such violations, that would require cleanup, remedial action or other response estimated to cost a material amount, PNC Bank either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan,
          (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the mortgaged real property, (E)
          provide or obtain an indemnity agreement or a guarantee with respect to such condition or circumstance, or (F) receive appropriate assurances that significant remediation activities or other significant responses are not necessary or required. Certain of the mortgage loans may also have other environmental insurance policies.

                                     S-176

     (f)  Physical Assessment Report. Prior to origination, PNC Bank obtains a physical assessment report ("PAR") for each mortgaged real property prepared by a qualified structural engineering firm. PNC Bank reviews the PAR to verify that the property is reported to be in satisfactory physical condition and to determine the anticipated cost of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, PNC
          Bank generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow or obtain a letter of credit in lieu of an escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than 12 months.

     (g)  Title Insurance Policy. The borrower is required to provide, and PNC
          Bank reviews, a title insurance policy for each mortgaged real property. The title insurance policy must generally meet the following requirements: (1) the policy must be written by a title insurer licensed to do business in a jurisdiction where the mortgaged real property is located; (2) the policy must be in an amount equal to the original principal balance of the mortgage loan; (3) the protection and benefits of the policy must run to the mortgagee and its successors and assigns; (4) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the mortgaged real property is located; and (5) the legal description of the mortgaged real property in the title policy must conform to that shown on the survey of the mortgaged real property, where a survey has been required.

     (h)  Property Insurance. The borrower is required to provide, and PNC Bank reviews, certificates of required insurance with respect to the mortgaged real property. Such insurance generally may include: (1)
          commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing "special" form coverage including coverage against loss or damage by fire, lightening, explosion, smoke, wind storm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the mortgaged real property is located in a flood hazard area, flood insurance; and (5) such other coverage as PNC
          Bank may require based on the specific characteristics of the mortgaged real property.

     2. LOAN APPROVAL. Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from PNC Bank.
The loan committee may either approve a mortgage loan as recommended, request additional due diligence and/or modify the terms, or reject a mortgage loan.

     3. DEBT SERVICE COVERAGE RATIO AND LTV RATIO. PNC Bank's underwriting standards generally require a minimum debt service coverage ratio of 1.20x and maximum LTV Ratio of 80%. However, these requirements constitute solely a guideline, and exceptions to these guidelines may be approved based on the individual characteristics of a mortgage loan. For example, PNC Bank may originate a mortgage loan with a lower debt service coverage ratio or higher LTV
Ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, PNC Bank's judgment of improved property performance in the future and/or other relevant factors. In addition, with respect to certain mortgage loans originated by PNC Bank there may exist subordinate debt secured by the related mortgaged real property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans would have a lower debt service coverage ratio, and a higher LTV Ratio, if such subordinate or mezzanine debt were taken into account.

     The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each mortgage loan as reported in this prospectus supplement and Annex A-1 hereto may differ from the amount calculated at the time of origination. In

                                     S-177

addition, PNC Bank's underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain mortgage loans may provide for interest-only payments until maturity, or for an interest-only period during a portion of the term of the mortgage loan. See "Description of the Mortgage Pool"
in this prospectus supplement.

     4. ESCROW REQUIREMENTS. PNC Bank often requires a borrower to fund various escrows for taxes and insurance, and may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio or LTV Ratio tests are not satisfied. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. PNC Bank conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by PNC Bank.

     Royal Bank of Canada. Royal Bank of Canada ("RBC" or the "Bank"), a
Schedule I bank under the Bank Act (Canada), is a sponsor of this securitization and is one of the mortgage loan sellers. RBC originated and underwrote all of the mortgage loans it is selling in this transaction. RBC Capital Markets
Corporation, an indirect subsidiary of RBC, is one of the underwriters in this transaction.

     RBC's principal executive offices are located at Royal Bank Plaza, 200 Bay
Street, Toronto, Ontario, Canada M5J 2J5. In the U.S., RBC maintains two federally licensed branches in New York City, an additional federally licensed branch in Miami, Florida and state-licensed representative offices in Houston,
Texas; Dallas, Texas; Greenwich, Connecticut; Wilmington, Delaware; Chicago,
Illinois and San Francisco, California. The Bank's U.S. Real Estate Mortgage
Capital business unit ("Mortgage Capital") is part of the Bank's Securitization
Finance group and originates commercial mortgage loans from its federally licensed branch located at One Liberty Plaza, New York, New York 10006. The One
Liberty Plaza branch is regulated by the U.S. Office of the Comptroller of the
Currency.

     The Bank is Canada's largest bank as measured by assets and market capitalization and had, on a consolidated basis, as at January 31, 2007, total assets of Cdn$571.6 billion (approximately $458.9 billion), shareholders' equity of Cdn$23.5 billion (approximately $19.9 billion) and total deposits of
Cdn$365.6 billion (approximately $310.8 billion). The foregoing figures in
Canadian dollars were prepared in accordance with Canadian generally accepted accounting principles and have been extracted and derived from, and are qualified by reference to, the Bank's unaudited consolidated financial statements included in the Bank's report to shareholders for the period ended
January 31, 2007. The foregoing figures in U.S. dollars were converted from
Canadian dollars by using the currency conversion rate of Cdn$1.00 to $0.850 in effect on January 31, 2007. Reference is also made to the notes to such audited consolidated financial statements (including note 1, which contains a discussion of the significant accounting policies). RBC offers a wide range of commercial and retail banking services to its customers.

     The Bank's common shares are listed on the Toronto Stock Exchange, New York
Stock Exchange and Swiss Exchange under the trading symbol "RY." Its preferred shares are listed on the Toronto Stock Exchange.

     RBC's Commercial Real Estate Securitization Program. RBC has been an active participant in the securitization of Canadian commercial and multifamily mortgage loans since 2003. As of January 31, 2007, the total amount of Canadian commercial and multifamily mortgage loans originated and securitized by RBC and its affiliates since RBC began its Canadian securitization program in 2003 was approximately Cdn$2.2 billion. These loans were securitized through approximately nine securitizations. Since 2004, RBC and its affiliates have originated Canadian commercial and multifamily mortgage loans for securitization through the Real Estate Asset Liquidity Trust ("REAL-T"), a Canadian issuer of commercial mortgage pass-through certificates for which RBC is one of the sponsors. As of January 31, 2007, RBC and its affiliates have originated approximately Cdn$1.8 billion in commercial and multifamily mortgage loans that were sold into REAL-T.

                                     S-178

     RBC began originating loans in the United States in September 2006, through its newly created Mortgage Capital business unit. As of January 31, 2007,
Mortgage Capital had originated approximately $450 million in United States commercial and multifamily mortgage loans since 2006 for inclusion in securitization, of which approximately $80 million were securitized in November
2006 through a trust created by an unrelated depositor and into which RBC and certain unrelated mortgage loan sellers sold commercial and multifamily mortgage loans.

     RBC's Underwriting Standards. All commercial mortgage loans originated for securitization by Mortgage Capital are underwritten in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality, location and tenancy of the mortgaged real property and the sponsorship of the borrower, will impact the extent to which the underwriting criteria are applied to that mortgage loan. The underwriting criteria are general guidelines, and in many cases exceptions to one or more of the criteria may be approved. Accordingly, no representation is made that each mortgage loan originated by Mortgage Capital will comply in all respects with the underwriting criteria.

          Loan Analysis. For each mortgage loan Mortgage Capital assigns an underwriting team comprised of real estate professionals who are required to conduct a review of each mortgaged real property related to each loan.
     This review generally includes an analysis of historical property operating statements, if available, rent rolls, current and historical real estate taxes, and tenant leases. The review also includes market analysis, a review of supply and demand trends, rental rates and occupancy rates. The credit of the borrower and certain key principals of the borrower are reviewed for financial strength and other credit factors, generally including financial statements (which are generally unaudited), third-party credit reports, and judgment, lien, bankruptcy and pending litigation searches. Depending on the type of the mortgaged real property and other factors, the credit of key tenants may also be reviewed. Each mortgaged real property is generally inspected to ascertain its overall quality, competitiveness, physical attributes, neighborhood, market, accessibility, visibility and demand generators. As part of its underwriting procedures,
     Mortgage Capital also generally performs the procedures and obtains the third-party reports or other documents described below:

          Appraisals. In connection with the origination of each mortgage loan,
     Mortgage Capital obtains an appraisal by an independent, licensed appraiser that, generally, is a Member of the Appraisal Institute. Each appraisal complies or the related appraiser certifies that it complies with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement
     Act of 1989, as amended. In general, the appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. The appraisals for a portion of the mortgaged properties state a "stabilized value" as well as an "as-is" value for these properties based on the assumption that certain events will occur with respect to the re-tenanting, renovation or other repositioning of the properties.

          Environmental Assessments. For each mortgaged real property, Mortgage
     Capital obtains an environmental site assessment, or in some cases may accept a secured creditor environmental insurance policy in lieu of such assessment. Mortgage Capital generally requires the environmental site assessments within the twelve-month period preceding the origination or securitization of the related mortgage loan. In all cases, a "Phase I"
     environmental site assessment is performed in accordance with industry practice and in some cases, a "Phase II" environmental site assessment is also performed. In certain cases where the assessment discloses the existence of or potential for adverse environmental conditions, Mortgage
     Capital requires the related borrowers to establish operations and maintenance plans, monitor the mortgaged real property, abate or remediate the condition and/or provide additional security such as letter of credit, reserves or stand-alone secured creditor impaired property policies.

                                     S-179

          Property Condition Assessments. For each mortgaged real property,
     Mortgage Capital requires a licensed engineer, architect or consultant to inspect the related mortgaged real property to assess the condition of the structure, exterior walls, roofing, interior structures and mechanical and electrical systems. Mortgage Capital generally requires engineering reports by licensed engineers, architects or consultants to be prepared, except for newly constructed properties, for the mortgaged properties in connection with the origination or securitization of the related mortgage loan. In certain case where material deficiencies are noted in such reports, the related borrower is required to establish reserves for replacement or repair or to remediate the deficiency.

          Seismic Review Process. Mortgage Capital generally requires prospective borrowers seeking loans secured by properties located in
     California and areas of other states where seismic risk is deemed material to obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of probable maximum loss ("PML"), in an earthquake scenario. Generally, any of the mortgage loans as to which the property is estimated to have PML in excess of 20% of the estimated replacement cost will either be subject to a lower loan-to-value limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance or be declined.

          Title Insurance Policy. The borrower is required to provide, and
     Mortgage Capital reviews, a title insurance policy for each mortgaged real property. The title insurance policy must generally meet the following requirements: (1) the policy must be written by a title insurer licensed to do business in the jurisdiction where the mortgaged real property is located; (2) the policy must be in an amount equal to the original principal amount of the mortgage loan; (3) the protection and benefits of the policy must run to the mortgagee and its successors and assigns; (4)
     the policy should be written on a standard form American Land Title
     Association or equivalent policy promulgated in the jurisdiction where the mortgaged real property is located; and (5) the legal description of the mortgaged real property in the title policy must conform to that shown on the survey of the mortgaged real property, where a survey has been required.

          Property Insurance. The borrower is required to provide, and Mortgage
     Capital or its designee reviews, certificates of required insurance with respect to the mortgaged real property. Such insurance generally may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing "special" form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the mortgaged real property is located in a flood hazard area, flood insurance; and (5) such other coverage as Mortgage Capital may require based on the specific characteristics of the mortgaged real property.

          Zoning and Building Code Compliance. Mortgage Capital generally takes steps to establish that the use and operation of each mortgaged real property securing a mortgage loan, at origination, is in compliance in all material respects with, or constitutes a legally existing non-conforming use or structures under, applicable zoning, land-use and similar laws and ordinances. Evidence of such compliance may be in the form of legal opinions, confirmations from government officials, title insurance endorsements, survey endorsements, appraisals, zoning consultants' reports and/or representations by the related borrower contained in the related mortgage loan documents.

          Loan Approval. Once a mortgage loan has been underwritten, it is presented to the entire credit committee, which is comprised of senior real estate and risk professionals within RBC (US and Canada). The loan committee may either approve a mortgage loan as recommended, request additional due diligence and/or modify the terms, or reject a mortgage loan.

                                     S-180

     Debt Service Coverage Ratio and LTV Ratio. Mortgage Capital's underwriting standards generally require a minimum debt service coverage ratio of 1.20x and a maximum LTV Ratio of 80%. However, these requirements constitute solely a guideline, and exceptions to these guidelines may be approved based on the individual characteristics of a mortgage loan. For example, Mortgage Capital may originate a mortgage loan with a lower debt service coverage ratio or higher LTV
Ratio based on the types of tenants and leases at the subject mortgaged real property, requiring additional collateral such as reserves, letters of credit and/or guarantees, anticipated improved property performance in the future and/or other relevant factors. In addition, with respect to certain mortgage loans originated by Mortgage Capital there may exist subordinate debt secured by the related mortgage property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans would have a lower debt service coverage ratio, and a higher LTV Ratio, if such subordinate or mezzanine debt were taken into account.

     The debt service coverage guidelines set forth above are calculated based on the underwritten net cash flow at origination. Therefore the debt service coverage ratio for each mortgage loan as reported in this prospectus supplement and Annex A-1 hereto may differ from the amount calculated at the time of origination. In addition, Mortgage Capital underwriting guidelines generally permit a maximum amortization period of 30 years; however, certain mortgage loans may provide for interest-only payments until maturity, or for an interest-only period during a portion of the loan term.

     Escrow Requirements. Mortgage Capital reviews the necessity for a particular escrow or reserve on a loan-by-loan basis and does not require escrows or reserves for every mortgage loan. Mortgage Capital may require a borrower to fund escrows or reserves for taxes, insurance, deferred maintenance, replacement reserves, tenant improvements and leasing commissions. In some cases, escrows or reserves may be required only after the occurrence of a triggering event such as an event of default or when certain debt service coverage ratio tests are not satisfied under the related mortgage loan. In some cases, in lieu of funding an escrow or reserve, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

     Servicing. Mortgage Capital currently contracts with third party servicers for servicing the mortgage loans that it originates. Mortgage Capital assesses third party servicers based upon the credit quality of the servicing institution as well as their current servicer ratings with nationally recognized rating organizations. The servicers may also be reviewed for their systems and reporting capabilities, collection procedures and ability to collect loan level data.

THE SERVICERS

     General. The parties primarily responsible for servicing the underlying mortgage loans will be the master servicers and the special servicer. The obligations of the master servicers and the special servicer are set forth in the series CD 2007-CD4 pooling and servicing agreement, and are described under
"The Series CD 2007-CD4 Pooling and Servicing Agreement" below in this prospectus supplement. In addition, as permitted under the series CD 2007-CD4 pooling and servicing agreement, the master servicers and the special servicer may each delegate their respective servicing obligations to one or more sub-servicers. With respect to most of the underlying mortgage loans, the applicable master servicer is responsible for master servicing and primary servicing functions and the special servicer is responsible for special servicing functions, however, with respect to certain underlying mortgage loans or groups of underlying mortgage loans for which a master servicer or the special servicer, as the case may be, has entered or will enter into a sub-servicing agreement, such servicer will be responsible for overseeing the obligations of the related sub-servicer and aggregating relating collections and reports with the remaining mortgage pool. See "The Series CD 2007-CD4 Pooling and Servicing Agreement--Sub-Servicers" in this prospectus supplement.

     Midland Loan Services, Inc. Midland Loan Services, Inc ("Midland") will act as master servicer with respect to those mortgage loans acquired by us from
Citigroup Global Markets Realty Corp. and PNC Bank,

                                     S-181

National Association for inclusion in the series CD 2007-CD4 securitization.
Certain servicing and administrative functions will also be provided by one or more primary servicers that previously serviced the mortgage loans for the applicable loan seller. Midland is also the master servicer for the Mall of
America Mortgage Loan and the primary servicer for the DB AmeriCold Portfolio
Mortgage Loan pursuant to the series COMM 2006-C8 pooling and servicing agreement and the Series JPMCC 2007-CIBC18 pooling and servicing agreement, respectively.

     Midland is a Delaware corporation and a wholly-owned subsidiary of PNC
Bank, which is one of the sponsors. Midland is an affiliate of PNC Capital
Markets LLC, one of the underwriters. Midland's principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas
66210.

     Midland is a real estate financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial and multifamily mortgage-backed securities ("CMBS") by S&P, Moody's and Fitch.
Midland has received the highest rankings as a master, primary and special servicer of real estate assets under U.S. CMBS transactions from both S&P and
Fitch. S&P ranks Midland as "Strong" and Fitch ranks Midland as "1" for each category. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

     Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland's servicing agreements, including procedures for managing delinquent loans. The policies and procedures are reviewed annually and centrally managed and available electronically within Midland's
Enterprise!(R) Loan Management System. Furthermore, Midland's disaster recovery plan is reviewed annually.

     Midland will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the
Servicing Standard.

     No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland's failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

     From time to time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the series CD 2007-CD4 pooling and servicing agreement.

     Midland currently maintains an Internet-based investor reporting system,
CMBS Investor Insight(R), that contains performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CMBS Investor Insight through Midland's website at www.midlandls.com. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight.

     As of December 31, 2006, Midland was servicing approximately 22,700 commercial and multifamily mortgage loans with a principal balance of approximately $200.3 billion. The collateral for such loans is located

                                     S-182

in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada.
Approximately 16,500 of such loans, with a total principal balance of approximately $139.4 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income-producing properties.

     Midland has been servicing mortgage loans in commercial mortgage-backed securities transactions since 1992. The table below contains information on the size and growth of the portfolio of commercial and multifamily mortgage loans in commercial mortgage-backed securities and other servicing transactions for which
Midland has acted as master and/or primary servicer from 2004 to 2006.

PORTFOLIO GROWTH -           CALENDAR YEAR END
  MASTER/PRIMARY     (APPROXIMATE AMOUNTS IN BILLIONS)
------------------   ---------------------------------
                       2004        2005        2006
                     ---------   ---------   ---------
CMBS                    $70        $104        $139
Other                   $28        $ 32        $ 61
                        ---        ----        ----
TOTAL                   $98        $136        $200

     Midland acted as servicer with respect to some or all of the mortgage loans being contributed by its parent company, PNC Bank, National Association, prior to their inclusion in the trust fund.

     Wachovia Bank, National Association. Wachovia Bank, National Association
("Wachovia") will act as initial master servicer with respect to the underlying mortgage loans being sold to us by German American Capital Corporation for inclusion in the CD 2007-CD4 securitization transaction. Wachovia is also the master servicer for the Ala Moana Portfolio Mortgage Loan (and the Ala Moana
Portfolio Loan Combination) pursuant to the series CD 2006-CD3 pooling and servicing agreement.

     Wachovia is a national banking association organized under the laws of the
United States of America and is a wholly owned subsidiary of Wachovia
Corporation. Wachovia's principal servicing offices are located at NC 1075, 8739
Research Drive URP4, Charlotte, North Carolina 28262.

     Wachovia has been servicing commercial and multifamily mortgage loans in excess of ten years. Wachovia's primary servicing system runs on EnableUs software. Wachovia reports to trustees in the CMSA format. The table below sets forth information about Wachovia's portfolio of master or primary serviced commercial and multifamily mortgage loans as of the dates indicated:

           COMMERCIAL AND MULTIFAMILY           AS OF DECEMBER   AS OF DECEMBER   AS OF DECEMBER   AS OF DECEMBER
                 MORTGAGE LOANS                    31, 2003         31, 2004         31, 2005         31, 2006
---------------------------------------------   --------------   --------------   --------------   --------------

By Approximate Number........................        10,015           15,531           17,641           20,725
By Approximate Aggregate Unpaid Principal
   Balance (in Billions).....................       $  88.6          $ 141.3          $ 182.5          $ 262.1

     Within this portfolio, as of December 31, 2006, are approximately 17,428 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $207.1 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities. In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wachovia also services whole loans for itself and a variety of investors. The properties securing loans in Wachovia's servicing portfolio as of December 31, 2006 were located in, all
50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin
Islands and Puerto Rico and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties.

     Wachovia utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wachovia to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows

                                     S-183

and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

     The table below sets forth information regarding the aggregate amount of principal and interest advances and servicing advances (i) made by Wachovia, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations master serviced by Wachovia and (ii)
outstanding as of the dates indicated:

                                 SECURITIZED MASTER                         OUTSTANDING
                                 SERVICED PORTFOLIO   OUTSTANDING ADVANCE   ADVANCES AS
             DATE                      (UPB)*            (P&I AND PPA)*       % OF UPB
------------------------------   ------------------   -------------------   -----------

December 31, 2004.............    $113,159,013,933        $129,858,178        0.1%
December 31, 2005.............    $142,222,662,628        $164,516,780        0.1%
December 31, 2006.............    $201,283,960,215        $162,396,491        0.1%

*    "UPB" means unpaid principal balance, "P&I" means principal and interest advances and "PPA" means property protection advances.

     Wachovia is rated by Fitch and S&P as a primary servicer and master servicer. Wachovia's ratings by each of these agencies is outlined below:

                                 FITCH     S&P
                                 -----   ------
Primary Servicer..............   CPS2+   Strong
Master Servicer...............    CMS2   Strong

     The short-term debt ratings of Wachovia are "A-1+" by S&P, "P-1" by Moody's and "F1+" by Fitch.

     Wachovia has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event.
Wachovia's servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wachovia's policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage
Association or the Federal Home Loan Mortgage Corporation.

     Wachovia may perform any of its obligations under the series CD 2007-CD4 pooling and servicing agreement or the series CD 2006-CD3 pooling and servicing agreement, as applicable, through one or more third-party vendors, affiliates or subsidiaries. Wachovia may engage third-party vendors to provide technology or process efficiencies. Wachovia monitors its third-party vendors in compliance with its internal procedures and applicable law. Wachovia has entered into contracts with third-party vendors for the following functions:

     o    monitoring and applying interest rate changes with respect to adjustable rate mortgage loans in accordance with loan documents;

     o    provision of Strategy and Strategy CS software;

     o    identification, classification, imaging and storage of documents;

     o    analysis and determination of amounts to be escrowed for payment of taxes and insurance;

     o    entry of rent roll information and property performance data from operating statements;

                                     S-184

     o    tracking and reporting of flood zone changes;

     o    tracking, maintenance and payment of rents due under ground leases;

     o    abstracting of insurance requirements contained in loan documents;

     o    comparison of insurance certificates to insurance requirements contained in loan documents and reporting of expiration dates and deficiencies, if any;

     o    abstracting of leasing consent requirements contained in loan documents;

     o    legal representation;

     o    assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wachovia;

     o    maintenance and storage of letters of credit;

     o    tracking of anticipated repayment dates for loans with such terms;

     o    reconciliation of deal pricing, tapes and annexes prior to securitization;

     o    entry of new loan data and document collection;

     o    initiation of loan payoff process and provision of payoff quotes;

     o    printing, imaging and mailing of statements to borrowers;

     o    performance of property inspections;

     o    performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes;

     o    review of financial spreads performed by sub-servicers;

     o    review of borrower requests for disbursements from reserves for compliance with loan documents, which are submitted to Wachovia for approval; and

     o    performance of UCC searches and filing of UCCs.

     Wachovia may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on certain loans. Generally, all amounts received by Wachovia on the underlying mortgage loans are initially deposited into a common clearing account with collections on other mortgage loans serviced by Wachovia and are then allocated and transferred to the appropriate account described in, and within the time required by, the series CD 2007-CD4 pooling and servicing agreement, the series
CD 2006-CD3 pooling and servicing agreement or other relevant servicing agreement, as applicable. On the day any amount is to be disbursed by Wachovia, that amount is transferred to a common disbursement account prior to disbursement.

     Wachovia will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion,
Wachovia may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent Wachovia performs custodial functions as a master servicer under the series CD 2007-CD4 pooling and servicing agreement or the

                                     S-185

series CD 2006-CD3 pooling and servicing agreement, as applicable, documents will be maintained in a manner consistent with the servicing standards described in the series CD 2007-CD4 pooling and servicing agreement or the series CD
2006-CD3 pooling and servicing agreement, as applicable.

     There are no legal proceedings pending against Wachovia, or to which any property of Wachovia is subject, that are material to the Certificateholders, nor does Wachovia have actual knowledge of any proceedings of this type contemplated by governmental authorities.

     The information set forth in this section titled "Transaction
Participants--The Servicers" regarding Wachovia has been provided by it.

     Capmark Finance Inc. Capmark Finance Inc. ("Capmark") will act as master servicer with respect to those mortgage loans acquired by us from LaSalle Bank
National Association and Royal Bank of Canada pursuant to the series CD 2007-CD4 pooling and servicing agreement. Capmark's servicing offices are located at 116
Welsh Road, Horsham, Pennsylvania 19044 and its telephone number is (215)
328-1258.

     Capmark is a California corporation and has been servicing mortgage loans in private label commercial mortgage-backed securities transactions since 1995.
As of December 31, 2006, Capmark was the master servicer of a portfolio of multifamily and commercial loans in commercial mortgage-backed securities transactions in the United States totaling approximately $135.3 billion in aggregate outstanding principal balance. The table below contains information on the size and growth of the portfolio of commercial and multifamily loans in commercial mortgage-backed securities transactions in the United States from
2003 to 2006 in respect of which Capmark has acted as master and/or primary servicer.

              YEARS (AMTS IN $ BILLIONS)
            -----------------------------
             2003    2004    2005    2006
            -----   -----   -----   -----
CMBS (US)    99.0   100.2   122.4   135.3
Other       103.3    97.0   102.8   131.5
            -----   -----   -----   -----
TOTAL       202.3   197.2   225.2   266.8
            =====   =====   =====   =====

     Capmark has developed policies and procedures for the performance of its master servicing obligations in compliance with applicable servicing agreements, and the applicable servicing criteria set forth in Item 1122 of Regulation AB.
These policies and procedures include, among other things, sending delinquency notices for loans prior to servicing transfer.

     No securitization transaction involving commercial mortgage loans in which
Capmark was acting as master servicer has experienced a master servicer event of default as a result of any action or inaction of Capmark as master servicer, including as a result of Capmark's failure to comply with the applicable servicing criteria in connection with any securitization transaction.

     GMAC Commercial Mortgage Corporation legally changed its name to Capmark
Finance Inc. in May 2006. Capmark Finance is a wholly owned subsidiary of
Capmark Financial Group Inc. ("Capmark Financial Group"), which is majority owned by an entity controlled by affiliates of Kohlberg Kravis Roberts & Co.
L.P., Five Mile Capital Partners LLC and Goldman Sachs Capital Partners. The
minority owners of Capmark Financial Group consists of GMAC Mortgage Group, Inc.
and certain directors and officers of Capmark Financial Group and its subsidiaries.

     Capmark Servicer Ireland (formerly known as GMAC Commercial Mortgage
Servicing (Ireland) Limited) opened in January 2000 and is headquartered in
Mullingar, Ireland. The Irish unit is engaged in servicing all European loans and deals and, as a general matter, provides certain back office functions for
Capmark's portfolio in the United States.

                                     S-186

     CapMark Overseas Processing India Private Limited opened in September 2002 and was acquired by Capmark in July 2003. CapMark Overseas Processing India
Private Limited is located in Hyderabad (Andra Pradesh), India and provides certain back office functions for Capmark's portfolio in the United States.

     Each of Capmark Servicer Ireland Limited and CapMark Overseas Processing
India Private Limited report to the same managing director of Capmark.

     From time to time Capmark and its affiliates are parties to lawsuits and other legal proceedings arising in the ordinary course of business. Capmark does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service as master servicer.

     LNR Partners, Inc. LNR Partners, Inc. ("LNR Partners"), a Florida
corporation and a subsidiary of LNR Property Holdings, Ltd. ("LNR"), will initially be appointed as special servicer under the series CD 2007-CD4 pooling and servicing agreement. The principal executive offices of LNR Partners are located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139 and its
telephone number is (305) 695-5600. LNR through its subsidiaries, affiliates and joint ventures, is involved in the real estate investment, finance and management business and engages principally in:

     o    acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,

     o    investing in high-yielding real estate loans, and

     o    investing in, and managing as special servicer, unrated and non-investment grade rated commercial mortgaged backed securities
          ("CMBS").

     LNR Partners and its affiliates have substantial experience in working out loans and in performing the other obligations of the special servicer as more particularly described in the series CD 2007-CD4 pooling and servicing agreement, including, but not limited to, processing borrower requests for lender consent to assumptions, leases, easements, partial releases and expansion and/or redevelopment of the mortgaged properties. LNR Partners and its affiliates have been engaged in the special servicing of commercial real estate assets for over 14 years. The number of CMBS pools specially serviced by LNR
Partners and its affiliates has increased from 46 in December 1998 to 193 as of
December 31, 2006. More specifically, LNR Partners (and its predecessors in interest) acted as special servicer with respect to: (a) 84 domestic CMBS pools as of December 31, 2001, with a then current face value in excess of $53 billion; (b) 101 domestic CMBS pools as of December 31, 2002, with a then current face value in excess of $67 billion; (c) 113 domestic CMBS pools as of
December 31, 2003, with a then current face value in excess of $79 billion; (d)
134 domestic CMBS pools as of December 31, 2004, with a then current face value in excess of $111 billion; (e) 142 domestic CMBS pools as of December 31, 2005, with a then current face value in excess of $148 billion and (f) 143 domestic
CMBS pools as of December 31, 2006, with a then current face value in excess of
$201 billion. Additionally, LNR Partners has resolved over $17.4 billion of U.S.
commercial and multifamily loans over the past 14 years, including approximately
$1.1 billion of U.S. commercial and multifamily mortgage loans during 2001, $1.9 billion of U.S. commercial and multifamily mortgage loans during 2002, $1.5 billion of U.S. commercial and multifamily mortgage loans during 2003, $2.1 billion of U.S. commercial and multifamily mortgage loans during 2004, $2.4 billion of U.S. commercial and multifamily mortgage loans during 2005 and $0.9 billion for the twelve months ended December 31, 2006.

     LNR or one of its affiliates generally seeks investments where it has the right to appoint LNR Partners as the special servicer. LNR Partners and its affiliates have regional offices located across the country in Florida, Georgia,
Texas, Massachusetts, North Carolina, California and Colorado, and in Europe, in
England and Germany. As of December 31, 2006, LNR Partners had approximately 180 employees responsible for the special servicing of commercial real estate assets. As of December 31, 2006, LNR Partners and its affiliates specially

                                     S-187

service a portfolio, which included over 23,000 assets in the 50 states and in
Europe with a then current face value in excess of $252 billion, all of which are commercial real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as secure the mortgage loans backing the series CD 2007-CD4 certificates.
Accordingly, the assets of LNR Partners and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. LNR Partners does not service any assets other than commercial real estate assets.

     LNR Partners maintains internal and external watch lists, performs monthly calls with master servicers and conducts overall deal surveillance and shadow servicing. LNR Partners has developed distinct strategies and procedures for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the loan documents) designed to maximize value from the assets for the benefit of the certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the Servicing Standard.
Generally, four basic factors are considered by LNR Partners as part of its analysis and determination of what strategies and procedures to utilize in connection with problem loans. They are (i) the condition and type of mortgaged real property, (ii) the borrower, (iii) the jurisdiction in which the mortgaged real property is located, and (iv) the actual terms, conditions and provisions of the underlying loan documents. After each of these items is evaluated and considered, LNR Partners' strategy is guided by the Servicing Standard and all relevant provisions of the applicable pooling and servicing agreement pertaining to specially serviced and REO mortgage loans.

     LNR Partners has the highest ratings afforded to special servicers by
Fitch, Moody's and S&P, respectively.

     There have not been, during the past three years, any material changes to the policies or procedures of LNR Partners in the servicing function it will perform under the series CD 2007-CD4 pooling and servicing agreement for assets of the same type included in this securitization transaction. LNR Partners has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties with respect to this securitization transaction. LNR Partners does not believe that its financial condition will have any adverse effect on the performance of its duties under the series CD
2007-CD4 pooling and servicing agreement and, accordingly, will not have any material impact on the mortgage pool performance or the performance of the series CD 2007-CD4 certificates. Generally, LNR Partners' servicing functions under pooling and servicing agreements do not include collection on the pool assets, however LNR Partners does maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the applicable servicing standard set forth in each of such pooling and servicing agreements. LNR
Partners does not have any material primary advancing obligations with respect to the CMBS pools as to which it acts as special servicer, except with respect to the obligation to make servicing advances only on specially serviced mortgage loans in five commercial mortgage securitization transactions, and the obligation to make advances of delinquent debt service payments on specially serviced mortgage loans in one commercial mortgage securitization transaction.
Under certain circumstances, LNR Partners also has the obligation to make servicing advances and advances of delinquent debt service payments with respect to one collateralized debt obligation transaction.

     LNR Partners will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, LNR
Partners may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that LNR Partners has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

     No securitization transaction involving commercial, multifamily or manufactured housing community mortgage loans in which LNR Partners was acting as special servicer has experienced an event of default as a

                                     S-188

result of any action or inaction by LNR Partners as special servicer. LNR
Partners has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by LNR Partners with respect to any other securitization transaction involving commercial, multifamily or manufactured housing community mortgage loans in which LNR
Partners was acting as special servicer.

     There are, to the actual current knowledge of LNR Partners, no special or unique factors of a material nature involved in special servicing the particular types of assets included in the subject securitization, as compared to the types of assets specially serviced by LNR Partners in other commercial mortgage backed securitization pools generally, for which LNR Partners has developed processes and procedures which materially differ from the processes and procedures employed by LNR Partners in connection with its specially servicing of commercial mortgaged backed securitization pools generally.

     There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against LNR Partners or of which any of its property is the subject, that is material to the series CD
2007-CD4 certificateholders.

     LNR Partners is not an affiliate of the depositor, the sponsor(s), the issuing entity, the master servicers, the trustee, the certificate administrator or any originator of any of the underlying mortgage loans identified in this prospectus supplement.

     LNR Securities Holdings, LLC, an affiliate of LNR Partners, will acquire an interest in one or more classes of the series CD 2007-CD4 certificates.
Otherwise, except for LNR Partners acting as special servicer for this securitization transaction, there are no specific relationships that are material involving or relating to this securitization transaction or the securitized mortgage loans between LNR Partners or any of its affiliates, on the one hand, and the depositor, sponsor(s) or the trust, on the other hand, that currently exist or that existed during the past two years. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm's length transaction with an unrelated third party - apart from the subject securitization transaction - between LNR Partners or any of its affiliates, on the one hand, and the depositor, the sponsor(s) or the trust, on the other hand, that currently exist or that existed during the past two years and that are material to an investor's understanding of the offered certificates.

     J.E. Robert Company, Inc. J.E. Robert Company, Inc. ("JER"), a Virginia
corporation, will initially be appointed as the special servicer of the Ala
Moana Portfolio Loan Combination pursuant to the series CD 2006-CD3 pooling and servicing agreement and as such, will be responsible for servicing the Ala Moana
Portfolio Loan Combination. The principal offices of JER are located at 1650
Tysons Boulevard, Suite 1600, McLean, Virginia, and its telephone number is
703-714-8000.

     JER, through its subsidiaries, affiliates and joint ventures is involved in the real estate investment, finance and management business and engages principally in:

     o    acquiring, developing, repositioning, managing and selling commercial and multifamily real estate properties;

     o    equity and debt investments in, and recapitalizations of, operating companies with significant real estate assets;

     o    investing in high-yielding real estate loans; and

     o    Investing in, and managing as special servicer, unrated,
          non-investment grade and investment grade securities issued pursuant to commercial mortgage loan securitization transactions.

                                     S-189

     In the ordinary course of business for JER and its affiliates, the assets of JER and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for, among other things, tenants, purchasers and financing.

     JER has substantial experience in working out mortgage loans and has been engaged in investing and managing commercial real estate assets since 1981 and servicing commercial mortgage loan securitization assets since 1992. JER has a special servicer rating of "CSS1" from Fitch. JER is also on S&P's Select
Servicer list as a U.S. Commercial Mortgage Special Servicer and is ranked
"STRONG" by S&P. The ratings of JER as a special servicer are based on an examination of many factors, including its financial condition, management team, organizational structure and operating history.

     The number of commercial mortgage loan securitizations serviced by JER has increased from 10 as of December 31, 2003 to 21 as of December 31, 2006. JER
acted as special servicer with respect to: (a) 10 commercial mortgage loan securitizations containing over 250 mortgage loans as of December 31, 2003, with an aggregate outstanding principal balance in excess of $1.6 billion; (b) 13 commercial mortgage loan securitizations containing over 550 mortgage loans as of December 31, 2004, with an aggregate outstanding principal balance in excess of $5.0 billion; (c) 17 commercial mortgage loan securitizations containing over
1,800 mortgage loans as of December 31, 2005, with an aggregate outstanding principal balance in excess of $21.7 billion; and (d) 21 commercial mortgage loan securitizations containing over 3,000 mortgage loans as of December 31,
2006, with an aggregate outstanding principal balance in excess of $37.6 billion.

     Since its inception in 1981 and through December 31, 2006, JER as special servicer has resolved approximately 1,790 mortgage loans, with an aggregate principal balance of approximately $2.2 billion. Over the past three years, from
2004 through 2006, JER in its capacity as special servicer has resolved over
$485 million of U.S. commercial and multifamily mortgage loans. As of December
31, 2006, JER was administering approximately nine (9) assets as special servicer with an outstanding principal balance of approximately $50 million.
Those commercial real estate assets include mortgage loans secured by the same type of income producing properties as those securing the Mortgage Loans backing the certificates.

     All of the specially serviced commercial mortgage loans are serviced in accordance with the applicable procedures set forth in the related pooling and servicing agreement that governs those assets. JER will service the Ala Moana
Portfolio Loan Combination in accordance with the procedures set forth in the series CD 2006-CD3 pooling and servicing agreement, in accordance with the mortgage loan documents and applicable laws, and in each case, subject to the
Servicing Standard. JER is not aware of any unique factors involved in servicing the Ala Moana Portfolio Loan Combination.

     JER has developed policies, procedures and processes regarding its special servicing obligations in respect of commercial mortgage loans and the underlying real properties, including managing delinquent loans and loans subject to the bankruptcy of the borrower. These policies, procedures and processes require that all actions taken by JER as special servicer comply with the requirements of the applicable pooling and servicing agreements. During the past three years, there have been no material changes to JER's special servicing policies, procedures and processes. Included in these policies, procedures and processes is the requirement that the special servicer shall segregate and hold all funds collected and received in connection with the operation of each REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to each REO Property one or more accounts held in trust for the benefit of the certificateholders (and the holder of any related subordinate companion loan if in connection with a loan combination). The funds in this account or accounts will not be commingled with the funds of the special servicer, or the funds of any of the special servicer's other serviced assets that are not serviced pursuant to the series CD 2006-CD3 pooling and servicing agreement.

                                     S-190

     JER occasionally engages consultants to perform property inspections and to provide surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction.

     JER does not believe that its financial condition will have any adverse effect on the performance of its duties under the series CD 2006-CD3 pooling and servicing agreement and, accordingly, will not have any material impact on the mortgage pool performance or the performance of the certificates. JER does not have any advancing obligations for principal and interest with respect to the commercial mortgage loan securitizations as to which it acts as special servicer. JER is permitted to make servicing advances with respect to the mortgage loans as to which it acts as special servicer, at its option and in accordance with the terms of the applicable pooling and servicing agreements.
JER has made all advances required to be made on commercial mortgage loans serviced by it during the past three years and during the same period has not defaulted in respect of any such advance obligations.

     JER will not have any primary custodial responsibility for original documents evidencing the underlying mortgage loans. Under very limited circumstances set forth in the series CD 2006-CD3 pooling and servicing
Agreement, JER may have physical custody of certain documents such as promissory notes as necessary for enforcement actions or sale transactions involving particular mortgage loans or REO property. To the extent that JER has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard and JER's policies, procedures and processes.

     From time-to-time, JER may become a party to lawsuits and other legal proceedings arising in the ordinary course of business. JER does not believe that any such lawsuits or legal proceedings would, individually or in aggregate, have a material adverse effect on its business or its ability to serve as special servicer in this or any other transactions. There are currently no legal proceedings pending and no legal proceedings known to be contemplated by governmental authorities, against JER, or of which any of its property is the subject, that is material to the certificateholders.

     JER is not an affiliate of the depositor, the sponsor(s), the trust, the master servicers, the trustee, the certificate administrator or any originator of any underlying mortgage loans identified in this prospectus supplement. There are no specific relationships involving or relating to this transaction or the securitized mortgage loans between JER, on the one hand, and the depositor, sponsor(s) or the trust, on the other hand. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that would have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm's length transaction with an unrelated third party, apart from this transaction, between JER, on the one hand, and the depositor, the sponsor(s) or the trust, on the other hand, that currently exist or that existed during the past two years.

     No securitization transaction involving commercial or multifamily mortgage loans in which JER was acting as special servicer has experienced an event of default as a result of any action on inaction performed by JER as special servicer. In addition, there has been no previous disclosure of material non-compliance with servicing criteria by JER with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which JER was acting as special servicer.

     The information set forth in this prospectus supplement concerning JER has been provided by it.

THE TRUSTEE

     Wells Fargo Bank, N.A. ("Wells Fargo"), will act as trustee and custodian under the series CD 2007-CD4 pooling and servicing agreement, on behalf of the certificateholders. Wells Fargo is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $483 billion in assets, approximately 23 million customers and 167,000 employees as of

                                     S-191

September 30, 2006, Wells Fargo & Company is among the leading U.S. bank holding companies, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States. Wells Fargo provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The depositor and servicers may maintain banking and other commercial relationships with Wells Fargo and its affiliates. Wells
Fargo's principal corporate trust offices are located at 9062 Old Annapolis
Road, Columbia, Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota
55479-0113.

     Wells Fargo has provided corporate trust services since 1934. Wells Fargo acts as trustee with respect to a variety of transactions and asset types including corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations. As of December 31, 2006, Wells
Fargo was acting as trustee on over 285 series of commercial mortgage-backed securities with an aggregate principal balance of over $290 billion.

     In its capacity as trustee on commercial mortgage securitizations, Wells
Fargo is generally required to make an advance if the related master servicer(s)
or special servicer fails to make a required advance. In the past three years,
Wells Fargo has not been required to make an advance on a commercial mortgage-backed securities transaction.

     Wells Fargo Bank's assessment of compliance with applicable servicing criteria for the twelve months ended December 31, 2006, furnished pursuant to
Item 1122 of Regulation AB, discloses that it was not in compliance with the
1122(d)(3)(i) servicing criterion during that reporting period. The assessment of compliance indicates that certain monthly investor or remittance reports included errors in the calculation and/or the reporting of delinquencies for the related pool assets, which errors may or may not have been material, and that all such errors were the result of data processing errors and/or the mistaken interpretation of data provided by other parties participating in the servicing function. The assessment further states that all necessary adjustments to Wells
Fargo Bank's data processing systems and/or interpretive clarifications have been made to correct those errors and to remedy related procedures. Despite the fact that the platform of transactions to which such assessment of compliance relates included commercial mortgage-backed securities transactions, the errors described above did not occur with respect to any such commercial mortgage-backed securities transactions.

     Wells Fargo is acting as custodian of the mortgage loan files pursuant to the series CD 2007-CD4 pooling and servicing agreement. In that capacity, Wells
Fargo is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the trustee and the certificateholders. Wells
Fargo maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction and/or issuer. Wells Fargo has been engaged in the mortgage document custody business for more than 25 years.
Wells Fargo maintains its commercial document custody facilities in Minneapolis,
Minnesota. As of December 31, 2006, Wells Fargo was acting as custodian of more than 43,000 commercial mortgage loan files.

     Wells Fargo has served as loan file custodian for various mortgage loans owned by the depositor or an affiliate of the depositor, including for mortgage loans included in the Trust. The terms of the custodial agreement are customary for the commercial mortgage backed securities industry and provide for the delivery, receipt, review and safekeeping of mortgage loans files. The terms of the series CD 2007-CD4 pooling and servicing agreement with respect to the custody of the mortgage loans supersede any such custodial agreement.

     There are no legal proceedings pending against Wells Fargo, or to which any property of Wells Fargo is subject, that is material to the certificateholders, nor does Wells Fargo have actual knowledge of any proceedings of this type contemplated by governmental authorities.

                                     S-192

     In addition to having express duties under the series CD 2007-CD4 pooling and servicing agreement, the trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law. In general, the trustee will be subject to certain federal laws and, because the series CD 2007-CD4 pooling and servicing agreement is governed by New York law, certain New York state laws. As a national bank acting in a fiduciary capacity, the trustee will, in the administration of its duties under the series CD 2007-CD4 pooling and servicing agreement, be subject to certain regulations promulgated by the Office of the
Comptroller of the Currency, specifically those set forth in Chapter 12, Part 9 of the Code of Federal Regulations. New York common law has required fiduciaries of common law trusts formed in New York to perform their duties in accordance with the "prudent person" standard, which, in this transaction, would require the trustee to exercise such diligence and care in the administration of the trust as a person of ordinary prudence would employ in managing his own property. However, under New York common law, the application of this standard of care can be restricted contractually to apply only after the occurrence of a default. The series CD 2007-CD4 pooling and servicing agreement provides that the trustee is subject to the prudent person standard only for so long as an event of default has occurred and remains uncured.

THE CERTIFICATE ADMINISTRATOR

     LaSalle Bank National Association ("LaSalle Bank"), a national banking association, will act as certificate administrator under the series CD 2007-CD4 pooling and servicing agreement, on behalf of the series CD 2007-CD4 certificateholders. LaSalle Bank's corporate trust office is located at 135
South LaSalle Street, Suite 1625, Chicago, Illinois, 60603, Attention: Global
Securities and Trust Services--CD 2007-CD4 Commercial Mortgage Trust or at such other address as the LaSalle Bank may designate from time to time.

     LaSalle Bank is a national banking association formed under the federal laws of the United States of America. Its parent company, LaSalle Bank
Corporation, is an indirect subsidiary of ABN AMRO Bank N.V., a Netherlands banking corporation. LaSalle Bank has extensive experience serving as paying agent on securitizations of commercial mortgage loans. Since 1994, LaSalle Bank has served as trustee or paying agent on over 685 commercial mortgage-backed security transactions involving assets similar to the mortgage loans to be included in the trust. As of December 30, 2006, LaSalle Bank served as trustee or paying agent in over 460 commercial mortgage-backed security transactions.

     LaSalle Bank and CGMRC are parties to a custodial agreement whereby LaSalle
Bank, for consideration, provides custodial services to CGMRC for certain commercial mortgage loans originated or purchased by it. Pursuant to this custodial agreement, LaSalle Bank is currently providing custodial services for most of the mortgage loans to be sold by CGMRC to us in connection with the series CD 2007-CD4 securitization transaction. The terms of the custodial agreement are customary for the commercial mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

     Using information set forth in this prospectus supplement, the certificate administrator will develop the cashflow model for the trust. Based on the monthly mortgage loan information provided by the master servicers, the certificate administrator will calculate the amount of principal and interest to be paid to each class of series CD 2007-CD4 certificates on each distribution date. In accordance with the cashflow model and based on the monthly mortgage loan information provided by the master servicers, the certificate administrator will perform distribution calculations, remit distributions on the distribution date to series CD 2007-CD4 certificateholders and prepare a monthly statement to series CD 2007-CD4 certificateholders detailing the payments received and the activity on the mortgage loans during the related collection period. In performing these obligations, the certificate administrator will be able to conclusively rely on the information provided to it by the master servicers, and the certificate administrator will not be required to recompute, recalculate or verify the information provided to it by the master servicers.

                                     S-193

     The depositor may maintain other banking relationships in the ordinary course of business with the paying agent. The long-term unsecured debt of
LaSalle Bank is rated "A+" by S&P, "Aa3" by Moody's and "AA" by Fitch.

     There are no legal proceedings pending against LaSalle Bank, or to which any property of LaSalle Bank is subject, that is material to the certificateholders, nor does LaSalle Bank have actual knowledge of any proceedings of this type contemplated by governmental authorities.

         AFFILIATIONS AND CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Citigroup Global Markets Realty Corp. (one of the sponsors) and Citigroup
Global Markets Inc. (one of the underwriters) are affiliated with us and each other.

     German American Capital Corporation (one of the sponsors) and Deutsche Bank
Securities Inc. (one of the underwriters) are affiliated with each other.

     LaSalle Bank National Association (one of the sponsors and also the certificate administrator) and LaSalle Financial Services, Inc. (one of the
underwriters) are affiliated with each other.

     PNC Bank, National Association (one of the sponsors), PNC Capital Markets
LLC (one of the underwriters) and Midland Loan Services, Inc. (one of the master servicers) are affiliated with each other.

     Royal Bank of Canada (one of the sponsors) and RBC Capital Markets
Corporation (one of the underwriters) are affiliated with each other.

     American Capital Strategies, Ltd., a Delaware corporation, will be the seller of 13 of the underlying mortgage loans to GACC and will be obligated to cure or, failing cure, repurchase any of those underlying mortgage loans in the event of a material breach of a representation or warranty or a material defect in the related loan documents. American Capital Strategies Ltd. will also be the initial series CD 2007-CD4 controlling class representative.

     We, the sponsors, the master servicers, the special servicer and our and/or their respective affiliates may from time to time maintain and enter into other banking and trustee relationships in the ordinary course of business with the trustee, the certificate administrator and their affiliates. See also
"Transaction Participants--The Trustee" and "Transaction Participants--The
Certificate Administrator" in this prospectus supplement.

             THE SERIES CD 2007-CD4 POOLING AND SERVICING AGREEMENT

GENERAL

     The parties to the series CD 2007-CD4 pooling and servicing agreement will consist of us, the trustee, the certificate administrator, the master servicers and the special servicer. The series CD 2007-CD4 pooling and servicing agreement will govern, among other things:

     o    the issuance of the series CD 2007-CD4 certificates;

     o    the formation of the issuing entity;

     o    the transfer of the initial trust assets to the issuing entity;

                                     S-194

     o    the retention of the trust assets on behalf of the series CD 2007-CD4 certificateholders; and

     o    the servicing and administration of the underlying mortgage loans
          (other than the Ala Moana Portfolio Mortgage Loan, the Mall of America
          Mortgage Loan, the DB AmeriCold Portfolio Mortgage Loan and the JQH
          Hotel Portfolio B-Note Mortgage Loan), as well as the servicing and administration of (a) the Serviced Non-Trust Loans, and (b) any REO
          Properties acquired by the special servicer on behalf of the series CD
          2007-CD4 certificateholders and, if and when applicable, the Serviced
          Non-Trust Loan Noteholders as a result of foreclosure or other similar action.

     In general, most of the servicing and administrative responsibilities for each of the Ala Moana Portfolio Mortgage Loan, the Mall of America Mortgage
Loan, the DB AmeriCold Portfolio Mortgage Loan and the JQH Hotel Portfolio
B-Note Mortgage Loan are governed by a pooling and servicing agreement other than the series CD 2007-CD4 pooling and servicing agreement. Each such underlying mortgage loan is part of a Loan Combination that also includes a
Non-Trust Loan that has been previously securitized. Accordingly, the Ala Moana
Portfolio Mortgage Loan is being serviced pursuant to the pooling and servicing agreement for the series CD 2006-CD3 commercial mortgage securitization transaction, the Mall of American Mortgage Loan is being serviced pursuant to the pooling and servicing agreement for the series COMM 2006-C8 commercial mortgage securitization transaction, the DB AmeriCold Portfolio Mortgage Loan is being serviced pursuant to the pooling and servicing agreement for the series
JPMCC 2007-CIBC18 commercial mortgage securitization transaction, and the JQH
Hotel Portfolio B-Note Mortgage Loan is being serviced pursuant to the pooling and servicing agreement for the series JPMCC 2006-LDP7 commercial mortgage securitization transaction. We refer to the Ala Moana Portfolio Mortgage Loan, the Mall of America Mortgage Loan, the DB AmeriCold Portfolio Mortgage Loan and
the JQH Hotel Portfolio B-Note Mortgage Loan collectively as the Outside
Serviced Mortgage Loans and to the related Loan Combinations as the Outside
Serviced Loan Combinations. Notwithstanding the foregoing, Wachovia will have certain limited master servicing obligations with respect to the Ala Moana
Portfolio Mortgage Loan, the Mall of America Mortgage Loan, the DB AmeriCold
Portfolio Mortgage Loan and the JQH Hotel Portfolio B-Note Mortgage Loan under the series CD 2007-CD4 pooling and servicing agreement.

     The following summaries describe some of the material provisions of the series CD 2007-CD4 pooling and servicing agreement. In addition, see
"Description of the Mortgage Pool--Assignment of the Mortgage Loans; Repurchases
and Substitutions," "--Representations and Warranties; Repurchases and
Substitutions" and "Description of the Offered Certificates" in this prospectus supplement and "Description of the Governing Documents" in the accompanying base prospectus.

OVERVIEW OF SERVICING

     The series CD 2007-CD4 pooling and servicing agreement provides that the master servicers and the special servicer must each service and administer the mortgage loans and any REO Properties in the trust fund for which it is responsible, directly or through sub-servicers, in accordance with--

     o    any and all applicable laws,

     o    the express terms of the series CD 2007-CD4 pooling and servicing agreement,

     o    the express terms of the subject mortgage loans and any and all related intercreditor, co-lender and/or similar agreements, and

     o    to the extent consistent with the foregoing, the Servicing Standard.

                                     S-195

     In general, each master servicer will be responsible for the servicing and administration of each underlying mortgage loan (other than the Outside Serviced
Mortgage Loans) for which it is the applicable master servicer and any related
Serviced Non-Trust Mortgage Loan--

     o    as to which no Servicing Transfer Event has occurred, or

     o    that has been worked-out following a Servicing Transfer Event and as to which no new Servicing Transfer Event has occurred.

     The special servicer, on the other hand, will be responsible for the servicing and administration of each underlying mortgage loan (other than, if applicable, an Outside Serviced Mortgage Loan) and any related Serviced
Non-Trust Loan as to which a Servicing Transfer Event has occurred and which has not yet become a worked-out mortgage loan with respect to that Servicing
Transfer Event. The special servicer will also be responsible for the administration of each REO Property acquired by the issuing entity (other than any REO Property that relates to an Outside Serviced Mortgage Loan).

     Despite the foregoing, the series CD 2007-CD4 pooling and servicing agreement will require the applicable master servicer to continue to receive information (which information, with respect to each Outside Serviced Mortgage
Loan, will be received from the applicable master servicer under the applicable other pooling and servicing agreement) and prepare all reports to the certificate administrator required to be received or prepared with respect to any specially serviced mortgage loans in the trust fund and, otherwise, to render other incidental services with respect to any such specially serviced mortgage loans. In addition, the special servicer will perform limited duties and have certain approval rights regarding servicing actions with respect to non-specially serviced mortgage loans (other than the Outside Serviced Mortgage
Loans) in the trust fund. None of the master servicers or the special servicer will have responsibility for the performance by another servicer of its respective obligations and duties under the series CD 2007-CD4 pooling and servicing agreement.

     Each master servicer will transfer servicing of an underlying mortgage loan for which it is responsible under the series CD 2007-CD4 pooling and servicing agreement to the special servicer upon the occurrence of a Servicing Transfer
Event with respect to that mortgage loan. The special servicer will return the servicing of that mortgage loan to the applicable master servicer, and that mortgage loan will be considered to have been worked-out, if and when all
Servicing Transfer Events with respect to that mortgage loan cease to exist in accordance with the definition of "Servicing Transfer Event" in the glossary to this prospectus supplement.

     In general, subject to the discussion under "--The Series CD 2007-CD4
Controlling Class Representative, the Class WFC Representative and the Serviced
Non-Trust Loan Noteholders" below, the applicable master servicer and/or, if a
Servicing Transfer Event exists, the special servicer will be responsible for servicing and administering each Serviced Loan Combination under the series CD
2007-CD4 pooling and servicing agreement and the related co-lender or intercreditor agreement on behalf of the issuing entity, as holder of the related underlying mortgage loan, and the related Serviced Non-Trust Loan
Noteholders generally as if the entire Serviced Loan Combination were a mortgage loan in the trust fund. A Servicing Transfer Event with respect to any mortgage loan that is part of a Serviced Loan Combination will generally result in a transfer of servicing of the entire such Serviced Loan Combination to the special servicer; provided that if, subject to the terms, conditions and limitations of the related Co-Lender Agreement, a Serviced Non-Trust Loan
Noteholder prevents the occurrence of a Servicing Transfer Event with respect to the related mortgage loan in the trust fund through the exercise of cure rights as set forth in the related Co-Lender Agreement, then the existence of that
Servicing Transfer Event with respect to the related Serviced Non-Trust Loan will not, in and of itself, result in the existence of a Servicing Transfer
Event with respect to the related mortgage loan in the trust fund, or the transfer to special servicing of the applicable Serviced Loan Combination
(provided that a separate Servicing Transfer Event may occur with respect thereto).

                                     S-196

SUB-SERVICERS

     Some of the mortgage loans that we intend to include in the trust fund are currently being serviced by third-party servicers that are entitled to and will become sub-servicers of these loans on behalf of the master servicers. In general, neither the trustee nor any other successor master servicer may terminate the sub-servicing agreement for any of those sub-servicers without cause.

     Pursuant to the series CD 2007-CD4 pooling and servicing agreement, the master servicers and the special servicer may enter into sub-servicing agreements to provide for the performance by third parties of any or all of their respective obligations under the series CD 2007-CD4 pooling and servicing agreement, provided that in each case, the sub-servicing agreement: (i) is materially consistent with the series CD 2007-CD4 pooling and servicing agreement, requires the sub-servicer to comply with all of the applicable conditions of the series CD 2007-CD4 pooling and servicing agreement, and, provides for certain material events of default with respect to the sub-servicer; (ii) provides that if a master servicer or the special servicer, as the case may be, will for any reason no longer act in such capacity under the series CD 2007-CD4 pooling and servicing agreement (including by reason of an
Event of Default), the trustee or its designee may assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the subject master servicer or the special servicer, as the case may be, under such agreement or may terminate such sub-servicing agreement without cause
(except that the sub-servicing agreements with any of certain designated sub-servicers may only be terminated for cause); (iii) provides that the trustee, for the benefit of the series CD 2007-CD4 certificateholders and, in the case of a sub-servicing agreement relating to a Serviced Loan Combination, the related Serviced Non-Trust Loan Noteholder(s), shall each be a third-party beneficiary under such agreement; (iv) permits any purchaser of an underlying mortgage loan to terminate such agreement with respect to such purchased mortgage loan at its option and without penalty; (v) does not permit the sub-servicer to enter into or consent to certain modifications, extensions, waivers or amendments or otherwise take certain actions on behalf of the applicable master servicer or the special servicer without the consent of the subject master servicer or special servicer, as the case may be; and (vi) does not permit the sub-servicer any direct rights of indemnification that may be satisfied out of assets of the trust fund. In addition, pursuant to the series
CD 2007-CD4 pooling and servicing agreement, each sub-servicing agreement entered into by a master servicer must provide that such agreement shall, with respect to any underlying mortgage loan, terminate at the time such underlying mortgage loan becomes a specially serviced mortgage loan (or, alternatively, be subject to the special servicer's rights to service such mortgage loan for so long as such mortgage loan continues to be a specially serviced mortgage loan), and each sub-servicing agreement entered into by the special servicer shall relate only to specially serviced mortgage loans and shall terminate with respect to any such underlying mortgage loan which ceases to be a specially serviced mortgage loan.

     References in the series CD 2007-CD4 pooling and servicing agreement, and under this "The Series CD 2007-CD4 Pooling and Servicing Agreement" section, to actions taken or to be taken by a master servicer or the special servicer include actions taken or to be taken by a sub-servicer on behalf of the applicable master servicer or the special servicer, as the case may be; and, in connection therewith, all amounts advanced by any sub-servicer to satisfy the obligations of the applicable master servicer or the special servicer under the series CD 2007-CD4 pooling and servicing agreement to make P&I advances or servicing advances are deemed to have been advanced by the applicable master servicer or the special servicer, as the case may be, out of its own funds and, accordingly, such advances will be recoverable by such sub-servicer in the same manner and out of the same funds as if such sub-servicer were the applicable master servicer or the special servicer, as the case may be. The series CD
2007-CD4 pooling and servicing agreement provides that, for so long as they are outstanding, advances under any sub-servicing agreement will accrue interest at the rate set forth in the series CD 2007-CD4 pooling and servicing agreement, such interest to be allocable between the applicable master servicer or the special servicer, as the case may be, and such sub-servicer as they may agree.
For purposes of the series CD 2007-CD4 pooling and servicing agreement, the applicable master servicer and the special servicer each will be deemed to have received any payment when a sub-servicer retained by it receives such payment.

                                     S-197

     The series CD 2007-CD4 pooling and servicing agreement requires the master servicers and the special servicer, for the benefit of the trustee, of the series CD 2007-CD4 certificateholders and, in the case of a Serviced Loan
Combination, of the related Serviced Non-Trust Loan Noteholder(s), to monitor the performance and enforce the obligations of their respective sub-servicers under the related sub-servicing agreements. Further, the series CD 2007-CD4 pooling and servicing agreement provides that, notwithstanding any sub-servicing agreement, the master servicers and the special servicer will each remain obligated and liable to the trustee, the series CD 2007-CD4 certificateholders and the Serviced Non-Trust Loan Noteholders for the performance of their respective obligations and duties under the series CD 2007-CD4 pooling and servicing agreement as if each alone were servicing and administering the subject mortgage loans and the master servicers and the special servicer will each be responsible (without right of reimbursement) for all compensation of each sub-servicer retained by it.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The Master Servicing Fee. The principal compensation to be paid to each master servicer with respect to its master servicing activities will be the master servicing fee.

     The master servicing fee will be earned with respect to each and every mortgage loan in the trust fund, including:

     o    each such mortgage loan that is a specially serviced mortgage loan, if any;

     o    each such mortgage loan, if any, as to which the corresponding mortgaged real property has become an REO Property;

     o    each such mortgage loan, if any, that has been defeased; and

     o    each Outside Serviced Mortgage Loan.

     In the case of each mortgage loan in the trust fund, the master servicing fee will:

     o    be calculated on generally the same interest accrual basis (i.e., an
          Actual/360 Basis or a 30/360 Basis) as is applicable to the accrual of interest with respect to that mortgage loan;

     o    accrue at the related master servicing fee rate, which will vary on a loan-by-loan basis;

     o    accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan; and

     o    be payable monthly from amounts received with respect to, or allocable as recoveries of, interest on that mortgage loan or, following liquidation of that mortgage loan and any related REO Property, from general collections on the other mortgage loans and REO Properties in the trust fund.

     For purposes of this prospectus supplement, master servicing fees include primary servicing fees payable to the sub-servicers retained by the master servicers.

     In addition, a separate servicing fee calculated at 0.01% per annum will be paid to the applicable other master servicer with respect to each Outside
Serviced Mortgage Loan pursuant to the applicable other pooling and servicing agreement that governs the servicing thereof.

     Subject to certain conditions, each master servicer is entitled, under the series CD 2007-CD4 pooling and servicing agreement, to receive, or to assign or pledge to any qualified institutional buyer or institutional accredited investor
(other than a Plan), an excess servicing strip, which is a portion of the master servicing fee. If

                                      S-198

an initial master servicer resigns or is terminated as master servicer, it (or its assignee) will continue to be entitled to receive the excess servicing strip and will be paid that excess servicing strip, except to the extent that any portion of the excess servicing strip is needed to compensate any successor master servicer for assuming the duties of the departing master servicer under the series CD 2007-CD4 pooling and servicing agreement. We make no representation or warranty regarding whether, following any resignation or termination of any entity acting as one of the initial master servicers, (a) any holder of the excess servicing strip would dispute the trustee's determination that any portion of the excess servicing strip was necessary to compensate a successor master servicer or (b) the ability of the trustee to successfully recapture the excess servicing strip or any portion of that strip from any holder of the excess servicing strip, in particular if that holder were the subject of a bankruptcy or insolvency proceeding.

     After the occurrence, and during the continuance, of an A/B Material
Default, master servicing fees are payable with respect to the MezzCap Loan
Combinations out of collections on the entire such loan combination.

     Prepayment Interest Shortfalls. The series CD 2007-CD4 pooling and servicing agreement will provide that, if any Prepayment Interest Shortfall is incurred by reason of a voluntary principal prepayment being made by a borrower with respect to any of the underlying mortgage loans during any collection period (other than out of insurance proceeds, condemnation proceeds or liquidation proceeds), then the applicable master servicer must make a non-reimbursable payment with respect to the related distribution date in an amount equal to the lesser of:

     o    the amount of the subject Prepayment Interest Shortfall; and

     o    the sum of--

          1.   the master servicing fees (in each case calculated for this purpose only at a rate of 0.01% per annum) received by the applicable master servicer during such collection period on the underlying mortgage loans serviced by that master servicer, and

          2.   all Prepayment Interest Excesses received by the applicable master servicer during such collection period on the underlying mortgage loans;

provided that if a Prepayment Interest Shortfall occurs as a result of a master servicer's allowing the borrower to deviate from the terms of the related loan documents regarding principal prepayments (other than (a) subsequent to a material default under the related loan documents, (b) pursuant to applicable law or court order or (c) at the request or with the consent of the special servicer or the series CD 2007-CD4 controlling class representative), then the amount in clause 1. of the second bullet of this sentence will be replaced with the sum of (x) all master servicing fees payable to that master servicer with respect to the underlying mortgage loans for the subject collection period, inclusive of any portion thereof payable to a third-party primary servicer and inclusive of any excess servicing strip and (y) any investment income earned on the related principal prepayment during such collection period while on deposit in that master servicer's collection account. Any Prepayment Interest Excesses received by a master servicer not otherwise applied as described in the prior sentence will be applied, to the extent necessary, to cover any Prepayment
Interest Shortfall related to a loan serviced by that master servicer not otherwise offset by the payments described in the prior sentence.

     No other master servicing compensation will be available to cover
Prepayment Interest Shortfalls.

     Any payments made by a master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls will be included in the Total
Available P&I Funds for that distribution date, as described under "Description of the Offered Certificates--Payments" in this prospectus supplement. If the amount of Prepayment Interest Shortfalls incurred with respect to the mortgage pool during any collection period exceeds the total of any and all payments made by the master servicers with respect to the related distribution date to cover
Prepayment Interest Shortfalls, then the resulting Net Aggregate Prepayment
Interest Shortfall will be allocated among the

                                      S-199

respective interest-bearing classes of the series CD 2007-CD4 certificates, in reduction of the interest payable thereon, as and to the extent described under
"Description of the Offered Certificates--Payments--Payments of Interest" in
this prospectus supplement.

     The master servicers will not cover any interest shortfalls similar to
Prepayment Interest Shortfalls that occur by reason of involuntary prepayments made with insurance proceeds, condemnation proceeds and/or liquidation proceeds.

     Principal Special Servicing Compensation. The principal compensation to be paid to the special servicer with respect to its special servicing activities in respect of the underlying mortgage loans (other than the Outside Serviced
Mortgage Loans) will be:

     o    the special servicing fee;

     o    the liquidation fee; and

     o    the workout fee.

     The Special Servicing Fee. The special servicing fee will be earned with respect to any underlying mortgage loan (other than the Outside Serviced
Mortgage Loans):

     o    that is being specially serviced by the special servicer; or

     o    as to which the corresponding mortgaged real property has become an
          REO Property.

     In the case of each underlying mortgage loan that satisfies the criteria described in the foregoing paragraph, the special servicing fee will:

     o    be calculated on generally the same interest accrual basis (i.e., an
          Actual/360 Basis or a 30/360 Basis) as is applicable to the accrual of interest with respect to that mortgage loan;

     o    accrue at a special servicing fee rate of 0.25% per annum;

     o    accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan; and

     o    generally be payable monthly from general collections on all the mortgage loans and any REO Properties in the trust fund, that are on deposit in the applicable master servicer's collection account from time to time.

     The Workout Fee. The special servicer will, in general, be entitled to receive a workout fee with respect to each underlying mortgage loan (other than the Outside Serviced Mortgage Loans) as to which, following a period of special servicing and resolution of all applicable Servicing Transfer Events, servicing thereof has been returned to the applicable master servicer. The workout fee for any such underlying mortgage loan will generally be payable out of, and will be calculated by application of a workout fee rate of 1.0% to, each collection of interest, other than Default Interest and Post-ARD Additional Interest, and principal received on the subject mortgage loan for so long as it remains a worked-out mortgage loan.

     The workout fee with respect to any underlying mortgage loan referred to in the prior paragraph will cease to be payable if a new Servicing Transfer Event occurs with respect to that loan or if the related mortgaged real property becomes an REO Property. However, a new workout fee would become payable if the subject underlying mortgage loan again became a worked-out mortgage loan with respect to that new Servicing Transfer Event.

                                      S-200

     If the special servicer is terminated or resigns, then it will retain the right to receive any and all workout fees payable with respect to mortgage loans
(other than the Outside Serviced Mortgage Loans) that were worked-out -- or, in some cases, about to be worked out -- by it during the period that it acted as special servicer and as to which no new Servicing Transfer Event had occurred as of the time of its termination or resignation. The successor special servicer will not be entitled to any portion of those workout fees.

     Although workout fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any workout fee may reduce amounts payable to the holders of the offered certificates.

     The Liquidation Fee. Except as described in the next paragraph, the special servicer will be entitled to receive a liquidation fee with respect to: (a) any specially serviced mortgage loan in the trust fund (or any Qualified Substitute
Mortgage Loan delivered in replacement thereof by the related mortgage loan seller), other than an Outside Serviced Mortgage Loan, for which it obtains a full, partial or discounted payoff; and (b) any specially serviced mortgage loan or REO Property in the trust fund (or any Qualified Substitute Mortgage Loan delivered in replacement thereof by the related mortgage loan seller), other than an Outside Serviced Mortgage Loan or any related REO Property, as to which it receives any liquidation proceeds, sale proceeds or REO revenues, including any specially serviced mortgage loan (other than an Outside Serviced Mortgage
Loan) repurchased by the applicable mortgage loan seller outside of the required cure period (as that cure period may be extended) as described under
"Description of the Mortgage Pool--Assignment of the Mortgage Loans; Repurchases
and Substitutions" and "--Representations and Warranties; Repurchases and
Substitutions" in this prospectus supplement. As to each such specially serviced mortgage loan and REO Property, the liquidation fee will generally be payable from, and will be calculated by application of a liquidation fee rate of 1.0%
to, the portion of the related payment, proceeds or revenues allocable as a full or partial recovery of principal, interest or expenses.

     Despite anything to the contrary described in the prior paragraph, no liquidation fee will be payable based on, or out of, Substitution Shortfall
Amounts or proceeds received in connection with:

     o    the repurchase of any mortgage loan in the trust fund by or on behalf of a mortgage loan seller or ACS, as applicable, for a breach of representation or warranty or for defective or deficient mortgage loan documentation, so long as the repurchase occurs within the required cure period (as that cure period may be extended), as described under
          "Description of the Mortgage Pool--Assignment of the Mortgage Loans;
          Repurchases and Substitutions" and "--Representations and Warranties;
          Repurchases and Substitutions" in this prospectus supplement;

     o    the purchase of any Defaulted Mortgage Loan out of the trust fund by the special servicer or the Majority Controlling Class
          Certificateholder, as described under "--Fair Value Purchase Option"
          below;

     o    the purchase of an underlying mortgage loan that is part of a Loan
          Combination by any of the related Serviced Non-Trust Loan Noteholders, in each case pursuant to the purchase option in the related Co-Lender
          Agreement described under "Description of the Mortgage Pool--The Loan
          Combinations" in this prospectus supplement, so long as the purchase occurs within 90 days of the date that the purchase option is first exercisable;

     o    the purchase of the One World Financial Center Mortgage Loan out of
          the trust fund by the holders of Class WFC Principal Balance
          Certificates pursuant to a purchase option under the series CD
          2007-CD4 pooling and servicing agreement, so long as the purchase occurs within 90 days of the date that the purchase option is first exercisable;

                                      S-201

     o    the purchase of any mortgage loan out of the trust fund by a related mezzanine lender pursuant to any applicable intercreditor, co-lender or similar agreement, in each case so long as the purchase occurs within 90 days of the date that the purchase option is first exercisable; or

     o    the purchase of all of the mortgage loans and REO Properties in the trust fund by the special servicer or the Majority Controlling Class
          Certificateholder in connection with the termination of the issuing entity, all as described under "Description of the Offered
          Certificates--Termination" in this prospectus supplement.

     Although liquidation fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any liquidation fee may reduce amounts payable to the holders of the offered certificates.

     After the occurrence, and during the continuance, of an A/B Material
Default, special servicing fees and, except in connection with a purchase of the related underlying mortgage loan by the related Serviced Non-Trust Loan
Noteholder, pursuant to the purchase option in the related Co-Lender Agreement, as described under "Description of the Mortgage Pool--The Loan Combinations" in
this prospectus supplement, workout fees and liquidation fees, earned with respect to a MezzCap Loan Combination may be paid out of collections on the entire such Loan Combination.

     Additional Servicing Compensation. As additional master servicing compensation, each master servicer will be entitled to receive any Prepayment
Interest Excesses collected with respect to the underlying mortgage loans it is responsible for servicing.

     In addition, the following items collected (and, in the case of an Outside
Serviced Mortgage Loan, passed through to the issuing entity) on any particular mortgage loan in the trust fund will be allocated between the master servicers and the special servicer as additional compensation in accordance with the series CD 2007-CD4 pooling and servicing agreement:

     o    any late payment charges and Default Interest actually collected on any particular mortgage loan in the trust fund, which late payment charges and Default Interest are not otherwise applied to reimburse the parties to the series CD 2007-CD4 pooling and servicing agreement for, or to offset, certain expenses of the issuing entity (including interest on advances), each as provided in the series CD 2007-CD4 pooling and servicing agreement; and

     o    any modification fees, assumption fees, assumption application fees, earn out fees, defeasance fees, consent/waiver fees and other comparable transaction fees and charges.

     Each master servicer will be authorized to invest or direct the investment of funds held in its collection account, in any Serviced Loan
Combination-specific custodial account or in any escrow and/or reserve account maintained by it, in Permitted Investments. See "--Accounts" below and
"Description of the Offered Certificates" in this prospectus supplement. Each master servicer:

     o    will generally be entitled to retain any interest or other income earned on those funds; and

     o    will generally be required to cover any losses of principal of those investments from its own funds, to the extent those losses are incurred with respect to investments made for that master servicer's benefit.

No master servicer will be obligated, however, to cover any losses resulting solely from the bankruptcy or insolvency of any depository institution or trust company holding any accounts maintained by such master

                                      S-202

servicer so long as those institutions or trust companies meet certain eligibility requirements set forth in the series CD 2007-CD4 pooling and servicing agreement.

     The special servicer will be authorized to invest or direct the investment of funds held in its REO account in Permitted Investments. See "--Accounts"
below. The special servicer:

     o    will be entitled to retain any interest or other income earned on those funds; and

     o    will generally be required to cover any losses of principal of those investments from its own funds.

The special servicer will not be obligated, however, to cover any losses resulting solely from the bankruptcy or insolvency of any depository institution or trust company holding its REO account so long as that institution or trust company meets certain eligibility requirements set forth in the series CD
2007-CD4 pooling and servicing agreement.

     Payment of Expenses. The master servicers and the special servicer will each be required to pay its overhead costs and any general and administrative expenses incurred by it in connection with its servicing activities under the series CD 2007-CD4 pooling and servicing agreement. The master servicers and the special servicer will not be entitled to reimbursement for these expenses except as expressly provided in the series CD 2007-CD4 pooling and servicing agreement.

     The series CD 2007-CD4 pooling and servicing agreement will permit a master servicer to pay, and will permit the special servicer to direct a master servicer to pay, some servicing expenses out of general collections on the underlying mortgage loans and any REO Properties on deposit in that master servicer's collection account, including, to the extent not advanced, for the remediation of any adverse environmental circumstance or condition at any of the mortgaged real properties. In addition, under the series CD 2007-CD4 pooling and servicing agreement, each master servicer will be permitted (or, in the case of a specially serviced mortgage loan or an REO Property, if the special servicer directs, the subject master servicer will be required) to pay directly out of its collection account some servicing expenses that, if advanced by the subject master servicer, would not be recoverable from expected collections on the related mortgage loan or REO Property (other than in the case of an Outside
Serviced Mortgage Loan or any related REO Property). This is only to be done, however, when the applicable master servicer or the special servicer, as applicable, has determined in accordance with the Servicing Standard that making the payment is in the best interests of the series CD 2007-CD4 certificateholders (and, in the case of a Serviced Loan Combination, the related
Serviced Non-Trust Loan Noteholders), as a collective whole. Each master servicer will be able to conclusively rely on any such determination made by the special servicer.

TRUSTEE AND CERTIFICATE ADMINISTRATOR COMPENSATION

     The trustee and the certificate administrator will be entitled to receive monthly, out of general collections with respect to the mortgage pool, their respective allocated portions of the trust administration fee. With respect to each distribution date, the trust administration fee will equal the aggregate of, with respect to each and every mortgage loan in the trust fund, one month's interest accrued at 0.00035% per annum on the Stated Principal Balance of the subject mortgage loan outstanding immediately prior to that distribution date
(calculated on the same interest accrual basis--i.e., an Actual/360 Basis or a
30/360 Basis--as is applicable to the accrual of interest with respect to the subject mortgage loan).

     In addition, the certificate administrator will be authorized to invest or direct the investment of funds held in its distribution account, its Post-ARD
Additional Interest account and its interest reserve account in Permitted
Investments. See "--Accounts" below. In general, the certificate administrator will be entitled to retain any interest or other income earned on those funds and will be required to cover any investment losses from its own funds without any right to reimbursement. The certificate administrator will not be obligated, however, to cover

                                      S-203

any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the certificate administrator's distribution account, Post-ARD Additional Interest account or interest reserve account so long as that institution or trust company meets certain eligibility requirements set forth in the series CD 2007-CD4 pooling and servicing agreement at the time of the deposit.

ADVANCES

     Servicing Advances. Any and all customary, reasonable and necessary out-of-pocket costs and expenses incurred by or on behalf of any master servicer, the special servicer, the trustee or the certificate administrator in connection with the servicing of a mortgage loan in the trust fund (other than an Outside Serviced Mortgage Loan) or in connection with the administration of any REO Property in the trust fund, will generally be servicing advances.
Servicing advances will be reimbursable from future payments and other collections, including insurance proceeds, condemnation proceeds and liquidation proceeds, received in connection with the related mortgage loan or REO Property.

     The special servicer will generally be required to give the applicable master servicer not less than five business days' notice (or two business days'
notice, if required to be made on an emergency or urgent basis) with respect to servicing advances to be made by that master servicer on a specially serviced mortgage loan or REO Property in the trust fund (other than, if applicable, an
Outside Serviced Mortgage Loan or any related REO Property), before the date on which that master servicer is required to make any servicing advance with respect to that mortgage loan or REO Property. The special servicer may, however, itself make servicing advances with respect to specially serviced mortgage loans and REO Properties (other than, if applicable, an Outside
Serviced Mortgage Loan or any related REO Property) on an emergency basis.

     If a master servicer is required under the series CD 2007-CD4 pooling and servicing agreement to make a servicing advance, but it does not do so within 15 days (or such shorter period as may be required to avoid foreclosure of liens for delinquent real estate taxes or a lapse in insurance coverage) after the servicing advance is required to be made, then the trustee will be required:

     o    if any of certain officers of the trustee has actual knowledge of the failure, to give the defaulting master servicer notice of the failure;
          and

     o    if the failure continues for five more business days after such notice, to make the servicing advance.

     Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the master servicers, the special servicer or the trustee will be obligated to make servicing advances that, in the judgment of the party making the advance, or in the judgment of the special servicer (in the case of a servicing advance by a master servicer or the trustee), would not be ultimately recoverable (together with accrued and unpaid interest on the advance) from expected collections on the related mortgage loan or REO Property.
The trustee may conclusively rely on the determination of the applicable master servicer, and the applicable master servicer and the trustee will be required to act in accordance with the determination of the special servicer, that any servicing advance with respect to an underlying mortgage loan or REO Property is not recoverable from expected collections on the subject mortgage loan or REO
Property (but in the absence of such determination can make its own determination that any advance is not recoverable). If a master servicer, the special servicer or the trustee makes any servicing advance that it subsequently determines, or that the special servicer determines (in the case of servicing advances by a master servicer or the trustee), is not recoverable (together with accrued and unpaid interest on the advance) from expected collections on the related mortgage loan or REO Property, it may obtain reimbursement for that advance, together with interest on that advance, out of general collections on the underlying mortgage loans and any related REO Properties that are on deposit in the master servicers' collection accounts from time to time as more particularly described in this prospectus supplement. See "--Advances--Special
Considerations Regarding Nonrecoverable Advances" below.

                                      S-204

     Advances of Delinquent Monthly Debt Service Payments. Each master servicer will be required to make, for each distribution date, a total amount of advances of principal and/or interest generally equal to all monthly debt service payments--other than balloon payments--and assumed monthly debt service payments, in each case net of related master servicing fees (and, in the case of an Outside Serviced Mortgage Loan, further net of servicing fees payable to the applicable other master servicer under the applicable other pooling and servicing agreement), that:

     o    were due or deemed due, as the case may be, during the related collection period (or, in two (2) cases, during the calendar month in which such distribution date occurs) with respect to the underlying mortgage loans (including, if applicable, the subordinate non-pooled portion of the One World Financial Center Mortgage Loan) that are serviced by such master servicer or otherwise as to which such master servicer is the applicable master servicer; and

     o    were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the last day of the related collection period.

     Notwithstanding the foregoing, if it is determined that an Appraisal
Reduction Amount exists with respect to any mortgage loan in the trust fund, then the applicable master servicer will reduce the interest portion, but not the principal portion, of each monthly debt service advance that it must make with respect to that mortgage loan during the period that the Appraisal
Reduction Amount exists. The interest portion of any monthly debt service advance required to be made with respect to any such underlying mortgage loan as to which there exists an Appraisal Reduction Amount, will equal:

     o    the amount of the interest portion of that advance of monthly debt service payments that would otherwise be required to be made for the subject distribution date without regard to this sentence and the prior sentence; reduced (to not less than zero) by

     o    with respect to each class of series CD 2007-CD4 certificates with principal balances to which any portion of the subject Appraisal
          Reduction Amount is allocated, one month's interest (calculated on a
          30/360 Basis) on the portion of the subject Appraisal Reduction Amount allocated to that class at the applicable pass-through rate (or, in the case of the class A-MFL certificates, the pass-through rate for the class A-MFL REMIC II regular interest).

     Appraisal Reduction Amounts attributable to any underlying mortgage loan will be allocated to the following classes of the series CD 2007-CD4 certificates, in each case up to (but without any reduction in) the related outstanding total principal balance thereof, in the following order: first, to the S, Q, P, O, N, M, L, K, J, H, G, F, E, D, C, B and A-J classes, in that order, then to the A-MFX and A-MFL classes, on a pro rata basis by balance, and then to the A-1, A-2A, A-2B, A-3, A-SB, A-4 and A-1A classes, on a pro rata basis by balance. Notwithstanding the foregoing, any Appraisal Reduction Amount with respect to the One World Financial Center Mortgage Loan will first be allocated to the class WFC-3, WFC-2 and WFC-1 certificates, in that order, in each case up to (but without any reduction in) the related outstanding total principal balance thereof, prior to allocation in accordance with the preceding sentence.

     With respect to any distribution date, each master servicer will be required to make monthly debt service advances either out of its own funds or, subject to the conditions set forth in the series CD 2007-CD4 pooling and servicing agreement, funds held in the master servicer's collection account that are not required to be paid on the series CD 2007-CD4 certificates.

     If a master servicer fails to make a required advance and the trustee is aware of that failure, the trustee will be obligated to make that advance. See
"Transaction Participants--The Trustee" in this prospectus supplement.

                                      S-205

     The master servicers and the trustee will each be entitled to recover any monthly debt service advance made by it out of its own funds with respect to any underlying mortgage loan, together with interest thereon, from collections on that mortgage loan. None of the master servicers or the trustee will be obligated to make any monthly debt service advance with respect to any underlying mortgage loan that, in its judgment, or in the judgment of the special servicer, would not ultimately be recoverable (together with interest thereon) out of collections on that mortgage loan. The trustee may conclusively rely on any determination of nonrecoverability made by the applicable master servicer under the series CD 2007-CD4 pooling and servicing agreement with respect to any underlying mortgage loan; the applicable master servicer and the trustee may conclusively rely on any determination of nonrecoverability made by the applicable master servicer or the special servicer under (i) the series CD
2006-CD3 pooling and servicing agreement with respect to each of the Ala Moana
Portfolio Mortgage Loan or any related REO Property, (ii) the series COMM
2006-C8 pooling and servicing agreement with respect to each of the Mall of
America Mortgage Loan or any related REO Property, (iii) the series JPMCC
2007-CIBC18 pooling and servicing agreement with respect to the DB AmeriCold
Portfolio Mortgage Loan or any related REO Property and (iv) the series JPMCC
2006-LDP7 pooling and servicing agreement with respect to the JQH Hotel
Portfolio B-Note Mortgage Loan or any related REO Property; and the applicable master servicer and the trustee will be required to act in accordance with any determination of nonrecoverability made by the special servicer of which they have been notified with respect to any underlying mortgage loan or REO Property under the series CD 2007-CD4 pooling and servicing agreement (other than an
Outside Serviced Mortgage Loan or any related REO Property). If either a master servicer or the trustee makes any monthly debt service advance with respect to any underlying mortgage loan (including with respect to the subordinate non-pooled portion of the One World Financial Center Mortgage Loan) that it or the special servicer subsequently determines will not be recoverable (together with interest thereon) out of collections on that mortgage loan, it may obtain reimbursement for that advance, together with interest accrued on the advance as described below, out of general collections on the mortgage loans and any REO
Properties in the trust fund on deposit in the master servicers' collection accounts from time to time. See "--Advances--Special Considerations Regarding
Nonrecoverable Advances" below.

     A monthly debt service payment will be assumed to be due with respect to:

     o    each underlying mortgage loan that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

     o    each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property.

The assumed monthly debt service payment deemed due on any mortgage loan described in the prior sentence that is delinquent as to its balloon payment, will equal, for its maturity date and for each successive due date that it remains outstanding and part of the trust fund, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize and accrue interest according to its terms in effect immediately prior to, and without regard to the occurrence of, the subject maturity date. The assumed monthly debt service payment deemed due on any mortgage loan described in the second preceding sentence as to which the related mortgaged real property has become an REO Property, will equal, for each due date that the REO Property remains part of the trust fund, the monthly debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment that would have been due or deemed due if the related mortgaged real property had not become an
REO Property. Assumed monthly debt service payments for an ARD Loan will not include Post-ARD Additional Interest or accelerated amortization payments.

     None of the master servicers nor the trustee will be required to make any monthly debt service advance with respect to any of the Non-Trust Mortgage
Loans. None of the master servicers nor the trustee will be required to advance
Post-ARD Additional Interest or Default Interest.

                                      S-206

     Interest on Advances. The master servicers, the special servicer and the trustee will each be entitled to receive interest on advances made by them. That interest will accrue on the amount of each advance, and compound annually, generally for so long as the advance is outstanding, at an annual rate equal to the prime rate as published in the "Money Rates" section of The Wall Street
Journal, as that prime rate may change from time to time. Interest accrued with respect to any advance will generally be payable:

     o    first, out of any late payment charges and Default Interest collected on the related underlying mortgage loan in the collection period in which that advance was reimbursed; and

     o    then, after or at the same time that advance is reimbursed, but only if and to the extent that the late payment charges and Default
          Interest referred to in clause first above are insufficient to cover the advance interest, out of any other amounts then on deposit in the master servicers' collection accounts.

If any payment of interest on advances is paid out of general collections on the mortgage pool as contemplated by the second bullet of the prior sentence, then any late payment charges and Default Interest subsequently received and collected on the underlying mortgage loan as to which those advances were made will be applied to reimburse the issuing entity for that payment prior to being applied as additional compensation to the applicable master servicer or the special servicer.

     To the extent not offset by Default Interest and/or late payment charges accrued and actually collected on the related underlying mortgage loan, interest accrued on outstanding advances with respect to the underlying mortgage loans will result in a reduction in amounts payable on one or more classes of the series CD 2007-CD4 certificates.

     Special Considerations Regarding Nonrecoverable Advances. In making a recoverability determination with respect to any advance in accordance with the series CD 2007-CD4 pooling and servicing agreement, the applicable master servicer, the special servicer and the trustee may consider, among other things, the obligations of the borrower under the terms of the related mortgage loan as it may have been modified, the condition of the related mortgaged real property, future expenses, and the existence and amount of any outstanding advances on the subject underlying mortgage loan, together with (to the extent accrued and unpaid) interest on such advances, and the existence and amount of any nonrecoverable advances in respect of other underlying mortgage loans, the reimbursement of which is being deferred as contemplated in the next paragraph.

     If any of the master servicers, the special servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it (or, if applicable, in the case of the applicable master servicer and the trustee, that the applicable master servicer or the special servicer under (i) the series CD 2006-CD3 pooling and servicing agreement, in the case of the Ala Moana Portfolio Mortgage Loan, (ii) the series COMM 2006-C8 pooling and servicing agreement, in the case of the Mall of America Mortgage
Loan, (iii) the series JPMCC 2007-CIBC18 pooling and servicing agreement, in the case of the DB AmeriCold Portfolio Mortgage Loan, or (iv) the series JPMCC
2006-LDP7 pooling and servicing agreement, in the case of the JQH Hotel
Portfolio B-Note Mortgage Loan, or the special servicer, in the case of any other underlying mortgage loan or related REO Property) has determined is not recoverable out of collections on the related mortgage loan, then that advance
(together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series
CD 2007-CD4 certificates (exclusive of the Class WFC Principal Balance
Certificates) on the related distribution date (prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series CD 2007-CD4 certificates, exclusive of the Class WFC Certificates), thereby reducing the payments of principal on the series CD 2007-CD4 certificates (exclusive of the Class WFC Principal
Balance Certificates). In addition, if payments and other collections of principal on the mortgage pool are applied to reimburse, or pay interest on, any advance that is determined to be nonrecoverable from collections on the related underlying mortgage loan, as described in the prior sentence, then

                                      S-207

that advance will be reimbursed, and/or interest thereon will be paid, first out of payments or other collections of principal on the loan group that includes the subject underlying mortgage loan as to which the advance was made, and prior to using payments or other collections of principal on the other loan group.
Amounts allocable to the subordinate non-pooled portion of the One World
Financial Center Mortgage Loan will not be available to reimburse advances made with respect to other underlying mortgage loans or to pay interest thereon.

     Notwithstanding the foregoing, upon a determination that a previously made advance is not recoverable from expected collections on the related underlying mortgage loan or REO Property in the trust fund, instead of obtaining reimbursement out of general collections on the mortgage pool immediately, the applicable master servicer, the special servicer or the trustee, as applicable, may, in its sole discretion, as an accommodation to avoid interest shortfalls to the series CD 2007-CD4 certificateholders, elect to obtain reimbursement for such nonrecoverable advance (together with accrued and unpaid interest thereon)
over a period of time (not to exceed more than 12 months without the consent of the series CD 2007-CD4 controlling class representative), and the unreimbursed portion of such advance will accrue interest at the prime rate described under
"--Advances--Interest on Advances" above. At any time after such a determination to obtain reimbursement over time in accordance with the preceding sentence, the applicable master servicer, the special servicer or the trustee as applicable, may, in its sole discretion, decide to obtain reimbursement from general collections on the mortgage pool immediately. The fact that a decision to recover a nonrecoverable advance over time, or not to do so, benefits some classes of series CD 2007-CD4 certificateholders to the detriment of other classes of series CD 2007-CD4 certificateholders will not, with respect to any master servicer or the special servicer, constitute a violation of the Servicing
Standard or, with respect to the trustee, constitute a violation of any fiduciary duty to the series CD 2007-CD4 certificateholders and/or contractual duty under the series CD 2007-CD4 pooling and servicing agreement. In the event that a master servicer, the special servicer or the trustee, as applicable, elects not to recover such nonrecoverable advances over time, that master servicer or the trustee, as applicable, will be required to give Fitch, Moody's and S&P at least 15 days' notice prior to any such reimbursement, unless that master servicer, the special servicer or the trustee, as applicable, makes a determination not to give such notices in accordance with the terms of the series CD 2007-CD4 pooling and servicing agreement.

THE SERIES CD 2007-CD4 CONTROLLING CLASS REPRESENTATIVE, THE CLASS WFC
REPRESENTATIVE AND THE SERVICED NON-TRUST LOAN NOTEHOLDERS

     Series CD 2007-CD4 Controlling Class. As of any date of determination, the controlling class of series CD 2007-CD4 certificateholders will be the holders of the most subordinate class of series CD 2007-CD4 certificates then outstanding, other than the class XC, XP, XW, WFC-X, WFC-1, WFC-2, WFC-3, Y and
R certificates, that has a total principal balance that is greater than 25% of that class's original total principal balance. However, if no class of series CD
2007-CD4 certificates, exclusive of the class XC, XP, XW, WFC-X, WFC-1, WFC-2,
WFC-3, Y and R certificates, has a total principal balance that satisfies this requirement, then the controlling class of series CD 2007-CD4 certificateholders will be the holders of the most subordinate class of series CD 2007-CD4 certificates then outstanding, other than the class XC, XP, XW, WFC-X, WFC-1,
WFC-2, WFC-3, Y and R certificates, that has a total principal balance greater than zero. For purposes of determining, and exercising the rights of, the series
CD 2007-CD4 controlling class, the class A-1, A-2A, A-2B, A-3, A-SB, A-4 and
A-1A certificates will represent a single class.

     Selection of the Series CD 2007-CD4 Controlling Class Representative. The
series CD 2007-CD4 controlling class certificateholders entitled to a majority of the voting rights allocated to the series CD 2007-CD4 controlling class, will be entitled to:

     o    select a representative having the rights and powers described under
          "--The Series CD 2007-CD4 Controlling Class Representative, the Class
          WFC Representative and the Serviced Non-Trust Loan Noteholders--Rights
          and Powers of the series CD 2007-CD4 Controlling Class Representative, the Class WFC Representative and the Serviced Non-Trust Loan
          Noteholders" below and elsewhere in this prospectus supplement; or

                                      S-208

     o    replace an existing series CD 2007-CD4 controlling class
          representative.

     The certificate administrator will be required to notify promptly all the certificateholders of the series CD 2007-CD4 controlling class that they may select a series CD 2007-CD4 controlling class representative upon:

     o    the receipt by the certificate administrator of written requests for the selection of a successor series CD 2007-CD4 controlling class representative from series CD 2007-CD4 certificateholders entitled to a majority of the voting rights allocated to the series CD 2007-CD4 controlling class;

     o    the resignation or removal of the person acting as series CD 2007-CD4 controlling class representative; or

     o    a determination by the certificate administrator that the series CD
          2007-CD4 controlling class has changed.

The notice will explain the process for selecting a series CD 2007-CD4 controlling class representative. The appointment of any person (other than the initial series CD 2007-CD4 controlling class representative) as a series CD
2007-CD4 controlling class representative will not be effective until that person provides the certificate administrator and the master servicer with:

     1.   written confirmation of its acceptance of its appointment;

     2.   an address and telecopy number for the delivery of notices and other correspondence; and

     3.   a list of officers or employees of the person with whom the parties to the series CD 2007-CD4 pooling and servicing agreement may deal, including their names, titles, work addresses and telecopy numbers.

     Resignation and Removal of the Series CD 2007-CD4 Controlling Class
Representative. The series CD 2007-CD4 controlling class representative may at any time resign by giving written notice to the certificate administrator and each certificateholder of the series CD 2007-CD4 controlling class. The certificateholders entitled to a majority of the voting rights allocated to the series CD 2007-CD4 controlling class, will be entitled to remove any existing series CD 2007-CD4 controlling class representative by giving written notice to the certificate administrator and to the existing series CD 2007-CD4 controlling class representative.

     Selection, Resignation and Removal of the Class WFC Representative. The
holders or, if applicable, beneficial owners of Class WFC Certificates representing a majority of the voting rights allocated to the Controlling WFC
Class may elect and/or remove a class WFC representative, and a class WFC representative may resign, in each case in a manner substantially similar to that discussed above as being applicable to the series CD 2007-CD4 controlling class certificateholders and the series CD 2007-CD4 controlling class representative.

     Rights and Powers of the Series CD 2007-CD4 Controlling Class
Representative, the Class WFC Representative and the Serviced Non-Trust Loan
Noteholders.

     Rights to Consent and Give Direction. The special servicer will be required to prepare a report, referred to as an "Asset Status Report," for each mortgage loan in the trust fund (other than an Outside Serviced Mortgage Loan) that becomes a specially serviced mortgage loan, not later than 30 days after the servicing of the mortgage loan is transferred to the special servicer. Each
Asset Status Report is to include, among other things, a summary of the status of the subject specially serviced mortgage loan and negotiations with the related borrower and a summary of the special servicer's recommended action with respect to the subject specially serviced mortgage loan. The preparation, revision and/or modification of any Asset Status Report will be subject to the rights of the applicable Loan-Specific Controlling Party to object to and/or direct various servicing actions with respect to the subject underlying mortgage loan. Each Asset Status Report will be delivered to the series CD 2007-CD4

                                      S-209

controlling class representative and any related Serviced Non-Trust Loan
Noteholders, among others, by the special servicer.

     The special servicer will have the authority to meet with the borrower under any specially serviced mortgage loan in the trust fund (other than an
Outside Serviced Mortgage Loan) and take such actions consistent with the
Servicing Standard, the terms of the series CD 2007-CD4 pooling and servicing agreement and the related Asset Status Report. The special servicer may not take any action inconsistent with the related Asset Status Report unless that action would be required in order to act in accordance with the Servicing Standard.

     No direction of any Loan-Specific Controlling Party in connection with any
Asset Status Report may (a) require or cause any master servicer or the special servicer to violate the terms of the subject mortgage loan, applicable law or any provision of the series CD 2007-CD4 pooling and servicing agreement, including a master servicer's or the special servicer's, as the case may be, obligation to act in accordance with the Servicing Standard and to maintain the
REMIC status of any REMIC created under the series CD 2007-CD4 pooling and servicing agreement, (b) result in the imposition of a "prohibited transaction"
or "prohibited contribution" tax under the REMIC provisions of the Internal
Revenue Code, or (c) expand the scope of a master servicer's, the trustee's, the certificate administrator's or the special servicer's responsibilities under the series CD 2007-CD4 pooling and servicing agreement.

     The "Loan-Specific Controlling Party" will be: (a) in the case of the One
World Financial Center Mortgage Loan, (i) the holder of the One World Financial
Center Subordinate Non-Trust Loan for so long as (x) the holder of the One World
Financial Center Subordinate Non-Trust Loan is not the related borrower or an affiliate of the related borrower and (y) a control appraisal event as described under "Description of the Mortgage Pool--The Loan Combinations--The One World
Financial Center Loan Combination" has not occurred or (ii) the class WFC representative, for so long as the total principal balance of any class of Class
WFC Principal Balance Certificates, net of any portion of any Appraisal
Reduction Amount in respect of the One World Financial Center Mortgage Loan allocable to that class, is greater than 25% of the original total principal balance of that class, and thereafter the series CD 2007-CD4 controlling class representative; (b) in the case of the CGM AmeriCold Portfolio Loan Combination, the CGM AmeriCold Portfolio Controlling Party; (c) in the case of the Four
Seasons Resort Maui Loan Combination, the holder of the promissory note for the
Four Seasons Resort Maui Mortgage Loan or its designee (which designee, pursuant to the series CD 2007-CD4 pooling and servicing agreement, will be the series CD
2007-CD4 controlling class representative); and (d) in the case of all other underlying mortgage loans that are not Outside Serviced Mortgage Loans, the series CD 2007-CD4 controlling class representative.

     In addition, except in the case of the Loan Combinations, the series CD
2007-CD4 controlling class representative will generally be entitled to advise the special servicer with respect to the following actions of the special servicer, and the special servicer will not be permitted to take (and may not consent to the applicable master servicer's taking) any of the following actions as to which the series CD 2007-CD4 controlling class representative has objected in writing within ten business days of having been notified in writing of the particular action and receiving the information reasonably necessary to make an informed decision with respect thereto:

     1.   any foreclosure upon or comparable conversion, which may include acquisitions of an REO Property, of the ownership of any mortgaged real properties securing those specially serviced mortgage loans in the trust fund as come into and continue in default;

     2.   any modification of a monetary term (other than late payment charge and Default Interest provisions) or material non-monetary term of an underlying mortgage loan, but excluding a modification consisting of the extension of the maturity date of the subject mortgage loan for one year or less;

                                      S-210

     3.   any proposed sale of an REO Property out of the trust fund (other than in connection with the termination of the issuing entity) for less than the related Purchase Price;

     4.   any determination to bring an REO Property held by the issuing entity into compliance with applicable environmental laws or to otherwise address hazardous materials located at such REO Property;

     5.   any release of collateral, or acceptance of substitute or additional collateral, for an underlying mortgage loan unless required by specific conditions with no lender discretion in the related mortgage loan documents and/or applicable law;

     6.   any waiver of a "due-on-sale" clause or "due-on-encumbrance" clause or consent to any transfer or encumbrance where lender discretion is permitted;

     7.   any acceptance of an assumption agreement releasing a borrower from liability under an underlying mortgage loan (other than in connection with a defeasance permitted under the terms of the applicable mortgage loan documents);

     8.   any change in the property manager for mortgage loans over $5 million;
          and

     9.   any change in franchise for hospitality mortgage loans;

provided that, if the special servicer determines that immediate action is necessary to protect the interests of the series CD 2007-CD4 certificateholders
(as a collective whole), then the special servicer may take (or consent to the applicable master servicer's taking) any such action without waiting for the instruction of the series CD 2007-CD4 controlling class representative.

     See "Description of the Mortgage Pool--The Loan Combinations" for a
description of similar rights that the Loan-Specific Controlling Party for any
Serviced Loan Combination may exercise with respect to the related mortgage loans.

     Furthermore, the applicable Loan-Specific Controlling Party may generally direct the special servicer to take, or to refrain from taking, such other actions with respect to any underlying mortgage loan (other than an Outside
Serviced Mortgage Loan) as the applicable Loan-Specific Controlling Party may deem advisable or as to which provision is otherwise made in the series CD
2007-CD4 pooling and servicing agreement; provided that, notwithstanding anything herein to the contrary no such direction, and no objection contemplated by any of the other preceding paragraphs, may (and the special servicer or the applicable master servicer must disregard any such direction or objection that would) require or cause the special servicer or the applicable master servicer to violate any applicable law, any provision of the series CD 2007-CD4 pooling and servicing agreement or any underlying mortgage loan or the REMIC provisions of the Internal Revenue Code, including the special servicer's or the applicable master servicer's obligation to act in accordance with the Servicing Standard, or materially expand the scope of the special servicer's or the applicable master servicer's responsibilities under the series CD 2007-CD4 pooling and servicing agreement or cause the special servicer or the applicable master servicer to act, or fail to act, in a manner which in the reasonable judgment of the special servicer or the applicable master servicer, as the case may be, is not in the best interests of the series CD 2007-CD4 certificateholders and, if applicable, the related Serviced Non-Trust Loan Noteholders.

     When reviewing the rest of this "The Series CD 2007-CD4 Pooling and
Servicing Agreement" section, it is important that you consider the effects that the rights and powers of the applicable Loan-Specific Controlling Party discussed above could have on the actions of the special servicer.

     In the case of a MezzCap Loan Combination, the related Serviced Non-Trust
Loan Noteholder may exercise certain approval rights relating to a deferral, modification, supplement or waiver of the related underlying

                                      S-211

mortgage loan or the related Serviced Non-Trust Loan that materially and adversely affects the related Serviced Non-Trust Loan Noteholder prior to the expiration of the repurchase period described under "Description of the Mortgage
Pool--The Loan Combinations" in this prospectus supplement.

     If the trustee is requested to take any action in its capacity as holder of the promissory note for an Outside Serviced Mortgage Loan pursuant to the applicable other pooling and servicing agreement under which that mortgage loan is being serviced, or if a responsible officer of the trustee becomes aware of a default or event of default on the part of any party under that pooling and servicing agreement, then the trustee is required to notify, and act in accordance with the instructions of the series CD 2007-CD4 controlling class representative.

     Certain Liability Matters. In general, any and all expenses of the series
CD 2007-CD4 controlling class representative are to be borne by the holders of the series CD 2007-CD4 controlling class in proportion to their respective percentage interests in the series CD 2007-CD4 controlling class, and not by the issuing entity. However, if a claim is made against the series CD 2007-CD4 controlling class representative by a borrower with respect to the series CD
2007-CD4 pooling and servicing agreement or any particular underlying mortgage loan, then (subject to the discussion under "Description of the Governing
Documents--Matters Regarding the Master Servicer, the Special Servicer, the
Manager and Us" in the accompanying base prospectus) the special servicer (on behalf of, and at the expense of, the issuing entity) will assume the defense of the claim against the series CD 2007-CD4 controlling class representative, but only if in the sole judgment of the special servicer--

     1.   the series CD 2007-CD4 controlling class representative acted in good faith, without negligence or willful misfeasance, with regard to the particular matter at issue, and

     2.   there is no potential for the special servicer or the issuing entity to be an adverse party in the action as regards the series CD 2007-CD4 controlling class representative.

     The series CD 2007-CD4 controlling class representative may have special relationships and interests that conflict with those of the holders of one or more classes of the offered certificates. In addition, the series CD 2007-CD4 controlling class representative does not have any duties or liability to the holders of any class of series CD 2007-CD4 certificates other than the series CD
2007-CD4 controlling class. It may act solely in the interests of the certificateholders of the series CD 2007-CD4 controlling class and will have no liability to any other series CD 2007-CD4 certificateholders for having done so.
No series CD 2007-CD4 certificateholder may take any action against the series
CD 2007-CD4 controlling class representative for its having acted solely in the interests of the certificateholders of the series CD 2007-CD4 controlling class.

     A Serviced Non-Trust Loan Noteholder or its designee and the class WFC representative, in connection with exercising the rights and powers described under "--The Series CD 2007-CD4 Controlling Class Representative, the Class WFC
Representative and the Serviced Non-Trust Loan Noteholders--Rights and Powers of
the Series CD 2007-CD4 Controlling Class Representative, the Class WFC
Representative and the Serviced Non-Trust Loan Noteholders" above with respect to the applicable Serviced Loan Combination will be entitled to substantially the same limitations on liability to which the series CD 2007-CD4 controlling class representative is entitled.

     Additional Rights of the Majority Class WFC Certificateholders; Rights to
Cure and Purchase.

     Cure Rights. If the related borrower fails to make any payment of principal or interest on the One World Financial Center Mortgage Loan, resulting in a monetary event of default, or a material non-monetary event of default exists that is capable of being cured within thirty days, then the holders or, if applicable, the beneficial owners of Class WFC Certificates evidencing a majority of the voting rights allocated to any class of Class WFC Certificates
(with preference given to the most subordinate such class) will have the right to cure such event of default (each such cure, a "One World Financial Center
Cure Event") subject to certain limitations set forth in the series CD 2007-CD4 pooling and servicing agreement; provided that the right of any holder of Class
WFC

                                      S-212

Certificates to effect a One World Financial Center Cure Event is subject to the limitation that there be no more than three consecutive One World Financial
Center Cure Events, no more than an aggregate of three One World Financial
Center Cure Events in any twelve-calendar month period and no more than six One
World Financial Center Cure Events during the term of the One World Financial
Center Mortgage Loan. So long as any holder(s) of Class WFC Certificates entitled to do so are exercising a cure right, neither the master servicer nor the special servicer will be permitted to:

     o    accelerate the One World Financial Center Mortgage Loan,

     o    treat such event of default as such for the purposes of transferring the One World Financial Center Mortgage Loan to special servicing, or

     o    commence foreclosure proceedings.

     However, no holder(s) of Class WFC Certificates will be permitted to exercise, or designate any party to exercise, any cure rights if they are an affiliate of the related borrower.

     Purchase Option. So long as the class WFC representative or the holder of the One World Financial Center Subordinate Non-Trust Loan is the Loan-Specific
Controlling Party for the One World Financial Center Mortgage Loan, then the holders or, if applicable, the beneficial owners of Class WFC Certificates evidencing a majority of the voting rights allocated to any class of Class WFC
Certificates (with preference given to the most subordinate such class) will have the option of purchasing the One World Financial Center Mortgage Loan from the issuing entity at any time after the One World Financial Center Mortgage
Loan becomes a specially serviced mortgage loan under the series CD 2007-CD4 pooling and servicing agreement as a result of an event that constitutes an event of default under the One World Financial Center Mortgage Loan, provided that no foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to any related mortgaged real property has occurred and that the One World Financial Center Mortgage Loan has not become a corrected mortgage loan.

     The purchase price required to be paid by any particular holder(s) of Class
WFC Certificates will generally equal the aggregate outstanding principal balance of the One World Financial Center Mortgage Loan, together with accrued and unpaid interest thereon (excluding default interest), any unreimbursed advances, together with unreimbursed interest thereon, relating to the One World
Financial Center Mortgage Loan, and, if such purchase price is being paid more than 90 days after the event giving rise to the subject purchase option, a 1%
liquidation fee (which will be paid to the special servicer).

REPLACEMENT OF THE SPECIAL SERVICER

     Series CD 2007-CD4 certificateholders entitled to a majority of the voting rights allocated to the series CD 2007-CD4 controlling class may terminate an existing special servicer and appoint a successor. However, any such termination of an existing special servicer and/or appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of:

     1.   written confirmation from each of Fitch, Moody's and S&P that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned by the rating agency to any class of the series CD 2007-CD4 certificates (provided that such confirmation need not be obtained from Fitch if the proposed successor special servicer is rated at least "CSS2" by Fitch);

     2.   the written agreement of the proposed special servicer to be bound by the terms and conditions of the series CD 2007-CD4 pooling and servicing agreement, together with an opinion of counsel regarding, among other things, the enforceability of the series CD 2007-CD4 pooling and servicing agreement against the proposed special servicer.

                                      S-213

     Subject to the foregoing, any series CD 2007-CD4 certificateholder or any affiliate of a series CD 2007-CD4 certificateholder may be appointed as special servicer.

     If the special servicer is terminated or replaced or resigns, the outgoing special servicer will be required to cooperate with the trustee and the replacement special servicer in effecting the termination of the outgoing special servicer's responsibilities and rights under the series CD 2007-CD4 pooling and servicing agreement, including the transfer within two business days to the replacement special servicer for administration by it of all cash amounts that are at the time credited or should have been credited by the outgoing special servicer to a custodial account, a servicing account, a reserve account or an REO account or should have been delivered to the applicable master servicer or that are thereafter received with respect to specially serviced mortgage loans and administered REO Properties. The trustee is required to notify the other parties to the series CD 2007-CD4 pooling and servicing agreement and the series CD 2007-CD4 certificateholders, among others, of any termination of the special servicer and appointment of a new special servicer.

     Any costs and expenses incurred in connection with the removal of a special servicer (without cause) and the appointment of a successor thereto, as described above, that are not paid by the replacement special servicer will be payable by the holders or beneficial owners entitled to a majority of the voting rights allocated to the series CD 2007-CD4 controlling class. Any costs and expenses incurred in connection with the removal of a special servicer (with cause) and the appointment of a successor thereto, as described above, will be payable by the terminated special servicer and, if not paid by the terminated special servicer, will constitute an Additional Trust Fund Expense. Furthermore, the terminated special servicer will be entitled to all amounts due and payable to it under the series CD 2007-CD4 pooling and servicing agreement at the time of the termination (including workout fees as described under "--Servicing and
Other Compensation and Payment of Expenses--Principal Special Servicing
Compensation--The Workout Fee" above).

     If and for so long as the class WFC representative is the Loan-Specific
Controlling Party for the One World Financial Center Loan Combination, then: (a)
the holders or, if applicable, the beneficial owners of Class WFC Principal
Balance Certificates evidencing a majority of the voting rights allocated to the
Controlling WFC Class may terminate an existing special servicer with respect to, but solely with respect to, the One World Financial Center Mortgage Loan, with or without cause, and appoint a successor special servicer with respect to, but solely with respect to, the One World Financial Center Mortgage Loan that has resigned or been terminated, subject to receipt by the trustee of the items described in clauses 1 and 2 of the first paragraph under this "--Replacement of the Special Servicer" subsection; and (b) the majority holders of the series CD
2007-CD4 controlling class certificates may not terminate a special servicer appointed as described in the immediately preceding clause (a), without cause.

     The special servicer for a Loan Combination may be replaced with or (except in the case of the Mall of America Loan Combination) without cause, if and as described under "Description of the Mortgage Pool--The Loan Combinations" in
this prospectus supplement.

     If the special servicer for any Serviced Loan Combination is different from the special servicers for the rest of the mortgage loans serviced under the series CD 2007-CD4 pooling and servicing agreement, then (unless the context indicates otherwise) all references to the special servicer in this prospectus supplement and the accompanying base prospectus are intended to mean the applicable special servicer or all special servicers together, as appropriate in light of the circumstances.

                                      S-214

BENEFICIAL OWNERS OF THE CONTROLLING CLASS OF SERIES CD 2007-CD4 CERTIFICATES

     If the certificates of the series CD 2007-CD4 controlling class or any class of Class WFC Certificates are held in book-entry form, then any beneficial owner of those certificates whose identity and beneficial ownership interest has been proven to the satisfaction of the certificate administrator, will be entitled to:

     o    receive all notices described under "--The Series CD 2007-CD4
          Controlling Class Representative, the Class WFC Representative and the
          Serviced Non-Trust Loan Noteholders" and/or "--Replacement of the
          Special Servicer" above; and

     o    exercise directly all rights described under "--The Series CD 2007-CD4
          Controlling Class Representative, the Class WFC Representative and the
          Serviced Non-Trust Loan Noteholders" and/or "--Replacement of the
          Special Servicer" above,

that it otherwise would if it were the registered holder of certificates of the subject class.

     Beneficial owners of series CD 2007-CD4 controlling class certificates or
Class WFC Certificates held in book-entry form will likewise be subject to the same limitations on rights and the same obligations as they otherwise would if they were registered holders of certificates of the subject class.

ENFORCEMENT OF DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Upon receipt of any request for a waiver in respect of a due-on-sale
(including, without limitation, a sale of a mortgaged real property (in full or in part) or a sale, transfer, pledge or hypothecation of direct or indirect interests in a borrower or its owners) or due-on-encumbrance (including, without limitation, any mezzanine financing of a borrower or a mortgaged real property or a sale or transfer of preferred equity in a borrower or its owners) provision with respect to any of the underlying mortgage loans (other than the Outside
Serviced Mortgage Loans) or a request by a borrower for a determination with respect to an underlying mortgage loan (other than the Outside Serviced Mortgage
Loans) which by its terms permits transfer, assumption or further encumbrance without lender consent upon the satisfaction of certain conditions, that such conditions have been satisfied, (a) in the case of a mortgage loan other than a specially serviced mortgage loan, the applicable master servicer must analyze that request, prepare all written materials in connection with such analysis and, if it approves such request, close the related transaction, subject to the consent rights of the applicable Loan-Specific Controlling Party, and any applicable intercreditor, co-lender or similar agreement (except that the subject master servicer may not waive any due-on-sale or due-on-encumbrance provision or consent to any assumption without the consent of the special servicer) or (b) in the case of any other mortgage loan, the applicable master servicer must promptly forward the request to the special servicer, who, if otherwise permitted pursuant to the Series CD 2007-CD4 pooling and servicing agreement, is to analyze that request, prepare all written materials in connection with such analysis and, if it approves such request, close the related transaction, subject to the consent rights of the applicable
Loan-Specific Controlling Party, and any applicable intercreditor, co-lender or similar agreement. With respect to all mortgage loans in the trust fund (other than the Outside Serviced Mortgage Loans), the special servicer, on behalf of the trustee as the mortgagee of record, must, to the extent permitted by applicable law, enforce the restrictions contained in the related mortgage instrument on transfers or further encumbrances of the related mortgaged real property and on transfers of interests in the related borrower, unless (a) in the case of a mortgage loan other than a specially serviced mortgage loan, the applicable master servicer (with the consent of the special servicer) has determined, consistent with the Servicing Standard, that waiver of those restrictions would be in accordance with the Servicing Standard or (b) in the case of any other mortgage loan, the special servicer has determined, consistent with the Servicing Standard, that waiver of those restrictions would be in accordance with the Servicing Standard. None of the master servicers nor the special servicer may exercise any waiver in respect of a due-on-encumbrance provision of: (1) any underlying mortgage loan (a) with respect to which the aggregate of the Stated Principal Balance of that mortgage loan and the Stated
Principal Balance of all other underlying mortgage loans that are cross-collateralized with, cross-defaulted with or have been made to

                                      S-215

borrowers affiliated with the borrower on the subject mortgage loan, is equal to or in excess of $20,000,000, (b) with respect to which the aggregate of the
Stated Principal Balance of the subject mortgage loan and the Stated Principal
Balance of all other underlying mortgage loans that are cross-collateralized with, cross-defaulted with or have been made to borrowers affiliated with the borrower on the subject mortgage loan, are greater than 2% (or with respect to
Fitch or Moody's, 5%) of the aggregate Stated Principal Balance of all the underlying mortgage loans or (c) that is one of the ten largest mortgage loans in the trust fund as of the date of the waiver (by Stated Principal Balance), without receiving prior written confirmation from each of Fitch, Moody's and S&P that such action would not result in a downgrade, qualification or withdrawal of the ratings then assigned by that rating agency to the series CD 2007-CD4 certificates; or (2) any underlying mortgage loan with respect to which the related loan-to-value ratio (calculated to include the existing indebtedness secured by any encumbrance and the proposed additional debt) would be equal to or greater than 85% and the related debt service coverage ratio (calculated to include the existing indebtedness secured by any encumbrance and the proposed additional debt) would be 1.2:1 or less, without receiving a prior written confirmation from S&P that such action would not result in a downgrading, qualification or withdrawal of the ratings then assigned by that rating agency to the series CD 2007-CD4 certificates. In addition, none of the master servicers nor the special servicer may exercise any waiver of a due-on-sale provision of any of the underlying mortgage loans (a) with respect to which the aggregate of the Stated Principal Balance of the subject mortgage loan and the
Stated Principal Balance of all other underlying mortgage loans that are cross-collateralized with, cross-defaulted with or have been made to borrowers affiliated with the borrower on the subject mortgage loan, is equal to or in excess of $35,000,000 (or $20,000,000 with respect to Moody's), (b) with respect to which the aggregate of the Stated Principal Balance of the subject mortgage loan and the Stated Principal Balance of all other underlying mortgage loans in the trust fund that are cross-collateralized with, cross-defaulted with or have been made to borrowers affiliated with the borrower on the subject mortgage loan, are greater than 5% of the aggregate Stated Principal Balance of all the underlying mortgage loans or (c) that is one of the ten largest mortgage loans in the trust fund as of the date of the waiver (by Stated Principal Balance), without receiving prior written confirmation from each of Fitch, Moody's and S&P that such action would not result in a downgrading, qualification or withdrawal of the ratings then assigned by that rating agency to the series CD 2007-CD4 certificates; provided that, if the subject mortgage loan does not meet any of the thresholds set forth in clauses (a), (b) and (c) of this sentence, the special servicer may waive such requirement without approval by Fitch, Moody's or S&P in accordance with the Servicing Standard. Any fees charged by the rating agencies in connection with obtaining any written confirmation contemplated in the two preceding sentences will be charged to the borrower unless prohibited by the related mortgage loan documents, in which case such fees will be Additional
Trust Fund Expenses. If the special servicer, in accordance with the Servicing
Standard, determines with respect to any underlying mortgage loan (other than an
Outside Serviced Mortgage Loan) that by its terms permits transfer, assumption or further encumbrance of that mortgage loan or the related mortgaged real property, as applicable, without lender consent upon the satisfaction of certain conditions, that such conditions have not been satisfied, then the applicable master servicer may not permit such transfer, assumption or further encumbrance.
As used in this paragraph, the terms "sale," "transfer" and "encumbrance"
include the matters contemplated by the parentheticals in the first sentence of this paragraph.

     Notwithstanding the foregoing, if the applicable master servicer rejects a borrower's request in connection with a "due-on-sale" or "due-on-encumbrance"
clause under a mortgage loan as to which it is reviewing such request in the circumstances specified under the series CD 2007-CD4 pooling and servicing agreement, the special servicer will be given the opportunity to review and, subject to the provisions of the proceeding paragraph regarding "due-on-sale"
and "due-on-encumbrance" provisions, determine to approve such borrower's request.

     In addition, except in the case of the Outside Serviced Mortgage Loans, any master servicer (with respect to underlying mortgage loans that are not specially serviced mortgage loans and are not related to REO Properties)
(without the special servicer's consent) or the special servicer (with respect to specially serviced mortgage loans and REO Properties in the trust fund), without any rating agency confirmation as provided in the prior paragraph, may grant a borrower's request for consent (or, in the case of an REO Property, may consent) to subject the related mortgaged real property to an easement or right-of-way for utilities, access, parking, public improvements or another purpose, and may consent to subordination of the related underlying mortgage loan to

                                      S-216

such easement or right-of-way, provided that the subject master servicer or the special servicer, as applicable, has determined in accordance with the Servicing
Standard that such easement or right-of-way will not materially interfere with the then-current use of the related mortgaged real property, or the security intended to be provided by the related mortgage instrument or the related borrower's ability to repay the related underlying mortgage loan, and will not materially or adversely affect the value of such mortgaged real property or cause certain adverse tax consequences with respect to the trust fund.

CERTAIN LITIGATION MATTERS

     The management, prosecution, defense and/or settlement of claims and litigation relating to any underlying mortgage loan brought against the issuing entity or any party to the series CD 2007-CD4 pooling and servicing agreement will generally be handled by the applicable master servicer and/or the special servicer, as more specifically provided for in the series CD 2007-CD4 pooling and servicing agreement. In connection with handling such matters, the applicable master servicer and the special servicer will be required to seek the consent of the applicable Loan-Specific Controlling Party with respect to material decisions and settlement proposals.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

     Subject to the following discussion in this "--Modifications, Waivers,
Amendments and Consents" section, and further subject to the discussion under
"--The Series CD 2007-CD4 Controlling Class Representative, the Class WFC
Representative and the Serviced Non-Trust Loan Noteholders" above, the applicable master servicer (to the extent provided in the penultimate paragraph of this "--Modifications, Waivers, Amendments and Consents" section and in connection with certain waivers of Default Interest and late payment charges)
and the special servicer may, on behalf of the trustee, except in the case of the Outside Serviced Mortgage Loans, agree to any modification, waiver or amendment of any term of any underlying mortgage loan (including, subject to the penultimate paragraph of this "--Modifications, Waivers, Amendments and
Consents" section, the lease reviews and lease consents related thereto) without the consent of the trustee or any series CD 2007-CD4 certificateholder.

     All modifications, waivers or amendments of any underlying mortgage loan serviced under the series CD 2007-CD4 pooling and servicing agreement must be in writing and must be considered and effected in accordance with the Servicing
Standard; provided, however, that neither the applicable master servicer nor the special servicer, as applicable, may make or permit or consent to, as applicable, any modification, waiver or amendment of any term of any underlying mortgage loan serviced under the series CD 2007-CD4 pooling and servicing agreement if that modification, waiver or amendment (a) would constitute a
"significant modification" of the subject mortgage loan within the meaning of
Treasury regulations section 1.860G-2(b) and (b) is not otherwise permitted as described in this "--Modifications, Waivers, Amendments and Consents" section.

     Except as discussed in the next paragraph and except for waivers of Default
Interest and late payment charges, neither the applicable master servicer nor the special servicer, on behalf of the trustee, may agree or consent to any modification, waiver or amendment of any term of any mortgage loan in the trust fund (other than an Outside Serviced Mortgage Loan) that would:

     (a)  affect the amount or timing of any related payment of principal, interest or other amount (including prepayment premiums or yield maintenance charges, but excluding Default Interest, late payment charges and amounts payable as additional servicing compensation)
          payable thereunder;

     (b)  affect the obligation of the related borrower to pay a prepayment premium or yield maintenance charge or permit a principal prepayment during any period in which the related mortgage note prohibits principal prepayments;

                                      S-217

     (c)  except as expressly contemplated by the related mortgage instrument or in circumstances involving environmental issues, result in a release of the lien of the related mortgage instrument on any material portion of the related mortgaged real property without a corresponding principal prepayment in an amount not less than the fair market value of the property to be released, other than in connection with a taking of all or part of the related mortgaged real property or REO Property for not less than fair market value by exercise of the power of eminent domain or condemnation or casualty or hazard losses with respect to such mortgaged real property or REO Property;

     (d)  if the subject mortgage loan has a Stated Principal Balance, individually or in the aggregate with all other underlying mortgage loans that are cross-collateralized with, cross-defaulted with or have been made to borrowers affiliated with the borrower on the subject mortgage loan, equal to or in excess of 5% of the then aggregate current principal balances of all mortgage loans in the trust fund or
          $35,000,000 (or with respect to Fitch or Moody's $20,000,000), or is one of the ten largest mortgage loans in the trust fund by Stated
          Principal Balance as of such date, permit the transfer or transfers of
          (A) the related mortgaged real property or any interest therein or (B)
          equity interests in the borrower or any equity owner of the borrower that would result, in the aggregate during the term of the subject mortgage loan, in a transfer greater than 49% of the total interest in the borrower and/or any equity owner of the borrower or a transfer of voting control in the borrower or an equity owner of the borrower without the prior written confirmation from each applicable rating agency that such changes will not result in the qualification, downgrade or withdrawal to the ratings then assigned to the series CD
          2007-CD4 certificates;

     (e)  allow any additional lien on the related mortgaged real property if the subject mortgage loan has a Stated Principal Balance, individually or in the aggregate with all other underlying mortgage loans that are cross-collateralized with, cross-defaulted with or have been made to borrowers affiliated with the borrower on the subject mortgage loan, equal to or in excess of 2% (or with respect to Fitch or Moody's, 5%)
          of the then aggregate current principal balances of all the mortgage loans in the trust fund or $20,000,000, or is one of the ten largest mortgage loans in the trust fund by Stated Principal Balance as of such date, or with respect to S&P only, has (together with the debt secured by that additional lien) an aggregate loan-to-value ratio that is equal to or greater than 85% or an aggregate debt service coverage ratio that is less than 1.2:1, without the prior written confirmation from each applicable rating agency that such change will not result in the qualification, downgrade or withdrawal of the ratings then assigned to the series CD 2007-CD4 certificates; or

     (f)  in the reasonable, good faith judgment of the special servicer, otherwise materially impair the security for the subject mortgage loan or reduce the likelihood of timely payment of amounts due thereon.

     Notwithstanding the foregoing, but subject to the discussion in the following paragraph, and further subject to the discussion under "--The Series
CD 2007-CD4 Controlling Class Representative, the Class WFC Representative and
the Serviced Non-Trust Loan Noteholders" above, the special servicer may, except in the case of an Outside Serviced Mortgage Loan, (1) reduce the amounts owing under any specially serviced mortgage loan in the trust fund by forgiving principal, accrued interest or any prepayment premium or yield maintenance charge, (2) reduce the amount of the scheduled monthly debt service payment on any specially serviced mortgage loan, including by way of a reduction in the related mortgage rate, (3) forbear in the enforcement of any right granted under any mortgage note or mortgage instrument relating to a specially serviced mortgage loan in the trust fund, (4) extend the maturity date of any specially serviced mortgage loan in the trust fund, or (5) accept a principal prepayment on any specially serviced mortgage loan in the trust fund during any prepayment lockout period; provided that, among any other conditions specified in the series CD 2007-CD4 pooling and servicing agreement, (A) the related borrower is in default with respect to the subject specially serviced mortgage loan or, in the

                                     S-218

judgment of the special servicer, such default is reasonably foreseeable, and
(B) in the judgment of the special servicer, such modification would increase the recovery on the subject mortgage loan to the series CD 2007-CD4 certificateholders on a net present value basis. In the case of every other modification, waiver or consent, the special servicer must determine and may rely on an opinion of counsel to the effect that such modification, waiver or amendment would not both (1) effect an exchange or reissuance of the subject mortgage loan under Treasury regulations section 1.860G-2(b) of the Internal
Revenue Code and (2) cause any REMIC created under the series CD 2007-CD4 pooling and servicing agreement to fail to qualify as a REMIC under the Internal
Revenue Code or result in the imposition of any tax on "prohibited transactions"
or "contributions" after the startup day under the REMIC provisions of the
Internal Revenue Code.

     In no event, however, may the special servicer: (1) extend the maturity date of a mortgage loan in the trust fund beyond a date that is two years prior to the rated final distribution date or, in connection with any extension of maturity, reduce the mortgage rate of a mortgage loan in the trust fund to less than the least of (a) the original mortgage rate of the subject mortgage loan,
(b) the highest fixed pass-through rate of any class of series CD 2007-CD4 principal balance certificates then outstanding and (c) a rate below the then prevailing interest rate for comparable loans, as determined by the special servicer; or (2) if the subject mortgage loan is secured by a ground lease (and not by the corresponding fee simple interest), extend the maturity date of the subject mortgage loan beyond a date which is less than 20 years (or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years) prior to the expiration of the term of such ground lease. In the case of a MezzCap Loan Combination, the related Serviced Non-Trust Loan Noteholder may exercise certain approval rights relating to a deferral, modification, supplement or waiver of the related underlying mortgage loan or the related Serviced Non-Trust Loan that materially and adversely affects the related Serviced Non-Trust Loan Noteholder prior to the expiration of the repurchase period described under "Description of the
Mortgage Pool--The Loan Combinations" in this prospectus supplement. In addition, if the direct or indirect equity interests in any borrower are pledged to secure a mezzanine loan, then the special servicer's ability to modify the terms of the related underlying mortgage loan may be limited by the related intercreditor agreement.

     Any modification, extension, waiver or amendment of the payment terms of a
Serviced Loan Combination will be required to be structured so as to be generally consistent with the allocation and payment priorities in the related loan documents and the related co-lender or intercreditor agreement, such that neither the issuing entity, as holder of the promissory note(s) for the underlying mortgage loan in that Serviced Loan Combination, on the one hand, nor any related Serviced Non-Trust Loan Noteholder, on the other hand, gains a priority over the other that is not reflected in the loan documents and the related co-lender or intercreditor agreement.

     The special servicer or the applicable master servicer, as applicable, may, as a condition to granting any request by a borrower for consent, modification, waiver or indulgence or any other matter or thing, the granting of which is within its discretion pursuant to the terms of the instruments evidencing or securing the subject underlying mortgage loan and is permitted by the terms of the series CD 2007-CD4 pooling and servicing agreement, require that the borrower pay to it (a) as additional servicing compensation, a reasonable or customary fee for the additional services performed in connection with such request, provided that such fee would not itself be a "significant modification"
pursuant to Treasury regulations section 1.1001-3(e)(2); and (b) any related costs and expenses incurred by it. In no event will the special servicer or the applicable master servicer be entitled to payment for such fees or expenses unless such payment is collected from the related borrower.

     The special servicer must notify, among others, the applicable master servicer, any related sub-servicers, the trustee, the certificate administrator, the series CD 2007-CD4 controlling class representative and the rating agencies, in writing, of any material modification, waiver or amendment of any term of any underlying mortgage loan agreed to by it (including fees charged the related borrower) and the date thereof, and must deliver to the custodian (with a copy to the applicable master servicer) for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver or amendment, promptly (and in any event within ten business days) following the execution thereof. Copies of each agreement whereby any such

                                      S-219

modification, waiver or amendment of any term of any underlying mortgage loan is effected will be made available for review upon prior request during normal business hours at the offices of the special servicer as described under
"Description of the Offered Certificates--Reports to Certificateholders;
Available Information."

     For any non-specially serviced mortgage loan in the trust fund (other than an Outside Serviced Mortgage Loan), subject to the discussion under "--The
Series CD 2007-CD4 Controlling Class Representative, the Class WFC
Representative and the Serviced Non-Trust Loan Noteholders" above, the applicable master servicer, without the consent of the special servicer, will be responsible for any request by a borrower for the consent or other appropriate action on the part of the lender with respect to:

     1.   approving routine leasing activity (subject to certain limitations with respect to subordination and non-disturbance agreements set forth in the series CD 2007-CD4 pooling and servicing agreement) with respect to any lease for less than the amount or percentage of the square footage of the related mortgaged real property specified in the series CD 2007-CD4 pooling and servicing agreement;

     2.   approving any waiver affecting the timing of receipt of financial statements from any borrower; provided that such financial statements are delivered no less than quarterly and within 60 days of the end of the calendar quarter;

     3.   approving annual budgets for the related mortgaged real property;
          provided that no such budget (a) provides for the payment of operating expenses in an amount equal to more than 110% of the amounts budgeted therefor for the prior year or (b) provides for the payment of any material expenses to any affiliate of the related borrower (other than the payment of a management fee to any property manager if such management fee is no more than the management fee in effect on the cut-off date);

     4.   subject to other restrictions herein regarding principal prepayments, waiving any provision of a mortgage loan in the trust fund requiring a specified number of days notice prior to a principal prepayment;

     5.   approving modifications, consents or waivers (other than those described in the third paragraph of this "--Modifications, Waivers,
          Amendments and Consents" section) in connection with a defeasance permitted by the terms of the subject underlying mortgage loan if the applicable master servicer receives an opinion of counsel to the effect that such modification, waiver or consent would not cause any
          REMIC created under the series CD 2007-CD4 pooling and servicing agreement to fail to qualify as a REMIC or result in a "prohibited transaction" under the REMIC provisions of the Internal Revenue Code;

     6.   approving certain consents with respect to non-material rights-of-way and easements and consent to subordination of the subject underlying mortgage loan to non-material rights-of-way or easements; and

     7.   approving a change of the property manager at the request of the related borrower, provided that (A) the successor property manager is not affiliated with the borrower and is a nationally or regionally recognized manager of similar properties, (B) the related mortgage loan does not have an outstanding principal balance in excess of
          $5,000,000 and (C) the subject mortgaged real property does not secure a Loan Combination.

                                      S-220

     Notwithstanding anything to the contrary described in this prospectus supplement, neither the applicable master servicer nor the special servicer, as applicable, may take the following action unless, in the case of any underlying mortgage loan (other than an Outside Serviced Mortgage Loan), to the extent permitted by the related loan documents, it has received prior written confirmation from the applicable rating agencies that such action will not result in a qualification, downgrade or withdrawal of any of the ratings assigned by any such rating agency to the series CD 2007-CD4 certificates:

     (a)  with respect to any mortgaged real property that secures a mortgage loan in the trust fund with an unpaid principal balance that is at least equal to 5% of the then aggregate principal balance of all mortgage loans in the trust fund or $20,000,000, the giving of any consent, approval or direction regarding the termination of the related property manager or the designation of any replacement property manager; and

     (b)  with respect to each mortgage loan in the trust fund with an unpaid principal balance that is equal to or greater than (i) 5% of the then aggregate principal balance of all the mortgage loans in the trust fund or (ii) $20,000,000 and which is secured by a mortgaged real property which is a hotel property, the giving of any consent to any change in the franchise affiliation of such mortgaged real property.

REQUIRED APPRAISALS

     The special servicer must obtain, within 60 days following the occurrence of any Appraisal Trigger Event with respect to any of the mortgage loans in the trust fund (other than the Outside Serviced Mortgage Loans), and deliver to the trustee, the certificate administrator and the applicable master servicer, among others, a copy of, an appraisal of the related mortgaged real property from an independent appraiser meeting the qualifications imposed in the series CD
2007-CD4 pooling and servicing agreement, unless an appraisal had previously been obtained within the prior 12 months and the special servicer is not aware of any subsequent material change in the condition of that property (in which case a letter update will be permitted).

     Notwithstanding the foregoing, if the unpaid principal balance of the subject mortgage loan is less than $2,000,000, the special servicer may, at its option, cause an internal valuation of the mortgaged real property to be performed.

     As a result of any appraisal or other valuation, it may be determined that an Appraisal Reduction Amount exists with respect to the subject underlying mortgage loan. An Appraisal Reduction Amount is relevant to the determination of the amount of any advances of delinquent interest required to be made with respect to the affected underlying mortgage loan and, in certain cases with respect to an underlying mortgage loan that is part of a Serviced Loan
Combination, certain control issues. See "--Advances--Advances of Delinquent
Monthly Debt Service Payments" in this prospectus supplement above and
"Description of the Mortgage Pool--The Loan Combinations" in this prospectus supplement.

     If an Appraisal Trigger Event occurs with respect to any specially serviced mortgage loan in the trust fund (other than, if applicable, an Outside Serviced
Mortgage Loan), then the special servicer will have an ongoing obligation to obtain or perform, as the case may be, on or about each anniversary of the occurrence of that Appraisal Trigger Event, a new appraisal, an update of the prior required appraisal or other valuation, as applicable. Based thereon, the appropriate party under the series CD 2007-CD4 pooling and servicing agreement is to redetermine and report to the trustee, the certificate administrator and the applicable master servicer, the new Appraisal Reduction Amount, if any, with respect to the mortgage loan. This ongoing obligation will cease if and when all
Appraisal Trigger Events have ceased to exist with respect to the subject mortgage loan in accordance with the definition of "Appraisal Trigger Event."

                                     S-221

     The cost of each required appraisal, and any update of that appraisal, obtained by the special servicer, will be advanced by the applicable master servicer, at the direction of the special servicer, and will be reimbursable to the applicable master servicer as a servicing advance.

MAINTENANCE OF INSURANCE

     The applicable master servicer (with respect to mortgage loans in the trust fund, other than the Outside Serviced Mortgage Loans) and the special servicer
(with respect to REO Properties in the trust fund, other than an REO Property related to an Outside Serviced Mortgage Loan) will be required to use reasonable efforts to cause the related borrower to maintain or, consistent with the
Servicing Standard and to the extent that the issuing entity has an insurable interest and the subject coverage, except as discussed below with respect to insurance against terrorist or similar acts, is available at commercially reasonable rates, otherwise cause to be maintained for each mortgaged real property all insurance coverage as is required under the related mortgage instrument; provided that, if and to the extent that any such mortgage instrument permits the holder thereof any discretion (by way of consent, approval or otherwise) as to the insurance coverage that the related borrower is required to maintain, the applicable master servicer must exercise such discretion in a manner consistent with the Servicing Standard (and, to the extent consistent with that standard, may take into account the insurance in place at the closing of the related underlying mortgage loan). The cost of any such insurance coverage obtained by either the applicable master servicer or the special servicer shall be a servicing advance to be paid by the applicable master servicer. In addition to the foregoing, none of the master servicers will be required to cause to be maintained, or to itself obtain and maintain, any earthquake or environmental insurance policy unless a policy providing such coverage was (x) in effect either at the time of origination of the related mortgage loan or at the time of initial issuance of the certificates or (y)
required by the related loan documents and is available at commercially reasonable rates.

     The special servicer must also cause to be maintained for each REO Property in the trust fund (other than any REO Property relating to an Outside Serviced
Mortgage Loan) no less insurance coverage than was previously required of the borrower under the related underlying mortgage loan.

     Notwithstanding the foregoing, the applicable master servicer or special servicer, as applicable, will not be required to maintain and will not cause a borrower to be in default with respect to the failure of the related borrower to obtain, all-risk casualty insurance which does not contain any carve-out for terrorist or similar acts, if and only if, the special servicer, in consultation with the series CD 2007-CD4 controlling class representative and, in the case of the any Serviced Loan Combination, subject to the discussion under "--The Series
CD 2007-CD4 Controlling Class Representative, the Class WFC Representative and
the Serviced Non-Trust Loan Noteholders--Rights and Powers of the Series CD
2007-CD4 Controlling Class Representative, the Class WFC Representative and the
Serviced Non-Trust Loan Noteholders" above, has determined in accordance with the Servicing Standard that either (a) such insurance is not available at any rate or (b) such insurance is not available at commercially reasonably rates and that such hazards are not at the time commonly insured against for properties similar to the subject mortgaged real property and located in or around the region in which the subject mortgaged real property is located; provided, however, that the series CD 2007-CD4 controlling class representative will not have more than three business days to respond to the special servicer's request for consultation; and provided, further, that upon the special servicer's determination, consistent with the Servicing Standard, that exigent circumstances do not allow the special servicer to consult with the series CD
2007-CD4 controlling class representative, the special servicer will not be required to do so; and provided, further, that, during the period that the special servicer is evaluating such insurance under the series CD 2007-CD4 pooling and servicing agreement, the applicable master servicer will not be liable for any loss related to its failure to require the borrower to maintain terrorism insurance and will not be in default of its obligations hereunder as a result of such failure.

     If the applicable master servicer or the special servicer obtains and maintains, or causes to be obtained and maintained, a blanket policy insuring against hazard losses on all of the underlying mortgage loans and/or REO
Properties that it is required to service and administer or a force placed policy as to any particular such underlying mortgage loan and/or REO Property, then, to the extent such policy (i) is obtained from an insurer

                                     S-222

meeting the criteria specified in the series CD 2007-CD4 pooling and servicing agreement and (ii) provides protection equivalent to the individual policies otherwise required, the applicable master servicer or the special servicer, as the case may be, will conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related mortgaged real properties and/or REO Properties. Such blanket policy or force placed policy may contain a deductible clause (not in excess of a customary amount), in which case the applicable master servicer or the special servicer, as appropriate, must, if there has not been maintained on the related mortgaged real property or REO
Property a hazard insurance policy complying with the requirements of the series
CD 2007-CD4 pooling and servicing agreement, and there has been one or more losses that would have been covered by such policy, promptly deposit into the collection account from its own funds the amount not otherwise payable under the blanket policy or force placed policy because of such deductible clause, to the extent the amount of such deductible exceeds the deductible permitted under the related mortgage loan documents or, if the related mortgage loan documents are silent regarding a permitted deductible, to the extent the amount of the deductible under the blanket policy or force placed policy, as the case may be, exceeds a customary deductible for a particular type of individual policy.

FAIR VALUE PURCHASE OPTION

     Within 60 days after any of the underlying mortgage loans (other than an
Outside Serviced Mortgage Loan) becomes a Defaulted Mortgage Loan, the special servicer must determine the fair value of the subject mortgage loan in accordance with the Servicing Standard. The special servicer will be required to make that determination without taking into account any effect the restrictions on the sale of the subject mortgage loan contained in the series CD 2007-CD4 pooling and servicing agreement may have on the value thereof. In addition, the special servicer will be required to use reasonable efforts promptly to obtain an appraisal with respect to the related mortgaged real property unless it has an appraisal that is less than 12 months old and has no actual knowledge of, or notice of, any event that in the special servicer's judgment would materially affect the validity of such appraisal. The special servicer must make its fair value determination as soon as reasonably practicable (but in any event within
30 days) after its receipt of such new appraisal, if applicable. The special servicer is permitted to change, from time to time, its determination of the fair value of a Defaulted Mortgage Loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard; and, in any event, the special servicer must update its determination of the fair value at least once every 90 days. The special servicer must notify the certificate administrator, the applicable master servicer, each rating agency and the
Majority Controlling Class Certificateholder promptly upon its fair value determination and any adjustment thereto. In determining the fair value of any
Defaulted Mortgage Loan, the special servicer will be required to take into account, among other factors, the period and amount of the delinquency on the subject mortgage loan, the occupancy level and physical condition of the related mortgaged real property, the state of the local economy in the area where the related mortgaged real property is located, and the time and expense associated with a purchaser's foreclosing on the related mortgaged real property. In addition, the special servicer will be required to refer to all other relevant information obtained by it or otherwise contained in the mortgage loan file;
and, in any event, the special servicer must take account of any change in circumstances regarding the related mortgaged real property known to the special servicer that has occurred subsequent to, and that would, in the special servicer's judgment, materially affect the value of the related mortgaged real property reflected in, the most recent related appraisal. Furthermore, the special servicer will be required to consider all available objective third-party information obtained from generally available sources, as well as information obtained from vendors providing real estate services to the special servicer, concerning the market for distressed real estate loans and the real estate market for the subject property type in the area where the related mortgaged real property is located. The special servicer may conclusively rely on the opinion and reports of independent third parties in making such determination.

     In the event any of the underlying mortgage loans becomes a Defaulted
Mortgage Loan, each of the special servicer and the Majority Controlling Class
Certificateholder will have an assignable option (a "Purchase Option") to purchase such Defaulted Mortgage Loan from the issuing entity at a price (the
"Option Price") equal to (a) a par purchase price that includes such additional items as are provided for in the series CD 2007-CD4

                                     S-223

pooling and servicing agreement, if the special servicer has not yet determined the fair value of the Defaulted Mortgage Loan, or (b) the fair value of the
Defaulted Mortgage Loan as determined by the special servicer in the manner described in the preceding paragraph and in accordance with the Servicing
Standard, if the special servicer has made such fair value determination. Any holder of a Purchase Option may sell, transfer, assign or otherwise convey its
Purchase Option with respect to any Defaulted Mortgage Loan to any party other than the related borrower or an affiliate of the related borrower at any time after the subject mortgage loan becomes a Defaulted Mortgage Loan. The transferor of any Purchase Option must notify the trustee, the certificate administrator and the applicable master servicer of such transfer, which notice should include the transferee's name, address, telephone number, facsimile number and appropriate contact person(s) and shall be acknowledged in writing by the transferee. In general, the Majority Controlling Class Certificateholder shall have the right to exercise its Purchase Option prior to any exercise of the Purchase Option by any other holder of a Purchase Option, except that, if the Purchase Option is not exercised by the Majority Controlling Class
Certificateholder or any assignee thereof within 60 days of the fair value determination, then the special servicer will have the right to exercise its
Purchase Option prior to any exercise by the Majority Controlling Class
Certificateholder, and the special servicer or its assignee may exercise such
Purchase Option at any time during the 15-day period immediately following the expiration of such 60-day period. Following the expiration of that 15-day period, the Majority Controlling Class Certificateholder will again have the right to exercise its Purchase Option prior to any exercise of the Purchase
Option by the special servicer. If not exercised earlier, the Purchase Option with respect to any Defaulted Mortgage Loan will automatically terminate (a)
once the subject mortgage loan is no longer a Defaulted Mortgage Loan, although, if such mortgage loan subsequently becomes a Defaulted Mortgage Loan, the related Purchase Option will again be exercisable, (b) upon the acquisition, by or on behalf of the issuing entity, of title to the related mortgaged real property through foreclosure or deed in lieu of foreclosure, (c) the modification or pay-off, in full or at a discount, of such Defaulted Mortgage
Loan in connection with a workout or (d) removal of such Defaulted Mortgage Loan from the trust fund.

     Notwithstanding the foregoing, if the CGM AmeriCold Portfolio Mortgage Loan becomes a Defaulted Mortgage Loan, then for 30 days following the 15-day period during which the special servicer may exercise the Purchase Option with respect to the CGM AmeriCold Portfolio Mortgage Loan, but prior to the Majority
Controlling Class Certificateholder again being able to exercise that Purchase
Option, any CGM AmeriCold Portfolio Pari Passu Non-Trust Loan Noteholder will be entitled to exercise the Purchase Option as to the CGM AmeriCold Portfolio
Mortgage Loan.

     Notwithstanding the foregoing, the Majority Controlling Class
Certificateholder will not have a Purchase Option with respect to the One World
Financial Center Mortgage Loan for so long as, and only so long as, the class
WFC representative is the Loan-Specific Controlling Party for the One World
Financial Center Mortgage Loan, in which case the holders or, if applicable, the beneficial owners of Class WFC Certificates evidencing a majority of the voting rights allocated to any class of Class WFC Certificates (with preference given to the most subordinate such class) will have the right to exercise the Purchase
Option with the same priority as the Majority Controlling Class
Certificateholder would have been able to exercise the Purchase Option if it was the holder thereof as discussed above. Notwithstanding the foregoing sentence, the holder or beneficial owners of Class WFC Certificates evidencing a majority of the voting rights allocated to any class of Class WFC Certificates will not be able to exercise the Purchase Option at a price less than an amount that would represent the Purchase Price for the senior pooled portion of the One
World Financial Center Mortgage Loan if such a price were to be determined as described under "Description of the Mortgage Pool--Assignment of the Mortgage
Loans; Repurchases and Substitutions" in this prospectus supplement.

     Also notwithstanding the foregoing, if the One World Financial Center
Mortgage Loan becomes a Defaulted Mortgage Loan, the right to exercise the related Purchase Option will be delayed to allow the class WFC-1, WFC-2 and/or
WFC-3 certificateholders an opportunity to exercise their par purchase option as described under "--The Series CD 2007-CD4 Controlling Class Representative, the
Class WFC Representative and the Serviced Non-Trust Loan Noteholders" above.

                                     S-224

     If an Outside Serviced Mortgage Loan becomes a Defaulted Mortgage Loan, the related fair value will be determined pursuant to substantially similar but not identical provisions by, or based on information from, the special servicer under the applicable other pooling and servicing agreement that governs the servicing thereof; however, the Purchase Option will be exercisable as set forth in this prospectus supplement by the indicated parties.

     The series CD 2007-CD4 pooling and servicing agreement will specify the procedure for exercising a Purchase Option.

     If the special servicer or the Majority Controlling Class
Certificateholder, or any of their respective affiliates, is the person expected to acquire any Defaulted Mortgage Loan, then the trustee will be required to determine as soon as reasonably practicable (and, in any event, within 30 days)
after the trustee has received the applicable written notice, whether the Option
Price represents fair value for the Defaulted Mortgage Loan; except that, if the special servicer is then in the process of obtaining a new appraisal with respect to the related mortgaged real property, then the trustee will make its fair value determination with respect to the subject mortgage loan as soon as reasonably practicable (but in any event within 30 days) after the trustee's receipt of such new appraisal. Such fair value determination shall be made in accordance with the trustee's good faith reasonable judgment. In determining the fair value of any Defaulted Mortgage Loan, the trustee may rely on the opinion and reports of independent third parties in making such determination and, further, may rely on the most current appraisal obtained for the related mortgaged real property pursuant to the series CD 2007-CD4 pooling and servicing agreement or an appraisal obtained by the trustee. The reasonable costs of all appraisals, inspection reports and broker opinions of value, reasonably incurred by the trustee or any such third party pursuant to this subsection are to be advanced by the applicable master servicer and shall constitute, and be reimbursable as, servicing advances.

     Unless and until the Purchase Option with respect to a Defaulted Mortgage
Loan is exercised, the special servicer will be required to pursue such other resolution strategies available under the series CD 2007-CD4 pooling and servicing agreement with respect to such Defaulted Mortgage Loan, including, without limitation, workout and foreclosure, as the special servicer may deem appropriate consistent with the Servicing Standard. The special servicer will not be permitted to sell the Defaulted Mortgage Loan other than in connection with the exercise of the related Purchase Option or in connection with a repurchase by the applicable mortgage loan seller as described under
"Description of the Mortgage Pool--Assignment of the Mortgage Loans; Repurchases
and Substitutions" and "--Representations and Warranties; Repurchases and
Substitutions" in this prospectus supplement.

     Notwithstanding the foregoing, any Serviced Non-Trust Loan Noteholder will have the right to purchase the related underlying mortgage loan from the issuing entity at a par purchase price in certain default situations, as described above under "Description of the Mortgage Pool--The Loan Combinations." In addition, the holders of a mezzanine loan may have the right to purchase the related underlying mortgage loan from the issuing entity if certain defaults occur on that mortgage loan or if that mortgage loan is transferred to special servicing.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     If a default on an underlying mortgage loan (other than an Outside Serviced
Mortgage Loan) has occurred, then, subject to the discussion under "--The Series
CD 2007-CD4 Controlling Class Representative, the Class WFC Representative and
the Serviced Non-Trust Loan Noteholders" above, the special servicer may, on behalf of the trust, take any of the following actions:

     o    work out the mortgage loan;

     o    institute foreclosure proceedings;

                                     S-225

     o    exercise any power of sale contained in the related mortgage instrument;

     o    obtain a deed in lieu of foreclosure; and/or

     o    otherwise acquire title to the corresponding mortgaged real property, by operation of law or otherwise.

     The special servicer may not, however, initiate foreclosure proceedings, acquire title to any mortgaged real property or take any other action with respect to any mortgaged real property that would cause the trustee, for the benefit of the series CD 2007-CD4 certificateholders and, in the case of any mortgaged real property that secures a Serviced Loan Combination, the related
Serviced Non-Trust Loan Noteholder(s), or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an
"owner" or an "operator" of the particular real property within the meaning of various federal environmental laws, unless:

     o    the special servicer has, within the prior six months, received an environmental assessment report prepared by a person who regularly conducts environmental audits, which report will be an expense of the issuing entity; and

     o    either--

          1.   the report indicates that--

               (a)  the particular real property is in compliance with
                    applicable environmental laws and regulations, and

               (b)  there are no circumstances or conditions present at the particular real property that have resulted in any
                    contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

          2.   the special servicer, based on the information set forth in the report, determines that taking the actions necessary to bring the particular real property into compliance with applicable
               environmental laws and regulations and/or taking any of the other actions contemplated by clause 1. above, would maximize the recovery for the series CD 2007-CD4 certificateholders and, in the case of any mortgaged real property that secures a Serviced
               Loan Combination, the related Serviced Non-Trust Loan
               Noteholder(s) as a collective whole, on a present value basis, than not taking those actions.

     See, however, "--The Series CD 2007-CD4 Controlling Class Representative,
the Class WFC Representative and the Serviced Non-Trust Loan Noteholders--Rights
and Powers of the Series CD 2007-CD4 Controlling Class Representative, the Class
WFC Representative and the Serviced Non-Trust Loan Noteholders" above.

     The cost of any environmental testing, as well as the cost of any remedial, corrective or other further action contemplated by the second bullet of the second paragraph of this "--Realization Upon Defaulted Mortgage Loans" section, will generally be payable out of general collections on the mortgage pool.

     If neither of the conditions in clauses 1. and 2. of the second bullet of the second paragraph of this "--Realization Upon Defaulted Mortgage Loans"
section has been satisfied with respect to any mortgaged real property securing an underlying mortgage loan (exclusive of an Outside Serviced Mortgage Loan), then the special servicer may, subject to the discussion under "--The Series CD
2007-CD4 Controlling Class Representative, the Class WFC Representative and the
Serviced Non-Trust Loan Noteholders" above, take those actions as are in accordance with the Servicing Standard, other than proceeding against the contaminated

                                     S-226

mortgaged real property. In connection with the foregoing, when the special servicer determines it to be appropriate, it may, subject to the discussion under "--The Series CD 2007-CD4 Controlling Class Representative, the Class WFC
Representative and the Serviced Non-Trust Loan Noteholders" above, on behalf of the trust, release all or a portion of the related mortgaged real property from the lien of the related mortgage instrument.

     If liquidation proceeds collected with respect to a defaulted mortgage loan in the trust fund are less than the outstanding principal balance of the defaulted mortgage loan, together with accrued interest on and reimbursable expenses incurred by the special servicer, the applicable master servicer and/or any other applicable party in connection with the defaulted mortgage loan, then the issuing entity will realize a loss in the amount of the shortfall. The special servicer, the master servicers and/or the trustee will be entitled to reimbursement out of the liquidation proceeds, insurance proceeds and condemnation proceeds recovered on any defaulted mortgage loan, prior to the payment of those proceeds to the series CD 2007-CD4 certificateholders, for:

     o    any and all amounts that represent unpaid servicing compensation with respect to the mortgage loan;

     o    any unreimbursed servicing expenses and advances incurred with respect to the mortgage loan; and

     o    any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

     In addition, amounts otherwise payable on the series CD 2007-CD4 certificates may be further reduced by interest payable to the master servicers, the special servicer, and/or the trustee on servicing expenses and advances and on monthly debt service advances.

REO PROPERTIES

     If title to any mortgaged real property (other than a mortgaged real property securing an Outside Serviced Mortgage Loan) is acquired by the special servicer on behalf of the issuing entity, the special servicer will be required to sell that property not later than the end of the third taxable year following the year of acquisition, unless:

     o    the IRS grants an extension of time to sell the property; or

     o    the special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third year following the year in which the acquisition occurred will not result in the imposition of a tax on the issuing entity or its assets or cause any REMIC created under the series CD
          2007-CD4 pooling and servicing agreement to fail to qualify as such under the Internal Revenue Code.

     Subject to the foregoing, the special servicer will generally be required to solicit cash offers for any REO Property held by the issuing entity in a commercially reasonable manner. Neither the trustee, the certificate administrator nor any of their affiliates may bid for or purchase from the issuing entity any REO Property.

     Regardless of whether the special servicer applies for or is granted an extension of time to sell any REO Property on behalf of the issuing entity, the special servicer must act in accordance with the Servicing Standard to liquidate the property on a timely basis. If an extension is granted or opinion given, the special servicer must sell the subject REO Property within the period specified in the extension or opinion, as the case may be.

     Sales of REO Properties by the special servicer on behalf of the issuing entity will be subject to the approval of the applicable Loan-Specific
Controlling Party, as and to the extent described under "--The Series

                                     S-227

CD 2007-CD4 Controlling Class Representative, the Class WFC Representative and
the Serviced Non-Trust Loan Noteholders" above.

     The special servicer may retain an independent contractor to operate and manage any REO Property held by the issuing entity.

     In general, the special servicer or an independent contractor employed by the special servicer at the expense of the issuing entity will be obligated to operate and manage any REO Property held by the issuing entity in a manner that:

     o    maintains its status as foreclosure property under the REMIC provisions of the Internal Revenue Code; and

     o    would, to the extent commercially feasible and consistent with the preceding bullet, maximize net after-tax revenues received from that property.

     The special servicer must review the operation of each REO Property held by the issuing entity and consult with the certificate administrator, or any person appointed by the certificate administrator to act as tax administrator, to determine the issuing entity's federal income tax reporting position with respect to the income it is anticipated that the issuing entity would derive from the property. The special servicer's determination as to how each REO
Property is to be managed is to be based on the Servicing Standard. The special servicer could determine that it would not be consistent with the Servicing
Standard to manage and operate the property in a manner that would avoid the imposition of:

     o    a tax on net income from foreclosure property, within the meaning of section 860G(c) of the Internal Revenue Code; or

     o    a tax on prohibited transactions under section 860F of the Internal
          Revenue Code.

     To the extent that income the issuing entity receives from an REO Property is subject to:

     o    a tax on net income from foreclosure property, that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%; or

     o    a tax on prohibited transactions, that income would be subject to federal tax at a 100% rate.

     The determination as to whether income from an REO Property held by the issuing entity would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property.
Generally, income from an REO Property that is directly operated by the special servicer would be apportioned and classified as service or non-service income.
The service portion of the income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate. The non-service portion of the income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate. Any tax imposed on the issuing entity's income from an REO Property would reduce the amount available for payment to the series CD 2007-CD4 certificateholders. See "Federal
Income Tax Consequences" in this prospectus supplement and in the accompanying base prospectus. The reasonable out-of-pocket costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the master servicers' collection accounts.

                                     S-228

ACCOUNTS

     General. Apart from escrow accounts, reserve accounts and servicing accounts maintained by the master servicers on behalf of the respective borrowers and the issuing entity for purposes of holding escrow payments and reserve amounts, the primary transaction accounts to be established under the series CD 2007-CD4 pooling and servicing agreement will consist of:

     o    the master servicers' collection accounts;

     o    the custodial account maintained by the applicable master servicer specifically with respect to each Serviced Loan Combination;

     o    the special servicer's REO account;

     o    the certificate administrator's distribution account;

     o    the certificate administrator's interest reserve account;

     o    the applicable master servicer's late payment date loan reserve account;

     o    the certificate administrator's Post-ARD Additional Interest account;
          and

     o    the certificate administrator's floating rate account.

     Each of the primary transaction accounts must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Funds deposited in each of the primary transaction accounts are to relate solely to the series CD 2007-CD4 securitization transaction.

     In general, the party maintaining the subject account will make any decisions regarding the deposit of funds therein and the transfer and/or disbursement of funds therefrom. However, those decisions may be made in response to a request by, or based upon information provided by, another party to the series CD 2007-CD4 pooling and servicing agreement or other third party.

     The funds held in any of the primary transaction accounts may be held as cash or, at the election of the party that maintains the account, invested in
Permitted Investments. Any interest or other income earned on funds in any of the primary transaction accounts will be paid to the party that maintains the account as additional compensation, subject to the limitations set forth in the series CD 2007-CD4 pooling and servicing agreement. If any losses are incurred as a result of the investment of funds in any of the primary transaction accounts, which investments were made for the benefit of the party maintaining the account, then the party maintaining the account will be required to deposit therein funds sufficient to offset those losses. However, none of the master servicers, the special servicer or the certificate administrator will be required to cover any losses resulting from the bankruptcy or insolvency of the depository institution holding any of the primary transaction accounts so long as that institution met certain eligibility requirements set forth in the series
CD 2007-CD4 pooling and servicing agreement at the time of the deposit and as of
30 days prior to the date of such bankruptcy or insolvency.

     Each master servicer may maintain its collection account and each of its
Serviced Loan Combination-specific custodial accounts as sub-accounts of a single account, and the certificate administrator may maintain the distribution account, the interest reserve account and the Post-ARD Additional Interest account as sub-accounts of a single account. However, this prospectus supplement discusses the primary transaction accounts as separate accounts.

                                     S-229

     Collections of principal, interest and prepayment consideration on the underlying mortgage loans, exclusive of any fees or expenses payable by the issuing entity therefrom, will be distributable to the applicable series CD
2007-CD4 certificateholders on the distribution date relating to the collection period in which those collections were received.

     There will be no independent verification of the above-referenced transaction accounts or account activity.

     Collection Account and Serviced Loan Combination-Specific Custodial
Accounts. Each master servicer will be required to establish and maintain a collection account for purposes of holding payments and other collections that it receives with respect to the underlying mortgage loans. Under the series CD
2007-CD4 pooling and servicing agreement, the master servicers must deposit or cause to be deposited in their collection accounts within two business days following receipt of available funds, in the case of payments and other collections on the underlying mortgage loans, or as otherwise required under the series CD 2007-CD4 pooling and servicing agreement, the following payments and collections received or made by or on behalf of the master servicers with respect to the mortgage pool subsequent to the Issue Date, other than monthly debt service payments due on or before the cut-off date, which monthly debt service payments belong to the related mortgage loan seller:

     o    all payments on account of principal on the underlying mortgage loans, including principal prepayments;

     o    all payments on account of interest on the underlying mortgage loans, including Default Interest and Post-ARD Additional Interest;

     o    all prepayment premiums, yield maintenance charges and late payment charges collected with respect to the underlying mortgage loans;

     o    all proceeds received under any hazard, flood, title or other insurance policy that provides coverage with respect to an underlying mortgage loan or the related mortgaged real property, and all proceeds received in connection with the condemnation or the taking by right of eminent domain of a mortgaged real property securing an underlying mortgage loan, in each case to the extent not otherwise required to be applied to the restoration of the real property or released to the related borrower;

     o    any amounts required to be deposited by the master servicers in connection with losses incurred with respect to Permitted Investments of funds held in the collection account;

     o    any amounts required to be deposited by the master servicers or the special servicer in connection with losses resulting from a deductible clause in any blanket or force placed insurance policy maintained by it as described under "--Maintenance of Insurance" above;

     o    any amount required to be transferred to the master servicers'
          collection accounts from any REO account maintained by the special servicer or from a Serviced Loan Combination-specific custodial account;

     o    all amounts received and retained in connection with the liquidation of defaulted mortgage loans in the trust fund by foreclosure or similar proceeding or as a result of any person or entity exercising a purchase option with respect thereto;

     o    any amounts paid by a mortgage loan seller or ACS in connection with the repurchase or replacement of an underlying mortgage loan as described under "Description of the Mortgage Pool--Assignment of the
          Mortgage Loans; Repurchases and Substitutions" and "--Representations
          and Warranties; Repurchases and Substitutions" in this prospectus supplement;

                                     S-230

     o    any amounts paid to purchase or otherwise acquire all the mortgage loans and any REO Properties in the trust fund in connection with the termination of the issuing entity as contemplated under "Description of the Offered Certificates--Termination" in this prospectus supplement;

     o    any amounts paid by the master servicers to cover Prepayment Interest
          Shortfalls;

     o    any and all monthly remittances to the issuing entity with respect to each Outside Serviced Mortgage Loan or any related REO Property;

     o    any amounts paid by a borrower under an underlying mortgage loan to cover items for which a servicing advance has been previously made and for which a master servicer, the special servicer or the trustee, as applicable, has been previously reimbursed out of the collection account; and

     o    any cure payments by a Serviced Non-Trust Loan Noteholder or a mezzanine lender;

provided that Default Interest and late payment charges will be deposited in each master servicer's collection account only to the extent necessary to reimburse parties to the series CD 2007-CD4 pooling and servicing agreement for, or to offset, certain expenses of the issuing entity (including interest on advances), each as provided in the series CD 2007-CD4 pooling and servicing agreement.

     Upon its receipt of any of the amounts described in the prior paragraph with respect to any specially serviced mortgage loan in the trust fund, the special servicer is required to promptly remit those amounts to the applicable master servicer for deposit in that master servicer's collection account.

     Notwithstanding the foregoing, amounts received in respect of a Serviced
Loan Combination are generally required to be deposited into a separate custodial account maintained by the applicable master servicer before being transferred to that master servicer's collection account. The deposits to each
Serviced Loan Combination-specific custodial account will be comparable to deposits to the collection account, but will relate solely to the related
Serviced Loan Combination.

     The master servicers may make withdrawals from its collection account and each Serviced Loan Combination-specific custodial account to pay any fees and expenses of the issuing entity described under "Description of the Offered
Certificates--Fees and Expenses" in this prospectus supplement that are not payable out of any other primary transaction account maintained under the series
CD 2007-CD4 pooling and servicing agreement; provided that no payments or other collections on any Serviced Non-Trust Loan will be available to cover any such fees or expenses that do not relate and are not allocable to the Serviced Loan
Combination that includes such Serviced Non Trust Loan.

     No later than the business day prior to each distribution date, the applicable master servicer will withdraw from each Serviced Loan
Combination-specific custodial account and deposit in its collection account all payments and other collections on or allocable to the underlying mortgage loan included in the related Serviced Loan Combination that are then on deposit in such Serviced Loan Combination-specific custodial account and were received as of the end of the related collection period, exclusive of any portion of such payments and other collections that represent monthly debt service payments due on a due date subsequent to the end of the related collection period or are payable to cover any fees and expenses of the issuing entity as contemplated by the preceding paragraph.

                                     S-231

     The master servicers will make monthly withdrawals from their collection accounts to remit to the certificate administrator for deposit in the certificate administrator's distribution account (or, in the case of Post-ARD
Additional Interest, the certificate administrator's Post-ARD Additional
Interest account), on the business day preceding each distribution date, an aggregate amount (the "Master Servicer Remittance Amount") equal to all payments and other collections on the mortgage loans and any REO Properties in the trust fund that are then on deposit in their collection accounts, exclusive of any portion of those payments and other collections that represents one or more of the following:

     1.   monthly debt service payments due on a due date subsequent to the end of the related collection period;

     2.   payments and other collections received after the end of the related collection period; and

     3.   amounts that are payable or reimbursable from the collection account to pay fees and expenses of the issuing entity, as contemplated by the second preceding paragraph.

     Only a master servicer and its sub-servicers will have access to funds in the collection account and Serviced Loan Combination-specific custodial accounts maintained by or on behalf of that master servicer.

     In general, if at any time a master servicer is entitled to make a payment, reimbursement or remittance from its collection account,

     o    the payment, reimbursement or remittance is permitted or required to be made from any funds on deposit in that master servicer's collection account,

     o    the amounts on deposit in that master servicer's collection account are insufficient to satisfy the payment, reimbursement or remittance,
          and

     o    the amounts on deposit in the other master servicer's collection account (after taking into account the other master servicer's obligations to make payments, reimbursements or remittances from its own collection account) are sufficient to make such payment, reimbursement or remittance in full or in part,

then the other master servicer will be required to make the payment, reimbursement or remittance from its collection account within a specified number of days following a written request from the requesting master servicer.
The written request will be required to indicate the nature and amount of the payment, reimbursement or remittance and include a certification from the requesting master servicer that there are not sufficient funds in its collection account to make the subject payment, reimbursement or remittance.

     REO Account. The special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property held by the issuing entity separate and apart from its own funds and general assets. If an
REO Property is acquired by the issuing entity, the special servicer will be required to establish and maintain an account--the REO account--for the retention of revenues and other proceeds derived from that property. The special servicer will be required to deposit, or cause to be deposited, in its REO account, within two business days after receipt, all net income, insurance proceeds, condemnation proceeds and liquidation proceeds received with respect to each REO Property held by the issuing entity.

                                     S-232

     The special servicer will be required to withdraw from its REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property held by the issuing entity, but only to the extent of amounts on deposit in the account relating to that particular REO
Property. Promptly following the end of each collection period, the special servicer will be required to withdraw from the REO account and deposit, or deliver to the applicable master servicer for deposit, into that master servicer's collection account (or, if the subject REO Property relates to a
Serviced Loan Combination, into the related Serviced Loan Combination-specific custodial account) the total of all amounts received with respect to each REO
Property held by the issuing entity during that collection period, net of:

     o    any withdrawals made out of those amounts as described in the preceding sentence; and

     o    any portion of those amounts that may be retained as reserves as described in the next sentence.

The special servicer may, subject to the limitations described in the series CD
2007-CD4 pooling and servicing agreement, retain in its REO account the portion of the proceeds and collections on any REO Property held by the issuing entity as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of that property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

     Notwithstanding the foregoing, any amounts received by the issuing entity with respect to any REO Property relating to an Outside Serviced Mortgage Loan will be deposited into the applicable master servicer's collection account instead of the special servicer's REO account.

     Only the special servicer and its sub-servicers will have access to funds in the special servicer's REO Account. The special servicer will be required to keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO account.

     Distribution Account and Post-ARD Additional Interest Account. The
certificate administrator must establish and maintain: (a) an account--the distribution account--in which it will hold funds (other than Post-ARD
Additional Interests) pending their payment on the series CD 2007-CD4 certificates (exclusive of the class Y certificates) and from which it will make those payments; and (b) a second account--the Post-ARD Additional Interest--in which it will hold amounts representing Post-ARD Additional Interest pending their payment on the class Y certificates and from which it will make those payments.

     On the business day prior to each distribution date, each master servicer will be required to remit to the certificate administrator for deposit in the distribution account an amount equal to the sum of the following:

     o    the applicable portion of the Master Servicer Remittance Amount, exclusive of any portion thereof that represents Post-ARD Additional
          Interest (which will be remitted to the certificate administrator for deposit in the Post-ARD Additional Interest account);

     o    the aggregate amount of any advances of delinquent monthly debt service payments required to be made by the such master servicer with respect to the underlying mortgage loans that it is servicing for that distribution date; and

     o    the aggregate amount deposited by such master servicer in its collection account for such distribution date in connection with
          Prepayment Interest Shortfalls.

     In addition, for each distribution date occurring in March, and for the final distribution date if the final distribution date occurs in February or, if such year is not a leap year, in January, the certificate administrator must, on or before that distribution date, transfer from its interest reserve account to its distribution account the aggregate of the interest reserve amounts in respect of each underlying mortgage loan that accrues interest on an Actual/360
Basis.

                                     S-233

     See "--Advances--Advances of Delinquent Monthly Debt Service Payments" and
"--Servicing and Other Compensation and Payment of Expenses" above.

     The certificate administrator may from time to time make withdrawals from its distribution account for any of the following purposes:

     o    to pay the trustee and itself, the monthly trust administration fee, as described under "--Trustee and Certificate Administrator
          Compensation" above;

     o    to pay itself the investment earnings on Permitted Investments of funds in the distribution account;

     o    to pay the trustee, itself or any of various related persons and entities any reimbursements or indemnities to which they are entitled, as described under "Description of the Governing Documents--Rights,
          Protections, Indemnities and Immunities of the Trustee" in the
          accompanying base prospectus (with the certificate administrator being entitled to similar reimbursements and indemnities as the trustee);

     o    to pay for various opinions of counsel required to be obtained in connection with any amendments to the series CD 2007-CD4 pooling and servicing agreement and the administration of the trust fund;

     o    to pay any federal, state and local taxes imposed on the issuing entity, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the issuing entity as described under "Federal Income Tax
          Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in
          the accompanying base prospectus and "--REO Properties" above;

     o    to transfer from its distribution account to its interest reserve account interest reserve amounts with respect to those mortgage loans that accrue interest on an Actual/360 Basis, as and when described under "--Accounts--Interest Reserve Account" below;

     o    to pay to the person entitled thereto any amounts deposited in the distribution account in error; and

     o    to clear and terminate the distribution account at the termination of the series CD 2007-CD4 pooling and servicing agreement;

provided that amounts allocable to the subordinate non-pooled portion of the One
World Financial Center Mortgage Loan will not be available to cover Additional
Trust Fund Expenses attributable to any other underlying mortgage loan.

     On each distribution date, all amounts on deposit in the distribution account, exclusive of any portion of those amounts that are to be withdrawn for the purposes contemplated in the foregoing paragraph, and the Post-ARD
Additional Interest account will represent the "Total Available Funds" for that date. On each distribution date, the certificate administrator will apply the
Total Available Funds to make payments on the series CD 2007-CD4 certificates.

     For any distribution date, the Total Available Funds will consist of the following separate components:

     o    the portion of those funds that represent prepayment consideration collected on the underlying mortgage loans as a result of voluntary or involuntary prepayments that occurred during the related collection period, which will be paid to the holders of the class A-1, A-2A,
          A-2B, A-3, A-

                                     S-234

          SB, A-4, A-1A, A-MFX, A-MFL, A-J, B, C, D, E, F, G, H, J, K, XC, XW,
          WFC-X, WFC-1, WFC-2 and/or WFC-3 certificates, as described under
          "Description of the Offered Certificates--Payments--Payments of
          Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement;

     o    the portion of those funds that represent Post-ARD Additional Interest collected on the ARD Loans in the trust fund during the related collection period, which will be paid to the holders of the class Y certificates as described under "Description of the Offered
          Certificates--Payments--Payments of Post-ARD Additional Interest"
          below; and

     o    the remaining portion of those funds, which we refer to as the "Total
          Available P&I Funds," and which will be paid to the holders of all the series CD 2007-CD4 certificates, other than the class Y certificates, as and to the extent described under "Description of the Offered
          Certificates--Payments--Priority of Payments" in this prospectus supplement.

     Only the certificate administrator will have access to funds in the distribution account and the Post-ARD Additional Interest account.

     Interest Reserve Account. The certificate administrator must maintain an account--the interest reserve account--in which it will hold the interest reserve amounts described in the next paragraph with respect to those underlying mortgage loans that accrue interest on an Actual/360 Basis. During January, except in a leap year, and February of each calendar year, beginning in 2008, the certificate administrator will withdraw from its distribution account and deposit in its interest reserve account the interest reserve amounts with respect to those underlying mortgage loans that accrue interest on an Actual/360
Basis and for which the monthly debt service payment due in that month was either received or advanced. In general, the interest reserve amount for each of those mortgage loans will, for each distribution date in those months, equal one day's interest accrued at the related Net Mortgage Rate on the Stated Principal
Balance of that mortgage loan as of the end of the related collection period;
except that, in the case of the One World Financial Center Mortgage Loan, the interest reserve amount will be calculated based on, and relate solely to, the pooled portion of that underlying mortgage loan. In the case of an ARD Loan, however, the interest reserve amount will not include Post-ARD Additional
Interest.

     During March of each calendar year, beginning in 2008, the certificate administrator will withdraw from its interest reserve account and deposit in its distribution account any and all interest reserve amounts then on deposit in the interest reserve account with respect to those underlying mortgage loans that accrue interest on an Actual/360 Basis. All interest reserve amounts that are so transferred from the interest reserve account to the distribution account will be included in the Total Available P&I Funds for the distribution date during the month of transfer.

     Only the certificate administrator will have access to funds in the interest reserve account.

     Late Payment Date Loan Reserve Account. The applicable master servicer
(initially Wachovia Bank National Association) must maintain an account--the late payment date loan reserve account--in which it will hold the interest reserve amounts described below with respect to those underlying mortgage loans that have due dates after the seventh day of each month and as to which monthly payments will be passed through to the series CD 2007-CD4 certificateholders in the month following the month of receipt. Each month, the applicable master servicer will deposit into, or withdraw from, the late payment date loan reserve account, as applicable, one day's interest (or such other amount as is appropriate when February is involved) in order to ensure that the amount of interest being remitted to the certificate administrator in respect of those underlying mortgage loans during the subject month is consistent with the number of days in the accrual period that relates to the distribution date (which may, without regard to February, be a day shorter or longer). All interest reserve amounts that are so transferred from the late payment date loan reserve account to the distribution account will be included in the Total Available P&I Funds for the distribution date during the month of transfer.

                                     S-235

     Only the applicable master servicer will have access to funds in the late payment date loan reserve account.

     Floating Rate Account. The certificate administrator must maintain an account--the floating rate account--in which it will hold payments allocable to the class A-MFL REMIC regular interest and payments from the swap counterparty under the class A-MFL interest rate swap agreement, and from which it will make payments on the class A-MFL certificates, payments due to the swap counterparty under the class A-MFL interest rate swap agreement and payments of expenses and costs associated with the arrangement by which the A-MFL interest rate swap agreement is held. Only the certificate administrator will have access to funds in the floating rate account.

                                     S-236

                                  FLOW OF FUNDS

                                                                                                     -------------------------
                                                                                                     |      Income from      |
                                 --------------------------------------------------------------      |    REO Properties     |
                                 |       Payments and Collections on the Mortgage Loans       |      |  (other than an REO   |
                                 |  (other than the Outside Serviced Mortgage Loans) and the  |      |  Property related to  |
                                 |                 Serviced Loan Combinations                 |      |      an Outside       |
                                 --------------------------------------------------------------      |       Serviced        |
                                       |                        |                    |               |    Mortgage Loan)     |
                                       |                        |                    |               -------------------------
                                       |                        |                    |                  |       |
                                       |                        |                    |                  |       |
                                       |                        |                    |                  |       |
                                       |                        |                    |                  |       |
                                       |                        |                    |                  |       |
                                       |                        |                    |                  |       |
                                       |                        |                    |                  |       |
                                       |                        |                    |                  |       |
------------------------------         |                        |                    |                  |       |
|      MASTER SERVICERS      |         |                        |                    |                  |       |
|                            |         |                        |                    |                  |       |
|      Payments to Cover     |-------------                     |                    |                  |       |
|     Prepayment Interest    |         |   |                    |                    |                  |       |
|         Shortfalls         |         |   |     ----------------------------        |                  |       |
------------------------------         |   |     |     MASTER SERVICERS     |        |                  |       |
                                       |   |-----|                          |--------|------------------        |
------------------------------         |         |      Escrow Accounts     |        |                          |
|           Class Y          |         |         |     Reserve Accounts     |        |               -------------------------------
|     Certificateholders     |         |         |    Servicing Accounts    |        |               |      MASTER SERVICERS       |
------------------------------         |         ----------------------------        |               |                             |
             |                         |                                             |-------------- |        Serviced Loan        |
------------------------------         |                                                             |    Combination-Specific     |
|         CERTIFICATE        |         |                                                             |     Custodial Account:      |
|        ADMINISTRATOR       |         |                                                             |  Collections on Applicable  |
|                            |         |         ----------------------------                        |  Serviced Loan Combination  |
|     Post-ARD Additional    |         |-------- |     MASTER SERVICERS     |------------------------|  and Related REO Property   |
|      Interest Account      |-------------------|                          |                        |            Only             |
------------------------------     --------------|    Collection Accounts   |                        -------------------------------
                                   |    -------- ----------------------------                                      |
------------------------------     |    |  -------|  |      |                                                      |
|         CD 2006-CD3        |     |    |  |         |      |                                                      |
|       MASTER SERVICER      |     |    |  |         |      |                                        -------------------------------
|                            |------------------------      |                                        |       Non-Trust Loan        |
|  Payments and Collections  |     |    |  |     ----------------------------                        |         Noteholders         |
|      on the Ala Moana      |     |    |  |     |        CERTIFICATE       |                        -------------------------------
|   Portfolio Mortgage Loan  |     |    |  |     |       ADMINISTRATOR      |
------------------------------     |    |  |     |                          |---------------
                                   |    |  |     |   Distribution Account   |------------  |
------------------------------     |    |  |     ----------------------------           |  |         -------------------------------
|        COMM 2006-C8        |     |    |  |                |                           |  |         |         CERTIFICATE         |
|       MASTER SERVICER      |     |    |  |                |                           |  |-------- |        ADMINISTRATOR        |
|                            |------    |  |                |                           |            |                             |
|  Payments and Collections  |          |  |                |                           |            |  Interest Reserve Account   |
|   on the Mall of America   |          |  |     ----------------------------           |            -------------------------------
|        Mortgage Loan       |          |  |     |    Certificateholders    |           |
------------------------------          |  |     |  (other than Y Classes)  |           |
                                        |  |     ----------------------------           |            -------------------------------
------------------------------          |  |                                            |            |        P&I Advances         |
|      JPMCC 2007-CIBC18     |          |  |                                             ----------- |     by Master Servicers     |
|       MASTER SERVICER      |          |  |                                                         -------------------------------
|                            |----------   |
|  Payments and Collections  |             |
|     on the DB AmeriCold    |             |
|   Portfolio Mortgage Loan  |             |
------------------------------             |
                                           |
------------------------------             |
|       JPMCC 2006-LDP7      |             |
|       MASTER SERVICER      |-------------
|                            |
|  Payments and Collections  |
|      on the JQH Hotel      |
|      Portfolio B-Note      |
|        Mortgage Loan       |
------------------------------

                                     S-237

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The special servicer is required to perform or cause to be performed a physical inspection of the related mortgaged real property as soon as practicable after any of the underlying mortgage loans (other than an Outside
Serviced Mortgage Loan) becomes specially serviced; and the expense of that inspection will be payable as an Additional Trust Fund Expense.

     In addition, beginning in 2008, with respect to each mortgaged real property securing an underlying mortgage loan (other than an Outside Serviced
Mortgage Loan) with a principal balance (or allocated loan amount) at the time of such inspection of at least $2,000,000, the applicable master servicer (with respect to each such mortgaged real property securing an underlying mortgage loan other than a specially serviced mortgage loan) and the special servicer
(with respect to each such mortgaged real property securing a specially serviced mortgage loan in the trust fund) is required (in the case of a master servicer, at its expense) to inspect or cause to be inspected the related mortgaged real property every calendar year, and with respect to each mortgaged real property securing an underlying mortgage loan with a principal balance (or allocated loan amount) at the time of such inspection of less than $2,000,000 once every other calendar year, provided that a master servicer is not obligated to inspect any mortgaged real property that has been inspected by the special servicer in the previous six months. The special servicer and the applicable master servicer each will be required to prepare a written report of each such inspection performed by it that describes the condition of the subject mortgaged real property and that specifies the existence with respect thereto of any sale, transfer or abandonment of the subject mortgaged real property, any material change in its condition or value or any visible waste committed on it.

     The special servicer or the applicable master servicer, as applicable, is also required to endeavor to collect from the related borrower and review the quarterly and annual operating statements of each mortgaged real property that secures an underlying mortgage loan (other than an Outside Serviced Mortgage
Loan) and to cause annual operating statements to be prepared for each REO
Property in the trust fund (other than the REO Property related to an Outside
Serviced Mortgage Loan). Generally, the mortgage loans that we intend to include in the trust fund require the related borrower to deliver an annual property operating statement. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor is the applicable master servicer or special servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing mortgage loan.

     Copies of the inspection reports and operating statements referred to above are required to be available for review by series CD 2007-CD4 certificateholders during normal business hours at the offices of the special servicer or the applicable master servicer, as applicable. See "Description of the Offered
Certificates--Reports to Certificateholders, Available Information" in this prospectus supplement.

EVIDENCE AS TO COMPLIANCE

     No later than April 30 of each year (or March 15th of any year during which an annual report on Form 10-K under the Exchange Act is required to be filed with the SEC with respect to the issuing entity), beginning in 2008, each of the master servicers, the special servicer, the trustee and the certificate administrator must deliver or cause to be delivered, as applicable, to us and the certificate administrator, among others:

     o    a report on an assessment of compliance by it with the specified servicing criteria, signed by an authorized officer of such master servicer, the special servicer, the trustee or the certificate administrator, as the case may be, which report shall contain (a) a statement by such master servicer, the special servicer, the trustee or the certificate administrator, as the case may be, of its responsibility for assessing compliance with the specified servicing criteria applicable to it, (b) a statement that such master servicer, the special servicer, the trustee or the certificate administrator, as the case may be, used the servicing criteria in Item 1122(d) of
          Regulation AB of

                                      S-238

          the Securities Act to assess compliance with the applicable servicing criteria, (c) such master servicer's, the special servicer's, the trustee's or the certificate administrator's, as the case may be, assessment of compliance with the applicable servicing criteria as of and for the period ending December 31st of the preceding calendar year, which discussion must include any material instance of noncompliance with the applicable servicing criteria identified by such master servicer, the special servicer, the trustee or the certificate administrator, as the case may be, and (d) a statement that a registered public accounting firm has issued an attestation report on such master servicer's, the special servicer's, the trustee's or the certificate administrator's, as the case may be, assessment of compliance with the applicable servicing criteria as of and for such period ending December 31st of the preceding calendar year; and

     o    as to each annual assessment report delivered by such master servicer, the special servicer, the trustee or the certificate administrator, as the case may be, as described in the preceding bullet, a report from a registered public accounting firm--made in accordance with the standards for attestation engagements issued or adopted by the Public
          Company Accounting Oversight Board--that attests to, and reports on, the assessment made by the asserting party in such report delivered as described in the immediately preceding bullet; and

     o    a statement of compliance signed by an officer of such master servicer, the special servicer, the trustee or the certificate administrator, as the case may be, to the effect that (i) a review of the activities of such master servicer, the special servicer, the trustee or the certificate administrator, as the case may be, during the preceding calendar year--or, in the case of the first such certification, during the period from the Issue Date to December 31,
          2007, inclusive--and of its performance under the series CD 2007-CD4 pooling and servicing agreement, has been made under such officer's supervision, and (ii) to the best of such officer's knowledge, based on such review, such master servicer, the special servicer, the trustee or the certificate administrator, as the case may be, has fulfilled its obligations under the series CD 2007-CD4 pooling and servicing agreement in all material respects throughout the preceding calendar year or the portion of that year during which the series CD
          2007-CD4 certificates were outstanding (or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof).

     Copies of the above-mentioned annual assessment report, annual attestation report and annual statement of compliance with respect to each of the master servicers, the special servicer, the trustee and the certificate administrator will be made available to series CD 2007-CD4 certificateholders, at their expense, upon written request to the certificate administrator.

EVENTS OF DEFAULT

     Each of the following events, circumstances and conditions will be considered events of default (each, an "Event of Default") under the series CD
2007-CD4 pooling and servicing agreement:

     o    any master servicer fails to (a) deposit into its collection account any amount required to be so deposited, or (b) or remit to a Serviced
          Non-Trust Loan Noteholder any amount required to be so remitted, and, in each case, the subject failure continues unremedied for two business days following the date on which the deposit or remittance was required to be made;

     o    any master servicer fails to remit to the certificate administrator for deposit in the certificate administrator's distribution account any amount required to be so remitted, and that failure continues unremedied until 10:00 a.m., New York City time, on the applicable distribution date;

                                     S-239

     o    any failure by the special servicer to timely deposit into its REO account or to timely deposit into, or to timely remit to the applicable master servicer for deposit into, the applicable master servicer's collection account, any amount required to be so deposited or remitted;

     o    any master servicer fails to timely make any servicing advance required to be made by it under the series CD 2007-CD4 pooling and servicing agreement, and that failure continues unremedied for three business days following the date on which notice of such failure has been given to the subject master servicer by the trustee or any other party to the series CD 2007-CD4 pooling and servicing agreement;

     o    any failure on the part of any master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or agreements under the series CD 2007-CD4 pooling and servicing agreement, which failure continues unremedied for 30 days
          (or such shorter period as is provided for in the series CD 2007-CD4 pooling and servicing agreement) after the date on which written notice of that failure, requiring the same to be remedied, has been given to the subject master servicer or the special servicer, as the case may be, by any other party to the series CD 2007-CD4 pooling and servicing agreement or to the subject master servicer or the special servicer, as the case may be (with a copy to each other party to the series CD 2007-CD4 pooling and servicing agreement), by the series CD
          2007-CD4 certificateholders entitled to at least 25% of the series CD
          2007-CD4 voting rights or the holder of an affected Serviced Non-Trust
          Loan; provided, however, that with respect to any such failure which is not curable within such 30-day or other period, the subject master servicer or the special servicer, as the case may be, will generally have an additional cure period of 30 days to effect the cure thereof so long as the subject master servicer or the special servicer, as the case may be, has commenced to cure that failure within the initial
          30-day period and has provided the trustee with an officer's certificate certifying that it has diligently pursued, and is diligently continuing to pursue, a full cure;

     o    any breach on the part of any master servicer or the special servicer of any representation or warranty contained in the series CD 2007-CD4 pooling and servicing agreement that materially and adversely affects the interests of any class of series CD 2007-CD4 certificateholders or the holder of an affected Serviced Non-Trust Loan, which breach continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, has been given to the subject master servicer or the special servicer, as the case may be, by any other party to the series CD 2007-CD4 pooling and servicing agreement or to the subject master servicer or the special servicer, as the case may be (with a copy to each other party to the series CD 2007-CD4 pooling and servicing agreement), by the series CD
          2007-CD4 certificateholders entitled to at least 25% of the series CD
          2007-CD4 voting rights or the holder of an affected Serviced Non-Trust
          Loan; provided, however, that with respect to any such breach which is not curable within such 30-day period, the subject master servicer or the special servicer, as the case may be, will have an additional cure period of 30 days so long as the subject master servicer or the special servicer, as the case may be, has commenced to cure within the initial 30-day period and has provided the trustee with an officer's certificate certifying that it has diligently pursued, and is diligently continuing to pursue, a full cure;

     o    a decree or order of a court, agency or supervisory authority having jurisdiction in an involuntary case under any present or future bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, is entered against any master servicer or the special servicer and the decree or order remains in force undischarged or unstayed for a period of 60 days; provided, however, that the subject master servicer or the special servicer, as applicable, will have an additional period of 30 days to effect a discharge, dismissal or stay of the decree or

                                     S-240

          order if it commenced the appropriate proceedings to effect such discharge, dismissal or stay within the above-referenced 60-day period;

     o    any master servicer or the special servicer consents to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property;

     o    any master servicer or the special servicer admits in writing its inability to pay its debts as they become due or takes various other actions indicating its insolvency or inability to pay its obligations;

     o    any master servicer or the special servicer, as the case may be, receives actual knowledge that either Fitch or Moody's has (a)
          qualified, downgraded or withdrawn its rating or ratings of one or more classes of series CD 2007-CD4 certificates or (b) placed one or more classes of series CD 2007-CD4 certificates on "watch status" in contemplation of possible rating downgrade or withdrawal (and such
          "watch status" placement shall not have been withdrawn by Fitch or
          Moody's, as the case may be, within 60 days of the date that the subject master servicer or the special servicer obtained such actual knowledge), and, in the case of either clause (a) or (b), has cited servicing concerns with the subject master servicer or the special servicer, as the case may be, as the sole or material factor in such rating action;

     o    any master servicer or the special servicer is no longer listed on
          S&P's Select Servicer List as a U.S. Commercial Mortgage Master
          Servicer or a U.S. Commercial Mortgage Special Servicer, as
          applicable, and the subject master servicer or the special servicer, as the case may be, is not reinstated to that list within 60 days after its removal from the applicable list; or

     o    any master servicer fails to be rated at least "CMS3" by Fitch or the special servicer fails to be rated at least "CSS3" by Fitch and such rating is not restored within 30 days after the subject downgrade or withdrawal.

     The series CD 2007-CD4 pooling and servicing agreement may provide for additional events of default, including those that relate solely to a Serviced
Non-Trust Loan or securities backed thereby.

     If an officer of the trustee responsible for administration of the trust has notice of any event that constitutes or, with notice or lapse of time or both, would constitute an event of default with respect to any master servicer or the special servicer, then--within the later of 60 days after the occurrence of that event and five (5) days after such officer's receipt of that notice--the trustee will transmit by mail to us, all the series CD 2007-CD4 certificateholders, Fitch, Moody's and S&P notice of that occurrence, unless the default has been cured.

RIGHTS UPON EVENT OF DEFAULT

     If an event of default described above under "--Events of Default" occurs with respect to a master servicer or the special servicer and remains unremedied, the trustee will be authorized, and at the direction of the series
CD 2007-CD4 certificateholders entitled to not less than 25% of the series CD
2007-CD4 voting rights, the trustee will be required, to terminate all of the rights and obligations of the defaulting party under the series CD 2007-CD4 pooling and servicing agreement and in and to the trust fund other than any rights the defaulting party may have as a series CD 2007-CD4 certificateholder;
provided that the terminated defaulting party will continue to be entitled to receive all amounts due and owing to it in accordance with the terms of the series CD 2007-CD4 pooling and servicing agreement and will continue to be entitled to the benefits of any provisions for compensation, reimbursement or indemnity as and to the extent provided in the series CD 2007-CD4 pooling and servicing agreement. Upon receipt by a defaulting party of written notice of termination for which that defaulting

                                     S-241

party may be terminated under the series CD 2007-CD4 pooling and servicing agreement, all authority and power of the defaulting party under the series CD
2007-CD4 pooling and servicing agreement will pass to and be vested in the trustee, and the trustee will be authorized and empowered under the series CD
2007-CD4 pooling and servicing agreement to execute and deliver, on behalf of and at the expense of the defaulting party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the subject termination, whether to complete the transfer and endorsement or assignment of the underlying mortgage loans and the Serviced Non-Trust Loans and related documents or otherwise. Any costs or expenses in connection with any actions to be taken by any party to the series CD 2007-CD4 pooling and servicing agreement in connection with an Event of Default on the part of a master servicer or the special servicer are required to be borne by the defaulting party, and if not paid by the defaulting party within 90 days after the presentation of reasonable documentation of such costs and expenses, those costs and expenses will be reimbursed out of the trust fund; provided that the defaulting party will not be relieved of its liability for those costs and expenses.

     Upon any termination, the trustee must either:

     o    succeed to all of the responsibilities, duties and liabilities of the departing master servicer or special servicer, as the case may be, under the series CD 2007-CD4 pooling and servicing agreement; or

     o    appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, under the series CD 2007-CD4 pooling and servicing agreement.

     The holders of series CD 2007-CD4 certificates entitled to at least 51% of the series CD 2007-CD4 voting rights may require the trustee to appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, under the series CD 2007-CD4 pooling and servicing agreement, rather than have the trustee act as that successor.

     Notwithstanding the foregoing discussion in this "--Rights Upon Event of
Default" section, if a master servicer is terminated under the circumstances described above because of the occurrence of any of the events of default described in the last three bullets under "--Events of Default" above, that master servicer will have the right for a period of approximately 45 days--during which time that master servicer will continue to master service the mortgage loans it is responsible for servicing--to sell its master servicing rights with respect to the mortgage loans it is responsible for servicing to a master servicer whose appointment Fitch, Moody's and S&P have each confirmed will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the certificates. The terminated master servicer will be responsible for all out-of-pocket expenses incurred in connection with the attempt to sell its rights to master service the mortgage loans it is responsible for servicing, to the extent such expenses are not reimbursed by the replacement servicer.

     In general, the series CD 2007-CD4 certificateholders entitled to at least
66 2/3% of the series CD 2007-CD4 voting rights allocated to the classes of series CD 2007-CD4 certificates affected by any Event of Default may waive the
Event of Default. However, some events of default may only be waived by all of the holders of the series CD 2007-CD4 certificates. Further, some events of default may only be waived with the consent of the trustee. Upon any waiver of an Event of Default, the Event of Default will cease to exist and will be deemed to have been remedied for every purpose under the series CD 2007-CD4 pooling and servicing agreement. The series CD 2007-CD4 pooling and servicing agreement may provide that the applicable primary servicer or the special servicer may be terminated and replaced solely with respect to a Serviced Loan Combination and no other mortgage loan in the trust fund in circumstances where a default of a master servicer or the special servicer remains unremedied and affects the related Serviced Non-Trust Loan(s), including the circumstances contemplated in clause (b) of the first bullet under "--Events of Default" above. If the special servicer for a Serviced Loan Combination is different from the special servicer(s) for the rest of the mortgage pool, then all

                                     S-242

references to the special servicer in this prospectus supplement or the accompanying base prospectus are intended to mean the applicable special servicer or all such special servicers together, as the context may require.

     No series CD 2007-CD4 certificateholder will have the right under the series CD 2007-CD4 pooling and servicing agreement to institute any suit, action or proceeding with respect to that agreement or any underlying mortgage loan unless, with respect to any suit, action or proceeding upon or under or with respect to the series CD 2007-CD4 pooling and servicing agreement:

     o    that holder previously has given to the trustee written notice of default;

     o    except in the case of a default by the trustee, series CD 2007-CD4 certificateholders entitled to not less than 25% of the series CD
          2007-CD4 voting rights have made written request upon the trustee to institute that suit, action or proceeding in its own name as trustee under the series CD 2007-CD4 pooling and servicing agreement and have offered to the trustee such reasonable indemnity as it may require;
          and

     o    the trustee for 60 days has neglected or refused to institute any such suit, action or proceeding, as the case may be.

     See "Description of the Governing Documents--Rights, Protections,
Indemnities and Immunities of the Trustee" in the accompanying base prospectus for a description of certain limitations regarding the trustee's duties with respect to the foregoing matters.

SECURITIES BACKED BY A PARI PASSU NON-TRUST LOAN

     One or more of the Pari Passu Non-Trust Loans may be included in a separate commercial mortgage securitization. If so, some servicing actions with respect to a Loan Combination that includes a securitized Pari Passu Non-Trust Loan may be subject to confirmation that those actions will not result in a qualification, downgrade or withdrawal of any ratings assigned by the applicable rating agencies, which may include S&P, Moody's, Fitch or any other nationally recognized statistical rating organization, to the securities backed by that
Pari Passu Non-Trust Loan. As a result, any such servicing action may be delayed, and it is possible that the master servicer or special servicer, as applicable, may be prevented from taking a servicing action with respect to any
Loan Combination that includes a securitized Pari Passu Non-Trust Loan that it otherwise would have if it were not required to obtain the aforementioned rating confirmation.

THIRD-PARTY BENEFICIARIES

     The mortgage loan sellers and the Non-Trust Loan Noteholders will be third-party beneficiaries of the series CD 2007-CD4 pooling and servicing agreement. Accordingly, the series CD 2007-CD4 pooling and servicing agreement cannot be modified in any manner that is material and adverse to any of those parties without its consent.

               SERVICING OF THE ALA MOANA PORTFOLIO MORTGAGE LOAN

     The series CD 2006-CD3 pooling and servicing agreement initially governs the servicing and administration of the Ala Moana Portfolio Loan Combination and
any related REO Property. The series CD 2006-CD3 pooling and servicing agreement is the governing document for the series CD 2006-CD3 securitization, which closed prior to the Issue Date. Under the series CD 2006-CD3 pooling and servicing agreement, the master servicer with respect to the Ala Moana Portfolio
Loan Combination is Wachovia Bank, National Association, the trustee is LaSalle
Bank National Association, and the initial special servicer is J.E. Robert
Company, Inc. and the initial series CD 2006-CD3 controlling class representative (which is comparable to the series CD 2007-CD4

                                     S-243

controlling class representative) is an affiliate of the series CD 2006-C3 special servicer. The master servicers, special servicer and trustee under the series CD 2007-CD4 pooling and servicing agreement will not have any obligation or authority to supervise the series CD 2006-CD3 master servicer, the series CD
2006-CD3 special servicer or the series CD 2006-CD3 trustee or to make servicing advances with respect to the Ala Moana Portfolio Loan Combination.

     The series CD 2006-CD3 pooling and servicing agreement provides for servicing in a manner acceptable for rated transactions similar in nature to the series CD 2007-CD4 securitization and the servicing arrangements under the series CD 2006-CD3 pooling and servicing agreement are generally similar, but not identical, to the servicing arrangements under the series CD 2007-CD4 pooling and servicing agreement. In that regard--

     o    one or more parties to the series CD 2006-CD3 pooling and servicing agreement will be responsible for making servicing advances with respect to the Ala Moana Portfolio Loan Combination, which servicing advances will be reimbursable (with interest at a published prime rate) to the maker thereof out of collections on the Ala Moana
          Portfolio Loan Combination, and none of the parties to that related agreement (in their capacities under such agreement) will have any right or duty to make advances of delinquent debt service payments on the Ala Moana Portfolio Mortgage Loan;

     o    the mortgage loans that form the Ala Moana Portfolio Loan Combination are to be serviced and administered under a general servicing standard that is substantially similar (but not identical) to the Servicing
          Standard under the series CD 2007-CD4 pooling and servicing agreement and as if they were a single mortgage loan indebtedness under that agreement (subject to any rights of the Ala Moana Portfolio
          Controlling Holder or a representative on its behalf to consult or advise with respect to, or to approve or disapprove, various servicing-related actions involving the Ala Moana Portfolio Loan
          Combination);

     o    the mortgage loans that form the Ala Moana Portfolio Loan Combination will become specially serviced mortgage loans if specified events occur, which events are substantially similar (but not identical) to the Servicing Transfer Events under the Series CD 2007-CD4 pooling and servicing agreement, in which case the party serving as the special servicer under the series CD 2006-CD3 pooling and servicing agreement will be entitled to (among other things) special servicing fees, workout fees and/or liquidation fees with respect to the Ala Moana
          Portfolio Mortgage Loan that arise and are payable in a manner and to an extent that is substantially similar to the special servicing fees, workout fees and/or liquidation fees that are payable to the special servicer under the series CD 2007-CD4 pooling and servicing agreement with respect to other underlying mortgage loans. The special servicing fee under the series CD 2006-CD3 pooling and servicing agreement is calculated at 0.25% per annum;

     o    any modification, extension, waiver or amendment of the payment terms of the Ala Moana Portfolio Loan Combination is required to be structured so as to be consistent with the allocation and payment priorities in the related mortgage loan documents and the related
          Co-Lender Agreement, such that neither the trust as holder of the Ala
          Moana Portfolio Mortgage Loan nor any holder of a related Non-Trust
          Loan gains a priority over the other such holder that is not reflected in the related mortgage loan documents and the related Co-Lender
          Agreement;

     o    in the case of the Ala Moana Portfolio Loan Combination, the master servicer and special servicer under the series CD 2006-CD3 pooling and servicing agreement will each have duties to consult with or obtain the approval of or take direction from the related Ala Moana Portfolio
          Controlling Holder under that agreement under provisions that are substantially similar to those described in this prospectus supplement with respect to the Serviced Loan Combinations (see "The Series CD
          2007-CD4 Pooling and Servicing Agreement--The Series CD 2007-CD4
          Controlling Class

                                     S-244

          Representative, the Class WFC Representative and the Serviced
          Non-Trust Loan Noteholders--Rights and Powers of The Series CD
          2007-CD4 Controlling Class Representative, the Class WFC
          Representative and the Serviced Non-Trust Loan Noteholders"), subject to the discussion under "Description of the Mortgage Pool--The Loan
          Combinations--The Ala Moana Portfolio Loan Combination--Rights of the
          Ala Moana Portfolio Controlling Holder--Consultation and Consent" in
          this prospectus supplement, and except that some of the servicing actions as to which the Ala Moana Portfolio Controlling Holder for the
          Ala Mona Portfolio Loan Combination has consent rights may be different in some respects;

     o    in connection with the foregoing bullet, in the case of the Ala Moana
          Portfolio Loan Combination, the special servicer under the series CD
          2006-CD3 pooling and servicing agreement will not be obligated to seek approval from the Ala Moana Portfolio Controlling Holder for any action to be taken by the special servicer under the series CD
          2006-CD3 pooling and servicing agreement if the special servicer under the series CD 2006-CD3 pooling and servicing agreement has notified the Ala Moana Portfolio Controlling Holder in writing of various actions that the special servicer under the series CD 2006-CD3 pooling and servicing agreement proposes to take with respect to the workout or liquidation of the Ala Moana Portfolio Loan Combination and for 60
          days following the first such notice, the Ala Moana Portfolio
          Controlling Holder has objected to all of those proposed actions and has failed to suggest any alternative actions that the special servicer under the series CD 2006-CD3 pooling and servicing agreement considers to be consistent with the applicable servicing standard;

     o    in the case of the Ala Moana Portfolio Loan Combination, the Ala Moana
          Portfolio Controlling Holder will have the right to replace the special servicer with respect to the Ala Moana Portfolio Loan
          Combination under the series CD 2006-CD3 pooling and servicing agreement at any time for any reason whatsoever or no reason, upon prior notice to the special servicer under the series CD 2006-CD3 pooling and servicing agreement and the other noteholders of the Ala
          Moana Portfolio Loan Combination;

     o    in general, the respective parties to the series CD 2006-CD3 pooling and servicing agreement will have similar limitations on liability and rights to reimbursement and/or indemnification as do the respective parties to the series CD 2007-CD4 pooling and servicing agreement; and

     o    if the Ala Moana Portfolio Mortgage Loan becomes no longer subject to the series CD 2006-CD3 pooling and servicing agreement, then the Ala
          Moana Portfolio Loan Combination will be serviced and administered under one or more successor servicing agreements entered into with the master servicer under the series CD 2006-CD3 pooling and servicing agreement and, if applicable, the special servicer under the series CD
          2006-CD3 pooling and servicing agreement, on terms substantially similar to those in the series CD 2006-CD3 pooling and servicing agreement, unless that master servicer, that special servicer and the holders of the mortgage loans that form the Ala Moana Portfolio Loan
          Combination otherwise agree; no such other servicing agreement may be entered into on behalf of the trust as the holder of the Ala Moana
          Portfolio Mortgage Loan unless the holders of all mortgage loans comprising the Ala Moana Portfolio Loan Combination collectively agree to grant consent to such other servicing agreement; and entry into any successor servicing agreement will be conditioned upon receipt from
          Fitch, Moody's and S&P of a written confirmation that entering into that agreement would not result in the withdrawal, downgrade, or qualification, as applicable, of the then current ratings assigned by those rating agencies to any class of series CD 2007-CD4 certificates.

                                     S-245

                 SERVICING OF THE MALL OF AMERICA MORTGAGE LOAN

     The COMM 2006-C8 pooling and servicing agreement initially governs the servicing and administration of the Mall of America Loan Combination and any
related REO Property. The COMM 2006-C8 pooling and servicing agreement is the governing document for the COMM 2006-C8 securitization, which closed on December
21, 2006. Under the COMM 2006-C8 pooling and servicing agreement, the master servicer with respect to the Mall of America Loan Combination is Midland Loan
Services, Inc., the trustee is LaSalle Bank National Association, and the initial special servicer is LNR Partners, Inc. and the initial COMM 2006-C8 controlling class representative (which is comparable to the series CD 2007-CD4 controlling class representative) is an affiliate of the series COMM 2006-C8 special servicer. The master servicers, special servicer and trustee under the series CD 2007-CD4 pooling and servicing agreement will not have any obligation or authority to supervise the COMM 2006-C8 master servicer, the COMM 2006-C8 special servicer or the COMM 2006-C8 trustee or to make servicing advances with respect to the Mall of America Loan Combination.

     The COMM 2006-C8 pooling and servicing agreement provides for servicing in a manner acceptable for rated transactions similar in nature to the series CD
2007-CD4 securitization and the servicing arrangements under the COMM 2006-C8 pooling and servicing agreement is generally similar, but not identical, to the servicing arrangements under the series CD 2007-CD4 pooling and servicing agreement. In that regard--

     o    one or more parties to the COMM 2006-C8 pooling and servicing agreement will be responsible for making servicing advances with respect to the Mall of America Loan Combination, which servicing advances will be reimbursable (with interest at a published prime rate) to the maker thereof out of collections on the Mall of America
          Loan Combination, and none of the parties to that related agreement
          (in their capacities under such agreement) will have any right or duty to make advances of delinquent debt service payments on the Mall of
          America Mortgage Loan;

     o    the mortgage loans that form the Mall of America Loan Combination are to be serviced and administered under a general servicing standard that is substantially similar (but not identical) to the Servicing
          Standard under the series CD 2007-CD4 pooling and servicing agreement and as if they were a single mortgage loan indebtedness under that agreement (subject to any rights of any Mall of America directing holder or a representative on its behalf to consult or advise with respect to, or to approve or disapprove, various servicing-related actions involving the Mall of America Loan Combination);

     o    the mortgage loans that form the Mall of America Loan Combination will become specially serviced mortgage loans if specified events occur, which events are substantially similar (but not identical) to the
          Servicing Transfer Events under the Series CD 2007-CD4 pooling and servicing agreement, in which case the party serving as the special servicer under the COMM 2006-C8 pooling and servicing agreement will be entitled to (among other things) special servicing fees, workout fees and/or liquidation fees with respect to the Mall of America
          Mortgage Loan that arise and are payable in a manner and to an extent that is substantially similar to the special servicing fees, workout fees and/or liquidation fees that are payable to the special servicer under the series CD 2007-CD4 pooling and servicing agreement with respect to other underlying mortgage loans. The special servicing fee under the COMM 2006-C8 pooling and servicing agreement is calculated at 0.35% per annum, subject to a minimum monthly amount equal to
          $4,000 with respect to each Specially Serviced Loan and Serviced REO
          Loan;

     o    any modification, extension, waiver or amendment of the payment terms of the Mall of America Loan Combination is required to be structured so as to be consistent with the allocation and payment priorities in the related mortgage loan documents and the related intercreditor agreement, such that neither the trust as holder of the Mall of
          America Mortgage Loan nor any

                                     S-246

          holder of a related Non-Trust Loan gains a priority over the other such holder that is not reflected in the related mortgage loan documents and the related intercreditor agreement;

     o    in the case of the Mall of America Loan Combination, the master servicer and special servicer under the COMM 2006-C8 pooling and servicing agreement will each have duties to consult with or obtain the approval of or take direction from the related Mall of America directing holder under that agreement under provisions that are substantially similar to those described in this prospectus supplement with respect to the Serviced Loan Combinations (see "The Series CD
          2007-CD4 Pooling and Servicing Agreement--The Series CD 2007-CD4
          Controlling Class Representative, the Class WFC Representative and the
          Serviced Non-Trust Loan Noteholders--Rights and Powers of the Series
          CD 2007-CD4 Controlling Class Representative, the Class WFC
          Representative and the Serviced Non-Trust Loan Noteholders"), subject to the discussion under "Description of the Mortgage Pool--The Loan
          Combinations--The Mall of America Loan Combination--Consultation and
          Consent" in this prospectus supplement, and except that some of the servicing actions as to which the Mall of America directing holder for the Ala Mona Portfolio Loan Combination has consent rights may be different in some respects;

     o    in connection with the foregoing bullet, in the case of the Mall of
          America Loan Combination, the special servicer under the COMM 2006-C8 pooling and servicing agreement will not be obligated to seek approval from the Mall of America directing holder for any action to be taken by the special servicer under the COMM 2006-C8 pooling and servicing agreement if the special servicer under the COMM 2006-C8 pooling and servicing agreement has notified the Mall of America directing holder in writing of various actions that the special servicer under the COMM
          2006-C8 pooling and servicing agreement proposes to take with respect to the workout or liquidation of the Mall of America Loan Combination and for 60 days following the first such notice, the Mall of America directing holder has objected to all of those proposed actions and has failed to suggest any alternative actions that the special servicer under the COMM 2006-C8 pooling and servicing agreement considers to be consistent with the applicable servicing standard;

     o    in the case of the Mall of America Loan Combination, the Mall of
          America directing holder will have the right to replace the special servicer with respect to the Mall of America Loan Combination under the COMM 2006-C8 pooling and servicing agreement for cause, upon prior notice to the special servicer under the COMM 2006-C8 pooling and servicing agreement and the other noteholders of the Mall of America
          Loan Combination;

     o    in general, the respective parties to the COMM 2006-C8 pooling and servicing agreement will have similar limitations on liability and rights to reimbursement and/or indemnification as do the respective parties to the series CD 2007-CD4 pooling and servicing agreement; and

     o    if the Mall of America Mortgage Loan is no longer subject to the COMM
          2006-C8 pooling and servicing agreement, then the Mall of America Loan
          Combination will be serviced and administered under one or more successor servicing agreements entered into with the master servicer under the COMM 2006-C8 pooling and servicing agreement and, if applicable, the special servicer under the COMM 2006-C8 pooling and servicing agreement, on terms substantially similar to those in the
          COMM 2006-C8 pooling and servicing agreement, unless that master servicer, that special servicer and the holders of the mortgage loans that form the Mall of America Loan Combination otherwise agree; no such other servicing agreement may be entered into on behalf of the trust as the holder of the Mall of America Mortgage Loan unless the holders of all mortgage loans comprising the Mall of America Loan
          Combination collectively agree to grant consent to such other servicing agreement; and entry into any successor servicing agreement will be conditioned upon receipt from Fitch, Moody's and S&P of a written confirmation that entering into that agreement would not result in the withdrawal, downgrade, or

                                     S-247

          qualification, as applicable, of the then current ratings assigned by those rating agencies to any class of series CD 2007-CD4 certificates.

              SERVICING OF THE DB AMERICOLD PORTFOLIO MORTGAGE LOAN

     The series JPMCC 2007-CIBC18 pooling and servicing agreement initially governs the servicing and administration of the DB AmeriCold Portfolio Loan
Combination and any related REO Property. The series JPMCC 2007-CIBC18 pooling and servicing agreement is the governing document for the series JPMCC
2007-CIBC18 securitization, which is anticipated to close in March 2007. Under the series JPMCC 2007-CIBC18 pooling and servicing agreement, the primary servicer with respect to the DB AmeriCold Portfolio Loan Combination is Midland
Loan Services, Inc., the trustee is Wells Fargo Bank, N.A., and the initial special servicer with respect to the DB AmeriCold Portfolio Loan Combination is
LNR Partners, Inc. Pursuant to the series JPMCC 2007-CIBC18 pooling and servicing agreement, the master servicer thereunder assigned to Midland Loan
Services, Inc. all of its master servicing obligations (including the making of servicing advances but excluding the making of P&I advances) with respect to the
DB AmeriCold Portfolio Loan Combination. The master servicers, special servicer and trustee under the series CD 2007-CD4 pooling and servicing agreement will not have any obligation or authority to supervise the series JPMCC 2007-CIBC18 master servicer, the series JPMCC 2007-CIBC18 primary servicer, the series JPMCC
2007-CIBC18 special servicer or the series JPMCC 2007-CIBC18 trustee or to make servicing advances with respect to the DB AmeriCold Portfolio Loan Combination.

     The series JPMCC 2007-CIBC18 pooling and servicing agreement provides for servicing in a manner acceptable for rated transactions similar in nature to the series CD 2007-CD4 securitization and the servicing arrangements under the series JPMCC 2007-CIBC18 pooling and servicing agreement is generally similar, but not identical, to the servicing arrangements under the series CD 2007-CD4 pooling and servicing agreement. In that regard--

     o    one or more parties to the series JPMCC 2007-CIBC18 pooling and servicing agreement will be responsible for making servicing advances with respect to the DB AmeriCold Portfolio Loan Combination, which servicing advances will be reimbursable (with interest at a published prime rate) to the maker thereof out of collections on the DB
          AmeriCold Portfolio Loan Combination, and none of the parties to that related agreement (in their capacities under such agreement) will have any right or duty to make advances of delinquent debt service payments on the DB AmeriCold Portfolio Mortgage Loan;

     o    the mortgage loans that form the DB AmeriCold Portfolio Loan
          Combination are to be serviced and administered under a general servicing standard that is substantially similar (but not identical)
          to the Servicing Standard under the series CD 2007-CD4 pooling and servicing agreement and as if they were a single mortgage loan indebtedness under that agreement (subject to any rights of the DB
          AmeriCold Portfolio Controlling Holder or a representative on its behalf to consult or advise with respect to, or to approve or disapprove, various servicing-related actions involving the DB
          AmeriCold Portfolio Loan Combination);

     o    the mortgage loans that form the DB AmeriCold Portfolio Loan
          Combination will become specially serviced mortgage loans if specified events occur, which events are substantially similar (but not identical) to the Servicing Transfer Events under the Series CD
          2007-CD4 pooling and servicing agreement, in which case the party serving as the special servicer under the series JPMCC 2007-CIBC18 pooling and servicing agreement will be entitled to (among other things) special servicing fees, workout fees and/or liquidation fees with respect to the DB AmeriCold Portfolio Mortgage Loan that arise and are payable in a manner and to an extent that is substantially similar to the special servicing fees, workout fees and/or liquidation fees that are payable to the special servicer under the series CD
          2007-CD4 pooling and servicing agreement

                                     S-248

          with respect to other underlying mortgage loans. The special servicing fee under the series JPMCC 2007-CIBC18 pooling and servicing agreement is calculated at 0.25% per annum;

     o    any modification, extension, waiver or amendment of the payment terms of the DB AmeriCold Portfolio Loan Combination is required to be structured so as to be consistent with the allocation and payment priorities in the related mortgage loan documents and the related intercreditor agreement, such that neither the trust as holder of the
          DB AmeriCold Portfolio Mortgage Loan nor any holder of a related
          Non-Trust Loan gains a priority over the other such holder that is not reflected in the related mortgage loan documents and the related intercreditor agreement;

     o    in the case of the DB AmeriCold Portfolio Loan Combination, the primary servicer and special servicer under the series JPMCC
          2007-CIBC18 pooling and servicing agreement will each have duties to consult with or obtain the approval of or take direction from the related DB AmeriCold Portfolio Controlling Holder under that agreement under provisions that are substantially similar to those described in this prospectus supplement with respect to the Serviced Loan
          Combinations (see "The Series CD 2007-CD4 Pooling and Servicing
          Agreement--The Series CD 2007-CD4 Controlling Class Representative,
          the Class WFC Representative and the Serviced Non-Trust Loan
          Noteholders--Rights and Powers of the Series CD 2007-CD4 Controlling
          Class Representative, the Class WFC Representative and the Serviced
          Non-Trust Loan Noteholders"), subject to the discussion under
          "Description of the Mortgage Pool--The Loan Combinations--The DB
          AmeriCold Portfolio Loan Combination--Consultation and Consent" in
          this prospectus supplement, and except that some of the servicing actions as to which the DB AmeriCold Portfolio Controlling Holder for the DB AmeriCold Portfolio Loan Combination has consent rights may be different in some respects;

     o    in connection with the foregoing bullet, in the case of the DB
          AmeriCold Portfolio Loan Combination, the special servicer under the series JPMCC 2007-CIBC18 pooling and servicing agreement will not be obligated to seek approval from the DB AmeriCold Portfolio Controlling
          Holder for any action to be taken by the special servicer under the series JPMCC 2007-CIBC18 pooling and servicing agreement if the special servicer under the series JPMCC 2007-CIBC18 pooling and servicing agreement has notified the DB AmeriCold Portfolio
          Controlling Holder in writing of various actions that the special servicer under the series JPMCC 2007-CIBC18 pooling and servicing agreement proposes to take with respect to the workout or liquidation of the DB AmeriCold Portfolio Loan Combination and for 60 days following the first such notice, the DB AmeriCold Portfolio
          Controlling Holder has objected to all of those proposed actions and has failed to suggest any alternative actions that the special servicer under the series JPMCC 2007-CIBC18 pooling and servicing agreement considers to be consistent with the applicable servicing standard;

     o    in the case of the DB AmeriCold Portfolio Loan Combination, the DB
          AmeriCold Portfolio Controlling Holder will have the right to replace the special servicer with respect to the DB AmeriCold Portfolio Loan
          Combination under the series JPMCC 2007-CIBC18 pooling and servicing agreement at any time for any reason whatsoever or no reason, upon prior notice to the special servicer under the series JPMCC
          2007-CIBC18 pooling and servicing agreement and the other noteholders of the DB AmeriCold Portfolio Loan Combination;

     o    in general, the respective parties to the series JPMCC 2007-CIBC18 pooling and servicing agreement will have similar limitations on liability and rights to reimbursement and/or indemnification as do the respective parties to the series CD 2007-CD4 pooling and servicing agreement; and

                                     S-249

     o    if the DB AmeriCold Portfolio Mortgage Loan becomes no longer subject to the series JPMCC 2007-CIBC18 pooling and servicing agreement, then the DB AmeriCold Portfolio Loan Combination will be serviced and administered under one or more successor servicing agreements entered into with the primary servicer under the series JPMCC 2007-CIBC18 pooling and servicing agreement and, if applicable, the special servicer under the series JPMCC 2007-CIBC18 pooling and servicing agreement, on terms substantially similar to those in the series JPMCC
          2007-CIBC18 pooling and servicing agreement, unless that primary servicer, that special servicer and the holders of the mortgage loans that form the DB AmeriCold Portfolio Loan Combination otherwise agree;
          no such other servicing agreement may be entered into on behalf of the trust as the holder of the DB AmeriCold Portfolio Mortgage Loan unless the holders of all mortgage loans comprising the DB AmeriCold
          Portfolio Loan Combination collectively agree to grant consent to such other servicing agreement; and entry into any successor servicing agreement will be conditioned upon receipt from Fitch, Moody's and S&P of a written confirmation that entering into that agreement would not result in the withdrawal, downgrade, or qualification, as applicable, of the then current ratings assigned by those rating agencies to any class of series CD 2007-CD4 certificates.

            SERVICING OF THE JQH HOTEL PORTFOLIO B-NOTE MORTGAGE LOAN

     The series JPMCC 2006-LDP7 pooling and servicing agreement initially governs the servicing and administration of the JQH Hotel Portfolio Loan
Combination and any related REO Property. The series JPMCC 2006-LDP7 pooling and servicing agreement is the governing document for the series JPMCC 2006-LDP7 securitization, which closed on June 29, 2006. Under the series JPMCC 2006-LDP7 pooling and servicing agreement, the master servicer with respect to the JQH
Hotel Portfolio Loan Combination is Capmark Finance, Inc., the trustee is Wells
Fargo Bank, N.A., and the initial special servicer is LNR Partners, Inc. and the initial series JPMCC 2006-LDP7 controlling class representative (which is comparable to the series CD 2007-CD4 controlling class representative) is an affiliate of the series JPMCC 2006-LDP7 special servicer. The master servicers, special servicer and trustee under the series CD 2007-CD4 pooling and servicing agreement will not have any obligation or authority to supervise the series
JPMCC 2006-LDP7 master servicer, the series JPMCC 2006-LDP7 special servicer or the series JPMCC 2006-LDP7 trustee or to make servicing advances with respect to the JQH Hotel Portfolio Loan Combination.

     The series JPMCC 2006-LDP7 pooling and servicing agreement provides for servicing in a manner acceptable for rated transactions similar in nature to the series CD 2007-CD4 securitization and the servicing arrangements under the series JPMCC 2006-LDP7 pooling and servicing agreement is generally similar, but not identical, to the servicing arrangements under the series CD 2007-CD4 pooling and servicing agreement. In that regard--

     o    one or more parties to the series JPMCC 2006-LDP7 pooling and servicing agreement will be responsible for making servicing advances with respect to the JQH Hotel Portfolio Loan Combination, which servicing advances will be reimbursable (with interest at a published prime rate) to the maker thereof out of collections on the JQH Hotel
          Portfolio Loan Combination, and none of the parties to that related agreement (in their capacities under such agreement) will have any right or duty to make advances of delinquent debt service payments on the JQH Hotel Portfolio B-Note Mortgage Loan;

     o    the mortgage loans that form the JQH Hotel Portfolio Loan Combination are to be serviced and administered under a general servicing standard that is substantially similar (but not identical) to the Servicing
          Standard under the series CD 2007-CD4 pooling and servicing agreement and as if they were a single mortgage loan indebtedness under that agreement (subject to any rights of the JQH Hotel Portfolio
          Controlling Holder or a representative on its behalf to consult or advise with

                                     S-250

          respect to, or to approve or disapprove, various servicing-related actions involving the JQH Hotel Portfolio Loan Combination);

     o    the mortgage loans that form the JQH Hotel Portfolio Loan Combination will become specially serviced mortgage loans if specified events occur, which events are substantially similar (but not identical) to the Servicing Transfer Events under the Series CD 2007-CD4 pooling and servicing agreement, in which case the party serving as the special servicer under the series JPMCC 2006-LDP7 pooling and servicing agreement will be entitled to (among other things) special servicing fees, workout fees and/or liquidation fees with respect to the JQH
          Hotel Portfolio B-Note Mortgage Loan that arise and are payable in a manner and to an extent that is substantially similar to the special servicing fees, workout fees and/or liquidation fees that are payable to the special servicer under the series CD 2007-CD4 pooling and servicing agreement with respect to other underlying mortgage loans.
          The special servicing fee under the series JPMCC 2006-LDP7 pooling and servicing agreement is calculated at 0.35% per annum (subject to a
          $4,000 monthly minimum);

     o    any modification, extension, waiver or amendment of the payment terms of the JQH Hotel Portfolio Loan Combination is required to be structured so as to be consistent with the allocation and payment priorities in the related mortgage loan documents and the related
          Co-Lender Agreement, such that neither the trust as holder of the JQH
          Hotel Portfolio B-Note nor any holder of a related Non-Trust Loan gains a priority over the other such holder that is not reflected in the related mortgage loan documents and the related Co-Lender
          Agreement;

     o    in the case of the JQH Hotel Portfolio Loan Combination, the master servicer and special servicer under the series JPMCC 2006-LDP7 pooling and servicing agreement will each have duties to consult with or obtain the approval of or take direction from the related JQH Hotel
          Portfolio Controlling Holder under that agreement under provisions that are substantially similar to those described in this prospectus supplement with respect to the Serviced Loan Combinations (see "The
          Series CD 2007-CD4 Pooling and Servicing Agreement--The Series CD
          2007-CD4 Controlling Class Representative, the Class WFC
          Representative and the Serviced Non-Trust Loan Noteholders--Rights and
          Powers of the Series CD 2007-CD4 Controlling Class Representative, the
          Class WFC Representative and the Serviced Non-Trust Loan
          Noteholders"), subject to the discussion under "Description of the
          Mortgage Pool--The Loan Combinations--The JQH Hotel Portfolio Loan
          Combination--Rights of the JQH Hotel Portfolio Controlling
          Holder--Consultation and Consent" in this prospectus supplement, and except that some of the servicing actions as to which the JQH Hotel
          Portfolio Controlling Holder for the JQH Hotel Portfolio Loan
          Combination has consent rights may be different in some respects;

     o    in connection with the foregoing bullet, in the case of the JQH Hotel
          Portfolio Loan Combination, the special servicer under the series
          JPMCC 2006-LDP7 pooling and servicing agreement will not be obligated to seek approval from the JQH Hotel Portfolio Controlling Holder for any action to be taken by the special servicer under the series JPMCC
          2006-LDP7 pooling and servicing agreement if the special servicer under the series JPMCC 2006-LDP7 pooling and servicing agreement has notified the JQH Hotel Portfolio Controlling Holder in writing of various actions that the special servicer under the series JPMCC
          2006-LDP7 pooling and servicing agreement proposes to take with respect to the workout or liquidation of the JQH Hotel Portfolio Loan
          Combination and for 60 days following the first such notice, the JQH
          Hotel Portfolio Controlling Holder has objected to all of those proposed actions and has failed to suggest any alternative actions that the special servicer under the series JPMCC 2006-LDP7 pooling and servicing agreement considers to be consistent with the applicable servicing standard;

                                     S-251

     o    in the case of the JQH Hotel Portfolio Loan Combination, the JQH Hotel
          Portfolio Controlling Holder will have the right to replace the special servicer with respect to the JQH Hotel Portfolio Loan
          Combination under the series JPMCC 2006-LDP7 pooling and servicing agreement at any time for any reason whatsoever or no reason, upon prior notice to the special servicer under the series JPMCC 2006-LDP7 pooling and servicing agreement and the other noteholders of the JQH
          Hotel Portfolio Loan Combination;

     o    in general, the respective parties to the series JPMCC 2006-LDP7 pooling and servicing agreement will have similar limitations on liability and rights to reimbursement and/or indemnification as do the respective parties to the series CD 2007-CD4 pooling and servicing agreement; and

     o    if the JQH Hotel Portfolio B-Note Mortgage Loan is no longer subject to the series JPMCC 2006-LDP7 pooling and servicing agreement, then the JQH Hotel Portfolio Loan Combination will be serviced and administered under one or more successor servicing agreements entered into with the master servicer under the series JPMCC 2006-LDP7 pooling and servicing agreement and, if applicable, the special servicer under the series JPMCC 2006-LDP7 pooling and servicing agreement, on terms substantially similar to those in the series JPMCC 2006-LDP7 pooling and servicing agreement, unless that master servicer, that special servicer and the holders of the mortgage loans that form the JQH Hotel
          Portfolio Loan Combination otherwise agree; no such other servicing agreement may be entered into on behalf of the trust as the holder of the JQH Hotel Portfolio B-Note Mortgage Loan unless the holders of all mortgage loans comprising the JQH Hotel Portfolio Loan Combination collectively agree to grant consent to such other servicing agreement;
          and entry into any successor servicing agreement will be conditioned upon receipt from Fitch, Moody's and S&P of a written confirmation that entering into that agreement would not result in the withdrawal, downgrade, or qualification, as applicable, of the then current ratings assigned by those rating agencies to any class of series CD
          2007-CD4 certificates.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

     The series CD 2007-CD4 certificates will be issued, on or about March 29,
2007, under the series CD 2007-CD4 pooling and servicing agreement. They will represent the entire beneficial ownership interest of the issuing entity. The assets of the issuing entity, collectively referred to in this prospectus supplement from time to time as the "trust fund," will include:

     o    the underlying mortgage loans;

     o    any and all payments under and proceeds of the underlying mortgage loans received after the cut-off date, exclusive of payments of principal, interest and other amounts due on or before that date;

     o    the loan documents for the underlying mortgage loans;

     o    our rights under our mortgage loan purchase agreements with the respective mortgage loan sellers and, to the extent assigned to us,
          GACC's rights under the mortgage loan purchase agreement with ACS relating to the ACS Mortgage Loans;

     o    any REO Properties acquired by the special servicer on behalf of the issuing entity with respect to defaulted mortgage loans; and

                                     S-252

     o    those funds or assets as from time to time are deposited in the various primary transaction accounts described under "The Series CD
          2007-CD4 Pooling and Servicing Agreement--Accounts" in this prospectus supplement, except for any such funds or assets held on behalf of a borrower.

     The series CD 2007-CD4 certificates will include the following classes:

     o    the XP, A-1, A-2A, A-2B, A-3, A-SB, A-4, A-1A, A-MFX, A-J, B, C, D, E
          and F classes, which are the classes of series CD 2007-CD4 certificates that are offered by this prospectus supplement, and

     o    the XC, XW, A-MFL, G, H, J, K, L, M, N, O, P, Q, S, WFC-X, WFC-1,
          WFC-2, WFC-3, R and Y classes, which are the classes of series CD
          2007-CD4 certificates that--

          1.   will be retained or privately placed by us, and

          2.   are not offered by this prospectus supplement.

     The class A-MFL certificates will represent undivided interests in a grantor trust, the assets of which will include, among other things, an uncertificated REMIC regular interest, designated as the class A-MFL REMIC regular interest, the rights and obligations under an interest rate swap agreement and the certificate administrator's floating rate account. For so long as it is in effect, the swap agreement will provide, among other things, that amounts payable as interest by the issuing entity with respect to the class
A-MFL REMIC regular interest will be exchanged for amounts payable as interest by the swap counterparty under the swap agreement, with payments to be made between the issuing entity and the swap counterparty on a net basis. The swap agreement will provide for the calculation of interest at a LIBOR-based rate accruing on a notional amount equal to the total principal balance of the class
A-MFL certificates outstanding from time to time. The total principal balance of the class A-MFL certificates at any time will equal the total principal balance of the class A-MFL REMIC regular interest.

     The class A-1, A-2A, A-2B, A-3, A-SB, A-4, A-1A, A-MFX, A-MFL, A-J, B, C,
D, E, F, G, H, J, K, L, M, N, O, P, Q, S, WFC-1, WFC-2 and/or WFC-3 certificates are the series CD 2007-CD4 certificates that will have principal balances and are sometimes referred to as the "series CD 2007-CD4 principal balance certificates." The principal balance of any of these certificates will represent the total payments of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the issuing entity. Accordingly, on each distribution date, the principal balance of each of these certificates will be reduced by any payments of principal actually made with respect to the certificate on that distribution date. See "--Payments" below. On any particular distribution date, the principal balance of each of these certificates may also be reduced, without any corresponding payment, in connection with Realized
Losses on the underlying mortgage loans and Additional Trust Fund Expenses. See
"--Reductions of Certificate Principal Balances in Connection with Realized
Losses and Additional Trust Fund Expenses" below. On any particular distribution date, the total principal balance of a class of series CD 2007-CD4 principal balance certificates may be increased by an amount equal to any Mortgage
Deferred Interest allocated to that class in reduction of the interest payable thereon on such distribution date.

     Notwithstanding the foregoing, in the case of the class A-MFL certificates, any applicable distributions of principal on any given distribution date will first be allocated in reduction of the total principal balance of the class
A-MFL REMIC regular interest before actually being distributed to the class
A-MFL certificateholders. In addition, any reduction in the total principal balance of the class A-MFL certificates on any given distribution date, without a corresponding distribution, in connection with losses on the underlying mortgage loans and default-related and otherwise unanticipated trust fund expenses will be made in response to a corresponding reduction made in the total principal balance of the class A-MFL REMIC regular interest in connection with those losses and expenses. Furthermore, on any particular distribution date, the total principal balance of the class A-

                                     S-253

MFL REMIC regular interest (and, accordingly, the total principal balance of the class A-MFL certificates) may be increased by an amount equal to any Mortgage
Deferred Interest allocated to that REMIC regular interest in reduction of the interest payable thereon on such distribution date.

     The class XC, XP and XW certificates will not have principal balances and are sometimes referred to as the series CD 2007-CD4 interest-only certificates.
For purposes of calculating the amount of accrued interest, each class of series
CD 2007-CD4 interest-only certificates will have a total notional amount.

     The total notional amount of the class XP certificates from time to time will equal the sum of the components thereof set forth on Annex G to this prospectus supplement. Each of those components of the total notional amount of the class XP certificates will relate to a particular class of series CD
2007-CD4 principal balance certificates and, at any time during any of the periods specified on Annex G to this prospectus supplement, will equal the lesser of (a) the specific amount identified in the table on Annex G to this prospectus supplement with respect to the related class of series CD 2007-CD4 principal balance certificates for that period and (b) 63% of the then total principal balance of the related class of series CD 2007-CD4 principal balance certificates. Notwithstanding anything to the contrary in this prospectus supplement, the total notional amount of the class XP certificates will be $0 following the distribution date in March 2014.

     The total notional amount of the class XC certificates will be equal to 63%
of the total principal balance of the class A-1, A-2A, A-2B, A-3, A-SB, A-4,
A-1A, A-MFX, A-MFL, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q and S
certificates outstanding from time to time. In general, 63% of the total principal balance of each such class of series CD 2007-CD4 principal balance certificates will constitute a separate component of the total notional amount of the class XC certificates. However, if less than 63% of the total principal balance of any particular such class of series CD 2007-CD4 principal balance certificates is identified on Annex G to this prospectus supplement as being part of the total notional amount of the class XP certificates at any time prior to the distribution date in March 2014, then that identified portion of such total principal balance will represent one separate component of the then total notional amount of the class XC certificates, and 63% of such total principal balance, net of such identified portion, will represent another separate component of the then total notional amount of the class XC certificates.

     The total notional amount of the class XW certificates will be equal to 37%
of the total principal balance of the class A-1, A-2A, A-2B, A-3, A-SB, A-4,
A-1A, A-MFX, A-MFL, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q and S
certificates outstanding from time to time. In general, 37% of the total principal balance of each such class of series CD 2007-CD4 principal balance certificates will constitute a separate component of the total notional amount of the class XW certificates.

     The class R and Y certificates will not have principal balances or notional amounts.

     In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance or notional amount of any of your offered certificates from time to time, you may multiply the original principal balance of that certificate as of the Issue Date, as specified on the face of that certificate, by the then applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance or notional amount of that class, and the denominator of which will be the original total principal balance or notional amount of that class.
Certificate factors will be reported monthly in the certificate administrator's distribution date statement.

REGISTRATION AND DENOMINATIONS

     General. The offered certificates will be issued in book-entry form in original denominations of $10,000 initial principal balance and in any additional whole dollar denominations.

                                     S-254

     Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The
Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described in the accompanying base prospectus under
"Description of the Certificates--Book-Entry Registration." For so long as any class of offered certificates is held in book-entry form--

     o    all references in this prospectus supplement to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations, and

     o    all references in this prospectus supplement to payments, notices, reports, statements and other information made or sent to holders of those certificates will refer to payments, notices, reports and statements made or sent to DTC or Cede & Co., as the registered holder of those certificates, for payment to beneficial owners of offered certificates through its participating organizations in accordance with DTC's procedures.

     The certificate administrator will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

     DTC, Euroclear and Clearstream. You will hold your certificates through
DTC, in the United States, or Clearstream Banking Luxembourg or The Euroclear
System, in Europe, if you are a participating organization of the applicable system, or indirectly through organizations that are participants in the applicable system. Clearstream and Euroclear will hold omnibus positions on behalf of organizations that are participants in either of these systems, through customers' securities accounts in Clearstream's or Euroclear's names on the books of their respective depositaries. Those depositaries will, in turn, hold those positions in customers' securities accounts in the depositaries'
names on the books of DTC. For a discussion of DTC, Euroclear and Clearstream, see "Description of the Certificates--Book-Entry Registration--DTC, Euroclear
and Clearstream" in the accompanying base prospectus.

     Transfers between participants in DTC will occur in accordance with DTC's rules. Transfers between participants in Clearstream and Euroclear will occur in accordance with their applicable rules and operating procedures. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through participants in Clearstream or
Euroclear, on the other, will be accomplished through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. See "Description of the Certificates--Book-Entry
Registration--Holding and Transferring Book-Entry Certificates" in the
accompanying base prospectus. For additional information regarding clearance and settlement procedures for the offered certificates and for information with respect to tax documentation procedures relating to the offered certificates, see Annex H hereto.

PAYMENTS

     General. For purposes of allocating payments on certain classes of the offered certificates, the pool of mortgage loans backing the series CD 2007-CD4 certificates will be divided into:

     1.   Loan group no. 1, which will consist of 311 underlying mortgage loans
          (exclusive of the subordinate non-pooled portion of the One World
          Financial Center Mortgage Loan), with an Initial Loan Group No. 1
          Balance of $5,601,058,625, representing approximately 84.9% of the
          Initial Mortgage Pool Balance.

                                     S-255

     2.   Loan group no. 2, which will consist of 67 underlying mortgage loans, with an Initial Loan Group No. 2 Balance of $998,756,654, representing approximately 15.1% of the Initial Mortgage Pool Balance.

     On each distribution date, the certificate administrator will, subject to the available funds, make all payments required to be made on the series CD
2007-CD4 certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those payments are to occur. The final payment of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final payment.

     In order for a series CD 2007-CD4 certificateholder to receive payments by wire transfer on and after any particular distribution date, that certificateholder must provide the certificate administrator with written wiring instructions no less than five business days prior to the record date for that distribution date (or, in the case of the initial distribution date, no later than the close of business of the later of (a) the fifth business day prior to the record date for the initial distribution date and (b) the Issue Date).
Otherwise, that certificateholder will receive its payments by check mailed to
it.

     Cede & Co. will be the registered holder of your offered certificates, and you will receive payments on your offered certificates through DTC and its participating organizations, until physical certificates are issued to the actual beneficial owners. See "--Registration and Denominations" above.

     All payments with respect to the class A-MFL REMIC regular interest will be made to the certificate administrator's floating rate account.

     Payments of Interest. All of the classes of the series CD 2007-CD4 certificates (other than the R and Y classes) and the class A-MFL REMIC regular interest will bear interest.

     With respect to each interest-bearing class of the series CD 2007-CD4 certificates and with respect to the class A-MFL REMIC regular interest, that interest will accrue during each applicable interest accrual period based upon--

     o    the pass-through rate applicable for that particular class of series
          CD 2007-CD4 certificates or the class A-MFL REMIC regular interest, as the case may be, for that interest accrual period,

     o    the total principal balance or notional amount, as the case may be, of that particular class of series CD 2007-CD4 certificates or the class
          A-MFL REMIC regular interest, as the case may be, outstanding immediately prior to the related distribution date, and

     o    the assumption that each year consists of twelve 30-day months (or, in the case of the class A-MFL certificates, for so long as the swap agreement is in effect and there is no continuing payment default thereunder on the part of the swap counterparty, based on the actual number of days in that interest accrual period and the assumption that each year consists of 360 days).

     However, if interest distributions with respect to the class A-MFL REMIC regular interest on any distribution date are less than the applicable fixed amount payable to the swap counterparty for any distribution date, then there will be a dollar-for-dollar reduction in the amounts payable by the swap counterparty under the swap agreement and, accordingly, in the amount of interest payable on the class A-MFL certificates on the subject distribution date.

                                     S-256

     On each distribution date, subject to the Standard Available P&I Funds or the Class WFC Available P&I Funds, as applicable, for that date and the priority of payments described under "--Payments--Priority of Payments" or
"--Payments--Payments on the Class WFC Certificates," as applicable, below, the total amount of interest distributable with respect to each interest-bearing class of the series CD 2007-CD4 certificates (exclusive of the Class A-MFL certificates) and the class A-MFL REMIC regular interest will equal--

     o    the total amount of interest accrued during the related interest accrual period with respect to that class of series CD 2007-CD4 certificates or that REMIC regular interest, as the case may be, reduced (to not less than zero) by

     o    that class's or that REMIC regular interest's allocable share, if any, of--

          1.   any Net Aggregate Prepayment Interest Shortfall for that
               distribution date, and

          2.   except in the case of the class XC, XP, XW and WFC-X
               certificates, the aggregate amount of any Mortgage Deferred
               Interest added to the principal balances of the underlying mortgage loans during the related collection period.

     If the full amount of interest distributable with respect to any interest-bearing class of the series CD 2007-CD4 certificates (exclusive of the class A-MFL certificates) or with respect to the class A-MFL REMIC regular interest is not paid on any distribution date, then the unpaid portion of that interest will continue to be payable with respect to that class of series CD
2007-CD4 certificates or the class A-MFL REMIC regular interest, as the case may be, on future distribution dates, subject to the Standard Available P&I Funds or the Class WFC Available P&I Funds, as applicable, for those future distribution dates and the priorities of payment described under "--Payments--Priority of
Payments" or "--Payments--Payments on the Class WFC Certificates," as
applicable, below. However, no interest will accrue on any of that unpaid interest.

     The Net Aggregate Prepayment Interest Shortfall for any distribution date
(exclusive of any portion thereof attributable to the subordinate non-pooled portion of the One World Financial Center Mortgage Loan) will be allocated among the respective interest-bearing classes of the series CD 2007-CD4 certificates
(exclusive of the class A-MFL, WFC-X, WFC-1, WFC-2 and WFC-3 certificates) and the class A-MFL REMIC regular interest on a pro rata basis in accordance with the respective amounts of accrued interest in respect of each such class of series CD 2007-CD4 certificates or the class A-MFL REMIC regular interest, as the case may be, for the related interest accrual period (in each case reduced by any Mortgage Deferred Interest allocated to the subject class of series CD
2007-CD4 certificates or the class A-MFL REMIC regular interest, as the case may be, for that distribution date). Although Net Aggregate Prepayment Interest
Shortfalls will not be allocated directly to the class A-MFL certificates, any such shortfalls allocated to the class A-MFL REMIC regular interest will result in a dollar-for-dollar reduction in the interest distributable on the class
A-MFL certificates.

     On each distribution date, any Mortgage Deferred Interest added to the unpaid principal balance of any underlying mortgage loan (exclusive of the subordinate non-pooled portion of the One World Financial Center Mortgage Loan)
during the related collection period will be allocated among the respective classes of series CD 2007-CD4 principal balance certificates (exclusive of the class A-MFL, WFC-X, WFC-1, WFC-2 and WFC-3 certificates) and the class A-MFL
REMIC regular interest in reverse order of seniority (based on the priority of payments described under "--Payments--Priority of Payments" below and, in the case of the class A-1, A-2A, A-2B, A-3, A-SB, A-4 and A-1A certificates, on a pro rata basis in accordance with accrued interest for the related interest accrual period and, in the case of the class A-MFX certificates and the class
A-MFL REMIC regular interest, on a pro rata basis in accordance with accrued interest for the related interest accrual period), in each case up to the respective amounts of interest accrued during the related interest accrual period with respect to the subject interest-bearing class(es) of series CD
2007-CD4 certificates and/or the subject REMIC regular interest (in each case calculated without regard to any allocation of that Mortgage Deferred Interest or any Net Aggregate

                                     S-257

Prepayment Interest Shortfall). No portion of any Mortgage Deferred Interest will be allocated to the class XC, XP and XW certificates.

     Any distributions of interest allocated to the class A-MFL REMIC regular interest will be deposited in the certificate administrator's floating rate account and will thereafter be distributed to the holders of the class A-MFL certificates and/or the swap counterparty, as applicable.

     Any portion of the Net Prepayment Interest Shortfall for any distribution date attributable to, and any Mortgage Deferred Interest added to the unpaid principal balance of, the subordinate non-pooled portion of the One World
Financial Mortgage Loan will be allocated among the respective classes of the
Class WFC Certificates.

     Calculation of Pass-Through Rates. The table under "Summary of Prospectus supplement--Introduction to the Transaction" in this prospectus supplement provides the initial pass-through rate for each interest-bearing class of the series CD 2007-CD4 certificates. Set forth below is a description of how the pass-through rate will be calculated with respect to each interest-bearing class of the series CD 2007-CD4 certificates.

     The pass-through rates for the class A-1, A-2A, A-2B, A-3, A-SB and A-4 certificates will, in the case of each of those classes, be fixed at the rate per annum identified in the table under "Summary of Prospectus supplement--Introduction to the Transaction" in this prospectus supplement as the initial pass-through rate for that class.

     The pass-through rates for the class A-1A, A-MFX, A-J, B, C, D E, F, G, L,
M, N, O, P, Q and S certificates for each interest accrual period will, in the case of each of those classes, equal the lesser of--

     o    the initial pass-through rate for the subject class of series CD
          2007-CD4 certificates set forth in the table under "Summary of
          Prospectus supplement--Introduction to the Transaction" in this prospectus supplement, and

     o    the Weighted Average Pool Pass-Through Rate for the related distribution date.

     The pass-through rates for the class H, J and K certificates for each interest accrual period will, in the case of each of those classes, equal the
Weighted Average Pool Pass-Through Rate for the related distribution date.

     The pass-through rate applicable to the class A-MFL REMIC regular interest for each interest accrual period will equal the lesser of--

     o    5.301% per annum, and

     o    the Weighted Average Pool Pass-Through Rate for the related payment date.

     For so long as the swap agreement is in effect and there is no continuing payment default thereunder on the part of the swap counterparty, the pass-through rate applicable to the class A-MFL certificates for each interest accrual period will equal LIBOR plus 0.205% per annum. However, the pass-through rate with respect to the class A-MFL certificates may be effectively reduced as a result of shortfalls allocated to the class A-MFL REMIC regular interest. In addition, if there is a continuing payment default on the part of the swap counterparty under the swap agreement, or if the swap agreement is terminated and a replacement swap agreement is not obtained, then the pass-through rate applicable to the class A-MFL certificates will convert to a per annum rate equal to the pass-through rate on the class A-MFL REMIC regular interest, and accordingly the interest accrual period and interest accrual basis for the class
A-MFL certificates will convert to those of the class A-MFL REMIC regular interest. "LIBOR" is an independent interest rate index that will be determined monthly as provided in the series CD 2007-CD4 pooling and servicing agreement.

                                     S-258

     As described under "--General" above, the total notional amount of the class XP certificates from time to time consists of multiple components. The pass-through rate for the class XP certificates will, with respect to any interest accrual period, equal a weighted average of the respective strip rates, which we refer to as class XP strip rates, at which interest accrues during that interest accrual period on the respective components of the total notional amount of the class XP certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components.

     For purposes of accruing interest during any interest accrual period from and including the initial interest accrual period through and including the
February 2014 interest accrual period, on any particular component of the total notional amount of the class XP certificates outstanding immediately prior to the related distribution date, the applicable class XP strip rate will equal the excess, if any, of:

     (1)  the lesser of --

          (a)  the reference rate specified on Annex F to this prospectus supplement for the related distribution date, and

          (b)  Weighted Average Pool Pass-Through Rate for the related distribution date, over

     (2)  the pass-through rate in effect during that interest accrual period for the class of series CD 2007-CD4 principal balance certificates as to which a portion of its total principal balance comprises the subject component (or, in the case of the class A-MFL certificates, for the class A-MFL REMIC regular interest).

     Following the February 2014 interest accrual period, the class XP certificates will cease to accrue interest. In connection therewith, the class
XP certificates will have a 0% pass-through rate for the March 2014 interest accrual period and for each interest accrual period thereafter.

     The February 2014 interest accrual period for the class XC, XP and XW certificates corresponds to the distribution date in March 2014.

     As described under "--General" above, the total notional amount of the class XC certificates from time to time consists of multiple components. The pass-through rate for the class XC certificates will, with respect to any interest accrual period, equal a weighted average of the respective strip rates, which we refer to as class XC strip rates, at which interest accrues during that interest accrual period on the respective components of the total notional amount of the class XC certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components.

     For purposes of accruing interest during any interest accrual period from and including the initial interest accrual period through and including the
February 2014 interest accrual period, on any particular component of the total notional amount of the class XC certificates outstanding immediately prior to the related distribution date, the applicable class XC strip rate will be calculated as follows:

     (1)  if the subject component also constitutes a component of the total notional amount of the class XP certificates outstanding immediately prior to the related distribution date, then the applicable class XC strip rate will equal to the excess, if any, of (a) the Weighted
          Average Pool Pass-Through Rate for the related distribution date, over
          (b) the greater of (i) the reference rate specified on Annex F to this prospectus supplement for the related distribution date and (ii) the pass-through rate in effect during that interest accrual period for the class of series CD 2007-CD4 principal balance certificates as to which a portion of its total principal balance comprises the subject component (or, in the case of the class A-MFL certificates, for the class A-MFL REMIC regular interest); and

                                     S-259

     (2)  if the subject component does not also constitute a component of the total notional amount of the class XP certificates outstanding immediately prior to the related distribution date, then the applicable class XC strip rate will equal the excess, if any, of (a)
          the Weighted Average Pool Pass-Through Rate for the related distribution date, over (b) the pass-through rate in effect during that interest accrual period for the class of series CD 2007-CD4 principal balance certificates as to which a portion of its total principal balance comprises the subject component (or, in the case of the class A-MFL certificates, for the class A-MFL REMIC regular interest).

     Notwithstanding the foregoing, for purposes of accruing interest on the class XC certificates during each interest accrual period subsequent to the
February 2014 interest accrual period, consistent with the discussion under
"--General" above, 63% of the total principal balance of each class of series CD
2007-CD4 principal balance certificates (exclusive of the Class WFC Principal
Balance Certificates) will constitute a single separate component of the total notional amount of the class XC certificates, and the applicable class XC strip rate with respect to each of those components for each of those interest accrual periods will equal the excess, if any, of (a) the Weighted Average Pool
Pass-Through Rate for the related distribution date, over (b) the pass-through rate in effect during the subject interest accrual period for the class of series CD 2007-CD4 principal balance certificates as to which 63% of its total principal balance makes up that component (or, in the case of the class A-MFL certificates, for the class A-MFL REMIC regular interest).

     As described under "--General" above, the total notional amount of the class XW certificates from time to time consists of multiple components. The pass-through rate for the class XW certificates will, with respect to any interest accrual period, equal a weighted average of the respective strip rates, which we refer to as class XW strip rates, at which interest accrues during that interest accrual period on the respective components of the total notional amount of the class XW certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components.

     For purposes of accruing interest during any interest accrual period on any particular component of the total notional amount of the class XW certificates outstanding immediately prior to the related distribution date, the applicable class XW strip rate will equal the excess, if any, of (a) the Weighted Average
Pool Pass-Through Rate for the related distribution date, over (b) the pass-through rate in effect during that interest accrual period for the class of series CD 2007-CD4 principal balance certificates as to which a portion of its total principal balance comprises the subject component (or, in the case of the class A-MFL certificates, for the class A-MFL REMIC regular interest).

     The calculation of the Weighted Average Pool Pass-Through Rate will be unaffected by any change in the mortgage interest rate for any underlying mortgage loan from what it was on the Issue Date by reason of any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by a master servicer or the special servicer.

     The pass-through rate of each class of Class WFC Principal Balance
Certificates for any interest accrual period will be an annual rate equal to the product of (i) a fixed rate of approximately 5.6932%, multiplied by a fraction, the numerator of which is the actual number of days in the applicable interest accrual period, and the denominator of which is 30.

     The pass-through rate for the class WFC-X certificates for any interest accrual period will be an annual rate equal to the product of (i) a fixed rate of approximately 0.86818%, multiplied by (ii) a fraction, the numerator of which is the actual number of days in the applicable interest accrual period, and the denominator of which is 30.

     The class R and Y certificates will not be interest-bearing and, therefore, will not have pass-through rates.

                                     S-260

     Payments of Principal. Subject to available funds and the priority of payments described under "--Payments--Priority of Payments" or
"--Payments--Payments on the Class WFC Certificates," as applicable, below, the holders of each class of series CD 2007-CD4 principal balance certificates (in the case of the class A-MFL certificates, through the class A-MFL REMIC regular interest) will be entitled to receive a total amount of principal over time equal to the total principal balance of that class. In addition, subject to available funds, the total payments of principal to be made on the series CD
2007-CD4 principal balance certificates on any distribution date will generally equal the Total Principal Distribution Amount for that distribution date.

     The "Total Principal Distribution Amount" for any distribution date will be an amount generally equal to:

     1.   the aggregate of the principal portions of all monthly debt service payments (other than balloon payments) due or deemed due in respect of the underlying mortgage loans (including mortgage loans as to which the related mortgaged real properties have become REO Properties) for their respective due dates occurring during the related collection period, to the extent paid by the related borrower during or prior to, or otherwise received during, the related collection period or advanced by a master servicer or the trustee, as applicable, for such distribution date; plus

     2.   the aggregate of all principal prepayments received on the underlying mortgage loans during the related collection period; plus

     3.   with respect to any underlying mortgage loan as to which the related stated maturity date occurred during or prior to the related collection period, any payment of principal (other than a principal prepayment) made by or on behalf of the related borrower during the related collection period (including any balloon payment), net of any portion of such payment that represents a recovery of the principal portion of any monthly debt service payment (other than a balloon payment) due or deemed due in respect of the subject underlying mortgage loan on a due date during or prior to the related collection period and included as part of the Total Principal Distribution Amount for such distribution date or any prior distribution date pursuant to clause 1. above; plus

     4.   the aggregate of the principal portion of all liquidation proceeds, sale proceeds, insurance proceeds, condemnation proceeds and, to the extent not otherwise included in clause 1., 2. or 3. above, payments and revenues that were received on or in respect of the underlying mortgage loans and REO Properties during the related collection period and that were identified and applied by a master servicer and/or the special servicer as recoveries of principal of the underlying mortgage loans, in each case net of any portion of such amounts that represents a recovery of the principal portion of any monthly debt service payment due (other than a balloon payment) or deemed due in respect of the related underlying mortgage loan on a due date during or prior to the related collection period and included as part of the Total
          Principal Distribution Amount for such distribution date or any prior distribution date pursuant to clause 1. above; plus

     5.   if the subject distribution date is subsequent to the initial distribution date, the excess, if any, of (a) the Net Total Principal
          Distribution Amount for the immediately preceding distribution date, over (b) the total payments of principal made with respect to the series CD 2007-CD4 principal balance certificates (exclusive of the
          Class WFC Principal Balance Certificates) on the immediately preceding distribution date; plus

     6.   any amounts that were used to reimburse Nonrecoverable Advances
          (including interest on such Nonrecoverable Advances) from principal collections on the mortgage pool and that are, in any such case, recovered during the related collection period on the related underlying mortgage loan as to which any such reimbursed advance was made; minus

                                     S-261

     7.   the amount of any reimbursements of Nonrecoverable Advances (including interest on such Nonrecoverable Advances) that are paid or reimbursed from general principal collections on the mortgage pool with respect to such distribution date where such principal collections would have otherwise been included in the Total Principal Distribution Amount for such distribution date pursuant to any of clauses 1. through 4. above;

provided that, for the final distribution date, the Total Principal Distribution
Amount will be no less than the total Stated Principal Balance of the mortgage pool immediately prior to that distribution date.

     The Total Principal Distribution Amount for any distribution date will consist of the Class WFC Principal Distribution Amount for that distribution date, which is distributable with respect to the Class WFC Principal Balance
Certificates, and the Net Total Principal Distribution Amount for that distribution date, which is distributable with respect to the remaining series
CD 2007-CD4 principal balance certificates. The "Class WFC Principal
Distribution Amount" for any distribution date will equal that portion of the
Total Principal Distribution Amount for that distribution date consisting of any and all amounts described in clauses 1., 2., 3. and 4. of the prior paragraph that are allocable to the subordinate non-pooled portion of the One World
Financial Center Mortgage Loan, as described under "Description of the Mortgage
Pool--The One World Financial Center Pooled and Non-Pooled Portions." The "Net
Total Principal Distribution Amount" for any distribution date will equal the
Total Principal Distribution Amount, exclusive of the Class WFC Principal
Distribution Amount, for that distribution date.

     On each distribution date, after all required payments of interest have been made with respect to the class XC, XP, XW, A-1, A-2A, A-2B, A-3, A-SB, A-4 and A-1A certificates on that date, the certificate administrator will be required to apply any and all remaining Standard Available P&I Funds to make payments of principal with respect to the class A-1, A-2A, A-2B, A-3, A-SB, A-4 and A-1A certificates. In general:

     o    except as otherwise discussed in the paragraph following these bullets, no payments of principal with respect to loan group no. 1 will be made to the holders of the class A-1A certificates until the total principal balance of the class A-1, A-2A, A-2B, A-3, A-SB and
          A-4 certificates is reduced to zero;

     o    except as otherwise discussed in the paragraph following these bullets, no payments of principal with respect to loan group no. 2 will be made to the holders of the class A-1, A-2A, A-2B, A-3, A-SB and/or A-4 certificates until the total principal balance of the class
          A-1A certificates is reduced to zero;

     o    on any given distribution date, beginning with the distribution date in March 2012, except as otherwise discussed in the paragraph following these bullets, the total principal balance of the class A-SB certificates must be paid down to the class A-SB Planned Principal
          Balance for that distribution date before any payments of principal are made with respect to the class A-1, A-2A, A-2B, A-3 and/or A-4 certificates; and

     o    except as otherwise discussed in the paragraph following these bullets, no payments of principal will be made to the holders of the class A-4 certificates until the total principal balance of the class
          A-1, A-2A, A-2B, A-3 and A-SB certificates is reduced to zero, no payments of principal will be made to the holders of the class A-SB certificates (other than as described in the immediately preceding bullet) until the total principal balance of the class A-1, A-2A, A-2B and A-3 certificates is reduced to zero, no payments of principal will be made to the holders of the class A-3 certificates until the total principal balance of the class A-1, A-2A and A-2B certificates is reduced to zero, no payments of principal will be made to the holders of the class A-2B certificates until the total principal balance of the class A-1 and A-2A certificates is reduced to

                                     S-262

          zero, and no payments of principal will be made to the holders of the class A-2A certificates until the total principal balance of the class
          A-1 certificates is reduced to zero.

     Notwithstanding the foregoing, on each distribution date coinciding with or following the Senior Principal Distribution Cross-Over Date, and in any event on the final distribution date in connection with the termination of the issuing entity, assuming that any two or more of the A-1, A-2A, A-2B, A-3, A-SB, A-4 and
A-1A classes are outstanding at that time, payments of principal on the outstanding class A-1, A-2A, A-2B, A-3, A-SB, A-4 and A-1A certificates, will be made up to, and on a pro rata basis in accordance with, the respective total principal balances of those classes of series CD 2007-CD4 certificates then outstanding.

     The "Class A-SB Planned Principal Balance" for any distribution date is the scheduled principal balance specified for that distribution date on Annex E to this prospectus supplement. Such principal balances were calculated using, among other things, the Maturity Assumptions and a 0% CPR. Based on the Maturity
Assumptions and a 0% CPR, the total principal balance of the class A-SB certificates on each distribution date would be reduced to approximately the scheduled principal balance indicated for that distribution date on Annex E to this prospectus supplement. There is no assurance, however, that the underlying mortgage loans will not be subject to prepayment or that they will perform in conformity with the Maturity Assumptions. Therefore, there can be no assurance that the total principal balance of the class A-SB certificates on any distribution date will be equal to (and, following retirement of the class A-1,
A-2A, A-2B and A-3 certificates, there can be no assurance that the total principal balance of the class A-SB certificates will not be less than) the principal balance that is specified for such distribution date on Annex E to this prospectus supplement.

     Following the retirement of the class A-1, A-2A, A-2B, A-3, A-SB, A-4 and
A-1A certificates, the holders of the class A-MFX, A-MFL, A-J, B, C, D, E, F, G,
H, J, K, L, M, N, O, P, Q and S certificates will, in the case of each of those classes, subject to the available funds and the priority of payments described under "--Payments--Priority of Payments" below (and, in the case of the class
A-MFL certificates, through the class A-MFL REMIC regular interest), be entitled to payments of principal on each distribution date up to the lesser of:

     o    the total principal balance of the subject class of series CD 2007-CD4 principal balance certificates outstanding immediately prior to the subject distribution date; and

     o    the excess, if any, of (a) the Net Total Principal Distribution Amount
          for the subject distribution date, over (b) the total principal balance of all other classes of series CD 2007-CD4 principal balance certificates (exclusive of the Class WFC Principal Balance
          Certificates) that, as described under "--Payments--Priority of
          Payments" below, are senior in right of payment to the subject class of series CD 2007-CD4 principal balance certificates (with the class
          A-MFL certificates being deemed to have the same seniority as the class A-MFL REMIC regular interest), outstanding immediately prior to the subject distribution date.

     IN NO EVENT WILL THE HOLDERS OF THE CLASS A-MFX, A-MFL, A-J, B, C, D, E, F,
G, H, J, K, L, M, N, O, P, Q AND S CERTIFICATES BE ENTITLED TO RECEIVE ANY
PAYMENTS OF PRINCIPAL UNTIL THE TOTAL PRINCIPAL BALANCE OF THE CLASS A-1, A-2A,
A-2B, A-3, A-SB, A-4 AND A-1A CERTIFICATES IS REDUCED TO ZERO. FURTHERMORE, IN
NO EVENT WILL THE HOLDERS OF ANY CLASS OF SERIES CD 2007-CD4 PRINCIPAL BALANCE
CERTIFICATES (EXCLUSIVE OF THE CLASS A-1, A-2A, A-2B, A-3, A-SB, A-4, A-1A,
WFC-1, WFC-2 AND WFC-3 CERTIFICATES) BE ENTITLED TO RECEIVE ANY PAYMENTS OF
PRINCIPAL UNTIL THE TOTAL PRINCIPAL BALANCE OF ALL OTHER MORE SENIOR CLASSES OF
SERIES CD 2007-CD4 PRINCIPAL BALANCE CERTIFICATES (EXCLUSIVE OF THE CLASS WFC
PRINCIPAL BALANCE CERTIFICATES) IS REDUCED TO ZERO.

     The Class WFC Principal Distribution Amount for each distribution date will be allocated to the respective classes of Class WFC Principal Balance
Certificates on a pro rata basis based on principal balance or, under certain default scenarios involving the One World Financial Center Mortgage Loan, to the
Class WFC-1,

                                     S-263

WFC-2 and WFC-3 certificates, sequentially in that order, in each such case until the total principal balance of the subject class of Class WFC Principal
Balance Certificates is reduced to zero.

     Notwithstanding the foregoing, on the final distribution date in connection with a termination of the issuing entity, subject to the Standard Available P&I
Funds or the Class WFC Available P&I Funds, as applicable, for that final distribution date and the priority of payments described under
"--Payments--Priority of Payments" or "--Payments--Payments on the Class WFC
Certificates," as applicable, below, the holders of each class of series CD
2007-CD4 principal balance certificates will be entitled to payments of principal, up to the total principal balance of that class of series CD 2007-CD4 principal balance certificates outstanding immediately prior to that final distribution date.

     If a master servicer, the special servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan in the trust fund, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed (i) first, out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series CD 2007-CD4 principal balance certificates
(exclusive of the class A-MFL, WFC-1, WFC-2 and WFC-3 certificates) and the class A-MFL REMIC regular interest, and (ii) then, out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series CD 2007-CD4 certificates (exclusive of the class A-MFL and WFC-1,
WFC-2, WFC-3 certificates) and the class A-MFL REMIC regular interest, thereby reducing the payments of principal on the series CD 2007-CD4 principal balance certificates (exclusive of the class A-MFL, WFC-1, WFC-2 and WFC-3 certificates)
and the class A-MFL REMIC regular interest. As a result, the Net Total Principal
Distribution Amount for the corresponding distribution date would be reduced, to not less than zero, by the amount of any such reimbursement. In addition, if payments and other collections of principal on the mortgage pool are applied to reimburse, or pay interest on, any advance that is determined to be nonrecoverable from collections on the related underlying mortgage loan, as described above in this paragraph, then that advance will be reimbursed, and/or interest thereon will be paid, first, out of payments or other collections of principal on the loan group that includes the subject underlying mortgage loan as to which the advance was made, and prior to using payments or other collections of principal on the other loan group.

     If any advance is considered to be nonrecoverable from collections on the related underlying mortgage loan and, therefore, is reimbursed out of payments and other collections of principal with respect to the entire mortgage pool
(exclusive of the subordinate non-pooled portion of the One World Financial
Center Mortgage Loan) as described in the preceding paragraph, and if there is a subsequent recovery of that item, that subsequent recovery would generally be included as part of the amounts payable as principal with respect to the series
CD 2007-CD4 principal balance certificates (exclusive of the class A-MFL, WFC-1,
WFC-2 and WFC-3 certificates) and the class A-MFL REMIC regular interest. In addition, if any advance is determined to be nonrecoverable from collections on the related underlying mortgage loan and, therefore, interest on that advance is paid out of general principal collections on the mortgage pool (exclusive of the subordinate non-pooled portion of the One World Financial Center Mortgage Loan), and if interest on that advance is subsequently reimbursed to the issuing entity out of Default Interest, late payment charges or any other amounts collected on the underlying mortgage loan as to which that advance was made, then the portion of such Default Interest, late payment charge or other amount that was applied to reimburse the issuing entity for interest on that advance would also generally be included as amounts payable as principal with respect to the series
CD 2007-CD4 principal balance certificates (exclusive of the class A-MFL, WFC-1,
WFC-2 and WFC-3 certificates) and the class A-MFL REMIC regular interest. For purposes of determining the respective portions of the Net Total Principal
Distribution Amount attributable to each loan group, those subsequent recoveries that are to be included as amounts payable as principal with respect to the series CD 2007-CD4 principal balance certificates (exclusive of the class A-MFL,
WFC-1, WFC-2 and WFC-3 certificates) and the class A-MFL REMIC regular interest will be deemed allocated to offset the corresponding prior reductions in amounts attributable to each loan group in reverse order to that set forth in the last sentence of the prior paragraph.

                                     S-264

     The class XC, XP, XW, WFC-X, R and Y certificates do not have principal balances and do not entitle their respective holders to payments of principal.

     Reimbursement Amounts. As discussed under "--Reductions of Certificate
Principal Balances in Connection with Realized Losses and Additional Trust Fund
Expenses" below, the total principal balance of any class of series CD 2007-CD4 principal balance certificates (exclusive of the class A-MFL certificates) or of the class A-MFL REMIC regular interest may be reduced without a corresponding payment of principal. If that occurs with respect to any class of series CD
2007-CD4 principal balance certificates (exclusive of the class A-MFL certificates) or with respect to the class A-MFL REMIC regular interest, then, subject to available funds and the priority of payments described under
"--Payments--Priority of Payments" or "--Payments--Payments on the Class WFC
Certificates," as applicable, below, the holders of that class will be entitled to be reimbursed for the amount of that reduction, without interest. References to the "loss reimbursement amount" under "--Payments--Priority of Payments" and
"--Payments--Payments on the Class WFC Certificates" below and elsewhere in this prospectus supplement, in the case of any class of series CD 2007-CD4 principal balance certificates (exclusive of the class A-MFL certificates) and in the case of the class A-MFL REMIC regular interest, as the case may be, for any distribution date, mean the total amount payable with respect to that class or that REMIC regular interest, as the case may be, as reimbursement for all previously unreimbursed reductions, if any, made in the total principal balance of that class or that REMIC regular interest, as the case may be, on all prior distribution dates as discussed under "--Reductions of Certificate Principal
Balances in Connection with Realized Losses and Additional Trust Fund Expenses"
below.

     Priority of Payments. On each distribution date, the certificate administrator will apply the Standard Available P&I Funds for that date to make the following payments in the following order of priority, in each case to the extent of the remaining Standard Available P&I Funds:

ORDER OF          RECIPIENT
PAYMENT        CLASS OR CLASSES                         TYPE AND AMOUNT OF PAYMENT
--------   -----------------------   ----------------------------------------------------------------

  1st          XP, XC and XW*        From the entire Standard Available P&I Funds, interest up to the total interest payable on those classes, pro rata based on entitlement

               A-1, A-2A, A-2B,      From the portion of the Standard Available P&I Funds
               A-3, A-SB and A-4*    attributable to the mortgage loans in loan group no. 1, interest up to the total interest payable on those classes, pro rata based on entitlement

                    A-1A*            From the portion of the Standard Available P&I Funds
                                     attributable to the mortgage loans in loan group no. 2, interest up to the total interest payable on that class

                                      S-265

ORDER OF          RECIPIENT
PAYMENT        CLASS OR CLASSES                         TYPE AND AMOUNT OF PAYMENT
--------   -----------------------   ----------------------------------------------------------------

  2nd          A-1, A-2A, A-2B,      Principal up to the Loan Group No. 1 Principal Distribution
             A-3, A-SB and A-4**     Amount (and, if the class A-1A certificates are retired, any remaining portion of the Loan Group No. 2 Principal Distribution
                                     Amount), first to the class A-SB certificates, until the total principal balance of that class is reduced to the applicable
                                     Class A-SB Planned Principal Balance, and then to (a) the class
                                     A-1 certificates, (b) the class A-2A certificates, (c) the class
                                     A-2B certificates, (d) the class A-3 certificates, (e) the class
                                     A-SB certificates and (f) the class A-4 certificates, in that order, in each case until retired

                    A-1A**           Principal up to the Loan Group No. 2 Principal Distribution
                                     Amount (and, if the class A-4 certificates are retired, any remaining portion of the Loan Group No. 1 Principal Distribution
                                     Amount), to the class A-1A certificates, until retired

  3rd          A-1, A-2A, A-2B,      Reimbursement up to the loss reimbursement amounts for those
           A-3, A-SB, A-4 and A-1A   classes, pro rata based on entitlement, without regard to loan groups

  4th             A-MFX and          Interest up to the total interest payable on the class A-MFX
                   A-MFL***          certificates and the class A-MFL REMIC regular interest (on a pro rata basis by balance)

  5th             A-MFX and          Principal up to the total principal payable on the class A-MFX
                   A-MFL***          certificates and the class A-MFL REMIC regular interest (on a pro rata basis by balance)

  6th             A-MFX and          Reimbursement up to the loss reimbursement amounts for the class
                   A-MFL***          A-MFX certificates and the class A-MFL REMIC regular interest
                                     (on a pro rata basis by balance)

  7th                A-J             Interest up to the total interest payable on that class

  8th                A-J             Principal up to the total principal payable on that class

  9th                A-J             Reimbursement up to the loss reimbursement amount for that class

  10th                B              Interest up to the total interest payable on that class

  11th                B              Principal up to the total principal payable on that class

  12th                B              Reimbursement up to the loss reimbursement amount for that class

  13th                C              Interest up to the total interest payable on that class

  14th                C              Principal up to the total principal payable on that class

  15th                C              Reimbursement up to the loss reimbursement amount for that class

  16th                D              Interest up to the total interest payable on that class

  17th                D              Principal up to the total principal payable on that class

  18th                D              Reimbursement up to the loss reimbursement amount for that class

                                      S-266

ORDER OF          RECIPIENT
PAYMENT        CLASS OR CLASSES                         TYPE AND AMOUNT OF PAYMENT
--------   -----------------------   ----------------------------------------------------------------

  19th                E              Interest up to the total interest payable on that class

  20th                E              Principal up to the total principal payable on that class

  21st                E              Reimbursement up to the loss reimbursement amount for that class

  22nd                F              Interest up to the total interest payable on that class

  23rd                F              Principal up to the total principal payable on that class

  24th                F              Reimbursement up to the loss reimbursement amount for that class

  25th                G              Interest up to the total interest payable on that class

  26th                G              Principal up to the total principal payable on that class

  27th                G              Reimbursement up to the loss reimbursement amount for that class

  28th                H              Interest up to the total interest payable on that class

  29th                H              Principal up to the total principal payable on that class

  30th                H              Reimbursement up to the loss reimbursement amount for that class

  31st                J              Interest up to the total interest payable on that class

  32nd                J              Principal up to the total principal payable on that class

  33rd                J              Reimbursement up to the loss reimbursement amount for that class

  34th                K              Interest up to the total interest payable on that class

  35th                K              Principal up to the total principal payable on that class

  36th                K              Reimbursement up to the loss reimbursement amount for that class

  37th                L              Interest up to the total interest payable on that class

  38th                L              Principal up to the total principal payable on that class

  39th                L              Reimbursement up to the loss reimbursement amount for that class

  40th                M              Interest up to the total interest payable on that class

  41st                M              Principal up to the total principal payable on that class

  42nd                M              Reimbursement up to the loss reimbursement amount for that class

  43rd                N              Interest up to the total interest payable on that class

  44th                N              Principal up to the total principal payable on that class

  45th                N              Reimbursement up to the loss reimbursement amount for that class

  46th                O              Interest up to the total interest payable on that class

  47th                O              Principal up to the total principal payable on that class

  48th                O              Reimbursement up to the loss reimbursement amount for that class

                                      S-267

ORDER OF          RECIPIENT
PAYMENT        CLASS OR CLASSES                         TYPE AND AMOUNT OF PAYMENT
--------   -----------------------   ----------------------------------------------------------------

  49th                P              Interest up to the total interest payable on that class

  50th                P              Principal up to the total principal payable on that class

  51st                P              Reimbursement up to the loss reimbursement amount for that class

  52nd                Q              Interest up to the total interest payable on that class

  53rd                Q              Principal up to the total principal payable on that class

  54th                Q              Reimbursement up to the loss reimbursement amount for that class

  55th                S              Interest up to the total interest payable on that class

  56th                S              Principal up to the total principal payable on that class

  57th                S              Reimbursement up to the loss reimbursement amount for that class

  58th                R              Any remaining Total Available P&I Funds

------------
*    If the portion of the Standard Available P&I Funds allocable to pay interest on any one or more of the A-1, A-2A, A-2B, A-3, A-SB, A-4, A-1A,
     XP, XC and XW classes, as set forth in the table above, is insufficient for that purpose, then the Total Available P&I Funds will be applied to pay interest on all those classes, pro rata based on entitlement.

**   In general, no payments of principal will be made in respect of the class
     A-1, A-2A, A-2B, A-3 and/or A-4 certificates on any given distribution date until the total principal balance of the class A-SB certificates is paid down to the then applicable Class A-SB Planned Principal Balance. In addition, no payments of principal will be made in respect of the class
     A-2A certificates until the total principal balance of the class A-1 certificates is reduced to zero, no payments of principal will be made in respect of the class A-2B certificates until the total principal balance of the class A-1 and A-2A certificates is reduced to zero; no payments of principal will be made in respect of the class A-3 certificates until the total principal balance of the class A-1, A-2A and A-2B certificates is reduced to zero, no payments of principal will be made in respect of the class A-SB certificates (other than as described in the prior sentence)
     until the total principal balance of the class A-1, A-2A, A-2B and A-3 certificates is reduced to zero, and no payments of principal will be made in respect of the class A-4 certificates until the total principal balance of the class A-1, A-2A, A-2B, A-3 and A-SB certificates is reduced to zero.
     Furthermore, for purposes of receiving distributions of principal from the
     Loan Group No. 1 Principal Distribution Amount, the holders of the class
     A-1, A-2A, A-2B, A-3, A-SB and A-4 certificates will have a prior right, relative to the holders of the class A-1A certificates, to any available funds attributable to loan group no. 1; and, for purposes of receiving distributions of principal from the Loan Group No. 2 Principal Distribution
     Amount, the holders of the class A-1A certificates will have a prior right, relative to the holders of the class A-1, A-2A, A-2B, A-3, A-SB and A-4 certificates, to any available funds attributable to loan group no. 2.
     However, if any two or more of the A-1, A-2A, A-2B, A-3, A-SB, A-4 and A-1A classes are outstanding as of the Senior Principal Distribution Cross-Over
     Date, or if all or any two or more of those classes are outstanding on the final distribution date for the series CD 2007-CD4 certificates, then payments of principal on the outstanding class A-1, A-2A, A-2B, A-3, A-SB,
     A-4 and A-1A certificates will be made on a pro rata basis in accordance with the respective total principal balances of those classes then outstanding.

***  Refers to class A-MFL REMIC regular interest. Interest, principal and loss reimbursement amounts in respect of the class A-MFL REMIC regular interest will be paid to the certificate administrator's floating rate account for distribution to the holders of the class A-MFL certificates and/or the swap counterparty on the subject payment date.

     Payments of Prepayment Premiums and Yield Maintenance Charges. If any
prepayment consideration is collected during any particular collection period with respect to any mortgage loan in the trust fund (or, in the case of the One
World Financial Center Mortgage Loan, with respect to the pooled portion thereof), regardless of whether that prepayment consideration is calculated as a percentage of the amount prepaid or in accordance with a yield maintenance formula, then on the distribution date corresponding to that collection period, the certificate administrator will pay a portion of that prepayment consideration to the holders of any class A-1, A-2A, A-2B, A-3, A-SB, A-4, A-1A,
A-MFX, A-J, B, C, D, E, F, G, H, J or K certificates that are (and/or to the certificate administrator's floating rate account if the class A-MFL REMIC regular interest is) then entitled to payments of

                                      S-268

principal from the loan group (i.e., loan group no. 1 or loan group no. 2) that includes the prepaid mortgage loan, up to an amount equal to, in the case of any particular class of those certificates, the product of--

     o    the amount of that prepayment consideration, net of any liquidation fees payable in connection with the receipt of that prepayment consideration, multiplied by

     o    a fraction, which in no event may be greater than 1.0 or less than
          0.0, the numerator of which is equal to the excess, if any, of the pass-through rate for that class of series CD 2007-CD4 principal balance certificates or that REMIC regular interest, as the case may be, for the related interest accrual period, over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the relevant discount rate, and further multiplied by

     o    a fraction, the numerator of which is equal to the amount of principal payable to the holders of that class of series CD 2007-CD4 principal balance certificates or that REMIC regular interest, as the case may be, on that distribution date with respect to the loan group that includes the prepaid mortgage loan, and the denominator of which is the portion of the Total Principal Distribution Amount for that distribution date attributable to the loan group that includes the prepaid mortgage loan.

     The certificate administrator will thereafter pay any remaining portion of that prepayment consideration, net of any liquidation fees payable in connection with the receipt of that prepayment consideration, to the holders of the class
XC certificates (to the extent of 63% thereof) and to the holders of the class
XW certificates (to the extent of 37% thereof).

     Any prepayment consideration collected with respect to the subordinate non-pooled portion of the One World Financial Center Mortgage Loan, net of any
liquidation fees payable in connection with the receipt thereof, will be distributable to the holders of the respective classes of the Class WFC
Certificates.

     For so long as the swap agreement relating to the class A-MFL certificates remains in effect and there is no continuing payment default thereunder on the part of the swap counterparty, prepayment consideration allocated to the class
A-MFL REMIC regular interest will be payable to the swap counterparty. If the swap agreement relating to the class A-MFL certificates is no longer in effect or there is a continuing payment default thereunder on the part of the swap counterparty, prepayment consideration allocated to the class A-MFL REMIC regular interest will be payable to the holders of the class A-MFL certificates.

     Neither we nor the underwriters make any representation as to--

     o    the enforceability of the provision of any promissory note evidencing one of the underlying mortgage loans requiring the payment of a prepayment premium or yield maintenance charge, or

     o    the collectability of any prepayment premium or yield maintenance charge.

     Notwithstanding the foregoing, any yield maintenance charge paid in connection with the repurchase of any underlying mortgage loan as a result of the defeasance thereof prior the second anniversary of the date of initial issuance of the series CD 2007-CD4 certificates, will be distributed as follows:

     o    12.14% of that yield maintenance charge will be distributed to holders of the class A-1 certificates;

     o    4.67% of that yield maintenance charge will be distributed to the holders of the class A-2A certificates; and

                                      S-269

     o    the remaining portion of that yield maintenance charge will be distributed to the holders of the class XC certificates (to the extent of 63% of that remaining portion) and the holders of the class XW certificates (to the extent of 37% of that remaining portion).

     See "Description of the Mortgage Pool--Terms and Conditions of the
Underlying Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

     Payments on the Class A-MFL Certificates. All distributions allocable to the class A-MFL REMIC regular interest, as well as all payments by the swap counterparty under the swap agreement, will be deposited in the certificate administrator's floating rate account. Payments on the class A-MFL certificates, as well as payments to the swap counterparty under the swap agreement, will be made out of amounts on deposit in the certificate administrator's floating rate account.

     Payments of Post-ARD Additional Interest. The holders of the class Y certificates will be entitled to all amounts, if any, applied as Post-ARD
Additional Interest collected on the ARD Loans in the trust fund.

     Payments on the Class WFC Certificates. On each distribution date, the certificate administrator will apply the Class WFC Available P&I Funds of that date to make the following payments and in the following order of priority, in each case to the extent of the remaining portion of the Class WFC Available P&I
Funds:

ORDER OF      RECIPIENT
PAYMENT    CLASS OR CLASSES                             TYPE AND AMOUNT OF PAYMENT
--------   ----------------   ----------------------------------------------------------------------------

   1       WFC-1 and WFC-X    Interest up to the total interest payable on those classes, pro rata based on entitlement
   2            WFC -1        Principal up to the total principal payable on that class
   3            WFC -1        Reimbursement up to the loss reimbursement amount for that class
   4            WFC -2        Interest up to the total interest payable on that class
   5            WFC -2        Principal up to the total principal payable on that class
   6            WFC -2        Reimbursement up to the loss reimbursement amount for that class
   7            WFC -3        Interest up to the total interest payable on that class
   8            WFC -3        Principal up to the total principal payable on that class
   9            WFC -3        Reimbursement up to the loss reimbursement amount for that class

TREATMENT OF REO PROPERTIES

     Notwithstanding that any mortgaged real property securing an underlying mortgage loan may become an REO Property through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan(s) will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining--

     o    payments on the series CD 2007-CD4 certificates and/or the class A-MFL
          REMIC regular interest,

                                     S-270

     o    allocations of Realized Losses and Additional Trust Fund Expenses to
          the series CD 2007-CD4 certificates and/or the class A-MFL REMIC regular interest, and

     o    the amount of all fees payable to the applicable master servicer, the special servicer, the trustee and the certificate administrator under the series CD 2007-CD4 pooling and servicing agreement.

     In connection with the foregoing, the related underlying mortgage loan will be taken into account when determining the Weighted Average Pool Pass-Through
Rate and the Total Principal Distribution Amount for each distribution date.

     Operating revenues and other proceeds derived from an REO Property administered under the series CD 2007-CD4 pooling and servicing agreement will be applied--

     o    first, to pay, or to reimburse the applicable master servicer, the special servicer, the trustee and/or the certificate administrator for the payment of, some of the costs and expenses incurred in connection with the operation and disposition of the REO Property, and

     o    thereafter, as collections of principal, interest and other amounts due on the related mortgage loan(s).

     To the extent described under "The Series CD 2007-CD4 Pooling and Servicing
Agreement--Advances--Advances of Delinquent Monthly Debt Service Payments" above in this prospectus supplement, the applicable master servicer and the trustee will be required to advance delinquent monthly debt service payments with respect to each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.

REDUCTIONS OF CERTIFICATE PRINCIPAL BALANCES IN CONNECTION WITH REALIZED LOSSES
AND ADDITIONAL TRUST FUND EXPENSES

     As a result of Realized Losses and Additional Trust Fund Expenses, the
total Stated Principal Balance of the mortgage pool (exclusive of the subordinate non-pooled portion of the One World Financial Center Mortgage Loan)
may decline below the total principal balance of the series CD 2007-CD4 principal balance certificates (exclusive of the class A-MFL, WFC-1, WFC-2 and
WFC-3 certificates) and the class A-MFL REMIC regular interest.

     On each distribution date, following the payments to be made to the series
CD 2007-CD4 certificateholders on that distribution date, the certificate administrator will allocate to the respective classes of the series CD 2007-CD4 principal balance certificates identified in the following table and the class
A-MFL REMIC regular interest, sequentially in the order described in the following table and, in each case, up to the total principal balance of the subject class(es) and/or REMIC regular interest, the aggregate of all Realized
Losses and Additional Trust Fund Expenses that were incurred at any time following the cut-off date through the end of the related collection period and were not previously allocated on any prior distribution date, but only to the extent that the total Stated Principal Balance of the mortgage pool (exclusive of the subordinate non-pooled portion of the One World Financial Center Mortgage
Loan) that will be outstanding immediately following that distribution date exceeds the total principal balance of the series CD 2007-CD4 principal balance certificates (exclusive of the class A-MFL, WFC-1, WFC-2 and WFC-3 certificates)
and the class A-MFL REMIC regular interest following all distributions made to series CD 2007-CD4 certificateholders on that distribution date.

                                     S-271

         ORDER OF ALLOCATION                    CLASS
         -------------------   ----------------------------------------
                 1st                              S
                 2nd                              Q
                 3rd                              P
                 4th                              O
                 5th                              N
                 6th                              M
                 7th                              L
                 8th                              K
                 9th                              J
                 10th                             H
                 11th                             G
                 12th                             F
                 13th                             E
                 14th                             D
                 15th                             C
                 16th                             B
                 17th                            A-J
                 18th          A-MFX and A-MFL, pro rata based on total
                 19th               outstanding principal balances
                                        A-1, A-2A, A-2B, A-3,
                                         A-SB, A-4 and A-1A,
                                       pro rata based on total
                                    outstanding principal balances

     The reference in the foregoing table to "A-MFL" means the class A-MFL REMIC regular interest. However, any reduction in the total principal balance of the class A-MFL REMIC regular interest, as described above, will result in a dollar-for-dollar reduction in the total principal balance of the class A-MFL certificates.

     In no event will the total principal balance of the class A-MFL REMIC regular interest or any class of series CD 2007-CD4 principal balance certificates identified in the foregoing table be reduced until the total principal balance of all other series CD 2007-CD4 principal balance certificates listed above it in the table and, in the case of the class A-J, B, C, D, E, F,
G, H, J, K, L, M, N, O, P, Q and S certificates, the total principal balance of the class A-MFL REMIC regular interest, has been reduced to zero.

     Notwithstanding the foregoing, all Realized Losses and Additional Trust
Fund Expenses, if any, in respect of or related to the One World Financial
Center Mortgage Loan will be allocated:

     o    first, to the class WFC-3, WFC-2 and WFC-1 certificates, in that order, in each case up to the total principal balance of the subject class, until the total principal balance of the Class WFC Principal
          Balance Certificates equals the portion of the Stated Principal
          Balance of the One World Financial Center Mortgage Loan that is attributable to the non-pooled portion thereof and that will be outstanding immediately following that distribution date; and

     o    then, to the respective classes of series CD 2007-CD4 principal balance certificates (exclusive of the class A-MFL, WFC-1, WFC-2 and
          WFC-3 certificates) and the class A-MFL REMIC regular interest as described above in this "--Reductions of Certificate Principal
          Balances in Connection with Realized Losses and Additional Trust Fund
          Expenses" section.

     The allocation of Realized Losses and Additional Trust Fund Expenses, if
any, to a class of series CD 2007-CD4 principal balance certificates (exclusive of the class A-MFL certificates) and the class A-MFL REMIC regular interest will be made by reducing the total principal balance of such class by the amount so allocated.

                                     S-272

     The Realized Loss with respect to a defaulted mortgage loan, or related REO
Property, in the trust fund as to which a final recovery determination has been made, is an amount generally equal to the excess, if any, of:

     o    the outstanding principal balance of the subject mortgage loan as of the commencement of the collection period in which the final recovery determination was made, together with all accrued and unpaid interest on such mortgage loan to but not including the due date in the collection period in which the final recovery determination was made
          (exclusive, however, of any portion of that interest that represents
          Default Interest, Post-ARD Additional Interest, prepayment premiums and yield maintenance charges); over

     o    all payments and proceeds, if any, received in respect of such mortgage loan or, to the extent allocable thereto, in respect of any related REO Property, as the case may be, during the collection period in which such final recovery determination was made, which payments or proceeds represent a recovery of principal of or interest on such mortgage loan (exclusive, however, of any portion of that interest that represents Default Interest, Post-ARD Additional Interest, prepayment premiums and yield maintenance charges).

     A final recovery determination is a determination made by the special servicer that all amounts collectible with respect to a defaulted mortgage loan, or related REO Property, in the trust fund have been received.

     If any portion of the debt due under any underlying mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the applicable master servicer or the special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Default Interest and Post-ARD
Additional Interest, also will be treated as a Realized Loss.

     Realized Losses may include advances (and interest accrued thereon) that are determined to be nonrecoverable from collections on the related underlying mortgage loan and are therefore recovered out of general collections on the
Mortgage Pool, but only after a final recovery determination has been made with respect to that mortgage loan or a related REO Property.

     Some examples of Additional Trust Fund Expenses are:

     o    any special servicing fees, workout fees and liquidation fees paid to the special servicer;

     o    any interest paid to a master servicer, the special servicer and/or the trustee with respect to unreimbursed advances, which interest payment is not covered out of late payment charges and/or Default
          Interest actually collected on the related underlying mortgage loan as provided in the series CD 2007-CD4 pooling and servicing agreement;

     o    the cost of certain property inspections by the special servicer at the expense of the issuing entity;

     o    the cost of various opinions of counsel and other legal and tax accounting advice required or permitted to be obtained in connection with (a) the servicing of the underlying mortgage loans, (b) the administration of the trust fund, (c) certain amendments to the series
          CD 2007-CD4 pooling and servicing agreement and (d) the recording of the series CD 2007-CD4 pooling and servicing agreement;

     o    to the extent not otherwise covered by a servicing advance, the cost of any appraiser or other expert in real estate matters retained under the series CD 2007-CD4 pooling and servicing agreement;

                                     S-273

     o    any unanticipated, non-mortgage loan specific expenses of the issuing entity, including--

          1.   any reimbursements to and indemnifications of the trustee and various related persons and entities described under "Description of the Governing Documents--Rights, Protections, Indemnities and
               Immunities of the Trustee" in the accompanying base prospectus, and any comparable reimbursements to and indemnifications of the certificate administrator and various related persons and
               entities,

          2.   any reimbursements to and indemnifications of the master
               servicers, the special servicer, us and various related persons and entities described under "Description of the Governing
               Documents--Matters Regarding the Master Servicer, the Special
               Servicer, the Manager and Us" in the accompanying base
               prospectus,

          3.   the cost of recording the series CD 2007-CD4 pooling and
               servicing agreement; and

          4.   any federal, state and local taxes, and tax-related expenses, payable out of the trust assets, as described under "Federal
               Income Tax Consequences--REMICs--Prohibited Transactions Tax and
               Other Taxes" in the accompanying base prospectus;

     o    rating agency fees, other than on-going surveillance fees, that cannot be recovered from the related borrower; and

     o    any amounts expended on behalf of the issuing entity to test for and/or remediate an adverse environmental condition at any mortgaged real property securing a defaulted mortgage loan as described under
          "The Series CD 2007-CD4 Pooling and Servicing Agreement--Realization
          Upon Defaulted Mortgage Loans" in this prospectus supplement.

     In the case of each Outside Serviced Loan Combination, any expenses under the related other pooling and servicing agreement that are similar to Additional
Trust Fund Expenses described above and that relate to such Outside Serviced
Loan Combination could adversely affect the amounts available for payments on the series CD 2007-CD4 certificates and, to the extent paid out of amounts otherwise distributable to the issuing entity with respect to the related
Outside Serviced Mortgage Loan, should be considered Additional Trust Fund
Expenses.

                                     S-274

FEES AND EXPENSES

     The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the recipient, general purpose, source and frequency of payments for those fees and expenses:

TYPE / RECIPIENT                         AMOUNT               GENERAL PURPOSE              SOURCE(1)              FREQUENCY
--------------------------   -----------------------------   ----------------   -------------------------------   ---------

FEES(2)

Master Servicing Fee /       With respect to each and          Compensation     First, out of recoveries of        Monthly
Master Servicers(3)          every underlying mortgage                          interest with respect to the
                             loan, including the Ala                            subject mortgage loan and then,
                             Moana Portfolio Mortgage                           if the subject mortgage loan
                             Loan, the DB AmeriCold                             and any related REO Property
                             Portfolio Mortgage Loan and                        has been liquidated, out of
                             the JQH Hotel Portfolio                            general collections on the
                             B-Note Mortgage Loan, each                         mortgage pool.
                             specially serviced mortgage
                             loan and each mortgage loan,
                             if any, as to which the
                             corresponding mortgaged real
                             property has become an REO
                             Property, but excluding the
                             Mall of America underlying
                             mortgage loan, the master
                             servicing fee will: (a)
                             generally be calculated on
                             the same interest accrual
                             basis (i.e., an Actual/360
                             Basis or a 30/360 Basis) as
                             is applicable to the accrual
                             of interest on the subject
                             mortgage loan; and (b) accrue
                             (at an annual rate that
                             ranges, on a loan-by-loan
                             basis, from 0.02000% to
                             0.14500% per annum) on the
                             same principal amount on
                             which interest accrues or is
                             deemed to accrue from time to
                             time with respect to the
                             subject mortgage loan.
                             Master servicing fees with
                             respect to any underlying
                             mortgage loan will include
                             the primary servicing fees
                             payable by a master servicer
                             to any sub-servicer retained
                             thereby with respect to the
                             subject mortgage loan.(4)

Primary Servicing Fee on     The applicable master             Compensation     First, out of recoveries of        Monthly
the Ala Moana Portfolio      servicer under the series CD                       interest with respect to the
Mortgage Loan/CD 2006-CD3    2006-CD3 pooling and                               Ala Moana Portfolio Mortgage
Master Servicer(4)           servicing agreement will be                        Loan and then, if the Ala Moana
                             entitled to receive a primary                      Portfolio Mortgage Loan and any
                             servicing fee calculated at                        related REO Property has been
                             the rate of 0.01% per annum                        liquidated, out of general
                             for                                                collections

                                      S-275

TYPE / RECIPIENT                         AMOUNT               GENERAL PURPOSE              SOURCE(1)              FREQUENCY
--------------------------   -----------------------------   ----------------   -------------------------------   ---------

                             primary servicing the Ala                          on the mortgage pool.
                             Moana Portfolio Mortgage
                             Loan.

Primary Servicing Fee on     The applicable master             Compensation     First, out of recoveries of        Monthly
the Mall of America          servicer under the series                          interest with respect to the
Mortgage Loan/COMM           COMM 2006-C8 pooling and                           Mall of America Mortgage Loan
2006-C8 Master Servicer(4)   servicing agreement will be                        and then, if the Mall of
                             entitled to receive a primary                      America Mortgage Loan and any
                             servicing fee calculated at                        related REO Property has been
                             the rate of 0.02% per annum                        liquidated, out of general
                             for primary servicing the                          collections on the mortgage
                             Mall of America Mortgage Loan                      pool.

Primary Servicing Fee on     The applicable primary            Compensation     First, out of recoveries of        Monthly
the DB AmeriCold             servicer under the series                          interest with respect to the DB
Portfolio Mortgage           JPMCC 2007-CIBC18 pooling and                      AmeriCold Portfolio Mortgage
Loan/2007-CIBC18 Master      servicing agreement will be                        Loan and then, if the DB
Servicer(4)                  entitled to receive a primary                      AmeriCold Portfolio Mortgage
                             servicing fee calculated at                        Loan and any related REO
                             the rate of 0.01% per annum                        Property has been liquidated,
                             for primary servicing the DB                       out of general collections on
                             AmeriCold Portfolio Mortgage                       the mortgage pool.
                             Loan

Primary Servicing Fee on     The applicable master             Compensation     First, out of recoveries of        Monthly
the JQH Hotel Portfolio      servicer under the series                          interest with respect to the
B-Note/2006-LDP7 Master      JPMCC 2006-LDP7 pooling and                        JQH Hotel Portfolio B-Note
Servicer(4)                  servicing agreement will be                        Mortgage Loan and then, if the
                             entitled to receive a primary                      JQH Hotel Portfolio B-Note
                             servicing fee calculated at                        Mortgage Loan and any related
                             the rate of 0.01% per annum                        REO Property has been
                             for primary servicing the JQH                      liquidated, out of general
                             Hotel Portfolio B-Note                             collections on the mortgage
                             Mortgage Loan                                      pool.

Additional Master            o    Prepayment Interest          Compensation     Interest payments made by the      Time to
Servicing Compensation /          Excesses on underlying                        related mortgagor intended to        time
Master Servicers                  mortgage loans that are                       cover interest accrued on the
                                  the subject of a                              subject principal prepayment
                                  principal prepayment in                       with respect to the subject
                                  full or in part after                         mortgage loan during the period
                                  their due date in any                         from and after the related due
                                  collection period.                            date.

                                      S-276

TYPE / RECIPIENT                         AMOUNT               GENERAL PURPOSE              SOURCE(1)              FREQUENCY
--------------------------   -----------------------------   ----------------   -------------------------------   ---------

                             o    All interest and             Compensation     Interest and investment income     Monthly
                                  investment income earned                      related to the subject accounts
                                  on amounts on deposit in                      (net of investment losses).
                                  the master servicers'
                                  collection accounts and
                                  the Serviced Loan
                                  Combination-specific
                                  custodial accounts
                                  maintained by the master
                                  servicers.

                             o    All interest and             Compensation     Interest and investment income     Monthly
                                  investment income earned                      related to the subject accounts
                                  on amounts on deposit in                      (net of investment losses).
                                  the servicing accounts,
                                  reserve accounts and the
                                  defeasance account
                                  maintained by the master
                                  servicers, to the extent
                                  not otherwise payable to
                                  the borrowers.

Special Servicing Fee /      With respect to each              Compensation     General collections on the         Monthly
Special Servicer             underlying mortgage loan that                      mortgage pool.(9)
                             is being specially serviced
                             or as to which the related
                             mortgaged real property has
                             become an REO Property, the
                             special servicing fee will:
                             (a) generally be calculated
                             on the same interest accrual
                             basis (i.e., an Actual/360
                             Basis or a 30/360 Basis) as
                             is applicable to the accrual
                             of interest on the subject
                             mortgage loan; and (b) accrue
                             at 0.25% per annum on the
                             same principal amount on
                             which interest accrues or is
                             deemed to accrue from time to
                             time with respect to the
                             subject mortgage loan.(5)

                                      S-277

TYPE / RECIPIENT                         AMOUNT               GENERAL PURPOSE              SOURCE(1)              FREQUENCY
--------------------------   -----------------------------   ----------------   -------------------------------   ---------

Workout Fee / Special        With respect to each              Compensation     Collections of interest (other     Time to
Servicer                     underlying mortgage loan that                      than Default Interest and            time
                             has been worked-out following                      Post-ARD Additional Interest)
                             a Servicing Transfer Event                         and principal received on the
                             and has not been returned to                       subject mortgage loan.(9)
                             special servicing as a result
                             of a new Servicing Transfer
                             Event, the workout fee will
                             equal 1.0% of each collection
                             of interest (other than
                             Default Interest and Post-ARD
                             Additional Interest) and
                             principal received on the
                             subject mortgage loan for so
                             long as it remains a
                             worked-out mortgage loan.(5)

Liquidation Fee / Special    With respect to any specially     Compensation     Out of the full, partial or        Time to
Servicer                     serviced mortgage loan in the                      discounted payoff obtained from      time
                             trust fund for which the                           the related borrower and/or
                             special servicer obtains a                         liquidation proceeds in respect
                             full, partial or discounted                        of the related specially
                             payoff and with respect to                         serviced mortgage loan or
                             any specially serviced                             related REO Property, as the
                             mortgage loan or REO Property                      case may be.(9)
                             in the trust fund for which
                             the special servicer receives
                             any liquidation proceeds, the
                             liquidation fee will equal
                             1.0% of the related payment
                             or proceeds.(5)(6)

Special Servicing Fee,       Comparable to the                 Compensation     Out of the full, partial or       From time
Workout Fee and              corresponding fees under the                       discounted payoff obtained from    to time
Liquidation Fee on the       series CD 2007-CD4 pooling                         the related borrower and/or
Ala Moana Portfolio          and servicing agreement,                           liquidation proceeds in respect
Mortgage Loan/CD 2006-CD3    except that, in the case of                        of the Ala Moana Portfolio
Special Servicer             the Ala Moana Portfolio Loan                       Mortgage Loan if it is a
                             Combination, the special                           specially serviced mortgage
                             servicing fee will accrue at                       loan or any related REO
                             0.25% per annum and the                            Property. (5)(9)
                             workout fee and liquidation
                             fee will be calculated at
                             1.0%.

Special Servicing Fee,       Comparable to the                 Compensation     Out of the full, partial or       From time
Workout Fee and              corresponding fees under the                       discounted payoff obtained from    to time
Liquidation Fee on the       series CD 2007-CD4 pooling                         the related borrower and/or
Mall of America Mortgage     and servicing agreement,                           liquidation proceeds in respect
Loan/COMM 2006-C8 Special    except that, in the case of                        of the Mall of America Mortgage
Servicer                     the Mall of America Loan                           Loan if it is a specially
                             Combination, the special                           serviced mortgage loan or any
                             servicing fee will accrue at                       related REO Property. (5)(9)
                             0.35% per annum (subject to a
                             $4,000 monthly minimum) and
                             the workout fee and
                             liquidation fee will be
                             calculated at 1.0%.

                                      S-278

TYPE / RECIPIENT                         AMOUNT               GENERAL PURPOSE              SOURCE(1)              FREQUENCY
--------------------------   -----------------------------   ----------------   -------------------------------   ---------

Special Servicing Fee,       Comparable to the                 Compensation     Out of the full, partial or       From time
Workout Fee and              corresponding fees under the                       discounted payoff obtained from    to time
Liquidation Fee on the DB    series CD 2007-CD4 pooling                         the related borrower and/or
AmeriCold Portfolio          and servicing agreement,                           liquidation proceeds in respect
Mortgage Loan/2007-CIBC18    except that, in the case of                        of the DB AmeriCold Portfolio
Special Servicer             the DB AmeriCold Portfolio                         Mortgage Loan if it is a
                             Loan Combination, the special                      specially serviced mortgage
                             servicing fee will accrue at                       loan or any related REO
                             0.25% per annum and the                            Property. (5)(9)
                             workout fee and liquidation
                             fee will be calculated at
                             1.0%.

Special Servicing Fee,       Comparable to the                 Compensation     Out of the full, partial or       From time
Workout Fee and              corresponding fees under the                       discounted payoff obtained from    to time
Liquidation Fee on the       series CD 2006-LDP7 pooling                        the related borrower and/or
JQH Hotel Portfolio          and servicing agreement,                           liquidation proceeds in respect
B-Note/2006-LDP7 Special     except that, in the case of                        of the JQH Hotel Portfolio
Servicer                     the JQH Hotel Portfolio                            B-Note Mortgage Loan if it is a
                             B-Note, the special servicing                      specially serviced mortgage
                             fee will accrue at 0.35% per                       loan or any related REO
                             annum (subject to a $4,000                         Property. (5)(9)
                             monthly minimum) and the
                             workout fee and liquidation
                             fee will be calculated at
                             1.0%.

Additional Special           All interest and investment       Compensation     Interest and investment income     Monthly
Servicing Compensation /     income earned on amounts on                        related to the subject accounts
Special Servicer             deposit in the special                             (net of investment losses).
                             servicer's REO Account.

Additional Servicing         o    Late payment charges and     Compensation     Late payment charges and           Time to
Compensation / Master             Default Interest                              Default Interest actually            time
Servicers and/or Special          actually collected with                       collected in respect of the
Servicer(7)                       respect to any mortgage                       underlying mortgage loans.
                                  loan in the trust fund,
                                  but only to the extent
                                  such late payment
                                  charges and Default
                                  Interest are not
                                  otherwise allocable to
                                  reimburse the parties to
                                  the series CD 2007-CD4
                                  pooling and servicing
                                  agreement for, or to
                                  offset, certain expenses
                                  of the issuing entity
                                  (including interest on
                                  advances), each as
                                  provided in the series
                                  CD 2007-CD4 pooling and
                                  servicing agreement.

                             o    All assumption fees,         Compensation     Related payments made by           Time to
                                  assumption application                        mortgagors with respect to the       time
                                  fees, modification fees,                      subject mortgage loans.
                                  consent fees, extension
                                  fees and similar fees
                                  actually collected on
                                  the underlying mortgage
                                  loans and

                                      S-279

TYPE / RECIPIENT                         AMOUNT               GENERAL PURPOSE              SOURCE(1)              FREQUENCY
--------------------------   -----------------------------   ----------------   -------------------------------   ---------

                             Serviced Non-Trust Loans.

Trustee and Certificate      With respect to each              Compensation     General collections on the         Monthly
Administrator Fee /          distribution date, an amount                       mortgage pool.
Trustee and Certificate      equal to the aggregate of,
Administrator                with respect to each and
                             every mortgage loan in the
                             trust fund (including the Ala
                             Moana Portfolio Mortgage
                             Loan, the Mall of America
                             Mortgage Loan, the DB
                             AmeriCold Portfolio Mortgage
                             Loan and the JQH Hotel
                             Portfolio B-Note Mortgage
                             Loan), one month's interest
                             accrued at 0.00035% per annum
                             on the Stated Principal
                             Balance of the subject
                             mortgage loan outstanding
                             immediately prior to such
                             distribution date (calculated
                             on the same interest accrual
                             basis--i.e., an Actual/360
                             Basis or a 30/360 Basis--as is
                             applicable to the accrual of
                             interest with respect to the
                             subject mortgage loan).

Additional Certificate       All interest and investment       Compensation     Interest and investment income     Monthly
Administrator                income earned on amounts on                        related to the subject accounts
Compensation /               deposit in the certificate                         (net of investment losses).
Certificate Administrator    administrator's distribution
                             account and interest reserve
                             account.

EXPENSES

Servicing Advances /         To the extent of funds          Reimbursement of   Amounts that represent (a)         Time to
Master Servicers, Special    available, the amount of any         expenses      payments made by the related         time
Servicer or Trustee          servicing advances.(13)                            borrower to cover the item for
                                                                                which such servicing advance
                                                                                was made or (b) liquidation
                                                                                proceeds, condemnation
                                                                                proceeds, insurance proceeds
                                                                                and, if applicable, REO
                                                                                revenues (in each case, if
                                                                                applicable, net of any
                                                                                liquidation fee or workout fee
                                                                                payable therefrom) received in
                                                                                respect of the particular
                                                                                mortgage loan or related REO
                                                                                Property, provided that if a
                                                                                master servicer, special
                                                                                servicer or certificate
                                                                                administrator determines that a
                                                                                servicing advance is not
                                                                                recoverable out of collections
                                                                                on the related underlying
                                                                                mortgage, then such

                                      S-280

TYPE / RECIPIENT                         AMOUNT               GENERAL PURPOSE              SOURCE(1)              FREQUENCY
--------------------------   -----------------------------   ----------------   -------------------------------   ---------

                                                                                reimbursement will be paid out
                                                                                of general collections on the
                                                                                mortgage pool.(10)(12)

Interest on Servicing        The amount of interest             Payment of      First, out of Default Interest     Monthly
Advances / Master            calculated at a rate per           interest on     and late payment charges on the
Servicers, Special           annum equal to the prime rate       servicing      related mortgage loan, and
Servicer or Trustee          as published in the "Money          advances       then, after or at the same time
                             Rates" section of The Wall                         that advance is reimbursed, out
                             Street Journal, accrued on                         of general collections on the
                             the amount of each                                 mortgage pool.(10)(12)
                             outstanding servicing
                             advance.(13)

P&I Advances / Master        To the extent of funds          Reimbursement of   Amounts that represent late        Time to
Servicers and Trustee        available, the amount of any      P&I advances     collections of interest and          time
                             P&I advances.                       made with      principal (net of related
                                                              respect to the    master servicing fees) received
                                                               mortgage pool    in respect of the related
                                                                                underlying mortgage loan or REO
                                                                                Property as to which such P&I
                                                                                advance was made, provided that
                                                                                if a master servicer or
                                                                                certificate administrator
                                                                                determines that a P&I advance
                                                                                is not recoverable out of
                                                                                collections on the related
                                                                                underlying mortgage, then out
                                                                                of general collections on the
                                                                                mortgage pool.(10)(12)

Interest on P&I Advances     The amount of interest             Payment of      First, out of Default Interest     Monthly
/ Master Servicers and       calculated at a rate per         interest on P&I   and late payment charges on the
Trustee                      annum equal to the prime rate       advances       related mortgage loan and then,
                             as published in the "Money                         after or at the same time that
                             Rates" section of The Wall                         advance is reimbursed, out of
                             Street Journal, accrued on                         general collections on the
                             the amount of each                                 mortgage pool.(10)(12)
                             outstanding P&I advance.

Cost of property             To the extent of funds             Payment of      Out of general collections on      Time to
inspections incurred by      available, the amount of the        expenses       the mortgage pool.(12)               time
special servicer (other      outstanding expenses.
than interest on
servicing advances or P&I
advances, special
servicing fees, workout
fees and liquidation
fees)

                                      S-281

TYPE / RECIPIENT                         AMOUNT               GENERAL PURPOSE              SOURCE(1)              FREQUENCY
--------------------------   -----------------------------   ----------------   -------------------------------   ---------

Reimbursement of costs       To the extent of funds          Reimbursement of   General collections on the         Time to
and expenses for             available, the costs and            expenses       mortgage pool.(12)                   time
environmental testing and    expenses in connection with
the remediation of           environmental testing and the
adverse environmental        remediation of adverse
conditions at any            environmental condition at
mortgaged real property /    any mortgaged real property
Special Servicer             that secures a defaulted
                             mortgage loan in the trust
                             fund (such costs and expenses
                             will be incurred only if the
                             Special Servicer has
                             determined to acquire title
                             or possession of the related
                             mortgaged real property).

Cost of an independent       To the extent of funds             Payment of      General collections on the         Time to
appraiser or other expert    available, the cost of such         expenses       mortgage pool.(12)                   time
in real estate matters       independent appraiser or
                             other expert in real estate
                             matters.

Fees of an independent       To the extent of funds             Payment of      General collections on the         Time to
contractor retained to       available, the amount of the        expenses       mortgage pool.(12)                   time
manage an REO Property       fees of such independent
                             contractor.

Servicing expenses, that     To the extent of funds             Payment of      General collections on the         Time to
would, if advanced by a      available, the amount of such       servicing      mortgage pool.(12)                   time
master servicer or           servicing expense.                  expenses
special servicer,
constitute nonrecoverable
servicing advances

Amounts payable or           Amounts (other than normal         Payment or      General collections on the         Time to
reimbursable to a            monthly payments)               reimbursement or   mortgage pool.                       time
Serviced Non-Trust Loan      specifically payable or          amounts payable
Noteholder                   reimbursable to such party by    by the issuing
                             the issuing entity in its            entity
                             capacity as holder of any
                             underlying mortgage loan that
                             is part of a Serviced Loan
                             Combination, pursuant to the
                             terms of the related
                             co-lender or intercreditor
                             agreement.

                                      S-282

TYPE / RECIPIENT                         AMOUNT               GENERAL PURPOSE              SOURCE(1)              FREQUENCY
--------------------------   -----------------------------   ----------------   -------------------------------   ---------

Indemnification of           Any cost or expenses in          Indemnification   General collections on the         Time to
expenses in connection       connection with any actions                        mortgage pool.(12)                   time
with the termination and     taken by any party to the
removal of a master          series CD 2007-CD4 pooling
servicer or the special      and servicing agreement with
servicer as a result of      respect to the termination
an Event of Default / the    and removal of a master
applicable party to the      servicer or special servicer
series CD 2007-CD4           following an Event of Default
pooling and servicing        (if not paid by the
agreement                    defaulting party within 90
                             days after notice of such
                             costs and expenses).

Cost of transferring         The cost of transferring           Payment of      General collections on the         Time to
mortgage files and           mortgage files and related          expenses       mortgage pool.                       time
related documents to a       documents to a successor
successor trustee /Trustee   trustee.

Cost of opinions or          To the extent of funds             Payment of      General collections on the         Time to
advice of counsel / Party    available, the cost of such         expenses       mortgage pool.(12)                   time
incurring such expense       opinions of counsel or advice
                             of counsel.

Payment of any federal,      The amount of any federal,      Payment of taxes   General collections on the         Time to
state and local taxes        state and local taxes imposed      and related     mortgage pool.                       time
imposed on the issuing       on the issuing entity, its          expenses
entity, its assets and/or    assets and/or transactions,
transactions, together       together with all incidental
with all incidental costs    costs and expenses.
and expenses, that are
required to be borne by
the trust / Party
incurring such expense

Tax-Related Expenses /       The amount of any                  Payment of      General collections on the         Time to
Tax Administrator            professional fees or expenses       expenses       mortgage pool.                       time
                             related to audits or any
                             administrative or judicial
                             proceedings with respect to
                             the issuing entity that
                             involve the IRS or state tax
                             authorities.

Funds necessary for the      To the extent of funds             Payment of      Amounts on deposit in the          Time to
proper operation,            available, the amount of the        expenses       account established by the           time
management, leasing,         expenses for the proper                            special servicer for the
maintenance and              operation, management,                             retention of revenues and other
disposition of any           leasing, maintenance and                           proceeds derived from such REO
administered REO             disposition of such REO                            Property.(12)
Property/ Special Servicer   Property.

                                      S-283

TYPE / RECIPIENT                         AMOUNT               GENERAL PURPOSE              SOURCE(1)              FREQUENCY
--------------------------   -----------------------------   ----------------   -------------------------------   ---------

The cost or expenses         The amount of such cost or       Indemnification   General collections on the         Time to
incurred in connection       expenses.                          of expenses     mortgage pool, to the extent of      time
with determining the                                                            amounts otherwise payable with
identity of the series CD                                                       respect to the series CD
2007-CD4 controlling                                                            2007-CD4 controlling class.
class representative

The cost of recording the    The amount of recording            Payment of      General collections on the         Time to
series CD 2007-CD4           costs.                              expenses       mortgage pool.                       time
pooling and servicing
agreement

Cost of obtaining rating     The amount of rating agency        Payment of      General collections on the         Time to
confirmations from the       fees and expenses.                  expenses       mortgage pool.(12)                   time
rating agencies, to the
extent not otherwise
payable by a borrower or
a party to the series CD
2007-CD4 pooling and
servicing agreement

Indemnification Expenses/    Any loss, liability or           Indemnification   General collections on the         Time to
Trustee, Certificate         reasonable "out-of-pocket"                         mortgage pool.(11)(12)               time
Administrator and any        expense arising out of, or
affiliate, director,         incurred in connection with
officer, employee or         the series CD 2007-CD4
agent of the Trustee or      pooling and servicing
Certificate Administrator    agreement, the underlying
                             mortgage loans or the series
                             CD 2007-CD4 certificates
                             (provided that such loss,
                             liability or expense
                             constitutes an "unanticipated
                             expense" within the meaning
                             of Treasury regulations
                             section 1.860G-1(b)(3)(ii)).

Indemnification Expenses/    Any loss, liability or           Indemnification   General collections on the         Time to
the Depositor, the Master    reasonable expense incurred                        mortgage pool.(11)(12)               time
Servicers or the Special     in connection with the series
Servicer and any             CD 2007-CD4 pooling and
affiliate, director,         servicing agreement or the
officer, employee or         series CD 2007-CD4
agent of the Depositor, a    certificates.
Master Servicer or the
Special Servicer

Servicing Advances,          Comparable to corresponding      Indemnification   Collections on the Ala Moana      From time
Interest on Servicing        expenses under the series CD                       Portfolio Mortgage Loan.           to time.
Advances, Interest on        2007-CD4 pooling and
Delinquency Advances for     servicing agreement.(13)
Related Non-Trust Loans,
Servicing Expenses and

                                      S-284

TYPE / RECIPIENT                         AMOUNT               GENERAL PURPOSE              SOURCE(1)              FREQUENCY
--------------------------   -----------------------------   ----------------   -------------------------------   ---------

Indemnification
Expenses/Parties to CD
2006-CD3 Pooling and
Servicing Agreement and
Related Persons

Servicing Advances,          Comparable to corresponding      Indemnification   Collections on the Mall of        From time
Interest on Servicing        expenses under the series CD                       America Loan Combination.          to time
Advances, Servicing          2007-CD4 pooling and
Expenses and                 servicing agreement.(13)
Indemnification
Expenses/Parties to COMM
2006-C8 Pooling and
Servicing Agreement and
Related Persons

Servicing Advances,          Comparable to corresponding      Indemnification   Collections on the DB AmeriCold   From time
Interest on Servicing        expenses under the series CD                       Portfolio Loan Combination.        to time
Advances, Servicing          2007-CD4 pooling and
Expenses and                 servicing agreement.(13)
Indemnification
Expenses/Parties to
2007-CIBC18 Pooling and
Servicing Agreement and
Related Persons

Servicing Advances,          Comparable to corresponding      Indemnification   Collections on the JQH Hotel      From time
Interest on Servicing        expenses under the series CD                       Portfolio B-Note Mortgage Loan.    to time
Advances, Servicing          2007-CD4 pooling and
Expenses and                 servicing agreement.(13)
Indemnification
Expenses/Parties to
2006-LDP7 Pooling and
Servicing Agreement and
Related Persons

                                      S-285

----------
(1)  Unless otherwise specified, the fees and expenses shown in this table are paid or reimbursed (or retained by a master servicer, the special servicer, the trustee or certificate administrator in some cases involving amounts owed to any of them) prior to distributions on the certificates.

(2)  If the trustee succeeds to the position of master servicer or special servicer, it will be entitled to receive the same fees and expense reimbursements of the departing master servicer or special servicer, as the case may be, described in this prospectus supplement. Any change to the fees and expenses described in this prospectus supplement would require an amendment to the series CD 2007-CD4 pooling and servicing agreement. See
     "Description of the Governing Documents--Amendment" in the accompanying base prospectus.

(3)  The master servicing fee for each mortgage loan will include the excess servicing strip, which may be pledged or transferred to a third party, as described under "The Series CD 2007-CD4 Pooling and Servicing
     Agreement--Servicing and Other Compensation and Payment of Expenses--The
     Master Servicing Fee" in this prospectus supplement.

(4)  The applicable master servicer under the series CD 2006-CD3 pooling and servicing agreement will be entitled to a primary servicing fee with respect to the Ala Moana Portfolio Mortgage Loan under the series CD
     2006-CD3 pooling and servicing agreement. The master servicer under the series COMM 2006-C8 pooling and servicing agreement will be entitled to a primary servicing fee with respect to the Mall of America Mortgage Loan under the series COMM 2006-C8 pooling and servicing agreement. The applicable master servicer under the series JPMCC 2007-CIBC18 pooling and servicing agreement will be entitled to a primary servicing fee with respect to the DB AmeriCold Portfolio Mortgage Loan under the series JPMCC
     2007-CIBC18 pooling and servicing agreement. The applicable master servicer under the series JPMCC 2006-LDP7 pooling and servicing agreement will be entitled to a primary servicing fee with respect to the JQH Hotel Portfolio
     B-Note Mortgage Loan under the series JPMCC 2006-LDP7 pooling and servicing agreement. See "Servicing of the Ala Moana Portfolio Mortgage Loan,"
     "Servicing of the Mall of America Mortgage Loan," "Servicing of the DB
     AmeriCold Portfolio Mortgage Loan" and "Servicing of the JQH Hotel
     Portfolio B-Note Mortgage Loan" in this prospectus supplement.

(5)  No special servicing fee, workout fee or liquidation fee will be payable with respect to the Ala Moana Portfolio Mortgage Loan, the Mall of America
     Mortgage Loan or the DB AmeriCold Portfolio Mortgage Loan under the series
     CD 2007-CD4 pooling and servicing agreement. Instead, such fees will be payable with respect to (i) the Ala Moana Portfolio Mortgage Loan under the series CD 2006-CD3 pooling and servicing agreement, (ii) the Mall of
     America Mortgage Loan under the series COMM 2006-C8 pooling and servicing agreement, (iii) the DB AmeriCold Portfolio Mortgage Loan under the series
     JPMCC 2007-CIBC18 pooling and servicing agreement and (iv) the JQH Hotel
     Portfolio B-Note Mortgage Loan under the series JPMCC 2006-LDP7 pooling and servicing agreement. See "Servicing of the Ala Moana Portfolio Mortgage
     Loan," "Servicing of the Mall of America Mortgage Loan," "Servicing of the
     DB AmeriCold Portfolio Mortgage Loan" and "Servicing of the JQH Hotel
     Portfolio B-Note Mortgage Loan" in this prospectus supplement.

(6)  Circumstances as to when a liquidation fee is not payable are set forth under "The Series CD 2007-CD4 Pooling and Servicing Agreement--Servicing
     and Other Compensation and Payment of Expenses--Principal Special Servicing
     Compensation--The Liquidation Fee" in this prospectus supplement.

(7)  Allocable between the master servicers and the special servicer as provided in the series CD 2007-CD4 pooling and servicing agreement.

(8)  Expenses incurred by the issuing entity in connection with the payment of the subject fee may be offset by Default Interest and late payment charges received on the related underlying mortgage loan.

(9)  If the subject underlying mortgage loan is part of a Loan Combination, the subject fee may be paid out of or offset by amounts otherwise payable to the holder of a related Subordinate Non-Trust Mortgage Loan, if any.

(10) See "The Series CD 2007-CD4 Pooling and Servicing Agreement--Advances" in
     this prospectus supplement for a more detailed discussion regarding reimbursement of, and payment of interest on, advances.

(11) In general, none of the above specified persons will be entitled to indemnification for (a) any liability specifically required to be borne thereby pursuant to the terms of the series CD 2007-CD4 pooling and servicing agreement, or (b) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of, or the negligent disregard of, such party's obligations and duties under the series CD 2007-CD4 pooling and servicing agreement, or as may arise from a breach of any representation or warranty of such party made in the series CD 2007-CD4 pooling and servicing agreement, or (c) any loss, liability or expense that constitutes an advance the reimbursement of which has otherwise been provided for under the series CD 2007-CD4 pooling and servicing agreement, or (d) allocable overhead. For further information, see "Description of the Governing Documents--Rights, Protections,
     Indemnities and Immunities of the Trustee" and "--Matters Regarding the
     Master Servicers, the Special Servicer, the Manager and Us" in the
     accompanying base prospectus.

                                      S-286

(12) If the subject underlying mortgage loan is part of a Serviced Loan
     Combination, the subject expense may be paid out of or offset by a mounts otherwise payable to the holder of a related Subordinate Non-Trust loan.

(13) See "Description of the Mortgage Pool--The Loan Combinations" and
     "Servicing of the Ala Moana Portfolio Mortgage Loan," "Servicing of the
     Mall of America Mortgage Loan," "Servicing of the DB AmeriCold Portfolio
     Mortgage Loan" and "Servicing of the JQH Hotel Portfolio B-Note Mortgage
     Loan" in this prospectus supplement.

(14) Amounts otherwise payable to the issuing entity with respect to the JQH
     Hotel Portfolio B-Note underlying mortgage loan will be applied to cover special servicing fees, workout fees and liquidation fees earned with respect to the Non-Trust Loan in the related Loan Combination before amounts on that Non-Trust Loan are so applied.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Certificateholder Reports. Based solely on historical information provided on a one-time basis by the respective mortgage loan sellers and information provided in monthly reports prepared by the master servicers and the special servicer, and in any event delivered to the certificate administrator, the certificate administrator will be required to provide or otherwise make available as described under "--Information Available Electronically" below, on each distribution date, to each registered holder of an offered certificate and, upon request, to each beneficial owner of an offered certificate held in book-entry form that is identified to the reasonable satisfaction of the certificate administrator, a distribution date statement substantially in the form of Annex D to this prospectus supplement.

     Monthly, the special servicer will deliver or cause to be delivered to the applicable master servicer the following reports, among others, with respect to the specially serviced mortgage loans and any REO Properties in the trust fund, providing the required information (as of the end of the preceding calendar month): (i) a CMSA property file; (ii) a CMSA comparative financial status report; (iii) a CMSA financial file; (iv) a CMSA historical liquidation report;
(v) a CMSA historical loan modification and corrected mortgage loan report; (vi)
a CMSA REO status report; (vii) a CMSA loan level reserve/LOC report; and (viii)
a CMSA delinquent loan status report.

     Monthly, the master servicers will be required to furnish to the certificate administrator the CMSA loan periodic update file providing the required information for the mortgage loans as of the related determination date.

     Monthly (beginning in June 2007), each master servicer will be required to deliver or cause to be delivered to the certificate administrator (in electronic format acceptable to that master servicer and the certificate administrator) the following reports, among others, with respect to the applicable portion of the mortgage pool: (A) the most recent CMSA historical loan modification and corrected mortgage loan report, CMSA historical liquidation loss template and
CMSA REO status report received from the special servicer; (B) a CMSA property file, a CMSA comparative financial status report and a CMSA financial file, each with the required information as of the end of the preceding calendar month (in each case combining the reports prepared by the special servicer and the applicable master servicer); (C) a CMSA loan level reserve/LOC report, a CMSA delinquent loan status report and a CMSA advance recovery report, each with the required information as of such determination date (in each case combining the reports prepared by the special servicer and the applicable master servicer);
and (D) a CMSA servicer watch list with the required information as of such determination date.

     Each master servicer will be entitled, absent manifest error, to conclusively rely on the reports to be provided by the special servicer as described above. The certificate administrator will be entitled, absent manifest error, to conclusively rely on the CMSA loan periodic update file to be provided by the master servicers. In the case of information or reports to be furnished by a master servicer to the certificate administrator, to the extent that such information is based on reports to be provided by the special servicer and to the extent that such reports are to be prepared and delivered by the special servicer, that master servicer will have no obligation to provide such information or reports until it has received such information or reports from the special servicer, and that master servicer will not be in default due to a delay in providing the reports to the extent caused by the special servicer's failure to timely provide any report.

                                      S-287

     In addition, the special servicer with respect to each specially serviced mortgage loan and REO Property, and the applicable master servicer with respect to each non-specially serviced mortgage loan, will each prepare or, if previously prepared, update an operating statement analysis report for the related mortgaged real property or REO Property, as the case may be. Subject to the conditions set forth in the last paragraph under "--Reports to
Certificateholders; Available Information--Other Information" below, the applicable master servicer and the special servicer will make available to the certificate administrator, the series CD 2007-CD4 controlling class representative, any certificateholder, certificate owner or prospective certificateholder or certificate owner (or licensed or registered investment adviser representing such person), in each case upon request, all of the operating statement analysis reports so prepared or updated; provided, that if the requesting party is a certificateholder, certificate owner or prospective certificateholder or certificate owner (or licensed or registered investment adviser representing such person), a master servicer or the special servicer, as the case may be, will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing any copies. See "The Series
CD 2007-CD4 Pooling and Servicing Agreement--Inspections; Collection of
Operating Information" in this prospectus supplement.

     Each CMSA file or report will be substantially in the form of, and contain the information called for in, the downloadable form of that file or report available as of the date of the initial issuance of the series CD 2007-CD4 certificates on the CMSA website, currently located at www.cmbs.org, or in such other form for the presentation of that information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage-backed securities transactions generally.

     Book-Entry Certificates. If you hold your offered certificates in book-entry form through DTC, you may obtain direct access to the monthly reports of the certificate administrator as if you were a registered certificateholder, provided that you deliver a written certification to the certificate administrator confirming your beneficial ownership in the offered certificates.
Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in those monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the certificate administrators' internet website. Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicers, the special servicer, the trustee, the certificate administrator and the series CD 2007-CD4 certificate registrar are required to recognize as certificateholders only those persons in whose names the series CD
2007-CD4 certificates are registered on the books and records of the certificate registrar.

     Information Available Electronically. On each distribution date, the certificate administrator will make available to Privileged Persons via its internet website, which is currently located at "www.etrustee.net," (i) the monthly distribution date statement, (ii) the CMSA loan periodic update file,
CMSA loan setup file, CMSA bond file and CMSA collateral summary file, (iii) the
Unrestricted Servicer Reports, (iv) as a convenience for Privileged Persons (and not in furtherance of the distribution thereof under the securities laws), the related prospectus supplement, the accompanying base prospectus and the series
CD 2007-CD4 pooling and servicing agreement, and (v) any other items at our request. In addition, on or prior to each distribution date, the certificate administrator will make available via its internet website, on a restricted basis, (i) the Restricted Servicer Reports, (ii) the CMSA property file and
(iii) any other items at the request of the Depositor. The certificate administrator will provide access to such restricted reports, upon request, to each Privileged Person.

     The certificate administrator will not be obligated to make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on its internet website and will assume no responsibility therefor. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source.

     The annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form 8-K and amendments to those reports filed or furnished with respect to the issuing entity pursuant to section 13(a) or

                                      S-288

15(d) of the Exchange Act (to the extent filed by or furnished to the certificate administrator) will be made available on the website of the certificate administrator as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. See "Description of the
Certificates--Incorporation of Certain Documents by Reference; Reports Filed
with the SEC" in the accompanying base prospectus.

     The certificate administrator will provide to each person, including any beneficial owner, to whom the accompanying base prospectus is delivered in connection with any offered certificates, free of charge upon written request, a copy of any and all of the information (in its possession or delivered by us to the certificate administrator) that is incorporated by reference in the accompanying base prospectus but not delivered with the accompanying base prospectus. Such information will be delivered electronically by the certificate administrator. Requests for this information should be made to the certificate administrator at its corporate trust office at LaSalle Bank National
Association: 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603,
Attention: Global Securities and Trust Services - CD 2007-CD4 Commercial
Mortgage Trust, Series CD 2007-CD4.

     In connection with providing access to its internet website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with, and in compliance with the terms of, the series CD 2007-CD4 pooling and servicing agreement.

     The master servicers and the special servicer may, but are not required to, each make available on or prior to the distribution date in each month to any interested party via its internet website (i) the monthly distribution date statement, (ii) as a convenience for interested parties (and not in furtherance of the distribution thereof under the securities laws), the series CD 2007-CD4 pooling and servicing agreement, the accompanying base prospectus and the related prospectus supplement and (iii) any other items at our request. In addition, the master servicers and the special servicer may, but are not required to, each make available each month via its internet website (i) to any interested party, the Unrestricted Servicer Reports, the CMSA loan setup file and the CMSA loan periodic update file, and (ii) to any Privileged Person, with the use of a password provided by the applicable master servicer, the Restricted
Servicer Reports, the CMSA financial file and the CMSA property file. Any
Restricted Servicer Report or Unrestricted Servicer Report that is not available on the applicable master servicer's internet website as described in the immediately preceding sentence by 5:00 p.m. (New York City time) on the related distribution date, will be provided (in electronic format, or if electronic mail is unavailable, by facsimile) by the applicable master servicer, upon request, to any person otherwise entitled to access such report on the applicable master servicer's internet website.

     In connection with providing access to a master servicer's or the special servicer's internet website, that master servicer or the special servicer, as applicable, may require registration and the acceptance of a disclaimer.

     Other Information. The series CD 2007-CD4 pooling and servicing agreement will obligate the master servicers (with respect to the items listed in clauses
1, 2 (other than monthly distribution date statements, the related prospectus supplement and the accompanying base prospectus), 3, 5, 6, 8, 9, 10, 11, 12, 13 and 14), the special servicer (with respect to the items in clauses 3, 7, 8
(with respect to specially serviced mortgage loans), 9 and 10) and the certificate administrator (with respect to the items in clauses 2, 3, 4 and 9 below and to the extent any other items are in its possession) to make available at their respective offices, upon ten days' prior written request and during normal business hours, for review by any holder or beneficial owner of an offered certificate or any person identified to the applicable master servicer, the special servicer or the certificate administrator, as the case may be, as a prospective transferee of an offered certificate or any interest in an offered certificate (or a licensed or registered investment adviser representing a prospective purchaser), originals or copies of, among other things, the following items:

     1.   the series CD 2007-CD4 pooling and servicing agreement, including exhibits, and any amendments to the series CD 2007-CD4 pooling and servicing agreement;

                                      S-289

     2.   the related prospectus supplement and the accompanying base prospectus, all monthly distribution date statements delivered, or otherwise electronically made available, to series CD 2007-CD4 certificateholders since the date of initial issuance of the offered certificates, and all reports, statements and analyses delivered, as described under the heading "--Reports to Certificateholders;
          Available Information--Certificateholder Reports" above, by the subject master servicer since the date of initial issuance of the offered certificates;

     3.   all statements of compliance delivered to the certificate
          administrator by the applicable master servicer and/or the special servicer (in the case of a master servicer and the special servicer, only with respect to statements of compliance delivered by that party)
          since the Issue Date, as described under "The Series CD 2007-CD4
          Pooling and Servicing Agreement--Evidence as to Compliance" in this prospectus supplement;

     4.   all assessment of compliance reports and attestation reports delivered to the certificate administrator with respect to a master servicer and/or the special servicer since the date of initial issuance of the offered certificates, as described under "The Series CD 2007-CD4
          Pooling and Servicing Agreement--Evidence as to Compliance" in this prospectus supplement;

     5.   the most recent inspection report with respect to each mortgaged real property for an underlying mortgage loan (other than the Ala Moana
          Portfolio Mortgage Loan, the Mall of America Mortgage Loan, the DB
          AmeriCold Portfolio Mortgage Loan and the JQH Hotel Portfolio B-Note
          Mortgage Loan) prepared by the subject master servicer or received by the subject master servicer from the special servicer and any environmental assessments prepared, in each case as described under
          "The Series CD 2007-CD4 Pooling and Servicing Agreement--Inspections;
          Collection of Operating Information" in this prospectus supplement;

     6.   the most recent annual operating statement and rent roll for each mortgaged real property for an underlying mortgage loan (other than the Ala Moana Portfolio Mortgage Loan, the Mall of America Mortgage
          Loan, the DB AmeriCold Portfolio Mortgage Loan and the JQH Hotel
          Portfolio B-Note Mortgage Loan) collected or otherwise received by the subject master servicer as described under "The Series CD 2007-CD4
          Pooling and Servicing Agreement--Inspections; Collection of Operating
          Information" in this prospectus supplement;

     7.   any and all modifications, waivers and amendments of the terms of an underlying mortgage loan (other than the Ala Moana Portfolio Mortgage
          Loan, the Mall of America Mortgage Loan, the DB AmeriCold Portfolio
          Mortgage Loan and the JQH Hotel Portfolio B-Note Mortgage Loan)
          entered into by the special servicer and the asset status report prepared pursuant the series CD 2007-CD4 pooling and servicing agreement;

     8.   all of the servicing files with respect to the underlying mortgage loans that the subject master servicer is servicing (other than the
          Ala Moana Portfolio Mortgage Loan, the Mall of America Mortgage Loan,
          the DB AmeriCold Portfolio Mortgage Loan and the JQH Hotel Portfolio
          B-Note Mortgage Loan), exclusive of any items therein that may not be disclosed by reason of contract or applicable law;

     9.   any and all officers' certificates and other evidence delivered by a master servicer or the special servicer, as the case may be (and only with respect to officer's certificates delivered by that party), to support its determination that any advance was, or if made, would be, a Nonrecoverable Advance, including appraisals affixed thereto and any required appraisal;

                                      S-290

     10.  all CMSA operating statement analyses and CMSA NOI adjustment worksheets maintained by the subject master servicer or the special servicer (and only with respect to those items maintained by that party);

     11.  all reports and files received by the applicable master servicer with respect to the Ala Moana Portfolio Mortgage Loan under the related co-lender agreement or the series CD 2006-CD3 pooling and servicing agreement;

     12.  all reports and files received by the master servicer with respect to the Mall of America Mortgage Loan under the related co-lender agreement or the series COMM 2006-C8 pooling and servicing agreement;
          and

     13.  all reports and files received by the applicable master servicer with respect to the DB AmeriCold Portfolio Mortgage Loan under the related co-lender agreement or the series JPMCC 2007-CIBC18 pooling and servicing agreement.

     14.  all reports and files received by the applicable master servicer with respect to the JQH Hotel Portfolio B-Note Mortgage Loan under the related co-lender agreement or the series JPMCC 2006-LDP7 pooling and servicing agreement.

Copies of any and all of the foregoing items will be available from the master servicers, the special servicer or the certificate administrator, as the case may be, upon request. However, the applicable master servicer, the special servicer or the certificate administrator, as the case may be, will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies, unless the party requesting such copies is any of the rating agencies.

     In connection with providing access to or copies of the items described above, the certificate administrator, a master servicer or the special servicer, as applicable, may require:

     o    in the case of a holder of an offered certificate or a beneficial owner of an offered certificate held in book-entry form, a written confirmation executed by the requesting person or entity, in the form attached to the series CD 2007-CD4 pooling and servicing agreement or otherwise reasonably acceptable to the certificate administrator, the applicable master servicer or the special servicer, as applicable, generally to the effect that the person or entity is a holder or beneficial owner of offered certificates and will keep the information confidential; and

     o    in the case of a prospective purchaser of an offered certificate or any interest in that offered certificate (or a licensed or registered investment adviser representing a prospective purchaser), confirmation executed by the requesting person or entity, in the form attached to the series CD 2007-CD4 pooling and servicing agreement or otherwise reasonably acceptable to the certificate administrator, the applicable master servicer or the special servicer, as applicable, generally to the effect that the person or entity is a prospective purchaser of offered certificates or an interest in offered certificates (or a licensed or registered investment adviser representing a prospective purchaser), is requesting the information for use in evaluating a possible investment in the offered certificates and will otherwise keep the information confidential.

     In addition, any holder of an offered certificate will be deemed, by virtue of its acceptance of that certificate, to keep confidential any information received by it from the certificate administrator, the applicable master servicer or the special servicer as described above.

                                      S-291

VOTING RIGHTS

     The voting rights for the series CD 2007-CD4 certificates will be allocated among the respective classes of those certificates as follows:

     o    96.0% of the voting rights will be allocated among the holders of the various classes of series CD 2007-CD4 certificates that have principal balances, pro rata in accordance with those principal balances;

     o    4.0% of the voting rights will be allocated among the holders of the class XC, XP and XW certificates, pro rata in accordance with their respective total notional amounts; and

     o    0.0% of the voting rights will be allocated among the holders of the class R and Y certificates.

provided that, solely for the purpose of determining the voting rights of the classes of series CD 2007-CD4 certificates specified in the first bullet,
Appraisal Reduction Amounts (determined as set forth herein) will be treated as
Realized Losses with respect to the calculation of the total principal balances of such certificates (but Appraisal Reduction Amounts will not reduce the total principal balance of any class for purposes of determining the series CD
2007-CD4 controlling class, the series CD 2007-CD4 controlling class representative or the Majority Controlling Class Certificateholder).

     Voting rights allocated to a class of series CD 2007-CD4 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

TERMINATION

     The obligations created by the series CD 2007-CD4 pooling and servicing agreement will terminate following the earliest of:

     1.   the final payment or advance on, or other liquidation of, the last mortgage loan or related REO Property remaining in the trust fund; and

     2.   the purchase of all of the mortgage loans and REO Properties remaining in the trust fund by the Majority Controlling Class Certificateholder, the special servicer, or a master servicer, in that order of preference.

     Written notice of termination of the series CD 2007-CD4 pooling and servicing agreement will be given to each series CD 2007-CD4 certificateholder.
The final payment with respect to each series CD 2007-CD4 certificate will be made only upon surrender and cancellation of that certificate at the office of the series CD 2007-CD4 certificate registrar or at any other location specified in the notice of termination.

     Any purchase by the Majority Controlling Class Certificateholder, the
special servicer or a master servicer of all the mortgage loans and REO
Properties remaining in the trust fund is required to be made at a price equal to:

     o    the sum of--

          1.   the total Stated Principal Balance of all the mortgage loans then included in the trust fund, other than any mortgage loans as to which the mortgaged real properties have become REO Properties, together with--

                                      S-292

               (a)  all unpaid and unadvanced interest, other than Default
                    Interest and Post-ARD Additional Interest, on those mortgage loans up to, but not including their respective due dates in the related collection period, and

               (b)  all unreimbursed advances for those mortgage loans, together with any interest on those advances owing to the parties
                    that made them, and

          2.   the appraised value of all REO Properties then included in the trust fund, as determined by an appraiser selected by the master servicers and approved by the certificate administrator; minus

     o    if the purchaser is a master servicer or the special servicer, the aggregate amount of unreimbursed advances made by that servicer, together with any interest accrued and payable to that servicer in respect of unreimbursed advances in accordance with the series CD
          2007-CD4 pooling and servicing agreement and any unpaid master servicing fees or special servicing fees, as applicable, remaining outstanding (which items shall be deemed to have been paid or reimbursed to the applicable master servicer or the special servicer, as the case may be, in connection with such purchase).

     That purchase will result in early retirement of the then outstanding series CD 2007-CD4 certificates. However, the right of the Majority Controlling
Class Certificateholder, the special servicer or a master servicer to make the purchase is subject to the requirement that the total Stated Principal Balance of the mortgage pool, be less than 1.0% of the initial total principal balance of all the series CD 2007-CD4 certificates. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series CD 2007-CD4 certificateholders, will constitute part of the
Total Available P&I Funds for the final distribution date.

     In addition, following the date on which the total principal balance of the class A-1, A-2A, A-2B, A-3, A-SB, A-4, A-1A, A-MFX, A-MFL, A-J, B, C, D, E, F,
G, H, J and K certificates are reduced to zero, the issuing entity may also be terminated, with the consent of 100 percent of the remaining series CD 2007-CD4 certificateholders (other than the class R certificateholders) and subject to such additional conditions as may be set forth in the series CD 2007-CD4 pooling and servicing agreement, in connection with the exchange of all the remaining series CD 2007-CD4 certificates for all the mortgage loans and foreclosure properties held by the issuing entity at the time of the exchange.

                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any offered certificate will depend on:

     o    the price at which the certificate is purchased by an investor, and

     o    the rate, timing and amount of payments on the certificate.

     The rate, timing and amount of payments on any offered certificate will in turn depend on, among other things,

     o    the pass-through rate for the certificate, which will be fixed or variable, as described in this prospectus supplement,

                                      S-293

     o    the rate and timing of principal payments, including principal prepayments, and other principal collections on the underlying mortgage loans and the extent to which those amounts are to be applied or otherwise result in reduction of the principal balance or notional amount, as applicable, of the certificate,

     o    the rate, timing and severity of Realized Losses and Additional Trust
          Fund Expenses and the extent to which those losses and expenses result in the reduction of the principal balance or notional amount, as applicable, of, or the total payments on, the certificate, and

     o    the timing and severity of any Net Aggregate Prepayment Interest
          Shortfalls and the extent to which those shortfalls result in the reduction of the interest payments on the certificate.

     See "Description of the Offered Certificates--Payments--Calculation of
Pass-Through Rates" and "Description of the Mortgage Pool" in this prospectus supplement and "--Rate and Timing of Principal Payments" below.

     Pass-Through Rates. If the pass-through rate applicable to any class of offered certificates is equal to, based upon or limited by the Weighted Average
Pool Pass-Through Rate from time to time, then the yield on those offered certificates could be sensitive to changes in the relative composition of the mortgage pool as a result of scheduled amortization, voluntary prepayments and liquidations of the underlying mortgage loans following default.

     See "Description of the Offered Certificates--Payments--Calculation of
Pass-Through Rates" and "Description of the Mortgage Pool" in this prospectus supplement and "--Rate and Timing of Principal Payments" below.

     Rate and Timing of Principal Payments. The yield to maturity of the class
XP certificates will be extremely sensitive to, and the yield to maturity of any other offered certificates purchased at a discount or a premium will be affected by, the rate and timing of principal payments made in a reduction of the principal balances of those certificates. In turn, the rate and timing of principal payments that are applied or otherwise result in reduction of the principal balance or notional amount of any offered certificate will be directly related to the rate and timing of principal payments on or with respect to the underlying mortgage loans. Finally, the rate and timing of principal payments on or with respect to the underlying mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged real properties, or purchases or other removals of underlying mortgage loans from the trust.

     Prepayments and other early liquidations of the underlying mortgage loans will result in payments on the series CD 2007-CD4 certificates of amounts that would otherwise be paid over the remaining terms of the mortgage loans. This will tend to accelerate the rate at which the total notional amount of the class
XP certificates is reduced and further tend to shorten the weighted average lives of the offered certificates with principal balances. Defaults on the underlying mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the underlying mortgage loans and, accordingly, on the series CD 2007-CD4 certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the offered certificates with principal balances.
In addition, the ability of a borrower under an ARD Loan, to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance the mortgage loan or sell the corresponding mortgaged real property. Also, a borrower under an ARD Loan may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high. Accordingly, there can be no assurance that any ARD Loan included in the trust fund will be paid in full on its anticipated repayment date.

                                      S-294

     The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the underlying mortgage loans are in turn paid or otherwise result in a reduction of the principal balance or notional amount of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase class XP certificates, or if you otherwise purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     The yield to investors on the class XP certificates will be highly sensitive to the rate and timing of principal payments, including prepayments, on the underlying mortgage loans. Depending on the timing thereof, a payment of principal on the underlying mortgage loans that is, in turn, applied in reduction of the total principal balance of the class A-1, A-2A, A-2B, A-3,
A-SB, A-4, A-1A, A-MFL, A-MFX, A-J, B, C, D, E, F, G, H, J, K, L, M and N
certificates may result in a reduction in the total notional amount of the class
XP certificates. If you are considering the purchase of class XP certificates, you should consider the risk that an extremely rapid rate of payments and other collections of principal on or with respect to the underlying mortgage loans could result in your failure to fully recover your initial investment.

     In the event that prepayments and other early liquidations occur with respect to underlying mortgage loans that have relatively high net mortgage interest rates, the Weighted Average Pool Pass-Through Rate would decline, which could, in turn, adversely affect the yield on any offered certificate with a variable or capped pass-through rate. In addition, the pass-through rate for, and the yield on, the class XP certificates will vary with changes in the relative sizes of the respective components that make up the related total notional amount of that class, with each of those components consisting of the total principal balance, or a designated portion of the total principal balance, of a class of series CD 2007-CD4 principal balance certificates.

     Because the rate of principal payments on or with respect to the underlying mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular.

     Even if they are collected and payable on your offered certificates, prepayment premiums and yield maintenance charges may not be sufficient to offset fully any loss in yield on your offered certificates attributable to the related prepayments of the underlying mortgage loans.

     Delinquencies and Defaults on the Mortgage Loans. The rate and timing of delinquencies and defaults on the underlying mortgage loans will affect the amount of payments on your offered certificates, the yield to maturity of your offered certificates and, in the case of offered certificates with principal balances, the rate of principal payments on your offered certificates and the weighted average life of your offered certificates. Delinquencies on the underlying mortgage loans, unless covered by monthly debt service advances, may result in shortfalls in payments of interest and/or principal on your offered certificates for the current month.

     If--

     o    you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, and

     o    the additional losses result in a reduction of the total payments on or the principal balance or notional amount, as applicable, of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

                                      S-295

     The timing of any loss on a liquidated mortgage loan that results in a reduction of the total payments on or the principal balance or notional amount, as applicable, of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

     Depending on the timing thereof, any reduction of the total principal balance of the class A-1, A-2A, A-2B, A-3, A-SB, A-4, A-1A, A-MFL, A-MFX, A-J,
B, C, D, E, F, G, H, J, K, L, M or N certificates caused by a Realized Loss with respect to the underlying mortgage loans or an Additional Trust Fund Expense may result in a reduction in the total notional amount of the class XP certificates.

     Even if losses on the underlying mortgage loans do not result in a reduction of the total payments on or the principal balance or notional amount, as applicable, of your offered certificates, the losses may still affect the timing of payments on, and the weighted average life and/or yield to maturity of, your offered certificates.

     In addition, if a master servicer, the special servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related underlying mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series CD 2007-CD4 certificates, prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series
CD 2007-CD4 certificates. As a result, the Total Principal Distribution Amount for the corresponding distribution date would be reduced, to not less than zero, by the amount of any such reimbursement. Accordingly, any such reimbursement would have the effect of reducing current payments of principal to any holders of the offered certificates otherwise entitled thereto. Notwithstanding the foregoing, amounts otherwise payable with respect to the Class WFC Certificates will not be available to reimburse advances and/or pay Additional Trust Fund
Expenses with respect to any underlying mortgage loan other than the One World
Financial Center Mortgage Loan.

     The Effect of Loan Groups. The mortgage pool has been divided into two loan groups for purposes of calculating distributions on certain classes of the offered certificates. As a result, the holders of the class A-1, A-2A, A-2B,
A-3, A-SB and A-4 certificates will be very affected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 1 and, in the absence of significant losses on the mortgage pool, should be largely unaffected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 2. In addition, the holders of the class A-1A certificates will be very affected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 2 and, prior to the retirement of the class A-1, A-2A, A-2B, A-3, A-SB and A-4 certificates, in the absence of significant losses on the mortgage pool, should be largely unaffected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 1. Investors should take this into account when reviewing this "Yield and Maturity Considerations" section.

     Relevant Factors. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the mortgage loans included in the trust fund:

     o    prevailing interest rates;

     o    the terms of the mortgage loans, including--

          1.   provisions that require the payment of prepayment premiums and yield maintenance charges,

                                      S-296

          2.   provisions that impose prepayment lock-out periods, and

          3.   amortization terms that require balloon payments;

     o    the demographics and relative economic vitality of the areas in which the related mortgaged real properties are located;

     o    the general supply and demand for commercial and multifamily rental space and manufactured housing community pads of the type available at the related mortgaged real properties in the areas in which those properties are located;

     o    the quality of management of the mortgaged real properties;

     o    the servicing of the mortgage loans;

     o    possible changes in tax laws; and

     o    other opportunities for investment.

     See "Risk Factors," "Description of the Mortgage Pool," "The Series CD
2007-CD4 Pooling and Servicing Agreement," "Servicing of the Ala Moana Portfolio
Mortgage Loan," "Servicing of the Mall of America Mortgage Loan," "Servicing of
the DB AmeriCold Portfolio Mortgage Loan" and "Servicing of the JQH Hotel
Portfolio B-Note Mortgage Loan" in this prospectus supplement and "Description of the Governing Documents" and "Yield and Maturity Considerations" in the
accompanying base prospectus.

     The rate of prepayment on the mortgage loans included in the trust fund is likely to be affected by prevailing market interest rates for real estate loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan.
Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, all of which, net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the mortgage loan. Accordingly, there can be no assurance that any ARD Loan in the trust fund will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged real properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged real properties prior to the exhaustion of tax depreciation benefits.

     A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

                                      S-297

     We make no representation or warranty regarding:

     o    the particular factors that will affect the rate and timing of prepayments and defaults on the underlying mortgage loans;

     o    the relative importance of those factors;

     o    the percentage of the total principal balance of the underlying mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

     o    the overall rate of prepayment or default on the underlying mortgage loans.

     Unpaid Interest. If the portion of the Standard Available P&I Funds payable with respect to interest on any class of offered certificates on any distribution date is less than the total amount of interest then payable for that class, the shortfall will be payable to the holders of those certificates on subsequent distribution dates, subject to the Standard Available P&I Funds on those subsequent distribution dates and the priority of payments described under
"Description of the Offered Certificates--Payments--Priority of Payments" in
this prospectus supplement. That shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of that class of offered certificates for so long as it is outstanding.

     Delay in Payments. Because monthly payments will not be made on the offered certificates until several days after the due dates for the underlying mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.

PREPAYMENT MODELS

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the Constant Prepayment
Rate or CPR model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then outstanding principal balance of the subject mortgage loan(s). The CPR model does not purport to be either an historical description of the prepayment experience of any pool of loans or a prediction of the anticipated rate of prepayment of any pool of loans. We do not make any representations about the appropriateness of the CPR model.

YIELD SENSITIVITY OF THE CLASS XP CERTIFICATES

     The yield to investors on the class XP certificates will be highly sensitive to the rate and timing of principal payments, including prepayments, on the Mortgage Loans. If you are contemplating an investment in the class XP certificates, you should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment and/or liquidation of the Mortgage
Loans could result in your failure to fully recover your initial investment.

     The table set forth on Annex C-1 to this prospectus supplement shows pre-tax corporate bond equivalent yields for the class XP certificates based on the Maturity Assumptions (except to the extent otherwise indicated in Annex
C-1), and further assuming the specified purchase prices and the indicated
prepayment scenarios. Those assumed purchase prices are, in each case--

     o    expressed as a percentage of the initial total notional amount of the class XP certificates, and

     o    exclusive of accrued interest.

                                      S-298

     The yields set forth in the table on Annex C-1 to this prospectus supplement with respect to the class XP certificates were calculated by:

     o    determining the monthly discount rate that, when applied to the assumed stream of cash flows to be paid on the class XP certificates, would cause the discounted present value of that assumed stream of cash flows to equal--

          1.   each of the assumed purchase prices for the class XP
               certificates, plus

          2.   accrued interest at the initial pass-through rate for the class
               XP certificates from and including March 1, 2007 to but excluding an assumed settlement date of March 29, 2007; and

     o    converting those monthly discount rates to corporate bond equivalent rates.

     Those calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as payments on their class XP certificates. Consequently, they do not purport to reflect the return on any investment on the class XP certificates when reinvestment rates are considered.

     There can be no assurance that--

     o    the Mortgage Loans will prepay in accordance with the assumptions used in preparing the table on Annex C-1 to this prospectus supplement,

     o    the Mortgage Loans will prepay as assumed at any of the rates shown in the table on Annex C-1 to this prospectus supplement,

     o    the Mortgage Loans will not experience losses,

     o    the Mortgage Loans will not be liquidated during any applicable prepayment lockout period or during any other period that prepayments are assumed not to occur,

     o    the cash flows on the class XP certificates will correspond to the cash flows shown in this prospectus supplement, or

     o    the purchase price of the class XP certificates will be as assumed.

It is unlikely that the Mortgage Loans will prepay as assumed at any of the specified percentages of CPR until maturity or that all of those Mortgage Loans will so prepay at the same rate. Actual yields to maturity for investors in the class XP certificates may be materially different than those indicated with respect to that class in the table on Annex C-1 to this prospectus supplement.
Timing of changes in rate of prepayments and other liquidations may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments and other liquidations is consistent with the expectations of investors. You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any of the class XP certificates.

                                      S-299

WEIGHTED AVERAGE LIVES

     The weighted average life of any offered certificate with a principal balance refers to the average amount of time that will elapse from the Issue
Date until each dollar to be applied in reduction of the principal balance of that certificate is distributed to the investor. For purposes of this prospectus supplement, the weighted average life of any offered certificate with a principal balance is determined as follows:

     o    multiply the amount of each principal payment on the certificate by the number of years from the assumed settlement date to the related distribution date;

     o    sum the results; and

     o    divide the sum by the total amount of the reductions in the principal balance of the certificate.

     Accordingly, the weighted average life of any offered certificate with a principal balance will be influenced by, among other things, the rate at which principal of the underlying mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance of that certificate.

     As described in this prospectus supplement, the Total Principal
Distribution Amount for each distribution date will be payable first with respect to the class A-1, A-2A, A-2B, A-3, A-SB, A-4 and/or A-1A certificates
(allocated among those classes as described under "Description of the Offered
Certificates--Payments--Payments of Principal" and "--Payments--Priority of
Payments" in this prospectus supplement), until the total principal balances of those classes are reduced to zero and will thereafter be distributable entirely with respect to the other classes of offered certificates with principal balances, sequentially based upon their relative seniority, in each case until the related principal balance is reduced to zero. Because of the order in which the Total Principal Distribution Amount is applied, the weighted average lives of some classes of offered certificates may be shorter, and the weighted average lives of the other classes of offered certificates with principal balances may be longer, than would otherwise be the case if the principal payment amount for each distribution date was being paid on a pro rata basis among the respective classes of series CD 2007-CD4 certificates with principal balances.

     The tables set forth in Annex C-2 to this prospectus supplement show with respect to each class of offered certificates with principal balances--

     o    the weighted average life of that class, and

     o    the percentage of the initial total principal balance of that class that would be outstanding after each of the specified dates, based upon each of the indicated levels of CPR and the Maturity Assumptions.

     We make no representation that--

     o    the mortgage loans (or any particular group of underlying mortgage loans) in the trust fund will prepay in accordance with the assumptions set forth in this prospectus supplement at any of the CPRs shown or at any other particular prepayment rate,

     o    all the mortgage loans (or any particular group of underlying mortgage loans) in the trust fund will prepay in accordance with the assumptions set forth in this prospectus supplement at the same rate,
          or

                                      S-300

     o    mortgage loans in the trust fund that are in a lock-out/defeasance period, a yield maintenance period or declining premium period will not prepay as a result of involuntary liquidations upon default or otherwise.

                                LEGAL PROCEEDINGS

     There are no legal proceedings pending against us, the sponsors, the trustee, the certificate administrator, the issuing entity, any master servicer or the special servicer, or to which any property of the foregoing parties are subject, that is material to the series CD 2007-CD4 certificateholders, nor do we have actual knowledge of any proceedings of this type contemplated by governmental authorities.

                                 USE OF PROCEEDS

     Substantially all of the proceeds from the sale of the offered certificates will be used by us to--

     o    purchase the mortgage loans that we will include in the issuing entity, and

     o    pay expenses incurred in connection with the issuance of the series CD
          2007-CD4 certificates.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     Upon the issuance of the offered certificates, Thacher Proffitt & Wood LLP, as counsel to the depositor, will deliver its opinion generally to the effect that, assuming compliance with the series CD 2007-CD4 pooling and servicing agreement, the series CD 2006-CD3 pooling and servicing agreement, the series
COMM 2006-C8 pooling and servicing agreement, the series JPMCC 2006-LDP7 pooling and servicing agreement and the series JPMCC 2007-CIBC18 pooling and servicing agreement, and subject to any other assumptions set forth in the opinion, each
REMIC created by the issuing entity in compliance with the terms of the series
CD 2007-CD4 pooling and servicing agreement will qualify as a REMIC under
Section 860A through 860G of the Internal Revenue Code. In addition, in the opinion of Thacher Proffitt & Wood LLP: (i) the portion of the trust fund consisting of the Post-ARD Additional Interest collected on any ARD Loan will be treated as a grantor trust for federal income tax purposes under subpart E, part
I of subchapter J of chapter 1 of the Internal Revenue Code, and the class Y certificates will evidence beneficial ownership interests in that grantor trust;
(ii) the class A-MFL REMIC regular interest, the interest rate swap agreement and the certificate administrator's floating rate account will be treated as a grantor trust for federal income tax purposes under subpart E, part I of subchapter J of chapter 1 of the Internal Revenue Code, and the class A-MFL certificates will represent undivided beneficial ownership interests in that grantor trust; and (iii) the portion of the trust fund consisting of yield maintenance charges paid in connection with the repurchase of any underlying mortgage loan that defeases prior to the second anniversary of the Issue Date, will be treated as a grantor trust for federal income tax purposes under subpart
E, part I of subchapter J of chapter 1 of the Internal Revenue Code, and the class A-1, A-2A, XC and XW certificates will represent undivided beneficial ownership interests in that grantor trust.

     The assets of REMIC I will generally include--

     o    the underlying mortgage loans,

     o    any REO Properties acquired on behalf of the series CD 2007-CD4 certificateholders,

                                      S-301

     o    the master servicers' collection accounts,

     o    the master servicers' Serviced Loan Combination-specific custodial accounts (exclusive of amounts on deposit therein allocable to the related Serviced Non-Trust Loan(s)),

     o    the special servicer's REO account, and

     o    the certificate administrator's distribution account and interest reserve account.

     For federal income tax purposes,

     o    the class A-1, A-2A, A-2B, A-3, A-SB, A-4, A-1A, XC, XP, XW, A-MFX,
          A-J, B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q, S, WFC-X, WFC-1,
          WFC-2 and WFC-3 certificates and the class A-MFL REMIC regular interest will evidence or be, as the case may be, the regular interests in, and will generally be treated as debt obligations of, a
          REMIC;

     o    the class A-1, A-2A, XC and XW certificates will also represent undivided beneficial ownership interests in the grantor trust consisting of any yield maintenance charge paid in connection with the repurchase of any underlying mortgage loan by reason of the defeasance thereof prior to the second anniversary of the Issue Date;

     o    the class R certificates will evidence the sole class of residual interests in each REMIC created by the issuing entity in compliance with the terms of the series CD 2007-CD4 pooling and servicing agreement;

     o    the class A-MFL certificates will represent undivided beneficial ownership interests in the grantor trust consisting of the class A-MFL
          REMIC regular interest, the interest rate swap agreement and the certificate administrator's floating rate account; and

     o    the class Y certificates will represent undivided beneficial ownership interests in the grantor trust consisting of any Post-ARD Additional
          Interest collected on any ARD Loan.

     For federal income tax purposes, the class XP, XC, XW and WFC-X certificates will, in the case of each such class, evidence multiple regular interests in a REMIC.

DISCOUNT AND PREMIUM

     For federal income tax reporting purposes, the class XP certificates will, and the other classes of the offered certificates will not, be issued with more than a de minimis amount of original issue discount. If you own an offered certificate issued with original issue discount, you may have to report original issue discount income and be subject to a tax on this income before you receive a corresponding cash payment.

     The IRS has issued regulations under sections 1271 to 1275 of the Internal
Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Internal Revenue Code provides for special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that the regulations issued under sections 1271 to 1275 of the Internal Revenue Code and section 1272(a)(6) of the Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

                                      S-302

     If the method for computing original issue discount described in the accompanying base prospectus results in a negative amount for any period with respect to any holder of offered certificates, the amount of original issue discount allocable to such period would be zero. This is a possibility of particular relevance to a holder of a class XP certificate. The holder would be permitted to offset the negative amount only against future original issue discount, if any, attributable to his or her offered certificate. Although the matter is not free from doubt, a holder of a class XP certificate may be permitted to deduct a loss to the extent that his or her respective remaining basis in the certificate exceeds the maximum amount of future payments to which the holder is entitled, assuming no further prepayments of the underlying mortgage loans. Any loss might be treated as a capital loss.

     Some of the offered certificates may be treated for U.S. federal income tax purposes as having been issued at a premium. Whether any holder of an interest in these offered certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.
See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC
Regular Certificates--Premium" in the accompanying base prospectus.

     When determining the rate of accrual of original issue discount, market discount and premium, if any, with respect to the series CD 2007-CD4 certificates for federal income tax purposes, the prepayment assumption will be that, subsequent to the date of any determination--

     o    the ARD Loans in the trust fund will be paid in full on their respective anticipated repayment dates,

     o    no mortgage loan in the trust fund will otherwise be prepaid prior to maturity, and

     o    there will be no extension of maturity for any mortgage loan in the trust fund.

     However, no representation is made as to the actual rate at which the mortgage loans in the trust fund will prepay, if at all. See "Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the
accompanying base prospectus.

PREPAYMENT CONSIDERATION

     Prepayment premiums and yield maintenance charges actually collected on the underlying mortgage loans will be paid on certain classes of the offered certificates as and to the extent described under "Description of the Offered
Certificates--Payments--Payments of Prepayment Premiums and Yield Maintenance
Charges" in this prospectus supplement. It is not entirely clear under the
Internal Revenue Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of offered certificates entitled to that amount. For federal income tax reporting purposes, the tax administrator will report prepayment premiums or yield maintenance charges as income to the holders of a class of offered certificates entitled thereto only after a master servicer's actual receipt of those amounts. The IRS may nevertheless seek to require that an assumed amount of prepayment premiums and yield maintenance charges be included in payments projected to be made on the applicable offered certificates and that the taxable income be reported based on the projected constant yield to maturity of those offered certificates.
Therefore, the projected prepayment premiums and yield maintenance charges would be included prior to their actual receipt by holders of the applicable offered certificates. If the projected prepayment premiums and yield maintenance charges were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid prepayment premiums and yield maintenance charges had been projected to be received. Moreover, it appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital

                                      S-303

gain. However, the correct characterization of the income is not entirely clear.
We recommend you consult your own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

     Except to the extent noted below, the offered certificates will be "real estate assets" within the meaning of section 856(c)(5)(B) of the Internal
Revenue Code in the same proportion that the assets of the issuing entity would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in section 856(c)(3)(B)
of the Internal Revenue Code to the extent that those certificates are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the
Internal Revenue Code.

     Most of the mortgage loans to be included in the trust fund are not secured by real estate used for residential or other purposes prescribed in section
7701(a)(19)(C) of the Internal Revenue Code. Consequently, it appears that the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under section 7701(a)(19)(C) of the Internal
Revenue Code. The offered certificates will be treated as "qualified mortgages"
for another REMIC under section 860G(a)(3)(C) of the Internal Revenue Code.

     To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account or reserve fund, that mortgage loan is not secured solely by real estate. Therefore:

     o    a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in section 7701(a)(19)(C) of the Internal Revenue Code;

     o    a portion of that certificate may not represent ownership of "real estate assets" under section 856(c)(5)(B) of the Internal Revenue
          Code; and

     o    the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Internal Revenue Code.

     In addition, most of the mortgage loans that we intend to include in the trust fund contain defeasance provisions under which the lender may release its lien on the collateral securing the mortgage loan in return for the borrower's pledge of substitute collateral in the form of Government Securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, that mortgage ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the mortgage loan to remain a qualified mortgage, the
Treasury regulations require that--

     (1)  the borrower pledges substitute collateral that consist solely of
          Government Securities;

     (2)  the mortgage loan documents allow that substitution;

     (3)  the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages; and

     (4)  the release is not within two years of the startup day of the REMIC.

     Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a "loan secured by an interest in real property" or a "real

                                      S-304

estate asset" and interest on that loan would not constitute "interest on obligations secured by real property" for purposes of sections 7701(a)(19)(C),
856(c)(5)(B) and 856(c)(3)(B) of the Internal Revenue Code, respectively.

     See "Description of the Mortgage Pool" in this prospectus supplement and
"Federal Income Tax Consequences--REMICs--Characterization of Investments in
REMIC Certificates" in the accompanying base prospectus.

CONSTRUCTIVE SALES OF CLASS XP CERTIFICATES

     Section 1259 of the Internal Revenue Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of a financial position may occur if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     o    entitle the holder to a specified principal amount,

     o    pay interest at a fixed or variable rate, and

     o    are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Accordingly, only class XP certificates, which do not have principal balances, could be subject to this provision if a holder of those offered certificates engages in a constructive sale transaction.

PROHIBITED TRANSACTIONS TAX AND OTHER TAXES

     In the case of REO Properties directly operated by the special servicer, a tax may be imposed on any of the REMICs should the REO Properties consist primarily of hotels and income from the REO Property would be apportioned and classified as "service" or "non-service" income. The "service" portion of the income could be treated as net income from foreclosure property or net income from a prohibited transaction subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate, respectively. Any tax imposed on the issuing entity's income from an REO Property would reduce the amount available for payment to the series CD 2007-CD4 certificateholders.

     See "The Series CD 2007-CD4 Pooling and Servicing Agreement--REO
Properties" in this prospectus supplement and "Federal Income Tax
Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the
accompanying base prospectus.

     For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" in the accompanying base prospectus.

                              ERISA CONSIDERATIONS

     If you are--

     o    a fiduciary of a Plan, or

     o    any other person investing "plan assets" of any Plan,

                                      S-305

you are encouraged to carefully review with your legal advisors whether the purchase or holding of an offered certificate would be a "prohibited transaction" or would otherwise be impermissible under ERISA or section 4975 of the Internal Revenue Code. See "ERISA Considerations" in the accompanying base prospectus.

     If a Plan acquires a series CD 2007-CD4 certificate, the underlying assets of the trust fund will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply. See "ERISA Considerations--Plan
Asset Regulations" in the accompanying base prospectus. However, we cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the rules set forth in the Plan Asset Regulations. For example, one of the exceptions in the
Plan Asset Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of each class of equity interests is held by "benefit plan investors," which include Plans and entities whose underlying assets include plan assets by reason of a Plan's investment in such entity, but this exception will be tested immediately after each acquisition of a series CD 2007-CD4 certificate, whether upon initial issuance or in the secondary market. Because there are no relevant restrictions on the purchase and transfer of the series CD 2007-CD4 certificates by Plans, it cannot be assured that benefit plan investors will own less than 25% of each class of the series CD 2007-CD4 certificates.

     If one of the exceptions in the Plan Asset Regulations applies, the prohibited transaction provisions of ERISA and the Internal Revenue Code will not apply to transactions involving the issuing entity's underlying assets.
However, if the managers or co-managers, the mortgagors, the trustee, the servicers or other parties providing services to the issuing entity is a Party in Interest with respect to the Plan, the acquisition or holding of offered certificates by that Plan could result in a prohibited transaction, unless the
Underwriter Exemption, as discussed below, or some other exemption is available.

     The U.S. Department of Labor issued an individual prohibited transaction exemption to a predecessor of Citigroup Global Markets Inc., which exemption is identified as Prohibited Transaction Exemption 91-23, as amended by Prohibited
Transaction Exemptions 2000-58, 2002-41 and 2007-05. Subject to the satisfaction of conditions set forth in the Underwriter Exemption, it generally exempts from the application of the prohibited transaction provisions of sections 406(a) and
(b) and 407(a) of ERISA, and the excise taxes imposed on these prohibited transactions under sections 4975(a) and (b) of the Internal Revenue Code, specified transactions relating to, among other things--

     o    the servicing and operation of pools of real estate loans, such as the mortgage pool, and

     o    the purchase, sale and holding of mortgage pass-through certificates, such as the offered certificates, that are underwritten by an
          Exemption-Favored Party.

     The Underwriter Exemption sets forth five general conditions which, among others, must be satisfied for a transaction involving the purchase, sale and holding of an offered certificate to be eligible for exemptive relief under the exemption. The conditions are as follows:

     o    first, the acquisition of the certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

     o    second, at the time of its acquisition by the Plan, the certificate must be rated in one of the four highest generic rating categories by
          Fitch, Moody's, S&P, Dominion Bond Rating Service Limited (known as
          DBRS Limited) or Dominion Bond Rating Service, Inc. (known as DBRS,
          Inc.);

     o    third, the trustee cannot be an affiliate of any other member of the
          Restricted Group (other than an underwriter);

                                      S-306

     o    fourth, the following must be true--

          1.   the sum of all payments made to and retained by Exemption-Favored
               Parties must represent not more than reasonable compensation for underwriting the relevant class of certificates,

          2.   the sum of all payments made to and retained by us in connection with the assignment of mortgage loans to the issuing entity must represent not more than the fair market value of the obligations,
               and

          3.   the sum of all payments made to and retained by a master
               servicer, the special servicer or any sub-servicer must represent not more than reasonable compensation for that person's services under the series CD 2007-CD4 pooling and servicing agreement and reimbursement of that person's reasonable expenses in connection therewith; and

     o    fifth, the investing Plan must be an accredited investor as defined in
          Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

     It is a condition of their issuance that the each class of offered certificates receive an investment grade rating from each of Fitch, Moody's and
S&P. In addition, the initial trustee is not an affiliate of any other member of the Restricted Group. Accordingly, as of the Issue Date, the second and third general conditions set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating the purchase of an offered certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating the purchase of an offered certificate, whether in the initial issuance of the certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to the certificate as of the date of the purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of an offered certificate.

     The Underwriter Exemption also requires that the issuing entity meet the following requirements:

     o    the trust fund must consist solely of assets of the type that have been included in other investment pools;

     o    certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic categories of
          Fitch, Moody's or S&P for at least one year prior to the Plan's acquisition of an offered certificate; and

     o    certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of an offered certificate.

     We believe that these requirements have been satisfied as of the date of this prospectus supplement.

     Under the Underwriter Exemption, the loan-to-value ratio or combined loan-to-value ratio of any underlying mortgage loan held in the trust may not exceed 100% at the date of initial issuance of the series CD 2007-CD4 certificates.

                                      S-307

     If the general conditions of the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by sections 406(a) and
407(a) of ERISA, as well as the excise taxes imposed by sections 4975(a) and (b)
of the Internal Revenue Code by reason of sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, in connection with--

     o    the direct or indirect sale, exchange or transfer of an offered certificate acquired by a Plan upon initial issuance from us or an
          Exemption-Favored Party when we are, or a mortgage loan seller, the trustee, the certificate administrator, a master servicer, the special servicer, any sub-servicer, any person or entity responsible for the servicing and administration of an Outside Serviced Mortgage Loan, any provider of credit support, Exemption-Favored Party or borrower is, a
          Party in Interest with respect to the investing Plan,

     o    the direct or indirect acquisition or disposition in the secondary market of an offered certificate by a Plan, and

     o    the continued holding of an offered certificate by a Plan.

     However, no exemption is provided from the restrictions of sections
406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an offered certificate on behalf of a Plan sponsored by any member of the
Restricted Group, if such acquisition or holding is by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

     Moreover, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in the Underwriter Exemption, are satisfied, it may also provide an exemption from the restrictions imposed by sections
406(b)(1) and (b)(2) of ERISA and the taxes imposed by section 4975(c)(1)(E) of the Internal Revenue Code in connection with:

     o    the direct or indirect sale, exchange or transfer of offered certificates in the initial issuance of those certificates between us or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of the assets of the Plan in those certificates is a borrower, or an affiliate of a borrower, with respect to 5.0% or less of the fair market value of the underlying mortgage loans;

     o    the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan; and

     o    the continued holding of offered certificates by a Plan.

     Further, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by sections 406(a), 406(b)
and 407(a) of ERISA, and the taxes imposed by sections 4975(a) and (b) of the
Internal Revenue Code by reason of section 4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the trust fund.

     Lastly, if the general conditions of the Underwriter Exemption are satisfied, it may also provide an exemption from the restrictions imposed by sections 406(a) and 407(a) of ERISA, and the taxes imposed by sections 4975(a)
and (b) of the Internal Revenue Code, by reason of sections 4975(c)(1)(A)
through (D) of the Internal Revenue Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing plan by virtue of--

     o    providing services to the Plan, or

                                     S-308

     o    having a specified relationship to this person,

solely as a result of the Plan's ownership of offered certificates.

     Before purchasing an offered certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the
Underwriter Exemption, and the other requirements set forth in the Underwriter
Exemption, would be satisfied at the time of the purchase.

EXEMPT PLANS

     A governmental plan as defined in section 3(32) of ERISA is not subject to
ERISA or section 4975 of the Internal Revenue Code. However, a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Internal Revenue Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

FURTHER WARNINGS

     Persons who have a relationship with the Oregon Employees Retirement Fund, which is a governmental plan, should note that this plan owns an equity interest in the borrower with respect to the underlying mortgage loan identified on Annex
A-1 to this prospectus supplement as Waterfront Clematis. Persons who have a relationship with the New York State Common Retirement Fund, which is a governmental plan, should note that this plan owns an equity interest in the borrower with respect to the underlying mortgage loan identified on Annex A-1 to this prospectus supplement as Loews Lake Las Vegas. Persons who have a relationship with the California State Teachers' Retirement System, which is a governmental plan, should note that this plan owns an equity interest in the borrower with respect to the underlying mortgage loan identified on Annex A-1 to this prospectus supplement as One East Delaware. In each case, such persons should consult with counsel regarding whether this relationship would affect their ability to purchase and hold offered certificates.

     Any fiduciary of a Plan considering whether to purchase an offered certificate on behalf of that Plan is encouraged to consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Internal Revenue Code to the investment.

     The sale of offered certificates to a Plan is in no way a representation or warranty by us or any of the underwriters that--

     o    the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or

     o    the investment is appropriate for Plans generally or for any particular Plan.

                                LEGAL INVESTMENT

     The offered certificates will not be mortgage related securities for purposes of SMMEA. As a result, the appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase those certificates, is subject to significant interpretive uncertainties.

     Neither we nor any of the underwriters makes any representation as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or

                                     S-309

review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates:

     o    are legal investments for them; or

     o    are subject to investment, capital or other restrictions.

     In addition, you should take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to:

     o    prudent investor provisions;

     o    percentage-of-assets limits; and

     o    provisions which may restrict or prohibit investment in securities which are not interest bearing or income paying.

There may be other restrictions on the ability of investors, including depository institutions, either to purchase offered certificates or to purchase offered certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the offered certificates are legal investments for the investors.

     See "Legal Investment" in the accompanying base prospectus.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions of an underwriting agreement between us and the underwriters, the underwriters have agreed, severally and not jointly, to purchase from us, and we have agreed to sell to them, their respective allotments of the offered certificates, as specified in the table below. As specified in the table below, not every underwriter is obligated to purchase offered certificates from us. It is expected that delivery of the offered certificates will be made to the underwriters in book-entry form through the same day funds settlement system of DTC on or about March 29, 2007, against payment therefor in immediately available funds. Proceeds to us from the sale of the offered certificates, before deducting expenses payable by us, will be approximately 101.7750% of the total principal balance of the offered certificates, plus accrued interest on the offered certificates from March 1,
2007.

                                     S-310

              CITIGROUP GLOBAL    DEUTSCHE BANK    LASALLE FINANCIAL   PNC CAPITAL       RBC CAPITAL
   CLASS        MARKETS INC.     SECURITIES INC.     SERVICES, INC.    MARKETS LLC   MARKETS CORPORATION
-----------   ----------------   ---------------   -----------------   -----------   -------------------

Class A-1      $   45,897,555     $   45,211,445          $--              $--           $        --
Class A-2A     $   50,376,533     $   49,623,467          $--              $--           $        --
Class A-2B     $  537,367,986     $  529,335,014          $--              $--           $        --
Class A-3      $  233,858,948     $  230,363,052          $--              $--           $        --
Class A-SB     $   81,589,329     $   80,369,671          $--              $--           $        --
Class A-4      $  829,762,450     $  817,358,550          $--              $--           $90,000,000
Class A-1A     $  503,138,643     $  495,617,357          $--              $--           $        --
Class A-MFX    $  299,731,302     $  295,250,698          $--              $--           $        --
Class A-J      $  295,071,976     $  290,661,024          $--              $--           $        --
Class B        $   20,779,816     $   20,469,184          $--              $--           $        --
Class C        $   45,715,696     $   45,032,304          $--              $--           $        --
Class D        $   29,091,440     $   28,656,560          $--              $--           $        --
Class E        $   20,779,816     $   20,469,184          $--              $--           $        --
Class F        $   24,935,376     $   24,562,624          $--              $--           $        --
Class XP       $2,056,646,154     $2,025,901,896          $--              $--           $        --

     With respect to this offering--

     o    Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. are
          co-lead managers and are acting as joint bookrunning managers;

     o    LaSalle Financial Services, Inc. is acting as a co-lead manager; and

     o    PNC Capital Markets LLC and RBC Capital Markets Corporation will act as co-managers.

     Distribution of the offered certificates will be made by the underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In the case of each underwriter, any profit on the resale of the offered certificates positioned by it may be deemed to be underwriting discounts and commissions under the Securities Act.

     The underwriters may sell the offered certificates to or through dealers, and those dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. Depending on the facts and circumstances of the purchases, purchasers of the offered certificates, including dealers, may be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. Accordingly, any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale of those certificates.

     The underwriters have advised us that some of the underwriters presently intend to make a market in the offered certificates, but they have no obligation to do so. Any market making may be discontinued at any time, and there can be no assurance that an active public market for the offered certificates will develop.

     Each underwriter has represented to and agreed with us that:

     o    it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the "FSMA") received by it in connection with the issue or sale of any offered certificates in circumstances in which section 21(1) of the FSMA does not apply to us;
          and

                                     S-311

     o    it has complied and will comply with all applicable provisions of the
          FSMA with respect to anything done by it in relation to the offered certificates in, from or otherwise involving the United Kingdom.

     In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter has represented to and agreed with us that with effect from and including the date on which the Prospectus Directive is implemented in that
Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of series CD 2007-CD4 certificates to the public in that
Relevant Member State prior to the publication of a prospectus in relation to the series CD 2007-CD4 certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that
Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of series CD 2007-CD4 certificates to the public in that Relevant
Member State at any time:

     (a)  to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

     (b)  to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

     (c)  in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

     For the purposes of the foregoing, the expression an "offer of series CD
2007-CD4 certificates to the public" in relation to any series CD 2007-CD4 certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the series CD 2007-CD4 certificates to be offered so as to enable an investor to decide to purchase or subscribe the series CD 2007-CD4 certificates, as the same may be varied in that Member State by any measure implementing the Prospectus
Directive in that Member State and the expression "Prospectus Directive" means
Directive 2003/71/EC and includes any relevant implementing measure in each
Relevant Member State.

     We have agreed to indemnify each underwriter and each person, if any, who controls that underwriter within the meaning of Section 15 of the Securities Act against, or make contributions to the underwriters and each of those controlling persons with respect to, various liabilities, including specific liabilities under the Securities Act. Each of the mortgage loan sellers will agree to indemnify us, our officers and directors, the underwriters, and each person, if any, who controls us or any underwriter within the meaning of Section 15 of the
Securities Act, with respect to liabilities, including specific liabilities under the Securities Act, relating to the mortgage loans being sold by the particular mortgage loan seller for inclusion in the trust fund.

     We expect that delivery of the offered certificates will be made against payment therefor on or about March 29, 2007, which may be more than three business days following the expected date of pricing of the offered certificates. Under Rule 15c6-1 of the SEC under the Securities Exchange Act of
1934, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise.
Accordingly, purchasers of the offered certificates should take this into account on re-trade.

                                     S-312

                                  LEGAL MATTERS

     Particular legal matters relating to the offered certificates will be passed upon for us and the underwriters by Thacher Proffitt & Wood LLP, New
York, New York.

                                     RATINGS

     It is a condition to their issuance that the respective classes of offered certificates be rated as follows by Fitch, Moody's and S&P:

                          CLASS   FITCH   MOODY'S   S&P
                          -----   -----   -------   ---
                           A-1     AAA      Aaa     AAA
                           A-2A    AAA      Aaa     AAA
                           A-2B    AAA      Aaa     AAA
                           A-3     AAA      Aaa     AAA
                           A-SB    AAA      Aaa     AAA
                           A-4     AAA      Aaa     AAA
                           A-1A    AAA      Aaa     AAA
                          A-MFX    AAA      Aaa     AAA
                           A-J     AAA      Aaa     AAA
                            B      AA+      Aa1     AA+
                            C       AA      Aa2     AA
                            D      AA-      Aa3     AA-
                            E       A+      A1      A+
                            F       A       A2       A
                            XP     AAA      Aaa     AAA

     The ratings on the offered certificates address the likelihood of the timely receipt by the holders of all payments of interest to which they are entitled on each distribution date and, except in the case of the class XP certificates, the ultimate receipt by the holders of all payments of principal to which those holders are entitled on or before the related rated final distribution date. The rated final distribution date for the offered certificates is the distribution date in December 2049.

     The ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the offered certificates, and the extent to which the payment stream from the mortgage pool is adequate to make payments of interest and principal required under the offered certificates.

     The ratings on the respective classes of offered certificates do not represent any assessment of--

     o    the tax attributes of the offered certificates or of the issuing entity,

     o    whether or to what extent prepayments of principal may be received on the underlying mortgage loans,

     o    the likelihood or frequency of prepayments of principal on the underlying mortgage loans,

     o    the degree to which the amount or frequency of prepayments of principal on the underlying mortgage loans might differ from those originally anticipated,

     o    whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate
          Prepayment Interest Shortfalls,

                                     S-313

     o    whether and to what extent prepayment premiums, yield maintenance charges, Default Interest or Post-ARD Additional Interest will be received, and

     o    the yield to maturity that investors may experience.

     Also, a security rating does not represent any assessment of the possibility that the holders of the class XP certificates might not fully recover their investment in the event of rapid prepayments and/or other early liquidations of the underlying mortgage loans.

     In general, ratings address credit risk and not prepayment risk. As described in this prospectus supplement, the amounts payable with respect to the class XP certificates consist primarily of interest. Even if the entire mortgage pool were to prepay in the initial month, with the result that the holders of the class XP certificates receive only a single month's interest payment and, accordingly, suffer a nearly complete loss of their investment, all amounts due to those certificateholders will nevertheless have been paid. This result would be consistent with the ratings received on the class XP certificates. The ratings of the class XP certificates do not address the timing or magnitude of reduction of the notional amounts of those certificates, but only the obligation to pay interest timely on those notional amounts as so reduced from time to time.

     There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by Fitch, Moody's or S&P.

     The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See
"Rating" in the accompanying base prospectus.

     See "Rating" in the accompanying base prospectus.

                                     S-314

                                    GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus supplement, including in any of the annexes to this prospectus supplement or on the accompanying diskette.

     "30/360 BASIS" means the accrual of interest based on a 360-day year consisting of twelve 30-day months.

     "A/B MATERIAL DEFAULT" means, with respect to a MezzCap Loan Combination, one of the following events: (a) either of the related underlying mortgage loan or Subordinate Non-Trust Loan has been accelerated; (b) a continuing monetary default; or (c) a bankruptcy action has been filed by or against the related borrower.

     "ACS" means American Capital Strategies, Ltd.

     "ACS MORTGAGE LOAN" means any of the 11 underlying mortgage loans, representing 0.7% of the Initial Mortgage Pool Balance, contributed to the series CD 2007-CD4 commercial mortgage securitization by GACC, that were acquired by GACC from ACS.

     "ACS PURCHASE AGREEMENT" means the mortgage loan purchase agreement pursuant to which GACC acquired the ACS Mortgage Loans from ACS.

     "ACTUAL/360 BASIS" means the accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

     "ADDITIONAL TRUST FUND EXPENSE" means any one of certain specified expenses of the trust that, in any such case, generally:

     o    arises out of a default on a mortgage loan in the trust fund or an otherwise unanticipated event;

     o    is paid out of collections on the mortgage pool or on a particular mortgage loan in the trust fund;

     o    is not included in the calculation of a Realized Loss; and

     o    is not covered by a servicing advance or a corresponding collection from either the related borrower or a party to the series CD 2007-CD4 pooling and servicing agreement that has no recourse to the issuing entity for reimbursement.

     We provide some examples of Additional Trust Fund Expenses under
"Description of the Offered Certificates--Reductions of Certificate Principal
Balances in Connection with Realized Losses and Additional Trust Expenses" in this prospectus supplement.

     "ADMINISTRATIVE FEE RATE" means, for any mortgage loan in the trust fund, the trust administration fee rate, plus the applicable master servicing fee rate plus (in the case of an Outside Serviced Mortgage Loan) 0.01% per annum. The master servicing fee rate will include any applicable primary servicing fee rate payable by a master servicer to any sub-servicer retained by it.

     "ALA MOANA PORTFOLIO CO-LENDER AGREEMENT" means, the Co-Lender Agreement for the Ala Moana Portfolio Loan Combination.

     "ALA MOANA PORTFOLIO LOAN COMBINATION" means, collectively, the Ala Moana
Portfolio Mortgage Loan and the Ala Moana Portfolio Non-Trust Loans.

                                     S-315

     "ALA MOANA PORTFOLIO MORTGAGE LOAN" means the underlying mortgage loan intended to be transferred to the issuing entity that is secured by the Ala
Moana Portfolio Mortgaged Properties, which underlying mortgage loan has, as of the cut-off date, an unpaid principal balance of $404,000,000.

     "ALA MOANA PORTFOLIO MORTGAGED PROPERTIES" means the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Ala Moana
Portfolio.

     "ALA MOANA PORTFOLIO NON-TRUST LOAN" means any of the various mortgage loans secured by the Ala Moana Portfolio Mortgaged Properties that are not included in the trust fund, as described under "Description of the Mortgage
Pool--The Loan Combinations--The Ala Moana Portfolio Loan Combination" in this prospectus supplement.

     "ALA MOANA PORTFOLIO NON-TRUST LOAN NOTEHOLDER" means the holder of the promissory note for a Ala Moana Portfolio Non-Trust Loan.

     "ALA MOANA PORTFOLIO NOTE A LOANS" means, collectively, (i) the Ala Moana
Portfolio Mortgage Loan and (ii) the Ala Moana Portfolio Pari Passu Non-Trust
Loans.

     "ALA MOANA PORTFOLIO PARI PASSU NON-TRUST LOAN" means any Ala Moana
Portfolio Non-Trust Loan that is pari passu in right of payment with the Ala
Moana Portfolio Mortgage Loan, as and to the extent described under "Description of the Mortgage Pool--The Loan Combinations--The Ala Moana Portfolio Loan
Combination" in this prospectus supplement.

     "ALA MOANA PORTFOLIO SUBORDINATE NON-TRUST LOAN" means any Ala Moana
Portfolio Non-Trust Loan that is subordinate in right of payment to the Ala
Moana Portfolio Mortgage Loan, as and to the extent described under "Description of the Mortgage Pool--The Loan Combinations--The Ala Moana Portfolio Loan
Combination" in this prospectus supplement.

     "ALLOCATED CUT-OFF DATE BALANCE" means, with respect to any mortgaged real property, the allocated loan amounts stated in the related mortgage loan document or, if it is not specified in the related mortgage loan document, the cut-off date principal balance of the related underlying mortgage loan, multiplied by the Appraised Value of the particular mortgaged real property, with the resulting product to be divided by the sum of the Appraised Values of all mortgaged real properties securing the same underlying mortgage loan.

     "ALLOCATED PRINCIPAL BALANCE" means a principal amount equal to the portion of the Stated Principal Balance of the One World Financial Center Mortgage Loan
allocated to the pooled portion of the One World Financial Center Mortgage Loan or the non-pooled portion of the One World Financial Center Mortgage Loan, as the case may be, which principal amount, at any given time, will equal:

     o    in the case of the pooled portion of the One World Financial Center
          Mortgage Loan, the lesser of--

          1.   the excess, if any, of (a) the portion of the cut-off date principal balance of the One World Financial Center Mortgage Loan that is allocable to the pooled portion of the One World
               Financial Center Mortgage Loan (which is $257,000,000), over (b)
               all collections and/or advances of principal with respect to the
               One World Financial Center Mortgage Loan that have previously been allocated to the pooled portion of the One World Financial
               Center Mortgage Loan, and included in the Standard Available P&I
               Funds, as described under "Description of the Mortgage Pool--One
               World Financial Center Pooled and Non-Pooled Portions--Allocation
               of Payments to the Pooled and Non-Pooled Portions of the One
               World Financial Center Mortgage Loan" in this prospectus
               supplement, and

                                     S-316

          2.   the then Stated Principal Balance of the One World Financial
               Center Mortgage Loan; and

     o    in the case of the non-pooled portion of the One World Financial
          Center Mortgage Loan, the lesser of--

          1.   the excess, if any, of (a) the portion of the cut-off date principal balance of the One World Financial Center Mortgage Loan that is allocable to the non-pooled portion of the One World
               Financial Center Mortgage Loan (which is $40,500,000), over (b)
               all collections and/or advances of principal with respect to the
               One World Financial Center Mortgage Loan that have previously been allocated to the non-pooled portion of the One World
               Financial Center Mortgage Loan, and included in the Class WFC
               Available P&I Funds, as described under "Description of the
               Mortgage Pool--One World Financial Center Pooled and Non-Pooled
               Portions--Allocation of Payments to the Pooled and Non-Pooled
               Portions of the One World Financial Center Mortgage Loan" in this prospectus supplement, and

          2.   the excess, if any, of (a) the then Stated Principal Balance of the One World Financial Center Mortgage Loan, over (b) the then
               Allocated Principal Balance of the pooled portion of the One
               World Financial Center Mortgage Loan.

     "ANNUAL DEBT SERVICE" means, for any underlying mortgage loan, 12 times the amount of the monthly debt service due under that underlying mortgage loan as of the cut-off date (or, in the case of a mortgage loan with an initial interest-only period, 12 times the amount of the monthly debt service due under that mortgage loan as of the related due date on which amortization is scheduled to begin and, in the case of an underlying mortgage loan that is interest-only up to the related maturity date or, if applicable, any related anticipated repayment date (or a Non-Trust Loan), the product of (a) the principal balance of that mortgage loan (excluding in the case of the One World Financial Center
Mortgage Loan, unless the context indicates otherwise, the principal balance of the subordinate non-pooled portion thereof) as of the cut-off date and (b) the annual mortgage rate as adjusted for the interest accrual method).

     "APPRAISAL REDUCTION AMOUNT" means, for any underlying mortgage loan in the trust fund (other than an Outside Serviced Mortgage Loan) as to which an
Appraisal Trigger Event has occurred, an amount that:

     o    will be determined shortly following either--

          A.   the date on which the relevant appraisal or other valuation is obtained or performed, as described under "The Series CD 2007-CD4
               Pooling and Servicing Agreement--Required Appraisals" in this prospectus supplement, or

          B.   if no such appraisal or other valuation is required, the date on which the applicable master servicer obtained knowledge of the relevant Appraisal Trigger Event, and

monthly thereafter for so long as an Appraisal Trigger Event exists with respect to the underlying mortgage loan; and

     o    will generally equal the excess, if any, of "x" over "y" where--

          X.   "x" is equal to the sum (without duplication) of:

               1.   the Stated Principal Balance of the underlying mortgage
                    loan;

                                     S-317

               2.   to the extent not previously advanced by or on behalf of the applicable master servicer or the trustee, all unpaid
                    interest accrued on the mortgage loan through the most
                    recent due date prior to the date of determination at a per annum rate equal to the related Net Mortgage Rate (exclusive of any portion thereof that constitutes Post-ARD Additional
                    Interest);

               3.   all accrued but unpaid master servicing fees and special
                    servicing fees and all accrued but unpaid Additional Trust
                    Fund Expenses with respect to the underlying mortgage loan;

               4.   all related unreimbursed advances made by or on behalf of
                    the applicable master servicer, the special servicer or the trustee with respect to the underlying mortgage loan,
                    together with interest on those advances, and if and to the extent known, all interest on any delinquency advances on a securitized Pari Passu Non-Trust Loan serviced under the
                    series CD 2007-CD4 pooling and servicing agreement; and

               5.   all currently due and unpaid real estate taxes and unfunded improvement reserves and assessments, insurance premiums
                    and, if applicable, ground rents with respect to the related mortgaged real property, and

          Y.   "y" is equal to the sum of:

               1.   90% of the resulting appraised value (net of any prior liens and estimated liquidation expenses) of the related mortgaged real property or REO Property, which value may be subject to reduction by the special servicer based on its review of the related appraisal and other relevant information (without
                    implying any duty to do so); and

               2.   all escrows, reserves and letters of credit held for the
                    purposes of reserves (provided such letters of credit may be drawn upon for reserve purposes under the related mortgage loan documents) held with respect to the underlying mortgage loan.

     If, however, the appraisal or other valuation referred to above in clause
A. of the first bullet of this definition is required, but it is not obtained or performed by the 60th day after the applicable Appraisal Trigger Event, then until the required appraisal or other valuation is obtained or performed, the
Appraisal Reduction Amount for the subject mortgage loan will equal 25% of the outstanding principal balance of that mortgage loan. After receipt of the required appraisal or other valuation, the special servicer will determine the
Appraisal Reduction Amount, if any, for the subject mortgage loan as described in the first sentence of this definition.

     Notwithstanding the foregoing, each Loan Combination will be treated as a single underlying mortgage loan for purposes of calculating an Appraisal
Reduction Amount. Consistent therewith, any Appraisal Reduction Amount or the equivalent under the series CD 2006-CD3 pooling and servicing agreement with respect to the Ala Moana Portfolio Loan Combination, under the series COMM
2006-C8 pooling and servicing agreement with respect to the Mall of America Loan
Combination, under the series JPMCC 2007-CIBC18 pooling and servicing agreement with respect to the DB AmeriCold Portfolio Loan Combination and under the series
JPMCC 2006-LDP7 pooling and servicing agreement with respect to the JQH Hotel
Portfolio Loan Combination will be calculated in a manner similar to that described above.

                                     S-318

     Any Appraisal Reduction Amount with respect to a Loan Combination will be allocated among the mortgage loans in that Loan Combination as follows--

     o    with respect to the Ala Moana Portfolio Loan Combination, any resulting Appraisal Reduction Amount will be allocated under the series CD 2006-CD3 pooling and servicing agreement, first, to the Ala
          Moana Portfolio Subordinate Non-Trust Loan(s) in reverse priority (as described under "Descriptions of the Mortgage Pool--The Loan
          Combinations--The Ala Moana Portfolio Loan Combination), up to the
          amount of the outstanding principal balance of the related Ala Moana
          Portfolio Subordinate Non-Trust Loan(s), up to the outstanding principal balances of those Non-Trust Loans, and then, on a pro rata basis by balance, among the Ala Moana Portfolio Note A Loans;

     o    with respect to the Mall of America Loan Combination, any resulting
          Appraisal Reduction Amount will be allocated under the series COMM
          2006-C8 pooling and servicing agreement, on a pro rata basis by balance, among the mortgage loans in that Loan Combination;

     o    with respect to the DB AmeriCold Portfolio Loan Combination, any resulting Appraisal Reduction Amount will be allocated under the series JPMCC 2007-CIBC18 pooling and servicing agreement, on a pro rata basis by balance, among the mortgage loans in that Loan
          Combination;

     o    with respect to the JQH Hotel Portfolio Loan Combination, any resulting Appraisal Reduction Amount will be allocated under the series JPMCC 2006-LDP7 pooling and servicing agreement, first, to the
          JQH Hotel Portfolio B-Note Mortgage Loan, up to the outstanding principal balance of that underlying mortgage loan, and then to the related Non-Trust Loan;

     o    with respect to each of the CGM AmeriCold Portfolio Loan Combination and the Four Seasons Resort Maui Loan Combination, any resulting
          Appraisal Reduction Amount will be allocated among the mortgage loans in that Loan Combination on a pro rata basis by balance; and

     o    with respect to each other Loan Combination, any resulting Appraisal
          Reduction Amount will be allocated, first, to the related Subordinate
          Non-Trust Loan(s), if any, up to the amount of the outstanding principal balance of, and all accrued and unpaid interest (other than
          Default Interest) on, the subject Subordinate Non-Trust Loan(s), and then, to the subject underlying mortgage loan.

     "APPRAISAL TRIGGER EVENT" means, with respect to any mortgage loan in the trust fund (other than an Outside Serviced Mortgage Loan), any of the following events:

     o    the mortgage loan is 60 days or more delinquent in respect of any monthly debt service payment (other than a balloon payment);

     o    the mortgaged real property securing the mortgage loan becomes an REO
          Property;

     o    the mortgage loan has been modified by the special servicer to reduce the amount of any monthly debt service payment (other than a balloon payment);

     o    a receiver is appointed and continues in that capacity with respect to the related mortgaged real property;

     o    the related borrower declares bankruptcy or becomes the subject of a bankruptcy proceeding; or

     o    the related borrower fails to make any balloon payment on such mortgage loan by its scheduled maturity date unless the applicable master servicer has, on or prior to the due date of such balloon

                                     S-319

          payment, received written evidence from an institutional lender of such lender's binding commitment to refinance such mortgage loan
          (acceptable to the special servicer and the series CD 2007-CD4 controlling class representative) within 60 days after the due date of such balloon payment (provided that if such refinancing does not occur during such time specified in the commitment, an Appraisal Trigger
          Event will occur immediately).

However, an Appraisal Trigger Event will cease to exist with respect to a mortgage loan in the trust fund (other than an Outside Serviced Mortgage Loan):

     o    with respect to the circumstances described in the first and third bullets of the prior sentence, when the related borrower has made three consecutive full and timely monthly debt service payments under the terms of such mortgage loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the special servicer), and

     o    with respect to the circumstances described in the fourth, fifth and sixth bullets of the prior sentence, when those circumstances cease to exist in the good faith reasonable judgment of the special servicer and in accordance with the Servicing Standard, but, with respect to any bankruptcy or insolvency proceedings described in the fourth and fifth bullets of the prior sentence, no later than the entry of an order or decree dismissing such proceeding, and with respect to the circumstances described in the sixth bullet of the prior sentence, no later than the date that the special servicer agrees to an extension,

so long as at that time no circumstance identified in the first through sixth bullets of the prior sentence exists that would cause an Appraisal Trigger Event to continue to exist with respect to such mortgage loan.

     Appraisal Trigger Events or the equivalent with respect to each Outside
Serviced Mortgage Loan will be as set forth in, and appraisals of the related mortgaged real property properties will be conducted under, the applicable other pooling and servicing agreement (or other successor servicing agreement) that governs the servicing thereof. Those Appraisal Trigger Events or the equivalent will be similar, but may not be identical, to those described above.

     "APPRAISAL VALUE" or "APPRAISED VALUE" means, for any mortgaged real property securing an underlying mortgage loan, the independent appraiser's estimate of value of the fee simple estate or, where applicable, the leasehold estate, as stated in the appraisal with a valuation date as specified on Annex
A-1 to this prospectus supplement.

     "ARD" means anticipated repayment date.

     "ARD LOAN" means any mortgage loan in the trust fund having the characteristics described in the first paragraph under "Description of the
Mortgage Pool--Terms and Conditions of the Underlying Mortgage Loans--ARD Loans"
in this prospectus supplement.

     "ASSET STATUS REPORT" means the report designated as such, and described under, "The Series CD 2007-CD4 Pooling And Servicing Agreement--The Series CD
2007-CD4 Controlling Class Representative, the Class WFC Representative and the
Serviced Non-Trust Loan Noteholders--Rights and Powers of the Series CD 2007-CD4
Controlling Class Representative, the Class WFC Representative and the Serviced
Non-Trust Loan Noteholders" in this prospectus supplement.

     "CBD" means central business district.

     "CGMRC" means Citigroup Global Markets Realty Corp.

                                     S-320

     "CGM AMERICOLD PORTFOLIO CO-LENDER AGREEMENT" means, the Co-Lender
Agreement for the CGM AmeriCold Portfolio Loan Combination.

     "CGM AMERICOLD PORTFOLIO CONTROLLING PARTY" means the holder of the CGM
AmeriCold Portfolio Mortgage Loan or its designee, which designee, pursuant to the series CD 2007-CD4 pooling and servicing agreement, will be the series CD
2007-CD4 controlling class representative.

     "CGM AMERICOLD PORTFOLIO LOAN COMBINATION" means, collectively, the CGM
AmeriCold Portfolio Mortgage Loan and the CGM AmeriCold Portfolio Pari Passu
Non-Trust Loans.

     "CGM AMERICOLD PORTFOLIO MORTGAGE LOAN" means the underlying mortgage loan intended to be transferred to the issuing entity that is secured by the CGM
AmeriCold Portfolio Mortgaged Properties, which underlying mortgage loan has, as of the cut-off date, an unpaid principal balance of $180,000,000.

     "CGM AMERICOLD PORTFOLIO MORTGAGED PROPERTIES" means the mortgaged real properties identified on Annex A-1 to this prospectus supplement as CGM
AmeriCold Portfolio.

     "CGM AMERICOLD PORTFOLIO PARI PASSU NON-TRUST LOAN NOTEHOLDER" means the holder of the promissory note for a CGM AmeriCold Portfolio Pari Passu Non-Trust
Loan.

     "CGM AMERICOLD PORTFOLIO NOTE A LOANS" means, collectively, (i) the CGM
AmeriCold Portfolio Mortgage Loan and (ii) the CGM AmeriCold Portfolio Pari
Passu Non-Trust Loans.

     "CGM AMERICOLD PORTFOLIO PARI PASSU NON-TRUST LOAN" means any of the various mortgage loans secured by the CGM AmeriCold Portfolio Mortgaged
Properties that are not included in the trust fund and that are pari passu in right of payment with the CGM AmeriCold Portfolio Mortgage Loan, as and to the
extent described under "Description of the Mortgage Pool--The Loan
Combinations--The CGM AmeriCold Portfolio Loan Combination" in this prospectus supplement.

     "CAPMARK" means Capmark Finance Inc.

     "CITIGROUP MORTGAGE LOAN" means any of the underlying mortgage loans transferred by Citigroup Global Markets Realty Corp. to us for inclusion in the trust fund and any Qualified Substitute Mortgage Loan delivered by Citigroup
Global Markets Realty Corp. in replacement of a Citigroup Mortgage Loan.

     "CLASS A-SB PLANNED PRINCIPAL BALANCE" means, with respect to the class
A-SB certificates for any distribution date, the principal balance specified for that distribution date on Annex E to this prospectus supplement. The principal balances set forth on Annex E to this prospectus supplement were calculated using, among other things, the Maturity Assumptions and a 0% CPR. Based on the
Maturity Assumptions and a 0% CPR, the total principal balance of the class A-SB certificates on each distribution date would be reduced to approximately the scheduled principal balance indicated for that distribution date on Annex E to this prospectus supplement. There is no assurance, however, that the mortgage loans will perform in conformity with the Maturity Assumptions. Therefore, there can be no assurance that the total principal balance of the class A-SB certificates on any payment date will be equal to the scheduled principal balance that is specified for that distribution date on Annex E to this prospectus supplement.

     "CLASS WFC AVAILABLE P&I FUNDS" has the meaning given to that term under
"Description of the Mortgage Pool--One World Financial Center Pooled and
Non-Pooled Portions--Allocation of Payments to the Pooled and Non-Pooled
Portions of the One World Financial Center Mortgage Loan" in this prospectus supplement.

                                     S-321

     "CLASS WFC CERTIFICATES" means, collectively, the class WFC-X, WFC-1, WFC-2 and WFC-3 certificates.

     "CLASS WFC PRINCIPAL BALANCE CERTIFICATES" means collectively, the class
WFC-1, WFC-2 and WFC-3 certificates.

     "CLASS WFC PRINCIPAL DISTRIBUTION AMOUNT" has the meaning assigned to that term under "Description of the Offered Certificates--Payments--Payments of
Principal" in this prospectus supplement.

     "CLEARSTREAM" means Clearstream Banking Luxembourg.

     "CMSA" means the Commercial Mortgage Securities Association, or any association or organization that is a successor thereto.

     "CO-LENDER AGREEMENT" means the co-lender agreement or other intercreditor agreement that has been executed in connection with each Loan Combination, that identifies the respective rights and obligations of the holders of the mortgage loans that comprise the subject Loan Combination, and that is described under
"Description of the Mortgage Pool--The Loan Combinations" in this prospectus supplement.

     "CONTROLLING WFC CLASS" means the most subordinate class of Class WFC
Principal Balance Certificates then outstanding that has a total principal balance, net of any portion of any Appraisal Reduction Amount in respect of the
One World Financial Center Mortgage Loan allocable to that class, that is greater than 25% of that class's original total principal balance.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of mortgage loans for the life of those loans. The CPR model is the prepayment model that we use in this prospectus supplement.

     "CROSSED LOAN" means any mortgage loan in the trust fund that is cross-collateralized and cross-defaulted with another mortgage loan in the trust fund.

     "CROSSED GROUP" means any group of mortgage loans in the trust fund that are cross-collateralized and cross-defaulted with each other.

     "CUT-OFF DATE LOAN-TO-VALUE RATIO" and "CUT-OFF DATE LTV RATIO" each generally means, subject to the discussion under "Risk Factors--The Underwritten
Net Cash Flow Debt Service Coverage Ratios and/or Loan-to-Value Ratios for
Certain of the Underlying Mortgage Loans Have Been Adjusted in Consideration of
Certain Financial Performance Assumptions or a Cash Holdback or a Guaranty or
Based on a Stabilized Appraised Value" in this prospectus supplement:

     o    with respect to any underlying mortgage loan (other than a Crossed
          Loan or the Ala Moana Portfolio Mortgage Loan, the Mall of America
          Mortgage Loan, the CGM AmeriCold Portfolio Mortgage Loan, the DB
          AmeriCold Portfolio Mortgage Loan, the One World Financial Center
          Mortgage Loan, the Four Seasons Resort Maui Mortgage Loan or the JQH
          Hotel Portfolio B-Note Mortgage Loan), the ratio of--

          1.   the cut-off date principal balance of the mortgage loan, to

          2.   the Appraised Value of the related mortgaged real property or properties;

                                     S-322

     o    with respect to any Crossed Loan, the ratio of--

          1.   the total cut-off date principal balance for all of the
               underlying mortgage loans in the applicable Crossed Group, to

          2.   the total Appraised Value for all of the mortgaged real
               properties related to the applicable Crossed Group;

     o    with respect to each of the Ala Moana Portfolio Mortgage Loan, the
          Mall of America Mortgage Loan, the CGM AmeriCold Portfolio Mortgage
          Loan, the DB AmeriCold Portfolio Mortgage Loan and the Four Seasons
          Resort Maui Mortgage Loan, the ratio of--

          1.   the total cut-off date principal balance of that underlying mortgage loan and the related Pari Passu Non-Trust Loan(s), to

          2.   the total Appraised Value of the related mortgaged real property or properties;

     o    with respect to the One World Financial Center Mortgage Loan, the ratio of--

          1.   the total cut-off date principal balance of the One World
               Financial Center Mortgage Loan (excluding the cut-off date principal balance of the subordinate non-pooled portion of the
               One World Financial Center Mortgage Loan and without regard to the related Non-Trust Loan), to

          2.   the Appraised Value of the related mortgaged real property; and

     o    with respect to the JQH Hotel Portfolio B-Note, the ratio of--

          1.   the total cut-off date principal balance of the underlying mortgage loan and the related Senior Non-Trust Loan, to

          2.   the total Appraised Value of the related mortgaged real
               properties.

     "CY ENDED" means calendar year ended.

     "DB AMERICOLD PORTFOLIO CO-LENDER AGREEMENT" means, the Co-Lender Agreement for the DB AmeriCold Portfolio Loan Combination.

     "DB AMERICOLD PORTFOLIO CONTROLLING PARTY" means the holder of the DB
AmeriCold Portfolio Mortgage Loan or its designee, which designee, pursuant to the series CD 2007-CD4 pooling and servicing agreement, will be the series CD
2007-CD4 controlling class representative.

     "DB AMERICOLD PORTFOLIO LOAN COMBINATION" means, collectively, the DB
AmeriCold Portfolio Mortgage Loan and the DB AmeriCold Portfolio Pari Passu
Non-Trust Loans.

     "DB AMERICOLD PORTFOLIO MORTGAGE LOAN" means the underlying mortgage loan intended to be transferred to the issuing entity that is secured by the DB
AmeriCold Portfolio Mortgaged Properties, which underlying mortgage loan has, as of the cut-off date, an unpaid principal balance of $180,000,000.

     "DB AMERICOLD PORTFOLIO MORTGAGED PROPERTIES" means the mortgaged real properties identified on Annex A-1 to this prospectus supplement as DB AmeriCold
Portfolio.

                                     S-323

     "DB AMERICOLD PORTFOLIO PARI PASSU NON-TRUST LOAN" means any of the various mortgage loans secured by the DB AmeriCold Portfolio Mortgaged Properties that are not included in the trust fund and that are pari passu in right of payment with the DB AmeriCold Portfolio Mortgage Loan, as and to the extent described under "Description of the Mortgage Pool--The Loan Combinations--The DB AmeriCold
Portfolio Loan Combination" in this prospectus supplement.

     "DB AMERICOLD PORTFOLIO PARI PASSU NON-TRUST LOAN NOTEHOLDER" means the holder of the promissory note for a DB AmeriCold Portfolio Pari Passu Non-Trust
Loan.

     "DEFAULT INTEREST" means, for any underlying mortgage loan, any interest, other than late payment charges, prepayment premiums or yield maintenance charges, that:

     o    accrues on a defaulted mortgage loan solely by reason of the subject default; and

     o    is in excess of all interest at the related mortgage rate set forth on
          Annex A-1 to this prospectus supplement and any Post-ARD Additional
          Interest accrued on the mortgage loan.

     "DEFAULTED MORTGAGE LOAN" means an underlying mortgage loan (i) that (A) is delinquent 60 days or more in respect to a monthly debt service payment (not including the balloon payment) or (B) is delinquent in respect of its balloon payment unless the applicable master servicer has, on or prior to the due date of that balloon payment, received written evidence from an institutional lender of such lender's binding commitment to refinance such underlying mortgage loan
(acceptable to the special servicer and the series CD 2007-CD4 controlling class representative) within 60 days after the due date of such balloon payment
(provided that, if such refinancing does not occur during such time specified in the commitment, the subject underlying mortgage loan will immediately become a
Defaulted Mortgage Loan), in either case such delinquency to be determined without giving effect to any grace period permitted by the related mortgage instrument or mortgage note and without regard to any acceleration of payments under the related mortgage instrument and mortgage note, or (ii) as to which the applicable master servicer or special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related mortgage note.

     "DEFICIENT VALUATION" means, with respect to any underlying mortgage loan, a valuation by a court of competent jurisdiction of the related mortgaged real property in an amount less than the then outstanding principal balance of the underlying mortgage loan, which valuation results from a proceeding initiated under the U.S. Bankruptcy Code.

     "DETAILED PROPERTY TYPE" means, with respect to any mortgaged real property, the general purpose or use for which it is operated, along with, when applicable, certain ancillary distinctions or characteristics. In the case of a mixed use property, the percentages included in the parenthesis next to each detailed property type are meant to be the estimated percentage of that purpose or use at the mortgaged real property, as measured by its relative contribution to the mortgaged real property's Underwritten Revenues. Each tenant space at the mortgaged real property may be comprised of only one of the uses, or may be some mixture of the two.

     "ENVIRONMENTAL REPORT" means a Phase I environmental assessment, a limited scope environmental assessment, a transaction screen, or an update of any of the foregoing, prepared by a third-party consultant.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

     "ERISA PLAN" means any employee benefit plan, or other retirement plan, arrangement or account, that is subject to the fiduciary responsibility provisions of ERISA.

                                     S-324

     "ESCROWED REPLACEMENT RESERVES CURRENT ANNUAL DEPOSIT" means, with respect to any underlying mortgage loan, the monthly dollar amount, if any, actually deposited into a replacement reserves escrow account in conjunction with the
January, 2007 monthly debt service payment, multiplied by 12.

     "ESCROWED REPLACEMENT RESERVES INITIAL DEPOSIT" means, with respect to any underlying mortgage loan, the dollar amount deposited into an escrow account at the time of origination, to be used for future ongoing repairs and replacements for the related mortgaged real property or properties.

     "ESCROWED TI/LC RESERVES CURRENT ANNUAL DEPOSIT" means, with respect to any underlying mortgage loan, the monthly dollar amount, if any, actually deposited into a tenant improvements and leasing commissions escrow account in conjunction with the January, 2007 monthly debt service payment, multiplied by 12.

     "ESCROWED TI/LC RESERVES INITIAL DEPOSIT" means, with respect to any underlying mortgage loan, the dollar amount deposited into an escrow account at the time of origination, to be used for future tenant improvements and leasing commissions for the related mortgaged real property or properties.

     "EUROCLEAR" means Euroclear Bank S.A./N.V., as operator of the Euroclear
System.

     "EVENT OF DEFAULT" has the meaning assigned to that term under "The Series
CD 2007-CD4 Pooling and Servicing Agreement--Events of Default" in this prospectus supplement.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "EXEMPTION-FAVORED PARTY" means any of the following--

     o    Citigroup Global Markets Inc.,

     o    any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Citigroup
          Global Markets Inc., and

     o    any member of the underwriting syndicate or selling group of which a person described in either of the prior two bullets is a manager or co-manager with respect to the offered certificates.

     "EXPENSES" are the operating expenses incurred for a mortgaged real property for the specified historical operating period, as reflected in the operating statements and other information furnished by the related borrower.
Those expenses generally include:

     o    salaries, wages and benefits;

     o    the costs of utilities;

     o    repairs and maintenance;

     o    marketing;

     o    insurance;

     o    management;

     o    landscaping;

     o    security, if provided at the mortgaged real property;

                                     S-325

     o    real estate taxes;

     o    general and administrative expenses;

     o    ground lease payments; and

     o    other similar costs;

but without any deductions for debt service, depreciation, amortization, capital expenditures or reserves for any of these deductions.

     In the case of certain properties used for retail, office and/or industrial purposes, Expenses may have included leasing commissions and tenant improvements.

     "FITCH" means Fitch, Inc. and its successors in interest.

     "FSMA" means the Financial Services and Markets Act 2000.

     "FOUR SEASONS RESORT MAUI LOAN COMBINATION" means, collectively, the Four
Seasons Resort Maui Mortgage Loan and the Four Seasons Resort Maui Pari Passu
Non-Trust Loan.

     "FOUR SEASONS RESORT MAUI MORTGAGE LOAN" means the underlying mortgage loan intended to be transferred to the issuing entity that is secured by the Four
Seasons Resort Maui Mortgaged Properties, which underlying mortgage loan has, as of the cut-off date, an unpaid principal balance of $250,000,000.

     "FOUR SEASONS RESORT MAUI MORTGAGED PROPERTIES" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Four Seasons
Resort Maui.

     "FOUR SEASONS RESORT MAUI PARI PASSU NON-TRUST LOAN" means any of the various mortgage loans secured by the Four Seasons Resort Maui Mortgaged
Properties that are not included in the trust fund and that are pari passu in right of payment with the Four Season Resort Maui Mortgage Loan, as and to the
extent described under "Description of the Mortgage Pool--The Loan
Combinations--The Four Seasons Resort Maui Loan Combination" in this prospectus supplement.

     "FOUR SEASONS RESORT MAUI PARI PASSU NON-TRUST LOAN NOTEHOLDER" means the holder of the promissory note for a Four Seasons Resort Maui Pari Passu
Non-Trust Loan.

     "GAAP" means generally accepted accounting principles in the United States.

     "GOVERNMENT SECURITIES" means non-callable United States Treasury obligations, and other non-callable government securities within the meaning of section 2(a)(16) of the Investment Company Act of 1940, as amended.

     "INITIAL LOAN GROUP NO. 1 BALANCE" has the meaning given to that term under
"Description of the Mortgage Pool--General" in this prospectus supplement.

     "INITIAL LOAN GROUP NO. 2 BALANCE" has the meaning given to that term under
"Description of the Mortgage Pool--General" in this prospectus supplement.

     "INITIAL MORTGAGE POOL BALANCE" has the meaning given to that term under
"Description of the Mortgage Pool--General" in this prospectus supplement.

                                     S-326

     "INTEREST DIFFERENTIAL" means the sum calculated as

     1.   the excess, if any, of the mortgage rate over the Yield Maintenance
          Interest Rate, multiplied by

     2.   the prepaid amount, multiplied by

     3.   the number of months remaining to maturity, divided by

     4.   12.

     "INTEREST DIFFERENTIAL (ANNUAL)" means the product obtained by multiplying:

     1.   the prepaid amount, multiplied by

     2.   the excess, if any, of the mortgage rate over the Yield Maintenance
          Interest Rate, multiplied by

     3.   the present value factor using the following formula:

          1-(1+r)(-n)
          ----------
               r

          where:

          r = Yield Maintenance Interest Rate

          n = the number of years, and any fraction thereof, remaining between the date of such prepayment and the scheduled maturity date or anticipated repayment date of the loan.

     "INTEREST DIFFERENTIAL (MONTHLY)" means the product obtained by multiplying:

     1.   the prepaid amount, multiplied by

     2.   the excess, if any, of the mortgage rate over the Yield Maintenance
          Interest Rate, multiplied by

     3.   the present value factor using the following formula:

          1-(1+r/12)(-n)
          -------------
                 r

          where:

          r = Yield Maintenance Interest Rate

          n = the number of monthly interest periods remaining between the date of such prepayment and the scheduled maturity date or anticipated repayment date of the loan.

                                     S-327

     "INTEREST DIFFERENTIAL (MONTHLY LS)" means an amount equal to the present value of a series of "Monthly Amounts" assumed to be paid at the end of each month remaining from the prepayment date through the maturity date, discounted at the Yield Maintenance Interest Rate, where:

     "MONTHLY AMOUNT" shall be calculated as:

     1.   the mortgage rate minus

     2.   the Yield Maintenance Interest Rate, such result divided by 12 and the quotient thereof then multiplied by

     3.   the prepaid amount.

     "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended.

     "IRS" means the Internal Revenue Service.

     "ISSUE DATE" means the date of initial issuance for the series CD 2007-CD4 certificates, which will be on or about March 29, 2007.

     "JQH HOTEL PORTFOLIO B-NOTE MORTGAGE LOAN" means the underlying mortgage loan intended to be transferred to the issuing entity that is secured by the JQH
Hotel Portfolio Mortgaged Properties, which underlying mortgage loan has, as of the cut-off date, an unpaid principal balance of $9,888,519.

     "JQH HOTEL PORTFOLIO CO-LENDER AGREEMENT" means the Co-Lender Agreement for the JQH Hotel Portfolio Loan Combination.

     "JQH HOTEL PORTFOLIO LOAN COMBINATION" means, collectively, the JQH Hotel
Portfolio B-Note Mortgage Loan and the JQH Hotel Portfolio Senior Non-Trust
Loan.

     "JQH HOTEL PORTFOLIO MORTGAGED PROPERTIES" means the mortgaged real properties identified on Annex A-1 to this prospectus supplement as the JQH
Hotel Portfolio B-Note.

     "JQH HOTEL PORTFOLIO SENIOR NON-TRUST LOAN" means any of the various mortgage loans secured by the JQH Mortgaged Properties that are not included in the trust fund, as described under "Description of the Mortgage Pool--The Loan
Combinations--The JQH Hotel Portfolio Loan Combination" in this prospectus supplement.

     "LASALLE BANK" means LaSalle Bank National Association and its successors in interest.

     "LASALLE BANK MORTGAGE LOAN" means any of the underlying loans transferred to us by LaSalle Bank for inclusion in the trust fund and any Qualified
Substitute Mortgage Loan delivered by LaSalle Bank in replacement of a LaSalle
Bank Mortgage Loan.

     "LNR" means LNR Property Holdings, Ltd.

     "LNR PARTNERS" means LNR Partners, Inc.

     "LOAN BALANCE AT MATURITY/ARD" means, with respect to any underlying mortgage loan or Non-Trust Loan, the principal balance remaining after giving effect to the principal component of the monthly debt service payment made on the maturity date of the mortgage loan or Non-Trust Loan or, in the case of an
ARD Loan or

                                     S-328

any Non-Trust Loan having an anticipated repayment date, the anticipated repayment date, assuming no prior prepayments or defaults.

     "LOAN COMBINATION" means any group of two or more mortgage loans described under "Description of the Mortgage Pool--The Loan Combinations--General" in this prospectus supplement.

     "LOAN GROUP NO. 1 PRINCIPAL DISTRIBUTION AMOUNT" means the portion of the
Total Principal Distribution Amount for any distribution date attributable to loan group no. 1.

     "LOAN GROUP NO. 2 PRINCIPAL DISTRIBUTION AMOUNT" means the portion of the
Total Principal Distribution Amount for any distribution date attributable to loan group no. 2.

     "LOAN-SPECIFIC CONTROLLING PARTY" has the meaning assigned thereto under
"The Series CD 2007-CD4 Pooling and Servicing Agreement--The Series CD 2007-CD4
Controlling Class Representative, the Class WFC Representative and the Serviced
Non-Trust Loan Noteholders" in this prospectus supplement.

     "LOC" means letter of credit.

     "MAJOR TENANT" means any of the largest, second largest or third largest tenant in occupancy at a commercial mortgaged real property, as measured by its rentable area as a percentage of the total net rentable area.

     "MAJORITY CONTROLLING CLASS CERTIFICATEHOLDER" means, as of any date of determination, any single holder -- or, if applicable, beneficial owner -- of series CD 2007-CD4 certificates (other than any holder -- or, if applicable, beneficial owner -- that is an affiliate of us or a mortgage loan seller)
entitled to greater than 50% of the voting rights allocated to the series CD
2007-CD4 controlling class; provided, however, that, if there is no single holder -- or, if applicable, beneficial owner -- of series CD 2007-CD4 certificates entitled to greater than 50% of the voting rights allocated to such class, then the Majority Controlling Class Certificateholder will be the single holder -- or, if applicable, beneficial owner -- of series CD 2007-CD4 certificates with the largest percentage of voting rights allocated to the series CD 2007-CD4 controlling class. With respect to determining the Majority
Controlling Class Certificateholder, the class A-1, A-2A, A-2B, A-3, A-SB, A-4 and A-1A certificates will be treated as a single class of series CD 2007-CD4 certificates, with the subject voting rights allocated among the holders -- or, if applicable, beneficial owners -- of those series CD 2007-CD4 certificates in proportion to the respective total principal balances thereof as of such date of determination.

     "MALL OF AMERICA CO-LENDER AGREEMENT" means, the Co-Lender Agreement for the Mall of America Loan Combination.

     "MALL OF AMERICA LOAN COMBINATION" means, collectively, the Mall of America
Mortgage Loan and the Mall of America Non-Trust Loans.

     "MALL OF AMERICA MORTGAGE LOAN" means the underlying mortgage loan intended to be transferred to the issuing entity that is secured by the Mall of America
Mortgaged Properties, which underlying mortgage loan has, as of the cut-off date, an unpaid principal balance of $306,000,000.

     "MALL OF AMERICA MORTGAGED PROPERTIES" means the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Mall of America.

     "MALL OF AMERICA NON-TRUST LOAN" means any of the various mortgage loans secured by the Mall of America Mortgaged Properties that is not included in the trust fund and that are pari passu in right of payment with the Mall of America
Mortgage Loan, as and to the extent described under "Description of the Mortgage
Pool--The Loan Combinations--The Mall of America Loan Combination" in this prospectus supplement.

                                     S-329

     "MALL OF AMERICA NON-TRUST LOAN NOTEHOLDER" means the holder of the promissory note for a Mall of America Non-Trust Loan.

     "MALL OF AMERICA PARI PASSU NON-TRUST LOAN" means any Mall of America
Non-Trust Loan that is pari passu in right of payment with the Mall of America
Mortgage Loan, as and to the extent described under "Description of the Mortgage
Pool--The Loan Combinations--The Mall of America Loan Combination" in this prospectus supplement.

     "MASTER SERVICER REMITTANCE AMOUNT" has the meaning given to that term under "The Series CD 2007-CD4 Pooling and Servicing Agreement--Accounts" in this prospectus supplement.

     "MATURITY ASSUMPTIONS" means, collectively, the following assumptions regarding the series CD 2007-CD4 certificates and the underlying mortgage loans:

     o    the mortgage loans have the characteristics set forth on Annex A-1 to this prospectus supplement, the Initial Mortgage Pool Balance is approximately $6,599,815,279, the Initial Loan Group No. 1 Balance is
          approximately $5,601,058,625 and the Initial Loan Group No. 2 Balance
          is approximately $998,756,654;

     o    the initial total principal balance or notional amount, as the case may be, of each class of series CD 2007-CD4 certificates, exclusive of the class R and Y certificates, and the class A-MFL REMIC regular interest is as described in this prospectus supplement;

     o    the pass-through rate for each interest-bearing class of series CD
          2007-CD4 certificates is as described in this prospectus supplement;

     o    there are no delinquencies or losses with respect to the underlying mortgage loans;

     o    there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the underlying mortgage loans;

     o    there are no Appraisal Reduction Amounts with respect to the underlying mortgage loans;

     o    there are no casualties or condemnations affecting the corresponding mortgaged real properties;

     o    each of the underlying mortgage loans provides for monthly debt service payments to be due on the respective dates of each month and accrues interest on the respective bases described in this prospectus supplement;

     o    there are no breaches of any mortgage loan seller's representations and warranties regarding the underlying mortgage loans that are being sold by it;

     o    monthly debt service payments on the mortgage loans are timely received on the respective payment day of each month, and
          amortization, if applicable, is assumed to occur prior to prepayment;

     o    in the case of mortgage loans that have their first payment date in
          May 2007, there will be an interest reserve deposit to fund the interest accrued on such mortgage loans for the interest accrual period beginning in March 2007;

                                      S-330

     o    in the case of mortgage loans that have payment dates that occur after the initial determination date, there will be an interest reserve deposit to fund the interest accrued on such mortgage loans for the interest accrual period beginning in March 2007;

     o    no voluntary or involuntary prepayments are received as to any of the underlying mortgage loans during that mortgage loan's prepayment lock-out period, defeasance period or prepayment consideration period, in each case if any;

     o    each ARD Loan is paid in full on its anticipated repayment date;

     o    except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the underlying mortgage loans at the indicated CPRs set forth in the subject tables or other relevant part of this prospectus supplement, without regard to any limitations in those mortgage loans on partial voluntary principal prepayment;

     o    all prepayments on the underlying mortgage loans are assumed to be accompanied by a full month's interest;

     o    no person or entity entitled thereto exercises its right of optional termination described in this prospectus supplement under "Description of the Offered Certificates--Termination;"

     o    no underlying mortgage loan is required to be repurchased by any mortgage loan seller;

     o    there are no Additional Trust Fund Expenses;

     o    if any underlying mortgage loan is purchased in connection with a defeasance thereof prior to the second anniversary of the date of initial issuance of the series CD 2007-CD4 certificates, then notwithstanding the actual allocations thereof, it is assumed that any yield maintenance payment received as part of the purchase price will, for modeling purposes, be distributed in the same manner as a yield maintenance charge received from a borrower;

     o    payments on the offered certificates are made on the 11th day of each month, commencing in April 2007; and

     o    the offered certificates are settled on March 29, 2007.

     "MATURITY DATE/ARD LOAN-TO-VALUE RATIO" and "MATURITY DATE/ARD LTV RATIO"
each generally means, subject to the discussion under "Risk Factors--The
Underwritten Net Cash Flow Debt Service Coverage Ratios and/or Loan-to-Value
Ratios for Certain of the Underlying Mortgage Loans Have Been Adjusted in
Consideration of Certain Financial Performance Assumptions or a Cash Holdback or
a Guaranty or Based on a Stabilized Appraised Value" in this prospectus supplement:

     o    with respect to any underlying mortgage loan (other than a Crossed
          Loan or the Ala Moana Portfolio Mortgage Loan, the Mall of America
          Mortgage Loan, the One World Financial Center Mortgage Loan, the CGM
          AmeriCold Portfolio Mortgage Loan, the DB AmeriCold Portfolio Mortgage
          Loan, the Four Seasons Resort Maui Mortgage Loan or the JQH Hotel
          Portfolio B-Note Mortgage Loan), the ratio of--

          1.   the related Loan Balance at Maturity/ARD for the particular mortgage loan, to

          2.   the Appraised Value of the related mortgaged real property or properties;

                                     S-331

     o    with respect to any Crossed Loan, the ratio of--

          1.   the total Loan Balance at Maturity/ARD for all of the underlying mortgage loans in the applicable Crossed Group, to

          2.   the total Appraised Value for all of the mortgaged real
               properties related to the applicable Crossed Group;

     o    with respect to each of the Ala Moana Portfolio Mortgage Loan, the
          Mall of America Mortgage Loan, the CGM AmeriCold Portfolio Mortgage
          Loan, the DB AmeriCold Portfolio Mortgage Loan and the Four Seasons
          Resort Maui Mortgage Loan, the ratio of--

          1.   the sum of the Loan Balance at Maturity/ARD for that underlying mortgage loan and the aggregate Loan Balance at Maturity/ARD for the related Pari Passu Non-Trust Loan(s), to

          2.   the Appraised Value of the related mortgaged real property or properties;

     o    with respect to the One World Financial Center Mortgage Loan, the ratio of

          1.   the total Loan Balance at Maturity/ARD of the One World Financial
               Center Mortgage Loan (excluding the Loan Balance at Maturity/ARD of the subordinate non-pooled portion of the One World Financial
               Center Mortgage Loan and without regard to the related Non-Trust
               Loan), to

          2.   the Appraised Value of the related mortgaged real property; and

     o    with respect to the JQH Hotel Portfolio B-Note Mortgage Loan, the ratio of--

          1.   the sum of the Loan Balance at Maturity/ARD for that underlying mortgage loan and the Loan Balance at Maturity/ARD for the related Senior Non-Trust Loan, to

          2.   the Appraised Value of the related mortgaged real properties.

     "MIDLAND" means Midland Loan Services, Inc.

     "MOODY'S" means Moody's Investors Service, Inc. and its successors in interest.

     "MORTGAGE DEFERRED INTEREST" means, with respect to any underlying mortgage loan, the amount of any interest accrued thereon at the related mortgage rate
(other than Post-ARD Additional Interest) that, by virtue of a modification, is added to the outstanding principal balance of such underlying mortgage loan instead of being payable on the related due date on which it would otherwise have been due.

     "MORTGAGE FILE" has the meaning given to that term under "Description of the Mortgage Pool--Assignment of the Mortgage Loans; Repurchases and
Substitutions" in this prospectus supplement.

     "MULTIPLE PROPERTY MORTGAGE LOAN" means any underlying mortgage loan that, without regard to any cross-collateralization with any other underlying mortgage loan, is individually secured by two or more mortgaged real properties.

     "N/A" and "NAP" each means not applicable.

                                     S-332

     "NET AGGREGATE PREPAYMENT INTEREST SHORTFALL" means, with respect to any distribution date, the excess, if any, of:

     o    the Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period; over

     o    the total payments made by the master servicers to cover those
          Prepayment Interest Shortfalls.

     "NET MORTGAGE PASS-THROUGH RATE" means:

     o    in the case of each underlying mortgage loan (or designated portion thereof) that accrues interest on a 30/360 Basis, for any distribution date, an annual rate equal to the Net Mortgage Rate of that mortgage loan (or designated portion thereof) in effect as of the date of initial issuance of the offered certificates; and

     o    in the case of each underlying mortgage loan (or designated portion thereof) that accrues interest on an Actual/360 Basis, for any distribution date, an annual rate generally equal to the product of
          (1) 12, times (2) a fraction, expressed as a percentage, the numerator of which fraction is, subject to adjustment as described below in this definition, an amount of interest equal to the product of (a) the number of days in the calendar month preceding the month in which the subject distribution date occurs, multiplied by (b) the Stated
          Principal Balance of that mortgage loan (or the Allocated Principal
          Balance of that designated portion thereof) immediately prior to the subject distribution date, multiplied by (c) 1/360, multiplied by (d)
          the Net Mortgage Rate of that mortgage loan (or designated portion thereof) in effect as of the date of initial issuance of the offered certificates, and the denominator of which fraction is the Stated
          Principal Balance of that mortgage loan (or the Allocated Principal
          Balance of that designated portion thereof) immediately prior to the subject distribution date.

     Notwithstanding the foregoing, if the subject distribution date occurs during January, except during a leap year, or February, then the amount of interest that comprises the numerator of the fraction described in clause (2) of the second bullet of this definition will be decreased to reflect any interest reserve amount with respect to the subject mortgage loan (or designated portion thereof) that is transferred from the certificate administrator's distribution account to its interest reserve account during that month. Furthermore, if the subject distribution date occurs during March, then the amount of interest that comprises the numerator of the fraction described in clause (2) of the second bullet of this definition will be increased to reflect any interest reserve amount(s) with respect to the subject mortgage loan (or designated portion thereof) that are transferred from the certificate administrator's interest reserve account to its distribution account during that month. Any interest reserve amount with respect to the One World Financial Center Mortgage Loan will solely relate to, and will solely affect the calculation of the Net Mortgage
Pass-Through Rate for, the pooled portion of that mortgage loan. In addition, if any Outside Serviced Mortgage Loan accrues interest on an Actual/360 Basis and if the outside servicing fee for that Outside Serviced Mortgage Loan is calculated on a 30/360 Basis, then (for purposes of calculating the Net Mortgage
Rate used to determine the related Net Mortgage Pass-Through Rate) the outside servicing fee rate will be converted to an Actual/360 Basis equivalent rate each month.

     "NET MORTGAGE RATE" means, for any underlying mortgage loan (or designated portion thereof), the related actual or deemed mortgage rate minus the
Administrative Fee Rate.

     "NET OPERATING INCOME" or "NOI" means, for any mortgaged real property securing an underlying mortgage loan, the net property income derived from the property, which is equal to Revenues less Expenses, for the applicable time period, that was available for debt service, as established by information provided by the related borrower, except that in some cases the net operating income has been adjusted by removing various non-recurring expenses and revenues or by other normalizations. NOI does not reflect accrual of costs such as

                                     S-333

reserves, capital expenditures, tenant improvements and leasing commissions and does not reflect non-cash items such as depreciation or amortization. In some cases, capital expenditures, tenant improvements and leasing commissions and non-recurring items may have been treated by a borrower as an expense but were excluded from Expenses to reflect normalized NOI. We have not made any attempt to verify the accuracy of any information provided by a particular borrower or to reflect changes in net operating income that may have occurred since the date of the information provided by any borrower for the related mortgaged real property. NOI was not necessarily determined in accordance with GAAP. Moreover,
NOI is not a substitute for net income determined in accordance with GAAP as a measure of the results of a mortgaged real property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity. In certain cases, NOI may reflect partial-year annualizations.

     "NOI DSCR" means:

     o    with respect to any underlying mortgage loan (other than a Crossed
          Loan, the Ala Moana Portfolio Mortgage Loan, the Mall of America
          Mortgage Loan, the One World Financial Center Mortgage Loan, the CGM
          AmeriCold Portfolio Mortgage Loan, the DB AmeriCold Portfolio Mortgage
          Loan, the Four Seasons Resort Maui Mortgage Loan or the JQH Hotel
          Portfolio B-Note Mortgage Loan), for any specified 12-month period, the ratio of--

          1.   the NOI for the corresponding mortgaged real property or
               properties for that 12-month period, to

          2.   the Annual Debt Service for the underlying mortgage loan;

     o    with respect to any Crossed Loan, for any specified 12-month period, the ratio of--

          1.   the total NOI for all of the mortgaged real properties related to the applicable Crossed Group for that 12-month period, to

          2.   the total Annual Debt Service for all of the underlying mortgage loans in the applicable Crossed Group;

     o    with respect to each of the Ala Moana Portfolio Mortgage Loan, the
          Mall of America Mortgage Loan, the CGM AmeriCold Portfolio Mortgage
          Loan, the DB AmeriCold Portfolio Mortgage Loan and the Four Seasons
          Resort Maui Mortgage Loan, for any specified 12-month period, the ratio of--

          1.   the NOI for the corresponding mortgaged real property or
               properties for that 12-month period, to

          2.   the sum of the Annual Debt Service for that underlying mortgage loan and the aggregate Annual Debt Service for the related Pari
               Passu Non-Trust Loan(s);

     o    with respect to the One World Financial Center Mortgage Loan, for any
          specified 12-month period, the ratio of--

          1.   the NOI for the corresponding mortgaged real property for that
               12-month period, to

          2.   the Annual Debt Service for the One World Financial Center
               Mortgage Loan (excluding the Annual Debt Service for the
               subordinate non-pooled portion of the One World Financial Center
               Mortgage Loan and without regard to the related Non-Trust Loan),
               and

                                     S-334

     o    with respect to the JQH Hotel Portfolio B-Note Mortgage Loan, for any
          specified 12-month period, the ratio of--

          1.   the NOI for the corresponding mortgaged real properties for that
               12-month period, to

          2.   the sum of the Annual Debt Service for that underlying mortgage loan and the Annual Debt Service for the related Senior Non-Trust
               Loan.

     "NONRECOVERABLE ADVANCE" means any advance made or proposed to be made, as applicable, with respect to any underlying mortgage loan or related REO Property that is determined in accordance with the series CD 2007-CD4 pooling and servicing agreement, not to be ultimately recoverable (together with any accrued and unpaid interest thereon) out of payments or other collections on that mortgage loan or related REO Property (or, in the case of an underlying mortgage loan that is part of a Loan Combination, on or with respect to that Loan
Combination).

     "NON-TRUST LOAN" means any mortgage loan in a Loan Combination that is not being transferred to the trust.

     "NON-TRUST LOAN NOTEHOLDER" means the holder of the promissory note evidencing a Non-Trust Loan.

     "NRSF," "NRS" or "SF" generally means the square footage of the net rentable area of a mortgaged real property.

     "OCCUPANCY %" or "OCCUPANCY PERCENTAGE" means, (a) for any mortgaged real property (other than a hotel property), the percentage of leasable square footage, total Units or total Pads, as the case may be, at the particular property that was physically occupied as of the "Occupancy as of Date" specified in Annex A-1 to this prospectus supplement, and (b) for any mortgaged real property that is a hotel property, the average percentage of rooms that were occupied in the 12-month period ending on the "Occupancy as of Date" specified in Annex A-1 to this prospectus supplement. Occupancy Percentages presented in this prospectus supplement may reflect leased space that is not currently occupied, that is subject to build out and/or that is subject to a free rent period or that is leased to an affiliate of the related borrower pursuant to a master lease.

     "ONE WORLD FINANCIAL CENTER AVAILABLE FUNDS" has the meaning given to that term under "Description of the Mortgage Pool--One World Financial Center Pooled
and Non-Pooled Portions--Allocation of Payments to the Pooled and Non-Pooled
Portions of the One World Financial Center Mortgage Loan" in this prospectus supplement.

     "ONE WORLD FINANCIAL CENTER CO-LENDER AGREEMENT" means the Co-Lender
Agreement for the One World Financial Center Loan Combination.

     "ONE WORLD FINANCIAL CENTER CONTROLLING HOLDER" has the meaning assigned to that term under "Description of the Mortgage Pool--The Loan Combinations--One
World Financial Center Loan Combination--One World Financial Center Controlling
Holder" in this prospectus supplement.

     "ONE WORLD FINANCIAL CENTER CURE EVENT" has the meaning given to that term under "The Series CD 2007-CD4 Pooling and Servicing Agreement--The Series CD
2007-CD4 Controlling Class Representative, the Class WFC Representative and the
Serviced Non-Trust Loan Noteholders" in this prospectus supplement.

     "ONE WORLD FINANCIAL CENTER LOAN COMBINATION" means, collectively, the One
World Financial Center Mortgage Loan and the One World Financial Center
Subordinate Non-Trust Loan.

                                     S-335

     "ONE WORLD FINANCIAL CENTER MORTGAGE LOAN" means the underlying mortgage loan intended to be transferred to the issuing entity that is secured by the One
World Financial Center Mortgaged Property, which underlying mortgage loan has, as of the cut-off date, an unpaid principal balance of $297,500,000. The senior pooled portion of the One World Financial Center Mortgage Loan has a principal balance of $257,000,000 as of the cut-off date and the subordinate non-pooled portion of the One World Financial Center Mortgage Loan has a principal balance of $40,500,000 as of the cut-off date.

     "ONE WORLD FINANCIAL CENTER MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as One World
Financial Center.

     "ONE WORLD FINANCIAL CENTER SUBORDINATE NON-TRUST LOAN" has the meaning assigned to that term under "Description of the Mortgage Pool--The Loan
Combinations--One World Financial Center Loan Combination--General" in this prospectus supplement.

     "ONE WORLD FINANCIAL CENTER SUBORDINATE NON-TRUST LOAN NOTEHOLDER" means the holder of the One World Financial Center Subordinate Non-Trust Loan.

     "OPTION PRICE" has the meaning given to that term under "The Series CD
2007-CD4 Pooling and Servicing Agreement--Fair Value Purchase Option" in this prospectus supplement.

     "ORIGINAL AMORTIZATION TERM" means, with respect to any underlying mortgage loan, the number of months that would be required to fully amortize the mortgage loan's original principal balance assuming:

     o    the actual mortgage loan rate; and

     o    the actual monthly debt service payment;

provided that, with respect to any underlying mortgage loan that provides for interest only payments for a period of months following the cut-off date followed by payments of interest and principal for the remaining term of the mortgage loan, the "actual monthly debt service payment" referenced in the second bullet of this definition means the monthly payment of principal and interest scheduled to be due following the interest-only period; and provided, further, that, with respect to any underlying mortgage loan that provides for interest only payments until the scheduled maturity date or any related anticipated repayment date, the term "Original Amortization Term" is not applicable and Annexes to this prospectus supplement will indicate "Interest
Only."

     "ORIGINAL TERM TO MATURITY/ARD" means, with respect to any underlying mortgage loan, the total number of scheduled monthly debt service payments specified in the related promissory note, beginning with and including the first payment date of the mortgage loan through and including the stated maturity date or, in the case of an ARD Loan, the anticipated repayment date, except that, with respect to the underlying mortgage loans identified on Annex A-1 to this prospectus supplement as JQH Hotel Portfolio B-Note, 24 Hour Fitness and Big
Kmart - Clemmons, the respective terms to maturity and maturity dates presented in this prospectus supplement are one-month later than the actual terms to maturity and loan maturity dates.

     "OUTSIDE SERVICED LOAN COMBINATION" means any of the Ala Moana Portfolio
Loan Combination, the Mall of America Loan Combination, the DB AmeriCold
Portfolio Loan Combination and the JQH Hotel Portfolio Loan Combination.

     "OUTSIDE SERVICED MORTGAGE LOAN" means any of the Ala Moana Portfolio
Mortgage Loan, the Mall of America Mortgage Loan, the DB AmeriCold Portfolio
Mortgage Loan and the JQH Hotel Portfolio B-Note Mortgage Loan.

                                     S-336

     "PADS" means, in the case of a mortgaged real property operated as a manufactured housing community, the number of pads, which are referred to in
Annex A-1 to this prospectus supplement as "Pads."

     "PARI PASSU NON-TRUST LOAN" means any Non-Trust Loan that is pari passu in right of payment with the underlying mortgage loan that is part of the same Loan
Combination.

     "PARTY IN INTEREST" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" as defined in Section 4975 of the Internal Revenue Code.

     "PERMITTED ENCUMBRANCES" means, with respect to any mortgaged real property securing a mortgage loan in the trust fund, any and all of the following:

     o    the lien of current real property taxes, water charges, sewer rents and assessments not yet delinquent and accruing interest or penalties;

     o    covenants, conditions and restrictions, rights of way, easements and other matters that are of public record;

     o    exceptions and exclusions specifically referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma or specimen title policy or marked-up commitment;

     o    other matters to which like properties are commonly subject;

     o    the rights of tenants (whether under ground leases, space leases or operating leases) at the mortgaged real property to remain following a foreclosure or similar proceeding (provided that such tenants are performing under such leases);

     o    if the mortgage loan is cross-collateralized with any other mortgage loan in the trust fund, the lien of the mortgage instrument for that other mortgage loan; and

     o    if the mortgage loan is part of a Loan Combination, the lien of the mortgage instrument for the related Non-Trust Loan.

     "PERMITTED INVESTMENTS" means U.S. government securities and other investment grade obligations, including:

     o    direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (having original maturities of not more than 365 days), provided that those obligations are backed by the full faith and credit of the United States;

     o    repurchase agreements or obligations with respect to any security described in the preceding bullet (having original maturities of not more than 365 days), provided that the short-term deposit or debt obligations of the party agreeing to repurchase the subject security are investment grade rated;

     o    federal funds, unsecured uncertified certificates of deposit, time deposits, demand deposits and bankers' acceptances of any bank or trust company organized under the laws of the United States or any state thereof (having original maturities of not more than 365 days), the short-term obligations of which are investment grade rated;

                                     S-337

     o    commercial paper (including both non-interest bearing discount obligations and interest-bearing obligations and having original maturities of not more than 365 days) of any corporation or other entity organized under the laws of the United States or any state thereof which commercial paper is investment grade rated;

     o    money market funds which are rated in one of the four highest applicable rating categories of a nationally recognized statistical rating organization; and

     o    any other obligation or security acceptable to each applicable rating agency for the related offered certificates, evidence of which acceptability will be provided in writing by each of those rating agencies to, among others, the trustee;

provided that (1) no investment described above may evidence either the right to receive (x) only interest with respect to such investment or (y) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations; and (2) no investment described above may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity.

     "PLAN" means any ERISA Plan or any other employee benefit or retirement plan, arrangement or account, including any individual retirement account or
Keogh plan, that is subject to Title I of ERISA or Section 4975 of the Internal
Revenue Code.

     "PLAN ASSET REGULATIONS" means the regulations issued by the United States
Department of Labor, as modified by Section 3(42) of ERISA, concerning whether a
Plan's assets will be considered to include an undivided interest in each of the underlying assets of an entity for purposes of the general fiduciary provisions of ERISA and the prohibited transaction provisions of ERISA and the Internal
Revenue Code, if the Plan acquires an "equity interest" in that entity.

     "PNC BANK" means PNC Bank, National Association.

     "PNC BANK MORTGAGE LOAN" means any of the underlying mortgage loans transferred by PNC Bank, National Association to us for inclusion in the trust fund and any Qualified Substitute Mortgage Loan delivered by PNC Bank, National
Association in replacement of a PNC Bank Mortgage Loan.

     "POST-ARD ADDITIONAL INTEREST" means, with respect to any ARD Loan, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan.

     "PREPAYMENT INTEREST EXCESS" means, with respect to any underlying mortgage loan that was subject to a principal prepayment in full or in part made by the related borrower during any collection period, which principal prepayment was applied to such underlying mortgage loan following such underlying mortgage loan's due date in such collection period, the amount of any interest (net of related master servicing fees and, if applicable, any related outside master servicing fees and/or any portion of that interest that constitutes Default
Interest and/or Post-ARD Additional Interest) accrued on the amount of such principal prepayment during the period from and after such due date and ending on the date such principal prepayment was applied to such underlying mortgage loan, to the extent collected (exclusive of any related prepayment premium or yield maintenance charge actually collected).

     "PREPAYMENT INTEREST SHORTFALL" means, with respect to any underlying mortgage loan that was subject to a principal prepayment in full or in part made by the related borrower during any collection period, which principal prepayment was applied to such underlying mortgage loan prior to such underlying mortgage loan's due date in such collection period, the amount of interest, to the extent not collected from the related borrower

                                     S-338

(without regard to any prepayment premium or yield maintenance charge actually collected), that would have accrued on the amount of such principal prepayment during the period commencing on the date as of which such principal prepayment was applied to such underlying mortgage loan and ending on the day immediately preceding such due date, inclusive (net of related master servicing fees and, if applicable, any related outside master servicing fees and/or any portion of that interest that would have constituted Default Interest and/or Post-ARD Additional
Interest).

     "PREPAYMENT PROVISIONS" for each underlying mortgage loan are as follows:

     o    "LO(Y)" means that the original duration of the lock-out period is y payments;

     o    "DEFEASANCE(Y)" means that the original duration of the defeasance period is y payments;

     o    "GRTRX%UPBORYM(Y)" means that, for a period of y payments, the relevant prepayment premium will equal the greater of the applicable yield maintenance charge and x% of the principal amount prepaid;

     o    "(I) GRTRX%UPBORYMOR(II)DEFEASANCE(Y)" means that, for a period of y payments, the relevant prepayment charge will equal (i) the greater of the applicable yield maintenance charge and x% of the principal amount prepaid, or (ii) defeasance;

     o    "FREE(Y)" means that the underlying mortgage loan is freely prepayable for a period of y payments;

     o    "YM(Y)" means that, for a period of y payments, the relevant prepayment premium will equal the applicable yield maintenance charge;
          and

     o    "X%(Y)" means that, for a period of y payments, the relevant prepayment charge will equal x% of the principal amount prepaid.

     "PRESENT VALUE" or "PV" means a yield maintenance charge that is equal to the excess, if any, of:

     1.   the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through, as applicable, the maturity date or anticipated repayment date, including any balloon payment or assumed prepayment on the anticipated repayment date, as applicable, determined by discounting those payments at the Yield Maintenance Interest Rate;

     over

     2.   the amount of principal being prepaid.

     "PRIMARY COLLATERAL" means the mortgaged real property directly securing a
Crossed Loan and excluding any property as to which the related lien may only be foreclosed upon by virtue of the cross-collateralization features of the related
Crossed Group.

     "PRIVILEGED PERSON" means any certificateholder, certificate owner, any party to the series CD 2007-CD4 pooling and servicing agreement, any person identified to the certificate administrator or the applicable master servicer, as applicable, as a prospective transferee of a certificate or interest therein
(or licensed or registered

                                     S-339

investment adviser representing such person), any rating agency, any mortgage loan seller, any underwriter, any of our designees or a designee of any party to the series CD 2007-CD4 pooling and servicing agreement; provided that no certificate owner or prospective transferee of a certificate or interest therein
(or licensed or registered investment adviser representing such person) will be considered a "Privileged Person" or be entitled to a password or restricted access to any reports delivered on a restricted basis unless such person has delivered to the certificate administrator or the applicable master servicer, as applicable, a certification in the form required by the series CD 2007-CD4 pooling and servicing agreement.

     "PROPERTY TYPE" means, with respect to any mortgaged real property, the general purpose or use for which it is operated.

     "PURCHASE OPTION" has the meaning given to that term under "The Series CD
2007-CD4 Pooling and Servicing Agreement--Fair Value Purchase Option" in this prospectus supplement.

     "PURCHASE PRICE" has the meaning given to that term under "Description of the Mortgage Pool--Assignment of the Mortgage Loans; Repurchases and
Substitutions" in this prospectus supplement.

     "PV YIELD DIFFERENTIAL" means a yield maintenance charge that is equal to the present value (as determined by the factor described in the related loan documents) of the excess, if any, of:

     1.   the amount of interest that would be payable as of the prepayment date from such prepayment date through the maturity date on the prepaid amount,

     over

     2.   the amount of interest that would be payable as of the prepayment date from such prepayment date through the maturity date on the prepaid amount if such amount were invested at the Yield Maintenance Interest
          Rate.

     "QUALIFIED SUBSTITUTE MORTGAGE LOAN" means a replacement mortgage loan which must, on the date of substitution, among other things:

     o    have an outstanding Stated Principal Balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the deleted mortgage loan as of the due date in the calendar month during which the substitution occurs;

     o    have a mortgage rate not less than the mortgage rate of the deleted mortgage loan;

     o    have the same due date as the deleted mortgage loan;

     o    accrue interest on the same basis as the deleted mortgage loan (for example, on an Actual/360 Basis);

     o    have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted mortgage loan;

     o    have a loan-to-value ratio not higher than the lower of the original loan-to-value ratio of the deleted mortgage loan and the then-current loan-to-value ratio of the deleted mortgage loan;

     o    comply in all material respects, as of the date of substitution, with all of the representations and warranties set forth in the applicable mortgage loan purchase agreement;

                                     S-340

     o    have an environmental report with respect to the related mortgaged real property which will be delivered as a part of the related servicing file;

     o    have a debt service coverage ratio (calculated to include the additional debt from any encumbrance) not lower than the higher of the original debt service coverage ratio (calculated to include the additional debt from any encumbrance) of the deleted mortgage loan and the then-current debt service coverage ratio (calculated to include the additional debt from any encumbrance) of the deleted mortgage loan;

     o    be determined by an opinion of counsel to be a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Internal
          Revenue Code;

     o    not have a maturity date after the date two years prior to the rated final distribution date;

     o    not be substituted for a deleted mortgage loan unless the trustee has received prior confirmation in writing by each applicable rating agency that such substitution will not result in the withdrawal, downgrade, or qualification of the rating assigned by the rating agency to any class of series CD 2007-CD4 certificates then rated by the rating agency (the cost, if any, of obtaining such confirmation to be paid by the applicable mortgage loan seller);

     o    have a date of origination that is not more than 12 months prior to the date of substitution;

     o    have been approved by the series CD 2007-CD4 controlling class representative (or, if there is no series CD 2007-CD4 controlling class representative then serving, by the series CD 2007-CD4 certificateholders representing a majority of the series CD 2007-CD4 voting rights allocated to the controlling class); and

     o    not be substituted for a deleted mortgage loan if it would result in the termination of the REMIC status of any of the REMICs created under the series CD 2007-CD4 pooling and servicing agreement or the imposition of tax on any of the REMICs created under the series CD
          2007-CD4 pooling and servicing agreement other than a tax on income expressly permitted or contemplated to be received by the terms of the series CD 2007-CD4 pooling and servicing agreement.

     In the event that one or more mortgage loans are substituted for one or more deleted underlying mortgage loans, then the amounts described in the first bullet of this definition will be determined on the basis of aggregate principal balances and the rates described in the second bullet of this definition and the remaining term to stated maturity referred to in the fifth bullet of this definition will be determined on a weighted average basis; provided that no underlying mortgage loan may have a Net Mortgage Rate that is less than the highest pass-through rate of any class of series CD 2007-CD4 principal balance certificates bearing a fixed rate and outstanding at the time of the substitution. When a Qualified Substitute Mortgage Loan is substituted for a deleted underlying mortgage loan, the applicable mortgage loan seller will be required to certify that the replacement mortgage loan meets all of the requirements of the above definition and must send such certification to the trustee.

     "REALIZED LOSSES" means losses on or with respect to the underlying mortgage loans arising from the inability of the applicable master servicer and/or the special servicer to collect all amounts due and owing under the mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged real property. We discuss the calculation of Realized Losses under "Description of the Offered Certificates--Reductions of Certificate Principal Balances in
Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

     "RECOMMENDED ANNUAL REPLACEMENT RESERVES" means, for any mortgaged real property securing an underlying mortgage loan, the expected average annual amount for future ongoing repairs and replacements,

                                     S-341

without any adjustment for inflation, over a time horizon not less than the original loan term of the respective mortgage loan, as estimated in the property condition assessment.

     "RELATED UNDERLYING MORTGAGE LOANS" means any two or more underlying mortgage loans for which the related mortgaged real properties are either owned by the same entity or owned by two or more entities controlled by the same key principals.

     "RELEVANT IMPLEMENTATION DATE" has the meaning assigned to that term under
"Method of Distribution" in this prospectus supplement.

     "RELEVANT MEMBER STATE" has the meaning assigned to that term under "Method of Distribution" in this prospectus supplement.

     "REMAINING AMORTIZATION TERM" or "STATED REMAINING AMORTIZATION TERM"
means: (a) with respect to any underlying mortgage loan that does not provide for an interest only payment as of the cut-off date, the Original Amortization
Term less the Seasoning of the loan, calculated as of the cut-off date; and (b)
with respect to any underlying mortgage loan that provides for an interest only payment as of the cut-off date, the Original Amortization Term. With respect to any underlying mortgage loan that provides for interest only payments until the scheduled maturity date, the terms "Remaining Amortization Term and "Stated
Remaining Amortization Term" are not applicable, and the Annexes to this prospectus supplement will indicate "Interest Only."

     "REMAINING TERM TO MATURITY/ARD" means, with respect to any underlying mortgage loan, the Original Term to Maturity/ARD less the Seasoning of the loan, calculated as of the cut-off date.

     "REMIC" means a "real estate mortgage investment conduit" as defined in
Section 860D of the Internal Revenue Code.

     "REO PROPERTY" means any mortgaged real property that is acquired by the issuing entity through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding underlying mortgage loan (or, if applicable, a Serviced Loan Combination) or, in the case of an Outside Serviced
Loan Combination, any mortgaged real property that is acquired under the applicable other pooling and servicing agreement in similar circumstances.

     "RESTRICTED GROUP" means, collectively, the following persons and entities:

     o    the trustee;

     o    the certificate administrator;

     o    the Exemption-Favored Parties;

     o    us;

     o    each master servicer;

     o    the special servicer;

     o    any sub-servicers;

     o    any person or entity responsible for servicing an Outside Serviced
          Mortgage Loan or any related REO Property;

                                     S-342

     o    the mortgage loan sellers;

     o    each borrower, if any, with respect to underlying mortgage loans constituting more than 5% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the series
          CD 2007-CD4 certificates; and

     o    any and all affiliates of any of the aforementioned persons.

     "RESTRICTED SERVICER REPORTS" means, collectively, the following reports, among others:

     o    CMSA servicer watch list;

     o    CMSA operating statement analysis report;

     o    CMSA NOI adjustment worksheet; and

     o    CMSA comparative financial status report;

provided that, if a Restricted Servicer Report is filed with the SEC, it will thereafter become an Unrestricted Servicer Report.

     "REVENUES" means the gross revenues received with respect to a mortgaged real property securing any underlying mortgage loan, for the specified historical operating period, as reflected in the operating statements and other information furnished by the related borrower. Those revenues generally include:

     o    for the multifamily rental properties, gross rental and other revenues; and

     o    for the retail, office and industrial properties, base rent, percentage rent, expense reimbursements and other revenues.

     "S&P" means Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc. and its successors in interest.

     "SEASONING" means, with respect to any underlying mortgage loan, the number of scheduled monthly debt service payments between and including the first payment date of the mortgage loan through and including the cut-off date.

     "SEC" means the Securities and Exchange Commission.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "SENIOR NON-TRUST LOAN" means any Non-Trust Loan that is senior in right of payment to the underlying mortgage loan that is part of the same Loan
Combination.

     "SENIOR PRINCIPAL DISTRIBUTION CROSS-OVER DATE" means the first distribution date as of the commencement of business on which--

     o    the class A-1, A-2A, A-2B, A-3, A-SB, A-4 and A-1A certificates, or any two or more of those classes, remain outstanding, and

     o    the total principal balance of the class A-MFX, A-MFL, A-J, B, C, D,
          E, F, G, H, J, K, L, M, N, O, P, Q and S certificates have previously been reduced to zero as described under "Description

                                     S-343

          of the Offered Certificates--Reductions of Certificate Principal
          Balances in Connection with Realized Losses and Additional Trust Fund
          Expenses" in this prospectus supplement.

     "SERVICED LOAN COMBINATION" means any Loan Combination other than the Ala
Moana Portfolio Loan Combination, the Mall of America Loan Combination, the DB
AmeriCold Portfolio Loan Combination and the JQH Hotel Portfolio Loan
Combination.

     "SERVICED NON-TRUST LOAN" means any Non-Trust Loan that is part of a
Serviced Loan Combination.

     "SERVICED NON-TRUST LOAN NOTEHOLDER" means the holder of the promissory note for a Serviced Non-Trust Loan.

     "SERVICING STANDARD" means, with respect to any mortgage loan, Servicing
Standard No. 1 or Servicing Standard No. 2, as applicable.

     "SERVICING STANDARD NO. 1" means, in general, with respect to each master servicer (other than Capmark) and the special servicer, to service and administer the mortgage loans (including any Serviced Non-Trust Loans) and any
REO Properties for which that party is responsible under the series CD 2007-CD4 pooling and servicing agreement:

     o    in the same manner in which, and with the same care, skill, prudence and diligence with which, the subject master servicer or the special servicer, as the case may be, generally services and administers similar mortgage loans with similar borrowers and similar foreclosure properties (i) for other third parties, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage loan servicers servicing and administering loans and foreclosure properties for third parties or (ii) held in its own portfolio, whichever standard is higher;

     o    with a view to (i) the timely collection of all scheduled payments of principal and interest due on each such mortgage loan or, if any such mortgage loan shall come into and continue in default, the maximization of the recovery on such mortgage loan or REO Property on a net present value basis and (ii) the best interests (as determined by the subject master servicer or special servicer, as applicable, in its reasonable judgment) of the series CD 2007-CD4 certificateholders and the trust fund and, in the case of a Serviced Loan Combination, the related Serviced Non-Trust Loan Noteholder(s) (as a collective whole), but taking into account the subordinate nature of any related
          Subordinate Non-Trust Loan(s); and

     o    without regard to:

          1.   any relationship that the subject master servicer or the special servicer, as the case may be, or any of its affiliates may have with any related borrower, us, any mortgage loan seller or any other party to the transaction pursuant to which the series CD
               2007-CD4 certificates will be issued or any affiliate thereof;

          2.   the ownership of any series CD 2007-CD4 certificate (or other interest in any underlying mortgage loan or Non-Trust Loan) or any interest in a mezzanine loan by the subject master servicer or the special servicer, as the case may be, or by any of its affiliates;

          3.   the right of the subject master servicer or the special servicer, as the case may be, to receive compensation or other fees for its services rendered pursuant to the series CD 2007-CD4 pooling and servicing agreement;

                                     S-344

          4.   the obligation of the subject master servicer to make advances;

          5.   the ownership, servicing or management by the subject master servicer or the special servicer or any of its affiliates for others of any other mortgage loans or mortgaged real property;

          6.   any obligation of the subject master servicer or any of its affiliates to repurchase or substitute an underlying mortgage loan as a mortgage loan seller;

          7.   any obligation of the subject master servicer or any of its affiliates to cure a breach of a representation or warranty with respect to an underlying mortgage loan; and

          8.   any debt (including any mezzanine debt) the subject master servicer or the special servicer or any of its affiliates has extended to any related borrower or any affiliate of that
               borrower;

     "SERVICING STANDARD NO. 2" means, with respect to Capmark, the obligation to service and administer the mortgage loans which it is responsible for servicing under the series CD 2007-CD4 pooling and servicing agreement:

     o    in the best interests (as determined by such master servicer in its good faith and reasonable judgment) of and for the benefit of the holders of the series CD 2007-CD4 certificates (as a collective whole)
          and the trust fund and, in the case of a Loan Combination, the holder of the related Non-Trust Loan(s) (also as a collective whole), in accordance with applicable law, the terms of the pooling and servicing agreement and the related Co-Lender Agreement, and to the extent consistent with the foregoing, further as follows:

     o    with the same care, skill and diligence as is normal and usual in its general mortgage servicing activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans that are comparable to those which it is responsible for servicing under the series CD 2007-CD4 pooling and servicing agreement;

     o    with a view to the timely recovery of all scheduled payments of principal and interest under the mortgage loans; and

     o    without regard to--

          1.   any relationship that such master servicer or any of its
               affiliates may have with a borrower under a mortgage loan;

          2.   the ownership of any series CD 2007-CD4 certificate (or other interest in an underlying Mortgage Loan or Non-Trust Loan) or any interest in any mezzanine loan by such master servicer or by any of its affiliates;

          3.   the obligation of such master servicer to make advances; and

          4.   the right of such master servicer or any of its affiliates to receive reimbursement of costs, or the sufficiency of any
               compensation payable to it under the series CD 2007-CD4 pooling and servicing agreement or with respect to any particular
               transaction.

                                     S-345

     "SERVICING TRANSFER EVENT" means, with respect to any underlying mortgage loan being serviced under the series CD 2007-CD4 pooling and servicing agreement, any of the following events:

     1.   the related borrower--

          A.   fails to make when due any balloon payment unless the applicable master servicer has, on or prior to the 60th day after due date of that balloon payment, received written evidence from an institutional lender of such lender's binding commitment to refinance the subject underlying mortgage loan (acceptable to the special servicer) within 120 days after the due date of such balloon payment and during the interim the related borrower has continued to make the monthly debt service payment in effect prior to maturity (provided that if such refinancing does not occur during such time specified in the commitment, a "Servicing
               Transfer Event" will occur immediately), or

          B.   fails to make when due any scheduled payment of principal and interest (other than a balloon payment), and such failure
               continues unremedied for 60 days;

     2.   the applicable master servicer or the special servicer (in the case of the special servicer, with the consent of the Loan-Specific
          Controlling Party) determines in its good faith reasonable judgment and in accordance with the Servicing Standard, based on, among other things, communications with the related borrower, that a default in the making of a scheduled payment of principal and interest (including a balloon payment) or any other default under the related mortgage loan documents that would (with respect to such other default)
          materially impair the value of the mortgaged real property as security for the subject underlying mortgage loan or otherwise would materially adversely affect the interest of the series CD 2007-CD4
          certificateholders and would continue unremedied beyond the applicable grace period under the terms of the subject underlying mortgage loan
          (or, if no grace period is specified, for 60 days; provided that a default that would give rise to an acceleration right without any grace period will be deemed to have a grace period equal to zero) is likely to occur and is likely to remain unremedied for at least 60 days;

     3.   there occurs a default (other than as described in clause 1. above)
          that the applicable master servicer or special servicer determines, in its good faith and reasonable judgment and in accordance with the
          Servicing Standard, materially impairs the value of the related mortgaged real property as security for the subject underlying mortgage loan or otherwise materially adversely affects the interests of the series CD 2007-CD4 certificateholders and that continues unremedied beyond the applicable grace period under the terms of the subject underlying mortgage loan (or, if no grace period is specified, for 60 days; provided that a default that gives rise to an acceleration right without any grace period shall be deemed to have a grace period equal to zero); provided, however, that, in the event the special servicer determines that the related borrower does not need to maintain terrorism insurance as provided in the series CD 2007-CD4 pooling and servicing agreement, no default related to the failure to obtain such insurance will be considered outstanding for purposes of this clause 3.;

     4.   various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged real property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

     5.   the applicable master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding mortgaged real property.

                                     S-346

A Servicing Transfer Event will generally cease to exist:

     o    with respect to the circumstances described in clause 1. of this definition, if and when the related borrower makes three consecutive full and timely scheduled monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the applicable master servicer or the special servicer;

     o    with respect to the circumstances described in clauses 2. and 4. of this definition, if and when those circumstances cease to exist in the good faith reasonable judgment of the special servicer and in accordance with the Servicing Standard, but, with respect to any bankruptcy or insolvency proceedings described in clause 4. of this definition, no later than the entry of an order or decree dismissing such proceeding;

     o    with respect to the circumstances described in clause 3. of this definition, if and when the default is cured; and

     o    with respect to the circumstances described in clause 5. of this definition, if and when the proceedings are terminated;

so long as at that time no circumstance identified in clauses 1. through 5. of this definition exists that would cause a Servicing Transfer Event to continue to exist with respect to the underlying mortgage loan.

     If a Servicing Transfer Event exists with respect to one mortgage loan in a
Serviced Loan Combination, it will also be considered to exist for the other mortgage loans in that Serviced Loan Combination, provided that, if a Serviced
Non-Trust Loan Noteholder prevents the occurrence of a Servicing Transfer Event with respect to the related mortgage loan in the trust through the exercise of cure rights as set forth in the related Co-Lender Agreement, then the existence of such Servicing Transfer Event with respect to the related Serviced Non-Trust
Loan will not, in and of itself, result in the existence of a Servicing Transfer
Event with respect to the related mortgage loan in the trust, or the transfer to special servicing of the applicable Serviced Loan Combination, unless a separate
Servicing Transfer Event haw occurred with respect thereto.

     The Outside Serviced Mortgage Loans are not being serviced under the series
CD 2007-CD4 pooling and servicing agreement, and the servicing transfer events or the equivalent with respect thereto under the applicable other pooling and servicing agreements will be similar, but may not be identical, to the foregoing, including with respect to the provisions described in the preceding paragraph relating to the limited automatic servicing transfer events with respect to all of the mortgage loans comprising that Loan Combination.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984.

     "STANDARD AVAILABLE P&I FUNDS" means, with respect to any distribution date, the Total Available P&I Funds, net of the Class WFC Available P&I Funds,
for that date.

     "STATED PRINCIPAL BALANCE" means, for any outstanding mortgage loan in the trust fund as of any date of determination, an amount (which amount will not be less than zero) equal to "x" plus "y" minus "z" where:

     X.   "x" is equal to the cut-off date principal balance of the subject mortgage loan (or, in the case of a Qualified Substitute Mortgage
          Loan, the unpaid principal balance after application of all principal payments due on or before the related due date in the month of substitution, whether or not received);

                                     S-347

     Y.   "y" is equal to any Mortgage Deferred Interest added to the principal balance of the mortgage loan prior to the end of the collection period for the then-most recent distribution date coinciding with or preceding such date of determination; and

     Z.   "z" is equal to the sum of--

          1.   the principal portion of each scheduled payment of principal and interest due on the subject mortgage loan after the cut-off date or the related due date in the month of substitution, as the case may be, to the extent received from the related borrower or advanced by the applicable master servicer or the trustee and distributed to series CD 2007-CD4 certificateholders on or before such date of determination,

          2.   all principal prepayments received with respect to the subject mortgage loan after the cut-off date or the related due date in the month of substitution, as the case may be, to the extent distributed to series CD 2007-CD4 certificateholders on or before such date of determination,

          3.   the principal portion of all insurance proceeds, condemnation proceeds and liquidation proceeds received with respect to the subject mortgage loan after the cut-off date or the related due date in the month of substitution, as the case may be, to the extent distributed to series CD 2007-CD4 certificateholders on or before such date of determination,

          4.   the principal portion of any Realized Loss incurred in respect of the subject mortgage loan prior to the end of the collection period for the then-most recent distribution date coinciding with or preceding such date of determination, and

          5.   to the extent not otherwise included as part of the amount described in the immediately preceding clause 4., any amount of reduction in the outstanding principal balance of the subject mortgage loan resulting from a Deficient Valuation that occurred prior to the end of the collection period for the then-most recent distribution date coinciding with or preceding such date of determination.

     With respect to any mortgage loan in the trust fund as to which the related mortgaged real property has become an REO Property, the "Stated Principal
Balance" of that mortgage loan will be, as of any date of determination, an amount equal to (x) the Stated Principal Balance of that mortgage loan as of the date of the related REO acquisition, minus (y) the sum of:

     1.   the principal portion of any P&I advance made with respect to the subject mortgage loan on or after the date of the related REO acquisition, to the extent distributed to series CD 2007-CD4 certificateholders on or before such date of determination;

     2.   the principal portion of all insurance proceeds, condemnation proceeds, liquidation proceeds and REO revenues received with respect to the subject mortgage loan deemed to be outstanding, to the extent distributed to series CD 2007-CD4 certificateholders on or before such date of determination; and

     3.   the principal portion of any Realized Loss incurred in respect of the subject mortgage loan prior to the end of the collection period for the then-most recent distribution date coinciding with or preceding such date of determination.

     A mortgage loan (including a mortgage loan deemed to be outstanding with respect to an REO Property) will be deemed to be part of the mortgage pool and to have an outstanding Stated Principal Balance until the

                                     S-348

distribution date on which the payments or other proceeds, if any, received in connection with a liquidation event in respect thereof are to be (or, if no such payments or other proceeds are received in connection with such liquidation event, would have been) distributed to series CD 2007-CD4 certificateholders.
For purposes of this definition, payments or other collections of principal on or with respect to any underlying mortgage loan (including any mortgage loan as to which the related mortgaged real property has become an REO Property) will be considered distributed to series CD 2007-CD4 certificateholders as of the first distribution date that those payments are included in the Total Principal
Distribution Amount. However, to the extent that principal from general collections on the mortgage pool is used to reimburse, or pay interest on, advances deemed to be nonrecoverable pursuant to the series CD 2007-CD4 pooling and servicing agreement with respect to any particular mortgage loan, and such principal amount has not been included as part of the Total Principal
Distribution Amount, such principal amount will continue to be deemed to be distributed for purposes of calculating the Stated Principal Balance.
Notwithstanding the foregoing, if any mortgage loan is paid in full, liquidated or otherwise removed from the trust fund, commencing as of the first distribution date following the collection period during which such event occurred, the Stated Principal Balance of such mortgage loan will be zero.

     "SUBORDINATE NON-TRUST LOAN" means a Non-Trust Loan that is subordinate in right of payment to the underlying mortgage loan in the same Loan Combination.

     "SUBORDINATE SERVICED NON-TRUST LOAN" means any Subordinate Non-Trust Loan that is a Serviced Non-Trust Loan.

     "SUB-SERVICING FEE RATE" means, for any underlying mortgage loan, the per annum rate at which the monthly sub-servicing fee is payable to any sub-servicer.

     "SUBSTITUTION SHORTFALL AMOUNT" has the meaning given to that term under
"Description of the Mortgage Pool--Assignment of the Mortgage Loans; Repurchases
and Substitutions" in this prospectus supplement.

     "TOTAL AVAILABLE FUNDS" means, with respect to any distribution date, the total amount of funds available to make payments on the series CD 2007-CD4 certificates (exclusive of the class A-MFL certificates) and the class A-MFL
REMIC regular interest on that date as described under "The Series CD 2007-CD4
Pooling and Servicing Agreement--Accounts" in this prospectus supplement.

     "TOTAL AVAILABLE P&I FUNDS" means, with respect to any distribution date, subject to the discussion under "Description of the Offered
Certificates--Payments" in this prospectus supplement, all funds in the certificate administrator's distribution account that are available to make payments of interest and principal on the series CD 2007-CD4 certificates on that distribution date. The Total Available P&I Funds do not include Post-ARD
Additional Interest, yield maintenance charges or prepayment premiums. The certificate administrator will apply the Total Available P&I Funds as described under "Description of the Offered Certificates--Payments" in this prospectus supplement to pay principal and accrued interest on the series CD 2007-CD4 certificates (exclusive of the class R and Y certificates) on that date.

     "TOTAL PRINCIPAL DISTRIBUTION AMOUNT" has the meaning assigned to that term under "Description of the Offered Certificates--Payments--Payments of Principal"
in this prospectus supplement.

     "UAV" means unavailable.

     "UNDERWRITER EXEMPTION" means Prohibited Transaction Exemption 91-23, as amended by Prohibited Transaction Exemptions 97-34, 2000-58 and 2002-41.

                                      S-349

     "UNDERWRITTEN ANNUAL REPLACEMENT RESERVES" or "U/W ANNUAL REPLACEMENT
RESERVES" means the average annual ongoing repairs and replacements estimated for a mortgaged real property, generally consistent with the greater of (a) the
Recommended Annual Replacement Reserves and (b) the lender's minimum underwriting standard for that property type.

     "UNDERWRITTEN ANNUAL TI/LC RESERVES" or "U/W ANNUAL TI/LC RESERVES" means the average annual tenant improvement and leasing commissions estimated for a mortgaged real property, generally consistent with the lender's minimum underwriting standard for that property type.

     "UNDERWRITTEN EXPENSES" or "U/W EXPENSES" means, with respect to any mortgaged real property securing an underlying mortgage loan, the annual operating expenses estimated for that property, generally derived from the historical annual expenses reflected in the operating statements and other information furnished by the related borrower, except that those expenses were often modified as follows:

     o    operating expenses were generally adjusted by various factors such as inflation, appraisers' estimates and historical trends;

     o    if there was no management fee or a management fee which varies from the market, it was assumed that a management fee is payable with respect to the mortgaged real property in an amount that is the greater of the market rate as determined by an appraiser or the lender's minimum management fee underwriting criteria for the applicable property type; and

     o    those expenses were adjusted so as to eliminate any capital expenditures, loan closing costs, tenant improvements or leasing commissions and similar nonrecurring expenses.

     Underwritten Expenses generally include:

     o    salaries, wages and benefits;

     o    the costs of utilities;

     o    repairs and maintenance;

     o    marketing;

     o    insurance;

     o    management;

     o    landscaping;

     o    security, if provided at the mortgaged real property;

     o    real estate taxes;

     o    general and administrative expenses; and

     o    ground lease payments, and other costs;

but without any deductions for debt service, depreciation and amortization or capital expenditures, tenant improvements or leasing commissions.

                                      S-350

     "UNDERWRITTEN NET CASH FLOW," "UNDERWRITTEN NCF" or "U/W NCF" means, for any mortgaged real property, the Underwritten NOI for that property reduced by the following items, if and to the extent that the items have not already been netted-out in calculating Underwritten NOI:

     o    underwritten capital expenditure reserves; and

     o    underwritten tenant improvements and leasing commission reserves.

Underwritten Net Cash Flow is subject to the same limitations and qualifications as Underwritten NOI.

     "UNDERWRITTEN NCF DEBT SERVICE COVERAGE RATIO" and "U/W NCF DSCR" means, subject to the discussion under "Risk Factors--The Underwritten Net Cash Flow
Debt Service Coverage Ratios and/or Loan-to-Value Ratios for Certain of the
Underlying Mortgage Loans Have Been Adjusted in Consideration of Certain
Financial Performance Assumption or a Cash Holdback or a Guaranty or Based on a
Stabilized Appraised Value" in this prospectus supplement:

     o    with respect to any underlying mortgage loan (other than a Crossed
          Loan, the Ala Moana Portfolio Mortgage Loan, the Mall of America
          Mortgage Loan, the One World Financial Center Mortgage Loan, the CGM
          AmeriCold Portfolio Mortgage Loan, the DB AmeriCold Portfolio Mortgage
          Loan, the Four Seasons Resort Maui Mortgage Loan and the JQH Hotel
          Portfolio B-Note Mortgage Loan), the ratio of--

          1.   the U/W NCF for the corresponding mortgaged real property or properties, to

          2.   the Annual Debt Service for the underlying mortgage loan;

     o    with respect to any Crossed Loan, the ratio of--

          1.   the total U/W NCF for all of the mortgaged real properties related to the applicable Crossed Group, to

          2.   the total Annual Debt Service for all of the underlying mortgage loans in the applicable Crossed Group;

     o    with respect to each of the Ala Moana Portfolio Mortgage Loan, the
          Mall of America Mortgage Loan, the CGM AmeriCold Portfolio Mortgage
          Loan, the DB AmeriCold Portfolio Mortgage Loan and the Four Seasons
          Resort Maui Mortgage Loan, the ratio of--

          1.   the U/W NCF for the corresponding mortgaged real property or properties, to

          2.   the sum of the Annual Debt Service for that underlying mortgage loan and the aggregate-Annual Debt Service for the related Pari
               Passu Non-Trust Loan(s);

     o    with respect to the One World Financial Center Mortgage Loan, the ratio of

          1.   the U/W NCF for the related mortgaged real property, to

          2.   the Annual Debt Service for the One World Financial Center
               Mortgage Loan (excluding the Annual Debt Service for the
               subordinate non-pooled portion of the One World Financial Center
               Mortgage Loan and without regard to the related Non-Trust Loan);
               and

                                      S-351

     o    with respect to the JQH Hotel Portfolio B-Note Mortgage Loan, the ratio of--

          1.   the U/W NCF for the corresponding mortgaged real properties, to

          2.   the sum of the Annual Debt Service for that underlying mortgage loan and the -Annual Debt Service for the related Senior
               Non-Trust Loan.

     "UNDERWRITTEN NOI" or "U/W NOI" means, for any mortgaged real property securing any underlying mortgage loan, an estimate, made at or about the time of origination of that mortgage loan or, in some cases, more recently derived from current financial information, of the total cash flow anticipated to be available for Annual Debt Service on the underlying mortgage loan, calculated as the excess of Underwritten Revenues over Underwritten Expenses before considering any reserves or capital expenditures.

     Underwritten NOI describes the cash flow available before deductions for capital expenditures such as tenant improvements, leasing commissions and structural reserves. In general, Underwritten NOI has been calculated without including underwritten reserves or any other underwritten capital expenditures among Underwritten Expenses. Had those reserves been so included, Underwritten
NOI would have been lower. Even in those cases where such underwritten reserves or any other underwritten capital expenditures were so included, no cash may have been actually escrowed. No representation is made as to the future operating income of the properties, nor is the Underwritten NOI set forth in this prospectus supplement with respect to any mortgaged real property intended to represent such future net operating income.

     Actual conditions at any mortgaged real property may differ substantially from the assumed conditions used in calculating Underwritten NOI. In particular, the assumptions regarding future revenues, tenant vacancies, future expenses and various other relevant factors, may differ substantially from actual conditions and circumstances with respect to any mortgaged real property. There can be no assurance that the actual financial performance of any of the mortgaged real properties will meet the underwritten results assumed in connection with the origination or purchase of the underlying mortgage loans.

     Underwritten NOI and the Underwritten Revenues and Underwritten Expenses
used to determine Underwritten NOI for each mortgaged real property are derived from information furnished by the respective borrowers. Net income for a mortgaged real property as determined under GAAP would not be the same as the
Underwritten NOI for the mortgaged real property set forth in this prospectus supplement. In addition, Underwritten NOI is not a substitute for or comparable to operating income as determined in accordance with GAAP as a measure of the results of a property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity.

     "UNDERWRITTEN REVENUES" or "U/W REVENUES" means the annual operating revenues estimated for a mortgaged real property, and generally equals, subject to the assumptions and adjustments specified below:

     o    in the case of the multifamily rental properties, the amount of gross rents expected to be received during a 12-month period, as estimated by annualizing a current rent roll provided by the borrower in connection with the origination of the underlying mortgage loan or, more recently, under its periodic operating statements reporting requirements; and

     o    in the case of the commercial properties, the amount of gross rents expected to be received during a 12-month period, as estimated by annualizing a current rent roll provided by the borrower in connection with the origination of the underlying mortgage loan or, more recently, under its periodic operating statement reporting requirements, plus--

          1.   for some commercial properties, percentage rents or other
               revenues based on normalized actual amounts collected during previous operating periods, and/or

                                      S-352

          2.   in the case of some commercial properties with modified gross or net leases, the amount of expense reimbursements expected to be received over a 12-month period, as estimated based upon actual lease terms currently in effect or actual amounts collected during previous operating periods.

     For multifamily rental and commercial properties, Underwritten Revenues also may include some other revenue items such as parking fees, laundry income and late fees.

     However, Underwritten Revenues were generally decreased to take into account:

     o    the market vacancy rate, if that rate was more than the vacancy rate reflected in the most recent rent roll or operating statements, as the case may be, furnished by the related borrower;

     o    lender's minimum vacancy underwriting criteria for the applicable property type; and

     o    for some commercial properties, applicable market rental rates, resulting, in some cases, in base rents being marked downward to market rents.

     In addition, in the case of some commercial properties, the Underwritten
Revenues were adjusted upward to account for all or a portion of the rents provided for under any rent step-ups or new leases scheduled to take effect, generally within six months of the date of the rent roll used to underwrite the subject mortgaged real property, as well as any rents not currently payable but scheduled to be payable following the completion of a build-out or the end of a free rent period.

     "UNITED STATES PERSON" means--

     o    a citizen or resident of the United States,

     o    a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of
          Columbia;

     o    an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

     o    a trust as to which--

          1.   a court in the United States is able to exercise primary
               supervision over the administration of the trust, and

          2.   one or more United States persons have the authority to control all substantial decisions of the trust.

     In addition, to the extent provided in the Treasury Regulations, a trust will be a United States person if it was in existence on August 20, 1996 and it elected to be treated as a United States person.

     "UNITS" means, in the case of a mortgaged real property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, which are referred to in Annex A-1 to this prospectus supplement as "Units."

                                      S-353

     "UNRESTRICTED SERVICER REPORTS" means, collectively, the following reports and templates, among others:

     o    CMSA delinquent loan status report;

     o    CMSA historical loan modification and corrected mortgage loan report;

     o    CMSA loan level reserve/LOC report;

     o    CMSA historical liquidation loss template;

     o    CMSA REO status report;

     o    CMSA advance recovery report; and

     o    from and after its filing with the SEC, any item deemed to be an
          Unrestricted Servicer Report in accordance with the definition of
          "Restricted Servicer Reports" in this glossary.

     "WACHOVIA" means Wachovia Bank, National Association.

     "WEIGHTED AVERAGE LIFE TO MATURITY" means, with respect to any underlying mortgage loan, the number of years obtained by dividing:

     (1)  the then outstanding principal amount of the mortgage loan into

     (2)  the total of the products obtained by multiplying:

          (a)  the amount of each then remaining required principal payment, including the principal payment at the maturity date, in respect thereof,

          by

          (b)  the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the date on which such payment is to be made.

     "WEIGHTED AVERAGE POOL PASS-THROUGH RATE" means, for any distribution date, the weighted average of the Net Mortgage Pass-Through Rates with respect to all of the mortgage loans in the trust fund (including mortgage loans as to which the related mortgaged real property has become an REO Property, but without regard to the subordinate non-pooled portion of the One World Financial Center
Mortgage Loan) for that distribution date, weighted on the basis of the respective Stated Principal Balances of those mortgage loans (or, in the case of the One World Financial Center Mortgage Loan, the Allocated Principal Balance of
the pooled portion thereof) immediately prior to that distribution date.

     "YEAR BUILT" means, with respect to any mortgaged real property, the years during which construction of the mortgaged real property was completed.

     "YEAR RENOVATED" means, with respect to any mortgaged real property, the year during which the most recent renovation, if any, of the mortgaged real property was completed. That renovation would generally include significant capital improvements to either the interior or exterior of the mortgaged real property. In the event of multiple years of renovation, only the most recent of those years is shown.

                                      S-354

     "YIELD MAINTENANCE INTEREST RATE" means, with respect to any mortgage loan in the trust fund and as indicated by the Yield Maintenance Discounting Horizon, one of the following:

     1.   If the value specified in the column labeled "Yield Maintenance
          Discounting Horizon" on Annex A-1 to this prospectus supplement is
          "Maturity," an annualized yield (the "Yield Rate") equal to the yield on securities issued by the United States Treasury or other direct non-callable obligations backed by the full faith and credit of the
          United States of America having a maturity closest to the maturity of the subject mortgage loan, as the Yield Rate is quoted using the method specified in the related mortgage loan documents;

     2.   If the value specified in the column labeled "Yield Maintenance
          Discounting Horizon" on Annex A-1 to this prospectus supplement is
          "WAL," the Yield Rate equal to the yield on securities issued by the
          United States Treasury or other direct non-callable obligations backed by the full faith and credit of the United States of America with a term equal to the Weighted Average Life to Maturity of the subject mortgage loan, as the Yield Rate is quoted using the method specified in the related mortgage loan documents;

     3.   If the value specified in the column labeled "Yield Maintenance
          Discounting Horizon" on Annex A-1 to this prospectus supplement is
          "Specified," the Yield Rate on securities issued by the United States
          Treasury having a maturity specified in the related mortgage loan documents.

     The Yield Maintenance Interest Rate should be increased by x basis points if the value specified for the subject mortgage loan in the column "Yield
Maintenance Interest Rate" on Annex A-1 to this prospectus supplement is "T+x,"
or by zero (0) basis points if the value specified is "Treasury Flat" (or "U.S.
obligations Flat").

     The Yield Maintenance Interest Rate, as adjusted in the preceding paragraph, shall be converted to a monthly equivalent yield if the value for the subject mortgage loan specified in the column labeled "Yield Maintenance
Interest Rate Converted to Monthly Mortgage Rate" on Annex A-1 to this prospectus supplement is "Yes."

                                      S-355

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    ANNEX A-1

                        CHARACTERISTICS OF THE UNDERLYING
                MORTGAGE LOANS AND THE MORTGAGED REAL PROPERTIES

       Note: For purposes of presenting information regarding the original and remaining terms to maturity of the respective underlying mortgage loans in this Annex A-1, each ARD Loan is assumed to mature on its anticipated repayment date.

                                      A-1-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

        MORTGAGE   LOAN
 LOAN     LOAN     GROUP
NUMBER   SELLER   NUMBER                      LOAN / PROPERTY NAME                                    PROPERTY ADDRESS
------------------------------------------------------------------------------------------------------------------------------------

   1      CGM       1     9 West 57th Street                                            9 West 57th Street
   2    LaSalle     1     Ala Moana Portfolio                                           Various
  2.1               1     Ala Moana Center                                              1450 Ala Moana Boulevard
  2.2               1     Ala Moana Building                                            1441 Kapiolani Boulevard
  2.3               1     Ala Moana Pacific Center                                      1585 Kapiolani Boulevard
  2.4               1     Ala Moana Plaza                                               451 Piikoi Street
   3     GACC       1     Mall of America                                               8100 24th Avenue South
   4    LaSalle     1     Citadel Mall                                                  750 Citadel Drive
   5    LaSalle     1     Northwest Arkansas Mall                                       4201 North Shiloh Drive
   6     GACC       1     One World Financial Center                                    One World Financial Center
   7     GACC       1     Four Seasons Resort Maui                                      3900 Wailea Alanui Drive
   8     GACC       2     Riverton Apartments                                           2171-2200 Madison Avenue, 2225-2265 Fifth
                                                                                        Avenue, 10 East 138th Street, 45 East
                                                                                        135th Street
   9      CGM       1     CGM AmeriCold Portfolio                                       Various
  9.1               1     Tomah                                                         28063 Essex Avenue
  9.2               1     Texarkana                                                     3609 Genoa Road
  9.3               1     Tarboro                                                       200 Sara Lee Road
  9.4               1     Springdale Freezer                                            1200 North Missouri Road
  9.5               1     Salem                                                         4095 Portland Road Northeast
  9.6               1     Plover                                                        1801 Highway 54
  9.7               1     Moses Lake                                                    3245 Road N Northeast
  9.8               1     Marshall                                                      3465 West Arrow Street
  9.9               1     Leesport                                                      41 Orchard Lane
 9.10               1     Hermiston                                                     78149 Westland Road
 9.11               1     Fremont                                                       950 South Schneider Street
 9.12               1     Charlotte North                                               1000 Exchange Street
 9.13               1     Burlington                                                    301 South Walnut Street
 9.14               1     Birmingham                                                    600 West 25th Street
 9.15               1     Atlanta Gateway                                               6150 Xavier Drive Southwest
  10     GACC       1     DB AmeriCold Portfolio                                        Various
 10.1               1     Atlanta                                                       1740 Westgate Parkway
 10.2               1     Clearfield                                                    755 East 1700 South Street
 10.3               1     Nampa                                                         231 Second Road North
 10.4               1     Bettendorf                                                    6875 State Street
 10.5               1     Russellville                                                  203 Industrial Boulevard
 10.6               1     Woodburn                                                      1440 Silverton Avenue
 10.7               1     Strasburg                                                     545 Radio Station Road
 10.8               1     West Memphis                                                  1651 South Airport Road
 10.9               1     Connell                                                       720 West Juniper Street
 10.10              1     Thomasville                                                   121 Roseway Drive
 10.11              1     Babcock                                                       1524 Necedah Road
 10.12              1     Walla Walla                                                   1115 West Rose Street
 10.13              1     Amarillo                                                      10300 Southeast Third Street
 10.14              1     Wichita                                                       2707 North Mead Street
 10.15              1     Boston                                                        100 Widett Circle
 10.16              1     Sebree                                                        1541 US Highway 41
 10.17              1     Turlock                                                       660 Fifth Street
 10.18              1     Fort Smith                                                    1634 Midland Boulevard
 10.19              1     Syracuse                                                      264 Farrell Road
 10.20              1     Murfreesboro                                                  2641 Stephenson Drive
  11      CGM       1     Bank of America Plaza                                         101 South Tryon Street
  12      PNC       1     The Atlantic Building                                         950 F Street NW
  13     GACC       1     Loews Lake Las Vegas                                          101 Montelago Boulevard
  14      RBC       1     200 West Adams                                                200 W.  Adams
  15      CGM       1     Great Wolf - Poconos, PA                                      1 Great Wolf Drive
  16      PNC       1     Grand Plaza                                                   101-197 S. Las Posas Road
  17     GACC       2     Santa Palmia Apartments                                       150 Palm Valley Boulevard
  18      CGM       1     Manhattan Towers                                              1230 & 1240 Rosecrans Avenue
  19    LaSalle     1     Heritage Industrial Portfolio                                 Various
 19.1               1     Heritage Industrial Portfolio - 1001 Air Park Drive           1001 Air Park Drive
 19.2               1     Heritage Industrial Portfolio - 1011 Air Park Drive           1011 Air Park Drive
 19.3               1     Heritage Industrial Portfolio - 21 Northeast Industrial Park  21 Northeast Industrial Park
 19.4               1     Heritage Industrial Portfolio - 22 Northeast Industrial Park  22 Northeast Industrial Park
 19.5               1     Heritage Industrial Portfolio - 4 Marway Circle               4 Marway Circle
 19.6               1     Heritage Industrial Portfolio - 5 Marway Circle               5 Marway Circle
 19.7               1     Heritage Industrial Portfolio - 8 Marway Circle               8 Marway Circle
 19.8               1     Heritage Industrial Portfolio - 8 Northeast Industrial Park   8 Northeast Industrial Park
 19.9               1     Heritage Industrial Portfolio - 4472 Steelway Boulevard       4472 Steelway Boulevard
 19.10              1     Heritage Industrial Portfolio - 16725 Square Drive            16725 Square Drive
 19.11              1     Heritage Industrial Portfolio - 2294 Molly Pitcher Highway    2294 Molly Pitcher Highway
 19.12              1     Heritage Industrial Portfolio - 3530 East Pike Road           3530 East Pike Road
  20    LaSalle     1     Silver Spring Metro Center II                                 1325 East West Highway
  21     GACC       2     One East Delaware                                             1 East Delaware Place
  22     GACC       1     60 Charles Lindbergh Boulevard                                60 Charles Lindbergh Boulevard
  23      CGM       1     The Forum Building                                            3290 Northside Parkway
  24     GACC       2     Victoria Place Apartments                                     12612 Victoria Place Circle
  25      RBC       1     Piedmont 14                                                   3535 Piedmont Road
  26      CGM       1     Waterfront Clematis                                           1 and 101 North Clematis Street
  27     GACC       2     Foxfire Apartments                                            8711-8779 Contee Road
  28      CGM       1     116 West 32nd Street                                          116 West 32nd Street
  29      PNC       1     The Shoppes at South Bay (Walmart)                            19503 South Normandie Avenue
  30      PNC       1     Eaton Canyon Tech Center                                      2923 & 2947 Bradley Street
  31     GACC       2     Westbury at Lake Brandon Apartments                           1210 Westbury Pointe Drive
  32     GACC       1     Lakewood Industrial Portfolio                                 Various
 32.1               1     1985 Swarthmore Avenue                                        1985 Swarthmore Avenue
 32.2               1     1935 Swarthmore Avenue                                        1935 Swarthmore Avenue
 32.3               1     1920 Swarthmore Avenue                                        1920 Swarthmore Avenue
 32.4               1     1915 Swarthmore Avenue                                        1915 Swarthmore Avenue
 32.5               1     1942 Swarthmore Avenue                                        1942 Swarthmore Avenue
 32.6               1     1955 Swarthmore Avenue                                        1955 Swarthmore Avenue
 32.7               1     1991 Rutgers University Boulevard                             1991 Rutgers University Boulevard
 32.8               1     120 Kenyon Drive                                              120 Kenyon Drive
 32.9               1     125 Kenyon Drive                                              125 Kenyon Drive
 32.10              1     1970 Rutgers University Boulevard                             1970 Rutgers University Boulevard
 32.11              1     1989 Rutgers University Boulevard                             1989 Rutgers University Boulevard
 32.12              1     1925 Swarthmore Avenue                                        1925 Swarthmore Avenue
  33      CGM       1     One American Place                                            301 Main Street
  34      CGM       1     Texarkana Pavillion                                           4200-4300 St. Michael Drive
  35     GACC       2     Locust on the Park                                            201 South 25th Street
  36      PNC       1     Red Lion Hanalei Hotel                                        2270 Hotel Circle North
  37      CGM       1     120 South Spalding Drive                                      120 South Spalding Drive
  38      CGM       1     Sunset Mall                                                   4001 Sunset Drive
  39    LaSalle     1     Hilton Hotel/Homewood Suites                                  4200 City Avenue
  40     GACC       1     Glenborough Rollins Road                                      1625-1635 Rollins Road
  41      CGM       1     Reserve at Westchase                                          3250 Briarpark Drive
  42      PNC       1     121 Airport Centre I & II                                     2200-2208 Highway 121
  43     GACC       2     Top of the Hill                                               2101 Prior Road
  44      PNC       1     Backlick South                                                8241, 8245, 8249 & 8253 Blacklick Rd
  45      PNC       1     Springfield 8                                                 8198 Terminal Road
  46      CGM       2     Greenbrier Apartments                                         100 Willow Oak Drive
  47     GACC       2     Morning View Terrace                                          439-441, 443-449, 451-455, and 457-459
                                                                                        West El Norte Parkway
  48     GACC       1     Highpoint Tower I & II                                        8401 & 8415 Datapoint Drive
  49    LaSalle     1     3601 CCI Drive                                                3601 CCI Drive
  50    LaSalle     1     Quebec Square                                                 7306 East 36th Avenue
  51      CGM       1     Millenium Tower                                               10375 Richmond Avenue
  52      RBC       1     Weatherford Plaza                                             15710 JFK Boulevard
  53      PNC       2     Equinox on the Park Apartment Homes                           6200 North Shiloh Road
  54      CGM       1     Shaw's Plaza - Carver, MA                                     100 North Main Street
  55      PNC       1     Eastgate Plaza                                                10-50 Turk Hill Road
  56    LaSalle     1     Mesa Spirit Park Model & RV Resort                            3020 East Main Street
  57      CGM       1     Suncrest Center                                               8148-8182 Sunset Boulevard
  58      CGM       1     Texas Hotel Portfolio                                         Various
 58.1               1     Residence Inn - Houston, TX                                   7710 Main Street
 58.2               1     Comfort Suites - Grapevine, TX                                1805 Enchanted Way
  59      PNC       1     Holiday Inn of Toms River                                     290 Route 37 East
  60     GACC       1     One Garret Mountain Plaza                                     One Garret Mountain Plaza
  61     GACC       2     Wiener - Joralemon Street                                     10-20-30 Columbia Place and 24&32
                                                                                        Joralemon Street
  62     GACC       1     Sudley North Business Center                                  7699 Ashton Avenue and 7701, 7698, and 7848
                                                                                        Donegan Drive
  63     GACC       2     Terrace Gardens                                               1015, 1025, 1035, 1045, 1121, 1131, 1141 and
                                                                                        1151 Morning View Drive
  64      RBC       1     Westport Shopping Center                                      87th Street & Kedzie Avenue
  65      CGM       1     Warren Village Shopping Center                                64 Mountain Boulevard
  66    LaSalle     2     Quail Ridge Apartments                                        4200 Trenton Drive
  67      CGM       1     Crofton Centre                                                1623-1669 Crofton Centre
  68      CGM       1     Desert Business Park Buildings                                77-588 & 77-583 El Duna Court; 38-698-A &
                                                                                        38-698-B El Viento Road
  69      CGM       1     Dowlen Towne Center                                           3975 Dowlen
  70     GACC       1     29 West 30th Street                                           29 West 30th Street
  71    LaSalle     1     Lake Center V                                                 50 Lake Center Executive Park
  72      PNC       1     Residence Inn - Wayne                                         30 Nevins Road
  73      PNC       1     Hilton Garden Inn - Buffalo Airport                           4201 Genessee Street
  74      CGM       1     Moody Florida One                                             Various
 74.1               1     Holiday Inn Express - Orlando, FL                             7900 Conway Road
 74.2               1     Springhill Suites - Altamonte Springs, FL                     205 West Highway 436
  75      CGM       1     Mid Penn Northwood                                            4401 Deer Path Road & 1800 Linglestown Road
  76      CGM       1     Sunrise Palms Shopping Center                                 3000 Pablo Kisel Boulevard
  77      PNC       1     Wilshire Plaza                                                755 Veterans Memorial Boulevard
  78     GACC       1     Two Corporate Plaza                                           2625 Bay Area Boulevard
  79      CGM       1     Comfort Inn - Baltimore, MD                                   6921 Baltimore Annapolis Boulevard
  80      CGM       2     Stonegate Apartments                                          3125-3500 South Stonegate Circle, 13301
                                                                                        West National Avenue
  81     GACC       1     Glenborough Tierrasante                                       9765-9775 Clairemont Mesa Boulevard
  82      PNC       1     Grand Flamingo                                                4180 & 4220 S. Grand Canyon Drive,
                                                                                        9701-9827 W. Flamingo Road
  83    LaSalle     1     Parkway Center - Buildings 1,2,4,6                            875 Greentree Road
  84    LaSalle     1     REVA -Portfolio                                               Various
 84.1               1     Industrial Village                                            7906 - 7910 Industrial Village Road
 84.2               1     Radar Road                                                    500,502,504,506 Radar Road
 84.3               1     University CC                                                 7990, 7996 North Point Blvd; 4305, 4310,
                                                                                        4320 Enterprise Drive; 4410,
                                                                                        4415 Providence Lane
  85     GACC       1     212 Wolcott Street                                            212 Wolcott Street
  86      RBC       1     Central Storage Center                                        1019 Central Ave & 3847, 3839-41 &
                                                                                        3835 Airline Highway
  87      RBC       1     StorQuest Slauson Self Storage                                1701 W. Slauson Ave.
  88      RBC       1     StorQuest Sunland Self Storage                                8250 Foothill Blvd.
  89    LaSalle     1     Christa Portfolio                                             Various
 89.1               1     Christa Construction                                          121 Victor Heights Parkway
 89.2               1     119 Victor Heights Parkway                                    119 Victor Heights Parkway
 89.3               1     Christa Leasing                                               117 Victor Heights Parkway
 89.4               1     115 Victor Heights Parkway                                    115 Victor Heights Parkway
 89.5               1     111 Victor Heights Parkway                                    111 Victor Heights Parkway
 89.6               1     Swiftlift                                                     820 Phillips Road
 89.7               1     Tariff Affiliates                                             50 Victor Heights Parkway
 89.8               1     Surmotech                                                     7670 Netlink Drive
 89.9               1     7612 Main Street Fishers                                      7612 Main Street Fishers
 89.10              1     Westridge Community Center                                    200 Alcott Road & 300 Chesterton Road
 89.11              1     Hilton Post Office                                            25 South Avenue
  90      PNC       1     AOC Building                                                  7858 Shrader Road
  91    LaSalle     2     Old Bridge Rotary Senior Housing                              100 Ticetown Road
  92      CGM       2     Copper Beech                                                  406 Sanford Street
  93      CGM       1     Aventura Industrial Center                                    555 Northeast 185th Street
  94      CGM       1     The Gruma Building                                            1159 Cottonwood Lane
  95      CGM       1     Maunakea Marketplace                                          1120 Maunakea Street
  96      PNC       1     Fabyan Crossing                                               1900 & 2000 South Randall Road
  97    LaSalle     1     2500 Building                                                 2500 NW 79 Avenue
  98      CGM       1     Federal Express Building                                      10075 Philadelphia Drive
  99      RBC       2     Presidio  Apartments                                          1  Presidio Pointe
  100     RBC       1     Chemway Industrial Portfolio                                  Chemway Industrial Park (1000 Bond Street,
                                                                                        1100 Bond Street, 1200 Tar Heel Road, 1209
                                                                                        Tar Heel Road, 839 Exchange Street)
  101     PNC       1     Hampton Inn & Suites - Fresno                                 327 E. Fir Avenue
  102     CGM       2     Park Wilshire Apartment Homes                                 2424 Wlshire Boulevard
  103     PNC       1     Maple Crossing                                                4080-4120 Maple Road
  104   LaSalle     2     Morgantown Multifamily Portfolio                              Various
 104.1              2     Morgantown Multifamily Portfolio - Copperfield Court          1010 Irwin Street
 104.2              2     Morgantown Multifamily Portfolio - Courtyard East             331 Willey Street
 104.3              2     Morgantown Multifamily Portfolio - Courtyard West             327 Willey Street
 104.4              2     Morgantown Multifamily Portfolio - Grapevine Village          1324 Airport Boulevard
  105   LaSalle     1     Crofton II Office Building                                    2200 Defense Highway
  106     PNC       1     Self Storage 1                                                190 Otis Street
  107     RBC       2     Door Creek Apartments                                         925 Harrington Drvie
  108   LaSalle     1     Greenwood Market/Campbell Lane                                2475 Scottsville Road & 1785 Campbell Lane
  109    GACC       1     Fort Hill Centre                                              5900 Centreville Road
  110    GACC       1     Sudley North Business Center Building D                       7869 Ashton Avenue
  111     CGM       1     Eastland Plaza                                                678 North Wilson Way
  112   LaSalle     2     Vernon Marsh - Clover Village                                 11900 White Bluff Road
  113   LaSalle     1     Department of Children and Families                           311 & 339-359 North State Road 7
  114     RBC       1     Standley Lake Marketplace                                     8393-8533 Church Ranch Boulevard,
                                                                                        10138-10168 North Wadsworth Pkwy
  115   LaSalle     1     Corporate Plaza                                               678 Third Avenue
  116   LaSalle     1     K&G Marketplace                                               30451-30465 Avenida De Las Flores
  117   LaSalle     1     8751 Freestate Drive                                          8751 Freestate Drive
  118     RBC       1     West Creek Center                                             4404 West William Cannon Drive
  119   LaSalle     1     Pine Hills Village                                            5300 Silver Star Road
  120   LaSalle     1     Rosemont Village Retail Center                                4523 North Pine Hills Road
  121    GACC       1     JQH Hotel Portfolio B-Note                                    Various
 121.1              1     Courtyard by Marriott - Oklahoma                              2 West Reno Avenue
 121.2              1     Embassy Suites - Lincoln                                      1040 P Street
 121.3              1     Residence Inn by Marriott - South Carolina                    5035 International Boulevard
 121.4              1     Embassy Suites Albuquerque                                    1000 Woodward Place NE
 121.5              1     Renaissance Tulsa Hotel & Convention Center                   6808 South 107th East Avenue
 121.6              1     Sheraton Sioux Falls                                          1211 North West Avenue
  122     PNC       2     Legacy Senior Apartments                                      3850 Silverton Circle
  123     PNC       1     Homewood Suites - Amherst                                     1138 Millersport Highway
  124    GACC       1     Glenborough Cottontail                                        800 Cottontail Lane
  125     PNC       1     Broomfield Plaza Shopping Center                              5015-5139 West 120th Avenue
  126     PNC       1     Springhill Suites - Solon                                     30100 Aurora Road
  127   LaSalle     1     Hart Properties Portfolio                                     Various
 127.1              1     435 Washington Building                                       435 Washington Road
 127.2              1     Magnolia Crossing                                             318 South Mount Pleasant Road
 127.3              1     Pecan Ridge Center                                            205 Mount Pleasant Road
 127.4              1     Colliersville Plaza                                           141 U.S. Highway 72
 127.5              1     Magnolia on Main                                              153, 155, & 165 North Main Street
 127.6              1     Auto Body America-Northstar                                   37 Northstar Drive
 127.7              1     Ripley Oaks                                                   449 U.S. Highway 72
 127.8              1     Auto Radio - 7300 Airways                                     7300 Airways Boulevard
 127.9              1     Auto Body America - Wilfong                                   5155 Wilfong Road
  128     CGM       1     Great Neck Promenade                                          180-200 Middle Neck Road
  129   LaSalle     2     Prairie Vista I & II                                          2401 West Alta Road
  130   LaSalle     1     Southpointe Medical Office                                    8936 Southpointe Drive
  131   LaSalle     2     Overlook Apartments                                           6339 South 33rd West Avenue
  132     CGM       1     Whitney Bank Building                                         4265 San Felipe Street
  133     PNC       1     Platte River Mall                                             1000 S. Dewey Street
  134     PNC       1     Via Esprillo                                                  16510 Via Esprillo
  135     CGM       1     Habitat Shopping Center                                       588 Route 70
  136   LaSalle     1     Hampton Inn & Suites - LaFayette                              1910 South College Road
  137     PNC       2     Autumn Park Apartment Homes                                   4405 North Navarro Street
  138     CGM       1     Manchester Air Center                                         1050 Perimeter Road
  139     PNC       1     Mill Ridge Office Center                                      2 & 4 Mill Ridge Lane
  140     CGM       1     Lakewood Center North                                         14600 Detroit Avenue
  141     PNC       1     Yorktown Center                                               2525 West 12th Street
  142     PNC       1     Berkshire Plaza                                               12402 Orange Blossom Trail
  143     CGM       2     Barclay Village Apartments                                    775 Cascade Street
  144   LaSalle     2     Villa Tree                                                    1750 South Price Road
  145   LaSalle     2     Arborstone Apartments                                         6490 South Cockrell Hill Road
  146   LaSalle     2     Kingshill Court Apartments                                    4797 Kingshill Drive
  147   LaSalle     1     La Jolla and Nautilus                                         6902-6990 La Jolla Boulevard &
                                                                                        470 Nautilus Street
  148     CGM       1     Staybridge Suites - Portland, OR                              11936 NE Glenn Winding Drive
  149    GACC       1     Griffin Building                                              14800 Saint Mary's Lane
  150     PNC       1     Gateway Plaza - Leesburg                                      923-959 N. 14th Street
  151     PNC       1     Hannaford Plaza                                               262 Saratoga Road
  152    GACC       1     Oak Tree Plaza                                                17582-17612 17th Street
  153     CGM       1     Fairview Farms Marketplace                                    3404 North Central Expressway
  154   LaSalle     1     Another Closet Portfolio                                      Various
 154.1              1     Another Closet - McAllen                                      2101 Industrial Drive
 154.2              1     Another Closet -Sharyland                                     317 North Shary Road
 154.3              1     Another Closet - Mission                                      2101 West Griffin Parkway
  155     CGM       1     555 Republic Place                                            555 Republic Drive
  156     CGM       2     Oaks of Westchase Apartments                                  2851 Wallingford Drive
  157   LaSalle     1     Federal Bakers Facility                                       45201 Global Plaza
  158     PNC       1     Country Club Medical Building                                 1940 & 1950 S. Country Club Drive
  159   LaSalle     1     1315 Century Drive                                            1315 Century Drive
  160   LaSalle     1     Seven Farms Square Office Building                            225 Seven Farms Drive
  161     CGM       2     University Court Apartments                                   2102 North Walnut Street
  162   LaSalle     1     Bi-Lo Stores                                                  Various
 162.1              1     K-Mart Plaza                                                  6 K-Mart Plaza
 162.2              1     Franklin                                                      245 Macon Plaza
  163    GACC       1     Shoppes at Summerlin Parkway                                  7591 & 7595 West Washington Avenue
  164     CGM       1     Trinity Health Office Center                                  27000 Meadowbrook Road
  165     PNC       1     Sentinel Self-Storage Portfolio                               Various
 165.1              1     Sentinal Self Storage - Smyrna                                52 South Cory Lane
 165.2              1     Sentinel Self Storage - Elkton                                20 Cecil Woods Drive
 165.3              1     Sentinel Self Storage - Middletown                            504 Industrial Road & 213 East Main Street
  166     RBC       2     Lake Ridge Apartments                                         2591 Goldenstrand Drive
  167     CGM       1     Country Inn & Suites - Portland, OR                           7025 NE Alderwood Road
  168     CGM       1     500 Grand Avenue                                              500 Grand Avenue
  169   LaSalle     1     Edison Park                                                   535-615 West Edison Road
  170   LaSalle     2     White Bluff - Clover Village                                  10014 White Bluff Rd
  171     PNC       2     Crown Ridge Apartments                                        3751 Eagle Cliff Drive
  172     CGM       1     Holiday Inn Express - Houston, TX                             1810 Bell Street
  173     RBC       2     Auburn Commons                                                132 E. Thach Avenue
  174     CGM       1     Fort Salonga Road                                             1015-1019 Fort Salonga Road
  175     CGM       2     118 Madison Avenue                                            118 Madison Avenue
  176    GACC       1     29 Prince Street                                              29 Prince Street
  177    GACC       2     Cresmont Loft Apartment                                       2807 Cresmont Avenue
  178   LaSalle     1     Downtown Oxford Inn and Suites                                400 North Lamar Boulevard
  179     CGM       1     401-403 VFW Drive                                             401-403 VFW Drive
  180     CGM       1     111-131 Post Road East                                        111-131 Post Road East
  181     PNC       1     Pinetree Center                                               2551 E. Pinetree Boulevard
  183   LaSalle     2     Lackawanna Senior Housing                                     133 Orchard Place
  184     CGM       1     Norton Medical Offices                                        3535 Park Street
  185     PNC       1     McKinley Commons                                              4154 McKinley Parkway
  186    GACC       1     Storage Outlet - Gardena                                      13401 South Western Avenue
  187   LaSalle     1     Stonebridge Shops                                             3610-3630 East Southern Avenue
  188     CGM       1     10 Courthouse Plaza                                           10 Courthouse Plaza
  189   LaSalle     1     Nugget Market Distribution Center                             2160-2170 Hanson Way
  190   LaSalle     1     Corporate West 1                                              4300 Commerce Court
  191     PNC       2     Edmond Mansions                                               1301 NW 178th Street
  192   LaSalle     1     11058 Santa Monica Boulevard                                  11058 Santa Monica Boulevard
  193     CGM       1     491, 106-110 South Main Street                                491, 106-110 South Main Street
  194   LaSalle     2     Ramp Creek                                                    1100 Thornwood Drive
  195   LaSalle     1     Courtyard by Marriott - Tupelo, MS                            1320 North Gloster Street
  196     RBC       1     StorQuest - Centennial #2                                     7030 S. Jordan Road
  197    GACC       1     24 Hour Fitness                                               1131 West Arbrook Boulevard
  198     PNC       2     Park Place Apartments - Manhattan                             1413 Cambridge Place
  199     CGM       1     Rosewood Shopping Center                                      9296 Westheimer Road
  200     RBC       1     Storage One - Anthem                                          2402 Atchley Dr.
  201     PNC       1     Challenger One Building                                       615 & 620 Allen Avenue
  202    GACC       1     Oak Hill West Office Complex                                  3736, 3738, 3744 and 3746 Mount Diablo
                                                                                        Boulevard
  203   LaSalle     1     Parkway Crossing Shopping Center                              810 North Central Expressway
  204   LaSalle     1     Holiday Inn Express - Memphis, TN                             4068 Stansell Court
  205     CGM       1     Brookside Village                                             15332 West Bell Road
  206     RBC       1     Staples                                                       1850 North Harlem Avenue
  207     CGM       2     Highland Park Club Apartments                                 1001 North Negley Avenue
  208     PNC       1     Holiday Inn Express & Suites - Ft. Wayne                      5915 Ellison Road
  209   LaSalle     1     Walgreen's- Lake Oswego                                       17850 South West Lower Boones Ferry Road
  210     RBC       1     Devon Self Storage                                            5649 South Blvd.
  211   LaSalle     1     Blackhawk RV Resort                                           3407 Blackhawk Drive
  212   LaSalle     1     AAAA Self Storage Portfolio                                   Various
 212.1              1     AAAA Self Storage - Lawrenceville, GA                         282 East Crogan Street
 212.2              1     AAAA Self Storage - Buford, GA                                4365 Commerce Drive
  213     PNC       1     Suburban Extended Stay Hotel Tampa Airport W                  6902 West Hillsborough Avenue
  214   LaSalle     1     Sabre Springs Marketplace                                     12602 - 12640 Sabre Springs Parkway
  215     PNC       1     Riverbend Shopping Center                                     7500-7552 West Oklahoma Avenue
  216    GACC       2     Mirabella Apartments                                          4250 Aurora Avenue North
  217   LaSalle     1     The Bookbindery Building                                      2201 West Broad Street
  218   LaSalle     1     Tower Center Plaza & Annex                                    15580 Grand River Avenue & 14486 Greenfield
  219     CGM       1     Shoppes at Cranberry Commons II                               1686 Route 228
  220   LaSalle     1     Buckner Square                                                3650 North Buckner Boulevard
  221     CGM       1     Market Square Garage                                          300 Milam Street
  222    GACC       1     528 West 21st Street                                          528 West 21st Street
  223    GACC       2     Whisperwood Apartments                                        3602 Brookridge Terrace
  224     PNC       1     Eckerd - Gates Plaza                                          2 Spencerport Road
  225     CGM       1     Country Inn & Suites - Roanoke, VA                            7860 Plantation Road
  226     CGM       1     10000 Richmond Avenue                                         10000 Richmond Avenue
  227    GACC       1     Orangecrest Self Storage                                      18601 Van Buren Boulevard
  228   LaSalle     1     Outback Storage                                               4003 West Highway 390
  229     RBC       1     National City Self Storage                                    430 West 30th Street
  230   LaSalle     1     Comfort Inn - Plant City, Fl                                  2003 South Frontage Road
  231   LaSalle     1     State Line 47 Building                                        1901 West 47th Place
  232     RBC       1     StorQuest - Parker                                            16980 Cottonwood Drive
  233   LaSalle     1     West Capitol Shopping Center                                  805-831 Harbor Boulevard
  234     RBC       2     Parkside Village Mobile Home Park                             320 Crabapple Lane
  235    GACC       1     Commerce Executive Park I                                     11495 Commerce Park Drive
  236   LaSalle     2     Bridge Square Apartments                                      2 Bridge Square
  237    GACC       1     Ashford II                                                    950 Threadneedle Street
  238   LaSalle     1     Crawfordsville Medical Center                                 1630-1660 Lafayette Road
  239   LaSalle     1     2435 Commerce Avenue                                          2435 Commerce Avenue
  240    GACC       1     1833 South Coast Highway                                      1833 South Coast Highway
  241     PNC       1     Omni Storage V                                                18577 Hwy 22
  242   LaSalle     2     The Greens Apartments                                         9444 Newton Drive
  243     PNC       1     Har Ken Plaza                                                 3818-3870 Harlem Road
  244   LaSalle     1     Langley Place                                                 10 Langley Place
  245     PNC       1     Eckerd - NY Mills                                             4848 Commercial Drive
  246     CGM       1     313 Fifth Avenue                                              313 Fifth Avenue
  247     PNC       1     Minikahda Mini Storage III                                    1413 & 1441 Hunting Valley Road
  248    GACC       1     Rite Aid - Vancouver, WA                                      NWC of NE 162nd Avenue & NE 28th Street
  249   LaSalle     1     Landmark Oaks                                                 14875 Landmark Boulevard
  250     CGM       1     Smart and Final - Phoenix, AZ                                 1450 North 43rd Avenue
  251     CGM       1     3100 South Gessner                                            3100 South Gessner
  252    GACC       2     Tukwila Apartments                                            15110 Macadam Road South
  253   LaSalle     2     Hickory Hills Manor                                           1600 Josephine Street
  254   LaSalle     1     PNC Bank Building                                             7818 Sudley Road
  255     PNC       1     Roseland HQ Building                                          233 Canoe Brook Road
  256   LaSalle     1     Graves Morrissey Office Building                              11920 Southern Highlands Parkway
  257   LaSalle     1     Walgreens - Fort Worth                                        3100 McCart Avenue
  258   LaSalle     1     LSAC Memphis Office                                           104 - 110 South Front Street
  259   LaSalle     1     Canalview Office                                              200 Canalview Boulevard
  260   LaSalle     2     Centennial Farms MHC                                          1065 Peach Blossom Circle
  261     PNC       1     Goodwill Tropicana                                            3345 E. Tropicana Avenue
  262   LaSalle     1     Fort Knox Self Storage                                        1900 East Bessemer Avenue
  263   LaSalle     1     Aero Pointe Medical Office                                    4260 Glendale-Milford Road
  264   LaSalle     2     Village Creek Apartments                                      100-800 Village Creek Drive
  265    GACC       1     Big Kmart - Clemmons                                          2455 Lewisville-Clemmons Road
  266     PNC       1     K-Mart Store - Oceanside                                      443 College Avenue
  267   LaSalle     1     Eagle Two Business Center                                     10381 and 10421 Citation Drive
  268     PNC       1     K-Mart Store - Waukegan                                       3110 Belvidere Road
  269    GACC       2     Sedgefield Downs                                              3716 Groometown Road
  270   LaSalle     1     CVS Portfolio                                                 Various
 270.1              1     CVS - Summerville                                             1941 North Main Street
 270.2              1     CVS Clearwater                                                16 Belvedere Road
  271   LaSalle     1     Buena Park Self Storage                                       7111 McNeil Lane
  272   LaSalle     1     Sleep Inn - Orangeburg                                        3689 St. Matthews Road
  273   LaSalle     1     High Ridge Office Building                                    N16 W23233 Stone Ridge Drive
  274     RBC       1     Storage Solutions Hamburg                                     3490 Route 94
  275     RBC       1     3102 East Hebron                                              3012 East Hebron Parkway
  276   LaSalle     1     La Cima                                                       500 Main Street
  277   LaSalle     2     Winslow Place Apartments                                      200 Bristol Street
  278   LaSalle     2     Woodland South Apartments                                     60 Woodland Road
  279     PNC       1     OSI Collection Services                                       5626 Frantz Road
  280   LaSalle     1     Fairfield Inn - Orangeburg                                    663 Citadel Road
  281   LaSalle     2     Gibson & Heritage MHCs                                        925 Adams Road and 8810 Pocahontas Trail
  282     PNC       1     Danaher Corporation                                           1228 Isley Drive
  283   LaSalle     1     Towne Storage Union Park                                      7183 South Union Park Avenue
  284     RBC       1     Cental Self Storage New Bedford                               376 Hathaway Road
  285   LaSalle     1     Parkway Pointe                                                1510 Congress Parkway
  286     PNC       1     Bunker Hill Center                                            102 Sleepy Hollow Drive
  287   LaSalle     1     Main and Lindsay                                              2735 - 2757 East Main Street
  288     PNC       1     PetSmart                                                      8380 Westheimer Road
  289   LaSalle     1     Remington Road Industrial                                     335-367 Remington Boulevard
  290     PNC       1     Rite Aid - Depew                                              6000 Transit Road
  291   LaSalle     1     Navistar                                                      575 Saint Paul Boulevard
  292   LaSalle     2     Walnut Ridge MHC                                              3201 Hawthorne Drive
  293     RBC       1     Moove In Self Storage                                         103 Stone Mill Rd & 1391 Vermont Ave
  294   LaSalle     1     OliverMcMillan Eagles Hall                                    733 Eighth Avenue
  295     RBC       1     Lake Stevens Self Storage Depot                               9519 4th Street NE
  296    GACC       1     Big Kmart - Jacksonville                                      1501 Normandy Village Parkway
  297   LaSalle     2     Town & Country Apartments                                     120 South Kingston Drive
  298   LaSalle     1     4120 - 4400  Building                                         4400 4th Avenue South
  299    GACC       1     342 Newbury Street                                            342 Newbury Street
  300   LaSalle     1     Jefferson Centre                                              6709-6739 West Jefferson Boulevard
  301     RBC       1     Central Self Storage - Milford                                202 East Main Street
  302   LaSalle     1     Shoppes at Pembroke                                           930 Highway 711
  303     RBC       1     Lock it Up Self Storage #3 Ogden                              305 East 2000 North
  304   LaSalle     1     ARINC Building                                                1300 Thomas Drive
  305   LaSalle     1     Stoneridge Professional Building                              51675-51745 Van Dyke Avenue
  306   LaSalle     1     Pomona Ranch Plaza                                            12 Rancho Camino Road
  307   LaSalle     1     Oasis Plaza                                                   3210 - 3314 First Street West
  308   LaSalle     1     Maryland Manor                                                5205 Maryland Way
  309   LaSalle     1     Tractor Supply Center                                         636 NC 24/27 Bypass
  310   LaSalle     1     Newport Adhesives Building                                    1822 Reynolds Avenue
  311     PNC       1     ProHealth Physicians                                          631 South Quaker
  312   LaSalle     1     Advanced Electronic Systems                                   2015 Helm Drive
  313   LaSalle     1     Santa Fe Springs                                              10430 Pioneer Boulevard
  314   LaSalle     1     Mini Maxi Storage                                             2638 Legion Road
  315   LaSalle     1     Shops at Sunset                                               S30 W24896 West Sunset Drive
  316   LaSalle     1     Appalachian Self Storage                                      3 Heinz Drive
  317   LaSalle     1     Banco Popular                                                 3948 West 55th Street
  318   LaSalle     1     Pelham Road Retail                                            3901 Pelham Road
  319     PNC       1     Ellicott Creek Plaza                                          2850-2890 Niagra Falls Blvd.
  320     CGM       1     Port Central Industrial Park                                  10845 Strang Road
  321   LaSalle     1     Chestnut Hill IV                                              5221-5251 North Hamilton Road
  322   LaSalle     1     C&H Storage                                                   2711 East Highway 190
  323     PNC       1     Minikahda Mini Storage & No. Concord Business Ctr             1200 Concord Street North
  324   LaSalle     1     Carson Highlands Storage                                      10010 Highway 50 East
  325    GACC       1     1635 Commons Parkway                                          1635 Commons Parkway
  326   LaSalle     1     Wayne Plaza Shopping Center                                   1805 East Ash Street
  327   LaSalle     1     Douglas Square                                                679-697 Douglas Road
  328   LaSalle     1     Port Gardner                                                  1728 West Marine View Drive
  329     PNC       1     Rite Aid - Buffalo                                            1941 Seneca Street
  330     CGM       1     Wachovia Bank - Upper Marlboro, MD                            9800 Apollo Drive
  331   LaSalle     2     Amber Apartments                                              2601 East Grand River Avenue
  332   LaSalle     1     Vickers Street                                                8001-8007 Vickers Street
  333   LaSalle     2     Brighton Park Apartments                                      300, 304, 308, 520, 524, and
                                                                                        528 Brighton Park Drive
  334   LaSalle     1     Lowes Home Improvement Store                                  2014 Tynecastle Highway
  335   LaSalle     1     Phenix Shopping Center                                        1101-1119 Highway 280 Bypass
  336   LaSalle     1     New Territory Shopping Center                                 4888 Highway 90 A
  337   LaSalle     1     8800 Melrose Avenue                                           8800 Melrose Avenue
  338   LaSalle     1     Battleground Crossing                                         1 Alvon Road
  339   LaSalle     1     Tully Road Retail                                             1708-1712 Tully Road
  340   LaSalle     1     Midvale - Valencia Self Storage                               6400 South Commerce Court
  341   LaSalle     1     Placentia III                                                 712-736 West Chapman Avenue
  342     PNC       1     Riverside Plaza - Johnson City                                47 Riverside Drive
  343     PNC       1     Grant Line Road Retail Center                                 3242-3254 & 3284-3296 W. Grant Line Road
  344   LaSalle     1     Center Plaza                                                  1647 Sun City Center Plaza
  345     PNC       1     7th Street Office                                             1237 7th Street
  346   LaSalle     2     Belle Grove MHP                                               624 U.S. Highway 301 Boulevard East
  347   LaSalle     2     Blue Sky MHP                                                  4800 West Ocotillo Road
  348   LaSalle     1     Rite Aid - Spring Lake, MI                                    603 East Savidge Street
  349     RBC       1     Lock it Up Self Storage #1 Ogden                              895 Wall Avenue
  350   LaSalle     1     86th & Westfield Boulevard                                    1560 East 86th Street
  351   LaSalle     1     Shops of Sedona                                               14000-14030 West 135th Street
  352   LaSalle     1     Rite Aid - Coloma, MI                                         6535 Paw Paw Avenue
  353     PNC       1     Plaza Dental Building                                         4413 Belleview Avenue
  354   LaSalle     1     Placentia II                                                  630-644 West Chapman Boulevard
  355   LaSalle     1     Airport Mini Storage                                          4201 Smokey Road
  356   LaSalle     1     Shoppes at Five Points                                        100 & 102 Batesville Road
  357   LaSalle     1     Rochester Club Centre                                         120 East Avenue
  358     PNC       2     Gardens at Pryor Creek                                        700 North Elliott
  359   LaSalle     1     Snead Properties                                              1001 & 1003 25th Avenue
  360   LaSalle     1     Abercorn Lock N Store                                         15050 Abercorn Extension &
                                                                                        1721 Grove Point Road
  361   LaSalle     2     Fountain Spring Apartments                                    2930 Fountain View Drive
  362   LaSalle     1     1300 Smith Road                                               1300 Smith Road
  363   LaSalle     1     Storage West Self Storage                                     2401 3rd Avenue Place
  364   LaSalle     2     Springdale Apartments                                         4338-4468 Magellan Court
  365   LaSalle     1     Shoppes at Jones Bridge                                       11730 Jones Bridge Road
  367    GACC       2     Kempwood Place Townhomes                                      8888 Kempwood Drive
  368   LaSalle     1     Placentia I                                                   602 West Chapman Avenue
  369   LaSalle     1     The Storage Malls                                             Various
 369.1              1     The Storage Mall - Clifton Springs                            2731 Route 96
 369.2              1     The Storage Mall - Manchester                                 3918 Route 96
  370   LaSalle     1     Redland Park Plaza                                            415-461 Tennessee Street
  371   LaSalle     1     VE - Advance Auto Parts                                       7979 Riviera Boulevard and
                                                                                        600 Baldwin Street
  372   LaSalle     1     2320 Highland Avenue                                          2320 Highland Avenue
  373   LaSalle     1     Big Blue Self Storage                                         111 Dyke Road
  374   LaSalle     2     Continental Apartments                                        2393 Continental Avenue
  375   LaSalle     1     Cape Henry Shoppes                                            3205-3053 Shore Drive
  376   LaSalle     1     Georgetown Self Storage                                       20688 DuPont Boulevard
  377   LaSalle     1     13850 Gulf Freeway                                            13850 Gulf Freeway
  378   LaSalle     1     Advance Auto Parts Store                                      1540 Georgesville Road
  379    GACC       1     Loveland Shopping Center                                      1425 West Eisenhower Boulevard
  380   LaSalle     1     Alpine Self Storage                                           535 North 900 West

     PRESENTED BELOW, SEPARATE FROM THE REST OF THE POOLED MORTGAGED LOANS, IS
THE ANNEX A-1 INFORMATION FOR THE ONE WORLD FINANCIAL CENTER NON-POOLED PORTION,
WHICH IS ASSOCIATED WITH THE CLASS WFC-1, WFC-2 AND WFC-3 CERTIFICATES. THE ONE
WORLD FINANCIAL CENTER NON-POOLED PORTION IS NOT INCLUDED IN THE INITIAL NET
MORTGAGE POOL BALANCE.

   6b    GACC       NAP   One World Financial Center (non-pooled portion)

 LOAN                                                                                                   DETAILED
NUMBER             CITY           STATE  ZIP CODE           COUNTY           PROPERTY TYPE           PROPERTY TYPE
---------------------------------------------------------------------------------------------------------------------------

   1    New York                   NY     10019    New York             Office                CBD
   2    Honolulu                   HI     96814    Honolulu             Various               Various
  2.1   Honolulu                   HI     96814    Honolulu             Retail                Regional Mall
  2.2   Honolulu                   HI     96814    Honolulu             Office                CBD
  2.3   Honolulu                   HI     96814    Honolulu             Office                CBD
  2.4   Honolulu                   HI     96814    Honolulu             Retail                Regional Mall
   3    Bloomington                MN     55425    Hennepin             Retail                Regional Mall
   4    Colorado Springs           CO     80909    El Paso              Retail                Regional Mall
   5    Fayetteville               AR     72703    Washington           Retail                Regional Mall
   6    New York                   NY     10281    New York             Office                CBD
   7    Wailea                     HI     96753    Maui                 Hospitality           Full Service
   8    New York                   NY     10037    New York             Multifamily           High-Rise
   9    Various                 Various  Various   Various              Industrial            Warehouse/Distribution
  9.1   Tomah                      WI     54660    Monroe               Industrial            Warehouse/Distribution
  9.2   Texarkana                  AR     71854    Miller               Industrial            Warehouse/Distribution
  9.3   Tarboro                    NC     27886    Edgecomb             Industrial            Warehouse/Distribution
  9.4   Springdale                 AR     72764    Washington           Industrial            Warehouse/Distribution
  9.5   Salem                      OR     97301    Marion               Industrial            Warehouse/Distribution
  9.6   Plover                     WI     54467    Portage              Industrial            Warehouse/Distribution
  9.7   Moses Lake                 WA     98837    Grant                Industrial            Warehouse/Distribution
  9.8   Marshall                   MO     65340    Saline               Industrial            Warehouse/Distribution
  9.9   Leesport                   PA     19533    Berks                Industrial            Warehouse/Distribution
 9.10   Hermiston                  OR     97838    Umatilla             Industrial            Warehouse/Distribution
 9.11   Fremont                    NE     68025    Dodge                Industrial            Warehouse/Distribution
 9.12   Charlotte                  NC     28208    Mecklenburg          Industrial            Warehouse/Distribution
 9.13   Burlington                 WA     98233    Skagit               Industrial            Warehouse/Distribution
 9.14   Birmingham                 AL     35204    Jefferson            Industrial            Warehouse/Distribution
 9.15   Atlanta                    GA     30336    Fulton               Industrial            Warehouse/Distribution
  10    Various                 Various  Various   Various              Industrial            Warehouse/Distribution
 10.1   Atlanta                    GA     30336    Fulton               Industrial            Warehouse/Distribution
 10.2   Clearfield                 UT     84015    Davis                Industrial            Warehouse/Distribution
 10.3   Nampa                      ID     83687    Canyon               Industrial            Warehouse/Distribution
 10.4   Bettendorf                 IA     52722    Scott                Industrial            Warehouse/Distribution
 10.5   Russellville               AR     72802    Pope                 Industrial            Warehouse/Distribution
 10.6   Woodburn                   OR     97071    Marion               Industrial            Warehouse/Distribution
 10.7   Strasburg                  VA     22657    Shenandoah           Industrial            Warehouse/Distribution
 10.8   West Memphis               AR     72301    Crittenden           Industrial            Warehouse/Distribution
 10.9   Connell                    WA     99326    Franklin             Industrial            Warehouse/Distribution
 10.10  Thomasville                GA     31792    Thomas               Industrial            Warehouse/Distribution
 10.11  Babcock                    WI     54413    Wood                 Industrial            Warehouse/Distribution
 10.12  Walla Walla                WA     99362    Walla Walla          Industrial            Warehouse/Distribution
 10.13  Amarillo                   TX     79118    Potter               Industrial            Warehouse/Distribution
 10.14  Wichita                    KS     67219    Sedgwick             Industrial            Warehouse/Distribution
 10.15  Boston                     MA     02118    Suffolk              Industrial            Warehouse/Distribution
 10.16  Sebree                     KY     42455    Webster              Industrial            Warehouse/Distribution
 10.17  Turlock                    CA     95380    Stanislaus           Industrial            Warehouse/Distribution
 10.18  Fort Smith                 AR     72901    Sebastian            Industrial            Warehouse/Distribution
 10.19  Syracuse                   NY     13209    Onondaga             Industrial            Warehouse/Distribution
 10.20  Murfreesboro               TN     37133    Rutherford           Industrial            Warehouse/Distribution
  11    Charlotte                  NC     28280    Mecklenburg          Office                CBD
  12    Washington                 DC     20004    DC                   Office                CBD
  13    Henderson                  NV     89011    Clark                Hospitality           Full Service
  14    Chicago                    IL     60606    Cook                 Office                CBD
  15    Scotrun                    PA     18355    Monroe               Hospitality           Full Service
  16    San Marcos                 CA     92078    San Diego            Retail                Anchored
  17    San Jose                   CA     95123    Santa Clara          Multifamily           Conventional
  18    Manhattan Beach            CA     90266    Los Angeles          Office                Suburban
  19    Various                 Various  Various   Various              Industrial            Various
 19.1   Middletown                 PA     17057    Dauphin              Industrial            Warehouse
 19.2   Middletown                 PA     17057    Dauphin              Industrial            Warehouse
 19.3   Guilderland                NY     12084    Albany               Industrial            Warehouse
 19.4   Guilderland                NY     12084    Albany               Industrial            Warehouse
 19.5   Gates                      NY     14624    Monroe               Industrial            Flex
 19.6   Gates                      NY     14624    Monroe               Industrial            Flex
 19.7   Gates                      NY     14624    Monroe               Industrial            Warehouse
 19.8   Guilderland                NY     12084    Albany               Industrial            Warehouse
 19.9   Liverpool                  NY     13090    Onondaga             Industrial            Warehouse
 19.10  Marysville                 OH     43040    Union                Industrial            Warehouse
 19.11  Chambersburg               PA     17201    Franklin             Industrial            Warehouse
 19.12  Zanesville                 OH     43701    Muskingum            Industrial            Warehouse
  20    Silver Spring              MD     20910    Montgomery           Office                Suburban
  21    Chicago                    IL     60611    Cook                 Mixed Use             Multifamily(73%)/Garage(16%)/
                                                                                              Office(6%)/Retail(5%)
  22    Uniondale                  NY     11553    Nassau               Office                Suburban
  23    Atlanta                    GA     30327    Fulton               Office                Suburban
  24    Orlando                    FL     32828    Orange               Multifamily           Conventional
  25    Atlanta                    GA     30305    Fulton               Office                Suburban
  26    West Palm Beach            FL     33401    Palm Beach           Mixed Use             Office(76%)/Retail(24%)
  27    Laurel                     MD     20708    Prince Georges       Multifamily           Conventional
  28    New York                   NY     10001    New York             Office                CBD
  29    Los Angeles                CA     90502    Los Angeles          Retail                Anchored
  30    Pasadena                   CA     91107    Los Angeles          Office                Suburban
  31    Brandon                    FL     33511    Hillsborough         Multifamily           Conventional
  32    Lakewood                   NJ     08701    Ocean                Industrial            Warehouse
 32.1   Lakewood                   NJ     08701    Ocean                Industrial            Warehouse
 32.2   Lakewood                   NJ     08701    Ocean                Industrial            Warehouse
 32.3   Lakewood                   NJ     08701    Ocean                Industrial            Warehouse
 32.4   Lakewood                   NJ     08701    Ocean                Industrial            Warehouse
 32.5   Lakewood                   NJ     08701    Ocean                Industrial            Warehouse
 32.6   Lakewood                   NJ     08701    Ocean                Industrial            Warehouse
 32.7   Lakewood                   NJ     08701    Ocean                Industrial            Warehouse
 32.8   Lakewood                   NJ     08701    Ocean                Industrial            Warehouse
 32.9   Lakewood                   NJ     08701    Ocean                Industrial            Warehouse
 32.10  Lakewood                   NJ     08701    Ocean                Industrial            Warehouse
 32.11  Lakewood                   NJ     08701    Ocean                Industrial            Warehouse
 32.12  Lakewood                   NJ     08701    Ocean                Industrial            Warehouse
  33    Baton Rouge                LA     70801    East Baton Rouge     Office                CBD
  34    Texarkana                  TX     75503    Bowie                Retail                Anchored
  35    Philadelphia               PA     19103    Philadelphia         Multifamily           Conventional
  36    San Diego                  CA     92108    San Dieego           Hospitality           Full Service
  37    Beverly Hills              CA     90212    Los Angeles          Office                Medical Office
  38    San Angelo                 TX     76904    Tom Green            Retail                Regional Mall
  39    Philadelphia               PA     19131    Philadelphia         Hospitality           Full Service
  40    Burlingame                 CA     94010    San Mateo            Industrial            Warehouse
  41    Houston                    TX     77042    Harris               Office                Suburban
  42    Bedford                    TX     76021    Tarrant              Office                Suburban
  43    Wilmington                 DE     19809    New Castle           Multifamily           Conventional
  44    Lorton                     VA     22079    Fairfax              Office                Suburban
  45    Lorton                     VA     22079    Fairfax              Industrial            Flex Warehouse
  46    Columbia                   SC     29223    Richland             Multifamily           Conventional
  47    Escondido                  CA     92026    San Diego            Multifamily           Conventional
  48    San Antonio                TX     78229    Bexar                Office                Suburban
  49    Huntsville                 AL     35805    Madison              Office                Medical Office
  50    Denver                     CO     80238    Denver               Retail                Anchored
  51    Houston                    TX     77042    Harris               Office                Suburban
  52    Houston                    TX     77032    Harris               Office                Suburban
  53    Garland                    TX     75044    Dallas               Multifamily           Conventional
  54    Carver                     MA     02330    Plymouth             Retail                Anchored
  55    Victor                     NY     14564    Ontario              Retail                Unanchored
  56    Mesa                       AZ     85213    Maricopa             Manufactured Housing  Manufactured Housing
  57    West Hollywood             CA     90046    Los Angeles          Retail                Unanchored
  58    Various                    TX    Various   Various              Hospitality           Limited Service
 58.1   Houston                    TX     77030    Harris               Hospitality           Limited Service
 58.2   Grapevine                  TX     76051    Tarrant              Hospitality           Limited Service
  59    Toms River                 NJ     08753    Ocean                Hospitality           Limited Service
  60    West Paterson              NJ     07424    Passaic              Office                Suburban
  61    Brooklyn                   NY     11201    Kings                Multifamily           Conventional
  62    Manassas                   VA     20109    Prince William       Office                Suburban
  63    Escondido                  CA     92026    San Diego            Multifamily           Conventional
  64    Chicago                    IL     60631    Cook                 Retail                Anchored
  65    Warren                     NJ     07059    Somerset             Retail                Anchored
  66    Bartlett                   TN     38135    Shelby               Multifamily           Conventional
  67    Crofton                    MD     21114    Anne Arundel         Retail                Anchored
  68    Palm Desert                CA     92211    Palm Desert          Industrial            Flex
  69    Beaumont                   TX     77706    Jefferson            Retail                Anchored
  70    New York                   NY     10001    New York             Office                CBD
  71    Marlton                    NJ     08053    Burlington           Office                Suburban
  72    Wayne                      NJ     07470    Passaic              Hospitality           Extended Stay
  73    Cheektowaga                NY     14225    Erie                 Hospitality           Full Service
  74    Various                    FL    Various   Various              Hospitality           Limited Service
 74.1   Orlando                    FL     32812    Orange               Hospitality           Limited Service
 74.2   Altamonte Springs          FL     32714    Seminole             Hospitality           Limited Service
  75    Harrisburg                 PA     17110    Dauphin              Office                Suburban
  76    Brownsville                TX     78526    Cameron              Retail                Anchored
  77    Metairie                   LA     70005    Jefferson Parish     Retail                Anchored
  78    Houston                    TX     77058    Harris               Office                Suburban
  79    Baltimore                  MD     21225    Anne Arundel         Hospitality           Full Service
  80    New Berlin                 WI     53151    Waukesha             Multifamily           Conventional
  81    San Diego                  CA     92124    San Diego            Office                Suburban
  82    Las Vegas                  NV     89147    Clark                Retail                Shadow Anchored
  83    Pittsburgh                 PA     15220    Allegheny            Office                Suburban
  84    Various                    NC    Various   Various              Industrial            Flex
 84.1   Greensboro                 NC     27409    Guilford             Industrial            Flex
 84.2   Greensboro                 NC     27410    Guilford             Industrial            Flex
 84.3   Winston-Salem              NC     27106    Forsyth              Industrial            Flex
  85    Brooklyn                   NY     11231    Kings                Industrial            Warehouse
  86    Metairie                   LA     70001    Jefferson Parish     Self Storage          Self Storage
  87    Los Angeles                CA     90047    Los Angeles          Self Storage          Self Storage
  88    Sunland                    CA     91040    Los Angeles          Self Storage          Self Storage
  89    Various                    NY    Various   Various              Office                Suburban
 89.1   Victor                     NY     14564    Ontario              Office                Suburban
 89.2   Victor                     NY     14564    Ontario              Office                Suburban
 89.3   Victor                     NY     14564    Ontario              Office                Suburban
 89.4   Victor                     NY     14564    Ontario              Office                Suburban
 89.5   Victor                     NY     14564    Ontario              Office                Suburban
 89.6   Victor                     NY     14564    Ontario              Office                Suburban
 89.7   Victor                     NY     14564    Ontario              Office                Suburban
 89.8   Victor                     NY     14564    Ontario              Office                Suburban
 89.9   Victor                     NY     14564    Ontario              Office                Suburban
 89.10  Greece                     NY     14626    Monroe               Office                Suburban
 89.11  Hilton                     NY     14468    Monroe               Office                Suburban
  90    Richmond                   VA     23294    Henrico              Office                Medical Office
  91    Old Bridge                 NJ     08857    Middlesex            Multifamily           Senior Housing
  92    Radford                    VA     24141    Radford              Multifamily           Student Housing
  93    Miami                      FL     33179    Miami-Dade           Industrial            Warehouse
  94    Irving                     TX     75038    Dallas               Office                Suburban
  95    Honolulu                   HI     96817    Honolulu             Mixed Use             Retail(92%)/Office(8%)
  96    Geneva                     IL     60134    Kane                 Retail                Anchored
  97    Doral                      FL     33122    Miami-Dade           Office                Suburban
  98    White Marsh                MD     21162    Baltimore            Industrial            Warehouse
  99    Union District             WV     25313    Kanawha              Multifamily           Conventional
  100   Charlotte                  NC     28208    Mecklenburg          Industrial            Warehouse
  101   Fresno                     CA     93720    Fresno               Hospitality           Limited Service
  102   Los Angeles                CA     90057    Los Angeles          Multifamily           Conventional
  103   Amherst                    NY     14226    Erie                 Retail                Unanchored
  104   Morgantown                 WV     26505    Monongalia           Multifamily           Student Housing
 104.1  Morgantown                 WV     26505    Monongalia           Multifamily           Student Housing
 104.2  Morgantown                 WV     26505    Monongalia           Multifamily           Student Housing
 104.3  Morgantown                 WV     26505    Monongalia           Multifamily           Student Housing
 104.4  Morgantown                 WV     26505    Monongalia           Multifamily           Student Housing
  105   Crofton                    MD     21114    Anne Arundel         Office                Suburban
  106   San Francisco              CA     94103    San Francisco        Self Storage          Self Storage
  107   Madison                    WI     53718    Dane                 Multifamily           Conventional
  108   Bowling Green              KY     42104    Warren               Retail                Anchored
  109   Centreville                VA     20121    Fairfax              Office                Suburban
  110   Manassas                   VA     20109    Prince William       Office                Suburban
  111   Stockton                   CA     95205    San Joaquin          Retail                Anchored
  112   Savannah                   GA     31419    Chatham              Multifamily           Conventional
  113   Plantation                 FL     33317    Broward              Office                Suburban
  114   Westminster                CO     80021    Jefferson            Retail                Anchored
  115   Chula Vista                CA     91910    San Diego            Office                Suburban
  116   Rancho Santa Margarita     CA     92688    Orange               Retail                Unanchored
  117   Laurel                     MD     20723    Howard               Industrial            Warehouse/Distribution
  118   Austin                     TX     78749    Travis               Retail                Anchored
  119   Orlando                    FL     32808    Orange               Retail                Unanchored
  120   Orlando                    FL     32808    Orange               Retail                Unanchored
  121   Various                 Various  Various   Various              Hospitality           Various
 121.1  Oklahoma City              OK     73102    Oklahoma             Hospitality           Full Service
 121.2  Lincoln                    NE     68508    Lancaster            Hospitality           Full Service
 121.3  North Charleston           SC     29418    Charleston           Hospitality           Limited Service
 121.4  Albuquerque                NM     87102    Bernalillo           Hospitality           Full Service
 121.5  Tulsa                      OK     74133    Tulsa                Hospitality           Full Service
 121.6  Sioux Falls                SD     57104    Minnehaha            Hospitality           Full Service
  122   Ft. Worth                  TX     76133    Tarrant              Multifamily           Senior Housing
  123   Amherst                    NY     14226    Erie                 Hospitality           Extended Stay
  124   Franklin                   NJ     08873    Somerset             Industrial            Flex
  125   Broomfield                 CO     80020    Broomfield           Retail                Anchored
  126   Solon                      OH     44139    Cuyahoga             Hospitality           Full Service
  127   Various                 Various  Various   Various              Various               Various
 127.1  Collierville               TN     38017    Shelby               Industrial            Warehouse
 127.2  Collierville               TN     38017    Shelby               Industrial            Flex
 127.3  Collierville               TN     38017    Shelby               Industrial            Warehouse
 127.4  Collierville               TN     38017    Shelby               Retail                Unanchored
 127.5  Collierville               TN     38017    Shelby               Office                Suburban
 127.6  Jackson                    TN     38305    Madison              Industrial            Warehouse
 127.7  Collierville               TN     38017    Shelby               Retail                Unanchored
 127.8  Southaven                  MS     38671    Desoto               Retail                Unanchored
 127.9  Memphis                    TN     38134    Shelby               Industrial            Flex
  128   Great Neck                 NY     11021    Nassau               Retail                Unanchored
  129   Peoria                     IL     61615    Peoria               Multifamily           Conventional
  130   Indianapolis               IN     46227    Marion               Office                Medical Office
  131   Tulsa                      OK     74132    Tulsa                Multifamily           Conventional
  132   Houston                    TX     77027    Harris               Office                Suburban
  133   North Platte               NE     69101    Lincoln              Retail                Anchored
  134   San Diego                  CA     92127    San Diego            Office                Suburban
  135   Brick                      NJ     08723    Ocean                Retail                Shadow Anchored
  136   LaFayette                  LA     70508    Lafayette            Hospitality           Limited Service
  137   Victoria                   TX     77904    Victoria             Multifamily           Conventional
  138   Manchester                 NH     03103    Hillsborough         Industrial            Flex
  139   Chester                    NJ     07930    Morris               Office                Suburban
  140   Lakewood                   OH     44107    Cuyahoga             Office                Suburban
  141   Erie                       PA     16505    Erie                 Retail                Anchored
  142   Orlando                    FL     32837    Orange               Retail                Unanchored
  143   Oregon City                OR     97045    Clackamas            Multifamily           Conventional
  144   Tempe                      AZ     85281    Maricopa             Multifamily           Conventional
  145   Dallas                     TX     75236    Dallas               Multifamily           Conventional
  146   Columbus                   OH     43229    Franklin             Multifamily           Conventional
  147   La Jolla                   CA     92037    San Diego            Mixed Use             Retail(29%)/Office(71%)
  148   Portland                   OR     97220    Multnomah            Hospitality           Limited Service
  149   Houston                    TX     77079    Harris               Office                Suburban
  150   Leesburg                   FL     34748    Lake                 Retail                Anchored
  151   Glenville                  NY     12302    Schenectady          Retail                Anchored
  152   Tustin                     CA     92780    Orange               Retail                Unanchored
  153   Plano                      TX     75074    Collin               Retail                Anchored
  154   Various                    TX    Various   Hidalgo              Self Storage          Self Storage
 154.1  McAllen                    TX     78504    Hidalgo              Self Storage          Self Storage
 154.2  Mission                    TX     78572    Hidalgo              Self Storage          Self Storage
 154.3  Mission                    TX     78572    Hidalgo              Self Storage          Self Storage
  155   Plano                      TX     75074    Collin               Office                Suburban
  156   Houston                    TX     77042    Harris               Multifamily           Conventional
  157   Sterling                   VA     20166    Loudoun              Industrial            Warehouse
  158   Mesa                       AZ     85210    Maricopa             Office                Medical Office
  159   Louisville                 CO     80027    Boulder              Industrial            Flex
  160   Charleston                 SC     29492    Berkeley             Office                Suburban
  161   Ellensburg                 WA     98926    Kittitas             Multifamily           Student Housing
  162   Various                 Various  Various   Various              Retail                Anchored
 162.1  Greenville                 SC     29605    Greenville           Retail                Anchored
 162.2  Franklin                   NC     28734    Macon                Retail                Anchored
  163   Las Vegas                  NV     89128    Clark                Retail                Unanchored
  164   Novi                       MI     48377    Oakland              Office                Suburban
  165   Various                 Various  Various   Various              Self Storage          Self Storage
 165.1  Smyrna                     DE     19977    Kent                 Self Storage          Self Storage
 165.2  Elkton                     MD     21921    Cecil                Self Storage          Self Storage
 165.3  Middletown                 DE     19709    New Castle           Self Storage          Self Storage
  166   Hilliard                   OH     43026    Franklin             Multifamily           Conventional
  167   Portland                   OR     97218    Multnomah            Hospitality           Limited Service
  168   Englewood                  NJ     07631    Bergen               Office                Medical Office
  169   Mishawaka                  IN     46545    St. Joseph           Mixed Use             Retail(50%)/Office(50%)
  170   Savannah                   GA     31406    Chatham              Multifamily           Conventional
  171   Norman                     OK     73072    Cleveland            Multifamily           Conventional
  172   Houston                    TX     77003    Harris               Hospitality           Limited Service
  173   Auburn                     AL     36830    Lee                  Multifamily           Student Housing
  174   Northport                  NY     11768    Suffolk              Mixed Use             Retail(69%)/Office(31%)
  175   New York                   NY     10016    New York             Mixed Use             Multifamily(85%)/Retail(15%)
  176   New York                   NY     10012    New York             Mixed Use             Multifamily(74%)/Retail(26%)
  177   Baltimore                  MD     21211    Baltimore City       Multifamily           Student Housing
  178   Oxford                     MS     38655    Lafayette            Hospitality           Limited Service
  179   Rockland                   MA     02370    Plymouth             Industrial            Flex
  180   Westport                   CT     06880    Fairfield            Mixed Use             Retail(61%)/Office(39%)
  181   Thomasville                GA     31792    Thomas               Retail                Anchored
  183   Lackawanna                 NY     14218    Erie                 Multifamily           Senior Housing
  184   Muskegon                   MI     49444    Muskegon             Office                Medical Office
  185   Buffalo                    NY     14219    Erie                 Retail                Unanchored
  186   Gardena                    CA     90249    Los Angeles          Self Storage          Self Storage
  187   Mesa                       AZ     85206    Maricopa             Retail                Shadow Anchored
  188   Dayton                     OH     45402    Montgomery           Office                CBD
  189   Woodland                   CA     95776    Yolo                 Industrial            Warehouse
  190   Lisle                      IL     60532    Dupage               Office                Suburban
  191   Edmond                     OK     73003    Oklahoma             Multifamily           Senior Housing
  192   Los Angeles                CA     90025    Los Angeles          Retail                Unanchored
  193   Royal Oak                  MI     48067    Oakland              Retail                Unanchored
  194   Heath                      OH     43056    Licking              Manufactured Housing  Manufactured Housing
  195   Tupelo                     MS     38804    Lee                  Hospitality           Limited Service
  196   Centennial                 CO     80112    Arapahoe             Self Storage          Self Storage
  197   Arlington                  TX     76015    Tarrant              Other                 Health Club
  198   Manhattan                  KS     66502    Riley                Multifamily           Conventional
  199   Houston                    TX     77063    Harris               Retail                Unanchored
  200   Henderson                  NV     89052    Clark                Self Storage          Self Storage
  201   Glendale                   CA     91201    Los Angeles          Industrial            Flex Warehouse
  202   Lafayette                  CA     94549    Contra Costa         Office                Suburban
  203   Plano                      TX     75074    Collin               Retail                Unanchored
  204   Memphis                    TN     38125    Shelby               Hospitality           Limited Service
  205   Surprise                   AZ     85374    Maricopa             Retail                Unanchored
  206   Elmwood Park               IL     60707    Cook                 Retail                Anchored, Single Tenant
  207   Pittsburgh                 PA     15206    Allegheny            Multifamily           Conventional
  208   Ft. Wayne                  IN     46804    Allen                Hospitality           Limited Service
  209   Lake Oswego                OR     97035    Clackamas            Retail                Anchored, Single Tenant
  210   Charlotte                  NC     28217    Mecklenburg          Self Storage          Self Storage
  211   Milton                     WI     53563    Rock                 Manufactured Housing  Manufactured Housing
  212   Various                    GA    Various   Gwinnett             Self Storage          Self Storage
 212.1  Lawrenceville              GA     30045    Gwinnett             Self Storage          Self Storage
 212.2  Buford                     GA     30518    Gwinnett             Self Storage          Self Storage
  213   Tampa                      FL     33634    Hillsborough         Hospitality           Extended Stay
  214   San Diego                  CA     92128    San Diego            Retail                Shadow Anchored
  215   West Allis                 WI     53219    Milwaukee            Retail                Unanchored
  216   Seattle                    WA     98103    King                 Mixed Use             Multifamily(88%)/Retail(12%)
  217   Richmond                   VA     23220    Richmond City        Office                CBD
  218   Detroit                    MI     48227    Wayne                Retail                Unanchored
  219   Cranberry Township         PA     16066    Butler               Retail                Unanchored
  220   Dallas                     TX     75228    Dallas               Office                Suburban
  221   Houston                    TX     77002    Harris               Other                 Parking Garage
  222   New York                   NY     10011    New York             Retail                Unanchored
  223   Harrisburg                 PA     17109    Dauphin              Multifamily           Conventional
  224   Gates                      NY     14606    Monroe               Retail                Anchored, Single Tenant
  225   Roanoke                    VA     24019    Roanoke              Hospitality           Limited Service
  226   Houston                    TX     77042    Harris               Office                Suburban
  227   Riverside                  CA     92508    Riverside            Self Storage          Self Storage
  228   Panama City                FL     32405    Bay                  Self Storage          Self Storage
  229   National City              CA     91950    San Diego            Self Storage          Self Storage
  230   Plant City                 FL     33563    Hillsborough         Hospitality           Limited Service
  231   Westwood                   KS     66205    Johnson              Office                Suburban
  232   Parker                     CO     80134    Douglas              Self Storage          Self Storage
  233   West Sacramento            CA     95691    Yolo                 Retail                Unanchored
  234   Cheektowaga                NY     14227    Erie                 Manufactured Housing  Manufactured Housing
  235   Reston                     VA     20191    Fairfax              Office                Suburban
  236   Anoka                      MN     55303    Anoka                Multifamily           Conventional
  237   Houston                    TX     77079    Harris               Office                Suburban
  238   Crawfordsville             IN     47933    Montgomery           Office                Medical Office
  239   Duluth                     GA     30096    Gwinnett             Office                Suburban
  240   Laguna Beach               CA     92651    Orange               Mixed Use             Retail(54%)/Office(46%)
  241   Ponchatoula                LA     70454    Tangipahoa Parich    Self Storage          Self Storage
  242   Kansas City                MO     64138    Jackson              Multifamily           Conventional
  243   Cheektowaga                NY     14215    Erie                 Retail                Unanchored
  244   Newton Centre              MA     02459    Middlesex            Office                Suburban
  245   New York Mills             NY     13417    Oneida               Retail                Anchored, Single Tenant
  246   New York                   NY     10016    New York             Mixed Use             Retail(74%)/Office(26%)
  247   St. Paul                   MN     55108    Ramsey               Self Storage          Self Storage
  248   Vancouver                  WA     98684    Clark                Retail                Anchored, Single Tenant
  249   Dallas                     TX     75254    Dallas               Office                Suburban
  250   Phoenix                    AZ     85009    Maricopa             Retail                Anchored, Single Tenant
  251   Houston                    TX     77063    Harris               Office                Suburban
  252   Tukwilia                   WA     98188    King                 Multifamily           Conventional
  253   Lakeland                   FL     33815    Polk                 Manufactured Housing  Manufactured Housing
  254   Manassas                   VA     20109    Prince William       Office                Suburban
  255   Short Hills                NJ     07078    Essex                Office                Suburban
  256   Las Vegas                  NV     89141    Clark                Office                Suburban
  257   Fort Worth                 TX     76110    Tarrant              Retail                Anchored, Single Tenant
  258   Memphis                    TN     38103    Shelby               Office                CBD
  259   Brighton                   NY     14623    Monroe               Office                Suburban
  260   Burton                     MI     48509    Genesee              Manufactured Housing  Manufactured Housing
  261   Las Vegas                  NV     89121    Clark                Retail                Anchored, Single Tenant
  262   Greensboro                 NC     27405    Guilford             Self Storage          Self Storage
  263   Cincinnati                 OH     45242    Hamilton             Office                Medical Office
  264   Asheville                  NC     28806    Buncombe             Multifamily           Conventional
  265   Clemmons                   NC     27012    Forsyth              Retail                Anchored, Single Tenant
  266   Oceanside                  CA     92057    San Diego            Retail                Anchored, Single Tenant
  267   Brighton                   MI     48116    Livingston           Office                Suburban
  268   Waukegan                   IL     60085    Lake                 Retail                Anchored, Single Tenant
  269   Greensboro                 NC     27407    Guilford             Multifamily           Conventional
  270   Various                    SC    Various   Various              Retail                Anchored, Single Tenant
 270.1  Summerville                SC     29483    Berkeley             Retail                Anchored, Single Tenant
 270.2  Beech Island               SC     29842    Aiken                Retail                Anchored, Single Tenant
  271   Buena Park                 CA     90620    Orange               Self Storage          Self Storage
  272   Orangeburg                 SC     29118    Orangeburg           Hospitality           Limited Service
  273   Waukesha                   WI     53188    Waukesha             Office                Suburban
  274   Hardyston                  NJ     07419    Sussex               Self Storage          Self Storage
  275   Carrollton                 TX     75010    Denton               Office                Medical Office
  276   Breckenridge               CO     80424    Summit               Retail                Unanchored
  277   Perry                      GA     31069    Houston              Multifamily           Conventional
  278   Cape Elizabeth             ME     04107    Cumberland           Multifamily           Conventional
  279   Dublin                     OH     43017    Franklin             Office                Suburban
  280   Orangeburg                 SC     29118    Orangeburg           Hospitality           Limited Service
  281   Williamsburg               VA     23185    James City           Manufactured Housing  Manufactured Housing
  282   Gastonia                   NC     28052    Gaston               Industrial            Light Industrial
  283   Midvale                    UT     84047    Salt Lake            Self Storage          Self Storage
  284   New Bedford                MA     02740    Bristol              Self Storage          Self Storage
  285   Athens                     TN     37303    McMinn               Retail                Unanchored
  286   Middletown                 DE     19709    New Castle           Office                Medical Office
  287   Mesa                       AZ     85213    Maricopa             Retail                Unanchored
  288   Houston                    TX     77063    Harris               Retail                Anchored, Single Tenant
  289   Bolingbrook                IL     60440    Will                 Industrial            Flex
  290   Depew                      NY     14043    Erie                 Retail                Anchored, Single Tenant
  291   Carol Stream               IL     60188    Dupage               Industrial            Flex
  292   Jackson                    MI     49201    Jackson              Manufactured Housing  Manufactured Housing
  293   Lancaster                  PA     17603    Lancaster            Self Storage          Self Storage
  294   San Diego                  CA     92101    San Diego            Office                CBD
  295   Lake Stevens               WA     98205    Snohomish            Self Storage          Self Storage
  296   Jacksonville               FL     32221    Duval                Retail                Anchored, Single Tenant
  297   Bloomington                IN     47408    Monroe               Multifamily           Conventional
  298   Seattle                    WA     98134    King                 Industrial            Warehouse
  299   Boston                     MA     02115    Suffolk              Mixed Use             Retail(77%)/Office(23%)
  300   Fort Wayne                 IN     46804    Allen                Retail                Shadow Anchored
  301   Milford                    MA     01757    Worcester            Self Storage          Self Storage
  302   Pembroke                   NC     28372    Robeson              Retail                Unanchored
  303   North Ogden                UT     84404    Weber                Self Storage          Self Storage
  304   Panama City Beach          FL     32408    Bay                  Office                Suburban
  305   Shelby Township            MI     48316    Macomb               Office                Medical Office
  306   Pomona                     CA     91766    Los Angeles          Retail                Shadow Anchored
  307   Bradenton                  FL     34208    Manatee              Retail                Unanchored
  308   Brentwood                  TN     37027    Williamson           Office                Suburban
  309   Albemarle                  NC     28001    Stanly               Retail                Unanchored
  310   Irvine                     CA     92614    Orange               Industrial            Flex
  311   West Hartford              CT     06110    Hartford             Office                Medical Office
  312   Las Vegas                  NV     89119    Clark                Industrial            Warehouse
  313   Santa Fe Springs           CA     90670    Los Angeles          Industrial            Flex
  314   Fayetteville               NC     28306    Cumberland           Self Storage          Self Storage
  315   Waukesha                   WI     53189    Waukesha             Retail                Unanchored
  316   Wilkes-Barre               PA     18702    Luzerne              Self Storage          Self Storage
  317   Chicago                    IL     60632    Cook                 Retail                Unanchored, Single Tenant
  318   Greenville                 SC     29615    Greenville           Retail                Anchored
  319   Amherst                    NY     14228    Erie                 Retail                Unanchored
  320   La Porte                   TX     77571    Harris               Industrial            Flex
  321   Columbus                   OH     43230    Franklin             Retail                Shadow Anchored
  322   Copperas Cove              TX     76522    Coryell              Self Storage          Self Storage
  323   South St. Paul             MN     55075    Dakota               Self Storage          Self Storage
  324   Carson City                NV     89706    Lyon                 Self Storage          Self Storage
  325   Macedon                    NY     14502    Wayne                Industrial            Warehouse
  326   Goldsboro                  NC     27530    Wayne                Retail                Anchored
  327   Altamonte Springs          FL     32714    Seminole             Office                Suburban
  328   Everett                    WA     98201    Snohomish            Office                Suburban
  329   Buffalo                    NY     14210    Erie                 Retail                Anchored, Single Tenant
  330   Upper Marlboro             MD     20774    Prince Georges       Land                  Retail
  331   Lansing                    MI     48912    Ingham               Multifamily           Conventional
  332   San Diego                  CA     92111    San Diego            Industrial            Office
  333   Greenville                 NC     27834    Pitt                 Multifamily           Conventional
  334   Banner Elk                 NC     28604    Avery                Land                  Retail
  335   Phenix City                AL     36867    Russell              Retail                Anchored
  336   Sugar Land                 TX     77478    Fort Bend            Retail                Unanchored
  337   West Hollywood             CA     90069    Los Angeles          Retail                Unanchored, Single Tenant
  338   White Sulphur Springs      WV     24986    Greenbrier           Retail                Anchored
  339   San Jose                   CA     95122    Santa Clara          Retail                Unanchored
  340   Tucson                     AZ     85746    Pima                 Self Storage          Self Storage
  341   Placentia                  CA     92870    Orange               Retail                Unanchored
  342   Johnson City               NY     13790    Broome               Retail                Unanchored
  343   Tracy                      CA     95377    San Joaquin          Retail                Unanchored
  344   Sun City Center            FL     33573    Hillsborough         Office                Suburban
  345   Santa Monica               CA     90403    Los Angeles          Office                Suburban
  346   Bradenton                  FL     34203    Manatee              Manufactured Housing  Manufactured Housing
  347   Glendale                   AZ     85301    Maricopa             Manufactured Housing  Manufactured Housing
  348   Spring Lake                MI     49456    Ottawa               Retail                Anchored, Single Tenant
  349   North Ogden                UT     84404    Weber                Self Storage          Self Storage
  350   Indianapolis               IN     46240    Marion               Retail                Unanchored
  351   Olathe                     KS     66062    Johnson              Retail                Unanchored
  352   Coloma                     MI     49038    Berrien              Retail                Anchored, Single Tenant
  353   Kansas City                MO     64111    Jackson              Office                Medical Office
  354   Placentia                  CA     92870    Orange               Retail                Unanchored
  355   Calera                     AL     35040    Shelby               Self Storage          Self Storage
  356   Simpsonville               SC     29681    Greenville           Retail                Shadow Anchored
  357   Rochester                  NY     14604    Monroe               Office                Suburban
  358   Pryor                      OK     74361    Mayes                Multifamily           Conventional
  359   Phenix City                AL     36869    Russell              Office                Suburban
  360   Savannah                   GA     31419    Chatham              Self Storage          Self Storage
  361   Houston                    TX     77057    Harris               Multifamily           Conventional
  362   Austin                     TX     78721    Travis               Industrial            Flex
  363   Longmont                   CO     80503    Boulder              Self Storage          Self Storage
  364   Ayden                      NC     28513    Pitt                 Multifamily           Conventional
  365   Alpharetta                 GA     30005    Fulton               Retail                Unanchored
  367   Houston                    TX     77080    Harris               Multifamily           Conventional
  368   Placentia                  CA     92870    Orange               Retail                Unanchored
  369   Various                    NY    Various   Ontario              Self Storage          Self Storage
 369.1  Clifton Springs            NY     14432    Ontario              Self Storage          Self Storage
 369.2  Manchester                 NY     14504    Ontario              Self Storage          Self Storage
  370   Redlands                   CA     92373    San Bernardino       Mixed Use             Retail(93%)/Industrial/(7%)
  371   Miramar                    FL     33023    Broward              Retail                Anchored, Single Tenant
  372   Birmingham                 AL     35205    Jefferson            Office                Suburban
  373   Frankfort                  NY     13340    Herkimer             Self Storage          Self Storage
  374   Tallahassee                FL     32304    Leon                 Multifamily           Student Housing
  375   Virginia Beach             VA     23451    Virginia Beach City  Retail                Unanchored
  376   Georgetown                 DE     19947    Sussex               Self Storage          Self Storage
  377   Houston                    TX     77034    Harris               Office                Suburban
  378   Columbus                   OH     43228    Franklin             Retail                Anchored, Single Tenant
  379   Loveland                   CO     80537    Larimer              Retail                Shadow Anchored
  380   Brigham City               UT     84302    Box Elder            Self Storage          Self Storage

  6b

                                                                                                                  CROSS
                                                                                                                COLLATER-
                                                                                                                 ALIZED
                                                                                                                MORTGAGE
                                % OF                                                                CROSS      LOAN GROUP
                             AGGREGATE                              CUT-OFF DATE                  COLLATER-     AGGREGATE
                              INITIAL   % OF INITIAL  % OF INITIAL    PRINCIPAL        LOAN         ALIZED    CUT-OFF DATE
           CUT-OFF DATE       MORTGAGE       LOAN         LOAN         BALANCE        BALANCE     (MORTGAGE     PRINCIPAL
 LOAN        PRINCIPAL          POOL       GROUP 1       GROUP 2    PER SF/UNIT/    AT MATURITY     LOAN         BALANCE
NUMBER        BALANCE         BALANCE      BALANCE       BALANCE      ROOM/PAD         / ARD        GROUP)      (NOTE 3)
---------------------------------------------------------------------------------------------------------------------------

  1          400,000,000.00     6.1%         7.1%                         248.59  400,000,000.00      No     400,000,000.00
  2          404,000,000.00     6.1%         7.2%                                 404,000,000.00      No     404,000,000.00
 2.1                                                                      705.47
 2.2                                                                      186.04
 2.3                                                                      145.52
 2.4                                                                      348.46
  3          306,000,000.00     4.6%         5.5%                         272.57  306,000,000.00      No     306,000,000.00
  4          136,000,000.00     2.1%         2.4%                         250.91  136,000,000.00   Yes (C1)  261,600,000.00
  5          125,600,000.00     1.9%         2.2%                         250.91  125,600,000.00   Yes (C1)  261,600,000.00
  6     257,000,000 (Note 5)    3.9%         4.6%                         163.93  257,000,000.00      No     257,000,000.00
  7          250,000,000.00     3.8%         4.5%                   1,118,421.05  250,000,000.00      No     250,000,000.00
  8          225,000,000.00     3.4%                        22.5%     183,224.76  225,000,000.00      No     225,000,000.00
  9          180,000,000.00     2.7%         3.2%                                 180,000,000.00      No     180,000,000.00
 9.1                                                                      121.01
 9.2                                                                      108.38
 9.3                                                                      146.71
 9.4                                                                       58.55
 9.5                                                                       63.06
 9.6                                                                       90.54
 9.7                                                                       81.13
 9.8                                                                       45.24
 9.9                                                                      118.01
9.10                                                                      120.41
9.11                                                                      158.78
9.12                                                                       29.42
9.13                                                                       65.22
9.14                                                                       24.14
9.15                                                                       41.55
 10          180,000,000.00     2.7%         3.2%                                 180,000,000.00      No     180,000,000.00
10.1                                                                       35.24
10.2                                                                       96.30
10.3                                                                       27.88
10.4                                                                       16.57
10.5                                                                       69.67
10.6                                                                       35.96
10.7                                                                      113.50
10.8                                                                       75.76
10.9                                                                       98.12
10.10                                                                      86.63
10.11                                                                     117.38
10.12                                                                      29.52
10.13                                                                     152.31
10.14                                                                      63.25
10.15                                                                      26.31
10.16                                                                      78.04
10.17                                                                      78.16
10.18                                                                      74.24
10.19                                                                      28.21
10.20                                                                     143.10
 11          150,000,000.00     2.3%         2.7%                         169.09  150,000,000.00      No     150,000,000.00
 12          149,700,000.00     2.3%         2.7%                         527.32  149,700,000.00      No     149,700,000.00
 13          117,000,000.00     1.8%         2.1%                     237,322.52  117,000,000.00      No     117,000,000.00
 14          100,000,000.00     1.5%         1.8%                         147.66  100,000,000.00      No     100,000,000.00
 15           97,000,000.00     1.5%         1.7%                     241,895.26   85,308,902.55      No      97,000,000.00
 16           86,500,000.00     1.3%         1.5%                         245.06   77,841,449.45      No      86,500,000.00
 17           78,910,000.00     1.2%                        7.9%      192,933.99   78,910,000.00      No      78,910,000.00
 18           75,000,000.00     1.1%         1.3%                         242.14   75,000,000.00      No      75,000,000.00
 19           75,000,000.00     1.1%         1.3%                                  69,938,039.69      No      75,000,000.00
19.1                                                                       42.20
19.2                                                                       43.03
19.3                                                                       25.00
19.4                                                                       25.00
19.5                                                                       35.00
19.6                                                                       35.09
19.7                                                                       34.99
19.8                                                                       24.62
19.9                                                                       17.40
19.10                                                                      35.21
19.11                                                                      36.85
19.12                                                                      25.67
 20           65,000,000.00     1.0%         1.2%                         225.50   65,000,000.00      No      65,000,000.00
 21           63,000,000.00     1.0%                        6.3%      205,882.35   63,000,000.00      No      63,000,000.00
 22           54,500,000.00     0.8%         1.0%                         250.75   54,500,000.00      No      54,500,000.00
 23           50,000,000.00     0.8%         0.9%                         234.13   50,000,000.00      No      50,000,000.00
 24           46,000,000.00     0.7%                        4.6%      126,373.63   42,875,032.87      No      46,000,000.00
 25           46,000,000.00     0.7%         0.8%                         153.18   46,000,000.00      No      46,000,000.00
 26           42,250,000.00     0.6%         0.8%                         285.03   42,250,000.00      No      42,250,000.00
 27           42,000,000.00     0.6%                        4.2%       84,000.00   42,000,000.00      No      42,000,000.00
 28           40,000,000.00     0.6%         0.7%                         195.17   40,000,000.00      No      40,000,000.00
 29           38,000,000.00     0.6%         0.7%                         193.82   35,353,105.89      No      38,000,000.00
 30           36,875,000.00     0.6%         0.7%                         172.71   34,349,468.59      No      36,875,000.00
 31           36,000,000.00     0.5%                        3.6%       98,360.66   33,689,308.97      No      36,000,000.00
 32           36,000,000.00     0.5%         0.6%                                  35,180,330.84      No      36,000,000.00
32.1                                                                       79.29
32.2                                                                       78.72
32.3                                                                       78.67
32.4                                                                       96.73
32.5                                                                       76.80
32.6                                                                       74.67
32.7                                                                       80.00
32.8                                                                       71.11
32.9                                                                       81.78
32.10                                                                      72.00
32.11                                                                      72.86
32.12                                                                      70.38
 33           34,500,000.00     0.5%         0.6%                         103.73   32,142,616.01      No      34,500,000.00
 34           34,320,000.00     0.5%         0.6%                         137.52   34,320,000.00      No      34,320,000.00
 35           32,600,000.00     0.5%                        3.3%      214,473.68   30,421,781.41      No      32,600,000.00
 36           32,000,000.00     0.5%         0.6%                      76,923.08   28,745,068.96      No      32,000,000.00
 37           30,000,000.00     0.5%         0.5%                         474.04   30,000,000.00      No      30,000,000.00
 38           30,000,000.00     0.5%         0.5%                          73.98   27,952,208.92      No      30,000,000.00
 39           29,945,173.47     0.5%         0.5%                      90,468.80   22,991,544.80      No      29,945,173.47
 40           29,510,000.00     0.4%         0.5%                         115.64   29,510,000.00      No      29,510,000.00
 41           27,250,000.00     0.4%         0.5%                         140.63   25,409,270.03      No      27,250,000.00
 42           26,900,000.00     0.4%         0.5%                         107.10   24,370,282.06      No      26,900,000.00
 43           26,500,000.00     0.4%                        2.7%       64,009.66   24,801,856.78      No      26,500,000.00
 44           19,300,000.00     0.3%         0.3%                          88.60   17,364,636.35   Yes (C2)   26,000,000.00
 45            6,700,000.00     0.1%         0.1%                          81.94    6,028,138.39   Yes (C2)   26,000,000.00
 46           25,612,000.00     0.4%                        2.6%       48,692.02   23,827,697.31      No      25,612,000.00
 47           25,400,000.00     0.4%                        2.5%       77,914.11   25,400,000.00      No      25,400,000.00
 48           25,280,000.00     0.4%         0.5%                          83.89   23,268,036.60      No      25,280,000.00
 49           25,000,000.00     0.4%         0.4%                         221.28   20,697,861.77      No      25,000,000.00
 50           25,000,000.00     0.4%         0.4%                         135.08   23,241,219.93      No      25,000,000.00
 51           24,900,000.00     0.4%         0.4%                          68.74   24,900,000.00      No      24,900,000.00
 52           24,400,000.00     0.4%         0.4%                         113.62   24,400,000.00      No      24,400,000.00
 53           24,050,000.00     0.4%                        2.4%       71,153.85   21,427,746.00      No      24,050,000.00
 54           21,000,000.00     0.3%         0.4%                         235.92   19,538,088.81      No      21,000,000.00
 55           20,500,000.00     0.3%         0.4%                         174.28   17,972,754.38      No      20,500,000.00
 56           20,400,000.00     0.3%         0.4%                      11,308.20   18,310,220.36      No      20,400,000.00
 57           20,000,000.00     0.3%         0.4%                         266.13   20,000,000.00      No      20,000,000.00
 58           19,950,000.00     0.3%         0.4%                                  17,719,348.76      No      19,950,000.00
58.1                                                                   70,440.51
58.2                                                                  102,151.74
 59           19,887,466.37     0.3%         0.4%                     114,956.45   15,354,348.91      No      19,887,466.37
 60           19,500,000.00     0.3%         0.3%                         111.60   18,159,404.74      No      19,500,000.00
 61           19,000,000.00     0.3%                        1.9%      121,019.11   19,000,000.00      No      19,000,000.00
 62           18,500,000.00     0.3%         0.3%                         154.77   17,247,304.13      No      18,500,000.00
 63           18,200,000.00     0.3%                        1.8%       80,888.89   18,200,000.00      No      18,200,000.00
 64           18,000,000.00     0.3%         0.3%                         101.39   16,797,941.09      No      18,000,000.00
 65           17,700,000.00     0.3%         0.3%                         288.21   16,469,311.36      No      17,700,000.00
 66           17,300,000.00     0.3%                        1.7%       72,689.08   16,104,852.13      No      17,300,000.00
 67           17,000,000.00     0.3%         0.3%                          67.59   15,872,567.20      No      17,000,000.00
 68           16,900,000.00     0.3%         0.3%                         121.06   14,820,089.19      No      16,900,000.00
 69           16,800,000.00     0.3%         0.3%                         114.81   16,800,000.00      No      16,800,000.00
 70           16,500,000.00     0.3%         0.3%                         222.97   15,404,411.66      No      16,500,000.00
 71           16,425,000.00     0.2%         0.3%                         185.00   15,394,057.56      No      16,425,000.00
 72           16,313,423.37     0.2%         0.3%                     137,087.59   13,779,389.86      No      16,313,423.37
 73           15,964,206.35     0.2%         0.3%                     101,039.28   13,484,418.69      No      15,964,206.35
 74           15,801,000.00     0.2%         0.3%                                  14,104,426.40      No      15,801,000.00
74.1                                                                   80,257.01
74.2                                                                   79,269.23
 75           15,550,000.00     0.2%         0.3%                         101.51   13,691,930.85      No      15,550,000.00
 76           15,100,000.00     0.2%         0.3%                         157.34   13,587,441.16      No      15,100,000.00
 77           15,100,000.00     0.2%         0.3%                         129.55   13,536,682.96      No      15,100,000.00
 78           14,900,000.00     0.2%         0.3%                          92.36   13,399,168.69      No      14,900,000.00
 79           14,720,000.00     0.2%         0.3%                      79,567.57   13,038,860.42      No      14,720,000.00
 80           14,500,000.00     0.2%                        1.5%       77,127.66   14,500,000.00      No      14,500,000.00
 81           14,300,000.00     0.2%         0.3%                         137.19   14,300,000.00      No      14,300,000.00
 82           14,250,000.00     0.2%         0.3%                         478.93   12,791,981.84      No      14,250,000.00
 83           14,000,000.00     0.2%         0.2%                          50.08   13,708,822.45      No      14,000,000.00
 84           13,800,000.00     0.2%         0.2%                                  12,439,090.32      No      13,800,000.00
84.1                                                                       27.06
84.2                                                                       28.05
84.3                                                                       40.23
 85           13,200,000.00     0.2%         0.2%                          45.56   13,200,000.00      No      13,200,000.00
 86           13,000,000.00     0.2%         0.2%                         169.48   12,115,905.81      No      13,000,000.00
 87            7,770,000.00     0.1%         0.1%                         127.86    7,267,839.43   Yes (C3)   13,000,000.00
 88            5,230,000.00     0.1%         0.1%                         102.49    4,891,994.88   Yes (C3)   13,000,000.00
 89           12,971,201.88     0.2%         0.2%                                  10,975,825.70      No      12,971,201.88
89.1                                                                      121.51
89.2                                                                      121.20
89.3                                                                      114.46
89.4                                                                       67.37
89.5                                                                       74.99
89.6                                                                       53.96
89.7                                                                      118.24
89.8                                                                       74.85
89.9                                                                       77.66
89.10                                                                      65.35
89.11                                                                      97.15
 90           12,500,000.00     0.2%         0.2%                         206.61   11,654,734.90      No      12,500,000.00
 91           12,483,167.16     0.2%                        1.2%       61,493.43   10,558,876.81      No      12,483,167.16
 92           12,400,000.00     0.2%                        1.2%       55,855.86   11,599,157.68      No      12,400,000.00
 93           12,375,000.00     0.2%         0.2%                          53.23   12,165,568.40      No      12,375,000.00
 94           11,800,000.00     0.2%         0.2%                         160.77   11,025,140.67      No      11,800,000.00
 95           11,800,000.00     0.2%         0.2%                         224.65   10,836,865.83      No      11,800,000.00
 96           11,534,284.35     0.2%         0.2%                         133.23    9,727,212.70      No      11,534,284.35
 97           11,300,000.00     0.2%         0.2%                         113.39   10,554,613.74      No      11,300,000.00
 98           11,217,844.72     0.2%         0.2%                          83.29    9,611,334.96      No      11,217,844.72
 99           11,200,000.00     0.2%                        1.1%       70,440.25   10,092,873.94      No      11,200,000.00
 100          11,100,000.00     0.2%         0.2%                          22.73   11,100,000.00      No      11,100,000.00
 101          11,056,668.12     0.2%         0.2%                     130,078.45    9,440,485.51      No      11,056,668.12
 102          11,000,000.00     0.2%                        1.1%       64,705.88   11,000,000.00      No      11,000,000.00
 103          10,964,013.07     0.2%         0.2%                         162.70    9,201,017.68      No      10,964,013.07
 104          10,565,249.82     0.2%                        1.1%                    8,065,472.39      No      10,565,249.82
104.1                                                                  45,313.05
104.2                                                                  24,477.47
104.3                                                                  72,841.95
104.4                                                                  45,867.49
 105          10,500,000.00     0.2%         0.2%                         171.11    9,425,723.99      No      10,500,000.00
 106          10,500,000.00     0.2%         0.2%                         133.97    9,802,442.25      No      10,500,000.00
 107          10,500,000.00     0.2%                        1.1%       79,545.45   10,500,000.00      No      10,500,000.00
 108          10,485,638.14     0.2%         0.2%                          95.64    8,829,577.20      No      10,485,638.14
 109          10,400,000.00     0.2%         0.2%                         156.37    9,695,781.64      No      10,400,000.00
 110          10,400,000.00     0.2%         0.2%                         149.91    9,695,781.64      No      10,400,000.00
 111          10,300,000.00     0.2%         0.2%                          69.71    9,607,837.22      No      10,300,000.00
 112          10,150,000.00     0.2%                        1.0%       57,022.47    9,477,899.19      No      10,150,000.00
 113          10,090,000.00     0.2%         0.2%                          81.35    9,452,104.63      No      10,090,000.00
 114          10,080,000.00     0.2%         0.2%                         181.80   10,080,000.00      No      10,080,000.00
 115          10,000,000.00     0.2%         0.2%                         219.79    9,295,171.67      No      10,000,000.00
 116          10,000,000.00     0.2%         0.2%                         339.36    9,303,387.04      No      10,000,000.00
 117          10,000,000.00     0.2%         0.2%                          96.29   10,000,000.00      No      10,000,000.00
 118          10,000,000.00     0.2%         0.2%                         187.53   10,000,000.00      No      10,000,000.00
 119           7,000,000.00     0.1%         0.1%                          55.29    5,922,732.45   Yes (C4)   10,000,000.00
 120           3,000,000.00     0.0%         0.1%                          55.29    2,530,716.85   Yes (C4)   10,000,000.00
 121           9,888,519.24     0.1%         0.2%                                   8,414,310.06      No       9,888,519.24
121.1                                                                 121,299.17
121.2                                                                 133,024.13
121.3                                                                 104,818.30
121.4                                                                 111,766.79
121.5                                                                 110,421.80
121.6                                                                  87,897.95
 122           9,577,917.56     0.1%                        1.0%       59,122.95    8,049,003.47      No       9,577,917.56
 123           9,528,635.68     0.1%         0.2%                     102,458.45    8,048,513.14      No       9,528,635.68
 124           9,500,000.00     0.1%         0.2%                          47.33    9,500,000.00      No       9,500,000.00
 125           9,500,000.00     0.1%         0.2%                          90.42    8,518,297.37      No       9,500,000.00
 126           9,350,036.10     0.1%         0.2%                      77,916.97    7,897,654.81      No       9,350,036.10
 127           9,241,530.21     0.1%         0.2%                                   6,170,441.86      No       9,241,530.21
127.1                                                                      16.17
127.2                                                                      31.28
127.3                                                                      19.52
127.4                                                                      54.79
127.5                                                                      67.90
127.6                                                                      91.57
127.7                                                                      24.99
127.8                                                                      85.60
127.9                                                                      33.99
 128           9,220,000.00     0.1%         0.2%                         258.59    8,625,630.32      No       9,220,000.00
 129           9,175,000.00     0.1%                        0.9%       81,919.64    8,238,385.21      No       9,175,000.00
 130           9,146,000.00     0.1%         0.2%                          94.53    8,430,727.78      No       9,146,000.00
 131           9,040,000.00     0.1%                        0.9%       31,830.99    9,040,000.00      No       9,040,000.00
 132           9,000,000.00     0.1%         0.2%                          43.31    9,000,000.00      No       9,000,000.00
 133           9,000,000.00     0.1%         0.2%                          40.35    7,642,069.76      No       9,000,000.00
 134           9,000,000.00     0.1%         0.2%                         156.96    8,377,750.97      No       9,000,000.00
 135           8,900,000.00     0.1%         0.2%                         328.07    8,294,850.15      No       8,900,000.00
 136           8,834,279.33     0.1%         0.2%                      92,992.41    6,852,204.34      No       8,834,279.33
 137           8,675,000.00     0.1%                        0.9%       30,121.53    7,509,341.43      No       8,675,000.00
 138           8,660,000.00     0.1%         0.2%                          59.74    7,780,231.89      No       8,660,000.00
 139           8,600,000.00     0.1%         0.2%                         268.75    8,418,906.15      No       8,600,000.00
 140           8,500,000.00     0.1%         0.2%                          32.61    7,533,751.08      No       8,500,000.00
 141           8,480,351.51     0.1%         0.2%                          41.45    7,120,165.06      No       8,480,351.51
 142           8,452,826.04     0.1%         0.2%                         168.12    7,117,173.78      No       8,452,826.04
 143           8,426,076.71     0.1%                        0.8%       57,712.85    7,115,102.15      No       8,426,076.71
 144           8,400,000.00     0.1%                        0.8%       56,000.00    7,803,786.79      No       8,400,000.00
 145           8,400,000.00     0.1%                        0.8%       15,671.64    8,400,000.00      No       8,400,000.00
 146           8,350,000.00     0.1%                        0.8%       34,647.30    7,207,189.98      No       8,350,000.00
 147           8,300,000.00     0.1%         0.1%                         349.27    7,744,060.52      No       8,300,000.00
 148           8,238,983.39     0.1%         0.1%                      77,726.26    6,985,838.61      No       8,238,983.39
 149           8,200,000.00     0.1%         0.1%                          95.81    7,644,751.36      No       8,200,000.00
 150           8,165,691.56     0.1%         0.1%                          64.76    6,897,280.92      No       8,165,691.56
 151           8,069,028.73     0.1%         0.1%                          87.76    6,808,934.62      No       8,069,028.73
 152           8,000,000.00     0.1%         0.1%                         264.60    7,466,668.64      No       8,000,000.00
 153           7,970,000.00     0.1%         0.1%                         138.76    7,463,316.45      No       7,970,000.00
 154           7,964,303.13     0.1%         0.1%                                   6,159,988.00      No       7,964,303.13
154.1                                                                      40.40
154.2                                                                      31.97
154.3                                                                      30.16
 155           7,760,000.00     0.1%         0.1%                          79.27    6,995,631.11      No       7,760,000.00
 156           7,700,000.00     0.1%                        0.8%       42,307.69    7,324,216.65      No       7,700,000.00
 157           7,700,000.00     0.1%         0.1%                         112.48    6,678,470.75      No       7,700,000.00
 158           7,685,000.00     0.1%         0.1%                         185.27    6,918,488.24      No       7,685,000.00
 159           7,682,886.73     0.1%         0.1%                          71.89    7,186,123.05      No       7,682,886.73
 160           7,586,320.54     0.1%         0.1%                         184.69    5,856,547.00      No       7,586,320.54
 161           7,570,000.00     0.1%                        0.8%       74,215.69    6,795,488.41      No       7,570,000.00
 162           7,560,000.00     0.1%         0.1%                                   6,830,924.05      No       7,560,000.00
162.1                                                                      81.53
162.2                                                                      86.94
 163           7,400,000.00     0.1%         0.1%                         458.26    6,915,049.15      No       7,400,000.00
 164           7,352,800.00     0.1%         0.1%                         136.30    6,631,281.78      No       7,352,800.00
 165           7,217,749.00     0.1%         0.1%                                   5,586,305.65      No       7,217,749.00
165.1                                                                      37.19
165.2                                                                      47.55
165.3                                                                      44.99
 166           7,200,000.00     0.1%                        0.7%       45,000.00    6,685,138.89      No       7,200,000.00
 167           7,090,517.10     0.1%         0.1%                      46,343.25    6,011,699.65      No       7,090,517.10
 168           7,080,000.00     0.1%         0.1%                         187.21    6,411,819.40      No       7,080,000.00
 169           7,000,000.00     0.1%         0.1%                          79.35    6,529,345.04      No       7,000,000.00
 170           7,000,000.00     0.1%                        0.7%       58,333.33    6,549,690.04      No       7,000,000.00
 171           6,983,003.75     0.1%                        0.7%       62,348.25    5,809,019.36      No       6,983,003.75
 172           6,944,641.80     0.1%         0.1%                      62,005.73    5,514,779.70      No       6,944,641.80
 173           6,900,000.00     0.1%                        0.7%       22,402.60    6,900,000.00      No       6,900,000.00
 174           6,760,000.00     0.1%         0.1%                         211.91    6,301,382.50      No       6,760,000.00
 175           6,500,000.00     0.1%                        0.7%          188.16    6,500,000.00      No       6,500,000.00
 176           6,500,000.00     0.1%         0.1%                   1,300,000.00    6,500,000.00      No       6,500,000.00
 177           6,500,000.00     0.1%                        0.7%      250,000.00    6,083,474.42      No       6,500,000.00
 178           6,451,281.70     0.1%         0.1%                      64,512.82    5,175,152.68      No       6,451,281.70
 179           6,400,000.00     0.1%         0.1%                          62.26    5,963,327.30      No       6,400,000.00
 180           6,300,000.00     0.1%         0.1%                         337.22    6,300,000.00      No       6,300,000.00
 181           6,175,000.00     0.1%         0.1%                          82.58    5,751,064.00      No       6,175,000.00
 183           6,100,000.00     0.1%                        0.6%       53,982.30    5,507,386.34      No       6,100,000.00
 184           6,086,662.76     0.1%         0.1%                         136.58    5,162,477.45      No       6,086,662.76
 185           6,036,465.53     0.1%         0.1%                         137.13    5,098,795.92      No       6,036,465.53
 186           6,000,000.00     0.1%         0.1%                          84.14    5,378,814.46      No       6,000,000.00
 187           6,000,000.00     0.1%         0.1%                         198.45    6,000,000.00      No       6,000,000.00
 188           5,981,061.49     0.1%         0.1%                          40.98    5,048,011.78      No       5,981,061.49
 189           5,886,822.68     0.1%         0.1%                          28.36    4,973,874.79      No       5,886,822.68
 190           5,825,000.00     0.1%         0.1%                         121.85    5,256,081.45      No       5,825,000.00
 191           5,750,000.00     0.1%                        0.6%       54,761.90    5,129,804.37      No       5,750,000.00
 192           5,650,000.00     0.1%         0.1%                         525.92    5,650,000.00      No       5,650,000.00
 193           5,600,000.00     0.1%         0.1%                         232.32    5,245,583.36      No       5,600,000.00
 194           5,587,735.92     0.1%                        0.6%       18,441.37    4,737,917.18      No       5,587,735.92
 195           5,490,202.55     0.1%         0.1%                      59,034.44    4,254,127.07      No       5,490,202.55
 196           5,450,000.00     0.1%         0.1%                          48.78    4,900,552.39      No       5,450,000.00
 197           5,407,382.59     0.1%         0.1%                         115.89            0.00      No       5,407,382.59
 198           5,400,000.00     0.1%                        0.5%       21,093.75    5,053,391.45      No       5,400,000.00
 199           5,350,000.00     0.1%         0.1%                         239.27    4,995,974.98      No       5,350,000.00
 200           5,350,000.00     0.1%         0.1%                          62.90    5,350,000.00      No       5,350,000.00
 201           5,325,000.00     0.1%         0.1%                         184.13    4,830,404.91      No       5,325,000.00
 202           5,220,706.17     0.1%         0.1%                         107.85    4,888,447.43      No       5,220,706.17
 203           5,200,000.00     0.1%         0.1%                          78.52    4,860,638.24      No       5,200,000.00
 204           5,186,628.11     0.1%         0.1%                      58,276.72    3,361,116.21      No       5,186,628.11
 205           5,145,000.00     0.1%         0.1%                         237.75    4,644,903.30      No       5,145,000.00
 206           5,142,873.62     0.1%         0.1%                         252.83    4,617,621.60      No       5,142,873.62
 207           5,100,000.00     0.1%                        0.5%       34,459.46    5,100,000.00      No       5,100,000.00
 208           5,088,459.26     0.1%         0.1%                      61,306.74    4,583,223.17      No       5,088,459.26
 209           5,028,944.26     0.1%         0.1%                         345.63    4,262,859.64      No       5,028,944.26
 210           5,028,463.55     0.1%         0.1%                          55.03    4,229,605.17      No       5,028,463.55
 211           5,000,000.00     0.1%         0.1%                      10,416.67    4,676,668.52      No       5,000,000.00
 212           4,988,959.99     0.1%         0.1%                                   4,223,994.31      No       4,988,959.99
212.1                                                                      27.33
212.2                                                                      29.09
 213           4,971,379.77     0.1%         0.1%                      36,554.26    3,884,933.76      No       4,971,379.77
 214           4,950,000.00     0.1%         0.1%                         146.20    4,950,000.00      No       4,950,000.00
 215           4,820,000.00     0.1%         0.1%                         102.99    4,159,854.97      No       4,820,000.00
 216           4,800,000.00     0.1%                        0.5%      109,090.91    4,462,285.27      No       4,800,000.00
 217           4,800,000.00     0.1%         0.1%                          81.68    4,316,944.48      No       4,800,000.00
 218           4,789,925.29     0.1%         0.1%                         113.63    4,092,107.19      No       4,789,925.29
 219           4,700,000.00     0.1%         0.1%                         313.31    4,244,601.17      No       4,700,000.00
 220           4,685,498.48     0.1%         0.1%                          84.84    3,968,595.49      No       4,685,498.48
 221           4,650,000.00     0.1%         0.1%                          15.18    4,650,000.00      No       4,650,000.00
 222           4,600,000.00     0.1%         0.1%                         500.00    4,600,000.00      No       4,600,000.00
 223           4,600,000.00     0.1%                        0.5%       30,666.67    4,246,064.66      No       4,600,000.00
 224           4,594,698.14     0.1%         0.1%                         361.47    3,880,984.08      No       4,594,698.14
 225           4,560,834.15     0.1%         0.1%                      59,231.61    3,531,924.55      No       4,560,834.15
 226           4,550,000.00     0.1%         0.1%                          35.87    4,550,000.00      No       4,550,000.00
 227           4,500,000.00     0.1%         0.1%                          56.38    4,191,583.93      No       4,500,000.00
 228           4,500,000.00     0.1%         0.1%                          36.62    3,493,688.54      No       4,500,000.00
 229           4,500,000.00     0.1%         0.1%                          60.84    4,034,059.90      No       4,500,000.00
 230           4,465,823.00     0.1%         0.1%                      73,210.21    3,439,727.88      No       4,465,823.00
 231           4,450,000.00     0.1%         0.1%                         112.84    3,922,545.30      No       4,450,000.00
 232           4,400,000.00     0.1%         0.1%                          57.42    4,294,709.76      No       4,400,000.00
 233           4,386,059.14     0.1%         0.1%                         197.59    3,699,629.72      No       4,386,059.14
 234           4,350,000.00     0.1%                        0.4%       27,884.62    4,238,103.43      No       4,350,000.00
 235           4,342,395.33     0.1%         0.1%                         101.46    4,049,501.88      No       4,342,395.33
 236           4,339,993.90     0.1%                        0.4%       42,970.24    3,647,204.96      No       4,339,993.90
 237           4,300,000.00     0.1%         0.1%                          73.22    3,867,266.13      No       4,300,000.00
 238           4,264,000.00     0.1%         0.1%                         144.79    3,931,331.22      No       4,264,000.00
 239           4,260,000.00     0.1%         0.1%                          74.86    4,260,000.00      No       4,260,000.00
 240           4,250,000.00     0.1%         0.1%                         464.84    3,970,569.49      No       4,250,000.00
 241           4,240,000.00     0.1%         0.1%                          89.06    3,838,999.99      No       4,240,000.00
 242           4,237,207.43     0.1%                        0.4%       28,437.63    3,602,520.19      No       4,237,207.43
 243           4,234,242.80     0.1%         0.1%                          78.21    3,573,005.74      No       4,234,242.80
 244           4,200,000.00     0.1%         0.1%                         128.49    4,200,000.00      No       4,200,000.00
 245           4,190,604.16     0.1%         0.1%                         329.68    3,539,659.54      No       4,190,604.16
 246           4,100,000.00     0.1%         0.1%                         435.80    4,100,000.00      No       4,100,000.00
 247           4,092,606.29     0.1%         0.1%                          43.67    3,157,299.34      No       4,092,606.29
 248           4,050,000.00     0.1%         0.1%                         234.48            0.00      No       4,050,000.00
 249           4,044,568.55     0.1%         0.1%                          59.77    3,425,148.64      No       4,044,568.55
 250           4,000,000.00     0.1%         0.1%                         193.00    3,661,833.57      No       4,000,000.00
 251           4,000,000.00     0.1%         0.1%                          29.42    4,000,000.00      No       4,000,000.00
 252           4,000,000.00     0.1%                        0.4%       49,382.72    3,728,112.86      No       4,000,000.00
 253           4,000,000.00     0.1%                        0.4%       10,958.90    4,000,000.00      No       4,000,000.00
 254           4,000,000.00     0.1%         0.1%                         258.73    4,000,000.00      No       4,000,000.00
 255           4,000,000.00     0.1%         0.1%                         208.33    3,849,200.53      No       4,000,000.00
 256           3,994,774.62     0.1%         0.1%                         187.57    3,408,712.64      No       3,994,774.62
 257           3,990,859.07     0.1%         0.1%                         287.01    3,357,854.68      No       3,990,859.07
 258           3,951,000.00     0.1%         0.1%                         106.13    3,477,832.73      No       3,951,000.00
 259           3,858,155.95     0.1%         0.1%                          77.77    3,048,747.37      No       3,858,155.95
 260           3,791,443.15     0.1%                        0.4%        9,721.65    3,198,688.88      No       3,791,443.15
 261           3,700,000.00     0.1%         0.1%                         168.95    3,351,770.80      No       3,700,000.00
 262           3,691,790.19     0.1%         0.1%                          37.61    3,122,954.59      No       3,691,790.19
 263           3,682,657.08     0.1%         0.1%                         177.08    2,390,992.10      No       3,682,657.08
 264           3,642,045.58     0.1%                        0.4%       58,742.67    3,090,853.92      No       3,642,045.58
 265           3,628,649.74     0.1%         0.1%                          38.26            0.00      No       3,628,649.74
 266           3,604,930.56     0.1%         0.1%                          41.69    3,187,173.26      No       3,604,930.56
 267           3,600,000.00     0.1%         0.1%                          95.73    3,164,415.50      No       3,600,000.00
 268           3,591,946.43     0.1%         0.1%                          31.10    3,033,994.14      No       3,591,946.43
 269           3,500,000.00     0.1%                        0.4%       36,458.33    3,270,299.22      No       3,500,000.00
 270           3,488,969.32     0.1%         0.1%                                   2,690,057.83      No       3,488,969.32
270.1                                                                     169.31
270.2                                                                     163.78
 271           3,488,889.72     0.1%         0.1%                         101.78    2,941,994.05      No       3,488,889.72
 272           3,483,804.41     0.1%         0.1%                      50,489.92    2,272,389.36      No       3,483,804.41
 273           3,420,000.00     0.1%         0.1%                         110.10    3,075,394.38      No       3,420,000.00
 274           3,400,000.00     0.1%         0.1%                          84.73    2,986,503.99      No       3,400,000.00
 275           3,391,163.51     0.1%         0.1%                         179.50    2,186,449.99      No       3,391,163.51
 276           3,339,613.07     0.1%         0.1%                          79.67    2,585,340.31      No       3,339,613.07
 277           3,320,000.00     0.1%                        0.3%       37,727.27    3,149,217.60      No       3,320,000.00
 278           3,300,000.00     0.1%                        0.3%       61,111.11    2,962,370.60      No       3,300,000.00
 279           3,300,000.00     0.1%         0.1%                          76.21    2,976,322.41      No       3,300,000.00
 280           3,284,729.86     0.0%         0.1%                      50,534.31    2,142,537.42      No       3,284,729.86
 281           3,237,578.54     0.0%                        0.3%       26,321.78    2,776,353.88      No       3,237,578.54
 282           3,200,000.00     0.0%         0.1%                          17.89    2,665,255.62      No       3,200,000.00
 283           3,195,717.27     0.0%         0.1%                          54.91    2,707,895.68      No       3,195,717.27
 284           3,150,000.00     0.0%         0.1%                          44.95    2,832,995.01      No       3,150,000.00
 285           3,140,243.92     0.0%         0.1%                          31.74    2,658,209.93      No       3,140,243.92
 286           3,080,000.00     0.0%         0.1%                         163.66    2,721,876.15      No       3,080,000.00
 287           3,070,000.00     0.0%         0.1%                         149.57    2,765,437.09      No       3,070,000.00
 288           3,033,407.39     0.0%         0.1%                         151.01    2,576,583.59      No       3,033,407.39
 289           3,020,000.00     0.0%         0.1%                          64.14    2,678,769.97      No       3,020,000.00
 290           2,993,288.69     0.0%         0.1%                         274.87    2,528,328.78      No       2,993,288.69
 291           2,993,255.64     0.0%         0.1%                         115.68    2,526,043.34      No       2,993,255.64
 292           2,993,244.59     0.0%                        0.3%       10,010.85    2,525,280.18      No       2,993,244.59
 293           2,993,233.53     0.0%         0.1%                          54.34    2,524,517.56      No       2,993,233.53
 294           2,990,952.71     0.0%         0.1%                         149.55    2,542,204.34      No       2,990,952.71
 295           2,990,566.52     0.0%         0.1%                          40.68    2,525,535.04      No       2,990,566.52
 296           2,965,892.37     0.0%         0.1%                          31.27            0.00      No       2,965,892.37
 297           2,940,408.75     0.0%                        0.3%       39,205.45    2,516,550.64      No       2,940,408.75
 298           2,900,000.00     0.0%         0.1%                          59.06    2,560,402.25      No       2,900,000.00
 299           2,850,000.00     0.0%         0.1%                         431.82    2,658,843.94      No       2,850,000.00
 300           2,846,235.72     0.0%         0.1%                         169.92    2,420,960.52      No       2,846,235.72
 301           2,800,000.00     0.0%         0.0%                          48.17    2,512,004.07      No       2,800,000.00
 302           2,793,746.35     0.0%         0.0%                         129.94    2,360,482.21      No       2,793,746.35
 303           2,745,068.87     0.0%         0.0%                          48.13    2,122,028.62      No       2,745,068.87
 304           2,713,696.22     0.0%         0.0%                         100.51    2,157,340.26      No       2,713,696.22
 305           2,694,096.64     0.0%         0.0%                         137.98    2,285,031.59      No       2,694,096.64
 306           2,646,420.37     0.0%         0.0%                         265.12    2,236,478.41      No       2,646,420.37
 307           2,646,416.66     0.0%         0.0%                         119.87    2,235,808.79      No       2,646,416.66
 308           2,635,000.00     0.0%         0.0%                         116.81    2,374,060.76      No       2,635,000.00
 309           2,596,579.70     0.0%         0.0%                          27.61    2,211,172.72      No       2,596,579.70
 310           2,574,294.02     0.0%         0.0%                          44.38    2,178,930.20      No       2,574,294.02
 311           2,565,000.00     0.0%         0.0%                         219.85    2,323,749.10      No       2,565,000.00
 312           2,544,387.99     0.0%         0.0%                          90.87    2,155,521.17      No       2,544,387.99
 313           2,500,000.00     0.0%         0.0%                          81.01    2,204,698.43      No       2,500,000.00
 314           2,494,675.04     0.0%         0.0%                          45.23    2,125,745.71      No       2,494,675.04
 315           2,445,000.00     0.0%         0.0%                         126.96    2,173,652.16      No       2,445,000.00
 316           2,394,970.85     0.0%         0.0%                          43.03    2,250,584.61      No       2,394,970.85
 317           2,386,859.09     0.0%         0.0%                         795.62    2,033,167.85      No       2,386,859.09
 318           2,350,000.00     0.0%         0.0%                         391.67    1,552,747.07      No       2,350,000.00
 319           2,321,843.04     0.0%         0.0%                          80.75    1,959,253.26      No       2,321,843.04
 320           2,314,818.41     0.0%         0.0%                          61.73    1,955,828.86      No       2,314,818.41
 321           2,300,000.00     0.0%         0.0%                         163.45    2,035,935.24      No       2,300,000.00
 322           2,300,000.00     0.0%         0.0%                          44.62    2,031,443.18      No       2,300,000.00
 323           2,295,852.31     0.0%         0.0%                          22.61    1,771,168.26      No       2,295,852.31
 324           2,295,012.16     0.0%         0.0%                          26.55    1,949,388.59      No       2,295,012.16
 325           2,277,629.61     0.0%         0.0%                          20.79    2,139,409.24      No       2,277,629.61
 326           2,200,000.00     0.0%         0.0%                          49.98    1,936,530.71      No       2,200,000.00
 327           2,197,049.59     0.0%         0.0%                          99.29    1,860,575.22      No       2,197,049.59
 328           2,197,022.07     0.0%         0.0%                         114.01    1,855,587.55      No       2,197,022.07
 329           2,195,070.31     0.0%         0.0%                         195.43    1,853,549.58      No       2,195,070.31
 330           2,150,000.00     0.0%         0.0%                         467.39    2,150,000.00      No       2,150,000.00
 331           2,141,575.54     0.0%                        0.2%       33,993.26    1,829,783.22      No       2,141,575.54
 332           2,107,000.00     0.0%         0.0%                         127.70    1,854,234.11      No       2,107,000.00
 333           2,095,347.99     0.0%                        0.2%       29,933.54    1,773,017.90      No       2,095,347.99
 334           2,050,000.00     0.0%         0.0%                     128,125.00    1,811,601.66      No       2,050,000.00
 335           2,050,000.00     0.0%         0.0%                          38.29    1,739,153.44      No       2,050,000.00
 336           2,018,927.92     0.0%         0.0%                         155.69    1,717,507.15      No       2,018,927.92
 337           2,000,000.00     0.0%         0.0%                         539.08    1,798,726.52      No       2,000,000.00
 338           2,000,000.00     0.0%         0.0%                          44.54    1,764,166.80      No       2,000,000.00
 339           2,000,000.00     0.0%         0.0%                         130.68    1,762,546.41      No       2,000,000.00
 340           2,000,000.00     0.0%         0.0%                          38.66    1,758,835.13      No       2,000,000.00
 341           2,000,000.00     0.0%         0.0%                         219.88    1,803,008.85      No       2,000,000.00
 342           1,995,525.79     0.0%         0.0%                          74.61    1,685,551.88      No       1,995,525.79
 343           1,994,802.07     0.0%         0.0%                         124.68    1,286,148.16      No       1,994,802.07
 344           1,945,750.39     0.0%         0.0%                         172.56    1,651,278.89      No       1,945,750.39
 345           1,925,000.00     0.0%         0.0%                         405.26    1,797,604.17      No       1,925,000.00
 346           1,920,000.00     0.0%                        0.2%       21,818.18    1,666,794.85      No       1,920,000.00
 347           1,894,115.38     0.0%                        0.2%       11,838.22    1,603,364.80      No       1,894,115.38
 348           1,884,079.38     0.0%         0.0%                         170.35    1,592,049.13      No       1,884,079.38
 349           1,847,529.11     0.0%         0.0%                          34.43    1,566,429.57      No       1,847,529.11
 350           1,800,000.00     0.0%         0.0%                         347.49    1,600,876.94      No       1,800,000.00
 351           1,796,012.56     0.0%         0.0%                         120.05    1,519,729.16      No       1,796,012.56
 352           1,789,376.97     0.0%         0.0%                         161.79    1,512,025.21      No       1,789,376.97
 353           1,697,794.53     0.0%         0.0%                         265.03    1,451,622.86      No       1,697,794.53
 354           1,650,000.00     0.0%         0.0%                         173.68    1,487,482.17      No       1,650,000.00
 355           1,646,553.73     0.0%         0.0%                          34.11    1,407,878.54      No       1,646,553.73
 356           1,646,247.85     0.0%         0.0%                         117.59    1,386,381.40      No       1,646,247.85
 357           1,600,000.00     0.0%         0.0%                          49.31    1,416,514.47      No       1,600,000.00
 358           1,575,000.00     0.0%                        0.2%       17,500.00    1,178,656.39      No       1,575,000.00
 359           1,540,446.27     0.0%         0.0%                          61.91    1,313,858.24      No       1,540,446.27
 360           1,518,026.10     0.0%         0.0%                          37.12    1,379,511.75      No       1,518,026.10
 361           1,493,122.21     0.0%                        0.1%       37,328.06    1,282,645.55      No       1,493,122.21
 362           1,460,000.00     0.0%         0.0%                          41.58    1,318,516.61      No       1,460,000.00
 363           1,445,498.05     0.0%         0.0%                          44.29    1,118,648.12      No       1,445,498.05
 364           1,391,537.15     0.0%                        0.1%       43,485.54    1,204,980.33      No       1,391,537.15
 365           1,386,682.74     0.0%         0.0%                         135.68    1,187,271.01      No       1,386,682.74
 367           1,288,883.01     0.0%                        0.1%       36,825.23    1,118,138.19      No       1,288,883.01
 368           1,275,000.00     0.0%         0.0%                         227.68    1,149,418.46      No       1,275,000.00
 369           1,248,401.86     0.0%         0.0%                                   1,071,932.87      No       1,248,401.86
369.1                                                                      47.60
369.2                                                                      43.28
 370           1,247,302.48     0.0%         0.0%                          23.66    1,060,386.56      No       1,247,302.48
 371           1,246,349.76     0.0%         0.0%                         182.88      978,960.58      No       1,246,349.76
 372           1,246,134.82     0.0%         0.0%                          81.79      965,334.43      No       1,246,134.82
 373           1,236,366.17     0.0%         0.0%                          44.88    1,055,410.51      No       1,236,366.17
 374           1,200,000.00     0.0%                        0.1%       50,000.00    1,061,258.63      No       1,200,000.00
 375           1,198,133.18     0.0%         0.0%                         124.99    1,024,166.96      No       1,198,133.18
 376           1,142,375.21     0.0%         0.0%                          27.33      749,961.85      No       1,142,375.21
 377           1,110,196.89     0.0%         0.0%                          96.54      865,267.91      No       1,110,196.89
 378           1,106,614.14     0.0%         0.0%                         158.09      860,119.01      No       1,106,614.14
 379           1,100,000.00     0.0%         0.0%                         312.23      987,015.85      No       1,100,000.00
 380           1,097,691.21     0.0%         0.0%                          18.76      937,774.29      No       1,097,691.21

 6b           40,500,000.00     NAP           NAP            NAP                   40,500,000.00      No      40,500,000.00

                         RELATED
                        MORTGAGE
                       LOAN GROUP                                                                               MATURITY
                        AGGREGATE                                                                                 DATE /
                      CUT-OFF DATE                                                                CUT-OFF DATE     ARD
          RELATED       PRINCIPAL                                                                   LTV RATIO   LTV RATIO
 LOAN    (MORTGAGE      BALANCE               BORROWER'S               APPRAISED      APPRAISAL     (NOTE 2)     (NOTE 2)
NUMBER  LOAN GROUP)     (NOTE 3)               INTEREST                  VALUE          DATE        (NOTE 4)     (NOTE 4)
-------------------------------------------------------------------------------------------------------------------------

   1         No      400,000,000.00           Leasehold              2,240,000,000    01/01/07        17.86%      17.86%
   2         No      404,000,000.00  Fee in Part, Leasehold in Part  2,329,500,000    08/01/06        51.51%      51.51%
  2.1                                         Fee Simple             2,200,000,000    08/01/06
  2.2                                         Fee Simple                72,000,000    08/01/06
  2.3                                Fee in Part, Leasehold in Part     48,000,000    08/01/06
  2.4                                         Fee Simple                 9,500,000    08/01/06
   3         No      306,000,000.00           Fee Simple             1,000,000,000    09/12/06        75.50%      75.50%
   4      Yes (R2)   261,600,000.00           Fee Simple               170,000,000    12/08/06        80.00%      80.00%
   5      Yes (R2)   261,600,000.00           Fee Simple               157,000,000    12/08/06        80.00%      80.00%
   6         No      257,000,000.00           Leasehold                520,000,000    01/01/07        49.42%      49.42%
                                                                                                    (Note 5)     (Note 5)
   7         No      250,000,000.00           Fee Simple               600,000,000    12/01/06        70.83%      70.83%
   8         No      225,000,000.00           Fee Simple               340,000,000    01/01/11        66.18%      66.18%
   9      Yes (R1)   360,000,000.00           Fee Simple               417,100,000    Various         77.92%      77.92%
  9.1                                         Fee Simple                28,900,000    10/18/06
  9.2                                         Fee Simple                24,700,000    05/01/06
  9.3                                         Fee Simple                34,100,000    10/18/06
  9.4                                         Fee Simple                17,500,000    05/01/06
  9.5                                         Fee Simple                54,200,000    10/01/06
  9.6                                         Fee Simple                55,600,000    10/18/06
  9.7                                         Fee Simple                38,600,000    10/01/06
  9.8                                         Fee Simple                11,100,000    10/01/06
  9.9                                         Fee Simple                33,100,000    10/01/06
 9.10                                         Fee Simple                34,200,000    10/16/06
 9.11                                         Fee Simple                22,500,000    05/01/06
 9.12                                         Fee Simple                 8,000,000    10/20/06
 9.13                                         Fee Simple                18,900,000    10/16/06
 9.14                                         Fee Simple                 3,600,000    10/18/06
 9.15                                         Fee Simple                32,100,000    10/19/06
  10      Yes (R1)   360,000,000.00           Fee Simple               461,350,000    Various         75.86%      75.86%
 10.1                                         Fee Simple                19,000,000    10/01/06
 10.2                                         Fee Simple                54,800,000    10/10/06
 10.3                                         Fee Simple                16,600,000    10/09/06
 10.4                                         Fee Simple                13,200,000    09/27/06
 10.5                                         Fee Simple                24,500,000    10/01/06
 10.6                                         Fee Simple                15,300,000    10/16/06
 10.7                                         Fee Simple                34,500,000    10/09/06
 10.8                                         Fee Simple                24,800,000    10/01/06
 10.9                                         Fee Simple                38,200,000    10/01/06
 10.10                                        Fee Simple                28,400,000    10/01/06
 10.11                                        Fee Simple                19,400,000    10/18/06
 10.12                                        Fee Simple                 7,400,000    10/01/06
 10.13                                        Fee Simple                32,400,000    10/01/06
 10.14                                        Fee Simple                13,800,000    10/01/06
 10.15                                        Fee Simple                13,700,000    10/03/06
 10.16                                        Fee Simple                11,300,000    10/10/06
 10.17                                        Fee Simple                20,600,000    10/01/06
 10.18                                        Fee Simple                10,950,000    10/01/06
 10.19                                        Fee Simple                22,000,000    12/03/06
 10.20                                        Fee Simple                40,500,000    11/06/06
  11         No      150,000,000.00  Fee in Part, Leasehold in Part    197,500,000    10/05/06        75.95%      75.95%
  12         No      149,700,000.00           Fee Simple               210,000,000    08/11/06        71.29%      71.29%
  13         No      117,000,000.00           Fee Simple               181,700,000    12/01/06        64.39%      64.39%
  14         No      100,000,000.00           Fee Simple               123,500,000    11/09/06        80.97%      80.97%
  15         No       97,000,000.00           Fee Simple               167,500,000    10/18/06        57.91%      50.93%
  16      Yes (R5)   100,750,000.00           Fee Simple               127,300,000    04/01/07        67.95%      61.15%
  17         No       78,910,000.00           Fee Simple               109,260,000    10/17/06        72.22%      72.22%
  18         No       75,000,000.00           Fee Simple               114,500,000    10/27/06        65.50%      65.50%
  19         No       75,000,000.00           Fee Simple                92,860,000    Various         80.77%      75.32%
 19.1                                         Fee Simple                 7,000,000    01/01/07
 19.2                                         Fee Simple                 8,100,000    01/01/07
 19.3                                         Fee Simple                 7,900,000    01/01/07
 19.4                                         Fee Simple                 4,300,000    12/01/06
 19.5                                         Fee Simple                 2,500,000    01/01/07
 19.6                                         Fee Simple                 2,280,000    01/01/07
 19.7                                         Fee Simple                 1,900,000    01/01/07
 19.8                                         Fee Simple                 3,500,000    12/01/06
 19.9                                         Fee Simple                13,500,000    12/01/06
 19.10                                        Fee Simple                 5,820,000    11/30/06
 19.11                                        Fee Simple                26,500,000    01/01/07
 19.12                                        Fee Simple                 9,560,000    11/30/06
  20         No       65,000,000.00           Fee Simple                95,000,000    12/13/06        68.42%      68.42%
  21         No       63,000,000.00           Fee Simple                93,500,000    11/28/06        67.38%      67.38%
  22         No       54,500,000.00           Leasehold                 68,500,000    12/27/06        79.56%      79.56%
  23         No       50,000,000.00           Fee Simple                71,600,000    08/27/06        69.83%      69.83%
  24      Yes (R4)   133,800,000.00           Fee Simple                58,200,000    12/04/06        79.04%      73.67%
  25         No       46,000,000.00           Fee Simple                66,200,000    07/01/08        69.49%      69.49%
  26         No       42,250,000.00           Fee Simple                61,500,000    08/10/06        68.70%      68.70%
  27      Yes (R7)    68,500,000.00           Fee Simple                56,400,000    12/11/06        74.47%      74.47%
  28      Yes (R6)    93,600,000.00           Fee Simple                70,000,000    10/20/06        57.14%      57.14%
  29         No       38,000,000.00           Fee Simple                51,100,000    11/06/06        74.36%      69.18%
  30      Yes (R13)   42,200,000.00           Fee Simple                52,150,000    11/14/06        70.71%      65.87%
  31      Yes (R4)   133,800,000.00           Fee Simple                45,000,000    01/01/08        80.00%      74.87%
  32         No       36,000,000.00           Fee Simple                44,500,000    11/01/06        80.90%      79.06%
 32.1                                         Fee Simple                 3,700,000    11/01/06
 32.2                                         Fee Simple                 3,700,000    11/01/06
 32.3                                         Fee Simple                 5,900,000    11/01/06
 32.4                                         Fee Simple                 3,600,000    11/01/06
 32.5                                         Fee Simple                 3,600,000    11/01/06
 32.6                                         Fee Simple                 3,500,000    11/01/06
 32.7                                         Fee Simple                 3,000,000    11/01/06
 32.8                                         Fee Simple                 4,000,000    11/01/06
 32.9                                         Fee Simple                 4,600,000    11/01/06
 32.10                                        Fee Simple                 2,700,000    11/01/06
 32.11                                        Fee Simple                 3,700,000    11/01/06
 32.12                                        Fee Simple                 2,500,000    11/01/06
  33      Yes (R12)   43,000,000.00           Fee Simple                47,000,000    10/31/06        73.40%      68.39%
  34      Yes (R10)   51,120,000.00           Fee Simple                43,100,000    07/31/06        79.63%      79.63%
  35         No       32,600,000.00           Fee Simple                41,300,000    11/20/06        78.93%      73.66%
  36         No       32,000,000.00           Fee Simple                60,000,000    10/17/06        53.33%      47.91%
  37         No       30,000,000.00           Fee Simple                44,750,000    11/30/06        67.04%      67.04%
  38         No       30,000,000.00           Fee Simple                39,600,000    10/04/06        75.76%      70.59%
  39         No       29,945,173.47           Fee Simple                63,000,000    01/01/07        47.53%      36.49%
  40      Yes (R9)    53,310,000.00           Fee Simple                39,000,000    11/01/06        75.67%      75.67%
  41         No       27,250,000.00           Fee Simple                35,400,000    09/07/06        76.98%      71.78%
  42         No       26,900,000.00           Fee Simple                35,000,000    07/18/06        76.86%      69.63%
  43      Yes (R7)    68,500,000.00           Fee Simple                38,900,000    12/29/06        68.12%      63.76%
  44      Yes (R17)   26,000,000.00           Fee Simple                27,000,000    11/10/06        70.75%      63.65%
  45      Yes (R17)   26,000,000.00           Fee Simple                 9,750,000    11/10/06        70.75%      63.65%
  46         No       25,612,000.00           Fee Simple                33,800,000    08/08/06        75.78%      70.50%
  47      Yes (R11)   43,600,000.00           Fee Simple                37,800,000    11/20/06        67.20%      67.20%
  48         No       25,280,000.00           Fee Simple                31,600,000    11/30/06        80.00%      73.63%
  49         No       25,000,000.00           Fee Simple                31,900,000    11/14/06        78.37%      64.88%
  50         No       25,000,000.00           Fee Simple                36,200,000    12/18/06        69.06%      64.20%
  51      Yes (R6)    93,600,000.00           Fee Simple                48,250,000    09/05/06        51.61%      51.61%
  52      Yes (R8)    60,151,000.00           Fee Simple                31,000,000    11/10/06        78.71%      78.71%
  53      Yes (R15)   32,725,000.00           Fee Simple                30,100,000    09/01/05        79.90%      71.19%
  54         No       21,000,000.00           Fee Simple                26,390,000    05/22/06        79.58%      74.04%
  55      Yes (R3)   143,066,476.35           Leasehold                 25,400,000    10/06/06        80.71%      70.76%
  56         No       20,400,000.00           Fee Simple                27,180,000    11/06/06        75.06%      67.37%
  57      Yes (R16)   31,056,668.12           Fee Simple                30,500,000    11/19/06        65.57%      65.57%
  58      Yes (R8)    60,151,000.00           Fee Simple                26,650,000    Various         74.86%      66.49%
 58.1                          0.00           Fee Simple                13,550,000    08/21/06
 58.2                          0.00           Fee Simple                13,100,000    08/08/06
  59         No       19,887,466.37           Fee Simple                31,200,000    10/30/06        63.74%      49.21%
  60         No       19,500,000.00           Fee Simple                25,000,000    11/02/06        78.00%      72.64%
  61         No       19,000,000.00           Fee Simple                26,100,000    10/05/06        72.80%      72.80%
  62      Yes (R4)   133,800,000.00           Fee Simple                23,300,000    12/14/06        79.40%      74.02%
  63      Yes (R11)   43,600,000.00           Fee Simple                26,700,000    11/20/06        68.16%      68.16%
  64         No       18,000,000.00           Fee Simple                22,700,000    11/10/06        79.30%      74.00%
  65         No       17,700,000.00           Fee Simple                23,100,000    11/01/06        76.62%      71.30%
  66         No       17,300,000.00           Fee Simple                21,650,000    12/22/05        79.91%      74.39%
  67         No       17,000,000.00           Fee Simple                25,100,000    09/11/06        67.73%      63.24%
  68         No       16,900,000.00           Fee Simple                21,450,000    11/15/06        78.79%      69.09%
  69      Yes (R10)   51,120,000.00           Fee Simple                21,120,000    11/16/06        79.55%      79.55%
  70         No       16,500,000.00           Fee Simple                21,600,000    12/12/06        69.91%      64.84%
  71      Yes (R14)   39,925,000.00           Fee Simple                21,900,000    12/05/06        75.00%      70.29%
  72      Yes (R3)   143,066,476.35  Fee in Part, Leasehold in Part     21,500,000    10/05/06        75.88%      64.09%
  73      Yes (R3)   143,066,476.35  Fee in Part, Leasehold in Part     21,300,000    10/12/06        74.95%      63.31%
  74      Yes (R8)    60,151,000.00           Fee Simple                23,000,000    Various         68.70%      61.32%
 74.1                          0.00           Fee Simple                12,500,000    09/12/06
 74.2                          0.00           Fee Simple                10,500,000    08/18/06
  75         No       15,550,000.00           Fee Simple                24,050,000    07/26/06        64.66%      56.93%
  76         No       15,100,000.00           Fee Simple                19,670,000    10/11/06        76.77%      69.08%
  77      Yes (R19)   21,275,000.00           Fee Simple                19,000,000    10/13/06        79.47%      71.25%
  78         No       14,900,000.00           Fee Simple                18,820,000    05/01/07        79.17%      71.20%
  79         No       14,720,000.00           Fee Simple                18,800,000    09/22/06        78.30%      69.36%
  80         No       14,500,000.00           Fee Simple                18,500,000    09/21/06        78.38%      78.38%
  81      Yes (R9)    53,310,000.00           Fee Simple                22,200,000    11/01/06        64.41%      64.41%
  82      Yes (R5)   100,750,000.00           Fee Simple                19,800,000    10/25/06        71.97%      64.61%
  83         No       14,000,000.00           Fee Simple                17,500,000    06/06/06        80.00%      78.34%
  84         No       13,800,000.00           Fee Simple                20,400,000    10/13/06        67.65%      60.98%
 84.1                                         Fee Simple                 1,800,000    10/13/06
 84.2                                         Fee Simple                 5,100,000    10/13/06
 84.3                                         Fee Simple                13,500,000    10/13/06
  85         No       13,200,000.00           Fee Simple                19,100,000    12/26/06        69.11%      69.11%
  86         No       13,000,000.00           Fee Simple                16,250,000    11/17/06        80.00%      74.56%
  87      Yes (R24)   13,000,000.00           Fee Simple                10,320,000    09/26/06        72.42%      67.74%
  88      Yes (R24)   13,000,000.00           Fee Simple                 7,630,000    09/25/06        72.42%      67.74%
  89         No       12,971,201.88  Fee in Part, Leasehold in Part     16,290,000    10/04/06        79.63%      67.38%
 89.1                                         Fee Simple                 2,350,000    10/04/06
 89.2                                         Fee Simple                 1,720,000    10/04/06
 89.3                                         Fee Simple                 2,300,000    10/04/06
 89.4                                         Fee Simple                 1,300,000    10/04/06
 89.5                                         Fee Simple                   425,000    10/04/06
 89.6                                         Fee Simple                 1,500,000    10/04/06
 89.7                                         Fee Simple                   715,000    10/04/06
 89.8                                         Fee Simple                 1,880,000    10/04/06
 89.9                                         Fee Simple                 1,185,000    10/04/06
 89.10                                        Leasehold                  2,100,000    10/04/06
 89.11                                        Leasehold                    815,000    10/04/06
  90         No       12,500,000.00           Fee Simple                16,800,000    11/15/06        74.40%      69.37%
  91         No       12,483,167.16           Fee Simple                18,500,000    10/11/06        67.48%      57.08%
  92         No       12,400,000.00           Fee Simple                16,100,000    09/21/06        77.02%      72.04%
  93         No       12,375,000.00           Fee Simple                15,600,000    10/17/06        79.33%      77.98%
  94         No       11,800,000.00           Fee Simple                15,400,000    09/15/06        76.62%      71.59%
  95         No       11,800,000.00           Leasehold                 15,750,000    10/20/06        74.92%      68.81%
  96      Yes (R21)   16,354,284.35           Fee Simple                14,500,000    10/12/06        79.55%      67.08%
  97         No       11,300,000.00           Fee Simple                14,800,000    11/07/06        76.35%      71.32%
  98         No       11,217,844.72           Fee Simple                13,200,000    08/02/06        70.44%      58.27%
  99         No       11,200,000.00           Fee Simple                13,900,000    03/01/07        80.58%      72.61%
  100        No       11,100,000.00           Fee Simple                14,300,000    11/20/06        77.62%      77.62%
  101     Yes (R16)   31,056,668.12           Fee Simple                15,000,000    08/25/06        73.71%      62.94%
  102        No       11,000,000.00           Fee Simple                17,200,000    12/11/06        63.95%      63.95%
  103     Yes (R3)   143,066,476.35           Fee Simple                13,800,000    10/05/06        79.45%      66.67%
  104        No       10,565,249.82           Fee Simple                13,900,000    11/28/06        76.01%      58.03%
 104.1                                        Fee Simple                 6,200,000    11/28/06
 104.2                                        Fee Simple                 1,900,000    11/28/06
 104.3                                        Fee Simple                 2,300,000    11/28/06
 104.4                                        Fee Simple                 3,500,000    11/28/06
  105        No       10,500,000.00           Fee Simple                13,900,000    10/16/06        75.54%      67.81%
  106        No       10,500,000.00           Fee Simple                19,250,000    09/13/06        54.55%      50.92%
  107        No       10,500,000.00           Fee Simple                13,100,000    11/10/06        80.15%      80.15%
  108        No       10,485,638.14           Fee Simple                13,200,000    11/27/06        79.44%      66.89%
  109     Yes (R4)   133,800,000.00           Fee Simple                13,100,000    12/14/06        79.39%      74.01%
  110     Yes (R4)   133,800,000.00           Fee Simple                13,200,000    12/14/06        78.79%      73.45%
  111        No       10,300,000.00           Fee Simple                30,300,000    10/18/06        33.99%      31.71%
  112     Yes (R18)   23,250,000.00           Fee Simple                13,680,000    11/04/06        74.20%      69.28%
  113     Yes (R14)   39,925,000.00           Fee Simple                14,100,000    08/04/06        71.56%      67.04%
  114     Yes (R20)   20,080,000.00           Fee Simple                13,250,000    11/28/06        76.08%      76.08%
  115        No       10,000,000.00           Fee Simple                13,500,000    02/01/07        74.07%      68.85%
  116        No       10,000,000.00           Fee Simple                14,900,000    11/30/06        67.11%      62.44%
  117        No       10,000,000.00           Fee Simple                13,100,000    11/20/06        76.34%      76.34%
  118     Yes (R20)   20,080,000.00           Fee Simple                12,600,000    10/15/06        79.37%      79.37%
  119     Yes (R27)   10,000,000.00           Fee Simple                14,500,000    11/15/06        51.68%      43.69%
  120     Yes (R27)   10,000,000.00           Fee Simple                 4,850,000    11/15/06        51.68%      43.69%
  121        No        9,888,519.24  Fee in Part, Leasehold in Part    210,700,000    Various         76.03%      64.69%
 121.1                                        Fee Simple                34,500,000    01/23/06
 121.2                                        Fee Simple                43,100,000    01/24/06
 121.3                                        Leasehold                 19,900,000    01/20/06
 121.4                                        Leasehold                 41,400,000    01/20/06
 121.5                                        Fee Simple                43,800,000    01/24/06
 121.6                                        Leasehold                 28,000,000    02/23/06
  122        No        9,577,917.56           Fee Simple                13,300,000    10/30/06        72.01%      60.52%
  123     Yes (R3)   143,066,476.35  Fee in Part, Leasehold in Part     12,500,000    10/12/06        76.23%      64.39%
  124     Yes (R9)    53,310,000.00           Fee Simple                13,500,000    11/01/06        70.37%      70.37%
  125        No        9,500,000.00           Fee Simple                12,300,000    09/25/06        77.24%      69.25%
  126     Yes (R3)   143,066,476.35           Fee Simple                12,100,000    10/05/06        77.27%      65.27%
  127        No        9,241,530.21           Fee Simple                13,740,000    09/18/06        67.26%      44.91%
 127.1                                        Fee Simple                 2,525,000    09/18/06
 127.2                                        Fee Simple                   440,000    09/18/06
 127.3                                        Fee Simple                 1,400,000    09/18/06
 127.4                                        Fee Simple                   675,000    09/18/06
 127.5                                        Fee Simple                 2,850,000    09/18/06
 127.6                                        Fee Simple                 1,450,000    09/18/06
 127.7                                        Fee Simple                 2,000,000    09/18/06
 127.8                                        Fee Simple                 1,050,000    09/18/06
 127.9                                        Fee Simple                 1,350,000    09/18/06
  128        No        9,220,000.00           Fee Simple                12,600,000    08/28/06        73.17%      68.46%
  129        No        9,175,000.00           Fee Simple                11,500,000    11/22/06        75.87%      67.73%
  130     Yes (R14)   39,925,000.00           Fee Simple                15,300,000    07/24/06        59.78%      55.10%
  131        No        9,040,000.00           Fee Simple                11,940,000    10/19/06        75.71%      75.71%
  132     Yes (R6)    93,600,000.00           Fee Simple                24,400,000    09/01/06        36.89%      36.89%
  133        No        9,000,000.00           Fee Simple                12,000,000    09/30/06        75.00%      63.68%
  134        No        9,000,000.00           Fee Simple                11,250,000    11/21/06        80.00%      74.47%
  135        No        8,900,000.00           Fee Simple                11,000,000    11/09/06        80.91%      75.41%
  136        No        8,834,279.33           Fee Simple                11,800,000    12/04/06        74.87%      58.07%
  137     Yes (R15)   32,725,000.00           Fee Simple                10,860,000    11/02/06        79.88%      69.15%
  138        No        8,660,000.00           Fee Simple                11,400,000    01/01/07        75.96%      68.25%
  139        No        8,600,000.00           Fee Simple                11,100,000    08/04/06        77.48%      75.85%
  140     Yes (R12)   43,000,000.00           Fee Simple                15,200,000    09/25/06        55.92%      49.56%
  141        No        8,480,351.51           Fee Simple                20,700,000    10/14/06        40.97%      34.40%
  142     Yes (R3)   143,066,476.35           Fee Simple                10,650,000    10/12/06        79.37%      66.83%
  143        No        8,426,076.71           Fee Simple                10,300,000    09/08/06        71.13%      58.40%
  144        No        8,400,000.00           Fee Simple                11,200,000    11/15/06        75.00%      69.68%
  145        No        8,400,000.00           Fee Simple                16,210,000    10/23/06        51.82%      51.82%
  146        No        8,350,000.00           Fee Simple                10,450,000    03/06/06        79.90%      68.97%
  147        No        8,300,000.00           Fee Simple                10,800,000    11/21/06        76.85%      71.70%
  148     Yes (R22)   15,329,500.49           Fee Simple                11,300,000    11/09/06        72.91%      61.82%
  149     Yes (R4)   133,800,000.00           Fee Simple                10,000,000    12/10/06        82.00%      76.45%
  150     Yes (R3)   143,066,476.35           Fee Simple                10,230,000    10/21/06        79.82%      67.42%
  151     Yes (R3)   143,066,476.35           Fee Simple                10,100,000    10/06/06        79.89%      67.42%
  152        No        8,000,000.00           Fee Simple                11,000,000    12/08/06        72.73%      67.88%
  153        No        7,970,000.00           Fee Simple                10,140,000    09/08/06        78.60%      73.60%
  154        No        7,964,303.13           Fee Simple                10,855,000    Various         73.37%      56.75%
 154.1                                        Fee Simple                 4,790,000    09/12/06
 154.2                                        Fee Simple                 3,475,000    09/12/06
 154.3                                        Fee Simple                 2,590,000    10/01/06
  155        No        7,760,000.00           Fee Simple                 9,750,000    09/11/06        79.59%      71.75%
  156        No        7,700,000.00           Fee Simple                 9,670,000    11/01/06        79.63%      75.74%
  157        No        7,700,000.00           Fee Simple                 9,580,000    08/01/06        80.38%      69.71%
  158     Yes (R25)   12,830,000.00           Fee Simple                10,550,000    11/03/06        72.84%      65.58%
  159        No        7,682,886.73           Fee Simple                 9,800,000    11/17/06        78.40%      73.33%
  160        No        7,586,320.54           Fee Simple                10,500,000    10/24/06        62.73%      46.25%
  161        No        7,570,000.00           Fee Simple                 9,660,000    11/16/06        78.36%      70.35%
  162     Yes (R29)    9,160,000.00           Leasehold                  9,900,000    Various         76.36%      69.00%
 162.1                                        Leasehold                  5,100,000    11/15/06
 162.2                                        Leasehold                  4,800,000    11/03/06
  163        No        7,400,000.00           Fee Simple                 9,300,000    03/25/07        79.57%      74.36%
  164        No        7,352,800.00           Fee Simple                 9,200,000    08/18/06        79.92%      72.08%
  165        No        7,217,749.00           Fee Simple                11,800,000    Various         61.17%      47.34%
 165.1                                        Fee Simple                 2,800,000    10/06/06
 165.2                                        Fee Simple                 3,500,000    10/05/06
 165.3                                        Fee Simple                 5,500,000    10/05/06
  166        No        7,200,000.00           Fee Simple                 9,100,000    11/09/06        79.12%      73.46%
  167     Yes (R22)   15,329,500.49           Fee Simple                11,600,000    11/09/06        61.13%      51.83%
  168        No        7,080,000.00           Leasehold                 10,500,000    09/01/06        67.43%      61.06%
  169        No        7,000,000.00           Fee Simple                 9,000,000    12/13/06        77.78%      72.55%
  170     Yes (R18)   23,250,000.00           Fee Simple                 9,840,000    12/05/06        71.14%      66.56%
  171        No        6,983,003.75           Fee Simple                 8,750,000    11/09/06        79.81%      66.39%
  172        No        6,944,641.80           Fee Simple                10,100,000    06/15/06        68.76%      54.60%
  173        No        6,900,000.00           Leasehold                  8,950,000    11/29/06        77.09%      77.09%
  174        No        6,760,000.00           Fee Simple                 8,550,000    10/09/06        79.06%      73.70%
  175     Yes (R6)    93,600,000.00           Fee Simple                15,100,000    09/13/06        43.05%      43.05%
  176        No        6,500,000.00           Fee Simple                 8,300,000    12/14/06        78.31%      78.31%
  177        No        6,500,000.00           Fee Simple                 8,200,000    01/08/07        79.27%      74.19%
  178        No        6,451,281.70           Fee Simple                 9,800,000    07/20/06        65.83%      52.81%
  179        No        6,400,000.00           Fee Simple                 8,700,000    10/17/06        73.56%      68.54%
  180        No        6,300,000.00           Fee Simple                 8,400,000    11/01/06        75.00%      75.00%
  181     Yes (R19)   21,275,000.00           Fee Simple                 7,700,000    10/30/06        80.19%      74.69%
  183     Yes (R18)   23,250,000.00           Fee Simple                 7,650,000    11/15/06        79.74%      71.99%
  184        No        6,086,662.76           Fee Simple                 8,550,000    08/14/06        71.19%      60.38%
  185     Yes (R3)   143,066,476.35           Fee Simple                 7,600,000    10/06/06        79.43%      67.09%
  186        No        6,000,000.00           Fee Simple                 9,850,000    10/25/06        60.91%      54.61%
  187     Yes (R23)   13,575,000.00           Fee Simple                 8,000,000    10/26/06        75.00%      75.00%
  188        No        5,981,061.49           Leasehold                  9,100,000    10/17/06        65.73%      55.47%
  189     Yes (R26)   10,272,881.82           Fee Simple                 9,275,000    11/15/06        63.47%      53.63%
  190        No        5,825,000.00           Fee Simple                 7,370,000    09/19/06        79.04%      71.32%
  191        No        5,750,000.00           Fee Simple                 8,590,000    08/02/06        66.94%      59.72%
  192     Yes (R23)   13,575,000.00           Leasehold                  8,200,000    11/16/06        68.90%      68.90%
  193        No        5,600,000.00           Fee Simple                 7,200,000    10/01/06        77.78%      72.86%
  194        No        5,587,735.92           Fee Simple                 7,800,000    11/22/06        71.64%      60.74%
  195        No        5,490,202.55           Fee Simple                 7,400,000    12/01/06        74.19%      57.49%
  196     Yes (R28)    9,850,000.00           Fee Simple                 6,860,000    11/06/06        79.45%      71.44%
  197        No        5,407,382.59           Fee Simple                 7,130,000    01/01/98        75.84%       0.00%
  198        No        5,400,000.00           Fee Simple                 7,330,000    12/06/06        73.67%      68.94%
  199        No        5,350,000.00           Fee Simple                 6,730,000    09/01/06        79.49%      74.23%
  200        No        5,350,000.00           Fee Simple                11,100,000    10/25/06        48.20%      48.20%
  201     Yes (R13)   42,200,000.00           Fee Simple                 7,325,000    07/24/06        72.70%      65.94%
  202        No        5,220,706.17           Fee Simple                 8,000,000    12/21/00        65.26%      61.11%
  203        No        5,200,000.00           Fee Simple                 7,625,000    11/17/06        68.20%      63.75%
  204        No        5,186,628.11           Fee Simple                 7,500,000    11/01/06        69.16%      44.81%
  205     Yes (R25)   12,830,000.00           Fee Simple                 7,360,000    08/22/06        69.90%      63.11%
  206        No        5,142,873.62           Fee Simple                 6,500,000    01/03/07        79.12%      71.04%
  207        No        5,100,000.00           Fee Simple                 8,800,000    08/17/06        57.95%      57.95%
  208        No        5,088,459.26           Fee Simple                 6,800,000    10/21/06        74.83%      67.40%
  209        No        5,028,944.26           Fee Simple                 7,500,000    11/03/06        67.05%      56.84%
  210        No        5,028,463.55           Fee Simple                 8,410,000    10/17/07        59.79%      50.29%
  211        No        5,000,000.00           Fee Simple                 6,300,000    11/10/06        79.37%      74.23%
  212        No        4,988,959.99           Fee Simple                 7,800,000    11/20/06        63.96%      54.15%
 212.1                                        Fee Simple                 3,200,000    11/20/06
 212.2                                        Fee Simple                 4,600,000    11/20/06
  213        No        4,971,379.77           Fee Simple                 7,100,000    08/04/06        70.02%      54.72%
  214        No        4,950,000.00           Fee Simple                12,400,000    11/08/06        39.92%      39.92%
  215     Yes (R21)   16,354,284.35           Fee Simple                 6,140,000    11/25/06        78.50%      67.75%
  216        No        4,800,000.00           Fee Simple                 8,700,000    11/29/06        55.17%      51.29%
  217        No        4,800,000.00           Fee Simple                 6,000,000    11/15/06        80.00%      71.95%
  218        No        4,789,925.29           Fee Simple                 6,750,000    07/31/06        70.96%      60.62%
  219        No        4,700,000.00           Fee Simple                 6,000,000    01/01/07        78.33%      70.74%
  220        No        4,685,498.48           Fee Simple                 5,900,000    11/15/06        79.42%      67.26%
  221     Yes (R6)    93,600,000.00           Fee Simple                 8,630,000    09/08/06        53.88%      53.88%
  222        No        4,600,000.00           Fee Simple                 6,200,000    01/01/07        74.19%      74.19%
  223        No        4,600,000.00           Fee Simple                 6,200,000    08/03/05        74.19%      68.48%
  224     Yes (R3)   143,066,476.35           Fee Simple                 6,100,000    10/06/06        75.32%      63.62%
  225        No        4,560,834.15           Fee Simple                 6,100,000    09/01/06        74.77%      57.90%
  226     Yes (R6)    93,600,000.00           Fee Simple                11,000,000    09/01/06        41.36%      41.36%
  227        No        4,500,000.00           Fee Simple                 6,100,000    11/20/06        68.44%      63.39%
  228        No        4,500,000.00           Fee Simple                10,100,000    07/12/06        44.55%      34.59%
  229        No        4,500,000.00           Fee Simple                 8,420,000    01/05/07        53.44%      47.91%
  230        No        4,465,823.00           Fee Simple                 6,100,000    10/16/06        73.21%      56.39%
  231        No        4,450,000.00           Fee Simple                 5,850,000    11/15/06        76.07%      67.05%
  232     Yes (R28)    9,850,000.00           Fee Simple                 6,340,000    09/09/07        69.40%      67.74%
  233     Yes (R26)   10,272,881.82           Fee Simple                 6,150,000    10/17/06        71.32%      60.16%
  234        No        4,350,000.00           Fee Simple                 6,050,000    11/09/06        71.90%      70.05%
  235        No        4,342,395.33           Fee Simple                 7,500,000    06/18/01        57.90%      53.99%
  236        No        4,339,993.90           Fee Simple                 7,200,000    11/02/06        60.28%      50.66%
  237     Yes (R4)   133,800,000.00           Fee Simple                 5,425,000    12/10/06        79.26%      71.29%
  238     Yes (R14)   39,925,000.00           Fee Simple                 7,300,000    07/31/06        58.41%      53.85%
  239        No        4,260,000.00           Fee Simple                 7,160,000    08/16/06        59.50%      59.50%
  240        No        4,250,000.00           Fee Simple                 7,550,000    12/18/06        56.29%      52.59%
  241        No        4,240,000.00           Fee Simple                 5,300,000    08/25/06        80.00%      72.43%
  242        No        4,237,207.43           Fee Simple                 5,770,000    10/09/06        73.44%      62.44%
  243     Yes (R3)   143,066,476.35           Fee Simple                 5,300,000    10/06/06        79.89%      67.42%
  244        No        4,200,000.00           Fee Simple                 7,800,000    12/06/06        53.85%      53.85%
  245     Yes (R3)   143,066,476.35  Fee in Part, Leasehold in Part      5,500,000    10/06/06        76.19%      64.36%
  246        No        4,100,000.00           Fee Simple                 6,800,000    11/07/06        60.29%      60.29%
  247     Yes (R32)    6,388,458.60           Fee Simple                 7,700,000    11/29/06        53.15%      41.00%
  248        No        4,050,000.00           Fee Simple                 5,700,000    01/03/07        71.05%       0.00%
  249        No        4,044,568.55           Fee Simple                 6,135,000    12/05/06        65.93%      55.83%
  250        No        4,000,000.00           Fee Simple                 5,000,000    11/07/06        80.00%      73.24%
  251     Yes (R6)    93,600,000.00           Fee Simple                11,000,000    09/05/06        36.36%      36.36%
  252        No        4,000,000.00           Fee Simple                 5,530,000    11/10/06        72.33%      67.42%
  253        No        4,000,000.00           Fee Simple                 7,600,000    09/08/06        52.63%      52.63%
  254        No        4,000,000.00           Fee Simple                 6,000,000    11/07/06        66.67%      66.67%
  255        No        4,000,000.00           Fee Simple                 5,750,000    09/27/06        69.57%      66.94%
  256        No        3,994,774.62           Fee Simple                 6,850,000    12/01/06        58.32%      49.76%
  257        No        3,990,859.07           Fee Simple                 6,000,000    11/29/06        66.51%      55.96%
  258        No        3,951,000.00           Fee Simple                 5,950,000    09/13/06        66.40%      58.45%
  259        No        3,858,155.95           Fee Simple                 5,600,000    03/13/06        68.90%      54.44%
  260     Yes (R30)    6,784,687.74           Fee Simple                 5,400,000    11/28/06        70.21%      59.24%
  261        No        3,700,000.00           Fee Simple                 4,750,000    11/10/06        77.89%      70.56%
  262        No        3,691,790.19           Fee Simple                 4,740,000    11/14/06        77.89%      65.89%
  263        No        3,682,657.08           Fee Simple                 4,660,000    10/18/06        79.03%      51.31%
  264        No        3,642,045.58           Fee Simple                 4,600,000    11/08/06        79.17%      67.19%
  265        No        3,628,649.74           Fee Simple                 4,900,000    11/24/04        74.05%       0.00%
  266     Yes (R3)   143,066,476.35           Leasehold                  5,900,000    09/25/06        61.10%      54.02%
  267        No        3,600,000.00           Fee Simple                 4,500,000    11/02/06        80.00%      70.32%
  268     Yes (R3)   143,066,476.35           Fee Simple                 4,500,000    10/01/06        79.82%      67.42%
  269        No        3,500,000.00           Fee Simple                 4,900,000    07/20/06        71.43%      66.74%
  270        No        3,488,969.32           Fee Simple                 5,360,000    11/14/06        65.09%      50.19%
 270.1                                        Fee Simple                 2,830,000    11/14/06
 270.2                                        Fee Simple                 2,530,000    11/14/06
  271        No        3,488,889.72           Fee Simple                 4,780,000    10/09/06        72.99%      61.55%
  272     Yes (R31)    6,768,534.26           Fee Simple                 5,400,000    10/11/06        64.51%      42.08%
  273        No        3,420,000.00           Fee Simple                 4,400,000    10/03/06        77.73%      69.90%
  274        No        3,400,000.00           Fee Simple                 4,900,000    11/09/06        69.39%      60.95%
  275        No        3,391,163.51           Fee Simple                 5,150,000    01/01/07        65.85%      42.46%
  276        No        3,339,613.07           Fee Simple                 9,100,000    09/21/06        36.70%      28.41%
  277        No        3,320,000.00           Fee Simple                 4,200,000    10/03/06        79.05%      74.98%
  278        No        3,300,000.00           Fee Simple                 4,400,000    11/30/06        75.00%      67.33%
  279        No        3,300,000.00           Fee Simple                 4,300,000    09/22/06        76.74%      69.22%
  280     Yes (R31)    6,768,534.26           Fee Simple                 6,200,000    10/11/06        52.98%      34.56%
  281        No        3,237,578.54           Fee Simple                 4,500,000    08/22/06        71.95%      61.70%
  282        No        3,200,000.00           Fee Simple                 4,400,000    09/26/06        72.73%      60.57%
  283        No        3,195,717.27           Fee Simple                 4,700,000    11/15/06        67.99%      57.61%
  284     Yes (R33)    5,950,000.00           Fee Simple                 5,870,000    11/18/06        53.66%      48.26%
  285        No        3,140,243.92           Fee Simple                 4,500,000    10/24/06        69.78%      59.07%
  286        No        3,080,000.00           Fee Simple                 3,850,000    01/01/07        80.00%      70.70%
  287        No        3,070,000.00           Fee Simple                 4,000,000    11/29/06        76.75%      69.14%
  288        No        3,033,407.39           Fee Simple                 4,225,000    10/01/06        71.80%      60.98%
  289        No        3,020,000.00           Fee Simple                 3,775,000    08/30/06        80.00%      70.96%
  290     Yes (R3)   143,066,476.35           Fee Simple                 3,900,000    10/06/06        76.75%      64.83%
  291        No        2,993,255.64           Fee Simple                 7,600,000    11/13/06        39.38%      33.24%
  292     Yes (R30)    6,784,687.74           Fee Simple                 5,200,000    11/28/06        57.56%      48.56%
  293        No        2,993,233.53           Fee Simple                 4,300,000    11/27/06        69.61%      58.71%
  294        No        2,990,952.71           Fee Simple                 4,950,000    10/12/06        60.42%      51.36%
  295        No        2,990,566.52           Fee Simple                 6,260,000    09/26/06        47.77%      40.34%
  296        No        2,965,892.37           Fee Simple                 5,100,000    11/23/04        58.15%       0.00%
  297        No        2,940,408.75           Fee Simple                 3,700,000    04/26/06        79.47%      68.01%
  298        No        2,900,000.00           Fee Simple                 4,700,000    11/03/06        61.70%      54.48%
  299        No        2,850,000.00           Fee Simple                 4,100,000    11/09/06        69.51%      64.85%
  300        No        2,846,235.72           Fee Simple                 4,000,000    11/06/06        71.16%      60.52%
  301     Yes (R33)    5,950,000.00           Fee Simple                 4,220,000    12/17/06        66.35%      59.53%
  302        No        2,793,746.35           Fee Simple                 3,575,000    11/16/06        78.15%      66.03%
  303     Yes( R35)    4,592,597.98           Fee Simple                 3,830,000    12/05/06        71.67%      55.41%
  304        No        2,713,696.22           Fee Simple                 4,600,000    04/03/06        58.99%      46.90%
  305        No        2,694,096.64           Fee Simple                 3,450,000    09/20/06        78.09%      66.23%
  306        No        2,646,420.37           Fee Simple                 3,710,000    10/24/06        71.33%      60.28%
  307        No        2,646,416.66           Fee Simple                 3,320,000    10/30/06        79.71%      67.34%
  308        No        2,635,000.00           Fee Simple                 3,900,000    10/05/06        67.56%      60.87%
  309        No        2,596,579.70           Fee Simple                 3,270,000    11/13/06        79.41%      67.62%
  310        No        2,574,294.02           Fee Simple                 6,600,000    11/02/06        39.00%      33.01%
  311        No        2,565,000.00           Fee Simple                 3,400,000    08/08/06        75.44%      68.35%
  312        No        2,544,387.99           Fee Simple                 3,400,000    11/13/06        74.83%      63.40%
  313        No        2,500,000.00           Fee Simple                 4,100,000    10/16/06        60.98%      53.77%
  314        No        2,494,675.04           Fee Simple                 3,290,000    10/04/06        75.83%      64.61%
  315        No        2,445,000.00           Fee Simple                 4,120,000    10/24/06        59.34%      52.76%
  316        No        2,394,970.85           Fee Simple                 3,100,000    11/28/06        77.26%      72.60%
  317        No        2,386,859.09           Fee Simple                 5,400,000    11/13/06        44.20%      37.65%
  318        No        2,350,000.00           Fee Simple                 5,300,000    12/01/06        44.34%      29.30%
  319     Yes (R3)   143,066,476.35           Fee Simple                 3,100,000    10/05/06        74.90%      63.20%
  320        No        2,314,818.41           Fee Simple                 3,000,000    10/12/06        77.16%      65.19%
  321        No        2,300,000.00           Leasehold                  2,900,000    10/20/06        79.31%      70.20%
  322        No        2,300,000.00           Fee Simple                 2,880,000    11/20/06        79.86%      70.54%
  323     Yes (R32)    6,388,458.60           Fee Simple                 4,050,000    12/07/06        56.69%      43.73%
  324        No        2,295,012.16           Fee Simple                 3,750,000    11/01/06        61.20%      51.98%
  325        No        2,277,629.61           Fee Simple                 3,400,000    03/27/01        66.99%      62.92%
  326        No        2,200,000.00           Fee Simple                 2,760,000    11/20/06        79.71%      70.16%
  327        No        2,197,049.59           Fee Simple                 3,100,000    10/20/06        70.87%      60.02%
  328        No        2,197,022.07           Leasehold                  4,190,000    11/20/06        52.43%      44.29%
  329     Yes (R3)   143,066,476.35           Fee Simple                 2,800,000    10/06/06        78.40%      66.20%
  330        No        2,150,000.00           Fee Simple                 2,770,000    10/05/06        77.62%      77.62%
  331        No        2,141,575.54           Fee Simple                 2,800,000    07/05/06        76.48%      65.35%
  332        No        2,107,000.00           Fee Simple                 2,900,000    10/31/06        72.66%      63.94%
  333        No        2,095,347.99           Fee Simple                 2,840,000    10/11/06        73.78%      62.43%
  334        No        2,050,000.00           Fee Simple                 2,800,000    11/28/06        73.21%      64.70%
  335        No        2,050,000.00           Fee Simple                 2,700,000    12/11/06        75.93%      64.41%
  336        No        2,018,927.92           Fee Simple                 2,550,000    07/27/06        79.17%      67.35%
  337        No        2,000,000.00           Fee Simple                 5,225,000    11/02/06        38.28%      34.43%
  338        No        2,000,000.00           Fee Simple                 3,170,000    11/16/06        63.09%      55.65%
  339        No        2,000,000.00           Fee Simple                 3,950,000    11/17/06        50.63%      44.62%
  340        No        2,000,000.00           Fee Simple                 3,885,000    11/01/06        51.48%      45.27%
  341     Yes (R34)    4,925,000.00           Fee Simple                 3,100,000    11/10/06        64.52%      58.16%
  342     Yes (R3)   143,066,476.35           Fee Simple                 2,500,000    10/07/06        79.82%      67.42%
  343        No        1,994,802.07           Fee Simple                 8,900,000    12/11/06        22.41%      14.45%
  344        No        1,945,750.39           Fee Simple                 2,600,000    11/07/06        74.84%      63.51%
  345     Yes (R23)   13,575,000.00           Fee Simple                 2,800,000    11/16/06        68.75%      64.20%
  346        No        1,920,000.00           Fee Simple                 2,410,000    09/28/06        79.67%      69.16%
  347        No        1,894,115.38           Fee Simple                 5,170,000    10/13/06        36.64%      31.01%
  348     Yes (R36)    3,673,456.34           Fee Simple                 3,650,000    11/15/06        51.62%      43.62%
  349     Yes( R35)    4,592,597.98           Fee Simple                 2,530,000    12/05/06        73.02%      61.91%
  350        No        1,800,000.00           Fee Simple                 2,660,000    08/28/06        67.67%      60.18%
  351        No        1,796,012.56           Fee Simple                 2,650,000    08/30/06        67.77%      57.35%
  352     Yes (R36)    3,673,456.34           Fee Simple                 3,460,000    11/13/06        51.72%      43.70%
  353        No        1,697,794.53           Fee Simple                 2,275,000    10/27/06        74.63%      63.81%
  354     Yes (R34)    4,925,000.00           Fee Simple                 2,700,000    11/10/06        61.11%      55.09%
  355        No        1,646,553.73           Fee Simple                 2,300,000    11/20/06        71.59%      61.21%
  356        No        1,646,247.85           Fee Simple                 3,200,000    09/28/06        51.45%      43.32%
  357     Yes (R29)    9,160,000.00           Fee Simple                 2,150,000    10/23/06        74.42%      65.88%
  358        No        1,575,000.00           Fee Simple                 3,700,000    11/14/06        42.57%      31.86%
  359        No        1,540,446.27           Fee Simple                 1,940,000    10/10/06        79.40%      67.72%
  360        No        1,518,026.10           Fee Simple                 2,000,000    11/15/06        75.90%      68.98%
  361        No        1,493,122.21           Fee Simple                 2,050,000    07/27/06        72.84%      62.57%
  362        No        1,460,000.00           Fee Simple                 1,960,000    12/01/06        74.49%      67.27%
  363        No        1,445,498.05           Fee Simple                 1,840,000    11/14/06        78.56%      60.80%
  364        No        1,391,537.15           Fee Simple                 1,800,000    03/01/06        77.31%      66.94%
  365        No        1,386,682.74           Fee Simple                 2,800,000    02/24/06        49.52%      42.40%
  367        No        1,288,883.01           Fee Simple                 1,800,000    02/22/06        71.60%      62.12%
  368     Yes (R34)    4,925,000.00           Fee Simple                 1,950,000    11/10/06        65.38%      58.94%
  369        No        1,248,401.86           Fee Simple                 1,605,000    11/01/06        77.78%      66.79%
 369.1                                        Fee Simple                   840,000    11/01/06
 369.2                                        Fee Simple                   765,000    11/01/06
  370        No        1,247,302.48           Fee Simple                 6,600,000    11/17/06        18.90%      16.07%
  371        No        1,246,349.76           Fee Simple                 2,150,000    10/19/06        57.97%      45.53%
  372        No        1,246,134.82           Fee Simple                 1,830,000    11/20/06        68.09%      52.75%
  373        No        1,236,366.17           Fee Simple                 1,790,000    10/24/06        69.07%      58.96%
  374        No        1,200,000.00           Fee Simple                 1,570,000    10/06/06        76.43%      67.60%
  375        No        1,198,133.18           Fee Simple                 1,620,000    08/25/06        73.96%      63.22%
  376        No        1,142,375.21           Fee Simple                 2,200,000    10/06/06        51.93%      34.09%
  377        No        1,110,196.89           Fee Simple                 1,830,000    07/28/06        60.67%      47.28%
  378        No        1,106,614.14           Fee Simple                 1,690,000    11/22/06        65.48%      50.89%
  379        No        1,100,000.00           Fee Simple                 1,600,000    11/03/06        68.75%      61.69%
  380        No        1,097,691.21           Fee Simple                 1,420,000    05/15/06        77.30%      66.04%

  6b         No       40,500,000.00           Leasehold                520,000,000    01/01/07        59.62%      59.62%
                                                                                                     (Note 9)    (Note 9)

                                       ADMIN-       NET              INTEREST                                      FIRST
 LOAN      ORIGINAL       MORTGAGE   ISTRATIVE    MORTGAGE    RATE    ACCRUAL                                     PAYMENT
NUMBER     BALANCE          RATE      FEE RATE      RATE      TYPE    METHOD        LOAN TYPE       NOTE DATE       DATE
----------------------------------------------------------------------------------------------------------------------------

   1    400,000,000.00    5.1740%     0.0204%     5.1537%    Fixed  Actual/360    Interest Only      01/11/07       03/01/07
   2       404,000,000    5.6028%     0.0204%     5.5824%    Fixed  Actual/360    Interest Only      08/14/06       10/01/06
  2.1
  2.2
  2.3
  2.4
   3       306,000,000    5.7990%     0.0204%     5.7787%    Fixed  Actual/360    Interest Only      11/02/06       01/01/07
   4       136,000,000    5.8750%     0.0204%     5.8547%    Fixed  Actual/360    Interest Only      12/29/06       02/01/07
   5       125,600,000    5.8750%     0.0204%     5.8547%    Fixed  Actual/360    Interest Only      12/29/06       02/01/07
   6       257,000,000   5.713576%    0.0204%    5.693226%   Fixed  Actual/360    Interest Only      01/26/07       03/01/07
   7       250,000,000    5.7120%     0.0204%     5.6917%    Fixed  Actual/360    Interest Only      12/21/06       02/01/07
   8       225,000,000  5.99855556%   0.0204%   5.97820556%  Fixed  Actual/360    Interest Only      12/21/06       02/01/07
   9       180,000,000    5.4640%     0.0204%     5.4437%    Fixed  Actual/360    Interest Only      12/08/06       02/01/07
  9.1
  9.2
  9.3
  9.4
  9.5
  9.6
  9.7
  9.8
  9.9
 9.10
 9.11
 9.12
 9.13
 9.14
 9.15
  10       180,000,000    5.3960%     0.0204%     5.3757%    Fixed  Actual/360    Interest Only      12/08/06       02/01/07
 10.1
 10.2
 10.3
 10.4
 10.5
 10.6
 10.7
 10.8
 10.9
 10.10
 10.11
 10.12
 10.13
 10.14
 10.15
 10.16
 10.17
 10.18
 10.19
 10.20
  11       150,000,000    5.4330%     0.0204%     5.4127%    Fixed  Actual/360    Interest Only      10/26/06       12/06/06
  12       149,700,000    5.5500%     0.0304%     5.5197%    Fixed  Actual/360    Interest Only      03/12/07  04/01/07 (Note 10)
  13       117,000,000    5.7260%     0.0204%     5.7057%    Fixed  Actual/360    Interest Only      12/08/06       02/01/07
  14       100,000,000    5.6300%     0.0204%     5.6097%    Fixed  Actual/360    Interest Only      12/13/06       02/01/07
  15        97,000,000    6.0980%     0.0304%     6.0677%    Fixed  Actual/360  Partial IO/Balloon   12/06/06       02/01/07
  16        86,500,000    5.7900%     0.0304%     5.7597%    Fixed  Actual/360  Partial IO/Balloon   12/18/06       02/01/07
  17        78,910,000    5.7910%     0.0304%     5.7607%    Fixed  Actual/360    Interest Only      01/19/07       03/01/07
  18        75,000,000    5.6500%     0.0204%     5.6297%    Fixed  Actual/360    Interest Only      12/21/06       02/06/07
  19        75,000,000    5.7600%     0.0304%     5.7297%    Fixed  Actual/360  Partial IO/Balloon   01/04/07       03/01/07
 19.1
 19.2
 19.3
 19.4
 19.5
 19.6
 19.7
 19.8
 19.9
 19.10
 19.11
 19.12
  20        65,000,000    5.3700%     0.0204%     5.3497%    Fixed  Actual/360    Interest Only      12/29/06       02/01/07
  21        63,000,000    5.6000%     0.0304%     5.5697%    Fixed  Actual/360    Interest Only      12/21/06       02/01/07
  22        54,500,000    5.7400%     0.0304%     5.7097%    Fixed  Actual/360    Interest Only      01/24/07       03/01/07
  23        50,000,000    5.8900%     0.0304%     5.8597%    Fixed  Actual/360    Interest Only      10/20/06       12/06/06
  24        46,000,000    5.7300%     0.0304%     5.6997%    Fixed  Actual/360  Partial IO/Balloon   02/22/07       04/01/07
  25        46,000,000    5.4500%     0.0204%     5.4297%    Fixed  Actual/360    Interest Only      12/22/06       02/01/07
  26        42,250,000    5.6850%     0.0354%     5.6497%    Fixed  Actual/360    Interest Only      09/21/06       11/06/06
  27        42,000,000    5.5350%     0.0304%     5.5047%    Fixed  Actual/360    Interest Only      01/05/07       03/01/07
  28        40,000,000    5.5800%     0.0204%     5.5597%    Fixed  Actual/360  Interest Only/ARD    11/17/06       01/06/07
  29        38,000,000    5.6000%     0.0304%     5.5697%    Fixed  Actual/360  Partial IO/Balloon   03/02/07  04/01/07 (Note 10)
  30        36,875,000    5.6800%     0.0504%     5.6297%    Fixed  Actual/360  Partial IO/Balloon   12/21/06       02/01/07
  31        36,000,000    6.0260%     0.0304%     5.9957%    Fixed  Actual/360  Partial IO/Balloon   02/08/07       04/01/07
  32        36,000,000    6.1730%     0.0304%     6.1427%    Fixed  Actual/360  Partial IO/Balloon   01/10/07       03/01/07
 32.1
 32.2
 32.3
 32.4
 32.5
 32.6
 32.7
 32.8
 32.9
 32.10
 32.11
 32.12
  33        34,500,000    5.6950%     0.0354%     5.6597%    Fixed  Actual/360  Partial IO/Balloon   01/17/07       03/06/07
  34        34,320,000    6.0001%     0.0204%     5.9798%    Fixed  Actual/360    Interest Only      10/26/06       12/06/06
  35        32,600,000    5.8100%     0.0304%     5.7797%    Fixed  Actual/360  Partial IO/Balloon   12/27/06       02/01/07
  36        32,000,000    5.7000%     0.0604%     5.6397%    Fixed  Actual/360  Partial IO/Balloon   12/05/06       02/01/07
  37        30,000,000    5.3850%     0.0204%     5.3647%    Fixed  Actual/360    Interest Only      12/27/06       02/06/07
  38        30,000,000    5.6950%     0.0204%     5.6747%    Fixed  Actual/360  Partial IO/Balloon   11/15/06       01/06/07
  39        30,000,000    5.7000%     0.0204%     5.6797%    Fixed  Actual/360       Balloon         01/08/07       03/01/07
  40        29,510,000    5.6170%     0.0204%     5.5967%    Fixed  Actual/360    Interest Only      11/28/06       01/01/07
  41        27,250,000    5.7500%     0.0204%     5.7297%    Fixed  Actual/360  Partial IO/Balloon   11/08/06       01/06/07
  42        26,900,000    6.1300%     0.0504%     6.0797%    Fixed  Actual/360  Partial IO/Balloon   09/27/06       11/01/06
  43        26,500,000    6.0300%     0.0304%     5.9997%    Fixed  Actual/360  Partial IO/Balloon   01/31/07       03/01/07
  44        19,300,000    5.7800%     0.0604%     5.7197%    Fixed  Actual/360  Partial IO/Balloon   12/13/06       02/01/07
  45         6,700,000    5.7800%     0.0604%     5.7197%    Fixed  Actual/360  Partial IO/Balloon   12/13/06       02/01/07
  46        25,612,000    5.5870%     0.0204%     5.5667%    Fixed  Actual/360  Partial IO/Balloon   11/16/06       01/06/07
  47        25,400,000    5.6350%     0.0304%     5.6047%    Fixed  Actual/360    Interest Only      01/05/07       03/01/07
  48        25,280,000    6.0250%     0.0304%     5.9947%    Fixed  Actual/360  Partial IO/Balloon   01/30/07       03/01/07
  49        25,000,000    5.8600%     0.0704%     5.7897%    Fixed  Actual/360  Partial IO/Balloon   12/19/06       02/01/07
  50        25,000,000    5.5400%     0.0204%     5.5197%    Fixed  Actual/360  Partial IO/Balloon   01/09/07       03/01/07
  51        24,900,000    5.7500%     0.0204%     5.7297%    Fixed  Actual/360  Interest Only/ARD    11/10/06       01/06/07
  52        24,400,000    5.8200%     0.0204%     5.7997%    Fixed  Actual/360    Interest Only      12/18/06       02/01/07
  53        24,050,000    5.3100%     0.0304%     5.2797%    Fixed  Actual/360  Partial IO/Balloon   10/03/05       12/01/05
  54        21,000,000    5.5900%     0.0204%     5.5697%    Fixed  Actual/360  Partial IO/Balloon   08/01/06       09/11/06
  55        20,500,000    5.5400%     0.0304%     5.5097%    Fixed  Actual/360  Partial IO/Balloon   12/15/06       02/01/07
  56        20,400,000    5.6600%     0.0804%     5.5797%    Fixed  Actual/360  Partial IO/Balloon   12/22/06       02/01/07
  57        20,000,000    5.7800%     0.0204%     5.7597%    Fixed  Actual/360    Interest Only      01/03/07       02/06/07
  58        19,950,000    6.1000%     0.0204%     6.0797%    Fixed  Actual/360  Partial IO/Balloon   12/01/06       01/06/07
 58.1
 58.2
  59        19,950,000    5.8200%     0.0304%     5.7897%    Fixed  Actual/360       Balloon         12/06/06       02/01/07
  60        19,500,000    5.6600%     0.0304%     5.6297%    Fixed  Actual/360  Partial IO/Balloon   12/20/06       02/01/07
  61        19,000,000    5.8100%     0.0304%     5.7797%    Fixed  Actual/360    Interest Only      12/18/06       02/01/07
  62        18,500,000    5.7500%     0.0304%     5.7197%    Fixed  Actual/360  Partial IO/Balloon   03/02/07  04/01/07 (Note 10)
  63        18,200,000    5.6350%     0.0304%     5.6047%    Fixed  Actual/360    Interest Only      01/05/07       03/01/07
  64        18,000,000    5.8200%     0.0204%     5.7997%    Fixed  Actual/360  Partial IO/Balloon   02/07/07       04/01/07
  65        17,700,000    5.6000%     0.0204%     5.5797%    Fixed  Actual/360  Partial IO/Balloon   12/20/06       02/06/07
  66        17,300,000    5.6500%     0.0304%     5.6197%    Fixed  Actual/360  Partial IO/Balloon   01/26/06       03/01/06
  67        17,000,000    5.8490%     0.0404%     5.8087%    Fixed  Actual/360  Partial IO/Balloon   12/28/06       02/06/07
  68        16,900,000    5.5500%     0.0304%     5.5197%    Fixed  Actual/360  Partial IO/Balloon   12/18/06       02/06/07
  69        16,800,000    5.8500%     0.0204%     5.8297%    Fixed  Actual/360    Interest Only      12/19/06       02/06/07
  70        16,500,000    5.8500%     0.0304%     5.8197%    Fixed  Actual/360  Partial IO/Balloon   02/21/07       04/01/07
  71        16,425,000    6.1330%     0.0404%     6.0927%    Fixed  Actual/360  Partial IO/Balloon   12/15/06       02/01/07
  72        16,350,000    5.7900%     0.0304%     5.7597%    Fixed  Actual/360       Balloon         12/18/06       02/01/07
  73        16,000,000    5.7900%     0.0304%     5.7597%    Fixed  Actual/360       Balloon         12/21/06       02/01/07
  74        15,801,000    6.3300%     0.0204%     6.3097%    Fixed  Actual/360  Partial IO/Balloon   12/21/06       02/06/07
 74.1
 74.2
  75        15,550,000    5.7200%     0.0204%     5.6997%    Fixed  Actual/360    Partial IO/ARD     11/17/06       01/06/07
  76        15,100,000    5.7830%     0.0204%     5.7627%    Fixed  Actual/360  Partial IO/Balloon   11/21/06       01/06/07
  77        15,100,000    5.6000%     0.0304%     5.5697%    Fixed  Actual/360  Partial IO/Balloon   12/06/06       02/01/07
  78        14,900,000    5.7580%     0.0304%     5.7277%    Fixed  Actual/360  Partial IO/Balloon   01/09/07       03/01/07
  79        14,720,000    5.9800%     0.0204%     5.9597%    Fixed  Actual/360  Partial IO/Balloon   11/14/06       01/06/07
  80        14,500,000    5.6740%     0.0204%     5.6537%    Fixed  Actual/360    Interest Only      11/10/06       01/06/07
  81        14,300,000    5.6170%     0.0204%     5.5967%    Fixed  Actual/360    Interest Only      11/28/06       01/01/07
  82        14,250,000    5.6600%     0.0304%     5.6297%    Fixed  Actual/360  Partial IO/Balloon   03/06/07  04/01/07 (Note 10)
  83        14,000,000    6.5400%     0.1004%     6.4397%    Fixed  Actual/360  Partial IO/Balloon   06/23/06       08/01/06
  84        13,800,000    5.8700%     0.0704%     5.7997%    Fixed  Actual/360  Partial IO/Balloon   11/28/06       01/01/07
 84.1
 84.2
 84.3
  85        13,200,000    6.0600%     0.0304%     6.0297%    Fixed  Actual/360    Interest Only      02/21/07       04/01/07
  86        13,000,000    5.7200%     0.0204%     5.6997%    Fixed  Actual/360  Partial IO/Balloon   01/12/07       03/01/07
  87         7,770,000    5.9800%     0.0204%     5.9597%    Fixed  Actual/360  Partial IO/Balloon   11/09/06       01/01/07
  88         5,230,000    5.9800%     0.0204%     5.9597%    Fixed  Actual/360  Partial IO/Balloon   11/09/06       01/01/07
  89        13,000,000    5.8500%     0.0204%     5.8297%    Fixed  Actual/360       Balloon         12/13/06       02/01/07
 89.1
 89.2
 89.3
 89.4
 89.5
 89.6
 89.7
 89.8
 89.9
 89.10
 89.11
  90        12,500,000    5.7500%     0.0504%     5.6997%    Fixed  Actual/360  Partial IO/Balloon   01/03/07       03/01/07
  91        12,500,000    5.8700%     0.0204%     5.8497%    Fixed  Actual/360       Balloon         01/19/07       03/01/07
  92        12,400,000    5.9860%     0.0504%     5.9357%    Fixed  Actual/360  Partial IO/Balloon   10/13/06       12/06/06
  93        12,375,000    5.8100%     0.0204%     5.7897%    Fixed  Actual/360  Partial IO/Balloon   11/16/06       01/06/07
  94        11,800,000    5.9000%     0.0504%     5.8497%    Fixed  Actual/360  Partial IO/Balloon   10/24/06       12/06/06
  95        11,800,000    5.8900%     0.0204%     5.8697%    Fixed  Actual/360  Partial IO/Balloon   01/18/07       03/06/07
  96        11,550,000    5.7700%     0.0604%     5.7097%    Fixed  Actual/360       Balloon         01/29/07       03/01/07
  97        11,300,000    5.8800%     0.0204%     5.8597%    Fixed  Actual/360  Partial IO/Balloon   01/18/07       03/01/07
  98        11,250,000    6.2500%     0.0204%     6.2297%    Fixed  Actual/360       Balloon         11/27/06       01/06/07
  99        11,200,000    5.8600%     0.0204%     5.8397%    Fixed  Actual/360  Partial IO/Balloon   12/11/06       02/01/07
  100       11,100,000    5.5500%     0.0204%     5.5297%    Fixed  Actual/360    Interest Only      12/14/06       02/01/07
  101       11,080,000    6.1600%     0.0304%     6.1297%    Fixed  Actual/360       Balloon         12/05/06       02/01/07
  102       11,000,000    5.5400%     0.0204%     5.5197%    Fixed  Actual/360    Interest Only      01/11/07       03/06/07
  103       11,000,000    5.5400%     0.0304%     5.5097%    Fixed  Actual/360       Balloon         11/28/06       01/01/07
  104       10,600,000    5.4900%     0.0204%     5.4697%    Fixed  Actual/360       Balloon         12/21/06       02/01/07
 104.1
 104.2
 104.3
 104.4
  105       10,500,000    5.6700%     0.0204%     5.6497%    Fixed  Actual/360  Partial IO/Balloon   01/02/07       03/01/07
  106       10,500,000    5.8400%     0.0504%     5.7897%    Fixed  Actual/360  Partial IO/Balloon   12/15/06       02/01/07
  107       10,500,000    5.4500%     0.0204%     5.4297%    Fixed  Actual/360    Interest Only      01/22/07       03/01/07
  108       10,500,000    5.7200%     0.0704%     5.6497%    Fixed  Actual/360       Balloon         01/05/07       03/01/07
  109       10,400,000    5.7500%     0.0304%     5.7197%    Fixed  Actual/360  Partial IO/Balloon   03/02/07  04/01/07 (Note 10)
  110       10,400,000    5.7500%     0.0304%     5.7197%    Fixed  Actual/360  Partial IO/Balloon   03/02/07  04/01/07 (Note 10)
  111       10,300,000    5.7800%     0.0204%     5.7597%    Fixed  Actual/360  Partial IO/Balloon   12/21/06       02/06/07
  112       10,150,000    5.8600%     0.0204%     5.8397%    Fixed  Actual/360  Partial IO/Balloon   01/11/07       03/01/07
  113       10,090,000    6.0930%     0.0204%     6.0727%    Fixed  Actual/360  Partial IO/Balloon   11/15/06       01/01/07
  114       10,080,000    5.5800%     0.0204%     5.5597%    Fixed  Actual/360    Interest Only      02/08/07       04/01/07
  115       10,000,000    5.5300%     0.0204%     5.5097%    Fixed  Actual/360  Partial IO/Balloon   01/23/07       03/01/07
  116       10,000,000    5.5900%     0.0204%     5.5697%    Fixed  Actual/360  Partial IO/Balloon   12/20/06       02/01/07
  117       10,000,000    5.5400%     0.0204%     5.5197%    Fixed  Actual/360    Interest Only      12/20/06       02/01/07
  118       10,000,000    5.5000%     0.0204%     5.4797%    Fixed  Actual/360    Interest Only      11/09/06       01/01/07
  119        7,000,000    5.9100%     0.0204%     5.8897%    Fixed  Actual/360       Balloon         02/05/07       04/01/07
  120        3,000,000    5.8100%     0.0204%     5.7897%    Fixed  Actual/360       Balloon         02/05/07       04/01/07
  121       10,000,000    7.5702%     0.0204%     7.5499%    Fixed  Actual/360       Balloon         03/30/06  5/11/2006 (Note 13)
 121.1
 121.2
 121.3
 121.4
 121.5
 121.6
  122        9,600,000    5.6200%     0.0304%     5.5897%    Fixed  Actual/360       Balloon         12/13/06       02/01/07
  123        9,550,000    5.7900%     0.0304%     5.7597%    Fixed  Actual/360       Balloon         12/11/06       02/01/07
  124        9,500,000    5.6170%     0.0204%     5.5967%    Fixed  Actual/360    Interest Only      11/28/06       01/01/07
  125        9,500,000    5.6100%     0.0304%     5.5797%    Fixed  Actual/360  Partial IO/Balloon   10/11/06       12/01/06
  126        9,371,000    5.7900%     0.0304%     5.7597%    Fixed  Actual/360       Balloon         12/21/06       02/01/07
  127        9,300,000    6.3100%     0.0204%     6.2897%    Fixed  Actual/360       Balloon         11/30/06       01/01/07
 127.1
 127.2
 127.3
 127.4
 127.5
 127.6
 127.7
 127.8
 127.9
  128        9,220,000    5.9930%     0.0204%     5.9727%    Fixed  Actual/360  Partial IO/Balloon   11/16/06       01/06/07
  129        9,175,000    5.6700%     0.0204%     5.6497%    Fixed  Actual/360  Partial IO/Balloon   02/02/07       04/01/07
  130        9,146,000    6.1130%     0.0204%     6.0927%    Fixed  Actual/360  Partial IO/Balloon   08/18/06       10/01/06
  131        9,040,000    5.8800%     0.0204%     5.8597%    Fixed  Actual/360    Interest Only      01/09/07       03/01/07
  132        9,000,000    5.7500%     0.0204%     5.7297%    Fixed  Actual/360  Interest Only/ARD    11/07/06       01/06/07
  133        9,000,000    6.0300%     0.0304%     5.9997%    Fixed  Actual/360       Balloon         02/01/07       04/01/07
  134        9,000,000    5.6300%     0.0804%     5.5497%    Fixed  Actual/360  Partial IO/Balloon   12/22/06       02/01/07
  135        8,900,000    5.7210%     0.0204%     5.7007%    Fixed  Actual/360  Partial IO/Balloon   01/16/07       03/06/07
  136        8,850,000    6.0000%     0.0204%     5.9797%    Fixed  Actual/360       Balloon         01/29/07       03/01/07
  137        8,675,000    5.9000%     0.0504%     5.8497%    Fixed  Actual/360  Partial IO/Balloon   11/14/06       01/01/07
  138        8,660,000    5.7100%     0.0204%     5.6897%    Fixed  Actual/360  Partial IO/Balloon   01/10/07       03/06/07
  139        8,600,000    6.5400%     0.0304%     6.5097%    Fixed  Actual/360  Partial IO/Balloon   01/23/07       03/01/07
  140        8,500,000    6.0100%     0.0604%     5.9497%    Fixed  Actual/360  Partial IO/Balloon   12/15/06       02/06/07
  141        8,500,000    5.5900%     0.0304%     5.5597%    Fixed  Actual/360       Balloon         12/15/06       02/01/07
  142        8,480,000    5.6500%     0.0304%     5.6197%    Fixed  Actual/360       Balloon         11/28/06       01/01/07
  143        8,445,000    5.7800%     0.0204%     5.7597%    Fixed  Actual/360       Balloon         12/20/06       02/06/07
  144        8,400,000    5.4900%     0.0204%     5.4697%    Fixed  Actual/360  Partial IO/Balloon   12/19/06       02/01/07
  145        8,400,000    5.5300%     0.0904%     5.4397%    Fixed  Actual/360    Interest Only      11/20/06       01/01/07
  146        8,350,000    5.8100%     0.0204%     5.7897%    Fixed  Actual/360  Partial IO/Balloon   04/27/06       06/01/06
  147        8,300,000    5.8000%     0.0204%     5.7797%    Fixed  Actual/360  Partial IO/Balloon   01/17/07       03/01/07
  148        8,250,000    5.9520%     0.0204%     5.9317%    Fixed  Actual/360       Balloon         01/18/07       03/06/07
  149        8,200,000    5.7500%     0.0304%     5.7197%    Fixed  Actual/360  Partial IO/Balloon   03/02/07  04/01/07 (Note 10)
  150        8,184,000    5.7900%     0.0304%     5.7597%    Fixed  Actual/360       Balloon         12/27/06       02/01/07
  151        8,080,000    5.7900%     0.0304%     5.7597%    Fixed  Actual/360       Balloon         01/26/07       03/01/07
  152        8,000,000    5.8290%     0.0304%     5.7987%    Fixed  Actual/360  Partial IO/Balloon   02/27/07       04/01/07
  153        7,970,000    6.0645%     0.0204%     6.0442%    Fixed  Actual/360    Partial IO/ARD     11/15/06       01/06/07
  154        8,000,000    5.8300%     0.0204%     5.8097%    Fixed  Actual/360       Balloon         11/09/06       01/01/07
 154.1
 154.2
 154.3
  155        7,760,000    5.8765%     0.0904%     5.7862%    Fixed  Actual/360  Partial IO/Balloon   11/16/06       01/06/07
  156        7,700,000    5.5650%     0.0604%     5.5047%    Fixed  Actual/360  Partial IO/Balloon   11/28/06       01/06/07
  157        7,700,000    6.0200%     0.0204%     5.9997%    Fixed  Actual/360  Partial IO/Balloon   12/28/06       02/01/07
  158        7,685,000    5.8100%     0.0304%     5.7797%    Fixed  Actual/360  Partial IO/Balloon   12/18/06       02/01/07
  159        7,700,000    5.8300%     0.0204%     5.8097%    Fixed  Actual/360       Balloon         12/22/06       02/01/07
  160        7,600,000    5.8600%     0.0204%     5.8397%    Fixed  Actual/360       Balloon         01/11/07       03/01/07
  161        7,570,000    5.6670%     0.0204%     5.6467%    Fixed  Actual/360  Partial IO/Balloon   12/28/06       02/06/07
  162        7,560,000    6.0000%     0.0204%     5.9797%    Fixed  Actual/360  Partial IO/Balloon   01/23/07       03/01/07
 162.1
 162.2
  163        7,400,000    5.9140%     0.0304%     5.8837%    Fixed  Actual/360  Partial IO/Balloon   01/24/07       03/01/07
  164        7,352,800    5.9000%     0.0204%     5.8797%    Fixed  Actual/360  Partial IO/Balloon   10/10/06       12/06/06
  165        7,250,000    5.8500%     0.0304%     5.8197%    Fixed  Actual/360       Balloon         11/30/06       01/01/07
 165.1
 165.2
 165.3
  166        7,200,000    5.4500%     0.0204%     5.4297%    Fixed  Actual/360  Partial IO/Balloon   12/04/06       02/01/07
  167        7,100,000    5.9500%     0.0204%     5.9297%    Fixed  Actual/360       Balloon         01/18/07       03/06/07
  168        7,080,000    6.1150%     0.0204%     6.0947%    Fixed  Actual/360  Partial IO/Balloon   12/19/06       02/06/07
  169        7,000,000    5.7800%     0.0704%     5.7097%    Fixed  Actual/360  Partial IO/Balloon   01/09/07       03/01/07
  170        7,000,000    6.0100%     0.0204%     5.9897%    Fixed  Actual/360  Partial IO/Balloon   01/11/07       03/01/07
  171        7,000,000    5.2900%     0.0804%     5.2097%    Fixed  Actual/360       Balloon         12/13/06       02/01/07
  172        7,000,000    6.5200%     0.0204%     6.4997%    Fixed  Actual/360       Balloon         08/23/06       10/11/06
  173        6,900,000    5.5200%     0.0204%     5.4997%    Fixed  Actual/360    Interest Only      12/14/06       02/01/07
  174        6,760,000    5.7300%     0.0204%     5.7097%    Fixed  Actual/360  Partial IO/Balloon   12/28/06       02/06/07
  175        6,500,000    5.6030%     0.0204%     5.5827%    Fixed  Actual/360  Interest Only/ARD    09/28/06       11/06/06
  176        6,500,000    6.0500%     0.0304%     6.0197%    Fixed  Actual/360    Interest Only      02/05/07       04/01/07
  177        6,500,000    6.0300%     0.0304%     5.9997%    Fixed  Actual/360  Partial IO/Balloon   01/26/07       03/01/07
  178        6,500,000    6.8500%     0.1004%     6.7497%    Fixed  Actual/360       Balloon         08/24/06       10/01/06
  179        6,400,000    5.7000%     0.0354%     5.6647%    Fixed  Actual/360  Partial IO/Balloon   12/19/06       02/06/07
  180        6,300,000    5.6360%     0.0204%     5.6157%    Fixed  Actual/360    Interest Only      01/18/07       03/06/07
  181        6,175,000    5.6700%     0.0304%     5.6397%    Fixed  Actual/360  Partial IO/Balloon   01/11/07       03/01/07
  183        6,100,000    5.9000%     0.0204%     5.8797%    Fixed  Actual/360  Partial IO/Balloon   01/22/07       03/01/07
  184        6,100,000    5.9300%     0.0204%     5.9097%    Fixed  Actual/360       Balloon         12/22/06       02/06/07
  185        6,050,000    5.7900%     0.0304%     5.7597%    Fixed  Actual/360       Balloon         12/18/06       02/01/07
  186        6,000,000    5.6000%     0.0304%     5.5697%    Fixed  Actual/360  Partial IO/Balloon   12/21/06       02/01/07
  187        6,000,000    5.7100%     0.0304%     5.6797%    Fixed  Actual/360    Interest Only      12/13/06       02/01/07
  188        6,000,000    5.7300%     0.0204%     5.7097%    Fixed  Actual/360       Balloon         12/06/06       01/06/07
  189        5,900,000    5.8000%     0.0204%     5.7797%    Fixed  Actual/360       Balloon         12/28/06       02/01/07
  190        5,825,000    5.9300%     0.0204%     5.9097%    Fixed  Actual/360  Partial IO/Balloon   01/04/07       03/01/07
  191        5,750,000    6.3000%     0.0704%     6.2297%    Fixed  Actual/360  Partial IO/Balloon   09/27/06       11/01/06
  192        5,650,000    5.7000%     0.0304%     5.6697%    Fixed  Actual/360    Interest Only      12/28/06       02/01/07
  193        5,600,000    6.0875%     0.0204%     6.0672%    Fixed  Actual/360  Partial IO/Balloon   11/09/06       01/06/07
  194        5,600,000    5.9200%     0.0204%     5.8997%    Fixed  Actual/360       Balloon         12/26/06       02/01/07
  195        5,500,000    5.9700%     0.0704%     5.8997%    Fixed  Actual/360       Balloon         01/04/07       03/01/07
  196        5,450,000    5.7500%     0.0204%     5.7297%    Fixed  Actual/360  Partial IO/Balloon   12/19/06       02/01/07
  197        7,070,600    8.7600%     0.0204%     8.7397%    Fixed    30/360     Fully Amortizing    01/14/98       02/10/98
  198        5,400,000    6.0100%     0.0304%     5.9797%    Fixed  Actual/360       Balloon         02/13/07       04/01/07
  199        5,350,000    5.8600%     0.0204%     5.8397%    Fixed  Actual/360  Partial IO/Balloon   11/01/06       12/06/06
  200        5,350,000    5.8600%     0.0204%     5.8397%    Fixed  Actual/360    Interest Only      12/14/06       02/01/07
  201        5,325,000    6.2000%     0.0804%     6.1197%    Fixed  Actual/360  Partial IO/Balloon   08/23/06       10/01/06
  202        5,556,000    7.3400%     0.0204%     7.3197%    Fixed  Actual/360       Balloon         03/02/01       05/01/01
  203        5,200,000    5.9400%     0.0704%     5.8697%    Fixed  Actual/360  Partial IO/Balloon   02/02/07       04/01/07
  204        5,200,000    5.6400%     0.1004%     5.5397%    Fixed  Actual/360       Balloon         01/04/07       03/01/07
  205        5,145,000    5.9500%     0.0404%     5.9097%    Fixed  Actual/360  Partial IO/Balloon   11/29/06       01/06/07
  206        5,150,000    5.6100%     0.0204%     5.5897%    Fixed  Actual/360       Balloon         01/24/07       03/01/07
  207        5,100,000    5.5825%     0.0204%     5.5622%    Fixed  Actual/360    Interest Only      10/03/06       11/06/06
  208        5,100,000    5.7200%     0.0304%     5.6897%    Fixed  Actual/360       Balloon         12/05/06       02/01/07
  209        5,040,000    5.9100%     0.0204%     5.8897%    Fixed  Actual/360       Balloon         12/20/06       02/01/07
  210        5,040,000    5.6500%     0.0204%     5.6297%    Fixed  Actual/360       Balloon         12/22/06       02/01/07
  211        5,000,000    5.9800%     0.0204%     5.9597%    Fixed  Actual/360  Partial IO/Balloon   12/20/06       02/01/07
  212        5,000,000    5.8700%     0.0604%     5.8097%    Fixed  Actual/360       Balloon         12/28/06       02/01/07
 212.1
 212.2
  213        5,000,000    6.1000%     0.0304%     6.0697%    Fixed  Actual/360       Balloon         10/30/06       12/01/06
  214        4,950,000    5.5300%     0.0204%     5.5097%    Fixed  Actual/360    Interest Only      12/20/06       02/01/07
  215        4,820,000    5.7900%     0.0804%     5.7097%    Fixed  Actual/360  Partial IO/Balloon   12/13/06       02/01/07
  216        4,800,000    5.5370%     0.0304%     5.5067%    Fixed  Actual/360  Partial IO/Balloon   12/28/06       02/01/07
  217        4,800,000    5.7600%     0.1204%     5.6397%    Fixed  Actual/360  Partial IO/Balloon   12/12/06       02/01/07
  218        4,800,000    6.1800%     0.0204%     6.1597%    Fixed  Actual/360       Balloon         12/19/06       02/01/07
  219        4,700,000    5.9700%     0.0404%     5.9297%    Fixed  Actual/360  Partial IO/Balloon   10/13/06       12/06/06
  220        4,700,000    5.8500%     0.0204%     5.8297%    Fixed  Actual/360       Balloon         11/22/06       01/01/07
  221        4,650,000    5.8500%     0.0204%     5.8297%    Fixed  Actual/360  Interest Only/ARD    11/13/06       01/06/07
  222        4,600,000    5.9000%     0.0304%     5.8697%    Fixed  Actual/360    Interest Only      12/14/06       02/01/07
  223        4,600,000    5.0600%     0.0204%     5.0397%    Fixed  Actual/360  Partial IO/Balloon   08/29/05       10/01/05
  224        4,605,000    5.7900%     0.0304%     5.7597%    Fixed  Actual/360       Balloon         12/15/06       02/01/07
  225        4,575,000    5.9100%     0.0904%     5.8197%    Fixed  Actual/360       Balloon         12/27/06       02/06/07
  226        4,550,000    5.7500%     0.0204%     5.7297%    Fixed  Actual/360  Interest Only/ARD    11/07/06       01/06/07
  227        4,500,000    5.6790%     0.0304%     5.6487%    Fixed  Actual/360  Partial IO/Balloon   01/11/07       03/01/07
  228        4,500,000    5.7400%     0.0204%     5.7197%    Fixed  Actual/360  Partial IO/Balloon   12/27/06       02/01/07
  229        4,500,000    5.5900%     0.0204%     5.5697%    Fixed  Actual/360  Partial IO/Balloon   02/08/07       04/01/07
  230        4,480,000    5.7500%     0.1004%     5.6497%    Fixed  Actual/360       Balloon         12/06/06       02/01/07
  231        4,450,000    5.7700%     0.0204%     5.7497%    Fixed  Actual/360  Partial IO/Balloon   12/21/06       02/01/07
  232        4,400,000    5.8900%     0.0204%     5.8697%    Fixed  Actual/360  Partial IO/Balloon   02/09/07       04/01/07
  233        4,400,000    5.7100%     0.0204%     5.6897%    Fixed  Actual/360       Balloon         11/16/06       01/01/07
  234        4,350,000    5.5800%     0.0204%     5.5597%    Fixed  Actual/360  Partial IO/Balloon   01/16/07       03/01/07
  235        4,600,000    7.3640%     0.0204%     7.3437%    Fixed  Actual/360       Balloon         07/23/01       09/01/01
  236        4,350,000    5.6200%     0.0204%     5.5997%    Fixed  Actual/360       Balloon         12/28/06       02/01/07
  237        4,300,000    5.7500%     0.0304%     5.7197%    Fixed  Actual/360  Partial IO/Balloon   02/26/07       04/01/07
  238        4,264,000    6.1230%     0.0204%     6.1027%    Fixed  Actual/360  Partial IO/Balloon   09/12/06       11/01/06
  239        4,260,000    6.1900%     0.0204%     6.1697%    Fixed  Actual/360  Interest Only/ARD    10/04/06       12/01/06
  240        4,250,000    5.8970%     0.0704%     5.8267%    Fixed  Actual/360  Partial IO/Balloon   01/17/07       03/01/07
  241        4,240,000    6.1000%     0.0304%     6.0697%    Fixed  Actual/360  Partial IO/Balloon   11/21/06       01/01/07
  242        4,250,000    5.9800%     0.0204%     5.9597%    Fixed  Actual/360       Balloon         11/27/06       01/01/07
  243        4,240,000    5.7900%     0.0304%     5.7597%    Fixed  Actual/360       Balloon         01/16/07       03/01/07
  244        4,200,000    5.7200%     0.0204%     5.6997%    Fixed  Actual/360    Interest Only      01/18/07       03/01/07
  245        4,200,000    5.7900%     0.0304%     5.7597%    Fixed  Actual/360       Balloon         12/01/06       02/01/07
  246        4,100,000    5.5330%     0.0204%     5.5127%    Fixed  Actual/360    Interest Only      12/07/06       02/06/07
  247        4,100,000    5.8400%     0.0804%     5.7597%    Fixed  Actual/360       Balloon         01/08/07       03/01/07
  248        4,050,000    6.8500%     0.0204%     6.8297%    Fixed    30/360     Fully Amortizing    02/15/07       04/01/07
  249        4,050,000    5.9100%     0.0204%     5.8897%    Fixed  Actual/360       Balloon         01/29/07       03/01/07
  250        4,000,000    5.6900%     0.0604%     5.6297%    Fixed  Actual/360  Partial IO/Balloon   03/08/07  04/06/07 (Note 10)
  251        4,000,000    5.7500%     0.0204%     5.7297%    Fixed  Actual/360  Interest Only/ARD    11/07/06       01/06/07
  252        4,000,000    5.7200%     0.0804%     5.6397%    Fixed  Actual/360  Partial IO/Balloon   12/20/06       02/01/07
  253        4,000,000    5.9200%     0.0204%     5.8997%    Fixed  Actual/360    Interest Only      11/30/06       01/01/07
  254        4,000,000    5.6350%     0.0804%     5.5547%    Fixed  Actual/360    Interest Only      12/06/06       02/01/07
  255        4,000,000    5.8400%     0.0304%     5.8097%    Fixed  Actual/360  Partial IO/Balloon   12/18/06       02/01/07
  256        4,000,000    6.1700%     0.0204%     6.1497%    Fixed  Actual/360       Balloon         01/26/07       03/01/07
  257        4,000,000    5.6600%     0.0204%     5.6397%    Fixed  Actual/360       Balloon         12/22/06       02/01/07
  258        3,951,000    5.7100%     0.0704%     5.6397%    Fixed  Actual/360  Partial IO/Balloon   12/22/06       02/01/07
  259        3,900,000    6.2740%     0.0204%     6.2537%    Fixed  Actual/360       Balloon         06/07/06       08/01/06
  260        3,800,000    5.7500%     0.0204%     5.7297%    Fixed  Actual/360       Balloon         12/15/06       02/01/07
  261        3,700,000    6.1300%     0.0804%     6.0497%    Fixed  Actual/360  Partial IO/Balloon   12/22/06       02/01/07
  262        3,700,000    5.8400%     0.0604%     5.7797%    Fixed  Actual/360       Balloon         12/22/06       02/01/07
  263        3,700,000    5.6300%     0.0204%     5.6097%    Fixed  Actual/360       Balloon         12/06/06       02/01/07
  264        3,650,000    5.9500%     0.0204%     5.9297%    Fixed  Actual/360       Balloon         12/28/06       02/01/07
  265        5,150,000    8.8700%     0.0204%     8.8497%    Fixed    30/360     Fully Amortizing    05/19/93       06/15/93
  266        3,613,000    5.8000%     0.0304%     5.7697%    Fixed  Actual/360       Balloon         12/27/06       02/01/07
  267        3,600,000    5.6500%     0.0704%     5.5797%    Fixed  Actual/360  Partial IO/Balloon   12/08/06       02/01/07
  268        3,600,000    5.7900%     0.0304%     5.7597%    Fixed  Actual/360       Balloon         12/27/06       02/01/07
  269        3,500,000    5.9000%     0.0304%     5.8697%    Fixed  Actual/360  Partial IO/Balloon   09/25/06       11/01/06
  270        3,500,000    5.7800%     0.0204%     5.7597%    Fixed  Actual/360       Balloon         12/19/06       02/01/07
 270.1
 270.2
  271        3,500,000    5.7000%     0.0204%     5.6797%    Fixed  Actual/360       Balloon         11/28/06       01/01/07
  272        3,500,000    5.7500%     0.1004%     5.6497%    Fixed  Actual/360       Balloon         12/06/06       02/01/07
  273        3,420,000    5.7500%     0.0704%     5.6797%    Fixed  Actual/360  Partial IO/Balloon   11/14/06       01/01/07
  274        3,400,000    5.6200%     0.0204%     5.5997%    Fixed  Actual/360  Partial IO/Balloon   12/22/06       02/01/07
  275        3,400,000    5.5100%     0.0204%     5.4897%    Fixed  Actual/360       Balloon         01/23/07       03/01/07
  276        3,350,000    5.9000%     0.0204%     5.8797%    Fixed  Actual/360       Balloon         12/14/06       02/01/07
  277        3,320,000    5.8600%     0.0204%     5.8397%    Fixed  Actual/360  Partial IO/Balloon   10/30/06       12/01/06
  278        3,300,000    5.6700%     0.0204%     5.6497%    Fixed  Actual/360  Partial IO/Balloon   01/12/07       03/01/07
  279        3,300,000    5.9000%     0.0804%     5.8197%    Fixed  Actual/360  Partial IO/Balloon   11/16/06       01/01/07
  280        3,300,000    5.7500%     0.1004%     5.6497%    Fixed  Actual/360       Balloon         12/06/06       02/01/07
  281        3,250,000    6.2500%     0.1204%     6.1297%    Fixed  Actual/360       Balloon         10/10/06       12/01/06
  282        3,200,000    6.0900%     0.0304%     6.0597%    Fixed  Actual/360  Partial IO/Balloon   10/23/06       12/01/06
  283        3,200,000    5.9300%     0.0204%     5.9097%    Fixed  Actual/360       Balloon         01/02/07       03/01/07
  284        3,150,000    5.7600%     0.0204%     5.7397%    Fixed  Actual/360  Partial IO/Balloon   12/20/06       02/01/07
  285        3,150,000    5.8300%     0.0804%     5.7497%    Fixed  Actual/360       Balloon         11/17/06       01/01/07
  286        3,080,000    5.8700%     0.0304%     5.8397%    Fixed  Actual/360  Partial IO/Balloon   02/26/07       04/01/07
  287        3,070,000    5.8400%     0.0704%     5.7697%    Fixed  Actual/360  Partial IO/Balloon   12/28/06       02/01/07
  288        3,040,000    5.9800%     0.0504%     5.9297%    Fixed  Actual/360       Balloon         12/08/06       02/01/07
  289        3,020,000    6.0400%     0.0204%     6.0197%    Fixed  Actual/360  Partial IO/Balloon   09/29/06       11/01/06
  290        3,000,000    5.7900%     0.0304%     5.7597%    Fixed  Actual/360       Balloon         12/01/06       02/01/07
  291        3,000,000    5.7600%     0.0704%     5.6897%    Fixed  Actual/360       Balloon         12/21/06       02/01/07
  292        3,000,000    5.7500%     0.0204%     5.7297%    Fixed  Actual/360       Balloon         12/15/06       02/01/07
  293        3,000,000    5.7400%     0.0204%     5.7197%    Fixed  Actual/360       Balloon         12/22/06       02/01/07
  294        3,000,000    5.9700%     0.0204%     5.9497%    Fixed  Actual/360       Balloon         11/30/06       01/01/07
  295        3,000,000    5.7500%     0.0204%     5.7297%    Fixed  Actual/360       Balloon         11/17/06       01/01/07
  296        4,250,000    9.0000%     0.0204%     8.9797%    Fixed    30/360     Fully Amortizing    05/05/93       06/01/93
  297        2,960,000    6.0800%     0.0204%     6.0597%    Fixed  Actual/360       Balloon         07/28/06       09/01/06
  298        2,900,000    5.8400%     0.0804%     5.7597%    Fixed  Actual/360  Partial IO/Balloon   12/15/06       02/01/07
  299        2,850,000    5.7900%     0.0304%     5.7597%    Fixed  Actual/360  Partial IO/Balloon   12/19/06       02/01/07
  300        2,850,000    6.0600%     0.0204%     6.0397%    Fixed  Actual/360       Balloon         01/16/07       03/01/07
  301        2,800,000    5.6400%     0.0204%     5.6197%    Fixed  Actual/360  Partial IO/Balloon   01/30/07       03/01/07
  302        2,800,000    5.8000%     0.0204%     5.7797%    Fixed  Actual/360       Balloon         12/11/06       02/01/07
  303        2,750,000    5.9000%     0.0204%     5.8797%    Fixed  Actual/360       Balloon         01/19/07       03/01/07
  304        2,750,000    6.3800%     0.0204%     6.3597%    Fixed  Actual/360       Balloon         04/28/06       06/01/06
  305        2,700,000    5.9300%     0.0204%     5.9097%    Fixed  Actual/360       Balloon         12/14/06       02/01/07
  306        2,650,000    5.8400%     0.1204%     5.7197%    Fixed  Actual/360       Balloon         01/03/07       03/01/07
  307        2,650,000    5.8300%     0.0204%     5.8097%    Fixed  Actual/360       Balloon         01/05/07       03/01/07
  308        2,635,000    5.8500%     0.1004%     5.7497%    Fixed  Actual/360  Partial IO/Balloon   12/04/06       02/01/07
  309        2,600,000    6.1000%     0.0204%     6.0797%    Fixed  Actual/360       Balloon         01/29/07       03/01/07
  310        2,580,000    5.8600%     0.0204%     5.8397%    Fixed  Actual/360       Balloon         12/28/06       02/01/07
  311        2,565,000    6.1300%     0.0604%     6.0697%    Fixed  Actual/360  Partial IO/Balloon   11/29/06       01/01/07
  312        2,550,000    5.8900%     0.0204%     5.8697%    Fixed  Actual/360       Balloon         12/28/06       02/01/07
  313        2,500,000    5.7900%     0.0204%     5.7697%    Fixed  Actual/360  Partial IO/Balloon   12/28/06       02/01/07
  314        2,500,000    6.0900%     0.0204%     6.0697%    Fixed  Actual/360       Balloon         12/26/06       02/01/07
  315        2,445,000    5.6700%     0.0204%     5.6497%    Fixed  Actual/360  Partial IO/Balloon   01/03/07       03/01/07
  316        2,400,000    6.1900%     0.0204%     6.1697%    Fixed  Actual/360       Balloon         12/28/06       02/01/07
  317        2,390,000    6.1100%     0.0204%     6.0897%    Fixed  Actual/360       Balloon         02/01/07       03/01/07
  318        2,350,000    6.1900%     0.0204%     6.1697%    Fixed  Actual/360       Balloon         02/26/07       04/01/07
  319        2,325,000    5.7900%     0.0304%     5.7597%    Fixed  Actual/360       Balloon         01/10/07       03/01/07
  320        2,320,000    5.8000%     0.0604%     5.7397%    Fixed  Actual/360       Balloon         12/18/06       02/06/07
  321        2,300,000    5.9500%     0.0204%     5.9297%    Fixed  Actual/360  Partial IO/Balloon   11/20/06       01/01/07
  322        2,300,000    5.8600%     0.0204%     5.8397%    Fixed  Actual/360  Partial IO/Balloon   01/03/07       03/01/07
  323        2,300,000    5.8400%     0.0804%     5.7597%    Fixed  Actual/360       Balloon         01/08/07       03/01/07
  324        2,300,000    5.9800%     0.0204%     5.9597%    Fixed  Actual/360       Balloon         12/15/06       02/01/07
  325        2,400,000    7.8610%     0.0204%     7.8407%    Fixed  Actual/360       Balloon         06/20/01       08/01/01
  326        2,200,000    5.7100%     0.0204%     5.6897%    Fixed  Actual/360  Partial IO/Balloon   12/28/06       02/01/07
  327        2,200,000    5.9100%     0.0204%     5.8897%    Fixed  Actual/360       Balloon         01/08/07       03/01/07
  328        2,200,000    5.8200%     0.0204%     5.7997%    Fixed  Actual/360       Balloon         01/16/07       03/01/07
  329        2,200,000    5.7800%     0.0304%     5.7497%    Fixed  Actual/360       Balloon         12/01/06       02/01/07
  330        2,150,000    5.9610%     0.0504%     5.9107%    Fixed  Actual/360  Interest Only/ARD    11/17/06       01/06/07
  331        2,150,000    6.1200%     0.0204%     6.0997%    Fixed  Actual/360       Balloon         10/18/06       12/01/06
  332        2,107,000    5.7000%     0.0704%     5.6297%    Fixed  Actual/360  Partial IO/Balloon   12/22/06       02/01/07
  333        2,100,000    5.8500%     0.0204%     5.8297%    Fixed  Actual/360       Balloon         12/11/06       02/01/07
  334        2,050,000    5.8800%     0.1004%     5.7797%    Fixed  Actual/360  Partial IO/Balloon   12/28/06       02/01/07
  335        2,050,000    6.0000%     0.0504%     5.9497%    Fixed  Actual/360       Balloon         02/20/07       04/01/07
  336        2,025,000    6.0000%     0.0204%     5.9797%    Fixed  Actual/360       Balloon         11/09/06       01/01/07
  337        2,000,000    5.7600%     0.0204%     5.7397%    Fixed  Actual/360  Partial IO/Balloon   12/21/06       02/01/07
  338        2,000,000    5.8000%     0.0204%     5.7797%    Fixed  Actual/360  Partial IO/Balloon   12/21/06       02/01/07
  339        2,000,000    5.7500%     0.0204%     5.7297%    Fixed  Actual/360  Partial IO/Balloon   02/12/07       04/01/07
  340        2,000,000    5.6700%     0.0204%     5.6497%    Fixed  Actual/360  Partial IO/Balloon   12/19/06       02/01/07
  341        2,000,000    5.8800%     0.0704%     5.8097%    Fixed  Actual/360  Partial IO/Balloon   12/15/06       02/01/07
  342        2,000,000    5.7900%     0.0304%     5.7597%    Fixed  Actual/360       Balloon         12/22/06       02/01/07
  343        2,000,000    5.5100%     0.0604%     5.4497%    Fixed  Actual/360       Balloon         01/24/07       03/01/07
  344        1,950,000    5.9500%     0.1204%     5.8297%    Fixed  Actual/360       Balloon         12/21/06       02/01/07
  345        1,925,000    5.8600%     0.0604%     5.7997%    Fixed  Actual/360  Partial IO/Balloon   12/20/06       02/01/07
  346        1,920,000    6.0100%     0.0204%     5.9897%    Fixed  Actual/360  Partial IO/Balloon   11/30/06       01/01/07
  347        1,900,000    5.8300%     0.1204%     5.7097%    Fixed  Actual/360       Balloon         11/21/06       01/01/07
  348        1,890,000    5.7700%     0.0204%     5.7497%    Fixed  Actual/360       Balloon         11/30/06       01/01/07
  349        1,850,000    5.9500%     0.0204%     5.9297%    Fixed  Actual/360       Balloon         01/19/07       03/01/07
  350        1,800,000    6.1600%     0.0804%     6.0797%    Fixed  Actual/360  Partial IO/Balloon   12/01/06       01/01/07
  351        1,800,000    5.8500%     0.0804%     5.7697%    Fixed  Actual/360       Balloon         12/08/06       02/01/07
  352        1,795,000    5.7700%     0.0204%     5.7497%    Fixed  Actual/360       Balloon         11/30/06       01/01/07
  353        1,700,000    6.2400%     0.0304%     6.2097%    Fixed  Actual/360       Balloon         01/19/07       03/01/07
  354        1,650,000    5.8800%     0.0704%     5.8097%    Fixed  Actual/360  Partial IO/Balloon   12/15/06       02/01/07
  355        1,650,000    6.2100%     0.0204%     6.1897%    Fixed  Actual/360       Balloon         12/29/06       02/01/07
  356        1,650,000    5.6900%     0.0204%     5.6697%    Fixed  Actual/360       Balloon         12/11/06       02/01/07
  357        1,600,000    5.9600%     0.0204%     5.9397%    Fixed  Actual/360  Partial IO/Balloon   12/04/06       02/01/07
  358        1,575,000    6.5100%     0.0304%     6.4797%    Fixed  Actual/360       Balloon         02/14/07       04/01/07
  359        1,545,000    6.0900%     0.0204%     6.0697%    Fixed  Actual/360       Balloon         11/20/06       01/01/07
  360        1,520,000    6.2300%     0.0204%     6.2097%    Fixed  Actual/360       Balloon         01/04/07       03/01/07
  361        1,500,000    6.2800%     0.0204%     6.2597%    Fixed  Actual/360       Balloon         09/08/06       11/01/06
  362        1,460,000    5.9700%     0.1204%     5.8497%    Fixed  Actual/360  Partial IO/Balloon   12/15/06       02/01/07
  363        1,450,000    5.8900%     0.0204%     5.8697%    Fixed  Actual/360       Balloon         12/26/06       02/01/07
  364        1,400,000    6.5100%     0.0204%     6.4897%    Fixed  Actual/360       Balloon         07/27/06       09/01/06
  365        1,400,000    5.9900%     0.0804%     5.9097%    Fixed  Actual/360       Balloon         04/20/06       06/01/06
  367        1,300,000    6.4800%     0.0204%     6.4597%    Fixed  Actual/360       Balloon         04/13/06       06/01/06
  368        1,275,000    5.8800%     0.0704%     5.8097%    Fixed  Actual/360  Partial IO/Balloon   12/15/06       02/01/07
  369        1,250,000    6.3900%     0.0204%     6.3697%    Fixed  Actual/360       Balloon         01/31/07       03/01/07
 369.1
 369.2
  370        1,250,000    6.0100%     0.0204%     5.9897%    Fixed  Actual/360       Balloon         12/29/06       02/01/07
  371        1,250,000    6.3400%     0.0204%     6.3197%    Fixed  Actual/360       Balloon         12/18/06       02/01/07
  372        1,250,000    5.9200%     0.1454%     5.7747%    Fixed  Actual/360       Balloon         12/28/06       02/01/07
  373        1,240,000    6.1200%     0.0204%     6.0997%    Fixed  Actual/360       Balloon         11/30/06       01/01/07
  374        1,200,000    5.9100%     0.1454%     5.7647%    Fixed  Actual/360  Partial IO/Balloon   11/29/06       01/01/07
  375        1,200,645    6.2000%     0.0204%     6.1797%    Fixed  Actual/360       Balloon         12/08/06       02/01/07
  376        1,150,000    5.8600%     0.0204%     5.8397%    Fixed  Actual/360       Balloon         11/30/06       01/01/07
  377        1,115,000    6.0600%     0.0204%     6.0397%    Fixed  Actual/360       Balloon         11/09/06       01/01/07
  378        1,110,000    6.0200%     0.0204%     5.9997%    Fixed  Actual/360       Balloon         12/29/06       02/01/07
  379        1,100,000    6.0560%     0.0204%     6.0357%    Fixed    30/360    Partial IO/Balloon   01/25/07       03/01/07
  380        1,100,000    6.1800%     0.0204%     6.1597%    Fixed  Actual/360       Balloon         12/21/06       02/01/07

  6b        40,500,000   5.713576%    0.0203%    5.693309%   Fixed  Actual/360    Interest Only      01/26/07       03/01/07

                                                                                                   STATED                 REMAINING
                                                                     ORIGINAL         INTEREST    ORIGINAL                  TERM TO
                             SCHEDULED             MONTHLY          TERM TO             ONLY    AMORTIZATION              MATURITY /
 LOAN     GRACE           MATURITY DATE         DEBT SERVICE      MATURITY / ARD       PERIOD      TERM        SEASONING     ARD
NUMBER   PERIOD              / ARD                PAYMENT           (MONTHS)          (MONTHS)    (MONTHS)      (MONTHS)   (MONTHS)
------------------------------------------------------------------------------------------------------------------------------------

   1        0              02/01/12             1,748,620.37            60              60      Interest Only      1         59
   2    (Note 6)           09/01/11             1,912,457.21            60              60      Interest Only      6         54
  2.1
  2.2
  2.3
  2.4
   3        0              12/01/16             1,499,283.13           120              120     Interest Only      3         117
   4        0              01/01/17               675,081.02           120              120     Interest Only      2         118
   5        0              01/01/17               623,457.18           120              120     Interest Only      2         118
   6        5              02/01/17             1,240,652.77           120              120     Interest Only      1         119
   7        0              01/01/14             1,206,527.78            84              84      Interest Only      2         82
   8        5              01/01/12             1,140,350.41            60              60      Interest Only      2         58
   9        0              01/01/14               830,983.33            84              84      Interest Only      2         82
  9.1
  9.2
  9.3
  9.4
  9.5
  9.6
  9.7
  9.8
  9.9
 9.10
 9.11
 9.12
 9.13
 9.14
 9.15
  10        0              02/01/16               820,641.67           109              109     Interest Only      2         107
 10.1
 10.2
 10.3
 10.4
 10.5
 10.6
 10.7
 10.8
 10.9
 10.10
 10.11
 10.12
 10.13
 10.14
 10.15
 10.16
 10.17
 10.18
 10.19
 10.20
  11        5              11/06/16               688,557.29           120              120     Interest Only      4         116
  12        5              04/01/17               701,978.65           121              121     Interest Only      0         121
  13        5              01/01/12               566,038.96            60              60      Interest Only      2         58
  14        5              01/01/12               475,682.87            60              60      Interest Only      2         58
  15        0              01/01/17               587,689.64           120              18           360           2         118
  16        5              01/01/17               506,990.67           120              36           360           2         118
  17        5              02/01/17               386,095.49           120              120     Interest Only      1         119
  18        0              01/06/17               358,029.51           120              120     Interest Only      2         118
  19        5              02/01/17               438,156.21           120              60           360           1         119
 19.1
 19.2
 19.3
 19.4
 19.5
 19.6
 19.7
 19.8
 19.9
 19.10
 19.11
 19.12
  20        5              01/01/17               294,914.93           120              120     Interest Only      2         118
  21        5              01/01/17               298,083.33           120              120     Interest Only      2         118
  22        5              02/01/17               264,312.38           120              120     Interest Only      1         119
  23        0              11/06/16               248,825.23           120              120     Interest Only      4         116
  24        5              03/01/17               267,859.36           120              60           360           0         120
  25        0              01/01/17               211,818.29           120              120     Interest Only      2         118
  26        0              10/06/16               202,939.37           120              120     Interest Only      5         115
  27        5              02/01/12               196,415.63            60              60      Interest Only      1         59
  28        0              12/06/16               188,583.33           120              120     Interest Only      3         117
  29        5              04/01/17               218,150.01           121              61           360           0         121
  30        5              01/01/17               213,555.53           120              60           360           2         118
  31        5              03/01/17               216,440.33           120              60           360           0         120
  32        5              02/01/12               219,858.48            60              36           360           1         59
 32.1
 32.2
 32.3
 32.4
 32.5
 32.6
 32.7
 32.8
 32.9
 32.10
 32.11
 32.12
  33        0              02/06/17               200,128.85           120              60           360           1         119
  34        0              11/06/16               173,986.23           120              120     Interest Only      4         116
  35        5              01/01/17               191,489.14           120              60           360           2         118
  36        5              01/01/17               185,728.14           120              36           360           2         118
  37        0              01/06/17               136,494.79           120              120     Interest Only      2         118
  38        5              12/06/16               174,025.08           120              60           360           3         117
  39        5              02/01/17               187,826.53           120                           300           1         119
  40        5              12/01/11               140,049.88            60              60      Interest Only      3         57
  41        0              12/06/16               159,023.60           120              60           360           3         117
  42        5              10/01/16               163,534.22           120              36           360           5         115
  43        5              02/01/17               159,392.37           120              60           360           1         119
  44        5              01/01/17               112,997.65           120              36           360           2         118
  45        5              01/01/17                39,227.16           120              36           360           2         118
  46        0              12/06/16               146,823.22           120              60           360           3         117
  47        5              02/01/17               120,930.75           120              120     Interest Only      1         119
  48        5              02/01/17               151,972.94           120              48           360           1         119
  49        5              01/01/17               158,942.67           120              24           300           2         118
  50        5              02/01/17               142,575.30           120              60           360           1         119
  51        0              12/06/16               120,969.62           120              120     Interest Only      3         117
  52        5              01/01/14               119,983.61            84              84      Interest Only      2         82
  53        5              11/01/15               133,700.16           120              36           360           16        104
  54        0              08/05/16               120,424.20           120              60           360           7         113
  55        5              01/01/17               116,911.75           120              24           360           2         118
  56        5              01/01/17               117,885.09           120              36           360           2         118
  57        0              01/06/17                97,671.30           120              120     Interest Only      2         118
  58        0              12/06/16               120,895.96           120              24           360           3         117
 58.1
 58.2
  59        5              01/01/17               126,352.01           120                           300           2         118
  60        5              01/01/17               112,684.28           120              60           360           2         118
  61        5              01/01/12                93,269.33            60              60      Interest Only      2         58
  62        5              04/01/17               107,960.98           121              61           360           0         121
  63        5              02/01/17                86,651.17           120              120     Interest Only      1         119
  64        5              03/01/17               105,844.91           120              60           360           0         120
  65        0              01/06/17               101,611.98           120              60           360           2         118
  66        5              02/01/16                99,861.79           120              60           360           13        107
  67        0              01/06/17               100,279.11           120              60           360           2         118
  68        0              01/06/17                96,487.18           120              24           360           2         118
  69        0              01/06/17                83,037.50           120              120     Interest Only      2         118
  70        5              03/01/17                97,340.25           120              60           360           0         120
  71        5              01/01/17                99,885.02           120              60           360           2         118
  72        5              01/01/17                95,830.03           120                           360           2         118
  73        5              01/01/17                93,778.62           120                           360           2         118
  74        0              01/06/17                98,113.10           120              24           360           2         118
 74.1
 74.2
  75        0              12/06/16                90,449.45           120              24           360           3         117
  76        0              12/06/16                88,436.31           120              36           360           3         117
  77        5              01/01/17                86,685.93           120              36           360           2         118
  78        5              02/01/17                87,028.09           120              36           360           1         119
  79        0              12/06/16                88,064.65           120              24           360           3         117
  80        0              12/06/16                69,513.07           120              120     Interest Only      3         117
  81        5              12/01/11                67,865.58            60              60      Interest Only      3         57
  82        5              04/01/17                82,346.20           121              37           360           0         121
  83        5              07/01/13                88,858.13            84              60           360           8         76
  84        5              12/01/16                81,588.12           120              36           360           3         117
 84.1
 84.2
 84.3
  85        5              03/01/12                67,585.83            60              60      Interest Only      0         60
  86        5              02/01/17                75,616.90           120              60           360           1         119
  87        5              12/01/16                46,485.21           120              60           360           3         117
  88        5              12/01/16                31,289.27           120              60           360           3         117
  89        5              01/01/17                76,692.32           120                           360           2         118
 89.1
 89.2
 89.3
 89.4
 89.5
 89.6
 89.7
 89.8
 89.9
 89.10
 89.11
  90        5              02/01/17                72,946.61           120              60           360           1         119
  91        5              02/01/17                73,902.28           120                           360           1         119
  92        0              11/06/16                74,232.69           120              60           360           4         116
  93        0              12/06/11                68,989.10            60              36           420           3         57
  94        0              11/06/16                69,990.11           120              60           360           4         116
  95        0              02/06/17                69,914.62           120              48           360           1         119
  96        5              02/01/17                67,549.48           120                           360           1         119
  97        5              02/01/17                66,879.88           120              60           360           1         119
  98        0              12/06/16                69,268.19           120                           360           3         117
  99        5              01/01/17                66,144.90           120              36           360           2         118
  100       5              01/01/15                52,050.52            96              96      Interest Only      2         94
  101       5              01/01/17                67,574.23           120                           360           2         118
  102       0              02/06/17                51,488.66           120              120     Interest Only      1         119
  103       5              12/01/16                62,733.13           120                           360           3         117
  104       5              01/01/17                65,029.99           120                           300           2         118
 104.1
 104.2
 104.3
 104.4
  105       5              02/01/17                60,742.57           120              36           360           1         119
  106       5              01/01/17                61,876.79           120              60           360           2         118
  107       5              02/01/17                48,349.83           120              120     Interest Only      1         119
  108       5              02/01/17                61,075.19           120                           360           1         119
  109       5              04/01/17                60,691.58           121              61           360           0         121
  110       5              04/01/17                60,691.58           121              61           360           0         121
  111       0              01/06/17                60,304.44           120              60           360           2         118
  112       5              02/01/17                59,943.81           120              60           360           1         119
  113       5              12/01/16                61,099.26           120              60           360           3         117
  114      10              03/01/17                47,523.00           120              120     Interest Only      0         120
  115       5              02/01/17                56,967.27           120              60           360           1         119
  116       5              01/01/17                57,344.86           120              60           360           2         118
  117       5              01/01/17                46,807.87           120              120     Interest Only      2         118
  118      10              12/01/16                46,469.91           120              120     Interest Only      3         117
  119       5              03/01/17                41,564.36           120                           360           0         120
  120       5              03/01/17                17,621.70           120                           360           0         120
  121   (Note 6)  05/11/16 (Note 11)(Note 12)      73,557.74  121 (Note 11)(Note 12)                 360           11        110
 121.1
 121.2
 121.3
 121.4
 121.5
 121.6
  122       5              01/01/17                55,232.71           120                           360           2         118
  123       5              01/01/17                55,974.11           120                           360           2         118
  124       5              12/01/11                45,085.53            60              60      Interest Only      3         57
  125       5              11/01/16                54,597.42           120              36           360           4         116
  126       5              01/01/17                54,924.97           120                           360           2         118
  127       5              12/01/16                68,301.95           120                           240           3         117
 127.1
 127.2
 127.3
 127.4
 127.5
 127.6
 127.7
 127.8
 127.9
  128       0              12/06/16                55,237.07           120              60           360           3         117
  129       5              03/01/17                53,077.44           120              36           360           0         120
  130       5              09/01/16                55,501.11           120              48           360           6         114
  131       5              02/01/12                44,911.22            60              60      Interest Only      1         59
  132       0              12/06/16                43,723.96           120              120     Interest Only      3         117
  133       5              03/01/17                54,133.26           120                           360           0         120
  134       5              01/01/17                51,837.49           120              60           360           2         118
  135       0              02/06/17                51,774.14           120              60           360           1         119
  136       5              02/01/17                57,020.67           120                           300           1         119
  137       5              12/01/16                51,454.59           120              12           360           3         117
  138       0              02/06/17                50,317.57           120              36           360           1         119
  139       5              02/01/12                54,584.28            60              36           360           1         59
  140       0              01/06/17                51,016.46           120              24           360           2         118
  141       5              01/01/17                48,743.13           120                           360           2         118
  142       5              12/01/16                48,949.59           120                           360           3         117
  143       0              01/06/17                49,443.79           120                           360           2         118
  144       5              01/01/17                47,641.59           120              60           360           2         118
  145       5              12/01/13                39,247.64            84              84      Interest Only      3         81
  146       5              05/01/16                50,366.84           120              24           336           10        110
  147       5              02/01/17                48,700.50           120              60           360           1         119
  148       0              02/06/17                49,208.61           120                           360           1         119
  149       5              04/01/17                47,852.97           121              61           360           0         121
  150       5              01/01/17                47,967.76           120                           360           2         118
  151       5              02/01/17                47,358.20           120                           360           1         119
  152       5              03/01/17                47,088.09           120              60           360           0         120
  153       0              12/06/16                48,115.18           120              60           360           3         117
  154       5              12/01/16                50,715.98           120                           300           3         117
 154.1
 154.2
 154.3
  155       0              12/06/16                45,910.77           120              36           360           3         117
  156       0              12/06/16                41,678.73           120              60           420           3         117
  157       5              01/01/17                47,461.71           120              24           336           2         118
  158       5              01/01/17                45,140.92           120              36           360           2         118
  159       5              01/01/12                45,327.19            60                           360           2         58
  160       5              02/01/17                48,318.57           120                           300           1         119
  161       0              01/06/17                43,778.13           120              36           360           2         118
  162       5              02/01/17                45,326.02           120              36           360           1         119
 162.1
 162.2
  163       5              02/01/17                43,958.42           120              60           360           1         119
  164       0              11/06/16                43,612.14           120              36           360           4         116
  165       5              12/01/16                46,049.35           120                           300           3         117
 165.1
 165.2
 165.3
  166       5              01/01/17                40,655.23           120              60           360           2         118
  167       0              02/06/17                42,340.12           120                           360           1         119
  168       0              01/06/17                42,973.05           120              36           360           2         118
  169       5              02/01/17                40,983.60           120              60           360           1         119
  170       5              02/01/17                42,013.55           120              60           360           1         119
  171       5              01/01/17                38,827.87           120                           360           2         118
  172       0              09/06/16                47,352.02           120                           300           6         114
  173       5              01/01/12                32,180.83            60              60      Interest Only      2         58
  174       0              01/06/17                39,363.68           120              60           360           2         118
  175       0              10/06/16                30,771.11           120              120     Interest Only      5         115
  176       5              03/01/12                33,225.98            60              60      Interest Only      0         60
  177       5              02/01/17                39,096.24           120              60           360           1         119
  178       5              09/01/16                45,320.55           120                           300           6         114
  179       0              01/06/17                37,145.63           120              60           360           2         118
  180       0              02/06/17                29,999.96           120              120     Interest Only      1         119
  181       5              02/01/17                35,722.42           120              60           360           1         119
  183       5              02/01/17                38,930.35           120              60           300           1         119
  184       0              01/06/17                36,298.51           120                           360           2         118
  185       5              01/01/17                35,460.04           120                           360           2         118
  186       5              01/01/17                34,444.74           120              36           360           2         118
  187       5              01/01/17                28,946.53           120              120     Interest Only      2         118
  188       0              12/06/16                34,938.18           120                           360           3         117
  189       5              01/01/17                34,618.43           120                           360           2         118
  190       5              02/01/17                34,662.10           120              36           360           1         119
  191       5              10/01/16                35,590.94           120              24           360           5         115
  192       5              01/01/17                27,210.24           120              120     Interest Only      2         118
  193       0              12/06/16                33,890.51           120              60           360           3         117
  194       5              01/01/17                33,287.35           120                           360           2         118
  195       5              02/01/17                35,335.78           120                           300           1         119
  196       5              01/01/17                31,804.72           120              36           360           2         118
  197       0     02/10/19 (Note 11)(Note 12)      61,294.52  253 (Note 11)(Note 12)                 252           10        143
  198       5              03/01/12                32,410.45            60                           360           0         60
  199       0              11/06/16                31,596.00           120              60           360           4         116
  200       5              01/01/17                26,488.69           120              120     Interest Only      2         118
  201       5              09/01/16                32,613.97           120              36           360           6         114
  202       0              04/01/11                38,241.47           120                           360           71        49
  203       5              03/01/17                30,976.32           120              60           360           0         120
  204       5              02/01/17                36,182.56           120                           240           1         119
  205       0              12/06/16                30,681.68           120              36           360           3         117
  206       5              02/01/14                29,597.55            84                           360           1         83
  207       0              10/06/16                24,055.15           120              120     Interest Only      5         115
  208       5              01/01/14                29,665.09            84                           360           2         82
  209       5              01/01/17                29,926.34           120                           360           2         118
  210       5              01/01/17                29,092.68           120                           360           2         118
  211       5              01/01/17                29,913.26           120              60           360           2         118
  212       5              01/01/17                29,560.91           120                           360           2         118
 212.1
 212.2
  213       5              11/01/16                32,521.40           120                           300           4         116
  214       5              01/01/17                23,128.07           120              120     Interest Only      2         118
  215       5              01/01/17                28,250.81           120              12           360           2         118
  216       5              01/01/17                27,365.41           120              60           360           2         118
  217       7              01/01/17                28,042.00           120              36           360           2         118
  218       5              01/01/17                29,336.24           120                           360           2         118
  219       0              11/06/16                28,088.29           120              36           360           4         116
  220       5              12/01/16                27,727.22           120                           360           3         117
  221       0              12/06/16                22,983.59           120              120     Interest Only      3         117
  222       5              01/01/17                22,930.79           120              120     Interest Only      2         118
  223       5              09/01/15                24,862.75           120              60           360           18        102
  224       5              01/01/17                26,990.66           120                           360           2         118
  225       0              01/06/17                29,225.61           120                           300           2         118
  226       0              12/06/16                22,104.89           120              120     Interest Only      3         117
  227       5              02/01/17                26,058.16           120              60           360           1         119
  228       5              01/01/17                31,568.07           120              36           240           2         118
  229       5              03/01/17                25,805.19           120              36           360           0         120
  230       5              01/01/17                28,183.97           120                           300           2         118
  231       5              01/01/17                26,025.56           120              24           360           2         118
  232       5              03/01/12                26,069.86            60              36           360           0         60
  233       5              12/01/16                25,565.51           120                           360           3         117
  234       5              02/01/12                24,917.60            60              36           360           1         59
  235       5              08/01/11                31,736.58           120                           360           67        53
  236       5              01/01/17                25,027.32           120                           360           2         118
  237       5              03/01/17                25,093.63           120              36           360           0         120
  238       5              10/01/16                25,903.00           120              48           360           5         115
  239       5              05/01/14                22,279.70            90              90      Interest Only      4         86
  240       5              02/01/17                25,200.14           120              60           360           1         119
  241       5              12/01/16                25,694.18           120              36           360           3         117
  242       5              12/01/16                25,426.27           120                           360           3         117
  243       5              02/01/17                24,851.33           120                           360           1         119
  244       5              02/01/17                20,298.06           120              120     Interest Only      1         119
  245       5              01/01/17                24,616.89           120                           360           2         118
  246       0              01/06/17                19,166.98           120              120     Interest Only      2         118
  247       5              02/01/17                26,016.82           120                           300           1         119
  248       5              03/01/27                31,035.99           240                           240           0         240
  249       5              02/01/17                24,047.95           120                           360           1         119
  250       0              04/06/17                23,190.68           121              49           360           0         121
  251       0              12/06/16                19,432.87           120              120     Interest Only      3         117
  252       5              01/01/17                23,266.74           120              60           360           2         118
  253       5              12/01/13                20,007.41            84              84      Interest Only      3         81
  254       7              01/01/17                19,044.21           120              120     Interest Only      2         118
  255       5              01/01/12                23,572.11            60              24           360           2         58
  256       5              02/01/17                24,420.94           120                           360           1         119
  257       5              01/01/17                23,114.72           120                           360           2         118
  258       5              01/01/17                22,956.66           120              24           360           2         118
  259       5              07/01/16                25,784.99           120                           300           8         112
  260       5              01/01/17                22,175.77           120                           360           2         118
  261       5              01/01/17                22,493.55           120              36           360           2         118
  262       5              01/01/17                21,804.20           120                           360           2         118
  263       5              01/01/17                25,724.26           120                           240           2         118
  264       5              01/01/17                21,766.40           120                           360           2         118
  265       0     06/15/18 (Note 11)(Note 12)      42,761.08  301 (Note 11)(Note 12)                 300           66        135
  266       5              01/01/15                21,199.39            96                           360           2         94
  267       5              01/01/17                20,780.49           120              24           360           2         118
  268       5              01/01/17                21,100.19           120                           360           2         118
  269       5              10/01/16                20,759.78           120              60           360           5         115
  270       5              01/01/17                22,082.22           120                           300           2         118
 270.1
 270.2
  271       5              12/01/16                20,314.01           120                           360           3         117
  272       7              01/01/17                24,572.92           120                           240           2         118
  273       5              12/01/16                19,958.19           120              36           360           3         117
  274       5              01/01/17                19,561.59           120              24           360           2         118
  275       5              02/01/17                23,407.38           120                           240           1         119
  276       5              01/01/17                21,379.78           120                           300           2         118
  277       5              11/01/13                19,607.24            84              36           360           4         80
  278       5              02/01/17                19,090.52           120              36           360           1         119
  279       5              12/01/16                19,573.50           120              36           360           3         117
  280       7              01/01/17                23,168.76           120                           240           2         118
  281       7              11/01/16                20,010.81           120                           360           4         116
  282       5              11/01/16                20,794.05           120              24           300           4         116
  283       5              02/01/17                19,041.84           120                           360           1         119
  284       5              01/01/17                18,402.56           120              36           360           2         118
  285       5              12/01/16                18,542.94           120                           360           3         117
  286       5              03/01/17                18,209.52           120              24           360           0         120
  287       5              01/01/17                18,091.59           120              36           360           2         118
  288       5              01/01/17                18,187.26           120                           360           2         118
  289       5              10/01/16                18,184.16           120              24           360           5         115
  290       5              01/01/17                17,583.49           120                           360           2         118
  291       5              01/01/17                17,526.25           120                           360           2         118
  292       5              01/01/17                17,507.19           120                           360           2         118
  293       5              01/01/17                17,488.13           120                           360           2         118
  294       5              12/01/16                17,928.69           120                           360           3         117
  295       5              12/01/16                17,507.19           120                           360           3         117
  296       5              01/01/18                35,795.00           296                           296           66        130
  297       5              08/01/16                17,899.22           120                           360           7         113
  298       5              01/01/17                17,089.78           120              24           360           2         118
  299       5              01/01/17                16,704.32           120              60           360           2         118
  300       5              02/01/17                17,197.28           120                           360           1         119
  301       5              02/01/17                16,144.91           120              36           360           1         119
  302       5              01/01/17                16,429.09           120                           360           2         118
  303       5              02/01/17                17,550.57           120                           300           1         119
  304       5              05/01/16                18,362.52           120                           300           10        110
  305       5              01/01/17                16,066.55           120                           360           2         118
  306       5              02/01/17                15,616.52           120                           360           1         119
  307       5              02/01/17                15,599.62           120                           360           1         119
  308       5              01/01/17                15,544.94           120              36           360           2         118
  309       5              02/01/17                15,755.86           120                           360           1         119
  310       5              01/01/17                15,236.95           120                           360           2         118
  311       5              12/01/16                15,593.50           120              36           360           3         117
  312       5              01/01/17                15,108.67           120                           360           2         118
  313       5              01/01/17                14,652.91           120              24           360           2         118
  314       5              01/01/17                15,133.73           120                           360           2         118
  315       5              02/01/17                14,144.34           120              30           360           1         119
  316       5              01/01/12                14,683.69            60                           360           2         58
  317       5              02/01/17                14,498.72           120                           360           1         119
  318       5              03/01/17                17,094.73           120                           240           0         120
  319       5              02/01/17                13,627.21           120                           360           1         119
  320       0              01/06/17                13,612.67           120                           360           2         118
  321       5              12/01/16                13,715.81           120              24           360           3         117
  322       5              02/01/17                13,583.33           120              24           360           1         119
  323       5              02/01/17                14,594.80           120                           300           1         119
  324       5              01/01/17                13,760.10           120                           360           2         118
  325       0              07/01/11                17,378.35           120                           360           68        52
  326       5              01/01/17                12,782.75           120              24           360           2         118
  327       5              02/01/17                13,063.08           120                           360           1         119
  328       5              02/01/17                12,936.60           120                           360           1         119
  329       5              01/01/17                12,880.56           120                           360           2         118
  330       0              12/06/16                10,828.46           120              120     Interest Only      3         117
  331       5              11/01/16                13,056.68           120                           360           4         116
  332       5              01/01/17                12,229.04           120              24           360           2         118
  333       5              01/01/17                12,388.76           120                           360           2         118
  334       5              01/01/17                12,133.08           120              24           360           2         118
  335       5              03/01/17                12,290.79           120                           360           0         120
  336       5              12/01/16                12,140.90           120                           360           3         117
  337       5              01/01/17                11,684.17           120              36           360           2         118
  338       5              01/01/17                11,735.06           120              24           360           2         118
  339       5              03/01/17                11,671.46           120              24           360           0         120
  340       5              01/01/17                11,570.01           120              24           360           2         118
  341       5              01/01/17                11,837.15           120              36           360           2         118
  342       5              01/01/17                11,722.33           120                           360           2         118
  343       5              02/01/17                13,769.04           120                           240           1         119
  344       5              01/01/17                11,628.62           120                           360           2         118
  345       5              01/01/17                11,368.65           120              60           360           2         118
  346       5              12/01/16                11,523.72           120              12           360           3         117
  347       5              12/01/16                11,184.63           120                           360           3         117
  348       5              12/01/16                11,053.55           120                           360           3         117
  349       5              02/01/17                11,032.28           120                           360           1         119
  350       5              12/01/16                10,977.76           120              24           360           3         117
  351       5              01/01/17                10,618.94           120                           360           2         118
  352       5              12/01/16                10,497.95           120                           360           3         117
  353       5              02/01/17                10,456.14           120                           360           1         119
  354       5              01/01/17                 9,765.65           120              36           360           2         118
  355       5              01/01/17                10,116.45           120                           360           2         118
  356       5              01/01/17                 9,566.15           120                           360           2         118
  357       5              01/01/17                 9,551.70           120              24           360           2         118
  358       5              03/01/22                 9,965.43           180                           360           0         180
  359       5              12/01/16                 9,352.64           120                           360           3         117
  360       5              02/01/14                 9,339.14            84                           360           1         83
  361       5              10/01/16                 9,265.05           120                           360           5         115
  362       5              01/01/17                 8,725.30           120              36           360           2         118
  363       5              01/01/17                 9,245.11           120                           300           2         118
  364       5              08/01/16                 8,858.16           120                           360           7         113
  365       5              05/01/16                 8,384.71           120                           360           10        110
  367       5              05/01/16                 8,199.79           120                           360           10        110
  368       5              01/01/17                 7,546.18           120              36           360           2         118
  369       5              02/01/17                 7,810.64           120                           360           1         119
 369.1
 369.2
  370       5              01/01/17                 7,502.42           120                           360           2         118
  371       5              01/01/17                 8,315.54           120                           300           2         118
  372       5              01/01/17                 7,992.75           120                           300           2         118
  373       5              12/01/16                 7,530.36           120                           360           3         117
  374       5              12/01/16                 7,125.32           120              24           360           3         117
  375       7              01/01/17                 7,353.58           120                           360           2         118
  376       5              12/01/16                 8,146.35           120                           240           3         117
  377       5              12/01/16                 7,224.91           120                           300           3         117
  378       5              01/01/17                 7,165.32           120                           300           2         118
  379       7              02/01/17                 6,634.71           120              36           360           1         119
  380       5              01/01/17                 6,722.89           120                           360           2         118

  6b        5              02/01/17               195,511.43           120              120     Interest Only      1         119

           STATED
          REMAINING
        AMORTIZATION                                                                                    LOCKOUT   DEFEASE-
 LOAN       TERM                                                                                        PERIOD      ANCE
NUMBER    (MONTHS)                PREPAYMENT PROVISIONS                                                END DATE  START DATE
---------------------------------------------------------------------------------------------------------------------------

   1    Interest Only  LO(25)/Defeasance(31)/Free(4)                                                   03/31/09   04/01/09
   2    Interest Only  LO(30)/Defeasance(21)/Free(9)                                                   03/31/09   04/01/09
  2.1
  2.2
  2.3
  2.4
   3    Interest Only  LO(27)/Defeasance(90)/Free(3)                                                   03/31/09   04/01/09
   4    Interest Only  LO(26)/Defeasance(90)/Free(4)                                                   03/31/09   04/01/09
   5    Interest Only  LO(26)/Defeasance(90)/Free(4)                                                   03/31/09   04/01/09
   6    Interest Only  LO(25)/Defeasance(88)/Free(7)                                                   03/31/09   04/01/09
   7    Interest Only  LO(11)/Grtr1%UPBorYM(15)/(i)Grtr1%UPBorYMor(ii)Defeasance(51)/Free(7) (Note 7)  12/31/07   04/01/09
   8    Interest Only  LO(23)/Grtr1%UPBorYM(33)/Free(4)                                                12/31/08      NAP
   9    Interest Only  LO(26)/Defeasance(53)/Free(5)                                                   03/31/09   04/01/09
  9.1
  9.2
  9.3
  9.4
  9.5
  9.6
  9.7
  9.8
  9.9
 9.10
 9.11
 9.12
 9.13
 9.14
 9.15
  10    Interest Only  LO(26)/Defeasance(78)/Free(5)                                                   03/31/09   04/01/09
 10.1
 10.2
 10.3
 10.4
 10.5
 10.6
 10.7
 10.8
 10.9
 10.10
 10.11
 10.12
 10.13
 10.14
 10.15
 10.16
 10.17
 10.18
 10.19
 10.20
  11    Interest Only  LO(28)/Defeasance(88)/Free(4)                                                   04/05/09   04/06/09
  12    Interest Only  LO(24)/Defeasance(94)/Free(3)                                                   03/31/09   04/01/09
  13    Interest Only  LO(26)/Defeasance(30)/Free(4)                                                   03/31/09   04/01/09
  14    Interest Only  LO(26)/Defeasance(9)/Free(25)                                                   03/31/09   04/01/09
  15         360       LO(26)/Defeasance(90)/Free(4)                                                   03/31/09   04/01/09
  16         360       LO(36)/Defeasance(81)/Free(3)                                                   01/31/10   02/01/10
  17    Interest Only  LO(25)/Grtr1%UPBorYM(91)/Free(4)                                                03/31/09      NAP
  18    Interest Only  Grtr1%UPBorYM(117)/Free(3)                                                      02/05/07      NAP
  19         360       LO(25)/Defeasance(91)/Free(4)                                                   03/31/09   04/01/09
 19.1
 19.2
 19.3
 19.4
 19.5
 19.6
 19.7
 19.8
 19.9
 19.10
 19.11
 19.12
  20    Interest Only  LO(26)/Defeasance(92)/Free(2)                                                   03/31/09   04/01/09
  21    Interest Only  LO(11)/Grtr1%UPBorYM(105)/Free(4)                                               12/31/07      NAP
  22    Interest Only  LO(25)/Defeasance(91)/Free(4)                                                   03/31/09   04/01/09
  23    Interest Only  LO(28)/Defeasance(89)/Free(3)                                                   04/05/09   04/06/09
  24         360       LO(24)/Defeasance(92)/Free(4)                                                   03/31/09   04/01/09
  25    Interest Only  LO(26)/Defeasance(90)/Free(4)                                                   03/31/09   04/01/09
  26    Interest Only  LO(29)/Defeasance(88)/Free(3)                                                   04/05/09   04/06/09
  27    Interest Only  LO(9)/Grtr1%UPBorYM(47)/Free(4)                                                 11/30/07      NAP
  28    Interest Only  LO(27)/Defeasance(90)/Free(3)                                                   04/05/09   04/06/09
  29         360       LO(36)/Defeasance(81)/Free(4)                                                   03/31/10   04/01/10
  30         360       LO(26)/Defeasance(91)/Free(3)                                                   03/31/09   04/01/09
  31         360       LO(24)/Defeasance(92)/Free(4)                                                   03/31/09   04/01/09
  32         360       LO(25)/Defeasance(31)/Free(4)                                                   03/31/09   04/01/09
 32.1
 32.2
 32.3
 32.4
 32.5
 32.6
 32.7
 32.8
 32.9
 32.10
 32.11
 32.12
  33         360       LO(25)/Grtr1%UPBorYM(92)/Free(3)                                                04/05/09      NAP
  34    Interest Only  LO(28)/Defeasance(89)/Free(3)                                                   04/05/09   04/06/09
  35         360       LO(26)/Defeasance(90)/Free(4)                                                   03/31/09   04/01/09
  36         360       LO(36)/(i)Grtr1%UPBorYMor(ii)Defeasance(80)/Free(4) (Note 8)                    01/31/10   02/01/10
  37    Interest Only  LO(26)/Grtr1%UPBorYM(91)/Free(3)                                                04/05/09      NAP
  38         360       LO(27)/Defeasance(90)/Free(3)                                                   04/05/09   04/06/09
  39         299       LO(25)/Defeasance(94)/Free(1)                                                   03/31/09   04/01/09
  40    Interest Only  LO(27)/Defeasance(26)/Free(7)                                                   03/31/09   04/01/09
  41         360       LO(27)/Defeasance(90)/Free(3)                                                   04/05/09   04/06/09
  42         360       LO(36)/Defeasance(81)/Free(3)                                                   10/31/09   11/01/09
  43         360       LO(12)/Grtr1%UPBorYM(104)/Free(4)                                               02/29/08      NAP
  44         360       LO(36)/Defeasance(81)/Free(3)                                                   01/31/10   02/01/10
  45         360       LO(36)/Defeasance(81)/Free(3)                                                   01/31/10   02/01/10
  46         360       LO(27)/Defeasance(89)/Free(4)                                                   04/05/09   04/06/09
  47    Interest Only  LO(25)/Defeasance(91)/Free(4)                                                   03/31/09   04/01/09
  48         360       LO(25)/Defeasance(91)/Free(4)                                                   03/31/09   04/01/09
  49         300       LO(26)/Defeasance(91)/Free(3)                                                   03/31/09   04/01/09
  50         360       LO(25)/Defeasance(91)/Free(4)                                                   03/31/09   04/01/09
  51    Interest Only  LO(27)/Defeasance(90)/Free(3)                                                   04/05/09   04/06/09
  52    Interest Only  LO(26)/Defeasance(54)/Free(4)                                                   03/31/09   04/01/09
  53         360       LO(35)/Grtr1%UPBorYM(81)/Free(4)                                                10/31/08      NAP
  54         360       LO(31)/Defeasance(86)/Free(3)                                                   04/10/09   04/11/09
  55         360       LO(47)/Grtr1%UPBorYM(70)/Free(3)                                                12/31/10      NAP
  56         360       LO(26)/Defeasance(91)/Free(3)                                                   03/31/09   04/01/09
  57    Interest Only  LO(26)/Defeasance(91)/Free(3)                                                   04/05/09   04/06/09
  58         360       LO(27)/Defeasance(89)/Free(4)                                                   04/05/09   04/06/09
 58.1
 58.2
  59         298       LO(36)/Defeasance(80)/Free(4)                                                   01/31/10   02/01/10
  60         360       LO(26)/Defeasance(90)/Free(4)                                                   03/31/09   04/01/09
  61    Interest Only  LO(26)/Defeasance(30)/Free(4)                                                   03/31/09   04/01/09
  62         360       LO(24)/Defeasance(93)/Free(4)                                                   03/31/09   04/01/09
  63    Interest Only  LO(25)/Defeasance(91)/Free(4)                                                   03/31/09   04/01/09
  64         360       LO(24)/Defeasance(92)/Free(4)                                                   03/31/09   04/01/09
  65         360       LO(26)/Defeasance(91)/Free(3)                                                   04/05/09   04/06/09
  66         360       LO(37)/Defeasance(81)/Free(2)                                                   03/31/09   04/01/09
  67         360       LO(26)/Defeasance(91)/Free(3)                                                   04/05/09   04/06/09
  68         360       LO(26)/Defeasance(91)/Free(3)                                                   04/05/09   04/06/09
  69    Interest Only  LO(26)/Defeasance(91)/Free(3)                                                   04/05/09   04/06/09
  70         360       LO(24)/Defeasance(92)/Free(4)                                                   03/31/09   04/01/09
  71         360       LO(26)/Defeasance(91)/Free(3)                                                   03/31/09   04/01/09
  72         358       LO(47)/Grtr1%UPBorYM(70)/Free(3)                                                12/31/10      NAP
  73         358       LO(47)/Grtr1%UPBorYM(70)/Free(3)                                                12/31/10      NAP
  74         360       LO(26)/Defeasance(90)/Free(4)                                                   04/05/09   04/06/09
 74.1
 74.2
  75         360       LO(27)/Defeasance(90)/Free(3)                                                   04/05/09   04/06/09
  76         360       LO(27)/Defeasance(90)/Free(3)                                                   04/05/09   04/06/09
  77         360       LO(26)/Defeasance(91)/Free(3)                                                   03/31/09   04/01/09
  78         360       LO(25)/Defeasance(91)/Free(4)                                                   03/31/09   04/01/09
  79         360       LO(27)/Defeasance(90)/Free(3)                                                   04/05/09   04/06/09
  80    Interest Only  LO(27)/Defeasance(90)/Free(3)                                                   04/05/09   04/06/09
  81    Interest Only  LO(27)/Defeasance(26)/Free(7)                                                   03/31/09   04/01/09
  82         360       LO(36)/Defeasance(82)/Free(3)                                                   03/31/10   04/01/10
  83         360       LO(32)/Defeasance(49)/Free(3)                                                   03/31/09   04/01/09
  84         360       LO(27)/Defeasance(89)/Free(4)                                                   03/31/09   04/01/09
 84.1
 84.2
 84.3
  85    Interest Only  LO(24)/Grtr1%UPBorYM(23)/Free(13)                                               03/31/09      NAP
  86         360       LO(25)/Defeasance(91)/Free(4)                                                   03/31/09   04/01/09
  87         360       LO(35)/Defeasance(81)/Free(4)                                                   11/30/09   12/01/09
  88         360       LO(35)/Defeasance(81)/Free(4)                                                   11/30/09   12/01/09
  89         358       LO(26)/Defeasance(91)/Free(3)                                                   03/31/09   04/01/09
 89.1
 89.2
 89.3
 89.4
 89.5
 89.6
 89.7
 89.8
 89.9
 89.10
 89.11
  90         360       LO(25)/Defeasance(91)/Free(4)                                                   03/31/09   04/01/09
  91         359       LO(25)/Defeasance(92)/Free(3)                                                   03/31/09   04/01/09
  92         360       LO(28)/Defeasance(89)/Free(3)                                                   04/05/09   04/06/09
  93         420       Grtr1%UPBorYM(57)/Free(3)                                                       01/05/07      NAP
  94         360       LO(28)/Defeasance(89)/Free(3)                                                   04/05/09   04/06/09
  95         360       LO(25)/Defeasance(92)/Free(3)                                                   04/05/09   04/06/09
  96         359       LO(25)/Defeasance(92)/Free(3)                                                   03/31/09   04/01/09
  97         360       LO(25)/Defeasance(92)/Free(3)                                                   03/31/09   04/01/09
  98         357       LO(27)/Defeasance(90)/Free(3)                                                   04/05/09   04/06/09
  99         360       LO(26)/Defeasance(90)/Free(4)                                                   03/31/09   04/01/09
  100   Interest Only  LO(26)/Grtr1%UPBorYM(66)/Free(4)                                                03/31/09      NAP
  101        358       LO(59)/Grtr1%UPBorYM(57)/Free(4)                                                12/31/11      NAP
  102   Interest Only  LO(25)/Defeasance(92)/Free(3)                                                   04/05/09   04/06/09
  103        357       LO(47)/Grtr1%UPBorYM(70)/Free(3)                                                11/30/10      NAP
  104        298       LO(26)/Defeasance(91)/Free(3)                                                   03/31/09   04/01/09
 104.1
 104.2
 104.3
 104.4
  105        360       LO(25)/Defeasance(92)/Free(3)                                                   03/31/09   04/01/09
  106        360       LO(36)/Defeasance(81)/Free(3)                                                   01/31/10   02/01/10
  107   Interest Only  LO(25)/Defeasance(91)/Free(4)                                                   03/31/09   04/01/09
  108        359       LO(25)/Defeasance(92)/Free(3)                                                   03/31/09   04/01/09
  109        360       LO(24)/Defeasance(93)/Free(4)                                                   03/31/09   04/01/09
  110        360       LO(24)/Defeasance(93)/Free(4)                                                   03/31/09   04/01/09
  111        360       LO(26)/Defeasance(91)/Free(3)                                                   04/05/09   04/06/09
  112        360       LO(25)/Defeasance(92)/Free(3)                                                   03/31/09   04/01/09
  113        360       LO(27)/Defeasance(90)/Free(3)                                                   03/31/09   04/01/09
  114   Interest Only  LO(24)/Defeasance(92)/Free(4)                                                   03/31/09   04/01/09
  115        360       LO(25)/Defeasance(92)/Free(3)                                                   03/31/09   04/01/09
  116        360       LO(26)/Defeasance(91)/Free(3)                                                   03/31/09   04/01/09
  117   Interest Only  LO(26)/(i)Grtr1%UPBorYMor(ii)Defeasance(91)/Free(3) (Note 8)                    03/31/09   04/01/09
  118   Interest Only  LO(27)/Defeasance(89)/Free(4)                                                   03/31/09   04/01/09
  119        360       LO(24)/Defeasance(93)/Free(3)                                                   03/31/09   04/01/09
  120        360       LO(24)/Defeasance(93)/Free(3)                                                   03/31/09   04/01/09
  121        349       LO(26)/Grtr1%UPBorYM(9)/Defeasance(82)/Free(4) (Note 14)                        07/10/08   07/11/08
 121.1
 121.2
 121.3
 121.4
 121.5
 121.6
  122        358       LO(36)/Defeasance(81)/Free(3)                                                   01/31/10   02/01/10
  123        358       LO(47)/Grtr1%UPBorYM(70)/Free(3)                                                12/31/10      NAP
  124   Interest Only  LO(27)/Defeasance(26)/Free(7)                                                   03/31/09   04/01/09
  125        360       LO(28)/Defeasance(89)/Free(3)                                                   03/31/09   04/01/09
  126        358       LO(47)/Grtr1%UPBorYM(70)/Free(3)                                                12/31/10      NAP
  127        237       LO(27)/Defeasance(90)/Free(3)                                                   03/31/09   04/01/09
 127.1
 127.2
 127.3
 127.4
 127.5
 127.6
 127.7
 127.8
 127.9
  128        360       LO(27)/Defeasance(90)/Free(3)                                                   04/05/09   04/06/09
  129        360       LO(24)/Defeasance(93)/Free(3)                                                   03/31/09   04/01/09
  130        360       LO(30)/Defeasance(87)/Free(3)                                                   03/31/09   04/01/09
  131   Interest Only  LO(25)/Defeasance(32)/Free(3)                                                   03/31/09   04/01/09
  132   Interest Only  LO(27)/Defeasance(90)/Free(3)                                                   04/05/09   04/06/09
  133        360       LO(24)/Defeasance(93)/Free(3)                                                   03/31/09   04/01/09
  134        360       LO(47)/Grtr1%UPBorYM(70)/Free(3)                                                12/31/10      NAP
  135        360       LO(25)/Defeasance(92)/Free(3)                                                   04/05/09   04/06/09
  136        299       LO(25)/Defeasance(92)/Free(3)                                                   03/31/09   04/01/09
  137        360       LO(35)/Grtr1%UPBorYM(81)/Free(4)                                                11/30/09      NAP
  138        360       LO(25)/Defeasance(92)/Free(3)                                                   04/05/09   04/06/09
  139        360       LO(36)/Defeasance(21)/Free(3)                                                   02/28/10   03/01/10
  140        360       LO(26)/Grtr1%UPBorYM(91)/Free(3)                                                04/05/09      NAP
  141        358       LO(36)/Defeasance(81)/Free(3)                                                   01/31/10   02/01/10
  142        357       LO(47)/Grtr1%UPBorYM(70)/Free(3)                                                11/30/10      NAP
  143        358       LO(26)/Defeasance(90)/Free(4)                                                   04/05/09   04/06/09
  144        360       LO(26)/Defeasance(91)/Free(3)                                                   03/31/09   04/01/09
  145   Interest Only  Grtr1%UPBorYM(81)/Free(3)                                                       12/31/06      NAP
  146        336       LO(34)/Defeasance(83)/Free(3)                                                   03/31/09   04/01/09
  147        360       LO(23)/Grtr1%UPBorYM(94)/Free(3)                                                01/31/09      NAP
  148        359       LO(25)/Defeasance(92)/Free(3)                                                   04/05/09   04/06/09
  149        360       LO(24)/Defeasance(93)/Free(4)                                                   03/31/09   04/01/09
  150        358       LO(47)/Grtr1%UPBorYM(70)/Free(3)                                                12/31/10      NAP
  151        359       LO(47)/Grtr1%UPBorYM(70)/Free(3)                                                01/31/11      NAP
  152        360       LO(24)/Defeasance(92)/Free(4)                                                   03/31/09   04/01/09
  153        360       LO(27)/Defeasance(90)/Free(3)                                                   04/05/09   04/06/09
  154        297       LO(27)/Defeasance(90)/Free(3)                                                   03/31/09   04/01/09
 154.1
 154.2
 154.3
  155        360       LO(27)/Defeasance(90)/Free(3)                                                   04/05/09   04/06/09
  156        420       LO(27)/Defeasance(90)/Free(3)                                                   04/05/09   04/06/09
  157        336       LO(26)/Defeasance(91)/Free(3)                                                   03/31/09   04/01/09
  158        360       LO(36)/Defeasance(81)/Free(3)                                                   01/31/10   02/01/10
  159        358       LO(26)/Defeasance(31)/Free(3)                                                   03/31/09   04/01/09
  160        299       LO(25)/Defeasance(92)/Free(3)                                                   03/31/09   04/01/09
  161        360       LO(26)/Defeasance(91)/Free(3)                                                   04/05/09   04/06/09
  162        360       LO(25)/Defeasance(92)/Free(3)                                                   03/31/09   04/01/09
 162.1
 162.2
  163        360       LO(25)/Defeasance(91)/Free(4)                                                   03/31/09   04/01/09
  164        360       LO(28)/Defeasance(89)/Free(3)                                                   04/05/09   04/06/09
  165        297       LO(36)/Defeasance(81)/Free(3)                                                   12/31/09   01/01/10
 165.1
 165.2
 165.3
  166        360       LO(26)/Defeasance(90)/Free(4)                                                   03/31/09   04/01/09
  167        359       LO(25)/Defeasance(92)/Free(3)                                                   04/05/09   04/06/09
  168        360       LO(26)/Defeasance(91)/Free(3)                                                   04/05/09   04/06/09
  169        360       LO(25)/Defeasance(92)/Free(3)                                                   03/31/09   04/01/09
  170        360       LO(25)/Defeasance(92)/Free(3)                                                   03/31/09   04/01/09
  171        358       LO(36)/Defeasance(81)/Free(3)                                                   01/31/10   02/01/10
  172        294       LO(30)/Defeasance(87)/Free(3)                                                   04/10/09   04/11/09
  173   Interest Only  LO(26)/Grtr1%UPBorYM(32)/Free(2)                                                03/31/09      NAP
  174        360       LO(26)/Defeasance(91)/Free(3)                                                   04/05/09   04/06/09
  175   Interest Only  LO(29)/Defeasance(88)/Free(3)                                                   04/05/09   04/06/09
  176   Interest Only  LO(24)/Defeasance(32)/Free(4)                                                   03/31/09   04/01/09
  177        360       LO(25)/Defeasance(91)/Free(4)                                                   03/31/09   04/01/09
  178        294       LO(30)/Defeasance(87)/Free(3)                                                   03/31/09   04/01/09
  179        360       LO(26)/Defeasance(91)/Free(3)                                                   04/05/09   04/06/09
  180   Interest Only  LO(25)/Defeasance(91)/Free(4)                                                   04/05/09   04/06/09
  181        360       LO(25)/Defeasance(92)/Free(3)                                                   03/31/09   04/01/09
  183        300       LO(25)/Defeasance(92)/Free(3)                                                   03/31/09   04/01/09
  184        358       LO(26)/Defeasance(91)/Free(3)                                                   04/05/09   04/06/09
  185        358       LO(47)/Grtr1%UPBorYM(70)/Free(3)                                                12/31/10      NAP
  186        360       LO(26)/Defeasance(87)/Free(7)                                                   03/31/09   04/01/09
  187   Interest Only  LO(26)/Defeasance(91)/Free(3)                                                   03/31/09   04/01/09
  188        357       LO(27)/Defeasance(90)/Free(3)                                                   04/05/09   04/06/09
  189        358       LO(26)/Defeasance(91)/Free(3)                                                   03/31/09   04/01/09
  190        360       LO(25)/Defeasance(92)/Free(3)                                                   03/31/09   04/01/09
  191        360       LO(59)/Grtr1%UPBorYM(58)/Free(3)                                                09/30/11      NAP
  192   Interest Only  LO(26)/Defeasance(91)/Free(3)                                                   03/31/09   04/01/09
  193        360       LO(27)/Grtr1%UPBorYM(90)/Free(3)                                                04/05/09      NAP
  194        358       LO(26)/Defeasance(91)/Free(3)                                                   03/31/09   04/01/09
  195        299       LO(25)/Defeasance(92)/Free(3)                                                   03/31/09   04/01/09
  196        360       LO(26)/Defeasance(90)/Free(4)                                                   03/31/09   04/01/09
  197        142       LO(110)/Grtr1%UPBorYM(24)/Defeasance(118)/Free(1) (Note 14)                     04/09/07   04/10/07
  198        360       LO(36)/Defeasance(21)/Free(3)                                                   03/31/10   04/01/10
  199        360       LO(28)/Defeasance(89)/Free(3)                                                   04/05/09   04/06/09
  200   Interest Only  LO(26)/Defeasance(90)/Free(4)                                                   03/31/09   04/01/09
  201        360       LO(36)/Defeasance(81)/Free(3)                                                   09/30/09   10/01/09
  202        289       LO(71)/Grtr1%UPBorYM(24)/Defeasance(21)/Free(4) (Note 14)                       03/31/07   04/01/07
  203        360       LO(23)/Grtr1%UPBorYM(91)/Free(6)                                                02/28/09      NAP
  204        239       LO(25)/Defeasance(92)/Free(3)                                                   03/31/09   04/01/09
  205        360       LO(27)/Defeasance(90)/Free(3)                                                   04/05/09   04/06/09
  206        359       LO(25)/Defeasance(55)/Free(4)                                                   03/31/09   04/01/09
  207   Interest Only  LO(29)/Defeasance(88)/Free(3)                                                   04/05/09   04/06/09
  208        358       LO(41)/Grtr1%UPBorYM(39)/Free(4)                                                06/30/10      NAP
  209        358       LO(35)/Grtr1%UPBorYM(82)/Free(3)                                                12/31/09      NAP
  210        358       LO(26)/Defeasance(90)/Free(4)                                                   03/31/09   04/01/09
  211        360       LO(26)/Defeasance(91)/Free(3)                                                   03/31/09   04/01/09
  212        358       LO(26)/Defeasance(91)/Free(3)                                                   03/31/09   04/01/09
 212.1
 212.2
  213        296       LO(59)/Grtr1%UPBorYM(57)/Free(4)                                                10/31/11      NAP
  214   Interest Only  LO(26)/Defeasance(91)/Free(3)                                                   03/31/09   04/01/09
  215        360       LO(26)/Defeasance(91)/Free(3)                                                   03/31/09   04/01/09
  216        360       LO(26)/Defeasance(90)/Free(4)                                                   03/31/09   04/01/09
  217        360       LO(23)/Grtr1%UPBorYM(95)/Free(2)                                                12/31/08      NAP
  218        358       LO(26)/Defeasance(91)/Free(3)                                                   03/31/09   04/01/09
  219        360       LO(28)/Defeasance(89)/Free(3)                                                   04/05/09   04/06/09
  220        357       LO(27)/Defeasance(90)/Free(3)                                                   03/31/09   04/01/09
  221   Interest Only  LO(27)/Defeasance(90)/Free(3)                                                   04/05/09   04/06/09
  222   Interest Only  LO(26)/Defeasance(90)/Free(4)                                                   03/31/09   04/01/09
  223        360       LO(35)/Grtr1%UPBorYM(84)/Free(1)                                                08/31/08      NAP
  224        358       LO(47)/Grtr1%UPBorYM(70)/Free(3)                                                12/31/10      NAP
  225        298       LO(26)/Defeasance(91)/Free(3)                                                   04/05/09   04/06/09
  226   Interest Only  LO(27)/Defeasance(90)/Free(3)                                                   04/05/09   04/06/09
  227        360       LO(25)/Defeasance(91)/Free(4)                                                   03/31/09   04/01/09
  228        240       LO(26)/Defeasance(91)/Free(3)                                                   03/31/09   04/01/09
  229        360       LO(35)/Defeasance(81)/Free(4)                                                   02/28/10   03/01/10
  230        298       LO(26)/Defeasance(91)/Free(3)                                                   03/31/09   04/01/09
  231        360       LO(26)/Grtr1%UPBorYM(91)/Free(3)                                                03/31/09      NAP
  232        360       LO(24)/Defeasance(32)/Free(4)                                                   03/31/09   04/01/09
  233        357       LO(27)/Defeasance(90)/Free(3)                                                   03/31/09   04/01/09
  234        360       LO(11)/Grtr1%UPBorYM(46)/Free(3)                                                01/31/08      NAP
  235        293       LO(67)/Grtr1%UPBorYM(24)/Defeasance(25)/Free(4) (Note 14)                       03/31/07   04/01/07
  236        358       LO(26)/Defeasance(91)/Free(3)                                                   03/31/09   04/01/09
  237        360       LO(24)/Defeasance(92)/Free(4)                                                   03/31/09   04/01/09
  238        360       LO(29)/Defeasance(88)/Free(3)                                                   03/31/09   04/01/09
  239   Interest Only  LO(28)/Defeasance(55)/Free(7)                                                   03/31/09   04/01/09
  240        360       LO(25)/Defeasance(91)/Free(4)                                                   03/31/09   04/01/09
  241        360       LO(36)/Defeasance(81)/Free(3)                                                   12/31/09   01/01/10
  242        357       LO(27)/Defeasance(90)/Free(3)                                                   03/31/09   04/01/09
  243        359       LO(47)/Grtr1%UPBorYM(70)/Free(3)                                                01/31/11      NAP
  244   Interest Only  LO(25)/Defeasance(92)/Free(3)                                                   03/31/09   04/01/09
  245        358       LO(47)/Grtr1%UPBorYM(70)/Free(3)                                                12/31/10      NAP
  246   Interest Only  LO(26)/Defeasance(91)/Free(3)                                                   04/05/09   04/06/09
  247        299       LO(36)/Defeasance(81)/Free(3)                                                   02/28/10   03/01/10
  248        240       LO(24)/Defeasance(215)/Free(1)                                                  03/31/09   04/01/09
  249        359       LO(25)/Defeasance(92)/Free(3)                                                   03/31/09   04/01/09
  250        360       LO(24)/Defeasance(94)/Free(3)                                                   04/05/09   04/06/09
  251   Interest Only  LO(27)/Defeasance(90)/Free(3)                                                   04/05/09   04/06/09
  252        360       LO(17)/Grtr1%UPBorYM(99)/Free(4)                                                06/30/08      NAP
  253   Interest Only  LO(35)/Grtr1%UPBorYM(46)/Free(3)                                                11/30/09      NAP
  254   Interest Only  LO(26)/Defeasance(91)/Free(3)                                                   03/31/09   04/01/09
  255        360       LO(36)/Defeasance(21)/Free(3)                                                   01/31/10   02/01/10
  256        359       LO(25)/Defeasance(92)/Free(3)                                                   03/31/09   04/01/09
  257        358       LO(26)/Defeasance(91)/Free(3)                                                   03/31/09   04/01/09
  258        360       LO(26)/Defeasance(91)/Free(3)                                                   03/31/09   04/01/09
  259        292       LO(32)/Defeasance(87)/Free(1)                                                   03/31/09   04/01/09
  260        358       LO(26)/Defeasance(91)/Free(3)                                                   03/31/09   04/01/09
  261        360       LO(35)/Grtr1%UPBorYM(82)/Free(3)                                                12/31/09      NAP
  262        358       LO(26)/Defeasance(91)/Free(3)                                                   03/31/09   04/01/09
  263        238       LO(26)/Defeasance(91)/Free(3)                                                   03/31/09   04/01/09
  264        358       LO(26)/Defeasance(91)/Free(3)                                                   03/31/09   04/01/09
  265        134       Grtr1%UPBorYM(300)/Free(1)                                                      06/14/93      NAP
  266        358       LO(47)/Grtr1%UPBorYM(46)/Free(3)                                                12/31/10      NAP
  267        360       LO(26)/Defeasance(91)/Free(3)                                                   03/31/09   04/01/09
  268        358       LO(47)/Grtr1%UPBorYM(70)/Free(3)                                                12/31/10      NAP
  269        360       LO(29)/Defeasance(87)/Free(4)                                                   03/31/09   04/01/09
  270        298       LO(26)/Defeasance(91)/Free(3)                                                   03/31/09   04/01/09
 270.1
 270.2
  271        357       LO(35)/Grtr1%UPBorYM(82)/Free(3)                                                11/30/09      NAP
  272        238       LO(26)/Defeasance(91)/Free(3)                                                   03/31/09   04/01/09
  273        360       LO(27)/Defeasance(90)/Free(3)                                                   03/31/09   04/01/09
  274        360       LO(26)/Defeasance(90)/Free(4)                                                   03/31/09   04/01/09
  275        239       LO(25)/Defeasance(91)/Free(4)                                                   03/31/09   04/01/09
  276        298       LO(35)/Grtr1%UPBorYM(82)/Free(3)                                                12/31/09      NAP
  277        360       LO(28)/Defeasance(53)/Free(3)                                                   03/31/09   04/01/09
  278        360       LO(25)/Defeasance(92)/Free(3)                                                   03/31/09   04/01/09
  279        360       LO(36)/Defeasance(81)/Free(3)                                                   12/31/09   01/01/10
  280        238       LO(26)/Defeasance(91)/Free(3)                                                   03/31/09   04/01/09
  281        356       LO(23)/Grtr1%UPBorYM(36)/5%(12)/4%(12)/3%(12)/2%(12)/1%(10)/Free(3)             10/31/08      NAP
  282        300       LO(36)/Defeasance(81)/Free(3)                                                   11/30/09   12/01/09
  283        359       LO(25)/Defeasance(92)/Free(3)                                                   03/31/09   04/01/09
  284        360       LO(26)/Defeasance(90)/Free(4)                                                   03/31/09   04/01/09
  285        357       LO(27)/Defeasance(90)/Free(3)                                                   03/31/09   04/01/09
  286        360       LO(36)/Defeasance(81)/Free(3)                                                   03/31/10   04/01/10
  287        360       LO(26)/Defeasance(91)/Free(3)                                                   03/31/09   04/01/09
  288        358       LO(59)/Grtr1%UPBorYM(58)/Free(3)                                                12/31/11      NAP
  289        360       LO(29)/Defeasance(88)/Free(3)                                                   03/31/09   04/01/09
  290        358       LO(47)/Grtr1%UPBorYM(70)/Free(3)                                                12/31/10      NAP
  291        358       LO(35)/Grtr1%UPBorYM(82)/Free(3)                                                12/31/09      NAP
  292        358       LO(26)/Defeasance(91)/Free(3)                                                   03/31/09   04/01/09
  293        358       LO(26)/Defeasance(90)/Free(4)                                                   03/31/09   04/01/09
  294        357       Grtr1%UPBorYM(60)/1%UPB(12)/Free(48)                                            12/31/06      NAP
  295        357       LO(35)/Defeasance(81)/Free(4)                                                   11/30/09   12/01/09
  296        130       LO(60)/Grtr1%UPBorYM(235)/Free(1)                                               05/31/98      NAP
  297        353       LO(31)/Defeasance(86)/Free(3)                                                   03/31/09   04/01/09
  298        360       LO(26)/Defeasance(91)/Free(3)                                                   03/31/09   04/01/09
  299        360       LO(26)/Grtr1%UPBorYM(90)/Free(4)                                                03/31/09      NAP
  300        359       LO(25)/Defeasance(92)/Free(3)                                                   03/31/09   04/01/09
  301        360       LO(25)/Defeasance(91)/Free(4)                                                   03/31/09   04/01/09
  302        358       LO(26)/Defeasance(91)/Free(3)                                                   03/31/09   04/01/09
  303        299       LO(25)/Defeasance(91)/Free(4)                                                   03/31/09   04/01/09
  304        290       LO(34)/Defeasance(83)/Free(3)                                                   03/31/09   04/01/09
  305        358       LO(26)/Defeasance(91)/Free(3)                                                   03/31/09   04/01/09
  306        359       LO(25)/Defeasance(92)/Free(3)                                                   03/31/09   04/01/09
  307        359       LO(25)/Defeasance(92)/Free(3)                                                   03/31/09   04/01/09
  308        360       LO(23)/Grtr1%UPBorYM(91)/Free(6)                                                12/31/08      NAP
  309        359       LO(25)/Defeasance(92)/Free(3)                                                   03/31/09   04/01/09
  310        358       LO(23)/Grtr1%UPBorYM(94)/Free(3)                                                12/31/08      NAP
  311        360       LO(36)/Defeasance(81)/Free(3)                                                   12/31/09   01/01/10
  312        358       LO(26)/Defeasance(91)/Free(3)                                                   03/31/09   04/01/09
  313        360       LO(26)/Defeasance(91)/Free(3)                                                   03/31/09   04/01/09
  314        358       LO(26)/Defeasance(91)/Free(3)                                                   03/31/09   04/01/09
  315        360       LO(25)/Defeasance(92)/Free(3)                                                   03/31/09   04/01/09
  316        358       LO(26)/Defeasance(31)/Free(3)                                                   03/31/09   04/01/09
  317        359       LO(25)/Defeasance(92)/Free(3)                                                   03/31/09   04/01/09
  318        240       LO(24)/Defeasance(94)/Free(2)                                                   03/31/09   04/01/09
  319        359       LO(47)/Grtr1%UPBorYM(70)/Free(3)                                                01/31/11      NAP
  320        358       LO(26)/Defeasance(91)/Free(3)                                                   04/05/09   04/06/09
  321        360       LO(27)/Defeasance(90)/Free(3)                                                   03/31/09   04/01/09
  322        360       LO(25)/Defeasance(92)/Free(3)                                                   03/31/09   04/01/09
  323        299       LO(36)/Defeasance(81)/Free(3)                                                   02/28/10   03/01/10
  324        358       LO(26)/Defeasance(88)/Free(6)                                                   03/31/09   04/01/09
  325        292       LO(68)/Grtr1%UPBorYM(24)/Defeasance(24)/Free(4) (Note 14)                       03/31/07   04/01/07
  326        360       LO(35)/Grtr1%UPBorYM(82)/Free(3)                                                12/31/09      NAP
  327        359       LO(25)/Defeasance(92)/Free(3)                                                   03/31/09   04/01/09
  328        359       LO(35)/Grtr1%UPBorYM(82)/Free(3)                                                01/31/10      NAP
  329        358       LO(47)/Grtr1%UPBorYM(70)/Free(3)                                                12/31/10      NAP
  330   Interest Only  LO(27)/Defeasance(90)/Free(3)                                                   04/05/09   04/06/09
  331        356       LO(35)/Grtr1%UPBorYM(82)/Free(3)                                                10/31/09      NAP
  332        360       LO(26)/Defeasance(91)/Free(3)                                                   03/31/09   04/01/09
  333        358       LO(26)/Defeasance(91)/Free(3)                                                   03/31/09   04/01/09
  334        360       LO(26)/Defeasance(91)/Free(3)                                                   03/31/09   04/01/09
  335        360       LO(24)/Defeasance(93)/Free(3)                                                   03/31/09   04/01/09
  336        357       LO(27)/Defeasance(90)/Free(3)                                                   03/31/09   04/01/09
  337        360       LO(26)/Defeasance(91)/Free(3)                                                   03/31/09   04/01/09
  338        360       LO(26)/Defeasance(91)/Free(3)                                                   03/31/09   04/01/09
  339        360       LO(35)/Grtr1%UPBorYM(82)/Free(3)                                                02/28/10      NAP
  340        360       LO(26)/Defeasance(91)/Free(3)                                                   03/31/09   04/01/09
  341        360       LO(35)/Grtr1%UPBorYM(82)/Free(3)                                                12/31/09      NAP
  342        358       LO(47)/Grtr1%UPBorYM(70)/Free(3)                                                12/31/10      NAP
  343        239       LO(36)/Defeasance(81)/Free(3)                                                   02/28/10   03/01/10
  344        358       LO(26)/Defeasance(91)/Free(3)                                                   03/31/09   04/01/09
  345        360       LO(35)/Grtr1%UPBorYM(82)/Free(3)                                                12/31/09      NAP
  346        360       LO(35)/Grtr1%UPBorYM(82)/Free(3)                                                11/30/09      NAP
  347        357       LO(35)/Grtr1%UPBorYM(82)/Free(3)                                                11/30/09      NAP
  348        357       LO(11)/Grtr1%UPBorYM(106)/Free(3)                                               11/30/07      NAP
  349        359       LO(25)/Defeasance(91)/Free(4)                                                   03/31/09   04/01/09
  350        360       LO(27)/Defeasance(90)/Free(3)                                                   03/31/09   04/01/09
  351        358       LO(26)/Defeasance(91)/Free(3)                                                   03/31/09   04/01/09
  352        357       LO(11)/Grtr1%UPBorYM(106)/Free(3)                                               11/30/07      NAP
  353        359       LO(36)/Defeasance(81)/Free(3)                                                   02/28/10   03/01/10
  354        360       LO(35)/Grtr1%UPBorYM(82)/Free(3)                                                12/31/09      NAP
  355        358       LO(26)/Defeasance(91)/Free(3)                                                   03/31/09   04/01/09
  356        358       LO(26)/Defeasance(91)/Free(3)                                                   03/31/09   04/01/09
  357        360       LO(26)/Defeasance(91)/Free(3)                                                   03/31/09   04/01/09
  358        360       LO(59)/Grtr1%UPBorYM(118)/Free(3)                                               02/29/12      NAP
  359        357       LO(27)/Defeasance(90)/Free(3)                                                   03/31/09   04/01/09
  360        359       LO(25)/Defeasance(56)/Free(3)                                                   03/31/09   04/01/09
  361        355       LO(29)/Defeasance(88)/Free(3)                                                   03/31/09   04/01/09
  362        360       LO(26)/Grtr1%UPBorYM(91)/Free(3)                                                03/31/09      NAP
  363        298       LO(26)/Defeasance(91)/Free(3)                                                   03/31/09   04/01/09
  364        353       LO(31)/Defeasance(86)/Free(3)                                                   03/31/09   04/01/09
  365        350       LO(34)/Defeasance(83)/Free(3)                                                   03/31/09   04/01/09
  367        350       LO(34)/Defeasance(83)/Free(3)                                                   03/31/09   04/01/09
  368        360       LO(35)/Grtr1%UPBorYM(82)/Free(3)                                                12/31/09      NAP
  369        359       LO(25)/Defeasance(92)/Free(3)                                                   03/31/09   04/01/09
 369.1
 369.2
  370        358       LO(26)/Defeasance(91)/Free(3)                                                   03/31/09   04/01/09
  371        298       LO(26)/Defeasance(91)/Free(3)                                                   03/31/09   04/01/09
  372        298       LO(26)/Defeasance(91)/Free(3)                                                   03/31/09   04/01/09
  373        357       LO(27)/Defeasance(90)/Free(3)                                                   03/31/09   04/01/09
  374        360       LO(27)/Defeasance(90)/Free(3)                                                   03/31/09   04/01/09
  375        358       LO(26)/Defeasance(91)/Free(3)                                                   03/31/09   04/01/09
  376        237       LO(27)/Defeasance(90)/Free(3)                                                   03/31/09   04/01/09
  377        297       LO(27)/Defeasance(90)/Free(3)                                                   03/31/09   04/01/09
  378        298       LO(26)/Defeasance(91)/Free(3)                                                   03/31/09   04/01/09
  379        360       LO(25)/Grtr1%UPBorYM(91)/Free(4)                                                03/31/09      NAP
  380        358       LO(26)/Defeasance(91)/Free(3)                                                   03/31/09   04/01/09

  6b    Interest Only  LO(25)/Defeasance(88)/Free(7)                                                   03/31/09   04/01/09

                     YIELD
                   MAINTEN-
        DEFEASE-     ANCE                     MORTGAGE  LOAN
 LOAN     ANCE      PERIOD     LOAN    LOAN     LOAN    GROUP
NUMBER  END DATE  START DATE  NUMBER  NUMBER   SELLER   NUMBER                       LOAN / PROPERTY NAME
----------------------------------------------------------------------------------------------------------------------------

  1     10/31/11      NAP       1       1        CGM      1     9 West 57th Street
  2     12/31/10      NAP       2       2      LaSalle    1     Ala Moana Portfolio
 2.1                           2.1     2.1                1     Ala Moana Center
 2.2                           2.2     2.2                1     Ala Moana Building
 2.3                           2.3     2.3                1     Ala Moana Pacific Center
 2.4                           2.4     2.4                1     Ala Moana Plaza
  3     09/30/16      NAP       3       3       GACC      1     Mall of America
  4     09/30/16      NAP       4       4      LaSalle    1     Citadel Mall
  5     09/30/16      NAP       5       5      LaSalle    1     Northwest Arkansas Mall
  6     07/31/16      NAP       6       6       GACC      1     One World Financial Center
  7     06/30/13   01/01/08     7       7       GACC      1     Four Seasons Resort Maui
  8       NAP      01/01/09     8       8       GACC      2     Riverton Apartments
  9     08/31/13      NAP       9       9        CGM      1     CGM AmeriCold Portfolio
 9.1                           9.1     9.1                1     Tomah
 9.2                           9.2     9.2                1     Texarkana
 9.3                           9.3     9.3                1     Tarboro
 9.4                           9.4     9.4                1     Springdale Freezer
 9.5                           9.5     9.5                1     Salem
 9.6                           9.6     9.6                1     Plover
 9.7                           9.7     9.7                1     Moses Lake
 9.8                           9.8     9.8                1     Marshall
 9.9                           9.9     9.9                1     Leesport
9.10                          9.10     9.10               1     Hermiston
9.11                          9.11     9.11               1     Fremont
9.12                          9.12     9.12               1     Charlotte North
9.13                          9.13     9.13               1     Burlington
9.14                          9.14     9.14               1     Birmingham
9.15                          9.15     9.15               1     Atlanta Gateway
 10     09/30/15      NAP      10       10      GACC      1     DB AmeriCold Portfolio
10.1                          10.1     10.1               1     Atlanta
10.2                          10.2     10.2               1     Clearfield
10.3                          10.3     10.3               1     Nampa
10.4                          10.4     10.4               1     Bettendorf
10.5                          10.5     10.5               1     Russellville
10.6                          10.6     10.6               1     Woodburn
10.7                          10.7     10.7               1     Strasburg
10.8                          10.8     10.8               1     West Memphis
10.9                          10.9     10.9               1     Connell
10.10                         10.10   10.10               1     Thomasville
10.11                         10.11   10.11               1     Babcock
10.12                         10.12   10.12               1     Walla Walla
10.13                         10.13   10.13               1     Amarillo
10.14                         10.14   10.14               1     Wichita
10.15                         10.15   10.15               1     Boston
10.16                         10.16   10.16               1     Sebree
10.17                         10.17   10.17               1     Turlock
10.18                         10.18   10.18               1     Fort Smith
10.19                         10.19   10.19               1     Syracuse
10.20                         10.20   10.20               1     Murfreesboro
 11     08/05/16      NAP      11       11       CGM      1     Bank of America Plaza
 12     01/31/17      NAP      12       12       PNC      1     The Atlantic Building
 13     09/30/11      NAP      13       13      GACC      1     Loews Lake Las Vegas
 14     12/31/09      NAP      14       14       RBC      1     200 West Adams
 15     09/30/16      NAP      15       15       CGM      1     Great Wolf - Poconos, PA
 16     10/31/16      NAP      16       16       PNC      1     Grand Plaza
 17       NAP      04/01/09    17       17      GACC      2     Santa Palmia Apartments
 18       NAP      02/06/07    18       18       CGM      1     Manhattan Towers
 19     10/31/16      NAP      19       19     LaSalle    1     Heritage Industrial Portfolio
19.1                          19.1     19.1               1     Heritage Industrial Portfolio - 1001 Air Park Drive
19.2                          19.2     19.2               1     Heritage Industrial Portfolio - 1011 Air Park Drive
19.3                          19.3     19.3               1     Heritage Industrial Portfolio - 21 Northeast Industrial Park
19.4                          19.4     19.4               1     Heritage Industrial Portfolio - 22 Northeast Industrial Park
19.5                          19.5     19.5               1     Heritage Industrial Portfolio - 4 Marway Circle
19.6                          19.6     19.6               1     Heritage Industrial Portfolio - 5 Marway Circle
19.7                          19.7     19.7               1     Heritage Industrial Portfolio - 8 Marway Circle
19.8                          19.8     19.8               1     Heritage Industrial Portfolio - 8 Northeast Industrial Park
19.9                          19.9     19.9               1     Heritage Industrial Portfolio - 4472 Steelway Boulevard
19.10                         19.10   19.10               1     Heritage Industrial Portfolio - 16725 Square Drive
19.11                         19.11   19.11               1     Heritage Industrial Portfolio - 2294 Molly Pitcher Highway
19.12                         19.12   19.12               1     Heritage Industrial Portfolio - 3530 East Pike Road
 20     11/30/16      NAP      20       20     LaSalle    1     Silver Spring Metro Center II
 21       NAP      01/01/08    21       21      GACC      2     One East Delaware
 22     10/31/16      NAP      22       22      GACC      1     60 Charles Lindbergh Boulevard
 23     09/05/16      NAP      23       23       CGM      1     The Forum Building
 24     11/30/16      NAP      24       24      GACC      2     Victoria Place Apartments
 25     09/30/16      NAP      25       25       RBC      1     Piedmont 14
 26     08/05/16      NAP      26       26       CGM      1     Waterfront Clematis
 27       NAP      12/01/07    27       27      GACC      2     Foxfire Apartments
 28     10/05/16      NAP      28       28       CGM      1     116 West 32nd Street
 29     12/31/16      NAP      29       29       PNC      1     The Shoppes at South Bay (Walmart)
 30     10/31/16      NAP      30       30       PNC      1     Eaton Canyon Tech Center
 31     11/30/16      NAP      31       31      GACC      2     Westbury at Lake Brandon Apartments
 32     10/31/11      NAP      32       32      GACC      1     Lakewood Industrial Portfolio
32.1                          32.1     32.1               1     1985 Swarthmore Avenue
32.2                          32.2     32.2               1     1935 Swarthmore Avenue
32.3                          32.3     32.3               1     1920 Swarthmore Avenue
32.4                          32.4     32.4               1     1915 Swarthmore Avenue
32.5                          32.5     32.5               1     1942 Swarthmore Avenue
32.6                          32.6     32.6               1     1955 Swarthmore Avenue
32.7                          32.7     32.7               1     1991 Rutgers University Boulevard
32.8                          32.8     32.8               1     120 Kenyon Drive
32.9                          32.9     32.9               1     125 Kenyon Drive
32.10                         32.10   32.10               1     1970 Rutgers University Boulevard
32.11                         32.11   32.11               1     1989 Rutgers University Boulevard
32.12                         32.12   32.12               1     1925 Swarthmore Avenue
 33       NAP      04/06/09    33       33       CGM      1     One American Place
 34     09/05/16      NAP      34       34       CGM      1     Texarkana Pavillion
 35     09/30/16      NAP      35       35      GACC      2     Locust on the Park
 36     09/30/16   02/01/10    36       36       PNC      1     Red Lion Hanalei Hotel
 37       NAP      04/06/09    37       37       CGM      1     120 South Spalding Drive
 38     10/05/16      NAP      38       38       CGM      1     Sunset Mall
 39     01/31/17      NAP      39       39     LaSalle    1     Hilton Hotel/Homewood Suites
 40     05/31/11      NAP      40       40      GACC      1     Glenborough Rollins Road
 41     10/05/16      NAP      41       41       CGM      1     Reserve at Westchase
 42     07/31/16      NAP      42       42       PNC      1     121 Airport Centre I & II
 43       NAP      03/01/08    43       43      GACC      2     Top of the Hill
 44     10/31/16      NAP      44       44       PNC      1     Backlick South
 45     10/31/16      NAP      45       45       PNC      1     Springfield 8
 46     09/05/16      NAP      46       46       CGM      2     Greenbrier Apartments
 47     10/31/16      NAP      47       47      GACC      2     Morning View Terrace
 48     10/31/16      NAP      48       48      GACC      1     Highpoint Tower I & II
 49     10/31/16      NAP      49       49     LaSalle    1     3601 CCI Drive
 50     10/31/16      NAP      50       50     LaSalle    1     Quebec Square
 51     10/05/16      NAP      51       51       CGM      1     Millenium Tower
 52     09/30/13      NAP      52       52       RBC      1     Weatherford Plaza
 53       NAP      11/01/08    53       53       PNC      2     Equinox on the Park Apartment Homes
 54     06/10/16      NAP      54       54       CGM      1     Shaw's Plaza - Carver, MA
 55       NAP      01/01/11    55       55       PNC      1     Eastgate Plaza
 56     10/31/16      NAP      56       56     LaSalle    1     Mesa Spirit Park Model & RV Resort
 57     11/05/16      NAP      57       57       CGM      1     Suncrest Center
 58     09/05/16      NAP      58       58       CGM      1     Texas Hotel Portfolio
58.1                          58.1     58.1               1     Residence Inn - Houston, TX
58.2                          58.2     58.2               1     Comfort Suites - Grapevine, TX
 59     09/30/16      NAP      59       59       PNC      1     Holiday Inn of Toms River
 60     09/30/16      NAP      60       60      GACC      1     One Garret Mountain Plaza
 61     09/30/11      NAP      61       61      GACC      2     Wiener - Joralemon Street
 62     12/31/16      NAP      62       62      GACC      1     Sudley North Business Center
 63     10/31/16      NAP      63       63      GACC      2     Terrace Gardens
 64     11/30/16      NAP      64       64       RBC      1     Westport Shopping Center
 65     11/05/16      NAP      65       65       CGM      1     Warren Village Shopping Center
 66     12/31/15      NAP      66       66     LaSalle    2     Quail Ridge Apartments
 67     11/05/16      NAP      67       67       CGM      1     Crofton Centre
 68     11/05/16      NAP      68       68       CGM      1     Desert Business Park Buildings
 69     11/05/16      NAP      69       69       CGM      1     Dowlen Towne Center
 70     11/30/16      NAP      70       70      GACC      1     29 West 30th Street
 71     10/31/16      NAP      71       71     LaSalle    1     Lake Center V
 72       NAP      01/01/11    72       72       PNC      1     Residence Inn - Wayne
 73       NAP      01/01/11    73       73       PNC      1     Hilton Garden Inn - Buffalo Airport
 74     10/05/16      NAP      74       74       CGM      1     Moody Florida One
74.1                          74.1     74.1               1     Holiday Inn Express - Orlando, FL
74.2                          74.2     74.2               1     Springhill Suites - Altamonte Springs, FL
 75     10/05/16      NAP      75       75       CGM      1     Mid Penn Northwood
 76     10/05/16      NAP      76       76       CGM      1     Sunrise Palms Shopping Center
 77     10/31/16      NAP      77       77       PNC      1     Wilshire Plaza
 78     10/31/16      NAP      78       78      GACC      1     Two Corporate Plaza
 79     10/05/16      NAP      79       79       CGM      1     Comfort Inn - Baltimore, MD
 80     10/05/16      NAP      80       80       CGM      2     Stonegate Apartments
 81     05/31/11      NAP      81       81      GACC      1     Glenborough Tierrasante
 82     01/31/17      NAP      82       82       PNC      1     Grand Flamingo
 83     04/30/13      NAP      83       83     LaSalle    1     Parkway Center - Buildings 1,2,4,6
 84     08/31/16      NAP      84       84     LaSalle    1     REVA -Portfolio
84.1                          84.1     84.1               1     Industrial Village
84.2                          84.2     84.2               1     Radar Road
84.3                          84.3     84.3               1     University CC
 85       NAP      04/01/09    85       85      GACC      1     212 Wolcott Street
 86     10/31/16      NAP      86       86       RBC      1     Central Storage Center
 87     08/31/16      NAP      87       87       RBC      1     StorQuest Slauson Self Storage
 88     08/31/16      NAP      88       88       RBC      1     StorQuest Sunland Self Storage
 89     10/31/16      NAP      89       89     LaSalle    1     Christa Portfolio
89.1                          89.1     89.1               1     Christa Construction
89.2                          89.2     89.2               1     119 Victor Heights Parkway
89.3                          89.3     89.3               1     Christa Leasing
89.4                          89.4     89.4               1     115 Victor Heights Parkway
89.5                          89.5     89.5               1     111 Victor Heights Parkway
89.6                          89.6     89.6               1     Swiftlift
89.7                          89.7     89.7               1     Tariff Affiliates
89.8                          89.8     89.8               1     Surmotech
89.9                          89.9     89.9               1     7612 Main Street Fishers
89.10                         89.10   89.10               1     Westridge Community Center
89.11                         89.11   89.11               1     Hilton Post Office
 90     10/31/16      NAP      90       90       PNC      1     AOC Building
 91     11/30/16      NAP      91       91     LaSalle    2     Old Bridge Rotary Senior Housing
 92     09/05/16      NAP      92       92       CGM      2     Copper Beech
 93       NAP      01/06/07    93       93       CGM      1     Aventura Industrial Center
 94     09/05/16      NAP      94       94       CGM      1     The Gruma Building
 95     12/05/16      NAP      95       95       CGM      1     Maunakea Marketplace
 96     11/30/16      NAP      96       96       PNC      1     Fabyan Crossing
 97     11/30/16      NAP      97       97     LaSalle    1     2500 Building
 98     10/05/16      NAP      98       98       CGM      1     Federal Express Building
 99     09/30/16      NAP      99       99       RBC      2     Presidio  Apartments
 100      NAP      04/01/09    100     100       RBC      1     Chemway Industrial Portfolio
 101      NAP      01/01/12    101     101       PNC      1     Hampton Inn & Suites - Fresno
 102    12/05/16      NAP      102     102       CGM      2     Park Wilshire Apartment Homes
 103      NAP      12/01/10    103     103       PNC      1     Maple Crossing
 104    10/31/16      NAP      104     104     LaSalle    2     Morgantown Multifamily Portfolio
104.1                         104.1   104.1               2     Morgantown Multifamily Portfolio - Copperfield Court
104.2                         104.2   104.2               2     Morgantown Multifamily Portfolio - Courtyard East
104.3                         104.3   104.3               2     Morgantown Multifamily Portfolio - Courtyard West
104.4                         104.4   104.4               2     Morgantown Multifamily Portfolio - Grapevine Village
 105    11/30/16      NAP      105     105     LaSalle    1     Crofton II Office Building
 106    10/31/16      NAP      106     106       PNC      1     Self Storage 1
 107    10/31/16      NAP      107     107       RBC      2     Door Creek Apartments
 108    11/30/16      NAP      108     108     LaSalle    1     Greenwood Market/Campbell Lane
 109    12/31/16      NAP      109     109      GACC      1     Fort Hill Centre
 110    12/31/16      NAP      110     110      GACC      1     Sudley North Business Center Building D
 111    11/05/16      NAP      111     111       CGM      1     Eastland Plaza
 112    11/30/16      NAP      112     112     LaSalle    2     Vernon Marsh - Clover Village
 113    09/30/16      NAP      113     113     LaSalle    1     Department of Children and Families
 114    11/30/16      NAP      114     114       RBC      1     Standley Lake Marketplace
 115    11/30/16      NAP      115     115     LaSalle    1     Corporate Plaza
 116    10/31/16      NAP      116     116     LaSalle    1     K&G Marketplace
 117    10/31/16   04/01/09    117     117     LaSalle    1     8751 Freestate Drive
 118    08/31/16      NAP      118     118       RBC      1     West Creek Center
 119    12/31/16      NAP      119     119     LaSalle    1     Pine Hills Village
 120    12/31/16      NAP      120     120     LaSalle    1     Rosemont Village Retail Center
 121    02/10/16      NAP      121     121      GACC      1     JQH Hotel Portfolio B-Note
121.1                         121.1   121.1               1     Courtyard by Marriott - Oklahoma
121.2                         121.2   121.2               1     Embassy Suites - Lincoln
121.3                         121.3   121.3               1     Residence Inn by Marriott - South Carolina
121.4                         121.4   121.4               1     Embassy Suites Albuquerque
121.5                         121.5   121.5               1     Renaissance Tulsa Hotel & Convention Center
121.6                         121.6   121.6               1     Sheraton Sioux Falls
 122    10/31/16      NAP      122     122       PNC      2     Legacy Senior Apartments
 123      NAP      01/01/11    123     123       PNC      1     Homewood Suites - Amherst
 124    05/31/11      NAP      124     124      GACC      1     Glenborough Cottontail
 125    08/31/16      NAP      125     125       PNC      1     Broomfield Plaza Shopping Center
 126      NAP      01/01/11    126     126       PNC      1     Springhill Suites - Solon
 127    09/30/16      NAP      127     127     LaSalle    1     Hart Properties Portfolio
127.1                         127.1   127.1               1     435 Washington Building
127.2                         127.2   127.2               1     Magnolia Crossing
127.3                         127.3   127.3               1     Pecan Ridge Center
127.4                         127.4   127.4               1     Colliersville Plaza
127.5                         127.5   127.5               1     Magnolia on Main
127.6                         127.6   127.6               1     Auto Body America-Northstar
127.7                         127.7   127.7               1     Ripley Oaks
127.8                         127.8   127.8               1     Auto Radio - 7300 Airways
127.9                         127.9   127.9               1     Auto Body America - Wilfong
 128    10/05/16      NAP      128     128       CGM      1     Great Neck Promenade
 129    12/31/16      NAP      129     129     LaSalle    2     Prairie Vista I & II
 130    06/30/16      NAP      130     130     LaSalle    1     Southpointe Medical Office
 131    11/30/11      NAP      131     131     LaSalle    2     Overlook Apartments
 132    10/05/16      NAP      132     132       CGM      1     Whitney Bank Building
 133    12/31/16      NAP      133     133       PNC      1     Platte River Mall
 134      NAP      01/01/11    134     134       PNC      1     Via Esprillo
 135    12/05/16      NAP      135     135       CGM      1     Habitat Shopping Center
 136    11/30/16      NAP      136     136     LaSalle    1     Hampton Inn & Suites - LaFayette
 137      NAP      12/01/09    137     137       PNC      2     Autumn Park Apartment Homes
 138    12/05/16      NAP      138     138       CGM      1     Manchester Air Center
 139    11/30/11      NAP      139     139       PNC      1     Mill Ridge Office Center
 140      NAP      04/06/09    140     140       CGM      1     Lakewood Center North
 141    10/31/16      NAP      141     141       PNC      1     Yorktown Center
 142      NAP      12/01/10    142     142       PNC      1     Berkshire Plaza
 143    10/05/16      NAP      143     143       CGM      2     Barclay Village Apartments
 144    10/31/16      NAP      144     144     LaSalle    2     Villa Tree
 145      NAP      01/01/07    145     145     LaSalle    2     Arborstone Apartments
 146    02/29/16      NAP      146     146     LaSalle    2     Kingshill Court Apartments
 147      NAP      02/01/09    147     147     LaSalle    1     La Jolla and Nautilus
 148    12/05/16      NAP      148     148       CGM      1     Staybridge Suites - Portland, OR
 149    12/31/16      NAP      149     149      GACC      1     Griffin Building
 150      NAP      01/01/11    150     150       PNC      1     Gateway Plaza - Leesburg
 151      NAP      02/01/11    151     151       PNC      1     Hannaford Plaza
 152    11/30/16      NAP      152     152      GACC      1     Oak Tree Plaza
 153    10/05/16      NAP      153     153       CGM      1     Fairview Farms Marketplace
 154    09/30/16      NAP      154     154     LaSalle    1     Another Closet Portfolio
154.1                         154.1   154.1               1     Another Closet - McAllen
154.2                         154.2   154.2               1     Another Closet -Sharyland
154.3                         154.3   154.3               1     Another Closet - Mission
 155    10/05/16      NAP      155     155       CGM      1     555 Republic Place
 156    10/05/16      NAP      156     156       CGM      2     Oaks of Westchase Apartments
 157    10/31/16      NAP      157     157     LaSalle    1     Federal Bakers Facility
 158    10/31/16      NAP      158     158       PNC      1     Country Club Medical Building
 159    10/31/11      NAP      159     159     LaSalle    1     1315 Century Drive
 160    11/30/16      NAP      160     160     LaSalle    1     Seven Farms Square Office Building
 161    11/05/16      NAP      161     161       CGM      2     University Court Apartments
 162    11/30/16      NAP      162     162     LaSalle    1     Bi-Lo Stores
162.1                         162.1   162.1               1     K-Mart Plaza
162.2                         162.2   162.2               1     Franklin
 163    10/31/16      NAP      163     163      GACC      1     Shoppes at Summerlin Parkway
 164    09/05/16      NAP      164     164       CGM      1     Trinity Health Office Center
 165    09/30/16      NAP      165     165       PNC      1     Sentinel Self-Storage Portfolio
165.1                         165.1   165.1               1     Sentinal Self Storage - Smyrna
165.2                         165.2   165.2               1     Sentinel Self Storage - Elkton
165.3                         165.3   165.3               1     Sentinel Self Storage - Middletown
 166    09/30/16      NAP      166     166       RBC      2     Lake Ridge Apartments
 167    12/05/16      NAP      167     167       CGM      1     Country Inn & Suites - Portland, OR
 168    11/05/16      NAP      168     168       CGM      1     500 Grand Avenue
 169    11/30/16      NAP      169     169     LaSalle    1     Edison Park
 170    11/30/16      NAP      170     170     LaSalle    2     White Bluff - Clover Village
 171    10/31/16      NAP      171     171       PNC      2     Crown Ridge Apartments
 172    07/05/16      NAP      172     172       CGM      1     Holiday Inn Express - Houston, TX
 173      NAP      04/01/09    173     173       RBC      2     Auburn Commons
 174    11/05/16      NAP      174     174       CGM      1     Fort Salonga Road
 175    08/05/16      NAP      175     175       CGM      2     118 Madison Avenue
 176    11/30/11      NAP      176     176      GACC      1     29 Prince Street
 177    10/31/16      NAP      177     177      GACC      2     Cresmont Loft Apartment
 178    06/30/16      NAP      178     178     LaSalle    1     Downtown Oxford Inn and Suites
 179    11/05/16      NAP      179     179       CGM      1     401-403 VFW Drive
 180    11/05/16      NAP      180     180       CGM      1     111-131 Post Road East
 181    11/30/16      NAP      181     181       PNC      1     Pinetree Center
 183    11/30/16      NAP      183     183     LaSalle    2     Lackawanna Senior Housing
 184    11/05/16      NAP      184     184       CGM      1     Norton Medical Offices
 185      NAP      01/01/11    185     185       PNC      1     McKinley Commons
 186    06/30/16      NAP      186     186      GACC      1     Storage Outlet - Gardena
 187    10/31/16      NAP      187     187     LaSalle    1     Stonebridge Shops
 188    10/05/16      NAP      188     188       CGM      1     10 Courthouse Plaza
 189    10/31/16      NAP      189     189     LaSalle    1     Nugget Market Distribution Center
 190    11/30/16      NAP      190     190     LaSalle    1     Corporate West 1
 191      NAP      10/01/11    191     191       PNC      2     Edmond Mansions
 192    10/31/16      NAP      192     192     LaSalle    1     11058 Santa Monica Boulevard
 193      NAP      04/06/09    193     193       CGM      1     491, 106-110 South Main Street
 194    10/31/16      NAP      194     194     LaSalle    2     Ramp Creek
 195    11/30/16      NAP      195     195     LaSalle    1     Courtyard by Marriott - Tupelo, MS
 196    09/30/16      NAP      196     196       RBC      1     StorQuest - Centennial #2
 197    02/09/19      NAP      197     197      GACC      1     24 Hour Fitness
 198    12/31/11      NAP      198     198       PNC      2     Park Place Apartments - Manhattan
 199    09/05/16      NAP      199     199       CGM      1     Rosewood Shopping Center
 200    09/30/16      NAP      200     200       RBC      1     Storage One - Anthem
 201    06/30/16      NAP      201     201       PNC      1     Challenger One Building
 202    12/31/10      NAP      202     202      GACC      1     Oak Hill West Office Complex
 203      NAP      03/01/09    203     203     LaSalle    1     Parkway Crossing Shopping Center
 204    11/30/16      NAP      204     204     LaSalle    1     Holiday Inn Express - Memphis, TN
 205    10/05/16      NAP      205     205       CGM      1     Brookside Village
 206    10/31/13      NAP      206     206       RBC      1     Staples
 207    08/05/16      NAP      207     207       CGM      2     Highland Park Club Apartments
 208      NAP      07/01/10    208     208       PNC      1     Holiday Inn Express & Suites - Ft. Wayne
 209      NAP      01/01/10    209     209     LaSalle    1     Walgreen's- Lake Oswego
 210    09/30/16      NAP      210     210       RBC      1     Devon Self Storage
 211    10/31/16      NAP      211     211     LaSalle    1     Blackhawk RV Resort
 212    10/31/16      NAP      212     212     LaSalle    1     AAAA Self Storage Portfolio
212.1                         212.1   212.1               1     AAAA Self Storage - Lawrenceville, GA
212.2                         212.2   212.2               1     AAAA Self Storage - Buford, GA
 213      NAP      11/01/11    213     213       PNC      1     Suburban Extended Stay Hotel Tampa Airport W
 214    10/31/16      NAP      214     214     LaSalle    1     Sabre Springs Marketplace
 215    10/31/16      NAP      215     215       PNC      1     Riverbend Shopping Center
 216    09/30/16      NAP      216     216      GACC      2     Mirabella Apartments
 217      NAP      01/01/09    217     217     LaSalle    1     The Bookbindery Building
 218    10/31/16      NAP      218     218     LaSalle    1     Tower Center Plaza & Annex
 219    09/05/16      NAP      219     219       CGM      1     Shoppes at Cranberry Commons II
 220    09/30/16      NAP      220     220     LaSalle    1     Buckner Square
 221    10/05/16      NAP      221     221       CGM      1     Market Square Garage
 222    09/30/16      NAP      222     222      GACC      1     528 West 21st Street
 223      NAP      09/01/08    223     223      GACC      2     Whisperwood Apartments
 224      NAP      01/01/11    224     224       PNC      1     Eckerd - Gates Plaza
 225    11/05/16      NAP      225     225       CGM      1     Country Inn & Suites - Roanoke, VA
 226    10/05/16      NAP      226     226       CGM      1     10000 Richmond Avenue
 227    10/31/16      NAP      227     227      GACC      1     Orangecrest Self Storage
 228    10/31/16      NAP      228     228     LaSalle    1     Outback Storage
 229    11/30/16      NAP      229     229       RBC      1     National City Self Storage
 230    10/31/16      NAP      230     230     LaSalle    1     Comfort Inn - Plant City, Fl
 231      NAP      04/01/09    231     231     LaSalle    1     State Line 47 Building
 232    11/30/11      NAP      232     232       RBC      1     StorQuest - Parker
 233    09/30/16      NAP      233     233     LaSalle    1     West Capitol Shopping Center
 234      NAP      02/01/08    234     234       RBC      2     Parkside Village Mobile Home Park
 235    04/30/11      NAP      235     235      GACC      1     Commerce Executive Park I
 236    10/31/16      NAP      236     236     LaSalle    2     Bridge Square Apartments
 237    11/30/16      NAP      237     237      GACC      1     Ashford II
 238    07/31/16      NAP      238     238     LaSalle    1     Crawfordsville Medical Center
 239    10/31/13      NAP      239     239     LaSalle    1     2435 Commerce Avenue
 240    10/31/16      NAP      240     240      GACC      1     1833 South Coast Highway
 241    09/30/16      NAP      241     241       PNC      1     Omni Storage V
 242    09/30/16      NAP      242     242     LaSalle    2     The Greens Apartments
 243      NAP      02/01/11    243     243       PNC      1     Har Ken Plaza
 244    11/30/16      NAP      244     244     LaSalle    1     Langley Place
 245      NAP      01/01/11    245     245       PNC      1     Eckerd - NY Mills
 246    11/05/16      NAP      246     246       CGM      1     313 Fifth Avenue
 247    11/30/16      NAP      247     247       PNC      1     Minikahda Mini Storage III
 248    02/28/27      NAP      248     248      GACC      1     Rite Aid - Vancouver, WA
 249    11/30/16      NAP      249     249     LaSalle    1     Landmark Oaks
 250    02/05/17      NAP      250     250       CGM      1     Smart and Final - Phoenix, AZ
 251    10/05/16      NAP      251     251       CGM      1     3100 South Gessner
 252      NAP      07/01/08    252     252      GACC      2     Tukwila Apartments
 253      NAP      12/01/09    253     253     LaSalle    2     Hickory Hills Manor
 254    10/31/16      NAP      254     254     LaSalle    1     PNC Bank Building
 255    10/31/11      NAP      255     255       PNC      1     Roseland HQ Building
 256    11/30/16      NAP      256     256     LaSalle    1     Graves Morrissey Office Building
 257    10/31/16      NAP      257     257     LaSalle    1     Walgreens - Fort Worth
 258    10/31/16      NAP      258     258     LaSalle    1     LSAC Memphis Office
 259    06/30/16      NAP      259     259     LaSalle    1     Canalview Office
 260    10/31/16      NAP      260     260     LaSalle    2     Centennial Farms MHC
 261      NAP      01/01/10    261     261       PNC      1     Goodwill Tropicana
 262    10/31/16      NAP      262     262     LaSalle    1     Fort Knox Self Storage
 263    10/31/16      NAP      263     263     LaSalle    1     Aero Pointe Medical Office
 264    10/31/16      NAP      264     264     LaSalle    2     Village Creek Apartments
 265      NAP      06/15/93    265     265      GACC      1     Big Kmart - Clemmons
 266      NAP      01/01/11    266     266       PNC      1     K-Mart Store - Oceanside
 267    10/31/16      NAP      267     267     LaSalle    1     Eagle Two Business Center
 268      NAP      01/01/11    268     268       PNC      1     K-Mart Store - Waukegan
 269    06/30/16      NAP      269     269      GACC      2     Sedgefield Downs
 270    10/31/16      NAP      270     270     LaSalle    1     CVS Portfolio
270.1                         270.1   270.1               1     CVS - Summerville
270.2                         270.2   270.2               1     CVS Clearwater
 271      NAP      12/01/09    271     271     LaSalle    1     Buena Park Self Storage
 272    10/31/16      NAP      272     272     LaSalle    1     Sleep Inn - Orangeburg
 273    09/30/16      NAP      273     273     LaSalle    1     High Ridge Office Building
 274    09/30/16      NAP      274     274       RBC      1     Storage Solutions Hamburg
 275    10/31/16      NAP      275     275       RBC      1     3102 East Hebron
 276      NAP      01/01/10    276     276     LaSalle    1     La Cima
 277    08/31/13      NAP      277     277     LaSalle    2     Winslow Place Apartments
 278    11/30/16      NAP      278     278     LaSalle    2     Woodland South Apartments
 279    09/30/16      NAP      279     279       PNC      1     OSI Collection Services
 280    10/31/16      NAP      280     280     LaSalle    1     Fairfield Inn - Orangeburg
 281      NAP      11/01/08    281     281     LaSalle    2     Gibson & Heritage MHCs
 282    08/31/16      NAP      282     282       PNC      1     Danaher Corporation
 283    11/30/16      NAP      283     283     LaSalle    1     Towne Storage Union Park
 284    09/30/16      NAP      284     284       RBC      1     Cental Self Storage New Bedford
 285    09/30/16      NAP      285     285     LaSalle    1     Parkway Pointe
 286    12/31/16      NAP      286     286       PNC      1     Bunker Hill Center
 287    10/31/16      NAP      287     287     LaSalle    1     Main and Lindsay
 288      NAP      01/01/12    288     288       PNC      1     PetSmart
 289    07/31/16      NAP      289     289     LaSalle    1     Remington Road Industrial
 290      NAP      01/01/11    290     290       PNC      1     Rite Aid - Depew
 291      NAP      01/01/10    291     291     LaSalle    1     Navistar
 292    10/31/16      NAP      292     292     LaSalle    2     Walnut Ridge MHC
 293    09/30/16      NAP      293     293       RBC      1     Moove In Self Storage
 294      NAP      01/01/07    294     294     LaSalle    1     OliverMcMillan Eagles Hall
 295    08/31/16      NAP      295     295       RBC      1     Lake Stevens Self Storage Depot
 296      NAP      06/01/98    296     296      GACC      1     Big Kmart - Jacksonville
 297    05/31/16      NAP      297     297     LaSalle    2     Town & Country Apartments
 298    10/31/16      NAP      298     298     LaSalle    1     4120 - 4400  Building
 299      NAP      04/01/09    299     299      GACC      1     342 Newbury Street
 300    11/30/16      NAP      300     300     LaSalle    1     Jefferson Centre
 301    10/31/16      NAP      301     301       RBC      1     Central Self Storage - Milford
 302    10/31/16      NAP      302     302     LaSalle    1     Shoppes at Pembroke
 303    10/31/16      NAP      303     303       RBC      1     Lock it Up Self Storage #3 Ogden
 304    02/29/16      NAP      304     304     LaSalle    1     ARINC Building
 305    10/31/16      NAP      305     305     LaSalle    1     Stoneridge Professional Building
 306    11/30/16      NAP      306     306     LaSalle    1     Pomona Ranch Plaza
 307    11/30/16      NAP      307     307     LaSalle    1     Oasis Plaza
 308      NAP      01/01/09    308     308     LaSalle    1     Maryland Manor
 309    11/30/16      NAP      309     309     LaSalle    1     Tractor Supply Center
 310      NAP      01/01/09    310     310     LaSalle    1     Newport Adhesives Building
 311    09/30/16      NAP      311     311       PNC      1     ProHealth Physicians
 312    10/31/16      NAP      312     312     LaSalle    1     Advanced Electronic Systems
 313    10/31/16      NAP      313     313     LaSalle    1     Santa Fe Springs
 314    10/31/16      NAP      314     314     LaSalle    1     Mini Maxi Storage
 315    11/30/16      NAP      315     315     LaSalle    1     Shops at Sunset
 316    10/31/11      NAP      316     316     LaSalle    1     Appalachian Self Storage
 317    11/30/16      NAP      317     317     LaSalle    1     Banco Popular
 318    01/31/17      NAP      318     318     LaSalle    1     Pelham Road Retail
 319      NAP      02/01/11    319     319       PNC      1     Ellicott Creek Plaza
 320    11/05/16      NAP      320     320       CGM      1     Port Central Industrial Park
 321    09/30/16      NAP      321     321     LaSalle    1     Chestnut Hill IV
 322    11/30/16      NAP      322     322     LaSalle    1     C&H Storage
 323    11/30/16      NAP      323     323       PNC      1     Minikahda Mini Storage & No. Concord Business Ctr
 324    07/31/16      NAP      324     324     LaSalle    1     Carson Highlands Storage
 325    03/31/11      NAP      325     325      GACC      1     1635 Commons Parkway
 326      NAP      01/01/10    326     326     LaSalle    1     Wayne Plaza Shopping Center
 327    11/30/16      NAP      327     327     LaSalle    1     Douglas Square
 328      NAP      02/01/10    328     328     LaSalle    1     Port Gardner
 329      NAP      01/01/11    329     329       PNC      1     Rite Aid - Buffalo
 330    10/05/16      NAP      330     330       CGM      1     Wachovia Bank - Upper Marlboro, MD
 331      NAP      11/01/09    331     331     LaSalle    2     Amber Apartments
 332    10/31/16      NAP      332     332     LaSalle    1     Vickers Street
 333    10/31/16      NAP      333     333     LaSalle    2     Brighton Park Apartments
 334    10/31/16      NAP      334     334     LaSalle    1     Lowes Home Improvement Store
 335    12/31/16      NAP      335     335     LaSalle    1     Phenix Shopping Center
 336    09/30/16      NAP      336     336     LaSalle    1     New Territory Shopping Center
 337    10/31/16      NAP      337     337     LaSalle    1     8800 Melrose Avenue
 338    10/31/16      NAP      338     338     LaSalle    1     Battleground Crossing
 339      NAP      03/01/10    339     339     LaSalle    1     Tully Road Retail
 340    10/31/16      NAP      340     340     LaSalle    1     Midvale - Valencia Self Storage
 341      NAP      01/01/10    341     341     LaSalle    1     Placentia III
 342      NAP      01/01/11    342     342       PNC      1     Riverside Plaza - Johnson City
 343    11/30/16      NAP      343     343       PNC      1     Grant Line Road Retail Center
 344    10/31/16      NAP      344     344     LaSalle    1     Center Plaza
 345      NAP      01/01/10    345     345       PNC      1     7th Street Office
 346      NAP      12/01/09    346     346     LaSalle    2     Belle Grove MHP
 347      NAP      12/01/09    347     347     LaSalle    2     Blue Sky MHP
 348      NAP      12/01/07    348     348     LaSalle    1     Rite Aid - Spring Lake, MI
 349    10/31/16      NAP      349     349       RBC      1     Lock it Up Self Storage #1 Ogden
 350    09/30/16      NAP      350     350     LaSalle    1     86th & Westfield Boulevard
 351    10/31/16      NAP      351     351     LaSalle    1     Shops of Sedona
 352      NAP      12/01/07    352     352     LaSalle    1     Rite Aid - Coloma, MI
 353    11/30/16      NAP      353     353       PNC      1     Plaza Dental Building
 354      NAP      01/01/10    354     354     LaSalle    1     Placentia II
 355    10/31/16      NAP      355     355     LaSalle    1     Airport Mini Storage
 356    10/31/16      NAP      356     356     LaSalle    1     Shoppes at Five Points
 357    10/31/16      NAP      357     357     LaSalle    1     Rochester Club Centre
 358      NAP      03/01/12    358     358       PNC      2     Gardens at Pryor Creek
 359    09/30/16      NAP      359     359     LaSalle    1     Snead Properties
 360    11/30/13      NAP      360     360     LaSalle    1     Abercorn Lock N Store
 361    07/31/16      NAP      361     361     LaSalle    2     Fountain Spring Apartments
 362      NAP      04/01/09    362     362     LaSalle    1     1300 Smith Road
 363    10/31/16      NAP      363     363     LaSalle    1     Storage West Self Storage
 364    05/31/16      NAP      364     364     LaSalle    2     Springdale Apartments
 365    02/29/16      NAP      365     365     LaSalle    1     Shoppes at Jones Bridge
 367    02/29/16      NAP      367     367      GACC      2     Kempwood Place Townhomes
 368      NAP      01/01/10    368     368     LaSalle    1     Placentia I
 369    11/30/16      NAP      369     369     LaSalle    1     The Storage Malls
369.1                         369.1   369.1               1     The Storage Mall - Clifton Springs
369.2                         369.2   369.2               1     The Storage Mall - Manchester
 370    10/31/16      NAP      370     370     LaSalle    1     Redland Park Plaza
 371    10/31/16      NAP      371     371     LaSalle    1     VE - Advance Auto Parts
 372    10/31/16      NAP      372     372     LaSalle    1     2320 Highland Avenue
 373    09/30/16      NAP      373     373     LaSalle    1     Big Blue Self Storage
 374    09/30/16      NAP      374     374     LaSalle    2     Continental Apartments
 375    10/31/16      NAP      375     375     LaSalle    1     Cape Henry Shoppes
 376    09/30/16      NAP      376     376     LaSalle    1     Georgetown Self Storage
 377    09/30/16      NAP      377     377     LaSalle    1     13850 Gulf Freeway
 378    10/31/16      NAP      378     378     LaSalle    1     Advance Auto Parts Store
 379      NAP      04/01/09    379     379      GACC      1     Loveland Shopping Center
 380    10/31/16      NAP      380     380     LaSalle    1     Alpine Self Storage

     PRESENTED BELOW, SEPARATE FROM THE REST OF THE POOLED MORTGAGED LOANS, IS
THE ANNEX A-1 INFORMATION FOR THE ONE WORLD FINANCIAL CENTER NON-POOLED PORTION,
WHICH IS ASSOCIATED WITH THE CLASS WFC-1, WFC-2 AND WFC-3 CERTIFICATES. THE ONE
WORLD FINANCIAL CENTER NON-POOLED PORTION IS NOT INCLUDED IN THE INITIAL NET
MORTGAGE POOL BALANCE.

  6b    07/31/16      NAP       6b      6b      GACC      NAP   One World Financial Center (non-pooled portion)

         YIELD
        MAINTEN-    PREPAY-    PREPAY-                YIELD                                        YIELD
          ANCE       MENT       MENT              MAINTENANCE                                   MAINTENANCE
 LOAN    PERIOD     PENALTY    PENALTY             CALCULATION                                    INTEREST
NUMBER  END DATE  START DATE  END DATE              METHOD                                          RATE
-------------------------------------------------------------------------------------------------------------------------------

  1       NAP        NAP        NAP                   NAP                                           NAP
  2       NAP        NAP        NAP                   NAP                                           NAP
 2.1
 2.2
 2.3
 2.4
  3       NAP        NAP        NAP                   NAP                                           NAP
  4       NAP        NAP        NAP                   NAP                                           NAP
  5       NAP        NAP        NAP                   NAP                                           NAP
  6       NAP        NAP        NAP                   NAP                                           NAP
  7     06/30/13     NAP        NAP              Present Value                                 Treasury Flat
  8     09/30/11     NAP        NAP              Present Value                                 Treasury Flat
  9       NAP        NAP        NAP                   NAP                                           NAP
 9.1
 9.2
 9.3
 9.4
 9.5
 9.6
 9.7
 9.8
 9.9
9.10
9.11
9.12
9.13
9.14
9.15
 10       NAP        NAP        NAP                   NAP                                           NAP
10.1
10.2
10.3
10.4
10.5
10.6
10.7
10.8
10.9
10.10
10.11
10.12
10.13
10.14
10.15
10.16
10.17
10.18
10.19
10.20
 11       NAP        NAP        NAP                   NAP                                           NAP
 12       NAP        NAP        NAP                   NAP                                           NAP
 13       NAP        NAP        NAP                   NAP                                           NAP
 14       NAP        NAP        NAP                   NAP                                           NAP
 15       NAP        NAP        NAP                   NAP                                           NAP
 16       NAP        NAP        NAP                   NAP                                           NAP
 17     10/31/16     NAP        NAP              Present Value                                Treasury + 50bps
 18     11/05/16     NAP        NAP     Interest Differential (Monthly)                        Treasury Flat
 19       NAP        NAP        NAP                   NAP                                           NAP
19.1
19.2
19.3
19.4
19.5
19.6
19.7
19.8
19.9
19.10
19.11
19.12
 20       NAP        NAP        NAP                   NAP                                           NAP
 21     09/30/16     NAP        NAP              Present Value              Treasury + 50bps (12-72); Treasury + 75bps (73-116)
 22       NAP        NAP        NAP                   NAP                                           NAP
 23       NAP        NAP        NAP                   NAP                                           NAP
 24       NAP        NAP        NAP                   NAP                                           NAP
 25       NAP        NAP        NAP                   NAP                                           NAP
 26       NAP        NAP        NAP                   NAP                                           NAP
 27     10/31/11     NAP        NAP              Present Value                                 Treasury Flat
 28       NAP        NAP        NAP                   NAP                                           NAP
 29       NAP        NAP        NAP                   NAP                                           NAP
 30       NAP        NAP        NAP                   NAP                                           NAP
 31       NAP        NAP        NAP                   NAP                                           NAP
 32       NAP        NAP        NAP                   NAP                                           NAP
32.1
32.2
32.3
32.4
32.5
32.6
32.7
32.8
32.9
32.10
32.11
32.12
 33     12/05/16     NAP        NAP     Interest Differential (Monthly)                        Treasury Flat
 34       NAP        NAP        NAP                   NAP                                           NAP
 35       NAP        NAP        NAP                   NAP                                           NAP
 36     09/30/16     NAP        NAP              Present Value                                 Treasury Flat
 37     11/05/16     NAP        NAP     Interest Differential (Monthly)                        Treasury Flat
 38       NAP        NAP        NAP                   NAP                                           NAP
 39       NAP        NAP        NAP                   NAP                                           NAP
 40       NAP        NAP        NAP                   NAP                                           NAP
 41       NAP        NAP        NAP                   NAP                                           NAP
 42       NAP        NAP        NAP                   NAP                                           NAP
 43     10/31/16     NAP        NAP              Present Value                Treasury Flat (13-60); Treasury + 50bps (61-117)
 44       NAP        NAP        NAP                   NAP                                           NAP
 45       NAP        NAP        NAP                   NAP                                           NAP
 46       NAP        NAP        NAP                   NAP                                           NAP
 47       NAP        NAP        NAP                   NAP                                           NAP
 48       NAP        NAP        NAP                   NAP                                           NAP
 49       NAP        NAP        NAP                   NAP                                           NAP
 50       NAP        NAP        NAP                   NAP                                           NAP
 51       NAP        NAP        NAP                   NAP                                           NAP
 52       NAP        NAP        NAP                   NAP                                           NAP
 53     07/31/15     NAP        NAP              Present Value                                 Treasury Flat
 54       NAP        NAP        NAP                   NAP                                           NAP
 55     10/31/16     NAP        NAP              Present Value                                 Treasury Flat
 56       NAP        NAP        NAP                   NAP                                           NAP
 57       NAP        NAP        NAP                   NAP                                           NAP
 58       NAP        NAP        NAP                   NAP                                           NAP
58.1
58.2
 59       NAP        NAP        NAP                   NAP                                           NAP
 60       NAP        NAP        NAP                   NAP                                           NAP
 61       NAP        NAP        NAP                   NAP                                           NAP
 62       NAP        NAP        NAP                   NAP                                           NAP
 63       NAP        NAP        NAP                   NAP                                           NAP
 64       NAP        NAP        NAP                   NAP                                           NAP
 65       NAP        NAP        NAP                   NAP                                           NAP
 66       NAP        NAP        NAP                   NAP                                           NAP
 67       NAP        NAP        NAP                   NAP                                           NAP
 68       NAP        NAP        NAP                   NAP                                           NAP
 69       NAP        NAP        NAP                   NAP                                           NAP
 70       NAP        NAP        NAP                   NAP                                           NAP
 71       NAP        NAP        NAP                   NAP                                           NAP
 72     10/31/16     NAP        NAP              Present Value                                 Treasury Flat
 73     10/31/16     NAP        NAP              Present Value                                 Treasury Flat
 74       NAP        NAP        NAP                   NAP                                           NAP
74.1
74.2
 75       NAP        NAP        NAP                   NAP                                           NAP
 76       NAP        NAP        NAP                   NAP                                           NAP
 77       NAP        NAP        NAP                   NAP                                           NAP
 78       NAP        NAP        NAP                   NAP                                           NAP
 79       NAP        NAP        NAP                   NAP                                           NAP
 80       NAP        NAP        NAP                   NAP                                           NAP
 81       NAP        NAP        NAP                   NAP                                           NAP
 82       NAP        NAP        NAP                   NAP                                           NAP
 83       NAP        NAP        NAP                   NAP                                           NAP
 84       NAP        NAP        NAP                   NAP                                           NAP
84.1
84.2
84.3
 85     02/28/11     NAP        NAP              Present Value                                 Treasury Flat
 86       NAP        NAP        NAP                   NAP                                           NAP
 87       NAP        NAP        NAP                   NAP                                           NAP
 88       NAP        NAP        NAP                   NAP                                           NAP
 89       NAP        NAP        NAP                   NAP                                           NAP
89.1
89.2
89.3
89.4
89.5
89.6
89.7
89.8
89.9
89.10
89.11
 90       NAP        NAP        NAP                   NAP                                           NAP
 91       NAP        NAP        NAP                   NAP                                           NAP
 92       NAP        NAP        NAP                   NAP                                           NAP
 93     10/05/11     NAP        NAP     Interest Differential (Monthly)                        Treasury Flat
 94       NAP        NAP        NAP                   NAP                                           NAP
 95       NAP        NAP        NAP                   NAP                                           NAP
 96       NAP        NAP        NAP                   NAP                                           NAP
 97       NAP        NAP        NAP                   NAP                                           NAP
 98       NAP        NAP        NAP                   NAP                                           NAP
 99       NAP        NAP        NAP                   NAP                                           NAP
 100    09/30/14     NAP        NAP          Interest Differential                             Treasury Flat
 101    09/30/16     NAP        NAP              Present Value                                 Treasury Flat
 102      NAP        NAP        NAP                   NAP                                           NAP
 103    09/30/16     NAP        NAP              Present Value                                 Treasury Flat
 104      NAP        NAP        NAP                   NAP                                           NAP
104.1
104.2
104.3
104.4
 105      NAP        NAP        NAP                   NAP                                           NAP
 106      NAP        NAP        NAP                   NAP                                           NAP
 107      NAP        NAP        NAP                   NAP                                           NAP
 108      NAP        NAP        NAP                   NAP                                           NAP
 109      NAP        NAP        NAP                   NAP                                           NAP
 110      NAP        NAP        NAP                   NAP                                           NAP
 111      NAP        NAP        NAP                   NAP                                           NAP
 112      NAP        NAP        NAP                   NAP                                           NAP
 113      NAP        NAP        NAP                   NAP                                           NAP
 114      NAP        NAP        NAP                   NAP                                           NAP
 115      NAP        NAP        NAP                   NAP                                           NAP
 116      NAP        NAP        NAP                   NAP                                           NAP
 117    10/31/16     NAP        NAP              Present Value                                 Treasury Flat
 118      NAP        NAP        NAP                   NAP                                           NAP
 119      NAP        NAP        NAP                   NAP                                           NAP
 120      NAP        NAP        NAP                   NAP                                           NAP
 121      NAP        NAP        NAP              Present Value                                 Treasury Flat
121.1
121.2
121.3
121.4
121.5
121.6
 122      NAP        NAP        NAP                   NAP                                           NAP
 123    10/31/16     NAP        NAP              Present Value                                 Treasury Flat
 124      NAP        NAP        NAP                   NAP                                           NAP
 125      NAP        NAP        NAP                   NAP                                           NAP
 126    10/31/16     NAP        NAP              Present Value                                 Treasury Flat
 127      NAP        NAP        NAP                   NAP                                           NAP
127.1
127.2
127.3
127.4
127.5
127.6
127.7
127.8
127.9
 128      NAP        NAP        NAP                   NAP                                           NAP
 129      NAP        NAP        NAP                   NAP                                           NAP
 130      NAP        NAP        NAP                   NAP                                           NAP
 131      NAP        NAP        NAP                   NAP                                           NAP
 132      NAP        NAP        NAP                   NAP                                           NAP
 133      NAP        NAP        NAP                   NAP                                           NAP
 134    10/31/16     NAP        NAP              Present Value                                 Treasury Flat
 135      NAP        NAP        NAP                   NAP                                           NAP
 136      NAP        NAP        NAP                   NAP                                           NAP
 137    08/31/16     NAP        NAP              Present Value                                 Treasury Flat
 138      NAP        NAP        NAP                   NAP                                           NAP
 139      NAP        NAP        NAP                   NAP                                           NAP
 140    11/05/16     NAP        NAP     Interest Differential (Monthly)                        Treasury Flat
 141      NAP        NAP        NAP                   NAP                                           NAP
 142    09/30/16     NAP        NAP              Present Value                                 Treasury Flat
 143      NAP        NAP        NAP                   NAP                                           NAP
 144      NAP        NAP        NAP                   NAP                                           NAP
 145    09/30/13     NAP        NAP     Interest Differential (Monthly LS)                     Treasury Flat
 146      NAP        NAP        NAP                   NAP                                           NAP
 147    11/30/16     NAP        NAP     Interest Differential (Monthly LS)                     Treasury Flat
 148      NAP        NAP        NAP                   NAP                                           NAP
 149      NAP        NAP        NAP                   NAP                                           NAP
 150    10/31/16     NAP        NAP              Present Value                                 Treasury Flat
 151    11/30/16     NAP        NAP              Present Value                                 Treasury Flat
 152      NAP        NAP        NAP                   NAP                                           NAP
 153      NAP        NAP        NAP                   NAP                                           NAP
 154      NAP        NAP        NAP                   NAP                                           NAP
154.1
154.2
154.3
 155      NAP        NAP        NAP                   NAP                                           NAP
 156      NAP        NAP        NAP                   NAP                                           NAP
 157      NAP        NAP        NAP                   NAP                                           NAP
 158      NAP        NAP        NAP                   NAP                                           NAP
 159      NAP        NAP        NAP                   NAP                                           NAP
 160      NAP        NAP        NAP                   NAP                                           NAP
 161      NAP        NAP        NAP                   NAP                                           NAP
 162      NAP        NAP        NAP                   NAP                                           NAP
162.1
162.2
 163      NAP        NAP        NAP                   NAP                                           NAP
 164      NAP        NAP        NAP                   NAP                                           NAP
 165      NAP        NAP        NAP                   NAP                                           NAP
165.1
165.2
165.3
 166      NAP        NAP        NAP                   NAP                                           NAP
 167      NAP        NAP        NAP                   NAP                                           NAP
 168      NAP        NAP        NAP                   NAP                                           NAP
 169      NAP        NAP        NAP                   NAP                                           NAP
 170      NAP        NAP        NAP                   NAP                                           NAP
 171      NAP        NAP        NAP                   NAP                                           NAP
 172      NAP        NAP        NAP                   NAP                                           NAP
 173    11/30/11     NAP        NAP          Interest Differential                             Treasury Flat
 174      NAP        NAP        NAP                   NAP                                           NAP
 175      NAP        NAP        NAP                   NAP                                           NAP
 176      NAP        NAP        NAP                   NAP                                           NAP
 177      NAP        NAP        NAP                   NAP                                           NAP
 178      NAP        NAP        NAP                   NAP                                           NAP
 179      NAP        NAP        NAP                   NAP                                           NAP
 180      NAP        NAP        NAP                   NAP                                           NAP
 181      NAP        NAP        NAP                   NAP                                           NAP
 183      NAP        NAP        NAP                   NAP                                           NAP
 184      NAP        NAP        NAP                   NAP                                           NAP
 185    10/31/16     NAP        NAP              Present Value                                 Treasury Flat
 186      NAP        NAP        NAP                   NAP                                           NAP
 187      NAP        NAP        NAP                   NAP                                           NAP
 188      NAP        NAP        NAP                   NAP                                           NAP
 189      NAP        NAP        NAP                   NAP                                           NAP
 190      NAP        NAP        NAP                   NAP                                           NAP
 191    07/31/16     NAP        NAP              Present Value                                 Treasury Flat
 192      NAP        NAP        NAP                   NAP                                           NAP
 193    10/05/16     NAP        NAP          PV Yield Differential                             Treasury Flat
 194      NAP        NAP        NAP                   NAP                                           NAP
 195      NAP        NAP        NAP                   NAP                                           NAP
 196      NAP        NAP        NAP                   NAP                                           NAP
 197      NAP        NAP        NAP              Present Value                                 Treasury Flat
 198      NAP        NAP        NAP                   NAP                                           NAP
 199      NAP        NAP        NAP                   NAP                                           NAP
 200      NAP        NAP        NAP                   NAP                                           NAP
 201      NAP        NAP        NAP                   NAP                                           NAP
 202      NAP        NAP        NAP              Present Value                                 Treasury Flat
 203    09/30/16     NAP        NAP              Present Value                                 Treasury Flat
 204      NAP        NAP        NAP                   NAP                                           NAP
 205      NAP        NAP        NAP                   NAP                                           NAP
 206      NAP        NAP        NAP                   NAP                                           NAP
 207      NAP        NAP        NAP                   NAP                                           NAP
 208    09/30/13     NAP        NAP              Present Value                                 Treasury Flat
 209    10/31/16     NAP        NAP              Present Value                                 Treasury Flat
 210      NAP        NAP        NAP                   NAP                                           NAP
 211      NAP        NAP        NAP                   NAP                                           NAP
 212      NAP        NAP        NAP                   NAP                                           NAP
212.1
212.2
 213    07/31/16     NAP        NAP              Present Value                                 Treasury Flat
 214      NAP        NAP        NAP                   NAP                                           NAP
 215      NAP        NAP        NAP                   NAP                                           NAP
 216      NAP        NAP        NAP                   NAP                                           NAP
 217    11/30/16     NAP        NAP              Present Value                                 Treasury Flat
 218      NAP        NAP        NAP                   NAP                                           NAP
 219      NAP        NAP        NAP                   NAP                                           NAP
 220      NAP        NAP        NAP                   NAP                                           NAP
 221      NAP        NAP        NAP                   NAP                                           NAP
 222      NAP        NAP        NAP                   NAP                                           NAP
 223    08/31/15     NAP        NAP              Present Value                                 Treasury Flat
 224    10/31/16     NAP        NAP              Present Value                                 Treasury Flat
 225      NAP        NAP        NAP                   NAP                                           NAP
 226      NAP        NAP        NAP                   NAP                                           NAP
 227      NAP        NAP        NAP                   NAP                                           NAP
 228      NAP        NAP        NAP                   NAP                                           NAP
 229      NAP        NAP        NAP                   NAP                                           NAP
 230      NAP        NAP        NAP                   NAP                                           NAP
 231    10/31/16     NAP        NAP     Interest Differential (Monthly LS)                     Treasury Flat
 232      NAP        NAP        NAP                   NAP                                           NAP
 233      NAP        NAP        NAP                   NAP                                           NAP
 234    11/30/11     NAP        NAP          Interest Differential                             Treasury Flat
 235      NAP        NAP        NAP              Present Value                                 Treasury Flat
 236      NAP        NAP        NAP                   NAP                                           NAP
 237      NAP        NAP        NAP                   NAP                                           NAP
 238      NAP        NAP        NAP                   NAP                                           NAP
 239      NAP        NAP        NAP                   NAP                                           NAP
 240      NAP        NAP        NAP                   NAP                                           NAP
 241      NAP        NAP        NAP                   NAP                                           NAP
 242      NAP        NAP        NAP                   NAP                                           NAP
 243    11/30/16     NAP        NAP              Present Value                                 Treasury Flat
 244      NAP        NAP        NAP                   NAP                                           NAP
 245    10/31/16     NAP        NAP              Present Value                                 Treasury Flat
 246      NAP        NAP        NAP                   NAP                                           NAP
 247      NAP        NAP        NAP                   NAP                                           NAP
 248      NAP        NAP        NAP                   NAP                                           NAP
 249      NAP        NAP        NAP                   NAP                                           NAP
 250      NAP        NAP        NAP                   NAP                                           NAP
 251      NAP        NAP        NAP                   NAP                                           NAP
 252    09/30/16     NAP        NAP              Present Value                                 Treasury Flat
 253    09/30/13     NAP        NAP              Present Value                                 Treasury Flat
 254      NAP        NAP        NAP                   NAP                                           NAP
 255      NAP        NAP        NAP                   NAP                                           NAP
 256      NAP        NAP        NAP                   NAP                                           NAP
 257      NAP        NAP        NAP                   NAP                                           NAP
 258      NAP        NAP        NAP                   NAP                                           NAP
 259      NAP        NAP        NAP                   NAP                                           NAP
 260      NAP        NAP        NAP                   NAP                                           NAP
 261    10/31/16     NAP        NAP              Present Value                                 Treasury Flat
 262      NAP        NAP        NAP                   NAP                                           NAP
 263      NAP        NAP        NAP                   NAP                                           NAP
 264      NAP        NAP        NAP                   NAP                                           NAP
 265    06/14/18     NAP        NAP              Present Value                                 Treasury Flat
 266    10/31/14     NAP        NAP              Present Value                                 Treasury Flat
 267      NAP        NAP        NAP                   NAP                                           NAP
 268    10/31/16     NAP        NAP              Present Value                                 Treasury Flat
 269      NAP        NAP        NAP                   NAP                                           NAP
 270      NAP        NAP        NAP                   NAP                                           NAP
270.1
270.2
 271    09/30/16     NAP        NAP              Present Value                                 Treasury Flat
 272      NAP        NAP        NAP                   NAP                                           NAP
 273      NAP        NAP        NAP                   NAP                                           NAP
 274      NAP        NAP        NAP                   NAP                                           NAP
 275      NAP        NAP        NAP                   NAP                                           NAP
 276    10/31/16     NAP        NAP              Present Value                                 Treasury Flat
 277      NAP        NAP        NAP                   NAP                                           NAP
 278      NAP        NAP        NAP                   NAP                                           NAP
 279      NAP        NAP        NAP                   NAP                                           NAP
 280      NAP        NAP        NAP                   NAP                                           NAP
 281    10/31/11  11/01/11    08/31/16           Present Value                                 Treasury Flat
 282      NAP        NAP        NAP                   NAP                                           NAP
 283      NAP        NAP        NAP                   NAP                                           NAP
 284      NAP        NAP        NAP                   NAP                                           NAP
 285      NAP        NAP        NAP                   NAP                                           NAP
 286      NAP        NAP        NAP                   NAP                                           NAP
 287      NAP        NAP        NAP                   NAP                                           NAP
 288    10/31/16     NAP        NAP              Present Value                                 Treasury Flat
 289      NAP        NAP        NAP                   NAP                                           NAP
 290    10/31/16     NAP        NAP              Present Value                                 Treasury Flat
 291    10/31/16     NAP        NAP              Present Value                                 Treasury Flat
 292      NAP        NAP        NAP                   NAP                                           NAP
 293      NAP        NAP        NAP                   NAP                                           NAP
 294    12/31/12     NAP        NAP              Present Value                                 Treasury Flat
 295      NAP        NAP        NAP                   NAP                                           NAP
 296    12/31/17     NAP        NAP              Present Value                                 Treasury Flat
 297      NAP        NAP        NAP                   NAP                                           NAP
 298      NAP        NAP        NAP                   NAP                                           NAP
 299    09/30/16     NAP        NAP              Present Value                                 Treasury Flat
 300      NAP        NAP        NAP                   NAP                                           NAP
 301      NAP        NAP        NAP                   NAP                                           NAP
 302      NAP        NAP        NAP                   NAP                                           NAP
 303      NAP        NAP        NAP                   NAP                                           NAP
 304      NAP        NAP        NAP                   NAP                                           NAP
 305      NAP        NAP        NAP                   NAP                                           NAP
 306      NAP        NAP        NAP                   NAP                                           NAP
 307      NAP        NAP        NAP                   NAP                                           NAP
 308    07/31/16     NAP        NAP              Present Value                                 Treasury Flat
 309      NAP        NAP        NAP                   NAP                                           NAP
 310    10/31/16     NAP        NAP              Present Value                                 Treasury Flat
 311      NAP        NAP        NAP                   NAP                                           NAP
 312      NAP        NAP        NAP                   NAP                                           NAP
 313      NAP        NAP        NAP                   NAP                                           NAP
 314      NAP        NAP        NAP                   NAP                                           NAP
 315      NAP        NAP        NAP                   NAP                                           NAP
 316      NAP        NAP        NAP                   NAP                                           NAP
 317      NAP        NAP        NAP                   NAP                                           NAP
 318      NAP        NAP        NAP                   NAP                                           NAP
 319    11/30/16     NAP        NAP              Present Value                                 Treasury Flat
 320      NAP        NAP        NAP                   NAP                                           NAP
 321      NAP        NAP        NAP                   NAP                                           NAP
 322      NAP        NAP        NAP                   NAP                                           NAP
 323      NAP        NAP        NAP                   NAP                                           NAP
 324      NAP        NAP        NAP                   NAP                                           NAP
 325      NAP        NAP        NAP              Present Value                                 Treasury Flat
 326    10/31/16     NAP        NAP              Present Value                                 Treasury Flat
 327      NAP        NAP        NAP                   NAP                                           NAP
 328    11/30/16     NAP        NAP              Present Value                                 Treasury Flat
 329    10/31/16     NAP        NAP              Present Value                                 Treasury Flat
 330      NAP        NAP        NAP                   NAP                                           NAP
 331    08/31/16     NAP        NAP              Present Value                                 Treasury Flat
 332      NAP        NAP        NAP                   NAP                                           NAP
 333      NAP        NAP        NAP                   NAP                                           NAP
 334      NAP        NAP        NAP                   NAP                                           NAP
 335      NAP        NAP        NAP                   NAP                                           NAP
 336      NAP        NAP        NAP                   NAP                                           NAP
 337      NAP        NAP        NAP                   NAP                                           NAP
 338      NAP        NAP        NAP                   NAP                                           NAP
 339    12/31/16     NAP        NAP              Present Value                                 Treasury Flat
 340      NAP        NAP        NAP                   NAP                                           NAP
 341    10/31/16     NAP        NAP              Present Value                                 Treasury Flat
 342    10/31/16     NAP        NAP              Present Value                                 Treasury Flat
 343      NAP        NAP        NAP                   NAP                                           NAP
 344      NAP        NAP        NAP                   NAP                                           NAP
 345    10/31/16     NAP        NAP              Present Value                                 Treasury Flat
 346    09/30/16     NAP        NAP              Present Value                                 Treasury Flat
 347    09/30/16     NAP        NAP              Present Value                                 Treasury Flat
 348    09/30/16     NAP        NAP              Present Value                                 Treasury Flat
 349      NAP        NAP        NAP                   NAP                                           NAP
 350      NAP        NAP        NAP                   NAP                                           NAP
 351      NAP        NAP        NAP                   NAP                                           NAP
 352    09/30/16     NAP        NAP              Present Value                                 Treasury Flat
 353      NAP        NAP        NAP                   NAP                                           NAP
 354    10/31/16     NAP        NAP              Present Value                                 Treasury Flat
 355      NAP        NAP        NAP                   NAP                                           NAP
 356      NAP        NAP        NAP                   NAP                                           NAP
 357      NAP        NAP        NAP                   NAP                                           NAP
 358    12/31/21     NAP        NAP              Present Value                                 Treasury Flat
 359      NAP        NAP        NAP                   NAP                                           NAP
 360      NAP        NAP        NAP                   NAP                                           NAP
 361      NAP        NAP        NAP                   NAP                                           NAP
 362    10/31/16     NAP        NAP              Present Value                                 Treasury Flat
 363      NAP        NAP        NAP                   NAP                                           NAP
 364      NAP        NAP        NAP                   NAP                                           NAP
 365      NAP        NAP        NAP                   NAP                                           NAP
 367      NAP        NAP        NAP                   NAP                                           NAP
 368    10/31/16     NAP        NAP              Present Value                                 Treasury Flat
 369      NAP        NAP        NAP                   NAP                                           NAP
369.1
369.2
 370      NAP        NAP        NAP                   NAP                                           NAP
 371      NAP        NAP        NAP                   NAP                                           NAP
 372      NAP        NAP        NAP                   NAP                                           NAP
 373      NAP        NAP        NAP                   NAP                                           NAP
 374      NAP        NAP        NAP                   NAP                                           NAP
 375      NAP        NAP        NAP                   NAP                                           NAP
 376      NAP        NAP        NAP                   NAP                                           NAP
 377      NAP        NAP        NAP                   NAP                                           NAP
 378      NAP        NAP        NAP                   NAP                                           NAP
 379    10/31/16     NAP        NAP              Present Value                                 Treasury Flat
 380      NAP        NAP        NAP                   NAP                                           NAP

 6b       NAP        NAP        NAP                   NAP                                           NAP

            YIELD
        MAINTENANCE
          INTEREST
            RATE
         CONVERTED             YIELD
         TO MONTHLY         MAINTENANCE                    PROPERTY
 LOAN     MORTGAGE          DISCOUNTING          PROPERTY    SIZE               YEAR                      YEAR             OCCUPANCY
NUMBER      RATE              HORIZON              SIZE      TYPE              BUILT                    RENOVATED         PERCENTAGE
------------------------------------------------------------------------------------------------------------------------------------

   1        NAP                 NAP             1,609,085      SF                1972                       NAP              81%
   2        NAP                 NAP             1,989,759      SF                                                            96%
  2.1                                           1,606,435      SF                1959                      2004              97%
  2.2                                             199,362      SF                1961                      2004              89%
  2.3                                             169,918      SF                1983                       NAP              89%
  2.4                                              14,044      SF                1989                       NAP              100%
   3        NAP                 NAP             2,769,954      SF                1992                      2005              94%
   4        NAP                 NAP               453,579      SF                1972                      1995              91%
   5        NAP                 NAP               589,038      SF                1972                      1998              99%
   6        NAP                 NAP             1,567,711      SF                1985                       NAP              98%
   7         No              Specified                380    Rooms               1990                   2006 - 2007          85%
   8         No              Specified              1,228    Units               1947                   2006 - 2007          97%
   9        NAP                 NAP             4,193,824      SF                                                            84%
  9.1                                             186,100      SF                1989                      1994              67%
  9.2                                             177,622      SF             1993-1995                     NAP              86%
  9.3                                             181,106      SF                1988                      2000              94%
  9.4                                             232,956      SF          1982, 1991, 1993                 NAP              99%
  9.5                                             669,650      SF                1963                1967, 1969, 1981        82%
  9.6                                             478,467      SF                1978                       NAP              95%
  9.7                                             370,783      SF                1967                       NAP              82%
  9.8                                             191,220      SF                1985                      1992              69%
  9.9                                             218,540      SF             1993-1994                     NAP              86%
 9.10                                             221,330      SF                1975                      1996              81%
 9.11                                             110,405      SF                1967             1978, 1990, 1992, 1998     75%
 9.12                                             211,784      SF             1968-1994                     NAP              89%
 9.13                                             225,843      SF                1965                       NAP              60%
 9.14                                             116,401      SF             1963, 1986                    NAP              62%
 9.15                                             601,617      SF             1972-1985                     NAP              94%
  10        NAP                 NAP             5,489,325      SF                                                            78%
 10.1                                             431,369      SF                1990                      1993              80%
 10.2                                             455,227      SF                1973                      1978              84%
 10.3                                             458,518      SF                1946                      1974              41%
 10.4                                             398,223      SF                1973                       NAP              45%
 10.5                                             270,772      SF                1995                       NAP              92%
 10.6                                             327,601      SF                1952                 1956, 1968,1979        53%
 10.7                                             243,170      SF                1999                       NAP              91%
 10.8                                             252,075      SF                1985                      1995              82%
 10.9                                             299,776      SF                1969                      1971              90%
 10.10                                            252,419      SF                1997                       NAP              84%
 10.11                                            127,260      SF                1999                       NAP              50%
 10.12                                            162,914      SF                1960                      1968              31%
 10.13                                            163,796      SF                1973                1977, 1981 & 2003       92%
 10.14                                            168,007      SF                1972                      1984              87%
 10.15                                            260,356      SF                1969                      2004              90%
 10.16                                            111,499      SF                1998                       NAP              93%
 10.17                                            188,734      SF                1955                   1956 & 1989          90%
 10.18                                            118,003      SF            1960 - 1986                1996, 2005           84%
 10.19                                            573,183      SF                1960                   1972 - 1985          41%
 10.20                                            226,423      SF                1982                   1998 - 2000          80%
  11        NAP                 NAP               887,079      SF             1973-1977                    2000              99%
  12        NAP                 NAP               283,889      SF                2006                       NAP              100%
  13        NAP                 NAP                   493    Rooms               1999                       NAP              69%
  14        NAP                 NAP               677,222      SF                1985                       NAP              90%
  15        NAP                 NAP                   401    Rooms               2005                       NAP              68%
  16        NAP                 NAP               352,980      SF             2006-2007                     NAP              94%
  17        Yes              Maturity                 409    Units               2002                       NAP              94%
  18        Yes      Lesser of Maturity or WAL    309,735      SF                1985              1997-1998, 2001, 2005     97%
  19        NAP                 NAP             2,573,228      SF                                                            88%
 19.1                                             132,708      SF                1991                       NAP              100%
 19.2                                             153,395      SF                1992                       NAP              100%
 19.3                                             100,000      SF                1988                       NAP              73%
 19.4                                             104,000      SF                1989                       NAP              100%
 19.5                                              60,000      SF                1975                       NAP              100%
 19.6                                              51,300      SF                1975                       NAP              66%
 19.7                                              62,880      SF                1977                       NAP               0%
 19.8                                             199,045      SF                1947                       NAP               0%
 19.9                                             655,000      SF                1973                       NAP              100%
 19.10                                            133,500      SF                1987                       NAP              100%
 19.11                                            621,400      SF                1960                       NAP              100%
 19.12                                            300,000      SF                1991                       NAP              100%
  20        NAP                 NAP               288,250      SF                1989                       NAP              99%
  21        Yes              Maturity                 306    Units               1989                      2007              95%
  22        NAP                 NAP               217,351      SF                1982                      2004              100%
  23        NAP                 NAP               213,560      SF                2001                       NAP              94%
  24        NAP                 NAP                   364    Units               2002                       NAP              90%
  25        NAP                 NAP               300,301      SF                1988                       NAP              92%
  26        NAP                 NAP               148,232      SF                2001                       NAP              89%
  27        Yes              Specified                500    Units               1972                   2005 - 2006          92%
  28        NAP                 NAP               204,953      SF                1912                      1998              93%
  29        NAP                 NAP               196,062      SF                2005                       NAP              100%
  30        NAP                 NAP               213,504      SF                1984                       NAP              98%
  31        NAP                 NAP                   366    Units               2002                       NAP              58%
  32        NAP                 NAP               463,747      SF                                                            100%
 32.1                                              37,330      SF                1991                       NAP              100%
 32.2                                              37,600      SF                1991                       NAP              100%
 32.3                                              60,000      SF                1998                       NAP              100%
 32.4                                              29,775      SF                1989                       NAP              100%
 32.5                                              37,500      SF                1991                       NAP              100%
 32.6                                              37,500      SF                2000                       NAP              100%
 32.7                                              35,000      SF                1998                       NAP              100%
 32.8                                              45,000      SF                2006                       NAP              100%
 32.9                                              45,000      SF                2004                       NAP              100%
 32.10                                             30,000      SF                2000                       NAP              100%
 32.11                                             40,625      SF                1999                       NAP              100%
 32.12                                             28,417      SF                1989                       NAP              100%
  33        Yes              Maturity             332,607      SF                1974                      2002              97%
  34        NAP                 NAP               249,572      SF             2004, 2005                   2007              93%
  35        NAP                 NAP                   152    Units               1912                   1998, 1999           99%
  36        Yes              Maturity                 416    Rooms         1959, 1968, 1978                2006              77%
  37        Yes              Maturity              63,286      SF                1984                      2005              100%
  38        NAP                 NAP               405,517      SF                1979                 1999-2001, 2006        83%
  39        NAP                 NAP                   331    Rooms               1999                      2004              67%
  40        NAP                 NAP               255,185      SF                1950                      1997              100%
  41        NAP                 NAP               193,772      SF                1999                       NAP              100%
  42        NAP                 NAP               251,168      SF                2000                       NAP              90%
  43        Yes              Specified                414    Units               1973                       NAP              95%
  44        NAP                 NAP               217,831      SF                1985                       NAP              99%
  45        NAP                 NAP                81,767      SF                1984                       NAP              69%
  46        NAP                 NAP                   526    Units            1989, 1999                   2005              95%
  47        NAP                 NAP                   326    Units               1986                       NAP              95%
  48        NAP                 NAP               301,346      SF            1980 - 1983                   2006              89%
  49        NAP                 NAP               112,978      SF                2006                       NAP              93%
  50        NAP                 NAP               185,077      SF                2002                       NAP              89%
  51        NAP                 NAP               362,226      SF                1982                      2001              100%
  52        NAP                 NAP               214,742      SF                1985                       NAP              93%
  53        Yes              Maturity                 338    Units               2001                       NAP              93%
  54        NAP                 NAP                89,013      SF                2005                       NAP              96%
  55        Yes              Maturity             117,627      SF             1999, 2003                    NAP              100%
  56        NAP                 NAP                 1,804    Units   1968-1969, 1971, 1978, 2000           2002              51%
  57        NAP                 NAP                75,152      SF                1987                       NAP              100%
  58        NAP                 NAP                   240    Rooms                                                           74%
 58.1                                                 144    Rooms               1982                      2006              78%
 58.2                                                  96    Rooms            2004-2005                     NAP              69%
  59        NAP                 NAP                   173    Rooms               1978                      2004              70%
  60        NAP                 NAP               174,728      SF                1972                      2000              83%
  61        NAP                 NAP                   157    Units           1886 - 1904                   2002              87%
  62        NAP                 NAP               119,530      SF                1987                       NAP              90%
  63        NAP                 NAP                   225    Units               1985                       NAP              93%
  64        NAP                 NAP               177,535      SF                1992                       NAP              92%
  65        NAP                 NAP                61,413      SF                1958                      2006              100%
  66        NAP                 NAP                   238    Units               1996                       NAP              100%
  67        NAP                 NAP               251,511      SF                1975                       NAP              100%
  68        NAP                 NAP               139,600      SF                2006                       NAP              82%
  69        NAP                 NAP               146,327      SF             2002-2005                     NAP              97%
  70        NAP                 NAP                74,001      SF                1915                      1988              87%
  71        NAP                 NAP                88,785      SF                2006                       NAP              100%
  72        Yes              Maturity                 119    Rooms               2005                       NAP              78%
  73        Yes              Maturity                 158    Rooms               2005                       NAP              66%
  74        NAP                 NAP                   198    Rooms                                                           74%
 74.1                                                 107    Rooms               1999                      2004              70%
 74.2                                                  91    Rooms               2000                    2005/2006           80%
  75        NAP                 NAP               153,190      SF             1988, 2000                    NAP              94%
  76        NAP                 NAP                95,970      SF            2004 - 2006                    NAP              100%
  77        NAP                 NAP               116,556      SF                1968                       NAP              100%
  78        NAP                 NAP               161,331      SF                1989                      2007              93%
  79        NAP                 NAP                   185    Rooms               1987                      2003              73%
  80        NAP                 NAP                   188    Units            1995-2000                     NAP              98%
  81        NAP                 NAP               104,234      SF                1985                       NAP              100%
  82        NAP                 NAP                29,754      SF                2005                       NAP              88%
  83        NAP                 NAP               279,544      SF             1959-1975                    2004              80%
  84        NAP                 NAP               394,983      SF                                                            95%
 84.1                                              45,000      SF                1985                      2005              100%
 84.2                                             123,000      SF                1981                      2004              97%
 84.3                                             226,983      SF                1983                      2004              93%
  85        Yes              Maturity             289,733      SF                1920                      1995              100%
  86        NAP                 NAP                76,706      SF             2001-2006                     NAP              84%
  87        NAP                 NAP                60,771      SF                1961                      2004              96%
  88        NAP                 NAP                51,031      SF                2003                       NAP              90%
  89        NAP                 NAP               153,946      SF                                                            94%
 89.1                                              15,400      SF                1999                       NAP              100%
 89.2                                              11,300      SF                2001                       NAP              100%
 89.3                                              16,000      SF                2000                       NAP              100%
 89.4                                              15,365      SF                2000                       NAP              100%
 89.5                                               4,513      SF                1993                       NAP              100%
 89.6                                              22,136      SF                2002                      2004              100%
 89.7                                               4,815      SF                2003                       NAP              100%
 89.8                                              20,000      SF                2001                      2005              100%
 89.9                                              12,150      SF                1993                      2005              100%
 89.10                                             25,587      SF                1990                      1999              65%
 89.11                                              6,680      SF                1996                       NAP              100%
  90        NAP                 NAP                60,500      SF                2002                       NAP              100%
  91        NAP                 NAP                   203    Units               1982                      2003              99%
  92        NAP                 NAP                   222    Units            1963, 2005                    NAP              99%
  93        Yes              Maturity             232,500      SF                1973                      1992              100%
  94        NAP                 NAP                73,399      SF                1998                       NAP              100%
  95        NAP                 NAP                52,527      SF                1989                      2006              95%
  96        NAP                 NAP                86,577      SF                1996                       NAP              100%
  97        NAP                 NAP                99,655      SF                1982                       NAP              92%
  98        NAP                 NAP               134,688      SF                2001                    2006-2007           100%
  99        NAP                 NAP                   159    Units               2006                       NAP              100%
  100       Yes      Lesser of Maturity or WAL    488,438      SF              Various                      NAP              98%
  101       Yes              Maturity                  85    Rooms               2004                       NAP              85%
  102       NAP                 NAP                   170    Units               1924                    2004-2006           91%
  103       Yes              Maturity              67,389      SF             2005/2006                     NAP              100%
  104       NAP                 NAP                   245    Units                                                           100%
 104.1                                                104    Units               1991                      2005              100%
 104.2                                                 59    Units               1920                      1997              100%
 104.3                                                 24    Units               1998                       NAP              100%
 104.4                                                 58    Units               1997                       NAP              100%
  105       NAP                 NAP                61,364      SF                1990                       NAP              100%
  106       NAP                 NAP                78,375      SF                1909                      2000              95%
  107       NAP                 NAP                   132    Units               2002                       NAP              98%
  108       NAP                 NAP               109,637      SF                1980                      2006              87%
  109       NAP                 NAP                66,509      SF                1987                       NAP              100%
  110       NAP                 NAP                69,374      SF                1987                       NAP              100%
  111       NAP                 NAP               147,745      SF                1990                       NAP              98%
  112       NAP                 NAP                   178    Units               1986                      2003              98%
  113       NAP                 NAP               124,037      SF                1973                      1992              95%
  114       NAP                 NAP                55,446      SF                2000                       NAP              93%
  115       NAP                 NAP                45,497      SF                1983                      2006              100%
  116       NAP                 NAP                29,467      SF                2000                       NAP              100%
  117       Yes              Maturity             103,849      SF                2002                       NAP              100%
  118       NAP                 NAP                53,324      SF                1998                       NAP              100%
  119       NAP                 NAP               138,315      SF                1969                      1995              98%
  120       NAP                 NAP                42,540      SF                1986                       NAP              100%
  121       Yes              Maturity               1,431    Rooms                                                           72%
 121.1                                                225    Rooms               2004                       NAP              77%
 121.2                                                252    Rooms               2000                       NAP              76%
 121.3                                                150    Rooms               2004                       NAP              79%
 121.4                                                261    Rooms               2005                       NAP              77%
 121.5                                                300    Rooms               2003                       NAP              69%
 121.6                                                243    Rooms               1998                      2005              58%
  122       NAP                 NAP                   162      SF                2001                       NAP              98%
  123       Yes              Maturity                  93    Rooms               2005                       NAP              74%
  124       NAP                 NAP               200,723      SF                1989                       NAP              100%
  125       NAP                 NAP               105,064      SF                1979                      2005              93%
  126       Yes              Maturity                 120    Rooms               2003                      2005              67%
  127       NAP                 NAP               298,643      SF                                                            96%
 127.1                                            105,000      SF          1961, 1978, 1987                 NAP              100%
 127.2                                              9,461      SF                1986                       NAP              100%
 127.3                                             48,230      SF                1992                       NAP              100%
 127.4                                              8,286      SF                1976                       NAP              100%
 127.5                                             28,233      SF             1987, 1999                   2005              78%
 127.6                                             10,650      SF                2001                       NAP              100%
 127.7                                             53,822      SF             1957-1967                    2005              95%
 127.8                                              8,250      SF                1999                       NAP              73%
 127.9                                             26,711      SF                1985                       NAP              100%
  128       NAP                 NAP                35,655      SF       1926, 1950-1961 & 1986              NAP              100%
  129       NAP                 NAP                   112    Units               2006                       NAP              100%
  130       NAP                 NAP                96,756      SF             1990-2002                     NAP              95%
  131       NAP                 NAP                   284    Units               1984                    2004-2006           99%
  132       NAP                 NAP               207,797      SF                1984                       NAP              91%
  133       NAP                 NAP               223,073      SF                1972                      1994              87%
  134       Yes              Maturity              57,338      SF                1982                       NAP              100%
  135       NAP                 NAP                27,128      SF                2006                       NAP              100%
  136       NAP                 NAP                    95    Rooms               2004                       NAP              87%
  137       Yes              Maturity                 288    Units               1982                       NAP              92%
  138       NAP                 NAP               144,963      SF                1962                      1994              91%
  139       NAP                 NAP                32,000      SF                2006                       NAP              100%
  140       Yes              Maturity             260,632      SF                1974                      2005              86%
  141       NAP                 NAP               204,605      SF                1989                      2005              85%
  142       Yes              Maturity              50,280      SF                2005                       NAP              100%
  143       NAP                 NAP                   146    Units               1987                       NAP              93%
  144       NAP                 NAP                   150    Units               1980                       NAP              93%
  145        No              Maturity                 536    Units               1985                      2001              88%
  146       NAP                 NAP                   241    Units               1970                      2003              92%
  147        No              Maturity              23,764      SF             1964, 1967                    NAP              95%
  148       NAP                 NAP                   106    Rooms               2000                       NAP              75%
  149       NAP                 NAP                85,585      SF                1978                      2003              95%
  150       Yes              Maturity             126,095      SF                1970                      1995              94%
  151       Yes              Maturity              91,944      SF                1960                      2002              100%
  152       NAP                 NAP                30,234      SF                1988                   2001 - 2005          100%
  153       NAP                 NAP                57,437      SF                2002                       NAP              100%
  154       NAP                 NAP               229,755      SF                                                            83%
 154.1                                             86,985      SF                1999                      2002              98%
 154.2                                             79,760      SF                2002                      2006              87%
 154.3                                             63,010      SF                2003                      2006              60%
  155       NAP                 NAP                97,889      SF                1984                       NAP              94%
  156       NAP                 NAP                   182    Units               1982                      2005              94%
  157       NAP                 NAP                68,455      SF                2006                       NAP              100%
  158       NAP                 NAP                41,480      SF            1992 & 2001                    NAP              100%
  159       NAP                 NAP               106,877      SF                1988                      2006              75%
  160       NAP                 NAP                41,075      SF                2006                       NAP              89%
  161       NAP                 NAP                   102    Units               1998                       NAP              98%
  162       NAP                 NAP                89,933      SF                                                            100%
 162.1                                             47,770      SF                1998                       NAP              100%
 162.2                                             42,163      SF                2001                       NAP              100%
  163       NAP                 NAP                16,148      SF                2006                       NAP              56%
  164       NAP                 NAP                53,946      SF                2001                       NAP              100%
  165       NAP                 NAP               165,860      SF              Various                    Various            80%
 165.1                                             46,050      SF             2001, 2003                   2003              93%
 165.2                                             45,025      SF             1997, 1999                   2003              87%
 165.3                                             74,785      SF             1988, 1999                   2005              68%
  166       NAP                 NAP                   160    Units               1996                       NAP              88%
  167       NAP                 NAP                   153    Rooms               1997                       NAP              81%
  168       NAP                 NAP                37,818      SF                2006                       NAP              87%
  169       NAP                 NAP                88,213      SF             1987-2005                    2005              97%
  170       NAP                 NAP                   120    Units               1985                       NAP              96%
  171       NAP                 NAP                   112    Units               2005                       NAP              94%
  172       NAP                 NAP                   112    Rooms               2000                       NAP              71%
  173       Yes      Lesser of Maturity or WAL        308    Units               1990                       NAP              99%
  174       NAP                 NAP                31,900      SF                1986                       NAP              93%
  175       NAP                 NAP                34,545      SF                1920                      1981              100%
  176       NAP                 NAP                     5    Units               2002                       NAP              100%
  177       NAP                 NAP                    26    Units               2004                       NAP              95%
  178       NAP                 NAP                   100    Rooms               1967                      2003              61%
  179       NAP                 NAP               102,800      SF             1986, 1987                    NAP              94%
  180       NAP                 NAP                18,682      SF                1984                      1999              92%
  181       NAP                 NAP                74,772      SF                1994                       NAP              100%
  183       NAP                 NAP                   113    Units               2001                       NAP              99%
  184       NAP                 NAP                44,564      SF       1968, 1982, 2003, 2005             2006              99%
  185       Yes              Maturity              44,019      SF            1999 & 2001                    NAP              95%
  186       NAP                 NAP                71,308      SF                1957                      2005              82%
  187       NAP                 NAP                30,235      SF                2000                       NAP              100%
  188       NAP                 NAP               145,958      SF                1976                    2003-2004           89%
  189       NAP                 NAP               207,600      SF                1996                       NAP              100%
  190       NAP                 NAP                47,803      SF                1976                    2004-2006           98%
  191       Yes              Maturity                 105    Units               2006                       NAP              91%
  192       NAP                 NAP                10,743      SF                1980                       NAP              99%
  193       Yes                 WAL                24,105      SF             1925, 1939                2002, 2003           96%
  194       NAP                 NAP                   303    Units               1993                      2005              77%
  195       NAP                 NAP                    93    Rooms               1997                       NAP              79%
  196       NAP                 NAP               111,734      SF             1983, 1994                    NAP              81%
  197       Yes              Maturity              46,658      SF                1995                       NAP              100%
  198       NAP                 NAP                   256    Units               1971                       NAP              100%
  199       NAP                 NAP                22,360      SF                2004                       NAP              95%
  200       NAP                 NAP                85,055      SF                2005                       NAP              63%
  201       NAP                 NAP                28,920      SF                1959                      2005              100%
  202       Yes              Maturity              48,407      SF            1973 & 1990                    NAP              93%
  203       Yes              Maturity              66,229      SF                1987                       NAP              100%
  204       NAP                 NAP                    89    Rooms               2003                       NAP              72%
  205       NAP                 NAP                21,640      SF                2006                       NAP              95%
  206       NAP                 NAP                20,341      SF                2006                       NAP              100%
  207       NAP                 NAP                   148    Units               1948                      2000              95%
  208       Yes              Maturity                  83    Rooms               2003                       NAP              71%
  209       Yes              Maturity              14,550      SF                2006                       NAP              100%
  210       NAP                 NAP                91,383      SF                1997                       NAP              83%
  211       NAP                 NAP                   480    Units               1960                      2000              97%
  212       NAP                 NAP               176,040      SF                                                            72%
 212.1                                             74,900      SF                1996                       NAP              65%
 212.2                                            101,140      SF                1997                       NAP              77%
  213       Yes              Maturity                 136    Rooms               1999                      2005              99%
  214       NAP                 NAP                33,857      SF                1990                      1994              100%
  215       NAP                 NAP                46,799      SF                1955                      1995              100%
  216       NAP                 NAP                    44    Units               1997                       NAP              89%
  217       Yes              Maturity              58,767      SF             1902-1922               1983, 2002-2005        95%
  218       NAP                 NAP                42,154      SF             2002, 2003                    NAP              100%
  219       NAP                 NAP                15,001      SF                2006                       NAP              78%
  220       NAP                 NAP                55,226      SF                1985                       NAP              95%
  221       NAP                 NAP               306,323      SF             1984, 1996                    NAP              98%
  222       NAP                 NAP                 9,200      SF                2006                       NAP              100%
  223       Yes              Maturity                 150    Units               1969                      2005              94%
  224       Yes              Maturity              12,711      SF                2005                       NAP              100%
  225       NAP                 NAP                    77    Rooms               1996                      2003              66%
  226       NAP                 NAP               126,837      SF                1980                      2003              99%
  227       NAP                 NAP                79,819      SF                2003                       NAP              69%
  228       NAP                 NAP               122,885      SF                2003                      2005              95%
  229       NAP                 NAP                73,967      SF                1985                       NAP              83%
  230       NAP                 NAP                    61    Rooms               1998                      2004              81%
  231       Yes              Maturity              39,435      SF                1988                       NAP              100%
  232       NAP                 NAP                76,625      SF                2004                       NAP              84%
  233       NAP                 NAP                22,198      SF                1992                       NAP              100%
  234       Yes      Lesser of Maturity or WAL        156    Units               1987                       NAP              100%
  235       Yes              Maturity              42,800      SF                1982                      1994              100%
  236       NAP                 NAP                   101    Units               1977                      1997              95%
  237       NAP                 NAP                58,730      SF                1977                      1999              100%
  238       NAP                 NAP                29,450      SF             1997, 2000                    NAP              100%
  239       NAP                 NAP                56,903      SF                1999                       NAP              100%
  240       NAP                 NAP                 9,143      SF                2006                       NAP              100%
  241       NAP                 NAP                47,610      SF                2006                       NAP              86%
  242       NAP                 NAP                   149    Units               1971                       NAP              92%
  243       Yes              Maturity              54,142      SF                1958                      1995              100%
  244       NAP                 NAP                32,688      SF                1880                      1982              100%
  245       Yes              Maturity              12,711      SF                2006                       NAP              100%
  246       NAP                 NAP                 9,408      SF                1925                      2005              100%
  247       NAP                 NAP                93,723    Units         1953, 1987,1989                 1986              91%
  248       NAP                 NAP                17,272      SF                2006                       NAP              100%
  249       NAP                 NAP                67,670      SF                1984                      1999              92%
  250       NAP                 NAP                20,725      SF                2004                       NAP              100%
  251       NAP                 NAP               135,967      SF                1981                       NAP              89%
  252       Yes              Maturity                  81    Units               1978                      1996              91%
  253       Yes              Maturity                 365    Units               1972                       NAP              75%
  254       NAP                 NAP                15,460      SF                1986                       NAP              100%
  255       NAP                 NAP                19,200      SF                1961                      1998              100%
  256       NAP                 NAP                21,297      SF                2006                       NAP              94%
  257       NAP                 NAP                13,905      SF                1999                       NAP              100%
  258       NAP                 NAP                37,229      SF                1880                      1999              100%
  259       NAP                 NAP                49,609      SF                1988                    2002-2005           100%
  260       NAP                 NAP                   390    Units               1994                       NAP              51%
  261       Yes              Maturity              21,900      SF                1979                      2005              100%
  262       NAP                 NAP                98,170      SF                1953                      1994              78%
  263       NAP                 NAP                20,797      SF                2005                       NAP              100%
  264       NAP                 NAP                    62    Units               2000                      2006              81%
  265       Yes              Maturity              94,841      SF                1993                       NAP              100%
  266       Yes              Maturity              86,479      SF                1991                       NAP              100%
  267       NAP                 NAP                37,604      SF                2004                      2006              95%
  268       Yes              Maturity             115,492      SF                1972                       NAP              100%
  269       NAP                 NAP                    96    Units               1972                       NAP              91%
  270       NAP                 NAP                20,935      SF                                                            100%
 270.1                                             10,880      SF                2004                       NAP              100%
 270.2                                             10,055      SF                2004                       NAP              100%
  271       Yes              Maturity              34,280      SF                2001                       NAP              93%
  272       NAP                 NAP                    69    Rooms               1999                       NAP              74%
  273       NAP                 NAP                31,063      SF                1995                       NAP              97%
  274       NAP                 NAP                40,128      SF             2002, 2004                    NAP              86%
  275       NAP                 NAP                18,892      SF                2006                       NAP              95%
  276       Yes              Maturity              41,920      SF                1992                       NAP              91%
  277       NAP                 NAP                    88    Units               1988                      2005              92%
  278       NAP                 NAP                    54    Units               1970                      2002              96%
  279       NAP                 NAP                43,304      SF                1987                       NAP              100%
  280       NAP                 NAP                    65    Rooms               1998                      2005              72%
  281       Yes              Maturity                 123    Units            1963, 1965                    NAP              100%
  282       NAP                 NAP               178,854      SF                1966                       NAP              100%
  283       NAP                 NAP                58,200      SF                2005                       NAP              68%
  284       NAP                 NAP                70,075      SF                2003                       NAP              60%
  285       NAP                 NAP                98,925      SF                1993                      2005              95%
  286       NAP                 NAP                18,820      SF                2004                       NAP              89%
  287       NAP                 NAP                20,525      SF                1984                      2002              95%
  288       Yes              Maturity              20,087      SF                2006                       NAP              100%
  289       NAP                 NAP                47,087      SF                1987                       NAP              88%
  290       Yes              Maturity              10,890      SF                1999                       NAP              100%
  291       Yes              Maturity              25,876      SF                2006                       NAP              100%
  292       NAP                 NAP                   299    Units               1995                       NAP              50%
  293       NAP                 NAP                55,080      SF             2001, 2004                    NAP              88%
  294       Yes              Maturity              20,000      SF                1917                      1999              100%
  295       NAP                 NAP                73,520      SF                1998                       NAP              99%
  296       Yes              Maturity              94,841      SF                1992                       NAP              100%
  297       NAP                 NAP                    75    Units               1963                       NAP              100%
  298       NAP                 NAP                49,102      SF                1956                      1961              100%
  299       Yes              Maturity               6,600      SF                1899                      2004              100%
  300       NAP                 NAP                16,750      SF                2005                       NAP              100%
  301       NAP                 NAP                58,125      SF                2003                       NAP              63%
  302       NAP                 NAP                21,500      SF                2006                       NAP              100%
  303       NAP                 NAP                57,030      SF                1995                      2004              90%
  304       NAP                 NAP                27,000      SF                1975                      2002              100%
  305       NAP                 NAP                19,525      SF                2004                       NAP              100%
  306       NAP                 NAP                 9,982      SF                2006                       NAP              100%
  307       NAP                 NAP                22,078      SF                1988                       NAP              100%
  308       Yes              Maturity              22,558      SF                2001                       NAP              100%
  309       NAP                 NAP                94,037      SF                1987                      2005              91%
  310       Yes              Maturity              58,000      SF                1973                    2004-2005           100%
  311       NAP                 NAP                11,667      SF                2005                       NAP              100%
  312       NAP                 NAP                28,000      SF                2000                       NAP              100%
  313       NAP                 NAP                30,861      SF                1981                      2003              100%
  314       NAP                 NAP                55,150      SF                1973                      2004              90%
  315       NAP                 NAP                19,258      SF                2004                       NAP              100%
  316       NAP                 NAP                55,660      SF                1989                      2000              89%
  317       NAP                 NAP                 3,000      SF                2006                       NAP              100%
  318       NAP                 NAP                 6,000      SF                2006                       NAP              60%
  319       Yes              Maturity              28,755      SF                1988                       NAP              95%
  320       NAP                 NAP                37,500      SF                2005                       NAP              100%
  321       NAP                 NAP                14,072      SF                2006                       NAP              100%
  322       NAP                 NAP                51,550      SF                2005                       NAP              98%
  323       NAP                 NAP               101,546    Units               1934                      1980              93%
  324       NAP                 NAP                86,450      SF             1987-1994                     NAP              88%
  325       Yes              Maturity             109,553      SF                1997                       NAP              100%
  326       Yes              Maturity              44,015      SF                1968                      2006              96%
  327       NAP                 NAP                22,128      SF                1978                       NAP              88%
  328       Yes              Maturity              19,271      SF                1996                       NAP              100%
  329       Yes              Maturity              11,232      SF                2003                       NAP              100%
  330       NAP                 NAP                 4,600      SF                2006                       NAP              100%
  331       Yes              Maturity                  63    Units               1951                      2006              97%
  332       NAP                 NAP                16,500      SF                1972                      2001              100%
  333       NAP                 NAP                    70    Units               2006                       NAP              99%
  334       NAP                 NAP                    16    Acres               NAP                        NAP              NAP
  335       NAP                 NAP                53,542      SF                1978                      1996              95%
  336       NAP                 NAP                12,968      SF                2005                       NAP              100%
  337       NAP                 NAP                 3,710      SF                1940                      2002              100%
  338       NAP                 NAP                44,899      SF                1989                       NAP              100%
  339       Yes              Maturity              15,305      SF             1985, 2006                    NAP              100%
  340       NAP                 NAP                51,735      SF                2005                       NAP              68%
  341       Yes              Maturity               9,096      SF                1961                       NAP              100%
  342       Yes              Maturity              26,747      SF                1965                       NAP              100%
  343       NAP                 NAP                16,000      SF                2005                       NAP              100%
  344       NAP                 NAP                11,276      SF                1985                      2003              99%
  345       Yes              Maturity               4,750      SF                1965                      2003              100%
  346       Yes              Maturity                  88    Units               1955                       NAP              98%
  347       Yes              Maturity                 160    Units               1970                      1991              91%
  348       Yes              Maturity              11,060      SF                2006                       NAP              100%
  349       NAP                 NAP                53,660      SF                1994              Additional Phase 2006     93%
  350       NAP                 NAP                 5,180      SF                2006                       NAP              76%
  351       NAP                 NAP                14,960      SF                2005                       NAP              69%
  352       Yes              Maturity              11,060      SF                2006                       NAP              100%
  353       NAP                 NAP                 6,406      SF                2006                       NAP              100%
  354       Yes              Maturity               9,500      SF                1965                       NAP              100%
  355       NAP                 NAP                48,275      SF             2003-2005                     NAP              87%
  356       NAP                 NAP                14,000      SF                2005                       NAP              100%
  357       NAP                 NAP                32,448      SF                1870                      1960              89%
  358       Yes              Maturity                  90    Units               2001                       NAP              93%
  359       NAP                 NAP                24,882      SF                1989                      2002              100%
  360       NAP                 NAP                40,895      SF             1987, 1991                    NAP              86%
  361       NAP                 NAP                    40    Units               1971                       NAP              98%
  362       Yes              Maturity              35,117      SF                1984                       NAP              100%
  363       NAP                 NAP                32,635      SF                1986                       NAP              91%
  364       NAP                 NAP                    32    Units            2002, 2004                    NAP              94%
  365       NAP                 NAP                10,220      SF                2005                       NAP              84%
  367       NAP                 NAP                    35    Units               1978                      1998              89%
  368       Yes              Maturity               5,600      SF                1960                       NAP              100%
  369       NAP                 NAP                27,475      SF                                                            90%
 369.1                                             13,725      SF                1998                       NAP              90%
 369.2                                             13,750      SF                1998                      2005              90%
  370       NAP                 NAP                52,719      SF             1978, 1982                   2003              100%
  371       NAP                 NAP                 6,815      SF                2006                       NAP              100%
  372       NAP                 NAP                15,236      SF                1987                      2004              100%
  373       NAP                 NAP                27,550      SF                2001                      2004              91%
  374       NAP                 NAP                    24    Units               1988                       NAP              100%
  375       NAP                 NAP                 9,586      SF                1983                       NAP              100%
  376       NAP                 NAP                41,800      SF             1999-2004                     NAP              87%
  377       NAP                 NAP                11,500      SF                1980                       NAP              100%
  378       NAP                 NAP                 7,000      SF                2006                       NAP              100%
  379       Yes              Maturity               3,523      SF                2006                       NAP              100%
  380       NAP                 NAP                58,515      SF                2000                      2006              90%

  6b        NAP                 NAP

                                                                                                LARGEST
                                                                         LARGEST  LARGEST       MAJOR
                                                                          MAJOR    MAJOR        TENANT
 LOAN    OCCUPANCY                              LARGEST                   TENANT   TENANT         LEASE
NUMBER  AS OF DATE                          MAJOR TENANT                   NRSF    NRSF%      MATURITY DATE
-------------------------------------------------------------------------------------------------------------

  1      12/05/06   Banc of America Securities LLC                       642,915    40%         10/31/08
  2      Various
 2.1     06/27/06   Sears                                                341,199    21%         08/31/09
 2.2     06/27/06   Kaiser Foundation Health                              21,958    11%    12/31/07; 06/30/11
 2.3     06/15/06   Macy's                                                15,099     9%           MTM
 2.4     06/27/06   Blockbuster, Inc.                                      6,052    43%         03/31/10
  3      11/02/06   Macy's                                               276,581    10%         08/01/15
  4      12/31/06   Sportsman's Warehouse                                 49,991    11%         11/30/20
  5      12/31/06   J.C. Penney                                          154,123    26%         11/30/16
  6      01/02/07   Cadwalader Wickersham & Taft                         522,183    33%         01/31/25
  7      08/31/06   NAP                                                      NAP    NAP           NAP
  8      12/05/06   NAP                                                      NAP    NAP           NAP
  9      09/01/06
 9.1     09/01/06   NAP                                                      NAP    NAP           NAP
 9.2     09/01/06   NAP                                                      NAP    NAP           NAP
 9.3     09/01/06   NAP                                                      NAP    NAP           NAP
 9.4     09/01/06   NAP                                                      NAP    NAP           NAP
 9.5     09/01/06   NAP                                                      NAP    NAP           NAP
 9.6     09/01/06   NAP                                                      NAP    NAP           NAP
 9.7     09/01/06   NAP                                                      NAP    NAP           NAP
 9.8     09/01/06   NAP                                                      NAP    NAP           NAP
 9.9     09/01/06   NAP                                                      NAP    NAP           NAP
 9.10    09/01/06   NAP                                                      NAP    NAP           NAP
 9.11    09/01/06   NAP                                                      NAP    NAP           NAP
 9.12    09/01/06   NAP                                                      NAP    NAP           NAP
 9.13    09/01/06   NAP                                                      NAP    NAP           NAP
 9.14    09/01/06   NAP                                                      NAP    NAP           NAP
 9.15    09/01/06   NAP                                                      NAP    NAP           NAP
  10     Various
 10.1    10/01/06   NAP                                                      NAP    NAP           NAP
 10.2    10/10/06   NAP                                                      NAP    NAP           NAP
 10.3    10/09/06   NAP                                                      NAP    NAP           NAP
 10.4    09/27/06   NAP                                                      NAP    NAP           NAP
 10.5    10/01/06   NAP                                                      NAP    NAP           NAP
 10.6    10/16/06   NAP                                                      NAP    NAP           NAP
 10.7    10/09/06   NAP                                                      NAP    NAP           NAP
 10.8    10/01/06   NAP                                                      NAP    NAP           NAP
 10.9    10/01/06   NAP                                                      NAP    NAP           NAP
10.10    10/01/06   NAP                                                      NAP    NAP           NAP
10.11    10/18/06   NAP                                                      NAP    NAP           NAP
10.12    10/01/06   NAP                                                      NAP    NAP           NAP
10.13    10/01/06   NAP                                                      NAP    NAP           NAP
10.14    10/01/06   NAP                                                      NAP    NAP           NAP
10.15    10/03/06   NAP                                                      NAP    NAP           NAP
10.16    10/10/06   NAP                                                      NAP    NAP           NAP
10.17    10/01/06   NAP                                                      NAP    NAP           NAP
10.18    10/01/06   NAP                                                      NAP    NAP           NAP
10.19    12/03/06   NAP                                                      NAP    NAP           NAP
10.20    11/06/06   NAP                                                      NAP    NAP           NAP
  11     09/05/06   Bank of America                                      643,604    73%         03/31/19
  12     12/01/06   Alston & Bird, LLP                                   129,981    46%         03/31/21
  13     10/31/06   NAP                                                      NAP    NAP           NAP
  14     11/17/06   GSA - SOC Security                                    41,902     6%         05/31/07
  15     10/31/06   NAP                                                      NAP    NAP           NAP
  16     02/13/07   Sport Chalet                                          40,193    11%         11/30/16
  17     01/03/07   NAP                                                      NAP    NAP           NAP
  18     11/15/06   Northrop Grumman                                     234,260    76%         12/31/10
  19     01/01/07
 19.1    01/01/07   Iron Mountain                                         78,667    59%         01/31/21
 19.2    01/01/07   Bayard Sales Corp                                    121,932    79%         09/15/15
 19.3    01/01/07   Distribution Unlimited Inc.                           73,000    73%         06/30/08
 19.4    01/01/07   Ameriserve Food Distribution                         104,000    100%        02/28/08
 19.5    01/01/07   Anixter                                               60,000    100%        12/31/07
 19.6    01/01/07   Wegmans Food Market                                    8,250    16%         06/30/08
 19.7    01/01/07   NAP                                                      NAP    NAP           NAP
 19.8    01/01/07   NAP                                                      NAP    NAP           NAP
 19.9    01/01/07   Wegmans Food Market                                  372,000    57%         12/31/08
19.10    01/01/07   Sumitomo Electric Wiring Systems                     133,500    100%        05/31/09
19.11    01/01/07   Staples                                              498,489    80%         05/31/12
19.12    01/01/07   Owens-Brockway                                       300,000    100%        02/08/12
  20     10/31/06   GSA - Bldg II                                        282,500    98%         03/31/10
  21     12/19/06   Salon Buzz                                             5,552    14%         08/31/14
  22     01/01/07   County of Nassau                                     217,351    100%        02/28/21
  23     09/30/06   Greenberg Traurig                                     76,977    36%         05/31/13
  24     11/10/06   NAP                                                      NAP    NAP           NAP
  25     12/15/06   Spherion Corporation (Webstone)                       40,922    14%         04/30/10
  26     09/15/06   Edwards & Angell, LLP                                 36,227    24%         04/30/11
  27     01/02/07   NAP                                                      NAP    NAP           NAP
  28     12/15/06   N.Y.S. Division of Parole                             50,000    24%         12/31/09
  29     10/02/06   Wal-Mart                                             146,947    75%         06/14/25
  30     12/01/06   EarthLink                                            110,497    52%         02/28/14
  31     01/22/07   NAP                                                      NAP    NAP           NAP
  32     02/09/07
 32.1    02/09/07   Quality Communication                                 12,500    33%         08/31/07
 32.2    02/09/07   Coastal                                               15,000    40%         12/14/10
 32.3    02/09/07   Bon Appetizers                                        30,000    50%         12/31/08
 32.4    02/09/07   Hall Wilbert                                          10,000    34%         09/30/07
 32.5    02/09/07   Collectors Alliance                                   37,500    100%        09/30/10
 32.6    02/09/07   Supreme                                               22,500    60%         09/30/07
 32.7    02/09/07   Stickel Packaging                                     35,000    100%        01/31/09
 32.8    02/09/07   Liberty Roofing of Lakewood, LLC                      45,000    100%        01/31/12
 32.9    02/09/07   P&N                                                   15,000    33%         12/31/09
32.10    02/09/07   Accelinear Service Company                            20,000    67%         11/30/07
32.11    02/09/07   Mister Cookie                                         40,625    100%        09/30/08
32.12    02/09/07   Kraemer/Luminer                                       25,200    89%         12/31/07
  33     12/01/06   Kean, Miller, Hawthorne                               84,974    26%         09/30/12
  34     10/20/06   Cinemark                                              47,320    19%         11/30/19
  35     12/19/06   NAP                                                      NAP    NAP           NAP
  36     10/31/06   NAP                                                      NAP    NAP           NAP
  37     12/22/06   S & B Surgery Center                                  14,270    23%         10/31/13
  38     09/28/06   Sears                                                106,840    26%         07/31/29
  39     10/31/06   NAP                                                      NAP    NAP           NAP
  40     01/31/07   US Postal Service                                    101,491    40%         10/15/12
  41     10/31/06   Cooper Cameron Corporation                           100,337    52%         11/30/15
  42     11/30/06   Citifinancial Auto, Inc.                             104,504    42%         11/30/10
  43     01/04/07   NAP                                                      NAP    NAP           NAP
  44     10/25/06   Healthy Back                                          23,700    11%         02/28/10
  45     10/25/06   Aaron Rents                                           29,439    36%         05/31/15
  46     11/10/06   NAP                                                      NAP    NAP           NAP
  47     01/02/07   NAP                                                      NAP    NAP           NAP
  48     12/01/06   American Express Travel                               41,895    14%         12/31/14
  49     12/11/06   Onocology Specialities                                75,457    67%         10/31/16
  50     01/04/07   Ross Dress For Less                                   30,187    16%         01/31/14
  51     08/01/06   Mcgriff,Seibels                                       64,839    18%         02/28/09
  52     10/01/06   Weatherford                                           84,439    39%         05/31/17
  53     01/22/07   NAP                                                      NAP    NAP           NAP
  54     01/25/07   Shaw's Supermarkets Inc.                              68,000    76%         02/28/31
  55     01/12/07   Circuit City                                          28,573    24%         01/31/21
  56     10/04/06   NAP                                                      NAP    NAP           NAP
  57     01/02/07   Metropolitan Art Storage, Inc.                        27,625    37%         03/31/12
  58     08/31/06
 58.1    08/31/06   NAP                                                      NAP    NAP           NAP
 58.2    08/31/06   NAP                                                      NAP    NAP           NAP
  59     09/30/06   NAP                                                      NAP    NAP           NAP
  60     12/20/06   North Jersey Media Group                              73,458    42%         10/31/14
  61     12/04/06   NAP                                                      NAP    NAP           NAP
  62     01/01/07   EG&G Technical Services                               15,515    13%         02/28/11
  63     01/02/07   NAP                                                      NAP    NAP           NAP
  64     12/01/06   ULTRA (Dominicks)                                     87,455    49%         09/30/12
  65     12/01/06   Kings Supermarket                                     21,435    35%         08/31/15
  66     12/31/05   NAP                                                      NAP    NAP           NAP
  67     12/27/06   Kmart                                                 95,810    38%         06/30/10
  68     12/06/06   Dal-Tile SSC West, Inc                                25,000    18%         10/31/16
  69     12/18/06   Ross Dress For Less                                   30,106    21%         01/31/15
  70     12/01/06   Nara Bank, NA                                         18,000    24%         10/31/15
  71     01/01/07   Virtua Health, Inc.                                   57,900    65%         04/23/12
  72     10/31/06   NAP                                                      NAP    NAP           NAP
  73     10/31/06   NAP                                                      NAP    NAP           NAP
  74     10/31/06
 74.1    10/31/06   NAP                                                      NAP    NAP           NAP
 74.2    10/31/06   NAP                                                      NAP    NAP           NAP
  75     09/30/06   UCCI                                                 119,057    78%         05/31/12
  76     11/20/06   Circuit City                                          34,084    36%         01/31/19
  77     12/05/06   Office Depot                                          26,064    22%         11/30/10
  78     01/04/07   Lockheed Martin Corp.                                 62,268    39%         04/30/12
  79     07/31/06   NAP                                                      NAP    NAP           NAP
  80     10/13/06   NAP                                                      NAP    NAP           NAP
  81     01/31/07   RBF Consulting                                        31,422    30%         01/31/10
  82     11/29/06   Applause Salon                                         4,922    17%         05/31/11
  83     01/25/07   Quest Diagnostics P.A.                               125,035    45%         11/30/09
  84     10/03/06
 84.1    10/03/06   Metals USA / Texas Aluminum                           15,000    33%         02/28/09
 84.2    10/03/06   UCC Distribution                                      60,000    49%         09/30/08
 84.3    10/03/06   Jan-Pak                                               46,500    20%         10/31/07
  85     01/03/07   Snapple                                              155,300    54%         10/31/14
  86     12/04/06   NAP                                                      NAP    NAP           NAP
  87     03/01/06   NAP                                                      NAP    NAP           NAP
  88     09/01/06   NAP                                                      NAP    NAP           NAP
  89     11/08/06
 89.1    11/08/06   Christa Construction                                  15,400    100%        10/31/09
 89.2    11/08/06   Christa Construction                                  11,300    100%        09/01/11
 89.3    11/08/06   Christa Leasing                                       12,500    78%           MTM
 89.4    11/08/06   Val-U-Tech                                            11,315    74%         02/01/12
 89.5    11/08/06   New Scale Technologies, Inc.                           4,513    100%        02/01/09
 89.6    11/08/06   Swiftlift, Inc.                                       22,136    100%        12/01/12
 89.7    11/08/06   Tarriff Affiliates, Inc.                               4,815    100%        03/01/13
 89.8    11/08/06   Surmotech                                             20,000    100%        12/01/11
 89.9    11/08/06   Johnson Controls                                       8,917    73%         11/01/07
89.10    11/08/06   Greece Montessori School                               6,608    26%         08/31/15
89.11    11/08/06   Hilton Post Office                                     6,680    100%        12/31/17
  90     10/27/06   Advanced Orthopaedic Ctrs                             60,500    100%        12/31/21
  91     11/29/06   NAP                                                      NAP    NAP           NAP
  92     09/08/06   NAP                                                      NAP    NAP           NAP
  93     11/15/06   Global Furniture Terminal                             83,479    36%         12/31/11
  94     10/20/06   Gruma Corporation                                     73,399    100%        10/31/15
  95     11/01/06   Kimi Richardson                                       16,253    31%         08/31/11
  96     07/31/06   Dominick's Finer Foods                                71,524    83%         10/31/16
  97     01/16/07   HBA Insurance Group                                   28,400    29%         05/31/12
  98     03/01/07   FedEx Ground Package System, Inc.                    134,688    100%        06/30/17
  99     10/02/06   NAP                                                      NAP    NAP           NAP
 100     11/03/06   Exel, Inc.                                           102,600    21%         07/31/07
 101     09/30/06   NAP                                                      NAP    NAP           NAP
 102     01/05/07   NAP                                                      NAP    NAP           NAP
 103     11/27/06   Linens N Things                                       27,984    42%         01/31/16
 104     Various
104.1    12/07/06   NAP                                                      NAP    NAP           NAP
104.2    11/28/06   NAP                                                      NAP    NAP           NAP
104.3    11/28/06   NAP                                                      NAP    NAP           NAP
104.4    11/28/06   NAP                                                      NAP    NAP           NAP
 105     10/03/06   J.P. Morgan Chase Bank, N.A.                           7,477    12%         08/31/09
 106     09/21/06   NAP                                                      NAP    NAP           NAP
 107     12/01/06   NAP                                                      NAP    NAP           NAP
 108     01/01/07   HHGreg                                                30,230    28%         09/30/15
 109     12/01/06   Navy Federal Credit Union                              8,448    13%         11/30/14
 110     01/01/07   Prince William County                                 69,374    100%        12/31/09
 111     11/30/06   Food-4-Less  (C&S)                                    50,875    34%         07/29/10
 112     08/29/06   NAP                                                      NAP    NAP           NAP
 113     08/01/06   Childnet, Inc.                                        46,734    38%         06/30/13
 114     02/28/07   Cort Furniture Rental                                 11,373    21%         02/28/10
 115     02/01/07   Child Development Association                         15,021    33%         01/14/12
 116     11/03/06   Pier 1 Imports (U.S.), Inc.                            9,472    32%         09/30/10
 117     11/21/06   Hadco                                                 34,912    34%         12/31/12
 118     11/06/06   Gold's Gym                                            31,179    58%         06/30/14
 119     10/10/06   Blue Nile                                             24,448    18%         11/30/07
 120     01/30/07   Pine Hills Market                                     11,968    28%         09/30/14
 121     Various
121.1    12/31/06   NAP                                                      NAP    NAP           NAP
121.2    12/31/06   NAP                                                      NAP    NAP           NAP
121.3    10/31/06   NAP                                                      NAP    NAP           NAP
121.4    10/31/06   NAP                                                      NAP    NAP           NAP
121.5    12/31/06   NAP                                                      NAP    NAP           NAP
121.6    12/31/06   NAP                                                      NAP    NAP           NAP
 122     11/01/06   NAP                                                      NAP    NAP           NAP
 123     10/31/06   NAP                                                      NAP    NAP           NAP
 124     01/31/07   Community Distribution                               200,723    100%        03/31/09
 125     12/15/06   Hobby Lobby                                           56,984    54%         09/30/09
 126     11/30/06   NAP                                                      NAP    NAP           NAP
 127     11/14/06
127.1    11/14/06   Wells Building Supply                                 34,525    33%         06/30/09
127.2    11/14/06   Street Stone                                           7,000    74%         08/31/09
127.3    11/14/06   Creative Kitchens & Bath                              22,200    46%         02/28/08
127.4    11/14/06   Southern Massage Institute                             1,940    23%         02/28/09
127.5    11/14/06   Careercurrency                                         4,495    16%         06/30/11
127.6    11/14/06   Autobody America                                      10,650    100%        09/24/21
127.7    11/14/06   St. Patricks Presbyterian                             14,250    26%         07/31/08
127.8    11/14/06   Auto Radio                                             3,960    48%           MTM
127.9    11/14/06   Autobody America                                      26,711    100%        12/31/09
 128     09/21/06   Community National Bank                                7,725    22%         02/28/14
 129     01/30/07   NAP                                                      NAP    NAP           NAP
 130     08/01/06   Circle Design Group                                   13,221    14%         07/31/12
 131     09/25/06   NAP                                                      NAP    NAP           NAP
 132     08/01/06   Whitney National Bank                                 28,026    13%         08/31/18
 133     01/10/07   Herberger's                                           43,500    20%         07/31/07
 134     12/09/06   Systech Corporation                                   16,723    29%         05/31/08
 135     11/06/06   Citibank, NA                                           4,500    17%         03/31/17
 136     09/30/06   NAP                                                      NAP    NAP           NAP
 137     10/24/06   NAP                                                      NAP    NAP           NAP
 138     01/05/07   Plastic Technologies                                  38,473    27%         08/31/09
 139     01/28/07   Adams Respiratory Therapeutics, Inc.                  32,000    100%        03/31/18
 140     10/01/06   New York Life Insurance                               63,366    24%         12/31/14
 141     12/13/06   Wine & Spirits                                        10,400     5%         08/31/10
 142     11/27/06   Lane Home Furnishings                                 18,000    36%         06/30/15
 143     12/04/06   NAP                                                      NAP    NAP           NAP
 144     12/11/06   NAP                                                      NAP    NAP           NAP
 145     11/14/06   NAP                                                      NAP    NAP           NAP
 146     03/31/06   NAP                                                      NAP    NAP           NAP
 147     01/01/07   The Liquor Box                                         1,638     7%         07/15/07
 148     10/31/06   NAP                                                      NAP    NAP           NAP
 149     01/01/07   Zentec                                                20,209    24%         03/01/12
 150     12/15/06   Office Depot                                          31,429    25%         06/30/10
 151     12/12/06   Shop N Save                                           52,000    57%         10/31/15
 152     01/01/07   Soul at Home                                           6,477    21%         03/31/16
 153     11/08/06   Sofa Express & More                                   33,495    58%         06/30/12
 154     09/30/06
154.1    09/30/06   NAP                                                      NAP    NAP           NAP
154.2    09/30/06   NAP                                                      NAP    NAP           NAP
154.3    09/30/06   NAP                                                      NAP    NAP           NAP
 155     08/01/06   Meridian Business Centers                             18,628    19%         09/30/12
 156     10/18/06   NAP                                                      NAP    NAP           NAP
 157     03/01/07   Federal Bakers, Inc.                                  68,455    100%        04/30/26
 158     12/19/06   Country Club Medical Group                            18,367    44%         12/31/10
 159     12/12/06   Global Healthcare Exchange, Inc.                      80,000    75%         04/30/17
 160     12/18/06   Ryland Home                                           18,839    46%         09/30/11
 161     11/21/06   NAP                                                      NAP    NAP           NAP
 162     12/15/06
162.1    12/15/06   Bi-Lo                                                 47,770    100%        06/30/28
162.2    12/15/06   Bi-Lo                                                 42,163    100%        08/31/26
 163     10/10/06   Baker Brothers                                         2,414    15%         05/11/15
 164     10/09/06   Trinity Health - Michigan                             34,793    65%         06/30/10
 165     09/27/06   NAP                                                      NAP    NAP           NAP
165.1    09/27/06   NAP                                                      NAP    NAP           NAP
165.2    09/27/06   NAP                                                      NAP    NAP           NAP
165.3    09/27/06   NAP                                                      NAP    NAP           NAP
 166     10/24/06   NAP                                                      NAP    NAP           NAP
 167     10/31/06   NAP                                                      NAP    NAP           NAP
 168     12/19/06   The Physical Medicine & Rehabilitation Center, P.A.   19,268    51%         08/31/16
 169     01/09/07   Fireplace and Patio                                   11,000    12%         07/31/09
 170     11/30/06   NAP                                                      NAP    NAP           NAP
 171     12/05/06   NAP                                                      NAP    NAP           NAP
 172     10/31/06   NAP                                                      NAP    NAP           NAP
 173     11/10/06   NAP                                                      NAP    NAP           NAP
 174     12/20/06   Bottle Bargains                                        4,400    14%         06/30/13
 175     09/13/06   118 Deli, Corp.                                        4,532    13%         05/31/18
 176     01/23/07   Bio NYC Inc                                            2,328    100%        01/31/14
 177     01/25/07   NAP                                                      NAP    NAP           NAP
 178     12/31/06   NAP                                                      NAP    NAP           NAP
 179     10/24/06   Graphic Services, LLC                                 60,800    59%         04/30/08
 180     01/08/07   The Avenue                                             2,150    12%         06/30/09
 181     01/02/07   Publix                                                42,323    57%         03/30/14
 183     12/27/06   NAP                                                      NAP    NAP           NAP
 184     11/28/06   Hackley Hospital (Norton)                             20,540    46%         07/31/19
 185     01/23/07   Benderson Master Lease                                14,000    32%         12/31/11
 186     11/02/06   NAP                                                      NAP    NAP           NAP
 187     11/20/06   The Floor Store                                        3,600    12%         10/31/07
 188     09/05/06   Faruki Ireland                                        14,413    10%         07/31/13
 189     11/30/06   Nugget Market                                        111,500    54%         04/30/14
 190     12/02/06   Paddock Publications                                  14,342    30%         08/01/09
 191     11/30/06   NAP                                                      NAP    NAP           NAP
 192     11/22/06   Koo Koo Roo, Inc.                                      2,673    25%         10/31/10
 193     09/06/06   Bastone                                               12,000    50%         06/30/18
 194     12/13/06   NAP                                                      NAP    NAP           NAP
 195     11/30/06   NAP                                                      NAP    NAP           NAP
 196     09/30/06   NAP                                                      NAP    NAP           NAP
 197     03/01/07   Q Clubs Inc.                                          46,658    100%        01/31/19
 198     01/23/07   NAP                                                      NAP    NAP           NAP
 199     10/25/06   Sound Fitness                                          7,360    33%         04/30/13
 200     01/09/07   NAP                                                      NAP    NAP           NAP
 201     06/13/06   Challenger One                                        28,920    100%        12/31/10
 202     05/01/06   Tetra Tech                                             9,810    20%         06/30/10
 203     11/01/06   Plano Antique Partners, Inc.                          50,000    76%         01/31/11
 204     11/30/06   NAP                                                      NAP    NAP           NAP
 205     10/06/06   Winners Sports Bar                                     4,902    23%         11/30/11
 206     01/05/07   Staples                                               20,341    100%        09/30/16
 207     07/05/06   NAP                                                      NAP    NAP           NAP
 208     09/30/06   NAP                                                      NAP    NAP           NAP
 209     03/01/07   Walgreens                                             14,550    100%        07/31/31
 210     10/31/06   NAP                                                      NAP    NAP           NAP
 211     11/10/06   NAP                                                      NAP    NAP           NAP
 212     11/20/06
212.1    11/20/06   NAP                                                      NAP    NAP           NAP
212.2    11/20/06   NAP                                                      NAP    NAP           NAP
 213     07/31/06   NAP                                                      NAP    NAP           NAP
 214     12/01/06   La Petite Academy                                      6,900    20%         09/30/07
 215     11/30/06   Blockbuster, Inc.                                     13,500    29%         07/15/11
 216     12/22/06   Brian Ursus Technologies                               2,600    51%         10/31/08
 217     11/01/06   Central Virginia Health                               13,710    23%         03/31/12
 218     11/01/06   Rainbow Womens                                         9,900    23%         01/31/09
 219     10/11/06   Tai Pei Restaurant                                     4,425    30%         09/12/16
 220     11/20/06   Dallas County - Adult Probation                       16,417    30%         08/31/12
 221     08/18/06   Kim Son Restaurant                                    13,984     5%         12/31/11
 222     11/27/06   Gagosian Gallery, Inc.                                 9,200    100%        11/30/15
 223     07/19/06   NAP                                                      NAP    NAP           NAP
 224     12/12/06   Rite Aid                                              12,711    100%        11/30/25
 225     11/30/06   NAP                                                      NAP    NAP           NAP
 226     08/18/06   National Oilwell, L.P                                125,493    99%         09/30/15
 227     11/17/06   NAP                                                      NAP    NAP           NAP
 228     09/30/06   NAP                                                      NAP    NAP           NAP
 229     01/17/07   NAP                                                      NAP    NAP           NAP
 230     10/31/06   NAP                                                      NAP    NAP           NAP
 231     11/10/06   Integra Realty Resources                               8,714    22%         04/30/19
 232     01/18/07   NAP                                                      NAP    NAP           NAP
 233     10/11/06   Kelly-Moore Paint Company                              9,000    41%         08/31/16
 234     10/12/06   NAP                                                      NAP    NAP           NAP
 235     12/31/05   International Registries                              24,547    57%         08/31/16
 236     11/09/06   NAP                                                      NAP    NAP           NAP
 237     01/04/07   Oil Field Development Engineering, LLC                16,394    28%         10/31/09
 238     06/01/06   St Vincent Hospital                                   15,000    51%         12/31/16
 239     03/01/07   Continential Casualty Company                         56,903    100%        02/28/14
 240     01/11/07   Chichen Itza Ventures                                  2,452    27%         12/10/11
 241     11/13/06   NAP                                                      NAP    NAP           NAP
 242     10/25/06   NAP                                                      NAP    NAP           NAP
 243     01/22/07   Super Value Holdings, Inc.                            27,000    50%         06/30/11
 244     12/04/06   Jumbo Seafood Restaurant                               3,700    11%         12/31/07
 245     12/04/06   Rite Aid                                              12,711    100%        04/30/26
 246     11/01/06   Shinhan Bank America                                   4,200    45%         11/30/24
 247     12/01/06   NAP                                                      NAP    NAP           NAP
 248     03/01/07   Thrifty Payless, Inc.                                 17,272    100%        11/01/26
 249     12/01/06   BASA Resources                                        27,503    41%         07/31/16
 250     11/07/06   Smart & Final                                         20,725    100%        01/31/24
 251     08/18/06   Crawford & Company                                    18,121    13%         03/31/10
 252     01/05/07   NAP                                                      NAP    NAP           NAP
 253     11/01/06   NAP                                                      NAP    NAP           NAP
 254     03/01/07   PNC Bank, National Association                        15,460    100%        09/25/26
 255     11/29/06   Roseland Partners                                     19,200    100%        10/30/16
 256     01/24/07   Morrissey Insurance                                    5,209    24%         09/30/11
 257     12/19/06   Walgreens                                             13,905    100%        12/31/59
 258     12/01/06   Hnedak Bobo Group Inc.                                37,229    100%        10/31/16
 259     02/01/06   Impact Technologies                                   27,896    56%         04/30/10
 260     11/27/06   NAP                                                      NAP    NAP           NAP
 261     12/18/06   Goodwill of Southern Nevada                           21,900    100%        10/02/26
 262     11/06/06   NAP                                                      NAP    NAP           NAP
 263     12/06/06   AsthmaAffiliates Inc                                   6,292    30%         11/30/19
 264     10/03/06   NAP                                                      NAP    NAP           NAP
 265     03/01/07   Kmart                                                 94,841    100%        05/30/18
 266     10/19/06   K-Mart                                                86,479    100%        07/31/21
 267     10/19/06   Fronius USA                                           18,802    50%         05/31/11
 268     12/27/06   K-Mart                                               115,492    100%        07/31/16
 269     11/01/06   NAP                                                      NAP    NAP           NAP
 270     03/01/07
270.1    03/01/07   CVS                                                   10,880    100%        01/31/24
270.2    03/01/07   CVS                                                   10,055    100%        01/31/25
 271     11/16/06   NAP                                                      NAP    NAP           NAP
 272     09/30/06   NAP                                                      NAP    NAP           NAP
 273     01/31/07   Morgan & Myers, Inc.                                  12,940    42%         11/30/12
 274     11/30/06   NAP                                                      NAP    NAP           NAP
 275     10/30/06   OB/GYN                                                 4,937    26%         11/28/13
 276     12/08/06   Tokes & Joes                                           4,308    10%         04/30/13
 277     10/25/06   NAP                                                      NAP    NAP           NAP
 278     12/01/06   NAP                                                      NAP    NAP           NAP
 279     10/01/06   OSI Collection Services                               43,304    100%        03/31/11
 280     09/30/06   NAP                                                      NAP    NAP           NAP
 281     08/31/06   NAP                                                      NAP    NAP           NAP
 282     10/19/06   Danaher Corporation                                  178,854    100%        10/31/13
 283     10/16/06   NAP                                                      NAP    NAP           NAP
 284     11/30/06   NAP                                                      NAP    NAP           NAP
 285     11/10/06   Fowler's Furniture                                    58,000    59%         06/30/11
 286     12/31/06   Atlas Chiropractic                                     4,853    26%         12/31/12
 287     12/12/06   Jamestown Kitchens and Bath                            4,038    20%         07/31/12
 288     09/07/06   PetsMart, Inc.                                        20,087    100%        12/31/16
 289     01/12/07   Lumber Liquidators, Inc.                              12,528    27%         10/14/11
 290     12/04/06   Rite Aid                                              10,890    100%        01/15/20
 291     12/04/06   International Truck and Engine Corp                   25,876    100%        06/30/21
 292     11/27/06   NAP                                                      NAP    NAP           NAP
 293     11/22/06   NAP                                                      NAP    NAP           NAP
 294     11/20/06   OliverMcMillan, LLC                                   20,000    100%        12/31/21
 295     09/26/06   NAP                                                      NAP    NAP           NAP
 296     03/01/07   Kmart                                                 94,841    100%        02/28/18
 297     05/15/06   NAP                                                      NAP    NAP           NAP
 298     10/16/06   Carpet Liquidators                                    28,308    58%         06/30/08
 299     11/01/06   Polo                                                   4,400    67%         07/18/14
 300     11/02/06   Hansen Fitness                                         3,943    24%         10/31/11
 301     01/09/07   NAP                                                      NAP    NAP           NAP
 302     11/30/06   Dollar Tree                                            8,000    37%         08/30/16
 303     12/28/06   NAP                                                      NAP    NAP           NAP
 304     04/01/06   ARINC, Inc.                                           27,000    100%        10/31/07
 305     07/27/06   H&R Block Financial Advisors, Inc.                     7,914    41%         06/30/10
 306     11/03/06   Grand Buffet                                           7,000    70%         10/31/16
 307     08/01/06   Gully's Grocery                                        3,921    18%         05/31/09
 308     07/01/06   Suntrust Bank                                         11,560    51%         03/31/12
 309     01/22/07   Tractor Supply Company                                30,648    33%         12/31/14
 310     03/01/07   Newport Adhesives & Composites                        58,000    100%        12/31/12
 311     07/01/06   ProHealth Physiciants, Inc.                           11,667    100%        09/30/20
 312     10/10/06   Advanced Electronic Systems                           28,000    100%        03/31/11
 313     09/27/06   Refunds Today, Inc.                                   12,135    39%         08/31/11
 314     12/12/06   NAP                                                      NAP    NAP           NAP
 315     10/24/06   Cardinal Fitness at Waukesha, LLC                      8,565    44%         07/31/10
 316     11/28/06   NAP                                                      NAP    NAP           NAP
 317     03/01/07   Banco Popular                                          3,000    100%        12/20/24
 318     03/01/07   FedEx Kinkos                                           1,980    33%         08/15/11
 319     12/20/06   Premium Financing, CPA                                 8,000    28%         08/31/07
 320     11/01/06   TIMEC Company, Inc.                                   37,500    100%        03/31/12
 321     08/30/06   Hottie Body Tanning II, LLC                            2,580    18%         06/30/11
 322     11/20/06   NAP                                                      NAP    NAP           NAP
 323     11/30/06   NAP                                                      NAP    NAP           NAP
 324     11/01/06   NAP                                                      NAP    NAP           NAP
 325     03/01/07   Dancorp Investors Inc.                               109,553    100%        12/31/15
 326     10/10/06   Food Lion (Ground Lease)                              26,738    61%         08/01/26
 327     11/28/06   Bevitz                                                 2,135    10%           MTM
 328     01/10/07   Dykeman Architects                                     9,450    49%         08/31/08
 329     12/04/06   Rite Aid                                              11,232    100%        08/31/24
 330     10/20/06   Wachovia                                               4,600    100%        07/31/25
 331     07/19/06   NAP                                                      NAP    NAP           NAP
 332     03/01/07   GMI Building Services                                 16,500    100%        05/31/22
 333     11/20/06   NAP                                                      NAP    NAP           NAP
 334       NAP      NAP                                                      NAP    NAP           NAP
 335     02/12/07   Big Lots                                              33,720    63%         01/31/11
 336     09/01/06   First Foundation                                       3,500    27%         09/01/07
 337     03/01/07   John Varvatos                                          3,710    100%        01/31/13
 338     08/11/06   Food Lion                                             25,000    56%         02/24/10
 339     12/01/06   ConocoPhillips                                        14,157    93%         03/31/12
 340     11/01/06   NAP                                                      NAP    NAP           NAP
 341     11/29/06   Trans Cleaners                                         2,700    30%         05/31/09
 342     11/01/06   Bally Total Fitneses                                  10,991    41%         03/31/11
 343     01/17/07   Wose/Hanson Real Estate                                2,400    15%         01/31/11
 344     11/29/06   Colonial Bank                                          4,068    36%         05/31/14
 345     12/12/06   Optimus                                                4,750    100%        09/08/22
 346     09/28/06   NAP                                                      NAP    NAP           NAP
 347     08/31/06   NAP                                                      NAP    NAP           NAP
 348     03/01/07   Rite Aid                                              11,060    100%        03/09/26
 349     01/02/06   NAP                                                      NAP    NAP           NAP
 350     09/19/06   Chipotle Mexican Grill                                 2,555    49%         10/01/21
 351     11/28/06   Kansas Karate Jeremy & Lisa Melton                     1,820    12%           MTM
 352     03/01/07   Rite Aid                                              11,060    100%        03/09/26
 353     01/03/07   Heritage Bank                                          3,203    50%         10/31/16
 354     11/29/06   D.F. Records #5                                        4,500    47%         11/30/09
 355     12/06/06   NAP                                                      NAP    NAP           NAP
 356     10/20/06   A Place To Play                                        4,900    35%         10/31/11
 357     10/01/06   Howe & Rusling, Inc.                                   8,934    28%           MTM
 358     11/16/06   NAP                                                      NAP    NAP           NAP
 359     11/14/06   Alabama Dept. Of Human Resources                      22,461    90%         12/07/11
 360     11/15/06   NAP                                                      NAP    NAP           NAP
 361     08/28/06   NAP                                                      NAP    NAP           NAP
 362     12/31/06   Fleet Pride                                           17,430    50%         04/30/12
 363     11/30/06   NAP                                                      NAP    NAP           NAP
 364     06/13/06   NAP                                                      NAP    NAP           NAP
 365     01/25/06   Drs. Yangsun & Rachel Bak                              2,800    27%         02/28/13
 367     09/15/06   NAP                                                      NAP    NAP           NAP
 368     11/29/06   Taqueria De Anda                                       1,600    29%         07/31/11
 369     11/01/06
369.1    11/01/06   NAP                                                      NAP    NAP           NAP
369.2    11/01/06   NAP                                                      NAP    NAP           NAP
 370     11/30/06   Lester Spoelstra                                      15,708    30%         12/31/07
 371     03/01/07   Discount Auto Parts, Inc.                              6,815    100%        04/23/21
 372     12/22/06   Paragon Engineering                                    5,160    34%         11/30/18
 373     10/24/06   NAP                                                      NAP    NAP           NAP
 374     09/25/06   NAP                                                      NAP    NAP           NAP
 375     10/05/06   Albano Cleaners                                        2,520    26%         05/31/09
 376     10/17/06   NAP                                                      NAP    NAP           NAP
 377     10/10/06   Aulds & Garner Telecumminications                      1,700    15%         01/19/08
 378     03/01/07   Advance Auto Parts Sores                               7,000    100%        08/31/21
 379     11/29/06   Chipotle                                               2,422    69%         06/30/16
 380     05/15/06   NAP                                                      NAP    NAP           NAP

  6b

                                                                               SECOND
                                                        SECOND    SECOND       LARGEST
                                                        LARGEST  LARGEST        MAJOR
                                                         MAJOR    MAJOR        TENANT
 LOAN                     SECOND LARGEST                TENANT    TENANT         LEASE                      THIRD LARGEST
NUMBER                    MAJOR TENANT                    NRSF     NRSF%     MATURITY DATE                  MAJOR TENANT
------------------------------------------------------------------------------------------------------------------------------------

   1    IXIS North America Inc.                          78,120     5%         05/31/13       Chanel, Inc.

  2.1   Macy's                                          326,860    20%         12/31/15       Shirokiya
  2.2   Bank of Hawaii                                   18,200     9%         03/31/26       Kapiolani Health
  2.3   Data House Holdings Corp                         14,061     8%         06/30/08       Ameriprise Financial SE
  2.4   I Love Country Cafe                               3,122    22%         12/31/10       Payless Shoesource
   3    Bloomingdales                                   218,887     8%         08/31/12       Nordstrom
   4    Steve & Barry's University Sportwear             42,677     9%         01/31/13       Old Navy
   5    Sears                                           137,125    23%         02/28/09       Abercrombie & Fitch
   6    Willis of New York, Inc.                        205,508    13%         09/30/26       Fidelity Properties Inc.
   7    NAP                                                 NAP    NAP            NAP         NAP
   8    NAP                                                 NAP    NAP            NAP         NAP

  9.1   NAP                                                 NAP    NAP            NAP         NAP
  9.2   NAP                                                 NAP    NAP            NAP         NAP
  9.3   NAP                                                 NAP    NAP            NAP         NAP
  9.4   NAP                                                 NAP    NAP            NAP         NAP
  9.5   NAP                                                 NAP    NAP            NAP         NAP
  9.6   NAP                                                 NAP    NAP            NAP         NAP
  9.7   NAP                                                 NAP    NAP            NAP         NAP
  9.8   NAP                                                 NAP    NAP            NAP         NAP
  9.9   NAP                                                 NAP    NAP            NAP         NAP
  9.10  NAP                                                 NAP    NAP            NAP         NAP
  9.11  NAP                                                 NAP    NAP            NAP         NAP
  9.12  NAP                                                 NAP    NAP            NAP         NAP
  9.13  NAP                                                 NAP    NAP            NAP         NAP
  9.14  NAP                                                 NAP    NAP            NAP         NAP
  9.15  NAP                                                 NAP    NAP            NAP         NAP

  10.1  NAP                                                 NAP    NAP            NAP         NAP
  10.2  NAP                                                 NAP    NAP            NAP         NAP
  10.3  NAP                                                 NAP    NAP            NAP         NAP
  10.4  NAP                                                 NAP    NAP            NAP         NAP
  10.5  NAP                                                 NAP    NAP            NAP         NAP
  10.6  NAP                                                 NAP    NAP            NAP         NAP
  10.7  NAP                                                 NAP    NAP            NAP         NAP
  10.8  NAP                                                 NAP    NAP            NAP         NAP
  10.9  NAP                                                 NAP    NAP            NAP         NAP
 10.10  NAP                                                 NAP    NAP            NAP         NAP
 10.11  NAP                                                 NAP    NAP            NAP         NAP
 10.12  NAP                                                 NAP    NAP            NAP         NAP
 10.13  NAP                                                 NAP    NAP            NAP         NAP
 10.14  NAP                                                 NAP    NAP            NAP         NAP
 10.15  NAP                                                 NAP    NAP            NAP         NAP
 10.16  NAP                                                 NAP    NAP            NAP         NAP
 10.17  NAP                                                 NAP    NAP            NAP         NAP
 10.18  NAP                                                 NAP    NAP            NAP         NAP
 10.19  NAP                                                 NAP    NAP            NAP         NAP
 10.20  NAP                                                 NAP    NAP            NAP         NAP
   11   Alston & Bird LLC                                81,096     9%         05/31/13       Hunton & Williams
   12   Pharmacuetical Research                          75,169    26%         02/28/19       Douglas Development Corp et al
   13   NAP                                                 NAP    NAP            NAP         NAP
   14   GSA - IRS Dist Reg                               34,494     5%         12/31/07       Household Finance
   15   NAP                                                 NAP    NAP            NAP         NAP
   16   Nordstrom Rack                                   35,014    10%         11/30/16       Marshall's
   17   NAP                                                 NAP    NAP            NAP         NAP
   18   Reback, McAndrews & Kjar                         14,123     5%         06/30/08       Vineyard Bank

  19.1  OnQ Technologies                                 30,570    23%         07/31/10       A. Butler
  19.2  Minntech Corp                                    31,463    21%         09/30/07       NAP
  19.3  NAP                                                 NAP    NAP            NAP         NAP
  19.4  NAP                                                 NAP    NAP            NAP         NAP
  19.5  NAP                                                 NAP    NAP            NAP         NAP
  19.6  Circuit Service                                   8,250    16%            MTM         Briggs of Burton
  19.7  NAP                                                 NAP    NAP            NAP         NAP
  19.8  NAP                                                 NAP    NAP            NAP         NAP
  19.9  McLane Northeast                                160,000    24%         10/31/07       Packaging Corp of America
 19.10  NAP                                                 NAP    NAP            NAP         NAP
 19.11  Chambersburg                                     61,311    10%            MTM         Ingram Books
 19.12  NAP                                                 NAP    NAP            NAP         NAP
   20   Hessed Deli                                       2,305     1%         08/31/11       NOAA News & Valet
   21   Kori George                                       4,000    10%         12/31/16       Mira Couture
   22   NAP                                                 NAP    NAP            NAP         NAP
   23   Mellon Bank                                      18,313     9%         12/31/13       Kan Am
   24   NAP                                                 NAP    NAP            NAP         NAP
   25   Chamberlain Edmonds & Associates, Inc.           31,024    10%         10/31/11       Cumulus Media Inc.
   26   Florida Crystals Corp.                           24,606    17%         05/31/11       Broad & Cassel
   27   NAP                                                 NAP    NAP            NAP         NAP
   28   N.Y. State Dept. of Education                    35,625    17%         07/31/12       Fiserv Solution, Inc.
   29   Robert & Nancy KO                                20,450    10%         12/01/21       Dollar Tree
   30   Cambridge Solutions Ltd.                         60,938    29%         01/31/10       Computer Sciences Corp.
   31   NAP                                                 NAP    NAP            NAP         NAP

  32.1  Prosec Protection Systems, Inc.                  12,330    33%         01/31/08       KTCB Enterprises, LLC
  32.2  Carrier Northeast                                12,500    33%         12/31/08       Lesco
  32.3  Brand                                            15,000    25%         06/30/08       Kemac
  32.4  Toll Brothers, Inc.                               7,575    25%         05/31/07       Jack Guarnieri Service Co., Inc
  32.5  NAP                                                 NAP    NAP            NAP         NAP
  32.6  Davinci Plastics                                  7,500    20%         01/31/09       AGF Burner
  32.7  NAP                                                 NAP    NAP            NAP         NAP
  32.8  NAP                                                 NAP    NAP            NAP         NAP
  32.9  Hunter                                            7,500    17%         03/31/09       R&K
 32.10  Wallwork Group                                   10,000    33%         12/31/08       NAP
 32.11  NAP                                                 NAP    NAP            NAP         NAP
 32.12  Bobs Custom                                       1,917     7%         09/30/07       Interlock of New Jersey
   33   McGlinchey Stafford, PLL                         51,919    16%    08/31/10, 03/31/14  Hancock Bank
   34   Goody's                                          27,531    11%         08/31/15       TJ Maxx
   35   NAP                                                 NAP    NAP            NAP         NAP
   36   NAP                                                 NAP    NAP            NAP         NAP
   37   Harry Glassman, M.D.                              7,288    12%         12/31/11       Dr. Randy Rosen
   38   Dillard's                                        48,000    12%         04/30/16       Beall's
   39   NAP                                                 NAP    NAP            NAP         NAP
   40   Mills-Penisula Health                            82,994    33%         05/31/11       Classic Party Rentals
   41   Aegis Mortgage Corporation                       67,413    35%         05/31/10       Wood Group Pressure Control
   42   Warrantach Corp                                  67,811    27%         02/28/13       State Farm Mutual Auto Ins
   43   NAP                                                 NAP    NAP            NAP         NAP
   44   Dept of Defense                                  17,688     8%         08/31/10       Advantile, Inc
   45   The Church of Pentecost                          11,540    14%         12/31/13       Tipo Technologies
   46   NAP                                                 NAP    NAP            NAP         NAP
   47   NAP                                                 NAP    NAP            NAP         NAP
   48   La Quinta Properties (subleased to AFNI, Inc.)   28,803    10%         01/30/10       ILD Telecommunications
   49   Center for Cancer Care                           22,067    20%         10/31/11       TN Valley Gyn/Oncol
   50   Office Depot                                     19,967    11%         11/30/12       Petsmart
   51   Logica, Inc.                                     24,282     7%         04/30/11       Friede Goldman
   52   FMC Technologies                                 29,876    14%         10/31/13       Kraton Polymers
   53   NAP                                                 NAP    NAP            NAP         NAP
   54   CVS Pharmacy                                     13,013    15%         12/31/30       Premium Liquors
   55   Michael's                                        23,669    20%         03/31/10       Borders Books
   56   NAP                                                 NAP    NAP            NAP         NAP
   57   Washington Mutual                                20,172    27%         05/31/10       McDonald's Corporation

  58.1  NAP                                                 NAP    NAP            NAP         NAP
  58.2  NAP                                                 NAP    NAP            NAP         NAP
   59   NAP                                                 NAP    NAP            NAP         NAP
   60   PNC Bank                                         48,865    28%         11/30/16       New Jersey Schools Construction Corp
   61   NAP                                                 NAP    NAP            NAP         NAP
   62   Invoice Insight, Inc.                            12,969    11%         09/30/07       Prince William County
   63   NAP                                                 NAP    NAP            NAP         NAP
   64   Bally Chicago Health Club                        27,000    15%         05/07/10       Fashion Bug
   65   Peapack-Gladstone                                 4,800     8%         12/31/16       Country Squire
   66   NAP                                                 NAP    NAP            NAP         NAP
   67   Basics/Metro                                     54,800    22%         08/31/10       Leather Expo
   68   Time Warner                                      19,800    14%         09/30/08       TLC Properties
   69   Jo-Ann Fabrics                                   22,030    15%         01/31/17       Bed Bath & Beyond
   70   Unica Accessories, Inc.                           6,400     9%         11/30/10       Canicas
   71   Paychex North America, Inc.                      30,885    35%         09/10/11       NAP
   72   NAP                                                 NAP    NAP            NAP         NAP
   73   NAP                                                 NAP    NAP            NAP         NAP

  74.1  NAP                                                 NAP    NAP            NAP         NAP
  74.2  NAP                                                 NAP    NAP            NAP         NAP
   75   Dr. Carl Frankel                                  4,653     3%         06/30/10       Comcast
   76   Bed, Bath & Beyond                               23,094    24%         01/31/16       Shoe Carnival
   77   Big Lots                                         24,072    21%         07/20/10       Gordon's
   78   United States of America                         17,958    11%         09/30/07       Albemarle Catalyst
   79   NAP                                                 NAP    NAP            NAP         NAP
   80   NAP                                                 NAP    NAP            NAP         NAP
   81   Grossmont Bank                                   23,208    22%         06/30/08       Nxgen Electronics, Inc.
   82   Dance Studio                                      3,550    12%         06/30/11       Washington Mutual Bank
   83   Life Pittsburgh                                  19,440     7%         02/28/15       DialAmerica Marketing, Inc.

  84.1  Omnilife, USA, Inc                               15,000    33%         02/28/09       Integrated Motion
  84.2  Royal Carolina                                   18,000    15%         06/30/07       GDLJ Enterprises, Inc.
  84.3  Ferguson Enterprises                             44,440    20%         12/31/12       Landmark Aviation
   85   Liberty Apparel                                 107,200    37%         05/31/09       ATF
   86   NAP                                                 NAP    NAP            NAP         NAP
   87   NAP                                                 NAP    NAP            NAP         NAP
   88   NAP                                                 NAP    NAP            NAP         NAP

  89.1  NAP                                                 NAP    NAP            NAP         NAP
  89.2  NAP                                                 NAP    NAP            NAP         NAP
  89.3  Pervasive Solutions                               3,500    22%         12/31/10       NAP
  89.4  Wikoff Color Corp                                 4,050    26%            MTM         NAP
  89.5  NAP                                                 NAP    NAP            NAP         NAP
  89.6  NAP                                                 NAP    NAP            NAP         NAP
  89.7  NAP                                                 NAP    NAP            NAP         NAP
  89.8  NAP                                                 NAP    NAP            NAP         NAP
  89.9  Ecovation Wastewater Treatment                    3,233    27%         05/01/09       NAP
 89.10  BOCES                                             5,219    20%         06/01/20       St Joseph's Villa
 89.11  NAP                                                 NAP    NAP            NAP         NAP
   90   NAP                                                 NAP    NAP            NAP         NAP
   91   NAP                                                 NAP    NAP            NAP         NAP
   92   NAP                                                 NAP    NAP            NAP         NAP
   93   Kansas Marine Co                                 78,558    34%         09/30/12       In Flight Services
   94   NAP                                                 NAP    NAP            NAP         NAP
   95   Tea Hut & Chinese Art Gift                        3,440     7%         06/30/09       Insights to Success
   96   The Furniture Box                                15,053    17%         07/30/09       NAP
   97   International Rescue Committee, Inc.              5,354     5%         09/30/10       Comunidades de Formacion Cristiana
   98   NAP                                                 NAP    NAP            NAP         NAP
   99   NAP                                                 NAP    NAP            NAP         NAP
  100   Hoover Materials Handling Group, Inc.            81,225    17%         05/31/08       The Charlotte-Mecklenburg Board of
                                                                                              Education
  101   NAP                                                 NAP    NAP            NAP         NAP
  102   NAP                                                 NAP    NAP            NAP         NAP
  103   DSW Shoes                                        21,011    31%         01/31/11       Red Robin

 104.1  NAP                                                 NAP    NAP            NAP         NAP
 104.2  NAP                                                 NAP    NAP            NAP         NAP
 104.3  NAP                                                 NAP    NAP            NAP         NAP
 104.4  NAP                                                 NAP    NAP            NAP         NAP
  105   SFA, Inc.                                         7,146    12%         09/30/10       W.F. Chesley Real Estate, Inc
  106   NAP                                                 NAP    NAP            NAP         NAP
  107   NAP                                                 NAP    NAP            NAP         NAP
  108   Sofa Express                                     20,706    19%         12/31/13       Mighty Dollar
  109   Marriot International Administration Service      7,804    12%         02/28/11       Unitek Technical Service
  110   NAP                                                 NAP    NAP            NAP         NAP
  111   Dollar Tree                                      13,920     9%         04/30/11       Walgreen's
  112   NAP                                                 NAP    NAP            NAP         NAP
  113   Department of Children and Families              31,508    25%         12/31/08       Broward Cnty Ph. 1,2 3 & 4
  114   Walnut Creek Wine & Liquors                       4,781     9%         12/31/09       Colorado Casual Furniture
  115   MTC Corporation                                  10,515    23%         01/16/12       Seacoast Commerce Bank
  116   Blockbuster, Inc (Store)                          4,556    15%         09/30/10       Selma's Chicago Pizzeria
  117   AAA Antiques Mall, Inc.                          30,000    29%         06/30/13       Mission Foods
  118   Lee's Kitchen                                     4,259     8%         12/31/08       Little Gym
  119   Department of Children & Family                  16,620    12%            MTM         Workforce
  120   Rosemary Day Care Center                          9,888    23%         12/31/08       Rose Garden Sports Bar and Restaurant

 121.1  NAP                                                 NAP    NAP            NAP         NAP
 121.2  NAP                                                 NAP    NAP            NAP         NAP
 121.3  NAP                                                 NAP    NAP            NAP         NAP
 121.4  NAP                                                 NAP    NAP            NAP         NAP
 121.5  NAP                                                 NAP    NAP            NAP         NAP
 121.6  NAP                                                 NAP    NAP            NAP         NAP
  122   NAP                                                 NAP    NAP            NAP         NAP
  123   NAP                                                 NAP    NAP            NAP         NAP
  124   NAP                                                 NAP    NAP            NAP         NAP
  125   Tuesday Morning                                   9,197     9%         01/15/09       Sherwin Williams
  126   NAP                                                 NAP    NAP            NAP         NAP

 127.1  Precision Specialties, Inc.                      30,000    29%            MTM         Gymstars, LLC
 127.2  Collierville Kitchen Conce                        2,461    26%         07/31/09       NAP
 127.3  Orchid Stealth Coating                           18,000    37%         07/31/07       Robert J. Denley Co., Inc.
 127.4  Sadie's Soul Food                                 1,510    18%         06/30/08       Colliersville Nails
 127.5  NCS of Florida, Inc.                              3,530    13%         07/31/07       Premier Environmental
 127.6  NAP                                                 NAP    NAP            NAP         NAP
 127.7  Unique Antiques & Auction                        14,220    26%         08/31/07       Greater Works Deliverance
 127.8  Healthcare Uniform Company                        2,092    25%         06/30/10       NAP
 127.9  NAP                                                 NAP    NAP            NAP         NAP
  128   Madison Avenue Day Spa                            6,000    17%         01/31/31       Leaders in Travel
  129   NAP                                                 NAP    NAP            NAP         NAP
  130   Mary Lou Mayer                                    6,099     6%         07/31/10       Greenwood Pediatrics
  131   NAP                                                 NAP    NAP            NAP         NAP
  132   Jan W. Paape                                     19,807    10%         08/31/09       Rodeo Investments
  133   JC Penney                                        42,840    19%         05/31/08       Staples
  134   Trellisware Technologies                         15,968    28%         10/01/08       Astute Networks
  135   Beach Bum Tanning                                 4,000    15%         01/31/17       Ricky's Candies
  136   NAP                                                 NAP    NAP            NAP         NAP
  137   NAP                                                 NAP    NAP            NAP         NAP
  138   Stoneyfield Farms (Dannon)                       36,000    25%         12/31/10       National Dentex Corp.
  139   NAP                                                 NAP    NAP            NAP         NAP
  140   United Transportation Union                      51,015    20%         05/31/10       Kaiser Foundation Health
  141   St. Vincent Health Center                         8,085     4%         09/30/15       Aber's Card and Gifts, Inc.
                                                                                              DBA Barbara's Hallmark Shop
  142   Guitar Center                                    15,000    30%         02/28/15       Eastern Billards
  143   NAP                                                 NAP    NAP            NAP         NAP
  144   NAP                                                 NAP    NAP            NAP         NAP
  145   NAP                                                 NAP    NAP            NAP         NAP
  146   NAP                                                 NAP    NAP            NAP         NAP
  147   Ultima Group Nutraceuticals                       1,600     7%         04/30/09       Twin Dragons Sport Center
  148   NAP                                                 NAP    NAP            NAP         NAP
  149   Global Projects                                   6,895     8%         03/14/10       Ameritas
  150   Big Lots                                         26,400    21%         01/31/10       Beall's Outlet
  151   Peter Harris Clothes                             23,745    26%         11/30/09       Colonie Cards & Gifts
  152   Digital Ear                                       3,900    13%         08/31/14       Ono Ono Hawaiian BBQ
  153   Staples, Inc.                                    23,942    42%         06/30/17       NAP

 154.1  NAP                                                 NAP    NAP            NAP         NAP
 154.2  NAP                                                 NAP    NAP            NAP         NAP
 154.3  NAP                                                 NAP    NAP            NAP         NAP
  155   Target Corporation                               12,285    13%         05/31/14       Aruba Petroleum
  156   NAP                                                 NAP    NAP            NAP         NAP
  157   NAP                                                 NAP    NAP            NAP         NAP
  158   Insight Health Corp.                              7,513    18%         03/31/12       Obstetrix Medical Group of Phoenix
  159   NAP                                                 NAP    NAP            NAP         NAP
  160   Seafield Capital Partners                         3,534     9%         10/31/11       Home Telecom
  161   NAP                                                 NAP    NAP            NAP         NAP

 162.1  NAP                                                 NAP    NAP            NAP         NAP
 162.2  NAP                                                 NAP    NAP            NAP         NAP
  163   Starbucks                                         1,645    10%         07/24/15       Refloxology
  164   Sanyo Automotive U.S.A.                          12,444    23%         01/30/11       Meiden America
  165   NAP                                                 NAP    NAP            NAP         NAP
 165.1  NAP                                                 NAP    NAP            NAP         NAP
 165.2  NAP                                                 NAP    NAP            NAP         NAP
 165.3  NAP                                                 NAP    NAP            NAP         NAP
  166   NAP                                                 NAP    NAP            NAP         NAP
  167   NAP                                                 NAP    NAP            NAP         NAP
  168   Patient Care Assc. L L.C.                        13,516    36%         08/31/26       NAP
  169   Terminix                                          8,000     9%         07/31/15       Femco
  170   NAP                                                 NAP    NAP            NAP         NAP
  171   NAP                                                 NAP    NAP            NAP         NAP
  172   NAP                                                 NAP    NAP            NAP         NAP
  173   NAP                                                 NAP    NAP            NAP         NAP
  174   BKG (Ye Eun d/b/a Tahitia)                        3,300    10%         11/30/15       1019 Cafe
  175   NAP                                                 NAP    NAP            NAP         NAP
  176   NAP                                                 NAP    NAP            NAP         NAP
  177   NAP                                                 NAP    NAP            NAP         NAP
  178   NAP                                                 NAP    NAP            NAP         NAP
  179   XL Systems, Inc.                                 24,000    23%         07/31/09       Arborway Metal Finishing
  180   Arogya                                            1,800    10%         09/30/07       White Diamond
  181   Colortime Rental                                  5,000     7%         06/30/11       Charles Owens Furniture
  183   NAP                                                 NAP    NAP            NAP         NAP
  184   Port City Pediatrics, P.C.                        6,445    14%         08/31/08       Hackley Hospital (Rehab)
  185   City Mattress                                    10,000    23%         12/31/09       Hamburg Gynecology
  186   NAP                                                 NAP    NAP            NAP         NAP
  187   D.K. Bike Depot                                   2,400     8%         06/30/07       Prof. Inst. Of Real Estate
  188   Faruki Ireland                                   14,413    10%         07/31/13       GSA
  189   SK Foods                                         96,100    46%         06/30/10       NAP
  190   Orthoscope                                       12,478    26%         12/31/15       RMC Corporation
  191   NAP                                                 NAP    NAP            NAP         NAP
  192   Yoshinoya                                         1,920    18%         05/31/07       Winreal Oper. Co., LLC ( Winchell's)
  193   Leo's Coney Island                                3,615    15%         01/31/13       Yoga Shelter
  194   NAP                                                 NAP    NAP            NAP         NAP
  195   NAP                                                 NAP    NAP            NAP         NAP
  196   NAP                                                 NAP    NAP            NAP         NAP
  197   NAP                                                 NAP    NAP            NAP         NAP
  198   NAP                                                 NAP    NAP            NAP         NAP
  199   Washington Mutual                                 4,000    18%         02/28/14       T-Mobile
  200   NAP                                                 NAP    NAP            NAP         NAP
  201   NAP                                                 NAP    NAP            NAP         NAP
  202   Bell Carter                                       4,660    10%         07/31/09       Rate is Low
  203   El Fenix Restaurant                               6,362    10%         09/30/11       Eye Masters
  204   NAP                                                 NAP    NAP            NAP         NAP
  205   Award Realty                                      4,183    19%         11/30/11       Seller's Lease Guaranty
  206   NAP                                                 NAP    NAP            NAP         NAP
  207   NAP                                                 NAP    NAP            NAP         NAP
  208   NAP                                                 NAP    NAP            NAP         NAP
  209   NAP                                                 NAP    NAP            NAP         NAP
  210   NAP                                                 NAP    NAP            NAP         NAP
  211   NAP                                                 NAP    NAP            NAP         NAP

 212.1  NAP                                                 NAP    NAP            NAP         NAP
 212.2  NAP                                                 NAP    NAP            NAP         NAP
  213   NAP                                                 NAP    NAP            NAP         NAP
  214   Impact Health                                     5,471    16%         05/31/10       Visual Photography
  215   CSK Auto, Inc., dba Checker Auto Parts            7,200    15%         09/30/07       Mattress 'N' More, Inc.
  216   Island Assessment and Counseling                  1,650    32%         06/30/09       Chinese Shao-Lin Center
  217   Richmond Magazine, Inc.                           6,681    11%         05/31/12       Richmond Academy of Medicine
  218   Rainbow                                           9,020    21%         01/31/09       Lee's Beauty Supply
  219   National Velo Inc.                                3,081    21%         11/14/11       Moe's Southwest Grill
  220   Dallas County - Juvenile Probation               10,457    19%         08/31/12       Fresenius Medical Care - MFC
  221   NAP                                                 NAP    NAP            NAP         NAP
  222   NAP                                                 NAP    NAP            NAP         NAP
  223   NAP                                                 NAP    NAP            NAP         NAP
  224   NAP                                                 NAP    NAP            NAP         NAP
  225   NAP                                                 NAP    NAP            NAP         NAP
  226   NAP                                                 NAP    NAP            NAP         NAP
  227   NAP                                                 NAP    NAP            NAP         NAP
  228   NAP                                                 NAP    NAP            NAP         NAP
  229   NAP                                                 NAP    NAP            NAP         NAP
  230   NAP                                                 NAP    NAP            NAP         NAP
  231   Sentinel Wealth                                   6,286    16%         04/30/13       CDI
  232   NAP                                                 NAP    NAP            NAP         NAP
  233   Nick's Diner                                      3,590    16%         06/30/10       Harbor Dental
  234   NAP                                                 NAP    NAP            NAP         NAP
  235   Teleglobe                                        14,929    35%            MTM         Jnet Direct
  236   NAP                                                 NAP    NAP            NAP         NAP
  237   Innovis                                          11,788    20%         12/31/07       PetroSkills, LLC
  238   Athens Medical Group                              4,761    16%         01/31/13       Culver Union OB/GYN
  239   NAP                                                 NAP    NAP            NAP         NAP
  240   Gary Arnold                                       2,324    25%         12/08/11       Elle H. General Partnership
  241   NAP                                                 NAP    NAP            NAP         NAP
  242   NAP                                                 NAP    NAP            NAP         NAP
  243   Rite Aid                                         11,817    22%         12/31/15       Benderson
  244   Counseling & Education Association                3,052     9%         01/30/08       Brookline Savings Bank
  245   NAP                                                 NAP    NAP            NAP         NAP
  246   Sultan's Linens, Inc.                             3,472    37%         12/31/14       General Leasing & Management
  247   NAP                                                 NAP    NAP            NAP         NAP
  248   NAP                                                 NAP    NAP            NAP         NAP
  249   A3D Automotive                                    7,570    11%         02/28/12       American Community Newspapers
  250   NAP                                                 NAP    NAP            NAP         NAP
  251   National Estate Planning                         10,515     8%         07/31/12       MID Continent Group
  252   NAP                                                 NAP    NAP            NAP         NAP
  253   NAP                                                 NAP    NAP            NAP         NAP
  254   NAP                                                 NAP    NAP            NAP         NAP
  255   NAP                                                 NAP    NAP            NAP         NAP
  256   The Bentley Group                                 4,558    21%         09/30/11       Trent, Tyrell & Associates
  257   NAP                                                 NAP    NAP            NAP         NAP
  258   NAP                                                 NAP    NAP            NAP         NAP
  259   E-Chx, Inc                                        6,200    13%         07/31/09       Neuro-Ophthalrnology
  260   NAP                                                 NAP    NAP            NAP         NAP
  261   NAP                                                 NAP    NAP            NAP         NAP
  262   NAP                                                 NAP    NAP            NAP         NAP
  263   Dr. Cary Copeland DPM                             3,243    16%         11/30/19       Blue Ash Internal Medicine
  264   NAP                                                 NAP    NAP            NAP         NAP
  265   NAP                                                 NAP    NAP            NAP         NAP
  266   NAP                                                 NAP    NAP            NAP         NAP
  267   GES                                              10,545    28%         11/30/10       AArbor International
  268   NAP                                                 NAP    NAP            NAP         NAP
  269   NAP                                                 NAP    NAP            NAP         NAP

 270.1  NAP                                                 NAP    NAP            NAP         NAP
 270.2  NAP                                                 NAP    NAP            NAP         NAP
  271   NAP                                                 NAP    NAP            NAP         NAP
  272   NAP                                                 NAP    NAP            NAP         NAP
  273   Edgenet, Inc. (aka RR Group)                     11,142    36%         01/31/10       INA USA
  274   NAP                                                 NAP    NAP            NAP         NAP
  275   Eyecare                                           4,884    26%         09/30/16       KW
  276   Black Diamond Video                               2,324     6%         10/31/14       Empire Burger
  277   NAP                                                 NAP    NAP            NAP         NAP
  278   NAP                                                 NAP    NAP            NAP         NAP
  279   NAP                                                 NAP    NAP            NAP         NAP
  280   NAP                                                 NAP    NAP            NAP         NAP
  281   NAP                                                 NAP    NAP            NAP         NAP
  282   NAP                                                 NAP    NAP            NAP         NAP
  283   NAP                                                 NAP    NAP            NAP         NAP
  284   NAP                                                 NAP    NAP            NAP         NAP
  285   Burke's Outlet                                   14,000    14%         04/30/11       Aaron Rent's
  286   Middletown Dentistry                              3,232    17%         02/28/09       William E. Ward, PA
  287   Kentucky Fried Chicken (Pad Lease)                1,985    10%         04/30/08       Acme Locksmith
  288   NAP                                                 NAP    NAP            NAP         NAP
  289   Charlene Products, Inc.                           5,770    12%            MTM         Liquitech, Inc
  290   NAP                                                 NAP    NAP            NAP         NAP
  291   NAP                                                 NAP    NAP            NAP         NAP
  292   NAP                                                 NAP    NAP            NAP         NAP
  293   NAP                                                 NAP    NAP            NAP         NAP
  294   NAP                                                 NAP    NAP            NAP         NAP
  295   NAP                                                 NAP    NAP            NAP         NAP
  296   NAP                                                 NAP    NAP            NAP         NAP
  297   NAP                                                 NAP    NAP            NAP         NAP
  298   Lennox International Inc.                        20,794    42%         12/31/10       NAP
  299   Olin Center                                       2,200    33%         12/31/10       NAP
  300   Moe's Southwest Grill                             2,500    15%         11/30/15       Supper Thyme USA
  301   NAP                                                 NAP    NAP            NAP         NAP
  302   San Jose Restaurant                               4,200    20%         11/30/11       Shoe Show
  303   NAP                                                 NAP    NAP            NAP         NAP
  304   NAP                                                 NAP    NAP            NAP         NAP
  305   Larry Vanamedyde, L. VanAmeyde DDS PC             4,011    21%         03/31/16       Stoneridge Dental
  306   Master Leased                                     1,764    18%         03/31/12       Lapel's Dry Cleaning
  307   Premier Rentals                                   3,681    17%         08/31/11       All Plus Beauty Supply
  308   The HR Group                                      5,546    25%         06/30/10       R.K. Barnes & Associates
  309   Burke's Outlet                                   19,200    20%         04/30/11       Arc Services
  310   NAP                                                 NAP    NAP            NAP         NAP
  311   NAP                                                 NAP    NAP            NAP         NAP
  312   NAP                                                 NAP    NAP            NAP         NAP
  313   Riviera Finance (SoCal)                          10,178    33%         10/31/14       Evulve, Inc.
  314   NAP                                                 NAP    NAP            NAP         NAP
  315   Solar Oasis                                       2,795    15%         11/30/10       Solberg Eye Care
  316   NAP                                                 NAP    NAP            NAP         NAP
  317   NAP                                                 NAP    NAP            NAP         NAP
  318   Chops Specialty Meats, LLC                        1,560    26%         06/01/11       NAP
  319   Benderson                                         7,020    24%         12/31/11       Beneficial NY, Inc.
  320   NAP                                                 NAP    NAP            NAP         NAP
  321   Tim Hortons                                       2,200    16%         12/31/15       Salsarita's Fresh Cantina
  322   NAP                                                 NAP    NAP            NAP         NAP
  323   NAP                                                 NAP    NAP            NAP         NAP
  324   NAP                                                 NAP    NAP            NAP         NAP
  325   NAP                                                 NAP    NAP            NAP         NAP
  326   Beauty World                                      9,590    22%         08/31/15       China King
  327   Brinson                                           2,012     9%         05/31/15       Parpia
  328   West Marine                                       7,200    37%         04/30/11       Chase Manhattan Mortgage
  329   NAP                                                 NAP    NAP            NAP         NAP
  330   NAP                                                 NAP    NAP            NAP         NAP
  331   NAP                                                 NAP    NAP            NAP         NAP
  332   NAP                                                 NAP    NAP            NAP         NAP
  333   NAP                                                 NAP    NAP            NAP         NAP
  334   NAP                                                 NAP    NAP            NAP         NAP
  335   Family Dollar Store                               9,000    17%         12/31/07       Renter's Choice
  336   Premiere Establishment                            2,800    22%         01/04/12       Happy Cleaners
  337   NAP                                                 NAP    NAP            NAP         NAP
  338   Rite Aid                                          6,720    15%         03/11/10       Family Dollar
  339   Starbucks                                         1,148     8%         02/28/16       NAP
  340   NAP                                                 NAP    NAP            NAP         NAP
  341   El Pollo Fino #2                                  2,650    29%         10/31/11       One Hour Photo
  342   Lady of Loudres Memorial Hospital                 9,354    35%         06/30/11       Panchos Pit
  343   Shin/Mongolian Restaurant                         2,000    13%         01/31/11       Wells Fargo Home Mortgage
  344   Wachovia                                          1,572    14%         12/31/07       Sue Salon
  345   NAP                                                 NAP    NAP            NAP         NAP
  346   NAP                                                 NAP    NAP            NAP         NAP
  347   NAP                                                 NAP    NAP            NAP         NAP
  348   NAP                                                 NAP    NAP            NAP         NAP
  349   NAP                                                 NAP    NAP            NAP         NAP
  350   Wireless at Work, Inc.                            1,402    27%         03/30/14       NAP
  351   Prairie Highlands                                 1,820    12%         10/23/16       Kona Coffee
  352   NAP                                                 NAP    NAP            NAP         NAP
  353   Pediatric Dental                                  3,203    50%         10/31/16
  354   Mariscos Chapala                                  3,200    34%         07/31/10       Jairaj M. Sanghavi DMG Smoker Shop
  355   NAP                                                 NAP    NAP            NAP         NAP
  356   Anytime Fitness                                   3,600    26%         03/31/11       Coffee with Cream
  357   Garrison Litigation                               8,081    25%         12/31/08       C&D Ballroom Corp.
  358   NAP                                                 NAP    NAP            NAP         NAP
  359   Russell County Farm Service Agency                2,421    10%            MTM         NAP
  360   NAP                                                 NAP    NAP            NAP         NAP
  361   NAP                                                 NAP    NAP            NAP         NAP
  362   M.T. Enterprises                                 10,162    29%         07/30/09       HCB Mixes, LLC
  363   NAP                                                 NAP    NAP            NAP         NAP
  364   NAP                                                 NAP    NAP            NAP         NAP
  365   Paradise Coffee                                   1,540    15%         06/30/15       Wireless Warehouse, Inc.
  367   NAP                                                 NAP    NAP            NAP         NAP
  368   Cinderella's Flower                               1,600    29%         02/28/09       TJ's Liquor

 369.1  NAP                                                 NAP    NAP            NAP         NAP
 369.2  NAP                                                 NAP    NAP            NAP         NAP
  370   Redlands Schwinn Cycler                           6,000    11%         06/30/09       Saing Treece
  371   NAP                                                 NAP    NAP            NAP         NAP
  372   Marcrum Management                                3,060    20%         11/30/18       Christy/Cobb Inc.
  373   NAP                                                 NAP    NAP            NAP         NAP
  374   NAP                                                 NAP    NAP            NAP         NAP
  375   Medicap Pharmacy                                  1,250    13%         12/31/09       Salon De Bella
  376   NAP                                                 NAP    NAP            NAP         NAP
  377   Nationwide Insurance                              1,500    13%         12/03/08       Harmon Southern Homes
  378   NAP                                                 NAP    NAP            NAP         NAP
  379   Check n Go                                        1,101    31%         02/29/12       NAP
  380   NAP                                                 NAP    NAP            NAP         NAP

   6b

                                                                       SECOND     SECOND
                                        THIRD             SECOND        MOST       MOST
         THIRD    THIRD                LARGEST             MOST        RECENT     RECENT      SECOND      SECOND       SECOND
        LARGEST  LARGEST                MAJOR             RECENT        YEAR       YEAR        MOST        MOST         MOST
         MAJOR    MAJOR                TENANT              YEAR      STATEMENT  STATEMENT     RECENT      RECENT       RECENT
 LOAN    TENANT   TENANT                LEASE            STATEMENT     NUMBER     ENDING       YEAR        YEAR         YEAR
NUMBER    NRSF    NRSF%             MATURITY DATE          TYPE      OF MONTHS     DATE      REVENUES    EXPENSES       NOI
-------------------------------------------------------------------------------------------------------------------------------

  1      67,220    4%               12/31/15             Full Year      12      12/31/05   142,159,494  67,485,616   74,673,878
  2                                                                                                                 102,850,117
 2.1     53,515    3%               01/31/20             Full Year      12      12/31/05   128,507,069  31,374,526   97,132,542
 2.2     10,979    6%               02/28/09             Full Year      12      12/31/05     4,205,686   1,026,803    3,178,883
 2.3     10,126    6%               12/31/07             Full Year      12      12/31/05     2,803,791     684,535    2,119,255
 2.4      3,080    22%              08/31/09             Full Year      12      12/31/05       554,917     135,481      419,436
  3     210,664    8%               08/06/22             Full Year      12      12/31/05   110,855,344  50,630,671   60,224,673
  4      16,822    4%               01/31/08             Full Year      12      12/31/05    15,278,681   5,097,320   10,181,361
  5      10,898    2%               12/31/09             Full Year      12      12/31/05    12,584,959   3,213,546    9,371,414
  6     204,788    13%              06/30/12             Full Year      12      12/31/04   210,500,537  41,195,725  169,304,812
  7         NAP    NAP                 NAP               Full Year      12      12/31/05   101,023,100  71,472,800   29,550,300
  8         NAP    NAP                 NAP                  UAV         UAV        UAV             UAV         UAV          UAV
  9                                                                                                                  33,949,096
 9.1        NAP    NAP                 NAP               Full Year      12      12/31/05     3,354,234   1,026,633    2,327,601
 9.2        NAP    NAP                 NAP               Full Year      12      12/31/05     5,185,322   2,964,681    2,220,641
 9.3        NAP    NAP                 NAP               Full Year      12      12/31/05     6,667,234   3,585,690    3,081,544
 9.4        NAP    NAP                 NAP               Full Year      12      12/31/05     4,470,196   2,908,199    1,561,998
 9.5        NAP    NAP                 NAP               Full Year      12      12/31/05     8,803,948   5,075,660    3,728,287
 9.6        NAP    NAP                 NAP               Full Year      12      12/31/05    10,187,443   5,536,357    4,651,086
 9.7        NAP    NAP                 NAP               Full Year      12      12/31/05     6,798,230   3,417,283    3,380,948
 9.8        NAP    NAP                 NAP               Full Year      12      12/31/05     3,265,711   1,814,149    1,451,561
 9.9        NAP    NAP                 NAP               Full Year      12      12/31/05     8,558,966   5,832,896    2,726,071
 9.10       NAP    NAP                 NAP               Full Year      12      12/31/05     5,418,993   2,660,292    2,758,701
 9.11       NAP    NAP                 NAP               Full Year      12      12/31/05     3,669,039   1,702,354    1,966,685
 9.12       NAP    NAP                 NAP               Full Year      12      12/31/05     4,656,510   5,548,561     -892,051
 9.13       NAP    NAP                 NAP               Full Year      12      12/31/05     3,144,823   1,806,659    1,338,164
 9.14       NAP    NAP                 NAP               Full Year      12      12/31/05     1,721,524   1,261,937      459,586
 9.15       NAP    NAP                 NAP               Full Year      12      12/31/05    15,469,125  12,280,851    3,188,275
  10                                                                                                                 37,188,835
 10.1       NAP    NAP                 NAP               Full Year      12      12/31/05    18,980,194  18,051,361      928,833
 10.2       NAP    NAP                 NAP               Full Year      12      12/31/05    10,490,560   5,145,181    5,345,379
 10.3       NAP    NAP                 NAP               Full Year      12      12/31/05     2,233,153   1,527,439      705,714
 10.4       NAP    NAP                 NAP               Full Year      12      12/31/05     6,901,671   5,484,736    1,416,935
 10.5       NAP    NAP                 NAP               Full Year      12      12/31/05     5,873,297   3,351,298    2,521,999
 10.6       NAP    NAP                 NAP               Full Year      12      12/31/05     4,635,780   2,990,954    1,644,827
 10.7       NAP    NAP                 NAP               Full Year      12      12/31/05    10,245,128   8,077,402    2,167,726
 10.8       NAP    NAP                 NAP               Full Year      12      12/31/05     5,635,501   3,458,857    2,176,644
 10.9       NAP    NAP                 NAP               Full Year      12      12/31/05     6,241,663   2,741,269    3,500,395
10.10       NAP    NAP                 NAP               Full Year      12      12/31/05     3,620,411   1,927,571    1,692,839
10.11       NAP    NAP                 NAP               Full Year      12      12/31/05     2,343,185     600,527    1,742,658
10.12       NAP    NAP                 NAP               Full Year      12      12/31/05     1,307,525     679,318      628,207
10.13       NAP    NAP                 NAP               Full Year      12      12/31/05     5,563,659   2,753,917    2,809,742
10.14       NAP    NAP                 NAP               Full Year      12      12/31/05     3,609,432   2,436,468    1,172,964
10.15       NAP    NAP                 NAP               Full Year      12      12/31/05     3,776,937   2,745,232    1,031,705
10.16       NAP    NAP                 NAP               Full Year      12      12/31/05     3,123,662   2,215,519      908,144
10.17       NAP    NAP                 NAP               Full Year      12      12/31/05     3,556,510   1,743,000    1,813,510
10.18       NAP    NAP                 NAP               Full Year      12      12/31/05     2,470,901   1,784,459      686,442
10.19       NAP    NAP                 NAP               Full Year      12      12/31/05     7,400,252   5,489,196    1,911,057
10.20       NAP    NAP                 NAP               Full Year      12      12/31/05    10,545,152   8,162,035    2,383,117
  11     34,430    4%               09/06/08             Full Year      12      12/31/05    18,153,206   7,235,150   10,918,056
  12     74,640    26%              03/31/22                UAV         UAV        UAV             UAV         UAV          UAV
  13        NAP    NAP                 NAP               Full Year      12      12/31/05    45,407,934  35,275,507   10,132,427
  14     26,098    4%               12/31/08             Full Year      12      12/31/05    14,873,300   7,745,694    7,127,606
  15        NAP    NAP                 NAP                  UAV         UAV        UAV             UAV         UAV          UAV
  16     33,000    9%               12/31/16                UAV         UAV        UAV             UAV         UAV          UAV
  17        NAP    NAP                 NAP               Full Year      12      12/31/05     6,521,544   3,034,751    3,486,793
  18     13,901    4%               08/21/13             Full Year      12      12/31/05     9,615,390   2,784,177    6,831,213
  19                                                                                                                  6,385,173
 19.1    23,471    18%              05/31/11             Full Year      12      12/31/04       600,266     123,507      476,760
 19.2       NAP    NAP                 NAP               Full Year      12      12/31/04       707,457     145,561      561,895
 19.3       NAP    NAP                 NAP               Full Year      12      12/31/04       267,976      55,137      212,839
 19.4       NAP    NAP                 NAP               Full Year      12      12/31/04       278,695      57,342      221,353
 19.5       NAP    NAP                 NAP               Full Year      12      12/31/04       225,100      46,315      178,785
 19.6     4,500    9%               01/31/08             Full Year      12      12/31/04       192,943      39,699      153,244
 19.7       NAP    NAP                 NAP               Full Year      12      12/31/04       235,819      48,520      187,298
 19.8       NAP    NAP                 NAP               Full Year      12      12/31/04       525,233     108,068      417,165
 19.9    62,356    10%              05/30/07             Full Year      12      12/31/04     1,221,971     251,424      970,546
19.10       NAP    NAP                 NAP               Full Year      12      12/31/04       503,795     103,657      400,138
19.11    57,600    9%               02/28/08             Full Year      12      12/31/04     2,454,660     505,054    1,949,606
19.12       NAP    NAP                 NAP               Full Year      12      12/31/04       825,366     169,822      655,544
  20        636    0%               12/31/09             Full Year      12      12/31/05     7,499,189   1,921,342    5,577,847
  21      3,105    8%               06/30/11             Full Year      12      12/31/05     6,966,237   3,322,134    3,644,103
  22        NAP    NAP                 NAP                  UAV         UAV        UAV             UAV         UAV          UAV
  23     14,020    7%               02/29/12             Full Year      12      12/31/05     5,843,089   2,009,376    3,833,713
  24        NAP    NAP                 NAP               Full Year      12      12/31/05     4,798,640   1,685,182    3,113,458
  25     25,971    9%               10/31/15             Full Year      12      12/31/05     6,555,010   2,680,273    3,874,737
  26     18,156    12%              05/31/11             Full Year      12      12/31/05     6,542,774   3,008,035    3,534,739
  27        NAP    NAP                 NAP               Full Year      12      12/31/05     5,018,830   2,558,423    2,460,407
  28     25,000    12%              08/31/08             Full Year      12      12/31/05     5,867,060   2,330,533    3,536,527
  29     10,000    5%               03/28/17                UAV         UAV        UAV             UAV         UAV          UAV
  30     23,257    11%              09/30/08             Full Year      12      12/31/05     3,698,944   1,218,587    2,483,168
  31        NAP    NAP                 NAP               Full Year      12      12/31/05     3,674,770   1,603,113    2,071,657
  32                                                                                                                  2,755,920
 32.1     7,500    20%              01/31/09             Full Year      12      12/31/05       331,214      69,595      261,619
 32.2     6,600    18%              12/31/11             Full Year      12      12/31/05       316,611      66,736      249,875
 32.3    10,000    17%              06/30/08             Full Year      12      12/31/05       524,721      95,587      429,134
 32.4     6,200    21%              12/31/09             Full Year      12      12/31/05       298,394      76,908      221,487
 32.5       NAP    NAP                 NAP               Full Year      12      12/31/05       289,823      38,947      250,876
 32.6     7,500    20%              07/31/10             Full Year      12      12/31/05       302,087      51,718      250,369
 32.7       NAP    NAP                 NAP               Full Year      12      12/31/05       233,633      43,687      189,946
 32.8       NAP    NAP                 NAP                  UAV         UAV        UAV             UAV         UAV          UAV
 32.9     7,500    17%              10/31/07             Full Year      12      12/31/05       330,251      52,057      278,193
32.10       NAP    NAP                 NAP               Full Year      12      12/31/05       219,061      34,231      184,831
32.11       NAP    NAP                 NAP               Full Year      12      12/31/05       290,298           0      290,298
32.12     1,300    5%               12/31/07             Full Year      12      12/31/05       179,148      29,856      149,292
  33     49,196    15%    12/31/07, 08/31/08, 08/31/10   Full Year      12      12/31/05     5,674,551   2,462,354    3,212,197
  34     26,000    10%              08/31/16                UAV         UAV        UAV             UAV         UAV          UAV
  35        NAP    NAP                 NAP               Full Year      12      12/31/05     3,596,241   1,089,566    2,506,675
  36        NAP    NAP                 NAP               Full Year      12      12/31/05    17,065,629  12,301,866    4,763,763
  37      6,980    11%              03/19/08             Full Year      12      12/31/05     3,153,257     766,601    2,386,656
  38     29,700    7%               12/31/15             Full Year      12      12/31/05     6,139,270   2,889,124    3,250,146
  39        NAP    NAP                 NAP               Full Year      12      12/31/05    16,917,521  12,259,120    4,658,401
  40     70,700    28%              04/30/11             Full Year      12      12/31/05     2,701,375     600,060    2,101,315
  41     25,084    13%              11/30/13                UAV         UAV        UAV             UAV         UAV          UAV
  42     27,930    11%              02/28/11             Full Year      12      12/31/05     4,247,295   1,704,097    2,543,198
  43        NAP    NAP                 NAP               Full Year      12      12/31/05     3,527,232   2,171,970    1,355,262
  44     15,677    7%               09/30/08             Full Year      12      12/31/05     2,230,081     480,603    1,749,478
  45      5,887    7%               06/30/13             Full Year      12      12/31/05       167,724     278,255     -110,531
  46        NAP    NAP                 NAP               Full Year      12      12/31/05     3,935,322   1,732,419    2,202,903
  47        NAP    NAP                 NAP               Full Year      12      12/31/05     3,111,209   1,165,461    1,945,748
  48     28,751    10%              07/31/09             Full Year      12      12/31/05     3,151,020   2,082,630    1,068,390
  49      3,361    3%               11/30/11                UAV         UAV        UAV             UAV         UAV          UAV
  50     17,928    10%              01/31/19             Full Year      12      12/31/05     3,804,334   1,682,017    2,122,317
  51     19,051    5%               06/30/09             Full Year      12      12/31/05     6,945,645   2,872,373    4,073,272
  52     29,876    14%              12/31/16             Full Year      12      12/31/05     4,195,839   1,690,884    2,504,955
  53        NAP    NAP                 NAP                  UAV         UAV        UAV             UAV         UAV          UAV
  54      4,000    4%               04/30/11                UAV         UAV        UAV             UAV         UAV          UAV
  55     22,910    19%              01/31/20             Full Year      12      12/31/05     2,014,671     506,007    1,508,664
  56        NAP    NAP                 NAP               Full Year      12      12/31/05     3,445,564   1,794,814    1,650,750
  57      5,070    7%               11/20/08             Full Year      12      12/31/05     2,492,918     633,064    1,859,854
  58                                                                                                                  3,136,237
 58.1       NAP    NAP                 NAP               Full Year      12      12/31/05     6,969,264   4,762,329    2,206,935
 58.2       NAP    NAP                 NAP               Full Year      12      12/31/05     2,071,913   1,142,611      929,302
  59        NAP    NAP                 NAP               Full Year      12      12/31/05     7,861,785   4,546,779    3,315,006
  60      9,149    5%               12/31/07             Full Year      12      12/31/05     3,902,060   2,089,245    1,812,815
  61        NAP    NAP                 NAP               Full Year      12      12/31/05     1,723,452     647,083    1,076,369
  62      6,851    6%               08/31/10             Full Year      12      12/31/05     2,507,630   1,049,348    1,458,282
  63        NAP    NAP                 NAP               Full Year      12      12/31/05     2,169,714     838,559    1,331,155
  64      8,500    5%               01/31/09             Full Year      12      12/31/05     3,247,305   1,230,317    2,016,988
  65      4,476    7%               10/31/16                UAV         UAV        UAV             UAV         UAV          UAV
  66        NAP    NAP                 NAP               Full Year      12      12/31/05     1,884,137     926,887      957,250
  67     25,766    10%              05/31/13             Full Year      12      12/31/05     2,327,251     439,572    1,887,679
  68     10,000    7%               08/31/16                UAV         UAV        UAV             UAV         UAV          UAV
  69     20,000    14%              01/31/13                UAV         UAV        UAV             UAV         UAV          UAV
  70      6,400    9%               09/30/11             Full Year      12      12/31/05     1,871,594     823,764    1,047,830
  71        NAP    NAP                 NAP                  UAV         UAV        UAV             UAV         UAV          UAV
  72        NAP    NAP                 NAP                  UAV         UAV        UAV             UAV         UAV          UAV
  73        NAP    NAP                 NAP                  UAV         UAV        UAV             UAV         UAV          UAV
  74                                                                                                                  1,903,234
 74.1       NAP    NAP                 NAP               Full Year      12      12/31/05     2,656,573   1,593,981    1,062,592
 74.2       NAP    NAP                 NAP               Full Year      12      12/31/05     2,509,824   1,669,182      840,642
  75      4,645    3%               02/28/09             Full Year      12      12/31/05     2,422,124     987,335    1,434,789
  76     12,000    13%              05/31/15                UAV         UAV        UAV             UAV         UAV          UAV
  77     20,250    17%              10/31/09             Full Year      12      12/31/04     1,716,257     515,457    1,200,800
  78     16,390    10%              12/31/08             Full Year      12      12/31/05     2,666,059   1,307,779    1,358,280
  79        NAP    NAP                 NAP               Full Year      12      12/31/05     7,223,450   5,570,838    1,652,612
  80        NAP    NAP                 NAP               Full Year      12      12/31/05     2,238,253   1,061,358    1,176,895
  81     15,846    15%              12/31/09             Full Year      12      12/31/05     1,716,855     402,539    1,314,316
  82      3,045    10%              12/31/11                UAV         UAV        UAV             UAV         UAV          UAV
  83     14,622    5%               12/31/11             Full Year      12      12/31/04     3,387,175   1,991,593    1,395,582
  84                                                                                                                  1,326,320
 84.1     8,908    20%              09/30/08             Full Year      12      12/31/05       194,237      48,378      145,859
 84.2    15,000    12%              10/31/12             Full Year      12      12/31/05       520,077     117,376      402,701
 84.3    16,764    7%               08/31/11             Full Year      12      12/31/05     1,285,309     507,549      777,760
  85     27,233    9%               01/31/11             Full Year      12      12/31/05     1,796,776     655,529    1,141,247
  86        NAP    NAP                 NAP               Full Year      12      12/31/05       931,548     292,150      639,397
  87        NAP    NAP                 NAP               Full Year      12      12/31/05       666,047     315,307      350,740
  88        NAP    NAP                 NAP               Full Year      12      12/31/05       566,838     301,945      264,893
  89                                                                                                                  1,168,525
 89.1       NAP    NAP                 NAP               Full Year      12      12/31/05       235,264      48,952      186,312
 89.2       NAP    NAP                 NAP               Full Year      12      12/31/05       162,103      33,730      128,373
 89.3       NAP    NAP                 NAP               Full Year      12      12/31/05        50,978      34,635       16,343
 89.4       NAP    NAP                 NAP               Full Year      12      12/31/05       162,292      33,262      129,030
 89.5       NAP    NAP                 NAP               Full Year      12      12/31/05        52,547      11,122       41,425
 89.6       NAP    NAP                 NAP               Full Year      12      12/31/05       178,678      52,536      126,142
 89.7       NAP    NAP                 NAP               Full Year      12      12/31/05        67,948      11,428       56,520
 89.8       NAP    NAP                 NAP               Full Year      12      12/31/05       135,456      40,622       94,834
 89.9       NAP    NAP                 NAP               Full Year      12      12/31/05        92,714       7,197       85,517
89.10     4,860    19%              08/31/11             Full Year      12      12/31/05       290,146      69,416      220,730
89.11       NAP    NAP                 NAP               Full Year      12      12/31/05       139,317      56,018       83,299
  90        NAP    NAP                 NAP                  UAV         UAV        UAV             UAV         UAV          UAV
  91        NAP    NAP                 NAP               Full Year      12      12/31/05     3,316,228   1,601,745    1,714,483
  92        NAP    NAP                 NAP                  UAV         UAV        UAV             UAV         UAV          UAV
  93     70,463    30%              07/31/11                UAV         UAV        UAV             UAV         UAV          UAV
  94        NAP    NAP                 NAP               Full Year      12      12/31/05     2,201,718     820,081    1,381,636
  95      2,580    5%               08/31/10             Full Year      12      12/31/05     2,338,759   1,171,122    1,167,637
  96        NAP    NAP                 NAP               Full Year      12      12/31/05     1,516,228     463,182    1,053,046
  97      4,022    4%               06/30/09                UAV         UAV        UAV             UAV         UAV          UAV
  98        NAP    NAP                 NAP               Full Year      12      12/31/04       914,953      41,043      873,910
  99        NAP    NAP                 NAP              Trailing-12     12      07/31/06     1,063,875     243,591      820,284
 100     60,840    12%              06/30/09             Full Year      12      12/31/05     1,264,903     189,085    1,075,818
 101        NAP    NAP                 NAP               Full Year      12      12/31/05     3,088,686   1,443,032    1,645,654
 102        NAP    NAP                 NAP               Full Year      12      12/31/05     1,480,397     861,974      618,423
 103      6,382    9%               03/31/21             Full Year      12      12/31/05       254,633     138,104      116,529
 104                                                                                                                  1,277,235
104.1       NAP    NAP                 NAP               Full Year      12      12/31/05       735,132     165,430      569,702
104.2       NAP    NAP                 NAP               Full Year      12      12/31/05       225,282      50,696      174,586
104.3       NAP    NAP                 NAP               Full Year      12      12/31/05       272,710      61,369      211,341
104.4       NAP    NAP                 NAP               Full Year      12      12/31/05       414,994      93,388      321,606
 105      4,415    7%               04/30/19             Full Year      12      12/31/05     1,394,943     583,209      811,734
 106        NAP    NAP                 NAP               Full Year      12      12/31/05     1,597,867     603,056      994,811
 107        NAP    NAP                 NAP               Full Year      12      12/31/05     1,188,927     575,653      613,274
 108     15,000    14%              09/30/11                UAV         UAV        UAV             UAV         UAV          UAV
 109      5,259    8%               07/31/07             Full Year      12      12/31/05     1,570,636     628,088      942,548
 110        NAP    NAP                 NAP               Full Year      12      12/31/05     1,208,273     361,389      846,884
 111     13,173    9%               01/31/42             Full Year      12      12/31/05     2,446,790     693,944    1,752,846
 112        NAP    NAP                 NAP               Full Year      12      12/31/05     1,336,116     502,347      833,769
 113     23,514    19%              07/31/11             Full Year      12      12/31/05     1,465,788     832,941      632,847
 114      4,698    8%               05/31/07             Full Year      12      12/31/04     1,299,012     356,507      942,506
 115      8,100    18%              02/15/17             Full Year      12      12/31/05     1,062,846     333,653      729,193
 116      3,100    11%              11/30/10             Full Year      12      12/31/05     1,065,697     230,401      835,296
 117     15,301    15%              10/31/11                UAV         UAV        UAV             UAV         UAV          UAV
 118      4,040    8%               08/31/09             Full Year      12      12/31/05     1,199,810     346,046      853,764
 119     16,539    12%              07/24/08             Full Year      12      12/31/05     1,577,134     411,514    1,165,620
 120      5,440    13%              10/31/14             Full Year      12      12/31/05       447,215     119,722      327,493
 121                                                                                                                 13,772,712
121.1       NAP    NAP                 NAP               Full Year      12      12/31/05     8,456,637   5,471,019    2,985,618
121.2       NAP    NAP                 NAP               Full Year      12      12/31/05    13,179,000   8,993,000    4,186,000
121.3       NAP    NAP                 NAP               Full Year      12      12/31/05     4,596,280   2,875,669    1,720,611
121.4       NAP    NAP                 NAP                  UAV         UAV        UAV             UAV         UAV          UAV
121.5       NAP    NAP                 NAP               Full Year      12      12/31/05    14,737,907  11,476,037    3,261,870
121.6       NAP    NAP                 NAP               Full Year      12      12/31/05     8,216,844   6,598,231    1,618,613
 122        NAP    NAP                 NAP               Full Year      12      12/31/05     1,301,569     486,364      815,205
 123        NAP    NAP                 NAP                  UAV         UAV        UAV             UAV         UAV          UAV
 124        NAP    NAP                 NAP               Full Year      12      12/31/05     1,213,270     235,094      978,176
 125      5,008    5%               04/30/07             Full Year      12      12/31/05     1,332,872     560,969      771,903
 126        NAP    NAP                 NAP               Full Year      12      12/31/05     2,616,804   1,675,885      640,919
 127                                                                                                                  1,115,752
127.1    18,000    17%              07/31/09             Full Year      12      12/31/05       286,901      60,511      226,390
127.2       NAP    NAP                 NAP               Full Year      12      12/31/05        57,551      12,506       45,045
127.3     8,030    17%              04/30/09             Full Year      12      12/31/05       235,000      59,444      175,556
127.4     1,200    14%                 MTM               Full Year      12      12/31/05        60,541      16,681       43,860
127.5     3,150    11%              08/31/09             Full Year      12      12/31/05       286,377     164,114      122,263
127.6       NAP    NAP                 NAP               Full Year      12      12/31/05       133,752         942      132,810
127.7     7,520    14%              03/31/10             Full Year      12      12/31/05       244,943      52,820      192,123
127.8       NAP    NAP                 NAP               Full Year      12      12/31/05        66,593      21,815       44,778
127.9       NAP    NAP                 NAP               Full Year      12      12/31/05       134,394       1,467      132,927
 128      4,430    12%              03/30/13             Full Year      12      12/31/05       998,397     326,963      671,434
 129        NAP    NAP                 NAP                  UAV         UAV        UAV             UAV         UAV          UAV
 130      4,356    5%               10/31/11             Full Year      12      12/31/05     1,521,626     405,008    1,116,618
 131        NAP    NAP                 NAP               Full Year      12      12/31/05     1,529,168     822,610      706,558
 132     18,322    9%               04/30/16             Full Year      12      12/31/05     3,685,181   1,741,146    1,944,035
 133     26,129    12%              06/30/10             Full Year      12      12/31/05     1,674,217     721,577      952,640
 134     13,552    24%              12/08/09             Full Year      12      12/31/05       813,426     186,385      627,041
 135      3,610    13%              01/31/17                UAV         UAV        UAV             UAV         UAV          UAV
 136        NAP    NAP                 NAP               Full Year      12      12/31/05     2,791,591   1,467,227    1,324,364
 137        NAP    NAP                 NAP               Full Year      12      12/31/05     1,571,219     697,731      873,488
 138     29,014    20%              07/31/14             Full Year      12      12/31/05     1,395,951     501,470      894,481
 139        NAP    NAP                 NAP                  UAV         UAV        UAV             UAV         UAV          UAV
 140     32,688    13%              01/14/13             Full Year      12      12/31/05     2,864,882   1,791,076    1,073,806
 141      6,000    3%               02/28/14             Full Year      12      12/31/05     1,442,822     557,703      885,119
 142      9,600    19%              03/31/13                UAV         UAV        UAV             UAV         UAV          UAV
 143        NAP    NAP                 NAP               Full Year      12      12/31/05     1,045,329     473,891      571,438
 144        NAP    NAP                 NAP               Full Year      12      12/31/05     1,146,071     659,388      486,683
 145        NAP    NAP                 NAP               Full Year      12      12/31/05     2,849,161   1,726,760    1,122,402
 146        NAP    NAP                 NAP               Full Year      12      12/31/05     1,452,168     669,318      782,849
 147      1,521    6%               06/30/07             Full Year      12      12/31/05       763,698     165,348      598,350
 148        NAP    NAP                 NAP               Full Year      12      12/31/05     2,195,688   1,528,096      667,592
 149      6,390    7%               06/30/11                UAV         UAV        UAV             UAV         UAV          UAV
 150     20,250    16%              04/30/10             Full Year      12      12/31/04       785,175     239,483      545,692
 151      4,500    5%               04/30/09             Full Year      12      12/31/05     1,090,562     374,651      715,912
 152      2,341    8%               11/30/10            Trailing-12     12      06/01/05       709,554     142,812      566,742
 153        NAP    NAP                 NAP                  UAV         UAV        UAV             UAV         UAV          UAV
 154                                                                                                                    644,642
154.1       NAP    NAP                 NAP               Full Year      12      12/31/05       565,148     194,375      370,773
154.2       NAP    NAP                 NAP               Full Year      12      12/31/05       380,452     175,211      205,241
154.3       NAP    NAP                 NAP               Full Year      12      12/31/05       201,704     133,076       68,628
 155      6,984    7%               03/31/11                UAV         UAV        UAV             UAV         UAV          UAV
 156        NAP    NAP                 NAP               Full Year      12      12/31/05     1,248,538     717,009      531,529
 157        NAP    NAP                 NAP                  UAV         UAV        UAV             UAV         UAV          UAV
 158      5,150    12%              01/31/08                UAV         UAV        UAV             UAV         UAV          UAV
 159        NAP    NAP                 NAP                  UAV         UAV        UAV             UAV         UAV          UAV
 160      3,421    8%               11/30/13                UAV         UAV        UAV             UAV         UAV          UAV
 161        NAP    NAP                 NAP               Full Year      12      12/31/05       963,118     357,921      605,197
 162                                                                                                                        UAV
162.1       NAP    NAP                 NAP                  UAV         UAV        UAV             UAV         UAV          UAV
162.2       NAP    NAP                 NAP                  UAV         UAV        UAV             UAV         UAV          UAV
 163      1,500    9%               09/04/11                UAV         UAV        UAV             UAV         UAV          UAV
 164      6,639    12%              01/31/09                UAV         UAV        UAV             UAV         UAV          UAV
 165        NAP    NAP                 NAP                                                                              813,145
165.1       NAP    NAP                 NAP               Full Year      12      12/31/05       330,294     119,903      210,391
165.2       NAP    NAP                 NAP               Full Year      12      12/31/05       312,400     106,779      205,621
165.3       NAP    NAP                 NAP               Full Year      12      12/31/05       555,668     158,535      397,133
 166        NAP    NAP                 NAP               Full Year      12      12/31/05     1,075,777     622,424      453,353
 167        NAP    NAP                 NAP               Full Year      12      12/31/05     2,679,978   2,035,854      644,124
 168        NAP    NAP                 NAP                  UAV         UAV        UAV             UAV         UAV          UAV
 169      8,000    9%               01/31/09             Full Year      12      12/31/05       749,897     110,680      639,217
 170        NAP    NAP                 NAP               Full Year      12      12/31/05       981,316     395,899      585,417
 171        NAP    NAP                 NAP                  UAV         UAV        UAV             UAV         UAV          UAV
 172        NAP    NAP                 NAP               Full Year      12      12/31/05     2,425,531   1,383,171    1,042,360
 173        NAP    NAP                 NAP               Full Year      12      12/31/05     2,006,911   1,559,620      447,291
 174      2,200    7%               01/31/16            Annualized       5      12/31/05       677,993     126,903      551,090
 175        NAP    NAP                 NAP               Full Year      12      12/31/05       982,620     434,724      547,896
 176        NAP    NAP                 NAP               Full Year      12      12/31/05       475,021      57,768      417,253
 177        NAP    NAP                 NAP                  UAV         UAV        UAV             UAV         UAV          UAV
 178        NAP    NAP                 NAP               Full Year      12      12/31/05     1,890,819   1,486,465      404,354
 179     12,000    12%              09/30/12                UAV         UAV        UAV             UAV         UAV          UAV
 180      1,784    10%              02/28/08             Full Year      12      12/31/05       629,938      82,864      547,074
 181      5,000    7%               06/30/14             Full Year      12      12/31/05       684,346     146,049      538,297
 183        NAP    NAP                 NAP               Full Year      12      12/31/05       895,640     340,365      555,275
 184      3,626    8%               10/31/14             Full Year      12      12/31/05       843,116     188,471      654,645
 185      3,990    9%               01/31/11             Full Year      12      12/31/05       608,198     177,182      431,016
 186        NAP    NAP                 NAP                  UAV         UAV        UAV             UAV         UAV          UAV
 187      2,360    8%               12/31/09                UAV         UAV        UAV             UAV         UAV          UAV
 188     14,186    10%              11/30/16             Full Year      12      12/31/05     1,736,431   1,095,708      640,723
 189        NAP    NAP                 NAP               Full Year      12      12/31/05       489,322      69,827      419,495
 190      4,818    10%                 MTM               Full Year      12      12/31/05       937,161     473,716      463,445
 191        NAP    NAP                 NAP                  UAV         UAV        UAV             UAV         UAV          UAV
 192      1,200    11%              10/31/10             Full Year      12      12/31/05       779,156     344,670      434,486
 193      2,245    9%               09/30/11             Full Year      12      12/31/05       472,954      53,590      419,364
 194        NAP    NAP                 NAP               Full Year      12      12/31/05       625,446     183,163      442,283
 195        NAP    NAP                 NAP               Full Year      12      12/31/05     2,440,702   1,699,790      740,912
 196        NAP    NAP                 NAP               Full Year      12      12/31/05       677,982     292,385      385,597
 197        NAP    NAP                 NAP               Full Year      12      12/31/05       735,534           0      735,534
 198        NAP    NAP                 NAP               Full Year      12      12/31/05     1,230,519     774,554      455,964
 199      3,000    13%              08/31/09                UAV         UAV        UAV             UAV         UAV          UAV
 200        NAP    NAP                 NAP              Trailing 3       3      09/30/06       682,870     287,809      395,061
 201        NAP    NAP                 NAP                  UAV         UAV        UAV             UAV         UAV          UAV
 202      3,596    7%               08/22/08             Full Year      12      12/31/05     1,096,641     545,247      551,394
 203      4,500    7%               09/30/08             Full Year      12      12/31/05       542,955     160,282      382,673
 204        NAP    NAP                 NAP               Full Year      12      12/31/05     1,854,981   1,170,592      684,390
 205      2,802    13%              11/30/08                UAV         UAV        UAV             UAV         UAV          UAV
 206        NAP    NAP                 NAP                  UAV         UAV        UAV             UAV         UAV          UAV
 207        NAP    NAP                 NAP               Full Year      12      12/31/05     1,317,180     717,560      599,620
 208        NAP    NAP                 NAP               Full Year      12      12/31/05     1,728,848   1,079,053      649,795
 209        NAP    NAP                 NAP                  UAV         UAV        UAV             UAV         UAV          UAV
 210        NAP    NAP                 NAP               Full Year      12      12/31/05       909,919     424,133      485,786
 211        NAP    NAP                 NAP               Full Year      12      12/31/05     1,007,452     479,607      527,846
 212                                                                                                                    473,740
212.1       NAP    NAP                 NAP               Full Year      12      12/31/05       297,711     172,779      124,932
212.2       NAP    NAP                 NAP               Full Year      12      12/31/05       558,948     210,140      348,808
 213        NAP    NAP                 NAP               Full Year      12      12/31/05     1,627,791   1,039,417      588,374
 214      2,435    7%               06/30/07             Full Year      12      12/31/05       908,685     210,812      697,873
 215      3,545    8%               05/31/09             Full Year      12      12/31/05       666,336     154,315      512,021
 216        850    17%              09/30/09             Full Year      12      12/31/05       610,682     204,800      405,882
 217      5,736    10%              07/31/11             Full Year      12      12/31/05       580,123     319,361      260,763
 218      5,236    12%              01/31/12             Full Year      12      12/31/05       761,990     195,043      566,946
 219      2,600    17%              03/31/16                UAV         UAV        UAV             UAV         UAV          UAV
 220      9,889    18%              12/31/08             Full Year      12      12/31/05       381,486     190,994      190,492
 221        NAP    NAP                 NAP               Full Year      12      12/31/05     1,967,277   1,100,272      867,005
 222        NAP    NAP                 NAP                  UAV         UAV        UAV             UAV         UAV          UAV
 223        NAP    NAP                 NAP               Full Year      12      12/31/05       925,089     601,103      323,986
 224        NAP    NAP                 NAP                  UAV         UAV        UAV             UAV         UAV          UAV
 225        NAP    NAP                 NAP               Full Year      12      12/31/05     1,558,953   1,043,115      515,838
 226        NAP    NAP                 NAP               Full Year      12      12/31/05     1,948,408     986,535      961,873
 227        NAP    NAP                 NAP               Full Year      12      12/31/05       404,289     215,903      188,387
 228        NAP    NAP                 NAP               Full Year      12      12/31/05       587,880     318,140      269,739
 229        NAP    NAP                 NAP               Full Year      12      12/31/05       879,912     412,536      467,376
 230        NAP    NAP                 NAP               Full Year      12      12/31/05     1,618,077     854,323      763,754
 231      4,827    12%              02/28/16             Full Year      12      12/31/05       815,781     404,501      411,280
 232        NAP    NAP                 NAP               Full Year      12      12/31/05       520,594     302,634      217,960
 233      3,008    14%              06/30/09             Full Year      12      12/31/05       543,101     175,858      367,243
 234        NAP    NAP                 NAP              Trailing-12     12      07/31/05       594,620     283,695      310,925
 235      3,324    8%               05/31/07             Full Year      12      12/31/04       968,977     352,571      616,406
 236        NAP    NAP                 NAP               Full Year      12      12/31/05       828,161     289,387      538,774
 237      9,384    16%                 MTM               Full Year      12      12/31/05       789,378     461,585      327,794
 238      3,378    11%              01/31/13             Full Year      12      12/31/05       805,813     243,380      562,433
 239        NAP    NAP                 NAP                  UAV         UAV        UAV             UAV         UAV          UAV
 240      1,388    15%              02/08/12                UAV         UAV        UAV             UAV         UAV          UAV
 241        NAP    NAP                 NAP                  UAV         UAV        UAV             UAV         UAV          UAV
 242        NAP    NAP                 NAP               Full Year      12      12/31/05       809,732     504,382      305,350
 243      4,711    9%               12/31/11             Full Year      12      12/31/05       523,920     208,869      315,051
 244      3,000    9%               06/30/15             Full Year      12      12/31/05       999,040     377,960      621,080
 245        NAP    NAP                 NAP                  UAV         UAV        UAV             UAV         UAV          UAV
 246      1,736    18%              11/30/18                UAV         UAV        UAV             UAV         UAV          UAV
 247        NAP    NAP                 NAP               Full Year      12      12/31/05     1,203,546     564,632      638,914
 248        NAP    NAP                 NAP                  UAV         UAV        UAV             UAV         UAV          UAV
 249      5,438    8%               01/31/12                UAV         UAV        UAV             UAV         UAV          UAV
 250        NAP    NAP                 NAP               Full Year      12      12/31/05       326,622       7,656      318,966
 251      8,800    6%               02/28/10             Full Year      12      12/31/05     1,476,864     883,804      593,060
 252        NAP    NAP                 NAP               Full Year      12      12/31/05       592,137     248,431      343,706
 253        NAP    NAP                 NAP               Full Year      12      12/31/05       859,164     409,556      449,608
 254        NAP    NAP                 NAP                  UAV         UAV        UAV             UAV         UAV          UAV
 255        NAP    NAP                 NAP                  UAV         UAV        UAV             UAV         UAV          UAV
 256      4,508    21%              12/14/11                UAV         UAV        UAV             UAV         UAV          UAV
 257        NAP    NAP                 NAP                  UAV         UAV        UAV             UAV         UAV          UAV
 258        NAP    NAP                 NAP                  UAV         UAV        UAV             UAV         UAV          UAV
 259      5,595    11%              12/31/14             Full Year      12      12/31/05       628,291     308,821      319,470
 260        NAP    NAP                 NAP               Full Year      12      12/31/05       930,137     489,560      440,577
 261        NAP    NAP                 NAP                  UAV         UAV        UAV             UAV         UAV          UAV
 262        NAP    NAP                 NAP               Full Year      12      12/31/05       484,334     212,520      271,814
 263      3,209    15%              11/30/19                UAV         UAV        UAV             UAV         UAV          UAV
 264        NAP    NAP                 NAP               Full Year      12      12/31/05       213,733      42,024      171,709
 265        NAP    NAP                 NAP               Full Year      12      12/31/05       521,839           0      521,839
 266        NAP    NAP                 NAP               Full Year      12      12/31/05       623,679     347,998      275,681
 267      2,632    7%               09/30/09                UAV         UAV        UAV             UAV         UAV          UAV
 268        NAP    NAP                 NAP               Full Year      12      12/31/05       328,393      24,847      303,546
 269        NAP    NAP                 NAP               Full Year      12      12/31/05       537,288     292,231      245,057
 270                                                                                                                    330,604
270.1       NAP    NAP                 NAP               Full Year      12      12/31/05       225,545      29,244      196,301
270.2       NAP    NAP                 NAP               Full Year      12      12/31/05       181,516      47,213      134,303
 271        NAP    NAP                 NAP               Full Year      12      12/31/05       502,771     156,532      346,239
 272        NAP    NAP                 NAP               Full Year      12      12/31/05     1,146,263     833,242      313,021
 273      3,019    10%              04/30/08                UAV         UAV        UAV             UAV         UAV          UAV
 274        NAP    NAP                 NAP               Full Year      12      12/31/05       496,535     156,423      340,112
 275      4,845    26%              08/31/16                UAV         UAV        UAV             UAV         UAV          UAV
 276      2,048    5%               04/30/10             Full Year      12      12/31/05       656,327     462,425      193,903
 277        NAP    NAP                 NAP               Full Year      12      12/31/05       570,389     261,926      308,463
 278        NAP    NAP                 NAP               Full Year      12      12/31/05        33,888      14,517       19,370
 279        NAP    NAP                 NAP                  UAV         UAV        UAV             UAV         UAV          UAV
 280        NAP    NAP                 NAP               Full Year      12      12/31/05       836,945     600,486      236,463
 281        NAP    NAP                 NAP               Full Year      12      12/31/04       463,833     200,431      263,402
 282        NAP    NAP                 NAP                  UAV         UAV        UAV             UAV         UAV          UAV
 283        NAP    NAP                 NAP                  UAV         UAV        UAV             UAV         UAV          UAV
 284        NAP    NAP                 NAP               Full Year      12      12/31/05       466,440     286,381      180,060
 285     11,625    12%              04/30/11                UAV         UAV        UAV             UAV         UAV          UAV
 286      2,352    12%              01/31/10             Full Year      12      12/31/05       133,326      58,245       75,080
 287      1,920    9%               02/29/08             Full Year      12      12/31/05       237,760      58,841      178,919
 288        NAP    NAP                 NAP                  UAV         UAV        UAV             UAV         UAV          UAV
 289      5,181    11%              10/31/07             Full Year      12      12/31/05       313,361     178,876      134,486
 290        NAP    NAP                 NAP               Full Year      12      12/31/04       102,243       6,971       95,272
 291        NAP    NAP                 NAP                  UAV         UAV        UAV             UAV         UAV          UAV
 292        NAP    NAP                 NAP               Full Year      12      12/31/05       743,434     392,547      350,887
 293        NAP    NAP                 NAP               Full Year      12      12/31/05       443,797     168,403      275,394
 294        NAP    NAP                 NAP               Full Year      12      12/31/05       315,151       1,700      313,451
 295        NAP    NAP                 NAP               Full Year      12      12/31/05       688,636     317,971      370,665
 296        NAP    NAP                 NAP               Full Year      12      12/31/04       504,701       3,357      501,344
 297        NAP    NAP                 NAP                  UAV         UAV        UAV             UAV         UAV          UAV
 298        NAP    NAP                 NAP                  UAV         UAV        UAV             UAV         UAV          UAV
 299        NAP    NAP                 NAP               Full Year      12      12/31/05       309,260      89,842      219,418
 300      1,849    11%              03/31/11                UAV         UAV        UAV             UAV         UAV          UAV
 301        NAP    NAP                 NAP               Full Year      12      12/31/05       322,598     250,370       72,228
 302      3,225    15%              10/07/11                UAV         UAV        UAV             UAV         UAV          UAV
 303        NAP    NAP                 NAP               Full Year      12      12/31/05       368,591     124,875      243,716
 304        NAP    NAP                 NAP               Full Year      12      12/31/05       405,765      14,158      391,607
 305      4,000    20%              08/31/14                UAV         UAV        UAV             UAV         UAV          UAV
 306      1,218    12%              10/31/16                UAV         UAV        UAV             UAV         UAV          UAV
 307      2,616    12%              10/31/10             Full Year      12      12/31/05       229,610      92,285      137,325
 308      2,083    9%               04/30/07             Full Year      12      12/31/05       517,297     187,849      329,449
 309     16,094    17%              10/31/11                UAV         UAV        UAV             UAV         UAV          UAV
 310        NAP    NAP                 NAP               Full Year      12      12/31/05       516,485      62,415      454,070
 311        NAP    NAP                 NAP                  UAV         UAV        UAV             UAV         UAV          UAV
 312        NAP    NAP                 NAP                  UAV         UAV        UAV             UAV         UAV          UAV
 313      5,316    17%              02/28/08             Full Year      12      12/31/05       156,162     124,083       32,079
 314        NAP    NAP                 NAP               Full Year      12      12/31/05       359,439     289,956       69,483
 315      2,138    11%              12/31/10             Full Year      12      12/31/05       151,985      65,838       86,147
 316        NAP    NAP                 NAP               Full Year      12      12/31/05       345,826     293,710       52,116
 317        NAP    NAP                 NAP                  UAV         UAV        UAV             UAV         UAV          UAV
 318        NAP    NAP                 NAP                  UAV         UAV        UAV             UAV         UAV          UAV
 319      2,777    10%              12/31/10             Full Year      12      12/31/05       334,283     110,726      223,557
 320        NAP    NAP                 NAP                  UAV         UAV        UAV             UAV         UAV          UAV
 321      2,150    15%              07/31/15                UAV         UAV        UAV             UAV         UAV          UAV
 322        NAP    NAP                 NAP                  UAV         UAV        UAV             UAV         UAV          UAV
 323        NAP    NAP                 NAP               Full Year      12      12/31/05       723,940     410,569      313,371
 324        NAP    NAP                 NAP               Full Year      12      12/31/05       418,397     184,576      233,821
 325        NAP    NAP                 NAP               Full Year      12      12/31/04       499,125       6,372      492,753
 326      3,877    9%               05/31/11             Full Year      12      12/31/05       203,693      52,770      150,923
 327      1,833    8%                  MTM               Full Year      12      12/31/05       382,247      99,808      282,439
 328      2,621    14%              02/28/09             Full Year      12      12/31/05       413,521     133,544      279,977
 329        NAP    NAP                 NAP               Full Year      12      12/31/04        79,021      10,401       68,620
 330        NAP    NAP                 NAP                  UAV         UAV        UAV             UAV         UAV          UAV
 331        NAP    NAP                 NAP               Full Year      12      12/31/05       455,048     270,720      184,328
 332        NAP    NAP                 NAP                  UAV         UAV        UAV             UAV         UAV          UAV
 333        NAP    NAP                 NAP                  UAV         UAV        UAV             UAV         UAV          UAV
 334        NAP    NAP                 NAP                  UAV         UAV        UAV             UAV         UAV          UAV
 335      4,542    8%               08/31/11             Full Year      12      12/31/05       290,514      73,282      217,232
 336      2,500    19%              02/01/10                UAV         UAV        UAV             UAV         UAV          UAV
 337        NAP    NAP                 NAP                  UAV         UAV        UAV             UAV         UAV          UAV
 338      6,600    15%              12/31/09             Full Year      12      12/31/05       342,967      96,522      246,445
 339        NAP    NAP                 NAP                  UAV         UAV        UAV             UAV         UAV          UAV
 340        NAP    NAP                 NAP                  UAV         UAV        UAV             UAV         UAV          UAV
 341        533    6%               04/30/09             Full Year      12      12/31/05       182,753      53,143      129,609
 342      2,700    10%              03/31/08             Full Year      12      12/31/05       330,918     118,907      212,011
 343      1,800    11%              06/30/09                UAV         UAV        UAV             UAV         UAV          UAV
 344      1,046    9%               05/30/07             Full Year      12      12/31/05       294,764      91,449      203,316
 345        NAP    NAP                 NAP               Full Year      12      12/31/05       206,560      24,414      182,146
 346        NAP    NAP                 NAP               Full Year      12      12/31/05       211,893      71,514      140,379
 347        NAP    NAP                 NAP               Full Year      12      12/31/05       507,896     180,295      327,601
 348        NAP    NAP                 NAP                  UAV         UAV        UAV             UAV         UAV          UAV
 349        NAP    NAP                 NAP              Trailing-12     12      09/30/06       361,248     166,109      195,139
 350        NAP    NAP                 NAP                  UAV         UAV        UAV             UAV         UAV          UAV
 351        960    6%               07/30/11                UAV         UAV        UAV             UAV         UAV          UAV
 352        NAP    NAP                 NAP                  UAV         UAV        UAV             UAV         UAV          UAV
 353          0    0%                                       UAV         UAV        UAV             UAV         UAV          UAV
 354      1,000    11%              01/31/10             Full Year      12      12/31/05       190,869      55,504      135,365
 355        NAP    NAP                 NAP               Full Year      12      12/31/05       164,250     131,421       32,829
 356      1,500    11%              02/28/11                UAV         UAV        UAV             UAV         UAV          UAV
 357      4,602    14%              02/29/12             Full Year      12      12/31/05       404,052     206,866      197,186
 358        NAP    NAP                 NAP               Full Year      12      12/31/05       326,436     259,694       66,742
 359        NAP    NAP                 NAP               Full Year      12      12/31/05       243,142      58,321      184,821
 360        NAP    NAP                 NAP                  UAV         UAV        UAV             UAV         UAV          UAV
 361        NAP    NAP                 NAP               Full Year      12      12/31/05       290,168     147,360      142,808
 362      7,525    21%              11/01/11             Full Year      12      12/31/05       186,308      60,189      126,119
 363        NAP    NAP                 NAP               Full Year      12      12/31/05       261,953      94,059      167,894
 364        NAP    NAP                 NAP               Full Year      12      12/31/05        63,435      33,964       29,471
 365      1,470    14%              08/31/10                UAV         UAV        UAV             UAV         UAV          UAV
 367        NAP    NAP                 NAP               Full Year      12      12/31/05       240,463     116,704      123,759
 368      1,200    21%              12/31/07             Full Year      12      12/31/05       112,513      32,718       79,795
 369                                                                                                                    152,240
369.1       NAP    NAP                 NAP               Full Year      12      12/31/05        98,746      14,693       84,053
369.2       NAP    NAP                 NAP               Full Year      12      12/31/05        84,215      16,028       68,187
 370      2,587    5%               08/31/07             Full Year      12      12/31/05       633,753     177,572      456,182
 371        NAP    NAP                 NAP                  UAV         UAV        UAV             UAV         UAV          UAV
 372      2,836    19%              11/30/18             Full Year      12      12/31/05       261,850     134,752      127,098
 373        NAP    NAP                 NAP               Full Year      12      12/31/05       228,917      79,609      149,308
 374        NAP    NAP                 NAP                  UAV         UAV        UAV             UAV         UAV          UAV
 375      1,050    11%              11/30/07             Full Year      12      12/31/05       146,211      20,207      126,004
 376        NAP    NAP                 NAP               Full Year      12      12/31/05       225,082      74,101      150,981
 377      1,350    12%              10/09/11             Full Year      12      12/31/05       209,220      72,210      137,010
 378        NAP    NAP                 NAP                  UAV         UAV        UAV             UAV         UAV          UAV
 379        NAP    NAP                 NAP                  UAV         UAV        UAV             UAV         UAV          UAV
 380        NAP    NAP                 NAP               Full Year      12      12/31/05       166,440      45,109      121,331

  6b

             SECOND                     MOST        MOST
              MOST          MOST       CURRENT    CURRENT                                             MOST
             RECENT       CURRENT       YEAR        YEAR        MOST        MOST                    CURRENT
              YEAR          YEAR      STATEMENT  STATEMENT     CURRENT    CURRENT         MOST        YEAR
 LOAN       NOI DSCR     STATEMENT     NUMBER      ENDING       YEAR        YEAR        CURRENT     NOI DSCR          UW
NUMBER      (NOTE 4)        TYPE      OF MONTHS     DATE      REVENUES    EXPENSES      YEAR NOI    (NOTE 4)         REVENUES
--------------------------------------------------------------------------------------------------------------------------------

   1         3.56       Annualized         9      09/30/06  144,413,156  65,632,411   78,780,745      3.75       145,982,248
   2         1.51                                                                    107,239,288      1.57
  2.1                   Trailing-12       12      05/31/06  133,156,698  31,878,984  101,277,714                 152,823,180
  2.2                   Trailing-12       12      05/31/06    4,357,856   1,043,312    3,314,543                   5,001,486
  2.3                   Trailing-12       12      05/31/06    2,905,237     695,541    2,209,696                   3,334,324
  2.4                   Trailing-12       12      05/31/06      574,995     137,659      437,336                     659,918
   3         1.36       Trailing-12       12      08/31/06  112,151,898  52,780,467   59,371,431      1.34       115,016,535
   4         1.26       Trailing-12       12      08/31/06   16,024,744   5,375,659   10,649,085      1.32        16,362,335
   5         1.26       Trailing-12       12      08/31/06   13,130,247   3,231,399    9,898,849      1.32        13,250,921
   6    11.37 (Note 5)   Full Year        12      12/31/05   77,958,182  43,281,086   34,677,096  2.33 (Note 5)   67,524,588
   7         1.20       Trailing-12       12      08/31/06  109,598,300  76,793,900   32,804,400      1.33       126,986,000
   8         UAV        Trailing-12       12      10/31/06   12,045,770   7,811,634    4,234,137      0.31        33,029,623
   9         1.89                                                                     33,208,972      1.84
  9.1                   Trailing-12       12      09/30/06    3,687,520   1,146,230    2,541,290                   3,655,943
  9.2                   Trailing-12       12      09/30/06    4,908,469   2,925,335    1,983,134                   4,687,956
  9.3                   Trailing-12       12      09/30/06    6,608,744   3,532,656    3,076,088                   6,669,551
  9.4                   Trailing-12       12      09/30/06    4,669,402   3,207,258    1,462,144                   4,731,980
  9.5                   Trailing-12       12      09/30/06    9,574,139   5,151,467    4,422,672                   9,645,830
  9.6                   Trailing-12       12      09/30/06   10,350,721   5,728,440    4,622,281                  10,572,466
  9.7                   Trailing-12       12      09/30/06    6,997,235   3,749,886    3,247,349                   7,196,599
  9.8                   Trailing-12       12      09/30/06    2,796,185   1,761,063    1,035,122                   2,593,598
  9.9                   Trailing-12       12      09/30/06    8,308,720   5,687,278    2,621,442                   8,213,278
  9.10                  Trailing-12       12      09/30/06    5,680,299   2,951,607    2,728,692                   5,623,661
  9.11                  Trailing-12       12      09/30/06    3,676,755   1,865,297    1,811,458                   3,884,613
  9.12                  Trailing-12       12      09/30/06    5,247,509   4,948,654      298,855                   4,593,934
  9.13                  Trailing-12       12      09/30/06    3,419,387   1,883,430    1,535,957                   3,353,313
  9.14                  Trailing-12       12      09/30/06    1,672,782   1,372,609      300,173                   1,617,455
  9.15                  Trailing-12       12      09/30/06   14,003,784  12,481,469    1,522,315                  13,639,069
   10        1.94                                                                     37,446,508      1.96
  10.1                  Trailing-12       12      09/30/06   16,751,651  16,533,408      218,243                  16,448,751
  10.2                  Trailing-12       12      09/30/06    9,614,746   4,665,222    4,949,524                   9,655,201
  10.3                  Trailing-12       12      09/30/06    2,660,959   1,481,638    1,179,321                   2,827,338
  10.4                  Trailing-12       12      09/30/06    5,716,028   5,017,509      698,519                   5,841,657
  10.5                  Trailing-12       12      09/30/06    5,958,522   3,829,769    2,128,753                   6,074,977
  10.6                  Trailing-12       12      09/30/06    4,621,205   3,268,423    1,352,782                   4,470,827
  10.7                  Trailing-12       12      09/30/06   10,858,084   8,092,598    2,765,486                  10,996,308
  10.8                  Trailing-12       12      09/30/06    5,732,905   3,512,013    2,220,892                   5,647,211
  10.9                  Trailing-12       12      09/30/06    6,204,418   2,923,490    3,280,928                   6,389,254
 10.10                  Trailing-12       12      09/30/06    4,708,349   2,159,414    2,548,935                   4,156,387
 10.11                  Trailing-12       12      09/30/06    2,388,643     641,596    1,747,047                   2,365,530
 10.12                  Trailing-12       12      09/30/06    1,376,449     687,537      688,912                   1,163,773
 10.13                  Trailing-12       12      09/30/06    5,882,417   3,078,945    2,803,472                   6,003,360
 10.14                  Trailing-12       12      09/30/06    3,624,795   2,470,323    1,154,472                   3,727,253
 10.15                  Trailing-12       12      09/30/06    4,123,514   2,844,031    1,279,483                   3,696,335
 10.16                  Trailing-12       12      09/30/06    3,083,963   2,153,164      930,799                   3,087,682
 10.17                  Trailing-12       12      09/30/06    3,499,647   1,759,186    1,740,461                   3,243,941
 10.18                  Trailing-12       12      09/30/06    2,793,739   1,855,339      938,400                   2,891,440
 10.19                  Trailing-12       12      09/30/06    5,772,705   4,108,232    1,664,473                   5,443,911
 10.20                  Trailing-12       12      09/30/06   12,354,210   9,198,604    3,155,606                  12,454,341
   11        1.32       Trailing-12       12      09/30/06   17,743,418   7,357,193   10,386,225      1.26        20,499,039
   12        UAV            UAV           UAV        UAV            UAV         UAV          UAV       UAV        17,525,258
   13        1.49       Trailing-12       12      10/31/06   48,631,468  36,593,601   12,037,867      1.77        50,576,727
   14        1.25       Annualized         9      09/30/06   14,180,309   8,068,305    6,112,004      1.07        15,384,196
   15        UAV        Trailing-12       10      10/31/06   47,175,546  31,503,924   15,671,622      2.22        48,864,746
   16        UAV            UAV           UAV        UAV            UAV         UAV          UAV       UAV        10,529,734
   17        0.75       Trailing-12       12      11/30/06    7,231,812   2,800,530    4,431,282      0.96         7,448,710
   18        1.59       Trailing-12       12      08/31/06   10,270,656   2,909,021    7,361,635      1.71         9,787,422
   19        1.21                                                                      6,784,085      1.29
  19.1                   Full Year        12      12/31/05      689,020     182,475      506,545                     721,177
  19.2                   Full Year        12      12/31/05      812,059     215,060      596,999                     849,958
  19.3                   Full Year        12      12/31/05      307,598      81,462      226,136                     321,954
  19.4                   Full Year        12      12/31/05      319,902      84,720      235,182                     334,832
  19.5                   Full Year        12      12/31/05      258,382      68,428      189,954                     270,441
  19.6                   Full Year        12      12/31/05      221,471      58,653      162,818                     231,807
  19.7                   Full Year        12      12/31/05      270,686      71,687      199,000                     283,319
  19.8                   Full Year        12      12/31/05      602,892     159,665      443,227                     631,030
  19.9                   Full Year        12      12/31/05    1,402,647     371,467    1,031,181                   1,468,110
 19.10                   Full Year        12      12/31/05      578,284     153,148      425,136                     605,273
 19.11                   Full Year        12      12/31/05    2,817,599     746,192    2,071,407                   2,949,098
 19.12                   Full Year        12      12/31/05      947,402     250,903      696,499                     991,618
   20        1.58       Trailing-12       12      10/31/06    7,540,818   1,794,552    5,746,266      1.62         7,262,503
   21        1.02       Trailing-12       12      11/30/06    7,423,927   3,155,455    4,268,472      1.19         7,649,152
   22        UAV        Annualized        10      10/31/06    5,874,281   2,464,715    3,409,566      1.07         6,616,517
   23        1.28       Annualized         9      09/30/06    6,563,183   2,015,961    4,547,222      1.52         6,555,559
   24        0.97       Trailing-12       12      11/30/06    4,998,794   1,846,930    3,151,864      0.98         5,112,190
   25        1.52       Annualized        11      11/30/06    7,611,555   3,087,797    4,523,759      1.78         6,425,483
   26        1.45       Annualized         7      07/31/06    6,360,874   2,078,820    4,282,054      1.76         7,139,223
   27        1.04       Trailing-12       12      10/31/06    5,356,747   2,608,818    2,747,929      1.17         5,421,167
   28        1.56       Annualized        10      10/31/06    6,218,459   2,381,785    3,836,674      1.70         6,278,115
   29        UAV        Annualized        10      10/31/06    2,162,368     185,413    1,976,955      0.76         4,006,504
   30        0.97       Annualized        11      11/30/06    4,107,005   1,224,545    2,882,460      1.12         4,875,900
   31        0.80       Trailing-12       12      11/30/06    2,376,788   1,481,031      895,757      0.34         4,606,531
   32        1.04                                                                      2,852,603      1.08
  32.1                   Full Year        12      12/31/06      310,192      68,663      241,528                     291,728
  32.2                   Full Year        12      12/31/06      297,797      54,478      243,319                     308,638
  32.3                   Full Year        12      12/31/06      492,685      90,569      402,116                     526,919
  32.4                   Full Year        12      12/31/06      289,665      47,537      242,128                     311,141
  32.5                   Full Year        12      12/31/06      278,822      46,652      232,170                     296,704
  32.6                   Full Year        12      12/31/06      293,643      60,471      233,172                     318,420
  32.7                   Full Year        12      12/31/06      217,753      41,218      176,535                     228,523
  32.8                   Full Year        12      12/31/06      309,514      54,823      254,691                     284,865
  32.9                   Full Year        12      12/31/06      341,180      27,146      314,035                     381,742
 32.10                   Full Year        12      12/31/06      197,082      41,704      155,378                     229,948
 32.11                   Full Year        12      12/31/06      275,976      47,687      228,289                     293,824
 32.12                   Full Year        12      12/31/06      169,329      40,084      129,244                     198,273
   33        1.34       Trailing-12       12      10/31/06    6,563,090   2,720,446    3,842,644      1.60         6,429,563
   34        UAV            UAV           UAV        UAV            UAV         UAV          UAV       UAV         3,715,099
   35        1.09       Trailing-12       12      11/30/06    3,801,321   1,121,327    2,679,994      1.17         3,758,583
   36        2.14       Trailing 12       12      10/31/06   18,516,874  12,955,084    5,561,790      2.50        18,516,874
   37        1.46       Annualized        10      10/31/06    3,494,668     998,106    2,496,562      1.52         3,521,645
   38        1.56       Annualized         9      09/30/06    5,928,226   3,002,327    2,925,899      1.40         5,711,973
   39        2.07       Trailing-12       12      10/31/06   18,617,649  13,591,083    5,026,566      2.23        18,617,649
   40        1.25        Full Year        12      12/31/06    3,093,497     726,925    2,366,572      1.41         3,293,227
   41        UAV            UAV           UAV        UAV            UAV         UAV          UAV       UAV         4,272,430
   42        1.30       Annualized         7      07/31/06    5,014,085   2,069,922    2,944,164      1.50         5,184,647
   43        0.71        Full Year        12      12/31/06    4,280,194   2,276,049    2,004,145      1.05         4,280,194
   44        0.90       Annualized         9      09/30/06    2,288,488     532,760    1,755,728      1.07         2,422,316
   45        0.90       Annualized         9      09/30/06      456,608     258,513      198,095      1.07           699,808
   46        1.25       Trailing-12       12      10/31/06    3,976,162   1,801,390    2,174,772      1.23         4,046,639
   47        1.34       Annualized        11      11/30/06    3,251,244   1,340,205    1,911,039      1.32         3,243,681
   48        0.59        Full Year        12      12/31/06    3,931,806   2,144,089    1,787,717      0.98         4,348,095
   49        UAV            UAV           UAV        UAV            UAV         UAV          UAV       UAV         3,151,514
   50        1.24       Trailing-12       12      10/31/06    3,877,557   1,553,943    2,323,614      1.36         4,003,262
   51        2.81       Annualized         6      06/30/06    7,553,190   3,251,472    4,301,718      2.96         6,885,312
   52        1.74       Trailing-12       12      10/31/06    1,889,037   1,587,536      301,501      0.21         3,781,963
   53        UAV        Trailing 12       12      11/30/06    3,263,846   1,493,047    1,770,800      1.10         3,438,003
   54        UAV            UAV           UAV        UAV            UAV         UAV          UAV       UAV         2,301,244
   55        1.08       Annualized        10      10/31/06    2,217,307     502,222    1,715,085      1.22         2,324,323
   56        1.17       Trailing-12       12      09/30/06    3,432,950   1,802,426    1,630,524      1.15         3,607,758
   57        1.59       Trailing-12       12      09/30/06    2,541,446     634,320    1,907,126      1.63         2,457,361
   58        2.16                                                                      3,951,753      2.72
  58.1                  Trailing-12       12      08/31/06    8,237,161   5,261,968    2,975,193                   4,056,534
  58.2                  Annualized         8      08/31/06    2,559,675   1,583,115      976,560                   2,559,675
   59        2.19       Trailing 12       12      09/30/06    7,946,786   4,718,555    3,228,231      2.13         7,946,786
   60        1.34       Trailing-12       12      10/31/06    3,514,646   2,079,526    1,435,120      1.06         3,359,546
   61        0.96       Annualized         9      09/30/06    1,698,857     697,071    1,001,787      0.90         2,434,281
   62        1.13       Trailing-12       12      10/31/06    2,580,871   1,001,099    1,579,772      1.22         2,645,642
   63        1.28       Annualized        11      11/30/06    2,240,978     989,880    1,251,098      1.20         2,239,940
   64        1.59       Trailing-12       12      10/31/06    2,999,047     985,067    2,013,980      1.59         2,979,774
   65        UAV            UAV           UAV        UAV            UAV         UAV          UAV       UAV         1,888,973
   66        0.80       Trailing-12       12      11/30/06    1,865,800   1,006,869      858,931      0.72         2,233,806
   67        1.57       Trailing-12       12      06/30/06    2,318,162     434,473    1,883,689      1.57         2,223,982
   68        UAV            UAV           UAV        UAV            UAV         UAV          UAV       UAV         1,741,267
   69        UAV        Annualized         9      09/30/06    1,583,552     386,494    1,197,058      1.20         2,146,003
   70        0.90       Annualized        10      10/31/06    1,991,491     892,395    1,099,096      0.94         2,378,740
   71        UAV        Trailing-12       12      12/31/06    2,556,992     872,303    1,684,689      1.41         2,429,094
   72        UAV        Trailing 10       10      10/31/06    2,746,796   1,820,755    1,693,681      1.47         4,431,835
   73        UAV        Trailing 9         9      10/31/06    4,147,542   2,614,509    1,533,033      1.36         5,328,043
   74        1.62                                                                      1,872,751      1.59
  74.1                  Trailing-12       12      10/31/06    2,831,238   1,807,885    1,023,353                   2,831,238
  74.2                  Trailing-12       12      10/31/06    2,493,508   1,644,110      849,398                   2,563,636
   75        1.32       Annualized         6      06/30/06    2,814,965     832,811    1,982,154      1.83         2,819,473
   76        UAV            UAV           UAV        UAV            UAV         UAV          UAV       UAV         1,744,186
   77        1.15        Full Year        12      12/31/05    1,686,144     550,409    1,135,735      1.09         1,817,684
   78        1.30       Annualized        11      11/30/06    2,619,040   1,535,621    1,083,419      1.04         2,835,150
   79        1.56       Trailing-12       12      07/31/06    7,046,396   5,383,127    1,663,269      1.57         7,046,396
   80        1.41       Trailing-12       12      09/30/06    2,254,776   1,042,231    1,212,545      1.45         2,337,011
   81        1.61        Full Year        12      12/31/06    1,784,057     341,968    1,442,089      1.77         1,891,018
   82        UAV        Annualized        10      10/31/06      764,321     400,973      363,348      0.37         1,621,683
   83        1.31        Full Year        12      12/31/05    3,823,233   2,145,152    1,678,081      1.57         3,834,106
   84        1.36                                                                      1,352,584      1.38
  84.1                  Annualized         5      05/31/06      179,810      35,371      144,439                     190,806
  84.2                  Annualized         5      05/31/06      490,214      78,835      411,379                     299,500
  84.3                  Annualized         5      05/31/06    1,223,222     426,456      796,766                   1,781,176
   85        1.41        Full Year        12      12/31/06    1,890,565     685,917    1,204,648      1.49         1,814,881
   86        0.70       Trailing-12       12      11/30/06    1,230,218     290,288      939,930      1.04         1,272,983
   87        0.66       Trailing-12       12      09/30/06      925,092     364,250      560,842      1.00         1,038,100
   88        0.66       Trailing-12       12      09/30/06      696,974     325,531      371,443      1.00           781,364
   89        1.27                                                                      1,301,420      1.41
  89.1                  Annualized         9      09/30/06      239,991      52,761      187,230                     224,053
  89.2                  Annualized         9      09/30/06      176,661      39,935      136,727                     177,204
  89.3                  Annualized         9      09/30/06      214,101      33,619      180,483                     209,149
  89.4                  Annualized         9      09/30/06      167,967      32,283      135,684                     182,186
  89.5                  Annualized         9      09/30/06       50,263      15,028       35,235                      51,856
  89.6                  Trailing-12       12      09/30/06      157,872      53,239      104,633                     188,329
  89.7                  Annualized         9      09/30/06       74,869      15,440       59,429                      72,188
  89.8                  Annualized         9      09/30/06      177,185      46,215      130,971                     186,352
  89.9                  Annualized         9      09/30/06      103,572       5,820       97,752                      98,392
 89.10                  Annualized         9      09/30/06      212,145      62,099      150,047                     203,638
 89.11                  Annualized         9      09/30/06      103,540      20,311       83,229                     132,693
   90        UAV            UAV           UAV        UAV            UAV         UAV          UAV       UAV         1,158,441
   91        1.93       Trailing-12       12      09/30/06    3,416,541   1,625,165    1,791,376      2.02         3,279,525
   92        UAV        Annualized         6      06/30/06    1,509,086     430,987    1,078,099      1.21         1,560,126
   93        UAV            UAV           UAV        UAV            UAV         UAV          UAV       UAV         1,448,076
   94        1.65       Annualized        10      10/31/06    1,089,084           0    1,089,084      1.30         1,113,684
   95        1.39       Trailing-12       12      08/31/06    2,433,883   1,258,824    1,175,059      1.40         2,444,913
   96        1.30       Annualized         7      07/31/06    1,178,020     311,776      866,244      1.07         1,443,201
   97        UAV        Annualized         9      09/30/06    1,294,610     473,561      821,050      1.02         1,816,297
   98        1.05        Full Year        12      12/31/05      907,441      20,748      886,693      1.07           917,654
   99        1.03       Trailing-12       12      09/30/06    1,062,869     208,774      854,095      1.08         1,422,267
  100        1.72       Trailing-12       12      10/30/06    1,250,907     213,083    1,037,824      1.66         1,405,043
  101        2.03       Trailing 12       12      09/30/06    3,509,771   1,663,925    1,845,845      2.28         3,322,496
  102        1.00       Annualized        11      11/30/06    1,679,442     904,986      774,456      1.25         1,729,915
  103        0.15       Annualized        12      12/31/06    1,150,053     216,632      933,421      1.24         1,244,307
  104        1.64                                                                      1,293,915      1.66
 104.1                  Trailing-12       12      09/30/06      722,903     145,761      577,142                     741,093
 104.2                  Trailing-12       12      09/30/06      221,535      44,669      176,866                     227,109
 104.3                  Trailing-12       12      09/30/06      268,174      54,073      214,101                     274,922
 104.4                  Trailing-12       12      09/30/06      408,090      82,284      325,806                     418,359
  105        1.11       Trailing-12       12      08/31/06    1,476,154     513,163      962,991      1.32         1,454,838
  106        1.34       Annualized        11      11/30/06    1,746,928     743,339      997,589      1.34         1,775,016
  107        1.06       Annualized        11      11/01/06    1,344,554     561,279      783,275      1.35         1,358,497
  108        UAV        Trailing-12       12      11/30/06      667,288     165,309      501,979      0.68         1,214,404
  109        1.29       Trailing-12       12      10/31/06    1,580,618     637,542      943,076      1.29         1,561,001
  110        1.16       Trailing-12       12      10/31/06    1,231,326     332,971      898,355      1.23         1,229,846
  111        2.42       Annualized        11      11/30/06    2,363,704     680,242    1,683,462      2.33         2,404,343
  112        1.16       Trailing-12       12      11/30/06    1,441,730     609,455      832,275      1.16         1,470,749
  113        0.86       Trailing-12       12      08/31/06    1,092,795     995,301       97,494      0.13         1,971,898
  114        1.65        Full Year        12      12/31/05    1,141,733     320,261      821,472      1.44         1,219,147
  115        1.07       Trailing-12       12      09/30/06      973,582     298,329      675,253      0.99         1,277,701
  116        1.21       Trailing-12       12      10/31/06    1,151,340     238,615      912,725      1.33         1,113,231
  117        UAV        Trailing-12       12      10/31/06      715,813     171,891      543,922      0.97         1,122,543
  118        1.53       Trailing-12       12      09/30/06    1,248,515     284,426      964,089      1.73         1,237,810
  119        2.10       Annualized        12      12/31/06    1,681,535     361,813    1,319,722      2.41         1,699,985
  120        2.10       Trailing-12       12      12/31/06      531,473     140,051      391,422      2.41           562,634
  121        1.22                                                                     20,914,762      1.85
 121.1                   Full Year        12      12/31/06    9,467,238   5,585,870    3,881,368                   9,467,238
 121.2                   Full Year        12      12/31/06   13,380,464   8,879,190    4,501,274                  13,380,464
 121.3                  Trailing-12       12      10/31/06    4,648,421   3,058,177    1,590,244                   4,648,421
 121.4                  Trailing-12       12      10/31/06   13,326,400   8,705,082    4,621,318                  13,326,400
 121.5                   Full Year        12      12/31/06   16,704,048  12,481,959    4,222,089                  16,704,048
 121.6                   Full Year        12      12/31/06    9,115,592   7,017,123    2,098,469                   9,115,592
  122        1.23       Annualized        11      11/30/06    1,397,432     508,876      888,563      1.34         1,359,404
  123        UAV        Trailing 12       12      10/31/06    2,670,971   1,593,114    1,077,857      1.60         2,670,971
  124        1.81        Full Year        12      12/31/06    1,258,175     246,484    1,011,691      1.87         1,320,902
  125        1.18       Annualized        12      08/31/06    1,334,168     555,702      778,466      1.19         1,389,141
  126        0.97       Trailing 12       12      11/30/06    2,645,716   1,749,338      896,377      1.36         2,645,716
  127        1.36                                                                      1,121,720      1.37
 127.1                  Trailing-12       12      07/31/06      197,256      43,534      153,722                     310,918
 127.2                  Trailing-12       12      12/31/06       57,862      10,994       46,868                      55,152
 127.3                  Trailing-12       12      07/31/06      124,908      35,103       89,805                     201,787
 127.4                  Trailing-12       12      12/31/06       65,839      21,526       44,313                      77,099
 127.5                  Trailing-12       12      12/31/06      316,742      76,194      240,548                     350,004
 127.6                  Trailing-12       12      12/31/06      133,752       3,797      129,955                     164,894
 127.7                  Trailing-12       12      12/31/06      260,404      48,333      212,071                     243,978
 127.8                  Trailing-12       12      12/31/06       92,971      22,957       70,014                      96,316
 127.9                  Trailing-12       12      12/31/06      134,424           0      134,424                     170,418
  128        1.01       Annualized         8      12/31/06    1,030,476     351,024      679,452      1.03         1,110,681
  129        UAV        Trailing-12       12      10/31/06      667,426     233,425      434,001      0.68         1,075,844
  130        1.68       Annualized        12      12/31/06    1,684,550     389,607    1,294,943      1.94         1,653,988
  131        1.31       Trailing-12       12      11/30/06    1,735,159     875,049      860,110      1.60         1,747,269
  132        3.71       Annualized         6      06/30/06    3,730,408   1,939,786    1,790,622      3.41         3,763,640
  133        1.47       Annualized        11      11/30/06    1,730,994     659,912    1,071,084      1.65         1,722,233
  134        1.01       Annualized        11      11/30/06      932,879     218,528      714,351      1.15         1,004,349
  135        UAV            UAV           UAV        UAV            UAV         UAV          UAV       UAV         1,030,272
  136        1.94       Trailing-12       12      09/30/06    3,225,421   1,632,635    1,592,786      2.33         2,564,115
  137        1.41       Annualized        12      10/31/06    1,566,340     735,509      830,831      1.35         1,569,998
  138        1.48       Annualized         9      09/30/06    1,336,419     501,623      834,797      1.38         1,302,099
  139        UAV            UAV           UAV        UAV            UAV         UAV          UAV       UAV           996,644
  140        1.75       Annualized         7      07/31/06    2,942,910   1,911,887    1,031,023      1.68         2,941,424
  141        1.51       Annualized         9      09/30/06    1,625,846     498,929    1,126,919      1.93         1,805,887
  142        UAV            UAV           UAV        UAV            UAV         UAV          UAV       UAV           968,549
  143        0.96       Trailing-12       12      09/30/06    1,104,618     484,923      619,695      1.04         1,137,628
  144        0.85       Trailing-12       12      10/31/06    1,282,245     699,791      582,454      1.02         1,303,347
  145        2.38       Annualized         9      09/30/06    2,892,053   1,742,946    1,149,107      2.44         2,992,085
  146        1.30       Trailing-12       12      12/31/06    1,454,832     719,683      735,149      1.22         1,483,324
  147        1.02       Annualized        11      11/30/06      775,650     124,243      651,407      1.11           954,561
  148        1.13       Trailing-12       12      10/31/06    2,621,651   1,583,269    1,038,382      1.76         2,621,651
  149        UAV        Trailing-12       12      09/30/06      992,885     518,512      474,373      0.83         1,232,350
  150        0.95        Full Year        12      12/31/05      819,652     226,616      593,036      1.03         1,015,892
  151        1.26       Annualized        10      10/31/06    1,111,770     412,361      699,409      1.23         1,094,878
  152        1.00        Full Year        12      12/31/06      695,689     138,505      557,184      0.99           797,604
  153        UAV            UAV           UAV        UAV            UAV         UAV          UAV       UAV         1,033,967
  154        1.06                                                                        753,120      1.24
 154.1                  Trailing-12       12      09/30/06      621,676     210,897      410,779                     613,136
 154.2                  Trailing-12       12      09/30/06      465,558     196,181      269,377                     473,890
 154.3                  Trailing-12       12      09/30/06      227,714     154,750       72,964                     285,521
  155        UAV            UAV           UAV        UAV            UAV         UAV          UAV       UAV         1,593,794
  156        1.06       Trailing-12       12      08/31/06    1,345,633     692,859      652,774      1.31         1,398,647
  157        UAV            UAV           UAV        UAV            UAV         UAV          UAV       UAV           834,790
  158        UAV        Annualized        10      10/31/06    1,176,438     415,020      761,418      1.41         1,129,198
  159        UAV            UAV           UAV        UAV            UAV         UAV          UAV       UAV         1,444,552
  160        UAV            UAV           UAV        UAV            UAV         UAV          UAV       UAV           937,574
  161        1.15       Trailing-12       12      10/31/06      998,860     380,397      618,463      1.18         1,010,550
  162        UAV                                                                             UAV       UAV
 162.1                      UAV           UAV        UAV            UAV         UAV          UAV                     660,664
 162.2                      UAV           UAV        UAV            UAV         UAV          UAV                     633,057
  163        UAV            UAV           UAV        UAV            UAV         UAV          UAV       UAV           673,996
  164        UAV        Annualized         7      07/31/06      854,685     253,298      601,387      1.15         1,003,752
  165        1.47                                                                        885,218      1.60
 165.1                  Trailing 12       12      08/31/06      330,574     105,050      225,524                     330,574
 165.2                  Trailing 12       12      08/31/06      325,220     105,099      220,121                     325,220
 165.3                  Trailing 12       12      08/31/06      579,735     140,162      439,573                     585,984
  166        0.93       Trailing-12       12      07/31/06    1,082,889     563,316      519,573      1.06         1,102,993
  167        1.27       Trailing-12       12      10/31/06    3,222,718   2,312,807      909,911      1.79         3,218,654
  168        UAV            UAV           UAV        UAV            UAV         UAV          UAV       UAV         1,198,993
  169        1.30        Full Year        12      12/31/06      809,747     179,297      630,450      1.28           965,729
  170        1.16       Trailing-12       12      09/30/06    1,032,334     425,696      606,638      1.20         1,051,243
  171        UAV        Trailing 12       12      10/31/06      782,037     460,479      321,558      0.69           987,887
  172        1.83       Trailing-12       12      10/31/06    2,818,019   1,910,803      907,216      1.60         2,818,019
  173        1.16       Trailing-12       12      10/15/06    2,278,083   1,592,759      685,324      1.77         2,283,785
  174        1.17       Trailing-12       12      10/31/06      709,972     134,980      574,992      1.22           761,354
  175        1.48       Annualized        12      06/30/06      878,674     155,394      723,280      1.96         1,199,618
  176        1.05        Full Year        12      12/31/06      387,764      79,045      308,719      0.77           600,348
  177        UAV         Full Year        12      12/31/06      703,426     293,981      409,445      0.87           902,890
  178        0.74        Full Year        12      12/31/06    2,110,850   1,099,603    1,011,248      1.86         2,110,850
  179        UAV        Annualized         8      08/31/06      668,277     126,457      541,820      1.22           752,151
  180        1.52       Trailing-12       12      09/30/06      677,573      79,500      598,073      1.66           622,820
  181        1.26       Annualized        11      11/30/06      675,231     120,577      554,654      1.29           691,672
  183        1.19       Trailing-12       12      11/30/06      944,463     343,204      601,259      1.29           929,550
  184        1.50       Annualized        11      11/27/06      857,023     145,695      711,328      1.63           910,576
  185        1.01       Annualized        10      10/31/06      566,741     162,113      404,628      0.95           713,316
  186        UAV        Trailing-12       12      09/30/06      900,129     306,537      593,592      1.44           900,129
  187        UAV        Trailing-12       12      10/31/06      672,065     199,252      472,813      1.36           703,568
  188        1.53       Annualized         8      08/31/06    1,765,083   1,080,199      684,884      1.63         2,021,106
  189        1.01       Annualized        11      11/30/06      650,599      88,771      561,828      1.35           736,898
  190        1.11       Annualized         7      07/31/06      976,246     326,803      649,443      1.56           918,888
  191        UAV        Annualized        10      10/31/06      529,097     559,987      -30,891      -0.07        1,886,802
  192        1.33       Trailing-12       12      10/31/06      810,465     316,590      493,876      1.51           835,499
  193        1.03       Trailing-12       12      06/30/06      577,506      39,173      538,333      1.32           663,603
  194        1.11       Trailing-12       12      09/30/06      681,523     195,932      485,591      1.22           743,820
  195        1.75       Trailing-12       12      11/30/06    2,582,830   1,809,994      772,836      1.82         2,442,704
  196        1.01       Trailing-12       12      09/30/06      708,030     357,607      350,423      0.92           819,949
  197        1.00        Full Year        12      12/31/06      735,534           0      735,534      1.00           735,534
  198        1.17       Annualized         8      08/31/06    1,333,152     838,330      494,824      1.27         1,350,116
  199        UAV            UAV           UAV        UAV            UAV         UAV          UAV       UAV           700,129
  200        1.24       Annualized         9      09/30/06      489,167     257,150      232,017      0.73           713,004
  201        UAV            UAV           UAV        UAV            UAV         UAV          UAV       UAV           627,070
  202        1.20       Annualized         9      09/30/06    1,180,184     455,807      724,377      1.58         1,232,339
  203        1.03       Trailing-12       12      10/31/06      715,603     155,001      560,602      1.51           753,198
  204        1.58       Trailing-12       12      11/30/06    2,105,162   1,385,760      719,402      1.66         2,105,162
  205        UAV            UAV           UAV        UAV            UAV         UAV          UAV       UAV           631,449
  206        UAV            UAV           UAV        UAV            UAV         UAV          UAV       UAV           585,821
  207        2.08       Annualized         6      06/30/06    1,310,528     714,713      595,815      2.06         1,369,156
  208        1.83       Trailing 12       12      09/30/06    1,862,389   1,220,009      642,379      1.80         1,862,389
  209        UAV            UAV           UAV        UAV            UAV         UAV          UAV       UAV           474,999
  210        1.39       Trailing-12       12      09/30/06      956,348     452,819      503,528      1.44           959,275
  211        1.47       Trailing-12       12      09/30/06    1,054,613     516,347      538,266      1.50         1,104,394
  212        1.34                                                                        604,556      1.70
 212.1                  Trailing-12       12      10/31/06      332,458     155,029      177,429                     334,032
 212.2                  Trailing-12       12      10/31/06      594,099     166,972      427,127                     555,662
  213        1.51       Trailing 12       12      07/31/06    1,661,781   1,056,860      604,921      1.55         1,684,797
  214        2.51       Trailing-12       12      10/31/06      965,801     169,198      796,604      2.87           980,752
  215        1.51       Annualized         9      09/30/06      627,832     154,684      473,148      1.40           609,770
  216        1.24       Trailing-12       12      10/31/06      604,587     214,074      390,513      1.19           599,773
  217        0.77       Trailing-12       12      09/30/06      634,078     364,695      269,382      0.80           797,350
  218        1.61       Trailing-12       12      07/31/06      796,839     205,749      591,090      1.68           768,120
  219        UAV            UAV           UAV        UAV            UAV         UAV          UAV       UAV           499,117
  220        0.57       Trailing-12       12      08/31/06      407,122     189,362      217,760      0.65           630,421
  221        3.14       Annualized         6      06/30/06    2,187,768   1,344,408      843,360      3.06         1,654,436
  222        UAV            UAV           UAV        UAV            UAV         UAV          UAV       UAV           494,886
  223        1.09       Annualized         9      09/30/06    1,039,963     681,219      358,745      1.20         1,074,899
  224        UAV            UAV           UAV        UAV            UAV         UAV          UAV       UAV           413,322
  225        1.47       Trailing-12       12      11/30/06    1,617,560   1,094,504      523,056      1.49         1,617,560
  226        3.63       Annualized         6      06/30/06    1,981,606   1,068,961      912,645      3.44         1,860,285
  227        0.60       Trailing-12       12      11/30/06      558,951     223,252      335,699      1.07           599,613
  228        0.71       Trailing-12       12      08/31/06      954,317     397,998      556,319      1.47           924,305
  229        1.51       Trailing-12       10      10/31/06      891,857     413,905      477,952      1.54           889,621
  230        2.26       Trailing-12       12      10/31/06    1,570,338     960,663      609,675      1.80         1,485,969
  231        1.32       Trailing-12       12      10/31/06      829,926     322,485      507,441      1.62           863,498
  232        0.70       Trailing-12       12      11/30/06      628,710     368,067      260,644      0.83           714,548
  233        1.20       Trailing-12       12      10/31/06      492,829     183,325      309,504      1.01           604,427
  234        1.04       Trailing-12       12      07/31/06      615,148     285,638      329,510      1.10           657,664
  235        1.62        Full Year        12      12/31/05    1,080,432     317,687      762,745      2.00         1,006,893
  236        1.79       Trailing-12       12      11/30/06      835,802     253,832      581,970      1.94           806,330
  237        1.09       Trailing-12       12      11/30/06      830,094     436,469      393,624      1.31           828,049
  238        1.81        Full Year        12      12/31/06      817,525     266,448      551,077      1.77           812,309
  239        UAV            UAV           UAV        UAV            UAV         UAV          UAV       UAV           729,965
  240        UAV            UAV           UAV        UAV            UAV         UAV          UAV       UAV           484,327
  241        UAV        Annualized        10      10/31/06      569,916     192,684      377,232      1.22           570,379
  242        1.00       Trailing-12       12      10/31/06      855,452     539,285      316,167      1.04           922,637
  243        1.06       Annualized        10      10/31/06      512,853     190,571      322,282      1.08           596,243
  244        2.55       Trailing-12       12      10/31/06    1,040,571     404,255      636,316      2.61         1,005,858
  245        UAV            UAV           UAV        UAV            UAV         UAV          UAV       UAV           371,286
  246        UAV            UAV           UAV        UAV            UAV         UAV          UAV       UAV           621,526
  247        2.05       Trailing 12       12      09/30/06    1,253,271     573,373      679,898      2.18         1,248,608
  248        UAV            UAV           UAV        UAV            UAV         UAV          UAV       UAV           415,243
  249        UAV            UAV           UAV        UAV            UAV         UAV          UAV       UAV           959,316
  250        1.15        Full Year        12      12/31/06      326,622       7,656      318,966      1.15           333,319
  251        2.54       Annualized         6      06/30/06    1,856,044     910,598      945,446      4.05         1,795,227
  252        1.23       Annualized        11      11/30/06      640,944     194,253      446,691      1.60           589,172
  253        1.87       Trailing-12       12      10/31/06      901,960     400,479      501,481      2.09           927,788
  254        UAV            UAV           UAV        UAV            UAV         UAV          UAV       UAV           375,000
  255        UAV            UAV           UAV        UAV            UAV         UAV          UAV       UAV           525,875
  256        UAV            UAV           UAV        UAV            UAV         UAV          UAV       UAV           626,910
  257        UAV            UAV           UAV        UAV            UAV         UAV          UAV       UAV           370,004
  258        UAV            UAV           UAV        UAV            UAV         UAV          UAV       UAV           459,552
  259        1.03       Trailing-12       12      08/31/06      730,115     283,113      447,002      1.44           736,497
  260        1.66       Trailing-12       12      12/31/06      831,423     445,307      386,117      1.45           795,856
  261        UAV            UAV           UAV        UAV            UAV         UAV          UAV       UAV           439,583
  262        1.04       Trailing-12       12      11/30/06      551,911     222,652      329,259      1.26           571,100
  263        UAV        Annualized         9      09/30/06      562,487     175,051      387,436      1.26           539,119
  264        0.66       Trailing-12       12      11/30/06      255,478      55,427      200,050      0.77           426,574
  265        1.02       Annualized         6      06/30/06      521,839           0      521,839      1.02           521,839
  266        1.08       Annualized        10      10/31/06      292,433      19,150      273,283      1.07           632,433
  267        UAV        Trailing-12       12      09/30/06      253,907      64,492      189,415      0.76           500,114
  268        1.20       Annualized        10      10/31/06      328,393      26,093      302,300      1.19           328,393
  269        0.98       Trailing-12       12      08/31/06      586,095     287,811      298,284      1.20           589,441
  270        1.25                                                                        325,462      1.23
 270.1                  Annualized         9      09/30/06      185,556      23,349      162,207                     185,515
 270.2                  Annualized         9      09/30/06      176,688      13,433      163,255                     165,908
  271        1.42       Trailing-12       12      08/31/06      521,946     179,134      342,812      1.41           490,881
  272        1.06       Trailing-12       12      09/30/06    1,217,240     720,992      496,248      1.68         1,217,240
  273        UAV            UAV           UAV        UAV            UAV         UAV          UAV       UAV           539,262
  274        1.45       Trailing-12       12      09/30/06      517,005     156,894      360,111      1.53           552,450
  275        UAV            UAV           UAV        UAV            UAV         UAV          UAV       UAV           510,300
  276        0.76       Trailing-12       12      10/31/06      755,057     505,431      249,626      0.97           963,553
  277        1.31       Trailing-12       12      09/30/06      570,766     249,712      321,054      1.36           588,070
  278        0.08        Full Year        12      12/31/06      423,393     147,001      276,991      1.21           449,223
  279        UAV            UAV           UAV        UAV            UAV         UAV          UAV       UAV           351,928
  280        0.85       Trailing-12       12      09/30/06    1,205,200     706,436      498,764      1.79         1,205,200
  281        1.10        Full Year        12      12/31/05      527,849     194,607      333,242      1.39           500,585
  282        UAV            UAV           UAV        UAV            UAV         UAV          UAV       UAV           394,458
  283        UAV        Trailing-12       12      10/31/06      264,293     125,973      138,320      0.61           472,673
  284        0.82       Trailing-12        9      09/30/06      497,528     297,477      200,051      0.91           576,161
  285        UAV        Trailing-8         8      08/31/06      355,149     145,524      209,625      0.94           448,941
  286        0.34       Annualized        10      10/19/06      250,504      83,797      166,707      0.76           374,775
  287        0.82       Trailing-12       12      10/31/06      289,138      69,238      219,900      1.01           353,462
  288        UAV        Annualized         8      08/31/06       58,750       3,127       55,623      0.25           384,795
  289        0.62       Trailing-12       12      06/30/06      287,005     164,126      122,878      0.56           418,983
  290        0.45        Full Year        12      12/31/05      304,388      45,342      259,046      1.23           263,780
  291        UAV            UAV           UAV        UAV            UAV         UAV          UAV       UAV           536,138
  292        1.67       Trailing-12       12      12/31/06      677,088     357,104      319,984      1.52           645,967
  293        1.31       Trailing-12       12      10/31/06      460,697     183,355      277,342      1.32           463,660
  294        1.46       Trailing-12       12      09/30/06      291,580       1,257      290,323      1.35           451,096
  295        1.76       Trailing-12       12      09/30/06      763,074     304,548      458,526      2.18           771,354
  296        1.17        Full Year        12      12/31/05      504,701       5,381      499,320      1.16           479,466
  297        UAV        Trailing-12       12      08/31/06      490,290     234,195      256,095      1.19           469,576
  298        UAV            UAV           UAV        UAV            UAV         UAV          UAV       UAV           328,156
  299        1.09       Annualized        10      10/31/06      308,281      39,142      269,140      1.34           298,851
  300        UAV        Trailing-12       12      11/30/06      209,539      25,175      184,364      0.89           386,665
  301        0.37       Annualized         3      11/30/06      447,759     222,172      225,587      1.16           449,874
  302        UAV            UAV           UAV        UAV            UAV         UAV          UAV       UAV           307,324
  303        1.16       Trailing-12       12      10/31/06      414,449     153,125      261,323      1.24           460,050
  304        1.78       Trailing-12       12      03/31/06      414,934      14,158      400,776      1.82           442,253
  305        UAV            UAV           UAV        UAV            UAV         UAV          UAV       UAV           376,875
  306        UAV            UAV           UAV        UAV            UAV         UAV          UAV       UAV           326,735
  307        0.73       Annualized        10      10/31/06      287,873      94,930      192,943      1.03           370,928
  308        1.77       Trailing-12       12      09/30/06      496,500     183,543      312,956      1.68           484,420
  309        UAV        Annualized        11      11/30/06      334,137     106,526      227,611      1.20           389,724
  310        2.48       Annualized         7      07/31/06      522,065      55,432      466,634      2.55           489,247
  311        UAV            UAV           UAV        UAV            UAV         UAV          UAV       UAV           309,399
  312        UAV        Trailing-12       12      09/30/06      204,600      54,343      150,257      0.83           292,514
  313        0.18       Trailing-12       12      08/31/06      290,868     119,392      171,477      0.98           349,077
  314        0.38       Annualized        11      11/30/06      392,312     151,856      240,456      1.32           393,891
  315        0.51       Trailing-12       12      07/31/06      332,011      88,348      243,663      1.44           380,452
  316        0.30       Trailing-12       12      11/30/06      361,295     239,462      121,833      0.69           361,310
  317        UAV            UAV           UAV        UAV            UAV         UAV          UAV       UAV           350,010
  318        UAV            UAV           UAV        UAV            UAV         UAV          UAV       UAV           330,655
  319        1.37       Annualized        10      10/31/06      287,284     106,679      180,604      1.10           321,626
  320        UAV        Annualized         9      09/30/06      208,088       8,667      199,421      1.22           293,547
  321        UAV            UAV           UAV        UAV            UAV         UAV          UAV       UAV           450,522
  322        UAV        Annualized        11      11/30/06      368,246      97,826      270,420      1.66           390,409
  323        1.79       Trailing 12       12      09/30/06      777,341     422,201      355,140      2.03           784,261
  324        1.42       Trailing-12       12      10/31/06      416,284     195,566      220,719      1.34           416,250
  325        2.36        Full Year        12      12/31/05      501,306       2,718      498,588      2.39           446,717
  326        0.98       Trailing-12       12      10/31/06      198,471      46,028      152,443      0.99           286,246
  327        1.80       Trailing-12       12      10/31/06      342,197     128,187      214,009      1.37           395,793
  328        1.80       Trailing-12       12      08/31/06      413,652     132,409      281,244      1.81           418,031
  329        0.44        Full Year        12      12/31/05      213,816      26,745      187,071      1.21           191,171
  330        UAV        Annualized         9      09/30/06      258,970      22,146      236,824      1.82           179,968
  331        1.18       Trailing-12       12      08/31/06      441,358     315,130      126,228      0.81           468,341
  332        UAV        Trailing-12       12      10/31/06      223,966      14,250      209,716      1.43           428,896
  333        UAV        Annualized        11      11/30/06      316,799      68,343      248,456      1.67           335,753
  334        UAV            UAV           UAV        UAV            UAV         UAV          UAV       UAV           166,250
  335        1.47       Trailing-12       12      11/30/06      293,414      74,428      218,985      1.48           284,061
  336        UAV        Annualized         7      07/31/06      243,281      32,330      210,951      1.45           278,205
  337        UAV            UAV           UAV        UAV            UAV         UAV          UAV       UAV           265,213
  338        1.75       Trailing-12       12      10/31/06      361,067      90,334      270,733      1.92           342,429
  339        UAV        Annualized        10      10/31/06      295,930      30,420      265,510      1.90           228,214
  340        UAV        Trailing-12       12      10/31/06      245,690     162,026       83,664      0.60           371,994
  341        0.91       Trailing-12       12      05/31/06      184,206      50,657      133,549      0.94           252,249
  342        1.51       Annualized        10      10/31/06      309,566     114,155      195,411      1.39           310,002
  343        UAV        Annualized        11      11/30/06      308,540      73,702      234,838      1.42           637,193
  344        1.46       Trailing-12       12      09/30/06      311,552     101,238      210,314      1.51           290,737
  345        1.34       Annualized        10      10/31/06      206,854      27,877      178,977      1.31           202,898
  346        1.02       Trailing-12       12      10/31/06      283,253     100,450      182,803      1.32           281,389
  347        2.44       Trailing-12       12      10/31/06      527,362     171,811      355,551      2.65           532,170
  348        UAV            UAV           UAV        UAV            UAV         UAV          UAV       UAV           255,531
  349        1.47       Trailing-12       12      12/31/06      352,291     167,410      184,881      1.40           345,898
  350        UAV            UAV           UAV        UAV            UAV         UAV          UAV       UAV           205,056
  351        UAV            UAV           UAV        UAV            UAV         UAV          UAV       UAV           306,754
  352        UAV            UAV           UAV        UAV            UAV         UAV          UAV       UAV           242,712
  353        UAV            UAV           UAV        UAV            UAV         UAV          UAV       UAV           215,717
  354        1.16       Trailing-12       12      02/28/06      192,388      52,906      139,482      1.19           219,587
  355        0.27       Annualized        11      11/30/06      250,114      97,880      152,234      1.25           269,372
  356        UAV         Full Year        12      12/31/06       75,678      39,835       35,843      0.31           297,933
  357        1.72       Trailing-12       12      07/31/06      392,509     222,167      170,342      1.49           381,449
  358        0.56       Trailing 12       12      10/31/06      366,763     238,328      128,435      1.08           396,440
  359        1.65       Trailing-12       12      08/31/06      229,194      38,839      190,355      1.70           230,984
  360        UAV        Trailing-12       12      08/31/06      261,649     104,275      157,374      1.40           259,272
  361        1.28       Annualized        11      11/30/06      339,731     122,492      217,239      1.95           326,466
  362        1.20       Annualized        12      12/31/06      247,791      95,245      152,546      1.46           209,245
  363        1.51       Trailing-12       12      09/30/06      273,558      90,464      183,094      1.65           277,133
  364        0.28       Trailing-12       12      06/30/06      112,336      44,109       68,227      0.64           193,519
  365        UAV         Full Year        12      12/31/06      168,009      37,988      130,011      1.29           226,115
  367        1.26       Trailing-12       12      10/31/06      247,039     102,499      144,540      1.47           242,356
  368        0.88       Trailing-12       12      05/31/06      113,408      31,185       82,223      0.91           157,588
  369        1.62                                                                        167,329      1.79
 369.1                  Trailing-12       12      11/30/06       99,772      11,452       88,320                     100,185
 369.2                  Trailing-12       12      11/30/06       87,331       8,322       79,009                      88,317
  370        5.07       Trailing-12       12      11/30/06      637,450     160,861      476,589      5.29           620,092
  371        UAV            UAV           UAV        UAV            UAV         UAV          UAV       UAV           195,413
  372        1.33       Trailing-12       12      08/31/06      258,387     150,549      107,838      1.12           289,833
  373        1.65       Trailing-12       12      09/30/06      228,725      68,136      160,590      1.78           235,558
  374        UAV            UAV           UAV        UAV            UAV         UAV          UAV       UAV           191,468
  375        1.43       Trailing-12       12      06/30/06      150,351      19,523      130,827      1.48           145,718
  376        1.54       Trailing-12       12      08/31/06      242,422      79,536      162,886      1.67           228,430
  377        1.58       Annualized         9      09/30/06      236,592      90,447      146,145      1.69           211,609
  378        UAV            UAV           UAV        UAV            UAV         UAV          UAV       UAV           129,882
  379        UAV            UAV           UAV        UAV            UAV         UAV          UAV       UAV           104,814
  380        1.50       Trailing-12       12      09/30/06      197,985      73,206      124,779      1.55           193,632

   6b   9.24 (Note 9)                                                                                 1.89
                                                                                                      (Note 9)

                                                 U/W NCF                           U/W ANNUAL            ESCROWED
                                                  DSCR         TAXES    INSURANCE   REPLACE-           REPLACEMENT
 LOAN       U/W                                  (NOTE 1)    CURRENTLY  CURRENTLY     MENT               RESERVES
NUMBER   EXPENSES      U/W NOI      U/W NCF      (NOTE 4)     ESCROWED   ESCROWED   RESERVES         INITIAL DEPOSIT
--------------------------------------------------------------------------------------------------------------------------

   1    73,902,283   72,079,964   67,857,945       3.23         No          No        321,817                            0
   2                123,538,966  123,538,966       1.81         No          No              0                            0
  2.1   36,151,909  116,671,271  116,671,271                                                0
  2.2    1,183,153    3,818,332    3,818,332                                                0
  2.3      788,769    2,545,555    2,545,555                                                0
  2.4      156,111      503,808      503,808                                                0
   3    49,097,538   65,918,997   63,308,844       1.43         No          No        471,480                            0

   4     5,968,831   10,393,504   10,030,297       1.25         Yes        Yes         90,736                            0
   5     3,280,003    9,970,917    9,505,508       1.25         Yes        Yes        117,892                            0
   6    44,930,862   22,593,726   21,481,229  1.44 (Note 5)     No          No        313,542                            0
   7    85,773,510   41,212,490   36,133,050       1.47         No          No      5,079,440                            0
   8     9,021,766   24,007,857   23,661,763       1.73         Yes        Yes        346,094                   29,281,175
   9                 33,165,834   32,973,236       1.83         No          No      1,027,531                            0
  9.1    1,164,416    2,491,527    2,432,320                                           59,207
  9.2    2,796,685    1,891,270    1,840,339                                           50,931
  9.3    3,522,017    3,147,534    3,094,382                                           53,152
  9.4    3,271,066    1,460,914    1,401,261                                           59,653
  9.5    5,304,176    4,341,654    4,188,737                                          152,917
  9.6    5,889,667    4,682,799    4,556,842                                          125,957
  9.7    4,007,569    3,189,029    3,089,646                                           99,383
  9.8    1,770,709      822,890    1,411,393                                           50,862
  9.9    5,610,056    2,603,222    2,542,951                                           60,270
 9.10    2,858,233    2,765,428    2,711,900                                           53,528
 9.11    1,963,164    1,921,449    1,899,491                                           21,958
 9.12    4,064,691      529,244      481,878                                           47,366
 9.13    1,838,340    1,514,972    1,468,527                                           46,445
 9.14    1,346,250      271,205      399,114                                           22,571
 9.15   12,106,373    1,532,696    1,454,455                                          123,331
  10                 41,115,925   40,010,349       2.09         No          No      1,105,576                            0
 10.1   13,802,942    2,645,810    2,558,930                                           86,880
 10.2    4,573,737    5,081,464    4,989,779                                           91,685
 10.3    1,381,850    1,445,488    1,353,140                                           92,348
 10.4    4,919,831      921,826      841,622                                           80,204
 10.5    3,935,747    2,139,230    2,084,695                                           54,535
 10.6    3,020,007    1,450,820    1,384,840                                           65,980
 10.7    7,633,153    3,363,155    3,314,179                                           48,976
 10.8    3,429,960    2,217,251    2,166,482                                           50,769
 10.9    3,025,554    3,363,701    3,303,325                                           60,376
 10.10   1,975,143    2,181,244    2,130,406                                           50,838
 10.11     697,191    1,668,339    1,642,708                                           25,631
 10.12     655,240      508,533      475,721                                           32,812
 10.13   3,190,560    2,812,801    2,779,812                                           32,989
 10.14   2,516,402    1,210,851    1,177,014                                           33,837
 10.15   2,932,699      763,636      711,199                                           52,437
 10.16   2,109,136      978,546      956,090                                           22,456
 10.17   1,776,391    1,467,550    1,429,538                                           38,012
 10.18   1,803,724    1,087,716    1,063,950                                           23,766
 10.19   3,611,479    1,832,432    1,716,990                                          115,442
 10.20   8,478,811    3,975,530    3,929,927                                           45,603
  11     7,683,621   12,815,417   12,184,179       1.47         No          No        177,416                            0
  12     5,254,990   12,270,268   12,213,490       1.45         Yes        Yes         56,778                            0
  13    38,468,140   12,108,587   10,085,518       1.48         No          No      2,023,069                            0
  14     7,949,725    7,434,472    6,988,897       1.22         Yes        Yes         67,722                            0
  15    32,589,678   16,275,068   14,320,478       2.03         Yes         No      1,954,590                            0
  16     2,594,983    7,934,751    7,748,111       1.27         Yes        Yes         51,239                            0
  17     2,695,353    4,753,357    4,651,107       1.00         Yes        Yes        102,250                            0
  18     2,977,755    6,809,668    6,453,472       1.50         No          No         46,460                            0
  19                  7,094,962    6,454,173       1.23         Yes        Yes        257,361                            0
 19.1      191,420      529,757      481,912                                           19,216
 19.2      225,602      624,357      567,967                                           22,648
 19.3       85,455      236,499      215,139                                            8,579
 19.4       88,873      245,959      223,745                                            8,922
 19.5       71,782      198,659      180,717                                            7,206
 19.6       61,528      170,279      154,900                                            6,177
 19.7       75,201      208,119      189,322                                            7,549
 19.8      167,492      463,538      421,673                                           16,814
 19.9      389,676    1,078,434      981,034                                           39,119
 19.10     160,656      444,618      404,462                                           16,128
 19.11     782,769    2,166,328    1,970,674                                           78,581
 19.12     263,202      728,416      662,628                                           26,422
  20     1,839,355    5,423,148    5,134,898       1.45         Yes        Yes         57,650                            0
  21     3,267,598    4,381,554    4,258,732       1.19         Yes         No         84,150                            0
  22     2,678,344    3,938,173    3,894,703       1.23         Yes        Yes         43,470                      500,000
  23     2,197,358    4,358,201    4,060,884       1.36         Yes         No         42,712                            0
  24     1,845,300    3,266,890    3,212,290       1.00         Yes        Yes         54,600                            0
  25     2,696,525    3,728,958    3,308,431       1.30         Yes        Yes         51,103                            0
  26     3,432,118    3,707,105    3,523,008       1.45         No          No         29,646                            0
  27     2,555,450    2,865,717    2,779,617       1.18         Yes        Yes         86,100                    1,400,000
  28     2,335,645    3,942,471    3,658,402       1.62         No          No         41,061                            0
  29       889,903    3,116,601    3,035,196       1.16         Yes        Yes         29,409                            0
  30     1,682,824    3,193,076    2,976,832       1.16         Yes        Yes         42,487                            0
  31     1,973,871    2,632,660    2,559,460       1.20         Yes        Yes         73,200                            0
  32                  2,788,434    2,718,872       1.03         Yes        Yes         69,562                            0
 32.1       76,367      215,361      209,761                                            5,600
 32.2       73,825      234,813      229,173                                            5,640
 32.3      118,427      408,492      399,492                                            9,000
 32.4       23,299      287,842      283,376                                            4,466
 32.5       74,855      221,849      216,224                                            5,625
 32.6       78,881      239,539      233,914                                            5,625
 32.7       66,084      162,439      157,189                                            5,250
 32.8       97,398      187,467      180,717                                            6,750
 32.9       77,448      304,294      297,544                                            6,750
 32.10      60,778      169,171      164,671                                            4,500
 32.11      77,439      216,385      210,292                                            6,094
 32.12      57,491      140,782      136,519                                            4,263
  33     3,117,277    3,312,286    2,906,425       1.21         Yes         No         73,174                            0
  34     1,013,976    2,701,123    2,572,641       1.23         Yes         No         24,957                            0
  35     1,388,189    2,370,394    2,339,994       1.10         Yes        Yes         30,400                            0
  36    13,727,177    4,789,697    4,049,022       1.82         Yes        Yes        740,675                    3,543,035
  37     1,349,192    2,172,453    2,003,419       1.22         No          No         15,822                            0
  38     3,087,695    2,624,278    2,457,435       1.20         Yes         No         60,828                      342,550
  39    13,823,573    4,794,076    4,010,730       1.78         No          No        744,706                            0
  40       740,245    2,552,982    2,345,966       1.40         No          No         63,796                            0
  41     1,803,562    2,468,868    2,293,766       1.20         Yes        Yes         43,640                            0
  42     2,327,822    2,856,825    2,578,237       1.31         Yes        Yes         50,234                            0
  43     2,273,140    2,007,054    2,007,054       1.05         Yes        Yes              0                    2,443,312

  44       528,830    1,893,486    1,755,535       1.22         Yes        Yes         21,783                            0
  45       189,733      510,075      474,020       1.22         Yes        Yes          8,177                            0
  46     1,824,304    2,222,335    2,222,335       1.26         Yes        Yes              0                    1,930,000
  47     1,391,600    1,852,080    1,790,140       1.23         Yes        Yes         61,940                    2,750,000
  48     2,254,254    2,093,841    1,897,966       1.04         Yes        Yes         45,202                      200,000
  49       872,965    2,278,549    2,199,464       1.15         Yes        Yes         22,596                            0
  50     1,723,450    2,279,813    2,115,064       1.24         No          No         27,762                            0
  51     3,582,811    3,302,501    2,846,939       1.96         No          No         72,445                            0
  52     1,777,088    2,004,875    1,922,701       1.34         Yes        Yes         42,948                            0
  53     1,475,474    1,962,529    1,878,029       1.17         Yes        Yes         84,500                      400,000
  54       476,075    1,825,169    1,812,253       1.25         Yes        Yes          8,901                            0
  55       557,101    1,767,222    1,721,282       1.23         No          No         17,644                            0
  56     1,715,447    1,892,311    1,802,311       1.27         Yes        Yes         90,000                            0
  57       614,469    1,842,892    1,754,903       1.50         Yes        Yes         13,432                            0
  58                  2,139,293    1,874,644       1.29         Yes        Yes        264,648                            0
 58.1    2,918,474    1,138,061      975,799                                          162,261
 58.2    1,558,443    1,001,232      898,845                                          102,387
  59     5,036,129    2,910,657    2,592,786       1.71         Yes         No        317,871                            0
  60     1,787,749    1,571,797    1,400,564       1.04         Yes        Yes         34,946                            0
  61       749,856    1,684,425    1,643,702       1.47         Yes        Yes         40,723                            0
  62       959,279    1,686,363    1,542,927       1.19         Yes        Yes         23,906                            0
  63       988,816    1,251,124    1,201,399       1.16         Yes        Yes         49,725                            0
  64     1,277,764    1,702,010    1,576,638       1.24         Yes        Yes         35,507
  65       438,698    1,450,275    1,407,900       1.15         Yes         No         11,668                            0
  66       974,514    1,259,292    1,199,792       1.00         Yes        Yes         59,500                            0
  67       561,344    1,662,638    1,568,272       1.30         No          No         45,272                            0
  68       449,640    1,291,627    1,202,644       1.20         No          No         20,940                            0
  69       657,294    1,488,709    1,361,816       1.37         Yes         No         21,949                            0
  70       904,084    1,474,656    1,385,855       1.30         Yes        Yes         14,800                       29,616
  71       899,556    1,529,539    1,487,810       1.24         Yes        Yes         13,318                            0
  72     2,596,738    1,835,097    1,657,824       1.44         No          No        177,273                            0
  73     3,524,051    1,803,993    1,590,871       1.41         Yes         No        213,122                            0
  74                  1,809,224    1,593,429       1.35         Yes        Yes        215,795                            0
 74.1    1,835,012      996,226      882,977                                          113,250
 74.2    1,750,638      812,997      710,452                                          102,545
  75     1,204,544    1,614,929    1,389,759       1.28         Yes        Yes         30,638                            0
  76       405,206    1,338,980    1,270,458       1.20         Yes        Yes         14,396                            0
  77       403,129    1,414,555    1,341,071       1.29         Yes        Yes         17,483                      400,000
  78     1,339,874    1,495,276    1,335,744       1.28         Yes        Yes         32,266                            0
  79     5,270,179    1,776,217    1,494,361       1.41         Yes        Yes        281,856                            0
  80     1,057,003    1,280,008    1,233,008       1.48         Yes        Yes         47,000                            0
  81       326,920    1,564,098    1,359,027       1.67         No          No         26,059                            0
  82       375,670    1,246,013    1,208,428       1.22         Yes        Yes          4,456                            0
  83     1,932,690    1,901,415    1,627,290       1.53         Yes        Yes         51,819                            0
  84                  1,399,956    1,198,960       1.22         Yes        Yes         59,247                            0
 84.1       46,797      144,009      124,734                                            6,750
 84.2      115,320      184,180      149,998                                           18,450
 84.3      532,369    1,071,767      924,228                                           34,047
  85       717,252    1,097,628      970,907       1.20         Yes         No         43,460                       58,020
  86       326,259      946,724      934,450       1.03         Yes        Yes         12,273                            0

  87       359,487      678,613      669,497       1.20         Yes         No          9,116                            0
  88       323,217      458,147      450,492       1.20         Yes         No          7,655                            0
  89                  1,223,525    1,123,573       1.22         Yes        Yes         23,065                            0
 89.1       52,369      171,684      161,674                                            2,310
 89.2       40,577      136,627      129,282                                            1,695
 89.3       57,600      151,549      141,149                                            2,400
 89.4       54,993      127,192      117,205                                            2,305
 89.5       16,086       35,770       32,837                                              677
 89.6       68,767      119,561      105,173                                            3,320
 89.7       17,102       55,086       51,957                                              722
 89.8       50,001      136,351      123,351                                            3,000
 89.9       10,906       87,486       79,588                                            1,823
 89.10      72,339      131,299      115,155                                            3,726
 89.11      61,773       70,920       66,203                                            1,088
  90        23,169    1,135,272    1,066,409       1.22         Yes        Yes         12,100                            0
  91     1,596,827    1,682,699    1,631,699       1.84         No          No         51,000                            0
  92       472,683    1,087,443    1,020,843       1.15         Yes        Yes         66,600                            0
  93       403,163    1,044,913      970,887       1.17         Yes         No         27,900                            0
  94        33,411    1,080,273    1,007,779       1.20         No          No         11,010                            0
  95     1,337,341    1,107,571    1,044,427       1.24         Yes        Yes         10,505                       30,000
  96       407,708    1,035,493      979,183       1.21         Yes        Yes         12,993                            0
  97       804,893    1,011,404      940,323       1.17         Yes        Yes         21,024                            0
  98        44,880      872,775      859,306       1.25         No          No         13,469                            0
  99       424,181      998,086      966,286       1.22         Yes        Yes         31,800                            0
  100      346,938    1,058,105      875,824       1.40         No          No         92,803                      468,900
  101    2,072,472    1,515,823    1,382,923       1.71         Yes        Yes        132,900                            0
  102      893,731      836,184      793,684       1.28         No          No         42,500                            0
  103      314,660      929,647      892,031       1.18         No          No          8,247                            0
  104                 1,049,474      969,849       1.24         Yes         No         79,625                            0
 104.1     272,982      468,111      432,595                                           35,516
 104.2      83,656      143,453      132,569                                           10,884
 104.3     101,268      173,654      160,479                                           13,175
 104.4     154,103      264,256      244,207                                           20,049
  105      513,485      941,354      886,126       1.22         Yes        Yes          9,205                            0
  106      719,338    1,055,678    1,043,902       1.41         Yes        Yes         11,776                      200,000
  107      550,285      808,212      781,812       1.35         Yes        Yes         26,400                            0
  108      258,811      955,593      895,293       1.22         Yes        Yes         16,446                            0
  109      634,628      926,373      846,562       1.16         Yes        Yes         13,302                            0
  110      311,635      918,211      834,962       1.15         Yes        Yes         13,875                            0
  111      760,169    1,644,174    1,549,174       2.14         No          No         38,414                            0
  112      586,117      884,632      840,132       1.17         Yes        Yes         44,500                            0
  113      949,352    1,022,546      903,797       1.23         Yes        Yes         32,250                            0
  114      390,762      828,386      767,768       1.35         Yes        Yes          8,325                            0
  115      393,898      883,803      828,945       1.21         Yes        Yes          9,099                            0
  116      268,650      844,581      809,043       1.18         Yes        Yes          4,420                            0
  117      221,656      900,886      843,769       1.50         Yes        Yes         15,578                            0
  118      358,485      879,324      829,198       1.49         Yes        Yes          8,004                            0

  119      460,993    1,238,993    1,112,235       2.07         No          No         27,663                      138,315
  120      172,940      389,694      356,686       2.07         No          No         11,911                            0
  121                20,319,033   17,653,346       1.56         No          No      2,665,687                            0
 121.1   5,682,102    3,785,136    3,406,446                                          378,690
 121.2   8,887,233    4,493,231    3,958,012                                          535,219
 121.3   3,103,657    1,544,764    1,358,828                                          185,937
 121.4   8,969,335    4,357,065    3,824,009                                          533,056
 121.5  12,662,209    4,041,839    3,373,677                                          668,162
 121.6   7,018,594    2,096,998    1,732,374                                          364,624
  122      521,064      838,339      797,839       1.20         No         Yes         40,500                            0
  123    1,641,292    1,029,679      922,840       1.37         No          No        106,839                            0
  124      286,111    1,034,791      879,611       1.63         No          No         50,181                            0
  125      501,792      887,349      849,653       1.30         Yes         No         15,557                      260,000
  126    1,682,261      963,454      857,625       1.30         No          No        105,829                            0
  127                 1,156,232    1,021,842       1.25         Yes        Yes         44,798                            0
 127.1      72,204      238,714      191,464                                           15,750
 127.2      14,357       40,795       36,537                                            1,419
 127.3      61,508      140,279      118,576                                            7,235
 127.4      26,807       50,292       46,563                                            1,243
 127.5     123,967      226,037      213,333                                            4,235
 127.6      53,756      111,139      106,346                                            1,598
 127.7      63,184      180,794      156,574                                            8,073
 127.8      26,409       69,908       66,195                                            1,238
 127.9      72,144       98,274       86,254                                            4,007
  128      380,584      730,097      706,891       1.20         Yes        Yes          5,348                            0
  129      383,545      692,299      664,299       1.10         Yes        Yes         28,000                            0
  130      418,378    1,235,610    1,127,201       1.69         Yes        Yes         21,122                            0
  131      883,432      863,837      792,837       1.47         Yes        Yes         71,000                            0
  132    2,062,066    1,701,574    1,437,611       2.74         No          No         40,284                            0
  133      705,714    1,016,519      949,891       1.46         Yes        Yes         40,834                            0
  134      254,760      749,589      715,595       1.15         Yes         No          5,734                            0
  135      190,450      839,822      809,212       1.30         Yes        Yes          4,069                            0
  136    1,348,479    1,215,636    1,087,431       1.59         Yes        Yes        128,206                            0
  137      735,436      834,562      762,562       1.24         Yes        Yes         72,000  in Immediate Rep at Closing
  138      430,631      871,468      790,636       1.31         Yes        Yes         31,898                            0
  139      166,132      830,512      786,082       1.20         Yes        Yes          6,400
  140    1,838,900    1,102,524      858,262       1.40         Yes         No         57,339                            0
  141      591,705    1,214,184    1,114,508       1.91         No          No         32,901                            0
  142      204,106      764,443      728,230       1.24         Yes         No          7,542                            0
  143      509,781      627,847      591,347       1.15         Yes        Yes         36,500                            0
  144      596,551      706,796      669,296       1.17         Yes        Yes         37,500                       39,600
  145    1,922,598    1,069,486      935,486       1.99         No          No        134,000                            0
  146      717,790      765,534      705,534       1.17         Yes        Yes         60,000                       50,000
  147      253,809      700,752      669,773       1.15         Yes        Yes          4,753                            0
  148    1,694,437      927,214      822,348       1.39         Yes        Yes        104,866                            0
  149      531,765      700,585      640,658       1.12         Yes        Yes         17,134                            0
  150      265,440      750,453      698,195       1.21         No          No         21,233                            0
  151      353,212      741,666      685,688       1.21         No          No         27,583                            0
  152      153,244      644,360      618,187       1.09         Yes        Yes          6,047                            0
  153      301,679      732,288      695,150       1.20         Yes        Yes          8,616                            0
  154                   779,880      745,589       1.23         Yes        Yes         34,291                            0
 154.1     240,347      372,789      359,741                                           13,048
 154.2     197,375      276,514      264,550                                           11,964
 154.3     154,945      130,577      121,298                                            9,279
  155      847,310      746,484      673,433       1.22         Yes        Yes              0                      150,000
  156      751,382      647,265      601,765       1.20         Yes        Yes         45,500                            0
  157      116,191      718,596      689,769       1.21         Yes        Yes         10,273                            0
  158      401,322      727,875      672,233       1.24         Yes        Yes          8,296                            0
  159      539,610      904,942      856,814       1.58         Yes        Yes         10,688                            0
  160      233,768      703,806      653,586       1.30         Yes        Yes          8,370                            0
  161      378,580      631,970      603,920       1.15         Yes        Yes         28,050                            0
  162                   693,175      654,855       1.20         No          No         11,206                            0
 162.1     305,674      354,990      334,768                                            5,952
 162.2     294,872      338,185      320,087                                            5,254
  163       95,811      578,185      562,142       1.20         Yes        Yes          2,422                            0
  164      298,731      705,021      633,668       1.21         Yes        Yes         10,789                            0
  165                   852,885      827,995       1.50         Yes        Yes         24,880                            0
 165.1     117,650      212,924      206,016                                            6,908                            0
 165.2     115,200      210,200      203,266                                            6,754                            0
 165.3     156,043      429,941      418,723                                           11,218                            0
  166      495,514      607,479      568,279       1.16         Yes        Yes         39,200                            0
  167    2,343,989      874,665      745,919       1.47         Yes        Yes        128,746                            0
  168      559,509      639,484      579,303       1.12         Yes        Yes          9,455                       28,365
  169      271,676      694,053      627,502       1.28         Yes        Yes         13,224                            0
  170      426,672      624,571      594,571       1.18         Yes        Yes         30,000                            0
  171      360,931      626,957      598,957       1.29         Yes        Yes         28,000                            0
  172    1,917,702      900,317      787,596       1.39         Yes        Yes        112,721                            0
  173    1,661,450      622,335      622,335       1.61         Yes        Yes         62,000                      200,000
  174      177,394      583,960      563,065       1.19         Yes        Yes          4,785                            0
  175      443,631      755,988      752,308       2.04         No          No          3,680                            0
  176      126,313      474,035      472,459       1.19         Yes        Yes          1,576                            0
  177      374,774      528,116      521,616       1.11         Yes        Yes          6,500                            0
  178    1,207,259      903,591      819,157       1.51         Yes        Yes         84,434                            0
  179      182,340      569,811      544,361       1.22         Yes         No         22,616                            0
  180      110,424      512,396      490,530       1.36         Yes         No          4,110                            0
  181      135,968      555,704      504,713       1.18         Yes        Yes         25,720                            0
  183      363,120      566,429      538,179       1.15         Yes        Yes         28,250                            0
  184      242,004      668,573      619,014       1.42         Yes        Yes          8,913                            0
  185      170,342      542,974      511,450       1.20         No          No          6,600                            0
  186      340,286      559,843      546,039       1.32         Yes        Yes         13,804                            0
  187      196,620      506,948      481,788       1.39         Yes         No          4,535                            0
  188    1,274,912      746,194      649,811       1.55         Yes        Yes         29,192                            0
  189      189,070      547,827      493,634       1.19         Yes        Yes         20,760                            0
  190      374,264      544,624      502,338       1.21         Yes        Yes         11,744                            0
  191      998,253      888,549      862,299       2.02         Yes        Yes         26,250                       31,500
  192      361,060      474,439      456,713       1.40         Yes         No          1,651                            0
  193      138,354      525,249      497,694       1.22         Yes        Yes          3,616                            0
  194      194,923      548,897      533,747       1.34         Yes        Yes         15,150                            0
  195    1,690,125      752,579      654,870       1.54         Yes        Yes         97,708                            0
  196      396,753      423,195      406,435       1.06         Yes         No         16,760                            0
  197            0      735,534      735,534       1.00         No          No              0                            0
  198      753,800      596,316      519,516       1.34         Yes        Yes         76,800                            0
  199      219,951      480,178      455,187       1.20         Yes        Yes          3,354                            0
  200      282,787      430,217      417,459       1.31         No          No         12,759                            0
  201      104,239      522,831      486,505       1.24         Yes        Yes          4,338                            0
  202      528,362      703,977      594,577       1.30         Yes        Yes         15,006                       15,668
  203      219,470      533,728      484,056       1.30         Yes        Yes          9,934                            0
  204    1,479,283      625,879      541,672       1.25         Yes        Yes         84,206                            0
  205      126,730      504,719      480,698       1.31         Yes        Yes          3,246                            0
  206      164,518      421,303      407,110       1.15         No          No          3,051                            0
  207      766,734      602,422      565,422       1.96         No          No         37,000                            0
  208    1,257,308      679,577      605,081       1.70         Yes        Yes         74,496                            0
  209       14,250      460,749      458,567       1.28         No          No          2,183                            0
  210      472,365      486,910      473,222       1.36         No          No         13,689                      114,000
  211      560,523      543,871      519,871       1.45         Yes        Yes         24,000                            0
  212                   550,556      523,871       1.48         Yes        Yes         26,685                            0
 212.1     160,750      173,282      161,942                                           11,340
 212.2     178,388      377,274      361,929                                           15,345
  213    1,664,807      619,988      552,596       1.42         Yes        Yes         67,392                            0
  214      231,884      748,869      714,512       2.57         No          No          5,424                            0
  215      157,229      452,541      418,521       1.23         Yes        Yes          7,020                      132,475
  216      205,618      394,155      378,819       1.15         Yes        Yes         11,000                            0
  217      323,522      473,828      416,686       1.24         Yes        Yes         11,753                            0
  218      262,732      505,388      468,285       1.33         Yes        Yes          6,323                            0
  219       76,672      422,446      407,523       1.21         Yes        Yes          2,250                            0
  220      199,071      431,350      406,204       1.22         Yes        Yes          8,058                            0
  221    1,046,294      608,142      529,345       1.92         No          No         62,939                            0
  222       88,624      406,263      398,443       1.45         Yes        Yes          1,380                            0
  223      700,790      374,110      329,110       1.10         Yes        Yes         45,000                       56,385
  224        4,133      409,189      409,189       1.26         No          No              0                            0
  225    1,072,878      544,682      479,980       1.37         Yes        Yes         64,702                            0
  226    1,102,978      757,307      589,707       2.22         No          No         25,321                            0
  227      239,889      359,725      347,749       1.20         Yes        Yes         11,976                            0
  228      390,520      533,785      515,386       1.36         No          No         18,398                            0
  229      429,809      459,812      449,077       1.45         Yes         No         10,735                            0
  230      967,015      518,954      459,516       1.36         Yes        Yes         59,439                            0
  231      427,133      436,365      396,432       1.27         Yes        Yes          8,281                            0
  232      376,358      338,190      326,753       1.04         Yes         No         11,437                            0
  233      204,443      399,984      374,508       1.22         Yes        Yes          3,300                            0
  234      285,219      372,445      364,645       1.22         Yes        Yes          7,800                            0
  235      371,806      635,087      593,061       1.56         Yes         No          8,560                       50,458
  236      259,165      547,164      521,914       1.74         Yes        Yes         25,250                            0
  237      437,736      390,314      349,203       1.16         Yes        Yes         11,746                            0
  238      277,326      534,983      496,601       1.60         Yes        Yes          5,890                            0
  239      221,784      508,181      471,194       1.76         Yes         No          8,535                            0
  240      117,403      366,923      356,588       1.18         Yes        Yes          1,371                            0
  241      173,284      399,076      392,326       1.27         Yes        Yes          6,750                            0
  242      515,535      407,102      369,602       1.21         Yes        Yes         37,500                            0
  243      201,843      394,400      359,806       1.21         No          No         11,741                            0
  244      388,149      617,709      578,483       2.38         Yes        Yes          6,538                            0
  245        3,713      367,573      367,573       1.24         No          No              0                            0
  246      133,465      488,061      478,073       2.08         Yes        Yes          1,693                            0
  247      586,924      661,686      639,000       2.05         Yes        Yes         14,690                            0
  248       12,457      402,786      392,103       1.05         No          No          3,454                            0
  249      509,188      450,128      398,022       1.38         Yes        Yes         13,534                            0
  250       10,891      322,428      314,427       1.13         No          No          1,865                            0
  251    1,021,785      773,442      608,475       2.61         No          No         27,000                            0
  252      238,185      350,987      330,737       1.18         Yes        Yes         20,250                            0
  253      395,950      531,838      513,388       2.14         Yes        Yes         18,450                            0
  254       11,250      363,750      361,276       1.58         No          No          2,474                            0
  255      111,952      413,922      390,730       1.38         No          No          3,840                            0
  256      137,661      489,249      456,886       1.56         Yes        Yes          4,949                            0
  257        7,400      362,604      361,213       1.30         No          No          1,391                            0
  258       13,787      445,765      408,592       1.48         No          No         18,559                            0
  259      301,359      435,138      379,449       1.23         Yes        Yes         10,036                            0
  260      427,498      368,358      348,908       1.31         Yes         No         19,450                            0
  261       81,659      357,924      342,507       1.27         Yes        Yes          3,285                            0
  262      204,766      366,334      344,982       1.32         Yes        Yes         21,352                            0
  263      168,592      370,527      355,969       1.15         Yes        Yes          4,159                            0
  264      105,640      320,934      311,634       1.19         Yes        Yes          9,300                            0
  265            0      521,839      521,839       1.02         No          No              0                            0
  266      340,000      292,433      292,433       1.15         No          No              0                            0
  267      137,856      362,258      329,804       1.32         Yes        Yes          7,521                            0
  268            0      328,393      328,393       1.30         No          No              0                            0
  269      291,358      298,083      274,083       1.20         Yes         No         24,000                            0
  270                   340,880      337,739       1.27         No          No          3,140                            0
 270.1       5,565      179,949      178,317                                            1,632
 270.2       4,977      160,930      159,422                                            1,508
  271      183,515      307,366      301,888       1.24         Yes        Yes          5,478                            0
  272      715,785      501,456      451,685       1.53         Yes        Yes         49,771                            0
  273      228,485      310,777      283,752       1.18         Yes        Yes          5,281                            0
  274      207,427      345,023      339,004       1.44         No          No          6,019                            0
  275      142,640      367,660      341,905       1.22         Yes        Yes          3,778                            0
  276      511,298      452,255      405,602       1.58         Yes        Yes          6,721                            0
  277      275,226      312,844      290,844       1.24         Yes        Yes         22,000                            0
  278      150,502      298,721      285,221       1.25         Yes        Yes         13,500                            0
  279       15,114      336,814      295,882       1.26         No         Yes          8,748                            0
  280      701,380      503,820      455,611       1.64         Yes        Yes         48,208                            0
  281      205,661      294,924      288,774       1.20         Yes        Yes          6,150                            0
  282       11,834      382,624      349,120       1.40         No          No         17,885                            0
  283      180,540      292,133      283,403       1.24         Yes        Yes          8,730                            0
  284      300,282      275,879      265,368       1.20         No          No         10,511                            0
  285      122,924      326,017      269,614       1.21         Yes        Yes         14,839                            0
  286       83,821      290,954      263,394       1.21         Yes        Yes          3,764                            0
  287       81,102      272,360      260,568       1.20         Yes        Yes          4,106                       12,317
  288      109,430      275,365      262,048       1.20         Yes        Yes          3,013                            0
  289      130,907      288,075      271,595       1.24         Yes        Yes          4,709                            0
  290        2,638      261,142      261,142       1.24         No          No              0                            0
  291       21,446      514,692      495,844       2.36         No          No          4,916                            0
  292      343,368      302,599      287,649       1.37         Yes         No         14,950                            0
  293      189,088      274,572      266,309       1.27         Yes        Yes          8,262                            0
  294      158,307      292,789      269,357       1.25         Yes        Yes          4,000                            0
  295      338,683      432,671      422,488       2.01         Yes        Yes         10,183                            0
  296       14,384      465,082      436,061       1.02         No          No         14,226                            0
  297      182,740      286,836      265,461       1.24         Yes        Yes         21,375                            0
  298       63,579      264,577      241,126       1.18         No          No         12,276                            0
  299       77,455      221,396      216,446       1.08         Yes        Yes            990                            0
  300       85,945      300,720      287,041       1.39         Yes        Yes          2,513                            0
  301      245,563      204,311      195,592       1.01         No          No          8,719                            0
  302       52,825      254,499      237,546       1.20         Yes        Yes          3,225                            0
  303      163,672      296,378      287,824       1.37         Yes        Yes          8,555                            0
  304       62,765      379,488      350,766       1.59         Yes        Yes          5,400                            0
  305      113,950      262,924      246,512       1.28         Yes        Yes          2,929                            0
  306       87,640      239,094      231,363       1.23         Yes        Yes          1,497                            0
  307      120,488      250,440      234,025       1.25         Yes        Yes          3,312                            0
  308      182,022      302,398      282,244       1.51         No          No          3,384                            0
  309       93,049      296,675      255,220       1.35         Yes        Yes         18,525                            0
  310       73,405      415,842      380,995       2.08         No          No          8,700                            0
  311       66,343      243,055      227,383       1.22         Yes        Yes          2,333                            0
  312       59,161      233,353      221,074       1.22         Yes        Yes          4,200                            0
  313      103,012      246,066      217,926       1.24         Yes        Yes          4,629                            0
  314      157,274      236,617      228,341       1.26         Yes        Yes          8,276                            0
  315       82,819      297,633      281,140       1.66         Yes        Yes          2,889                            0
  316      124,335      236,976      228,627       1.30         Yes        Yes          8,349                            0
  317       10,500      339,510      339,060       1.95         No          No            450                            0
  318       32,252      298,403      292,552       1.43         No          No            900                            0
  319       94,972      226,654      208,113       1.27         No          No          4,875                            0
  320       82,004      211,543      196,532       1.20         No          No          3,750                            0
  321      241,373      209,149      197,868       1.20         Yes        Yes          2,114                            0
  322      181,329      209,081      201,341       1.24         Yes        Yes          7,740                            0
  323      420,968      363,293      329,574       1.88         Yes        Yes         15,227                            0
  324      189,426      226,823      213,856       1.30         Yes        Yes         12,968                       50,000
  325       18,083      428,634      383,498       1.84         Yes         No         16,433                      389,547
  326       79,381      206,865      193,151       1.26         Yes         No          6,602                            0
  327      170,877      224,916      204,074       1.30         Yes        Yes          4,426                            0
  328      169,968      248,063      233,431       1.50         Yes        Yes          3,854                            0
  329        1,912      189,259      189,259       1.22         No          No              0                            0
  330        1,800      178,168      178,168       1.37         No          No              0                            0
  331      250,970      217,371      198,471       1.27         Yes        Yes         18,900                            0
  332      227,111      201,785      189,777       1.29         No          No          2,475                            0
  333      133,109      202,644      185,144       1.25         Yes        Yes         17,500                            0
  334        4,988      161,263      161,263       1.11         No          No              0                            0
  335       74,454      209,607      184,452       1.25         Yes        Yes          8,031                            0
  336       79,989      198,217      184,538       1.27         Yes        Yes          1,945                            0
  337        9,779      255,433      248,999       1.78         Yes        Yes          1,280                            0
  338       92,552      249,877      226,084       1.61         Yes        Yes          6,735                            0
  339       19,271      208,943      207,581       1.48         Yes        Yes            214                            0
  340      177,166      194,828      189,645       1.37         Yes        Yes          5,184                            0
  341       69,799      182,450      170,352       1.20         Yes        Yes          2,820                            0
  342      110,099      199,903      181,283       1.29         No          No          8,024
  343      147,954      489,240      468,358       2.83         Yes        Yes          2,400                            0
  344       95,810      194,928      183,259       1.31         Yes        Yes          1,917                            0
  345       28,564      174,334      166,653       1.22         Yes         No            950                            0
  346      101,892      179,498      175,048       1.27         Yes        Yes          4,450                            0
  347      170,931      361,239      353,239       2.63         Yes        Yes          8,000                            0
  348        7,666      247,865      239,891       1.81         No          No          1,659                            0
  349      176,316      169,582      161,533       1.22         Yes        Yes          8,049                            0
  350       31,459      173,597      167,649       1.27         Yes        Yes            777                            0
  351      128,952      177,802      164,859       1.29         Yes        Yes          2,244                            0
  352        7,281      235,430      227,701       1.81         No          No          1,677                            0
  353       54,729      160,989      151,740       1.21         Yes        Yes          1,281                            0
  354       65,624      153,962      141,370       1.21         Yes        Yes          2,945                            0
  355      107,549      161,822      155,699       1.28         Yes        Yes          6,124                            0
  356       54,208      243,725      230,737       2.01         Yes        Yes          2,100                            0
  357      202,462      178,987      149,599       1.31         Yes        Yes          6,490                            0
  358      234,956      161,484      138,984       1.16         Yes        Yes         22,500                            0
  359       59,717      171,267      154,971       1.38         Yes        Yes          4,971                            0
  360      120,946      138,326      132,192       1.18         Yes        Yes          6,134                            0
  361      164,882      161,584      151,144       1.36         Yes        Yes         10,440                            0
  362       63,009      146,236      137,271       1.31         Yes        Yes          3,533                            0
  363      135,724      141,409      136,381       1.23         Yes        Yes          5,029                            0
  364       57,365      136,154      128,154       1.21         Yes        Yes          8,000                            0
  365       58,624      167,491      159,622       1.59         Yes        Yes          1,533                            0
  367      118,804      123,552      113,052       1.15         Yes        Yes         10,500                        7,875
  368       43,554      114,034      107,442       1.19         Yes        Yes          1,736                            0
  369                   126,652      122,531       1.31         Yes        Yes          4,122                            0
 369.1      29,708       70,477       68,418                                            2,059
 369.2      32,142       56,175       54,113                                            2,063
  370      162,458      457,634      389,688       4.33         No          No          7,908                            0
  371       58,563      136,849      132,420       1.33         Yes        Yes          1,022                            0
  372      155,973      133,860      123,804       1.29         Yes        Yes          2,285                            0
  373      113,625      121,933      117,801       1.30         Yes        Yes          4,133                            0
  374       75,339      116,129      107,729       1.26         Yes        Yes          8,400                            0
  375       26,965      118,753      109,554       1.24         Yes        Yes          1,438                            0
  376       87,985      140,444      134,174       1.37         No          No          6,270                            0
  377       81,883      129,726      119,001       1.37         Yes        Yes          2,300                            0
  378       21,396      108,486      104,286       1.21         Yes        Yes            700                            0
  379        3,144      101,670       98,946       1.24         Yes         No            528                            0
  380       75,975      117,657      108,580       1.35         Yes        Yes          9,077                            0

  6b                                          1.17 (Note 9)

          ESCROWED                          ESCROWED
        REPLACEMENT              ESCROWED     TI/LC
          RESERVES      U/W        TI/LC    RESERVES
          CURRENT      ANNUAL    RESERVES    CURRENT
 LOAN      ANNUAL      TI/LC      INITIAL    ANNUAL    HOLDBACK                     HOLDBACK                 LOAN
NUMBER    DEPOSIT     RESERVES    DEPOSIT    DEPOSIT    AMOUNT                    DESCRIPTION               NUMBER
------------------------------------------------------------------------------------------------------------------

   1      321,817    3,900,203           0         0                                                           1
   2            0            0           0         0                                                           2
  2.1                        0                                                                                2.1
  2.2                        0                                                                                2.2
  2.3                        0                                                                                2.3
  2.4                        0                                                                                2.4
   3            0    2,138,674           0         0                                                           3

   4            0      272,471           0         0                                                           4
   5            0      347,517           0         0                                                           5
   6            0      798,954           0         0                                                           6
   7            0          NAP         NAP       NAP                                                           7
   8            0          NAP         NAP       NAP                                                           8
   9            0            0           0         0                                                           9
  9.1                        0                                                                                9.1
  9.2                        0                                                                                9.2
  9.3                        0                                                                                9.3
  9.4                        0                                                                                9.4
  9.5                        0                                                                                9.5
  9.6                        0                                                                                9.6
  9.7                        0                                                                                9.7
  9.8                        0                                                                                9.8
  9.9                        0                                                                                9.9
 9.10                        0                                                                                9.10
 9.11                        0                                                                                9.11
 9.12                        0                                                                                9.12
 9.13                        0                                                                                9.13
 9.14                        0                                                                                9.14
 9.15                        0                                                                                9.15
  10            0            0           0         0                                                           10
 10.1                        0                                                                                10.1
 10.2                        0                                                                                10.2
 10.3                        0                                                                                10.3
 10.4                        0                                                                                10.4
 10.5                        0                                                                                10.5
 10.6                        0                                                                                10.6
 10.7                        0                                                                                10.7
 10.8                        0                                                                                10.8
 10.9                        0                                                                                10.9
 10.10                       0                                                                               10.10
 10.11                       0                                                                               10.11
 10.12                       0                                                                               10.12
 10.13                       0                                                                               10.13
 10.14                       0                                                                               10.14
 10.15                       0                                                                               10.15
 10.16                       0                                                                               10.16
 10.17                       0                                                                               10.17
 10.18                       0                                                                               10.18
 10.19                       0                                                                               10.19
 10.20                       0                                                                               10.20
  11            0      453,823           0         0                                                           11
  12       57,446            0   7,200,000         0                                                           12
  13            0          NAP         NAP       NAP                                                           13
  14       67,728      377,853   7,480,000   337,476                                                           14
  15            0          NAP         NAP       NAP                                                           15
  16       50,739      135,400  25,000,000   100,000                                                           16
  17            0          NAP         NAP       NAP                                                           17
  18            0      309,735           0         0                                                           18
  19       65,538      383,428           0    90,793                                                           19
 19.1                   28,629                                                                                19.1
 19.2                   33,742                                                                                19.2
 19.3                   12,781                                                                                19.3
 19.4                   13,292                                                                                19.4
 19.5                   10,736                                                                                19.5
 19.6                    9,202                                                                                19.6
 19.7                   11,247                                                                                19.7
 19.8                   25,051                                                                                19.8
 19.9                   58,281                                                                                19.9
 19.10                  24,028                                                                               19.10
 19.11                 117,073                                                                               19.11
 19.12                  39,365                                                                               19.12
  20            0      230,600           0         0                                                           20
  21            0       38,672           0    38,676                                                           21
  22            0            0           0         0                                                           22
  23            0      254,606     203,232         0                                                           23
  24       54,600          NAP         NAP       NAP                                                           24
  25       51,108      369,424   2,500,000         0                                                           25
  26            0      154,451           0         0                                                           26
  27       86,100          NAP         NAP       NAP                                                           27
  28            0      243,008           0         0                                                           28
  29       29,537       51,996   1,067,225    50,000                                                           29
  30       42,701      173,757           0   250,000                                                           30
  31       73,200          NAP         NAP       NAP  7,115,284  Debt Service Reserve and Earnout Holdback     31
  32       46,380            0   1,000,000         0                                                           32
 32.1                        0                                                                                32.1
 32.2                        0                                                                                32.2
 32.3                        0                                                                                32.3
 32.4                        0                                                                                32.4
 32.5                        0                                                                                32.5
 32.6                        0                                                                                32.6
 32.7                        0                                                                                32.7
 32.8                        0                                                                                32.8
 32.9                        0                                                                                32.9
 32.10                       0                                                                               32.10
 32.11                       0                                                                               32.11
 32.12                       0                                                                               32.12
  33       73,174      332,688           0   333,306                                                           33
  34       24,962      103,524           0         0  2,386,000                      Debt Service Holdback     34
  35       30,408          NAP         NAP       NAP                                                           35
  36      369,248          NAP         NAP       NAP                                                           36
  37            0      153,213           0         0                                                           37
  38       60,805      106,016           0   218,901  1,600,000                      Debt Service Holdback     38
  39      744,706          NAP         NAP       NAP                                                           39
  40            0      143,220           0         0                                                           40
  41       44,568      131,461     750,000   193,772                                                           41
  42       50,234      228,354   4,064,831         0                                                           42
  43            0          NAP         NAP       NAP                                                           43

  44       21,783       96,168           0         0                                                           44
  45        8,177       27,878           0         0                                                           45
  46            0          NAP         NAP       NAP                                                           46
  47       61,944          NAP         NAP       NAP                                                           47
  48       45,204      150,673     650,000   151,740                                                           48
  49       22,596       56,489           0    56,489                                                           49
  50            0      136,986           0         0                                                           50
  51            0      383,117           0         0                                                           51
  52       42,948       39,226   1,150,000         0    614,364                    Rent Abatement Holdback     52
  53       84,504          NAP         NAP       NAP                                                           53
  54        3,408        4,015           0         0                                                           54
  55       17,644       28,296           0         0                                                           55
  56       90,200          NAP         NAP       NAP                                                           56
  57            0       74,558           0         0                                                           57
  58      264,648          NAP         NAP       NAP                                                           58
 58.1                      NAP                                                                                58.1
 58.2                      NAP                                                                                58.2
  59            0          NAP         NAP       NAP                                                           59
  60       34,944      136,288     600,000         0                                                           60
  61       40,728          NAP         NAP       NAP                                                           61
  62       23,916      119,530           0   119,532                                                           62
  63       49,728          NAP         NAP       NAP                                                           63
  64       35,508       89,865           0    44,388                                                           64
  65            0       30,707           0         0                                                           65
  66       59,500          NAP         NAP       NAP                                                           66
  67            0       49,095           0         0                                                           67
  68            0       68,043           0         0  2,272,000                           Partial Guaranty     68
  69       14,633      104,944      92,580         0                                                           69
  70            0       74,001     148,008         0  1,400,000                           Holdback Reserve     70
  71       13,318       28,411     727,863    28,411                                                           71
  72      132,955          NAP         NAP       NAP                                                           72
  73      159,841          NAP         NAP       NAP                                                           73
  74      215,795          NAP         NAP       NAP                                                           74
 74.1                      NAP                                                                                74.1
 74.2                      NAP                                                                                74.2
  75       30,638      194,533      50,000         0                                                           75
  76       14,396       54,126           0    54,614                                                           76
  77       17,432       56,001     900,000    50,000                                                           77
  78       32,268      127,265     913,620   127,452                                                           78
  79      140,928          NAP         NAP       NAP                                                           79
  80       47,000          NAP         NAP       NAP                                                           80
  81            0      179,012           0         0                                                           81
  82        4,456       33,129           0    50,000                                                           82
  83       59,592      222,307     117,140   200,004                                                           83
  84       45,292      141,749     300,000         0                                                           84
 84.1                   12,525                                                                                84.1
 84.2                   15,732                                                                                84.2
 84.3                  113,492                                                                                84.3
  85            0       83,262     232,056         0                                                           85
  86       12,276          NAP         NAP       NAP  1,250,000                        Earnout Escrow (LOC)    86

  87        9,120          NAP         NAP       NAP    390,000                             Earnout Escrow     87
  88        7,428          NAP         NAP       NAP    320,000                             Earnout Escrow     88
  89       22,967       76,886           0    61,245                                                           89
 89.1                    7,700                                                                                89.1
 89.2                    5,650                                                                                89.2
 89.3                    8,000                                                                                89.3
 89.4                    7,682                                                                                89.4
 89.5                    2,256                                                                                89.5
 89.6                   11,068                                                                                89.6
 89.7                    2,408                                                                                89.7
 89.8                   10,000                                                                                89.8
 89.9                    6,076                                                                                89.9
 89.10                  12,418                                                                               89.10
 89.11                   3,628                                                                               89.11
  90       12,100       56,762           0         0                                                           90
  91            0          NAP         NAP       NAP                                                           91
  92       66,600          NAP         NAP       NAP                                                           92
  93       27,900       46,126           0    25,000                                                           93
  94       11,010       61,485           0         0                                                           94
  95            0       52,639     250,000         0                                                           95
  96       13,017       43,317           0    30,000                                                           96
  97       21,024       50,058     250,000         0                                                           97
  98            0            0           0         0  1,920,000                   Expansion Space Holdback     98
  99       31,800          NAP         NAP       NAP    600,000                             Earnout Escrow     99
  100           0       89,478     250,000         0                                                          100
  101     140,391          NAP         NAP       NAP                                                          101
  102           0          NAP         NAP       NAP                                                          102
  103           0       29,369           0         0                                                          103
  104           0          NAP         NAP       NAP                                                          104
 104.1                     NAP                                                                               104.1
 104.2                     NAP                                                                               104.2
 104.3                     NAP                                                                               104.3
 104.4                     NAP                                                                               104.4
  105           0       46,024           0         0                                                          105
  106      11,813          NAP         NAP       NAP                                                          106
  107      26,400          NAP         NAP       NAP                                                          107
  108      16,446       43,855           0    43,855                                                          108
  109      13,308       66,509           0    66,516                                                          109
  110      13,884       69,374           0         0                                                          110
  111           0       56,586           0         0                                                          111
  112      44,500          NAP         NAP       NAP                                                          112
  113      32,166       86,499     200,000    74,422                                                          113
  114           0       52,292           0         0                                                          114
  115       9,099       45,758           0    48,014                                                          115
  116       4,420       31,118           0    29,467                                                          116
  117           0       41,540           0         0                                                          117
  118           0       42,122           0         0                                                          118

  119           0       99,095     415,000         0                                                          119
  120           0       21,097           0         0                                                          120
  121           0          NAP         NAP       NAP                                                          121
 121.1                     NAP                                                                               121.1
 121.2                     NAP                                                                               121.2
 121.3                     NAP                                                                               121.3
 121.4                     NAP                                                                               121.4
 121.5                     NAP                                                                               121.5
 121.6                     NAP                                                                               121.6
  122      40,500          NAP         NAP       NAP                                                          122
  123      80,129          NAP         NAP       NAP                                                          123
  124           0      104,999           0         0                                                          124
  125      15,557       22,139     100,000    50,000                                                          125
  126      79,222          NAP         NAP       NAP                                                          126
  127      44,796       89,596     250,000         0    200,000                       Performance Holdback    127
 127.1                  31,500                                                                               127.1
 127.2                   2,838                                                                               127.2
 127.3                  14,470                                                                               127.3
 127.4                   2,486                                                                               127.4
 127.5                   8,470                                                                               127.5
 127.6                   3,196                                                                               127.6
 127.7                  16,146                                                                               127.7
 127.8                   2,476                                                                               127.8
 127.9                   8,014                                                                               127.9
  128           0       17,858           0         0  1,040,000                           Letter of Credit    128
  129      28,000          NAP         NAP       NAP    450,000                       Performance Holdback    129
  130      21,286       87,287           0    87,080                                                          130
  131           0          NAP         NAP       NAP                                                          131
  132           0      223,680           0         0                                                          132
  133      40,834       25,794           0    15,000                                                          133
  134      11,468       28,260      51,000    30,000                                                          134
  135       4,069       26,541           0         0                                                          135
  136     146,967          NAP         NAP       NAP                                                          136
  137      72,000          NAP         NAP       NAP                                                          137
  138      14,470       48,934           0         0                                                          138
  139       6,400       38,030           0    38,030                                                          139
  140      57,339      186,924           0         0                                                          140
  141      32,901       66,773           0         0                                                          141
  142       7,542       28,671           0    25,000                                                          142
  143      36,500          NAP         NAP       NAP  1,100,000                      Debt Service Holdback    143
  144      37,500          NAP         NAP       NAP                                                          144
  145           0          NAP         NAP       NAP                                                          145
  146      60,250          NAP         NAP       NAP                                                          146
  147       4,753       26,227           0    26,227                                                          147
  148     104,866          NAP         NAP       NAP                                                          148
  149      17,124       42,793           0    42,804                                                          149
  150      21,233       31,025           0    50,000                                                          150
  151      27,650       28,395           0    15,000                                                          151
  152       6,048       20,126           0    22,680                                                          152
  153       5,744       28,522           0         0                                                          153
  154      34,291          NAP         NAP       NAP                                                          154
 154.1                     NAP                                                                               154.1
 154.2                     NAP                                                                               154.2
 154.3                     NAP                                                                               154.3
  155           0       73,051     335,000    74,396                                                          155
  156      45,500          NAP         NAP       NAP                                                          156
  157      10,284       18,544           0    27,578                                                          157
  158       8,296       47,346     326,525    30,000                                                          158
  159           0       37,440   2,000,000         0                                                          159
  160       8,215       41,850           0    41,075  1,000,000                       Performance Holdback    160
  161      28,050          NAP         NAP       NAP                                                          161
  162      11,206       27,114           0         0                                                          162
 162.1                  14,270                                                                               162.1
 162.2                  12,844                                                                               162.2
  163       2,424       13,621           0     9,696    250,107                       Debt Service Reserve    163
  164      10,789       60,564           0    54,000                                                          164
  165      24,879          NAP         NAP       NAP                                                          165
 165.1                     NAP                                                                               165.1
 165.2                     NAP                                                                               165.2
 165.3                     NAP                                                                               165.3
  166      39,204          NAP         NAP       NAP                                                          166
  167     125,870          NAP         NAP       NAP                                                          167
  168           0       50,726     133,455         0                                                          168
  169      13,232       53,327           0    50,281                                                          169
  170      30,000          NAP         NAP       NAP                                                          170
  171      28,000          NAP         NAP       NAP                                                          171
  172     109,850          NAP         NAP       NAP                                                          172
  173     343,636          NAP         NAP       NAP                                                          173
  174       4,785       16,110           0    15,950                                                          174
  175           0            0           0         0                                                          175
  176       1,596            0           0         0                                                          176
  177       6,504          NAP         NAP       NAP                                                          177
  178      82,666          NAP         NAP       NAP                                                          178
  179      22,616        2,834           0         0                                                          179
  180       4,110       17,756      75,000         0                                                          180
  181      25,720       25,271           0         0                                                          181
  183      28,250          NAP         NAP       NAP                                                          183
  184      11,029       40,646           0    45,678                                                          184
  185       6,600       24,924           0    20,000                                                          185
  186      13,812          NAP         NAP       NAP                                                          186
  187       4,535       20,624      50,000    22,500                                                          187
  188      29,192       67,191           0    50,000                                                          188
  189      20,760       33,433           0         0                                                          189
  190      11,744       30,543           0    30,543                                                          190
  191      31,500          NAP         NAP       NAP                                                          191
  192       1,611       16,075           0    16,150                                                          192
  193       3,616       23,939           0    24,105                                                          193
  194      15,150          NAP         NAP       NAP                                                          194
  195      97,708          NAP         NAP       NAP                                                          195
  196      16,764          NAP         NAP       NAP    700,000                             Earnout Escrow    196
  197           0            0           0         0                                                          197
  198      76,800          NAP         NAP       NAP                                                          198
  199       3,354       21,638           0    22,486    500,000                      Debt Service Holdback    199
  200      12,756          NAP         NAP       NAP                                                          200
  201       4,338       31,988           0    36,000                                                          201
  202      14,388       94,394      33,479    65,976                                                          202
  203     119,208       39,737           0         0                                                          203
  204      84,206          NAP         NAP       NAP                                                          204
  205       3,245       20,775      75,168         0    169,600                         Income/TI Guaranty    205
  206       3,051       11,142           0    11,391                                                          206
  207           0          NAP         NAP       NAP                                                          207
  208      74,496          NAP         NAP       NAP                                                          208
  209           0            0           0         0                                                          209
  210      13,692          NAP         NAP       NAP                                                          210
  211      24,000          NAP         NAP       NAP                                                          211
  212      26,685          NAP         NAP       NAP                                                          212
 212.1                     NAP                                                                               212.1
 212.2                     NAP                                                                               212.2
  213      67,392          NAP         NAP       NAP                                                          213
  214           0       28,933           0         0                                                          214
  215           0       27,000     100,000    25,000                                                          215
  216      11,808        4,336           0     4,344                                                          216
  217      11,753       45,389           0    45,389                                                          217
  218       6,323       30,781           0    30,781                                                          218
  219       2,250       12,673           0    11,250                                                          219
  220      17,727       17,088           0    17,088                                                          220
  221           0       15,858           0         0                                                          221
  222       1,380        6,440           0         0                                                          222
  223      42,288          NAP         NAP       NAP                                                          223
  224           0            0           0         0                                                          224
  225           0          NAP         NAP       NAP                                                          225
  226           0      142,279           0         0                                                          226
  227      11,976          NAP         NAP       NAP    325,000              Property Performance Holdback    227
  228           0          NAP         NAP       NAP                                                          228
  229      10,740          NAP         NAP       NAP                                                          229
  230      63,006          NAP         NAP       NAP                                                          230
  231       7,887       31,652           0    31,548                                                          231
  232      11,436          NAP         NAP       NAP    300,000                             Earnout Escrow    232
  233       3,391       22,146           0         0                                                          233
  234       7,800          NAP         NAP       NAP                                                          234
  235       8,560       33,467     869,869    28,376                                                          235
  236           0          NAP         NAP       NAP                                                          236
  237      11,748       29,365           0    29,376                                                          237
  238       5,890       32,492           0         0                                                          238
  239       8,535       28,452     300,000         0                                                          239
  240       1,380        8,964      11,470     9,144                                                          240
  241       6,731          NAP         NAP       NAP                                                          241
  242      37,500          NAP         NAP       NAP                                                          242
  243      11,741       22,853           0         0                                                          243
  244       6,538       32,688           0         0                                                          244
  245           0            0           0         0                                                          245
  246           0        8,295           0         0                                                          246
  247      14,690        7,996         NAP       NAP                                                          247
  248           0        7,228           0         0                                                          248
  249           0       38,572           0         0                                                          249
  250       1,865        6,135      20,726         0                                                          250
  251           0      137,967           0         0                                                          251
  252      20,256          NAP         NAP       NAP                                                          252
  253           0          NAP         NAP       NAP                                                          253
  254           0            0           0         0                                                          254
  255           0       19,353           0         0                                                          255
  256           0       27,414           0         0                                                          256
  257           0            0           0         0                                                          257
  258           0       18,615           0         0                                                          258
  259           0       45,654           0         0                                                          259
  260      19,450          NAP         NAP       NAP                                                          260
  261       3,285       12,132           0         0                                                          261
  262      21,401          NAP         NAP       NAP                                                          262
  263           0       10,398           0    10,398                                                          263
  264       9,300          NAP         NAP       NAP     20,000                       Performance Holdback    264
  265           0            0           0         0                                                          265
  266           0            0           0         0                                                          266
  267       7,521       24,933           0    24,933                                                          267
  268           0            0           0         0                                                          268
  269      24,000          NAP         NAP       NAP                                                          269
  270           0            0           0         0                                                          270
 270.1                       0                                                                               270.1
 270.2                       0                                                                               270.2
  271       5,478          NAP         NAP       NAP                                                          271
  272      49,771          NAP         NAP       NAP                                                          272
  273       4,659       21,744           0    21,744                                                          273
  274       6,024          NAP         NAP       NAP                                                          274
  275       3,780       21,976      10,000         0                                                          275
  276       6,721       39,931           0    39,931                                                          276
  277      22,000          NAP         NAP       NAP                                                          277
  278      13,500          NAP         NAP       NAP                                                          278
  279       8,748       32,184           0    30,000                                                          279
  280      87,814          NAP         NAP       NAP                                                          280
  281       6,150          NAP         NAP       NAP                                                          281
  282           0       15,619           0    17,000                                                          282
  283       8,730          NAP         NAP       NAP                                                          283
  284      10,512          NAP         NAP       NAP                                                          284
  285      14,839       41,564           0    41,564                                                          285
  286       3,764       23,796           0    12,000                                                          286
  287           0        7,685      37,563         0                                                          287
  288       3,418       10,304           0    25,000                                                          288
  289       4,709       11,772           0    11,772    100,000                       Performance Holdback    289
  290           0            0           0         0                                                          290
  291           0       13,932           0         0                                                          291
  292      14,950          NAP         NAP       NAP                                                          292
  293       8,268          NAP         NAP       NAP                                                          293
  294       4,000       19,433           0         0                                                          294
  295      10,188          NAP         NAP       NAP                                                          295
  296           0       14,795           0         0                                                          296
  297      21,375          NAP         NAP       NAP                                                          297
  298      11,176       11,176      35,000     7,365                                                          298
  299         996        3,960           0         0                                                          299
  300       2,513       11,166           0    11,166                                                          300
  301       8,724          NAP         NAP       NAP    447,000                        Earnout Escrow (LOC)   301
  302           0       13,728           0    13,728                                                          302
  303       8,556          NAP         NAP       NAP                                                          303
  304       5,400       23,323           0    23,323                                                          304
  305       2,929       13,484           0    13,428                                                          305
  306       1,497        6,234           0     6,289                                                          306
  307       3,312       13,103           0    13,103     55,000                       Performance Holdback    307
  308           0       16,770           0         0     50,000                       Performance Holdback    308
  309      18,525       22,929           0    22,929                                                          309
  310           0       26,147           0         0                                                          310
  311       2,333       13,339           0         0                                                          311
  312           0        8,079           0         0                                                          312
  313       4,629       23,511           0    23,454                                                          313
  314       8,276          NAP         NAP       NAP                                                          314
  315           0       13,605           0         0                                                          315
  316       8,349          NAP         NAP       NAP                                                          316
  317           0            0           0         0                                                          317
  318           0        4,951           0         0                                                          318
  319       4,872       13,666           0    15,000                                                          319
  320       3,750       11,261           0    11,250                                                          320
  321       2,114        9,167           0    10,746                                                          321
  322       7,740          NAP         NAP       NAP    300,000                           Lease-Up Reserve    322
  323      15,239       18,492         NAP     2,500                                                          323
  324           0          NAP         NAP       NAP                                                          324
  325      10,955       28,703           0         0                                                          325
  326           0        7,111           0         0                                                          326
  327       4,426       16,416      40,000    16,416                                                          327
  328           0       10,778           0         0                                                          328
  329           0            0           0         0                                                          329
  330           0          NAP         NAP       NAP                                                          330
  331      18,900          NAP         NAP       NAP                                                          331
  332       2,475        9,533           0     9,533                                                          332
  333      17,500          NAP         NAP       NAP                                                          333
  334           0          NAP         NAP       NAP                                                          334
  335       8,031       17,124           0    17,124                                                          335
  336       1,945       11,733      10,000    11,732                                                          336
  337           0        5,155           0         0                                                          337
  338       6,735       17,059           0    17,059                                                          338
  339         218        1,148           0     1,148                                                          339
  340       5,184          NAP         NAP       NAP                                                          340
  341       2,820        9,278           0     9,187                                                          341
  342           0       10,596           0    20,000                                                          342
  343           0       18,482           0         0                                                          343
  344       1,917        9,752      20,000         0                                                          344
  345         950        6,732           0         0                                                          345
  346       4,450          NAP         NAP       NAP                                                          346
  347           0          NAP         NAP       NAP                                                          347
  348           0        6,315           0         0                                                          348
  349       8,052          NAP         NAP       NAP                                                          349
  350           0        5,170           0     5,170                                                          350
  351           0       10,698           0         0                                                          351
  352           0        6,053           0         0                                                          352
  353       2,500        7,967           0     5,000                                                          353
  354       2,945        9,647           0     9,595                                                          354
  355       6,124          NAP         NAP       NAP                                                          355
  356       2,100       10,888           0    10,888                                                          356
  357       6,490       22,899      50,000    22,899                                                          357
  358      22,500          NAP         NAP       NAP                                                          358
  359       4,971       11,325           0    11,325                                                          359
  360       6,134          NAP         NAP       NAP                                                          360
  361      10,440          NAP         NAP       NAP                                                          361
  362       3,533        5,432           0    10,989                                                          362
  363       5,029          NAP         NAP       NAP                                                          363
  364       8,000          NAP         NAP       NAP                                                          364
  365       1,533        6,336           0     8,278                                                          365
  367      10,500          NAP         NAP       NAP                                                          367
  368       1,736        4,856           0     5,712                                                          368
  369       4,122          NAP         NAP       NAP                                                          369
 369.1                     NAP                                                                               369.1
 369.2                     NAP                                                                               369.2
  370           0       60,039           0         0                                                          370
  371       1,022        3,408           0     3,408                                                          371
  372       2,285        7,770           0     7,831                                                          372
  373       4,133          NAP         NAP       NAP                                                          373
  374       8,400          NAP         NAP       NAP                                                          374
  375       1,438        7,762           0     7,762                                                          375
  376           0          NAP         NAP       NAP                                                          376
  377       2,300        8,425           0     8,367                                                          377
  378         700        3,500           0     3,500                                                          378
  379           0        2,195      10,000         0                                                          379
  380       9,077          NAP         NAP       NAP                                                          380

  6b                                                                                                          6b

                      LOAN
 LOAN     MORTGAGE    GROUP
NUMBER  LOAN SELLER  NUMBER                     LOAN / PROPERTY NAME
-----------------------------------------------------------------------------------

  8        GACC         2    Riverton Apartments
  17       GACC         2    Santa Palmia Apartments
  21       GACC         2    One East Delaware
  24       GACC         2    Victoria Place Apartments
  27       GACC         2    Foxfire Apartments
  31       GACC         2    Westbury at Lake Brandon Apartments
  35       GACC         2    Locust on the Park
  43       GACC         2    Top of the Hill
  46        CGM         2    Greenbrier Apartments
  47       GACC         2    Morning View Terrace
  53        PNC         2    Equinox on the Park Apartment Homes
  56      LaSalle       1    Mesa Spirit Park Model & RV Resort
  61       GACC         2    Wiener - Joralemon Street
  63       GACC         2    Terrace Gardens
  66      LaSalle       2    Quail Ridge Apartments
  80        CGM         2    Stonegate Apartments
  91      LaSalle       2    Old Bridge Rotary Senior Housing
  92        CGM         2    Copper Beech
  99        RBC         2    Presidio  Apartments
 102        CGM         2    Park Wilshire Apartment Homes
 104      LaSalle       2    Morgantown Multifamily Portfolio
104.1                   2    Morgantown Multifamily Portfolio - Copperfield Court
104.2                   2    Morgantown Multifamily Portfolio - Courtyard East
104.3                   2    Morgantown Multifamily Portfolio - Courtyard West
104.4                   2    Morgantown Multifamily Portfolio - Grapevine Village
 107        RBC         2    Door Creek Apartments
 112      LaSalle       2    Vernon Marsh - Clover Village
 122        PNC         2    Legacy Senior Apartments
 129      LaSalle       2    Prairie Vista I & II
 131      LaSalle       2    Overlook Apartments
 137        PNC         2    Autumn Park Apartment Homes
 143        CGM         2    Barclay Village Apartments
 144      LaSalle       2    Villa Tree
 145      LaSalle       2    Arborstone Apartments
 146      LaSalle       2    Kingshill Court Apartments
 156        CGM         2    Oaks of Westchase Apartments
 161        CGM         2    University Court Apartments
 166        RBC         2    Lake Ridge Apartments
 170      LaSalle       2    White Bluff - Clover Village
 171        PNC         2    Crown Ridge Apartments
 173        RBC         2    Auburn Commons
 175        CGM         2    118 Madison Avenue
 176       GACC         1    29 Prince Street
 177       GACC         2    Cresmont Loft Apartment
 183      LaSalle       2    Lackawanna Senior Housing
 191        PNC         2    Edmond Mansions
 194      LaSalle       2    Ramp Creek
 198        PNC         2    Park Place Apartments - Manhattan
 207        CGM         2    Highland Park Club Apartments
 211      LaSalle       1    Blackhawk RV Resort
 216       GACC         2    Mirabella Apartments
 223       GACC         2    Whisperwood Apartments
 234        RBC         2    Parkside Village Mobile Home Park
 236      LaSalle       2    Bridge Square Apartments
 242      LaSalle       2    The Greens Apartments
 253      LaSalle       2    Hickory Hills Manor
 252       GACC         2    Tukwila Apartments
 260      LaSalle       2    Centennial Farms MHC
 264      LaSalle       2    Village Creek Apartments
 269       GACC         2    Sedgefield Downs
 277      LaSalle       2    Winslow Place Apartments
 278      LaSalle       2    Woodland South Apartments
 281      LaSalle       2    Gibson & Heritage MHCs
 292      LaSalle       2    Walnut Ridge MHC
 297      LaSalle       2    Town & Country Apartments
 331      LaSalle       2    Amber Apartments
 333      LaSalle       2    Brighton Park Apartments
 346      LaSalle       2    Belle Grove MHP
 347      LaSalle       2    Blue Sky MHP
 358        PNC         2    Gardens at Pryor Creek
 361      LaSalle       2    Fountain Spring Apartments
 364      LaSalle       2    Springdale Apartments
 367       GACC         2    Kempwood Place Townhomes
 374      LaSalle       2    Continental Apartments

 LOAN
NUMBER                                            PROPERTY ADDRESS                                         CITY       STATE
---------------------------------------------------------------------------------------------------------------------------

  8     2171-2200 Madison Avenue, 2225-2265 Fifth Avenue, 10 East 138th Street, 45 East 135th Street  New York        NY
  17    150 Palm Valley Boulevard                                                                     San Jose        CA
  21    1 East Delaware Place                                                                         Chicago         IL
  24    12612 Victoria Place Circle                                                                   Orlando         FL
  27    8711-8779 Contee Road                                                                         Laurel          MD
  31    1210 Westbury Pointe Drive                                                                    Brandon         FL
  35    201 South 25th Street                                                                         Philadelphia    PA
  43    2101 Prior Road                                                                               Wilmington      DE
  46    100 Willow Oak Drive                                                                          Columbia        SC
  47    439-441, 443-449, 451-455, and 457-459 West El Norte Parkway                                  Escondido       CA
  53    6200 North Shiloh Road                                                                        Garland         TX
  56    3020 East Main Street                                                                         Mesa            AZ
  61    10-20-30 Columbia Place and 24&32 Joralemon Street                                            Brooklyn        NY
  63    1015, 1025, 1035, 1045, 1121, 1131, 1141 and 1151 Morning View Drive                          Escondido       CA
  66    4200 Trenton Drive                                                                            Bartlett        TN
  80    3125-3500 South Stonegate Circle, 13301 West National Avenue                                  New Berlin      WI
  91    100 Ticetown Road                                                                             Old Bridge      NJ
  92    406 Sanford Street                                                                            Radford         VA
  99    1  Presidio Pointe                                                                            Union District  WV
 102    2424 Wlshire Boulevard                                                                        Los Angeles     CA
 104    Various                                                                                       Morgantown      WV
104.1   1010 Irwin Street                                                                             Morgantown      WV
104.2   331 Willey Street                                                                             Morgantown      WV
104.3   327 Willey Street                                                                             Morgantown      WV
104.4   1324 Airport Boulevard                                                                        Morgantown      WV
 107    925 Harrington Drvie                                                                          Madison         WI
 112    11900 White Bluff Road                                                                        Savannah        GA
 122    3850 Silverton Circle                                                                         Ft. Worth       TX
 129    2401 West Alta Road                                                                           Peoria          IL
 131    6339 South 33rd West Avenue                                                                   Tulsa           OK
 137    4405 North Navarro Street                                                                     Victoria        TX
 143    775 Cascade Street                                                                            Oregon City     OR
 144    1750 South Price Road                                                                         Tempe           AZ
 145    6490 South Cockrell Hill Road                                                                 Dallas          TX
 146    4797 Kingshill Drive                                                                          Columbus        OH
 156    2851 Wallingford Drive                                                                        Houston         TX
 161    2102 North Walnut Street                                                                      Ellensburg      WA
 166    2591 Goldenstrand Drive                                                                       Hilliard        OH
 170    10014 White Bluff Rd                                                                          Savannah        GA
 171    3751 Eagle Cliff Drive                                                                        Norman          OK
 173    132 E. Thach Avenue                                                                           Auburn          AL
 175    118 Madison Avenue                                                                            New York        NY
 176    29 Prince Street                                                                              New York        NY
 177    2807 Cresmont Avenue                                                                          Baltimore       MD
 183    133 Orchard Place                                                                             Lackawanna      NY
 191    1301 NW 178th Street                                                                          Edmond          OK
 194    1100 Thornwood Drive                                                                          Heath           OH
 198    1413 Cambridge Place                                                                          Manhattan       KS
 207    1001 North Negley Avenue                                                                      Pittsburgh      PA
 211    3407 Blackhawk Drive                                                                          Milton          WI
 216    4250 Aurora Avenue North                                                                      Seattle         WA
 223    3602 Brookridge Terrace                                                                       Harrisburg      PA
 234    320 Crabapple Lane                                                                            Cheektowaga     NY
 236    2 Bridge Square                                                                               Anoka           MN
 242    9444 Newton Drive                                                                             Kansas City     MO
 253    1600 Josephine Street                                                                         Lakeland        FL
 252    15110 Macadam Road South                                                                      Tukwilia        WA
 260    1065 Peach Blossom Circle                                                                     Burton          MI
 264    100-800 Village Creek Drive                                                                   Asheville       NC
 269    3716 Groometown Road                                                                          Greensboro      NC
 277    200 Bristol Street                                                                            Perry           GA
 278    60 Woodland Road                                                                              Cape Elizabeth  ME
 281    925 Adams Road and 8810 Pocahontas Trail                                                      Williamsburg    VA
 292    3201 Hawthorne Drive                                                                          Jackson         MI
 297    120 South Kingston Drive                                                                      Bloomington     IN
 331    2601 East Grand River Avenue                                                                  Lansing         MI
 333    300, 304, 308, 520, 524, and 528 Brighton Park Drive                                          Greenville      NC
 346    624 U.S. Highway 301 Boulevard East                                                           Bradenton       FL
 347    4800 West Ocotillo Road                                                                       Glendale        AZ
 358    700 North Elliott                                                                             Pryor           OK
 361    2930 Fountain View Drive                                                                      Houston         TX
 364    4338-4468 Magellan Court                                                                      Ayden           NC
 367    8888 Kempwood Drive                                                                           Houston         TX
 374    2393 Continental Avenue                                                                       Tallahassee     FL

 LOAN                                                                                                       ELEVATOR(S)
NUMBER  ZIP CODE      COUNTY          PROPERTY TYPE                   DETAILED PROPERTY TYPE                  (YES/NO)
-----------------------------------------------------------------------------------------------------------------------

  8     10037     New York        Multifamily           High-Rise                                                24
  17    95123     Santa Clara     Multifamily           Conventional                                             7
  21    60611     Cook            Mixed Use             Multifamily(73%)/Garage(16%)/Office(6%)/Retail(5%)       5
  24    32828     Orange          Multifamily           Conventional                                             0
  27    20708     Prince Georges  Multifamily           Conventional                                             0
  31    33511     Hillsborough    Multifamily           Conventional                                             0
  35    19103     Philadelphia    Multifamily           Conventional                                             2
  43    19809     New Castle      Multifamily           Conventional                                             0
  46    29223     Richland        Multifamily           Conventional                                             0
  47    92026     San Diego       Multifamily           Conventional                                             13
  53    75044     Dallas          Multifamily           Conventional                                             0
  56    85213     Maricopa        Manufactured Housing  Manufactured Housing                                    NAP
  61    11201     Kings           Multifamily           Conventional                                             0
  63    92026     San Diego       Multifamily           Conventional                                             9
  66    38135     Shelby          Multifamily           Conventional                                             0
  80    53151     Waukesha        Multifamily           Conventional                                             0
  91    08857     Middlesex       Multifamily           Senior Housing                                           2
  92    24141     Radford         Multifamily           Student Housing                                          0
  99    25313     Kanawha         Multifamily           Conventional                                             0
 102    90057     Los Angeles     Multifamily           Conventional                                             2
 104    26505     Monongalia      Multifamily           Student Housing
104.1   26505     Monongalia      Multifamily           Student Housing                                          0
104.2   26505     Monongalia      Multifamily           Student Housing                                          1
104.3   26505     Monongalia      Multifamily           Student Housing                                          0
104.4   26505     Monongalia      Multifamily           Student Housing                                          0
 107    53718     Dane            Multifamily           Conventional                                             3
 112    31419     Chatham         Multifamily           Conventional                                             0
 122    76133     Tarrant         Multifamily           Senior Housing                                           0
 129    61615     Peoria          Multifamily           Conventional                                             0
 131    74132     Tulsa           Multifamily           Conventional                                             0
 137    77904     Victoria        Multifamily           Conventional                                             0
 143    97045     Clackamas       Multifamily           Conventional                                             0
 144    85281     Maricopa        Multifamily           Conventional                                             0
 145    75236     Dallas          Multifamily           Conventional                                             0
 146    43229     Franklin        Multifamily           Conventional                                             0
 156    77042     Harris          Multifamily           Conventional                                             0
 161    98926     Kittitas        Multifamily           Student Housing                                          0
 166    43026     Franklin        Multifamily           Conventional                                             0
 170    31406     Chatham         Multifamily           Conventional                                             0
 171    73072     Cleveland       Multifamily           Conventional                                             0
 173    36830     Lee             Multifamily           Student Housing                                          2
 175    10016     New York        Mixed Use             Multifamily(85%)/Retail(15%)                             2
 176    10012     New York        Mixed Use             Multifamily(74%)/Retail(26%)                             1
 177    21211     Baltimore City  Multifamily           Student Housing                                          1
 183    14218     Erie            Multifamily           Senior Housing                                           1
 191    73003     Oklahoma        Multifamily           Senior Housing                                           0
 194    43056     Licking         Manufactured Housing  Manufactured Housing                                    NAP
 198    66502     Riley           Multifamily           Conventional                                             0
 207    15206     Allegheny       Multifamily           Conventional                                             0
 211    53563     Rock            Manufactured Housing  Manufactured Housing                                    NAP
 216    98103     King            Mixed Use             Multifamily(88%)/Retail(12%)                             2
 223    17109     Dauphin         Multifamily           Conventional                                             0
 234    14227     Erie            Manufactured Housing  Manufactured Housing                                    NAP
 236    55303     Anoka           Multifamily           Conventional                                             2
 242    64138     Jackson         Multifamily           Conventional                                             0
 253    33815     Polk            Manufactured Housing  Manufactured Housing                                    NAP
 252    98188     King            Multifamily           Conventional                                             0
 260    48509     Genesee         Manufactured Housing  Manufactured Housing                                    NAP
 264    28806     Buncombe        Multifamily           Conventional                                             0
 269    27407     Guilford        Multifamily           Conventional                                             0
 277    31069     Houston         Multifamily           Conventional                                             0
 278    04107     Cumberland      Multifamily           Conventional                                             0
 281    23185     James City      Manufactured Housing  Manufactured Housing                                    NAP
 292    49201     Jackson         Manufactured Housing  Manufactured Housing                                    NAP
 297    47408     Monroe          Multifamily           Conventional                                             0
 331    48912     Ingham          Multifamily           Conventional                                             0
 333    27834     Pitt            Multifamily           Conventional                                             0
 346    34203     Manatee         Manufactured Housing  Manufactured Housing                                    NAP
 347    85301     Maricopa        Manufactured Housing  Manufactured Housing                                    NAP
 358    74361     Mayes           Multifamily           Conventional                                             0
 361    77057     Harris          Multifamily           Conventional                                             0
 364    28513     Pitt            Multifamily           Conventional                                             0
 367    77080     Harris          Multifamily           Conventional                                             0
 374    32304     Leon            Multifamily           Student Housing                                          0

                                                                                  # OF 4 OR
 LOAN                                  # OF   # OF 1 BED  # OF 2 BED  # OF 3 BED   MORE BED  AVERAGE RENTAL  AVERAGE RENTAL
NUMBER     UTILITIES TENANT PAYS     STUDIOS     ROOMS      ROOMS        ROOMS      ROOMS      RATE STUDIO      RATE 1 BR
-----------------------------------------------------------------------------------------------------------------------------

  8     Electric                       NAP       599          617          12         NAP          NAP             796
  17    Electric, Gas, Sewer, Water    NAP       189          191          29         NAP          NAP            1,406
  21    None                            61       183           62         NAP         NAP         1,073           1,554
  24    Electric, Sewer, Water         NAP       152          140          72         NAP          NAP             974
  27    Electric, Gas                  NAP       250          200          50         NAP          NAP             915
  31    Electric, Sewer, Water         NAP       122          212          32         NAP          NAP             780
  35    Electric, Gas                   17        70           65         NAP         NAP         1,252           1,636
  43    Electric                        16       178          175          45         NAP          728             834
  46    Electric, Sewer, Water         NAP       231          241          54         NAP          NAP             595
  47    Electric                        48       150          128         NAP         NAP          705             844
  53    Electric, Water                NAP       215          107          16         NAP          NAP             820
  56    NAP                            NAP       NAP          NAP         NAP         NAP          NAP             NAP
  61    Electric                        65        60           32         NAP         NAP          921             971
  63    Electric                       NAP       117          108         NAP         NAP          NAP             830
  66    Water                          NAP        78          126          34         NAP          NAP             750
  80    Electric, Gas                  NAP       108           68          12         NAP          NAP             950
  91    Electric                        48       146           9          NAP         NAP         1,164           1,404
  92    Electric                       NAP        26          129          61          6           NAP             480
  99    Water, Electric, Sewer         NAP        30          111          18         NAP          NAP             700
 102    Electric, Gas                  135        35          NAP         NAP         NAP          842            1,064
 104
104.1   Electric, Sewer, Water         NAP        32           72         NAP         NAP          NAP             517
104.2   Electric, Sewer, Water, Gas    NAP        56           3          NAP         NAP          NAP             460
104.3   Electric, Sewer, Water         NAP       NAP           24         NAP         NAP          NAP             NAP
104.4   Electric, Sewer, Water         NAP        14           38          6          NAP          NAP             580
 107    Electric                       NAP        36           96         NAP         NAP          NAP             805
 112    Electric, Gas, Sewer, Water    NAP        88           90         NAP         NAP          NAP             673
 122    Electric                        12        84           60          6          NAP          499             731
 129    Electric                       NAP        32           80         NAP         NAP          NAP             663
 131    Electric                       NAP       152          108          24         NAP          NAP             474
 137    Electric,Water                 NAP       168           96          24         NAP          NAP             427
 143    Electric, Sewer, Water         NAP        14          132         NAP         NAP          NAP             593
 144    None                            17        55           78         NAP         NAP          645             690
 145    Electric                       NAP       376          160         NAP         NAP          NAP             528
 146    Electric, Gas                  NAP        59          172          10         NAP          NAP             443
 156    Water                          NAP       106           76         NAP         NAP          NAP             631
 161    Electric                       NAP        1           101         NAP         NAP          NAP             500
 166    Electric                       NAP        32          128         NAP         NAP          NAP             558
 170    Electric, Sewer, Water         NAP        48           72         NAP         NAP          NAP             710
 171    Electric                       NAP        16           48          40          8           NAP             572
 173    None                           308       NAP          NAP         NAP         NAP          150             NAP
 175    Electric, Gas                  NAP       NAP          NAP          11          1           NAP             NAP
 176    Electric, Gas                  NAP       NAP           4           1          NAP          NAP             NAP
 177    None                           NAP       NAP          NAP         NAP         26           NAP             NAP
 183    Electric, Gas                  NAP        81           32         NAP         NAP          NAP             655
 191    None                           NAP        72           33         NAP         NAP          NAP             725
 194    NAP                            NAP       NAP          NAP         NAP         NAP          NAP             NAP
 198    Electric, Gas                  NAP       154           96          6          NAP          NAP             410
 207    Electric, Gas                  NAP        72           76         NAP         NAP          NAP             574
 211    NAP                            NAP       NAP          NAP         NAP         NAP          NAP             NAP
 216    Electric, Gas, Water, Sewer     1         18           25         NAP         NAP          895             930
 223    Electric, Gas, Sewer            14        52           84         NAP         NAP          453             570
 234    Electric, Gas                  NAP       NAP          NAP         NAP         NAP          NAP             NAP
 236    Electric                       NAP       100           1          NAP         NAP          NAP             690
 242    Electric, Gas, Sewer, Water    NAP        42          107         NAP         NAP          NAP             481
 253    NAP                            NAP       NAP          NAP         NAP         NAP          NAP             NAP
 252    Electric                       NAP        48           33         NAP         NAP          NAP             645
 260    NAP                            NAP       NAP          NAP         NAP         NAP          NAP             NAP
 264    Electric                       NAP        30           32         NAP         NAP          NAP             552
 269    Electric, Water, Sewer         NAP       NAP           96         NAP         NAP          NAP             NAP
 277    Electric, Water                NAP        32           56         NAP         NAP          NAP             495
 278    Electric, Gas                   6         12           36         NAP         NAP          549             673
 281    NAP                            NAP       NAP          NAP         NAP         NAP          NAP             NAP
 292    NAP                            NAP       NAP          NAP         NAP         NAP          NAP             NAP
 297    Electric, Gas                   4         41           24          6          NAP          516             489
 331    Electric                       NAP        11           52         NAP         NAP          NAP             581
 333    Gas, Electric                  NAP        70          NAP         NAP         NAP          NAP             402
 346    NAP                            NAP       NAP          NAP         NAP         NAP          NAP             NAP
 347    NAP                            NAP       NAP          NAP         NAP         NAP          NAP             NAP
 358    Electric                       NAP        14           72          4          NAP          NAP             333
 361    Electric, Gas, Sewer, Water    NAP        24           15          1          NAP          NAP             541
 364    Electric                       NAP        12           20         NAP         NAP          NAP             450
 367    Electric, Gas, Sewer, Water    NAP       NAP          NAP          35         NAP          NAP             NAP
 374    Electric, Gas                  NAP       NAP           24         NAP         NAP          NAP             NAP

 LOAN   AVERAGE RENTAL  AVERAGE RENTAL  AVERAGE RENTAL   MAX RENTAL  MAX RENTAL  MAX RENTAL  MAX RENTAL  MAX RENTAL   LOAN
NUMBER     RATE 2 BR       RATE 3 BR       RATE 4+ BR   RATE STUDIO   RATE 1 BR   RATE 2 BR   RATE 3 BR  RATE 4+ BR  NUMBER
---------------------------------------------------------------------------------------------------------------------------

  8           863             885            NAP            NAP        1,500       2,000       2,100        NAP         8
  17         1,688           2,357           NAP            NAP        1,435       2,055       2,575        NAP        17
  21         2,164            NAP            NAP           1,515       2,040       2,505        NAP         NAP        21
  24         1,215           1,410           NAP            NAP        1,050       1,545       1,715        NAP        24
  27         1,145           1,350           NAP            NAP         915        1,145       1,350        NAP        27
  31          955            1,104           NAP            NAP         790         990        1,118        NAP        31
  35         2,139            NAP            NAP           1,415       1,800       2,640        NAP         NAP        35
  43          952            1,096           NAP            755         950        1,150       1,210        NAP        43
  46          737             958            NAP            NAP         720         845        1,000        NAP        46
  47          970             NAP            NAP            705         850         980         NAP         NAP        47
  53         1,067           1,307           NAP            NAP        1,219       1,450       1,505        NAP        53
  56          NAP             NAP            NAP            NAP         NAP         NAP         NAP         NAP        56
  61         1,172            NAP            NAP           1,406       1,639       1,875        NAP         NAP        61
  63          960             NAP            NAP            NAP         830         980         NAP         NAP        63
  66          875            1,235           NAP            NAP         750         875        1,235        NAP        66
  80         1,223           1,488           NAP            NAP        1,135       1,420       1,490        NAP        80
  91         1,760            NAP            NAP           1,164       1,404       1,760        NAP         NAP        91
  92          553             818            766            NAP         550         760        1,000        780        92
  99          851            1,150           NAP            NAP         700         855        1,150        NAP        99
 102          NAP             NAP            NAP           2,600       1,265        NAP         NAP         NAP        102
 104                                                                                                                   104
104.1         580             NAP            NAP            NAP         575         720         NAP         NAP       104.1
104.2         788             NAP            NAP            NAP         565         805         NAP         NAP       104.2
104.3         871             NAP            NAP            NAP         NAP        1,350        NAP         NAP       104.3
104.4         605             705            NAP            NAP        1,079        631         756         NAP       104.4
 107          973             NAP            NAP            NAP         NAP         NAP         NAP         NAP        107
 112          779             NAP            NAP            NAP         710         810         NAP         NAP        112
 122          969            1,125           NAP            499         849        1,049       1,125        NAP        122
 129          898             NAP            NAP            NAP         675         935         NAP         NAP        129
 131          593             770            NAP            NAP         510         670         770         NAP        131
 137          540             642            NAP            NAP         539         634         729         NAP        137
 143          646             NAP            NAP            NAP         640         720         NAP         NAP        143
 144          821             NAP            NAP            645         690         865         NAP         NAP        144
 145          760             NAP            NAP            NAP         560         780         NAP         NAP        145
 146          610             725            NAP            NAP         555         610         725         NAP        146
 156          803             NAP            NAP            NAP         680         920         NAP         NAP        156
 161          812             NAP            NAP            NAP         500         950         NAP         NAP        161
 166          600             NAP            NAP            NAP         NAP         NAP         NAP         NAP        166
 170          810             NAP            NAP            NAP         710         810         NAP         NAP        170
 171          721             844           1,070           NAP         584         735         920        1,070       171
 173          NAP             NAP            NAP            150         NAP         NAP         NAP         NAP        173
 175          NAP            7,090          8,500           NAP         NAP         NAP        8,000       8,500       175
 176         6,275          13,000           NAP            NAP         NAP        6,500      13,000        NAP        176
 177          NAP             NAP            765            NAP         NAP         NAP         NAP         825        177
 183          750             NAP            NAP            NAP         675         750         NAP         NAP        183
 191         1,185            NAP            NAP            NAP         725        1,300        NAP         NAP        191
 194          NAP             NAP            NAP            NAP         NAP         NAP         NAP         NAP        194
 198          500             720            NAP            NAP         410         500         720         NAP        198
 207          691             NAP            NAP            NAP         615         765         NAP         NAP        207
 211          NAP             NAP            NAP            NAP         NAP         NAP         NAP         NAP        211
 216         1,269            NAP            NAP            895         995        1,375        NAP         NAP        216
 223          650             NAP            NAP            460         570         650         NAP         NAP        223
 234          NAP             NAP            NAP            NAP         NAP         NAP         NAP         NAP        234
 236          732             NAP            NAP            NAP         692         732         NAP         NAP        236
 242          574             NAP            NAP            NAP         550         710         NAP         NAP        242
 253          NAP             NAP            NAP            NAP         NAP         NAP         NAP         NAP        253
 252          785             NAP            NAP            NAP         645         785         NAP         NAP        252
 260          NAP             NAP            NAP            NAP         NAP         NAP         NAP         NAP        260
 264          650             NAP            NAP            NAP         575         675         NAP         NAP        264
 269          572             NAP            NAP            NAP         NAP         600         NAP         NAP        269
 277          597             NAP            NAP            NAP         555         700         NAP         NAP        277
 278          740             NAP            NAP            595         725         795         NAP         NAP        278
 281          NAP             NAP            NAP            NAP         NAP         NAP         NAP         NAP        281
 292          NAP             NAP            NAP            NAP         NAP         NAP         NAP         NAP        292
 297          561             738            NAP            579         615         729         850         NAP        297
 331          666             NAP            NAP            NAP         611         700         NAP         NAP        331
 333          NAP             NAP            NAP            NAP         425         NAP         NAP         NAP        333
 346          NAP             NAP            NAP            NAP         NAP         NAP         NAP         NAP        346
 347          NAP             NAP            NAP            NAP         NAP         NAP         NAP         NAP        347
 358          418             474            NAP            NAP         475         575         512         NAP        358
 361          703            1,000           NAP            NAP         600         895        1,000        NAP        361
 364          565             NAP            NAP            NAP         495         595         NAP         NAP        364
 367          NAP             695            NAP            NAP         NAP         NAP         695         NAP        367
 374          692             NAP            NAP            NAP         NAP         705         NAP         NAP        374

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                      [THIS PAGE INTENTIONALLY LEFT BLANK]
Footnotes to ANNEX A-1

(1)	With respect to loan numbers 7 and 8 , the U/W NCF DSCR was calculated based upon proforma cashflows. With respect to loan numbers 31, 35, 38, 68, 70, 98, 128, 129, 143, 160, 163, 227 and 269, the U/W NCF DSCR was calculated based upon: (a) re-amortized debt service payments that would be in effect if the subject Mortgage Loan is reduced by a related cash holdback; and/or (b) various assumptions regarding the financial performance of the related Mortgaged Property that are consistent with the release of the subject cash holdback, letter of credit, or guaranty.

Loan Number:	7	8	31	35	38	68	70	98	128	129	143	160	163	227	269
Unadjusted U/W NCF DSCR:	0.99	0.39x	0.99x	1.02x	1.18x	1.04x	1.19x	1.03x	1.07x	1.04x	1.00x	1.13x	1.07x	1.11x	1.10x

(2)	With respect to loan numbers 70, 98, 129, 143, 160 and 227, the Cut-off Date LTV Ratios and the Maturity Date/ARD LTV Ratios have been calculated based upon the reduction of the relevant principal balance of the respective Mortgage Loan by the amount of a related cash holdback. With respect to loan numbers 8, 16, 25, 31, 78, 99, 163, 206, 210, 232 and 275, the Cut-off Date LTV Ratios and the Maturity Date/ARD LTV Ratios have been calculated using the ‘‘as-stabilized’’ appraised value.

Loan Number:	8	16	25	31	70	78	98	99	129	143	160	163	206	210	227	232	275
Unadjusted Cut-off Date LTV:	86.5%	104.8%	72.3%	82.6%	76.4%	80.3%	85.0%	96.6%	79.8%	81.8%	72.3%	82.2%	88.7%	60.1%	73.8%	69.8%	66.1%
Unadjusted Maturity Date LTV:	86.5%	94.4%	72.3%	77.3%	71.3%	72.2%	72.8%	87.0%	71.6%	69.1%	55.8%	76.8%	79.6%	50.5%	68.7%	68.2%	42.6%

(3)	For each Crossed Group, reflects the aggregate cut-off date principal balance of the entire subject Crossed Group. For each Related Group, reflects the aggregate cut-off date principal balance of the subject Related Group. In all other cases, reflects the related cut-off date principal balance of the subject underlying mortgage loan.

(4)	With respect to loan numbers 2, 3, 6, 7, 9, 10, 121, 162, 171 and 321, each are part of a loan combination evidenced by two (2) or more promissory notes which are entitled to loan payments on a senior/subordinate basis, a pari passu basis or some combination thereof and as to which the other promissory notes(s) will not be included in the trust. With respect to each of these loan combinations, Cut-off Date LTV Ratio, the Maturity Date/ARD LTV Ratio, Second Most Recent Year NOI DSCR, Most Current Year NOI DSCR and the U/W NCF DSCR were calculated based upon the senior indebtedness of the loan combination and does not reflect the related subordinate non-trust loans. In the case of six of the above-referenced Mortgage Loans (loan numbers 2, 3, 7, 9, 10 and 121), the Cut-off Date LTV Ratio, the Maturity Date/ARD LTV Ratio, Second Most Recent Year NOI DSCR, Most Current Year NOI DSCR and the U/W NCF DSCR also takes into account each non-trust loan in the related loan combination that is pari passu in right of payment with the subject mortgage loan and, in the case of the loan number 121, also takes into account the non-trust loan in the related loan combination that is senior in right of payment thereto.

(5)	With respect to the One World Financial Center Mortgage Loan (loan number 6), the Cut-off Date LTV Ratio, the Maturity Date/ARD LTV Ratio, Second Most Recent Year NOI DSCR, Most Current Year NOI DSCR and the U/W NCF DSCR were calculated based upon the senior pooled portion and does not reflect the related subordinate non-pooled portion.

(6)	With respect to the Ala Moana Portfolio Mortgage Loan (loan number 2), a 3 day grace period will apply only once during any 12-month period for a payment made after the due date. With respect to the JQH Hotel Portfolio B-Note Mortgage Loan (loan number 121), a 3 day grace period will apply only twice during any 12-month period for a payment made after the due date.

(7)	With respect to loan number 7, after the initial lockout period followed by a prepayment at yield maintenance premium period, borrower has the option of defeasance or prepayment at yield maintenance premium.

(8)	With respect to loan numbers 36 and 117, borrower has the option of defeasance or prepayment at yield maintenance premium after the initial lockout period.

(9)	With respect to the One World Financial Center Mortgage Loan non-pooled portion, the related Cut-off Date LTV Ratio, Maturity Date/ARD LTV Ratio, Second Most Recent Year NOI DSCR, Most Current Year NOI DSCR and U/W NCF DSCR are calculated on the aggregate indebtedness of the One World Financial Center Loan Combination.

(10)	With respect to loan numbers 12, 29, 62, 82, 109, 110, 149 and 250, the mortgage loan seller will deposit an amount for the benefit of the trust equal to the April 2007 interest payment on that mortgage loan.

(11)	With respect to loan numbers 121, 197 and 265, the respective Original Term to Maturity / ARD (months) and Scheduled Maturity Date/ ARD shown in this Annex and used throughout this free writing prospectus is one month later than the actual Original Term to Maturity / ARD (months) and Scheduled Maturity Date/ ARD. The loans were modeled this way because the borrower payment date for each such loan (or with respect to loan number 121, the lead servicer remittance date, is after the Determination Date (as defined in this free writing prospectus) and, as such, each Monthly Debt Service Payment, including the final payment, will be passed through to certificateholders in the month following the month in which the related payment is remitted to the related master servicer for payment to certificateholders.

(12)	With respect to loan numbers 121, 197 and 265, the Original Term to Maturity / ARD (months) and Scheduled Maturity Date/ ARD shown in this Annex and used throughout this free writing prospectus have been extended by one month. On the Distribution Date (as defined in this free writing prospectus) in April 2007, although the loans are amortizing, certificateholders will receive a distribution in an amount equal to one month of interest due under such loans. With respect to each such loan, the related mortgage loan seller will deposit into an interest reserve for the benefit of the trust an amount equal to one month’s interest on that mortgage loan. Payments received on these loans in April 2007 from the related borrowers (or with respect to loan number 121, the lead servicer for this loan), will be passed through to certificateholders on the Distribution Date in May 2007.

(13)	With respect to loan number 121, an interest reserve will be established to deal with the fact that the loan is actual/360 and monthly distributions to certificateholders will be made the month after monthly payments are made by the borrower. Please see Annex I herein.

(14)	With respect to Loan numbers 197, 202, 235, 325 (each of which permits the related borrower to currently defease the Mortgage Loan) and with respect to loan number 121 (which permits the related borrower to defease the mortgage loan prior to the second anniversary of the date of the series CD 2007-CD4 certificates issue date), if the related borrower defeases any of these five Mortgage Loans on a date that is earlier than the second anniversary of the series CD 2007-CD4 issue date, then the related mortgage loan seller or other prior holder, as applicable, will be obligated to repurchase the subject mortgage loan from the issuing entity at a repurchase price generally equal to the unpaid principal balance of the mortgage loan plus accrued interest, plus yield maintenance. Any yield maintenance payments received with respect to these Mortgage Loans will be distributed 12.14% to the Class A-1 Certificateholders, 4.67% to the Class A-2A Certificateholders and 83.19% pro rata, based on notional amount, to the Classes XC and XW Certificateholders.

                                    ANNEX A-2

                    SUMMARY CHARACTERISTICS OF THE UNDERLYING
                MORTGAGE LOANS AND THE MORTGAGED REAL PROPERTIES

       Note: For purposes of presenting information regarding the original and remaining terms to maturity of the respective underlying mortgage loans in the following exhibits, each ARD Loan is assumed to mature on its anticipated repayment date.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]
Cut-off Date Principal Balance (Mortgage Pool)

					Weighted Averages
Range of Cut-off Date Principal Balances	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Initial Mortgage Pool Balance	Maximum Cut-off Date Principal Balance	Mortgage Rate	Stated Remaining Term (Mo.)	U/W NCF DSCR		Cut-off Date Loan-to-Value Ratio
$ 1,097,691 to $ 4,999,999	169	$500,408,154	7.6%	$4,988,960	5.929%	115	1.42	x	66.90%
$ 5,000,000 to $ 9,999,999	94	674,870,788	10.2	9,888,519	5.906	112	1.35		72.04
$ 10,000,000 to $ 14,999,999	39	456,343,067	6.9	14,900,000	5.795	111	1.32		73.90
$ 15,000,000 to $ 19,999,999	21	364,791,096	5.5	19,950,000	5.803	115	1.28		74.00
$ 20,000,000 to $ 24,999,999	7	155,250,000	2.4	24,900,000	5.636	109	1.40		72.76
$ 25,000,000 to $ 29,999,999	10	266,397,173	4.0	29,945,173	5.786	111	1.28		71.26
$ 30,000,000 to $ 39,999,999	10	340,295,000	5.2	38,000,000	5.783	112	1.23		73.63
$ 40,000,000 to $ 49,999,999	5	216,250,000	3.3	46,000,000	5.596	106	1.30		70.05
$ 50,000,000 to $ 74,999,999	4	232,500,000	3.5	65,000,000	5.631	118	1.31		71.05
$ 75,000,000 to $ 99,999,999	5	412,410,000	6.2	97,000,000	5.832	118	1.43		68.29
$100,000,000 to $119,999,999	2	217,000,000	3.3	117,000,000	5.682	58	1.36		72.03
$120,000,000 to $404,000,000	12	2,763,300,000	41.9	404,000,000	5.606	89	1.83		60.45
Total / Wtd. Avg.	378	$6,599,815,279	100.0%		5.719%	101	1.55	x	66.77%

Mortgage Loan Type (Mortgage Pool)

					Weighted Averages
Mortgage Loan Type	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Initial Mortgage Pool Balance	Maximum Cut-off Date Balance	Mortgage Rate	Stated Remaining Term (Mo.)	U/W NCF DSCR		Cut-off Date Loan-to-Value Ratio
Interest Only	57	$3,913,860,000	59.3%	$404,000,000	5.624%	91	1.69	x	63.56%
Partial IO/Balloon	162	1,857,408,800	28.1	97,000,000	5.823	115	1.27		73.47
Balloon	144	688,964,554	10.4	29,945,173	5.920	115	1.43		68.86
Interest Only/ARD	9	100,010,000	1.5	40,000,000	5.700	116	1.91		51.87
Partial IO/ARD	2	23,520,000	0.4	15,550,000	5.837	117	1.25		69.38
Fully Amortizing	4	16,051,925	0.2	5,407,383	8.347	163	1.02		70.96
Total / Wtd. Avg.	378	$6,599,815,279	100.0%		5.719%	101	1.55	x	66.77%

Mortgage Rates (Mortgage Pool)

					Weighted Averages
Range of Mortgage Rates	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Initial Mortgage Pool Balance	Cumulative % of Initial Mortgage Pool Balance	Mortgage Rate	Stated Remaining Term (Mo.)	U/W NCF DSCR		Cut-off Date Loan-to-Value Ratio
5.0600% to 5.4999%	14	$1,123,298,254	17.0%	17.0%	5.332%	89	2.22	x	54.78%
5.5000% to 5.7499%	103	2,586,367,312	39.2	56.2	5.646	97	1.44		65.75
5.7500% to 5.9999%	177	2,220,028,131	33.6	89.8	5.847	110	1.37		72.68
6.0000% to 6.4999%	70	593,377,947	9.0	98.8	6.104	111	1.40		71.12
6.5000% to 6.9999%	7	43,012,461	0.7	99.5	6.610	105	1.37		73.26
7.0000% to 9.0000%	7	33,731,175	0.5	100.0	7.984	99	1.34		69.60
Total / Wtd. Avg.	378	$6,599,815,279	100.0%		5.719%	101	1.55	x	66.77%

A-2-1

Original Term to Scheduled Maturity (Mortgage Pool)

					Weighted Averages
Range of Original Terms to Maturity/ARD (Months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Initial Mortgage Pool Balance	Cumulative % of Initial Mortgage Pool Balance	Mortgage Rate	Stated Remaining Term (Mo.)	U/W NCF DSCR		Cut-off Date Loan-to-Value Ratio
60	23	$1,481,152,858	22.4%	22.4%	5.593%	57	2.04	x	51.37%
84	10	495,869,359	7.5	30.0	5.651	82	1.61		73.78
90 to 109	4	198,964,931	3.0	33.0	5.429	106	2.03		75.34
120 to 121(1)	336	4,406,201,207	66.8	99.7	5.773	118	1.35		70.76
180 to 301	5	17,626,925	0.3	100.0	8.183	165	1.03		68.42
Total / Wtd. Avg.	378	$6,599,815,279	100.0%		5.719%	101	1.55	x	66.77%

(1)	Includes eight of the Mortgage Loans, representing 3.8% of the Initial Mortgage Pool Balance for which, at the time of initial issuance of the Series CD 2007-CD4 certificates, the related mortgage seller will make a supplemental interest payment to the issuing entity to cover one month’s interest on each of those underlying mortgage loans for the interest accrual period beginning in March 2007.

Remaining Term to Scheduled Maturity (Mortgage Pool)

					Weighted Averages
Range of Remaining Terms to Maturity/ARD (Mos.)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Initial Mortgage Pool Balance	Cumulative % of Initial Mortgage Pool Balance	Mortgage Rate	Stated Remaining Term (Mo.)	U/W NCF DSCR		Cut-off Date Loan-to-Value Ratio
49 to 59	22	$1,463,493,589	22.2%	22.2%	5.600%	57	2.05	x	51.05%
60 to 83	14	525,369,359	8.0	30.1	5.672	81	1.58		73.68
84 to 114	20	325,599,737	4.9	35.1	5.630	107	1.73		75.22
115 to 120	309	4,014,275,670	60.8	95.9	5.773	118	1.36		70.47
121(1) to 240	13	271,076,925	4.1	100.0	5.771	124	1.31		73.17
Total / Wtd. Avg.	378	$6,599,815,279	100.0%		5.719%	101	1.55	x	66.77%

(1)	Includes eight of the Mortgage Loans, representing 3.8% of the Initial Mortgage Pool Balance for which, at the time of initial issuance of the Series CD 2007-CD4 certificates, the related mortgage seller will make a supplemental interest payment to the issuing entity to cover one month’s interest on each of those underlying mortgage loans for the interest accrual period beginning in March 2007.

Original Amortization Term (Mortgage Pool)

					Weighted Averages
Range of Original Amortization Terms (Months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Initial Mortgage Pool Balance	Cumulative % of Initial Mortgage Pool Balance	Mortgage Rate	Stated Remaining Term (Mo.)	U/W NCF DSCR		Cut-off Date Loan-to-Value Ratio
Interest Only	66	$4,013,870,000	60.8%	60.8%	5.626%	92	1.70	x	63.27%
240	11	42,307,690	0.6	61.5	5.949	130	1.37		61.21
252	1	5,407,383	0.1	61.5	8.760	143	1.00		75.84
296	1	2,965,892	0.0	61.6	9.000	130	1.02		58.15
300	29	191,502,110	2.9	64.5	5.963	118	1.46		66.11
336	2	16,050,000	0.2	64.7	5.911	114	1.19		80.13
360	266	2,307,637,204	35.0	99.7	5.845	115	1.30		72.78
420	2	20,075,000	0.3	100.0	5.716	80	1.18		79.44
Total / Wtd. Avg.	378	$6,599,815,279	100.0%		5.719%	101	1.55	x	66.77%

A-2-2

Remaining Amortization Term (Mortgage Pool)

					Weighted Averages
Range of Remaining Amortization Terms (Months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Initial Mortgage Pool Balance	Cumulative % of Initial Mortgage Pool Balance	Mortgage Rate	Stated Remaining Term (Mo.)	U/W NCF DSCR		Cut-off Date Loan-to-Value Ratio
Interest Only	66	$4,013,870,000	60.8%	60.8%	5.626%	92	1.70	x	63.27%
130 to 240	14	54,309,615	0.8	61.6	6.591	131	1.29		63.36
241 to 300	31	199,714,191	3.0	64.7	5.999	114	1.47		65.78
301 to 360	265	2,311,846,473	35.0	99.7	5.837	115	1.30		72.89
361 to 420	2	20,075,000	0.3	100.0	5.716	80	1.18		79.44
Total / Wtd. Avg.	378	$6,599,815,279	100.0%		5.719%	101	1.55	x	66.77%

Mortgage Loan Seasoning (Mortgage Pool)

					Weighted Averages
Seasoning (Months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Initial Mortgage Pool Balance	Cumulative % of Initial Mortgage Pool Balance	Mortgage Rate	Stated Remaining Term (Mo.)	U/W NCF DSCR		Cut-off Date Loan-to-Value Ratio
0 to 6	359	$6,463,204,740	97.9%	97.9%	5.707%	101	1.55	x	66.57%
7 to 12	10	66,817,883	1.0	98.9	6.247	104	1.36		76.90
13 to 24	3	45,950,000	0.7	99.6	5.413	105	1.10		79.33
25 to 166	6	23,842,656	0.4	100.0	8.156	94	1.25		66.94
Total / Wtd. Avg.	378	$6,599,815,279	100.0%		5.719%	101	1.55	x	66.77%

Encumbered Interest (Mortgage Pool)

				Weighted Averages
Encumbered Interest	Number of Mortgaged Properties	Aggregate Cut-off Date Principal Balance	% of Initial Mortgage Pool Balance	Mortgage Rate	Stated Remaining Term (Mo.)	U/W NCF DSCR		Cut-off Date Loan-to-Value Ratio
Fee Simple	449	$5,604,010,046	84.9%	5.764%	103	1.44	x	70.53%
Leasehold	19	791,483,831	12.0	5.457	88	2.32		38.03
Fee in Part, Leasehold in Part	6	204,321,403	3.1	5.520	114	1.47		74.89
Total / Wtd. Avg.	474	$6,599,815,279	100.0%	5.719%	101	1.55	x	66.77%

A-2-3

Property Types (Mortgage Pool)

					Weighted Averages
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Principal Balance	% of Initial Mortgage Pool Balance	Maximum Cut-off Date Principal Balance	Mortgage Rate	Stated Remaining Term (Mo.)	U/W NCF DSCR		Cut-off Date Loan-to-Value Ratio	Min/Max U/W NCF DSCR	Min/Max Cut-off Date Loan-to-Value Ratio
Office	102	$2,144,225,351	32.5%	$400,000,000	5.609%	102	1.73	x	59.05%	1.04x / 3.23x	17.86% / 82.00%
CBD	14	1,186,234,347	18.0	400,000,000	5.464	92	2.04		49.12	1.21x / 3.23x	17.86% / 80.97%
Suburban	74	839,118,629	12.7	75,000,000	5.792	113	1.35		71.37	1.04x / 2.74x	36.36% / 82.00%
Medical Office	14	118,872,375	1.8	30,000,000	5.769	118	1.26		71.15	1.12x / 1.69x	58.41% / 80.00%
Retail	111	1,735,503,474	26.3	381,541,103	5.767	104	1.43		69.40	1.02x / 2.83x	22.41% / 80.91%
Regional Mall	6	980,788,667	14.9	381,541,103	5.739	93	1.52		67.34	1.20x / 1.81x	51.51% / 80.00%
Anchored	29	430,439,994	6.5	86,500,000	5.750	118	1.29		73.04	1.15x / 2.14x	33.99% / 80.19%
Unanchored	44	209,022,496	3.2	20,500,000	5.805	118	1.33		71.50	1.09x / 2.83x	22.41% / 80.71%
Anchored, Single Tenant	21	66,226,554	1.0	5,142,874	6.189	123	1.23		70.97	1.02x / 1.81x	51.62% / 80.00%
Shadow Anchored	9	44,638,904	0.7	14,250,000	5.726	119	1.45		70.06	1.20x / 2.57x	39.92% / 80.91%
Unanchored, Single Tenant	2	4,386,859	0.1	2,386,859	5.950	119	1.87		41.50	1.78x / 1.95x	38.28% / 44.20%
Multifamily	59	896,682,537	13.6	225,000,000	5.802	97	1.34		72.41	1.00x / 2.02x	42.57% / 80.58%
Conventional	45	592,636,202	9.0	78,910,000	5.727	109	1.18		74.50	1.00x / 1.99x	42.57% / 80.58%
High-Rise	1	225,000,000	3.4	225,000,000	5.999	58	1.73		66.18	1.73x / 1.73x	66.18% / 66.18%
Student Housing	9	45,135,250	0.7	12,400,000	5.749	108	1.24		77.33	1.11x / 1.61x	76.01% / 79.27%
Senior Housing	4	33,911,085	0.5	12,483,167	5.878	118	1.57		70.87	1.15x / 2.02x	66.94% / 79.74%
Hospitality	35	742,496,693	11.3	250,000,000	5.864	96	1.57		66.80	1.25x / 2.03x	47.53% / 78.30%
Full Service	13	574,897,395	8.7	250,000,000	5.818	90	1.60		65.64	1.30x / 2.03x	47.53% / 78.30%
Limited Service	19	136,785,859	2.1	19,887,466	6.063	116	1.49		69.79	1.25x / 1.71x	52.98% / 76.03%
Extended Stay	3	30,813,439	0.5	16,313,423	5.840	118	1.42		75.04	1.37x / 1.44x	70.02% / 76.23%
Industrial	93	679,668,122	10.3	29,510,000	5.626	95	1.64		76.28	1.03x / 2.36x	39.00% / 80.90%
Mixed Use	14	175,657,302	2.7	63,000,000	5.690	115	1.33		68.22	1.08x / 4.33x	18.90% / 79.06%
Self Storage	46	158,150,300	2.4	13,000,000	5.833	115	1.31		66.42	1.01x / 2.05x	44.55% / 80.00%
Manufactured Housing	10	53,174,118	0.8	20,400,000	5.797	110	1.41		70.44	1.20x / 2.63x	36.64% / 79.67%
Other	2	10,057,383	0.2	5,407,383	7.415	131	1.43		65.69	1.00x / 1.92x	53.88% / 75.84%
Land	2	4,200,000	0.1	2,150,000	5.921	117	1.24		75.47	1.11x / 1.37x	73.21% / 77.62%
Total / Wtd. Avg.	474	$6,599,815,279	100.0%		5.719%	101	1.55	x	66.77%	1.00x / 4.33x	17.86% / 82.00%

A-2-4

Underwritten Net Cash Flow Debt Service Coverage Ratio (Mortgage Pool)

					Weighted Averages
Range of U/W NCF DSCR (x)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Initial Mortgage Pool Balance	Cumulative % of Initial Mortgage Pool Balance	Mortgage Rate	Stated Remaining Term (Mo.)	U/W NCF DSCR		Cut-off Date Loan-to-Value Ratio
1.00x to 1.09x	17	$302,041,925	4.6%	4.6%	5.984%	113	1.02	x	75.69%
1.10x to 1.19x	52	586,586,328	8.9	13.5	5.695	111	1.16		74.49
1.20x to 1.24x	100	1,057,824,422	16.0	29.5	5.785	111	1.22		76.33
1.25x to 1.29x	43	603,701,914	9.1	38.6	5.828	118	1.26		75.81
1.30x to 1.34x	32	251,779,664	3.8	42.5	5.829	111	1.31		71.96
1.35x to 1.39x	27	188,507,911	2.9	45.3	5.885	116	1.36		71.37
1.40x to 1.44x	15	695,265,672	10.5	55.8	5.767	115	1.43		65.12
1.45x to 1.49x	18	867,620,477	13.1	69.0	5.620	98	1.47		70.80
1.50x to 1.99x	51	1,282,703,776	19.4	88.4	5.741	79	1.75		61.59
2.00x to 4.33x	23	763,783,190	11.6	100.0	5.413	84	2.70		39.67
Total / Wtd. Avg.	378	$6,599,815,279	100.0%		5.719%	101	1.55	x	66.77%

Cut-off Date Loan-to-Value Ratio (Mortgage Pool)

					Weighted Averages
Range of Cut-off Date Loan-to-Value Ratio	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Initial Mortgage Pool Balance	Cumulative % of Initial Mortgage Pool Balance	Mortgage Rate	Stated Remaining Term (Mo.)	U/W NCF DSCR		Cut-off Date Loan-to-Value Ratio
17.86% to 60.00%	63	$1,506,990,122	22.8%	22.8%	5.588%	85	2.14	x	42.43%
60.01% to 65.00%	23	249,482,726	3.8	26.6	5.742	86	1.47		63.61
65.01% to 70.00%	59	1,043,915,629	15.8	42.4	5.804	103	1.42		67.51
70.01% to 75.00%	81	1,096,835,657	16.6	59.1	5.767	106	1.32		72.27
75.01% to 80.00%	142	2,418,416,144	36.6	95.7	5.738	111	1.38		77.78
80.01% to 82.00%	10	284,175,000	4.3	100.0	5.747	90	1.20		80.84
Total / Wtd. Avg.	378	$6,599,815,279	100.0%		5.719%	101	1.55	x	66.77%

Maturity Date/ARD Loan-to-Value Ratio (Mortgage Pool)

					Weighted Averages
Range of Maturity Date/ARD Loan-to-Value Ratio	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Initial Mortgage Pool Balance	Cumulative % of Initial Mortgage Pool Balance	Mortgage Rate	Stated Remaining Term (Mo.)	U/W NCF DSCR		Cut-off Date Loan-to-Value Ratio
0.00% to 50.00%	56	$935,895,155	14.2%	14.2%	5.553%	94	2.30	x	36.70%
50.01% to 60.00%	64	862,560,182	13.1	27.3	5.766	87	1.71		57.12
60.01% to 65.00%	66	641,194,971	9.7	37.0	5.868	105	1.33		69.46
65.01% to 70.00%	93	1,301,819,441	19.7	56.7	5.766	106	1.36		71.33
70.01% to 80.00%	97	2,747,845,531	41.6	98.3	5.709	107	1.39		76.67
80.01% to 80.97%	2	110,500,000	1.7	100.0	5.613	64	1.24		80.89
Total / Wtd. Avg.	378	$6,599,815,279	100.0%		5.719%	101	1.55	x	66.77%

A-2-5

State/Region (Mortgage Pool)

					Weighted Averages
State/Region	Number of Mortgaged Properties	Aggregate Cut-off Date Principal Balance	% of Initial Mortgage Pool Balance	Cumulative % of Initial Mortgage Pool Balance	Mortgage Rate	Stated Remaining Term (Mo.)	U/W NCF DSCR		Cut-off Date Loan-to-Value Ratio
New York	54	$1,225,925,378	18.6%	18.6%	5.605%	86	2.05	x	49.03%
California	50	695,011,077	10.5	29.1	5.714	114	1.34		67.32
Southern California(1)	39	527,659,790	8.0	8.0	5.682	117	1.34		67.04
Northern California(1)	11	167,351,287	2.5	2.5	5.812	105	1.31		68.23
Hawaii	6	665,800,000	10.1	39.2	5.649	66	1.67		59.18
Texas	47	465,261,091	7.0	46.2	5.853	114	1.37		73.64
Minnesota	4	316,728,453	4.8	51.0	5.797	117	1.44		74.87
Pennsylvania	15	266,747,422	4.0	55.1	5.892	113	1.65		65.35
Florida	24	235,206,875	3.6	58.6	5.912	114	1.29		72.95
North Carolina	21	235,044,444	3.6	62.2	5.599	113	1.44		75.36
Illinois	11	224,669,219	3.4	65.6	5.668	91	1.23		75.68
Colorado	10	203,997,998	3.1	68.7	5.804	115	1.27		77.25
Maryland	10	181,228,703	2.7	71.5	5.620	104	1.34		71.95
New Jersey	24	179,789,057	2.7	74.2	5.908	99	1.30		74.62
Arkansas	6	167,843,943	2.5	76.7	5.762	113	1.44		79.18
Georgia	14	167,708,366	2.5	79.3	5.683	111	1.45		71.42
Nevada	8	156,534,175	2.4	81.6	5.761	73	1.43		65.53
District of Columbia	1	149,700,000	2.3	83.9	5.550	121	1.45		71.29
Virginia	15	134,233,227	2.0	85.9	5.826	115	1.32		75.23
Wisconsin	9	84,832,631	1.3	87.2	5.558	101	1.65		77.66
Louisiana	5	75,674,279	1.1	88.4	5.739	119	1.24		76.29
Oregon	7	72,992,245	1.1	89.5	5.628	98	1.65		74.02
Washington	11	70,926,349	1.1	90.5	5.606	110	1.67		72.49
Ohio	12	67,758,105	1.0	91.6	5.790	117	1.28		74.22
Arizona	9	58,594,115	0.9	92.5	5.703	118	1.30		72.68
Tennessee	14	57,411,029	0.9	93.3	5.697	111	1.44		73.83
South Carolina	10	52,317,157	0.8	94.1	5.758	118	1.34		68.86
Massachusetts	7	43,922,857	0.7	94.8	5.631	115	1.39		72.59
Michigan	11	42,723,204	0.6	95.4	5.917	117	1.34		72.25
Alabama	7	39,939,443	0.6	96.0	5.818	106	1.28		77.45
Delaware	5	35,799,266	0.5	96.6	5.985	119	1.14		67.64
Indiana	7	33,085,104	0.5	97.1	5.978	111	1.50		68.88
Utah	5	31,432,292	0.5	97.6	5.554	110	1.86		74.58
Oklahoma	6	27,077,563	0.4	98.0	6.086	100	1.53		73.02
West Virginia	6	23,765,250	0.4	98.3	5.690	118	1.26		77.07
Nebraska	3	20,778,187	0.3	98.6	5.919	101	1.64		76.47
Kansas	4	17,110,813	0.3	98.9	5.735	96	1.55		74.38
Kentucky	2	14,960,438	0.2	99.1	5.623	115	1.48		78.37
Mississippi	3	12,647,715	0.2	99.3	6.438	116	1.51		69.54
Missouri	3	10,725,771	0.2	99.5	5.791	102	1.49		75.63
Connecticut	2	8,865,000	0.1	99.6	5.779	118	1.32		75.13
New Hampshire	1	8,660,000	0.1	99.8	5.710	119	1.31		75.96
Idaho	1	6,573,600	0.1	99.9	5.396	107	2.09		75.86
Iowa	1	3,394,286	0.1	99.9	5.396	107	2.09		75.86
Maine	1	3,300,000	0.1	100.0	5.670	119	1.25		75.00
New Mexico	1	1,800,687	0.03	100.0	7.570	110	1.56		76.03
South Dakota	1	1,318,469	0.02	100.0	7.570	110	1.56		76.03
Total/Wtd. Avg.	474	$6,599,815,279	100.0%		5.719%	101	1.55	x	66.77%

(1)	Northern California includes areas with zip codes of 93720 and above, and Southern California includes areas with zip codes of below 92870.

A-2-6

Prepayment Provision Type (Mortgage Pool)

				Weighted Averages
Prepayment Provision Type	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Initial Mortgage Pool Balance	Wtd. Avg. Mortgage Rate	Stated Remaining Term (Mo.)	U/W NCF DSCR		Cut-off Date Loan-to-Value Ratio
LO/Defeasance(1)	298	$5,345,994,649	81.0%	5.704%	103	1.58	x	66.04%
LO/Grtrx%UPBorYM(2)	72	859,426,028	13.0	5.812	97	1.37		70.57
LO/Grtrx%UPBorYM/(i)Grtrx%UPBorYMor (ii)Defeasance	1	250,000,000	3.8	5.712	82	1.47		70.83
Grtrx%UPBorYM(2)	5	102,394,602	1.6	5.783	108	1.48		66.21
LO/(i)Grtrx%UPBorYMor (ii)Defeasance	2	42,000,000	0.6	5.662	118	1.74		58.81
Total / Wtd. Avg.	378	$6,599,815,279	100.0%	5.719%	101	1.55	x	66.77%

(1)	Four of the Mortgage Loans, representing 0.3% of the Initial Mortgage Pool Balance, currently permit the related borrower to defease the mortgage loan. One Mortgage Loan, representing 0.1% of the Initial Mortgage Pool Balance, permits the related borrower to defease the mortgage loan prior to the second anniversary of the date of the series CD 2007-CD4 Certificates issue date. For tax reasons, if the related borrower defeases any of these 5 mortgage loans on a date that is earlier than the second anniversary of the initial issuance of the Certificates, then a prior holder of such mortgage loans will be obligated to repurchase the subject mortgage loan from the Trust at the applicable purchase price, together with yield maintenance.

(2)	Includes one mortgage loan that provides for subsequent prepayment consideration periods.

Initial Mortgage Pool Prepayment Restriction Composition Over Time(1)

	Months Following Cut-off Date
Prepayment Restriction	0	12	24	36	48	60	72	84	96	108	120
Remaining Aggregate Mortgage Loan Pool Balance(2)	100.00%	99.85%	99.65%	99.39%	99.04%	76.06%	75.50%	67.41%	66.50%	62.48%	3.82%
Locked/Defeasance(3)	98.40%	92.24%	87.77%	82.21%	73.64%	81.47%	81.47%	85.31%	85.70%	85.09%	1.58%
Locked(3)	98.40%	92.24%	87.77%	3.63%	0.38%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Defeasance(3)	0.00%	0.00%	0.00%	78.59%	73.26%	81.47%	81.47%	85.31%	85.70%	85.09%	1.58%
Yield Maintenance (All)	1.60%	7.76%	12.23%	16.26%	18.37%	18.41%	18.42%	14.47%	14.18%	14.29%	0.91%
Grtr1%UPBorYM	1.60%	7.76%	12.23%	11.81%	13.91%	12.61%	12.59%	13.57%	13.27%	13.34%	0.91%
Grtr1%UPBorYMor Defeasance	0.00%	0.00%	0.00%	4.45%	4.46%	5.80%	5.83%	0.90%	0.90%	0.95%	0.00%
Penalty (All)	0.00%	0.00%	0.00%	0.00%	0.00%	0.12%	0.06%	0.07%	0.07%	0.07%	0.00%
Penalty5%UPB	0.00%	0.00%	0.00%	0.00%	0.00%	0.06%	0.00%	0.00%	0.00%	0.00%	0.00%
Penalty4%UPB	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.06%	0.00%	0.00%	0.00%	0.00%
Penalty3%UPB	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.07%	0.00%	0.00%	0.00%
Penalty2%UPB	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.07%	0.00%	0.00%
Penalty1%UPB	0.00%	0.00%	0.00%	0.00%	0.00%	0.06%	0.00%	0.00%	0.00%	0.07%	0.00%
Open	0.00%	0.00%	0.00%	1.52%	7.99%	0.00%	0.06%	0.16%	0.06%	0.55%	97.51%
Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%

(1)	All numbers, unless otherwise noted, are as a percentage of the aggrgate pool balance (excluding the non-pooled subordinate portion of the One World Financial Center Mortgage Loan) at the specified point in time.

(2)	Remaining aggregate mortgage loan pool balance as a percentage of the Initial Mortgage Pool Balance at the specified point in time.

(3)	Four of the Mortgage Loans, representing 0.3% of the Initial Mortgage Pool Balance, currently permit the related borrower to defease the mortgage loan. One Mortgage Loan, representing 0.1% of the Initial Mortgage Pool Balance, permits the related borrower to defease the mortgage loan prior to the second anniversary of the date of the series CD 2007-CD4 Certificates issue date. For tax reasons, if the related borrower defeases any of these 5 mortgage loans on a date that is earlier than the second anniversary of the initial issuance of the Certificates, then a prior holder of such mortgage loans will be obligated to repurchase the subject mortgage loan from the Trust at the applicable purchase price, together with yield maintenance.

A-2-7

                                    ANNEX A-3

            SUMMARY CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS
          IN LOAN GROUP NO. 1 AND THE RELATED MORTGAGED REAL PROPERTIES

       Note: For purposes of presenting information regarding the original and remaining terms to maturity of the respective underlying mortgage loans in the following exhibits, each ARD Loan is assumed to mature on its anticipated repayment date.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]
Cut-off Date Principal Balance (Loan Group No. 1)

					Weighted Averages
Range of Cut-off Date Principal Balances	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Initial Loan Group No. 1 Balance	Maximum Cut-off Date Principal Balance	Mortgage Rate	Stated Remaining Term (Mo.)	U/W NCF DSCR		Cut-off Date Loan-to-Value Ratio
$ 1,097,691 to $ 4,999,999	145	$428,356,651	7.6%	$4,988,960	5.946%	116	1.43	x	66.59%
$ 5,000,000 to $ 9,999,999	73	520,536,054	9.3	9,888,519	5.959	113	1.35		71.85
$ 10,000,000 to $ 14,999,999	31	363,544,650	6.5	14,900,000	5.813	109	1.31		73.68
$ 15,000,000 to $ 19,999,999	18	310,291,096	5.5	19,950,000	5.821	118	1.29		74.09
$ 20,000,000 to $ 24,999,999	6	131,200,000	2.3	24,900,000	5.695	110	1.44		71.45
$ 25,000,000 to $ 29,999,999	7	188,885,173	3.4	29,945,173	5.799	108	1.32		71.63
$ 30,000,000 to $ 39,999,999	8	271,695,000	4.9	38,000,000	5.748	110	1.25		72.15
$ 40,000,000 to $ 49,999,999	3	128,250,000	2.3	46,000,000	5.568	117	1.45		65.38
$ 50,000,000 to $ 74,999,999	3	169,500,000	3.0	65,000,000	5.642	118	1.35		72.42
$ 75,000,000 to $ 99,999,999	4	333,500,000	6.0	97,000,000	5.841	118	1.53		67.36
$100,000,000 to $119,999,999	2	217,000,000	3.9	117,000,000	5.682	58	1.36		72.03
$120,000,000 to $404,000,000	11	2,538,300,000	45.3	404,000,000	5.571	92	1.84		59.94
Total / Wtd. Avg.	311	$5,601,058,625	100.0%		5.707%	102	1.58	x	65.90%

Mortgage Loan Type (Loan Group No. 1)

					Weighted Averages
Mortgage Loan Type	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Initial Loan Group No. 1 Balance	Maximum Cut-off Date Balance	Mortgage Rate	Stated Remaining Term (Mo.)	U/W NCF DSCR		Cut-off Date Loan-to-Value Ratio
Interest Only	42	$3,372,910,000	60.2%	$404,000,000	5.595%	93	1.73	x	62.75%
Partial IO/Balloon	132	1,502,186,800	26.8	97,000,000	5.836	115	1.30		72.66
Balloon	123	592,879,900	10.6	29,945,173	5.938	115	1.44		68.52
Interest Only/ARD	8	93,510,000	1.7	40,000,000	5.707	116	1.90		52.48
Partial IO/ARD	2	23,520,000	0.4	15,550,000	5.837	117	1.25		69.38
Fully Amortizing	4	16,051,925	0.3	5,407,383	8.347	163	1.02		70.96
Total / Wtd. Avg.	311	$5,601,058,625	100.0%		5.707%	102	1.58	x	65.90%

Mortgage Rates (Loan Group No. 1)

					Weighted Averages
Range of Mortgage Rates	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Initial Loan Group No. 1 Balance	Cumulative % of Initial Loan Group No. 1 Balance	Mortgage Rate	Stated Remaining Term (Mo.)	U/W NCF DSCR		Cut-off Date Loan-to-Value Ratio
5.1740% to 5.4999%	7	$1,051,000,000	18.8%	18.8%	5.329%	87	2.29	x	53.16%
5.5000% to 5.7499%	81	2,241,642,400	40.0	58.8	5.650	95	1.47		64.87
5.7500% to 5.9999%	153	1,741,432,747	31.1	89.9	5.829	116	1.35		73.36
6.0000% to 6.4999%	58	493,206,379	8.8	98.7	6.112	110	1.44		70.43
6.5000% to 9.0000%	12	73,777,099	1.3	100.0	7.242	100	1.36		72.16
Total / Wtd. Avg.	311	$5,601,058,625	100.0%		5.707%	102	1.58	x	65.90%

A-3-1

Original Term to Scheduled Maturity (Loan Group No. 1)

					Weighted Averages
Range of Original Terms to Maturity/ARD (Months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Initial Loan Group No. 1 Balance	Cumulative % of Initial Loan Group No. 1 Balance	Mortgage Rate	Stated Remaining Term (Mo.)	U/W NCF DSCR		Cut-off Date Loan-to-Value Ratio
60	16	$1,169,462,858	20.9%	20.9%	5.510%	57	2.15	x	46.83%
84	7	480,149,359	8.6	29.5	5.649	82	1.60		74.30
90 to 109	4	198,964,931	3.6	33.0	5.429	106	2.03		75.34
120 to 121(1)	280	3,736,429,553	66.7	99.7	5.779	118	1.38		70.26
180 to 301	4	16,051,925	0.3	100.0	8.347	163	1.02		70.96
Total / Wtd. Avg.	311	$5,601,058,625	100.0%		5.707%	102	1.58	x	65.90%

(1)	Includes eight of the Mortgage Loans, representing 4.5% of the Initial Loan Group No. 1 Balance for which, at the time of initial issuance of the Series CD 2007-CD4 certificates, the related mortgage seller will make a supplemental interest payment to the issuing entity to cover one month’s interest on each of those underlying mortgage loans for the interest accrual period beginning in March 2007.

Remaining Term to Scheduled Maturity (Loan Group No. 1)

					Weighted Averages
Range of Remaining Terms to Maturity/ ARD (Mos.)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Initial Loan Group No. 1 Balance	Cumulative % of Initial Loan Group No. 1 Balance	Mortgage Rate	Stated Remaining Term (Mo.)	U/W NCF DSCR		Cut-off Date Loan-to-Value Ratio
49 to 59	16	$1,157,203,589	20.7%	20.7%	5.519%	57	2.16	x	46.47%
60 to 83	10	504,249,359	9.0	29.7	5.667	81	1.58		74.18
84 to 114	13	265,678,908	4.7	34.4	5.648	107	1.87		74.32
115 to 120	260	3,404,424,844	60.8	95.2	5.777	118	1.38		70.03
121(1) to 240	12	269,501,925	4.8	100.0	5.767	124	1.32		73.35
Total / Wtd. Avg.	311	$5,601,058,625	100.0%		5.707%	102	1.58	x	65.90%

(1)	Includes eight of the Mortgage Loans, representing 4.5% of the Initial Loan Group No. 1 Balance for which, at the time of initial issuance of the Series CD 2007-CD4 certificates, the related mortgage seller will make a supplemental interest payment to the issuing entity to cover one month’s interest on each of those underlying mortgage loans for the interest accrual period beginning in March 2007.

Original Amortization Term (Loan Group No. 1)

					Weighted Averages
Range of Original Amortization Terms (Months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Initial Loan Group No. 1 Balance	Cumulative % of Initial Loan Group No. 1 Balance	Mortgage Rate	Stated Remaining Term (Mo.)	U/W NCF DSCR		Cut-off Date Loan-to-Value Ratio
Interest Only	50	$3,466,420,000	61.9%	61.9%	5.598%	93	1.73	x	62.47%
240	11	42,307,690	0.8	62.6	5.949	130	1.37		61.21
252	1	5,407,383	0.1	62.7	8.760	143	1.00		75.84
296	1	2,965,892	0.1	62.8	9.000	130	1.02		58.15
300	27	174,836,860	3.1	65.9	5.994	118	1.48		65.04
336	1	7,700,000	0.1	66.1	6.020	118	1.21		80.38
360	219	1,889,045,799	33.7	99.8	5.858	115	1.32		72.21
420	1	12,375,000	0.2	100.0	5.810	57	1.17		79.33
Total / Wtd. Avg.	311	$5,601,058,625	100.0%		5.707%	102	1.58	x	65.90%

A-3-2

Remaining Amortization Term (Loan Group No. 1)

					Weighted Averages
Range of Remaining Amortization Terms (Months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Initial Loan Group No. 1 Balance	Cumulative % of Initial Loan Group No. 1 Balance	Mortgage Rate	Stated Remaining Term (Mo.)	U/W NCF DSCR		Cut-off Date Loan-to-Value Ratio
Interest Only	50	$3,466,420,000	61.9%	61.9%	5.598%	93	1.73	x	62.47%
130 to 240	14	54,309,615	1.0	62.9	6.591	131	1.29		63.36
241 to 300	29	183,048,942	3.3	66.1	6.031	113	1.49		64.72
301 to 360	217	1,884,905,068	33.7	99.8	5.849	116	1.32		72.30
361 to 420	1	12,375,000	0.2	100.0	5.810	57	1.17		79.33
Total / Wtd. Avg.	311	$5,601,058,625	100.0%		5.707%	102	1.58	x	65.90%

Mortgage Loan Seasoning (Loan Group No. 1)

					Weighted Averages
Seasoning (Months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Initial Loan Group No. 1 Balance	Cumulative % of Initial Loan Group No. 1 Balance	Mortgage Rate	Stated Remaining Term (Mo.)	U/W NCF DSCR		Cut-off Date Loan-to-Value Ratio
0 to 6	299	$5,524,368,915	98.6%	98.6%	5.691%	102	1.59	x	65.79%
7 to 12	6	52,847,054	0.9	99.6	6.313	102	1.41		76.40
13 to 70	2	6,620,025	0.1	99.7	7.535	53	1.65		61.03
71 to 166	4	17,222,631	0.3	100.0	8.394	111	1.10		69.21
Total / Wtd. Avg.	311	$5,601,058,625	100.0%		5.707%	102	1.58	x	65.90%

Encumbered Interest (Loan Group No. 1)

				Weighted Averages
Encumbered Interest	Number of Mortgaged Properties	Aggregate Cut-off Date Principal Balance	% of Initial Loan Group No. 1 Balance	Mortgage Rate	Stated Remaining Term (Mo.)	U/W NCF DSCR		Cut-off Date Loan-to-Value Ratio
Fee Simple	380	$4,612,153,391	82.3%	5.758%	103	1.46	x	70.30%
Leasehold	18	784,583,831	14.0	5.456	88	2.33		37.69
Fee in Part, Leasehold in Part	6	204,321,403	3.6	5.520	114	1.47		74.89
Total / Wtd. Avg.	404	$5,601,058,625	100.0%	5.707%	102	1.58	x	65.90%

A-3-3

Property Types (Loan Group No. 1)

					Weighted Averages
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Principal Balance	% of Initial Loan Group No. 1 Balance	Maximum Cut-off Date Principal Balance	Mortgage Rate	Stated Remaining Term (Mo.)	U/W NCF DSCR	Cut-off Date Loan-to-Value Ratio	Min/Max U/W NCF DSCR	Min/Max Cut-off Date Loan-to-Value Ratio
Office	102	$2,144,225,351	38.3%	$400,000,000	5.609%	102	1.73x	59.05%	1.04x / 3.23x	17.86% / 82.00%
CBD	14	1,186,234,347	21.2	400,000,000	5.464	92	2.04	49.12	1.21x / 3.23x	17.86% / 80.97%
Suburban	74	839,118,629	15.0	75,000,000	5.792	113	1.35	71.37	1.04x / 2.74x	36.36% / 82.00%
Medical Office	14	118,872,375	2.1	30,000,000	5.769	118	1.26	71.15	1.12x / 1.69x	58.41% / 80.00%
Retail	111	1,735,503,474	31.0	381,541,103	5.767	104	1.43	69.40	1.02x / 2.83x	22.41% / 80.91%
Regional Mall	6	980,788,667	17.5	381,541,103	5.739	93	1.52	67.34	1.20x / 1.81x	51.51% / 80.00%
Anchored	29	430,439,994	7.7	86,500,000	5.750	118	1.29	73.04	1.15x / 2.14x	33.99% / 80.19%
Unanchored	44	209,022,496	3.7	20,500,000	5.805	118	1.33	71.50	1.09x / 2.83x	22.41% / 80.71%
Anchored, Single Tenant	21	66,226,554	1.2	5,142,874	6.189	123	1.23	70.97	1.02x / 1.81x	51.62% / 80.00%
Shadow Anchored	9	44,638,904	0.8	14,250,000	5.726	119	1.45	70.06	1.20x / 2.57x	39.92% / 80.91%
Unanchored, Single Tenant	2	4,386,859	0.1	2,386,859	5.950	119	1.87	41.50	1.78x / 1.95x	38.28% / 44.20%
Hospitality	35	742,496,693	13.3	250,000,000	5.864	96	1.57	66.80	1.25x / 2.03x	47.53% / 78.30%
Full Service	13	574,897,395	10.3	250,000,000	5.818	90	1.60	65.64	1.30x / 2.03x	47.53% / 78.30%
Limited Service	19	136,785,859	2.4	19,887,466	6.063	116	1.49	69.79	1.25x / 1.71x	52.98% / 76.03%
Extended Stay	3	30,813,439	0.6	16,313,423	5.840	118	1.42	75.04	1.37x / 1.44x	70.02% / 76.23%
Industrial	93	679,668,122	12.1	29,510,000	5.626	95	1.64	76.28	1.03x / 2.36x	39.00% / 80.90%
Mixed Use	11	101,357,302	1.8	42,250,000	5.758	113	1.39	70.97	1.08x / 4.33x	18.90% / 79.06%
Self Storage	46	158,150,300	2.8	13,000,000	5.833	115	1.31	66.42	1.01x / 2.05x	44.55% / 80.00%
Manufactured Housing	2	25,400,000	0.5	20,400,000	5.723	118	1.31	75.90	1.27x / 1.45x	75.06% / 79.37%
Other	2	10,057,383	0.2	5,407,383	7.415	131	1.43	65.69	1.00x / 1.92x	53.88% / 75.84%
Land	2	4,200,000	0.1	2,150,000	5.921	117	1.24	75.47	1.11x / 1.37x	73.21% / 77.62%
Total / Wtd. Avg.	404	$5,601,058,625	100.0%		5.707%	102	1.58x	65.90%	1.00x / 4.33x	17.86% / 82.00%

A-3-4

Underwritten Net Cash Flow Debt Service Coverage Ratio (Loan Group No. 1)

					Weighted Averages
Range of U/W NCF DSCR (x)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Initial Loan Group No. 1 Balance	Cumulative % of Initial Loan Group No. 1 Balance	Mortgage Rate	Stated Remaining Term (Mo.)	U/W NCF DSCR		Cut-off Date Loan-to-Value Ratio
1.00x to 1.09x	13	$133,331,925	2.4%	2.4%	6.221%	106	1.04	x	77.54%
1.10x to 1.19x	30	295,559,323	5.3	7.7	5.731	114	1.16		75.39
1.20x to 1.24x	86	925,729,523	16.5	24.2	5.780	110	1.22		76.42
1.25x to 1.29x	35	549,449,987	9.8	34.0	5.851	118	1.26		75.99
1.30x to 1.34x	29	237,000,485	4.2	38.2	5.824	112	1.31		71.96
1.35x to 1.39x	24	173,521,544	3.1	41.3	5.910	116	1.37		71.06
1.40x to 1.44x	15	695,265,672	12.4	53.7	5.767	115	1.43		65.12
1.45x to 1.49x	15	825,080,477	14.7	68.5	5.612	99	1.47		70.56
1.50x to 1.99x	45	1,020,480,614	18.2	86.7	5.688	83	1.75		60.51
2.00x to 4.33x	19	745,639,075	13.3	100.0	5.401	84	2.72		39.36
Total / Wtd. Avg.	311	$5,601,058,625	100.0%		5.707%	102	1.58	x	65.90%

Cut-off Date Loan-to-Value Ratio (Loan Group No. 1)

					Weighted Averages
Range of Cut-off Date Loan-to-Value Ratio	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Initial Loan Group No. 1 Balance	Cumulative % of Initial Loan Group No. 1 Balance	Mortgage Rate	Stated Remaining Term (Mo.)	U/W NCF DSCR		Cut-off Date Loan-to-Value Ratio
17.86% to 60.00%	55	$1,471,727,762	26.3%	26.3%	5.586%	84	2.15	x	42.23%
60.01% to 65.00%	21	234,142,732	4.2	30.5	5.754	84	1.47		63.66
65.01% to 70.00%	52	667,582,462	11.9	42.4	5.754	115	1.35		67.95
70.01% to 75.00%	60	866,490,344	15.5	57.8	5.774	108	1.36		72.12
75.01% to 80.00%	115	2,098,640,324	37.5	95.3	5.739	111	1.41		77.65
80.01% to 82.00%	8	262,475,000	4.7	100.0	5.754	87	1.20		80.88
Total / Wtd. Avg.	311	$5,601,058,625	100.0%		5.707%	102	1.58	x	65.90%

Maturity Date/ARD Loan-to-Value Ratio (Loan Group No. 1)

					Weighted Averages
Range of Maturity Date/ARD Loan-to-Value Ratio	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Initial Loan Group No. 1 Balance	Cumulative % of Initial Loan Group No. 1 Balance	Mortgage Rate	Stated Remaining Term (Mo.)	U/W NCF DSCR		Cut-off Date Loan-to-Value Ratio
0.00% to 50.00%	52	$922,932,795	16.5%	16.5%	5.549%	94	2.31	x	36.58%
50.01% to 60.00%	54	794,904,251	14.2	30.7	5.769	85	1.72		56.49
60.01% to 65.00%	57	576,177,178	10.3	41.0	5.865	103	1.35		69.49
65.01% to 70.00%	71	877,450,870	15.7	56.6	5.726	116	1.30		72.62
70.01% to 80.00%	76	2,329,593,531	41.6	98.2	5.706	107	1.43		76.66
80.01% to 80.97%	1	100,000,000	1.8	100.0	5.630	58	1.22		80.97
Total / Wtd. Avg.	311	$5,601,058,625	100.0%		5.707%	102	1.58	x	65.90%

A-3-5

State/Region (Loan Group No. 1)

					Weighted Averages
State/Region	Number of Mortgaged Properties	Aggregate Cut-off Date Principal Balance	% of Initial Loan Group No. 1 Balance	Cumulative % of Initial Loan Group No. 1 Balance	Mortgage Rate	Stated Remaining Term (Mo.)	U/W NCF DSCR		Cut-off Date Loan-to-Value Ratio
New York	49	$964,975,378	17.2%	17.2%	5.507%	92	2.15	x	44.31%
Hawaii	6	665,800,000	11.9	29.1	5.649	66	1.67		59.18
California	46	561,501,077	10.0	39.1	5.712	113	1.39		66.68
Southern California(1)	36	473,059,790	8.4	8.4	5.690	116	1.36		67.06
Northern California(1)	10	88,441,287	1.6	1.6	5.830	93	1.59		64.67
Texas	40	404,076,168	7.2	46.4	5.898	115	1.38		73.52
Minnesota	3	312,388,459	5.6	51.9	5.800	117	1.44		75.07
Pennsylvania	12	224,447,422	4.0	55.9	5.927	113	1.74		63.37
North Carolina	17	224,415,513	4.0	59.9	5.580	113	1.45		75.36
Colorado	10	203,997,998	3.6	63.6	5.804	115	1.27		77.25
Arkansas	6	167,843,943	3.0	66.6	5.762	113	1.44		79.18
New Jersey	23	167,305,890	3.0	69.6	5.911	97	1.26		75.15
Nevada	8	156,534,175	2.8	72.4	5.761	73	1.43		65.53
Illinois	9	152,494,219	2.7	75.1	5.696	78	1.26		79.09
District of Columbia	1	149,700,000	2.7	77.8	5.550	121	1.45		71.29
Georgia	11	147,238,366	2.6	80.4	5.652	111	1.49		71.07
Florida	19	146,086,875	2.6	83.0	5.939	112	1.37		69.73
Maryland	8	132,728,703	2.4	85.4	5.627	118	1.40		70.79
Virginia	13	118,595,648	2.1	87.5	5.798	115	1.34		75.14
Louisiana	5	75,674,279	1.4	88.8	5.739	119	1.24		76.29
Oregon	6	64,566,168	1.2	90.0	5.608	96	1.72		74.40
Wisconsin	7	59,832,631	1.1	91.1	5.549	95	1.74		77.05
Washington	8	54,556,349	1.0	92.0	5.595	107	1.82		73.21
Arizona	7	48,300,000	0.9	92.9	5.735	118	1.27		73.69
Ohio	9	46,620,369	0.8	93.7	5.823	118	1.31		72.75
Massachusetts	7	43,922,857	0.8	94.5	5.631	115	1.39		72.59
Tennessee	13	40,111,029	0.7	95.2	5.717	113	1.63		71.21
Michigan	8	33,796,941	0.6	95.8	5.938	117	1.35		73.52
Alabama	6	33,039,443	0.6	96.4	5.880	116	1.21		77.52
Utah	5	31,432,292	0.6	97.0	5.554	110	1.86		74.58
Indiana	6	30,144,695	0.5	97.5	5.969	111	1.53		67.85
South Carolina	9	26,705,157	0.5	98.0	5.923	118	1.42		62.23
Nebraska	3	20,778,187	0.4	98.4	5.919	101	1.64		76.47
Kentucky	2	14,960,438	0.3	98.6	5.623	115	1.48		78.37
Mississippi	3	12,647,715	0.2	98.9	6.438	116	1.51		69.54
Kansas	3	11,710,813	0.2	99.1	5.608	113	1.66		74.70
Delaware	4	9,299,266	0.2	99.2	5.858	118	1.39		66.27
Connecticut	2	8,865,000	0.2	99.4	5.779	118	1.32		75.13
New Hampshire	1	8,660,000	0.2	99.5	5.710	119	1.31		75.96
Idaho	1	6,573,600	0.1	99.7	5.396	107	2.09		75.86
Missouri	2	6,488,564	0.1	99.8	5.667	92	1.67		77.06
Oklahoma	2	3,729,559	0.1	99.8	7.570	110	1.56		76.03
Iowa	1	3,394,286	0.1	99.9	5.396	107	2.09		75.86
West Virginia	1	2,000,000	0.04	99.9	5.800	118	1.61		63.09
New Mexico	1	1,800,687	0.03	100.0	7.570	110	1.56		76.03
South Dakota	1	1,318,469	0.02	100.0	7.570	110	1.56		76.03
Total/Wtd. Avg.	404	$5,601,058,625	100.0%		5.707%	102	1.58	x	65.90%

(1)	Northern California includes areas with zip codes of 93720 and above, and Southern California includes areas with zip codes of below 92870.

A-3-6

Prepayment Provision Type (Loan Group No. 1)

				Weighted Averages
Prepayment Provision Type	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Initial Loan Group No. 1 Balance	Wtd. Avg. Mortgage Rate	Stated Remaining Term (Mo.)	U/W NCF DSCR		Cut-off Date Loan-to-Value Ratio
LO/Defeasance(1)	250	$4,864,141,264	86.8%	5.700%	101	1.61	x	65.18%
LO/Grtrx%UPBorYM	54	350,922,758	6.3	5.783	114	1.31		72.69
LO/Grtrx%UPBorYM/(i)Grtrx%UPBorYMor (ii)Defeasance	1	250,000,000	4.5	5.712	82	1.47		70.83
Grtrx%UPBorYM(2)	4	93,994,602	1.7	5.806	111	1.43		67.49
LO/(i)Grtrx%UPBorYMor (ii)Defeasance	2	42,000,000	0.7	5.662	118	1.74		58.81
Total / Wtd. Avg.	311	$5,601,058,625	100.0%	5.707%	102	1.58	x	65.90%

(1)	Four of the Mortgage Loans, representing 0.3% of the Initial Loan Group No. 1 Balance, currently permit the related borrower to defease the mortgage loan. Another Mortgage Loan, representing 0.2% of the Initial Loan Group No. 1 Balance permits the related borrower to defease the mortgage loan prior to the second anniversary of the date of the Series CD 2007-CD4 Certificates issue date. For tax reasons, if the related borrower defeases any of these 5 mortgage loans on a date that is earlier than the second anniversary of the initial issuance of the Certificates, then a prior holder of such mortgage loans will be obligated to repurchase the subject mortgage loan from the Trust at the applicable purchase price, together with yield maintenance.

(2)	Includes one mortgage loan that provides for subsequent prepayment consideration periods.

Initial Loan Group 1 Prepayment Restriction Composition Over Time(1)

	Months Following Cut-off Date
Prepayment Restriction	0	12	24	36	48	60	72	84	96	108	120
Remaining Aggregate Mortgage Loan Pool Balance(2)	100.00%	99.84%	99.64%	99.37%	99.00%	77.54%	76.99%	67.85%	66.90%	63.03%	4.48%
Locked/Defeasance(3)	98.27%	93.44%	92.85%	88.18%	78.09%	84.02%	84.03%	88.62%	89.12%	88.29%	1.59%
Locked(3)	98.27%	93.44%	92.85%	4.05%	0.32%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Defeasance(3)	0.00%	0.00%	0.00%	84.13%	77.77%	84.02%	84.03%	88.62%	89.12%	88.29%	1.59%
Yield Maintenance (All)	1.73%	6.56%	7.15%	10.03%	12.49%	15.92%	15.91%	11.20%	10.81%	11.30%	0.38%
Grtr1%UPBorYM	1.73%	6.56%	7.15%	4.78%	7.24%	9.22%	9.17%	10.14%	9.75%	10.19%	0.38%
Grtr1%UPBorYMorDefeasance	0.00%	0.00%	0.00%	5.24%	5.26%	6.70%	6.74%	1.06%	1.06%	1.11%	0.00%
Penalty (All)	0.00%	0.00%	0.00%	0.00%	0.00%	0.06%	0.00%	0.00%	0.00%	0.00%	0.00%
Penalty1%UPB	0.00%	0.00%	0.00%	0.00%	0.00%	0.06%	0.00%	0.00%	0.00%	0.00%	0.00%
Open	0.00%	0.00%	0.00%	1.80%	9.42%	0.00%	0.06%	0.18%	0.07%	0.41%	98.03%
Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%

(1)	All numbers, unless otherwise noted, are as a percentage of the aggregate pool balance (excluding the non-pooled subordinate portion of the One World Financial Center Mortgage Loan) at the specified point in time.

(2)	Remaining aggregate mortgage loan pool balance as a percentage of the Initial Loan Group No. 1 Balance at the specified point in time.

(3)	Four of the Mortgage Loans, representing 0.3% of the Initial Loan Group No. 1 Balance, currently permit the related borrower to defease the mortgage loan. Another Mortgage Loan, representing 0.2% of the Initial Loan Group No. 1 Balance permits the related borrower to defease the mortgage loan prior to the second anniversary of the date of the Series CD 2007-CD4 Certificates issue date. For tax reasons, if the related borrower defeases any of these 5 mortgage loans on a date that is earlier than the second anniversary of the initial issuance of the Certificates, then a prior holder of such mortgage loans will be obligated to repurchase the subject mortgage loan from the Trust at the applicable purchase price, together with yield maintenance.

A-3-7

                                    ANNEX A-4

            SUMMARY CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS
          IN LOAN GROUP NO. 2 AND THE RELATED MORTGAGED REAL PROPERTIES

       Note: For purposes of presenting information regarding the original and remaining terms to maturity of the respective underlying mortgage loans in the following exhibits, each ARD Loan is assumed to mature on its anticipated repayment date.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]
Cut-off Date Principal Balance (Loan Group No. 2)

					Weighted Averages
Range of Cut-off Date Principal Balances	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Initial Loan Group No. 2 Balance	Maximum Cut-off Date Principal Balance	Mortgage Rate	Stated Remaining Term (Mo.)	U/W NCF DSCR		Cut-off Date Loan-to-Value Ratio
$ 1,200,000 to $ 4,999,999	24	$72,051,503	7.2%	$4,800,000	5.831%	110	1.34	x	68.74%
$ 5,000,000 to $ 9,999,999	21	154,334,734	15.5	9,577,918	5.727	107	1.36		72.69
$10,000,000 to $ 19,999,999	11	147,298,417	14.7	19,000,000	5.715	109	1.30		74.30
$20,000,000 to $ 24,999,999	1	24,050,000	2.4	24,050,000	5.310	104	1.17		79.90
$25,000,000 to $ 29,999,999	3	77,512,000	7.8	26,500,000	5.754	118	1.18		70.35
$30,000,000 to $225,000,000	7	523,510,000	52.4	225,000,000	5.849	88	1.37		70.77
Total / Wtd. Avg.	67	$998,756,654	100.0%		5.789%	98	1.34	x	71.63%

Mortgage Loan Type (Loan Group No. 2)

					Weighted Averages
Mortgage Loan Type	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Initial Loan Group No. 2 Balance	Maximum Cut-off Date Balance	Mortgage Rate	Stated Remaining Term (Mo.)	U/W NCF DSCR		Cut-off Date Loan-to-Value Ratio
Interest Only	15	$540,950,000	54.2%	$225,000,000	5.801%	84	1.45	x	68.64%
Partial IO/Balloon	30	355,222,000	35.6	46,000,000	5.766	115	1.15		76.88
Balloon	21	96,084,654	9.6	12,483,167	5.810	115	1.37		70.97
Interest Only/ARD	1	6,500,000	0.7	6,500,000	5.603	115	2.04		43.05
Total / Wtd. Avg.	67	$998,756,654	100.0%		5.789%	98	1.34	x	71.63%

Mortgage Rates (Loan Group No. 2)

					Weighted Averages
Range of Mortgage Rates	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Initial Loan Group No. 2 Balance	Cumulative % of Initial Loan Group No. 2 Balance	Mortgage Rate	Stated Remaining Term (Mo.)	U/W NCF DSCR		Cut-off Date Loan-to-Value Ratio
5.0600% to 5.4999%	7	$72,298,254	7.2%	7.2%	5.374%	112	1.21	x	78.35%
5.5000% to 5.7499%	22	344,724,911	34.5	41.8	5.617	108	1.24		71.45
5.7500% to 5.9999%	24	478,595,384	47.9	89.7	5.913	86	1.46		70.22
6.0000% to 6.4999%	12	100,171,568	10.0	99.7	6.061	115	1.21		74.53
6.5000% to 6.5100%	2	2,966,537	0.3	100.0	6.510	149	1.18		58.86
Total / Wtd. Avg.	67	$998,756,654	100.0%		5.789%	98	1.34	x	71.63%

A-4-1

Original Term to Scheduled Maturity (Loan Group No. 2)

					Weighted Averages
Range of Original Terms to Maturity/ARD (Months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Initial Loan Group No. 2 Balance	Cumulative % of Initial Loan Group No. 2 Balance	Mortgage Rate	Stated Remaining Term (Mo.)	U/W NCF DSCR		Cut-off Date Loan-to-Value Ratio
60	7	$311,690,000	31.2%	31.2%	5.905%	58	1.62	x	68.43%
84	3	15,720,000	1.6	32.8	5.699	81	1.87		57.78
120	56	669,771,654	67.1	99.8	5.735	117	1.20		73.51
180	1	1,575,000	0.2	100.0	6.510	180	1.16		42.57
Total / Wtd. Avg.	67	$998,756,654	100.0%		5.789%	98	1.34	x	71.63%

Remaining Term to Scheduled Maturity (Loan Group No. 2)

					Weighted Averages
Range of Remaining Terms to Maturity/ ARD (Mos.)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Initial Loan Group No. 2 Balance	Cumulative % of Initial Loan Group No. 2 Balance	Mortgage Rate	Stated Remaining Term (Mo.)	U/W NCF DSCR		Cut-off Date Loan-to-Value Ratio
58 to 59	6	$306,290,000	30.7%	30.7%	5.903%	58	1.62	x	68.33%
60 to 83	4	21,120,000	2.1	32.8	5.778	75	1.73		61.84
84 to 114	7	59,920,829	6.0	38.8	5.549	106	1.12		79.21
115 to 120	49	609,850,825	61.1	99.8	5.753	118	1.20		72.95
121 to 180	1	1,575,000	0.2	100.0	6.510	180	1.16		42.57
Total / Wtd. Avg.	67	$998,756,654	100.0%		5.789%	98	1.34	x	71.63%

Original Amortization Term (Loan Group No. 2)

					Weighted Averages
Range of Original Amortization Terms (Months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Initial Loan Group No. 2 Balance	Cumulative % of Initial Loan Group No. 2 Balance	Mortgage Rate	Stated Remaining Term (Mo.)	U/W NCF DSCR		Cut-off Date Loan-to-Value Ratio
Interest Only	16	$547,450,000	54.8%	54.8%	5.799%	84	1.45	x	68.34%
300	2	16,665,250	1.7	56.5	5.640	118	1.21		77.37
336	1	8,350,000	0.8	57.3	5.810	110	1.17		79.90
360	47	418,591,404	41.9	99.2	5.784	115	1.20		75.39
420	1	7,700,000	0.8	100.0	5.565	117	1.20		79.63
Total / Wtd. Avg.	67	$998,756,654	100.0%		5.789%	98	1.34	x	71.63%

A-4-2

Remaining Amortization Term (Loan Group No. 2)

					Weighted Averages
Range of Remaining Amortization Terms (Months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Initial Loan Group No. 2 Balance	Cumulative % of Initial Loan Group No. 2 Balance	Mortgage Rate	Stated Remaining Term (Mo.)	U/W NCF DSCR		Cut-off Date Loan-to-Value Ratio
Interest Only	16	$547,450,000	54.8%	54.8%	5.799%	84	1.45	x	68.34%
298 to 300	2	16,665,250	1.7	56.5	5.640	118	1.21		77.37
301 to 360	48	426,941,404	42.7	99.2	5.785	115	1.20		75.48
361 to 420	1	7,700,000	0.8	100.0	5.565	117	1.20		79.63
Total / Wtd. Avg.	67	$998,756,654	100.0%		5.789%	98	1.34	x	71.63%

Mortgage Loan Seasoning (Loan Group No. 2)

					Weighted Averages
Seasoning (Months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Initial Loan Group No. 2 Balance	Cumulative % of Initial Loan Group No. 2 Balance	Mortgage Rate	Stated Remaining Term (Mo.)	U/W NCF DSCR		Cut-off Date Loan-to-Value Ratio
0 to 3	51	$895,393,549	89.7%	89.7%	5.797%	97	1.34	x	71.32%
4 to 10	13	57,413,105	5.7	95.4	5.956	112	1.44		70.26
11 to 18	3	45,950,000	4.6	100.0	5.413	105	1.10		79.33
Total / Wtd. Avg.	67	$998,756,654	100.0%		5.789%	98	1.34	x	71.63%

Encumbered Interest (Loan Group No. 2)

				Weighted Averages
Encumbered Interest	Number of Mortgaged Properties	Aggregate Cut-off Date Principal Balance	% of Initial Loan Group No. 2 Balance	Mortgage Rate	Stated Remaining Term (Mo.)	U/W NCF DSCR		Cut-off Date Loan-to-Value Ratio
Fee Simple	69	$991,856,654	99.3%	5.790%	99	1.34	x	71.59%
Leasehold	1	6,900,000	0.7	5.520	58	1.61		77.09
Total / Wtd. Avg.	70	$998,756,654	100.0%	5.789%	98	1.34	x	71.63%

A-4-3

Property Types (Loan Group No. 2)

					Weighted Averages
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Principal Balance	% of Initial Loan Group No. 2 Balance	Maximum Cut-off Date Principal Balance	Mortgage Rate	Stated Remaining Term (Mo.)	U/W NCF DSCR		Cut-off Date Loan-to-Value Ratio	Min/Max U/W NCF DSCR	Min/Max Cut-off Date Loan-to-Value Ratio
Multifamily	59	$896,682,537	89.8%	$225,000,000	5.802%	97	1.34	x	72.41%	1.00x / 2.02x	42.57% / 80.58%
Conventional	45	592,636,202	59.3	78,910,000	5.727	109	1.18		74.50	1.00x / 1.99x	42.57% / 80.58%
High-Rise	1	225,000,000	22.5	225,000,000	5.999	58	1.73		66.18	1.73x / 1.73x	66.18% / 66.18%
Student Housing	9	45,135,250	4.5	12,400,000	5.749	108	1.24		77.33	1.11x / 1.61x	76.01% / 79.27%
Senior Housing	4	33,911,085	3.4	12,483,167	5.878	118	1.57		70.87	1.15x / 2.02x	66.94% / 79.74%
Manufactured Housing	8	27,774,118	2.8	5,587,736	5.864	103	1.50		65.43	1.20x / 2.63x	36.64% / 79.67%
Mixed Use	3	74,300,000	7.4	63,000,000	5.596	118	1.26		64.46	1.15x / 2.04x	43.05% / 67.38%
Total / Wtd. Avg.	70	$998,756,654	100.0%		5.789%	98	1.34	x	71.63%	1.00x / 2.63x	36.64% / 80.58%

A-4-4

Underwritten Net Cash Flow Debt Service Coverage Ratio (Loan Group No. 2)

					Weighted Averages
Range of U/W NCF DSCR (x)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Initial Loan Group No. 2 Balance	Cumulative % of Initial Loan Group No. 2 Balance	Mortgage Rate	Stated Remaining Term (Mo.)	U/W NCF DSCR		Cut-off Date Loan-to-Value Ratio
1.00x to 1.09x	4	$168,710,000	16.9%	16.9%	5.797%	118	1.01	x	74.22%
1.10x to 1.19x	22	291,027,005	29.1	46.0	5.657	108	1.16		73.58
1.20x to 1.29x	22	186,346,827	18.7	64.7	5.753	116	1.23		75.19
1.30x to 1.34x	3	14,779,179	1.5	66.2	5.909	97	1.33		72.01
1.35x to 1.39x	3	14,986,367	1.5	67.7	5.593	118	1.35		74.91
1.40x to 1.49x	3	42,540,000	4.3	71.9	5.779	78	1.47		75.32
1.50x to 2.63x	10	280,367,276	28.1	100.0	5.948	67	1.77		64.92
Total / Wtd. Avg.	67	$998,756,654	100.0%		5.789%	98	1.34	x	71.63%

Cut-off Date Loan-to-Value Ratio (Loan Group No. 2)

					Weighted Averages
Range of Cut-off Date Loan-to-Value Ratio	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Initial Loan Group No. 2 Balance	Cumulative % of Initial Loan Group No. 2 Balance	Mortgage Rate	Stated Remaining Term (Mo.)	U/W NCF DSCR		Cut-off Date Loan-to-Value Ratio
36.64% to 60.00%	8	$35,262,360	3.5%	3.5%	5.675%	107	1.84	x	50.90%
60.01% to 65.00%	2	15,339,994	1.5	5.1	5.563	119	1.41		62.91
65.01% to 70.00%	7	376,333,167	37.7	42.7	5.892	82	1.54		66.73
70.01% to 75.00%	21	230,345,313	23.1	65.8	5.742	100	1.15		72.87
75.01% to 80.58%	29	341,475,821	34.2	100.0	5.727	113	1.18		78.72
Total / Wtd. Avg.	67	$998,756,654	100.0%		5.789%	98	1.34	x	71.63%

Maturity Date/ARD Loan-to-Value Ratio (Loan Group No. 2)

					Weighted Averages
Range of Maturity Date/ARD Loan-to-Value Ratio	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Initial Loan Group No. 2 Balance	Cumulative % of Initial Loan Group No. 2 Balance	Mortgage Rate	Stated Remaining Term (Mo.)	U/W NCF DSCR		Cut-off Date Loan-to-Value Ratio
31.01% to 50.00%	4	$12,962,360	1.3%	1.3%	5.780%	124	1.86	x	45.40%
50.01% to 60.00%	10	67,655,931	6.8	8.1	5.729	111	1.64		64.50
60.01% to 65.00%	9	65,017,793	6.5	14.6	5.894	118	1.17		69.19
65.01% to 70.00%	22	424,368,571	42.5	57.1	5.851	85	1.48		68.67
70.01% to 80.15%	22	428,752,000	42.9	100.0	5.721	106	1.16		76.85
Total / Wtd. Avg.	67	$998,756,654	100.0%		5.789%	98	1.34	x	71.63%

A-4-5

State/Region (Loan Group No. 2)

					Weighted Averages
State/Region	Number of Mortgaged Properties	Aggregate Cut-off Date Principal Balance	% of Initial Loan Group No. 2 Balance	Cumulative % of Initial Loan Group No. 2 Balance	Mortgage Rate	Stated Remaining Term (Mo.)	U/W NCF DSCR		Cut-off Date Loan-to-Value Ratio
New York	5	$260,950,000	26.1%	26.1%	5.966%	61	1.70	x	66.49%
California	4	133,510,000	13.4	39.5	5.719	119	1.09		70.03
Northern California(1)	1	78,910,000	7.9	7.9	5.791	119	1.00		72.22
Southern California(1)	3	54,600,000	5.5	5.5	5.616	119	1.22		66.87
Florida	5	89,120,000	8.9	48.4	5.867	118	1.14		78.22
Illinois	2	72,175,000	7.2	55.6	5.609	118	1.18		68.46
Texas	7	61,184,923	6.1	61.8	5.553	107	1.31		74.43
Maryland	2	48,500,000	4.9	66.6	5.601	67	1.17		75.11
Pennsylvania	3	42,300,000	4.2	70.9	5.701	116	1.20		75.89
Delaware	1	26,500,000	2.7	73.5	6.030	119	1.05		68.12
South Carolina	1	25,612,000	2.6	76.1	5.587	117	1.26		75.78
Wisconsin	2	25,000,000	2.5	78.6	5.580	118	1.42		79.12
Oklahoma	4	23,348,004	2.3	80.9	5.849	99	1.53		72.54
West Virginia	5	21,765,250	2.2	83.1	5.680	118	1.23		78.36
Ohio	3	21,137,736	2.1	85.2	5.716	115	1.21		77.45
Georgia	3	20,470,000	2.0	87.3	5.911	113	1.18		73.94
Tennessee	1	17,300,000	1.7	89.0	5.650	107	1.00		79.91
Washington	3	16,370,000	1.6	90.6	5.642	118	1.16		70.09
Virginia	2	15,637,579	1.6	92.2	6.041	116	1.16		75.97
New Jersey	1	12,483,167	1.2	93.5	5.870	119	1.84		67.48
North Carolina	4	10,628,931	1.1	94.5	5.987	116	1.21		75.32
Arizona	2	10,294,115	1.0	95.5	5.553	118	1.44		67.94
Michigan	3	8,926,263	0.9	96.4	5.839	118	1.32		67.48
Oregon	1	8,426,077	0.8	97.3	5.780	118	1.15		71.13
Alabama	1	6,900,000	0.7	98.0	5.520	58	1.61		77.09
Kansas	1	5,400,000	0.5	98.5	6.010	60	1.34		73.67
Minnesota	1	4,339,994	0.4	99.0	5.620	118	1.74		60.28
Missouri	1	4,237,207	0.4	99.4	5.980	117	1.21		73.44
Maine	1	3,300,000	0.3	99.7	5.670	119	1.25		75.00
Indiana	1	2,940,409	0.3	100.0	6.080	113	1.24		79.47
Total / Wtd. Avg.	70	$998,756,654	100.0%		5.789%	98	1.34	x	71.63%

(1)	Northern California includes areas with zip codes of 93720 and above, and Southern California includes areas with zip codes of below 92870.

Prepayment Provision Type (Loan Group No. 2)

				Weighted Averages
Prepayment Provision Type	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Initial Loan Group No. 2 Balance	Wtd. Avg. Mortgage Rate	Stated Remaining Term (Mo.)	U/W NCF DSCR		Cut-off Date Loan-to-Value Ratio
LO/Grtrx%UPBorYM(1)	18	$508,503,269	50.9%	5.831%	84	1.42	x	69.10%
LO/Defeasance	48	481,853,385	48.2	5.748	113	1.24		74.64
Grtrx%UPBorYM	1	8,400,000	0.8	5.530	81	1.99		51.82
Total / Wtd. Avg.	67	$998,756,654	100.0%	5.789%	98	1.34	x	71.63%

(1)	Includes one mortgage loan that provides for subsequent prepayment consideration periods.

A-4-6

Initial Loan Group 2 Prepayment Restriction Composition Over Time(1)

	Months Following Cut-off Date
Prepayment Restriction	0	12	24	36	48	60	72	84	96	108	120
Remaining Aggregate Mortgage Loan Pool Balance(2)	100.00%	99.88%	99.71%	99.50%	99.23%	67.73%	67.13%	64.94%	64.26%	59.40%	0.14%
Locked/Defeasance	99.16%	85.54%	59.34%	48.82%	48.75%	65.11%	64.97%	65.89%	65.74%	66.05%	0.00%
Locked	99.16%	85.54%	59.34%	1.25%	0.72%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Defeasance	0.00%	0.00%	0.00%	47.58%	48.04%	65.11%	64.97%	65.89%	65.74%	66.05%	0.00%
Yield Maintenance (All)	0.84%	14.46%	40.66%	51.18%	51.25%	34.44%	34.58%	33.66%	33.81%	32.07%	100.00%
Grtr1%UPBorYM	0.84%	14.46%	40.66%	51.18%	51.25%	34.44%	34.58%	33.66%	33.81%	32.07%	100.00%
Penalty (All)	0.00%	0.00%	0.00%	0.00%	0.00%	0.45%	0.45%	0.45%	0.45%	0.47%	0.00%
Penalty5%UPB	0.00%	0.00%	0.00%	0.00%	0.00%	0.45%	0.00%	0.00%	0.00%	0.00%	0.00%
Penalty4%UPB	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.45%	0.00%	0.00%	0.00%	0.00%
Penalty3%UPB	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.45%	0.00%	0.00%	0.00%
Penalty2%UPB	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.45%	0.00%	0.00%
Penalty1%UPB	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.47%	0.00%
Open	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	1.41%	0.00%
Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%

(1)	All numbers, unless otherwise noted, are as a percentage of the aggrgate pool balance (excluding the non-pooled subordinate portion of the One World Financial Center Mortgage Loan) at the specified point in time.

(2)	Remaining aggregate mortgage loan pool balance as a percentage of the Initial Loan Group No. 2 Balance at the specified point in time.

A-4-7

                                    ANNEX A-5

       CHARACTERISTICS OF THE MULTIFAMILY, MANUFACTURED HOUSING COMMUNITY
                     AND MIXED USE MORTGAGED REAL PROPERTIES

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     ANNEX B

         DESCRIPTION OF FIFTEEN LARGEST MORTGAGE LOANS AND/OR GROUPS OF
                       CROSS-COLLATERALIZED MORTGAGE LOANS

                                      B-1-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

   FIFTEEN LARGEST LOANS AND/OR GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS

FIFTEEN LARGEST LOANS AND/OR GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS BY
CUT-OFF DATE PRINCIPAL BALANCE

                                    LOAN      LOAN    PROPERTY
      LOAN NAME / PROPERTY NAME    SELLER    GROUP      TYPE            CITY       LOCATION
--------------------------------------------------------------------------------------------

1)    Ala Moana Portfolio          LaSalle     1       Various        Honolulu         HI
2)    9 West 57th Street             CGM       1        Office        New York         NY
3)    Mall of America                GACC      1        Retail      Bloomington        MN
4)    Citadel Mall and Northwest
         Arkansas Mall Portfolio   LaSalle     1        Retail        Various       Various
5)    One World Financial Center     GACC      1        Office        New York         NY
6)    Four Seasons Resort Maui       GACC      1     Hospitality       Wailea          HI
7)    Riverton Apartments            GACC      2     Multifamily      New York         NY
8)    CGM AmeriCold Portfolio        CGM       1      Industrial      Various       Various
9)    DB AmeriCold Portfolio         GACC      1      Industrial      Various       Various
10)   Bank of America Plaza          CGM       1        Office       Charlotte         NC
      SUBTOTAL/WTD. AVG.
11)   The Atlantic Building          PNC       1        Office     Washington DC       DC
12)   Loews Lake Las Vegas           GACC      1     Hospitality     Henderson         NV
13)   200 West Adams                 RBC       1        Office        Chicago          IL
14)   Great Wolf -- Poconos, PA      CGM       1     Hospitality      Scotrun          PA
15)   Grand Plaza                    PNC       1        Retail       San Marcos        CA
      TOTAL/WTD. AVG.

                              CUT-OFF
                               DATE           % OF                                                          CUT-OFF
            CUT-OFF         PRINCIPAL       INITIAL                                                          DATE
             DATE            BALANCE       MORTGAGE   % OF INITIAL   % OF INITIAL     STATED               LOAN-TO-
          PRINCIPAL            PER           POOL      LOAN GROUP     LOAN GROUP     REMAINING   U/W NCF    VALUE
           BALANCE       SF/UNIT/ROOM(1)    BALANCE    1 BALANCE      2 BALANCE     TERM (MO.)   DSCR(1)    RATIO(1)
--------------------------------------------------------------------------------------------------------------------

1)    $  404,000,000       $      603         6.1%         7.2%            --            54        1.81x     51.51%
2)       400,000,000              249         6.1          7.1             --            59        3.23      17.86
3)       306,000,000              273         4.6          5.5             --           117        1.43      75.50
4)
         261,600,000              251         4.0          4.7             --           118        1.25      80.00
5)       257,000,000              164         3.9          4.6             --           119        1.44      49.42
6)       250,000,000        1,118,421         3.8          4.5             --            82        1.47      70.83
7)       225,000,000          183,225         3.4           --           22.5            58        1.73      66.18
8)       180,000,000               77         2.7          3.2             --            82        1.83      77.92
9)       180,000,000               64         2.7          3.2             --           107        2.09      75.86
10)      150,000,000              169         2.3          2.7             --           116        1.47      75.95
      --------------                         ----         ----           ----           ---       -----      -----
      $2,613,600,000                         39.6%        42.6%          22.5%           87        1.85x     59.82%
11)      149,700,000              527         2.3          2.6             --           121(2)     1.45      71.29
12)      117,000,000          237,323         1.8          2.1             --            58        1.48      64.39
13)      100,000,000              148         1.5          1.8             --            58        1.22      80.97
14)       97,000,000          241,895         1.5          1.7             --           118        2.03      57.91
15)       86,500,000              245         1.3          1.5             --           118        1.27      67.95
      --------------                         ----         ----           ----           ---       -----      -----
      $3,163,800,000                         47.9%        52.5%          22.5%           88        1.79x     61.37%

(1)   The Ala Moana Portfolio Loan, the Mall of America Loan, One World
      Financial Center, Four Seasons Resort Maui Loan, the CGM AmeriCold
      Portfolio Loan and the DB AmeriCold Portfolio Loan, are each part of a loan combination evidenced by two (2) or more promissory notes which are entitled to loan payments on a senior/subordinate basis, a pari passu basis or some combination thereof and as to which the other promissory note(s) will not be included in the trust. With respect to each of these loan combinations, the Cut-off Date Principal Balance per SF/Unit/Room,
      the Cut-off Date Loan-to-Value Ratio and the UW NCF DSCR were calculated based upon the senior indebtedness of the loan combination and does not reflect the related subordinate non-trust loans. In the case of the Ala
      Moana Portfolio Loan, the Mall of America Loan, the Four Seasons Resort
      Maui Loan, the CGM AmeriCold Portfolio and the DB AmeriCold Portfolio,
      the Cut-off Date Principal Balance per SF/Unit/Room, the Cut-off Date
      Loan-to-Value Ratio and the UW NCF DSCR also takes into account each non-trust loan in the related loan combination that is pari passu in right of payment with the subject mortgage loan. With respect to the One
      World Financial Center Loan, the Cut-off Date Principal Balance per
      SF/Unit/Room, the Cut-off Date Loan-to-Value Ratio and the UW NCF DSCR
      were calculated based upon the senior pooled portion and do not reflect the subordinate non-pooled portion.

(2)   The mortgage loan seller will deposit an amount for the benefit of the trust equal to the April 2007 interest payment on that mortgage loan.

SPLIT LOAN STRUCTURES

                                         CUT-OFF    % OF INITIAL
                                          DATE        MORTGAGE     % OF INITIAL
                              LOAN     PRINCIPAL        POOL        LOAN GROUP
         LOAN NAME           GROUP      BALANCE       BALANCE         NO. 1
-------------------------------------------------------------------------------

Ala Moana Portfolio            1     $404,000,000       6.1%           7.2%
Mall of America                1     $306,000,000       4.6%           5.5%
One World Financial Center     1     $257,000,000       3.9%           4.6%
Four Seasons Resort Maui       1     $250,000,000       3.8%           4.5%
CGM AmeriCold Portfolio        1     $180,000,000       2.7%           3.2%
DB AmeriCold Portfolio         1     $180,000,000       2.7%           3.2%
JQH Hotel Portfolio B-Note     1     $  9,888,519       0.1%           0.2%
Bi-Lo Stores                   1     $  7,560,000       0.1%           0.1%
Crown Ridge Apartments         2     $  6,983,004       0.1%            --
Chestnut Hill IV               1     $  2,300,000      0.03%          0.04%

                                                   RELATED           RELATED      RELATED
                                             PARI PASSU/SENIOR    SUBORDINATE   SUBORDINATE
                                                 NON-TRUST         NON-TRUST    NON-POOLED
                                                   LOANS             LOANS        PORTION
                                                 AGGREGATE         AGGREGATE     AGGREGATE    CONTROLLING
                              % OF INITIAL        ORIGINAL          ORIGINAL     ORIGINAL      POOLING &
                               LOAN GROUP        PRINCIPAL         PRINCIPAL     PRINCIPAL     SERVICING
         LOAN NAME               NO. 2            BALANCE           BALANCE       BALANCE      AGREEMENT
----------------------------------------------------------------------------------------------------------

Ala Moana Portfolio                 --          $796,000,000     $300,000,000       NAP       CD 2006-CD3
Mall of America                     --          $449,000,000          NAP           NAP       COMM 2006-C8
One World Financial Center          --               NAP         $ 12,500,000   $40,500,000   CD 2007-CD4
Four Seasons Resort Maui            --          $175,000,000          NAP           NAP       CD 2007-CD4
CGM AmeriCold Portfolio             --          $145,000,000          NAP           NAP       CD 2007-CD4
DB AmeriCold Portfolio              --          $170,000,000          NAP           NAP       2007-CIBC18
JQH Hotel Portfolio B-Note          --          $150,305,493          NAP           NAP       2006-LDP7
Bi-Lo Stores                        --               NAP         $    495,000       NAP       CD 2007-CD4
Crown Ridge Apartments             0.7%              NAP         $    437,500       NAP       CD 2007-CD4
Chestnut Hill IV                    --               NAP         $    150,000       NAP       CD 2007-CD4

                                      B-1

                              ALA MOANA PORTFOLIO

                               [5 PHOTOS OMITTED]

                                       B-2

                              ALA MOANA PORTFOLIO

                                 [1 MAP OMITTED]

                                       B-3

                              ALA MOANA PORTFOLIO

                                LOAN INFORMATION

MORTGAGE LOAN SELLER                                                           LaSalle
CUT-OFF DATE PRINCIPAL BALANCE(1)                                         $404,000,000
PERCENTAGE OF INITIAL MORTGAGE POOL BALANCE                                       6.1%
NUMBER OF MORTGAGE LOANS                                                             1
LOAN PURPOSE                                                                 Refinance
SPONSOR                                                        GGP Limited Partnership
OWNERSHIP INTEREST                                            Fee Simple and Leasehold
MORTGAGE RATE                                                                 5.60275%
MATURITY DATE                                                        September 1, 2011
AMORTIZATION TYPE                                                        Interest Only
ORIGINAL TERM / AMORTIZATION TERM                                   60 / Interest Only
REMAINING TERM / REMAINING
   AMORTIZATION TERM                                                54 / Interest Only
LOCKBOX                                       In-Place Hard, Springing Cash Management
UP-FRONT RESERVES
   TAX / INSURANCE                                                             No / No
ONGOING MONTHLY RESERVES
   TAX / INSURANCE / GROUND RENT(2)                                          Springing
   REPLACEMENT(2)                                                            Springing
   ROLLOVER RESERVE(2)                                                       Springing
ADDITIONAL FINANCING                                                               Yes

                                         ALA MOANA       ALA MOANA
                                        SENIOR NOTE    PORTFOLIO LOAN
                                          LOANS(1)     COMBINATION(1)
                                      --------------   --------------
CUT-OFF DATE PRINCIPAL BALANCE        $1,200,000,000   $1,500,000,000
CUT-OFF DATE PRINCIPAL BALANCE / SF             $603             $754
CUT-OFF DATE LTV RATIO                        51.51%           64.39%
MATURITY DATE LTV RATIO                       51.51%           64.39%
UW NCF DSCR(3)                                 1.81x            1.45x
LOAN SHADOW RATING
FITCH/MOODY'S/S&P                         A-/A3/BBB-

                              PROPERTY INFORMATION

NUMBER OF MORTGAGED PROPERTIES                                                 4
LOCATION                                                        Honolulu, Hawaii
PROPERTY TYPE                                                  Retail and Office
SIZE (SF)                                                              1,989,759
OCCUPANCY % AS OF JUNE 27, 2006                                            95.8%
YEAR BUILT / YEAR RENOVATED (4)                                          Various
APPRAISED VALUE                                                   $2,329,500,000
PROPERTY MANAGEMENT                                                 Self Managed
UW ECONOMIC OCCUPANCY %                                                    98.2%
UW REVENUES                                                         $161,818,908
UW EXPENSES                                                          $38,279,942
UW NET OPERATING INCOME (NOI)                                       $123,538,966
UW NET CASH FLOW (NCF)(3)                                           $123,538,966

(1)  The total loan amount of the Ala Moana Portfolio Properties was
     $1,500,000,000 (collectively, the "Ala Moana Portfolio Loan Combination")
     evidenced by multiple senior pari passu notes totaling $1,200,000,000 and multiple junior companion notes totaling $300,000,000 (the "Ala Moana
     Portfolio Subordinate Non-Trust Loans"). Two senior pari passu notes totaling $404,000,000 (collectively, the "Ala Moana Portfolio Mortgage
     Loan") are included in the trust fund. The remaining pari passu notes totaling $796,000,000 (the "Ala Moana Portfolio Pari Passu Non-Trust
     Loans") and the Ala Moana Portfolio Subordinate Non-Trust Loans totaling
     $300,000,000 are not included in the trust fund. One $300,000,000 Ala Moana
     Portfolio Pari Passu Non-Trust Loan was included in the securitization of the Deutsche Mortgage and Asset Receiving Corporation, CD 2006-CD3
     Commercial Mortgage Pass-Through Certificates (the "CD 2006-CD3
     Transaction"). One $96,000,000 Ala Moana Portfolio Pari Passu Non-Trust
     Loan and multiple Ala Moana Portfolio Subordinate Non-Trust Loans totaling
     $115,000,000 were included in the securitization of the Citigroup
     Commercial Mortgage Securities Inc., CGCMT 2006-C5 Commercial Mortgage
     Pass-Through Certificates (the "CGCMT 2006-C5 Transaction"). One
     $200,000,000 Ala Moana Portfolio Pari Passu Non-Trust Loan and multiple Ala
     Moana Portfolio Subordinate Non-Trust Loans totaling $25,000,000 were included in the securitization of the CWCapital Commercial Funding Corp.,
     COBALT 2006-C1 Commercial Mortgage Pass-Through Certificates (the "COBALT
     2006-C1 Transaction").

(2)  Upon the occurrence and during the continuation of an Ala Moana Portfolio
     Trigger Event (as defined below), the Ala Moana Portfolio Borrower is required to escrow (a) 1/12 of estimated annual real estate taxes, insurance premiums, and ground rent monthly, (b) $41,664.67 monthly, subject to a cap of $499,976, into a Replacement Reserve, and (c)
     $110,987.08 monthly, subject to a cap of $1,331,845, into a rollover reserve.

(3)  UW NCF DSCR and UW NCF does not include normalized leasing costs or capital expenditures. In addition, a $10,000,000 master lease provided by GGP
     Kapiolani Development L.L.C. was underwritten and included in the calculation of UW NCF DSCR.

(4)  See, "Ala Moana Portfolio Mortgage Loan Summary" below for further discussion.

                                      B-4

                               ALA MOANA PORTFOLIO

                                 TENANT SUMMARY

                                                                         % OF NET
                                          RATINGS         NET RENTABLE   RENTABLE
            TENANT NAME            FITCH/MOODY'S/S&P(1)     AREA (SF)      AREA     RENT PSF
--------------------------------------------------------------------------------------------

Anchor Owned
Neiman Marcus, Inc.                     NR/NR/NR          SHADOW ANCHOR -- NOT PART OF COLLATERAL
Anchor Tenants
Sears, Roebuck & Co.                    BB/NR/BB+              341,199       17.1%    $ 0.00(2)
Macy's Department Stores, Inc.        BBB+/Baa1/BBB            326,860       16.4%    $ 6.65
                                                             ---------       ----     ------
Total Anchor Tenants                                           668,059       33.6%    $ 3.25
Shirokiya Incorporated                  NR/NR/NR                53,515        2.7%    $29.71
Old Navy, Inc.                       BBB-/Baa3/BBB-             33,221        1.7%    $25.16
Longs Drugs                             NR/NR/NR                31,049        1.6%    $38.47
Barnes & Noble Booksellers, Inc.        NR/NR/NR                30,758        1.5%    $12.89
Banana Republic, Inc.                 BBB-/Ba3/BBB-             22,639        1.1%    $80.22
                                                             ---------       ----     ------
Top 5 In-Line Tenants                                          171,182        8.6%    $34.07
Non-major Tenants(3)                                         1,066,636       53.6%    $76.36
                                                             ---------       ----     ------
Occupied Total                                               1,905,877       95.8%    $46.94
Vacant                                                          83,882        4.2%
                                                             ---------       ----
COLLATERAL TOTAL                                             1,989,759        100%
                                                             =========       ====

                                                                 DATE OF
                                                 % OF ACTUAL     LEASE
            TENANT NAME            ACTUAL RENT      RENT       EXPIRATION
-------------------------------------------------------------------------

Anchor Owned
Neiman Marcus, Inc.
Anchor Tenants
Sears, Roebuck & Co.               $      0.00(2)    0.0%(2)    08/31/09
Macy's Department Stores, Inc.     $ 2,173,380       2.4%       12/31/15
                                   -----------      ----
Total Anchor Tenants               $ 2,173,380       2.4%
Shirokiya Incorporated             $ 1,589,748       1.8%       01/31/20
Old Navy, Inc.                     $   835,908       0.9%       01/31/11
Longs Drugs                        $ 1,194,456       1.3%       01/31/11
Barnes & Noble Booksellers, Inc.   $   396,564       0.4%       01/31/16
Banana Republic, Inc.              $ 1,816,176       2.0%       01/31/09
                                   -----------      ----
Top 5 In-Line Tenants              $ 5,832,852       6.5%
Non-major Tenants(3)               $81,452,741      91.1%
                                   -----------
Occupied Total                     $89,458,973
Vacant
COLLATERAL TOTAL

(1)  Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)  Sears, Roebuck & Co. ("Sears") does not pay base rent but is responsible for CAM reimbursements and percentage rent. Per the June 27, 2006 rent roll, Sears pays $4.48 psf for CAM reimbursements. Pursuant to the Sears lease, Sears currently pays 1.5% of net sales less real estate tax reimbursements.

(3)  "Non-major Tenants" refer to tenants not listed as "Anchor Owned", "Anchor
     Tenants", or "Top 5 In-Line Tenants."

                             LEASE ROLLOVER SCHEDULE

                                                                                      % OF TOTAL     CUMULATIVE %
                            AVERAGE BASE                % OF TOTAL                   BASE RENTAL    OF TOTAL BASE
              # OF LEASES    RENT PER SF                    SF        CUMULATIVE %     REVENUES    RENTAL REVENUES
     YEAR       ROLLING        ROLLING     SF ROLLING     ROLLING    OF SF ROLLING     ROLLING         ROLLING
------------------------------------------------------------------------------------------------------------------

    MTM            37          $40.38          39,682        2.0%         2.0%            1.8%           1.8%
    2007           42          $43.88          65,161        3.3%         5.3%            3.2%           5.0%
    2008           60          $54.99         112,171        5.6%        10.9%            6.9%          11.9%
    2009           60          $26.01         532,640       26.8%        37.7%           15.5%          27.4%
    2010           49          $89.74         130,917        6.6%        44.3%           13.1%          40.5%
    2011           38          $57.66         140,371        7.1%        51.3%            9.0%          49.5%
    2012           39          $83.71          70,319        3.5%        54.8%            6.6%          56.1%
    2013           33          $85.28          63,280        3.2%        58.0%            6.0%          62.2%
    2014           32          $98.63          72,901        3.7%        61.7%            8.0%          70.2%
    2015           42          $33.81         476,178       23.9%        85.6%           18.0%          88.2%
    2016           15          $82.20          74,027        3.7%        89.3%            6.8%          95.0%
Thereafter         10          $34.93         128,230        6.4%        95.8%            5.0%         100.0%
   Vacant                                      83,882        4.2%       100.0%
                                            ---------     ------                       ------
   TOTALS         457                       1,989,759     100.00%                      100.00%
                                            =========     ======                       ======

                           ALA MOANA PORTFOLIO SUMMARY

                               CUT-OFF
                            ALLOCATED LOAN   PROPERTY    YEAR BUILT /     PROPERTY
PROPERTY NAME                 BALANCE(1)       TYPE     YEAR RENOVATED      SIZE
----------------------------------------------------------------------------------

Ala Moana Center            $381,541,103      Retail     1959 / 2004     1,606,435
Ala Moana Building            12,486,800      Office     1961 / 2004       199,362
Ala Moana Pacific Center       8,324,533      Office     1983 / NAP        169,918
Ala Moana Plaza                1,647,564      Retail     1989 / NAP         14,044
                            ------------                                 ---------
TOTAL / WTD. AVG.           $404,000,000                                 1,989,759
                            ============                                 =========

                                 OCCUPANCY %           APPRAISED       UNDERWRITTEN
PROPERTY NAME               (AS OF JUNE 27, 2006)        VALUE       NET CASH FLOW(2)
-------------------------------------------------------------------------------------

Ala Moana Center                    97.31%          $2,200,000,000     $116,671,271
Ala Moana Building                  89.15               72,000,000        3,818,332
Ala Moana Pacific Center            88.82               48,000,000        2,545,555
Ala Moana Plaza                    100.00                9,500,000          503,808
                                   ------           --------------     ------------
TOTAL / WTD. AVG.                   95.78%          $2,329,500,000     $123,538,966
                                                    ==============     ============

(1)  The Cut-Off Allocated Loan Balance does not include the Ala Moana Portfolio
     Pari Passu Non-Trust Loans or the Ala Moana Portfolio Subordinate Non-Trust
     Loans. See, "Ala Moana Portfolio Mortgage Loan Summary" below.

(2)  UW NCF DSCR does not include normalized leasing costs or capital expenditures. In addition, a $10,000,000 master lease provided by GGP
     Kapiolani Development L.L.C was underwritten and included in the calculation of UW NCF DSCR.

                                       B-5

                              ALA MOANA PORTFOLIO

o    THE LOAN. The subject mortgage loan (the "Ala Moana Portfolio Mortgage
     Loan") is secured by fee simple and leasehold interests on four (4)
     mortgaged properties totaling approximately 1,989,759 square feet of office and retail space located in Honolulu, Hawaii (collectively, "Ala Moana
     Portfolio Properties"). The Ala Moana Portfolio Mortgage Loan has a cut-off
     date principal balance of $404,000,000 and represents approximately 6.1% of the initial mortgage pool balance. The Ala Moana Portfolio Mortgage Loan was originated on August 14, 2006 and provides for interest-only payments for the entire 60 months of its term.

     The $404,000,000 Ala Moana Portfolio Mortgage Loan is part of a split loan structure (collectively, the "Ala Moana Portfolio Loan Combination")
     comprised of multiple senior pari passu notes totaling $1,200,000,000 and multiple junior companion notes totaling $300,000,000 (the "Ala Moana
     Portfolio Subordinate Non-Trust Loans"). The Ala Moana Portfolio Mortgage
     Loan in the original principal amount of $404,000,000 is included in the trust fund. One of the pari passu notes in the original principal amount of
     $300,000,000 was included in the Deutsche Mortgage & Asset Receiving
     Corporation, CD 2006-CD3 Commercial Mortgage Pass-Through Certificates (the
     "CD 2006-CD3 Transaction"). One of the pari passu notes in the original principal amount of $96,000,000 and multiple Ala Moana Portfolio
     Subordinate Non-Trust Loans totaling $115,000,000 were included in the securitization of the Citigroup Commercial Mortgage Securities Inc., CGCMT
     2006-C5 Commercial Mortgage Pass-Through Certificates (the "CGCMT 2006-C5
     Transaction"). One of the pari passu notes in the original principal amount of $200,000,000 and multiple Ala Moana Portfolio Subordinate Non-Trust
     Loans totaling $25,000,000 were included in the securitization of the
     CWCapital Commercial Funding Corp., COBALT 2006-C1 Commercial Mortgage
     Pass-Through Certificates (the "COBALT 2006-C1 Transaction"). The
     respective rights of the various holders of the Ala Moana Portfolio Loan
     Combination will be governed by a co-lender agreement described under
     "DESCRIPTION OF THE MORTGAGE POOL -- The Loan Combinations -- The Ala Moana
     Portfolio Loan Combination" in the offering prospectus relating to the offered certificates. The Ala Moana Portfolio Loan Combination will be serviced under the CD 2006-CD3 Transaction pooling and servicing agreement by Wachovia Bank, National Association, as a master servicer, and J.E.
     Robert Company, Inc., as a special servicer.

     The Ala Moana Portfolio Mortgage Loan has a remaining term of 54 months and matures on September 1, 2011. The Ala Moana Portfolio Mortgage Loan may be
     freely prepaid in whole on or after January 1, 2011, and permits defeasance with United States government obligations beginning two (2) years after the closing date of the last securitization transaction involving any portion of the Ala Moana Portfolio Loan Combination.

o    THE BORROWERS. The borrowers are GGP Ala Moana, L.L.C. and GGP Kapiolani
     Development, L.L.C., both bankruptcy remote special purpose entities
     (collectively, the "Ala Moana Portfolio Borrower"). Legal counsel to the
     Ala Moana Portfolio Borrower delivered a non-consolidation opinion in connection with the origination of the Ala Moana Portfolio Loan
     Combination. The sponsor of the Ala Moana Portfolio Loan Combination is GGP
     Limited Partnership ("GGPLP"), a subsidiary of General Growth Properties,
     Inc. ("GGP"), a publicly traded real estate investment trust (NYSE: GGP).
     GGP owns, develops, operates, and/or manages shopping malls in over 40 states, as well as master planned communities in three states. GGP is headquartered in Chicago, Illinois. As of October 6, 2006, GGP was rated
     "BBB-" by S&P, "Ba2" by Moody's, and "BB" by Fitch, and had a market capitalization of approximately $11.87 billion.

o    THE PROPERTIES. The Ala Moana Portfolio Properties consist of four (4)
     mortgaged properties including an approximately 1,606,435 square foot three and four story open-air regional mall (the "Ala Moana Center"), an approximately 199,362 square foot 22-story office building (the "Ala Moana
     Building"), an approximately 169,918 square foot 18-story office building
     (the "Ala Moana Pacific Center"), and an approximately 14,044 square foot single-story retail property (the "Ala Moana Plaza") all located in
     Honolulu, Hawaii. As of June 27, 2006, the weighted average occupancy rate for the Ala Moana Portfolio Properties was approximately 95.8%.

     The largest tenant is Sears, Roebuck & Co., occupying approximately 341,199 square feet, or approximately 17.1% of the net rentable area. Sears,
     Roebuck & Co. is a subsidiary of Sears Holdings Corporation ("Sears")
     (NYSE: SHLD), a retailer in the United States and Canada. Sears operates full-line stores that offer an array of products, including home appliances, consumer electronics, tools, garden equipment, automotive services and products, apparel, footwear, health, beauty, pantry, household products, and toys. As of May 18, 2006, Sears operated approximately 3,800 full-line and specialty retail stores in the United

                                       B-6

                               ALA MOANA PORTFOLIO

     States and Canada. Sears was founded in 1899 is headquartered in Hoffman
     Estates, Illinois. As of September 21, 2006, Sears had a market capitalization of approximately $24.8 billion. As of October 6, 2006 Sears was rated "NR" by Moody's and "BB" by Fitch. The Sears, Roebuck & Co. lease expires in August 2009.

     The second largest tenant is Macy's Department Stores, Inc., occupying approximately 326,860 square feet, or approximately 16.4% of the net rentable area. Macy's Department Stores, Inc. is a subsidiary of Federated
     Department Stores, Inc. ("Federated") (NYSE: FD), a retail organization that operates department and retail stores. Federated offers various merchandise, including men's, women's, and children's apparel and accessories; cosmetics; home furnishings; and other consumer goods. As of
     June 6, 2006, Federated operated approximately 850 retail stores in 45 states, the District of Columbia, Guam, and Puerto Rico under the names of
     Macy's, Bloomingdale's, Famous-Barr, Filene's, Foley's, Hecht's,
     Kaufmann's, L.S. Ayres, Marshall Field's, Meier & Frank, Robinsons-May,
     Strawbridge's, and The Jones Store. Federated was founded in 1820 and is based in Cincinnati, Ohio. As of September 21, 2006, Federated had a market capitalization of approximately $22.3 billion. As of October 6, 2006,
     Federated was rated "Baa1" by Moody's and "BBB+" by Fitch. The Macy's
     Department Stores, Inc. lease expires in December 2015.

     The third largest tenant is Shirokiya Incorporated ("Shirokiya"), occupying approximately 53,515 square feet, or approximately 2.7% of the net rentable area. Shirokiya is a locally owned department store. Its products include electronic home entertainment, digital cameras, home furnishings and decor, jewelry, fashion accessories, appliances, kitchenware, cooking ingredients and foods from Japan, bento lunches and cultural demonstrations. The
     Shirokiya lease expires in January 2020.

     The Ala Moana Center is currently undergoing an expansion that will add approximately 202,000 square feet with Nordstrom department store, as tenant, and over 100,000 square feet of additional retail in-line mall space.(the "Expansion Space"). The Expansion Space will be connected to the current improvements and upon completion will be collateral for the Ala
     Moana Portfolio Loan Combination.

o    LOCK BOX ACCOUNT. The Ala Moana Portfolio Borrower or the property manager is required to cause all rents and other revenue from the Ala Moana
     Portfolio Properties to be deposited into a lockbox account under the control of lender within two (2) business days of receipt. The rents and other revenue will then be transferred daily into the Ala Moana Portfolio
     Borrower's account provided no Ala Moana Portfolio Trigger Event (as defined below) exists. In the event of an Ala Moana Portfolio Trigger
     Event, funds in the lockbox account will be transferred daily to the cash collateral account under the control of lender and applied pursuant to the cash management agreement. Upon the cure of the Ala Moana Portfolio Trigger
     Event, funds will again be transferred daily from the lockbox account to the Ala Moana Portfolio Borrower's account. An Ala Moana Portfolio Trigger
     Event means the occurrence of (i) an event of default under the Ala Moana
     Portfolio Mortgage Loan or (ii) the date on which the debt-service-coverage ratio (based on the Ala Moana Portfolio Loan Combination and any permitted mezzanine debt) for the preceding twelve (12) consecutive months is less than 1.25x. An Ala Moana Portfolio Trigger Event will continue until the applicable event of default is cured or waived or until the date on which the debt-service-coverage ratio equals or exceeds 1.25x for the twelve (12)
     consecutive months period then ending.

o    CURRENT SUBORDINATE INDEBTEDNESS. The Ala Moana Portfolio Subordinate
     Non-Trust Loans, which are subordinate to the Ala Moana Portfolio Pari
     Passu Non-Trust Loans, and the Ala Moana Portfolio Mortgage Loan, are also secured by the first mortgage encumbering the Ala Moana Portfolio
     Properties. The maturity date for all loans in the Ala Moana Portfolio Loan
     Combination are the same. Currently, there is no mezzanine indebtedness.

     In addition, the Ala Moana Portfolio Borrower is permitted to incur trade and operational debt which is unsecured in an aggregate amount not to exceed $112,500,000.

o    FUTURE MEZZANINE. The Ala Moana Portfolio Borrower is permitted to pledge their direct or indirect ownership interests to secure mezzanine financing provided that, among other things, the following conditions are satisfied:
     (i) a maximum loan-to-value ratio (based on the aggregate balances of the
     Ala Moana Portfolio Loan Combination and the mezzanine debt) of 64.5%; (ii)
     if the mezzanine debt bears interest at a floating rate, the maintenance of an interest rate cap agreement during the term of the

                                       B-7

                               ALA MOANA PORTFOLIO

     mezzanine loan with a fixed strike price that results in a debt-service-coverage ratio (based on the aggregate debt service payments on a 30-year amortization schedule under the Ala Moana Portfolio Loan
     Combination and the mezzanine debt) of no less than 1.45x; (iii) if the mezzanine debt bears interest at a fixed rate, evidence that the anticipated debt service coverage ratio (calculated on the aggregate balances of the Ala Moana Portfolio Loan Combination and the permitted mezzanine debt) will be no less than 1.45x (assuming for such calculation the debt-service-coverage ratio will include an assumed amortization payment by borrower based on a 30-year amortization schedule); (iv) the debt-service-coverage ratio (based on the aggregate debt service payments under the Ala Moana Portfolio Loan Combination and the mezzanine debt)
     immediately following the closing of the mezzanine debt will not be less than 1.45x (with the interest rate for any portion of the mezzanine debt that bears interest at a floating rate calculated using the strike price referred to in clause (ii) above); (v) rating agency confirmation; and (vi)
     an intercreditor agreement in form and substance acceptable to the rating agencies and reasonably acceptable to the mortgage lender.

o    FUTURE SUBORDINATE INDEBTEDNESS. The holders of indirect ownership interests in the Ala Moana Portfolio Borrower are permitted to pledge their ownership interests to secure additional indebtedness, provided that, among other things, the following conditions are satisfied: (i) no event of default under the Ala Moana Portfolio Loan Combination has occurred and is continuing, (ii) the pledge is made to a "qualified pledgee", (iii) the Ala
     Moana Portfolio Borrower delivers a substantive non-consolidation opinion reasonably acceptable to the lender and the rating agencies, and (iv) in the event the property manager of the Ala Moana Portfolio Properties will change in connection with the pledge, the replacement property manager must meet the conditions of a qualifying manager set forth in the related loan documents. Pledges of equity to or from affiliates of the Ala Moana
     Portfolio Borrower are also permitted.

     A "qualified pledgee" generally means one or more institutional entities that (A) has total assets (in name or under management) in excess of
     $650,000,000, and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder's equity of
     $250,000,000; and (B) is regularly engaged in the business of making or owning commercial real estate loans or commercial loans secured by a pledge of interests in a mortgage borrower or owning and operating commercial mortgage properties; or (ii) an entity for which the Ala Moana Portfolio
     Borrower have obtained lender approval or after a securitization, rating agency confirmation.

o    GUARANTY/INDEMNITY. GGPLP executed a guaranty of payment as additional security for the Ala Moana Portfolio Loan Combination in the amount of
     $400,000,000. Also, GGPLP entered into an indemnity agreement whereby GGPLP agreed to indemnify the lender against the failure by the Ala Moana
     Portfolio Borrower to pay for unfunded tenant allowances, which equaled
     $2,803,215.45 as of loan origination. Lastly, GGPLP executed a $140,000,000 guaranty of payment with regard to the Expansion Space improvements
     (collectively, the "Guaranteed Obligations"). GGPLP's obligations under the
     $400,000,000 guaranty of payment will terminate upon the earlier of (i)
     repayment of the Ala Moana Portfolio Loan Combination in full or (ii)
     defeasance of the Ala Moana Portfolio Loan Combination. GGPLP's obligations under the indemnity will terminate upon the earlier of (i) payment in full of the Ala Moana Portfolio Loan Combination, (ii) defeasance of the Ala
     Moana Portfolio Loan Combination, or (iii) the unfunded tenant allowances are equal to or less than $1,000,000. GGPLP's obligations under the guaranty with regard to the Expansion Space will terminate upon the earlier of (i) payment in full of the Ala Moana Portfolio Loan Combination, (ii)
     defeasance of the Ala Moana Portfolio Loan Combination, or (iii) upon the date the Qualifying Base Rent (as defined herein) from tenants equals or exceeds $10,000,000. GGPLP's obligations under the guaranty with respect to the Expansion Space will be reduced by an amount equal to $14.00 for each
     $1 of Qualifying Base Rent from tenants. An event of default under the
     $400,000,000 guaranty of payment and the guaranty regarding the Expansion
     Space will occur if at any time, the net worth of GGPLP falls below
     $5,000,000,000 and GGPLP does not post a letter of credit in an amount equal to the then outstanding Guaranteed Obligations.

o    MASTER LEASE. GGP Kapiolani Development L.L.C., as landlord, and GGPLP, as tenant, executed a master lease with regard to the Expansion Space. The master lease will continue until the earlier of (i) the date on which the entire Expansion Space has been relet, (ii) the date that the Ala Moana
     Portfolio Loan Combination has been paid in full, (iii) August 1, 2011 or
     (iv) the date on which annual percentage rent paid pursuant to the
     Nordstrom lease and annual rent paid pursuant to the in-line retail leases applicable to the Expansion Space (the "Qualifying Base Rent") equals or exceeds $10,000,000 per annum. If the master lease

                                       B-8

                               ALA MOANA PORTFOLIO

     is terminated by reference to the above clause (iii), the parties will agree to extend the term of the master lease for a period of at least 60 days commencing August 1, 2011. GGP Kapiolani Development L.L.C. will be required to pay a base rent of $10,000,000 per annum upon the occurrence of a trigger event. If the master lease is terminated by reference to the above clause (iv), base rent of $10,000,000 will not be required. The base rent payable by GGP Kapiolani Development L.L.C. will be reduced by $1 for each $1 of Qualifying Base Rent.

o    RELEASE PROVISIONS. The Ala Moana Portfolio Borrower has the right to release one or more parcels or outlots and a multi-level parking garage
     (the "Parking Garage") which may be constructed in the future by the Ala
     Moana Portfolio Borrower, (each, a "Release Parcel") from the lien of the mortgage subject to the satisfaction of certain conditions, which include:
     (i) no event of default has occurred and is continuing (ii) in the event of securitization, the rating agencies have confirmed that the release will not result in a downgrade, withdrawal or qualification of the then current rating assigned to any class of securities by the rating agencies; (iii)
     the Release Parcel is vacant, non-income producing and unimproved (unless this requirement is waived by the rating agencies) (or improved only by landscaping, utility facilities that are readily relocatable or surface parking areas provided that this condition shall not apply to the Parking
     Garage); (iv) Ala Moana Portfolio Borrower delivers to lender evidence which would be satisfactory to a prudent lender acting reasonably that the
     Release Parcel(s) is not necessary for Ala Moana Portfolio Borrower's operation or use of the Ala Moana Portfolio Properties for its then current use and may be readily separated from the Ala Moana Portfolio Properties without a material diminution in the value of the Ala Moana Portfolio
     Properties provided that this condition will not apply to the Parking
     Garage if the Ala Moana Portfolio Borrower retains an easement for parking in the Parking Garage sufficient to comply with the terms of the loan agreement.

     The Ala Moana Portfolio Borrower also has the right to obtain a release of one or more anchor parcels that the Ala Moana Portfolio Borrower acquires after the origination of the Ala Moana Portfolio Loan Combination (each, an
     "Acquired Anchor Parcel") from the lien of the mortgage subject to the satisfaction of certain conditions, which include: (i) no event of default has occurred and is continuing and (ii) the Ala Moana Portfolio Borrower delivers to the lender any other information, approvals and documents that would be required by a prudent lender acting reasonably related to the release of such Acquired Anchor Parcel.

o    SUBSTITUTION PROVISIONS. The Ala Moana Portfolio Borrower, at its option, sole cost and expense, may obtain a release of one or more portions of the
     Ala Moana Portfolio Properties (each, an "Exchange Parcel") on one or more occasions provided that certain conditions are satisfied, which include but are not limited to: (i) no event of default has occurred and is continuing;
     (ii) the Exchange Parcel must either be vacant, non-income producing and unimproved land or improved only by surface parking areas, landscaping or utility facilities that are readily relocatable; (iii) the Ala Moana
     Portfolio Borrower substitutes the Exchange Parcel with a parcel reasonably equivalent in use, value and condition ("Acquired Parcel"); (iv) the Ala
     Moana Portfolio Borrower provides an environmental report and an engineering report (if applicable) with respect to the Acquired Parcel; and
     (v) the Ala Moana Portfolio Borrower properly releases the Exchange Parcel and obtains title insurance or a title endorsement for the Acquired Parcel.

o    GROUND LEASE. A portion of the Ala Moana Pacific Center is on a ground lease. The ground lease expires in 2046 and there are no rights of renewal.
     The lender has certain rights to cure any default of the Ala Moana
     Portfolio Borrower under the ground lease and is entitled to a new lease upon the termination of the ground lease for any reason.

o    MANAGEMENT. The Ala Moana Portfolio Borrower is the property manager for the Ala Moana Portfolio Loan Combination.

                                       B-9

                               9 WEST 57TH STREET

                               [4 PHOTOS OMITTED]

                                      B-10

                               9 WEST 57TH STREET

                                 [1 MAP OMITTED]

                                      B-11

                               9 WEST 57TH STREET

                                LOAN INFORMATION

MORTGAGE LOAN SELLER                                                         CGM
CUT-OFF DATE PRINCIPAL BALANCE                                      $400,000,000
PERCENTAGE OF INITIAL MORTGAGE POOL BALANCE                                 6.1%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                                         Sheldon H. Solow
OWNERSHIP INTEREST                                                     Leasehold
MORTGAGE RATE                                                            5.1740%
MATURITY DATE                                                   February 1, 2012
AMORTIZATION TYPE                                                  Interest Only
ORIGINAL TERM / AMORTIZATION TERM                             60 / Interest Only
REMAINING TERM / REMAINING
   AMORTIZATION TERM                                          59 / Interest Only
LOCKBOX                                 In-Place Hard; Springing Cash Management
UP-FRONT RESERVES
   TAX / INSURANCE                                                       No / No
ONGOING MONTHLY RESERVES
   TAX / INSURANCE(1)                                                  Springing
   GROUND RENT(1)                                                      Springing
   OPERATING EXPENSE ACCOUNT (1)                                       Springing
   DEBT SERVICE RESERVE ACCOUNT (1)                                    Springing
   REPLACEMENT                                                           $26,818
ADDITIONAL FINANCING                                                          No
CUT-OFF DATE PRINCIPAL BALANCE                                      $400,000,000
CUT-OFF DATE PRINCIPAL BALANCE/SF                                           $249
CUT-OFF DATE LTV RATIO                                                    17.86%
MATURITY DATE LTV RATIO                                                   17.86%
UW NCF DSCR                                                                3.23x
LOAN SHADOW RATING
FITCH/MOODY'S/S&P                                                    AAA/Aaa/AAA

                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                            New York, NY
PROPERTY TYPE                                                        Office, CBD
SIZE (SF)                                                              1,609,085
OCCUPANCY % AS OF DECEMBER 5, 2006                                         80.7%
YEAR BUILT / YEAR RENOVATED                                           1972 / NAP
APPRAISED VALUE                                                   $2,240,000,000
PROPERTY MANAGEMENT                                          Cushman & Wakefield
UW ECONOMIC OCCUPANCY %                                                    79.5%
UW REVENUES                                                         $145,982,248
UW EXPENSES                                                          $73,902,283
UW NET OPERATING INCOME (NOI)                                        $72,079,964
UW NET CASH FLOW (NCF)                                               $67,857,945

(1)   Upon the occurrence and during the continuation of an event of default or a "trigger event", with respect to each payment date, the borrower will be required to deposit

(i)   1/12 of the annual real estate taxes,

(ii)  1/12 of the annual insurance premiums,

(iii) an amount equal to the ground rent that will be payable under the ground lease and

(iv)  any funds then on deposit in the local collection account into the
      Operating Expense Account and the Debt Service Reserve Account. A "trigger event" will be in effect on the date that the DSCR as of the end of the most recently ended fiscal quarter on a trailing 12 month basis is less than 1.10x.

                                      B-12

                              9 WEST 57TH STREET

                                 TENANT SUMMARY

                                                                       % OF NET
                                        RATINGS         NET RENTABLE   RENTABLE
          TENANT NAME            FITCH/MOODY'S/S&P(1)     AREA (SF)      AREA
--------------------------------------------------------------------------------

Banc of America Securities LLC        AA/Aa2/AA             642,915      40.0%
IXIS North America Inc.               AA/Aaa/AA              78,120       4.9%
Chanel, Inc.                          NR/NR/NR               67,220       4.2%
Oz Management LLC & Advisors          NR/NR/NR               62,600       3.9%
Apollo Management V. L.P.             NR/NR/NR               56,350       3.5%
Top 5 Tenants                                               907,205      56.4%
Non-major Tenants                                           390,665      24.3%
                                                          ---------     -----
OCCUPIED TOTAL                                            1,297,870      80.7%
Vacant                                                      311,215      19.3%
                                                          ---------     -----
COLLATERAL TOTAL                                          1,609,085     100.0%
                                                          =========     =====

                                                                          DATE OF
                                                           % OF ACTUAL     LEASE
           TENANT NAME           RENT PSF    ACTUAL RENT       RENT      EXPIRATION
------------------------------------------------------------------------------------

Banc of America Securities LLC    $ 75.76    $ 48,709,175       46.9%      10/31/08(2)
IXIS North America Inc.           $ 65.06    $  5,082,850        4.9%      05/31/13
Chanel, Inc.                      $ 95.14    $  6,395,100        6.2%      12/31/15
Oz Management LLC & Advisors      $ 97.43    $  6,099,000        5.9%      10/31/15(3)
Apollo Management V. L.P.         $108.03    $  6,087,500        5.9%      04/30/15
Top 5 Tenants                     $ 79.78    $ 72,373,625       69.7%       Various
Non-major Tenants                 $ 80.63    $ 31,499,780       30.3%       Various
                                  -------    ------------      -----
OCCUPIED TOTAL                    $ 80.03    $103,873,405      100.0%
Vacant

COLLATERAL TOTAL

(1)  Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)  The BAS lease expires on October 31, 2008. BAS will be vacating all their space at the expiration of the BAS lease.

(3)  30,600 SF expires on 03/31/15.

                             LEASE ROLLOVER SCHEDULE

                           WTD. AVG. IN PLACE                                                            CUMULATIVE %
             # OF LEASES      BASE RENT PSF      TOTAL SF   % OF TOTAL    CUMULATIVE %   % OF IN PLACE   OF IN PLACE
   YEAR        ROLLING           ROLLING          ROLLING   SF ROLLING   OF SF ROLLING    RENT ROLLING   RENT ROLLING
---------------------------------------------------------------------------------------------------------------------

MTM               2             $ 50.00               675       0.0%          0.0%            0.0%           0.0%
2007              0             $  0.00                 0       0.0%          0.0%            0.0%           0.0%
2008              1             $ 75.76           642,915      40.0%         40.0%           46.9%          46.9%
2009              2             $ 98.92            44,950       2.8%         42.8%            4.3%          51.2%
2010              5             $ 86.61            47,765       3.0%         45.8%            4.0%          55.2%
2011              2             $ 98.09            39,100       2.4%         48.2%            3.7%          58.9%
2012              0             $  0.00                 0       0.0%         48.2%            0.0%          58.9%
2013              5             $ 69.65           185,920      11.6%         59.7%           12.5%          71.3%
2014              3             $ 94.12            68,590       4.3%         64.0%            6.2%          77.6%
2015              7             $100.67           201,960      12.6%         76.6%           19.6%          97.1%
2016              2             $128.81            23,100       1.4%         78.0%            2.9%         100.0%
Thereafter        2             $  0.00            42.895       2.7%         80.7%            0.0%         100.0%
Vacant                                            311,215      19.3%        100.0%
                                                ---------     -----         -----
TOTALS           29                             1,609,085     100.0%                        100.0%
                ===                             =========     =====                         =====

                                    B-13

                               9 WEST 57TH STREET

o    THE LOAN. The subject mortgage loan (the "9 West 57th Street Loan") is secured by a first mortgage encumbering an office building located in New
     York, NY (the "9 West 57th Street Property"). The 9 West 57th Street Loan
     has a cut-off date principal balance of $400,000,000, which represents approximately 6.1% of the initial mortgage pool balance. The 9 West 57th
     Street Loan was originated on January 11, 2007. The 9 West 57th Street Loan provides for interest-only payments for the entire 60 months of its term.

     The 9 West 57th Street Loan has a remaining term of 59 months and matures on February 1, 2012. The 9 West 57th Street Loan may be prepaid on or after
     November 1, 2011, and permits defeasance with United States government obligations beginning 2 years after the issue date for the CD 2007-CD4 certificates.

o    THE BORROWER. The borrower is Solow Building Company II, L.L.C., a special purpose entity. The sponsor of the borrower is Sheldon H. Solow. Sheldon H.
     Solow has been an owner and developer of residential and commercial properties in New York since 1950. His real estate portfolio consists of approximately 14 commercial/residential properties in New York City, which include 265 East 66th Street, One East River Place, 380 Madison Avenue and
     419 East 60th Street.

o    THE PROPERTY. The 9 West 57th Street Property consists of approximately
     1,609,085 square feet in a 50-story modern high-rise office building, situated on approximately 1.4 acres. The 9 West 57th Street Property was constructed in 1972. The 9 West 57th Street Property's layout consists of
     46 office levels (excluding the 4th and 5th mechanical floors), a ground floor and three subterranean levels that contain a mix of retail, storage, mechanical space and service area, as well as a parking garage. The first subterranean level consists of tenant storage space and Brasserie 8 1/2 restaurant, which is owned by Sheldon Solow and managed by Restaurant
     Associates. The second subterranean level contains tenant and building storage, while the third subterranean level contains tenant storage and a
     216-space parking garage. The building provides unobstructed Central Park views above the 18th floor and is located directly south from the Plaza
     Hotel. Tenant spaces consist of marble finish, terrazzo, resilient tile, ceramic tile, carpet or exposed hardwood floors. The 9 West 57th Street
     Property contains 31 passenger elevators, one freight elevator and one passenger/freight elevator, as well as, an additional elevator used by the
     Brasserie 8 1/2 restaurant and a one man operated lift car used by the parking garage. The 9 West 57th Street Property is situated on the north side of West 57th Street between Fifth Avenue and Avenue of the Americas, through block to West 58th Street. The 9 West 57th Street Property is
     located in the Plaza District of New York, New York. The Plaza District,
     which is considered one of Manhattan's premier office and retail locations, boasts several first class hotels, including The Parker Meridian and The
     Ritz-Carlton. In addition, a high-end retail corridor is located along
     Fifth Avenue north of 50th Street. The area's retailers include Saks Fifth
     Avenue, Bergdorf Goodman, Cartier, Tiffany & Co., Gucci, Chanel, Louis
     Vuitton and Prada. Many of New York's famous attractions are located in or near the Plaza District, including St. Patrick's Cathedral, Rockefeller
     Center, and the Radio City Music Hall. As of December 5, 2006, the
     occupancy rate for the 9 West 57th Street Property was approximately 80.7%.

     The largest tenant is Banc of America Securities LLC ("BAS") occupying
     642,915 square feet, or approximately 40.0% of the net rentable area. Bank of America, the second largest bank in the U.S., was founded in 1874 and is headquartered in Charlotte, North Carolina. BAS is the investment banking subsidiary of Bank of America. The subsidiary, along with its UK affiliate
     Banc of America Securities Limited, comprises the Global Capital Markets and Investment Banking business segment of Bank of America. This segment offers trading and brokerage services, debt and securities underwriting, debt and equity research and advice on public offerings, leveraged buyouts, and mergers and acquisitions. The firm's specialty units focus on prime brokerage, derivatives, and securitization services. As of February 2007,
     BAS was rated "AA" by S&P, "Aa2" by Moodys and "AA" by Fitch. The BAS lease expires in October 2008. Since 2004, the borrower and BAS have been in litigation with respect to several disputes relating to the BAS lease. The borrower is claiming alleged breaches of the lease relating to, among other things, alleged failure to comply with the tenant alteration provisions of the lease, alleged outstanding plan review, electrical and other charges in substantial amounts, and the right to terminate the lease. BAS is seeking various forms of relief from the borrower, including a declaration from the borrower that BAS was not in violation of the lease, and damages in connection with alleged borrower breaches of the tenant alteration and electricity provisions of the lease. The Borrower brought counterclaims against BAS for various alleged breaches of the lease, including an alleged failure to comply with tenant alteration provisions under the lease, payment of costs incurred with respect to addressing BAS's alteration requests and landlord's right to terminate the lease.

                                      B-14

                              9 WEST 57TH STREET

     At the time of closing, an appeals court had ruled against permitting the eviction of BAS from the premises, and the remaining matters had been referred to a special referee for a report and recommendations to the court. Other details, including the current status of the litigation, are not known.

     The second largest tenant is IXIS North America Inc. ("IXIS"), occupying
     78,120 square feet, or approximately 4.9% of the net rentable area. IXIS, formerly CDC IXIS North America group, is the U.S. subsidiary of IXIS
     Corporate & Investment Bank and a member of Groupe Caisse d'Epargne. Their products and services include financing and asset securitization, securities and derivatives sales and trading, asset and portfolio protection products and investment products. As of February 2007, IXIS was rated "AA" by S&P, "Aaa" by Moodys and "AA" by Fitch. The IXIS lease expires in May 2013.

     The third largest tenant is Chanel, Inc. ("Chanel"), occupying 67,220 square feet, or approximately 4.2% of the net rentable area. Chanel has been a prominent name in fashion and cosmetics for decades. It also creates watches and jewelry and has a single license for eyewear with Luxottica.
     The firm has approximately 100 boutiques worldwide. Controlled by Chairman
     Alain Wertheimer's family, Chanel also owns Eres and Paraffection. The
     Chanel lease expires in December 2015.

o    LOCK BOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a lock box account under the lender's control, and transferred to a lender-controlled cash management account. The rents and other revenues will then be transferred daily into the 9 West 57th
     Street borrower's account provided no trigger event exists. In the event of a "trigger event", funds in the lockbox account will be transferred daily to the cash collateral account under the control of lender and applied pursuant to the cash management agreement. Upon the cure of the trigger event, funds will again be transferred daily from the lockbox to the 9 West
     57th Street borrower's account. A "trigger event" means the occurrence of
     (i) an event of default under the 9 West 57th Street Loan or (ii) the date on which the required debt service coverage ratio for the preceding twelve
     (12) consecutive months determined as of the end of each fiscal quarter is less than 1.10x. A trigger event will continue until the applicable event of default is cured or waived or until the date on which the debt service coverage ratio equals or exceeds 1.10x for the twelve (12) consecutive month period then ending and has been satisfied for three consecutive months.

o    GROUND LEASE. The 9 West 57th Street Property is on a ground lease that is owned and controlled by Solovieff Realty Co., L.L.C., which in turn is solely owned by Sheldon H. Solow. The ground rent is fixed at the annual amount of $12,000,000 through May 2098, the remainder of the ground lease term.

o    MANAGEMENT. Cushman & Wakefield is the property manager for the 9 West 57th
     Street Property.

                                      B-15

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                      B-16

                                MALL OF AMERICA

                               [3 PHOTOS OMITTED]

                                      B-17

                                MALL OF AMERICA

                                [1 PHOTO OMITTED]

                                      B-18

                                MALL OF AMERICA

                                 [1 MAP OMITTED]

                                      B-19

                                MALL OF AMERICA

                                LOAN INFORMATION

MORTGAGE LOAN SELLER                                                                  GACC
CUT-OFF DATE PRINCIPAL BALANCE(1)                                             $306,000,000
PERCENTAGE OF INITIAL MORTGAGE POOL BALANCE                                           4.6%
NUMBER OF MORTGAGE LOANS                                                                 1
LOAN PURPOSE                                                         Acquisition/Refinance
SPONSOR                                       Triple Five National Development Corporation
OWNERSHIP INTEREST                                      Fee Simple and Leased Fee Interest
MORTGAGE RATE                                                                      5.7990%
MATURITY DATE                                                             December 1, 2016
AMORTIZATION TYPE                                                            Interest Only
ORIGINAL TERM / AMORTIZATION TERM                                      120 / Interest Only
REMAINING TERM / REMAINING                                             117 / Interest Only
   AMORTIZATION TERM
LOCKBOX                                           In-Place Hard, Springing Cash Management
UP-FRONT RESERVES
   TAX / INSURANCE                                                                 No / No
   REPLACEMENT                                                                          $0
   TI / LC                                                                              $0
   ENVIRONMENTAL AND ENGINEERING                                                   $25,000
ONGOING MONTHLY RESERVES(2)
   TAX/INSURANCE                                                     Springing / Springing
   REPLACEMENT                                                                   Springing
   TI / LC                                                                       Springing
ADDITIONAL FINANCING(1)                                                                 No

                                                                           MALL OF AMERICA
                                                                       LOAN COMBINATION(3)
                                                                       -------------------
CUT-OFF DATE PRINCIPAL BALANCE                                                $755,000,000
CUT-OFF DATE PRINCIPAL BALANCE/SF                                                     $273
CUT-OFF DATE LTV RATIO                                                              75.50%
MATURITY DATE LTV RATIO                                                             75.50%
UW NCF DSCR                                                                          1.43x
MOODY'S/S&P                                                                            NAP

                              PROPERTY INFORMATION

NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                         Bloomington, MN
PROPERTY TYPE                                        Retail, Super Regional Mall
SIZE (SF)(4)                                                           2,769,954
OCCUPANCY % AS OF NOVEMBER 2, 2006                                         94.0%
YEAR BUILT / YEAR RENOVATED                                          1992 / 2005
APPRAISED VALUE                                                   $1,000,000,000
PROPERTY MANAGEMENT                 Triple Five National Development Corporation
UW OCCUPANCY %                                                             90.1%
UW REVENUES                                                         $115,016,535
UW EXPENSES                                                          $49,097,538
UW NET OPERATING INCOME (NOI)                                        $65,918,997
UW NET CASH FLOW (NCF)                                               $63,308,844

(1)  The cut-off date principal balance of $306,000,000 consists of a pari passu portion of a first mortgage loan with an aggregate original principal balance of $755,000,000 (the "Mall of America Loan Combination"), which is comprised of multiple pari passu notes. A pari passu note in the amount of
     $345,000,000 was included in the COMM 2006-C8 mortgage trust. A pari passu note in the amount of $104,000,000, which may be further split into multiple pari passu notes, is currently held by GACC and it is anticipated that this note(s) will be included in future securitization(s). See "The
     Loan Section" herein for additional detail.

(2)  Upon the occurence and continuation of a Trigger Event as defined under
     "Lock Box Account" below the borrower is required to deposit monthly reserves for: (i) taxes, (ii) insurance, (iii) capital expenditures and
     (iv) tenant improvement and leasing commissions. See "The Reserves Section"
     herein for additional detail.

(3)  Calculations are based on the Mall of America Loan Combination Amount.

(4)  Includes square footage for the borrowers' leased fee interest with respect to the Macy's, Bloomingdales and Sears stores. Excluding these tenants'
     square footage results in 2,096,582 square feet.

                                      B-20

                                 MALL OF AMERICA

                                 TENANT SUMMARY

                             RATINGS           NET       % OF NET                                           DATE OF
                             FITCH/         RENTABLE     RENTABLE   BASE RENT   ANNUAL BASE   % OF TOTAL     LEASE
TENANT NAME              MOODY'S/S&P(1)   AREA (SF)(2)     AREA        PSF          RENT       BASE RENT   EXPIRATION
---------------------------------------------------------------------------------------------------------------------

Anchor Tenants
Macy's                    BBB+/Baa1/BBB      276,581       10.0%     $ 0.00     $        10       0.0%      08/01/15
Bloomingdales(3)          BBB+/Baa1/BBB      218,887        7.9%       0.04           9,000       0.0%      08/31/12
Nordstrom                   A-/Baa1/A        210,664        7.6%       4.00         842,656       1.7%      08/06/22
Sears                      BB/Ba1/BB+        177,904        6.4%       0.00               0       0.0%      08/31/22
                                           ---------      -----      ------     -----------     -----
Total Anchor Tenants                         884,036       31.9%     $ 0.96     $   851,666       1.7%
Top 5 In-Line Tenants
Sports Authority             --/--/B          73,714        2.7%     $ 0.00     $         0       0.0%      01/31/08
AMC Theatres                 B/Ba/B           62,389        2.3%       0.00               0       0.0%      08/31/12
Underwaterworld at MOA      --/--/--          45,209        1.6%       0.00               0       0.0%      01/31/21
Old Navy                   BB+/Ba/BB+         43,851        1.6%      16.43         720,472       1.5%      01/31/12
Barnes & Noble              --/--/--          41,000        1.5%       9.88     $   405,000       0.8%      04/30/14
                                           ---------      -----      ------     -----------     -----
Top 5 In-Line Tenants                        266,163        9.6%     $ 4.23     $ 1,125,472       2.3%
Non-major Tenants                          1,453,351       52.5%     $32.80     $47,666,598      96.0%
                                           ---------      -----      ------     -----------     -----
OCCUPIED TOTAL                             2,603,550       94.0%     $19.07     $49,643,736     100.0%
Vacant Space                                 166,404        6.0%
                                           ---------      -----
COLLATERAL TOTAL                           2,769,954      100.0%
                                           =========      =====

(1)  Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)  Net rentable area (SF) includes Macy's, Bloomingdales and Sears, which are all subject to ground lease agreements with the borrowers.

(3)  Under the Mall of America loan documents, the borrower is permitted to redevelop the premises currently occupied by Bloomingdales.

                           LEASE ROLLOVER SCHEDULE(1)

                       WTD. AVG.
              # OF      UW BASE                             CUMULATIVE    % OF IN      CUMULATIVE %
             LEASES    RENT PSF     TOTAL SF   % OF TOTAL    % OF SF     PLACE RENT   OF IN PLACE RENT
   YEAR      ROLLING    ROLLING     ROLLING    SF ROLLING    ROLLING      ROLLING        ROLLING
------------------------------------------------------------------------------------------------------

MTM             13      $67.05        18,548       0.7%         0.7%         2.5%           2.5%
2007            16       26.24        57,309       2.1          2.7%         3.0            5.5%
2008            35       18.53       291,708      10.5         13.3%        10.9           16.4%
2009            25       48.98        53,921       1.9         15.2%         5.3           21.7%
2010            22       34.59        91,869       3.3         18.5%         6.4           28.1%
2011            22       42.58        85,723       3.1         21.6%         7.4           35.5%
2012            25       11.91       381,006      13.8         35.4%         9.1           44.6%
2013            60       50.45       182,138       6.6         42.0%        18.5           63.1%
2014            31       37.13       153,943       5.6         47.5%        11.5           74.7%
2015            32       13.12       401,113      14.5         62.0%        10.6           85.3%
2016            29       43.44        94,675       3.4         65.4%         8.3           93.5%
Thereafter      13        4.05       791,597      28.6         94.0%         6.5          100.0%
Vacant          --                   166,404       6.0        100.0%
               ---                 ---------     -----                     -----
TOTALS         323                 2,769,954     100.0%                    100.0%
               ===                 =========     =====                     =====

(1)  The information in this schedule assumes that no tenant exercises an early termination option.

                                      B-21

                                 MALL OF AMERICA

o    THE LOAN. The subject mortgage loan (the "Mall of America Loan") is secured by a first mortgage encumbering a super regional mall located in
     Bloomington, Minnesota (the "Mall of America Property"). The Mall of
     America Loan has a cut-off date principal balance of $306,000,000, representing approximately 4.6% of the initial mortgage pool balance. The
     Mall of America Loan is a portion of a Loan Combination with an original principal balance of $755,000,000 (the "Mall of America Loan Combination")
     originated on November 2, 2006. The other loans related to the Mall of
     America Loan are evidenced by multiple pari passu notes (none of which are assets of the trust), consisting of (i) a pari passu note with an original principal balance of $345,000,000, which is an asset in the COMM 2006-C8 transaction and (ii) a pari passu note with an original principal balance of $104,000,000, which note, currently held by GACC, may be split into multiple pari passu notes. It is anticipated that this note(s) will be included in one or more future securitizations. The respective rights of the holders of the Mall of America Loan Combination are governed by an intercreditor agreement and will be serviced pursuant to the terms of the pooling and servicing agreement entered into in connection with the COMM
     2006-C8 transaction, as described in the preliminary prospectus supplement under "DESCRIPTION OF THE MORTGAGE POOL -- The Loan Combinations -- The
     Mall of America Loan Combination".

     The Mall of America Loan has a remaining term of 117 months, matures on
     December 1, 2016, and may be prepaid without penalty on or after October 1,
     2016. The Mall of America Loan documents permit defeasance with United
     States government obligations beginning 2 years after the securitization date of the last pari passu loan. The Mall of America Loan Combination proceeds were used to refinance existing debt on the Mall of America
     Property and to buy out the Previous Partners (as defined below) to provide the Mall of America Loan sponsor, Triple Five National Development
     Corporation ("Triple Five"), with 100% ownership of the fee interest in the
     Mall of America Property.

o    THE BORROWERS. The borrowers are MOAC Mall Holdings LLC and MOA
     Entertainment Company LLC, both of which are single purpose bankruptcy remote entities with independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Mall of America Loan Combination. The sponsor of the borrowers is
     Triple Five (as defined above).

     Triple Five is an entity owned by the Ghermezian family of Canada. Triple
     Five has developed numerous commercial, industrial and residential projects throughout the United States and Canada. Triple Five has developed various real estate projects in California, Washington, Colorado, Minnesota,
     Arizona, Nevada, New York and Florida. In addition to the Mall of America
     Property, Triple Five developed and currently owns the West Edmonton Mall in Edmonton, Canada (approximately 5.4 million square feet.), the largest retail, hospitality and entertainment complex in the world. Triple Five is a repeat sponsor of a Deutsche Bank borrower.

     Prior to the Mall of America Loan Combination closing, the ownership of the borrowers was divided between three entities: Triple Five (50%), Teachers
     Insurance and Annuity Association (27.5%) ("TIAA"), and Simon Property
     Group (22.5%) ("Simon," and together with TIAA, the "Previous Partners").
     For several years there has been outstanding litigation among the Previous
     Partners and Triple Five. In connection with the buyout and at closing,
     Triple Five and the Previous Partners entered into a global settlement which released all outstanding litigation associated with the ownership interests in the Mall of America Property and the Previous Partners. A
     significant portion of the Mall of America Loan Combination proceeds went towards the buyout of the Previous Partners' interest in the Mall of
     America Property with the buyout valuation for the Mall of America Property predicated on a $1 billion value.

o    THE PROPERTY. The Mall of America Property is a 2,769,954 square foot super regional mall situated on a 78.07-acre land parcel located in Bloomington,
     Minnesota, which is part of the Minneapolis-St. Paul metropolitan statistical area. The Mall of America Property was constructed in 1992 and renovated in 2005. As of November 2, 2006, the Mall of America Property
     exhibited an occupancy of 94.0% and 2005 in-line sales of $594 per square foot (for all tenants under 10,000 square feet).

     The Mall of America Property is configured as a rectangle, with an anchor store situated in each corner (Macy's, Bloomingdales, Nordstrom and Sears).
     In the center is the seven-acre (292,060 square feet) amusement center known as "The Park at MOA" (part of the collateral for the Mall of America
     Loan Combination). The Park at MOA, which has 27 rides including a 74-foot high

                                      B-22

                                 MALL OF AMERICA

     ferris wheel, is surrounded by four, three-level retail "avenues" and a fourth floor "entertainment district." Each of the four corridors or
     "avenues" between the anchors are distinguished by a theme and color scheme which makes it easier for shoppers to navigate the mall. The Mall of
     America Property also includes Underwater World (a 1.2 million gallon walk-through aquarium) and a LEGO Imagination Center (an interactive play center for children). Additional attractions include, among other things,
     20 full-service restaurants, 36 specialty food stores, 30 fast food restaurants, 8 nightclubs, a 14-screen movie theater, and three food courts. Overall, these specialized retail spaces and amenities provide synergy with the Park at MOA that creates a unique entertainment component to the Mall of America Property. Attached to the Mall of America Property
     are two parking structures that offer a total of 12,500 enclosed parking spaces. In addition, there are 1,282 open air and underground parking spaces surrounding the Mall of America Property.

     The Mall of America Property is the nation's largest retail and entertainment complex. There are more than 35 hotels located within an
     8-mile radius of the Mall of America Property. The 11.6 mile Hiawatha
     Corridor Light Rail Transit links three of the region's most popular destinations: Downtown Minneapolis, Minneapolis-St. Paul International
     Airport and the Mall of America property. The Mall of America Property's size and tenant mix further allow it to draw tourists from multiple states.

     The largest tenant is Macy's, which occupies 276,581 square feet, or approximately 10.0% of the net rentable area. Macy's is a department store chain operated by Federated Department Stores ("Federated"). Federated
     operates 825 Macy's stores in 45 states, Washington, D.C., Puerto Rico and
     Guam. Federated was founded in 1820 and is based in Cincinnati, Ohio. In
     August 2005, Federated acquired The May Department Stores Company in a transaction valued at approximately $11.0 billion plus approximately $6.0 billion in assumed debt. As of February 2007, Federated was rated "BBB" by
     Standard and Poors and "Baa1" by Moody's. The Macy's lease expires in
     August 2015.

     The second largest tenant is Bloomingdale's, which occupies 218,887 square feet or approximately 7.9% of the net rentable area. Bloomingdale's is a department store operated by Federated, which operates 36 Bloomingdales stores in 12 states. Under the Mall of America Loan Combination documents the borrowers may pursue the redevelopment of the premises currently occupied by Bloomingdale's and terminate the Bloomingdale's lease subject to certain conditions. The Bloomingdale's lease expires in August 2012.

     The third largest tenant is Nordstrom, Inc. ("Nordstrom"), occupying
     210,664 square feet, or approximately 7.6% of the net rentable area.
     Nordstrom, through Nordstrom, Nordstrom Rack, Last Chance and Faconnable
     retail stores, sells apparel, shoes, cosmetics, and accessories. As of
     November 16, 2006, the company operated 99 Nordstrom stores, 50 Nordstrom
     Racks, 5 Faconnable boutiques in the United States and 35 Faconnable boutiques in Europe. Nordstrom was founded in 1901 and is based in Seattle,
     Washington. As of February 20, 2007, Nordstrom was rated "A" by Standard and Poor's, "Baa1" by Moody's and "A-" by Fitch. The Nordstrom lease expires in August 2022.

     The sponsor owns a 42-acre adjacent land parcel to the north of the Mall of
     America Property and plans to construct a Mall of America Phase II development (the "Phase II"), which is not part of the collateral. The
     Phase II will be connected to the Mall of America Property and is expected to complement the existing shops and attractions at the Mall of America
     Property. The Phase II is a mixed-use complex zoned for up to 5.6 million square feet of new development, which may include premier hotels, office complex/business center with conference facilities, retail offerings, restaurants, recreational/fitness/spa facilities, entertainment/cultural attractions, performing arts center, a dinner theater (1,200 seats) and a water park. The first element of the Phase II expansion occurred in 2004, when IKEA opened a new 306,000 square foot store. The Mall of America
     Property draws more than 40 million visits a year and the sponsors anticipate that the Phase II will attract an additional 20 million visitors a year, with nearly 40 percent of those visitors arriving at the Mall of
     America Property from beyond a 150 mile radius.

o    LOCK BOX ACCOUNT. The tenants at the Mall of America Property have been instructed to send rent directly to a lender controlled account. Amounts in the lender controlled account are swept daily to a borrower controlled account. Upon the occurrence of a Trigger Event (as defined below), funds will remain in a lender controlled account and will be applied to debt service and required reserves with excess amounts returned to borrower. A
     "Trigger Event" means the occurrence of (i) an event of default, as such term is defined in the Mall of America Loan Combination documents or (ii)
     the date on which the debt service coverage ratio on a trailing 12 month basis is less than 1.10x for two consecutive quarters.

                                      B-23

                                 MALL OF AMERICA

o    RESERVES. Upon the occurrence and continuation of a Trigger Event, the borrowers are required to deposit monthly reserves for: (i) taxes, in the amount of 1/12 of the amount the lender reasonably estimates will be required to pay taxes and assessments, (ii) insurance, in the amount of
     1/12 of the amount the lender reasonably estimates will be required to pay the insurance premiums, (iii) capital expenditures, in the amount of 1/12 of the amount the lender reasonably estimates will be necessary and (iv)
     tenant improvement and leasing commissions, in the amount of $30,000.

o    RELEASE PROVISIONS. The Mall of America Loan Combination documents permit the free release of certain identified vacant out-parcels, provided certain conditions specified in the Mall of America Loan Combination documents are satisfied. In addition, in lieu of a release of the vacant out-parcels, the borrowers are permitted to lease such parcels pursuant to a ground lease.

o    MANAGEMENT. Triple Five is the property manager for the Mall of America
     Property. Triple Five owns and/or manages approximately 12.2 million square feet of retail space, which includes the Mall of America complex
     (approximately 4.0 million square feet), West Edmonton Mall in Edmonton,
     Canada (the largest mall in the world totalling approximately 5.4 million square feet) and approximately 2.6 million square feet of retail space in the western United States.

                                      B-24

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                                      B-25

               CITADEL MALL AND NORTHWEST ARKANSAS MALL PORTFOLIO

                               [6 PHOTOS OMITTED]

                                      B-26

               CITADEL MALL AND NORTHWEST ARKANSAS MALL PORTFOLIO

                                 [MAP OMITTED]

                                      B-27

               CITADEL MALL AND NORTHWEST ARKANSAS MALL PORTFOLIO

                                 [MAP OMITTED]

                                      B-28

               CITADEL MALL AND NORTHWEST ARKANSAS MALL PORTFOLIO

                                LOAN INFORMATION

MORTGAGE LOAN SELLER                                                                 LaSalle
CUT-OFF DATE PRINCIPAL BALANCE                                                  $261,600,000
PERCENTAGE OF INITIAL MORTGAGE POOL BALANCE                                             4.0%
NUMBER OF MORTGAGE LOANS                                                                   2
LOAN PURPOSE                                                                     Acquisition
SPONSOR                                       Doyle W. Rogers, John J. Flake, Samuel Mathias
OWNERSHIP INTEREST                                                                Fee Simple
MORTGAGE RATE                                                                        5.8750%
MATURITY DATE                                                                January 1, 2017
AMORTIZATION TYPE                                                              Interest Only
ORIGINAL TERM / AMORTIZATION TERM                                        120 / Interest Only
REMAINING TERM/ REMAINING
   AMORTIZATION TERM                                                     118 / Interest Only
LOCKBOX                                             In-Place Hard, Springing Cash Management
UP-FRONT RESERVES
   TAX / INSURANCE                                                                 Yes / Yes
   SPENCER TI FUNDS(1)                                                              $150,000
ONGOING MONTHLY RESERVES
   TAX/INSURANCE                                                                   Yes / Yes
   REPLACEMENT(2)                                                                  Springing
   TI/LC (2)                                                                       Springing
ADDITIONAL FINANCING(3)                                                                  Yes
CUT-OFF DATE PRINCIPAL BALANCE                                                  $261,600,000
CUT-OFF DATE PRINCIPAL BALANCE/SF                                                       $251
CUT-OFF DATE LTV RATIO                                                                80.00%
MATURITY DATE LTV RATIO                                                               80.00%
UW NCF DSCR                                                                            1.25x

                              PROPERTY INFORMATION

NUMBER OF MORTGAGED PROPERTIES                                                 2
LOCATION                                          Colorado Springs, Colorado and
                                                          Fayetteville, Arkansas
PROPERTY TYPE                                              Retail, Regional Mall
SIZE (SF)                                                              1,042,617
OCCUPANCY % AS OF DECEMBER 31, 2006                                        95.3%
YEAR BUILT / YEAR RENOVATED                                       1972 / Various
APPRAISED VALUE                                                     $327,000,000
PROPERTY MANAGEMENT                                  Macerich Management Company
UW ECONOMIC OCCUPANCY %                                                    93.0%
UW REVENUES                                                          $29,613,256
UW EXPENSES                                                           $9,248,834
UW NET OPERATING INCOME (NOI)                                        $20,364,421
UW NET CASH FLOW (NCF)                                               $19,535,805

(1)  At origination, $150,000 was deposited into a reserve account (the "Spencer
     TI Funds Reserve Account") to be used for tenant improvements associated with the Spencer Gifts tenant space in the Citadel Mall Collateral. Funds held in the Spencer TI Funds Reserve Account will be released subject to certain conditions including among others,: (i) no event of default has occurred and is continuing and (ii) the lender has received evidence that the tenant improvements associated with the Spencer Gifts tenant space have been completed and are paid for.

(2)  Upon the occurrence and during the continuation of a Northwest Arkansas
     Mall and Citadel Mall Cash Management Period (as defined below), the
     Northwest Arkansas Mall and Citadel Mall Borrowers are required to escrow
     (a) $17,385.66 monthly ($9,824.33 monthly for the Northwest Arkansas Mall
     Loan and $7,561.33 monthly for the Citadel Mall Loan) into a replacement reserve account and (b) $51,665.67 monthly ($28,959.75 monthly for the
     Northwest Arkansas Mall Loan and $22,705.92 monthly for the Citadel Mall
     Loan) into a rollover reserve account.

(3)  See, "Mezzanine Debt" below for further discussion.

                NORTHWEST ARKANSAS MALL AND CITADEL MALL SUMMARY

                              CUT-OFF
                           ALLOCATED LOAN   PROPERTY    YEAR BUILT /
PROPERTY NAME                BALANCE(1)       TYPE     YEAR RENOVATED
---------------------------------------------------------------------

Citadel Mall               $136,000,000      Retail     1972 / 1995
Northwest Arkansas Mall     125,600,000      Retail     1972 / 1998
                           ------------
TOTAL / WTD. AVG.          $261,600,000
                           ============

                           PROPERTY          OCCUPANCY %       APPRAISED      UNDERWRITTEN
PROPERTY NAME                SIZE     (AS OF DECEMBER 2006)      VALUE       NET CASH FLOW
------------------------------------------------------------------------------------------

Citadel Mall                453,579            91.0%          $170,000,000    $10,030,297
Northwest Arkansas Mall     589,038            98.6%           157,000,000      9,505,508
                          ---------            ----           ------------    -----------
TOTAL / WTD. AVG.         1,042,617            95.3%          $327,000,000    $19,535,805
                          =========            ====           ============    ===========

                                      B-29

               CITADEL MALL AND NORTHWEST ARKANSAS MALL PORTFOLIO

                           CITADEL MALL TENANT SUMMARY

                                                                          % OF NET
                                          RATINGS          NET RENTABLE   RENTABLE
            TENANT NAME            FITCH/MOODY'S/S&P(1)      AREA (SF)      AREA
----------------------------------------------------------------------------------

Anchor Owned
Burlington Coat Factory(2)               NR/NR/NR         SHADOW ANCHOR - NOT PART
                                                          OF COLLATERAL
Dillard's                                BB-/B2/BB        SHADOW ANCHOR - NOT PART
                                                          OF COLLATERAL
J.C. Penney Company, Inc.              BBB/Baa3/BBB-      SHADOW ANCHOR - NOT PART
                                                          OF COLLATERAL
Macy's                                  NR/Baa1/BBB       SHADOW ANCHOR - NOT PART
                                                          OF COLLATERAL
Sportsman's Warehouse, Inc.              NR/NR/NR              49,991        11.0%
Steve & Barry's Colorado, LLC            NR/NR/NR              42,677         9.4%
Old Navy Inc.                           BB+/Ba1/BB+            16,822         3.7%
Abercrombie & Fitch Stores, Inc.
   d/b/a Hollister Co.                   NR/NR/NR               8,721         1.9%
Utah Company d/b/a Gen X                 NR/NR/NR               8,188         1.8%
                                                              -------        ----
Top 5 In-Line Tenants                                         126,399        27.9%
Non-major Tenants                                             286,431        63.1%
                                                              -------        ----
OCCUPIED TOTAL                                                412,830        91.0%
Vacant Space                                                   40,749         9.0%
                                                              -------        ----
COLLATERAL TOTAL                                              453,579         100%
                                                              =======        ====

                                                                            DATE OF
                                                             % OF ACTUAL     LEASE
            TENANT NAME            RENT PSF    ACTUAL RENT       RENT      EXPIRATION
--------------------------------------------------------------------------------------

Anchor Owned
Burlington Coat Factory(2)
Dillard's
J.C. Penney Company, Inc.
Macy's
Sportsman's Warehouse, Inc.         $11.50     $   574,896       5.2%       11/30/20
Steve & Barry's Colorado, LLC       $ 5.60     $   238,991       2.1%       01/31/13
Old Navy Inc.                       $15.00     $   252,330       2.3%       01/31/08
Abercrombie & Fitch Stores, Inc.
   d/b/a Hollister Co.              $24.00     $   209,304       1.9%       01/31/16
Utah Company d/b/a Gen X            $ 7.43     $    60,804       0.5%       07/31/07
                                    ------     -----------     -----
Top 5 In-Line Tenants               $10.57     $ 1,336,326      12.0%
Non-major Tenants                   $34.24     $ 9,806,836      88.0%
                                    ------     -----------     -----
OCCUPIED TOTAL                      $26.99     $11,143,162     100.0%
Vacant Space
COLLATERAL TOTAL

(1)  Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)  Burlington Coat Factory is expected to open for business in March 2007.

                     NORTHWEST ARKANSAS MALL TENANT SUMMARY

                                                                           % OF NET
                                          RATINGS          NET RENTABLE   RENTABLE
            TENANT NAME            FITCH/MOODY'S/S&P(1)      AREA (SF)      AREA
-----------------------------------------------------------------------------------

Anchor Owned
Dillard's (Men's)                        BB-/B2/BB        SHADOW ANCHOR - NOT PART
                                                          OF COLLATERAL
Dillard's (Women's)                      BB-/B2/BB        SHADOW ANCHOR - NOT PART
                                                          OF COLLATERAL
Anchor Tenants
J.C. Penney Company, Inc.(2)           BBB/Baa3/BBB-          154,123        26.2%
Sears, Roebuck and Co.                  BB/Ba1/BB+            137,125        23.3%
                                                              -------        ----
Total Anchor Tenants                                          291,248        49.4%
Abercrombie & Fitch Stores, Inc.
   d/b/a Abercrombie & Fitch             NR/NR/NR              10,898         1.9%
Lerner New York, Inc.                    NR/NR/NR               7,973         1.4%
Express, LLC                            NR/Baa2/BBB             7,324         1.2%
Banana Republic, Inc.                   BB+/Ba1/BB+             7,095         1.2%
Talbots Inc.                            BBB/Baa2/A-             6,829         1.2%
                                                              -------        ----
                                         NR/NR/NR
Top 5 In-Line Tenants                                          40,119         6.8%
Non-major Tenants                                             249,501        42.4%
                                                              -------        ----
OCCUPIED TOTAL                                                580,868        98.6%
Vacant Space                                                    8,170         1.4%
COLLATERAL TOTAL                                              589,038         100%
                                                              =======        =====

                                                                           DATE OF
                                                            % OF ACTUAL     LEASE
            TENANT NAME            RENT PSF   ACTUAL RENT       RENT      EXPIRATION
------------------------------------------------------------------------------------

Anchor Owned
Dillard's (Men's)
Dillard's (Women's)
Anchor Tenants
J.C. Penney Company, Inc.(2)         $ 3.63    $  559,776       6.2%      11/30/16
Sears, Roebuck and Co.               $ 0.00(3) $        0(3)      0%(3)   02/28/09
                                     ------     ---------     -----
Total Anchor Tenants                 $ 1.92    $  559,776       6.2%
Abercrombie & Fitch Stores, Inc.
   d/b/a Abercrombie & Fitch         $22.00    $  239,760       2.7%      12/31/09
Lerner New York, Inc.                $24.70    $  196,968       2.2%      01/31/17
Express, LLC                         $25.51    $  186,835       2.1%      07/31/15
Banana Republic, Inc.                $21.00    $  148,995       1.7%       5/31/09
Talbots Inc.                         $24.00    $  163,896       1.8%      01/31/14
                                     ------     ---------     -----
Top 5 In-Line Tenants                $23.34    $  936,454      10.4%
Non-major Tenants                    $30.09    $7,506,297      83.4%
                                     ------    ----------
OCCUPIED TOTAL                       $15.50    $9,002,528     100.0%
Vacant Space
COLLATERAL TOTAL

(1)  Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)  J.C. Penney Company, Inc. ("J.C. Penney") may terminate its lease in the event the landlord fails to provide the number of parking spaces required under its lease or the reciprocal easement agreement is amended without its consent.

(3)  Sears, Roebuck and Co. does not pay base rent, but is responsible for CAM reimbursements and percentage rent.

                                      B-30

               CITADEL MALL AND NORTHWEST ARKANSAS MALL PORTFOLIO

                             LEASE ROLLOVER SCHEDULE

                                                                                       % OF TOTAL    CUMULATIVE %
                             AVERAGE BASE                                             BASE RENTAL    OF TOTAL BASE
               # OF LEASES    RENT PER SF                % OF TOTAL    CUMULATIVE %     REVENUES    RENTAL REVENUES
     YEAR        ROLLING        ROLLING     SF ROLLING   SF ROLLING   OF SF ROLLING     ROLLING         ROLLING
------------   -----------   ------------   ----------   ----------   -------------   -----------   ---------------

     MTM            42          $120.39         10,586       1.0%           1.0%           6.3%           6.3%
     2007          115          $ 24.22        191,525      18.4%          19.4%          23.0%          29.4%
     2008           42          $ 28.57        100,390       9.6%          29.0%          14.2%          43.6%
     2009           28          $ 10.83        192,896      18.5%          47.5%          10.4%          54.0%
     2010           24          $ 27.16         66,313       6.4%          53.9%           8.9%          62.9%
     2011           11          $ 43.80         17,730       1.7%          55.6%           3.9%          66.8%
     2012            7          $ 31.43         15,972       1.5%          57.1%           2.5%          69.3%
     2013           12          $ 15.56         72,032       6.9%          64.0%           5.6%          74.8%
     2014           10          $ 36.36         24,093       2.3%          66.3%           4.3%          79.2%
     2015           18          $ 30.06         52,898       5.1%          71.4%           7.9%          87.1%
     2016           12          $  9.56        191,299      18.3%          89.7%           9.1%          96.2%
 Thereafter          2          $ 13.32         57,964       5.6%          95.3%           3.8%         100.0%
    Vacant                                      48,919       4.7%         100.0%
                                             ---------     -----                         -----
    TOTALS         323                       1,042,617     100.0%                        100.0%
                                             =========     =====                         =====

                                      B-31

               CITADEL MALL AND NORTHWEST ARKANSAS MALL PORTFOLIO

o    THE LOANS. The Northwest Arkansas Mall mortgage loan (the "Northwest
     Arkansas Mall Loan") and the Citadel Mall mortgage loan (the "Citadel Mall
     Loan" and, together with the Northwest Arkansas Mall Loan, the "Northwest
     Arkansas Mall and Citadel Mall Loans") are evidenced by two cross-collateralized and cross-defaulted promissory notes secured by two first mortgages encumbering a regional mall located in Fayetteville,
     Arkansas and a regional mall located in Colorado Springs, Colorado (the
     "Northwest Arkansas Mall and Citadel Mall Properties"). The Northwest
     Arkansas Mall and Citadel Mall Loans in the aggregate represent approximately 4.0% of the initial mortgage pool balance. The Northwest
     Arkansas Mall and Citadel Mall Loans were each originated on December 29,
     2006 and have a cut-off date principal balance of $261,600,000. The
     Northwest Arkansas Mall and Citadel Mall Loans provide for interest-only payments for their entire term.

     The Northwest Arkansas Mall and Citadel Mall Loans each have a remaining term of 118 months and mature on January 1, 2017. Each of the Northwest
     Arkansas Mall and Citadel Mall Loans may be prepaid in whole on or after
     October 1, 2016 and each of the Northwest Arkansas Mall and Citadel Mall
     Loans permit defeasance in whole with United States government obligations beginning two (2) years after the issue date for the series CD 2007-CD4 certificates and ending September 30, 2016. Upon defeasance in whole of the
     Northwest Arkansas Mall Loan or the Citadel Mall Loan, the Northwest
     Arkansas Mall Collateral or Citadel Mall Collateral (as defined below), as applicable, will be released from the cross-collateralization and cross-default provisions to be replaced with government treasuries.

o    THE BORROWERS. The borrowers are MMP Arkansas, LLC (the "Northwest Arkansas
     Mall Borrower") and MMP Citadel, LLC (the "Citadel Mall Borrower" and,
     together with the Northwest Arkansas Mall Borrower, the "Northwest Arkansas
     Mall and Citadel Mall Borrowers"), each a Delaware limited liability company and each a special purpose entity. Non-consolidation opinions were delivered in connection with the origination of the Northwest Arkansas Mall and Citadel Mall Loans. The sponsors of the Northwest Arkansas Mall and
     Citadel Mall Borrowers are Doyle W. Rogers, John J. Flake, and Samuel
     Mathias. Doyle W. Rogers is the Chairman and President of The Doyle Rogers
     Company, a private real estate development, investments, banking, and brokerage firm that was founded by Mr. Rogers in 1953. The firm is focused primarily on commercial real estate assets located throughout the southeastern and mid-western United States. John J. Flake is the founder and Chairman of Flake & Kelley Commercial, Inc., a diversified commercial real estate firm that specializes in brokerage, development, leasing, property management, and construction administration. Samuel Mathias is the
     President of Mathias Properties, Inc., a diversified regional commercial real estate services firm located in northwest Arkansas.

o    THE PROPERTIES. Located in Fayetteville, Arkansas, the Northwest Arkansas
     Mall is an approximately 811,460 square foot regional mall of which 589,038 square feet (the "Northwest Arkansas Mall Collateral") is owned by the
     Northwest Arkansas Mall Borrower. Located in Colorado Springs, Colorado,
     the Citadel Mall is an approximately 1,095,380 square foot regional mall of which 453,579 square feet (the "Citadel Mall Collateral") is owned by the
     Citadel Mall Borrower. Collectively, the Northwest Arkansas Mall Collateral
     and the Citadel Mall Collateral are referred to as the "Northwest Arkansas
     Mall and Citadel Mall Collateral." As of December 31, 2006, the weighted average occupancy rate for the Northwest Arkansas Mall and Citadel Mall
     Collateral was approximately 95.3%.

     The largest tenant located at the Northwest Arkansas Mall and Citadel Mall
     Collateral is J.C. Penney Company, Inc. ("J.C. Penney") (NYSE: JCP)
     occupying approximately 154,123 square feet, or approximately 26.2% of the rentable area of the Northwest Arkansas Mall Collateral and approximately
     14.8% of the rentable area of the Northwest Arkansas Mall and Citadel Mall
     Collateral. J.C. Penney also has an approximately 192,758 square foot anchor-owned store in the Citadel Mall which is not part of the Northwest
     Arkansas Mall and Citadel Mall Collateral. J.C. Penney is a holding company whose principal operating subsidiary is J.C. Penney Corporation, Inc.
     ("JCP"). As of January 28, 2006, JCP operated 1,019 J.C. Penney department stores throughout the continental United States, including Alaska and
     Puerto Rico. As of February 26, 2007, J.C. Penney was rated "Baa3" by
     Moody's, "BBB--" by S&P, and "BBB" by Fitch. As of February 20, 2007, J.C.
     Penney had a market capitalization of approximately $18.9 billion. The J.C.
     Penney lease at the Northwest Arkansas Mall Collateral expires in November
     2016.

     The second largest tenant located at the Northwest Arkansas Mall and
     Citadel Mall Collateral is Sears, Roebuck & Co., occupying approximately
     137,125 square feet, or approximately 23.3% of the rentable area of the
     Northwest Arkansas Mall Collateral and approximately 13.2% of the rentable area of the Northwest Arkansas Mall and Citadel Mall Collateral. Sears,

                                      B-32

               CITADEL MALL AND NORTHWEST ARKANSAS MALL PORTFOLIO

     Roebuck & Co. is a subsidiary of Sears Holdings Corporation ("Sears")
     (NASDAQ: SHLD), a retailer in the United States and Canada. As of September
     30, 2006, Sears had approximately 2,300 full-line and approximately 1,100 specialty retail stores in the United States operating through Kmart and
     Sears and approximately 380 full-line and specialty retail stores in Canada operating through Sears Canada Inc. Sears was founded in 1899 and is headquartered in Hoffman Estates, Illinois. As of February 26, 2007, Sears
     had a market capitalization of approximately $28.7 billion. As of February
     20, 2007 Sears was rated "Ba1" by Moody's, "BB+" by S&P, and "BB" by Fitch.
     The Sears, Roebuck & Co. lease at the Northwest Arkansas Mall Collateral expires in February 2009.

     The third largest tenant located at the Northwest Arkansas Mall and Citadel
     Mall Collateral is Sportsman's Warehouse, Inc. ("Sportman's"), occupying approximately 49,991 square feet, or approximately 11.0% of the rentable area of the Citadel Mall Collateral and approximately 4.8% of the rentable area of the Northwest Arkansas Mall and Citadel Mall Collateral.
     Sportsman's is an outdoor products retailer with locations across the mid-western and western United States. Sportman's offers hunting, fishing, and camping equipment, as well as clothing, footwear, optics, knives, and gift items for outdoor enthusiasts. Sportsman's was founded in 1986 and is based in Salt Lake City, Utah. The Sportman's lease at the Citadel Mall
     Collateral expires in November of 2020.

     Certain of the tenants at each of the Northwest Arkansas Mall Collateral and the Citadel Mall Collateral, including certain of the top 10 tenants set forth above, have co-tenancy provisions that enable them to reduce their rents or terminate their leases.

o    LOCK BOX ACCOUNT. The Northwest Arkansas Mall and Citadel Mall Borrowers
     are required to cause all rent and other revenue from the Northwest
     Arkansas Mall and Citadel Mall Properties to be deposited directly into a clearing account under the control of lender. The rents and other revenue will then be transferred to a lockbox account maintained by the lender from which all required payments and deposits to reserves under the Northwest
     Arkansas Mall and Citadel Mall Loans will be made. The Northwest Arkansas
     Mall and Citadel Mall Borrowers will have access to the remaining funds after all such required payments are made provided no Northwest Arkansas
     Mall and Citadel Mall Cash Management Period exists. A "Northwest Arkansas
     Mall and Citadel Mall Cash Management Period" will be in effect with respect to the Northwest Arkansas Mall Loan or the Citadel Mall Loan upon the occurrence of (i) an event of default under the Northwest Arkansas Mall
     Loan or the Citadel Mall Loan, as applicable, until the cure of the event of default, (ii) the bankruptcy or insolvency of the Northwest Arkansas
     Mall Borrower or the Citadel Mall Borrower, as applicable, or the property manager until the emergence of the Northwest Arkansas Mall Borrower, the
     Citadel Mall Borrower or the property manager, as applicable, from bankruptcy with no adverse consequences to the related Northwest Arkansas
     Mall and Citadel Mall Properties or the Northwest Arkansas Mall Loan or the
     Citadel Mall Loan, as applicable, or with respect to the bankruptcy of the property manager, a replacement property manager acceptable to the lender is appointed, or (iii) the debt-service-coverage ratio for the Northwest
     Arkansas Mall Loan or the Citadel Mall Loan, as applicable, for the preceding quarter falls below 1.05x until the debt-service-coverage ratio for the Northwest Arkansas Mall Loan or the Citadel Mall Loan, as
     applicable, is equal to or greater than 1.10x for a period of two consecutive quarters.

o    MEZZANINE DEBT. The parent company of the Northwest Arkansas Mall Borrower,
     MMP Arkansas Holdings, LLC has obtained mezzanine financing in the amount of $15,050,000 and the parent company of the Citadel Mall Borrower, MMP
     Citadel Holdings, LLC has obtained mezzanine financing in the amount of
     $13,350,000. In addition, Midwest Mall Properties, LLC has obtained a loan secured by Midwest Mall Properties, LLC's right to receive distributions from MMP Arkansas Holdings, LLC and MMP Citadel Holdings, LLC which is not secured by any equity interest in either mezzanine borrower.

o    PARTIAL RELEASE. On or after the date that is two (2) years after the issue date for the series CD 2007-CD4 certificates, the Northwest Arkansas Mall and Citadel Mall Borrowers may obtain a release of any cited release parcel
     (which are each portions of either the Northwest Arkansas Mall Collateral or the Citadel Mall Collateral) by partial defeasance with respect to each of the Northwest Arkansas Mall and Citadel Mall Loans subject to the satisfaction of certain conditions including, but not limited to: (i) no event of default has occurred and is continuing, (ii) after giving effect to the release, the debt-service-coverage ratio for the Northwest Arkansas
     Mall Loan or the Citadel Mall Loan, as applicable, is not less than the greater of (a) the debt-service-coverage ratio as of origination, or (b)
     the debt-service-coverage ratio immediately prior to the release of the release parcel, (iii) after giving effect to the release, the loan-to-value ratio of the Northwest Arkansas Mall Loan or the Citadel Mall Loan,

                                      B-33

               CITADEL MALL AND NORTHWEST ARKANSAS MALL PORTFOLIO

     as applicable, is not greater than the lesser of (a) the loan-to-value ratio as of origination, and (b) the loan-to-value ratio immediately prior to the subject release, (iv) the Northwest Arkansas Mall Borrower or the
     Citadel Mall Borrower, as applicable, must defease an amount equal to 125%
     of the allocated loan amount for such release parcel, (v) after giving effect to the release, the Northwest Arkansas Mall Borrower or the Citadel
     Mall Borrower, as applicable, shall remain a special purpose entity, and
     (vi) the Northwest Arkansas Mall Borrower or the Citadel Mall Borrower, as
     applicable, must obtain a written affirmation from each of the rating agencies that the credit rating of the certificates will not be qualified, downgraded or withdrawn as a result of such release. In addition, either or both of the Northwest Arkansas Mall and Citadel Mall Loans can be fully defeased and such defeasance will release the Northwest Arkansas Mall
     Collateral or Citadel Mall Collateral, as applicable, from the cross-collateralization and cross-default provisions to be replaced with government treasuries.

o    MANAGEMENT. Macerich Management Company is the property manager for the
     Northwest Arkansas Mall and Citadel Mall Properties. Macerich Management
     Company is an affiliate of The Macerich Company (NYSE: MAC), a fully integrated self-managed and self-administered real estate investment trust, which is engaged in the acquisition, leasing, management, development and redevelopment of regional malls throughout the United States. As of
     September 30, 2006, The Macerich Company was the sole general partner and maintained a majority of the ownership interests in The Macerich
     Partnership, L.P., which owned approximately 79 million square feet of gross leaseable area consisting primarily of interests in 73 regional malls. As of September 30, 2006, The Macerich Company had total assets of approximately $7.28 billion and equity of approximately $1.44 billion.

                                      B-34

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                                      B-35

                           ONE WORLD FINANCIAL CENTER

                               [3 PHOTOS OMITTED]

                                      B-36

                           ONE WORLD FINANCIAL CENTER

                                  [MAP OMITTED]

                                      B-37

                           ONE WORLD FINANCIAL CENTER

                                LOAN INFORMATION

MORTGAGE LOAN SELLER                                                        GACC
CUT-OFF DATE PRINCIPAL BALANCE(1)                                   $257,000,000
PERCENTAGE OF INITIAL MORTGAGE POOL BALANCE                                 3.9%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                                    Brookfield Properties
OWNERSHIP INTEREST                                                     Leasehold
MORTGAGE RATE                                                          5.713576%
MATURITY DATE                                                   February 1, 2017
AMORTIZATION TYPE                                                  Interest Only
ORIGINAL TERM / AMORTIZATION TERM                            120 / Interest Only
REMAINING TERM / REMAINING                                   119 / Interest Only
   AMORTIZATION TERM
LOCKBOX                                 In-Place Hard, Springing Cash Management
UP-FRONT RESERVES
   TAX / INSURANCE                                                       No / No
ONGOING MONTHLY RESERVES(2)
   TAX/INSURANCE                                                       Springing
   REPLACEMENT                                                         Springing
   TI/LC                                                               Springing
   OPERATING EXPENSES                                                  Springing
   GROUND RENT                                                         Springing
ADDITIONAL FINANCING(1)                                                      Yes

                                      ONE WORLD
                                      FINANCIAL      ONE WORLD       ONE WORLD
                                       CENTER        FINANCIAL       FINANCIAL
                                       SENIOR         CENTER          CENTER
                                       POOLED        MORTGAGE          LOAN
                                       PORTION         LOAN       COMBINATION(1)
                                    ------------   ------------   --------------
CUT-OFF DATE PRINCIPAL BALANCE(1)   $257,000,000   $297,500,000   $310,000,000
CUT-OFF DATE PRINCIPAL BALANCE/SF      $163.93        $189.77         $197.74
CUT-OFF DATE LTV RATIO                 49.42%         57.21%          59.62%
MATURITY DATE LTV RATIO                49.42%         57.21%          59.62%
UW NCF DSCR                             1.44x          1.22x           1.17x

LOAN SHADOW RATING(3)
---------------------
FITCH/MOODY'S/S&P                   AA/Baa2/BBB-

                              PROPERTY INFORMATION

NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                            New York, NY
PROPERTY TYPE                                                        Office, CBD
SIZE (SF)                                                              1,567,711
OCCUPANCY % AS OF JANUARY 2, 2007                                          98.0%
YEAR BUILT / YEAR RENOVATED                                          1985 / NAP
APPRAISED VALUE                                                     $520,000,000
PROPERTY MANAGEMENT                        Brookfield Financial Properties, L.P.
UW ECONOMIC OCCUPANCY %                                                    98.8%
UW REVENUES                                                          $67,524,588
UW EXPENSES                                                          $44,930,862
UW NET OPERATING INCOME (NOI)                                        $22,593,726
UW NET CASH FLOW (NCF)                                               $21,481,229

(1)  The One World Financial Center Property secures a mortgage loan (the "One
     World Financial Mortgage Loan") with an aggregate original balance of
     $297,500,000 comprised of a $257 million senior pooled portion (the "One
     World Financial Center Senior Pooled Portion"), a $40.5 million subordinate non pooled portion (the "One World Financial Center Subordinate Non-Pooled
     Portion") each of which are included in the trust, and two subordinate pari passu B-notes with an aggregate original principal balance of $12.5 million that are not included in the trust (the "One World Financial Center
     Subordinate Non-Trust Loan," and together with the One World Financial
     Center Mortgage Loan, the "One World Financial Center Loan Combination").
     See "The Loan Section" herein for additional detail.

(2)  Upon the occurence of a Lockbox Event as defined under "Lock Box Account"
     below, the borrower will be required to make monthly deposits into the (i)
     taxes, (ii) insurance, (iii) operating expenses, (iv) capital expenditure,
     (v) tenant improvement and leasing commissions and (vi) ground rent reserve accounts. See "The Reserves Section," herein, for additional detail.

(3)  Represents the One World Financial Center Senior Pooled Portion.

                                      B-38

                           ONE WORLD FINANCIAL CENTER

                                 TENANT SUMMARY

                                           RATINGS         NET RENTABLE
             TENANT NAME            FITCH/MOODY'S/S&P(1)     AREA (SF)
----------------------------------------------------------------------

Cadwalader, Wickersham & Taft LLP         --/--/--            522,183
Willis of New York, Inc.                  --/--/BBB           205,508
Fidelity Properties Inc.                  --/Aa3/AA           204,788
Dow Jones & Company                     BBB+/Baa1/BBB         190,831
Deloitte & Touche                         --/--/--            116,535
                                                            ---------
Top 5 Tenants                                               1,239,845
Non-major Tenants                                             297,066
                                                            ---------
Occupied Total                                              1,536,911
Vacant Space                                                   30,800
                                                            ---------
COLLATERAL TOTAL                                            1,567,711
                                                            =========

                                    % OF NET                              % OF     DATE OF
                                    RENTABLE     BASE        ANNUAL      ACTUAL     LEASE
             TENANT NAME              AREA     RENT PSF   BASE RENT(2)    RENT    EXPIRATION
--------------------------------------------------------------------------------------------

Cadwalader, Wickersham & Taft LLP     33.3%     $29.78     $15,551,381    28.7%    01/31/25
Willis of New York, Inc.              13.1%     $36.68     $ 7,538,952    13.9%    09/30/26
Fidelity Properties Inc.              13.1%     $23.03     $ 4,716,793     8.7%    06/30/12
Dow Jones & Company                   12.2%     $39.20     $ 7,481,500    13.8%    05/31/20
Deloitte & Touche                      7.4%     $48.44     $ 5,644,530    10.4%    09/30/13
                                      ----      ------     -----------    ----     --------
Top 5 Tenants                         79.1%     $33.01     $40,933,157    75.6%     Various
Non-major Tenants                     18.9%     $44.59     $13,245,356    24.4%     Various
                                      ----      ------     -----------
Occupied Total                        98.0%     $35.25     $54,178,513
Vacant Space                           2.0%
                                      ----
COLLATERAL TOTAL                       100%
                                      ====

(1)  Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)  Certain tenants accounting for 6.62% of the in place base rent are subject to free rent periods ending between 05/01/07 and 12/31/07. The sponsor has provided a guarantee for any free rent currently in place at the One World
     Financial Center Property.

                           LEASE ROLLOVER SCHEDULE(1)

                           WTD. AVG. IN PLACE                                                           CUMULATIVE %
             # OF LEASES      BASE RENT PSF     TOTAL SF    % OF TOTAL   CUMULATIVE %   % OF IN PLACE   OF IN PLACE
   YEAR        ROLLING           ROLLING         ROLLING    SF ROLLING   OF SFROLLING    RENT ROLLING   RENT ROLLING
--------------------------------------------------------------------------------------------------------------------

   2007            4             $39.17            43,738        2.8%          2.8%           3.2%            3.2%
   2008            3             $41.49            26,583        1.7%          4.5%           2.0%            5.2%
   2009            2             $16.55            24,043        1.5%          6.0%           0.7%            5.9%
   2010            4             $95.18             2,987        0.2%          6.2%           0.5%            6.5%
   2011            0             $ 0.00                 0        0.0%          6.2%           0.0%            6.5%
   2012            1             $23.03           204,788       13.1%         19.3%           8.7%           15.2%
   2013            1             $48.44           116,535        7.4%         26.7%          10.4%           25.6%
   2014            0             $ 0.00                 0        0.0%         26.7%           0.0%           25.6%
   2015            1             $55.00            84,344        5.4%         32.1%           8.6%           34.1%
   2016            0             $ 0.00                 0        0.0%         32.1%           0.0%           34.1%
Thereafter         7             $34.51         1,033,893       66.0%         98.0%          65.9%          100.0%
                 ---                                                         -----          -----
  Vacant          --                               30,860        2.0%        100.0%
                 ---                            ---------      -----                        -----
  TOTALS          23                            1,567,711      100.0%                       100.0%
                 ===                            =========      =====                        =====

(1)  The information in this schedule assumes that no tenant exercises an early termination option.

                                      B-39

                           ONE WORLD FINANCIAL CENTER

o    THE LOAN. The subject mortgage loan (the "One World Financial Center
     Mortgage Loan") is secured by a first mortgage encumbering a leasehold interest in a Class A office building located in downtown New York, New
     York (the "One World Financial Center Property"). The One World Financial
     Center Mortgage Loan, originated on January 26, 2007, has a cut-off date principal balance of $297,500,000 that is split into a senior pooled portion that totals $257,000,000 (the "One World Financial Center Senior
     Pooled Portion") and represents approximately 3.9% of the initial mortgage pool balance, and a $40,500,000 subordinate non-pooled portion (the "One
     World Financial Center Subordinate Non-Pooled Portion"). The One World
     Financial Center Subordinate Non-Pooled Portion will be included in the trust and will back the following loan-specific classes of pass-through certificates: the Class WFC-X, the Class WFC-1, the Class WFC-2 and the
     Class WFC-3 Certificates. The One World Financial Center Subordinate
     Non-Pooled Portion is subordinate in right of payment to the One World
     Financial Center Senior Pooled Portion. The One World Financial Center
     Mortgage Loan is a portion of a Loan Combination (the "One World Financial
     Center Loan Combination") with an original principal balance of
     $310,000,000 consisting of the One World Financial Center Mortgage Loan and
     two subordinate pari passu B-notes with an original aggregate principal balance of $12,500,000 (the "One World Financial Center Subordinate
     Non-Trust Loan"). The One World Financial Center Subordinate Non-Trust Loan
     is currently held by GACC but is anticipated to be transferred to an unaffiliated third party on or shortly after the securitization closing date. The respective rights of the holders of the One World Financial
     Center Loan Combination will be governed by an intercreditor agreement and will be serviced pursuant to the Pooling and Servicing Agreement entered into in connection with the issuance of the CD 2007-CD4 Certificates, as described in the prospectus supplement under "DESCRIPTION OF THE MORTGAGE
     POOL--The Loan Combinations--The One World Financial Center Loan
     Combination". The One World Financial Center Loan combination provides for interest-only payments for the entire term of the loan.

     The One World Financial Center Loan has a remaining term of 119 months, matures on February 1, 2017, and may be prepaid without penalty on or after
     August 1, 2016. The One World Financial Center Loan Combination permits defeasance with United States government obligations beginning 2 years after the issue date for the series CD 2007-C4 certificates.

o    THE BORROWER. The borrower is Brookfield Properties One WFC Co. LLC, a single purpose bankruptcy remote entity with an independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the World Financial Center Loan Combination. The
     sponsor of the borrower is Brookfield Financial Properties, L.P., an affiliate of Brookfield Property Corp. ("Brookfield"), a publicly-traded
     North American commercial real estate company listed on both the New York and Toronto stock exchanges, and is one of North America's largest public real estate companies with a total market capitalization of approximately
     $15.6 billion as of September 30, 2006. Brookfield owns and manages a portfolio of 106 commercial properties and development sites compromising
     73 million square feet, in core markets such as New York, Boston,
     Washington DC, Toronto and Calgary. The Brookfield New York City portfolio consists of eleven buildings totaling 15.7 million square feet. Brookfield is a repeat sponsor of a Deutsche Bank borrower.

o    THE PROPERTY. The One World Financial Center Property is a 1,567,711 square foot Class A office building constructed in 1985, located in downtown New
     York City, in the World Financial sector of the Downtown submarket. The direct vacancy for the World Financial submarket is 10.4%, with the Class A rental rates at $57.25 as of the third quarter 2006. The One World
     Financial Property is situated in Battery Park City along the West Side
     Highway in proximity to the PATH and New York City subway and bus systems.
     As of January 2, 2007, the World Financial Center Property was 98.0%
     occupied by 22 tenants with 79.1% of the net rentable area leased by investment grade tenants, along with nationally recognized law and accounting firms, including Cadwalader, Wickersham & Taft LLP ("CWT") and
     Deliotte & Touche. The first major rollover will not occur until 2012 when the Fidelity Properties Inc. ("Fidelity") lease expires and approximately
     205,000 square feet or 13.1% of the building becomes available.

     The largest tenant is CWT, which occupies 522,183 square feet, or approximately 33.3% of the net rentable area. CWT was founded in 1792, and is the oldest continuing Wall Street law practice in the United States. One of the world's leading international law firms, CWT is headquartered at the
     One World Financial Center Property and has additional offices in midtown
     Manhattan, London, Charlotte, Washington and Beijing. As of year end 2005, the American Lawyer Journal ranked CWT 3rd for profits per equity partner.
     For 2006, CWT's gross revenue was $556 million and the average profits per equity partner were approximately $2.9 million. CWT is subject to a 20-year lease expiring on January 31, 2025, with two 5-year extension options. CWT invested approximately $84 million into renovations at their space. The CWT space was previously occupied by Lehman Brothers, Inc., which was subject to a NNN lease, and in order to incentivize the landlord to allow them to vacate their space, Lehman issued a $36 million letter of credit to the borrower to backstop certain obligations under the CWT lease.

                                      B-40

                           ONE WORLD FINANCIAL CENTER

     The second largest tenant is Willis of New York, Inc. ("Willis"), occupying
     205,508 square feet, or approximately 13.1% of the net rentable area.
     Willis Group Holdings Limited is a leading global insurance broker, developing and delivering professional insurance, reinsurance, risk management, financial and human resource consulting and actuarial services to corporations, public entities and institutions around the world. As of
     February 23, 2007, Willis was rated "BBB" by S&P. Willis is subject to a
     20-year lease expiring in September 2026, with one 5-year extension option.

     The third largest tenant is Fidelity, occupying 204,788 square feet, or approximately 13.1% of the net rentable area. As of December 31, 2006,
     Fidelity, a subsidiary of Fidelity Investments custodied more than $649 billion in assets representing approximately 5.3 million customer accounts.
     Fidelity was rated "Aa3" by Moody's and "AA" by S&P, as of January 2007.
     Fidelity is subject to a 25-year lease which expires in June 2012 with a
     5-year or a 10-year extension option.

o    LOCK BOX ACCOUNT. Tenants at the One World Financial Center Property have been instructed to deposit all rent payments into a lender controlled account and provided no event of default exists under the loan documents and a Lock Box Event (as defined below) is not continuing, excess cash flow, is disbursed to or at the direction of the borrower. After the occurrence and continuance of a Lock Box Event, excess cash flow will be returned to the borrower after payment of debt service and required reserves. A "Lock Box Event" occurs after a periodically measured debt service coverage ratio based upon actual debt service for the previous fiscal quarter falls below 1.05x, and is terminated when the One World
     Financial Center Property achieves a debt service coverage ratio of 1.05x for two consecutive quarters.

o    RESERVES. During the continuation of an event of default or a Lock Box
     Event, the borrower is required to make deposits into the reserve accounts in the following amounts (or in such other amounts as may be determined by lender): into the tax and insurance reserve account, an amount equal to
     1/12 of the annual taxes and insurance premiums; into the capital expenditure reserve account, an amount equal to $26,128.50; into the tenant improvement and leasing commission account, an amount equal to $66,579.50;
     and into the ground rent reserve, an amount equal to $440,706.33.

o    MEZZANINE DEBT. None.

o    GROUND LEASE. The One World Financial Center Property is subject to a ground lease with the Battery Park City Authority expiring on 6/17/2069.
     The base ground rent remains flat at $3,400,000 for the duration of the ground lease term with the following additions: (i) $1,588,920 per year until 8/31/2014, (ii) through 6/30/2016, 5% of the excess base rent
     (current year over fiscal year ending 6/30/97), (iii) the greater of (a)
     $1.24 per leasable square foot of retail space (49,694 square feet) through
     6/30/2007 increasing by the product of $1.50 and 7.5% multiplied by the number of years elapsed since 1997 per square foot each lease year and (b)
     10% of the annual gross income from such space up to $40 per square foot plus 13.5% of the annual gross income from such space in excess of $40 per square foot and (iv) the greater of (a) $0.75 per leasable square foot of non-office, non-parking or non-retail space (18,417 square feet) and (b)
     10% of the annual gross income from such space, The borrower makes PILOT payments pursuant to the ground lease in lieu of paying real estate taxes.
     The PILOT program is coterminous with the ground lease term.

o    MANAGEMENT. Brookfield Financial Properties, L.P., an affiliate of the borrower, is the property manager for the One World Financial Center
     Property.

                                      B-41

                           FOUR SEASONS RESORT MAUI

                               [4 PHOTOS OMITTED]

                                      B-42

                            FOUR SEASONS RESORT MAUI

                                  [MAP OMITTED]

                                      B-43

                            FOUR SEASONS RESORT MAUI

                               LOAN INFORMATION

MORTGAGE LOAN SELLER                                                        GACC
CUT-OFF DATE PRINCIPAL BALANCE(1)                                   $250,000,000
PERCENTAGE OF INITIAL MORTGAGE POOL BALANCE                                 3.8%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                                        MSD Capital, L.P.
OWNERSHIP INTEREST                                                    Fee Simple
MORTGAGE RATE                                                            5.7120%
MATURITY DATE                                                    January 1, 2014
AMORTIZATION TYPE                                                  Interest Only
ORIGINAL TERM / AMORTIZATION TERM                             84 / Interest Only
REMAINING TERM / REMAINING
   AMORTIZATION TERM                                          82 / Interest Only
LOCKBOX                                                            In-Place Soft
UP-FRONT RESERVES
   TAX / INSURANCE                                                       No / No
   DEBT SERVICE RESERVE(2)                                                    No
ONGOING MONTHLY RESERVES(3)
   TAX / INSURANCE                                                     Springing
   DEBT SERVICE RESERVE                                                Springing
ADDITIONAL FINANCING(1)                                                       No

                                                                    FOUR SEASONS
                                                                     RESORT MAUI
                                                             LOAN COMBINATION(4)
CUT-OFF DATE PRINCIPAL BALANCE                                      $425,000,000
CUT-OFF DATE PRINCIPAL BALANCE / ROOM                                 $1,118,421
CUT-OFF DATE "AS-IS" LTV RATIO                                            70.83%
CUT-OFF DATE "AS-COMPLETE" LTV RATIO                                      65.38%
CUT-OFF DATE "AS-STABILIZED" LTV RATIO                                    60.28%
MATURITY DATE LTV RATIO                                                   70.83%
UW NCF DSCR(5)                                                             1.47x

                              PROPERTY INFORMATION

NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                    Wailea, Maui, Hawaii
PROPERTY TYPE                                          Hospitality, Full-Service
SIZE (ROOMS)                                                                 380
OCCUPANCY % (T-12 AUGUST 31, 2006)                                         85.3%
YEAR BUILT / YEAR RENOVATED                                     1990 / 2006-2007
APPRAISED VALUE ("AS-IS" 12/1/2006)                                 $600,000,000
APPRAISED VALUE ("AS-COMPLETE" 7/1/2007)(6)                         $650,000,000
APPRAISED VALUE ("AS-STABILIZED" 1/1/2010)                          $705,000,000
PROPERTY MANAGEMENT                                  Four Seasons Hotels Limited
UW ECONOMIC OCCUPANCY %                                                    84.6%
UW REVENUES                                                         $126,986,000
UW EXPENSES                                                          $85,773,510
UW NET OPERATING INCOME (NOI)                                        $41,212,490
UW NET CASH FLOW (NCF)                                               $36,133,050

(1)  The cut-off date principal balance of $250,000,000 consists of a pari-passu portion of a first mortgage loan with an aggregate original principal balance of $425,000,000 (the "Four Seasons Resort Maui Loan Combination")
     which is comprised of two pari passu notes. One pari passu note, with an original principal balance of $175,000,000 (the "Four Seasons Resort Maui
     Pari Passu Loan"), which may be split into multiple pari passu notes, is currently held by GACC, and it is anticipated that this note(s) will be deposited into a future securitization(s). See "The Loan," herein, for additional detail.

(2)  MSD Capital, L.P. has provided a $5.0 million interest guaranty covering all payments due, but not paid by, the borrower under the loan documents
     (including monthly interest payment shortfalls) from January 1, 2007 through and including December 31, 2007. See "Guaranties," herein for additional detail.

(3)  Upon the occurence of an Event of Default or a DSCR Event (as defined in
     "Lock Box Account" below), the borrower is required to make monthly deposits into the tax and insurance reserve account. See "Reserves" section herein for additional detail.

(4)  Calculations are based on the Four Seasons Resort Maui Loan Combination.

(5)  The UW NCF DSCR is based on occupancy and ADR figures that the Four Seasons
     Resort Maui Property is projected to achieve after the completion of the ongoing renovation, anticipated to be completed by December 31, 2007. The
     Sponsor has guaranteed the completion of all guestroom renovations and restaurant renovations. The construction of the swimming pool facility will be guaranteed when such construction begins. See "Completion Guaranty"
     section herein, for additional detail. Based on the December 31, 2006 NCF, the "As-Is" DSCR is 0.99x.

(6)  "As-Complete" appraised value based on, among other things, renovations to the guestrooms, restaurant and pool facility.

                             PROPERTY PERFORMANCE(7)

                            OCCUPANCY                  ADR                    REVPAR
     YEAR      OCCUPANCY   PENETRATION     ADR     PENETRATION    REVPAR   PENETRATION
--------------------------------------------------------------------------------------

TTM 10/2004      82.9%       101.7%      $500.51      124.6%     $414.83     126.7%
TTM 10/2005      83.8%       100.7%      $543.42      126.6%     $455.19     127.5%
TTM 10/2006      80.8%        96.9%      $618.01      131.5%     $499.12     127.5%

(7)  Property Performance data based on October 2006 Smith Travel Research
     ("STR") report.

                                      B-44

                            FOUR SEASONS RESORT MAUI

o    THE LOAN. The mortgage loan (the "Four Seasons Resort Maui Loan") is secured by a first mortgage encumbering a full-service, luxury, resort hotel located in Maui, Hawaii (the "Four Seasons Resort Maui Property").
     The Four Seasons Resort Maui Loan has a cut-off date principal balance of
     $250,000,000 representing approximately 3.8% of the initial mortgage pool balance. The Four Seasons Resort Maui Loan is a portion of a loan combination (the "Four Seasons Resort Maui Loan Combination") which originated on December 21, 2006, with an original principal balance of
     $425,000,000. The other loan related to the Four Seasons Resort Maui Loan is evidenced by a pari passu note (the "Four Seasons Resort Maui Pari Passu
     Loan") with an original principal balance of $175,000,000. The Four Seasons
     Maui Resort Pari Passu Loan will not be an asset in the trust. The respective rights of the holders of the Four Seasons Resort Maui Loan
     Combination are governed by an intercreditor agreement and will be serviced pursuant to the terms of the Pooling and Servicing agreement entered into in connection with the issuance of the CD 2007-CD-4 Certificates, as described in the preliminary prospectus supplement under "DESCRIPTION OF
     THE MORTGAGE POOL -- The Series CD-2007-CD-4 Pooling and Servicing
     Agreement". The Four Seasons Resort Maui Loan provides for interest-only payments for the entire term.

     The Four Seasons Resort Maui Loan has a remaining term of 82 months and matures on January 1, 2014. On or after January 1, 2007, the Four Seasons
     Resort Maui Loan may be prepaid, in whole but not in part, with the payment of a yield maintenance premium and may be prepaid without premium after
     June 1, 2013. The Four Seasons Resort Maui Loan permits defeasance with
     United States government obligations on the earlier of three years after the closing date of the Four Seasons Resort Maui Loan Combination or two-years after the securitization closing date for the last pari passu note.

o    THE BORROWER. The borrower, 3900 WA Associates, LLC, is a special purpose, bankruptcy-remote entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Four Seasons Resort Maui Loan. MSD Capital, L.P. is the
     Four Seasons Resort Maui Loan sponsor.

o    MSD Capital, L.P. -- Established in 1998, MSD Capital, L.P. is an
     investment firm capitalized by Michael Dell, which specializes in: (i)
     investing in real estate, (ii) investing in publicly traded securities,
     (iii) engaging in traditional private equity activities. MSD Capital, L.P.
     is organized to engage in a broad range of investment activities. MSD
     Capital, L.P.'s primary objective is to build an investment portfolio focused on long-term capital appreciation. The MSD Capital, L.P. management team benefits from a broad base of both operating and financial experience throughout its targeted investment areas. With offices in New York and Los
     Angeles, the real estate group currently deploys in excess of $4 billion of capital to develop and to acquire luxury hotels, premier office buildings, commercial real estate and raw land worldwide. MSD Capital, L.P. is a repeat sponsor of a Deutsche Bank borrower.

     MSD Capital, L.P. has experience with the ownership of luxury hotels comparable to the Four Seasons Resort Maui, as it owns:

          o    Four Seasons Resort Hualalai (Maui, Hawaii): 243 key,
               full-service resort hotel acquired by MSD Capital, L.P. in June
               2006, with acquisition financing provided by Deutsche Bank;

          o    Fairmont Miramar (Santa Monica, California): 302-key luxury hotel acquired by MSD Capital in September 2006.

o    THE PROPERTY. The Four Seasons Resort Maui Property is a 380-room, 558,093 square foot, full-service luxury resort hotel situated on a 16.2-acre land parcel in Wailea, Maui County, Hawaii. The Four Seasons Maui Property is
     located along the leeward shoreline of southwestern Maui and benefits from high barriers to entry given the lack of developable land. The Four Seasons
     Resort Maui Property was constructed in 1990 and is currently undergoing renovations (as described below). The Four Seasons Resort Maui Property is the highest grossing Four Seasons hotel within the chain, and has received numerous accolades for preserving the highest standards of operational excellence. Such recognition includes the AAA five diamond rating for sixteen consecutive years and the 2006 Mobil Five Star Rating (the only five-star resort within the Hawaii market). As of the trailing twelve month period ending October 31, 2006, the Four Seasons Resort Maui Property
     exhibited 80.8% occupancy, $618.01 ADR and $499.12 RevPAR.

     The Four Seasons Resort Maui Property offers the following amenities:
     approximately 26,470 square feet of meeting and banquet space, two outdoor swimming pools, three restaurants, two structured parking garages and 328 parking spaces. The

                                      B-45

                            FOUR SEASONS RESORT MAUI

     Four Seasons Resort Maui Property is currently undergoing a renovation which commenced in August 2006 and is expected to be completed by December
     31, 2007. The approximately $45 million renovation (approximately $118,737 per key) includes guestroom refurbishment, a renovation of the Pacific
     Grill restaurant, and the addition of a pool in the common courtyard. As further described below, MSD Capital, L.P. has guaranteed that renovations to the guestrooms and restaurant will be completed in a "first class"
     manner and that all expenses incurred will be paid when due. The sponsor's guaranty also covers completion of the development of the swimming pool facility as soon as such development has been commenced by borrower. As of
     December 2006, approximately $17 million had been spent on the renovations;
     it is anticipated that additional renovation financing will be provided from Four Seasons Resort Maui Loan proceeds or equity contributions by the direct or indirect owners of the borrower.

     Since MSD Capital, L.P.'s acquisition of the Four Seasons Resort Maui
     Property in June of 2004 for approximately $280.0 million, the property's operating performance has improved, as exhibited by a 20.2% increase in net cash flow, a 24.0% increase in ADR and a 15.2% increase in RevPAR from
     2004-2006, as of December 31. Successful hotel operating performance is attributable to MSD Capital's value-added focus as well as their ability to streamline expenses and increase margins.

     The Four Seasons Resort Maui Property has outperformed the competitive set on the basis of ADR and RevPAR, over the 2004-2006 trailing 12 month periods ending in October. According to Smith Travel Research, ADR and
     RevPAR penetration levels have remained high historically, with ADR and
     RevPAR penetration of 124.6% and 131.5%, respectively in 2004, 126.6% and
     127.5%, respectively in 2005, and 131.5% and 127.5% as of the trailing 12 months ending October 2006. Over the 2004-2006 trailing twelve month period ending in October, the Four Seasons Resort Maui Property exhibited occupancy levels in-line with the competitive set average, as demonstrated by occupancy penetration rates of 101.7% in 2004, 100.7% in 2005 and 96.9%
     in 2006.

o    LOCK BOX ACCOUNT. The borrower is required to deposit all amounts received into a lender controlled account. Provided no event of default or DSCR
     Event (as defined below) exists, excess cash flow, after funding of current debt service, is required to be disbursed to or at the direction of the borrower. Upon the occurrence of an event of default, or if the DSCR is equal to or less than 1.20x from and after January 1, 2008 (a "DSCR
     Event"), all proceeds from the Four Seasons Resort Maui Property may remain in the lender controlled account as additional collateral for the Four
     Seasons Resort Maui Loan until the DSCR is greater than 1.20x.

o    RESERVES. Upon an event of default, or during a DSCR Event, the borrower will be required to make monthly tax and insurance reserve payments in an amount equal to 1/12 of lender's estimate of the annual amount due.

o    MEZZANINE DEBT. The borrower's parent is permitted to incur debt from a borrower affiliate, including any holder of direct or indirect equity interest in the borrower's parent (a "Member Lender") under the following conditions: (i) such Member Lender also makes an equity investment in the parent or a direct or indirect owner of the parent, (ii) the balance of the member loan(s) may not be greater than $132.0 million and (iii) there may not be more than three Member Lenders. In addition, the borrower's parent, or any holder of direct or indirect equity interest in the borrower, may obtain common and/or preferred equity investment from a third party investor provided: (i) unless acceptable to lender, such preferred equity investor may not have co-control rights with Sponsor with respect to borrower and the Four Seasons Resort Maui Property and may only have rights with respect to certain major decisions as set forth in the loan documents and (ii) the aggregate funded amount of all common and/or permitted equity investments and all permitted member loans is not at any time greater than
     $132.0 million. Further, provided no event of default has occurred and is continuing, a single purpose entity having a direct or indirect 100%
     ownership interest in borrower's parent may incur indebtedness in the form of one or more mezzanine loans, subject to certain conditions including and without limitation, (i) the borrower will obtain rating agency approval,
     (ii) the mezzanine lender is a qualified lender, as defined by the loan documents, (iii) the borrower has delivered an appraisal satisfactory to lender and (iv) (a) if there are no permitted member loans or permitted equity investors and there will not be in the future, then the combined financing DSCR may not be less than 1.25x and the combined financing LTV may not exceed 75% or (b) if there are permitted member loans or permitted equity investors or if the borrower anticipates that there will be in the future, the combined financing DSCR may not be less than 1.30x and the combined financing LTV may not exceed 68%.

                                      B-46

                            FOUR SEASONS RESORT MAUI

o    GUARANTIES. The sponsor agreed to guaranty certain of the borrower's obligations as follows:

     Completion Guaranty -- MSD Capital, L.P. has guaranteed the completion of construction and payment of direct and indirect costs associated with the guestroom and restaurant component of the $45.0 million capital improvement plan. Upon commencement of the construction of the swimming pool, the
     Completion Guaranty will extend to the swimming pool construction.

     Interest Guaranty -- MSD Capital, L.P. is obligated under a $5.0 million interest guaranty to cover any monthly interest payments owed but not paid by the borrower from January 1, 2007 through and including December 31,
     2007.

     Under the terms of the Completion Guaranty and the Interest Guaranty, the
     sponsor has agreed to (i) maintain a net asset value of at least $100.0 million and (ii) deliver certified financial statements within 120 days following the end of each fiscal year.

o    MANAGEMENT. Four Seasons Hotels Limited (the "Four Seasons") is the
     operator and property manager of the Four Seasons Resort Maui Property. The
     Four Seasons, which was founded in 1960, currently operates 74 hotels in 31 countries with more than 25 properties under development.

                                      B-47

                               RIVERTON APARTMENTS

                               [4 PHOTOS OMITTED]

                                      B-48

                               RIVERTON APARTMENTS

                        [2 PHOTOS AND SITE PLAN OMITTED]

                                      B-49

                               RIVERTON APARTMENTS

                                  [MAP OMITTED]

                                      B-50

                               RIVERTON APARTMENTS

                                LOAN INFORMATION

MORTGAGE LOAN SELLER                                                                     GACC
CUT-OFF DATE PRINCIPAL BALANCE                                                   $225,000,000
PERCENTAGE OF INITIAL MORTGAGE POOL BALANCE                                            3.4%
NUMBER OF MORTGAGE LOANS                                                                    1
LOAN PURPOSE                                                                        Refinance
SPONSOR                                        Rockpoint Group, L.L.C. and Stellar Management
OWNERSHIP INTEREST                                                                 Fee Simple
MORTGAGE RATE                                                                         5.9986%
MATURITY DATE                                                                 January 1, 2012
AMORTIZATION TYPE                                                               Interest Only
ORIGINAL TERM / AMORTIZATION TERM                                          60 / Interest Only
REMAINING TERM / REMAINING AMORTIZATION TERM                               58 / Interest Only
LOCKBOX                                                                         In-Place Soft
UP-FRONT RESERVES
   TAX / INSURANCE                                                                  Yes / Yes
   BASE BUILDING IMPROVEMENT:                                                     $15,646,175
   UNIT RENOVATION:                                                               $13,635,000
   INTEREST RESERVE:                                                              $19,000,000
   DSCR LETTER OF CREDIT:                                                          $5,000,000
ONGOING MONTHLY RESERVES
   TAX/INSURANCE                                                                    Yes / Yes
ADDITIONAL FINANCING(1)                                                                   Yes
CUT-OFF DATE PRINCIPAL BALANCE                                                   $225,000,000
CUT-OFF DATE PRINCIPAL BALANCE/UNIT                                                  $183,225
CUT-OFF DATE "AS-IS" LTV RATIO(2)                                                      75.28%
CUT-OFF DATE "AS-STABILIZED" LTV RATIO(3)                                              66.18%
MATURITY DATE LTV RATIO                                                                66.18%
UW NCF DSCR(4)                                                                          1.73x

                              PROPERTY INFORMATION

NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                            New York, NY
PROPERTY TYPE                                             Multifamily, High-Rise
SIZE (UNITS)(5)                                                            1,230
OCCUPANCY % AS OF (12/5/2006)                                              97.4%
YEAR BUILT / YEAR RENOVATED                                     1947 / 2006-2007
"AS-IS" APPRAISED VALUE (12/10/2006)                                $260,000,000
"AS-STABILIZED" APPRAISED VALUE (1/1/2011)                          $340,000,000
PROPERTY MANAGEMENT                                           Stellar Management
UW ECONOMIC OCCUPANCY %                                                    97.4%
UW REVENUES(4)                                                       $33,029,623
UW EXPENSES(4)                                                        $9,021,766
UW NET OPERATING INCOME (NOI)(4)                                     $24,007,857
UW NET CASH FLOW (NCF)(4)                                            $23,661,763

                           RIVERTON APARTMENTS SUMMARY

                                                 APPROXIMATE
                  NUMBER OF   APPROXIMATE UNIT   NET RENTABLE     % OF NET
   UNIT TYPE        UNITS         SIZE (SF)        AREA (SF)    RENTABLE AREA
-----------------------------------------------------------------------------

1-BR                 599             653           391,147          43.0%
2-BR                 617             815           502,855          55.3
3-BR                  12           1,104            13,248           1.5
Professional(6)        2           1,250             2,500           0.3
                   -----           -----           -------         -----
Total/Wtd. Avg.    1,230             740           909,750         100.0%

                     AVERAGE IN     UW STABILIZED     AVERAGE IN     UW STABILIZED
     UNIT TYPE    PLACE RENT/UNIT    RENT/UNIT(4)   PLACE RENT PSF    RENT PSF(4)
----------------------------------------------------------------------------------

1-BR                  $  868            $2,012          $15.96          $36.97
2-BR                     900             2,487           13.25           36.61
3-BR                     913             2,898            9.92           31.50
Professional(6)        6,475             3,333           62.16           32.00
                      ------            ------          ------          ------
Total/Wtd. Avg.       $  894            $2,261          $14.51          $36.68

(1)  Additional financing exists in the form of a $25,000,000 mezzanine loan.
     See "Mezzanine Debt," herein, for additional detail.

(2)  The "As-Is" LTV is based on a loan balance of $195,718,825, which amount is calculated based upon the "As-Is" appraised value of $260,000,000, as of
     12/10/2006 and the Cut-Off Date Principal Balance of $225,000,000, net of
     Base Building Improvement and Unit Renovation reserves. Based on the
     $225,000,000 Cut-Off Date Principal Balance, the "As-Is" LTV is 86.5%.

(3)  The "As-Stabilized" LTV Ratio is based upon the "As-Stabilized" appraised value of $340,000,000, as of January 1, 2011.

(4)  UW NCF DSCR, UW Revenues, UW Expenses, UW Net Operating Income (NOI) and UW
     Net Cash Flow (NCF) are based on underwritten cash flows for 2011, which were derived based on certain assumptions, including an annual rate of conversion of units from rent-stabilized units to de-regulated units such that by 2011, 53% of the units will be deregulated and rented at market rents. Conversion of units from rent-stabilized units to de-regulated units at a rate lower than the assumed rate would have a negative impact on UW
     NCF DSCR, UW Revenues, UW Expenses, UW Net Operating Income (NOI) and UW
     Net Cash Flow (NCF). The DSCR calculated based on net operating income for
     2006 is 0.39x and if Base Building Improvement and Unit Renovation reserves are deducted from the Cut-Off Date Principal Balance, such DSCR would be
     0.45x.

(5)  Total units includes two professional units, as defined herein.

(6)  Includes revenue generated by Laundry. Laundry not counted as a unit.

                                      B-51

                               RIVERTON APARTMENTS

o    THE LOAN. The subject mortgage loan (the "Riverton Apartments Loan") is secured by a first mortgage encumbering a 1,230-unit multifamily complex located in New York, New York (the "Riverton Apartments Property"). The
     Riverton Apartments Loan has a cut-off date balance of $225,000,000 representing approximately 3.4% of the initial mortgage pool balance. The
     Riverton Apartments Loan was originated on December 21, 2006, and has a cut-off date principal balance of $225,000,000. The Riverton Apartments
     Loan provides for interest-only payments for the entire term of the loan.

     The Riverton Apartments Loan has a remaining term of 58 months and matures on January 1, 2012. The Riverton Apartments Loan may be prepaid in whole with the payment of a yield maintenance premium on or after January 1,
     2009, and may be prepaid without penalty or premium on or after October 1,
     2011.

o    THE BORROWER. The borrower is RP Stellar Riverton LLC, a bankruptcy-remote special purpose entity with an independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Riverton Apartments Loan. The Riverton Apartments Loan
     is sponsored by Rockpoint Group, L.L.C. and Stellar Management (the
     "Sponsors").

     Rockpoint Group L.L.C. -- Rockpoint Group, L.L.C. ("Rockpoint") is a global real estate investment management firm with offices in Boston, Dallas, San
     Francisco, Frankfurt, London and Tokyo. Rockpoint, which was founded in
     2003, targets a broad range of real estate-related investments with a focus on value creation opportunities, distressed/restructuring opportunities and complex situations across all asset classes and geographic regions.
     Rockpoint's principals include five managing members who combined have over
     50 years of real estate experience and have collectively executed over 200 real estate transactions with a total value of approximately $28 billion.
     As of December 2006, the Rockpoint Funds owned or managed 31% office/R&D properties, 22% multifamily properties, 17% residential/community developments, 16% hospitality properties, 6% condominiums, 3% retail properties, 2% commercial land, 2% other and 1% Industrial properties.
     Rockpoint is a repeat sponsor of a Deutsche Bank borrower.

     Stellar Management -- Stellar Management ("Stellar") is an owner-operator of more than 18,000 apartment units and approximately 3 million square feet of office space in the New York City, Washington D.C., San Francisco and
     South Florida markets. Founded in 1986, Stellar purchased over $3.0 billion of residential and commercial real estate over the 2002-2006 period.
     Stellar's principals have extensive real estate experience, which enables them to target under-performing/under-marketed assets and profit from value-added opportunities. Stellar has generated additional value at
     Independence Plaza (1,332 units located in the Tribeca area of Manhattan)
     and the Villas Parkmerced (3,221 units located in San Francisco,
     California), which are multifamily properties with similar rental regulations to those at the Riverton Apartments Property. Stellar is a repeat sponsor of a Deutsche Bank borrower.

o    THE PROPERTY. The Riverton Apartments Property is a 1,230 unit high-rise apartment complex consisting of 12, thirteen-story apartment buildings situated in New York City's historic Harlem neighborhood on approximately
     7.56 acres bounded by East 135th Street to the south, East 138th Street to the north, Fifth Avenue to the west and the Harlem River Drive to the east.
     Neighborhood attractions and amenities include Marcus Garvey Park, the
     Apollo Theater, and the 125th Street retail corridor, which is home to national retailers such as Pathmark, H&M, Starbucks, the Disney Store, Nine
     West and The Body Shop. Home Depot and Target, which are currently under construction, are located in the vicinity of the Riverton Apartments
     Property. The Riverton Apartments Property was constructed in 1947 by
     Metlife to be a smaller replication of Peter Cooper Village/Stuyvesant
     Town, a 80-acre (11,332 unit) residential complex located in Manhattan's
     East Side bounded by 14th Street and 23rd Street. As of December 5, 2006,
     the occupancy rate for the Riverton Apartments Property was 97.4%.

     The $29.3 million of capital expenditure reserves are allocated between base building improvements and unit renovations. The sponsors plan to improve overall building quality by allocating the $15.6 million Base
     Building Improvement Reserve to complete an electrical upgrade and direct-metering program, lobby and corridor renovations, a gated entrance, landscaping and new boilers. The completion of the electrical work will allow units to support microwaves, dishwashers, and air conditioning, which is not supported by the current electrical system. The sponsors plan to use the $13.6 million Unit Renovation Reserve to renovate the interior of the units once vacant. The unit renovations will include fully renovated kitchens with new cabinets, stainless steel appliances, granite countertops and fully-renovated bathrooms.

                                      B-52

                               RIVERTON APARTMENTS

     As of December 5, 2006, the Riverton Apartments Property exhibited a weighted average rent of $14.51 per square foot, consisting of 1,143
     (92.9%) rent stabilized units and 55 (4.5%) fair market units. There are 32
     (2.6%) vacant units which have undergone or are currently undergoing renovations. As units are vacated and the sponsors' capital improvement plan is implemented, renovated units will be leased to new tenants at market rents over the projection period, resulting in the projected increase in cash flow and value. Tenants that occupy stabilized units will be subject to certain legal increases to their rent, such as (i) the pass through of expenses incurred from approved major capital improvements (ie.
     base building improvements described above) and (ii) the pass through of utility expenses. As of December 2011, the borrower projects that the
     Riverton Apartments Property will have a total of 580 (47%) stabilized units and 650 (53%) fair market units leased at an underwritten weighted average rent of $36.68 PSF.

     Stellar Management has acquired other properties of a similar scale to the
     Riverton Apartments Property and has employed their business strategy to purchase assets below replacement costs, reduce operating expenses, manage turnover and rent roll, generate an accretive return on renovation costs and use the firm's centralized accounting and asset management functions.
     Such properties include Independence Plaza (1,332 units -- NY, NY), Park
     West Village (811 multifamily units -- NY, NY) and The Villas Parkmerced
     (3,221 units -- SF, CA).

     The Riverton Apartments Property benefits from its close proximity to a variety of public schools, retail amenities and employment centers. In addition, the Riverton Apartments Property offers direct access to a variety of public transportation options (including 16 bus routes, the 2 &
     3 subway lines, the Metro North train lines and FDR Drive). Additional amenities at the Riverton Apartments Property include landscaped green space with park benches, a large playground, laundry facilities, 24-hour security with an onsite patrol booth and scenic water views from the buildings adjacent to the East River.

o    LOCK BOX ACCOUNT. The borrower has been instructed to send rent payments to a lender controlled account. Provided no event of default exists under the loan documents, excess cash flow, after funding of current debt service and reserve deposits, is required to be disbursed to or at the direction of the borrower. Should an event of default exist, excess cash flow, after funding of operating expenses, will be held by the lender as additional collateral for the Riverton Apartments Loan until such time that the event of default is cured.

o    RESERVES. At closing, the borrower established and funded the following escrows and reserves:

     (i)   A $150,000 Environmental Reserve which represents 125% of the amount recommended by the environmental engineer;

     (ii)  A $15,646,175 Base Building Improvement Reserve to fund actual costs of all non-unit related renovations;

     (iii) A $13,635,000 Unit Renovation Reserve to fund actual costs incurred due to the renovation of individual apartment units;

     (iv)  A $19,000,000 Interest Reserve to fund debt service shortfalls at the
           Riverton Apartments Property during the loan term. The Riverton
           Apartments loan documents require funds in the interest reserve to be returned to the borrower, provided no event of default exists once the "As-Is" aggregate DSCR (based on the combined Riverton Apartments
           Loan and mezzanine loan) has been at least 1.30x for at least six consecutive months.

     Monthly, the borrower is required to fund 1/12th of annual tax and insurance payments into certain reserve accounts.

o    MANAGEMENT. Amanda Management Corp., doing business as Stellar Management, is the property manager for the Riverton Apartments Property. Stellar
     Management is the leasing and/or managing agent for more than 18,000 apartment units and 3 million square feet of office space in the metro New
     York, Washington, D.C., San Francisco and South Florida markets.

                                      B-53

                               RIVERTON APARTMENTS

o    DSCR LETTER OF CREDIT. At closing, the borrower deposited with lender a
     $5,000,000 letter of credit. The Riverton Apartments Loan documents provide that this letter of credit be returned to the borrower provided no event of default exists, once the Riverton Apartments Property attains an "as-is"
     aggregate DSCR (based on the combined Riverton Apartments Loan and mezzanine loan) of greater than 1.00x.

o    MEZZANINE DEBT. Contemporaneously with the closing of the mortgage loan,
     GACC made a mezzanine loan in the amount of $25,000,000 secured by 100% of the direct equity interest in the borrower. The mezzanine loan is governed by a mezzanine loan agreement and intercreditor agreement which provides that among other things: (i) the mezzanine loan is structurally subordinate to, and co-terminous with, the mortgage loan, (ii) an ability to cure defaults under the mortgage loan, and (iii) the right; under certain circumstances, to purchase the mortgage loan at par together with all accrued interest and other amounts due. The mezzanine loan is not an asset of the Trust Fund.

                                      B-54

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                      B-55

                             CGM AMERICOLD PORTFOLIO

                               [7 PHOTOS OMITTED]

                                      B-56

                             CGM AMERICOLD PORTFOLIO

                                [2 MAPS OMITTED]

                                      B-57

                             CGM AMERICOLD PORTFOLIO

                                LOAN INFORMATION

MORTGAGE LOAN SELLER                                                               CGM
CUT-OFF DATE PRINCIPAL BALANCE(1)                                         $180,000,000
PERCENTAGE OF INITIAL MORTGAGE POOL BALANCE                                       2.7%
NUMBER OF MORTGAGE LOANS                                                             1
LOAN PURPOSE                                                                 Refinance
SPONSOR                                                         Americold Realty Trust
OWNERSHIP INTEREST                                                          Fee Simple
MORTGAGE RATE                                                                  5.4640%
MATURITY DATE                                                          January 1, 2014
AMORTIZATION TYPE                                                        Interest Only
ORIGINAL TERM / AMORTIZATION TERM                                   84 / Interest Only
REMAINING TERM / REMAINING
   AMORTIZATION TERM                                                82 / Interest Only
LOCKBOX                                       In-Place Soft, Springing Cash Management
UP-FRONT RESERVES
   TAX / INSURANCE                                                             No / No
   REQUIRED REPAIRS                                                           $985,033
ONGOING MONTHLY RESERVES(2)
   TAX/INSURANCE                                                             Springing
   REPLACEMENT                                                               Springing
ADDITIONAL FINANCING(1)                                                            Yes

                                                                         CGM AMERICOLD
                                                                        PORTFOLIO LOAN
                                                                        COMBINATION(1)
                                                                        --------------
CUT-OFF DATE PRINCIPAL BALANCE                                            $325,000,000
CUT-OFF DATE PRINCIPAL BALANCE/SF                                                  $77
CUT-OFF DATE LTV RATIO                                                          77.92%
MATURITY DATE LTV RATIO                                                         77.92%
UW NCF DSCR                                                                      1.83x

                              PROPERTY INFORMATION

NUMBER OF MORTGAGED PROPERTIES                                                15
LOCATION                                                        Various, Various
PROPERTY TYPE                                 Industrial, Warehouse/Distribution
SIZE (SF)                                                              4,193,824
OCCUPANCY % AS OF SEPTEMBER 1, 2006                                        84.2%
YEAR BUILT  / YEAR RENOVATED                                   Various / Various
APPRAISED VALUE                                                     $417,100,000
PROPERTY MANAGEMENT                                              ART Manager LLC
UW ECONOMIC OCCUPANCY %                                                      NAP
UW REVENUES                                                          $90,679,246
UW EXPENSES                                                          $57,513,412
UW NET OPERATING INCOME (NOI)                                        $33,165,834
UW NET CASH FLOW (NCF)                                               $32,973,236

(1)  The total original financing amount of the CGM AmeriCold Portfolio
     Properties is $325,000,000 (the "CGM AmeriCold Portfolio Loan Combination")
     evidenced by multiple pari passu notes. One $180,000,000 pari passu note
     (the "CGM AmeriCold Portfolio Loan") is included in the trust fund. The remaining $145,000,000 pari passu notes are not included in the trust fund.

(2)  Upon the occurrence and during the continuation of an event of default or
     "trigger event" with respect to the CGM AmeriCold Portfolio Loan ("CGM
     AmeriCold Portfolio Trigger Event"), on each payment date the CGM AmeriCold
     Borrowers are required to escrow (a) 1/12 of estimated annual real estate taxes, insurance premiums and capital expenditures. Borrowers may provide a guaranty or letter of credit in lieu of cash for all reserves. A "CGM
     AmeriCold Portfolio Trigger Event" will be in effect, on the relevant date, that the DSCR for a 12 consecutive month period falls below 1.30x and shall continue until the DSCR is equal to or greater than 1.30x for 2 consecutive fiscal quarters.

                                      B-58

                             CGM AMERICOLD PORTFOLIO

                         CGM AMERICOLD PORTFOLIO SUMMARY

                                                                                        PROPERTY
                                       CUT-OFF DATE                                       SIZE
                                         PRINCIPAL             YEAR BUILT /              (CUBIC
PROPERTY NAME           CITY, STATE       BALANCE               RENOVATED                FEET)
--------------------------------------------------------------------------------------------------

Plover                 Plover, WI     $ 23,992,615              1978 / NAP              12,596,000
Salem                   Salem, OR       23,388,923       1963 / 1967, 1969, 1981        15,292,000
Moses Lake           Moses Lake, WA     16,659,692              1967 / NAP               9,938,000
Hermiston             Hermiston, OR     14,760,000             1975 / 1996               5,353,000
Tarboro                Tarboro, NC      14,715,692             1988 / 2000               5,315,000
Leesport              Leesport, PA      14,283,692           1993-1994 / NAP             6,027,000
Atlanta Gateway        Atlanta, GA      13,846,154           1972-1985 / NAP            12,333,000
Tomah                   Tomah, WI       12,472,615             1989 / 1994               5,921,000
Texarkana             Texarkana, AR     10,661,538           1993-1995 / NAP             5,093,000
Fremont                Fremont, NE       9,708,923    1967 / 1978, 1990, 1992, 1998      2,196,000
Burlington           Burlington, WA      8,158,154              1965 / NAP               4,645,000
Springdale Freezer   Springdale, AR      7,554,462        1982, 1991, 1993 / NAP         5,965,000
Marshall              Marshall, MO       4,790,769             1985 / 1992               5,086,000
Charlotte North       Charlotte, NC      3,450,462           1968-1994 / NAP             4,737,000
Birmingham           Birmingham, AL      1,556,308           1963, 1986 / NAP            2,257,000
                                      ------------                                     -----------
   TOTAL/WTD. AVG.                    $180,000,000                                     102,754,000
                                      ============                                     ===========

                                                OCCUPANCY
                      PROPERTY                      %
                        SIZE         LOAN        (AS OF
                       (SQUARE   COMBINATION   SEPTEMBER 1,    CEILING     UNDERWRITTEN     APPRAISED     APPRAISED
PROPERTY NAME           FEET)     BALANCE/SF       2006)        HEIGHT     NET CASH FLOW       VALUE       VALUE/SF
-------------------------------------------------------------------------------------------------------------------

Plover                 478,467       $ 91         95.4%            34'      $ 4,556,842    $ 55,600,000      $116
Salem                  669,650         63         81.8%            28'        4,188,737      54,200,000        81
Moses Lake             370,783         81         82.4%            28'        3,089,646      38,600,000       104
Hermiston              221,330        120         80.9%            28'        2,711,900      34,200,000       155
Tarboro                181,106        147         94.0%        33'-35'        3,094,382      34,100,000       188
Leesport               218,540        118         85.9%            32'        2,542,951      33,100,000       151
Atlanta Gateway        601,617         42         94.2%        22'-26'        1,454,455      32,100,000        53
Tomah                  186,100        121         66.7%            49'        2,432,320      28,900,000       155
Texarkana              177,622        108         85.7%            34'        1,840,339      24,700,000       139
Fremont                110,405        159         74.9%            25'        1,899,491      22,500,000       204
Burlington             225,843         65         59.8%            28'        1,468,527      18,900,000        84
Springdale Freezer     232,956         59         99.3%        13'-35'        1,401,261      17,500,000        75
Marshall               191,220         45         69.3%        28'-34'        1,411,393      11,100,000        58
Charlotte North        211,784         29         88.9%        16'-37'          481,878       8,000,000        38
Birmingham             116,401         24         61.6%       23.5'-32'         399,114       3,600,000        31
                     ---------       ----         ----        --------      -----------    ------------      ----
   TOTAL/WTD. AVG.   4,193,824       $ 77         84.2%                     $32,973,236    $417,100,000      $ 99
                     =========       ====         ====                      ===========    ============      ====

                             SIGNIFICANT TENANTS(1)

                                                                                         NO. OF
                                     RATING (FITCH,   TOTAL REVENUE FOR   % OF TOTAL   PROPERTIES
           TENANT NAME              MOODYS, S&P)(2)       PORTFOLIO         REVENUE     OCCUPIED
-------------------------------------------------------------------------------------------------

Tyson Foods                          BBB-/Ba2/BBB-      $11,744,839          13.2%         7
McCain Foods                            NR/NR/NR         10,581,856          11.9%         3
Sara Lee Corporation                 BBB+/Baa1/BBB+       6,950,898           7.8%         3
ConAgra Foods Inc.                    BBB/Baa2/BBB        6,896,372           7.8%         2
Norpac Foods Inc.                       NR/NR/NR          5,677,425           6.4%         3
HJ Heinz Co.                          BBB/Baa2/BBB        5,366,311           6.0%         3
Ocean Spray Cranberries Inc.           NR/Ba1/BBB         4,831,068           5.4%         3
J.R. Simplot Co.                        NR/NR/NR          4,382,145           4.9%         3
Sweet Street Desert                     NR/NR/NR          3,178,691           3.6%         1
National Frozen Foods Corporation       NR/NR/NR          3,019,609           3.4%         1

(1)  Revenue as of the trailing-12 months ended September 30, 2006 for all of the CGM AmeriCold Portfolio Properties.

(2)  Based on the rating of the parent company regardless of whether the parent company guarantees the tenant's lease.

                                      B-59

                            CGM AMERICOLD PORTFOLIO

o    THE LOAN. The subject mortgage loan (the "CGM AmeriCold Portfolio Loan") is secured by a first mortgage encumbering fifteen (15) industrial properties located throughout the United States (the "CGM AmeriCold Portfolio
     Properties"). The CGM AmeriCold Portfolio Loan has a cut-off date principal balance of $180,000,000 representing approximately 2.7% of the initial mortgage pool balance. The CGM AmeriCold Portfolio Loan is evidenced by a pari passu note. The CGM AmeriCold Portfolio Loan constitutes part of an aggregate debt of $325,000,000, evidenced by four mortgage notes dated
     February 27, 2007, together referred to as the "CGM AmeriCold Portfolio
     Loan Combination", that are all obligations of the borrowers described below and entitled to payments of interest and principal on a pro rata and pari passu basis. The additional mortgage notes will not be included in the trust fund, and the debt evidenced by each such note is referred to as a
     "CGM AmeriCold Portfolio Non-Trust Loan". It is expected that each CGM
     AmeriCold Portfolio Non-Trust Loan will be either transferred to third-party institutional investors and/or included in other commercial mortgage securitization transactions. However, the CGM AmeriCold Portfolio
     Non-Trust Loans will be serviced, along with the CGM AmeriCold Portfolio
     Loan, under the series CD 2007-CD4 pooling and servicing agreement by the master servicer and the special servicer, generally as if each CGM
     AmeriCold Portfolio Non-Trust Loan was a mortgage loan in the trust fund.
     However, the special servicer for the CGM AmeriCold Portfolio Loan
     Combination can be replaced (without cause) by the holders of CGM AmeriCold
     Portfolio Non-Trust Loans representing more than 50% of the total principal balance of all the CGM AmeriCold Portfolio Non-Trust Loans. The respective rights of the holders of the CGM AmeriCold Portfolio Non-Trust Loans and the issuing entity, as holder of the promissory note for the CGM AmeriCold
     Portfolio Loan, will be governed by a co-lender agreement as described under "DESCRIPTION OF THE MORTGAGE POOL -- The Loan Combinations -- The CGM
     AmeriCold Portfolio Loan Combination", in the offering prospectus dated
     March XX, 2007, related to the offered certificates.

     The CGM AmeriCold Portfolio Loan provides for interest-only payments for the entire 84 months of its term. The CGM AmeriCold Portfolio Loan has a remaining term of 82 months and matures on January 1, 2014. The CGM
     AmeriCold Portfolio Loan may be prepaid on or after September 1, 2013, and permits defeasance with United States government obligations beginning on the earlier of the third anniversary of the closing date and 2 years after the last issue date for any securities backed by any portion of the CGM
     AmeriCold Portfolio Loan and the CGM AmeriCold Portfolio Non-Trust Loans.

o    THE BORROWERS. The borrowers are ART Mortgage Borrower Propco 2006-3 L.P.
     and ART Mortgage Borrower Opco 2006-3 L.P., each special purpose entities structured to be bankruptcy remote (collectively, the "CGM AmeriCold
     Portfolio Borrower"). The sponsor of the borrower is AmeriCold Realty Trust
     ("ART"). AmeriCold is the holding company for American Logistics, LLC, a provider of warehousing, distribution, supply-chain management, and other logistics services to the US food industry. AmeriCold's transportation and management services, which include freight routing, network flow management, order consolidation, and distribution channel assessment, also enable them to better serve its customer base. The company offers 545 million cubic feet of storage space in over 100 temperature-controlled facilities nationwide. Ownership of the company is divided among three real estate/private equity firms: Vornado Realty Trust (47.6%), Crescent Real
     Estate Equities (31.7%), and The Yucaipa Companies (20.7%). Vornado Realty
     Trust and Crescent Real Estate Equities, both public REITs, have a combined market capitalization of over $22 billion. The Yucaipa Companies, owned by
     Ronald W. Burkle, are investors in real estate and the food and grocery industries. Since its formation in 1986, Yucaipa has completed mergers and acquisitions valued at more than $30 billion, including the acquisition of its 20.7% interest in ART in November 2004.

o    THE PROPERTIES. The CGM AmeriCold Portfolio Properties consist of approximately 4,193,824 square feet (102,754,000 cubic feet). The CGM
     AmeriCold Portfolio Properties were constructed between 1963 and 1995 and renovated between 1967 and 2000. The CGM AmeriCold Portfolio Properties are
     located in Alabama, Arkansas, Georgia, Missouri, North Carolina, Nebraska,
     Oregon, Pennsylvania, Washington and Wisconsin. As of September 1, 2006,
     the weighted average occupancy rate for the CGM AmeriCold Portfolio
     Properties was approximately 84.2%. All revenue percentages provided below are as of the trailing-12 month period ended September 30, 2006.

     The Plover property consists of a single story refrigerated cold storage facility. The Plover property is located in Plover, Wisconsin, approximately 100 miles north of Madison, Wisconsin. The property was built in 1978 and consists of approximately 478,467 square feet of warehouse space and approximately 12,596,000 cubic feet of refrigerated space. The
     Plover property's largest tenant, McCain Foods, generates 91% of the Plover property revenue. The eastern side of the Plover property has a receiving dock, which is directly connected to the adjoining McCain Foods property.

                                      B-60

                             CGM AMERICOLD PORTFOLIO

     The Salem property consists of five single story buildings which function as a refrigerated warehouse/distribution facility. The Salem property is located in Salem, Oregon, approximately 45 miles southwest of Portland,
     Oregon. The property was built in 1963 and was expanded in 1967, 1969, and
     1981. The Salem property consists of approximately 669,650 square feet of warehouse space and approximately 15,292,000 cubic feet of cold storage space. The Salem property's largest tenant, Norpac Foods, accounts for 56%
     of the Salem property's revenue.

     The Moses Lake property consists of two single story buildings which function as a refrigerated warehouse facility. It is located outside the city limits of Moses Lake, which is approximately 185 miles southeast of
     Seattle, Washington. The property was built in 1967 and consists of approximately 370,783 square feet of warehouse space and approximately
     9,938,000 cubic feet of cold storage space. The two tenants, J.R. Simplot
     Company and National Frozen Foods Corporation, account for 57% and 43%, respectively of the Moses Lake property's revenue.

     The Hermiston property consists of a single story refrigerated warehouse facility located in Umatilla County, approximately 180 miles east of
     Portland, Oregon. The property was built in 1975 and was renovated in 1996.
     The Hermiston property consists of approximately 221,330 square feet of warehouse space and 5,353,000 cubic feet of cold storage space. The
     Hermiston property's largest tenant is ConAgra, which generates 89% of the
     Hermiston property's revenue. There is an adjoining building to the west of the Hermiston property which is occupied by ConAgra via a breezeway.

     The Tarboro property consists of a single story cold storage warehouse distribution facility located south of the Town of Tarboro, approximately
     75 miles northeast of Raleigh, North Carolina. The property was built in
     1988 and underwent a 53,000 square foot renovation in 2000. The property consists of approximately 181,106 square feet of warehouse space and approximately 5,315,000 cubic feet of total refrigerated space. The only tenant is Sara Lee, which has a production facility located on the same road as the Tarboro property and accounts for 100% of the Tarboro property's revenue.

     The Leesport property consists of a single story and part two story refrigerated warehouse facility located in Ontelaunee Township and Leesport
     Borough of Berks County, Pennsylvania, approximately 65 miles northeast of
     Harrisburg, Pennsylvania. The subject was built from 1993 to 1994 and includes approximately 218,540 square feet of warehouse space and approximately 6,027,000 cubic feet of refrigerated space. The two largest tenants, Tyson Foods and Sweet Street Dessert, account for 90% of the
     Leesport property's revenue.

     The Atlanta Gateway property consists of two single story buildings which function as a refrigerated warehouse distribution facility. The Atlanta
     Gateway property is located in the Atlanta area of Fulton County, Georgia.
     The buildings were constructed from 1972 to 1985 and consist of approximately 601,617 square feet of warehouse space and approximately
     12,333,000 cubic feet of refrigerated space. The subject property's three largest tenants are H.J. Heinz Co., Pinnacle Foods, and Nestle SA, which account for 64% of the Atlanta Gateway property's revenue.

     The Tomah property consists of a single story cold storage warehouse distribution facility that is located in Monroe County, approximately 105 miles northwest of Madison, Wisconsin. The Tomah property was built in 1989 and underwent an addition in 1994. The Tomah property consists of approximately 186,100 square feet of warehouse space and approximately
     5,921,000 cubic feet of refrigerated space. The largest tenant is Ocean
     Spray, which comprises 96% of the Tomah property's revenue. The sole remaining tenant, McCain Foods accounts for 4% of the Tomah property's revenue.

     The Texarkana property consists of a single story cold storage warehouse facility located in the southwestern portion of Arkansas, approximately 70 miles northeast of Shreveport, Louisiana. Built in 1993-1995, the Texarkana
     property contains approximately 177,622 square feet of warehouse space and approximately 5,093,000 cubic feet of refrigerated space. The Texarkana property serves a variety of customers including Tyson Foods, Pilgrims
     Pride, Kellers Creamery, Sara Lee, and Meyer's Bakery of Hope, with Tyson
     Foods making up 47% of the Texarkana property's revenue.

     The Fremont property consists of a single story refrigerated warehouse facility located in Fremont, Nebraska, approximately 40 miles northwest of
     Omaha, Nebraska and has access to railroads and several highways. The
     Fremont property contains

                                      B-61

                             CGM AMERICOLD PORTFOLIO

     approximately 110,405 square feet of warehouse space with approximately
     2,196,000 cubic feet of refrigerated space. Originally built in 1967, the
     Fremont property was renovated and expanded in 1978, 1990, 1992 and 1998.
     The Fremont property's largest tenants, Hormel Foods Corp and Smithfield
     Companies, generate 79% of the Fremont property's revenue.

     The Burlington property consists of three single story buildings which function as a cold-storage distribution facility located two blocks south of the Burlington CBD, approximately 65 miles north of Seattle, Washington.
     The Burlington property was built in 1965 and has had multiple additions and upgrades subsequent to that date. The Burlington property consists of approximately 225,843 square feet of warehouse space and approximately
     4,645,000 cubic feet of cold storage space. The property's largest tenants are Ocean Spray Inc. and Commercial Cold Storage, which comprise 56% of the
     Burlington property's revenue.

     The Springdale Freezer property consists of a single story public refrigerated warehouse facility located in northwest Arkansas, approximately 115 miles east of Tulsa, Oklahoma. The Springdale Freezer property was originally built in 1982 and was expanded in 1991 and 1993.
     The Springdale Freezer property contains approximately 232,956 square feet of warehouse space and approximately 5,965,000 cubic feet of refrigerated space. The two tenants are Tyson Foods and Cargill Meat Solutions. Tyson
     Foods comprises 85% of the Springdale Freezer property's revenue.

     The Marshall property consists of a single story refrigerated warehouse facility located in Saline County, approximately 90 miles east of Kansas
     City, Missouri. The Marshall property was built in 1985 and underwent an expansion in 1992. The Marshall property includes approximately 191,220 square feet of warehouse space with approximately 5,086,000 cubic feet of refrigerated space. The two largest tenants are ConAgra and Tyson Foods.
     ConAgra generates 70% of the Marshall property's revenues and Tyson Foods generates the remaining portion.

     The Charlotte North property consists of a single story cold storage warehouse facility located in Mecklenburg County, approximately 6 miles northwest of the Charlotte, North Carolina CBD. The Charlotte North
     property was built from 1968 to 1994 and includes approximately 211,784 square feet of warehouse space and approximately 4,737,000 cubic feet of refrigerated space. The Charlotte North property's largest tenant is Gold
     Kist, which generates 43% of the Charlotte North's revenue.

     The Birmingham property consists of a single story cold-storage warehouse facility, located within the Birmingham, Alabama CBD. The Birmingham property was originally built in 1963 with additional improvements made in
     1986. The Birmingham property consists of approximately 116,401 square feet of warehouse space and approximately 2,257,000 cubic feet of refrigerated space. The subject's largest tenants are Gold Kist Inc., Wayne Farms and the United States Government, together making up 66% of the Birmingham property's total revenue.

o    LOCK BOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a collection account under the borrower's control, and transferred to a lender-controlled cash management account.
     The rents and other revenues will then be transferred daily into the CGM
     AmeriCold Portfolio Borrower's account provided no trigger event or cash trap event exists. In the event of a "trigger event", cash flow to fund monthly tax reserves, insurance reserves, debt service, capital expenditures reserves and operating expenses in the lockbox account will be transferred daily to the cash collateral account under the control of lender and applied pursuant to the cash management agreement. Upon the cure of the trigger event, funds will again be transferred daily from the lockbox to the CGM AmeriCold Portfolio Borrower's account. A "trigger event" means the occurrence of (i) event of a default under the CGM
     AmeriCold Portfolio Loan or (ii) the date on which the debt service coverage ratio for the preceding twelve (12) consecutive months is less than 1.30x, as determined at the end of each fiscal quarter. A trigger event will continue until the applicable event of default is cured or waived or until the date on which the debt service coverage ratio equals or exceeds 1.30x for the two (2) consecutive fiscal quarters then ending. In the event of a "cash trap event", all excess cash flow in the lockbox account will be transferred daily to the cash collateral account under the control of lender and applied pursuant to the cash management agreement.
     Upon the cure of the cash trap event, funds will again be transferred daily from the lockbox to the CGM AmeriCold Portfolio Borrower's account. A "cash trap event" will occur on any date on which the debt service coverage ratio for the preceding twelve (12) consecutive months is less than 1.20x, as determined at the end of each fiscal quarter. A cash trap event will continue until the date on which the debt service coverage ratio equals or exceeds 1.20x for the two (2) consecutive fiscal quarters then ending.

                                      B-62

                             CGM AMERICOLD PORTFOLIO

o    PARTIAL RELEASES. Provided there is no event of default and after the release date and prior to the permitted prepayment date (9/1/2013), the related loan documents permit the borrowers to obtain the release of any of the CGM AmeriCold Portfolio Properties upon satisfaction of certain conditions. The CGM AmeriCold Portfolio Loan may be partially defeased in the amount of 105% of the allocated loan amount for the released parcels until the aggregate amount of such release payments equal 12.5% of the original principal amount of the loan as a condition to a release. The CGM
     AmeriCold Portfolio Loan may be partially defeased in the amount of 110% of the allocated loan amount for the released parcels until aggregate amount of such release payments equal 25% of the original principal amount of the loan as a condition to a release. The CGM AmeriCold Portfolio Loan may be partially defeased in the amount of 115% of the allocated loan amount for the released parcels thereafter as a condition to a release. Each of such defeasances is subject to satisfaction of certain conditions, including debt service coverage tests and loan to value tests; provided that in order to satisfy such debt service coverage ratio test, the borrower may defease a portion of the loan in excess of the release amount of the affected individual property.

     If the borrowers are in default under the CGM AmeriCold Portfolio Loan and could cure such default by obtaining the release of an individual property, borrowers may do so prior to the release date subject to the fulfillment of certain conditions including payment of the release amount and yield maintenance premium.

     Provided there is no event of default and subject to the fulfillment of certain conditions, the borrowers may at any time obtain the release of an expansion parcel without payment of a release amount. Such conditions include evidence that gross revenue over expenses and appraised value are not impacted by the release.

o    COLLATERAL SUBSTITUTION. The related loan documents permit the borrowers to obtain a release of one or more of any of the CGM AmeriCold Portfolio
     Properties prior to the permitted prepayment date; provided that certain conditions in the related loan documents are satisfied, including but not limited to, the aggregate allocated loan amounts of the substituted properties not exceeding 30% of the original principal amount of the CGM
     AmeriCold Portfolio Loan and debt service coverage tests and loan to value tests. In order to satisfy such debt service coverage ratio the borrower may defease a portion of the loan in excess of the release amount of the affected individual property.

o    MANAGEMENT. ART Manager LLC is the property manager for the CGM AmeriCold
     Portfolio Properties. The property manager is affiliated with the borrowers.

                                      B-63

                             DB AMERICOLD PORTFOLIO

                               [6 PHOTOS OMITTED]

                                      B-64

                             DB AMERICOLD PORTFOLIO

                                  [MAP OMITTED]

                                      B-65

                             DB AMERICOLD PORTFOLIO

                                LOAN INFORMATION

MORTGAGE LOAN SELLER                                                        GACC
CUT-OFF DATE PRINCIPAL BALANCE(1)                                   $180,000,000
PERCENTAGE OF INITIAL MORTGAGE POOL BALANCE                                 2.7%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                                   Americold Realty Trust
OWNERSHIP INTEREST                                                    Fee Simple
MORTGAGE RATE                                                            5.3960%
MATURITY DATE                                                   February 1, 2016
AMORTIZATION TYPE                                                  Interest Only
ORIGINAL TERM / AMORTIZATION TERM                            109 / Interest Only
REMAINING TERM / REMAINING
   AMORTIZATION TERM                                         107 / Interest Only
LOCKBOX                                 In-Place Soft, Springing Cash Management
UP-FRONT RESERVES
   TAX / INSURANCE                                                       No / No
   REPLACEMENT                                                                $0
   REQUIRED REPAIRS ACCOUNT                                             $468,563
ONGOING MONTHLY RESERVES(2)
   TAX/INSURANCE                                           Springing / Springing
   REPLACEMENT                                                         Springing
ADDITIONAL FINANCING(1)                                                       No

                                                                    DB AMERICOLD
                                                                  PORTFOLIO LOAN
                                                                  COMBINATION(3)
                                                                  --------------
CUT-OFF DATE PRINCIPAL BALANCE                                      $350,000,000
CUT-OFF DATE PRINCIPAL BALANCE/SF                                            $64
CUT-OFF DATE LTV RATIO                                                    75.90%
MATURITY DATE LTV RATIO                                                   75.90%
UW NCF DSCR                                                                2.09x

                              PROPERTY INFORMATION

NUMBER OF MORTGAGED PROPERTIES                                                20
LOCATION                                                                 Various
PROPERTY TYPE                               Industrial, Warehouse / Distribution
SIZE (SF)                                                              5,489,325
OCCUPANCY % AS OF OCTOBER 31, 2006                                         78.4%
YEAR BUILT / YEAR RENOVATED                                    Various / Various
APPRAISED VALUE                                                     $461,350,000
PROPERTY MANAGEMENT                          ART Manager LLC (Borrower affliate)
UW ECONOMIC OCCUPANCY %                                                   100.0%
UW REVENUES                                                         $116,585,477
UW EXPENSES                                                          $75,469,557
UW NET OPERATING INCOME (NOI)                                        $41,115,925
UW NET CASH FLOW (NCF)                                               $40,010,350

(1)  The total financing amount of $350,000,000 (the "DB AmeriCold Portfolio
     Loan Combination"), co-originated by GACC and JPMorgan Chase Bank, N.A.
     ("JPMorgan") is evidenced by multiple pari passu notes, with one such note, with a cut-off date principal balance of $180,000,000 (the "DB AmeriCold
     Portfolio Loan"), included in the trust. One of the remaining pari passu notes with an original principal balance of $30,000,000 is held by GACC and it is anticipated that this note will be included in a future securitization. Another pari passu note with original balance of
     $70,000,000, will be included in the JPMCC 2007-CIBC18 transaction and the remaining pari passu notes with a combined original principal balance of
     $70,000,000, are currently held by JPMorgan. See "The Loan Section" herein for additional detail.

(2)  During a Trigger Event, reserves will be collected for taxes, insurance and capital expenditures. See "Lock Box Account" Section herein for additional detail.

(3)  Calculations are based on the DB AmeriCold Portfolio Whole Loan Combination
     Amount.

                                      B-66

                             DB AMERICOLD PORTFOLIO

                         DB AMERICOLD PORTFOLIO SUMMARY

                                    ALLOCATED
                                     CUT-OFF
PROPERTY                               DATE       YEAR BUILT /   PROPERTY SIZE
NAME             CITY, STATE         BALANCE       RENOVATED     (CUBIC FEET)
------------------------------------------------------------------------------

Clearfield      Clearfield, UT    $ 22,546,286    1973 / 1978      11,123,700
Murfreesboro   Murfreesboro, TN     16,662,857      1982 /          6,225,243
                                                  1998 - 2000
Connell           Connell, WA       15,127,200    1969 / 1971       7,887,492
Strasburg        Strasburg, VA      14,194,286    1999 / NAP        6,475,968
Amarillo         Amarillo, TX       12,830,400   1973 / 1977,       3,075,638
                                                  1981 & 2003
Thomasville     Thomasville, GA     11,246,400    1997 / NAP        5,662,542
West Memphis   West Memphis, AR      9,820,800    1985 / 1995       6,405,230
Russellville   Russellville, AR      9,702,000    1995 / NAP        8,270,691
Syracuse         Syracuse, NY        8,316,000      1960 /         12,833,662
                                                  1972 - 1985
Atlanta           Atlanta, GA        7,817,143    1990 / 1993      12,038,603
Babcock           Babcock, WI        7,682,400    1999 / NAP        3,777,172
Turlock           Turlock, CA        7,586,229    1955 / 1956       3,298,228
                                                    & 1989
Nampa              Nampa, ID         6,573,600    1946 / 1974      10,284,446
Woodburn         Woodburn, OR        6,058,800   1952 / 1956,       8,407,877
                                                  1968 & 1979
Wichita           Wichita, KS        5,464,800    1972 / 1984       3,216,188
Fort Smith      Fort Smith, AR       4,505,143    1960-1986 /       1,706,088
                                                  1996 & 2005
Sebree            Sebree, KY         4,474,800    1998 / NAP        3,001,006
Boston            Boston, MA         3,522,857    1969 / 2004       3,099,098
Bettendorf      Bettendorf, IA       3,394,286    1973 / NAP       10,246,648
Walla Walla     Walla Walla, WA      2,473,714    1960 / 1968       4,317,945
                                  ------------                    -----------
                                  $180,000,000                    131,353,465
                                  ============                    ===========

                PROPERTY
                  SIZE          LOAN                            UNDERWRITTEN
PROPERTY        (SQUARE     COMBINATION   OCCUPANCY   CEILING       NET          APPRAISED    APPRAISED
NAME             FEET)          /SF          %(1)      HEIGHT    CASH FLOW         VALUE      VALUE / SF
--------------------------------------------------------------------------------------------------------

Clearfield       455,227        $ 96         83.6%      24'     $ 4,989,779    $ 54,800,000       $120
Murfreesboro     226,423         143         79.7%     18-34'     3,929,927      40,500,000        179
Connell          299,776          98         89.8%      30'       3,303,325      38,200,000        127
Strasburg        243,170         114         90.6%      35'       3,314,179      34,500,000        142
Amarillo         163,796         152         92.3%      24'       2,779,812      32,400,000        198
Thomasville      252,419          87         83.8%     29-40'     2,130,406      28,400,000        113
West Memphis     252,075          76         81.9%     30-34'     2,166,482      24,800,000         98
Russellville     270,772          70         91.6%      37'       2,084,695      24,500,000         90
Syracuse         573,183          28         41.0%      33'       1,716,990      22,000,000         38
Atlanta          431,369          35         80.3%      34'       2,558,930      19,000,000         44
Babcock          127,260         117         50.2%      31'       1,642,708      19,400,000        152
Turlock          188,734          78         89.7%      18'       1,429,538      20,600,000        109
Nampa            458,518          28         40.5%     18-24'     1,353,140      16,600,000         36
Woodburn         327,601          36         53.1%      25'       1,384,840      15,300,000         47
Wichita          168,007          63         87.1%      23'       1,177,014      13,800,000         82
Fort Smith       118,003          74         83.6%     24-36'     1,063,950      10,950,000         93
Sebree           111,499          78         93.2%      37'         956,090      11,300,000        101
Boston           260,356          26         90.0%      25'         711,199      13,700,000         53
Bettendorf       398,223          17         45.3%     18-48'       841,622      13,200,000         33
Walla Walla      162,914          30         31.3%      30'         475,721       7,400,000         45
               ---------        ----         ----               -----------    ------------       ----
               5,489,325        $ 64         78.4%              $40,010,349    $461,350,000       $ 84
               =========        ====         ====               ===========    ============       ====

(1)  Occupancy date ranges from September 2006 to December 2006.

                             SIGNIFICANT TENANTS(1)

                                                                               % OF       NO. OF
                                    RATINGS                                    TOTAL     PROPERTIES
COMPANY                     (FITCH, MOODYS, S&P)(2)   REVENUE FOR PORTFOLIO   REVENUE     OCCUPIED
---------------------------------------------------------------------------------------------------

General Mills Inc                BBB+/Baa1/BBB+            $19,132,171          17.02%       5
ConAgra Foods, Inc.              BBB/Baa2/BBB+              11,086,052           9.86%       4
Tyson Foods Inc                  BBB-/Baa2/BBB-             10,413,601           9.26%       7
Perdue Farms Inc                    --/--/--                 9,113,424           8.11%       2
Sara Lee Corporation             BBB+/Baa1/BBB+              5,278,824           4.70%       2
Smithfield Companies, Inc          --/Ba3/BB+                4,946,022           4.40%       3
US Government                     AAA/Aaa/AAA                3,307,846           2.94%       7
Altria Group, Inc.               BBB+/Baa1/BBB+              2,777,074           2.47%       4
Nestle SA                          AAA/--/AAA                2,732,239           2.43%       2
JR Simplot Co                       --/--/--                 2,644,067           2.35%       2
                                                           -----------          -----       --
TOTAL TOP 10 CUSTOMERS                                     $71,431,320          63.55%      38

(1)  Revenue as of the trailing-12 months ended October 31, 2006 for all of the
     DB AmeriCold Portfolio Properties.

(2)  Based on the rating of the parent company regardless of whether the parent company guarantees the occupant's use agreement.

                                      B-67

                             DB AMERICOLD PORTFOLIO

o    THE LOAN. The subject mortgage loan (the "DB AmeriCold Portfolio Loan") is secured by first mortgages encumbering 20 cold-storage facilities located in 16 states (the "DB AmeriCold Portfolio Properties"). The DB AmeriCold
     Portfolio Loan has a principal balance of $180,000,000, representing approximately 2.7% of the initial mortgage pool balance and is a portion of a co-originated combination loan with an original principal balance of
     $350,000,000 dated December 8, 2006 (the "DB AmeriCold Portfolio Loan
     Combination"). The remaining portion of the DB AmeriCold Portfolio Loan
     Combination is evidenced by multiple separate notes (the "DB AmeriCold
     Portfolio Pari Passu Loans" ) with a combined principal balance of
     $170,000,000. The DB AmeriCold Portfolio Pari Passu Loans are not assets in the trust. Two of the DB AmeriCold Portfolio Pari Passu Loans with a combined principal balance of $140,000,000 (the "JP/DB Americold Portfolio
     Pari Passu Loans") were originated and funded by JPMorgan Chase Bank, N.A.
     ("JP Morgan"). One of the JP/DB Americold Portfolio Pari Passu Loans, with an original principal balance of $70,000,000 will be included in the JPMCC
     2007-CIBC18 transaction. Two other JP/DB Americold Pari Passu Loans are currently held by JP Morgan. The respective rights of the holders of the DB
     AmeriCold Portfolio Loan Combination are governed by an intercreditor agreement and will be serviced pursuant to the terms of the pooling and servicing agreement entered into in connection with the JPMCC 2007-CIBC18 transaction, as described in the preliminary prospectus supplement under
     "DESCRIPTION OF THE MORTGAGE POOL--The Loan Combinations--the DB Americold
     Portfolio Loan Combination."

     The DB AmeriCold Portfolio Loan has a remaining term of 107 months and matures on February 1, 2016. The DB AmeriCold Portfolio Loan may be prepaid on or after October 2015 and permits defeasance with United States government obligations beginning on the earlier of (i) 2 years after the securitization date of the last pari passu loan or (ii) 3 years after the origination date.

o    THE BORROWERS. The borrowers are ART Mortgage Borrower Propco 2006-2 L.P.
     and ART Mortgage Borrower Opco 2006-2 L.P., each a special purpose bankruptcy remote entity with an independent director. Legal counsel delivered to the borrowers a non-consolidation opinion in connection with the origination of the DB AmeriCold Portfolio Loan. The sponsor is
     Americold Realty Trust ("ART"), the holding company for Americold
     Logistics, LLC, a provider of temperature-controlled warehousing, distribution, supply-chain management, and other logistics services to the
     US food industry. The company offers at least 545 million cubic feet of storage space in 100 temperature-controlled facilities nationwide, while its closest competitor Atlas Cold Storage, has less than half that amount at an approximate 219 million cubic feet of storage space. Ownership of the company is divided among three real estate/private equity firms: Vornado
     Realty Trust (47.6%), Crescent Real Estate Equities (31.7%), and The
     Yucaipa Companies (20.7%). Vornado Realty Trust and Crescent Real Estate
     Equities, both public REITs, have a combined market capitalization of over
     $22 billion. The Yucaipa Companies, owned by Ronald W. Burkle, are investors in real estate and the food and grocery industries. Since its formation in 1986, Yucaipa has completed mergers and acquisitions valued at more than $30 billion, including the acquisition of its 20.7% interest in
     ART in November 2004.

o    THE PROPERTIES. The DB AmeriCold Portfolio Properties consists of 20 cold storage facilities containing, in the aggregate, approximately 5,489,325 square feet of net rentable area equating to approximately 131 million cubic feet of storage space. DB AmeriCold Portfolio Properties are located throughout 16 states serving many different sectors of the food supply chain, providing a critical link between the producer and the consumer. The
     DB Americold Portfolio Properties were built from 1946 to 1999, renovated between 1956 and 2005 and range from 111,499 to 573,183 square feet with ceiling heights ranging between 18 and 48 feet. The DB AmeriCold Portfolio
     Properties are strategically located near major transportation hubs serving not just storage centers but major distribution hubs. As of September 1,
     2006, The DB AmeriCold Portfolio Properties exhibited an occupancy rate (on a cubic capacity basis) of 78.4%.

     The DB AmeriCold Portfolio Properties have an extensive customer base that includes investment grade rated (as of 10/31/06) customers such as General
     Mills (rated Baa1 by Moodys, BBB+ by S&P and BBB+ by Fitch), ConAgra (rated
     Baa2 by Moodys, BBB+ by S&P and BBB by Fitch), Tyson Foods Inc. (rated Ba2 by Moodys, BBB-- by S&P, BBB-- by Fitch), Sara Lee (rated Baa1 by Moodys,
     BBB+ by S&P and BBB+ by Fitch), the US Government (rated Aaa by Moodys, AAA by S&P and AAA by Fitch), Nestle (rated AAA by S&P and AAA by Fitch),
     Altria Group Inc. (rated Baa1 by Moodys, BBB+ by S&P and BBB+ by Fitch).
     The above mentioned customers account for over 50% of contributed revenue for the DB AmeriCold Portfolio Properties.

     The Amarillo property is a 3,075,638 cubic foot one-story refrigerated warehouse facility situated on a 46.4-acre land parcel in Amarillo, Texas exhibiting a 92.3% occupancy rate. The property's revenue is derived from
     16 tenants, with the largest 3

                                      B-68

                             DB AMERICOLD PORTFOLIO

     comprising 49.0% of income. The top three tenants are Swift & Company,
     Seaboard Foods, and Palo Duro Meats. The property is located less than one mile south of the Amarillo Municipal Airport.

     The Atlanta property is a 12,038,603 cubic foot one-story refrigerated warehouse situated on an 18.0-acre land parcel in Atlanta, Georgia exhibiting an 80.3% occupancy rate. The top three tenants at this property include Sara Lee Corporation (S&P rated BBB+), General Mills, Inc. (S&P rated BBB+), and ConAgra Foods Inc. (S&P rated BBB+). The building was constructed in 1990 and expanded in 1993.

     The Babcock property is a 3,777,172 cubic foot one-story refrigerated warehouse situated on a 13.1-acre land parcel in Babcock, Wisconsin exhibiting a 50.2% occupancy. The property is equipped with 5 truck docks and 2 separate freezer rooms. The property is operated by Americold
     Corporation and subleased to Ocean Spray Cranberries, Inc.

     The Bettendorf property is a two-building, one-story refrigerated warehouse containing 10,246,648 cubic feet situated on a 36.1-acre land parcel in
     Bettendorf, Iowa exhibiting a 45.3% occupancy. The facility is located 4 miles northeast of downtown Bettendorf and is part of the Quad Cities along with Davenport, Iowa, Rock Island and Moline, Illinois. The property is railroad accessible, has 48 loading dock doors, 3 freezer rooms and 80 to
     100 parking spaces. The top three clients at this facility include
     Smithfield Companies Inc. (Moody's rated Ba3), Altria Group Inc. (Moody's rated Baa1) and Leiner Davis Gelatin.

     The Boston property is a four-story refrigerated warehouse containing
     3,099,098 cubic feet situated on a 4.7-acre land parcel in Boston,
     Massachusetts exhibiting a 90.0% occupancy rate. The facility was built in
     1969 and is located east of Interstate 93. The property's top 3 tenants include General Mills, Inc., Slate Gorton & Co. and Crocker and Windsor
     Seafood.

     The Clearfield property is a refrigerated warehouse containing 11,123,700 cubic feet situated on a 24.7-acre land parcel in Clearfield, Utah exhibiting an 83.6% occupancy rate. The facility offers 41 dock high doors,
     2 drive in doors and 19 rail in doors. The Central Business District of
     Clearfield is 2 miles north of the facility, the City of Ogden is approximately 5 miles away, and Salt Lake City is approximately 30 miles south. The top three tenants include ConAgra Foods Inc. (S&P rated BBB+),
     Nestle SA (S&P rated AAA), and Schwan's Corp.

     The Connell property is a one-story refrigerated warehouse containing
     7,887,492 cubic feet sitiated on a 17.7-acre land parcel in Connell,
     Washington exhibiting an 89.8% occupancy rate. The facility is utilized by
     ConAgra for the storage and distribution of its products. The property is railroad accessible, has 20 dock high doors and one main freezer room.

     The Fort Smith property is a two-building, one-story refrigerated warehouse containing 1,706,088 cubic feet situated on a 6.8-acre land parcel in Fort
     Smith, Arkansas exhibiting an 83.6% occupancy rate. The property is situated one mile north of the Fort Smith central business district. The top 3 tenants include Tyson Foods (Moody's rated Ba2), Simmons Foods and
     Cargill Meat Solutions (Moody's rated A2).

     The Murfreesboro property is a one-story refrigerated warehouse containing
     6,225,243 cubic feet situated on a 24.4-acre land parcel in Murfreesboro,
     Tennessee. The property is currently 79.7% occupied wholly by General Mills
     Inc. Constructed in 1982 and further expanded in 2000, the property has 6 rooms, that can be either freezer or cooler rooms, and has 20 dock high doors.

     The Nampa property is a seven-building, one-story refrigerated warehouse facility containing 10,284,446 cubic feet situated on a 28.1-acre land parcel in Nampa, Idaho (8 miles west of Boise) exhibiting a 40.5% occupancy rate. The top 3 tenants include the US Government, Select Onion Co LLC, and
     Great American Appetizers. The property is railroad accessible, has 32 dock high doors, 25 drive-in doors and 70 parking spaces.

     The Russellville property is a one-story refrigerated warehouse containing
     8,270,691 cubit feet situated on a 30.5-acre land parcel in Russellville,
     Arkansas exhibiting a 91.6% occupancy rate. Tyson Foods is the largest client at this facility and has occupied on average 94% to 100% of the building since 1995. The Russellville property is physically connected to the Tyson's processing plant.

                                      B-69

                             DB AMERICOLD PORTFOLIO

     The Sebree property a one story refrigerated warehouse containing 3,001,006 cubic feet situated on a 14.0-acre land parcel in Sebree, Kentucky exhibiting a 93.2% occupancy rate. Constructed in 1998, the property offers
     19 dock high doors and 3 rail in doors. The top 3 tenants include Tyson
     Foods (Moody's rated Ba2), SFG/Fields, Inc. and the Federal Board of
     Prisons.

     The Strasburg property is a one-story refrigerated warehouse containing
     6,475,968 cubic feet situated on a 48.2-acre land parcel in Strasburg,
     Virginia exhibiting a 90.6% occupancy rate. Constructed in 1999, the property offers 23 dock high doors and freezer space comprised of 7 rooms.
     The top 3 tenants are Perdue Farms Inc., Nestle SA (S&P rated AAA) and Rich
     Products Corp, which make up 98.0% of the income at the Strasburg property.

     The Syracuse property is a one-story and part two-story refrigerated warehouse containing 12,833,662 cubic feet situated on a 37.6-acre land-parcel in Syracuse, New York exhibiting a 41.0% occupancy rate. The property was constructed in 1960 and most recently expanded in 1985. Access to the property is provided through 84 dock high doors, 12 drive in doors and 2 enclosed rail spurs.

     The Thomasville property is a one- and two-story refrigerated warehouse containing 5,662,542 cubic feet situated on a 48-acre land parcel in
     Thomasville, Georgia exhibiting an 83.8% occupancy rate. Constructed in
     1997, the property is comprised of 50% freezer space, 25% refrigerated space and 25% office space. The Thomasville property is situated two miles northwest of the Thomasville Central Business District. The top 3 tenants include Wayne Farms, the US Government, and Smithfield Companies Inc.,
     which collectively contribute 71% of the income at the property.

     The Turlock property is a one-story refrigerated warehouse containing
     3,298,228 cubic feet situated on a 6.8-acre land parcel in Turlock,
     California (approximately 100 miles northeast of San Jose, California)
     exhibiting an 89.7% occupancy rate. The property was constructed in 1955 and features 3 dock high doors, railroad access and 18 freezer/cooler rooms. The top 3 tenants include Hilmar Cheese Corporation, Valley Fresh
     Foods Inc. and Cebro Frozen Foods Inc. which account for 70.0% of the income at the property.

     The Walla Walla property is a one-story refrigerated warehouse containing
     4,317,945 cubic feet situated on a 17.4-acre land parcel in Walla Walla,
     Washington exhibiting a 31.3% occupancy rate. The facility is made up of
     85% freezer space and is currently occupied by 6 tenants. The largest 3 tenants are Watts Brothers Frozen Foods LLC, Norpac Foods Inc., and Smith
     Frozen Foods Inc.

     The West Memphis property is a one-story refrigerated warehouse containing
     6,405,230 cubic feet situated in a 27.8-acre land parcel in West Memphis,
     Arkansas exhibiting an 81.9% occupancy rate. The property was constructed in 1985 and most recently renovated in 1995. General Mills Inc. is the largest tenant at the facility and contributes 49.5% of the property's income.

     The Wichita property is a one-story refrigerated warehouse containing
     3,216,188 cubic feet situated on a 14.1-acre land parcel in Wichita, Kansas exhibiting an 87.1% occupancy rate. The property has been utilized for cold storage since 1972 and is served by 22 dock doors and 2 rail doors. The top
     3 tenants are Smithfield Companies Inc, Cargill Meat Solutions and Schwan
     Corporation, which contribute 71.15% of the property's total income.

     The Woodburn property is a one-story refrigerated warehouse containing
     8,407,877 cubic feet situated on a 20.5-acre parcel located 30 miles south of Portland, Oregon, exhibiting a 53.1% occupancy rate. Sabroso Company, HJ
     Heinz Co, and Winning Company account for 56.2% of the property's total income.

                                      B-70

                             DB AMERICOLD PORTFOLIO

o    LOCK BOX ACCOUNT. The borrowers are required to deposit all receipts, revenues and other income from the ownership and operation of the DB
     AmeriCold Portfolio Properties into a lender controlled account. Unless an event of default, a "Trigger Event", or a "Cash Trap Event" has occurred, the lender is required to return amounts in such account to the borrowers on each business day. A "Trigger Event," occurs when the annual underwritable cash flow for the DB AmeriCold Portfolio Properties as of the end of each fiscal quarter (on a trailing four quarter basis) is less than the trigger amount (which amount calculates to a DSCR of 1.54x based on a net cash flow of $29,400,000) as provided in the DB AmeriCold Portfolio the loan documents. Upon the occurrence of a Trigger Event, the DB AmeriCold
     Portfolio Loan documents provide that amounts in the lender controlled account will be used to pay debt service and fund required reserves (as described under "Reserves" below) and any excess cash will be returned to the borrowers. A Trigger Event period terminates if for two consecutive fiscal quarters the net cash flow is greater than $29,400,000. During a
     Trigger Event period or Cash Trap Event period, the borrowers are required to fund monthly reserves for taxes and insurance (in an amount equal to
     1/12 of the lender's estimate of the annual amounts due for taxes and insurance premiums), and capital expenditures (in an amount equal to
     $0.03/cubic square foot, capped at $4,000,000).

     A "Cash Trap Event" occurs when annual underwritable cash flow for the DB
     AmeriCold Portfolio Properties as of the end of each fiscal quarter (on a trailing four quarter basis) is less than the cash trap amount (which calculates to a DSCR of 1.45x based on a net cash flow of $27,671,000) as provided in the DB AmeriCold Portfolio Loan documents. Upon the occurrence of a Cash Trap Event, the DB AmeriCold Portfolio Loan documents provide that amounts in the lender controlled account will be used to pay debt service and fund required reserves and any excess amounts remaining will remain in the lender controlled account. A Cash Trap Period terminates if, for two consecutive fiscal quarters, the net cash flow is greater than
     $27,671,000.

o    RESERVES. During a Trigger Event, the borrowers are required to deposit monthly reserves for taxes, insurance and capital expenditures.

o    RELEASE PROVISIONS. The DB AmeriCold Portfolio Loan documents permit the borrowers to obtain the release of any of the DB AmeriCold Portfolio
     Properties subject to partial defeasance, rating agency confirmation and
     DSCR test and satisfaction of certain conditions in the AmeriCold Portfolio loan documents. The DB AmeriCold Portfolio Loan release amounts are as follows: (a) 105% of the Allocated Loan Amount, if the aggregate balance of the previously released DB AmeriCold Portfolio Properties is less than
     12.5% of the original DB AmeriCold Portfolio Loan amount (the "Tranche I
     Release Percentage Threshold Amount"); (b) 110% of the Allocated Loan
     Amount, if the aggregate balance of the previously released DB AmeriCold
     Portfolio Properties is greater than the Tranche I Release Percentage
     Threshold Amount and less than 25% of the original DB AmeriCold Portfolio
     Loan amount (the "Tranche II Release Percentage Threshold Amount"); and (c)
     115% of the Allocated Loan Amount, if the aggregate balance of the previously released DB AmeriCold Portfolio Properties is greater than the
     Tranche II Release Percentage Threshold Amount, provided that the Release
     Amount is not greater than the current balance of the DB AmeriCold
     Portfolio Loan.

o    SUBSTITUTION PROVISIONS. The borrowers are permitted to obtain a release of the lien of the mortgage encumbering any of the individual properties (each a "Substituted Property") by substituting another individual property of like kind and quality (a "Substitute Property"), provided that the following conditions are satisfied: (A) the Allocated Loan Amount of the
     Substitute Properties collectively do not exceed 20% of the original principal balance of the DB Americold Portfolio Loan; (B) after giving effect to the substitution, the debt service coverage ratio for the DB
     Americold Portfolio Loan (excluding the Substituted Properties and including the Substitute Properties) is not less than the greater of (i)
     the debt service coverage ratio as of the DB Americold Portfolio Loan closing date and (ii) the debt service coverage ratio for the trailing 12 full calendar months as of the date immediately preceding the substitution;
     provided, that in order to satisfy such debt service coverage ratio, the borrowers may defease a portion of the DB AmeriCold Portfolio Loan in excess of the release amounts; and (C) (x) the loan to value ratio of a
     Substitute Property is not greater than the lesser of the loan-to-value ratio of a Substituted Property (i) as of the DB AmeriCold Portfolio Loan
     closing date and (ii) immediately prior to the substitution or (y) if the borrowers are unable to satisfy the foregoing loan-to-value ratio test set forth in (C) above, after giving effect to the substitution, such test may be satisfied if the loan-to-value ratio for all of the individual properties (excluding the Substituted Properties and including the
     Substitute Properties) is not greater than the lesser of (i) the loan-to-value ratio as of the closing date and (ii) the loan-to-value ratio immediately prior to the substitution.

                                      B-71

                             DB AMERICOLD PORTFOLIO

o    MANAGEMENT. ART Manager LLC, an affiliate of the borrowers, is the property manager for the DB AmeriCold Portfolio Properties. All of the facilities that are owned by ART, the sponsor, are either self managed by ART or managed by ART Manager LLC.

                                      B-72

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                      B-73

                              BANK OF AMERICA PLAZA

                               [4 PHOTOS OMITTED]

                                      B-74

                              BANK OF AMERICA PLAZA

                                  [MAP OMITTED]

                                      B-75

                              BANK OF AMERICA PLAZA

                                LOAN INFORMATION

MORTGAGE LOAN SELLER                                                         CGM
CUT-OFF DATE PRINCIPAL BALANCE                                      $150,000,000
PERCENTAGE OF INITIAL MORTGAGE POOL BALANCE                                 2.3%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                         Acquisition
SPONSOR                                           Behringer Harvard REIT I, Inc.
OWNERSHIP INTEREST                                             Fee and Leasehold
MORTGAGE RATE                                                            5.4330%
MATURITY DATE                                                   November 6, 2016
AMORTIZATION TYPE                                                  Interest Only
ORIGINAL TERM / AMORTIZATION TERM                            120 / Interest Only
REMAINING TERM / REMAINING
  AMORTIZATION TERM                                          116 / Interest Only
LOCKBOX                                                            In-Place Hard
UP-FRONT RESERVES
  TAX / INSURANCE                                                        No / No
  TI/LC(1)                                                            $4,398,708
  BANK OF AMERICA TI RESERVE(2)                                       $2,921,160
ONGOING MONTHLY RESERVES
  TAX / INSURANCE                                                        No / No
ADDITIONAL FINANCING(3)                                                      Yes
CUT-OFF DATE PRINCIPAL BALANCE                                      $150,000,000
CUT-OFF DATE PRINCIPAL BALANCE/SF                                           $169
CUT-OFF DATE LTV RATIO                                                    75.95%
MATURITY DATE LTV RATIO                                                   75.95%
UW NCF DSCR(4)                                                             1.47x

                              PROPERTY INFORMATION

NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                           Charlotte, NC
PROPERTY TYPE                                                        Office, CBD
SIZE (SF)                                                                887,079
OCCUPANCY % AS OF SEPTEMBER 5, 2006                                        99.1%
YEAR BUILT / YEAR RENOVATED                                     1973-1977 / 2000
APPRAISED VALUE                                                     $197,500,000
PROPERTY MANAGEMENT                                   HPT Management Services LP
UW ECONOMIC OCCUPANCY %                                                    96.8%
UW REVENUES(4)                                                       $20,499,039
UW EXPENSES                                                           $7,683,621
UW NET OPERATING INCOME (NOI)(4)                                     $12,815,417
UW NET CASH FLOW (NCF)(4)                                            $12,184,179

(1)  At closing, $4,398,708 was escrowed for outstanding leasing costs associated with Alston & Bird LLC ($807,992) and Bank of America
     ($3,590,716). The reserve shall be disbursed to reimburse the borrower for leasing costs associated with the Alston & Bird and Bank of America spaces.

(2)  At closing, $2,921,160 was escrowed in connection with outstanding TIs due to Bank of America under its lease. The reserve shall be disbursed to reimburse the borrower for TI expenses associated with the Bank of America space.

(3)  See "Mezzanine Debt" below.

(4)  The rent for Bank of America was underwritten based on the average rental rate for the entire term of the Bank of America lease. The weighted average in-place gross rent for Bank of America was $14.09 psf as of the September
     5, 2006 rent roll. The weighted average underwritten gross rent for Bank of
     America is $19.35 psf. UW Revenues, UW NOI, UW NCF and UW NCF DSCR were calculated using the weighted average underwritten rent of Bank of America.
     UW Revenues, UW NOI, UW NCF, and UW NCF DSCR were calculated using the weighted average underwritten rent of Bank of America.

                                      B-76

                              BANK OF AMERICA PLAZA

                                 TENANT SUMMARY

                                                                % OF NET
                                 RATINGS         NET RENTABLE   RENTABLE
TENANT NAME               FITCH/MOODY'S/S&P(1)     AREA (SF)      AREA
------------------------------------------------------------------------

Bank of America(2)             AA/Aa2/AA            643,604       72.6%
Alston & Bird LLC              NR/NR/NR              81,096        9.1%
Hunton & Williams              NR/NR/NR              34,430        3.9%
New Life Fitness               NR/NR/NR              31,717        3.6%
Aon Service Corporation     BBB+/Baa2/BBB+           11,827        1.3%
Top 5 Tenants                                       802,674       90.5%
Non-major Tenants                                    76,526        8.6%
                                                    -------      -----
OCCUPIED TOTAL                                      879,200       99.1%
Vacant                                                7,879        0.9%
                                                    -------      -----
COLLATERAL TOTAL                                    887,079      100.0%
                                                    =======      =====

                                                                   DATE OF
                                                   % OF ACTUAL      LEASE
TENANT NAME               RENT PSF   ACTUAL RENT       RENT       EXPIRATION
----------------------------------------------------------------------------

Bank of America(2)         $ 9.95    $ 6,405,725      55.9%      03/31/19(3)
Alston & Bird LLC          $24.11    $ 1,954,988      17.1%      05/31/13
Hunton & Williams          $26.46    $   911,124       7.9%      09/06/08
New Life Fitness           $ 5.68    $   180,000       1.6%      04/30/16
Aon Service Corporation    $23.50    $   277,959       2.4%      09/30/08
Top 5 Tenants              $12.12    $ 9,729,796      84.9%       Various
Non-major Tenants          $22.63    $ 1,731,760      15.1%       Various
                           ------    -----------     -----
OCCUPIED TOTAL             $13.04    $11,461,556     100.0%
Vacant
COLLATERAL TOTAL

(1)  Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)  Bank of America may reduce leased premises by (i) up to 94,000 SF on floors
     26, 28, 32, 33 and 34 on 3/31/09 with notice by 12/31/07 and (ii) by 35% of the then-leased premises as of 4/1/10 in full floor increments with 9 months notice with payment of the unamortized costs of security enhancements, commissions and tenant improvement allowance for the space being released. The second contraction is generally limited to three floors in a 12 month period. Furthermore, within 30 days of Bank of America providing notice to contract, borrower will agree to deposit a letter of credit or cash equal to $7.00 per square foot on space vacated by Bank of
     America in excess of 50,000 square feet. Such letter of credit will be offset by contraction penalties paid by Bank of America (consisting of unamortized tenant improvement allowances).

(3)  3,650 SF expires on 04/30/09.

                             LEASE ROLLOVER SCHEDULE

                           WTD. AVG. IN PLACE                                                           CUMULATIVE %
             # OF LEASES      BASE RENT PSF     TOTAL SF   % OF TOTAL    CUMULATIVE %   % OF IN PLACE   OF IN PLACE
   YEAR        ROLLING           ROLLING         ROLLING   SF ROLLING   OF SF ROLLING    RENT ROLLING   RENT ROLLING
--------------------------------------------------------------------------------------------------------------------

   2007          10              $25.30           25,688       2.9%          2.9%             5.7%           5.7%
   2008           7              $23.30           75,222       8.5%         11.4%            15.3%          21.0%
   2009           7              $24.23           13,661       1.5%         12.9%             2.9%          23.8%
   2010           5              $22.56            6,670       0.8%         13.7%             1.3%          25.2%
   2011           3              $25.16            5,192       0.6%         14.3%             1.1%          26.3%
   2012           0              $ 0.00                0       0.0%         14.3%             0.0%          26.3%
   2013           1              $24.11           81,096       9.1%         23.4%            17.1%          43.4%
   2014           0              $ 0.00                0       0.0%         23.4%             0.0%          43.4%
   2015           0              $ 0.00                0       0.0%         23.4%             0.0%          43.4%
   2016           1              $ 5.68           31,717       3.6%         27.0%             1.6%          44.9%
Thereafter        1              $ 9.86          639,954      72.1%         99.1%            55.1%         100.0%
  Vacant                                           7,879       0.9%        100.0%
                                                 -------     -----                          -----
  TOTALS         35                              887,079     100.0%                         100.0%
                ===                              =======     =====                          =====

                                      B-77

                              BANK OF AMERICA PLAZA

o    THE LOAN. The subject mortgage loan (the "Bank of America Plaza Loan") is secured by a first mortgage encumbering an office building located in
     Charlotte, NC (the "Bank of America Plaza Property"). The Bank of America
     Plaza Loan has a cut-off date principal balance of $150,000,000, which represents approximately 2.3% of the initial mortgage pool balance. The
     Bank of America Plaza Loan was originated on October 26, 2006. Loan provides for interest-only payments for the entire 120 months of its term.

     The Bank of America Plaza Loan has a remaining term of 116 months and matures on November 6, 2016. The Bank of America Plaza Loan may be prepaid on or after August 6, 2016, and permits defeasance with United States government obligations beginning 2 years after the issue date for the CD
     2007-CD4 certificates.

o    THE BORROWER. The borrower is Behringer Harvard 101 South Tryon LP, a special purpose entity structured to be bankruptcy remote. The sponsor of the borrower is Behringer Harvard REIT I, Inc. ("Behringer"). Behringer
     evolved from the combination of two predecessor companies: Behringer
     Partners and Harvard Property Trust, Inc. These enterprises have sponsored successful private real estate limited partnerships and private REIT investments since 1989. Behringer's management has experience in many facets of commercial real estate investment and management in over 24 million square feet of office, retail, industrial, apartment, hotel, and recreational properties. Behringer was organized to invest in and lease commercial real estate properties, generally institutional quality office buildings and other commercial properties. Behringer is a repeat borrower of the lender.

o    THE PROPERTY. The Bank of America Plaza Property is an approximately
     887,079 square foot 40-story class A office tower situated on approximately
     2.1 acres. The Bank of America Plaza Property was constructed in phases in
     1973 and 1977 and renovated in 2000. The Bank of America Plaza Property's layout features two buildings and a subterranean 3-level, 511-car subterranean garage. The retail building, which is adjacent and connected to the office lobby and also the 362-room Omni Hotel, totals 74,984 square feet. The Omni Hotel is not part of the Bank of America Plaza Property. The office space totaling 812,095 square feet is situated on floors 3-40 of the office tower. Additionally, the Bank of America Plaza Property controls a five-level garage through two ground leases (See "Ground Leases" below for additional information). The Autopark garage contains 684 parking spaces, which combined with the on-site garage provide for a total of 1,195 spaces and a parking ratio of 1.35 per 1,000 square feet. The Bank of America
     Plaza Property's street level entrance provides access to retail shops and the office lobby. The Bank of America Plaza Property can also be accessed from the over-street walkways, through the retail banking center, or from the subterranean parking garage. Each floor contains elevator lobbies, common area restrooms and support areas, and interior corridors leading to tenant spaces. The offices are typically laid out around the perimeter of the building. The building is serviced by 15 passenger elevators and there is one freight elevator. The Bank of America Plaza Property is located in the Charlotte, NC central business district. As of September 5, 2006, the occupancy rate for the Bank of America Plaza Property was approximately
     99.1%.

     The largest tenant is Bank of America ("Bank of America") (NYSE:BAC)
     occupying 643,604 square feet, or approximately 72.6% of the net rentable area. Bank of America, the second largest bank in the U.S., was founded in
     1874 and is headquartered in Charlotte, North Carolina. Bank of America
     Securities LLC ("BAS") is the investment banking subsidiary of Bank of
     America. The subsidiary, along with its UK affiliate Banc of America
     Securities Limited, comprises the Global Capital Markets and Investment
     Banking business segment of Bank of America. This segment offers trading and brokerage services, debt and securities underwriting, debt and equity research and advice on public offerings, leveraged buyouts, and mergers and acquisitions. The firm's specialty units focus on prime brokerage, derivatives, and securitization services. As of February 2007, BAS was rated "AA" by Fitch, "Aa2" by Moodys and "AA" by S&P. The Bank of America
     lease expires in March 2019. Bank of America has space reduction options, see "Tenant Summary" above.

     The second largest tenant is Alston & Bird LLC ("Alston & Bird"), occupying
     81,096 square feet, or approximately 9.1% of the net rentable area. Alston
     & Bird, was founded in 1893 and is headquartered in Atlanta. Alston & Bird is a top law firm with approximately 750 lawyers working out of five offices located in Atlanta, Charlotte, New York, Raleigh, NC, and
     Washington, DC. Alston & Bird offers services in over 35 areas including bankruptcy, labor and employment, real estate, tax and intellectual property. The Alston & Bird lease expires in May 2013.

                                      B-78

                              BANK OF AMERICA PLAZA

     The third largest tenant is Hunton & Williams ("Hunton & Williams"), occupying 34,430 square feet, or approximately 3.9% of the net rentable area. Hunton & Williams, founded in 1901 and headquartered in Richmond,
     Virginia, is a top law firm that employs approximately 875 attorneys. The firm has approximately 18 offices throughout the United States, Europe, and
     Asia. The full-service firm specializes in areas such as antitrust, corporate and securities, criminal defense, environmental law, real estate, and technology. Hunton & Williams' TurnStone Investigative Group provides forensic services and is staffed with former investigative agents from the
     FBI, DEA and IRS. The Hunton & Williams lease expires in September 2008.

o    LOCK BOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a lock box account under the lender's control, and transferred to a lender-controlled cash management account.

o    MEZZANINE DEBT. Future mezzanine debt is permitted subject to certain criteria, which include but are not limited to a combined subject loan and mezzanine loan minimum debt service coverage ratio of 1.20:1.00, a combined subject loan and mezzanine loan maximum loan-to-value ratio of 80%, and delivery of an intercreditor agreement and other miscellaneous mezzanine loan documents satisfactory to the lender.

o    GROUND LEASES. A portion of the parking for the Bank of America Plaza
     Property is subject to two ground leases. The primary ground lease is to the Orr Corporation and expires December 31, 2011 with two five-year renewal options. The second ground lease is to Richard A. Pitts, and expires on December 31, 2008 with three five-year renewal options. If the term of such ground leases are not extended or suitable replacement parking not obtained within the proximity required by the zoning ordinance, such mortgaged real property may no longer be in compliance with the applicable zoning ordinance. The loan documents provide that the loan is recourse to the extent of any losses suffered by lender as a result of the borrower's action or inaction which results in the termination of any such ground lease, the borrower's failure to exercise all of its options currently set forth in any such ground lease to extend the term of any such ground lease to at least December 31, 2021 or the borrower's failure to obtain an extension of any such ground lease to a term of at least ten (10) years beyond the maturity date of the Bank of America Plaza Loan; unless in any case, the borrower obtains replacement parking facilities that, (A) if subject to an agreement, lease or otherwise, grant rights to such replacement parking facilities for a term of at least ten (10) years beyond the maturity date of the Bank of America Plaza Loan, and (B) are sufficient to enable the Bank of America Plaza Property to comply with applicable zoning requirements. Such recourse obligations are personally guaranteed by
     Behringer.

o    RIGHT OF FIRST REFUSAL. Bank of America, as the tenant under the office lease with the borrower, as landlord, has the right of first refusal to purchase the Bank of America Plaza Property in the event the borrower desires to sell the Bank of America Plaza Property. Such right of first refusal is not impaired in the event the borrower sells the Bank of America
     Plaza Property to a third party. Such right of first refusal does not apply to any foreclosure of the Bank of America Plaza Property or any delivery of a deed in lieu of foreclosure.

o    MANAGEMENT. HPT Management Services LP is the property manager for the Bank of America Plaza Property and is affiliated with the borrower. The sub-manager is Trammel Crow Services, Inc.

                                      B-79

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                      B-80

                              THE ATLANTIC BUILDING

                                LOAN INFORMATION

MORTGAGE LOAN SELLER                                                         PNC
CUT-OFF DATE PRINCIPAL BALANCE                                      $149,700,000
PERCENTAGE OF INITIAL MORTGAGE POOL BALANCE                                 2.3%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR(1)                                           Norman Jemal, Douglas Jemal
OWNERSHIP INTEREST                                                    Fee Simple
MORTGAGE RATE                                                            5.5500%
MATURITY DATE                                                      April 1, 2017
AMORTIZATION TYPE                                                  Interest Only
ORIGINAL TERM / AMORTIZATION TERM                         121(2) / Interest Only
REMAINING TERM / REMAINING                                121(2) / Interest Only
   AMORTIZATION TERM
LOCKBOX                                                            In-Place Hard
UP-FRONT RESERVES
   TAX / INSURANCE                                                     Yes / Yes
   TI/LC                                                              $7,200,000
   ENVIRONMENTAL                                                          $4,000
ONGOING MONTHLY RESERVES
   TAX/INSURANCE                                                       Yes / Yes
   REPLACEMENT                                                            $4,787
ADDITIONAL FINANCING                                                          No
CUT-OFF DATE PRINCIPAL BALANCE                                      $149,700,000
CUT-OFF DATE PRINCIPAL BALANCE/SF                                           $527
CUT-OFF DATE LTV RATIO                                                    71.29%
MATURITY DATE LTV RATIO                                                   71.29%
UW NCF DSCR                                                                1.45x

                                [PHOTO OMITTED]

                              PROPERTY INFORMATION

NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                          Washington, DC
PROPERTY TYPE                                                        Office, CBD
SIZE (SF)                                                                283,889
OCCUPANCY % AS OF DECEMBER 1, 2006(3)                                     100.0%
YEAR BUILT /  YEAR RENOVATED                                            2006/NAP
APPRAISED VALUE                                                     $210,000,000
PROPERTY MANAGEMENT                                               Tishman Speyer
UW ECONOMIC OCCUPANCY %                                                    96.8%
UW REVENUES                                                          $17,525,258
UW EXPENSES                                                           $5,254,990
UW NET OPERATING INCOME (NOI)                                        $12,270,268
UW NET CASH FLOW (NCF)                                               $12,213,490

(1)  Douglas Jemal was convicted of wire fraud in October 2006. In a related prosecution, two other officials of Jemal's company, Douglas Development
     Corporation, were found or plead guilty to certain felony counts.

(2)  The mortgage loan seller will deposit an amount for the benefit of the trust equal to the April 2007 interest payment on that mortgage loan.

(3)  Douglas Development Corporation, which is 100% owned by Douglas Jemal, is master leasing 74,640 square feet from the borrower.

                                      B-81

                              THE ATLANTIC BUILDING

                                 TENANT SUMMARY

                                                                       % of Net
                                         Ratings        Net Rentable   Rentable
Tenant Name                         Fitch/Moody's/S&P     Area (SF)      Area
--------------------------------------------------------------------------------

Alston & Bird, LLP                       NR/NR/NR          129,981        45.8%
Pharmaceutical Research                  NR/NR/NR           75,169        26.5%
Douglas Development Corp et al(1)        NR/NR/NR           74,640        26.3%
Ford's Theatre                           NR/NR/NR            4,099         1.4%

Top 4 Tenants                                              283,889       100.0%

Non-major Tenants                                                0         0.0%
                                                           -------       -----
OCCUPIED TOTAL                                             283,889       100.0%

Vacant Space                                                     0         0.0%
                                                           -------       -----
COLLATERAL TOTAL                                           283,889       100.0%
                                                           =======       =====

                                                                              Date of
                                                              % of Actual      Lease
Tenant Name                          Rent PSF   Actual Rent      Rent       Expiration
--------------------------------------------------------------------------------------

Alston & Bird, LLP                    $40.29    $ 5,237,029       44.5%      03/31/21
Pharmaceu tical Research              $37.50    $ 2,818,838       23.9%      02/28/19
Douglas D evelopment Corp et al(1)    $47.14    $ 3,518,260       29.9%      02/28/22
Ford's Theatre                        $47.74    $   195,669        1.7%      12/31/16

Top 4 Ten ants                        $41.46    $11,769,796      100.0%       Various

Non-major Tenants                     $ 0.00                       0.0%
OCCUPIED TOTAL                        $41.46    $11,769,796

Vacant Space

COLLATERAL TOTAL

(1)  Douglas Development Corporation, which is 100% owned by Douglas Jemal, is master leasing 74,640 square feet from the borrower.

                                      B-82

                             LOEWS LAKE LAS VEGAS

                                LOAN INFORMATION

MORTGAGE LOAN SELLER                                                        GACC
CUT-OFF DATE PRINCIPAL BALANCE                                      $117,000,000
PERCENTAGE OF INITIAL MORTGAGE POOL BALANCE                                 1.8%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                         Acquisition
SPONSOR                                               Loews Hotels Holding Corp;
                                                          Common Retirement Fund
                                                        of the State of New York
OWNERSHIP INTEREST                                                    Fee Simple
MORTGAGE RATE                                                            5.7260%
MATURITY DATE                                                    January 1, 2012
AMORTIZATION TYPE                                                  Interest Only
ORIGINAL TERM / AMORTIZATION TERM                             60 / Interest Only
REMAINING TERM / REMAINING
   AMORTIZATION TERM                                          58 / Interest Only
LOCKBOX                                                           Springing Hard

UP-FRONT RESERVES
   TAX / INSURANCE                                                       No / No

ONGOING MONTHLY RESERVES(1)
   TAX/INSURANCE                                                       Springing
   FF&E                                                                Springing
   MANAGEMENT FEE                                                      Springing

ADDITIONAL FINANCING                                                          No
CUT-OFF DATE PRINCIPAL BALANCE                                      $117,000,000
CUT-OFF DATE PRINCIPAL BALANCE/ROOM                                     $237,323
CUT-OFF DATE "AS-IS" LTV RATIO                                            64.39%
CUT-OFF DATE "AS-STABILIZED" LTV RATIO(2)                                 56.41%
MATURITY DATE LTV RATIO                                                   64.39%
UW NCF DSCR                                                                1.48x

                                 [PHOTO OMITTED]

                              PROPERTY INFORMATION

NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                           Henderson, NV
PROPERTY TYPE                                          Hospitality, Full Service
SIZE (ROOMS)                                                                 493
OCCUPANCY % T-12 OCTOBER 31, 2006                                          68.8%
YEAR BUILT / YEAR RENOVATED                                           1999 / NAP
"AS-IS" APPRAISED VALUE (12/1/2006)                                 $181,700,000
"AS-STABILIZED" APPRAISED VALUE (12/1/2009)                         $207,400,000
PROPERTY MANAGEMENT                             Loews LLV Operating Company, LLC
UW ECONOMIC OCCUPANCY %                                                    68.8%
UW REVENUES                                                          $50,576,727
UW EXPENSES                                                          $38,468,140
UW NET OPERATING INCOME (NOI)                                        $12,108,587
UW NET CASH FLOW (NCF)                                               $10,085,518

(1)  Upon the occurrence of a Lockbox Event (defined as such time, commencing in the second year of the loan term, that the debt service coverage ratio for the two preceding quarters falls below 1.20x or an event of default occurs), the borrower will be required to make monthly deposits into the tax, insurance, FF&E and management fee reserves as determined by the lender.

(2)  Based on the "As-Stabilized" appraised value of $207,400,000, as of
     December 1, 2009.

                             PROPERTY PERFORMANCE(3)

                           Occupancy                  ADR                   RevPAR
     Year     Occupancy   Penetration     ADR     Penetration    RevPAR   Penetration
--------------------------------------------------------------------------------------

TTM 11/2004     67.7%        96.0%      $171.26     113.5%      $116.01     108.9%
TTM 11/2005     64.5%        89.8%      $183.91     113.9%      $118.57     102.3%
TTM 11/2006     65.8%        90.2%      $192.21     112.6%      $126.50     101.6%

(3)  Property Performance data based on November 2006 Smith Travel Research
     ("STR") report.

                                      B-83

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                      B-84

                                 200 WEST ADAMS

                                LOAN INFORMATION

MORTGAGE LOAN SELLER                                                             RBC
CUT-OFF DATE PRINCIPAL BALANCE                                          $100,000,000
PERCENTAGE OF INITIAL MORTGAGE POOL BALANCE                                     1.5%
NUMBER OF MORTGAGE LOANS                                                           1
LOAN PURPOSE                                                             Acquisition
SPONSOR                                       200 West Adams Associates NF L.L.C., a
                                                  Delaware limited liability company
OWNERSHIP INTEREST                                                        Fee Simple
MORTGAGE RATE                                                                5.6300%
MATURITY DATE                                                        January 1, 2012
AMORTIZATION TYPE                                                      Interest Only
ORIGINAL TERM / AMORTIZATION TERM                                 60 / Interest Only
REMAINING TERM / REMAINING
   AMORTIZATION TERM                                              58 / Interest Only
LOCKBOX                                                               Springing Hard
UP-FRONT RESERVES
   TAX / INSURANCE                                                         Yes / Yes
   REPLACEMENT                                                                    $0
   TI/LC                                                                  $7,480,000
   IMMEDIATE REPAIRS                                                        $255,375
ONGOING MONTHLY RESERVES
   TAX/INSURANCE                                                           Yes / Yes
   REPLACEMENT                                                                $5,644
   TI/LC                                                                     $28,123
ADDITIONAL FINANCING(1)                                                          Yes
CUT-OFF DATE PRINCIPAL BALANCE                                          $100,000,000
CUT-OFF DATE PRINCIPAL BALANCE/SF                                               $148
CUT-OFF DATE LTV RATIO                                                        80.97%
MATURITY DATE LTV RATIO                                                       80.97%
UW NCF DSCR                                                                    1.22x

(1)  The 200 West Adams loan documents permit the borrower to incur a maximum subordinate unsecured financing amount of $2,000,000

                                [PHOTO OMITTED]

                              PROPERTY INFORMATION

NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                             Chicago, IL
PROPERTY TYPE                                                        Office, CBD
SIZE (SF)                                                                677,222
OCCUPANCY % AS OF NOVEMBER 17, 2006                                        90.4%
YEAR BUILT / YEAR RENOVATED                                           1985 / NAP
APPRAISED VALUE                                                     $123,500,000
PROPERTY MANAGEMENT                    Lincoln Property Company Commercial, Inc.
UW ECONOMIC OCCUPANCY %                                                    90.1%
UW REVENUES                                                          $15,384,196
UW EXPENSES                                                           $7,949,725
UW NET OPERATING INCOME (NOI)                                         $7,434,472
UW NET CASH FLOW (NCF)                                                $6,988,897

                                      B-85

                                 200 WEST ADAMS

                                 TENANT SUMMARY

                                                           % OF NET                                           DATE OF
                            RATINGS         NET RENTABLE   RENTABLE                            % OF ACTUAL     LEASE
    TENANT NAME      FITCH/MOODY'S/S&P(1)     AREA (SF)      AREA     RENT PSF   ACTUAL RENT       RENT      EXPIRATION
-----------------------------------------------------------------------------------------------------------------------

GSA - SOC Security        AAA/Aaa/AAA          41,902         6.2%     $19.81    $   830,066       8.1%       05/31/07
GSA - IRS Dist Reg        AAA/Aaa/AAA          34,494         5.1%     $29.35    $ 1,012,399       9.9%       12/31/07
Household Finance         AA-/Aa3/AA-          26,098         3.9%     $13.50    $   352,323       3.5%       12/31/08
Lowis & Gellen             NR/NR/NR            24,254         3.6%     $16.12    $   390,917       3.8%       01/31/13
Nisen and Elliott          NR/NR/NR            24,232         3.6%     $12.33    $   298,781       2.9%       09/30/12
Top 5 Tenants                                 150,980        22.3%     $19.11    $ 2,884,485      28.3%        Various
Non-major Tenants                             461,459        68.1%     $15.84    $ 7,308,989      71.7%        Various
                                              -------       -----      ------    -----------
OCCUPIED TOTAL                                612,439        90.4%     $16.64    $10,193,474
Vacant Space                                   64,783         9.6%
                                              -------       -----
COLLATERAL TOTAL                              677,222       100.0%
                                              =======       =====

(1)  Certain ratings are those of the parent whether or not the parent guarantees the lease.

                                      B-86

                            GREAT WOLF -- POCONOS, PA

                                LOAN INFORMATION

MORTGAGE LOAN SELLER                                                               CGM
CUT-OFF DATE PRINCIPAL BALANCE                                             $97,000,000
PERCENTAGE OF INITIAL MORTGAGE POOL BALANCE                                       1.5%
NUMBER OF MORTGAGE LOANS                                                             1
LOAN PURPOSE                                                                 Refinance
SPONSOR                                                       Great Wolf Resorts, Inc.
OWNERSHIP INTEREST                                                          Fee Simple
MORTGAGE RATE                                                                  6.0980%
MATURITY DATE                                                          January 1, 2017
AMORTIZATION TYPE                                                   Partial IO/Balloon
ORIGINAL TERM / AMORTIZATION TERM                                            120 / 360
REMAINING TERM / REMAINING
 AMORTIZATION TERM                                                           118 / 360
LOCKBOX                                       In-Place Hard, Springing Cash Management
UP-FRONT RESERVES
   TAX / INSURANCE                                                            Yes / No
   ENVIRONMENTAL(1)                                                         $1,575,219
ONGOING MONTHLY RESERVES
   TAX/INSURANCE                                                              Yes / No
   FF&E(2)                                                        4% of Gross Revenues
   SEASONALITY RESERVE(3)                                                    Springing
   PRINCIPAL RESERVE(4)                                                      Springing
ADDITIONAL FINANCING(5)                                                            Yes
CUT-OFF DATE PRINCIPAL BALANCE                                             $97,000,000
CUT-OFF DATE PRINCIPAL BALANCE/SF                                             $241,895
CUT-OFF DATE LTV RATIO                                                          57.91%
MATURITY DATE LTV RATIO                                                         50.93%
UW NCF DSCR                                                                      2.03x

(1)  At closing, the lender held back $1,575,219, which represents 125% of the proposed penalty arising from alleged violations associated with the subject's on-site wastewater treatment plant. The penalty has been reduced to $833,349 post-closing.

(2)  On each payment date, the lender shall collect an amount equal to the FF&E
     Percentage for the penultimate calendar month preceding the calendar month of the payment date."FF&E Percentage" shall mean (i) for the period of time commencing on the closing date and ending on the date immediately prior to the first anniversary of the closing date, 2% of Gross Revenues; (ii) for the period of time commencing on the first anniversary and ending on the date immediately prior to the second anniversary of the closing date, 3% of
     Gross Revenues; and (iii) thereafter, 4% of Gross Revenues.

(3)  Upon the occurrence of a Seasonality Reserve Trigger and until the DSCR test described below has been satisfied for 2 consecutive calendar quarters, borrower will deposit into the Seasonality Reserve Account a monthly amount determined by lender such that 110% of the aggregated budgeted Monthly Negative Amount for any months during the budgeted calander year will be collected. Such monthly amount may be transferred from the Principal Reserve and may take into account working capital needs of the borrower. A "Seasonality Reserve Trigger" shall mean any period in which the UW NCF DSCR is less than 1.50x.

(4)  During a Cash Management Period, excess cash is deposited into Principal
     Reserve to be used to fund the Seasonality Reserve and operating deficiencies, provided no Special Events of Default exist.

(5)  Future mezzanine debt permitted provided the maximum LTV is 70% and minimum
     DSCR is 2.00x.

                                [PHOTO OMITTED]

                              PROPERTY INFORMATION

NUMBER OF MORTGAGED PROPERTIES                               1
LOCATION                                           Scotrun, PA
PROPERTY TYPE                        Hospitality, Full Service
SIZE (ROOMS)                                               401
OCCUPANCY % AS OF OCTOBER 31, 2006                       67.7%
YEAR BUILT / YEAR RENOVATED                         2005 / NAP
APPRAISED VALUE                                   $167,500,000
PROPERTY MANAGEMENT                  Great Lakes Services, LLC
UW ECONOMIC OCCUPANCY %                                  69.2%
UW REVENUES                                        $48,864,746
UW EXPENSES                                        $32,589,678
UW NET OPERATING INCOME (NOI)                      $16,275,068
UW NET CASH FLOW (NCF)                             $14,320,478

                        GREAT WOLF -- POCONOS, PA SUMMARY

                                                                    CUT-OFF
                               CUT-OFF DATE                           DATE
                                 ALLOCATED       YEAR              PRINCIPAL
PROPERTY            CITY,          LOAN         BUILT /    TOTAL    BALANCE/
NAME                STATE         BALANCE      RENOVATED   ROOMS      ROOM
----------------------------------------------------------------------------

Great Wolf --
   Poconos, PA   Scotrun, PA    $97,000,000   2005 / NAP    401     $241,895

                 OCCUPANCY %                                                    T-12         T-12
                    AS OF      UNDERWRITTEN                                 OCTOBER 31,   OCTOBER 31,
PROPERTY         OCTOBER 31,     NET CASH     UNDERWRITTEN   UNDERWRITTEN       2006         2006
NAME                 2006          FLOW            ADR          REVPAR          ADR         REVPAR
-----------------------------------------------------------------------------------------------------

Great Wolf --
   Poconos, PA      67.7%       $14,320,478     $320.86        $222.00        $316.81       $213.81

                                      B-87

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                      B-88

                                   GRAND PLAZA

                                LOAN INFORMATION

MORTGAGE LOAN SELLER                                                         PNC
CUT-OFF DATE PRINCIPAL BALANCE                                       $86,500,000
PERCENTAGE OF INITIAL MORTGAGE POOL BALANCE                                 1.3%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                             Andrew Sun and John E. Young
OWNERSHIP INTEREST                                                    Fee Simple
MORTGAGE RATE                                                            5.7900%
MATURITY DATE                                                    January 1, 2017
AMORTIZATION TYPE                                             Partial IO/Balloon
ORIGINAL TERM / AMORTIZATION TERM                                      120 / 360
REMAINING TERM / REMAINING AMORTIZATION TERM                           118 / 360
LOCKBOX                                                           Springing Hard
UP-FRONT RESERVES
   TAX / INSURANCE                                                     Yes / Yes
   TI/LC(1)                                                          $25,000,000
ONGOING MONTHLY RESERVES
   TAX/INSURANCE                                                       Yes / Yes
   REPLACEMENT(2)                                                         $4,228
   TI/LC(3)                                                               $8,333
ADDITIONAL FINANCING                                                          No
CUT-OFF DATE PRINCIPAL BALANCE                                       $86,500,000
CUT-OFF DATE PRINCIPAL BALANCE/SF                                           $245
CUT-OFF DATE "AS-IS" LTV RATIO                                           104.85%
CUT-OFF DATE "AS-STABILIZED" LTV RATIO                                    67.95%
MATURITY DATE LTV RATIO                                                   61.15%
UW NCF DSCR                                                                1.27x

                                 [PHOTO OMITTED]

                              PROPERTY INFORMATION

NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                          San Marcos, CA
PROPERTY TYPE                                                   Retail, Anchored
SIZE (SF)                                                                352,980
OCCUPANCY % AS OF FEBRUARY 13, 2007                                        93.8%
YEAR BUILT / YEAR RENOVATED                                   2006 -- 2007 / NAP
APPRAISED VALUE (AS-IS, SEPTEMBER 7, 2006)                           $82,500,000
APPRAISED VALUE (AS-STABILIZED, APRIL 1, 2007)                      $127,300,000
PROPERTY MANAGEMENT                                    World Premier Investments
UW ECONOMIC OCCUPANCY %                                                    97.6%
UW REVENUES                                                          $10,529,734
UW EXPENSES                                                           $2,594,983
UW NET OPERATING INCOME (NOI)                                         $7,934,751
UW NET CASH FLOW (NCF)                                                $7,748,111

(1)  At origination, $25,000,000 was deposited into a TI / LC reserve account to be used for expenditures relating to tenant improvements and leasing commissions. In addition, funds held in this reserve account will be released to the borrower subject to certain conditions, including: (i)
     satisfaction of a specified occupancy percentage and debt service coverage ratio on or before a specified date and (ii) the receipt of certain tenant estoppels confirming, among other things, that certain tenant improvement allowances have been paid. The current balance of this reserve account is approximately $17,410,800.

(2)  Subject to a maximum balance of $101,478.

(3)  Subject to a maximum balance of $300,000 (not including up-front reserve deposit).

                                      B-89

                                   GRAND PLAZA

                            TENANT SUMMARY

                                 RATINGS
TENANT NAME              FITCH/MOODY'S/S&P(1)   NET RENTABLE AREA (SF)
----------------------------------------------------------------------

Anchors
Sport Chalet                   NR/NR/NR                 40,193
Nordstrom Rack                 A-/Baa1/A                35,014
Marshall's                      NR/A3/A                 33,000
Loehmann's                     NR/NR/NR                 30,187
Bed, Bath & Beyond             NR/NR/BBB                28,305
Sprouts Farmers Market         NR/NR/NR                 26,463
Shoe Pavilion                  NR/NR/NR                 16,463
Petco                          NR/NR/NR                 15,107
Top Anchor Tenants                                     224,732
ULTA Salon Cosmetics           NR/NR/NR                 10,471
Lane Bryant                    NR/NR/NR                  7,677
Fashion 5                      NR/NR/NR                  6,412
                                                       -------
TOP 3 IN-LINE TENANTS                                   24,560
Non-major Tenants                                       81,762
                                                       -------
OCCUPIED TOTAL                                         331,054
Vacant Space                                            21,926
                                                       -------
COLLATERAL TOTAL                                       352,980
                                                       =======

                                                                   % OF
                            % OF NET                              ACTUAL   DATE OF LEASE
TENANT NAME              RENTABLE AREA   RENT PSF   ACTUAL RENT    RENT     EXPIRATION
----------------------------------------------------------------------------------------

Anchors
Sport Chalet                  11.4%       $16.00     $  643,088     8.4%    11/30/2016
Nordstrom Rack                 9.9%       $16.50     $  577,731     7.5%    11/30/2016
Marshall's                     9.3%       $15.25     $  503,250     6.6%    12/31/2016
Loehmann's                     8.6%       $17.25     $  520,726     6.8%    11/30/2016
Bed, Bath & Beyond             8.0%       $15.25     $  431,651     5.6%    12/31/2016
Sprouts Farmers Market         7.5%       $20.98     $  555,224     7.2%     1/31/2022
Shoe Pavilion                  4.7%       $19.79     $  325,875     4.2%    11/30/2016
Petco                          4.3%       $19.85     $  299,874     3.9%
Top Anchor Tenants            63.7%       $17.16     $3,857,419    50.3%
ULTA Salon Cosmetics           3.0%       $28.75     $  301,041     3.9%    11/30/2016
Lane Bryant                    2.2%       $31.00     $  237,987     3.1%     1/31/2013
Fashion 5                      1.8%       $32.28     $  206,979     2.7%    12/31/2016
                             -----        ------     ----------    ----
TOP 3 IN-LINE TENANTS          7.0%       $30.37     $  746,008     9.7%
Non-major Tenants             23.2%       $37.58     $3,072,992
                             -----        ------     ----------
OCCUPIED TOTAL                93.8%       $23.19     $7,676,418
Vacant Space                   6.2%
                             -----
COLLATERAL TOTAL             100.0%
                             =====

(1)  Certain ratings are those of the parent whether or not the parent guarantees the lease.

                                      B-90

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                      B-91

                                    ANNEX C-1

                      YIELD TABLE FOR CLASS XP CERTIFICATES

                            PRE-TAX YIELD TO MATURITY

                                    CLASS XP

PRICE                            0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------   ------   -------   -------   -------   --------
1.90401%......................   5.508%    5.508%    5.508%    5.508%    5.508%
1.91651%......................   5.272     5.272     5.272     5.272     5.272
1.92901%......................   5.039     5.039     5.039     5.039     5.039

                                      C-1-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    ANNEX C-2

    DECREMENT TABLES FOR CLASS A-1, CLASS A-2A, CLASS A-2B, CLASS A-3, CLASS
          A-SB, CLASS A-4, CLASS A-1A, CLASS A-MFX, CLASS A-J, CLASS B,
               CLASS C, CLASS D, CLASS E AND CLASS F CERTIFICATES

      PERCENTAGES OF INITIAL TOTAL PRINCIPAL BALANCE AT THE SPECIFIED CPRS
     (PREPAYMENTS LOCKED OUT THROUGH LOCK-OUT PERIOD, DEFEASANCE PERIOD AND
                YIELD MAINTENANCE PERIOD, THEN AT FOLLOWING CPR)

                                    CLASS A-1

       DISTRIBUTION DATE         0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------   ------   -------   -------   -------   --------
Initial Percentage ...........   100.0%    100.0%    100.0%    100.0%    100.0%
March 2008 ...................    90.1      90.1      90.1      90.1      90.1
March 2009 ...................    78.1      78.1      78.1      78.1      78.1
March 2010 ...................    61.4      53.8      44.0      29.3       0.0
March 2011 ...................    38.6       0.0       0.0       0.0       0.0
March 2012 and thereafter ....     0.0       0.0       0.0       0.0       0.0
Weighted Average Life
   (in Years) ................    3.12      2.76      2.60      2.49      2.36

                                   CLASS A-2A

       DISTRIBUTION DATE         0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------   ------   -------   -------   -------   --------
Initial Percentage ...........   100.0%    100.0%    100.0%    100.0%    100.0%
March 2008 ...................   100.0     100.0     100.0     100.0     100.0
March 2009 ...................   100.0     100.0     100.0     100.0     100.0
March 2010 ...................   100.0     100.0     100.0     100.0      56.0
March 2011 ...................   100.0      76.2      11.4       0.0       0.0
March 2012 and thereafter ....     0.0       0.0       0.0       0.0       0.0
Weighted Average Life
   (in Years) ................    4.45      4.14      3.87      3.69      3.29

                                   CLASS A-2B

       DISTRIBUTION DATE         0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------   ------   -------   -------   -------   --------
Initial Percentage ...........   100.0%    100.0%    100.0%    100.0%    100.0%
March 2008 ...................   100.0     100.0     100.0     100.0     100.0
March 2009 ...................   100.0     100.0     100.0     100.0     100.0
March 2010 ...................   100.0     100.0     100.0     100.0     100.0
March 2011 ...................   100.0     100.0     100.0      93.6      63.7
March 2012 ...................     0.0       0.0       0.0       0.0       0.0
March 2013 and thereafter ....     0.0       0.0       0.0       0.0       0.0
Weighted Average Life
   (in Years) ................    4.73      4.70      4.66      4.58      4.28

                                      C-2-1

      PERCENTAGES OF INITIAL TOTAL PRINCIPAL BALANCE AT THE SPECIFIED CPRS
     (PREPAYMENTS LOCKED OUT THROUGH LOCK-OUT PERIOD, DEFEASANCE PERIOD AND
                YIELD MAINTENANCE PERIOD, THEN AT FOLLOWING CPR)

                                    CLASS A-3

       DISTRIBUTION DATE         0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------   ------   -------   -------   -------   --------
Initial Percentage ...........   100.0%    100.0%    100.0%    100.0%    100.0%
March 2008 ...................   100.0     100.0     100.0     100.0     100.0
March 2009 ...................   100.0     100.0     100.0     100.0     100.0
March 2010 ...................   100.0     100.0     100.0     100.0     100.0
March 2011 ...................   100.0     100.0     100.0     100.0     100.0
March 2012 ...................   100.0     100.0      99.9      99.8      99.4
March 2013 ...................   100.0      99.8      99.7      99.5      99.4
March 2014 and thereafter ....     0.0       0.0       0.0       0.0       0.0
Weighted Average Life
   (in Years) ................    6.78      6.75      6.71      6.65      6.35

                                   CLASS A-SB

          DISTRIBUTION DATE      0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------   ------   -------   -------   -------   --------
Initial Percentage ...........   100.0%    100.0%    100.0%    100.0%    100.0%
March 2008 ...................   100.0     100.0     100.0     100.0     100.0
March 2009 ...................   100.0     100.0     100.0     100.0     100.0
March 2010 ...................   100.0     100.0     100.0     100.0     100.0
March 2011 ...................   100.0     100.0     100.0     100.0     100.0
March 2012 ...................   100.0     100.0     100.0     100.0     100.0
March 2013 ...................    80.8      80.8      80.8      80.8      80.8
March 2014 ...................    51.5      50.4      49.5      48.7      47.2
March 2015 ...................    18.6      17.6      17.1      16.9      16.9
March 2016 and thereafter ....     0.0       0.0       0.0       0.0       0.0
Weighted Average Life
   (in Years) ................    6.99      6.97      6.96      6.95      6.92

                                      C-2-2

      PERCENTAGES OF INITIAL TOTAL PRINCIPAL BALANCE AT THE SPECIFIED CPRS
     (PREPAYMENTS LOCKED OUT THROUGH LOCK-OUT PERIOD, DEFEASANCE PERIOD AND
                YIELD MAINTENANCE PERIOD, THEN AT FOLLOWING CPR)

                                    CLASS A-4

       DISTRIBUTION DATE         0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------   ------   -------   -------   -------   --------
Initial Percentage ...........   100.0%    100.0%    100.0%    100.0%    100.0%
March 2008 ...................   100.0     100.0     100.0     100.0     100.0
March 2009 ...................   100.0     100.0     100.0     100.0     100.0
March 2010 ...................   100.0     100.0     100.0     100.0     100.0
March 2011 ...................   100.0     100.0     100.0     100.0     100.0
March 2012 ...................   100.0     100.0     100.0     100.0     100.0
March 2013 ...................   100.0     100.0     100.0     100.0     100.0
March 2014 ...................   100.0     100.0     100.0     100.0     100.0
March 2015 ...................   100.0     100.0     100.0     100.0     100.0
March 2016 ...................    89.3      89.1      89.1      89.0      88.4
March 2017 and thereafter ....     0.0       0.0       0.0       0.0       0.0
Weighted Average Life
   (in Years) ................    9.59      9.58      9.55      9.52      9.36

                                   CLASS A-1A

       DISTRIBUTION DATE         0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------   ------   -------   -------   -------   --------
Initial Percentage ...........   100.0%    100.0%    100.0%    100.0%    100.0%
March 2008 ...................    99.9      99.9      99.9      99.9      99.9
March 2009 ...................    99.7      99.7      99.7      99.7      99.7
March 2010 ...................    99.5      99.5      99.5      99.5      99.5
March 2011 ...................    99.2      99.2      99.2      99.2      99.2
March 2012 ...................    67.7      67.7      67.7      67.6      67.4
March 2013 ...................    67.1      67.0      66.9      66.9      66.8
March 2014 ...................    64.9      64.8      64.7      64.7      64.6
March 2015 ...................    64.3      64.1      64.0      64.0      64.0
March 2016 ...................    59.4      59.2      59.1      59.0      58.3
March 2017 and thereafter ....     0.0       0.0       0.0       0.0       0.0
Weighted Average Life
   (in Years) ................    7.97      7.95      7.94      7.92      7.73

                                      C-2-3

      PERCENTAGES OF INITIAL TOTAL PRINCIPAL BALANCE AT THE SPECIFIED CPRS
     (PREPAYMENTS LOCKED OUT THROUGH LOCK-OUT PERIOD, DEFEASANCE PERIOD AND
                YIELD MAINTENANCE PERIOD, THEN AT FOLLOWING CPR)

                                   CLASS A-MFX

       DISTRIBUTION DATE         0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------   ------   -------   -------   -------   --------
Initial Percentage ...........   100.0%    100.0%    100.0%    100.0%    100.0%
March 2008 ...................   100.0     100.0     100.0     100.0     100.0
March 2009 ...................   100.0     100.0     100.0     100.0     100.0
March 2010 ...................   100.0     100.0     100.0     100.0     100.0
March 2011 ...................   100.0     100.0     100.0     100.0     100.0
March 2012 ...................   100.0     100.0     100.0     100.0     100.0
March 2013 ...................   100.0     100.0     100.0     100.0     100.0
March 2014 ...................   100.0     100.0     100.0     100.0     100.0
March 2015 ...................   100.0     100.0     100.0     100.0     100.0
March 2016 ...................   100.0     100.0     100.0     100.0     100.0
March 2017 and thereafter ....     0.0       0.0       0.0       0.0       0.0
Weighted Average Life
   (in Years) ................    9.79      9.78      9.78      9.78      9.62

                                    CLASS A-J

       DISTRIBUTION DATE         0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------   ------   -------   -------   -------   --------
Initial Percentage ...........   100.0%    100.0%    100.0%    100.0%    100.0%
March 2008 ...................   100.0     100.0     100.0     100.0     100.0
March 2009 ...................   100.0     100.0     100.0     100.0     100.0
March 2010 ...................   100.0     100.0     100.0     100.0     100.0
March 2011 ...................   100.0     100.0     100.0     100.0     100.0
March 2012 ...................   100.0     100.0     100.0     100.0     100.0
March 2013 ...................   100.0     100.0     100.0     100.0     100.0
March 2014 ...................   100.0     100.0     100.0     100.0     100.0
March 2015 ...................   100.0     100.0     100.0     100.0     100.0
March 2016 ...................   100.0     100.0     100.0     100.0     100.0
March 2017 and thereafter ....     0.0       0.0       0.0       0.0       0.0
Weighted Average Life
   (in Years) ................    9.87      9.86      9.85      9.83      9.62

                                      C-2-4

      PERCENTAGES OF INITIAL TOTAL PRINCIPAL BALANCE AT THE SPECIFIED CPRS
     (PREPAYMENTS LOCKED OUT THROUGH LOCK-OUT PERIOD, DEFEASANCE PERIOD AND
                YIELD MAINTENANCE PERIOD, THEN AT FOLLOWING CPR)

                                     CLASS B

       DISTRIBUTION DATE         0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------   ------   -------   -------   -------   --------
Initial Percentage ...........   100.0%    100.0%    100.0%    100.0%    100.0%
March 2008 ...................   100.0     100.0     100.0     100.0     100.0
March 2009 ...................   100.0     100.0     100.0     100.0     100.0
March 2010 ...................   100.0     100.0     100.0     100.0     100.0
March 2011 ...................   100.0     100.0     100.0     100.0     100.0
March 2012 ...................   100.0     100.0     100.0     100.0     100.0
March 2013 ...................   100.0     100.0     100.0     100.0     100.0
March 2014 ...................   100.0     100.0     100.0     100.0     100.0
March 2015 ...................   100.0     100.0     100.0     100.0     100.0
March 2016 ...................   100.0     100.0     100.0     100.0     100.0
March 2017 and thereafter ....     0.0       0.0       0.0       0.0       0.0
Weighted Average Life
   (in Years) ................    9.87      9.87      9.87      9.87      9.70

                                     CLASS C

       DISTRIBUTION DATE         0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------   ------   -------   -------   -------   --------
Initial Percentage ...........   100.0%    100.0%    100.0%    100.0%    100.0%
March 2008 ...................   100.0     100.0     100.0     100.0     100.0
March 2009 ...................   100.0     100.0     100.0     100.0     100.0
March 2010 ...................   100.0     100.0     100.0     100.0     100.0
March 2011 ...................   100.0     100.0     100.0     100.0     100.0
March 2012 ...................   100.0     100.0     100.0     100.0     100.0
March 2013 ...................   100.0     100.0     100.0     100.0     100.0
March 2014 ...................   100.0     100.0     100.0     100.0     100.0
March 2015 ...................   100.0     100.0     100.0     100.0     100.0
March 2016 ...................   100.0     100.0     100.0     100.0     100.0
March 2017 and thereafter ....     0.0       0.0       0.0       0.0       0.0
Weighted Average Life
   (in Years) ................    9.87      9.87      9.87      9.87      9.70

                                      C-2-5

      PERCENTAGES OF INITIAL TOTAL PRINCIPAL BALANCE AT THE SPECIFIED CPRS
     (PREPAYMENTS LOCKED OUT THROUGH LOCK-OUT PERIOD, DEFEASANCE PERIOD AND
                YIELD MAINTENANCE PERIOD, THEN AT FOLLOWING CPR)

                                     CLASS D

       DISTRIBUTION DATE         0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------   ------   -------   -------   -------   --------
Initial Percentage ...........   100.0%    100.0%    100.0%    100.0%    100.0%
March 2008 ...................   100.0     100.0     100.0     100.0     100.0
March 2009 ...................   100.0     100.0     100.0     100.0     100.0
March 2010 ...................   100.0     100.0     100.0     100.0     100.0
March 2011 ...................   100.0     100.0     100.0     100.0     100.0
March 2012 ...................   100.0     100.0     100.0     100.0     100.0
March 2013 ...................   100.0     100.0     100.0     100.0     100.0
March 2014 ...................   100.0     100.0     100.0     100.0     100.0
March 2015 ...................   100.0     100.0     100.0     100.0     100.0
March 2016 ...................   100.0     100.0     100.0     100.0     100.0
March 2017 and thereafter ....     0.0       0.0       0.0       0.0       0.0
Weighted Average Life
   (in Years) ................    9.87      9.87      9.87      9.87      9.70

                                     CLASS E

       DISTRIBUTION DATE         0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------   ------   -------   -------   -------   --------
Initial Percentage ...........   100.0%    100.0%    100.0%    100.0%    100.0%
March 2008 ...................   100.0     100.0     100.0     100.0     100.0
March 2009 ...................   100.0     100.0     100.0     100.0     100.0
March 2010 ...................   100.0     100.0     100.0     100.0     100.0
March 2011 ...................   100.0     100.0     100.0     100.0     100.0
March 2012 ...................   100.0     100.0     100.0     100.0     100.0
March 2013 ...................   100.0     100.0     100.0     100.0     100.0
March 2014 ...................   100.0     100.0     100.0     100.0     100.0
March 2015 ...................   100.0     100.0     100.0     100.0     100.0
March 2016 ...................   100.0     100.0     100.0     100.0     100.0
March 2017 and thereafter ....     0.0       0.0       0.0       0.0       0.0
Weighted Average Life
   (in Years) ................    9.87      9.87      9.87      9.87      9.70

                                      C-2-6

      PERCENTAGES OF INITIAL TOTAL PRINCIPAL BALANCE AT THE SPECIFIED CPRS
     (PREPAYMENTS LOCKED OUT THROUGH LOCK-OUT PERIOD, DEFEASANCE PERIOD AND
                YIELD MAINTENANCE PERIOD, THEN AT FOLLOWING CPR)

                                     CLASS F

       DISTRIBUTION DATE         0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------   ------   -------   -------   -------   --------
Initial Percentage ...........   100.0%    100.0%    100.0%    100.0%    100.0%
March 2008 ...................   100.0     100.0     100.0     100.0     100.0
March 2009 ...................   100.0     100.0     100.0     100.0     100.0
March 2010 ...................   100.0     100.0     100.0     100.0     100.0
March 2011 ...................   100.0     100.0     100.0     100.0     100.0
March 2012 ...................   100.0     100.0     100.0     100.0     100.0
March 2013 ...................   100.0     100.0     100.0     100.0     100.0
March 2014 ...................   100.0     100.0     100.0     100.0     100.0
March 2015 ...................   100.0     100.0     100.0     100.0     100.0
March 2016 ...................   100.0     100.0     100.0     100.0     100.0
March 2017 and thereafter ....     0.0       0.0       0.0       0.0       0.0
Weighted Average Life
   (in Years) ................    9.87      9.87      9.87      9.87      9.70

                                      C-2-7

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     ANNEX D

                       FORM OF DISTRIBUTION DATE STATEMENT

                                       D-1

                     [THIS PAGE INTENTIONALLY LEFT BLANK]

[LaSalle Bank LOGO]                     CD 2007-CD4 COMMERCIAL MORTGAGE TRUST
ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Statement Date:   13-Apr-07
                                                   SERIES 2007-CD4                  Payment Date:     13-Apr-07
135 S. LaSalle Street, Suite 1625                                                   Prior Payment:          N/A
Chicago, IL 60603                                                                   Next Payment:     11-May-07
USA                                                                                 Record Date:      30-Apr-07

                                 ABN AMRO ACCT:
Administrator:                                                          Analyst:
                       REPORTING PACKAGE TABLE OF CONTENTS

Issue Id:                        CD2007C4

Monthly Data File
Name:               CD2007C4_200704_3.ZIP

                                     Page(s)
                                   ----------
Statements to Certificateholders   Page 2
Cash Reconciliation Summary        Page 3
Shortfall Summary Report           Page 4
Bond Interest Reconciliation       Page 5
Bond Interest Reconciliation       Page 6
Rating Information                 Page 7
Asset-Backed Facts ~ 15 Month
Loan Status Summary                Page 8
Delinquent Loan Detail             Page 9
Asset-Backed Facts ~ 15 Month
Loan Payoff/Loss Summary           Page 10
Historical Collateral Prepayment   Page 11
Mortgage Loan Characteristics      Page 12-14
Loan Level Detail                  Page 15
Appraisal Reduction Detail         Page 16
Specially Serviced (Part I) -
Loan Detail                        Page 17
Specially Serviced (Part II) -
Servicer Comments                  Page 18
Modified Loan Detail               Page 19
Summary of Loan Maturity
Extensions                         Page 20
Realized Loss Detail               Page 21
Defeased Loans                     Page 22
Historical REO Report              Page 23

Closing Date:               29-Mar-2007

First Payment Date:         13-Apr-2007

Rated Final Payment Date:   13-Dec-2049

Determination Date:          9-Apr-2007

        Trust Collection Period
          3/8/2007 - 4/9/2007

                           PARTIES TO THE TRANSACTION

       DEPOSITOR   Citigroup Commercial Mortgage Securities Inc.
 MASTER SERVICER   Capmark Finance, Inc./Midland Loan Services, Inc./Wachovia Bank, National Association
   RATING AGENCY   Fitch, Inc./Moody's Investors Service, Inc./Standard & Poor's Rating Services
SPECIAL SERVICER   LNR Partners, Inc.
         TRUSTEE   Wells Fargo Bank, N.A.
     UNDERWRITER   Citigroup Global Markets Realty Corp./Deutsche Bank Securities Inc./LaSalle Financial Services,
                   Inc./PNC Capital Markets LLC/RBC Capital Markets Corporation/JP Morgan Securities Inc

       INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES

LaSalle Web Site                                 www.etrustee.net

Servicer Web Site     mark.com,www.midlandls.com,www.wachovia.com

LaSalle Factor Line                                  800.246.5761

                                                                    PAGE 1 OF 24

[LaSalle Bank LOGO]       CD 2007-CD4 COMMERCIAL MORTGAGE TRUST
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Statement Date:   13-Apr-07
                                     SERIES 2007-CD4                  Payment Date:     13-Apr-07
                                                                      Prior Payment:          N/A
                                                                      Next Payment:     11-May-07
                                                                      Record Date:      30-Apr-07

                                 ABN AMRO ACCT:

           ORIGINAL      OPENING   PRINCIPAL     PRINCIPAL      NEGATIVE     CLOSING     INTEREST     INTEREST    PASS-THROUGH
CLASS   FACE VALUE (1)   BALANCE    PAYMENT    ADJ. OR LOSS   AMORTIZATION   BALANCE   PAYMENT (2)   ADJUSTMENT       RATE

------------------------------------------------------------------------------------------------------------------------------
CUSIP                                                                                                             Next Rate(3)
------------------------------------------------------------------------------------------------------------------------------
Total
------------------------------------------------------------------------------------------------------------------------------
                                                                                ------------------
                                                              Total P&I Payment
                                                                                ==================

Notes: (1) N denotes notional balance not included in total (2) Accrued Interest
Plus/Minus Interest Adjustment Minus Deferred Interest equals Interest Payment
(3) Estimated. * Denotes Controlling Class

                                                                    PAGE 2 OF 24

[LaSalle Bank LOGO]                     CD 2007-CD4 COMMERCIAL MORTGAGE TRUST
ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Statement Date:   13-Apr-07
                                                   SERIES 2007-CD4                             Payment Date:     13-Apr-07
                                                                                               Prior Payment:          N/A
                                                                                               Next Payment:     11-May-07
                                                                                               Record Date:      30-Apr-07

                                 ABN AMRO ACCT:
                           CASH RECONCILIATION SUMMARY

                                INTEREST SUMMARY

Current Scheduled Interest                   0.00
Less Deferred Interest                       0.00
Less PPIS Reducing Scheduled Int             0.00
Plus Gross Advance Interest                  0.00
Less ASER Interest Adv Reduction             0.00
Less Other Interest Not Advanced             0.00
Less Other Adjustment                        0.00
--------------------------------------------------
Total                                        0.00
--------------------------------------------------
UNSCHEDULED INTEREST:
Prepayment Penalties                         0.00
Yield Maintenance Penalties                  0.00
Other Interest Proceeds                      0.00
--------------------------------------------------
Total                                        0.00
--------------------------------------------------
Less Fee Paid To Servicer                    0.00
Less Fee Strips Paid by Servicer             0.00
LESS FEES & EXPENSES PAID BY/TO SERVICER
Special Servicing Fees                       0.00
Workout Fees                                 0.00
Liquidation Fees                             0.00
Interest Due Serv on Advances                0.00
Non Recoverable Advances                     0.00
Misc. Fees & Expenses                        0.00
--------------------------------------------------
Total Unscheduled Fees & Expenses            0.00
--------------------------------------------------
Total Interest Due Trust                     0.00
--------------------------------------------------
LESS FEES & EXPENSES PAID BY/TO TRUST
Trustee Fee                                  0.00
Fee Strips                                   0.00
Misc. Fees                                   0.00
Interest Reserve Withholding                 0.00
Plus Interest Reserve Deposit                0.00
--------------------------------------------------
Total                                        0.00
--------------------------------------------------
Total Interest Due Certs                     0.00
--------------------------------------------------

                                PRINCIPAL SUMMARY

SCHEDULED PRINCIPAL:
Current Scheduled Principal                  0.00
Advanced Scheduled Principal                 0.00
Scheduled Principal                          0.00
UNSCHEDULED PRINCIPAL:
Curtailments                                 0.00
Prepayments in Full                          0.00
Liquidation Proceeds                         0.00
Repurchase Proceeds                          0.00
Other Principal Proceeds                     0.00
--------------------------------------------------
Total Unscheduled Principal                  0.00
--------------------------------------------------
Remittance Principal                         0.00
--------------------------------------------------
Remittance P&I Due Trust                     0.00
--------------------------------------------------
Remittance P&I Due Certs                     0.00
--------------------------------------------------

                              POOL BALANCE SUMMARY

                                           Balance   Count
----------------------------------------------------------
Beginning Pool                               0.00      0
Scheduled Principal                          0.00      0
Unscheduled Principal                        0.00      0
Deferred Interest                            0.00
Liquidations                                 0.00      0
Repurchases                                  0.00      0
----------------------------------------------------------
Ending Pool                                  0.00      0
----------------------------------------------------------

                        NON-P&I SERVICING ADVANCE SUMMARY

                                           Amount
--------------------------------------------------
Prior Outstanding                            0.00
Plus Current Period                          0.00
Less Recovered                               0.00
Less Non Recovered                           0.00
Ending Outstanding                           0.00

                              SERVICING FEE SUMMARY

Current Servicing Fees                       0.00
Plus Fees Advanced for PPIS                  0.00
Less Reduction for PPIS                      0.00
Plus Delinquent Servicing Fees               0.00
--------------------------------------------------
Total Servicing Fees                         0.00
--------------------------------------------------

                  CUMULATIVE PREPAYMENT CONSIDERATION RECEIVED

Prepayment Premiums                          0.00
Yield Maintenance                            0.00
Other Interest                               0.00

                                  PPIS SUMMARY

Gross PPIS                                   0.00
Reduced by PPIE                              0.00
Reduced by Shortfalls in Fees                0.00
Reduced by Other Amounts                     0.00
--------------------------------------------------
PPIS Reducing Scheduled Interest             0.00
--------------------------------------------------
PPIS Reducing Servicing Fee                  0.00
--------------------------------------------------
PPIS Due Certificate                         0.00
--------------------------------------------------

                    ADVANCE SUMMARY (ADVANCE MADE BY TRUSTEE)

                                           Principal   Interest
---------------------------------------------------------------
Prior Outstanding                             0.00        0.00
Plus Current Period                           0.00        0.00
Less Recovered                                0.00        0.00
Less Non Recovered                            0.00        0.00
Ending Outstanding                            0.00        0.00

                                                                    PAGE 3 OF 24

[LaSalle Bank LOGO]                     CD 2007-CD4 COMMERCIAL MORTGAGE TRUST
ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Statement Date:   13-Apr-07
                                                   SERIES 2007-CD4                             Payment Date:     13-Apr-07
                                                                                               Prior Payment:          N/A
                                                                                               Next Payment:     11-May-07
                                                                                               Record Date:      30-Apr-07

                                 ABN AMRO ACCT:
                           INTEREST ADJUSTMENTS SUMMARY

SHORTFALL ALLOCATED TO THE BONDS:

Net Prepayment Int. Shortfalls Allocated to the Bonds     0.00
Special Servicing Fees                                    0.00
Workout Fees                                              0.00
Liquidation Fees                                          0.00
Legal Fees                                                0.00
Misc. Fees & Expenses Paid by/to Servicer                 0.00
Interest Paid to Servicer on Outstanding Advances         0.00
ASER Interest Advance Reduction                           0.00
Interest Not Advanced (Current Period)                    0.00
Recoup of Prior Advances by Servicer                      0.00
Servicing Fees Paid Servicer on Loans Not Advanced        0.00
Misc. Fees & Expenses Paid by Trust                       0.00
Shortfall Due to Rate Modification                        0.00
Other Interest Loss                                       0.00
                                                          ----
Total Shortfall Allocated to the Bonds                    0.00
                                                          ====

EXCESS ALLOCATED TO THE BONDS:

Other Interest Proceeds Due the Bonds                     0.00
Prepayment Interest Excess Due the Bonds                  0.00
Interest Income                                           0.00
Yield Maintenance Penalties Due the Bonds                 0.00
Prepayment Penalties Due the Bonds                        0.00
Recovered ASER Interest Due the Bonds                     0.00
Recovered Interest Due the Bonds                          0.00
ARD Excess Interest                                       0.00
                                                          ----
Total Excess Allocated to the Bonds                       0.00
                                                          ====

              AGGREGATE INTEREST ADJUSTMENT ALLOCATED TO THE BONDS

Total Excess Allocated to the Bonds                       0.00
Less Total Shortfall Allocated to the Bonds               0.00
                                                          ----
Total Interest Adjustment to the Bonds                    0.00
                                                          ====

                                                                    PAGE 4 OF 24

[LaSalle Bank LOGO]                     CD 2007-CD4 COMMERCIAL MORTGAGE TRUST
ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Statement Date:   13-Apr-07
                                                   SERIES 2007-CD4                             Payment Date:     13-Apr-07
                                                                                               Prior Payment:          N/A
                                                                                               Next Payment:     11-May-07
                                                                                               Record Date:      30-Apr-07

                                 ABN AMRO ACCT:
                       BOND INTEREST RECONCILIATION DETAIL

           Accrual                                 Accrued       Total        Total
        -------------   Opening   Pass-Through   Certificate   Interest     Interest
Class   Method   Days   Balance       Rate         Interest    Additions   Deductions
-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------

                                    Current     Remaining            Credit
        Distributable   Interest     Period    Outstanding          Support
         Certificate     Payment   Shortfall    Interest     ----------------------
Class     Interest       Amount     Recovery    Shorfalls    Original   Current (1)
-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------

(1)  Determined as follows: (A) the ending balance of all the classes less (B)
     the sum of (i) the ending balance of the class and (ii) the ending balance of all classes which are not subordinate to the class divided by (A).

                                                                    PAGE 5 OF 24

[LaSalle Bank LOGO]                     CD 2007-CD4 COMMERCIAL MORTGAGE TRUST
ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Statement Date:   13-Apr-07
                                                   SERIES 2007-CD4                             Payment Date:     13-Apr-07
                                                                                               Prior Payment:          N/A
                                                                                               Next Payment:     11-May-07
                                                                                               Record Date:      30-Apr-07

                                 ABN AMRO ACCT:
                       BOND INTEREST RECONCILIATION DETAIL

                                                                Additions
                              -----------------------------------------------------------------------------
          Prior     Current                                                                        Other
        Interest   Interest   Prior Interest    Interest Accrual    Prepayment      Yield        Interest
Class   Due Date   Due Date    Shortfall Due   on Prior Shortfall    Premiums    Maintenance   Proceeds (1)
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

                      Deductions
        -------------------------------------
                    Deferred &                  Distributable   Interest
        Allocable   Accretion      Interest      Certificate    Payment
Class      PPIS      Interest    Loss Expense     Interest       Amount
------------------------------------------------------------------------

------------------------------------------------------------------------

(1)  Other Interest Proceeds are additional interest amounts specifically allocated to the bond(s) and used in determining the Bondholder's
     Distributable Interest.

                                                                    PAGE 6 OF 24

[LaSalle Bank LOGO]                     CD 2007-CD4 COMMERCIAL MORTGAGE TRUST
ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Statement Date:   13-Apr-07
                                                   SERIES 2007-CD4                             Payment Date:     13-Apr-07
                                                                                               Prior Payment:          N/A
                                                                                               Next Payment:     11-May-07
                                                                                               Record Date:      30-Apr-07

                                 ABN AMRO ACCT:
                               RATING INFORMATION

                   ORIGINAL RATINGS     RATING CHANGE/CHANGE DATE(1)
                ---------------------   ----------------------------
CLASS   CUSIP   FITCH   MOODY'S   S&P      FITCH   MOODY'S   S&P
--------------------------------------------------------------------

--------------------------------------------------------------------

NR - Designates that the class was not rated by the rating agency.

(1)  Changed ratings provided on this report are based on information provided by the applicable rating agency via electronic transmission. It shall be understood that this transmission will generally have been provided to
     LaSalle within 30 days of the payment date listed on this statement.
     Because ratings may have changed during the 30 day window, or may not be being provided by the rating agency in an electronic format and therefore not being updated on this report, LaSalle recommends that investors obtain current rating information directly from the rating agency.

                                                                    PAGE 7 OF 24

[LaSalle Bank LOGO]                     CD 2007-CD4 COMMERCIAL MORTGAGE TRUST
ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Statement Date:   13-Apr-07
                                                   SERIES 2007-CD4                             Payment Date:     13-Apr-07
                                                                                               Prior Payment:          N/A
                                                                                               Next Payment:     11-May-07
                                                                                               Record Date:      30-Apr-07

                                 ABN AMRO ACCT:

          ASSET-BACKED FACTS ~ 15 MONTH HISTORICAL LOAN STATUS SUMMARY

                                        Delinquency Aging Categories
               ------------------------------------------------------------------------------
Distribution   Delinq 1 Month   Delinq 2 Months   Delinq 3+ Months   Foreclosure      REO
    Date         #  Balance        #  Balance        #   Balance      #  Balance   #  Balance
---------------------------------------------------------------------------------------------

                        Special Event Categories (1)
               ----------------------------------------------
Distribution   Modifications   Specially Serviced   Bankruptcy
    Date         #  Balance        #  Balance       #  Balance
--------------------------------------------------------------

(1)  Note: Modification, Specially Serviced & Bankruptcy Totals are Included in
     the Appropriate Delinquency Aging Category

                                                                    PAGE 8 OF 24

[LaSalle Bank LOGO]                     CD 2007-CD4 COMMERCIAL MORTGAGE TRUST
ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Statement Date:   13-Apr-07
                                                   SERIES 2007-CD4                             Payment Date:     13-Apr-07
                                                                                               Prior Payment:          N/A
                                                                                               Next Payment:     11-May-07
                                                                                               Record Date:      30-Apr-07

                                 ABN AMRO ACCT:

                             DELINQUENT LOAN DETAIL

             Paid                 Outstanding   Out. Property                    Special
Disclosure   Thru   Current P&I       P&I         Protection    Loan Status      Servicer     Foreclosure   Bankruptcy    REO
 Control #   Date     Advance      Advances**      Advances       Code (1)    Transfer Date       Date         Date      Date
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
TOTAL
-----------------------------------------------------------------------------------------------------------------------------

A. IN GRACE PERIOD

B. LATE PAYMENT BUT < 1 MONTH DELINQ.

1. DELINQ. 1 MONTH

2. DELINQ. 2 MONTHS

3. DELINQUENT 3 + MONTHS

4. PERFORMING MATURED BALLOON

5. NON PERFORMING MATURED BALLOON

7. FORECLOSURE

9. REO

**   Outstanding P&I Advances include the current period P&I Advances and may include Servicer Advances.

                                                                    PAGE 9 OF 24

[LaSalle Bank LOGO]                     CD 2007-CD4 COMMERCIAL MORTGAGE TRUST
ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Statement Date:   13-Apr-07
                                                   SERIES 2007-CD4                             Payment Date:     13-Apr-07
                                                                                               Prior Payment:          N/A
                                                                                               Next Payment:     11-May-07
                                                                                               Record Date:      30-Apr-07

                                 ABN AMRO ACCT :
          ASSET-BACKED FACTS ~ 15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY

Distribution   Ending Pool (1)   Payoffs (2)    Penalties   Appraisal Reduct.(2)
    Date         #   Balance     #   Balance   #   Amount        #   Balance
--------------------------------------------------------------------------------

Distribution   Liquidations (2)   Realized Losses (2)   Remaining Term   Curr Weighted Avg.
    Date          #   Balance          #   Amount            Life          Coupon   Remit
-------------------------------------------------------------------------------------------

                                                                   PAGE 10 OF 24

[LaSalle Bank LOGO]       CD 2007-CD4 COMMERCIAL MORTGAGE TRUST
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Statement Date:   13-Apr-07
                                     SERIES 2007-CD4                  Payment Date:     13-Apr-07
                                                                      Prior Payment:          N/A
                                                                      Next Payment:     11-May-07
                                                                      Record Date:      30-Apr-07

                                 ABN AMRO ACCT:
                  HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT

Disclosure   Payoff   Initial          Payoff   Penalty   Prepayment   Maturity   Property   Geographic
 Control #   Period   Balance   Type   Amount    Amount      Date        Date       Type      Location
-------------------------------------------------------------------------------------------------------

                             CURRENT    --------------------
                             CUMULATIVE ====================

                                                                   PAGE 11 OF 24

[LaSalle Bank LOGO]       CD 2007-CD4 COMMERCIAL MORTGAGE TRUST
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Statement Date:   13-Apr-07
                                     SERIES 2007-CD4                  Payment Date:     13-Apr-07
                                                                      Prior Payment:          N/A
                                                                      Next Payment:     11-May-07
                                                                      Record Date:      30-Apr-07

                                 ABN AMRO ACCT:
                          MORTGAGE LOAN CHARACTERISTICS

                       DISTRIBUTION OF PRINCIPAL BALANCES

                                                      Weighted Average
Current Scheduled    # of   Scheduled     % of    ------------------------
     Balance        Loans    Balance    Balance   Term   Coupon   PFY DSCR
--------------------------------------------------------------------------

--------------------------------------------------------------------------
                      0         0        0.00%
--------------------------------------------------------------------------
Average Schedule Balance        0
Maximum Schedule Balance
Minimum Schedule Balance

                DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)

                                                     Weighted Average
Fully Amortizing    # of   Scheduled     % of    ------------------------
 Mortgage Loans    Loans    Balance    Balance   Term   Coupon   PFY DSCR
-------------------------------------------------------------------------

-------------------------------------------------------------------------
                     0         0        0.00%
-------------------------------------------------------------------------

                     DISTRIBUTION OF MORTGAGE INTEREST RATES

                                                     Weighted Average
Current Mortgage    # of   Scheduled     % of    ------------------------
  Interest Rate    Loans    Balance    Balance   Term   Coupon   PFY DSCR
-------------------------------------------------------------------------

-------------------------------------------------------------------------
                     0         0        0.00%
-------------------------------------------------------------------------
Minimum Mortgage Interest Rate
Maximum Mortgage Interest Rate

                    DISTRIBUTION OF REMAINING TERM (BALLOON)

                                                   Weighted Average
    Balloon       # of   Scheduled     % of    ------------------------
Mortgage Loans   Loans    Balance    Balance   Term   Coupon   PFY DSCR
-----------------------------------------------------------------------

-----------------------------------------------------------------------
                   0         0        0.00%
-----------------------------------------------------------------------

                                                                   PAGE 12 OF 24

[LaSalle Bank LOGO]       CD 2007-CD4 COMMERCIAL MORTGAGE TRUST
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Statement Date:   13-Apr-07
                                     SERIES 2007-CD4                  Payment Date:     13-Apr-07
                                                                      Prior Payment:          N/A
                                                                      Next Payment:     11-May-07
                                                                      Record Date:      30-Apr-07

                                 ABN AMRO ACCT:
                          MORTGAGE LOAN CHARACTERISTICS

                           DISTRIBUTION OF DSCR (PFY)

 Debt Service     # of   Scheduled     % of
Coverage Ratio   Loans    Balance    Balance   WAMM   WAC   PFY DSCR
--------------------------------------------------------------------
--------------------------------------------------------------------
                   0         0        0.00%
--------------------------------------------------------------------
Maximum DSCR   0.000
Minimum DSCR   0.000

                          DISTRIBUTION OF DSCR (CUTOFF)

 Debt Service     # of   Scheduled     % of
Coverage Ratio   Loans    Balance    Balance   WAMM   WAC   PFY DSCR
--------------------------------------------------------------------

--------------------------------------------------------------------
                   0         0        0.00%
--------------------------------------------------------------------
Maximum DSCR   0.000
Minimum DSCR   0.000

                             GEOGRAPHIC DISTRIBUTION

Geographic        # of   Scheduled     % of
 Location        Loans    Balance    Balance   WAMM   WAC   PFY DSCR
---------------------------------------------------------------------

--------------------------------------------------------------------
                   0         0        0.00%
--------------------------------------------------------------------

                                                                   PAGE 13 OF 24

[LaSalle Bank LOGO]                     CD 2007-CD4 COMMERCIAL MORTGAGE TRUST
ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Statement Date:   13-Apr-07
                                                   SERIES 2007-CD4                             Payment Date:     13-Apr-07
                                                                                               Prior Payment:          N/A
                                                                                               Next Payment:     11-May-07
                                                                                               Record Date:      30-Apr-07

                                 ABN AMRO ACCT:
                          MORTGAGE LOAN CHARACTERISTICS

                         DISTRIBUTION OF PROPERTY TYPES

                 # of    Scheduled    % of
Property Types   Loans    Balance    Balance   WAMM   WAC   PFY DSCR
--------------------------------------------------------------------
                   0         0        0.00%
--------------------------------------------------------------------

                        DISTRIBUTION OF AMORTIZATION TYPE

                    # of    Scheduled    % of
Amortization Type   Loans    Balance    Balance   WAMM   WAC   PFY DSCR
-----------------------------------------------------------------------
                      0         0        0.00%
-----------------------------------------------------------------------

                         DISTRIBUTION OF LOAN SEASONING

                   # of    Scheduled    % of
Number of Months   Loans    Balance    Balance   WAMM   WAC   PFY DSCR
----------------------------------------------------------------------
                     0         0        0.00%
----------------------------------------------------------------------

                       DISTRIBUTION OF YEAR LOANS MATURING

                # of    Scheduled    % of
Year            Loans    Balance    Balance   WAMM    WAC    PFY DSCR
---------------------------------------------------------------------
2007              0         0        0.00%      0    0.00%     0.00
2008              0         0        0.00%      0    0.00%     0.00
2009              0         0        0.00%      0    0.00%     0.00
2010              0         0        0.00%      0    0.00%     0.00
2011              0         0        0.00%      0    0.00%     0.00
2012              0         0        0.00%      0    0.00%     0.00
2013              0         0        0.00%      0    0.00%     0.00
2014              0         0        0.00%      0    0.00%     0.00
2015              0         0        0.00%      0    0.00%     0.00
2016              0         0        0.00%      0    0.00%     0.00
2017              0         0        0.00%      0    0.00%     0.00
2018 & Greater    0         0        0.00%      0    0.00%     0.00
---------------------------------------------------------------------
                  0         0        0.00%
---------------------------------------------------------------------

                                                                   Page 14 of 24

[LaSalle Bank LOGO]                     CD 2007-CD4 COMMERCIAL MORTGAGE TRUST
ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Statement Date:   13-Apr-07
                                                   SERIES 2007-CD4                             Payment Date:     13-Apr-07
                                                                                               Prior Payment:          N/A
                                                                                               Next Payment:     11-May-07
                                                                                               Record Date:      30-Apr-07

                                 ABN AMRO ACCT:
                                LOAN LEVEL DETAIL

                                                  Operating               Ending
Disclosure           Property   Maturity   PFY    Statement      Geo.    Principal
Control #    Group     Type       Date     DSCR     Date      Location    Balance
----------------------------------------------------------------------------------

                                                            Loan
Disclosure   Note   Scheduled   Prepayment   Prepayment    Status
Control #    Rate      P&I        Amount        Date      Code (1)
------------------------------------------------------------------

*    NOI and DSCR, if available and reportable under the terms of the trust agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.

(1)  Legend:

A.   In Grace Period

B.   Late Payment but < 1 month delinq

1.   Delinquent 1 month

2.   Delinquent 2 months

3.   Delinquent 3+ months

4.   Performing Matured Balloon

5.   Non Performing Matured Ballon

7.   Foreclosure

9.   REO

                                                                   Page 15 of 24

[LaSalle Bank LOGO]                     CD 2007-CD4 COMMERCIAL MORTGAGE TRUST
ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Statement Date:   13-Apr-07
                                                   SERIES 2007-CD4                             Payment Date:     13-Apr-07
                                                                                               Prior Payment:          N/A
                                                                                               Next Payment:     11-May-07
                                                                                               Record Date:      30-Apr-07

                                 ABN AMRO ACCT:
                           APPRAISAL REDUCTION DETAIL

Disclosure   Appraisal   Scheduled     AR     Current P&I                     Note   Maturity
 Control#    Red. Date    Balance    Amount     Advance           ASER        Rate     Date
---------------------------------------------------------------------------------------------

             --------------------------------------------------------------

---------------------------------------------------------------------------------------------

             Remaining Term                                    Appraisal
Disclosure   --------------   Property   Geographic          ------------
 Control#    Life               Type      Location    DSCR   Value   Date
-------------------------------------------------------------------------

------------------------------------------------------------

                                                                   Page 16 of 24

[LaSalle Bank LOGO]       CD 2007-CD4 COMMERCIAL MORTGAGE TRUST
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Statement Date:   13-Apr-07
                                     SERIES 2007-CD4                  Payment Date:     13-Apr-07
                                                                      Prior Payment:          N/A
                                                                      Next Payment:     11-May-07
                                                                      Record Date:      30-Apr-07

                                 ABN AMRO ACCT:

            SPECIALLY SERVICED (PART I) ~ LOAN DETAIL (END OF PERIOD)

                           Loan         Balance                               Remaining
Disclosure   Servicing    Status   -----------------               Maturity   ---------   Property     Geo.                   NOI
 Control #   Xfer Date   Code(1)   Schedule   Actual   Note Rate     Date     Life          Type     Location   NOI   DSCR   Date
----------------------   -------   -----------------   --------------------------------   -------------------   -----------------

(1)  Legend:

A.   P&I Adv - in Grace Period

B.   P&I Adv - < one month delinq

1.   P&I Adv - delinquent 1 month

2.   P&I Adv - delinquent 2 months

3.   P&I Adv - delinquent 3+ months

4.   Mat. Balloon/Assumed P&I

5.   Non Performing Mat. Balloon

7.   Foreclosure

9.   REO

                                                                   PAGE 17 OF 24

[LaSalle Bank LOGO]       CD 2007-CD4 COMMERCIAL MORTGAGE TRUST
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Statement Date:   13-Apr-07
                                     SERIES 2007-CD4                  Payment Date:     13-Apr-07
                                                                      Prior Payment:          N/A
                                                                      Next Payment:     11-May-07
                                                                      Record Date:      30-Apr-07

                                 ABN AMRO ACCT:

  SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS (END OF PERIOD)

Disclosure   Resolution
 Control #    Strategy    Comments
-----------------------   --------

                                                                   PAGE 18 OF 24

[LaSalle Bank LOGO]       CD 2007-CD4 COMMERCIAL MORTGAGE TRUST
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Statement Date:   13-Apr-07
                                     SERIES 2007-CD4                  Payment Date:     13-Apr-07
                                                                      Prior Payment:          N/A
                                                                      Next Payment:     11-May-07
                                                                      Record Date:      30-Apr-07

                                 ABN AMRO ACCT:
                              MODIFIED LOAN DETAIL

               Ending                    Cutoff    Modified
Disclosure   Principal   Modification   Maturity   Maturity   Modification
 Control #    Balance        Date         Date       Date      Description
-----------------------------------------------------------   ------------

Modified Loan Detail includes loans whose terms, fees, penalties or payments have been waived or extended.

                                                                   PAGE 19 OF 24

[LaSalle Bank LOGO]       CD 2007-CD4 COMMERCIAL MORTGAGE TRUST
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Statement Date:   13-Apr-07
                                     SERIES 2007-CD4                  Payment Date:     13-Apr-07
                                                                      Prior Payment:          N/A
                                                                      Next Payment:     11-May-07
                                                                      Record Date:      30-Apr-07

                                 ABN AMRO ACCT:

                           MATURITY EXTENSION SUMMARY

LOANS WHICH HAVE HAD THEIR MATURITY DATES EXTENDED
   Number of Loans:                                                       0
   Stated Principal Balance outstanding:                               0.00
   Weighted Average Extension Period:                                     0

LOANS IN THE PROCESS OF HAVING THEIR MATURITY DATES EXTENDED
   Number of Loans:                                                       0
   Stated Principal Balance outstanding:                               0.00
   Weighted Average Extension Period:                                     0

LOANS IN THE PROCESS OF HAVING THEIR MATURITY DATES FURTHER EXTENDED
   Number of Loans:                                                       0
   Cutoff Principal Balance:                                           0.00
   Weighted Average Extension Period:                                     0

LOANS PAID-OFF THAT DID EXPERIENCE MATURITY DATE EXTENSIONS
   Number of Loans:                                                       0
   Cutoff Principal Balance:                                           0.00
   Weighted Average Extension Period:                                     0

LOANS PAID-OFF THAT DID NOT EXPERIENCE MATURITY DATE EXTENSIONS
   Number of Loans:                                                       0
   Cutoff Principal Balance:                                           0.00

                                                                   PAGE 20 OF 24

[LaSalle Bank LOGO]       CD 2007-CD4 COMMERCIAL MORTGAGE TRUST
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Statement Date:   13-Apr-07
                                     SERIES 2007-CD4                  Payment Date:     13-Apr-07
                                                                      Prior Payment:          N/A
                                                                      Next Payment:     11-May-07
                                                                      Record Date:      30-Apr-07

                                 ABN AMRO ACCT:

REALIZED LOSS DETAIL

                                                                       Gross                                Net
                                                                      Proceeds                            Proceeds
                                                                        as a                                as a
                                                 Beginning              % of     Aggregate       Net        % of
               Disclosure  Appraisal  Appraisal  Scheduled    Gross    Sched.   Liquidation  Liquidation   Sched.   Realized
    Period     Control #      Date      Value     Balance   Proceeds  Balance    Expenses *   Proceeds    Balance     Loss
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
CURRENT TOTAL
CUMULATIVE
----------------------------------------------------------------------------------------------------------------------------

*    Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc..

                                                                   PAGE 21 OF 24

[LaSalle Bank LOGO]       CD 2007-CD4 COMMERCIAL MORTGAGE TRUST
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Statement Date:   13-Apr-07
                                     SERIES 2007-CD4                  Payment Date:     13-Apr-07
                                                                      Prior Payment:          N/A
                                                                      Next Payment:     11-May-07
                                                                      Record Date:      30-Apr-07

                                 ABN AMRO ACCT:
                                 DEFEASED LOANS

Disclosure
Control #
--------------------------------------------------------------------------------
                                                                   PAGE 22 OF 24

[LaSalle Bank LOGO]       CD 2007-CD4 COMMERCIAL MORTGAGE TRUST
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Statement Date:   13-Apr-07
                                     SERIES 2007-CD4                  Payment Date:     13-Apr-07
                                                                      Prior Payment:          N/A
                                                                      Next Payment:     11-May-07
                                                                      Record Date:      30-Apr-07

                                 ABN AMRO ACCT:
                     HISTORICAL COLLATERAL LEVEL REO REPORT

                                                                      Recent
Disclosure    REO                  Property    Actual   Scheduled   Appraisal   Appraisal
 Control #   Date   City   State     Type     Balance    Balance      Value        Date
-----------------------------------------------------------------------------------------

             Appraisal                                              Other
Disclosure   Reduction      Date      Liquidation   Liquidation    Revenue    Realized   Type
 Control #     Amount    Liquidated     Proceeds      Expenses    Recovered     Loss      (*)
---------------------------------------------------------------------------------------------

(*)  Legend: (1) Paid in Full, (2) Final Recovery Made, (3) Permitted Purchase
     (4) Final Recovery of REO, (5) Permitted purchase of REO

                                                                   PAGE 23 OF 24

[LaSalle Bank LOGO]       CD 2007-CD4 COMMERCIAL MORTGAGE TRUST
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Statement Date:   13-Apr-07
                                     SERIES 2007-CD4                  Payment Date:     13-Apr-07
                                                                      Prior Payment:          N/A
                                                                      Next Payment:     11-May-07
                                                                      Record Date:      30-Apr-07

                                 ABN AMRO ACCT:
              MATERIAL BREACHES AND MATERIAL DOCUMENT DEFECT DETAIL

               Ending    Material
Disclosure   Principal    Breach    Material Breach and Material Document Defect
 Control #    Balance      Date                      Description
--------------------------------------------------------------------------------

   Material breaches of pool asset representation or warranties or transaction covenants.

                                                                   PAGE 24 OF 24

                                     ANNEX E

                  CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

                         CLASS A-SB
                     PLANNED PRINCIPAL
DISTRIBUTION DATE*        BALANCE
------------------   -----------------
     3/29/2007        $161,959,000.00
     4/11/2007         161,959,000.00
     5/11/2007         161,959,000.00
     6/11/2007         161,959,000.00
     7/11/2007         161,959,000.00
     8/11/2007         161,959,000.00
     9/11/2007         161,959,000.00
    10/11/2007         161,959,000.00
    11/11/2007         161,959,000.00
    12/11/2007         161,959,000.00
     1/11/2008         161,959,000.00
     2/11/2008         161,959,000.00
     3/11/2008         161,959,000.00
     4/11/2008         161,959,000.00
     5/11/2008         161,959,000.00
     6/11/2008         161,959,000.00
     7/11/2008         161,959,000.00
     8/11/2008         161,959,000.00
     9/11/2008         161,959,000.00
    10/11/2008         161,959,000.00
    11/11/2008         161,959,000.00
    12/11/2008         161,959,000.00
     1/11/2009         161,959,000.00
     2/11/2009         161,959,000.00
     3/11/2009         161,959,000.00
     4/11/2009         161,959,000.00
     5/11/2009         161,959,000.00
     6/11/2009         161,959,000.00
     7/11/2009         161,959,000.00
     8/11/2009         161,959,000.00
     9/11/2009         161,959,000.00
    10/11/2009         161,959,000.00
    11/11/2009         161,959,000.00
    12/11/2009         161,959,000.00
     1/11/2010         161,959,000.00
     2/11/2010         161,959,000.00
     3/11/2010         161,959,000.00
     4/11/2010        $161,959,000.00
     5/11/2010         161,959,000.00
     6/11/2010         161,959,000.00
     7/11/2010         161,959,000.00
     8/11/2010         161,959,000.00
     9/11/2010         161,959,000.00
    10/11/2010         161,959,000.00
    11/11/2010         161,959,000.00
    12/11/2010         161,959,000.00
     1/11/2011         161,959,000.00
     2/11/2011         161,959,000.00
     3/11/2011         161,959,000.00
     4/11/2011         161,959,000.00
     5/11/2011         161,959,000.00
     6/11/2011         161,959,000.00
     7/11/2011         161,959,000.00
     8/11/2011         161,959,000.00
     9/11/2011         161,959,000.00
    10/11/2011         161,959,000.00
    11/11/2011         161,959,000.00
    12/11/2011         161,959,000.00
     1/11/2012         161,959,000.00
     2/11/2012         161,959,000.00
     3/11/2012         161,958,774.96
     4/11/2012         159,686,799.86
     5/11/2012         157,013,553.24
     6/11/2012         154,640,858.41
     7/11/2012         151,942,621.32
     8/11/2012         149,544,027.36
     9/11/2012         147,134,622.18
    10/11/2012         144,399,192.58
    11/11/2012         141,962,055.43
    12/11/2012         139,201,002.47
     1/11/2013         136,737,310.71
     2/11/2013         134,262,461.42
     3/11/2013         130,839,840.75
     4/11/2013         128,330,595.37
     5/11/2013        $125,502,045.26
     6/11/2013         122,968,400.15
     7/11/2013         106,404,456.88
     8/11/2013         103,854,930.65
     9/11/2013         101,293,794.22
    10/11/2013          98,413,340.32
    11/11/2013          95,822,983.73
    12/11/2013          92,915,427.61
     1/11/2014          89,915,427.61
     2/11/2014          86,915,299.58
     3/11/2014          83,380,512.71
     4/11/2014          80,730,767.19
     5/11/2014          73,510,228.90
     6/11/2014          70,834,628.05
     7/11/2014          67,846,153.72
     8/11/2014          65,141,604.06
     9/11/2014          62,424,613.16
    10/11/2014          59,394,435.19
    11/11/2014          56,646,671.72
    12/11/2014          53,587,848.08
     1/11/2015          36,523,227.71
     2/11/2015          33,738,232.30
     3/11/2015          30,049,360.27
     4/11/2015          27,227,177.47
     5/11/2015          24,099,153.18
     6/11/2015          21,249,300.56
     7/11/2015          18,091,628.59
     8/11/2015          15,211,054.85
     9/11/2015          12,317,100.80
    10/11/2015           9,115,109.76
    11/11/2015           6,188,614.05
    12/11/2015           2,956,221.00
     1/11/2016                     --

----------
*    Assumes each distribution date occurs on the 11th of the month.

                                      E-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     ANNEX F

                        CLASS XP REFERENCE RATE SCHEDULE

                        CLASS XP
DISTRIBUTION DATE*   REFERENCE RATE
------------------   --------------
     4/11/2007          5.85167%
     5/11/2007          5.66260%
     6/11/2007          5.85160%
     7/11/2007          5.66250%
     8/11/2007          5.85150%
     9/11/2007          5.85146%
    10/11/2007          5.66236%
    11/11/2007          5.85136%
    12/11/2007          5.66226%
     1/11/2008          5.85126%
     2/11/2008          5.66216%
     3/11/2008          5.66213%
     4/11/2008          5.85111%
     5/11/2008          5.66201%
     6/11/2008          5.85101%
     7/11/2008          5.66190%
     8/11/2008          5.85091%
     9/11/2008          5.85085%
    10/11/2008          5.66174%
    11/11/2008          5.85074%
    12/11/2008          5.66162%
     1/11/2009          5.66156%
     2/11/2009          5.66150%
     3/11/2009          5.66153%
     4/11/2009          5.85043%
     5/11/2009          5.66130%
     6/11/2009          5.85030%
     7/11/2009          5.66117%
     8/11/2009          5.85017%
     9/11/2009          5.85011%
    10/11/2009          5.66098%
    11/11/2009          5.84998%
    12/11/2009          5.66084%
     1/11/2010          5.66077%
     2/11/2010          5.66070%
     3/11/2010          5.66076%
     4/11/2010          5.84962%
     5/11/2010          5.66047%
     6/11/2010          5.84946%
     7/11/2010          5.66031%
     8/11/2010          5.84931%
     9/11/2010          5.84923%
    10/11/2010          5.66008%
    11/11/2010          5.84907%
    12/11/2010          5.65992%
     1/11/2011          5.65983%
     2/11/2011          5.65975%
     3/11/2011          5.65983%
     4/11/2011          5.84866%
     5/11/2011          5.65827%
     6/11/2011          5.84723%
     7/11/2011          5.65810%
     8/11/2011          5.84633%
     9/11/2011          5.84518%
    10/11/2011          5.66297%
    11/11/2011          5.84096%
    12/11/2011          5.66279%
     1/11/2012          5.85255%
     2/11/2012          5.65248%
     3/11/2012          5.68904%
     4/11/2012          5.87880%
     5/11/2012          5.68875%
     6/11/2012          5.87860%
     7/11/2012          5.68855%
     8/11/2012          5.87840%
     9/11/2012          5.87830%
    10/11/2012          5.68825%
    11/11/2012          5.87810%
    12/11/2012          5.68804%
     1/11/2013          5.68793%
     2/11/2013          5.68783%
     3/11/2013          5.68805%
     4/11/2013          5.87757%
     5/11/2013          5.68749%
     6/11/2013          5.87528%
     7/11/2013          5.68527%
     8/11/2013          5.87545%
     9/11/2013          5.87535%
    10/11/2013          5.68532%
    11/11/2013          5.87512%
    12/11/2013          5.68501%
     1/11/2014          5.68521%
     2/11/2014          5.69609%
     3/11/2014          5.69636%

----------
*    Assumes each distribution date occurs on the 11th of the month.

                                      F-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     ANNEX G

                        CLASS XP TOTAL NOTIONAL AMOUNT(1)

  PERIOD
ENDING(2)   CLASS A-1    CLASS A-2A   CLASS A-2B     CLASS A-3    CLASS A-SB      CLASS A-4
---------  -----------  -----------  ------------  ------------  ------------  ---------------

9/11/2007  $55,133,190  $63,000,000  $672,022,890  $292,459,860  $102,034,170   $1,094,386,230
3/11/2008   52,321,500   63,000,000   672,022,890   292,459,860   102,034,170    1,094,386,230
9/11/2008           --   52,450,020   672,022,890   292,459,860   102,034,170    1,094,386,230
3/11/2009           --           --   651,418,740   292,459,860   102,034,170    1,094,386,230
9/11/2009           --           --   579,761,280   292,459,860   102,034,170    1,094,386,230
3/11/2010           --           --   457,342,830   292,459,860   102,034,170    1,094,386,230
9/11/2010           --           --   388,346,490   292,459,860   102,034,170    1,094,386,230
3/11/2011           --           --    98,961,660   292,459,860   102,034,170    1,094,386,230
9/11/2011           --           --     3,913,560   292,459,860   102,034,170    1,094,386,230
3/11/2012           --           --            --            --    45,228,330    1,094,386,230
9/11/2012           --           --            --            --            --    1,089,314,730
3/11/2013           --           --            --            --            --    1,040,728,500
9/11/2013           --           --            --            --            --      877,188,060
3/11/2014           --           --            --            --            --      736,021,440
4/11/2014           --           --            --            --            --               --

  PERIOD
ENDING(2)   CLASS A-1A   CLASS A-MFL   CLASS A-MFX    CLASS A-J     CLASS B      CLASS C
---------  ------------  -----------  ------------  ------------  -----------  -----------

9/11/2007  $628,909,470  $40,950,000  $374,838,660  $369,011,790  $25,986,870  $57,171,240
3/11/2008   628,523,910   40,950,000   374,838,660   369,011,790   25,986,870   57,171,240
9/11/2008   617,681,610   40,950,000   374,838,660   369,011,790   25,986,870   57,171,240
3/11/2009   605,067,120   40,950,000   374,838,660   369,011,790   25,986,870   57,171,240
9/11/2009   592,740,540   40,950,000   374,838,660   369,011,790   25,986,870   57,171,240
3/11/2010   580,810,860   40,950,000   374,838,660   369,011,790   25,986,870   57,171,240
9/11/2010   569,091,600   40,950,000   374,838,660   369,011,790   25,986,870   57,171,240
3/11/2011   557,751,600   40,950,000   374,838,660   369,011,790   25,986,870   57,171,240
9/11/2011   546,647,850   40,950,000   374,838,660   369,011,790   25,986,870   57,171,240
3/11/2012   380,321,550   40,950,000   374,838,660   369,011,790   25,986,870   57,171,240
9/11/2012   372,323,070   40,950,000   374,838,660   369,011,790   25,986,870   57,171,240
3/11/2013   364,604,940   40,950,000   374,838,660   369,011,790   25,986,870   57,171,240
9/11/2013   357,033,600   40,950,000   374,838,660   369,011,790   25,986,870   57,171,240
3/11/2014   342,956,250   40,950,000   374,838,660   369,011,790   25,986,870   57,171,240
4/11/2014            --           --            --            --           --           --

  PERIOD
ENDING(2)    CLASS D      CLASS E       CLASS F      CLASS G      CLASS H      CLASS J
---------  -----------  -----------  ------------  -----------  -----------  -----------

9/11/2007  $36,381,240  $25,986,870  $ 31,183,740  $41,579,370  $46,776,240  $41,578,740
3/11/2008   36,381,240   25,986,870    31,183,740   41,579,370   46,776,240   41,578,740
9/11/2008   36,381,240   25,986,870    31,183,740   41,579,370   46,776,240   41,578,740
3/11/2009   36,381,240   25,986,870    31,183,740   41,579,370   46,776,240   41,578,740
9/11/2009   36,381,240   25,986,870    31,183,740   41,579,370   46,776,240   41,578,740
3/11/2010   36,381,240   25,986,870    31,183,740   41,579,370   46,776,240   41,578,740
9/11/2010   36,381,240   25,986,870    31,183,740   41,579,370   46,776,240   15,998,850
3/11/2011   36,381,240   25,986,870    31,183,740   41,579,370   28,706,580           --
9/11/2011   36,381,240   25,986,870    31,183,740   37,801,260           --           --
3/11/2012   36,381,240   25,986,870    31,183,740    6,868,890           --           --
9/11/2012   36,381,240   25,986,870    12,797,820           --           --           --
3/11/2013   36,381,240   14,396,130            --           --           --           --
9/11/2013   27,238,050           --            --           --           --           --
3/11/2014    4,947,390           --            --           --           --           --
4/11/2014           --           --            --           --           --           --

  PERIOD
ENDING(2)    CLASS K      CLASS L      CLASS M      CLASS N       TOTAL(3)
---------  -----------  -----------  -----------  -----------  --------------

9/11/2007  $46,776,240  $15,591,870  $10,394,370  $10,395,000  $4,082,548,050
3/11/2008   46,776,240   15,591,870   10,394,370   10,395,000   4,079,350,800
9/11/2008   46,776,240   15,591,870   10,394,370   10,395,000   4,005,637,020
3/11/2009   46,776,240   15,591,870   10,394,370   10,395,000   3,919,968,360
9/11/2009   46,142,460           --           --           --   3,798,969,300
3/11/2010    9,704,520           --           --           --   3,628,183,230
9/11/2010           --           --           --           --   3,512,183,220
3/11/2011           --           --           --           --   3,177,389,880
9/11/2011           --           --           --           --   3,038,753,340
3/11/2012           --           --           --           --   2,488,315,410
9/11/2012           --           --           --           --   2,404,762,290
3/11/2013           --           --           --           --   2,324,069,370
9/11/2013           --           --           --           --   2,129,418,270
3/11/2014           --           --           --           --   1,951,883,640
4/11/2014           --           --           --           --               0

----------
(1)  The total notional amount of the class XP certificates from time to time will equal the sum of the components thereof set forth in the table above.
     Each of those components of the total notional amount of the class XP certificates will relate to a particular class of series CD 2007-CD4 principal balance certificates (i.e. classes A-1, A-2A, A-2B, A-3, A-SB,
     A-4, A-1A, A-MFL, A-MFX, A-J, B, C, D, E, F, G, H, J, K, L, M and N,
     respectively). At any particular time during each indicated period through and including the related distribution date on which such period ends, the component of the notional amount of the class XP certificates relating to each indicated class of series CD 2007-CD4 principal balance certificates will equal the lesser of (a) the amount stated in the table above for that class and period and (b) 63% of the then actual total principal balance of that class.

(2)  Assumes each distribution date always occurs on the 11th of the month. The initial period commences on the date of initial issuance of the series CD
     2007-CD4 certificates. Each subsequent period begins immediately following the end of the prior period.

(3)  The total notional amount of the class XP certificates at any particular time may be less than the amount indicated in the table above, as described in footnote (1).

                                      G-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     ANNEX H

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in limited circumstances, the globally offered CD 2007-CD4
Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series
CD 2007-CD4, Class XP, Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-SB,
Class A-4, Class A-1A, Class A-MFX, Class A-MFL, Class A-J, Class B, Class C,
Class D, Class E and Class F will be available only in book-entry form.

     The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days' settlement.

     Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between member organizations of Clearstream or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as DTC participants.

     As described under "U.S. Federal Income Tax Documentation Requirements"
below, non-U.S. holders of book-entry certificates will be subject to U.S.
withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

INITIAL SETTLEMENT

     All certificates of each class of offered certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC. Investors'
interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

     Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their book-entry certificates through
Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC participants will be settled in same-day funds.

                                       H-1

     Trading between Clearstream and/or Euroclear Participants. Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

     Trading between DTC Seller and Clearstream or Euroclear Purchaser. When
book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the 1st day of the interest accrual period coinciding with or commencing in, as applicable, the calendar month in which the last coupon distribution date occurs (or, if no coupon distribution date has occurred, from and including the first day of the initial interest accrual period) to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or
Euroclear, as the case may be. The securities credit will appear the next day,
European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the
Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

     Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

     As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts.
However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or
Euroclear.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

     Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to
time zone differences in their favor, member organizations of Clearstream or
Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a member organization of
Clearstream or Euroclear at least one business day prior to settlement. In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant's account against payment. Payment will include interest accrued on the book-entry certificates from and including the 1st day of the interest accrual period coinciding with or commencing in, as applicable, the calendar month in which the last coupon distribution date occurs (or, if no coupon distribution date has occurred, from and including the first day of the initial interest accrual period) to and excluding the

                                       H-2

settlement date. The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or
Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of
Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or Euroclear would be valued instead as of the actual settlement date.

     Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     o    borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or
          Euroclear accounts, in accordance with the clearing system's customary procedures;

     o    borrowing the book-entry certificates in the United States from a DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

     o    staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A holder that is not a "United States person" (a "U.S. person") within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "non-U.S.
holder") holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a
"U.S. withholding agent") establishing an exemption from withholding. A non-U.S.
holder may be subject to withholding unless each U.S. withholding agent receives:

     1.   from a non-U.S. holder that is classified as a corporation for U.S.
          federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS
          Form W-8BEN (or any successor form);

     2.   from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form
          W-8ECI (or any successor form);

     3.   from a non-U.S. holder that is classified as a partnership for U.S.
          federal income tax purposes, a duly completed and executed IRS Form
          W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is

                                       H-3

          recommended that such partnerships consult their tax advisors with respect to these certification rules;

     4.   from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

          (a)  if the intermediary is a "qualified intermediary" within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury
               Regulations (a "qualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form):

               (i)   stating the name, permanent residence address and qualified intermediary employer identification number of the
                     qualified intermediary and the country under the laws of
                     which the qualified intermediary is created, incorporated
                     or governed;

               (ii)  certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under
                     section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations;

               (iii) certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is
                     not acting for its own account but is acting as a qualified intermediary; and

               (iv)  providing any other information, certifications, or
                     statements that may be required by the IRS Form W-8IMY or
                     accompanying instructions in addition to, or in lieu of,
                     the information and certifications described in section
                     1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S.
                     Treasury Regulations; or

          (b)  if the intermediary is not a qualified intermediary (a
               "nonqualified intermediary"), a duly completed and executed IRS
               Form W-8IMY (or any successor or substitute form):

               (i)   stating the name and permanent residence address of the
                     nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created,
                     incorporated or governed;

               (ii)  certifying that the nonqualified intermediary is not acting for its own account;

               (iii) certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to
                     substantiate exemptions from withholding on behalf of such nonqualified intermediary's beneficial owners; and

               (iv)  providing any other information, certifications or
                     statements that may be required by the IRS Form W-8IMY or
                     accompanying instructions in addition to, or in lieu of,
                     the information, certifications, and statements described
                     in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury
                     Regulations; or

                                       H-4

     5.   from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W-8BEN or W-8IMY; any
          non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

     All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S.
Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

     In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder:

     o    provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S.
          holder;

     o    provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

     o    can be treated as an "exempt recipient" within the meaning of section
          1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a
          corporation or a financial institution such as a bank).

     This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are
non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

                                       H-5

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                                     ANNEX I

         JQH HOTEL PORTFOLIO B-NOTE MORTGAGE LOAN AMORTIZATION SCHEDULE

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JQH Hotel Portfolio B-Note Mortgage Loan Amortization Schedule

Period	Date	Beginning Principal Balance	Monthly Payment	Interest Payment	Principal Payment
0	Mar-07	$9,888,519.24
1	Apr-07	$9,888,519.24	$64,461.11	$64,461.11	—
2	May-07	$9,879,082.72	$71,818.24	$62,381.72	$9,436.52
3	Jun-07	$9,868,026.93	$75,455.39	$64,399.60	$11,055.79
4	Jul-07	$9,858,489.28	$71,790.10	$62,252.45	$9,537.65
5	Aug-07	$9,847,335.14	$75,419.50	$64,265.36	$11,154.14
6	Sep-07	$9,837,695.37	$73,832.41	$64,192.64	$9,639.77
7	Oct-07	$9,828,008.03	$71,748.44	$62,061.10	$9,687.34
8	Nov-07	$9,816,708.32	$75,366.36	$64,066.65	$11,299.71
9	Dec-07	$9,806,917.41	$71,719.61	$61,928.70	$9,790.91
10	Jan-08	$9,795,516.97	$75,329.61	$63,929.17	$11,400.44
11	Feb-08	$9,785,621.48	$73,750.34	$63,854.85	$9,895.49
12	Mar-08	$9,775,677.15	$69,619.17	$59,674.84	$9,944.33
13	Apr-08	$9,762,571.28	$76,831.39	$63,725.52	$13,105.87
14	May-08	$9,752,513.20	$71,645.26	$61,587.18	$10,058.08
15	Jun-08	$9,740,852.94	$75,234.78	$63,574.52	$11,660.26
16	Jul-08	$9,730,687.68	$71,615.43	$61,450.17	$10,165.26
17	Aug-08	$9,718,923.18	$75,196.74	$63,432.24	$11,764.50
18	Sep-08	$9,708,649.69	$73,629.04	$63,355.55	$10,273.49
19	Oct-08	$9,698,325.50	$71,571.21	$61,247.02	$10,324.19
20	Nov-08	$9,686,406.44	$75,140.34	$63,221.28	$11,919.06
21	Dec-08	$9,675,972.48	$71,540.66	$61,106.70	$10,433.96
22	Jan-09	$9,663,946.67	$75,101.38	$63,075.57	$12,025.81
23	Feb-09	$9,653,401.87	$73,541.97	$62,997.17	$10,544.80
24	Mar-09	$9,642,805.03	$67,435.43	$56,838.59	$10,596.84
25	Apr-09	$9,627,550.66	$78,113.73	$62,859.36	$15,254.37
26	May-09	$9,616,826.25	$71,459.81	$60,735.40	$10,724.41
27	Jun-09	$9,604,517.97	$74,998.29	$62,690.01	$12,308.28
28	Jul-09	$9,593,679.89	$71,428.18	$60,590.10	$10,838.08
29	Aug-09	$9,581,261.06	$74,957.95	$62,539.12	$12,418.83
30	Sep-09	$9,570,308.21	$73,411.01	$62,458.16	$10,952.85
31	Oct-09	$9,559,301.31	$71,381.19	$60,374.29	$11,006.90
32	Nov-09	$9,546,718.30	$74,898.02	$62,315.01	$12,583.01
33	Dec-09	$9,535,594.98	$71,348.79	$60,225.47	$11,123.32
34	Jan-10	$9,522,898.75	$74,856.71	$62,160.48	$12,696.23
35	Feb-10	$9,511,657.88	$73,318.58	$62,077.71	$11,240.87
36	Mar-10	$9,500,361.53	$67,300.36	$56,004.01	$11,296.35
37	Apr-10	$9,484,472.22	$77,820.11	$61,930.80	$15,889.31
38	May-10	$9,473,041.71	$71,263.30	$59,832.79	$11,430.51
39	Jun-10	$9,460,046.74	$74,747.68	$61,752.71	$12,994.97
40	Jul-10	$9,448,495.69	$71,229.75	$59,678.70	$11,551.05
41	Aug-10	$9,435,383.49	$74,704.90	$61,592.70	$13,112.20
42	Sep-10	$9,423,710.73	$73,179.98	$61,507.22	$11,672.76
43	Oct-10	$9,411,980.36	$71,179.85	$59,449.48	$11,730.37
44	Nov-10	$9,398,693.77	$74,641.25	$61,354.66	$13,286.59
45	Dec-10	$9,386,839.94	$71,145.49	$59,291.66	$11,853.83

Period	Date	Beginning Principal Balance	Monthly Payment	Interest Payment	Principal Payment
46	1-Jan-11	$9,373,433.28	$74,597.44	$61,190.78	$13,406.66
47	Feb-11	$9,361,454.79	$73,081.87	$61,103.38	$11,978.49
48	Mar-11	$9,349,417.19	$67,157.22	$55,119.62	$12,037.60
49	Apr-11	$9,332,855.06	$77,508.95	$60,946.82	$16,562.13
50	May-11	$9,320,676.32	$71,055.06	$58,876.32	$12,178.74
51	Jun-11	$9,306,953.67	$74,482.12	$60,759.47	$13,722.65
52	Jul-11	$9,294,647.10	$71,019.49	$58,712.92	$12,306.57
53	Aug-11	$9,280,800.14	$74,436.75	$60,589.79	$13,846.96
54	Sep-11	$9,268,364.50	$72,935.17	$60,499.53	$12,435.64
55	Oct-11	$9,255,867.49	$70,966.49	$58,469.48	$12,497.01
56	Nov-11	$9,241,835.33	$74,369.15	$60,336.99	$14,032.16
57	Dec-11	$9,229,207.40	$70,930.05	$58,302.12	$12,627.93
58	Jan-12	$9,215,047.91	$74,322.69	$60,163.20	$14,159.49
59	Feb-12	$9,202,287.79	$72,831.02	$60,070.90	$12,760.12
60	Mar-12	$9,189,464.69	$68,940.64	$56,117.54	$12,823.10
61	Apr-12	$9,173,652.49	$75,716.33	$59,904.13	$15,812.20
62	May-12	$9,160,688.08	$70,836.40	$57,871.99	$12,964.41
63	Jun-12	$9,146,201.36	$74,203.26	$59,716.54	$14,486.72
64	Jul-12	$9,133,101.48	$70,798.69	$57,698.81	$13,099.88
65	Aug-12	$9,118,483.01	$74,155.18	$59,536.71	$14,618.47
66	Sep-12	$9,105,246.33	$72,678.10	$59,441.42	$13,236.68
67	Oct-12	$9,091,944.33	$70,742.45	$57,440.45	$13,302.00
68	Nov-12	$9,077,129.30	$74,083.45	$59,268.42	$14,815.03
69	Dec-12	$9,063,688.54	$70,703.83	$57,263.07	$13,440.76
70	Jan-13	$9,048,738.56	$74,034.20	$59,084.22	$14,949.98
71	Feb-13	$9,035,157.69	$72,567.64	$58,986.77	$13,580.87
72	Mar-13	$9,021,509.80	$66,846.30	$53,198.41	$13,647.89
73	Apr-13	$9,003,486.04	$76,833.03	$58,809.27	$18,023.76
74	May-13	$8,989,681.85	$70,602.68	$56,798.49	$13,804.19
75	Jun-13	$8,974,378.43	$73,905.21	$58,601.79	$15,303.42
76	Jul-13	$8,960,430.59	$70,562.71	$56,614.87	$13,947.84
77	Aug-13	$8,944,987.47	$73,854.23	$58,411.11	$15,443.12
78	Sep-13	$8,930,894.59	$72,403.32	$58,310.44	$14,092.88
79	Oct-13	$8,916,732.16	$70,502.98	$56,340.55	$14,162.43
80	Nov-13	$8,901,080.34	$73,778.06	$58,126.24	$15,651.82
81	Dec-13	$8,886,770.78	$70,462.03	$56,152.47	$14,309.56
82	Jan-14	$8,870,975.87	$73,725.84	$57,930.93	$15,794.91
83	Feb-14	$8,856,517.74	$72,286.10	$57,827.97	$14,458.13
84	Mar-14	$8,841,988.26	$66,676.07	$52,146.59	$14,529.48
85	Apr-14	$8,823,164.29	$76,462.98	$57,639.01	$18,823.97
86	May-14	$8,808,470.21	$70,355.01	$55,660.93	$14,694.08
87	Jun-14	$8,792,301.35	$73,589.37	$57,420.51	$16,168.86
88	Jul-14	$8,777,454.96	$70,312.62	$55,466.23	$14,846.39
89	Aug-14	$8,761,137.98	$73,535.31	$57,218.33	$16,316.98
90	Sep-14	$8,746,137.80	$72,112.14	$57,111.96	$15,000.18
91	Oct-14	$8,731,063.59	$70,249.22	$55,175.01	$15,074.21
92	Nov-14	$8,714,525.05	$73,454.45	$56,915.91	$16,538.54
93	Dec-14	$8,699,294.83	$70,205.80	$54,975.58	$15,230.22

Period	Date	Beginning Principal Balance	Monthly Payment	Interest Payment	Principal Payment
94	Jan-15	$8,682,604.57	$73,399.08	$56,708.82	$16,690.26
95	Feb-15	$8,667,216.82	$71,987.77	$56,600.02	$15,387.75
96	Mar-15	$8,651,753.13	$66,495.68	$51,031.99	$15,463.69
97	Apr-15	$8,632,081.20	$76,070.83	$56,398.90	$19,671.93
98	May-15	$8,616,444.12	$70,092.56	$54,455.48	$15,637.08
99	Jun-15	$8,599,358.18	$73,254.67	$56,168.73	$17,085.94
100	Jul-15	$8,583,559.61	$70,047.62	$54,249.05	$15,798.57
101	Aug-15	$8,566,316.62	$73,197.36	$55,954.37	$17,242.99
102	Sep-15	$8,550,354.99	$71,803.59	$55,841.96	$15,961.63
103	Oct-15	$8,534,314.59	$69,980.31	$53,939.91	$16,040.40
104	Nov-15	$8,516,836.41	$73,111.53	$55,633.35	$17,478.18
105	Dec-15	$8,500,630.59	$69,934.28	$53,728.46	$16,205.82
106	Jan-16	$8,482,991.54	$73,052.82	$55,413.77	$17,639.05
107	Feb-16	$8,466,618.70	$71,671.62	$55,298.78	$16,372.84
108	Mar-16	$8,450,165.06	$68,084.92	$51,631.28	$16,453.64
109	Apr-16	$8,430,939.78	$74,310.08	$55,084.80	$19,225.28
110	May-16	—	$8,484,126.36	$53,186.58	$8,430,939.78

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PROSPECTUS

          CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC., THE DEPOSITOR
             MORTGAGE PASS-THROUGH CERTIFICATES, ISSUABLE IN SERIES

      We are Citigroup Commercial Mortgage Securities Inc., the depositor with respect to each series of certificates offered by this prospectus. We intend to offer from time to time mortgage pass-through certificates, issuable in series.
These offers may be made through one or more different methods, including offerings through underwriters. We do not currently intend to list the offered certificates of any series on any national securities exchange or the NASDAQ stock market. See "Method of Distribution."

--------------------------------------------------------------------------------

                            THE OFFERED CERTIFICATES:

The offered certificates will be issuable in series. The issuing entity for each series of offered certificates will be a statutory or common law trust created at our direction. Each series of offered certificates will--

o     have its own series designation, and

o     consist of one or more classes with various payment characteristics.

No governmental agency or instrumentality will insure or guarantee payment on the offered certificates. The offered certificates will represent interests only in the issuing entity. They will not represent interests in or obligations of us, any sponsor or any of our or their respective affiliates. Neither we nor any of our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient.

                                THE TRUST ASSETS:

The assets of each issuing entity will include--

o     mortgage loans secured by first and/or junior liens on, or security interests in, various interests in commercial and multifamily real properties,

o     mortgage-backed securities that directly or indirectly evidence interests in, or are directly or indirectly secured by, those types of mortgage loans, or

o     some combination of those types of mortgage loans and mortgage-backed securities.

Trust assets may also include cash, permitted investments, letters of credit, surety bonds, insurance policies, guarantees, reserve funds, guaranteed investment contracts, interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements, or other similar instruments and agreements.

--------------------------------------------------------------------------------

      In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the related trust assets. In that document, we will also state the price to the public for each class of offered certificates or explain the method for determining that price, identify the applicable lead or managing underwriter(s), if any, and provide information regarding the relevant underwriting arrangements and the underwriters' compensation. We will identify in each prospectus supplement the sponsor or sponsors for the subject securitization transaction.

      Structural credit enhancement will be provided for the respective classes of offered certificates through overcollateralization, excess cash flow and/or the subordination of more junior classes of offered and/or non-offered certificates, the use of a letter of credit, a surety bond, an insurance policy or a guarantee, the establishment of one or more reserve funds or any combination of the foregoing. Payments on a class of offered certificates may occur monthly, bi monthly, quarterly, semi annually or at any other specified interval, commencing on the distribution date specified in the related prospectus supplement.

--------------------------------------------------------------------------------

YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 19 IN THIS
PROSPECTUS, AS WELL AS THOSE SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT,
PRIOR TO INVESTING.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

--------------------------------------------------------------------------------

                  The date of this prospectus is March 5, 2007.

                                TABLE OF CONTENTS

   The Investment Performance of Your Offered Certificates Will Depend
      Upon Payments, Defaults and Losses on the Underlying Mortgage
      Loans; and Those Payments, Defaults and Losses May Be Highly
      Unpredictable...........................................................19
   Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon
      the Performance and Value of the Underlying Real Property, Which
      May Decline Over Time, and the Related Borrower's Ability to
      Refinance the Property, of Which There Is No Assurance..................22
   The Various Types of Multifamily and Commercial Properties that May
      Secure Mortgage Loans Underlying a Series of Offered Certificates
      May Present Special Risks...............................................29
   Any Analysis of the Value or Income Producing Ability of a Commercial
      or Multifamily Property Is Highly Subjective and Subject to Error.......51
   Borrower Concentration Within a Trust Exposes Investors to Greater
      Risk of Default and Loss................................................54
   Loan Concentration Within a Trust Exposes Investors to Greater Risk
      of Default and Loss.....................................................55
   Geographic Concentration Within a Trust Exposes Investors to Greater
      Risk of Default and Loss................................................55
   Changes in Pool Composition Will Change the Nature of Your Investment......55
   The Borrower's Form of Entity May Cause Special Risks and/or Hinder
      Recovery................................................................55
   Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a
      Mortgage Loan Underlying Your Offered Certificates......................57
   Environmental Liabilities Will Adversely Affect the Value and
      Operation of the Contaminated Property and May Deter a Lender from
      Foreclosing.............................................................58
   Lending on Condominium Units Creates Risks for Lenders That Are Not
      Present When Lending on Non-Condominiums................................59
   Lending on Ground Leases Creates Risks for Lenders That Are Not
      Present When Lending on an Actual Ownership Interest in a Real
      Property................................................................60
   Some Provisions in the Mortgage Loans Underlying Your Offered
      Certificates May Be Challenged as Being Unenforceable...................61
   Jurisdictions With One Action or Security First Rules and/or
      Anti-Deficiency Legislation May Limit the Ability of the Special
      Servicer to Foreclose on a Real Property or to Realize on
      Obligations Secured by a Real Property..................................62
   Additional Secured Debt Increases the Likelihood that a Borrower Will
      Default on a Mortgage Loan Underlying Your Offered Certificates;
      Co-Lender, Intercreditor and Similar Agreements May Limit a
      Mortgage Lender's Rights................................................63
   With Respect to Certain Mortgage Loans Included in Our Trusts, the
      Mortgaged Property or Properties that Secure the Subject Mortgage
      Loan in the Trust Also Secure One or More Related Mortgage Loans
      That Are Not in the Trust; The Interests of the Holders of Those
      Non-Trust Mortgage Loans May Conflict with Your Interests...............64
   Certain Aspects of Co-Lender, Intercreditor and Similar Agreements
      Executed in Connection with Mortgage Loans Underlying Your Offered
      Certificates May be Unenforceable.......................................64
   Mezzanine Debt May Reduce the Cash Flow Available to Reinvest in a
      Mortgaged Real Property and may Increase the Likelihood that a
      Borrower Will Default on a Mortgage Loan Underlying Your Offered
      Certificates............................................................65

                                       -2-

   World Events and Natural Disasters Could Have an Adverse Impact on
      the Real Properties Securing the Mortgage Loans Underlying Your
      Offered Certificates and Consequently Could Reduce the Cash Flow
      Available to Make Payments on the Offered Certificates..................65
   Lack of Insurance Coverage Exposes a Trust to Risk for Particular
      Special Hazard Losses...................................................66
   Changes in Zoning Laws May Adversely Affect the Use or Value of a
      Real Property...........................................................67
   Redevelopment and Renovation at the Mortgaged Properties May Have
      Uncertain and Adverse Results...........................................67
   Compliance with the Americans with Disabilities Act of 1990 May Be
      Expensive...............................................................67
   Litigation and Other Legal Proceedings May Adversely Affect a
      Borrower's Ability to Repay Its Mortgage Loan...........................68
   Potential Conflicts of Interest Can Affect a Person's Performance..........68
   Property Managers and Borrowers May Each Experience Conflicts of
      Interest in Managing Multiple Properties................................69
   Adjustable Rate Mortgage Loans May Entail Greater Risks of Default to
      Lenders Than Fixed Rate Mortgage Loans..................................69
   Limited Information Causes Uncertainty.....................................69
   The Risk of Terrorism in the United States and Military Action May
      Adversely Affect the Value of the Offered Certificates and
      Payments on the Mortgage Assets.........................................69
   Lack of Liquidity Will Impair Your Ability to Sell Your Offered
      Certificates and May Have an Adverse Effect on the Market Value of
      Your Offered Certificates...............................................70
   The Market Value of Your Offered Certificates May Be Adversely
      Affected by Factors Unrelated to the Performance of Your Offered
      Certificates and the Underlying Mortgage Assets, such as
      Fluctuations in Interest Rates and the Supply and Demand of CMBS
      Generally...............................................................70
   Certain Classes of the Offered Certificates are Subordinate to, and
      are Therefore Riskier than, One or More Other Classes of
      Certificates of the Same Series.........................................71
   Payments on the Offered Certificates Will Be Made Solely from the
      Limited Assets of the Related Trust, and Those Assets May Be
      Insufficient to Make All Required Payments on Those Certificates........71
   Any Credit Support for Your Offered Certificates May Be Insufficient
      to Protect You Against All Potential Losses.............................72
   The Interests of Certain Certificateholders With Rights and Powers
      Over Certain Servicing Actions and to Cure and Purchase Certain
      Mortgage Loans May Be in Conflict with the Interests of the
      Offered Certificateholders of the Same Series...........................72
   Additional Compensation to the Master Servicer and the Special
      Servicer and Interest on Advances Will Affect Your Right to
      Receive Distributions on Your Offered Certificates......................73
   Inability to Replace the Master Servicer Could Affect Collections and
      Recoveries on the Mortgage Assets.......................................73
   Problems with Book-Entry Registration......................................73
   Taxes on Foreclosure Property Will Reduce Amounts Available to Make
      Payments on the Offered Certificates....................................74
   Residual Interests in a Real Estate Mortgage Investment Conduit Have

   Arrangements Providing Reinvestment, Interest Rate and Currency
      Related Protection......................................................85
TRANSACTION PARTICIPANTS......................................................85
   The Sponsor................................................................85

                                       -3-

   Collection and Other Servicing Procedures with Respect to Mortgage

   Matters Regarding the Master Servicer, the Special Servicer, the

   Incorporation of Certain Documents by Reference; Reports Filed with

                                       -4-

                                       -5-

       IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS

      When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different.
In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

                              AVAILABLE INFORMATION

      We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered by this prospectus. The Securities Act registration statement number for that registration statement is 333-132746. This prospectus is part of that registration statement, but the registration statement contains additional information. Any materials, including our registration statement and the exhibits to it, that we file with the Securities and Exchange Commission may be read and copied at prescribed rates at the SEC's Public Reference Room at 100
F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The
SEC maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, in addition to copies of these materials, and that internet website is located at http://www.sec.gov.

                                       -6-

                              SUMMARY OF PROSPECTUS

      This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF A PARTICULAR OFFERING OF
CERTIFICATES, YOU SHOULD READ CAREFULLY THIS PROSPECTUS AND THE RELATED
PROSPECTUS SUPPLEMENT IN FULL.

THE DEPOSITOR.............................   We are Citigroup Commercial Mortgage Securities Inc., the
                                             depositor with respect to each series of offered certificates. We are a special purpose Delaware corporation. Our principal offices are located at 388 Greenwich Street, New York, New York 10013.
                                             Our main telephone number is 212-816-6000. We are an indirect, wholly-owned subsidiary of Citigroup Global Markets Holdings Inc.
                                             and an affiliate of Citigroup Global Markets Inc. We will acquire the mortgage assets that are to back each series of offered certificates and transfer them to the issuing entity. See
                                             "Transaction Participants--The Depositor."

THE SPONSOR...............................   Citigroup Global Markets Realty Corp., which is our affiliate, will be a sponsor with respect to each securitization transaction involving the issuance of a series of offered certificates, unless otherwise specified in the prospectus supplement. If and to the extent there are other sponsors with respect to any securitization transaction involving the issuance of a series of offered certificates, we will identify each of those sponsors and include relevant information with respect thereto in the related prospectus supplement. With respect to any securitization
                                             transaction involving the issuance of a series of offered
                                             certificates, a sponsor will be a person or entity that organizes and initiates that securitization transaction by selling or transferring assets, either directly or indirectly, including through an affiliate, to the issuing entity. See "Transaction
                                             Participants--The Sponsor."

THE ISSUING ENTITY........................   The issuing entity with respect to each series of offered
                                             certificates will be a statutory trust or common law trust created at our direction. Each such trust will own and hold the related mortgage assets and be the entity in whose name the subject offered certificates are issued. See "Transaction
                                             Participants--The Issuing Entity."

THE ORIGINATORS...........................   Some or all of the mortgage loans backing a series of offered certificates may be originated by Citigroup Global Markets Realty
                                             Corp. or by one of our other affiliates. In addition, there may be other third-party originators of the mortgage loans backing a series of offered certificates. See "Transaction
                                             Participants--The Originators" and "Transaction Participants--The
                                             Sponsor." We will identify in the prospectus supplement for each series of offered certificates any originator or group of
                                             affiliated originators -- apart from a sponsor and/or its
                                             affiliates

                                       -7-

                                             -- that originated or is expected to originate mortgage loans representing 10% or more of the related mortgage asset pool, by balance.

THE SECURITIES BEING OFFERED..............   The securities that will be offered by this prospectus and the related prospectus supplements consist of mortgage pass-through certificates. These certificates will be issued in series, and each series will, in turn, consist of one or more classes. Each class of offered certificates must, at the time of issuance, be assigned an investment grade rating by at least one nationally recognized statistical rating organization. We will identify in the related prospectus supplement, with respect to each class of offered certificates, each applicable rating agency and the minimum rating to be assigned. Typically, the four highest rating categories, within which there may be sub-categories or
                                             gradations to indicate relative standing, signify investment grade. See "Rating."

                                             Each series of offered certificates will evidence beneficial ownership interests in a trust established by us and containing the assets described in this prospectus and the related
                                             prospectus supplement.

THE OFFERED CERTIFICATES MAY BE
ISSUED WITH OTHER CERTIFICATES............   We may not publicly offer all the mortgage pass-through
                                             certificates evidencing interests in one of our trusts. We may elect to retain some of those certificates, to place some
                                             privately with institutional investors, to place some with investors outside the United States or to deliver some to the applicable seller as partial consideration for the related mortgage assets. In addition, some of those certificates may not satisfy the rating requirement for offered certificates described under "--The Securities Being Offered" above.

THE GOVERNING DOCUMENTS...................   In general, a pooling and servicing agreement or other similar agreement or collection of agreements will govern, among other things--

                                             o     the issuance of each series of offered certificates,

                                             o     the creation of and transfer of assets to the issuing
                                                   entity, and

                                             o     the servicing and administration of those assets.

                                             The parties to the governing document(s) for a series of offered certificates will always include us and a trustee. We will be responsible for establishing the issuing entity for each series of offered certificates. In addition, we will transfer or arrange for the transfer of the initial trust assets to each issuing entity. In general, the trustee for a series of offered
                                             certificates will be

                                       -8-

                                             responsible for, among other things, making payments and
                                             preparing and disseminating various reports to the holders of those offered certificates.

                                             If the trust assets for a series of offered certificates include mortgage loans, the parties to the applicable governing
                                             document(s) will also include--

                                             o     one or more master servicers that will generally be
                                                   responsible for performing customary servicing duties with respect to those mortgage loans that are not defaulted,
                                                   nonperforming or otherwise problematic in any material
                                                   respect, and

                                             o     one or more special servicers that will generally be
                                                   responsible for servicing and administering (a) those
                                                   mortgage loans that are defaulted, nonperforming or
                                                   otherwise problematic in any material respect, including
                                                   the performance of work-outs and foreclosures with respect to those mortgage loans, and (b) real estate assets
                                                   acquired as part of the related trust with respect to
                                                   defaulted mortgage loans.

                                             The same person or entity, or affiliated entities, may act as both master servicer and special servicer for one of our trusts.

                                             If the trust assets for a series of offered certificates include mortgage-backed securities, the parties to the applicable
                                             governing document(s) may also include a manager that will be responsible for performing various administrative duties with respect to those mortgage-backed securities. If the related trustee assumes those duties, however, there will be no manager.

                                             Compensation arrangements for a trustee, master servicer, special servicer or manager for one of our trusts may vary from
                                             securitization transaction to securitization transaction.

                                             In the related prospectus supplement, we will identify the trustee and any master servicer, special servicer or manager for each series of offered certificates and will describe their respective duties and compensation in further detail. See
                                             "Description of the Governing Documents."

                                             Any servicer, master servicer or special servicer for one of our trusts may perform any or all of its servicing duties under the applicable governing document(s) through one or more
                                             sub-servicers. In the related prospectus supplement, we will identify any such sub-servicer that, at the time of initial issuance of the subject offered certificates, is (a) affiliated with us or with the issuing entity or any sponsor for the subject securitization

                                       -9-

                                             transaction or (b) services 10% or more of the related mortgage assets, by balance.

CHARACTERISTICS OF THE MORTGAGE ASSETS....   The trust assets with respect to any series of offered
                                             certificates will, in general, include mortgage loans. Each of those mortgage loans will constitute the obligation of one or more persons to repay a debt. The performance of that obligation will be secured by a first or junior lien on, or security
                                             interest in, the fee, leasehold or other interest(s) of the related borrower or another person in or with respect to one or more commercial or multifamily real properties. In particular, those properties may include:

                                             o     rental or cooperatively-owned buildings with multiple
                                                   dwelling units;

                                             o     retail properties related to the sale of consumer goods and other products, or related to providing entertainment,
                                                   recreational or personal services, to the general public;

                                             o     office buildings;

                                             o     hospitality properties;

                                             o     casino properties;

                                             o     health care-related facilities;

                                             o     industrial facilities;

                                             o     warehouse facilities, mini-warehouse facilities and
                                                   self-storage facilities;

                                             o     restaurants, taverns and other establishments involved in
                                                   the food and beverage industry;

                                             o     manufactured housing communities, mobile home parks and
                                                   recreational vehicle parks;

                                             o     recreational and resort properties;

                                             o     arenas and stadiums;

                                             o     churches and other religious facilities;

                                             o     parking lots and garages;

                                             o     mixed use properties;

                                      -10-

                                             o     other income-producing properties; and/or

                                             o     unimproved land.

                                             The mortgage loans underlying a series of offered certificates may have a variety of payment terms. For example, any of those mortgage loans--

                                             o     may provide for the accrual of interest at a mortgage
                                                   interest rate that is fixed over its term, that resets on
                                                   one or more specified dates or that otherwise adjusts from time to time;

                                             o     may provide for the accrual of interest at a mortgage
                                                   interest rate that may be converted at the borrower's
                                                   election from an adjustable to a fixed interest rate or
                                                   from a fixed to an adjustable interest rate;

                                             o     may provide for no accrual of interest;

                                             o     may provide for level payments to stated maturity, for
                                                   payments that reset in amount on one or more specified
                                                   dates or for payments that otherwise adjust from time to
                                                   time to accommodate changes in the mortgage interest rate
                                                   or to reflect the occurrence of specified events;

                                             o     may be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

                                             o     may permit the negative amortization or deferral of accrued interest;

                                             o     may prohibit some or all voluntary prepayments or require
                                                   payment of a premium, fee or charge in connection with
                                                   those prepayments;

                                             o     may permit defeasance and the release of real property
                                                   collateral in connection with that defeasance;

                                             o     may provide for payments of principal, interest or both, on due dates that occur monthly, bi-monthly, quarterly,
                                                   semi-annually, annually or at some other interval; and/or

                                             o     may have two or more component parts, each having
                                                   characteristics that are otherwise described in this
                                                   prospectus as being attributable to separate and distinct
                                                   mortgage loans.

                                      -11-

                                             Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions.
                                             However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its
                                             territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

                                             Neither we nor any of our affiliates will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates. Unless we expressly state otherwise in the related prospectus supplement, no governmental agency or
                                             instrumentality will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates.

                                             The trust assets with respect to any series of offered
                                             certificates may also include mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations and other mortgage-backed securities, that evidence an interest in, or are secured by a pledge of, one or more mortgage loans of the type described above. We will not include a mortgage
                                             participation, mortgage pass-through certificate, collateralized mortgage obligation or other mortgage-backed security among the trust assets with respect to any series of offered certificates unless--

                                             o     the security has been registered under the Securities Act
                                                   of 1933, as amended, or

                                             o     we would be free to publicly resell the security without
                                                   registration.

                                             In addition to the asset classes described above in this
                                             "--Characteristics of the Mortgage Assets" subsection, we may include in the trust with respect to any series of offered certificates other asset classes, provided that such other asset classes in the aggregate will not exceed 10% by principal balance of the related asset pool.

                                             We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the related prospectus supplement.

                                             The trust assets with respect to a series of offered certificates will also include cash, including in the form of initial deposits and collections on the related mortgage assets and other related trust assets, bank accounts, permitted investments and, following foreclosure, acceptance of a deed in lieu of foreclosure or any other enforcement action, real property and other collateral for defaulted mortgage loans.

                                      -12-

                                             See "The Trust Fund."

SUBSTITUTION, ACQUISITION AND
REMOVAL OF MORTGAGE ASSETS................   We will generally acquire the mortgage assets to be included in our trusts from Citigroup Global Markets Realty Corp. or another of our affiliates or from another seller of commercial and multifamily mortgage loans. We will then transfer those mortgage assets to the issuing entity for the related securitization.

                                             In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. If the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of
                                             certificates, and if the subject securitization transaction contemplates a prefunding period, then we will deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days --
                                             or such other period as may be specified in the related
                                             prospectus supplement -- following the date of initial issuance of that series of certificates, which 90-day or other period will be the prefunding period, we or our designee will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of
                                             certificates, as described in the related prospectus supplement.

                                             If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust
                                             particular mortgage assets underlying a series of certificates in exchange for:

                                             o     cash that would be applied to pay down the principal
                                                   balances of certificates of that series; and/or

                                             o     other mortgage loans or mortgage-backed securities that--

                                                   1.    conform to the description of mortgage assets in this
                                                         prospectus, and

                                                   2.    satisfy the criteria set forth in the related
                                                         prospectus supplement.

                                      -13-

                                             In addition, if so specified in the related prospectus
                                             supplement, a special servicer or other specified party for one of our trusts may be obligated, under the circumstances described in that prospectus supplement, to sell on behalf of the trust a delinquent or defaulted mortgage asset.

                                             Further, if so specified under circumstances described in the related prospectus supplement, all of the remaining
                                             certificateholders of a given series of certificates, acting together, may exchange those certificates for all of the mortgage loans, REO properties and mortgage-backed securities remaining in the mortgage pool underlying those certificates.

                                             If and to the extent described in the related prospectus
                                             supplement, we, a mortgage asset seller and/or another specified person or entity may make or assign to or for the benefit of one of our trusts various representations and warranties, or may be obligated to deliver to one of our trusts various documents, in either case relating to some or all of the mortgage assets transferred to that trust. Upon the discovery of a material breach of any such representation or warranty or a material defect with respect to those documents, in each case that is material and adverse in accordance with a standard set forth in the related prospectus supplement, we or such other party may be required, at our or its option, to either repurchase the affected mortgage asset(s) out of the related trust or to replace the affected mortgage asset(s) with other mortgage asset(s) that satisfy the criteria set forth in the related prospectus
                                             supplement.

                                             No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

CHARACTERISTICS OF
THE OFFERED CERTIFICATES..................   As more particularly described under "Description of the
                                             Certificates--General" and "--Payments on the Certificates," an
                                             offered certificate may entitle the holder to receive:

                                             o     payments of interest;

                                             o     payments of principal;

                                             o     payments of all or part of the prepayment or repayment
                                                   premiums, fees and charges, equity participation payments
                                                   or any other specific items or amounts received on the
                                                   related mortgage assets; and/or

                                      -14-

                                             o     payments of residual amounts remaining after required
                                                   payments have been made with respect to other classes of
                                                   certificates of the same series.

                                             Any class of offered certificates may be senior or subordinate to or pari passu with one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or
                                             allocations of losses.

                                             A class of offered certificates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct classes.

                                             Payments on a class of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually or at any other specified interval, commencing on the distribution date specified in the related prospectus supplement.

                                             We will describe the specific characteristics of each class of offered certificates in the related prospectus supplement, including payment characteristics and authorized denominations.
                                             Among other things, in the related prospectus supplement, we will summarize the flow of funds, payment priorities and allocations among the respective classes of offered certificates of any particular series, the respective classes of non-offered
                                             certificates of that series, and fees and expenses, to the extent necessary to understand the payment characteristics of those classes of offered certificates, and we will identify any events in the applicable governing document(s) that would alter the transaction structure or flow of funds.

                                             See "Description of the Certificates."

CREDIT SUPPORT AND REINVESTMENT,
INTEREST RATE AND CURRENCY RELATED
PROTECTION FOR THE OFFERED CERTIFICATES...   Some classes of offered certificates may be protected in full or in part against defaults and losses, or select types of defaults and losses, on the related mortgage assets by
                                             overcollateralization and/or excess cash flow or through the subordination of one or more other classes of certificates of the same series or by other types of credit support. The other types of credit support may include a letter of credit, a surety bond, an insurance policy, a guarantee or a reserve fund. We will describe the credit support, if any, for each class of offered certificates and, if applicable, we will identify the provider of that credit support, in the related prospectus supplement. In addition, we will summarize in the related prospectus supplement how losses not covered by credit enhancement or support will be allocated to the subject series of offered certificates.

                                      -15-

                                             The trust assets with respect to any series of offered
                                             certificates may also include any of the following agreements:

                                             o     guaranteed investment contracts in accordance with which
                                                   moneys held in the funds and accounts established with
                                                   respect to those offered certificates will be invested at a specified rate;

                                             o     interest rate exchange agreements, interest rate cap
                                                   agreements and interest rate floor agreements; and

                                             o     currency exchange agreements.

                                             We will describe the types of reinvestment, interest rate and currency related protection, if any, for each class of offered certificates and, if applicable, we will identify the provider of that protection, in the related prospectus supplement.

                                             See "Risk Factors," "The Trust Fund" and "Description of Credit
                                             Support."

ADVANCES WITH RESPECT
TO THE MORTGAGE ASSETS....................   If the trust assets for a series of offered certificates include mortgage loans, then, as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

                                             o     delinquent scheduled payments of principal and/or interest, other than balloon payments,

                                             o     property protection expenses,

                                             o     other servicing expenses, or

                                             o     any other items specified in the related prospectus
                                                   supplement.

                                             Any party making advances will be entitled to reimbursement from subsequent recoveries on the related mortgage loan and as
                                             otherwise described in this prospectus or the related prospectus supplement. That party may also be entitled to receive interest on its advances for a specified period. See "Description of the
                                             Governing Documents--Advances."

                                             If the trust assets for a series of offered certificates include mortgage-backed securities, we will describe in the related prospectus supplement any comparable advancing obligations

                                      -16-

                                             with respect to those mortgage-backed securities or the
                                             underlying mortgage loans.

OPTIONAL OR MANDATORY
REDEMPTION OR TERMINATION.................   We will describe in the related prospectus supplement any
                                             circumstances in which a specified party is permitted or
                                             obligated to purchase or sell any of the mortgage assets
                                             underlying a series of offered certificates. In particular, a master servicer, special servicer or other designated party may be permitted or obligated to purchase or sell--

                                             o     all the mortgage assets in any particular trust, thereby
                                                   resulting in a termination of the trust, or

                                             o     that portion of the mortgage assets in any particular trust as is necessary or sufficient to retire one or more classes of offered certificates of the related series.

                                             See "Description of the Certificates--Termination and
                                             Redemption."

FEDERAL INCOME TAX CONSEQUENCES...........   Any class of offered certificates will constitute or evidence ownership of:

                                             o     regular interests or residual interests in a real estate
                                                   mortgage investment conduit under Sections 860A through
                                                   860G of the Internal Revenue Code of 1986; or

                                             o     interests in a grantor trust under Subpart E of Part I of
                                                   Subchapter J of the Internal Revenue Code of 1986.

                                             See "Federal Income Tax Consequences."

ERISA CONSIDERATIONS......................   If you are a fiduciary or any other person investing assets of an employee benefit plan or other retirement plan or arrangement, you are encouraged to review with your legal advisor whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited under the Employee Retirement
                                             Income Security Act of 1974, as amended, or the Internal Revenue
                                             Code of 1986. See "ERISA Considerations."

                                      -17-

LEGAL INVESTMENT..........................   If your investment authority is subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You are encouraged to consult your legal advisor to determine whether and to what extent the offered certificates constitute a legal investment for you. We will specify in the related prospectus supplement which classes of the offered certificates, if any, will constitute mortgage related securities for purposes of the Secondary
                                             Mortgage Market Enhancement Act of 1984, as amended. See "Legal
                                             Investment."

                                      -18-

                                  RISK FACTORS

      You should consider the following factors, as well as the factors set forth under "Risk Factors" in the related prospectus supplement, in deciding whether to purchase offered certificates.

THE INVESTMENT PERFORMANCE OF YOUR OFFERED CERTIFICATES WILL DEPEND UPON
PAYMENTS, DEFAULTS AND LOSSES ON THE UNDERLYING MORTGAGE LOANS; AND THOSE
PAYMENTS, DEFAULTS AND LOSSES MAY BE HIGHLY UNPREDICTABLE

      The Terms of the Underlying Mortgage Loans Will Affect Payments on Your
Offered Certificates. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

      In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include--

      o     an absolute or partial prohibition against voluntary prepayments during some or all of the loan term, or

      o     a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

      The Terms of the Underlying Mortgage Loans Do Not Provide Absolute
Certainty as Regards the Rate, Timing and Amount of Payments on Your Offered
Certificates. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

      The investment performance of your offered certificates may vary materially and adversely from your expectations due to--

      o     the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or

      o     the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

                                       19

      The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your offered certificates include mortgage-backed securities, the terms of those securities may soften or enhance the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

      Prepayments on the Underlying Mortgage Loans Will Affect the Average Life
of Your Offered Certificates; and the Rate and Timing of Those Prepayments May
Be Highly Unpredictable. Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the related mortgage assets. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

      The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may--

      o     vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series, or

      o     be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

      We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

      Prepayments on the Underlying Mortgage Loans Will Affect the Yield on Your
Offered Certificates; and the Rate and Timing of Those Prepayments May Be Highly
Unpredictable. If you purchase your offered certificates at a discount or premium, the yield on your offered certificates will be sensitive to prepayments on the underlying mortgage loans. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. Alternatively, if you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield.
The potential effect that prepayments may have on the yield of your offered certificates will increase as the discount deepens or the premium increases. If the amount of interest payable on your offered certificates is disproportionately large as compared to the amount of principal payable on your offered certificates, or if your offered certificates entitle you

                                       20

to receive payments of interest but no payments of principal, then you may fail to recover your original investment under some prepayment scenarios. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates.

      Delinquencies, Defaults and Losses on the Underlying Mortgage Loans May
Affect the Amount and Timing of Payments on Your Offered Certificates; and the
Rate and Timing of Those Delinquencies and Defaults, and the Severity of Those
Losses, Are Highly Unpredictable. The rate and timing of delinquencies and defaults, and the severity of losses, on the underlying mortgage loans will impact the amount and timing of payments on a series of offered certificates to the extent that their effects are not offset by delinquency advances or some form of credit support.

      Unless otherwise covered by delinquency advances or some form of credit support, defaults on the underlying mortgage loans may delay payments on a series of offered certificates while the defaulted mortgage loans are worked-out or liquidated. However, liquidations of defaulted mortgage loans prior to maturity could affect the yield and average life of an offered certificate in a manner similar to a voluntary prepayment.

      If you calculate your anticipated yield to maturity based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, then, to the extent that you are required to bear the additional losses, your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative. Furthermore, the timing of losses on the underlying mortgage loans can affect your yield. In general, the earlier you bear any loss on an underlying mortgage loan, the greater the negative effect on your yield.

      See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon
the Performance and Value of the Underlying Real Property, Which May Decline
Over Time, and the Related Borrower's Ability to Refinance the Property, of
Which There Is No Assurance" below.

      There Is an Increased Risk of Default Associated with Balloon Payments.
Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan.
The ability of the borrower to make a balloon payment depends upon the borrower's ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including:

      o     the fair market value and condition of the underlying real property;

      o     the level of interest rates;

      o     the borrower's equity in the underlying real property;

      o     the borrower's financial condition;

      o     occupancy levels at or near the time of refinancing;

      o     the operating history of the underlying real property;

      o     changes in zoning and tax laws;

                                       21

      o     changes in competition in the relevant area;

      o     changes in rental rates in the relevant area;

      o     changes in governmental regulation and fiscal policy;

      o     prevailing general and regional economic conditions;

      o     the state of the fixed income and mortgage markets; and

      o     the availability of credit for multifamily rental or commercial properties.

      See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon
the Performance and Value of the Underlying Real Property, Which May Decline
Over Time, and the Related Borrower's Ability to Refinance the Property, of
Which There Is No Assurance" below.

      Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

      The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

REPAYMENT OF A COMMERCIAL OR MULTIFAMILY MORTGAGE LOAN DEPENDS UPON THE
PERFORMANCE AND VALUE OF THE UNDERLYING REAL PROPERTY, WHICH MAY DECLINE OVER
TIME, AND THE RELATED BORROWER'S ABILITY TO REFINANCE THE PROPERTY, OF WHICH
THERE IS NO ASSURANCE

      Most of the Mortgage Loans Underlying Your Offered Certificates Will Be
Nonrecourse. You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In the event that the income generated by a real property were to decline as a result of the poor economic performance of that property, with the result that the property is not able to support debt service payments on the related mortgage loan, neither the related borrower nor any other person would be obligated to remedy the situation by making payments out of their own funds. In such a situation, the borrower could choose instead to surrender the related mortgaged property to the lender or let it be foreclosed upon. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following:

      o     the sufficiency of the net operating income of the applicable real property;

      o     the market value of the applicable real property at or prior to maturity; and

      o     the ability of the related borrower to refinance or sell the applicable real property.

                                       22

      In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property's value and ability to generate net operating income.

      Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

      The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, multifamily rental and commercial real estate lending generally involves larger loans and, as described above, repayment is dependent upon:

      o     the successful operation and value of the related mortgaged property, and

      o     the related borrower's ability to refinance the mortgage loan or sell the related mortgaged property.

      See "--The Various Types of Multifamily and Commercial Properties that May
Secure Mortgage Loans Underlying a Series of Offered Certificates May Present
Special Risks" below.

      Many Risk Factors Are Common to Most or All Multifamily and Commercial
Properties. The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value:

      o     the location, age, functionality, design and construction quality of the subject property;

      o     perceptions regarding the safety, convenience and attractiveness of the property;

      o     the characteristics of the neighborhood where the property is located;

      o     the degree to which the subject property competes with other properties in the area;

      o     the proximity and attractiveness of competing properties;

      o     the existence and construction of competing properties;

      o     the adequacy of the property's management and maintenance;

      o     tenant mix and concentration;

      o     national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

      o     local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

      o     demographic factors;

      o     customer confidence, tastes and preferences;

                                       23

      o     retroactive changes in building codes and other applicable laws;

      o     changes in governmental rules, regulations and fiscal policies, including environmental legislation; and

      o     vulnerability to litigation by tenants and patrons.

      Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include:

      o     an increase in interest rates, real estate taxes and other operating expenses;

      o     an increase in the capital expenditures needed to maintain the property or make improvements;

      o     a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

      o     an increase in vacancy rates;

      o     a decline in rental rates as leases are renewed or replaced;

      o     natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions, terrorist attacks or riots; and

      o     environmental contamination.

      The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by:

      o     the length of tenant leases;

      o     the creditworthiness of tenants;

      o     the rental rates at which leases are renewed or replaced;

      o     the percentage of total property expenses in relation to revenue;

      o     the ratio of fixed operating expenses to those that vary with revenues; and

      o     the level of capital expenditures required to maintain the property and to maintain or replace tenants.

Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-

                                       24

term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

      The Successful Operation of a Multifamily or Commercial Property Depends
on Tenants. Generally, multifamily and commercial properties are subject to leases. The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes:

      o     to pay for maintenance and other operating expenses associated with the property;

      o     to fund repairs, replacements and capital improvements at the property; and

      o     to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

Accordingly, mortgage loans secured by income-producing properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis.

      Factors that may adversely affect the ability of an income-producing property to generate net operating income from lease and rental payments include:

      o     a general inability to lease space;

      o     an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

      o     an increase in tenant payment defaults or any other inability to collect rental payments;

      o     a decline in rental rates as leases are entered into, renewed or extended at lower rates;

      o     an increase in the capital expenditures needed to maintain the property or to make improvements;

      o     a decline in the financial condition and/or bankruptcy or insolvency of a significant or sole tenant; and

      o     an increase in leasing costs and/or the costs of performing landlord obligations under existing leases.

      With respect to any mortgage loan backing a series of offered certificates, you should anticipate that, unless the related mortgaged real property is owner occupied, one or more--and possibly all--of the leases at the related mortgaged real property will expire at varying rates during the term of that mortgage loan and some tenants will have, and may exercise, termination options. In addition, some government-sponsored tenants will have the right as a matter of law to cancel their leases for lack of appropriations.

      Additionally, in some jurisdictions, if tenant leases are subordinated to the lien created by the related mortgage instrument but do not contain attornment provisions, which are provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure, the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged real property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are

                                       25

subordinate to the mortgage and do not contain attornment provisions, that mortgaged real property could experience a further decline in value if such tenants' leases were terminated.

      Some mortgage loans that back offered certificates may be secured by mortgaged real properties with tenants that are related to or affiliated with a borrower. In those cases a default by the borrower may coincide with a default by the affiliated tenants. Additionally, even if the property becomes a foreclosure property, it is possible that an affiliate of the borrower may remain as a tenant.

      Dependence on a Single Tenant or a Small Number of Tenants Makes a
Property Riskier Collateral. In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

      An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

      Accordingly, factors that will affect the operation and value of a commercial property include:

      o     the business operated by the tenants;

      o     the creditworthiness of the tenants; and

      o     the number of tenants.

      Tenant Bankruptcy Adversely Affects Property Performance. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under the
U.S. Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to:

      o     the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises, plus

      o     an amount, not to exceed three years' rent, equal to the greater of one year's rent and 15% of the remaining reserved rent.

      The Success of an Income-Producing Property Depends on Reletting Vacant
Spaces. The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted.
Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial, could exceed any reserves maintained for that purpose and could reduce cash flow from the income-producing properties. Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

                                       26

      If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

      Property Value May Be Adversely Affected Even When Current Operating
Income Is Not. Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including:

      o     changes in interest rates;

      o     the availability of refinancing sources;

      o     changes in governmental regulations, licensing or fiscal policy;

      o     changes in zoning or tax laws; and

      o     potential environmental or other legal liabilities.

      Property Management May Affect Property Operations and Value. The
operation of an income-producing property will depend upon the property manager's performance and viability. The property manager generally is responsible for:

      o     responding to changes in the local market;

      o     planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

      o     operating the property and providing building services;

      o     managing operating expenses; and

      o     ensuring that maintenance and capital improvements are carried out in a timely fashion.

      Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

      By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can--

      o     maintain or improve occupancy rates, business and cash flow,

      o     reduce operating and repair costs, and

      o     preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

                                       27

      Maintaining a Property in Good Condition Is Expensive. The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property's ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s)
that may encumber that property.

      Competition Will Adversely Affect the Profitability and Value of an
Income-Producing Property. Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including:

      o     rental rates;

      o     location;

      o     type of business or services and amenities offered; and

      o     nature and condition of the particular property.

      The profitability and value of an income-producing property may be adversely affected by a comparable property that:

      o     offers lower rents;

      o     has lower operating costs;

      o     offers a more favorable location; or

      o     offers better facilities.

      Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

      The Prospective Performance of the Multifamily and Commercial Mortgage
Loans to be Included in Any of Our Trusts Should be Evaluated Separately from the Performance of the Multifamily and Commercial Mortgage Loans in Any of Our
Other Trusts. Notwithstanding that there are many common factors affecting the profitability and value of income producing properties in general, those factors do not apply equally to all income producing properties and, in many cases, there are special factors that will affect the profitability and/or value of a particular income producing property. See, for example, "--The Various Types of
Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks" below. Each income producing property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of our trusts requires a unique underwriting analysis. Furthermore, economic conditions, whether worldwide, national, regional or local, vary over time. The performance of a mortgage pool originated and outstanding under one set of economic conditions may vary dramatically from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage

                                       28

loans underlying a series of offered certificates independently from the performance of the mortgage loans underlying any other series of offered certificates.

THE VARIOUS TYPES OF MULTIFAMILY AND COMMERCIAL PROPERTIES THAT MAY SECURE
MORTGAGE LOANS UNDERLYING A SERIES OF OFFERED CERTIFICATES MAY PRESENT SPECIAL
RISKS

      General. The mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties. As discussed under "--Repayment of a Commercial or Multifamily Mortgage Loan
Depends on the Performance and Value of the Underlying Real Property, Which May
Decline Over Time, and the Related Borrower's Ability to Refinance the Property,
of Which There is No Assurance" above, the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property and the type and use of a particular income-producing property may present special risks. Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use. As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case. Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

      Multifamily Rental Properties.

      Factors affecting the value and operation of a multifamily rental property include:

      o     the physical attributes of the property, such as its age,
            appearance, amenities and construction quality, in relation to competing buildings;

      o     the types of services or amenities offered at the property;

      o     the location of the property;

      o     distance from employment centers and shopping areas;

      o     the characteristics of the surrounding neighborhood, which may change over time;

      o     the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

      o     the ability of management to provide adequate maintenance and insurance;

      o     the property's reputation;

      o     the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

      o     the existence or construction of competing or alternative
            residential properties in the local market, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

                                       29

      o     compliance with and continuance of any government housing rental subsidy programs and/or low income housing tax credit or incentive programs from which the property receives benefits;

      o     the ability of management to respond to competition;

      o     the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;

      o     in the case of student housing facilities, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, and the relatively higher turnover rate compared to other types of multifamily tenants;

      o     adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

      o     local factory or other large employer closings;

      o     state and local regulations, which may affect the property owner's ability to evict tenants or to increase rent to the market rent for an equivalent apartment;

      o     the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

      o     the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase;

      o     the extent to which increases in operating costs may be passed through to tenants; and

      o     the financial condition of the owner of the property.

      Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

      In addition, multifamily rental properties are typically in markets that, in general, are characterized by low barriers to entry. Thus, a particular multifamily rental property market with historically low vacancies could experience substantial new construction and a resultant oversupply of rental units within a relatively short period of time. Since apartments within a multifamily rental property are typically leased on a short-term basis, the tenants residing at a particular property may easily move to alternative multifamily rental properties with more desirable amenities or locations or to single family housing.

      Some states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may--

      o     require written leases;

      o     require good cause for eviction;

                                       30

      o     require disclosure of fees;

      o     prohibit unreasonable rules;

      o     prohibit retaliatory evictions;

      o     prohibit restrictions on a resident's choice of unit vendors;

      o     limit the bases on which a landlord may increase rent; or

      o     prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

      Apartment building owners have been the subject of suits under state
Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

      Some counties and municipalities also impose rent control and/or rent stabilization regulations on apartment buildings. These regulations may limit rent increases to--

      o     fixed percentages,

      o     percentages of increases in the consumer price index,

      o     increases set or approved by a governmental agency, or

      o     increases determined through mediation or binding arbitration.

      In many cases, the rent control or rent stabilization laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord's ability to raise rents at a multifamily rental property may impair the landlord's ability to repay a mortgage loan secured by the property or to meet operating costs.

      Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline. In addition, the differences in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of the property.

      Cooperatively-Owned Apartment Buildings. Some multifamily properties are owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

                                       31

      A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation. The monthly maintenance payment represents a tenant/shareholder's pro rata share of the corporation's--

      o     mortgage loan payments,

      o     real property taxes,

      o     maintenance expenses, and

      o     other capital and ordinary expenses of the property.

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

      A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of--

      o     maintenance payments from the tenant/shareholders, and

      o     any rental income from units or commercial space that the
            cooperative corporation might control.

      A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property. Additional factors likely to affect the economic performance of a cooperative corporation include--

      o     the failure of the corporation to qualify for favorable tax treatment as a "cooperative housing corporation" each year, which may reduce the cash flow available to make debt service payments on a mortgage loan secured by cooperatively owned property; and

      o     the possibility that, upon foreclosure, if the cooperatively owned property becomes a rental property, certain units could be subject to rent control, stabilization and tenants' rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the ensuing rental property as a whole.

      In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor. The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general the sponsor controls the corporation's board of directors and management for a limited period of time. If the sponsor of the cooperative corporation holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of that sponsor.

                                       32

      Many cooperative conversion plans are non-eviction plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment unit as a subtenant from the owner of the shares allocated to that unit. Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit.
Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/ shareholders.

      Retail Properties. The term "retail property" encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include--

      o     shopping centers,

      o     factory outlet centers,

      o     malls,

      o     automotive sales and service centers,

      o     consumer oriented businesses,

      o     department stores,

      o     grocery stores,

      o     convenience stores,

      o     specialty shops,

      o     gas stations,

      o     movie theaters,

      o     fitness centers,

      o     bowling alleys,

      o     salons, and

      o     dry cleaners.

      A number of factors may affect the value and operation of a retail property. Some of these factors include:

      o     the strength, stability, number and quality of the tenants;

                                       33

      o     tenants' sales;

      o     tenant mix;

      o     whether the property is in a desirable location;

      o     the physical condition and amenities of the building in relation to competing buildings;

      o     whether a retail property is anchored, shadow anchored or unanchored and, if anchored or shadow anchored, the strength, stability, quality and continuous occupancy of the anchor tenant or the shadow anchor, as the case may be, are particularly important factors; and

      o     the financial condition of the owner of the property.

      Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required to--

      o     lower rents,

      o     grant a potential tenant a free rent or reduced rent period,

      o     improve the condition of the property generally, or

      o     make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

      A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including:

      o     competition from other retail properties;

      o     perceptions regarding the safety, convenience and attractiveness of the property;

      o     perceptions regarding the safety of the surrounding area;

      o     demographics of the surrounding area;

      o     the strength and stability of the local, regional and national economies;

      o     traffic patterns and access to major thoroughfares;

      o     the visibility of the property;

      o     availability of parking;

                                       33

      o     the particular mixture of the goods and services offered at the property;

      o     customer tastes, preferences and spending patterns; and

      o     the drawing power of other tenants.

      The success of a retail property is often dependent on the success of its tenants' businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues.
Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants' ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord's rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

      Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

      With respect to some retail properties, one or more tenants may have the option, at any time or after the expiration of a specified period, to terminate their leases at the subject property. In many cases, the tenant is required to provide notice and/or pay penalties in connection with the exercise of its termination option. Generally, the full rental income generated by the related leases will be taken into account in the underwriting of the related underlying mortgage loan. Notwithstanding any disincentives with respect to a termination option, there can be no assurance a tenant will not exercise such an option, especially if the rent paid by that tenant is in excess of market rent. In such event, there may be a decrease in the cash flow generated by such mortgaged properties and available to make payments on the related offered certificates.

      The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. Retail properties that are anchored have traditionally been perceived as less risky than unanchored properties. As to any given retail property, an anchor tenant is generally understood to be a nationally or regionally recognized tenant whose space is, in general, materially larger in size than the space occupied by other tenants at the same retail property and is important in attracting customers to the retail property.

      A retail property may also benefit from a shadow anchor. A shadow anchor is a store or business that satisfies the criteria for an anchor store or business, but which may be located at an adjoining property or on a portion of the subject retail property that is not collateral for the related mortgage loan. A shadow anchor may own the space it occupies. In those cases where the property owner does not control the space occupied by the anchor store or business, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant.

      In some cases, an anchor tenant or a shadow anchor may cease to operate at the property, thereby leaving its space unoccupied even though it continues to pay rent on or even own the vacant space. If an anchor tenant or a shadow anchor ceases operations at a retail property or if its sales do not reach a specified threshold, other tenants at the property may be entitled to terminate their leases prior to the scheduled expiration date or to pay rent at a reduced rate for the remaining term of the lease.

                                       35

      Accordingly, the following factors, among others, will adversely affect the economic performance of an anchored retail property, including:

      o     an anchor tenant's failure to renew its lease;

      o     termination of an anchor tenant's lease;

      o     the bankruptcy or economic decline of an anchor tenant or a shadow anchor;

      o     the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be;
            or

      o     a loss of an anchor tenant's ability to attract shoppers.

      Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

      o     factory outlet centers;

      o     discount shopping centers and clubs;

      o     catalogue retailers;

      o     home shopping networks and programs;

      o     internet web sites and electronic media shopping; and

      o     telemarketing.

      Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

      Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

      Office Properties. Factors affecting the value and operation of an office property include:

      o     the strength, stability, number and quality of the tenants, particularly significant tenants, at the property;

      o     the physical attributes and amenities of the building in relation to competing buildings, including the condition of the HVAC system, parking and the building's compatibility with current business wiring requirements;

                                       36

      o     whether the area is a desirable business location, including local labor cost and quality, tax environment, including tax benefits, and quality of life issues, such as schools and cultural amenities;

      o     the location of the property with respect to the central business district or population centers;

      o     demographic trends within the metropolitan area to move away from or towards the central business district;

      o     social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

      o     tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

      o     local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

      o     the quality and philosophy of building management;

      o     access to mass transportation;

      o     accessibility from surrounding highways/streets;

      o     changes in zoning laws; and

      o     the financial condition of the owner of the property.

      With respect to some office properties, one or more tenants may have the option, at any time or after the expiration of a specified period, to terminate their leases at the subject property. In many cases, the tenant is required to provide notice and/or pay penalties in connection with the exercise of its termination option. Generally, the full rental income generated by the related leases will be taken into account in the underwriting of the related underlying mortgage loan. Notwithstanding any disincentives with respect to a termination option, there can be no assurance that a tenant will not exercise such an option, especially if the rent paid by that tenant is in excess of market rent.
In such event, there may be a decrease in the cash flow generated by such mortgaged properties and available to make payments on the related offered certificates.

      Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

      Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include:

      o     rental rates;

      o     the building's age, condition and design, including floor sizes and layout;

      o     access to public transportation and availability of parking; and

                                       37

      o     amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other base building technological features.

      The cost of refitting office space for a new tenant is often higher than for other property types.

      The success of an office property also depends on the local economy.
Factors influencing a company's decision to locate in a given area include:

      o     the cost and quality of labor;

      o     tax incentives; and

      o     quality of life considerations, such as schools and cultural amenities.

      The strength and stability of the local or regional economy will affect an office property's ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

      Hospitality Properties. Hospitality properties may involve different types of hotels and motels, including:

      o     full service hotels;

      o     resort hotels with many amenities;

      o     limited service hotels;

      o     hotels and motels associated with national or regional franchise chains;

      o     hotels that are not affiliated with any franchise chain but may have their own brand identity; and

      o     other lodging facilities.

      Factors affecting the value, operation and economic performance of a hospitality property include:

      o     the location of the property and its proximity to major population centers or attractions;

      o     the seasonal nature of business at the property;

      o     the level of room rates relative to those charged by competitors;

      o     quality and perception of the franchise affiliation;

      o     economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

      o     the existence or construction of competing hospitality properties;

      o     nature and quality of the services and facilities;

                                       38

      o     financial strength and capabilities of the owner and operator;

      o     the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

      o     increases in operating costs, which may not be offset by increased room rates;

      o     the property's dependence on business and commercial travelers and tourism;

      o     changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors; and

      o     changes in travel patterns caused by perceptions of travel safety, which perceptions can be significantly and adversely influenced by terrorist acts and foreign conflict as well as apprehension regarding the possibility of such acts or conflicts.

      Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature and/or may be adversely affected by prolonged unfavorable weather conditions.

      Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise, which may be at significantly higher fees than the previous franchise, or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

      The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon:

      o     the continued existence and financial strength of the franchisor;

      o     the public perception of the franchise service mark; and

      o     the duration of the franchise licensing agreement.

      The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a

                                       39

foreclosure. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Additionally, any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager will generally not be enforceable.

      In the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated operating, liquor and other licenses. That party would be required to apply in its own right for new operating, liquor and other licenses.
There can be no assurance that a new license could be obtained or that it could be obtained promptly. The lack of a liquor license in a hospitality property could have an adverse impact on the revenue from that property or on its occupancy rate.

      Casino Properties. Factors affecting the economic performance of a casino property include:

      o     location, including proximity to or easy access from major population centers;

      o     appearance;

      o     economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

      o     the existence or construction of competing casinos;

      o     dependence on tourism; and

      o     local or state governmental regulation.

      Competition among major casinos may involve attracting patrons by--

      o     providing alternate forms of entertainment, such as performers and sporting events, and

      o     offering low-priced or free food and lodging.

      Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

      Because of their dependence on disposable income of patrons, casino properties are likely to respond quickly to a downturn in the economy.

      The ownership, operation, maintenance and/or financing of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

      Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

      The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

                                       40

      Health Care-Related Properties. Health care-related properties include:

      o     hospitals;

      o     medical offices;

      o     skilled nursing facilities;

      o     nursing homes;

      o     congregate care facilities; and

      o     in some cases, assisted living centers and housing for seniors.

      Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to:

      o     statutory and regulatory changes;

      o     retroactive rate adjustments;

      o     administrative rulings;

      o     policy interpretations;

      o     delays by fiscal intermediaries; and

      o     government funding restrictions.

      In addition, nursing facilities and assisted living facilities that are dependent on revenues from other third party payors (other than Medicare and
Medicaid), such as private insurers, are also affected by the reimbursement policies of those payors.

      All of the foregoing can adversely affect revenues from the operation of a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

      Health care-related facilities are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties. Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

      o     federal and state licensing requirements;

      o     facility inspections;

                                       41

      o     rate setting;

      o     disruptions in payments;

      o     reimbursement policies;

      o     audits, which may result in recoupment of payments made or withholding of payments due;

      o     laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services;

      o     patient care liability claims, including those generated by the recent advent of the use of video surveillance, or "granny cams", by family members or government prosecutors to monitor care and limited availability and increased costs of insurance; and

      o     shortages in staffing, increases in labor costs and labor disputes.

      Under applicable federal and state laws and regulations, Medicare and
Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services.
Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals.
The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted. In addition, there can be no assurance that the facilities will remain licensed and loss of licensure/provider arrangements by a significant number of facilities could have a material adverse effect on a borrower's ability to meet its obligations under the related mortgage loan and, therefore, on distributions on your certificates.

      With respect to health care-related properties, the regulatory environment has intensified, particularly the long-term care service environment for large, for profit, multi-facility providers. For example, in the past few years, federal prosecutors have utilized the federal false claims act to prosecute nursing facilities that have quality of care deficiencies or reported instances of possible patient abuse and neglect, falsification of records, failure to report adverse events, improper use of restraints, and certain other care issues. Since facilities convicted under the false claims act may be liable for triple damages plus mandatory civil penalties, nursing facilities often settled with the government for a substantial amount of money rather than defending the allegations.

      The extensive federal, state and local regulations affecting health care-related facilities include regulations on the financial and other arrangements that facilities enter into during the normal course of business.
For example, anti-kickback laws prohibit certain business practices and relationships that might affect the provision and cost of health care services reimbursable under Medicare and Medicaid programs, including the payment or receipt of money or anything else of value in return for the referral of patients whose care will be paid by those programs. Sanctions for violations include criminal penalties and civil sanctions, fines and possible exclusion from payor programs. Federal and state governments have used monetary recoveries derived from prosecutions to strengthen their fraud detection and enforcement programs. There can be no assurance that government officials charged with responsibility for enforcing the anti-kickback and/or self-referral laws will not assert that certain arrangements or practices are in violation of such provisions. The operations of a nursing

                                       42

facility or assisted living facility could be adversely affected by the failure of its arrangements to comply with such laws or similar state laws enacted in the future.

      The Deficit Reduction Act of 2006 ("DRA") is expected to increase government anti-fraud efforts. Among other things, the DRA requires organizations, such as nursing facilities and assisted living facilities, that receive $5 million or more in Medicaid payments to train their work forces on the federal false claims act and its whistle blower provisions by January 1,
2007. The statute also encourages states to pass their own false claims laws by giving states a larger share of the money recovered from false claims cases. The effect of the DRA may be to create more whistle blowers and give rise to more false claims act prosecutions. There can be no assurance that government officials responsible for false claims act enforcement will not assert that one or more of a borrower's arrangements, practices, nursing facilities, or assisted living facilities are in violation of such laws.

      Each state also has a Medicaid Fraud Control Unit ("MFCU"), which typically operates as a division of the state Attorney General's Office or equivalent, which conducts criminal and civil investigations into alleged abuse, neglect, mistreatment and/or misappropriation of resident property. In some cases, the allegations may be investigated by the state Attorney General, local authorities and federal and/or state survey agencies. There are MFCU and state
Attorney General investigations pending and, from time to time, threatened against providers, relating to or arising out of allegations of potential resident abuse, neglect or mistreatment.

      Further, the nursing facilities and assisted living facilities are likely to compete on a local and regional basis with each other and with other providers who operate similar facilities. They may also compete with providers of long term care services in other settings, such as hospital rehabilitation units or home health agencies or other community-based providers. The formation of managed care networks and integrated delivery systems, as well as increasing government efforts to encourage the use of home and community-based services instead of nursing facility services, could also adversely affect nursing facilities or assisted living facilities if there are incentives that lead to the utilization of other facilities or community-based home care providers, instead of nursing facility or assisted living providers, or if competition drives down prices paid by residents. Some of the competitors of the subject facilities may be better capitalized, may offer services not offered by the facilities, or may be owned by agencies supported by other sources of income or revenue not available to for-profit facilities, such as tax revenues and charitable contributions. The success of a facility also depends upon the number of competing facilities in the local market, as well as upon other factors, such as the facility's age, appearance, reputation and management, resident and family preferences, referrals by and affiliations with managed care organizations, relationship with other health care providers and other health care networks, the types of services provided and, where applicable, the quality of care and the cost of that care. If the facilities fail to attract patients and residents and compete effectively with other health care providers, their revenues and profitability may decline.

      Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties. Moreover, in certain circumstances, such as when federal or state authorities believe that liquidation may adversely affect the health, safety or welfare of the nursing facility and/or assisted living facility residents, a facility operator may not be allowed to liquidate for an indeterminate period of time. Finally, the receipt of any liquidation proceeds could be delayed by the approval process of any state agency necessary for the transfer of a mortgaged real property and even reduced to satisfy governmental obligations of the facility, such as audit recoupments from nursing facilities.

      Industrial Properties. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In

                                       43

addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Also, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

      The value and operation of an industrial property depends on:

      o     location of the property, the desirability of which in a particular instance may depend on--

            1.    availability of labor services,

            2.    proximity to supply sources and customers, and

            3.    accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

      o     building design of the property, the desirability of which in a particular instance may depend on--

            1.    ceiling heights,

            2.    column spacing,

            3.    number and depth of loading bays,

            4.    divisibility,

            5.    floor loading capacities,

            6.    truck turning radius,

            7.    overall functionality, and

            8.    adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized
                  activities; and

      o     the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

      Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.

      Warehouse, Mini-Warehouse and Self-Storage Facilities. Warehouse,
mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. Depending on their location, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to

                                       44

an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

      Successful operation of a warehouse, mini-warehouse or self-storage property depends on--

      o     building design,

      o     location and visibility,

      o     tenant privacy,

      o     efficient access to the property,

      o     proximity to potential users, including apartment complexes or commercial users,

      o     services provided at the property, such as security,

      o     age and appearance of the improvements, and

      o     quality of management.

      In addition, it is difficult to assess the environmental risks posed by warehouse, mini-warehouse and self-storage properties due to tenant privacy restrictions, tenant anonymity and unsupervised access to such facilities.
Therefore, these facilities may pose additional environmental risks to investors. Environmental site assessments performed with respect to warehouse, mini-warehouse and self-storage properties would not include an inspection of the contents of the facilities. Therefore, it would not be possible to provide assurance that any of the units included in these kinds of facilities are free from hazardous substances or other pollutants or contaminants.

      Restaurants and Taverns. Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include:

      o     competition from facilities having businesses similar to a particular restaurant or tavern;

      o     perceptions by prospective customers of safety, convenience, services and attractiveness;

      o     the cost, quality and availability of food and beverage products;

      o     negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

      o     changes in demographics, consumer habits and traffic patterns;

      o     the ability to provide or contract for capable management; and

      o     retroactive changes to building codes, similar ordinances and other legal requirements.

      Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many

                                       45

other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

      The food and beverage service industry is highly competitive. The principal means of competition are--

      o     market segment,

      o     product,

      o     price,

      o     value,

      o     quality,

      o     service,

      o     convenience,

      o     location, and

      o     the nature and condition of the restaurant facility.

      A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have--

      o     lower operating costs,

      o     more favorable locations,

      o     more effective marketing,

      o     more efficient operations, or

      o     better facilities.

      The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities.
Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

      Factors affecting the success of a regionally- or nationally-known chain restaurant include:

      o     actions and omissions of any franchisor, including management practices that--

            1.    adversely affect the nature of the business, or

                                       46

            2.    require renovation, refurbishment, expansion or other
                  expenditures;

      o     the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

      o     the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

      Chain restaurants may be operated under franchise agreements. Those agreements typically do not contain provisions protective of lenders. A borrower's rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

      Manufactured Housing Communities, Mobile Home Parks and Recreational
Vehicle Parks. Manufactured housing communities and mobile home parks consist of land that is divided into "spaces" or "home sites" that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities. Due to relocation costs and, in some cases, demand for homesites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing community or mobile home park. As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park. In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of offered certificates.

      Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

      Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include:

      o     location of the manufactured housing property;

      o     the ability of management to provide adequate maintenance and insurance;

      o     the number of comparable competing properties in the local market;

                                       47

      o     the age, appearance, condition and reputation of the property;

      o     the quality of management; and

      o     the types of facilities and services it provides.

      Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including--

      o     multifamily rental properties,

      o     cooperatively-owned apartment buildings,

      o     condominium complexes, and

      o     single-family residential developments.

      Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

      Manufactured housing communities, mobile home parks and recreational vehicle parks are special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

      Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

      In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control and/or rent stabilization on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to--

      o     fixed percentages,

      o     percentages of increases in the consumer price index,

      o     increases set or approved by a governmental agency, or

      o     increases determined through mediation or binding arbitration.

      In many cases, the rent control or rent stabilization laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority to impose rent control or rent stabilization on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control or rent stabilization is not imposed at the state level in those states. In some states, however, local rent control and/or

                                       48

rent stabilization ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control or rent stabilization with respect to those tenants.

      Recreational and Resort Properties. Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort.
Factors affecting the economic performance of a property of this type include:

      o     the location and appearance of the property;

      o     the appeal of the recreational activities offered;

      o     the existence or construction of competing properties, whether or not they offer the same activities;

      o     the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

      o     geographic location and dependence on tourism;

      o     changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

      o     seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

      o     sensitivity to weather and climate changes; and

      o     local, regional and national economic conditions.

      A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

      Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. In addition, some recreational and resort properties may be adversely affected by prolonged unfavorable weather conditions.

      Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

      Arenas and Stadiums. The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, including:

      o     sporting events;

      o     musical events;

      o     theatrical events;

                                       49

      o     animal shows; and/or

      o     circuses.

      The ability to attract patrons is dependent on, among others, the following factors:

      o     the appeal of the particular event;

      o     the cost of admission;

      o     perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

      o     perceptions by prospective patrons of the safety of the surrounding area; and

      o     the alternative forms of entertainment available in the particular locale.

      In some cases, an arena's or stadium's success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

      Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses. This will adversely affect their liquidation value.

      Churches and Other Religious Facilities. Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

      Parking Lots and Garages. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include:

      o     the number of rentable parking spaces and rates charged;

      o     the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

      o     the amount of alternative parking spaces in the area;

      o     the availability of mass transit; and

      o     the perceptions of the safety, convenience and services of the lot or garage.

                                       50

      Unimproved Land. The value of unimproved land is largely a function of its potential use. This may depend on--

      o     its location,

      o     its size,

      o     the surrounding neighborhood, and

      o     local zoning laws.

ANY ANALYSIS OF THE VALUE OR INCOME PRODUCING ABILITY OF A COMMERCIAL OR
MULTIFAMILY PROPERTY IS HIGHLY SUBJECTIVE AND SUBJECT TO ERROR

      Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon--

      o     the successful operation of the property, and

      o     its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

      The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

      o     the amount of income derived or expected to be derived from the related real property collateral for a twelve-month period that is available to pay debt service on the subject mortgage loan, to

      o     the annualized payments of principal and/or interest on the subject mortgage loan and any other senior and/or pari passu loans that are secured by the related real property collateral.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. We will provide a more detailed discussion of its calculation in the related prospectus supplement.

      The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to--

      o     make the loan payments on the related mortgage loan,

      o     cover operating expenses, and

      o     fund capital improvements at any given time.

                                       51

      Operating revenues of a nonowner occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as--

      o     some health care-related facilities,

      o     hotels and motels,

      o     recreational vehicle parks, and

      o     mini-warehouse and self-storage facilities,

tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as--

      o     warehouses,

      o     retail stores,

      o     office buildings, and

      o     industrial facilities.

      Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

      Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from:

      o     increases in energy costs and labor costs;

      o     increases in interest rates and real estate tax rates; and

      o     changes in governmental rules, regulations and fiscal policies.

      Some net leases of commercial properties may provide that the lessee, rather than the borrower/ landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

                                       52

      Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

      o     the then outstanding principal balance of the mortgage loan and any other senior and/or pari passu loans that are secured by the related real property collateral, to

      o     the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

      A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances--

      o     the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity, and

      o     the lender has greater protection against loss on liquidation following a borrower default.

      However, loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on--

      o     the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

      o     the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

      o     the income capitalization method, which takes into account the property's projected net cash flow; or

      o     a selection from the values derived from the foregoing methods.

      Each of these appraisal methods presents analytical difficulties. For example--

      o     it is often difficult to find truly comparable properties that have recently been sold;

      o     the replacement cost of a property may have little to do with its current market value; and

      o     income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate
            capitalization rate and discount rate.

      If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

                                       53

      The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

      See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends on
the Performance and Value of the Underlying Real Property, Which May Decline
Over Time, and the Related Borrower's Ability to Refinance the Property, of
Which There Is No Assurance" above.

BORROWER CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF
DEFAULT AND LOSS

      A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on--

      o     the operation of all of the related real properties, and

      o     the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans.

For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.

LOAN CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT
AND LOSS

      Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust. In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the total principal balance of that pool were distributed more evenly.

GEOGRAPHIC CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF
DEFAULT AND LOSS

      If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to:

      o     any adverse economic developments that occur in the locale, state or region where the properties are located;

      o     changes in the real estate market where the properties are located;

                                       54

      o     changes in governmental rules and fiscal policies in the
            governmental jurisdiction where the properties are located; and

      o     acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.

CHANGES IN POOL COMPOSITION WILL CHANGE THE NATURE OF YOUR INVESTMENT

      The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time.

      If you purchase offered certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

      In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

THE BORROWER'S FORM OF ENTITY MAY CAUSE SPECIAL RISKS AND/OR HINDER RECOVERY

      Some of the mortgage loans underlying a series of offered certificates may have borrowers that are individuals or, alternatively, are entities that either have not been structured to diminish the likelihood of their becoming bankrupt or do not satisfy all the characteristics of special purpose entities. In general, as a result of a borrower not being a special purpose entity or not being limited to owning the related mortgaged real property, the borrower may be engaged in activities unrelated to the subject mortgaged real property and may incur indebtedness or suffer liabilities with respect to those activities.
Further, some of the borrowing entities may have been in existence and conducting business prior to the origination of the related underlying mortgage loans, may own other property that is not part of the collateral for the related underlying mortgage loans and, further, may not have always satisfied all the characteristics of special purpose entities even if they currently do so. This could negatively impact the borrower's financial conditions, and thus its ability to pay amounts due and owing under the subject underlying mortgage loan.
The related mortgage documents and/or organizational documents of those borrowers may not contain the representations, warranties and covenants customarily made by a borrower that is a special purpose entity, such as limitations on indebtedness and affiliate transactions and restrictions on the borrower's ability to dissolve, liquidate, consolidate, merge, sell all or any material portion of its assets or amend its organizational documents. These provisions are designed to mitigate the possibility that the borrower's financial condition would be adversely impacted by factors unrelated to the related mortgaged real property and the related mortgage loan.

      Borrowers not structured as bankruptcy-remote entities may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because those borrowers may be:

      o     operating entities with businesses distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; and

      o     individuals that have personal liabilities unrelated to the property.

                                       55

      In addition, if an underlying mortgage loan is secured by a mortgage on both the related borrower's leasehold interest in the related mortgaged real property and the underlying fee interest in such property, the related borrower may be a special purpose entity, but the owner and pledgor of the related fee interest may not be a special purpose entity.

      However, any borrower, even an entity structured to be bankruptcy-remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

      With respect to those borrowers that are structured as special purposes entities, although the terms of the borrower's organizational documents and/or related loan documents require that the related borrower covenants to be a special purpose entity, in some cases those borrowers are not required to observe all covenants and conditions that typically are required in order for such an entity to be viewed under the standard rating agency criteria as a special purpose entity.

      Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your offered certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your offered certificates. See "--Borrower Bankruptcy
Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your
Offered Certificates" below and "Legal Aspects of Mortgage Loans--Bankruptcy
Laws."

      The mortgage loans underlying a series of offered certificates may have borrowers that own the related mortgaged real properties as tenants-in-common or may permit the related borrowers to convert into a tenant-in-common structure in the future. Generally, in tenant-in-common ownership structures, each tenant-in-common owns an undivided share in the subject real property. If a tenant-in-common desires to sell its interest in the subject real property and is unable to find a buyer or otherwise desires to force a partition, the tenant-in-common has the ability to request that a court order a sale of the subject real property and distribute the proceeds to each tenant-in-common owner proportionally. To reduce the likelihood of a partition action, a tenant-in-common borrower may be required to waive its partition right. However, there can be no assurance that, if challenged, this waiver would be enforceable or that it would be enforced in a bankruptcy proceeding.

      The enforcement of remedies against tenant-in-common borrowers may be prolonged because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated. While a lender may seek to mitigate this risk after the commencement of the first bankruptcy of a tenant-in-common by commencing an involuntary proceeding against the other tenant-in-common borrowers and moving to consolidate all those cases, there can be no assurance that a bankruptcy court would consolidate those separate cases. Additionally, tenant-in-common borrowers may be permitted to transfer portions of their interests in the subject mortgaged real property to numerous additional tenant-in-common borrowers.

      The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for these mortgage loans may be special purpose entities and some of those tenants-in-common may be individuals.

                                       56

BORROWER BANKRUPTCY PROCEEDINGS CAN DELAY AND IMPAIR RECOVERY ON A MORTGAGE LOAN
UNDERLYING YOUR OFFERED CERTIFICATES

      Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

      In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property.
This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

      A bankruptcy court also may:

      o     grant a debtor a reasonable time to cure a payment default on a mortgage loan;

      o     reduce monthly payments due under a mortgage loan;

      o     change the rate of interest due on a mortgage loan; or

      o     otherwise alter a mortgage loan's repayment schedule.

      Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

      Under the U.S. Bankruptcy Code, a lender will be stayed from enforcing a borrower's assignment of rents and leases. The U.S. Bankruptcy Code also may interfere with a lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

      As a result of the foregoing, the related trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

ENVIRONMENTAL LIABILITIES WILL ADVERSELY AFFECT THE VALUE AND OPERATION OF THE
CONTAMINATED PROPERTY AND MAY DETER A LENDER FROM FORECLOSING

      There can be no assurance--

      o     as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

      o     that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

      o     that the results of the environmental testing were accurately evaluated in all cases;

                                       57

      o     that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

      o     that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

      Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

      In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by--

      o     tenants at the property, such as gasoline stations or dry cleaners,
            or

      o     conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

      Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials.
The owner's liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

      The federal Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an
"owner" or "operator" of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if--

      o     agents or employees of the lender are deemed to have participated in the management of the borrower, or

      o     the lender actually takes possession of a borrower's property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

      Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal
Comprehensive Environmental Response, Compensation and Liability Act of 1980, as
amended, and similar federal laws, that legislation has no applicability to state

                                       58

environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

      Federal law requires owners of residential housing constructed prior to
1978--

      o     to disclose to potential residents or purchasers information in their possession regarding the presence of known lead-based paint or lead-based paint-related hazards in such housing, and

      o     to deliver to potential residents or purchasers a United States
            Environmental Protection Agency approved information pamphlet describing the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

      Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

LENDING ON CONDOMINIUM UNITS CREATES RISKS FOR LENDERS THAT ARE NOT PRESENT WHEN
LENDING ON NON-CONDOMINIUMS

      Some mortgage loans underlying the offered certificates will be secured by--

      o     the related borrower's interest in a commercial condominium unit or multiple units in a residential condominium project, and

      o     the related voting rights in the owners' association for the subject building, development or project.

      Condominiums may create risks for lenders that are not present when lending on properties that are not condominiums. In the case of condominiums, a condominium owner is generally responsible for the payment of common area maintenance charges. In the event those charges are not paid when due, the condominium association may have a lien for those unpaid charges against the owner of the subject condominium unit, and, in some cases, pursuant to the condominium declaration, the lien of the mortgage for a related mortgage loan is subordinate to that lien for unpaid common area maintenance charges. In addition, pursuant to many condominium declarations, the holders of the remaining units would become responsible for the common area maintenance charges that remain unpaid by any particular unit holder.

      Further, in the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium building and there is no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium building, restoration following a casualty and many other decisions affecting the maintenance of that building, may not be consistent with the mortgage loan documents and may have an adverse impact on the mortgage loans that are secured by real properties consisting of such condominium interests.

      There can be no assurance that the related board of managers will act in the best interests of the borrower under those mortgage loans. Further, because of the nature of condominiums, a default on the part of the borrower with respect to such real properties will not allow the special servicer the same flexibility in realizing on the

                                       59

collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to the subject real property, because of the possible existence of multiple loss payees on any insurance policy covering the property, there could be a delay in the restoration of the property and/or the allocation of related insurance proceeds, if any. Consequently, if any of the mortgage loans underlying the offered certificates are secured by the related borrower's interest in a condominium, servicing and realizing upon such mortgage loan could subject the holders of such offered certificates to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

LENDING ON GROUND LEASES CREATES RISKS FOR LENDERS THAT ARE NOT PRESENT WHEN
LENDING ON AN ACTUAL OWNERSHIP INTEREST IN A REAL PROPERTY

      In order to secure a mortgage loan, a borrower may grant a lien on its leasehold interest in a real property as tenant under a ground lease. If the ground lease does not provide for notice to a lender of a default thereunder on the part of the borrower, together with a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

      In addition, upon the bankruptcy of a landlord or a tenant under a ground lease, the debtor entity has the right to assume or reject the ground lease. If a debtor landlord rejects the lease, the tenant has the right to remain in possession of its leased premises at the rent reserved in the lease for the term, including renewals. If a debtor tenant rejects any or all of its leases, the tenant's lender may not be able to succeed to the tenant's position under the lease unless the landlord has specifically granted the lender that right. If both the landlord and the tenant are involved in bankruptcy proceedings, the trustee for your offered certificates may be unable to enforce the bankrupt tenant's obligation to refuse to treat as terminated a ground lease rejected by a bankrupt landlord. In those circumstances, it is possible that the trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the lease or mortgage loan documents.

      Further, in a recent decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 2003 U.S.
App. LEXIS 7612 (7th Cir. Apr. 23, 2003)), the court ruled that where a statutory sale of the leased property occurs under Section 363(f) of the U.S.
Bankruptcy Code upon the bankruptcy of a landlord, such sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to
Section 363(e) of the U.S. Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, there can be no assurance that, in the event of a statutory sale of leased property pursuant to
Section 363(f) of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, there can be no assurance that the lessee and/or the lender (to the extent it can obtain standing to intervene) will be able to recuperate the full value of the leasehold interest in bankruptcy court.

SOME PROVISIONS IN THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES MAY
BE CHALLENGED AS BEING UNENFORCEABLE

      Cross-Collateralization Arrangements. It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any

                                       60

lien granted by the bankrupt party to secure repayment of another borrower's loan. In order to do so, the court would have to determine that--

      o     the bankrupt party--

            1.    was insolvent at the time of granting the lien,

            2.    was rendered insolvent by the granting of the lien,

            3.    was left with inadequate capital, or

            4.    was not able to pay its debts as they matured; and

      o     the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower's loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

      Prepayment Premiums, Fees and Charges. Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear. If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

      Due-on-Sale and Debt Acceleration Clauses. Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of--

      o     the related real property, or

      o     a majority ownership interest in the related borrower.

      We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

      The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if:

      o     the default is deemed to be immaterial,

      o     the exercise of those remedies would be inequitable or unjust, or

      o     the circumstances would render the acceleration unconscionable.

                                       61

      Assignments of Leases. Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender's ability to collect the rents. See "Legal Aspects of Mortgage
Loans--Bankruptcy Laws."

      Defeasance. A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities and thereby obtain a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

JURISDICTIONS WITH ONE ACTION OR SECURITY FIRST RULES AND/OR ANTI-DEFICIENCY
LEGISLATION MAY LIMIT THE ABILITY OF THE SPECIAL SERVICER TO FORECLOSE ON A REAL
PROPERTY OR TO REALIZE ON OBLIGATIONS SECURED BY A REAL PROPERTY

      Several states, including California, have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, requiring the lender to exhaust the real property security for such obligation first and/or limiting the ability of the lender to recover a deficiency judgment from the obligor following the lender's realization upon the collateral. This could be particularly problematic for cross-collateralized, cross-defaulted or multi-property mortgage loans secured by real properties located in multiple states where only some of those states have such rules. A lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or forfeiting the right to enforce the underlying obligation. In some jurisdictions, the benefits of such laws may also be available to a guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first proceeding against the collateral and without a judicial foreclosure. Accordingly, where real properties are located in jurisdictions in which "one action", "security first" and/or "anti-deficiency"
rules may be applicable, the special servicer should seek to obtain advice of counsel prior to enforcing any of the trust's rights under any of the related mortgage loans and/or guarantees of those mortgage loans. As a result, the special servicer may incur additional - and perhaps significant additional -
delay and expense in foreclosing on the underlying real properties located in states affected by "one action", "security first" or "anti-deficiency" rules.
See "Legal Aspects of Mortgage Loans--Foreclosure--One Action and Security First
Rules" and "--Foreclosure--Anti-Deficiency Legislation".

ADDITIONAL SECURED DEBT INCREASES THE LIKELIHOOD THAT A BORROWER WILL DEFAULT ON
A MORTGAGE LOAN UNDERLYING YOUR OFFERED CERTIFICATES; CO-LENDER, INTERCREDITOR
AND SIMILAR AGREEMENTS MAY LIMIT A MORTGAGE LENDER'S RIGHTS

      With respect to one or more of the mortgage loans included in one of our trusts, the related borrower may have encumbered, or be permitted to encumber, the related real property collateral with additional secured debt.

                                       62

In addition, one or more mortgage loans underlying a series of offered certificates may each be part of a loan combination or split loan structure that includes one or more additional mortgage loans -- not included in the related trust -- that are secured by the same mortgage instrument(s) encumbering the same mortgaged property or properties, as applicable, as is the subject underlying mortgage loan. See "The Trust Fund--Mortgage Loans--Loan
Combinations."

      Even if a mortgage loan prohibits further encumbrance of the related real property, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults. Accordingly, a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring additional secured debt.

      The existence of any additional secured indebtedness may adversely affect the related borrower's financial viability and/or the subject trust's security interest in the related real property collateral. For example, the existence of additional secured indebtedness increases the difficulty of refinancing a mortgage loan at the loan's maturity. In addition, the related borrower may have difficulty repaying multiple loans. The existence of other debt, secured or otherwise, may also increase the likelihood of a borrower bankruptcy. Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien. See "Legal Aspects of Mortgage Loans--Subordinate Financing."

      In addition, if any mortgage loan underlying a series of offered certificates is secured by a mortgaged real property encumbered by other mortgage debt, and if that other mortgage debt is not part of the related trust, then the related trust may be subject to a co-lender, intercreditor or similar agreement with the other affected mortgage lenders that, among other things:

      o     grants any such other mortgage lender cure rights and/or a purchase option with respect to the subject underlying mortgage loan under certain default scenarios or reasonably foreseeable default scenarios;

      o     limits modifications of the payment terms of the subject underlying mortgage loan; and or

      o     limits or delays enforcement actions with respect to the subject underlying mortgage loan.

      See also "--With Respect to Certain Mortgage Loans Included in Our Trusts,
the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the
Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May
Conflict with Your Interests" below.

WITH RESPECT TO CERTAIN MORTGAGE LOANS INCLUDED IN OUR TRUSTS, THE MORTGAGED
PROPERTY OR PROPERTIES THAT SECURE THE SUBJECT MORTGAGE LOAN IN THE TRUST ALSO
SECURE ONE OR MORE RELATED MORTGAGE LOANS THAT ARE NOT IN THE TRUST; THE
INTERESTS OF THE HOLDERS OF THOSE NON-TRUST MORTGAGE LOANS MAY CONFLICT WITH
YOUR INTERESTS.

      One or more mortgage loans underlying a series of offered certificates may each be part of a loan combination or split loan structure that includes one or more additional mortgage loans -- not included in the related trust -- that are secured by the same mortgage instrument(s) encumbering the same mortgaged property or properties, as applicable, as is the subject underlying mortgage loan. See "The Trust Fund--Mortgage Loans--Loan Combinations." Pursuant to one
or more co-lender or similar agreements, a holder of a particular non-trust mortgage loan in a subject loan combination, or a group of holders of non-trust mortgage loans in a subject loan combination (acting together), may be granted various rights and powers that affect the mortgage loan in that loan

                                       63

combination that is in our trust, including (a) cure rights with respect to the mortgage loan in our trust, (b) a purchase option with respect to the mortgage loan in our trust, (c) the right to advise, direct and/or consult with the applicable servicer regarding various servicing matters, including certain modifications, affecting that loan combination, and/or (d) the right to replace the applicable special servicer -- without cause -- with respect to that loan combination. In some cases, those rights and powers may be assignable or may be exercised through a representative or designee. In connection with exercising any of the foregoing rights afforded to it, the holder of any of the non-trust mortgage loans in a loan combination -- or, if applicable, any representative, designee or assignee thereof with respect to the particular right -- that includes a mortgage loan in our trust will likely not be an interested party with respect to the related series of certificates, will have no obligation to consider the interests of, or the impact of exercising such rights on, the related series of certificates and may have interests that conflict with your interests. If any such non-trust mortgage loan is included in a securitization, then the representative, designee or assignee exercising any of the rights of the holder of that non-trust mortgage loan may be a securityholder, an operating advisor, a controlling class representative or other comparable party or a servicer from that other unrelated securitization. You should expect that the holder or beneficial owner of a non-trust mortgage loan will exercise its rights and powers to protect its own economic interests, and will not be liable to the related series of certificateholders for so doing.

      In addition, if any mortgage loan included in one of our trusts is part of a loan combination, then that mortgage loan may be serviced and administered pursuant to the servicing agreement for the securitization of a non-trust mortgage loan that is part of the same loan combination. Consequently, the certificateholders of the related series of certificates would have limited ability to control the servicing of that loan combination and the parties with control over the servicing of that loan combination may have interests that conflict with your interests. See "Description of the Governing
Documents--Servicing Mortgage Loans That Are Part of a Loan Combination."

CERTAIN ASPECTS OF CO-LENDER, INTERCREDITOR AND SIMILAR AGREEMENTS EXECUTED IN
CONNECTION WITH MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES MAY BE
UNENFORCEABLE

      One or more mortgage loans included in one of our trusts may be part of a split loan structure or loan combination that includes a subordinate non-trust mortgage loan or may be senior to one or more other mortgage loans made to a common borrower and secured by the same real property collateral. Pursuant to a co-lender, intercreditor or similar agreement, a subordinate lender may have agreed that it not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the related borrower, and that the holder of the related mortgage loan that is included in our trust -- directly or through an applicable servicer -- will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinate lender. While subordination agreements are generally enforceable in bankruptcy, in its decision in In re 203 North LaSalle Street
Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States
Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinate lender's objections. In the event the foregoing holding is followed with respect to a co-lender relationship related to one of the mortgage loans underlying your offered certificates, the trustee's recovery with respect to the related borrower in a bankruptcy proceeding may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

                                       64

MEZZANINE DEBT MAY REDUCE THE CASH FLOW AVAILABLE TO REINVEST IN A MORTGAGED
REAL PROPERTY AND MAY INCREASE THE LIKELIHOOD THAT A BORROWER WILL DEFAULT ON A
MORTGAGE LOAN UNDERLYING YOUR OFFERED CERTIFICATES

      In the case of one or more mortgage loans included in one of our trusts, a direct and/or indirect equity holder in the related borrower may have pledged, or be permitted to pledge, its equity interest to secure financing to that equity holder. Such financing is often referred to as mezzanine debt. While a lender on mezzanine debt has no security interest in or rights to the related mortgaged real property, a default under the subject mezzanine loan could cause a change in control of the related borrower.

      In addition, if, in the case of any mortgage loan underlying a series of offered certificates, equity interests in the related borrower have been pledged to secure mezzanine debt, then the related trust may be subject to an intercreditor or similar agreement that, among other things:

      o     grants the mezzanine lender cure rights and/or a purchase option with respect to the subject underlying mortgage loan under certain default scenarios or reasonably foreseeable default scenarios;

      o     limits modifications of payment terms of the subject underlying mortgage loan; and/or

      o     limits or delays enforcement actions with respect to the subject underlying mortgage loan.

      Furthermore, mezzanine debt reduces the mezzanine borrower's indirect equity in the subject mortgaged real property and therefore may reduce its incentive to invest cash in order to support that mortgaged real property.

WORLD EVENTS AND NATURAL DISASTERS COULD HAVE AN ADVERSE IMPACT ON THE REAL
PROPERTIES SECURING THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES AND
CONSEQUENTLY COULD REDUCE THE CASH FLOW AVAILABLE TO MAKE PAYMENTS ON THE
OFFERED CERTIFICATES.

      The economic impact of the United States' military operations in Iraq and other parts of the world, as well as the possibility of any terrorist attacks domestically or abroad, is uncertain, but could have a material effect on general economic conditions, consumer confidence, and market liquidity. We can give no assurance as to the effect of these events on consumer confidence and the performance of the loans held by the applicable trust fund. Any adverse impact resulting from these events would be borne by the holders of one or more classes of the affected certificates. In addition, natural disasters, including earthquakes, floods and hurricanes, also may adversely affect the real properties securing the mortgage loans that back your offered certificates. For example, real properties located in California may be more susceptible to certain hazards, such as earthquakes or widespread fires, than properties in other parts of the country, and real properties located in coastal states generally may be more susceptible to hurricanes than properties in other parts of the country. Hurricanes and related windstorms, floods and tornadoes have caused extensive and catastrophic physical damage in and to coastal and inland areas located in the Gulf Coast region of the United States and certain other parts of the southeastern United States. The underlying mortgage loans do not all require the maintenance of flood insurance for the related real properties.
We cannot assure you that any damage caused by hurricanes, windstorms, floods or tornadoes would be covered by insurance.

                                       65

LACK OF INSURANCE COVERAGE EXPOSES A TRUST TO RISK FOR PARTICULAR SPECIAL HAZARD
LOSSES

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, subject to the conditions and exclusions specified in the related policy. Most such insurance policies typically do not cover any physical damage resulting from, among other things:

      o     war,

      o     riot, strike and civil commotion,

      o     terrorism,

      o     nuclear, biological or chemical materials,

      o     revolution,

      o     governmental actions,

      o     floods and other water-related causes,

      o     earth movement, including earthquakes, landslides and mudflows,

      o     wet or dry rot,

      o     mold,

      o     vermin, and

      o     domestic animals.

      Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

      There is also a possibility of casualty losses on a real property for which insurance proceeds, together with land value, may not be adequate to pay the mortgage loan in full or rebuild the improvements. Consequently, there can be no assurance that each casualty loss incurred with respect to a real property securing one of the mortgage loans included in one of our trusts will be fully covered by insurance or that the mortgage loan will be fully repaid in the event of a casualty.

      Furthermore, various forms of insurance maintained with respect to any of the real properties for the mortgage loans included in one of our trusts, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in that trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in our trust.

                                       66

CHANGES IN ZONING LAWS MAY ADVERSELY AFFECT THE USE OR VALUE OF A REAL PROPERTY

      Due to changes in zoning requirements since construction, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements. Accordingly, the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-conforming use. This means that the owner is not required to alter the property's structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

REDEVELOPMENT AND RENOVATION AT THE MORTGAGED PROPERTIES MAY HAVE UNCERTAIN AND
ADVERSE RESULTS

      Some mortgage loans underlying a series of offered certificates may be secured by mortgaged real properties that are undergoing or are expected to undergo redevelopment or renovation in the future. There can be no assurance that current or planned redevelopment or renovation will be completed, that such redevelopment or renovation will be completed in the time frame contemplated, or that, when and if redevelopment or renovation is completed, such redevelopment or renovation will improve the operations at, or increase the value of, the subject property. Failure of any of the foregoing to occur could have a material negative impact on the ability of the related borrower to repay the related mortgage loan.

      In the event the related borrower fails to pay the costs of work completed or material delivered in connection with such ongoing redevelopment or renovation, the portion of the mortgaged real property on which there are renovations may be subject to mechanic's or materialmen's liens that may be senior to the lien of the related mortgage loan.

COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990 MAY BE EXPENSIVE

      Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet federal requirements related to access and use by disabled persons. If a property does not currently comply with that Act, the property owner may be required to incur significant costs in order to effect that compliance. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants.

LITIGATION AND OTHER LEGAL PROCEEDINGS MAY ADVERSELY AFFECT A BORROWER'S ABILITY
TO REPAY ITS MORTGAGE LOAN

      From time to time, there may be legal proceedings pending or threatened against the borrowers and their affiliates relating to the business of, or arising out of the ordinary course of business of, the borrowers and their affiliates. It is possible that those legal proceedings may have a material adverse effect on any borrower's ability to meet its obligations under the related mortgage loan and, therefore, on distributions on your certificates.

      The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following:

      o     breach of contract involving a tenant, a supplier or other party;

                                       67

      o     negligence resulting in a personal injury, or

      o     responsibility for an environmental problem.

      Litigation will divert the owner's attention from operating its property.
If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner's ability to repay a mortgage loan secured by the property.

      From time to time, there may be condemnations pending or threatened against one or more of the mortgaged real properties securing the mortgage loans in one of our trusts. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged real property or to satisfy the remaining indebtedness of the related mortgage loan.
The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged real property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates.

POTENTIAL CONFLICTS OF INTEREST CAN AFFECT A PERSON'S PERFORMANCE

      A master servicer, special servicer or sub-servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

      In addition, a master servicer, special servicer or sub-servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans.
These relationships may create conflicts of interest.

      In servicing mortgage loans in any of our trusts, a master servicer, special servicer or sub-servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates--or, in the case of a sub-servicer, a consistent sub-servicing agreement--and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that if any of these parties or an affiliate owns certificates or has financial interests in or other financial dealings with any of the related borrowers, then it may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests. For example, if the related special servicer or an affiliate thereof or any other related entity owns any certificates, and in particular a class of non-offered certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying acceleration or other enforcement in the hope of realizing greater proceeds in the future. However, this action or failure to take immediate action by a special servicer could pose a greater risk to the trust and ultimately result in a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

      Furthermore, a master servicer, special servicer or sub-servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust. Accordingly, that master servicer, special servicer or sub-servicer may be acting on behalf of parties with conflicting interests.

                                       68

PROPERTY MANAGERS AND BORROWERS MAY EACH EXPERIENCE CONFLICTS OF INTEREST IN
MANAGING MULTIPLE PROPERTIES.

      In the case of many of the mortgage loans underlying the offered certificates, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the related real properties because:

      o     the real properties may be managed by property managers that are affiliated with the related borrowers;

      o     the property managers also may manage additional properties, including properties that may compete with those real properties; or

      o     affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including properties that may compete with those real properties.

ADJUSTABLE RATE MORTGAGE LOANS MAY ENTAIL GREATER RISKS OF DEFAULT TO LENDERS
THAN FIXED RATE MORTGAGE LOANS

      Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments. As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.

LIMITED INFORMATION CAUSES UNCERTAINTY

      Some of the mortgage loans that will be included in our trusts are loans that were made to enable the related borrower to acquire the related real property. Accordingly, for some of these loans limited or no historical operating information is available with respect to the related real property. As a result, you may find it difficult to analyze the historical performance of those properties.

THE RISK OF TERRORISM IN THE UNITED STATES AND MILITARY ACTION MAY ADVERSELY
AFFECT THE VALUE OF THE OFFERED CERTIFICATES AND PAYMENTS ON THE MORTGAGE ASSETS

      It is impossible to predict the extent to which terrorist activities may occur in the United States. Furthermore, it is uncertain what effects any past or future terrorist activities and/or consequent actions on the part of the
United States Government and others, including military action, will have on
U.S. and world financial markets; local, regional and national economies; real estate markets across the U.S.; and/or particular business segments, including those that are important to the performance of the real properties that secure the mortgage loans underlying any series of offered certificates. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments. In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

      As a result of the foregoing, defaults on commercial real estate loans could increase; and, regardless of the performance of the mortgage loans underlying any series of offered certificates, the liquidity and market value of those offered certificates may be impaired.

                                       69

LACK OF LIQUIDITY WILL IMPAIR YOUR ABILITY TO SELL YOUR OFFERED CERTIFICATES AND
MAY HAVE AN ADVERSE EFFECT ON THE MARKET VALUE OF YOUR OFFERED CERTIFICATES

      The offered certificates may have limited or no liquidity. We cannot assure you that a secondary market for your offered certificates will develop.
There will be no obligation on the part of anyone to establish a secondary market. Furthermore, a particular investor or a few investors may acquire a substantial portion of a given class of offered certificates, thereby limiting trading in that class. Even if a secondary market does develop for your offered certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered certificates.

      We will describe in the related prospectus supplement the information that will be available to you with respect to your offered certificates. The limited nature of the information may adversely affect the liquidity of your offered certificates.

      We do not currently intend to list the offered certificates on any national securities exchange or the NASDAQ stock market.

      Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

      If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

THE MARKET VALUE OF YOUR OFFERED CERTIFICATES MAY BE ADVERSELY AFFECTED BY
FACTORS UNRELATED TO THE PERFORMANCE OF YOUR OFFERED CERTIFICATES AND THE
UNDERLYING MORTGAGE ASSETS, SUCH AS FLUCTUATIONS IN INTEREST RATES AND THE
SUPPLY AND DEMAND OF CMBS GENERALLY

      The market value of your offered certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

      The market value of your offered certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your offered certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your offered certificates as a result of an equal but opposite movement in interest rates.

      The market value of your offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally.
The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors' demand for commercial mortgage-backed securities, including--

      o     the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid,

                                       70

      o     legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire,

      o     investors' perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties, and

      o     investors' perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

      If you decide to sell your offered certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

CERTAIN CLASSES OF THE OFFERED CERTIFICATES ARE SUBORDINATE TO, AND ARE
THEREFORE RISKIER THAN, ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME
SERIES

      If you purchase any offered certificates that are subordinate to one or more other classes of offered certificates of the same series, then your offered certificates will provide credit support to such other classes of certificates of the same series that are senior to your offered certificates. As a result, you will receive payments after, and must bear the effects of losses on the trust assets before, the holders of those other classes of certificates of the same series that are senior to your offered certificates.

      When making an investment decision, you should consider, among other things--

      o     the payment priorities of the respective classes of the certificates of the same series,

      o     the order in which the principal balances of the respective classes of the certificates of the same series with balances will be reduced in connection with losses and default-related shortfalls, and

      o     the characteristics and quality of the mortgage loans in the related trust.

PAYMENTS ON THE OFFERED CERTIFICATES WILL BE MADE SOLELY FROM THE LIMITED ASSETS
OF THE RELATED TRUST, AND THOSE ASSETS MAY BE INSUFFICIENT TO MAKE ALL REQUIRED
PAYMENTS ON THOSE CERTIFICATES

      The offered certificates will represent interests solely in, and will be payable solely from the limited assets of, the related trust. The offered certificates will not represent interests in or obligations of us, any sponsor or any of our or their respective affiliates, and no such person or entity will be responsible for making payments on the offered certificates if collections on the related trust assets are insufficient. No governmental agency or instrumentality will guarantee or insure payment on the offered certificates.
Furthermore, some classes of offered certificates will represent a subordinate right to receive payments out of collections and/or advances on some or all of the related trust assets. If the related trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates.

                                       71

ANY CREDIT SUPPORT FOR YOUR OFFERED CERTIFICATES MAY BE INSUFFICIENT TO PROTECT
YOU AGAINST ALL POTENTIAL LOSSES

      The Amount of Credit Support Will Be Limited. The rating agencies that assign ratings to your offered certificates will establish the amount of credit support, if any, for your offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related mortgage assets. Actual losses may, however, exceed the assumed levels. See
"Description of the Certificates--Allocation of Losses and Shortfalls" and
"Description of Credit Support." If actual losses on the related mortgage assets exceed the assumed levels, you may be required to bear the additional losses.

      Credit Support May Not Cover All Types of Losses. The credit support, if any, for your offered certificates may not cover all of your potential losses.
For example, some forms of credit support may not cover or may provide limited protection against losses that you may suffer by reason of fraud or negligence or as a result of uninsured casualties at the real properties securing the underlying mortgage loans. You may be required to bear any losses which are not covered by the credit support.

      Disproportionate Benefits May Be Given to Some Classes and Series to the
Detriment of Others. If a form of credit support covers multiple classes or series and losses exceed the amount of that credit support, it is possible that the holders of offered certificates of another series or class will be disproportionately benefited by that credit support to your detriment.

THE INTERESTS OF CERTAIN CERTIFICATEHOLDERS WITH RIGHTS AND POWERS OVER CERTAIN
SERVICING ACTIONS AND TO CURE AND PURCHASE CERTAIN MORTGAGE LOANS MAY BE IN
CONFLICT WITH THE INTERESTS OF THE OFFERED CERTIFICATEHOLDERS OF THE SAME SERIES

      The holder(s) or beneficial owner(s) of all or a specified portion of particular certificates, or a particular group or class of certificates, of any series that includes offered certificates may be entitled to: (a) direct and advise the related master servicer and/or special servicer with respect to various actions, and subject to various conditions, that will be described in the related prospectus supplement, which actions may include specified servicing actions with respect to all or any one or more particular mortgage loans and/or foreclosure properties in the related trust;(b) replace the special servicer with respect to one or more mortgage loans and/or foreclosure properties in the related trust, subject to satisfaction of the conditions described in the related prospectus supplement; and (c) exercise cure rights and/or purchase options with respect to mortgage loans, or one or more particular mortgage loans, in the related trust as to which specified defaults have occurred or are reasonably foreseeable. Some of the foregoing rights and powers may be assignable or may be exercisable through a representative.

      The certificateholders and/or certificate owners possessing -- directly or through representatives -- the rights and powers described above will generally be, at least initially, the holders or beneficial owners of non-offered certificates. Those certificateholders and/or certificate owners are therefore likely to have interests that conflict with those of the holders of the offered certificates of the same series. You should expect that those certificateholders and/or certificate owners -- directly or through representatives -- will exercise their rights and powers solely in their own best interests and will not be liable to the holders or beneficial owners of any other class of certificates of the subject series for so doing.

                                       72

ADDITIONAL COMPENSATION TO THE MASTER SERVICER AND THE SPECIAL SERVICER AND
INTEREST ON ADVANCES WILL AFFECT YOUR RIGHT TO RECEIVE DISTRIBUTIONS ON YOUR
OFFERED CERTIFICATES

      To the extent described in the related prospectus supplement, the master servicer, the special servicer, the trustee and any fiscal agent will each be entitled to receive interest on unreimbursed advances made by that party with respect to the mortgage assets. This interest will generally accrue from the date on which the related advance was made or the related expense was incurred through the date of reimbursement. In addition, under certain circumstances, including a default by the borrower in the payment of principal and interest on a mortgage asset, that mortgage asset will become specially serviced and the related special servicer will be entitled to compensation for performing special servicing functions pursuant to the related governing document(s). The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. Thus, the payment of interest on advances and the payment of special servicing compensation may lead to shortfalls in amounts otherwise distributable on your offered certificates.

INABILITY TO REPLACE THE MASTER SERVICER COULD AFFECT COLLECTIONS AND RECOVERIES
ON THE MORTGAGE ASSETS

      The structure of the servicing fee payable to the master servicer might affect the ability to find a replacement master servicer. Although the trustee is required to replace the master servicer if the master servicer is terminated or resigns, if the trustee is unwilling (including for example because the servicing fee is insufficient) or unable (including for example, because the trustee does not have the systems to service mortgage loans), it may be necessary to appoint a replacement master servicer. Because the master servicing fee is structured as a percentage of the stated principal balance of each mortgage asset, it may be difficult to replace the servicer at a time when the balance of the mortgage loans has been significantly reduced because the fee may be insufficient to cover the costs associated with servicing the mortgage assets and/or related REO properties remaining in the mortgage pool. The performance of the mortgage assets may be negatively impacted, beyond the expected transition period during a servicing transfer, if a replacement master servicer is not retained within a reasonable amount of time.

PROBLEMS WITH BOOK-ENTRY REGISTRATION

      Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company. As a result--

      o     you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its
            participating organizations;

      o     you may have only limited access to information regarding your offered certificates;

      o     you may suffer delays in the receipt of payments on your offered certificates; and

      o     your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

      See "Description of the Certificates--Book-Entry Registration and
Definitive Certificates."

                                       73

TAXES ON FORECLOSURE PROPERTY WILL REDUCE AMOUNTS AVAILABLE TO MAKE PAYMENTS ON
THE OFFERED CERTIFICATES

      One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate:

      o     any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of
            Section 856(d) of the Internal Revenue Code of 1986, and

      o     any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hospitality and health care-related properties. These taxes, and the cost of retaining an independent contractor, would reduce the net proceeds available for payment with respect to the related offered certificates.

      In addition, in connection with the trust's acquisition of a real property, through foreclosure or similar action, and/or its liquidation of such property, the trust may in certain jurisdictions, particularly in New York and
California, be required to pay state or local transfer or excise taxes. Such state or local taxes may reduce net proceeds available for distribution to the offered certificates.

RESIDUAL INTERESTS IN A REAL ESTATE MORTGAGE INVESTMENT CONDUIT HAVE ADVERSE TAX
CONSEQUENCES

      Inclusion of Taxable Income in Excess of Cash Received. If you own a
certificate that evidences a residual interest in a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of that REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate. While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, some offered certificates that are residual interests, may have a negative value.

      You will have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See "Federal Income Tax Consequences--REMICs."

      Some Taxable Income of a Residual Interest Cannot Be Offset Under the
Internal Revenue Code of 1986. A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal
Revenue Code of 1986. You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, the tax on excess inclusion:

      o     generally will not be reduced by losses from other activities,

                                       74

      o     for a tax-exempt holder, will be treated as unrelated business taxable income, and

      o     for a foreign holder, will not qualify for any exemption from withholding tax.

      Individuals and Certain Entities Should Not Invest in REMIC Residual
Certificates. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the
Internal Revenue Code of 1986. Therefore, the certificates that are residual interests generally are not appropriate investments for:

      o     individuals,

      o     estates,

      o     trusts beneficially owned by any individual or estate, and

      o     pass-through entities having any individual, estate or trust as a shareholder, member or partner.

      In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to liquidate a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to--

      o     a foreign person under the Internal Revenue Code of 1986, or

      o     a U.S. person that is classified as a partnership under the Internal
            Revenue Code of 1986, unless all of its beneficial owners are U.S.
            persons, or

      o     a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of a U.S. person.

      It is possible that a class of offered certificates would also evidence a residual interest in a REMIC and therefore that class of offered certificates or the portion thereof that represents the residual interest in the REMIC would exhibit the characteristics, and be subject to the risks, described above in this "--Residual Interests in a Real Estate Mortgage Investment Conduit Have
Adverse Tax Consequences" section.

See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC
Residual Certificates."

                    CAPITALIZED TERMS USED IN THIS PROSPECTUS

      From time to time we use capitalized terms in this prospectus. Frequently used capitalized terms will have the respective meanings assigned to them in the
"Glossary" attached to this prospectus.

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                                 THE TRUST FUND

DESCRIPTION OF THE TRUST ASSETS

      The trust assets backing a series of offered certificates will collectively constitute the related trust fund. Each such trust fund will primarily consist of:

      o     various types of multifamily and/or commercial mortgage loans;

      o     mortgage participations, pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that directly or indirectly evidence interests in, or are secured by pledges of, one or more of various types of multifamily and/or commercial mortgage loans; or

      o     a combination of mortgage loans and mortgage-backed securities of the types described above.

      In addition to the asset classes described above in this "Description of the Trust Assets" section, we may include in the trust with respect to any series of offered certificates other asset classes, provided that such other asset classes in the aggregate do not exceed 10% by principal balance of the related asset pool. We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the related prospectus supplement.

      Unless we indicate otherwise in the related prospectus supplement, we will acquire, directly or through one of our affiliates, in the secondary market, any mortgage-backed security to be included in one of our trusts.

      Neither we nor any of our affiliates will guarantee payment on any of the mortgage assets included in one of our trusts. Furthermore, unless we indicate otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure payment on any of those mortgage assets.

MORTGAGE LOANS

      General. Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt. That obligation will be evidenced by a promissory note or bond. In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property:

      o     rental or cooperatively-owned buildings with multiple dwelling units;

      o     retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops,
            convenience stores and gas stations;

      o     retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

      o     office properties;

      o     hospitality properties, such as hotels, motels and other lodging facilities;

                                       76

      o     casino properties;

      o     health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

      o     industrial properties;

      o     warehouse facilities, mini-warehouse facilities and self-storage facilities;

      o     restaurants, taverns and other establishments involved in the food and beverage industry;

      o     manufactured housing communities, mobile home parks and recreational vehicle parks;

      o     recreational and resort properties, such as golf courses, marinas, ski resorts and amusement parks;

      o     arenas and stadiums;

      o     churches and other religious facilities;

      o     parking lots and garages;

      o     mixed use properties;

      o     other income-producing properties; and

      o     unimproved land.

      The adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth above under "Risk Factors--The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of
Offered Certificates May Present Special Risks" is a discussion of some of the various factors that may affect the value and operations of each of the indicated types of multifamily and commercial properties.

      The real property interests that may be encumbered in order to secure a mortgage loan underlying your offered certificates, include--

      o     a fee interest or estate, which consists of ownership of the property for an indefinite period,

      o     an estate for years, which consists of ownership of the property for a specified period of years,

      o     a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease,

      o     shares in a cooperative corporation which owns the property, or

      o     any other real estate interest under applicable local law.

                                       77

Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property. In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

      Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United
States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

      Loan Combinations. Certain of the mortgage loans included in one of our trust funds may be part of a loan combination. A loan combination will generally consist of the particular mortgage loan or loans that we will include in the subject trust fund and one or more other mortgage loans that we will not include in the trust fund. Each mortgage loan comprising a particular loan combination is evidenced by a separate promissory note. The aggregate debt represented by the entire loan combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged property or properties. The mortgage loans constituting a particular loan combination are obligations of the same borrower and, in general, are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a loan combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is either effected through a co-lender agreement or other intercreditor arrangement to which the respective holders of the subject promissory notes are parties and/or may be reflected in the subject promissory notes, a common loan agreement or other common loan document. Such co-lender agreement or other intercreditor arrangement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a loan combination. Further, each such co-lender agreement or other intercreditor arrangement may impose restrictions of the transferability of the ownership of any mortgage loan that is part of a loan combination. "Risk
Factors--With Respect to Certain Mortgage Loans Included in Our Trusts, the
Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the
Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust;
The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with
Your Interests."

      Junior Mortgage Loans. If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property.
However, the loan or loans secured by the more senior liens on that property may not be included in the related trust fund. The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are generally applied--

      o     first, to the payment of court costs and fees in connection with the foreclosure,

      o     second, to the payment of real estate taxes, and

      o     third, to the payment of any and all principal, interest, prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.

The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

                                       78

      Delinquent Mortgage Loans. If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued. In those cases, we will describe in the related prospectus supplement--

      o     the period of the delinquency,

      o     any forbearance arrangement then in effect,

      o     the condition of the related real property, and

      o     the ability of the related real property to generate income to service the mortgage debt.

      We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in foreclosure. Furthermore, delinquent mortgage loans will not constitute 20% or more, as measured by dollar volume, of the mortgage asset pool for a series of offered certificates as of the relevant measurement date.

      Payment Provisions of the Mortgage Loans. Each of the mortgage loans included in one of our trusts will have the following features:

      o     an original term to maturity of not more than approximately 40 years; and

      o     scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

      A mortgage loan included in one of our trusts may also include terms that:

      o     provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

      o     provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

      o     provide for no accrual of interest;

      o     provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events;

      o     be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

      o     permit the negative amortization or deferral of accrued interest;

      o     permit defeasance and the release of the real property collateral in connection with that defeasance; and/or

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      o     prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

      Mortgage Loan Information in Prospectus Supplements. We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts:

      o     the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

      o     the type or types of property that provide security for repayment of the mortgage loans;

      o     the earliest and latest origination date and maturity date of the mortgage loans;

      o     the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

      o     loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios;

      o     the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;

      o     if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;

      o     information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

      o     debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios; and

      o     the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

      If we are unable to provide the specific information described above at the time a series of offered certificates is initially offered, to the extent such information is not otherwise required to be included in the related prospectus supplement pursuant to the Securities Act, we will provide--

      o     more general information in the related prospectus supplement, and

      o     specific information in a report which will be filed with the SEC as part of a Current Report on Form 8-K following the issuance of those certificates.

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      In addition, with respect to any obligor or group of affiliated obligors with respect to any pool asset or group of pool assets, or property or group of related properties securing any pool asset or group of pool assets, if such pool asset or group of pool assets represents a material concentration within the mortgage asset pool, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties as required under the Securities Act and the Exchange Act.

      Real Property and Other Collateral. Following a foreclosure, acceptance of a deed in lieu of foreclosure or any enforcement action, trust assets may include real property or other collateral for a defaulted mortgage loan pending the liquidation of that collateral.

MORTGAGE-BACKED SECURITIES

      The mortgage-backed securities underlying a series of offered certificates may include:

      o     mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not insured or guaranteed by any governmental agency or instrumentality, or

      o     certificates issued and/or insured or guaranteed by Freddie Mac,
            Fannie Mae, Ginnie Mae, Farmer Mac, or another federal or state governmental agency or instrumentality.

      In addition, each of those mortgage-backed securities will directly or indirectly evidence an interest in, or be secured by a pledge of, multifamily and/or commercial mortgage loans.

      Each mortgage-backed security included in one of our trusts--

      o     will have been registered under the Securities Act, or

      o     will be exempt from the registration requirements of that Act, or

      o     will have been held for at least the holding period specified in
            Rule 144(k) under that Act, or

      o     may otherwise be resold by us publicly without registration under that Act.

      We will describe in the related prospectus supplement the characteristics of the mortgage-backed securities that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage-backed securities included in one of our trusts:

      o     the initial and outstanding principal amount(s) and type of the securities;

      o     the original and remaining term(s) to stated maturity of the securities;

      o     the pass-through or bond rate(s) of the securities or the formula for determining those rate(s);

      o     the payment characteristics of the securities;

      o     the identity of the issuer(s), servicer(s) and trustee(s) for the securities;

                                       81

      o     a description of the related credit support, if any;

      o     the type of mortgage loans underlying the securities;

      o     the circumstances under which the related underlying mortgage loans, or the securities themselves, may be purchased prior to maturity;

      o     the terms and conditions for substituting mortgage loans backing the securities; and

      o     the characteristics of any agreements or instruments providing interest rate protection to the securities.

      With respect to any mortgage-backed security included in one of our trusts, we will provide in our reports filed under the Exchange Act, the same information regarding the security as is provided by the issuer of the security in its own reports filed under that Act, if the security was publicly offered, or in the reports the issuer of the security provides to the related trustee, if the security was privately issued.

SUBSTITUTION, ACQUISITION AND REMOVAL OF MORTGAGE ASSETS

      We will generally acquire the mortgage assets to be included in our trusts from Citigroup Global Markets Realty Corp. or another of our affiliates or from another seller of commercial and multifamily mortgage loans. We will then transfer those mortgage assets to the issuing entity for the related securitization transaction.

      In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. If the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, and if the subject securitization transaction contemplates a prefunding period, then we will deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days -- or such other period as may be specified in the related prospectus supplement --
following the date of initial issuance of that series of certificates, which
90-day or other period will be the prefunding period, we or our designee will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

      If the subject securitization transaction involves a prefunding period, then we will indicate in the related prospectus supplement, among other things:

      o     the term or duration of the prefunding period;

      o     the amount of proceeds to be deposited in the prefunding account and the percentage of the mortgage asset pool represented by those proceeds; and

      o     any limitation on the ability to add pool assets.

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      If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of offered certificates in exchange for:

      o     cash that would be applied to pay down the principal balances of the certificates of that series; and/or

      o     other mortgage loans or mortgage-backed securities that--

            1.    conform to the description of mortgage assets in this
                  prospectus, and

            2.    satisfy the criteria set forth in the related prospectus
                  supplement.

      For example, if a mortgage loan backing a series of offered certificates defaults, then it may be subject to (a) a purchase option on the part of another lender whose loan is secured by a lien on the same real estate collateral or by a lien on an equity interest in the related borrower, (b) a purchase option on the part of the holder(s) or beneficial owner(s) of all or a specified portion of particular certificates, or a particular group or class of certificates, of the subject series and/or (c) a fair value purchase option under the applicable governing document(s) for the subject securitization transaction or another servicing agreement. In some cases, those purchase options may be assignable or exercisable by a specified designee.

      In addition, if so specified in the related prospectus supplement, a special servicer or other specified party for one of our trusts may be obligated, under the circumstances described in that prospectus supplement, to sell on behalf of the trust a delinquent or defaulted mortgage asset.

      Further, if so specified in the related prospectus supplement, but subject to the conditions specified in that prospectus supplement, all of the remaining certificateholders of a given series of certificates, acting together, may exchange those certificates for all of the mortgage loans, REO properties and mortgage-backed securities remaining in the mortgage pool underlying those certificates.

      If and to the extent described in the related prospectus supplement, we, a mortgage asset seller and/or another specified person or entity may make or assign to or for the benefit of one of our trusts various representations and warranties, or may be obligated to deliver to one of our trusts various documents, in ether case relating to some or all of the mortgage assets transferred to that trust. Upon the discovery of a material breach of any such representation or warranty or a material defect with respect to those documents, in each case that is material and adverse in accordance with a standard set forth in the related prospectus supplement, we or such other party may be required, at our or its option, to either repurchase the affected mortgage asset(s) out of the related trust or to replace the affected mortgage asset(s)
with other mortgage asset(s) that satisfy the criteria set forth in the related prospectus supplement.

      No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

      See also "Description of the Certificates--Termination and Redemption."

                                       83

CASH, ACCOUNTS AND PERMITTED INVESTMENTS

      The trust assets underlying a series of offered certificates will include cash from various sources, including initial deposits and payments and collections received or advanced on the related mortgage assets and other related trust assets.

      The trust assets underlying a series of offered certificates will include one or more accounts established and maintained on behalf of the holders. All initial deposits, payments and collections received or advanced on the mortgage assets and other trust assets and other cash held by one of our trusts will be deposited and held in those accounts. We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.

      Funds on deposit in any account established and maintained on behalf of certificateholders may be invested in permitted investments. In the related prospectus supplement, we will provide a summary description of those permitted investments and identify the beneficiary of any interest and other income earned on funds in an account established and maintained on behalf of certificateholders.

CREDIT SUPPORT

      The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related mortgage assets. The types of credit support that may benefit the holders of a class of offered certificates include:

      o     overcollateralization and/or excess cash flow;

      o     the subordination of one or more other classes of certificates of the same series;

      o     a letter of credit;

      o     a surety bond;

      o     an insurance policy;

      o     a guarantee; and/or

      o     a reserve fund.

      In the related prospectus supplement, we will describe the amount and types of any credit support benefiting the holders of a class of offered certificates and, if applicable, we will identify the provider of that credit support.

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ARRANGEMENTS PROVIDING REINVESTMENT, INTEREST RATE AND CURRENCY RELATED
PROTECTION

      The trust assets for a series of offered certificates may include guaranteed investment contracts in accordance with which moneys held in the funds and accounts established for that series will be invested. For so long as it is in effect, a guaranteed investment contract will provide a specified rate of return on any and all moneys invested with the provider of that contract.

      Trust assets may also include:

      o     interest rate exchange agreements;

      o     interest rate cap agreements;

      o     interest rate floor agreements; or

      o     currency exchange agreements.

      In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in interest rates or currency exchange rates. If applicable, we will also identify any obligor under the agreement or other arrangement.

                            TRANSACTION PARTICIPANTS

THE SPONSOR

      Unless otherwise specified in the related prospectus supplement, Citigroup
Global Markets Realty Corp. ("CGMRC"), a New York corporation, will act as the sole sponsor or a co-sponsor of the trust fund. Any other entity which acts as sponsor or co-sponsor with CGMRC will be described in the prospectus supplement.

      CGMRC was organized in 1979 and is a wholly owned subsidiary of Citigroup
Financial Products Inc. and an affiliate of Citigroup Global Markets Inc. CGMRC maintains its principal office at 388 Greenwich Street, New York, New York
10013, Attention: Mortgage Finance Group. Its telecopy number is (212) 723-8604.
CGMRC makes, and purchases from lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in commercial mortgage-backed securitization ("CMBS") transactions. CGMRC also purchases and finances residential mortgage loans, consumer receivables and other financial assets.

      CGMRC's Commercial Real Estate Securitization Program.

      CGMRC, directly or through correspondents or affiliates, originates multifamily and commercial mortgage loans throughout the United States and abroad. CGMRC has been engaged in the origination of multifamily and commercial mortgage loans for securitization since 1996 and has been involved in the securitization of residential mortgage loans since 1987. The multifamily and commercial mortgage loans originated by CGMRC include both fixed-rate loans and floating-rate loans. Most of the multifamily and commercial mortgage loans included in commercial mortgage securitizations sponsored by CGMRC have been originated, directly or through correspondents, by CGMRC or an affiliate. CGMRC securitized approximately $822 million, $1.23 billion, $1.91 billion, $3.24 billion and $5.76 billion of commercial mortgage loans in public offerings during the fiscal years 2002, 2003, 2004, 2005 and 2006, respectively.

                                       85

      When CGMRC originates mortgage loans in conjunction with third-party correspondents, another third party due diligence provider generally performs the underwriting based on various criteria established or reviewed by CGMRC, and
CGMRC originates or acquires the subject mortgage loan prior to inclusion in a securitization.

      In addition, in the normal course of its business, CGMRC may also acquire multifamily and commercial mortgage loans from various third party originators.
These mortgage loans may have been originated using underwriting guidelines not established by CGMRC. The trust fund relating to a series of offered certificates may include mortgage loans originated by one or more of these third parties.

      CGMRC has also sponsored, in private placement transactions, multifamily and commercial mortgage loans which it either originated or acquired from third-party originators that underwrote them to their own underwriting criteria.

      In connection with the commercial mortgage securitization transactions it participates in, CGMRC generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage assets.

      CGMRC generally works with rating agencies, unaffiliated mortgage loan sellers, servicers, affiliates and underwriters in structuring a securitization transaction. CGMRC will generally act as a sponsor, originator or mortgage loan seller in the commercial mortgage securitization transactions it participates
in. In such transactions there may be a co-sponsor and/or other mortgage loan sellers and originators. Generally CGMRC and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund for a series of offered certificates.

      In connection with CGMRC contributing mortgage loans to a commercial mortgage securitization transaction, CGMRC may be obligated, specifically with respect to the mortgage loans that it is contributing, generally pursuant to a mortgage loan purchase agreement or other comparable agreement, to:

      o     deliver various specified loan documents;

      o     file and/or record various specified loan documents and assignments of those documents; and

      o     make various loan-specific representations and warranties.

      If it is later determined that any mortgage asset contributed by CGMRC fails to conform to the specified representations and warranties or there is a defect in or an omission with respect to certain specified mortgage loan documents related to that mortgage asset, which breach, defect or omission, as the case may be, is determined to have a material adverse effect on the value of the subject mortgage asset and/or the interests of holders of securities issued in connection with the subject commercial mortgage securitization transaction, then CGMRC will generally have an obligation to cure the subject defect, omission or breach or to repurchase or replace the mortgage asset.

      Underwriting Standards

      General. Set forth below is a discussion of certain general underwriting guidelines of CGMRC with respect to multifamily and commercial mortgage loans originated by CGMRC. The underwriting guidelines

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described below may not--and generally will not--apply to multifamily and commercial mortgage loans acquired by CGMRC from third party originators.

      Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history. Consequently, there can be no assurance that the underwriting of any particular multifamily or commercial mortgage loan will conform to the general guidelines described in this "--Underwriting Standards"
section.

      Loan Analysis. CGMRC performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan it originates. The credit analysis of the borrower may include a review of third-party credit reports, reports resulting from judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower and its principals. Generally, borrowers are required to be single-purpose entities, although exceptions may be made from time to time on a case-by-case basis. The collateral analysis includes an analysis, in each case to the extent available, of historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Depending on the type of real property collateral involved and other relevant circumstances, CGMRC's underwriting staff and/or legal counsel will review leases of significant tenants. CGMRC may also perform a limited qualitative review with respect to certain tenants located at the real property collateral, particularly significant tenants, credit tenants and sole tenants. CGMRC generally requires third-party appraisals, as well as environmental reports, building condition reports and, if applicable, seismic reports. Each report is reviewed for acceptability by a CGMRC staff member or a third-party reviewer.
The results of these reviews are incorporated into the underwriting report.

      Loan Approval. Prior to commitment, all multifamily and commercial mortgage loans to be originated by CGMRC must be approved by one or more--depending on loan size--specified officers of CGMRC. The officer or officers responsible for loan approval may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

      Debt Service Coverage Ratio. The repayment of a multifamily or commercial mortgage loan is typically dependent upon the successful operation of the related real property collateral and the ability of that property to generate income sufficient to make payments on the loan. Accordingly, in connection with the origination of any multifamily or commercial mortgage loan, CGMRC will analyze whether cash flow expected to be derived from the subject real property collateral will be sufficient to make the required payments under that mortgage loan, taking into account, among other things, revenues and expenses for, and other debt currently secured by, or that in the future may be secured by, the subject real property collateral as well as debt secured by pledges of the ownership interests in the related borrower.

      The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

      o     the amount of income, net of operating expenses, capital
            expenditures and other amounts required to be reserved for various purposes, derived or expected to be derived from the related real property collateral for a given period that is available to pay debt service on the subject mortgage loan, to

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      o     the scheduled payments of principal and/or interest during that given period on the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related real property collateral.

      However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral.

      For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, CGMRC may utilize annual net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following:

      o     the assumption that a particular tenant at the subject real property collateral that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

      o     the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject real property collateral or is out for signature will be executed and in place on a future date;

      o     the assumption that a portion of currently vacant and unleased space at the subject real property collateral will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

      o     the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

      o     assumptions regarding the probability of renewal of particular leases and/or the re leasing of certain space at the subject real property collateral and the anticipated effect on capital and re-leasing expenditures; and

      o     various additional lease-up assumptions and other assumptions regarding the payment of rent not currently being paid.

      In addition, CGMRC may "normalize" operating expenses by discounting certain extraordinary property-related expenses that may have occurred during the period under review or by assuming the existence of certain expenses that did not occur during the period under review.

      There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance.

      Generally, the debt service coverage ratio for multifamily and commercial mortgage loans originated by CGMRC, calculated as described above, will be equal to or greater than 1.20:1 (subject to the discussion under "--Additional Debt"
below); however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan or related real property collateral. For example, CGMRC may originate a multifamily or commercial mortgage loan with a debt service coverage ratio below 1.20:1 based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization) the type of tenants and leases at the subject real property collateral, the taking of additional

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collateral such as reserves, letters of credit and/or guarantees, CGMRC's judgment of improved property performance in the future and/or other relevant factors.

      We expect to provide in the related prospectus supplement debt service coverage ratios for most mortgage loans backing a series of offered certificates and a more detailed discussion of the calculation of net cash flow used in determining those debt service coverage ratios.

      Loan-to-Value Ratio. CGMRC also looks at the loan-to-value ratio of a prospective multifamily or commercial mortgage loan as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

      o     the then outstanding principal balance of the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related real property collateral, to

      o     the estimated value of the related real property collateral based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

      Generally, the loan-to-value ratio for multifamily and commercial mortgage loans originated by CGMRC, calculated as described above, will be equal to or less than 80% (subject to the discussion under "--Additional Debt" below);
however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan or related real property collateral. For example, CGMRC may originate a multifamily or commercial mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the subject real property collateral, the taking of additional collateral such as reserves, letters of credit and/or guarantees, CGMRC's judgment of improved property performance in the future and/or other relevant factors.

      We expect to provide in the related prospectus supplement loan-to-value ratios for most mortgage loans backing a series of offered certificates and the property valuation used in determining those loan-to-value ratios.

      Additional Debt. When underwriting a multifamily or commercial mortgage loan, CGMRC will take into account whether the subject real property collateral and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that CGMRC or an affiliate will be the lender on that additional debt.

      The debt service coverage ratios described above under "--Debt Service
Coverage Ratio" and the loan to-value ratios described above under
"--Loan-to-Value Ratio" may be below 1.20:1 and above 80%, respectively, based on the existence of additional debt secured by the related real property collateral or directly or indirectly by equity interests in the related borrower.

      Assessments of Property Condition. As part of the underwriting process,
CGMRC will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. To aid in that analysis,
CGMRC may, subject to certain exceptions, inspect or retain a third party to inspect the property and will obtain the property assessments and reports described below.

      Appraisals. CGMRC will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser or an appraiser belonging to the
Appraisal Institute, a membership association of professional real estate appraisers. In addition, CGMRC will

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generally require that those appraisals be conducted in accordance with the
Uniform Standards of Professional Appraisal Practices developed by The Appraisal
Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and
Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, CGMRC may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

      Environmental Assessment. CGMRC may require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant,
CGMRC may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, CGMRC might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when CGMRC or the environmental consultant believes that such an analysis is warranted under the circumstances.

      Depending on the findings of the initial environmental assessment, CGMRC may require additional record searches or environmental testing, such as a Phase
II environmental assessment with respect to the subject real property collateral.

      Engineering Assessment. In connection with the origination process, CGMRC may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, CGMRC will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

      Seismic Report. If the subject real property collateral includes any material improvements and is located in California or in seismic zones 3 or 4,
CGMRC may require a report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is in excess of 20% of the estimated replacement cost for the improvements at the property, CGMRC may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

      Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, CGMRC will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents;
temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

      Where a property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, CGMRC will analyze whether--

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      o     any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

      o     casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by
            CGMRC to be sufficient to pay off the related mortgage loan in full;

      o     the real property collateral, if permitted to be repaired or restored in conformity with current law, would in CGMRC's judgment constitute adequate security for the related mortgage loan; and/or

      o     to require the related borrower to obtain law and ordinance insurance.

      Escrow Requirements. Based on its analysis of the real property collateral, the borrower and the principals of the borrower, CGMRC may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves and/or environmental remediation. CGMRC conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by CGMRC. Furthermore, CGMRC may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

      Notwithstanding the foregoing discussion under this "--Underwriting
Standards" section, CGMRC may include mortgage loans in a trust fund which vary from, or do not comply with, CGMRC's underwriting guidelines. In addition, in some cases, CGMRC may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

THE DEPOSITOR

      We are Citigroup Commercial Mortgage Securities Inc., the depositor with respect to each series of certificates offered by this prospectus. We were incorporated in the state of Delaware on July 17, 2003. We were organized, among other things, for the purpose of serving as a private secondary mortgage market conduit.

      We are an indirect, wholly-owned subsidiary of Citigroup Global Markets
Holdings Inc. and an affiliate of Citigroup Global Markets Inc. Our principal executive offices are located at 388 Greenwich Street, New York, New York 10013.
Our telephone number is 212-816-6000.

      We do not have, and do not expect in the future to have, any significant assets.

      We do not file with the SEC annual reports on Form 10-K or any other reports with respect to ourselves or our financial condition pursuant to Section
13(a) or 15(d) of the Exchange Act.

      We were organized, among other things, for the purposes of:

      o     acquiring, holding, transferring and assigning mortgage loans, or interests in those loans;

      o     acquiring, holding, transferring and assigning mortgage-backed securities that evidence interests in mortgage loans;

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      o     authorizing, issuing, selling and delivering bonds or other evidence of indebtedness that are secured by a pledge or other assignment of real properties, mortgage loans, mortgage-backed securities, reserve funds, guaranteed investment contracts, letters of credit, insurance contracts, surety bonds or any other credit enhancement device or interest rate or currency protection device;

      o     acting as depositor of one or more trusts formed to issue, sell and deliver bonds or certificates of interest that are secured by a pledge or assignment of, or represent interests in, pools of mortgage loans and mortgage-backed securities; and

      o     doing all such things as are reasonable or necessary to enable us to carry out any of the above, including entering into loan agreements, servicing agreements and reimbursements agreements and selling certificates of interest in any trust for which we serve as depositor.

      Since our incorporation in 2003, we have been engaged in the securitization of commercial and multifamily mortgage loans and in acting as depositor of one or more trusts formed to issue commercial mortgage pass-through certificates that are secured by or represent interests in, pools of mortgage loans. We generally acquire the commercial and multifamily mortgage loans from
CGMRC or another of our affiliates or from another seller of commercial and multifamily mortgage loans, in each case in privately negotiated transactions.

      After the issuance of a series of offered certificates, we may be required, to the extent specified in the related Governing Document, to perform certain actions on a continual basis, including but not limited to:

      o     to remove the trustee upon the occurrence of certain specified events, including certain events of bankruptcy or insolvency, failure to deliver certain required reports or failure to make certain distributions to the certificateholders required pursuant to the related Governing Document, and thereupon appoint a successor trustee;

      o     to appoint a successor trustee in the event the trustee resigns, is removed or becomes ineligible to continue serving in such capacity under the related Governing Document;

      o     to provide the trustee, the master servicer or the special servicer with any reports, certifications and information, other than with respect to the mortgage loans, that it may reasonably require to comply with the terms of the related Governing Document; and

      o     to provide to the related tax administrator in respect of the related trust such information as it may reasonably require to perform its reporting and other tax compliance obligations under the related Governing Document.

      Generally, however, it is expected that the functions and/or duties set out under this "--The Depositor" section will be performed by our agents or affiliates.

THE ISSUING ENTITY

      The issuing entity with respect to each series of offered certificates is the entity that will own and hold the related mortgage assets and in whose name those certificates will be issued. Each issuing entity will be a statutory trust or a common law trust organized at our direction under the laws of the State of
New York or other jurisdiction specified in the related prospectus supplement.
As described in the related prospectus supplement, the Governing Document for each series of offered certificates will set forth the permissible activities and restrictions

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on the activities of the related issuing entity and will govern the servicing and administration of the related trust assets. Each series of offered certificates will represent interests only in, and be payable solely from assets of, the related trust. However, a series of offered certificates may be issued together with other certificates of the same series, which other certificates will not be offered pursuant to this prospectus. Accordingly, the assets of one of our trusts may back one or more classes of certificates other than the related offered certificates. The trust assets for each series will be held by the related trustee for the benefit of the related certificateholders.

THE ORIGINATORS

      Some or all of the mortgage loans included in one of our trusts may be originated by CGMRC or by one of our other affiliates. In addition, there may be other third-party originators of the mortgage loans to be included in one of our trusts. Accordingly, we will acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee, in privately negotiated transactions. See "Transaction Participants--The Sponsor." We will identify in the related prospectus supplement any originator or group of affiliated originators--apart from a sponsor and/or its affiliates--that will or is expected to originate mortgage loans representing 10% or more of the related mortgage asset pool, by balance.

                     DESCRIPTION OF THE GOVERNING DOCUMENTS

GENERAL

      The "Governing Document" for purposes of issuing the offered certificates of each series will be a pooling and servicing agreement or other similar agreement or collection of agreements. In general, the parties to the Governing
Document for a series of offered certificates will include us, a trustee, one or more master servicers and one or more special servicers. However, if the related trust assets include mortgage-backed securities, the Governing Document may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. We will identify in the related prospectus supplement the parties to the Governing Document for the subject series of offered certificates.

      If we so specify in the related prospectus supplement, the originator of the mortgage assets or a party from whom we acquire mortgage assets or one of their respective affiliates may perform the functions of master servicer, special servicer, sub-servicer or manager for the trust to which we transfer those assets. The same person or entity may act as both master servicer and special servicer for one of our trusts.

      Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued thereunder. However, except in limited circumstances, including with respect to required consents to amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

      A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets. The following summaries describe select provisions that may appear in the Governing Document for each series of offered certificates. The prospectus supplement for each series of offered certificates will provide material additional information regarding the
Governing Document for that series. The summaries in this prospectus do not purport to be complete, and you should refer to the provisions of the Governing
Document for your offered certificates and, further, to the description of those provisions in the related prospectus supplement. We will provide a copy of the
Governing Document, exclusive of exhibits, that relates to your

                                       93

offered certificates, without charge, upon written request addressed to our principal executive offices specified under "Transaction Participants--The
Depositor."

ASSIGNMENT OF MORTGAGE ASSETS

      At the time of initial issuance of any series of offered certificates, we will acquire and assign, or cause to be directly assigned, to the designated trustee those mortgage assets and any other assets to be included in the related trust fund. We will specify in the related prospectus supplement all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related mortgage assets in connection with that assignment. We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required.
Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

      Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document. That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including:

      o     in the case of a mortgage loan--

            1.    the address of the related real property,

            2.    the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap
                  information,

            3.    the remaining term to maturity,

            4.    if the mortgage loan is a balloon loan, the remaining
                  amortization term, and

            5.    the outstanding principal balance; and

      o     in the case of a mortgage-backed security--

            1.    the outstanding principal balance, and

            2.    the pass-through rate or coupon rate.

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO MORTGAGE ASSETS

      If and to the extent set forth in the prospectus supplement for any series of offered certificates, we will, with respect to each mortgage asset in the related trust, make or assign, or cause to be made or assigned, a limited set of representations and warranties covering, by way of example:

      o     the accuracy of the information set forth for each mortgage asset on the schedule of mortgage assets appearing as an exhibit to the
            Governing Document for that series;

      o     the warranting party's title to each mortgage asset and the authority of the warranting party to sell that mortgage asset; and

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      o     in the case of a mortgage loan--

            1.    the enforceability of the related mortgage note and mortgage,

            2.    the existence of title insurance insuring the lien priority of the related mortgage, and

            3.    the payment status of the mortgage loan.

      We will identify the warranting party, and give a more detailed summary of the representations and warranties made thereby, in the related prospectus supplement. In most cases, the warranting party will be a prior holder of the particular mortgage assets. We will also specify in the related prospectus supplement any remedies against the warranting party available to the related certificateholders, or the related trustee on their behalf, in the event of a material breach of any of those representations and warranties.

COLLECTION AND OTHER SERVICING PROCEDURES WITH RESPECT TO MORTGAGE LOANS

      The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

      In general, the related master servicer and special servicer, directly or through sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of our trusts. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

      As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services. In general, each of the master servicer and the special servicer for one of our trusts will be obligated to follow those collection procedures as are consistent with the servicing standard set forth in the related Governing Document. Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default interest or late payment charge in connection with collecting a late payment on any defaulted mortgage loan.

      The master servicer and/or the special servicer for one or our trusts, directly or through sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including:

      o     maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

      o     ensuring that the related properties are properly insured;

      o     attempting to collect delinquent payments;

      o     supervising foreclosures;

      o     negotiating modifications;

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      o     responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or demolition and similar matters;

      o     protecting the interests of certificateholders with respect to senior lienholders;

      o     conducting inspections of the related real properties on a periodic or other basis;

      o     collecting and evaluating financial statements for the related real properties;

      o     managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

      o     maintaining servicing records relating to mortgage loans in the trust.

      We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any of our trusts will be responsible for the servicing and administration of:

      o     mortgage loans that are delinquent with respect to a specified number of scheduled payments;

      o     mortgage loans as to which there is a material non-monetary default;

      o     mortgage loans as to which the related borrower has--

            1.    entered into or consented to bankruptcy, appointment of a
                  receiver or conservator or similar insolvency proceeding, or

            2.    become the subject of a decree or order for such a proceeding which has remained in force undischarged or unstayed for a specified number of days; and

      o     real properties acquired as part of the trust with respect to defaulted mortgage loans.

      The related Governing Document may also provide that if, in the judgment of the related master servicer or other specified party, a payment default or a material non-monetary default is reasonably foreseeable, the related master servicer may elect or be required to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer. When the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

      A borrower's failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property. In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take any other actions as it deems necessary and appropriate. A significant period of time may elapse before a special

                                       96

servicer is able to assess the success of any corrective action or the need for additional initiatives. The time period within which a special servicer can--

      o     make the initial determination of appropriate action,

      o     evaluate the success of corrective action,

      o     develop additional initiatives,

      o     institute foreclosure proceedings and actually foreclose, or

      o     accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series,

may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time.
See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

      A special servicer for one of our trusts may also perform limited duties with respect to mortgage loans in that trust for which the related master servicer is primarily responsible, such as--

      o     performing property inspections and collecting, and

      o     evaluating financial statements.

      A master servicer for one of our trusts may perform limited duties with respect to any mortgage loan in that trust for which the related special servicer is primarily responsible, such as--

      o     continuing to receive payments on the mortgage loan,

      o     making calculations with respect to the mortgage loan, and

      o     making remittances and preparing reports to the related trustee and/or certificateholders with respect to the mortgage loan.

      The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

      If and to the extent set forth in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims with respect to particular mortgage loans for your series under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.

SERVICING MORTGAGE LOANS THAT ARE PART OF A LOAN COMBINATION

      One or more of the mortgage loans that are included in any of our trusts may be part of a loan combination as described under "The Trust Fund--Mortgage
Loans--Loan Combinations." With respect to any of those mortgage loans, the entire loan combination may be serviced under the applicable Governing Document

                                       97

for our trust, in which case the servicers under that Governing Document will have to service the loan combination with regard to and considering the interests of the holders of the non-trust mortgage loans included in the related loan combination. With respect to one or more other mortgage loans in any of our trusts that are part of a loan combination, the entire loan combination may be serviced under a servicing agreement for the securitization of a related non-trust loan in that loan combination, in which case our servicers and the certificateholders of the related series of certificates will have limited ability to control the servicing of those mortgage loans. In any event, the related non-trust mortgage loan noteholders may be permitted to exercise certain rights and direct certain servicing actions with respect to the entire loan combination, including the mortgage loan in one of our trusts. See "Risk
Factors--With Respect to Certain Mortgage Loans Included in Our Trusts, the
Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the
Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust;
The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with
Your Interests."

SUB-SERVICERS

      A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers and sub-servicers. In addition, an originator or a seller of a mortgage loan may act as sub-servicer with respect to that mortgage loan after it is included in one of our trusts. A sub-servicer with respect to a particular mortgage loan will often have direct contact with the related borrower and may effectively perform all of the related servicing functions (other than special servicing functions), with related collections and reports being forwarded by the sub-servicer to the master servicer for aggregation of such items with the remaining mortgage pool.
However, unless we specify otherwise in the related prospectus supplement, the master servicer or special servicer will remain obligated for performance of the delegated duties under the related Governing Document. Each sub-servicing agreement between a master servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document.

      Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any sub-servicer, regardless of whether the master servicer's or special servicer's compensation under the related Governing
Document is sufficient to pay those fees. Each sub-servicer will be entitled to reimbursement from the related trust, through the master servicer or special servicer, as the case may be, that retained it, for expenditures that it makes, generally to the same extent that such master servicer or special servicer, as the case may be, would be reimbursed under the related Governing Document.

      We will identify in the related prospectus supplement any sub-servicer that, at the time of initial issuance of the subject offered certificates, is affiliated with us or with the issuing entity or any sponsor for the subject securitization transaction or is expected to be a servicer of mortgage loans representing 10% or more of the related mortgage asset pool, by balance.

COLLECTION OF PAYMENTS ON MORTGAGE-BACKED SECURITIES

      Unless we specify otherwise in the related prospectus supplement, if a mortgage-backed security is included among the trust assets underlying any series of offered certificates, then--

      o     that mortgage-backed security will be registered in the name of the related trustee or its designee;

      o     the related trustee will receive payments on that mortgage-backed security; and

                                       98

      o     subject to any conditions described in the related prospectus supplement, the related trustee or a designated manager will, on behalf and at the expense of the trust, exercise all rights and remedies with respect to that mortgaged-backed security, including the prosecution of any legal action necessary in connection with any payment default.

ADVANCES

      If any trust established by us includes mortgage loans, then as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

      o     delinquent payments of principal and/or interest, other than balloon payments,

      o     property protection expenses,

      o     other servicing expenses, or

      o     any other items specified in the related prospectus supplement.

      If there are any limitations with respect to a party's advancing obligations, we will discuss those limitations in the related prospectus supplement.

      Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of--

      o     subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support, and

      o     any other specific sources identified in the related prospectus supplement.

      If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances--

      o     periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders, or

      o     at any other times and from any sources as we may describe in the related prospectus supplement.

      If any trust established by us includes mortgage-backed securities, we will discuss in the related prospectus supplement any comparable advancing obligations with respect to those securities or the mortgage loans that back them.

                                       99

MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE MANAGER AND US

      Unless we specify otherwise in the related prospectus supplement, the master servicer, special servicer or manager for any of our trusts may each resign from its obligations in that capacity, upon--

      o     the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal or downgrade of any rating assigned by that rating agency to any class of certificates of the related series, or

      o     a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

      In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be. The appointment of a successor master servicer may require our consent, but if we have not responded to a request for consent to a successor within the requisite time period, that consent may be deemed to have been given. If the duties of the master servicer or the special servicer are transferred to a successor thereto, the master servicing fee and the special servicing fee and, except as otherwise described in the related prospectus supplement, any workout fee and/or any liquidation fee, as applicable, that accrues or otherwise becomes payable under the Governing Document from and after the date of such transfer will be payable to such successor. The Governing Document will require the resigning master servicer or special servicer to pay all costs and expenses in connection with such resignation and the resulting transfer of servicing.

      With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will, in each case, be obligated to perform only those duties specifically required under the related
Governing Document.

      In no event will we, any master servicer, special servicer or manager for one of our trusts, or any of our or their respective members, managers, directors, officers, employees or agents, be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith under the related Governing Document or for errors in judgment. However, subject to any exceptions disclosed in the related prospectus supplement, neither we nor any of those other parties to the related Governing Document will be protected against any liability that would otherwise be imposed by reason of--

      o     willful misfeasance, bad faith or gross negligence in the
            performance of obligations or duties under the related Governing
            Document for any series of offered certificates, or

      o     reckless disregard of those obligations and duties.

                                       100

      Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective members, managers, directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with that
Governing Document or series of offered certificates or the related trust.
However, subject to any exceptions disclosed in the related prospectus supplement, the indemnification will not extend to any such loss, liability or expense:

      o     specifically required to be borne by the relevant party, without right of reimbursement, under the terms of that Governing Document;

      o     incurred in connection with any breach on the part of the relevant party of a representation or warranty made in that Governing
            Document; or

      o     incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of , or reckless disregard of, obligations or duties on the part of the relevant party under that
            Governing Document.

      Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless:

      o     the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates; and

      o     either--

            1.    that party is specifically required to bear the expense of the action, or

            2.    the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be
                  reimbursed under the Governing Document for the affected
                  series of offered certificates.

      However, we and each of those other parties may undertake any legal action that we or any of them may deem necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the
Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that Governing Document. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

      With limited exception, any person or entity--

      o     into which we or any related master servicer, special servicer or manager may be merged or consolidated, or

      o     resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party, or

      o     succeeding to all or substantially all of our business or the business of any related master servicer, special servicer or manager,

                                       101

will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

      The compensation arrangements with respect to any master servicer, special servicer or manager for any of our trusts will be set forth in the related prospectus supplement. In general, that compensation will be payable out of the related trust assets.

EVENTS OF DEFAULT

      We will identify in the related prospectus supplement the various events of default under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity. In general, the Governing Document for each series of offered certificates will provide that if the defaulting party is terminated as a result of any such event of default, and if a non-defaulting party to that
Governing Document incurs any costs or expenses in connection with the termination of the defaulting party and the transfer of the defaulting party's duties under that Government Document, then those costs and expenses of such non-defaulting party must be borne by the defaulting party, and if not paid by the defaulting party within 90 days after the presentation of reasonable documentation of such costs and expenses, such non-defaulting party will be entitled to indemnification for those costs and expenses from the related trust fund, although the defaulting party will not thereby be relieved of its liability for those costs and expenses.

AMENDMENT

      The Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series, for the following reasons:

      1.    to cure any ambiguity;

      2.    to correct any error or to correct, modify or supplement any provision in the Governing Document which may be inconsistent with any other provision in that document or with this prospectus or the related prospectus supplement;

      3.    to add any other provisions with respect to matters or questions arising under the Governing Document that are not inconsistent with the already existing provisions of that document;

      4.    to the extent applicable, to relax or eliminate any requirement under the Governing Document imposed by the provisions of the
            Internal Revenue Code relating to REMICs or grantor trusts if the provisions of the Internal Revenue Code are amended or clarified so as to allow for the relaxation or elimination of that requirement;

      5.    to comply with any requirements imposed by the Internal Revenue Code or any final, temporary or, in some cases, proposed regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws, or to avoid a prohibited transaction or reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any REMIC or grantor trust created under the Governing
            Document;

      6.    to the extent applicable, to modify, add to or eliminate the transfer restrictions relating to the certificates which are residual interests in a REMIC;

                                       102

      7.    to further clarify or amend any provision of the Governing Document to reflect the new agreement between the parties regarding SEC reporting and filing obligations and related matters; or

      8.    to otherwise modify or delete existing provisions of the Governing
            Document.

      However, no such amendment of the Governing Document for any series of offered certificates that is covered solely by clause 3., 4. or 8. above, may adversely affect in any material respect the interests of any holders of offered or non-offered certificates of that series. In addition, if the related trust is intended to be a "qualifying special purpose entity" under FASB 140, then no such amendment may significantly change the activities of the related trust.

      In general, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in total, not less than 51%, or any other percentage specified in the related prospectus supplement, of all the voting rights allocated to those classes of that series that are affected by the amendment. However, the Governing Document for a series of offered certificates may not be amended to--

      o     reduce in any manner the amount of, or delay the timing of, payments received on the related mortgage assets that are required to be distributed on any offered or non-offered certificate of that series without the consent of the holder of that certificate; or

      o     adversely affect in any material respect the interests of the holders of any class of offered or non-offered certificates of that series in any other manner without the consent of the holders of all certificates of that class; or

      o     if the related trust is intended to be a "qualifying special purpose entity" under FASB 140, significantly change the activities of the related trust without the consent of the holders of offered and/or non-offered certificates of that series representing, in total, not less than 51% of the voting rights for that series, not taking into account certificates of that series held by us or any of our affiliates or agents; or

      o     modify the provisions of the Governing Document relating to amendments of that document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

      o     modify the specified percentage of voting rights which is required to be held by certificateholders to consent or not to object to any particular action under the Governing Document without the consent of the holders of all offered and non-offered certificates of that series then outstanding.

LIST OF CERTIFICATEHOLDERS

      Upon written request of any certificateholder of record of any series made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Governing Document, the related trustee or other certificate registrar of that series will furnish the requesting certificateholder with a list of the other certificateholders of record of that series identified in the certificate register at the time of the request. However, the trustee may first require a copy of the communication that the requesting certificateholders propose to send.

                                       103

ELIGIBILITY REQUIREMENTS FOR THE TRUSTEE

      The trustee for each series of offered certificates will be named in the related prospectus supplement.

      The trustee for a series of offered certificates is at all times required to be a bank, banking association, banking corporation or trust company organized and doing business under the laws of the U.S. or any State of the U.S.
or the District of Columbia. In addition, the trustee must at all times--

      o     be authorized under those laws to exercise trust powers;

      o     with limited exception, have a combined capital and surplus of at least $50,000,000; and

      o     be subject to supervision or examination by a federal or state banking authority.

      If the bank, banking association, banking corporation or trust company in question publishes reports of condition at least annually, in accordance with law or the requirements of the supervising or examining authority, then the combined capital and surplus of that bank, banking association, banking corporation or trust company will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

      The bank, banking association, banking corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with us and our affiliates and with any of the other parties to the related Governing Document and its affiliates.

DUTIES OF THE TRUSTEE

      If no event of default has occurred and is continuing under the related
Governing Document, the trustee for a series of offered certificates will be required to perform only those duties specifically required under the related
Governing Document. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related
Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.

      The trustee for a series of offered certificates will not--

      o     make any representation as to the validity or sufficiency of those certificates, the related Governing Document or any underlying mortgage asset or related document, or

      o     be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the underlying mortgage assets.

      The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys. However, the trustee will remain responsible for the acts and omissions of any such agent or attorney acting within the scope of its employment to the same extent as it is responsible for its own acts and omissions under the related Governing Document.

      In addition, for purposes of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the trust assets. All rights, powers,

                                       104

duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly, or in any jurisdiction in which the trustee is incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee will exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

RIGHTS, PROTECTIONS, INDEMNITIES AND IMMUNITIES OF THE TRUSTEE

      As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid out of the related trust assets.

      The trustee for each series of offered certificates and each of its directors, officers, employees, affiliates, agents and control persons will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee or any of those other persons in connection with that trustee's acceptance or administration of its trusts under the related Governing Document. However, the indemnification of a trustee will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the related Governing Document.

      No trustee for any series of offered certificates will be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized, or within the discretion or rights or powers conferred on it, by the related Governing Document. Furthermore, no trustee for any series of offered certificates will be liable for an error in judgment, unless the trustee was negligent in ascertaining the pertinent facts.

      The trustee for a series of offered certificates may rely upon and will be protected in acting or refraining from acting upon any resolution, officer's certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties. In addition, the trustee for a series of offered certificates may consult with counsel and the written advice of such counsel or any opinion of counsel will be full and complete authorization and protection in respect of any action taken or suffered or omitted by it under the related Governing Document in good faith and in accordance therewith.

      No trustee for any series of offered certificates will be under any obligation to exercise any of the trusts or powers vested in it by the related
Governing Document, or to make any investigation of matters arising under that
Governing Document or to institute, conduct or defend any litigation under or in relation to that Governing Document, at the request, order or direction of any of the certificateholders of that series, pursuant to the provisions of that
Governing Document, unless those certificateholders have offered the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

      No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing Document, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

      The protections, immunities and indemnities afforded to the trustee for one of our trusts will also be available to it in its capacity as, and to any other person or entity appointed by it to act as, authenticating agent, certificate registrar, tax administrator and custodian for that trust.

                                       105

RESIGNATION AND REMOVAL OF THE TRUSTEE

      The trustee for any series of offered certificates may resign at any time by giving written notice thereof to, among others, us. Upon receiving that notice, we or the related master servicer or manager, as applicable, will be obligated to appoint a successor to a resigning trustee. If no successor trustee has been appointed and has accepted appointment within 30 days after the giving of that notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

      In general, if, among other things--

      o     the trustee ceases to be eligible to act in that capacity under the related Governing Document and fails to resign after we or the master servicer make a written request for the trustee to resign, or

      o     the trustee becomes incapable of acting in that capacity under the related Governing Document, or is adjudged bankrupt or insolvent, or a receiver of the trustee or of its property is appointed, or any public officer takes charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or

      o     the trustee fails (other than by reason of the failure of either the master servicer or the special servicer to timely perform its obligations or as a result of other circumstances beyond the trustee's reasonable control) to timely deliver or otherwise make available in accordance with the related Governing Document certain reports or statements required under the related Governing Document and such failure continues unremedied for a period set forth in the related Governing Document after receipt of written notice by the trustee of such failure, or

      o     if the trustee fails to make certain distributions to the
            certificateholders required pursuant to the related Governing
            Document,

then we may remove the trustee and appoint a successor trustee acceptable to the master servicer and the rating agencies by written instrument, in duplicate, which instrument must be delivered to the trustee so removed and to the successor trustee.

      In addition, unless we indicate otherwise in the related prospectus supplement, the holders of the offered and non-offered certificates of a subject series of certificates evidencing not less than 51%--or any other percentage specified in the related prospectus supplement--of the voting rights for that series may at any time remove the trustee and appoint a successor trustee by written instrument(s), signed by such holders or their attorneys-in-fact, delivered to the master servicer, the trustee so removed and the successor trustee so appointed.

      In the event that the trustee for any series of offered certificates is terminated or removed, all of its rights and obligations under the related
Governing Document and in and to the related trust assets will be terminated, other than any rights or obligations that accrued prior to the date of such termination or removal, including the right to receive all fees, expenses, advances, interest on advances and other amounts accrued or owing to it under the Governing Document with respect to periods prior to the date of such termination or removal, and no termination without cause will be effective until the payment of those amounts to the outgoing trustee. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee. The Governing Document will generally provide that the predecessor trustee is required to deliver to the successor trustee for any series of offered certificates all documents related to the mortgage assets held by it or its agent and statements held by it under the related Governing Document.

                                       106

      The Governing Document will also generally provide that if a trustee thereunder resigns or is terminated or removed, then any and all costs and expenses associated with transferring the duties of that trustee to a successor trustee, including those associated with the transfer of mortgage files and other documents and statements held by the predecessor trustee to the successor trustee, are to be paid: (a) by the predecessor trustee, if such predecessor trustee has resigned or been removed with cause, including by us as described in the third preceding paragraph; (b) by the certificateholders that effected the removal, if the predecessor trustee has been removed without cause by certificateholders of the subject series as described in the second preceding paragraph; and (c) out of the related trust assets, if such costs and expenses are not paid by the predecessor trustee or the subject certificateholders, as contemplated by the immediately preceding clauses (a) and (b), within a specified period after they are incurred (except that such predecessor trustee or such subject certificateholders, as applicable, will remain liable to the related trust for those costs and expenses).

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

      Each series of offered certificates, together with any non-offered certificates of the same series, will represent the entire beneficial ownership interest in a trust created at our direction. Each series of offered certificates will consist of one or more classes. Any non-offered certificates of that series will likewise consist of one or more classes.

      A series of certificates consists of all those certificates that--

      o     have the same series designation;

      o     were issued under the same Governing Document; and

      o     represent beneficial ownership interests in the same trust.

      A class of certificates consists of all those certificates of a particular series that--

      o     have the same class designation; and

      o     have the same payment terms.

      The respective classes of offered and non-offered certificates of any series may have a variety of payment terms. An offered certificate may entitle the holder to receive:

      o     a stated principal amount, which will be represented by its principal balance, if any;

      o     interest on a principal balance or notional amount, at a fixed, floating, adjustable or variable pass-through rate, which
            pass-through rate may change as of a specified date or upon the occurrence of specified events as described in the related prospectus supplement;

      o     specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

                                       107

      o     payments of principal, with disproportionate, nominal or no payments of interest;

      o     payments of interest, with disproportionate, nominal or no payments of principal;

      o     payments of interest on a deferred or partially deferred basis, which deferred interest may be added to the principal balance, if any, of the subject class of offered certificates or which deferred interest may or may not itself accrue interest, all as set forth in the related prospectus supplement;

      o     payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal
            outstanding on one or more other classes of certificates of the same series;

      o     payments of interest or principal that are, in whole or in part, calculated based on or payable specifically or primarily from payments or other collections on particular related mortgage assets;

      o     payments of principal to be made, from time to time or for designated periods, at a rate that is--

            1.    faster and, in some cases, substantially faster, or

            2.    slower and, in some cases, substantially slower,

            than the rate at which payments or other collections of principal are received on the related mortgage assets;

      o     payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology;

      o     payments of principal that may be accelerated or slowed in response to a change in the rate of principal payments on the related mortgage assets in order to protect the subject class of offered certificates or, alternatively, to protect one or more other classes of certificates of the same series from prepayment and/or extension risk;

      o     payments of principal out of amounts other than payments or other collections of principal on the related mortgage assets, such as excess spread on the related mortgage assets or amounts otherwise payable as interest with respect to another class of certificates of the same series, which other class of certificates provides for the deferral of interest payments thereon;

      o     payments of residual amounts remaining after required payments have been made with respect to other classes of certificates of the same series; or

      o     payments of all or part of the prepayment or repayment premiums, fees and charges, equity participation payments or other specified items or amounts received on the related mortgage assets.

      Any class of offered certificates may be senior or subordinate to or pari passu with one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

                                       108

      A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, floating, adjustable or variable rate. That class of offered certificates may also accrue interest on a total notional amount at a different fixed, floating, adjustable or variable rate. In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, floating, adjustable or variable rate and on another portion of its total principal balance or notional amount at a different fixed, floating, adjustable or variable rate. Furthermore, a class of offered certificates may be senior to another class of certificates of the same series in some respects, such as receiving payments out of payments and other collections on particular related mortgage assets, but subordinate in other respects, such as receiving payments out of the payments and other collections on different related mortgage assets.

      Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company. Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange. Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream
Banking Luxembourg or the Euroclear System, for so long as they are participants in DTC..

INVESTOR REQUIREMENTS AND TRANSFER RESTRICTIONS

      A Governing Document may impose minimum standards, restrictions or suitability requirements regarding potential investors in purchasing the subject offered certificates and/or restrictions on ownership or transfer of the subject offered certificates. If so, we will discuss any such standards, restrictions and/or requirements in the related prospectus supplement if and to the extent that we do not already do so in this prospectus.

PAYMENTS ON THE CERTIFICATES

      General. Payments on a series of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval. Payments and other collections on or with respect to the related mortgage assets will be the primary source of funds payable on a series of offered certificates. In the prospectus supplement for each series of offered certificates, we will identify:

      o     the frequency of distributions on, and the periodic distribution date for, that series,

      o     the relevant collection period, which may vary from mortgage asset to mortgage asset, for payments and other collections on or with respect to the related mortgage assets that are payable on that series on any particular distribution date; and

      o     the record date as of which certificateholders entitled to payments on any particular distribution date will be established.

                                       109

      All payments with respect to a class of offered certificates on any distribution date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates.
Payments on an offered certificate will be made to the holder entitled thereto either--

      o     by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date or, in most cases, a specified number of days--generally not more than five--prior to that date, and has satisfied any other conditions specified in the related prospectus supplement, or

      o     by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

      In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

      In connection with the offering and issuance of each series of offered certificates, we will include the following information in the related prospectus supplement:

      o     the flow of funds for the transaction, including the payment allocations, rights and distribution priorities among all classes of the subject offered certificates, and within each class of those offered certificates, with respect to cash flows;

      o     any specified changes to the transaction structure that would be triggered upon a default or event of default on the related trust assets or the failure to make any required payment on any class of certificates of the subject series, such as a change in distribution priority among classes;

      o     any credit enhancement or other support and any other structural features designed to enhance credit, facilitate the timely payment of monies due on the mortgage assets or owing to certificateholders, adjust the rate of return on those offered certificates, or preserve monies that will or might be distributed to certificateholders;

      o     how cash held pending distribution or other uses is held and invested, the length of time cash will be held pending distributions to certificateholders, the identity of the party or parties with access to cash balances and the authority to invest cash balances, the identity of the party or parties making decisions regarding the deposit, transfer or disbursement of mortgage asset cash flows and whether there will be any independent verification of the
            transaction accounts or account activity; and

      o     an itemized list (in tabular format) of fees and expenses to be paid or payable out of the cash flows from the related mortgage assets.

      In the flow of funds discussion in any prospectus supplement, we will provide information regarding any directing of cash flows from the trust assets
- such as to reserve accounts, cash collateral accounts or expenses - and the purpose and operation of those requirements.

      Payments of Interest. In the case of each class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual

                                       110

method, on the total outstanding principal balance or notional amount of that class. However, in some cases, the interest payable with respect to a class of interest-bearing offered certificates will equal a specified percentage or other specified portion, calculated as described in the related prospectus supplement, of the interest accrued or payable, as applicable, on some or all of the related mortgage assets or on one or more particular related mortgage assets.

      The pass-through rate for a class of interest-bearing offered certificates may be fixed, floating, adjustable or variable. For example, the pass-through rate for a class of interest-bearing offered certificates may be:

      o     a specified fixed rate;

      o     a rate based on the interest rate for a particular related mortgage asset;

      o     a rate based on a weighted average of the interest rates for some or all of the related mortgage assets, except that for purposes of calculating that weighted average rate any or all of the underlying rates may first be subject to a cap or floor or be increased or decreased by a specified spread or percentage or by a spread or percentage calculated based on a specified formula, with any such underlying rate adjustments permitted to vary from mortgage asset to mortgage asset or, in the case of any particular mortgage asset, from one accrual or payment period to another;

      o     a rate that resets periodically based upon, and that varies either directly or indirectly with, the value from time to time of a designated objective index, such as the London interbank offered rate, a particular prime lending rate, a particular Treasury rate, the average cost of funds of one or more financial institutions or other similar index rate, as determined from time to time as set forth in the related prospectus supplement;

      o     a rate that is equal to the product of (a) a rate described in any of the foregoing bullets in this sentence, multiplied by (b) a specified percentage or a percentage calculated based on a specified formula, which specified percentage or specified formula may vary from one accrual or payment period to another;

      o     a rate that is equal to (a) a rate described in any of the foregoing bullets in this sentence, increased or decreased by (b) a specified spread or a spread calculated based on a specified formula, which specified spread or specified formula may vary from one accrual or payment period to another;

      o     a floating, adjustable or otherwise variable rate that is described in any of the foregoing bullets in this sentence, except that it is limited by (a) a cap or ceiling that establishes either a maximum rate or a maximum number of basis points by which the rate may increase from one accrual or payment period to another or over the life of the subject offered certificates or (b) a floor that establishes either a minimum rate or a maximum number of basis points by which the rate may decrease from one accrual or payment period to another or over the life of the subject offered
            certificates;

      o     a rate that is described in any of the foregoing bullets in this sentence, except that it is subject to a limit on the amount of interest to be paid on the subject offered certificates in any accrual or payment period that is based on the total amount available for distribution;

                                       111

      o     the highest, lowest or average of any two or more of the rates described in the foregoing bullets in this sentence, or the differential between any two of the rates described in the foregoing bullets in this sentence; or

      o     a rate that is based on (a) one fixed rate during one or more accrual or payment periods and a different fixed rate or rates, or any other rate or rates described in any of the foregoing bullets in this sentence, during other accrual or payment periods or (b) a floating, adjustable or otherwise variable rate described in any of the foregoing bullets in this sentence, during one or more accrual or payment periods and a fixed rate or rates, or a different floating, adjustable or otherwise variable rate or rates described in any of the foregoing bullets in this sentence, during other accrual or payment periods.

      We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a floating, adjustable or variable pass-through rate, the method for determining that pass-through rate and how frequently it will be determined. If the rate to be paid with respect to any class of offered certificates can be a combination of two or more rates, we will provide information in the related prospectus supplement regarding each of those rates and when it applies.

      Interest may accrue with respect to any offered certificate on the basis of:

      o     a 360-day year consisting of 12 30-day months,

      o     the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days,

      o     the actual number of days elapsed during each relevant period in a normal calendar year, or

      o     any other method identified in the related prospectus supplement.

      We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

      Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered certificates will normally be payable on each distribution date. However, in the case of some classes of interest-bearing offered certificates, payments of accrued interest will only begin on a particular distribution date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

      If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either:

      o     based on the principal balances of some or all of the related mortgage assets; or

      o     equal to the total principal balances of one or more other classes of certificates of the same series.

      Reference to the notional amount of any certificate is solely for convenience in making calculations of interest and does not represent the right to receive any payments of principal.

                                       112

      We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related mortgage assets.

      Payments of Principal. An offered certificate may or may not have a principal balance. If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that certificate will be entitled to receive as principal out of the future cash flow on the related mortgage assets and the other related trust assets.

      The total outstanding principal balance of any class of offered certificates will be reduced by--

      o     payments of principal actually made to the holders of that class,
            and

      o     if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related mortgage assets that are allocated to or are required to be borne by that class.

      A class of interest-bearing offered certificates may provide that payments of accrued interest will only begin on a particular distribution date or under the circumstances described in the related prospectus supplement. If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.

      We will describe in the related prospectus supplement any other adjustments to the total outstanding principal balance of a class of offered certificates.

      We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement. Unless we so state in the related prospectus supplement, the initial total principal balance of a series of certificates will not be greater than the total outstanding principal balance of the related mortgage assets transferred by us to the related trust.
If applicable, we will express, as a percentage, in the related prospectus supplement, the extent to which the initial total principal balance of a series of certificates is greater than or less than the total outstanding principal balance of the related mortgage assets that we transfer to the related trust.

      The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances of principal received or made with respect to the related mortgage assets. Payments of principal on a series of offered certificates may also be made from the following sources:

      o     amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

      o     interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

      o     prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

      o     any other amounts described in the related prospectus supplement.

                                       113

      We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each distribution date, including any principal distribution schedules and formulas for calculating principal distributions from cash flows on the trust assets. Payment priorities among, principal distribution schedules for and formulas for calculating principal distributions from cash flows on the related trust assets with respect to various classes of certificates of any particular series may be affected by and/or subject to change based upon defaults and/or losses with respect to the related trust assets or one or more particular trust assets and/or liquidation, amortization, performance or similar triggers or events with respect to the related trust assets or one or more particular trust assets. We will identify in the related prospectus supplement the rights of certificateholders and changes to the transaction structure or flow of funds in response to the events or triggers described in the preceding sentence.

      The offered certificates will not have maturity dates in a traditional sense, and it will not be an event of default if a class of offered certificates is not paid in full by a specified date. However, if the offered certificates of any particular class or series are not paid in full by a specified date, then, as and to the extent described in the related prospectus supplement, the applicable Governing Document may provide for a liquidation of a sufficient amount of related mortgage assets to retire that class or series.

ALLOCATION OF LOSSES AND SHORTFALLS

      If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected as follows:

      o     by reducing the entitlements to interest and/or the total principal balances of one or more of those classes; and/or

      o     by establishing a priority of payments among those classes.

      Different types of losses and shortfalls, or losses and/or shortfalls with respect to different mortgage assets, may be allocated differently among the various classes of certificates of the related series.

      See "Description of Credit Support."

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE; REPORTS FILED WITH THE SEC

      All documents filed for the trust relating to a series of offered certificates after the date of this prospectus and before the end of the related offering with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the
Exchange Act, are incorporated by reference into this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus--or in the related prospectus supplement--or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

      We or another transaction party on behalf of the trust for a series of offered certificates will file the reports required under the Securities Act and under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. These reports include but are not limited to

                                       114

      o     Reports on Form 8-K (Current Report), following the issuance of the series of certificates of the related trust fund, including as
            Exhibits to the Form 8-K, various agreements or other documents specified in the related prospectus supplement, if applicable;

      o     Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K related to the type of event;

      o     Reports on Form 10-D (Asset-Backed Issuer Distribution Report),
            containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following each related distribution date; and

      o     Report on Form 10-K (Annual Report), containing the items specified in Form 10-K with respect to a fiscal year and filing or furnishing, as appropriate, the required exhibits and the certification delivered pursuant to Section 302(a) of the Sarbanes-Oxley Act of
            2002.

      We do not intend, and no other transaction party will be required, to file with the SEC any reports required under Section 13(a), 13(c), 14 or 15(d) of the
Exchange Act with respect to any of our trusts following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Securities
Exchange Act of 1934. Unless specifically stated in the report, the reports and any information included in the report will neither be examined nor reported on by an independent public accountant. Each of our trusts will have a separate file number assigned by the SEC, which unless otherwise specified in the related prospectus supplement is not available until filing of the final prospectus supplement related to the series. Reports filed with the SEC with respect to one of our trusts after the final prospectus supplement is filed will be available under trust's specific number, which will be a series number assigned to the file number for our registration statement as shown under "Available
Information."

      We anticipate that, with respect to each of our trusts, the annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form
8-K and amendments to those reports filed or furnished pursuant to section 13(a)
or 15(d) of the Exchange Act will be made available on the website of the related trustee or the website of such other transaction party as may be identified in the prospectus supplement for the related series of offered certificates, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. If this is the case, we will identify in the applicable prospectus supplement the address of that website. If the foregoing reports will not be made available in this manner, then we will, in the related prospectus supplement, state whether an identified transaction party voluntarily will provide electronic or paper copies of the subject filings free of charge upon request.

      We will, or will cause another transaction party to, provide to each person, including any beneficial owner, to whom this prospectus is delivered in connection with any offered certificates, free of charge upon written or oral request, a copy of any and all of the information that is incorporated by reference in this prospectus but not delivered with this prospectus. Unless we state otherwise, in the related prospectus supplement, requests for this information should be directed to the corporate trust office of the trustee specified in the related prospectus supplement.

REPORTS TO CERTIFICATEHOLDERS

      On or about each distribution date, the related master servicer, manager or trustee or another specified party will forward, upon request, or otherwise make available, to each offered certificateholder a statement

                                       115

substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding--

      o     the payments made on that distribution date with respect to the applicable class of offered certificates, and

      o     the recent performance of the mortgage assets.

      Within a reasonable period of time after the end of each calendar year, upon request, the related master servicer, manager or trustee or another specified party, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for--

      o     that calendar year, or

      o     the applicable portion of that calendar year during which the person was a certificateholder.

The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee or another specified party, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal
Revenue Code.

      If one of our trusts includes mortgage-backed securities, the ability of the related master servicer, manager or trustee or another specified party, as the case may be, to include in any distribution date statement information regarding the mortgage loans that back those securities will depend on comparable reports being received with respect to them.

      Except as described in the related prospectus supplement, neither the master servicer nor any other party to a Governing Document will be required to provide certificateholders, or a trustee on their behalf, periodic evidence of the absence of a default under, or of compliance with the terms of, that
Governing Document.

VOTING RIGHTS

      Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement. Certificateholders will generally not have a right to vote, except--

      o     with respect to those amendments to the governing documents described under "Description of the Governing Documents--Amendment,"
            or

      o     as otherwise specified in this prospectus or in the related prospectus supplement.

      As and to the extent described in the related prospectus supplement, the certificateholders entitled to a specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager. In general, that removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.

                                       116

TERMINATION AND REDEMPTION

      The trust for each series of offered certificates will terminate and cease to exist following:

      o     the final payment or other liquidation of the last mortgage asset in that trust; and

      o     the payment, or provision for payment (i) to the certificateholders of that series of all amounts required to be paid to them and (ii)
            to the trustee, the fiscal agent, the master servicer, the special servicer and the members, managers, officers, directors, employees and/or agents of each of them of all amounts which may have become due and owing to any of them under the Governing Document.

      Written notice of termination of a trust will be given to each affected certificateholder. The final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.

      If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust. We will describe in the related prospectus supplement which parties may exercise that purchase option, the circumstances under which those parties may exercise that purchase option and the price or the formula for determining the price.

      Further, if so specified in the related prospectus supplement, but subject to the conditions specified in that prospectus supplement, following the date on which the total principal balances of the offered certificates are reduced to zero, all of the remaining certificateholders (which may exclude any holders of a class of certificates evidencing a residual interest in a REMIC) of a given series of certificates, acting together, may exchange all of those certificates for all of the mortgage loans, REO properties and mortgage-backed securities remaining in the mortgage pool underlying those certificates, thereby effecting the early termination of the related trust. Upon receipt by the related trustee of all amounts due and owing in connection with such exchange, the trustee will transfer or cause to be transferred to a designee of all of the remaining certificateholders all of the remaining mortgage assets.

      In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates. The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value. If the price at which the mortgage assets are sold is less than their unpaid balance, plus accrued interest, then the holders of one or more classes of certificates may receive an amount less than the total principal balance of, and accrued and unpaid interest on, their certificates.

      The title for any class of offered certificates with an optional redemption or termination feature that may be exercised when 25% or more of the original principal balance of the related mortgage asset pool - or, in the case of a master trust, of the particular series in which the class was issued - is still outstanding, will include the word "callable."

                                       117

BOOK-ENTRY REGISTRATION

      General. Any class of offered certificates may be issued in book-entry form through the facilities of DTC. If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking Luxembourg,
for so long as they are participants in DTC.

      DTC, Euroclear and Clearstream.  DTC is:

      o     a limited-purpose trust company organized under the New York Banking
            Law,

      o     a "banking corporation" within the meaning of the New York Banking
            Law,

      o     a member of the Federal Reserve System,

      o     a "clearing corporation" within the meaning of the New York Uniform
            Commercial Code, and

      o     a "clearing agency" registered under the provisions of Section 17A of the Exchange Act.

      DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock
Exchange, Inc. and the National Association of Securities Dealers, Inc. Access
to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

      It is our understanding that Clearstream holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in a variety of currencies, including United States dollars. Clearstream provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in over 39 countries through established depository and custodial relationships. Clearstream is registered as a bank in Luxembourg. It is subject to regulation by the Commission de Surveillance du Secteur Financier,
which supervises Luxembourg banks. Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's U.S. customers are limited to securities brokers and dealers, and banks. Indirect access to
Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream and
Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

      It is our understanding that Euroclear holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Over 210,000 different

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securities are accepted for settlement through Euroclear, the majority of which are domestic securities from over 30 markets. Transactions may be settled in
Euroclear in a variety of currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this
"--Book-Entry Registration" section. Euroclear is operated by Euroclear Bank
S.A./N.V., as Euroclear Operator, under a license agreement with Euroclear
Clearance System Public Limited Company. All operations are conducted by the
Euroclear Operator, and all Euroclear securities clearance accounts and
Euroclear cash accounts are accounts with the Euroclear Operator, not ECSPLC.
ECSPLC establishes policy for the Euroclear system on behalf of more than 120 member organizations of Euroclear. Those member organizations include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member organization of Euroclear, either directly or indirectly.
Euroclear and Clearstream have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

      Securities clearance accounts and cash accounts with the Euroclear
Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms
and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts.
The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

      The information in this prospectus concerning DTC, Euroclear and
Clearstream, and their book-entry systems, has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness of that information.

      Holding and Transferring Book-Entry Certificates. Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that maintains the beneficial owner's account for that purpose. In turn, the Financial
Intermediary's ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates.
DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

      Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, or between persons or entities participating indirectly in Euroclear or
Clearstream, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

      Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, on the other, will be effected through DTC in accordance with DTC's rules and the rules of
Euroclear or Clearstream, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, as the case

                                       119

may be, in accordance with the rules and procedures and within deadlines,
Brussels time, established in Euroclear or Clearstream, as the case may be. If the transaction complies with all relevant requirements, Euroclear or
Clearstream, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

      Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream on the same day. Cash received in Euroclear or Clearstream as a result of sales of interests in a book-entry certificate by or through a member organization of
Euroclear or Clearstream, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream cash account until the business day following settlement in DTC. The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.

      Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      Payments on the book-entry certificates will be made to DTC. DTC's practice is to credit DTC participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records, unless
DTC has reason to believe that it will not receive payment on that date.
Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be--

      o     governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and

      o     the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

      Under a book-entry system, beneficial owners may receive payments after the related distribution date.

      The only "certificateholder" of book-entry certificates will be DTC or its nominee. Parties to the governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as
"certificateholders." The beneficial owners of book-entry certificates will be permitted to exercise the rights of "certificateholders" only indirectly through the DTC participants, who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a
"certificateholder" only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

      Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

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      Issuance of Definitive Certificates. Unless we specify otherwise in the related prospectus supplement, beneficial owners of affected offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless:

      o     we advise the related trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor; or

      o     we notify DTC of our intent to terminate the book-entry system through DTC with respect to those offered certificates and, in the event applicable law and/or DTC's procedures require that the DTC participants holding beneficial interests in those offered certificates submit a withdrawal request to DTC in order to so terminate the book-entry system, we additionally notify those DTC participants and they submit a withdrawal request with respect to such termination.

      Upon the occurrence of either of the two events described in the prior paragraph, the trustee or other designated party will be required to notify all
DTC participants, through DTC, of the availability of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.

                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

      The yield on your offered certificates will depend on--

      o     the price you paid for your offered certificates,

      o     the pass-through rate on your offered certificates,

      o     the amount and timing of payments on your offered certificates.

      The following discussion contemplates a trust established by us that consists only of mortgage loans. If one of our trusts also includes a mortgage-backed security, the payment terms of that security will soften or enhance the effects that the characteristics and behavior of mortgage loans backing that security can have on the yield to maturity and/or weighted average life of a class of offered certificates. If one of our trusts includes a mortgage-backed security, we will discuss in the related prospectus supplement the effect, if any, that the security may have on the yield to maturity and weighted average lives of the related offered certificates.

PASS-THROUGH RATE

      A class of interest-bearing offered certificates may have a fixed, variable or adjustable pass-through rate. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate.

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PAYMENT DELAYS

      There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield that would otherwise be produced if those payments were passed through on your offered certificates on the same date that they were due.

YIELD AND PREPAYMENT CONSIDERATIONS

      The yield to maturity on your offered certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered certificates. The rate of principal payments on those mortgage loans will be affected by the following:

      o     the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

      o     the dates on which any balloon payments are due; and

      o     the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

      Because the rate of principal prepayments on the mortgage loans underlying your offered certificates will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

      The extent to which the yield to maturity of your offered certificates may vary from your anticipated yield will depend upon--

      o     whether you purchased your offered certificates at a discount or premium and, if so, the extent of that discount or premium, and

      o     when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your offered
            certificates.

      If you purchase your offered certificates at a discount, then you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, then you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

      If your offered certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, then you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

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      If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either--

      o     be based on the principal balances of some or all of the mortgage assets in the related trust, or

      o     equal the total principal balance, or a designated portion of the total principal balance, of one or more of the other classes of certificates of the same series.

Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which--

      o     payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence, and/or

      o     payments are made in reduction of the total principal balance, or a designated portion of the total principal balance, of any class of certificates referred to in the second bullet point of the prior sentence.

      The extent of prepayments of principal of the mortgage loans underlying your offered certificates may be affected by a number of factors, including:

      o     the availability of mortgage credit;

      o     the relative economic vitality of the area in which the related real properties are located;

      o     the quality of management of the related real properties;

      o     the servicing of the mortgage loans;

      o     possible changes in tax laws; and

      o     other opportunities for investment.

In general, those factors that increase--

      o     the attractiveness of selling or refinancing a commercial or multifamily property, or

      o     the likelihood of default under a commercial or multifamily mortgage loan,

would be expected to cause the rate of prepayment to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

      The rate of principal payments on the mortgage loans underlying your offered certificates may also be affected by the existence and enforceability of prepayment restrictions, such as--

      o     prepayment lock-out periods, and

      o     requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

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If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

      The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes:

      o     to convert to a fixed rate loan and thereby lock in that rate, or

      o     to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

      Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to--

      o     realize its equity in the property,

      o     meet cash flow needs or

      o     make other investments.

      Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits.

      We make no representation as to--

      o     the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates,

      o     the relative importance of those factors,

      o     the percentage of the principal balance of those mortgage loans that will be paid as of any date, or

      o     the overall rate of prepayment on those mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

      The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates. In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

      The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of--

      o     scheduled amortization, or

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      o     prepayments, including--

            1.    voluntary prepayments by borrowers, and

            2.    involuntary prepayments resulting from liquidations,
                  casualties or condemnations and purchases of mortgage loans out of the related trust.

      In the prospectus supplement for a series of offered certificates, we will include tables, if applicable, setting forth--

      o     the projected weighted average life of each class of those offered certificates with principal balances, and

      o     the percentage of the initial total principal balance of each class of those offered certificates that would be outstanding on specified dates,

based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans. Those tables and assumptions illustrate the sensitivity of the weighted average lives of those offered certificates to various assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered certificates.

PREPAYMENT MODELS

      Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model.
CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2%
per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the 30th month. Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

      Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans.
Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans underlying your offered certificates will conform to any particular level of CPR or SPA.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

      Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity. The ability of a borrower to make a balloon payment typically will depend upon its ability either--

      o     to refinance the loan, or

      o     to sell the related real property.

                                       125

If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by--

      o     the bankruptcy of the borrower, or

      o     adverse economic conditions in the market where the related real property is located.

      In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered certificates and extend the weighted average life of your offered certificates.

      Negative Amortization. The weighted average life of a class of offered certificates can be affected by mortgage loans that permit negative amortization to occur. Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance. Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that:

      o     limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

      o     provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

      o     provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.

      Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates.
We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

      The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates. Deferred interest may be added to the total principal balance of a class of offered certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant.
This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

      The extent to which the yield on your offered certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your offered certificates at a premium or a discount.

      During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage

                                       126

loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

      Foreclosures and Payment Plans. The weighted average life of and yield on your offered certificates will be affected by--

      o     the number of foreclosures with respect to the underlying mortgage loans; and

      o     the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

      Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered certificates.

      Losses and Shortfalls on the Mortgage Assets. The yield on your offered certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered certificates.

      The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by the following:

      o     a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or

      o     the establishment of a priority of payments among classes of certificates.

      If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

      Additional Certificate Amortization. If your offered certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans. They may also entitle you to payments of principal from the following sources:

      o     amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

      o     interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

      o     prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

      o     any other amounts described in the related prospectus supplement.

                                       127

      The amortization of your offered certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered certificates were purchased at a premium, reduce their yield to maturity.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

      Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related mortgage assets. That credit support may be in the form of any of the following:

      o     overcollateralization and/or excess cash flow;

      o     the subordination of one or more other classes of certificates of the same series;

      o     the use of a letter of credit, a surety bond, an insurance policy or a guarantee;

      o     the establishment of one or more reserve funds; or

      o     any combination of the foregoing.

      If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

      If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered certificates. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related mortgage assets exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

      If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following:

      o     the nature and amount of coverage under that credit support;

      o     any conditions to payment not otherwise described in this
            prospectus;

      o     any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

      o     the material provisions relating to that credit support.

                                       128

      Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.

SUBORDINATE CERTIFICATES

      If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series. If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any distribution date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates.
If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may not cover all types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

      If the mortgage assets in any trust established by us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on subordinate certificates evidencing interests in a different group of those mortgage assets. We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.

OVERCOLLATERALIZATION AND EXCESS CASH FLOW

      If and to the extent described in the related prospectus supplement, the mortgage assets underlying any series of offered certificates may generate cashflows for the benefit of the related trust that, in the absence of default, will be in excess of the amount needed to make all required payments with respect to the offered and non-offered certificates of that series. This may be as a result of excess spread or because the mortgage assets have a greater total principal balance than the total principal balance of the certificates of the subject series. As and to the extent described in the related prospectus supplement, the additional cashflow may be available to cover losses or other shortfalls on one or more classes of related offered certificates and/or to amortize one or more classes of related offered certificates.

LETTERS OF CREDIT

      If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement. The issuer of a letter of credit will be obligated to honor draws under that letter of credit in a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal balance of some or all of the related mortgage assets as of the date the related trust was formed or of the initial total principal balance of one or more classes of certificates of the applicable series. The letter of credit may permit draws only in the event of select types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit issuer under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.

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INSURANCE POLICIES, SURETY BONDS AND GUARANTEES

      If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by insurance policies, surety bonds or guarantees provided by one or more insurance companies, sureties or other credit support providers. These instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.

      Alternatively, the mortgage assets, or one or more particular mortgage assets, included in any trust established by us may be covered for some default and/or loss risks by insurance policies, surety bonds or guarantees. If so, we will describe in the related prospectus supplement the nature of those default and/or loss risks and the extent of that coverage.

RESERVE FUNDS

      If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

      Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against select types of losses and shortfalls. Following each distribution date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO MBS

      If and to the extent described in the related prospectus supplement, any mortgage-backed security included in one of our trusts and/or the mortgage loans that back that security may be covered by one or more of the types of credit support described in this prospectus. We will specify in the related prospectus supplement, as to each of those forms of credit support, the information indicated above with respect to that mortgage-backed security, to the extent that the information is material and available.

                         LEGAL ASPECTS OF MORTGAGE LOANS

      Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the
United States, its territories and possessions. However, some of those mortgage loans may be secured by multifamily and commercial properties outside the United
States, its territories and possessions.

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      The following discussion contains general summaries of select legal aspects of mortgage loans secured by multifamily and commercial properties in the United States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated. Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states. See "The Trust Fund--Mortgage Loans."

      If a significant percentage of mortgage loans underlying a series of offered certificates, are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.

GENERAL

      Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on--

      o     the terms of the mortgage,

      o     the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,

      o     the knowledge of the parties to the mortgage, and

      o     in general, the order of recordation of the mortgage in the appropriate public recording office.

      However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

      There are two parties to a mortgage--

      o     a mortgagor, who is the owner of the encumbered interest in the real property, and

      o     a mortgagee, who is the lender.

      In general, the mortgagor is also the borrower.

      In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are--

      o     the trustor, who is the equivalent of a mortgagor,

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      o     the trustee to whom the real property is conveyed, and

      o     the beneficiary for whose benefit the conveyance is made, who is the lender.

      Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

      A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

      Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

      The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by:

      o     the express provisions of the related instrument,

      o     the law of the state in which the real property is located,

      o     various federal laws, and

      o     in some deed of trust transactions, the directions of the
            beneficiary.

INSTALLMENT CONTRACTS

      The mortgage loans underlying your offered certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

      The seller's enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser's equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

      However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial

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or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the seller's procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

LEASES AND RENTS

      A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender.

      If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

      In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law.

      In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower--

      o     without a hearing or the lender's consent, or

      o     unless the lender's interest in the room rates is given adequate protection.

      For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See "--Bankruptcy Laws" below.

PERSONALTY

      Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan,

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the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

FORECLOSURE

      General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

      Foreclosure Procedures Vary From State to State. The two primary methods of foreclosing a mortgage are--

      o     judicial foreclosure, involving court proceedings, and

      o     nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

      Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

      A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

      Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon--

      o     all parties having a subordinate interest of record in the real property, and

      o     all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

      Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties, including defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

      Equitable and Other Limitations on Enforceability of Particular
Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions.
These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may:

      o     alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

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      o     require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan;

      o     require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

      o     limit the right of the lender to foreclose in the case of a nonmonetary default, such as--

            1.    a failure to adequately maintain the mortgaged property, or

            2.    an impermissible further encumbrance of the mortgaged
                  property.

      Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have--

      o     upheld the reasonableness of the notice provisions, or

      o     found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger
            constitutional protections.

      In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

      Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following--

      o     a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower, and

      o     notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

      In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must--

      o     record a notice of default and notice of sale, and

      o     send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders.
A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the

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entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

      Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of--

      o     the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist, and

      o     the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

      As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower's right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Whether, the ultimate proceeds of the sale of the property equal the lender's investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

      The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

      Rights of Redemption.  The purposes of a foreclosure action are--

      o     to enable the lender to realize upon its security, and

      o     to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

      The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

      The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of

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redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

      One Action and Security First Rules. Some states (including California)
have laws that prohibit more than one "judicial action" to enforce a mortgage obligation secured by a mortgage on real property or an interest therein, and some courts have construed the term "judicial action" broadly. In addition, some states (including California) require that the lender proceed first against any real property security for such mortgage obligation before proceeding directly upon the secured obligation itself. In the case where either a cross-collateralized, cross-defaulted or a multi-property mortgage loan is secured by real properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such "one action" and/or "security first" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in the states where judicial foreclosure is the only permitted method of foreclosure. Otherwise, a second action in a state with "one action" rules might be precluded because of a prior first action, even if such first action occurred in a state without "one action" rules. Moreover, while the consequences of breaching these rules will vary from jurisdiction to jurisdiction, as a general matter, a lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or even the right to enforce the underlying obligation. In addition, under certain circumstances, a lender with respect to a real property located in a
"one action" or "security first" jurisdiction may be precluded from obtaining a deficiency judgment against the borrower following foreclosure or sale under a deed of trust (unless there has been a judicial foreclosure). Finally, in some jurisdictions, the benefits of such laws may be available not just to the underlying obligor, but also to any guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first complying with the applicable anti-deficiency statutes.

      Anti-Deficiency Legislation. Some or all of the mortgage loans underlying a series of offered certificates may be nonrecourse loans. Recourse in the case of a default on a non-recourse mortgage loan will generally be limited to the underlying real property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale pursuant to the "power of sale" under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other state statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In some states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security.
Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might otherwise result from below-market bids at the foreclosure sale. In some states, exceptions to the anti-deficiency statues are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower such as for waste upon the property.
Finally, some statutes may preclude deficiency judgments altogether with respect to certain kinds of obligations such as purchase-money indebtedness. In some jurisdictions the courts have extended the benefits of this legislation to the guarantors of the underlying obligation as well.

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      Leasehold Considerations. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a mortgage on the borrower's leasehold interest under a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease:

      o     requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them,

      o     permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and

      o     contains other protective provisions typically required by prudent lenders to be included in a ground lease.

      Some mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

      Cooperative Shares. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative's building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

      Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the
UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

      In the case of foreclosure on a building converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

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BANKRUPTCY LAWS

      Operation of the U.S. Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the U.S. Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

      Under the U.S. Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things--

      o     reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the
            then-current value of the property and the outstanding balance of the loan;

      o     reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

      o     extend or shorten the term to maturity of the loan;

      o     permit the bankrupt borrower to cure of the subject loan default by paying the arrearage over a number of years; or

      o     permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

      Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. A lender may be stayed from enforcing the assignment under the U.S. Bankruptcy Code. In addition, the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender's receipt of the rents. However, recent amendments to the U.S. Bankruptcy Code may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

      A borrower's ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for--

      o     past due rent,

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      o     accelerated rent,

      o     damages, or

      o     a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant's bankruptcy petition.

      In addition, the U.S. Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court:

      o     assume the lease and either retain it or assign it to a third party,
            or

      o     reject the lease.

      If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance.
These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The U.S.
Bankruptcy Code also limits a lessor's damages for lease rejection to:

      o     the rent reserved by the lease without regard to acceleration for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease, plus

      o     unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing.

ENVIRONMENTAL CONSIDERATIONS

      General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

      Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to that superlien.

      CERCLA. The federal Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended, imposes strict liability on present and past
"owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or
"operator," however, is a person who, without participating in the

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management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called "secured creditor exemption."

      The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996
(the "Lender Liability Act") amended, among other things, the provisions of
CERCLA with respect to lender liability and the secured creditor exemption. The
Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The
Lender Liability Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if--

      o     it exercises decision-making control over a borrower's environmental compliance and hazardous substance handling and disposal practices,
            or

      o     assumes day-to-day management of operational functions of a mortgaged property.

      The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

      CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and
Recovery Act ("RCRA"), which regulates underground petroleum storage tanks, except heating oil tanks. The EPA has adopted a lender liability rule for underground storage tanks (USTs) under Subtitle I of RCRA. Under that rule a lender with a security interest in an UST or real property containing an UST is not liable as an "owner" or "operator" so long as the lender does not engage in decision making control of the use, storage, filing or dispensing of petroleum contained in the UST, exercise control over the daily operation of the UST, or engage in petroleum production, refining or marketing. Moreover, under the
Lender Liability Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors, or alternatively, may not impose liability on secured creditors at all.

      Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and
Recovery Act.

      Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may--

      o     impose liability for releases of or exposure to asbestos-containing materials, and

      o     provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

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      Federal law requires owners of residential housing constructed prior to
1978 to disclose to potential residents or purchasers any known information in their possession regarding the presence of lead-based paint or lead-based paint-related hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

      In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

      Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

      Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower's ability to meet its loan obligations.

      Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.

      If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

      In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure.
This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

      Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository
Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that
Act and the regulations promulgated thereunder. The inability to enforce a due-on-sale clause may result in transfer of the related mortgaged property to an uncreditworthy person, which could increase the likelihood of default, which may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity.

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JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

      Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

      In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows:

      o     first, to the payment of court costs and fees in connection with the foreclosure;

      o     second, to real estate taxes;

      o     third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

      o     last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior mortgage loan.

SUBORDINATE FINANCING

      Some mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable.
Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks:

      o     the borrower may have difficulty servicing and repaying multiple loans;

      o     if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

      o     acts of the senior lender that prejudice the junior lender or impair the junior lender's security, such as the senior lender's agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

      o     if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

      o     the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

      Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment premium, fee or

                                       143

charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

      Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980 ("Title V") provides that state usury limitations shall not apply to various types of residential, including multifamily, first mortgage loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

AMERICANS WITH DISABILITIES ACT

      Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals.
The "readily achievable" standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SERVICEMEMBERS CIVIL RELIEF ACT

      Under the terms of the Servicemembers Civil Relief Act, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy,
Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the
U.S. Public Health Service assigned to duty with the military. Because the
Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

      Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with

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the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

      In addition, pursuant to the laws of various states, under certain circumstances, payments on mortgage loans by residents in such states who are called into active duty with the National Guard or the reserves will be deferred. These state laws may also limit the ability of the master servicer to foreclose on the related mortgaged property. This could result in delays or reductions in payment and increased losses on the mortgage loans that would be borne by certificateholders.

FORFEITURES IN DRUG, RICO AND MONEY LAUNDERING PROCEEDINGS

      Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses can be seized by and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt
Organizations Act, the Bank Secrecy Act, the anti-money-laundering laws and regulations, including the Uniting and Strengthening America by Providing
Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the
"USA Patriot Act") and the regulations issued pursuant to the USA Patriot Act, as well as the narcotic drug laws. Under procedures contained in the
Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

      A lender may avoid forfeiture of its interest in the property if it establishes that--

      o     its mortgage was executed and recorded before commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or

      o     the lender was, at the time of execution of the mortgage,
            "reasonably without cause to believe that the property was subject to forfeiture."

      However, there is no assurance that such defense will be successful.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

      This is a general discussion of the anticipated material federal income tax consequences of purchasing, owning and transferring the offered certificates. This discussion is directed to certificateholders that hold the offered certificates as capital assets within the meaning of Section 1221 of the
Internal Revenue Code. It does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Internal Revenue Code, including:

      o     banks,

      o     insurance companies,

                                       145

      o     foreign investors.

      o     tax exempt investors,

      o     holders whose "functional currency" is not the United States dollar,

      o     United States expatriates, and

      o     holders holding the offered certificates as part of a hedge, straddle, or conversion transaction.

      Further, this discussion and any legal opinions referred to in this discussion are based on current provisions and interpretations of the Internal
Revenue Code and the accompanying Treasury regulations and on current judicial and administrative rulings. All of these authorities are subject to change and any change can apply retroactively. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions.

      Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is--

      o     given with respect to events that have occurred at the time the advice is rendered, and

      o     is directly relevant to the determination of an entry on a tax return.

      Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors are encouraged to consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also as to state and local taxes. See "State and
Other Tax Consequences."

      The following discussion addresses securities of two general types:

      o     REMIC certificates, representing interests in a trust, or a portion of the assets of that trust, as to which a specified person or entity will make a real estate mortgage investment conduit, or
            REMIC, election under sections 860A through 860G of the Internal
            Revenue Code; and

      o     grantor trust certificates, representing interests in a trust, or a portion of the assets of that trust, as to which no REMIC election will be made.

      We will indicate in the prospectus supplement for each series of offered certificates whether the related trustee, another party to the related Governing
Document or an agent appointed by that trustee or other party will act as tax administrator for the related trust. If the related tax administrator is required to make a REMIC election, we also will identify in the related prospectus supplement all regular interests and residual interests in the resulting REMIC.

      The following discussion is limited to certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust holds only mortgage loans. If a trust holds assets other than mortgage loans, such as mortgage-backed securities, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in

                                       146

the related prospectus supplement. See "The Trust Fund--Arrangements Providing
Reinvestment, Interest Rate and Currency Related Protection."

      The following discussion is based in part on the rules governing original issue discount in sections 1271-1273 and 1275 of the Internal Revenue Code and in the Treasury regulations issued under those sections. It is also based in part on the rules governing REMICs in sections 860A-860G of the Internal Revenue
Code and in the Treasury regulations issued or proposed under those sections.
The regulations relating to original issue discount do not adequately address all issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

REMICS

      General. With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to any other assumptions set forth in the opinion:

      o     the related trust, or the relevant designated portion of the trust, will qualify as a REMIC, and

      o     those offered certificates will represent--

            1.    regular interests in the REMIC, or

            2.    residual interests in the REMIC.

      Any and all offered certificates representing interests in a REMIC will be either--

      o     REMIC regular certificates, representing regular interests in the
            REMIC, or

      o     REMIC residual certificates, representing residual interests in the
            REMIC.

      If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Internal Revenue Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation.
Therefore, the related certificates may not be given the tax treatment summarized below. Although the Internal Revenue Code authorizes the Treasury
Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust's income for the period in which the requirements for REMIC status are not satisfied. The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Internal Revenue
Code.

      Characterization of Investments in REMIC Certificates. Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as--

      o     "real estate assets" within the meaning of section 856(c)(5)(B) of the Internal Revenue Code in the hands of a real estate investment trust, and

      o     "loans secured by an interest in real property" or other assets described in section 7701(a)(19)(C) of the Internal Revenue Code in the hands of a thrift institution,

                                       147

in the same proportion that the assets of the related REMIC are so treated.

      However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or other prescribed purposes, the related offered certificates will not be treated as assets qualifying under section
7701(a)(19)(C) of the Internal Revenue Code. If 95% or more of the assets of the
REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

      In addition, unless we state otherwise in the related prospectus supplement, offered certificates that are REMIC regular certificates will be
"qualified mortgages" within the meaning of section 860G(a)(3) of the Internal
Revenue Code in the hands of another REMIC.

      Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in section 856(c)(3)(B) of the Internal Revenue Code if received by a real estate investment trust, to the extent that these certificates are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the
Internal Revenue Code.

      The related tax administrator will determine the percentage of the REMIC's assets that constitute assets described in the above-referenced sections of the
Internal Revenue Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable
Treasury regulations.

      The assets of the REMIC will include, in addition to mortgage loans--

      o     collections on mortgage loans held pending payment on the related offered certificates, and

      o     any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.

      It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Internal
Revenue Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Internal Revenue
Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently. The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans for purposes of section
856(c)(5)(B) of the Internal Revenue Code, relating to real estate investment trusts.

      To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate.
Accordingly:

      o     a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in section 7701(a)(19)(C) of the Internal Revenue Code;

      o     a portion of that certificate may not represent ownership of "real estate assets" under section 856(c)(5)(B) of the Internal Revenue
            Code; and

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      o     the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Internal Revenue Code.

      Tiered REMIC Structures. For some series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of REMIC certificates, our counsel will opine that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as interests in one REMIC solely for purposes of determining:

      o     whether the related REMIC certificates will be "real estate assets"
            within the meaning of section 856(c)(5)(B) of the Internal Revenue
            Code,

      o     whether the related REMIC certificates will be "loans secured by an interest in real property" under section 7701(a)(19)(C) of the
            Internal Revenue Code, and

      o     whether the interest/income on the related REMIC certificates is interest described in section 856(c)(3)(B) of the Internal Revenue
            Code.

      Taxation of Owners of REMIC Regular Certificates.

      General. Except as otherwise stated in this discussion, the Internal
Revenue Code treats REMIC regular certificates as debt instruments issued by the
REMIC and not as ownership interests in the REMIC or its assets. Holders of
REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

      Original Issue Discount. Some REMIC regular certificates may be issued with original issue discount within the meaning of section 1273(a) of the
Internal Revenue Code. Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with a constant yield method, prior to the receipt of the cash attributable to that income. The Treasury Department has issued regulations under sections 1271 to 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. section 1272(a)(6) of the Internal Revenue Code provides special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that section
1272(a)(6) and the regulations under sections 1271 to 1275 of the Internal
Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

      The Internal Revenue Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the
Treasury Department has not yet issued. The Committee Report indicates that the regulations should provide that the prepayment assumption used with respect to a
REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a

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rate conforming to the prepayment assumption or at any other rate or that the
IRS will not challenge on audit the prepayment assumption used.

      The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

      The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

      Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at:

      o     a single fixed rate,

      o     a "qualified floating rate,"

      o     an "objective rate,"

      o     a combination of a single fixed rate and one or more "qualified floating rates,"

      o     a combination of a single fixed rate and one "qualified inverse floating rate," or

      o     a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

      In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of that discount will vary according to the characteristics of those certificates. If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the
IRS.

      Some classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that ends on each distribution date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the
REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

      In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate. Therefore, the

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portion of the interest paid on the first distribution date in excess of interest accrued from the date of initial issuance to the first distribution date is included in the stated redemption price of the REMIC regular certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

      Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying:

      o     the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption, by

      o     a fraction--

            1.    the numerator of which is the amount of the payment, and

            2.    the denominator of which is the stated redemption price at maturity of the certificate.

      Under the Treasury regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

      o     the total amount of the de minimis original issue discount, and

      o     a fraction--

            1.    the numerator of which is the amount of the principal payment,
                  and

            2.    the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

      The Treasury regulations also would permit you to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market
Discount" below for a description of that election under the applicable Treasury regulations.

      If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as described below in this "--Original Issue
Discount" subsection.

      As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a distribution date, or in the

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case of the first accrual period, begins on the date of initial issuance, and ends on the day preceding the next following distribution date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

      o     the sum of:

            1.    the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC
                  regular certificate, if any, in future periods, presumably taking into account the prepayment assumption, and

            2.    the payments made on that certificate during the accrual
                  period of amounts included in the stated redemption price, over

      o     the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

      The adjusted issue price of a REMIC regular certificate is:

      o     the issue price of the certificate, increased by

      o     the total amount of original issue discount previously accrued on the certificate, reduced by

      o     the amount of all prior payments of amounts included in its stated
            redemption price.

The present value of the remaining payments referred to in item 1. of the second preceding sentence will be calculated:

      o     assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

      o     using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

      o     taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

      The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

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      A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated
redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate.
However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the total original issue discount remaining to be accrued on the certificate. The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

      o     the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination, and

      o     the daily portions of original issue discount for all days during that accrual period prior to that date of determination.

      If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted to offset it against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related
REMIC prepay more quickly than anticipated. See "Risk Factors--The Investment
Performance of Your Offered Certificate Will Depend Upon Payments, Defaults and
Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses
May Be Highly Unpredictable."

      The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS. Prospective purchasers of the REMIC regular certificates are encouraged to consult their tax advisors concerning the tax treatment of these certificates in this regard.

      The Treasury Department proposed regulations on August 24, 2004 concerning the accrual of interest income by the holders of REMIC regular interests. The proposed regulations would create a special rule for accruing original issue discount on REMIC regular certificates that provide for a delay between record and distribution dates, such that the period over which original issue discount accrues coincides with the period over which the certificate holder's right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, certificate holders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC regular certificates with delayed payment periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC regular certificate issued after the date the final regulations are published in the Federal Register. The proposed regulations provide automatic consent for the holder of a REMIC regular certificate to change its method of accounting for original issue discount under the final regulations. The change is proposed to be made on a cut-off basis and, thus, does not affect REMIC regular interests certificates before the date the final regulations are published in the Federal
Register.

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      The Treasury Department issued a notice of proposed rulemaking on the timing of income and deductions attributable to interest-only regular interests in a REMIC on August 24, 2004. In this notice, the Treasury Department and the
IRS requested comments on whether to adopt special rules for taxing regular interests in a REMIC that are entitled only to a specified portion of the interest in respect of one or more mortgage loans held by the REMIC ("REMIC
IOs"), high-yield REMIC regular interests, and apparent negative-yield instruments. The Treasury Department and the IRS also requested comments on different methods for taxing the foregoing instruments, including the possible recognition of negative amounts of original issue discount, the formulation of special guidelines for the application of Code Section 166 to REMIC IOs and similar instruments, and the adoption of a new alternative method applicable to
REMIC IOs and similar instruments. It is uncertain whether IRS actually will propose any regulations as a consequence of the solicitation of comments and when any resulting new rules would be effective.

      Market Discount. You will be considered to have purchased a REMIC regular certificate at a market discount if--

      o     in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount, or

      o     in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

      If you purchase a REMIC regular certificate with more than a de minimis amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under section 1276 of the Internal Revenue
Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

      The Treasury regulations also permit you to elect to accrue all interest and discount, including de minimis market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include currently market discount in income with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium, with respect to all debt instruments having amortizable bond premium that you own or acquire. See "--REMICs --Taxation of Owners of REMIC
Regular Certificates--Premium" below.

      Each of the elections described above to accrue interest and discount, and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

      However, market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of section 1276 of the Internal
Revenue Code if the market discount is less than 0.25% of the remaining stated
redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations.

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It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

      Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury
Department, the relevant rules described in the Committee Report apply. The
Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular certificate held by you, at your option:

      o     on the basis of a constant yield method,

      o     in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period, or

      o     in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

      The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

      To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

      Further, section 1277 of the Internal Revenue Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

      Premium. A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under section 171 of the Internal Revenue
Code to amortize the premium over the life of the certificate. If you elect to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest. If made,

                                       155

this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of
REMIC regular certificates.

      The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See
"--Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The
Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under section 171 of the Internal Revenue Code.

      Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on--

      o     the purchase price paid for your offered certificate, and

      o     the payments remaining to be made on your offered certificate at the time of its acquisition by you.

      If you acquire an interest in any class of REMIC regular certificates issued at a premium, you are encouraged to consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

      Realized Losses. Under section 166 of the Internal Revenue Code, if you are either a corporate holder of a REMIC regular certificate or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your offered certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans. However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that--

      o     you will not be entitled to deduct a loss under section 166 of the
            Internal Revenue Code until your offered certificate becomes wholly worthless, which is when its principal balance has been reduced to zero, and

      o     the loss will be characterized as a short-term capital loss.

      You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable income in a period could exceed your economic income in that period. If any of those amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income. However, the law is unclear with respect to the timing and character of this loss or reduction in income.

      Taxation of Owners of REMIC Residual Certificates.

      General. Although a REMIC is a separate entity for federal income tax purposes, the Internal Revenue Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and the

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other transactions described under "--REMICs--Prohibited Transactions Tax and
Other Taxes" below. Rather, a holder of REMIC residual certificates must generally include in income the taxable income or net loss of the related REMIC.
Accordingly, the Internal Revenue Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or as debt instruments issued by the related REMIC.

      Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless we otherwise disclose in the related prospectus supplement. These daily amounts then will be allocated among the holders of the
REMIC residual certificates in proportion to their respective ownership interests on that day. Any amount included in the residual certificateholders'
gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--REMICs--Taxation of Owners of
REMIC Residual Certificates--Taxable Income of the REMIC." Holders of REMIC
residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the
REMIC's termination. Income derived from the REMIC residual certificates will be
"portfolio income" for the purposes of the limitations under section 469 of the
Internal Revenue Code on the deductibility of "passive losses."

      A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate.
These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a holder of a REMIC residual certificate. These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate. The Treasury regulations, however, do not provide for these modifications.

      Any payments that you receive from the seller of a REMIC residual certificate in connection with the acquisition of that certificate will be income to you.

      The Treasury Department has issued final regulations, effective May 11,
2004, which address the federal income tax treatment of "inducement fees"
received by transferees of noneconomic REMIC residual interests. The final regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. The final regulations provide two safe harbor methods which permit transferees to include inducement fees in income, either (a) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (b) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the residual certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The final regulations also provide that an inducement fee shall be treated as income from sources within the United States.
In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC residual interests may obtain automatic consent from the IRS to change the method of accounting for
REMIC inducement fee income to one of the safe harbor

                                       157

methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the
REMIC residual certificates are encouraged consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

      Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period.
Consequently, you should have--

      o     other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates, or

      o     unrelated deductions against which income may be offset.

See, however, the rules discussed below relating to:

      o     excess inclusions,

      o     residual interests without significant value, and

      o     noneconomic residual interests.

      The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your REMIC residual certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Internal Revenue Code, tax rates or character of the income or loss. Therefore, REMIC residual certificates will ordinarily have a negative value at the time of issuance. See "Risk Factors--Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences."

      Taxable Income of the REMIC. The taxable income of a REMIC will equal:

      o     the income from the mortgage loans and other assets of the REMIC;
            plus

      o     any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates constituting regular interests in the REMIC; less the following items--

            1.    the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on
                  issuance, on any class of REMIC certificates constituting
                  regular interests in the REMIC, whether offered or not,

            2.    amortization of any premium on the mortgage loans held by the
                  REMIC,

            3.    bad debt losses with respect to the mortgage loans held by the
                  REMIC, and

            4.    except as described below in this "--Taxable Income of the
                  REMIC" subsection, servicing, administrative and other
                  expenses.

                                       158

      For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under
"--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue
Discount." The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

      Subject to possible application of the de minimis rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates" above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

      A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC's basis, determined as described in the preceding paragraph, is different from its stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC probably will elect under section 171 of the Internal
Revenue Code to amortize any premium on the mortgage loans that it holds.
Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

      A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute regular interests in the
REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount." However, the de minimis rule described in that section will not apply in determining deductions.

      If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under
"--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue
Discount."

      As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account.
See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by section 67 of the Internal Revenue Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the

                                       159

holders of the related REMIC certificates, subject to the limitation of section
67 of the Internal Revenue Code. See "--REMICs--Taxation of Owners of REMIC
Residual Certificates--Possible Pass-Through of Miscellaneous Itemized
Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

      Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC residual certificate will be equal to:

      o     the amount paid for that REMIC residual certificate,

      o     increased by amounts included in the income of the holder of that
            REMIC residual certificate, and

      o     decreased, but not below zero, by payments made, and by net losses allocated, to the holder of that REMIC residual certificate.

      A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate.

      Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the holder's adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

      A holder's basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder's allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC's taxable income is allocated to that holder. To the extent the initial basis of the holder of a
REMIC residual certificate is less than the distributions to that holder, and increases in the initial basis either occur after these distributions or, together with the initial basis, are less than the amount of these payments, gain will be recognized to that holder on these distributions. This gain will be treated as gain from the sale of its REMIC residual certificate.

      The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis:

      o     through distributions,

      o     through the deduction of any net losses of the REMIC, or

      o     upon the sale of its REMIC residual certificate.

See "--REMICs--Sales of REMIC Certificates" below.

      For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder see "--REMICs--Taxation of Owners of REMIC Residual
Certificates--General" above. These adjustments could require a holder of a
REMIC residual

                                       160

certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis of the certificate would have been in the hands of an original holder.

      Excess Inclusions. Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of:

      o     the daily portions of REMIC taxable income allocable to that certificate, over

      o     the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

      The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to:

      o     the issue price of the certificate, increased by

      o     the sum of the daily accruals for all prior quarters, and decreased, but not below zero, by

      o     any payments made with respect to the certificate before the beginning of that quarter.

      The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value. The long-term
Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the
IRS.

      Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a
REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

      For holders of REMIC residual certificates, excess inclusions:

      o     will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

      o     will be treated as unrelated business taxable income to an otherwise tax-exempt organization, and

      o     will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors.

See, however, "--REMICs--Foreign Investors in REMIC Certificates" below.

                                       161

      Furthermore, for purposes of the alternative minimum tax:

      o     excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and

      o     alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

      This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

      In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the total excess inclusions with respect to these
REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Any amount so allocated will be treated as an excess inclusion with respect to a
REMIC residual certificate as if held directly by the shareholder. The total excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of section 857(b)(2)
of the Internal Revenue Code, other than any net capital gain. Treasury regulations yet to be issued could apply a similar rule to:

      o     regulated investment companies,

      o     common trusts, and

      o     some cooperatives.

The Treasury regulations, however, currently do not address this subject.

      Noneconomic REMIC Residual Certificates. Under the Treasury regulations, transfers of noneconomic REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the noneconomic REMIC residual certificate. The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related
Governing Document:

      o     the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and

      o     the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

      The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the
REMIC residual certificate. This rate is computed and published monthly by the
IRS.

                                       162

      Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit:

      o     from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax,

      o     from the prospective transferee, providing representations as to its financial condition and that it understands that, as the holder of a non-economic REMIC residual certificate, it may incur tax
            liabilities in excess of any cash flows generated by the REMIC residual certificate and that such transferee intends to pay its taxes associated with holding such REMIC residual certificate as they become due, and

      o     from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future.

      Final Treasury regulations issued on July 18, 2002 (the "Safe Harbor
Regulations"), provide that transfers of noneconomic residual interests must meet two additional requirements to qualify for the safe harbor: (a) the transferee must represent that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty, hereafter a
"foreign branch") of the transferee or another U.S. taxpayer, and (b) the transfer must satisfy either an "asset test" or a "formula test" provided under the REMIC Regulations. A transfer to an "eligible corporation," generally a domestic corporation, will satisfy the asset test if: at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the transferee's fiscal year of transfer, the transferee's gross and net assets for financial reporting purposes exceed $100 million and $10 million, respectively, in each case, exclusive of any obligations of certain related persons, the transferee agrees in writing that any subsequent transfer of the interest will be to another eligible corporation in a transaction that satisfies the asset test, and the transferor does not know or have reason to know, that the transferee will not honor these restrictions on subsequent transfers, and a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer (specifically including the amount of consideration paid in connection with the transfer of the noneconomic residual interest) that the taxes associated with the residual interest will not be paid. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the asset test. The "formula test" makes the safe harbor unavailable unless the present value of the anticipated tax liabilities associated with holding the residual interest did not exceed the sum of:

      o     the present value of any consideration given to the transferee to acquire the interest,

      o     the present value of the expected future distributions on the interest, and

      o     the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

      Present values must be computed using a discount rate equal to the applicable Federal short-term rate.

      If the transferee has been subject to the alternative minimum tax in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, then it may use the alternative minimum tax rate in lieu of the corporate tax rate. In addition, the direct or indirect transfer of the

                                       163

residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the formula test.

      The Governing Document will require that all transferees of residual certificates furnish an affidavit as to the applicability of one of the safe harbors of the Safe Harbor Regulations, unless the transferor has waived the requirement that the transferee do so.

      Prospective investors are encouraged consult their own tax advisors as to the applicability and effect of these alternative safe harbor tests.

      Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor with respect to that purported transfer.

      We will disclose in the related prospectus supplement whether the offered
REMIC residual certificates may be considered noneconomic residual interests under the Treasury regulations. However, we will base any disclosure that a
REMIC residual certificate will not be considered noneconomic upon various assumptions. Further, we will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules.

      See "--REMICs--Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of REMIC residual certificates to foreign persons.

      Mark-to-Market Rules. Regulations under section 475 of the Internal
Revenue Code require that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. These regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate is not treated as a security for purposes of section 475 of the Internal Revenue Code.
Thus, a REMIC residual certificate is not subject to the mark-to-market rules.
We recommend that prospective purchasers of a REMIC residual certificate consult their tax advisors regarding these regulations.

      Transfers of REMIC Residual Certificates to Investors That Are Foreign
Persons. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Internal Revenue Code will be prohibited under the related Governing
Documents.

      Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a
REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

      If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is:

      o     an individual,

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      o     an estate or trust, or

      o     a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

      then--

      o     an amount equal to this individual's, estate's or trust's share of these fees and expenses will be added to the gross income of this holder, and

      o     the individual's, estate's or trust's share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of section 67 of the Internal
            Revenue Code, which permits the deduction of these fees and expenses only to the extent they exceed, in total, 2% of a taxpayer's adjusted gross income.

      In addition, section 68 of the Internal Revenue Code currently provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of:

      o     3% of the excess, if any, of such taxpayer's adjusted gross income,
            or

      o     80% of the amount of itemized deductions otherwise allowable for such tax year.

      Under current law, the applicable reduction will be two-thirds of the above amount for taxable years beginning in 2006 and 2007, and one-third of the above amount for taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009, the reduction of itemized deductions is repealed. Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is--

      o     an individual,

      o     an estate or trust, or

      o     a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder's gross income.

      The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either section 67 or Section
68 of the Internal Revenue Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

      Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for:

      o     an individual,

      o     an estate or trust, or

      o     a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts.

                                       165

      We recommend that those prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

      Sales of REMIC Certificates. If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate.
The adjusted basis of a REMIC regular certificate generally will equal:

      o     the cost of the certificate to that certificateholder, increased by

      o     income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income, and reduced, but not below zero, by

      o     payments on the certificate received by that certificateholder, amortized premium and realized losses allocated to the certificate and previously deducted by the certificateholder.

      The adjusted basis of a REMIC residual certificate will be determined as described above under "--REMICs--Taxation of Owners of REMIC Residual
Certificates--Basis Rules, Net Losses and Distributions." Except as described below in this "--Sales of REMIC Certificates" subsection, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of section 1221 of the Internal Revenue Code, which is generally property held for investment.

      In addition to the recognition of gain or loss on actual sales, the
Internal Revenue Code requires the recognition of gain, but not loss, upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

      o     entitle the holder to a specified principal amount,

      o     pay interest at a fixed or variable rate, and

      o     are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most
REMIC regular certificates meet this exception, section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small, amount of principal, can be the subject of a constructive sale.

      Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

      As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

                                       166

      Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of:

      o     the amount that would have been includible in the seller's income with respect to that REMIC regular certificate assuming that income had accrued on the certificate at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate, over

      o     the amount of ordinary income actually includible in the seller's income prior to that sale.

      In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under
"--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount"
and "--Premium."

      REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Internal Revenue Code applies will be ordinary income or loss.

      A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a "conversion transaction" within the meaning of section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

      Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the
"wash sale" rules of section 1091 of the Internal Revenue Code, if during the period beginning six months before, and ending six months after, the date of that sale the seller of that certificate:

      o     reacquires that same REMIC residual certificate,

      o     acquires any other residual interest in a REMIC, or

      o     acquires any similar interest in a taxable mortgage pool, as defined in section 7701(i) of the Internal Revenue Code.

In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder's adjusted basis in the newly-acquired asset.

                                       167

      Prohibited Transactions Tax and Other Taxes. The Internal Revenue Code
imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions, a prohibited transaction includes:

      o     the disposition of a non-defaulted mortgage loan,

      o     the receipt of income from a source other than a mortgage loan or other permitted investments,

      o     the receipt of compensation for services, or

      o     the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the REMIC certificates.

      It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

      In addition, some contributions to a REMIC made after the day on which the
REMIC issues all of its interests could result in the imposition of a tax on the
REMIC equal to 100% of the value of the contributed property. The related
Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

      REMICs also are subject to federal income tax at the highest corporate rate on Net Income From Foreclosure Property, determined by reference to the rules applicable to REITs. The related Governing Documents may permit the special servicer to conduct activities with respect to a mortgaged property acquired by one of our trusts in a manner that causes the trust to incur this tax, if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance may the special servicer allow the acquired mortgaged property to cease to be a "permitted investment" under section 860G(a)(5) of the Internal
Revenue Code.

      Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, particular contributions or Net Income From Foreclosure Property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that--

      o     the person has sufficient assets to do so, and

      o     the tax arises out of a breach of that person's obligations under select provisions of the related Governing Document.

      Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

      Tax and Restrictions on Transfers of REMIC Residual Certificates to
Particular Organizations. If a REMIC residual certificate is transferred to a
Disqualified Organization, a tax will be imposed in an amount equal to the product of:

      o     the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer, and

                                       168

      o     the highest marginal federal income tax rate applicable to corporations.

      The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the
REMIC residual certificate.

      The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on:

      o     events that have occurred up to the time of the transfer,

      o     the prepayment assumption, and

      o     any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

      The tax on transfers to Disqualified Organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a Disqualified Organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if:

      o     the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization, and

      o     as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

      In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

      o     the amount of excess inclusions on the certificate that are allocable to the interest in the Pass-Through Entity held by the
            Disqualified Organization, and

      o     the highest marginal federal income tax rate imposed on
            corporations.

      A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in that Pass-Through Entity furnishes to that Pass-Through Entity:

      o     the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder, or

      o     a statement under penalties of perjury that the record holder is not a Disqualified Organization.

      If an Electing Large Partnership holds a REMIC residual certificate, all interests in the Electing Large Partnership are treated as held by Disqualified
Organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph. This tax on Electing Large Partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

                                       169

      In addition, a person holding an interest in a Pass-Through Entity as a nominee for another person will, with respect to that interest, be treated as a
Pass-Through Entity.

      Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

      o     the residual interests in the entity are not held by Disqualified
            Organizations, and

      o     the information necessary for the application of the tax described in this prospectus will be made available.

      We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

      Termination. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment with respect to the related mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a
REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

      Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Internal Revenue Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects.

      As, or as agent for, the tax matters person, the related tax administrator, subject to applicable notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC's--

      o     income,

      o     deductions,

      o     gains,

      o     losses, and

      o     classification as a REMIC.

      Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related
REMIC's tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item.
Adjustments made to the REMIC's tax return may

                                       170

require these holders to make corresponding adjustments on their returns. An audit of the REMIC's tax return, or the adjustments resulting from that audit, could result in an audit of a holder's return.

      No REMIC will be registered as a tax shelter under section 6111 of the
Internal Revenue Code. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

      Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS. Holders of REMIC regular certificates that are--

      o     corporations,

      o     trusts,

      o     securities dealers, and

      o     various other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of:

      o     30 days after the end of the quarter for which the information was requested, or

      o     two weeks after the receipt of the request.

      Reporting with respect to REMIC residual certificates, including--

      o     income,

      o     excess inclusions,

      o     investment expenses, and

      o     relevant information regarding qualification of the REMIC's assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

      As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Market Discount."

                                       171

      Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the related tax administrator for the subject REMIC.

      Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the backup withholding tax under Section 3406 of the Internal Revenue Code if recipients of these payments:

      o     fail to furnish to the payor information regarding, among other things, their taxpayer identification numbers, or

      o     otherwise fail to establish an exemption from this tax.

      Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

      Foreign Investors in REMIC Certificates. Unless we otherwise disclose in the related prospectus supplement, a holder of a REMIC regular certificate that is--

      o     a foreign person, and

      o     not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate,

will normally not be subject to United States federal income or withholding tax with respect to a payment on a REMIC regular certificate. To avoid withholding or tax, that holder must comply with applicable identification requirements.
These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is a foreign person and providing the name, address and such other information with respect to the certificateholder as may be required by regulations issued by the Treasury Department. Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

      For these purposes, a foreign person is anyone other than a U.S. Person.

      It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related
REMIC residual certificates. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

      It is possible, under regulations promulgated under Section 881 of the
Internal Revenue Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either--

      o     owns 10% or more of one or more underlying mortgagors, or

      o     if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

                                       172

      Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to
United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

      Unless we otherwise state in the related prospectus supplement, the related Governing Document will prohibit transfers of REMIC residual certificates to investors that are:

      o     foreign persons, or

      o     U.S. Persons, if classified as a partnership under the Internal
            Revenue Code, unless all of their beneficial owners are U.S. Persons and the partnership agreement prohibits transfers of partnership interests to non-U.S. Persons.

GRANTOR TRUSTS

      Classification of Grantor Trusts. With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related trust, or relevant portion of that trust, will be classified as a grantor trust under subpart E, part I of subchapter J of the Internal Revenue
Code and not as a partnership or an association taxable as a corporation.

      A grantor trust certificate may be classified as either of the following types of certificate:

      o     a grantor trust fractional interest certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest, if any, on those loans at a pass-through rate; or

      o     a grantor trust strip certificate representing ownership of all or a portion of the difference between--

            1.    interest paid on the mortgage loans constituting the related grantor trust, minus

            2.    the sum of:

                  o     normal administration fees, and

                  o     interest paid to the holders of grantor trust fractional
                        interest certificates issued with respect to that
                        grantor trust

      A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

      Characterization of Investments in Grantor Trust Certificates.

      Grantor Trust Fractional Interest Certificates. Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in:

      o     "loans . . . secured by an interest in real property" within the meaning of section 7701(a)(19)(C)(v) of the Internal Revenue Code, but only to the extent that the underlying

                                       173

            mortgage loans have been made with respect to property that is used for residential or other prescribed purposes;

      o     "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of section
            860G(a)(3) of the Internal Revenue Code; and

      o     "real estate assets" within the meaning of section 856(c)(5)(B) of the Internal Revenue Code.

      In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered
"interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) of the Internal
Revenue Code.

      Grantor Trust Strip Certificates. Even if grantor trust strip certificates evidence an interest in a grantor trust--

      o     consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of section
            7701(a)(19)(C)(v) of the Internal Revenue Code,

      o     consisting of mortgage loans that are "real estate assets" within the meaning of section 856(c)(5)(B) of the Internal Revenue Code,
            and

      o     the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of section
            856(c)(3)(B) of the Internal Revenue Code,

it is unclear whether the grantor trust strip certificates, and the income from those certificates, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income from those certificates, will be so characterized.

      The grantor trust strip certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are]
principally secured by an interest in real property" within the meaning of section 860G(a)(3)(A) of the Internal Revenue Code.

      Taxation of Owners of Grantor Trust Fractional Interest Certificates.

      General. Holders of a particular series of grantor trust fractional interest certificates generally:

      o     will be required to report on their federal income tax returns their shares of the entire income from the underlying mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

      o     will be entitled to deduct their shares of any reasonable servicing fees and other expenses.

      Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

                                       174

      Section 67 of the Internal Revenue Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through some types of pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the total of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income.

      Section 68 of the Internal Revenue Code currently reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount. Under current law, the applicable reduction will be two-thirds of the above amount for taxable years beginning in 2006 and
2007, and one-third of the above amount for taxable years beginning in 2008 and
2009. For taxable years beginning after December 31, 2009, the reduction of itemized deductions is repealed.

      The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either section 67 or section 68 of the Internal Revenue Code may be substantial.
Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

      Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

      The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of section 1286 of the Internal Revenue Code. Grantor trust fractional interest certificates may be subject to those rules if:

      o     a class of grantor trust strip certificates is issued as part of the same series, or

      o     we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

      Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to:

      o     a master servicer,

      o     a special servicer,

      o     any sub-servicer, or

      o     their respective affiliates.

      With respect to certain categories of debt instruments, section 1272(a)(6)
of the Internal Revenue Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

                                       175

      Legislation enacted in 1997 extended the scope of that section to cover investments in any pool of debt instruments the yield on which may be affected by reason of prepayments. The precise application of section 1272(a)(6) of the
Internal Revenue Code to pools of debt instruments is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer's investments in these pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

      We recommend that certificateholders consult their tax advisors concerning reporting original issue discount, market discount and premium with respect to grantor trust fractional interest certificates.

      If Stripped Bond Rules Apply. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with original issue discount within the meaning of section 1273(a) of the
Internal Revenue Code. This is subject, however, to the discussion below regarding:

      o     the treatment of some stripped bonds as market discount bonds, and

      o     de minimis market discount.

      See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional
Interest Certificates-- Market Discount" below.

      The holder of a grantor trust fractional interest certificate will report interest income from its grantor trust fractional interest certificate for each month to the extent it constitutes "qualified stated interest" in accordance with its normal method of accounting. See "REMICs--Taxation of Owners of REMIC
Regular Certificates--Original Issue Discount" in this prospectus for a description of qualified stated interest.

      The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated
redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on that certificate, other than qualified stated
interest, if any, and the certificate's share of reasonable servicing fees and other expenses.

      See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional
Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of
"qualified stated interest." In general, the amount of that income that accrues in any month would equal the product of:

      o     the holder's adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in
            "--Grantor Trusts--Sales of Grantor Trust Certificates," and

      o     the yield of that grantor trust fractional interest certificate to the holder.

      The yield would be computed at the rate, that, if used to discount the holder's share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between distribution dates. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the related mortgage loans will not include any payments made with respect to any ownership interest in those mortgage

                                       176

loans retained by us, a master servicer, a special servicer, a sub-servicer or our or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses and is based generally on the method described in section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects. See
"--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

      In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

      In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

      o     a prepayment assumption determined when certificates are offered and sold hereunder, which we will disclose in the related prospectus supplement, and

      o     a constant yield computed using a representative initial offering price for each class of certificates.

      However, neither we nor any other person will make any representation that--

      o     the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate,
            or

      o     the prepayment assumption will not be challenged by the IRS on audit.

      Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

      Under Treasury regulation section 1.1286-1, some stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of that bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon:

      o     there is no original issue discount or only a de minimis amount of original issue discount, or

      o     the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

                                       177

      If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of:

      o     0.25% of the stated redemption price, and

      o     the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not
Apply" and "--Market Discount" below.

      If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder's normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

      The original issue discount, if any, on mortgage loans will equal the difference between:

      o     the stated redemption price of the mortgage loans, and

      o     their issue price.

      For a definition of "stated redemption price," see "--REMICs--Taxation of
Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of those points paid reduces the issue price.

      The stated redemption price of a mortgage loan will generally equal its principal amount. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the
REMIC discussion. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above.

      In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

      If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based generally on the method described in section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See
"--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

                                       178

      A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the total remaining stated redemption price of the underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate's allocable portion of the total original issue discount remaining to be accrued on those mortgage loans.

      The adjusted issue price of a mortgage loan on any given day equals the sum of:

      o     the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

      o     the daily portions of original issue discount for all days during the accrual period prior to that day.

      The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal:

      o     the issue price of the mortgage loan, increased by

      o     the total amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by

      o     the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

      In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

      o     a prepayment assumption determined when the certificates are offered and sold hereunder and disclosed in the related prospectus supplement, and

      o     a constant yield computed using a representative initial offering price for each class of certificates.

      However, neither we nor any other person will make any representation that--

      o     the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate, or

      o     the prepayment assumption will not be challenged by the IRS on audit.

      Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

      Market Discount. If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Internal

                                       179

Revenue Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount. A mortgage loan is considered to have been purchased at a market discount if--

      o     in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated
            redemption price, or

      o     in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

      If market discount is in excess of a de minimis amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described below, through that month that has not previously been included in income. However, the inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing. Such market discount will be accrued based generally on the method described in section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

      We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates. Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

      To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

      Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described under "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above.

      Further, under the rules described under "--REMICs--Taxation of Owners of
REMIC Regular Certificates--Market Discount" above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.

      Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under section 171 of the Internal Revenue Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should:

      o     be allocated among the payments of stated redemption price on the mortgage loan, and

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      o     be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

      It appears that a prepayment assumption should be used in computing amortization of premium allowable under section 171 of the Internal Revenue Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates based generally on the method described in section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

      Taxation of Owners of Grantor Trust Strip Certificates. The stripped coupon rules of section 1286 of the Internal Revenue Code will apply to the grantor trust strip certificates. Except as described above under "--Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If
Stripped Bond Rules Apply," no regulations or published rulings under section
1286 of the Internal Revenue Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates. Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

      The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Internal Revenue Code will be applied.

      Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on:

      o     the price paid for that grantor trust strip certificate by you, and

      o     the projected payments remaining to be made on that grantor trust strip certificate at the time of the purchase, plus

      o     an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

      Such yield will accrue based generally on the method described in section
1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

      If the method for computing original issue discount under section
1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent his or her basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under

                                       181

circumstances that are not default related. See "Risk Factors--The Investment
Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and
Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses
May Be Highly Unpredictable" above.

      The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the
IRS and certificateholders will be based on:

      o     the prepayment assumption we will disclose in the related prospectus supplement, and

      o     a constant yield computed using a representative initial offering price for each class of certificates.

      However, neither we nor any other person will make any representation that--

      o     the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or

      o     the prepayment assumption will not be challenged by the IRS on audit.

      We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

      Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

      Sales of Grantor Trust Certificates. Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below in this "--Sales of Grantor Trust Certificates" subsection. The amount recognized equals the difference between:

      o     the amount realized on the sale or exchange of a grantor trust certificate, and

      o     its adjusted basis.

      The adjusted basis of a grantor trust certificate generally will equal:

      o     its cost, increased by

      o     any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by

      o     any and all previously reported losses, amortized premium, and payments with respect to that grantor trust certificate.

      As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income realized or received by

                                       182

individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

      Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income.
Gain or loss recognized by banks and other financial institutions subject to
Section 582(c) of the Internal Revenue Code will be treated as ordinary income.

      Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of
Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

      The Internal Revenue Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

      o     entitle the holder to a specified principal amount,

      o     pay interest at a fixed or variable rate, and

      o     are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, this Section will not apply to most grantor trust certificates. However, some grantor trust certificates have no, or a disproportionately small amount of, principal and these certificates can be the subject of a constructive sale.

      Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year. This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

      Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

      o     the amount of servicing compensation received by a master servicer or special servicer, and

                                       183

      o     all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

      The reporting party will furnish comparable information to the IRS as and when required by law to do so.

      Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

      On January 24, 2006, the Treasury Department published final regulations, which establish a reporting framework for interests in "widely held fixed investment trusts" and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as a "trust"
under Treasury regulation section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to:

      o     a custodian of a person's account,

      o     a nominee, and

      o     a broker holding an interest for a customer in street name.

      The trustee, or its designated agent, will be required to calculate and provide information to requesting persons with respect to the trust in accordance with these new regulations beginning with respect to the 2007 calendar year. The trustee (or its designated agent), or the applicable middleman (in the case of interests held through a middleman), will be required to file information returns with the IRS and provide tax information statements to holders in accordance with these new regulations after December 31, 2007.

      Backup Withholding. In general, the rules described under
"--REMICs--Backup Withholding with Respect to REMIC Certificates" above will also apply to grantor trust certificates.

      Foreign Investors. In general, the discussion with respect to REMIC regular certificates under "--REMICs--Foreign Investors in REMIC Certificates"
above applies to grantor trust certificates. However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

      To the extent that interest on a grantor trust certificate would be exempt under sections 871(h)(1) and 881(c) of the Internal Revenue Code from United
States withholding tax, and the certificate is not held in connection with a certificateholder's trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

                        STATE AND OTHER TAX CONSEQUENCES

      In addition to the federal income tax consequences described in "Federal
Income Tax Consequences," potential investors should consider the state and local tax consequences concerning the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to

                                       184

describe any aspect of the tax laws of any state or other jurisdiction.
Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

GENERAL

      The Employee Retirement Income Security Act of 1974, as amended, imposes various requirements on--

      o     ERISA Plans, and

      o     persons that are fiduciaries with respect to ERISA Plans,

in connection with the investment of the assets of an ERISA Plan. For purposes of this discussion, ERISA Plans include corporate pension and profit sharing plans as well as separate accounts and collective investment funds, including as applicable, insurance company general accounts, in which other ERISA Plans are invested.

      Governmental plans and, if they have not made an election under Section
410(d) of the Internal Revenue Code, church plans are not subject to ERISA requirements. However, those plans may be subject to provisions of other applicable federal or state law that are materially similar to the provisions of
ERISA or the Internal Revenue Code discussed in this section. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, moreover, is subject to the prohibited transaction rules in Section 503 of the Internal Revenue Code.

      ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of an ERISA Plan, including--

      o     investment prudence and diversification, and

      o     compliance with the investing ERISA Plan's governing documents.

      Section 406 of ERISA also prohibits a broad range of transactions involving the assets of an ERISA Plan and a Party in Interest with respect to that ERISA Plan, unless a statutory or administrative exemption applies. Section
4975 of the Internal Revenue Code contains similar prohibitions applicable to transactions involving the assets of an I.R.C. Plan. For purposes of this discussion, Plans include ERISA Plans as well as individual retirement accounts,
Keogh plans and other I.R.C. Plans.

      The types of transactions between Plans and Parties in Interest that are prohibited include:

      o     sales, exchanges or leases of property;

      o     loans or other extensions of credit; and

      o     the furnishing of goods and services.

      Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Internal Revenue Code or a penalty imposed under Section 502(i) of ERISA, unless a

                                       185

statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected Plan for any losses realized by that Plan or profits realized by those persons. In addition, an individual retirement account involved in the prohibited transaction may be disqualified which would result in adverse tax consequences to the owner of the account.

PLAN ASSET REGULATIONS

      A Plan's investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be deemed assets of that Plan. Section 2510.3-101 of the Plan Asset Regulations, as modified by
Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the assets of that Plan include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One exception is that the equity participation in the entity by benefit plan investors, which include both Plans and some employee benefit plans not subject to ERISA or Section 4975 of the Internal Revenue Code, is not
significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons:

      1.    those with discretionary authority or control over the assets of the entity,

      2.    those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity, and

      3.    those who are affiliates of the persons described in the preceding clauses 1. and 2.

      In the case of one of our trusts, investments by us, by an underwriter, by the related trustee, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets, or by the affiliates of these persons, will be excluded.

      A fiduciary of an investing Plan is any person who--

      o     has discretionary authority or control over the management or disposition of the assets of that Plan, or

      o     provides investment advice with respect to the assets of that Plan for a fee.

      If the mortgage and other assets included in one of our trusts are Plan assets, then any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be--

      o     deemed to be a fiduciary with respect to the investing Plan, and

      o     subject to the fiduciary responsibility provisions of ERISA.

In addition, if the mortgage and other assets included in one of our trusts are
Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or Section 4975 of the Internal Revenue Code. For
example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing Plan, then the purchase by that Plan of offered certificates evidencing interests in that trust could be a prohibited loan between that Plan and the Party in Interest.

                                       186

      The Plan Asset Regulations provide that where a Plan purchases a
"guaranteed governmental mortgage pool certificate," the assets of that Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulations include in the definition of a
"guaranteed governmental mortgage pool certificate" some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae, Fannie Mae or Farmer Mac.
Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of a Plan, the underlying mortgages would not be treated as assets of that Plan. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset
Regulations.

      In addition, the acquisition or holding of offered certificates by or on behalf of a Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in
Interest with respect to an investing Plan.

      If you are the fiduciary of a Plan, you are encouraged consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates.

PROHIBITED TRANSACTION EXEMPTIONS

      If you are a Plan fiduciary, then, in connection with your deciding whether to purchase any of the offered certificates on behalf of, or with assets of, a Plan, you should consider the availability of one of the following prohibited transaction class exemptions issued by the U.S. Department of Labor:

      o     Prohibited Transaction Class Exemption 75-1, which exempts particular transactions involving Plans and broker-dealers, reporting dealers and banks;

      o     Prohibited Transaction Class Exemption 90-1, which exempts particular transactions between insurance company separate accounts and Parties in Interest;

      o     Prohibited Transaction Class Exemption 91-38, which exempts particular transactions between bank collective investment funds and
            Parties in Interest;

      o     Prohibited Transaction Class Exemption 84-14, which exempts particular transactions effected on behalf of an ERISA Plan by a
            "qualified professional asset manager;"

      o     Prohibited Transaction Class Exemption 95-60, which exempts particular transactions between insurance company general accounts and Parties in Interest; and

      o     Prohibited Transaction Class Exemption 96-23, which exempts particular transactions effected on behalf of an ERISA Plan by an
            "in-house asset manager."

      We cannot provide any assurance that any of these class exemptions will apply with respect to any particular investment by or on behalf of a Plan in any class of offered certificates. Furthermore, even if any of them were deemed to apply, that particular class exemption may not apply to all transactions that could occur in connection with the investment. The prospectus supplement with respect to the offered certificates of any series may contain additional information regarding the availability of other exemptions, with respect to those certificates.

                                       187

UNDERWRITER'S EXEMPTION

      The Department of Labor has granted to certain underwriters individual administrative exemptions from application of certain of the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code.
It is expected that Citigroup Global Markets Inc. will be the sole underwriter or the lead or co-lead managing underwriter in each underwritten offering of certificates made by this prospectus. The U.S. Department of Labor issued the
Underwriter Exemption to a predecessor in interest to Citigroup Global Markets
Inc. Subject to the satisfaction of the conditions specified in the Underwriter
Exemption, this exemption generally exempts from the application of the prohibited transaction provisions of ERISA and the Internal Revenue Code, various transactions relating to, among other things--

      o     the servicing and operation of some mortgage assets pools, such as the types of mortgage asset pools that will be included in our trusts, and

      o     the purchase, sale and holding of some certificates evidencing interests in those pools that are underwritten by Citigroup Global
            Markets Inc. or any person affiliated with Citigroup Global Markets
            Inc., such as particular classes of the offered certificates.

      Whether the conditions of the Underwriter Exemption will be satisfied as to the offered certificates of any particular class will depend on the facts and circumstances at the time the Plan acquires certificates of that class. The related prospectus supplement will state whether the Underwriter Exemption, as amended, is or may be available with respect to any offered certificates.

INSURANCE COMPANY GENERAL ACCOUNTS

      Section 401(c) of ERISA provides that the fiduciary and prohibited transaction provisions of ERISA and the Internal Revenue Code do not apply to transactions involving an insurance company general account where the assets of the general account are not Plan assets. A Department of Labor regulation issued under Section 401(c) of ERISA provides guidance for determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets are ERISA Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan assets.

      Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998, or issued to a Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the Department of Labor regulation under Section
401(c) of ERISA, may be treated as Plan assets. In addition, because Section
401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as Plan assets, invested in the separate account. If you are an insurance company and are contemplating the investment of general account assets in offered certificates, you are encouraged consult your legal counsel as to the applicability of Section 401(c) of ERISA.

INELIGIBLE PURCHASERS

      Even if an exemption is otherwise available, certificates in a particular offering generally may not be purchased with the assets of a Plan that is sponsored by or maintained by an underwriter, the depositor, the trustee, the related trust, the master servicer, the special servicer or any of their respective affiliates. Offered certificates may not be purchased with the assets of a Plan if the depositor, the trustee, the related trust fund, a

                                       188

master servicer, the special servicer, a mortgage loan seller, or any of their respective affiliates or any employees thereof: (a) has investment discretion with respect to the investment of such Plan assets; or (b) has authority or responsibility to give or regularly gives investment advice with respect to such
Plan assets for a fee, pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan assets and that such advice will be based on the particular investment needs of the Plan. A party with the discretion, authority or responsibility is described in clause (a) or (b) of the preceding sentence is a fiduciary with respect to a Plan, and any such purchase might result in a "prohibited transaction" under ERISA and the Internal Revenue Code.

CONSULTATION WITH COUNSEL

If you are a fiduciary for or any other person investing assets of a Plan and you intend to purchase offered certificates on behalf of or with assets of that
Plan, you should:

      o     consider your general fiduciary obligations under ERISA, and

      o     consult with your legal counsel as to--

            1.    the potential applicability of ERISA and Section 4975 of the
                  Internal Revenue Code to that investment, and

            2.    the availability of any prohibited transaction exemption in connection with that investment.

TAX EXEMPT INVESTORS

      A Plan that is exempt from federal income taxation under Section 501 of the Internal Revenue Code will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Internal Revenue Code. All excess inclusions of a REMIC allocated to a REMIC residual certificate held by a tax-exempt Plan will be considered unrelated business taxable income and will be subject to federal income tax.

      See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC
Residual Certificates--Excess Inclusions" in this prospectus.

                                LEGAL INVESTMENT

      If and to the extent specified in the related prospectus supplement, certain classes of the offered certificates of any series will constitute mortgage related securities for purposes of the Secondary Mortgage Market
Enhancement Act of 1984, as amended.

      Generally, the only classes of offered certificates that will qualify as
"mortgage related securities" will be those that: (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of offered certificates not qualifying as "mortgage related securities" for purposes of SMMEA under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such certificates, may be subject to significant interpretive uncertainties. All investors whose

                                       189

investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities are encouraged consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for them.

      "Mortgage related securities" are legal investments for persons, trusts, corporations, partnerships, associations, statutory trusts, and business entities, including depository institutions, insurance companies, trustees and pension funds--

      o     that are created or existing under the laws of the United States or any state, including the District of Columbia and Puerto Rico, and

      o     whose authorized investments are subject to state regulations,

to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities are legal investments for those entities.

      Under SMMEA, a number of states enacted legislation, on or prior to the
October 3, 1991 cut-off for those enactments, limiting to various extents the ability of some entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

      SMMEA also amended the legal investment authority of federally chartered depository institutions as follows:

      o     federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities"
            without limitation as to the percentage of their assets represented by those securities; and

      o     federal credit unions may invest in "mortgage related securities"
            and national banks may purchase "mortgage related securities" for their own account without regard to the limitations generally applicable to investment securities prescribed in 12 U.S.C. ss. 24
            (Seventh),

subject in each case to the regulations that the applicable federal regulatory authority may prescribe.

      Effective December 31, 1996, the OCC amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus, but subject to compliance with certain general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. Section 1.5, some "Type IV securities", which are defined in 12 C.F.R. Section 1.2(m) to include certain commercial mortgage-related securities and residential mortgage-related securities. As defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, a

                                       190

"mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security", it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors,"
we make no representation as to whether any class of offered certificates will qualify as "commercial mortgage-related securities", and thus as "Type IV securities", for investment by national banks.

      The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" (other than stripped mortgage related securities, unless the credit union complies with the requirements of 12 C.F.R. Section 703.16 for investing in those securities, residual interests in mortgage related securities and commercial mortgage related securities) under limited circumstances, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R. ss.
703.19 may be able to invest in those prohibited forms of securities, while
"RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. ss. 742.4(b)(2).

      The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of
Interest Rate Risk, Investment Securities, and Derivatives Activities," and
Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities,"
which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

      All depository institutions considering an investment in the offered certificates are encouraged review the "Supervisory Policy Statement on
Investment Securities and End-User Derivatives Activities" of the Federal
Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the FDIC, the OCC and the OTS
effective May 26, 1998, and by the NCUA effective October 1, 1998. That statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational
(transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products used for investment purposes.

      Investors whose investment activities are subject to regulation by federal or state authorities are encouraged review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

      The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions that may restrict or prohibit investment in securities that are not
"interest-bearing" or "income-paying," and, with regard to any offered certificates issued in book-entry form, provisions that may restrict or prohibit investments in securities that are issued in book-entry form.

      Except as to the status of some classes as "mortgage related securities,"
we make no representations as to the proper characterization of any class of offered certificates for legal investment, financial institution regulatory or other purposes. Also, we make no representations as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the certificates) may adversely affect the liquidity of any class of offered certificates. Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by

                                       191

regulatory authorities, you are encouraged consult with your legal advisors in determining whether and to what extent--

      o     the offered certificates of any class and series constitute legal investments or are subject to investment, capital or other restrictions; and

      o     if applicable, SMMEA has been overridden in any jurisdiction relevant to you.

                                 USE OF PROCEEDS

      Unless otherwise specified in the related prospectus supplement, the net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to cover expenses related to that purchase and the issuance of those certificates. We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

                             METHOD OF DISTRIBUTION

      The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described in the next paragraph. The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.

      We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. The methods are as follows:

      1.    by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

      2.    by placements by us with institutional investors through dealers;
            and

      3.    by direct placements by us with institutional investors.

      In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates. Furthermore, the related trust assets for any series of offered certificates may include other securities, the offering of which was registered under the registration statement of which this prospectus is a part.

      If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account. These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a

                                       192

particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

      Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions.
Underwriters and dealers participating in the payment of the offered certificates may be deemed to be underwriters in connection with those certificates. In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act.

      It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that--

      o     the obligations of the underwriters will be subject to various conditions precedent,

      o     the underwriters will be obligated to purchase all the certificates if any are purchased, other than in connection with an underwriting on a best efforts basis, and

      o     in limited circumstances, we will indemnify the several underwriters and the underwriters will indemnify us against civil liabilities relating to disclosure in our registration statement, this prospectus or any of the related prospectus supplements, including liabilities under the Securities Act, or will contribute to payments required to be made with respect to any liabilities.

      The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

      We anticipate that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be
"underwriters" within the meaning of the Securities Act, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates are encouraged consult with their legal advisors in this regard prior to any reoffer or sale.

      It is expected that Citigroup Global Markets Inc. will be the sole underwriter or the lead or co-lead managing underwriter in each underwritten offering of certificates made by this prospectus. Citigroup Global Markets Inc.
is our affiliate and an affiliate of CGMRC.

                                  LEGAL MATTERS

      Unless otherwise specified in the related prospectus supplement, particular legal matters in connection with the certificates of each series, including some federal income tax consequences, will be passed upon for us by--

      o     Thacher Proffitt & Wood LLP; or

      o     Sidley Austin LLP

                                       193

                              FINANCIAL INFORMATION

      A new trust will be formed with respect to each series of offered certificates. None of those trusts will engage in any business activities or have any assets or obligations prior to the issuance of the related series of offered certificates. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement. We have determined that our financial statements will not be material to the offering of any offered certificates.

                                     RATING

      It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade. We will, in the related prospectus supplement, with respect to each class of offered certificates, identify the applicable rating agency or agencies and specify the minimum rating(s) that must be assigned thereto.

      Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of any third-party credit enhancer. The rating(s) on a class of offered certificates will not represent any assessment of--

      o     whether the price paid for those certificates is fair;

      o     whether those certificates are a suitable investment for any particular investor;

      o     the tax attributes of those certificates or of the related trust;

      o     the yield to maturity or, if they have principal balances, the average life of those certificates;

      o     the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

      o     the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

      o     whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

      o     the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

      o     if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

                                       194

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                       195

                                    GLOSSARY

      The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus.

      "ADA" means the Americans with Disabilities Act of 1990, as amended.

      "CERCLA" means the federal Comprehensive Environmental Response,
Compensation and Liability Act of 1980, as amended.

      "Clearstream" means Clearstream Banking Luxembourg.

      "Committee Report" means the Conference Committee Report accompanying the
Tax Reform Act of 1986.

      "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans.

      "Disqualified Organization" means:

      o     the United States,

      o     any State or political subdivision of the United States,

      o     any foreign government,

      o     any international organization,

      o     any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Internal
            Revenue Code or the Freddie Mac,

      o     any organization, other than a cooperative described in Section 521 of the Internal Revenue Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Internal Revenue Code, or

      o     any organization described in Section 1381(a)(2)(C) of the Internal
            Revenue Code.

      "DRA" means the Deficit Reduction Act of 2006.

      "DTC" means The Depository Trust Company.

      "Electing Large Partnership" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Internal Revenue Code, except for some service partnerships and commodity pools.

      "EPA" means the Environmental Protection Agency.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

                                       196

      "ERISA Plan" means any employee benefit plan or other retirement plan that is subject to the fiduciary responsibility provisions of ERISA.

      "ECSPLC" means Euroclear Clearance System Public Limited Company.

      "Euroclear Operator" means Euroclear Bank, S.A./N.V., as operator of the
Euroclear System, or any successor entity in that capacity.

      "Euroclear Terms and Conditions" means the Terms and Conditions Governing
Use of Euroclear and the related Operating Procedures of the Euroclear System and, to the extent that it applies to the operation of the Euroclear System,
Belgian law.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Fannie Mae" means the Federal National Mortgage Association.

      "Farmer Mac" means the Federal Agricultural Mortgage Corporation.

      "FASB 140" means the Financial Accounting Standards Board's Statement No.
140, entitled "Accounting for Transfers and Servicing of Financial Assets and
Extinguishment of Liabilities," issued in September 2002.

      "FDIC" means the Federal Deposit Insurance Corporation.

      "Financial Intermediary" means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

      "Freddie Mac" means the Federal Home Loan Mortgage Corporation.

      "Ginnie Mae" means the Government National Mortgage Association.

      "Governing Document" means the pooling and servicing agreement or other similar agreement or collection of agreements, which governs the issuance of a series of offered certificates.

      "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

      "I.R.C. Plan" means a plan, arrangement or account that is subject to
Section 4975 of the Internal Revenue Code, including individual retirement accounts and certain Keogh plans.

      "IRS" means the Internal Revenue Service.

      "Lender Liability Act" means the Asset Conservation Lender Liability and
Deposit Insurance Act of 1996, as amended.

      "Net Income From Foreclosure Property" means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.

      "NCUA" means the National Credit Union Administration.

      "OCC" means the Office of the Comptroller of the Currency.

                                       197

      "OTS" means the Office of Thrift Supervision.

      "Party in Interest" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" within the meaning of Section
4975 of the Internal Revenue Code.

      "Pass-Through Entity" means any:

      o     regulated investment company,

      o     real estate investment trust,

      o     trust,

      o     partnership, or

      o     other entities described in Section 860E(e)(6) of the Internal
            Revenue Code.

      "Plan" means an ERISA Plan or an I.R.C. Plan.

      "Plan Asset Regulations" means the regulations of the U.S. Department of
Labor promulgated under ERISA describing what constitutes the assets of a Plan.

      "PTE" means a Prohibited Transaction Exemption issued by the U.S.
Department of Labor.

      "RCRA" means the federal Resource Conservation and Recovery Act.

      "REIT" means a real estate investment trust within the meaning of Section
856(a) of the Internal Revenue Code.

      "Relief Act" means the Servicemembers Civil Relief Act.

      "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and
Sections 860A through 860G of the Internal Revenue Code.

      "Safe Harbor Regulations" means the final Treasury regulations issued on
July 18, 2002.

      "SEC" means the Securities and Exchange Commission.

      "Securities Act" means the Securities Act of 1933, as amended

      "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as
amended.

      "SPA" means standard prepayment assumption.

      "Title V" means Title V of the Depository Institutions Deregulation and
Monetary Control Act of 1980.

      "Treasury Department" means the United States Department of the Treasury.

      "UCC" means, for any jurisdiction, the Uniform Commercial Code as in effect in that jurisdiction.

                                       198

      "Underwriter Exemption" means Prohibited Transaction Exemption 91-23, as amended by Prohibited Transaction Exemption 97-34, Prohibited Transaction
Exemption 2000-58 and Prohibited Transaction Exemption 2002-41.

      "U.S. Person" means:

      o     a citizen or resident of the United States;

      o     a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

      o     an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

      o     a trust as to which--

            1.    a court in the United States is able to exercise primary
                  supervision over the administration of the trust, and

            2.    one or more United States persons have the authority to
                  control all substantial decisions of the trust.

      In addition, to the extent provided in the Treasury Regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

      "USA Patriot Act" means the Uniting and Strengthening America by Providing
Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

                                       199

IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING BASE PROSPECTUS	S-7
NOTICE TO NON-U.S. INVESTORS	S-7
EUROPEAN ECONOMIC AREA	S-7
SUMMARY OF PROSPECTUS SUPPLEMENT	S-8
RISK FACTORS	S-56
CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT	S-84
FORWARD-LOOKING STATEMENTS	S-84
DESCRIPTION OF THE MORTGAGE POOL	S-84
TRANSACTION PARTICIPANTS	S-165
AFFILIATIONS AND CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	S-194
THE SERIES CD 2007-CD4 POOLING AND SERVICING AGREEMENT	S-194
SERVICING OF THE ALA MOANA PORTFOLIO MORTGAGE LOAN	S-243
SERVICING OF THE MALL OF AMERICA MORTGAGE LOAN	S-246
SERVICING OF THE DB AMERICOLD PORTFOLIO MORTGAGE LOAN	S-248
SERVICING OF THE JQH HOTEL PORTFOLIO B-NOTE MORTGAGE LOAN	S-250
DESCRIPTION OF THE OFFERED CERTIFICATES	S-252
YIELD AND MATURITY CONSIDERATIONS	S-293
LEGAL PROCEEDINGS	S-301
USE OF PROCEEDS	S-301
FEDERAL INCOME TAX CONSEQUENCES	S-301
ERISA CONSIDERATIONS	S-305
LEGAL INVESTMENT	S-309
METHOD OF DISTRIBUTION	S-310
LEGAL MATTERS	S-313
RATINGS	S-313
GLOSSARY	S-315
ANNEX A-1—CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS AND THE MORTGAGED REAL PROPERTIES	A-1-1
ANNEX A-2—SUMMARY CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS AND THE MORTGAGED REAL PROPERTIES	A-2-1
ANNEX A-3—SUMMARY CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS IN LOAN GROUP NO. 1 AND THE RELATED MORTGAGED REAL PROPERTIES	A-3-1
ANNEX A-4—SUMMARY CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS IN LOAN GROUP NO. 2 AND THE RELATED MORTGAGED REAL PROPERTIES	A-4-1
ANNEX A-5—CHARACTERISTICS OF THE MULTIFAMILY, MANUFACTURED HOUSING COMMUNITY AND MIXED USE MORTGAGED REAL PROPERTIES	A-5-1
ANNEX B—DESCRIPTION OF FIFTEEN LARGEST MORTGAGE LOANS AND/OR GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS	B-1
ANNEX C-1—YIELD TABLES	C-1
ANNEX C-2—DECREMENT TABLES	C-2
ANNEX D—FORM OF DISTRIBUTION DATE STATEMENT	D-1
ANNEX E—CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE	E-1
ANNEX F—REFERENCE RATE SCHEDULE	F-1
ANNEX G—CLASS XP TOTAL NOTIONAL AMOUNT	G-1
ANNEX H—GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES	H-1
ANNEX I—JQH HOTEL PORTFOLIO B-NOTE MORTGAGE LOAN AMORTIZATION SCHEDULE	I-I

Until June 14, 2007, all dealers that effect transactions in the offered certificates, whether or not participating in this offering, may be required to deliver this prospectus supplement and the accompanying base prospectus. This delivery requirement is in addition to the obligation of dealers to deliver this prospectus supplement and the accompanying base prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

$6,081,077,000
(Approximate)

CD 2007-CD4 Commercial
Mortgage Trust

Commercial Mortgage Pass-Through
Certificates, Series CD 2007-CD4

Class A-1, Class A-2A,
Class A-2B, Class A-3,
Class A-SB, Class A-4,
Class A-1A, Class A-MFX,
Class A-J, Class B,
Class C, Class D,
Class E, Class F and Class XP

PROSPECTUS SUPPLEMENT

Citigroup
Deutsche Bank Securities
LaSalle Financial Services, Inc.
PNC Capital Markets LLC
RBC Capital Markets

March 14, 2007

     The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is "CD
2007-CD4 Annex A.xls," a Microsoft Excel(1) spreadsheet. The file provides, in electronic format, some of the statistical information that appears under the caption "Description of the Mortgage Pool" in, and on Annexes A-1 and A-5 to,
this prospectus supplement. Capitalized terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and the accompanying base prospectus in its entirety prior to accessing the spreadsheet file.

----------
(1)  Microsoft Excel is a registered trademark of Microsoft Corporation.